GS MORTGAGE SECURITIES CORP.,
Depositor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Master Servicer,

OCWEN LOAN SERVICING, LLC,
Servicer,

AVELO MORTGAGE, L.L.C.,
Servicer,

SPECIALIZED LOAN SERVICING LLC,
Servicer,

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee and Supplemental Interest Trust Trustee,

and

U.S. BANK NATIONAL ASSOCIATION,
Custodian

_____________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of February 1, 2007

_____________________________________________

GSAA HOME EQUITY TRUST 2007-S1

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2007-S1

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01	Definitions
ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES
Section 2.01	Conveyance of Mortgage Loans
Section 2.02	Acceptance by the Trustee and the Custodian of the Mortgage Loans
Section 2.03	Representations, Warranties and Covenants of the Servicers and the Custodian
Section 2.04	[Reserved].
Section 2.05	Execution and Delivery of Certificates
Section 2.06	REMIC Matters
Section 2.07	Representations and Warranties of the Depositor
Section 2.08	Enforcement of Purchaser and Responsible Party Obligations.
Section 2.09	Purposes and Powers of the Trust
ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
Section 3.01	Servicers to Service Mortgage Loans
Section 3.02	Subservicing Agreements between the Related Servicer and Subservicers.
Section 3.03	Successor Subservicers
Section 3.04	Liability of the Servicer
Section 3.05	No Contractual Relationship between Subservicers, the Trustee and the Master Servicer
Section 3.06	Assumption or Termination of Subservicing Agreements by the Master Servicer
Section 3.07	Collection of Certain Mortgage Loan Payments
Section 3.08	Subservicing Accounts
Section 3.09	[Reserved].
Section 3.10	Collection Accounts.
Section 3.11	Withdrawals from the Collection Account
Section 3.12	Investment of Funds in the Collection Account, Master Servicer Collection Account and the Distribution Account.
Section 3.13	Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage
Section 3.14	Enforcement of Due-on-Sale Clauses; Assumption Agreements
Section 3.15	Realization upon Defaulted Mortgage Loans
Section 3.16	Release of Mortgage Files
Section 3.17	Title, Conservation and Disposition of REO Property.
Section 3.18	[Reserved].
Section 3.19	Access to Certain Documentation and Information Regarding the Mortgage Loans
Section 3.20	Documents, Records and Funds in Possession of the Servicers to Be Held for the Trustee
Section 3.21	Servicing Compensation.
Section 3.22	Annual Statement as to Compliance
Section 3.23	Assessments of Compliance and Attestation Reports
Section 3.24	[Reserved.]
Section 3.25	Compensating Interest
Section 3.26	Credit Reporting; Gramm-Leach-Bliley Act
Section 3.27	Excess Reserve Fund Accounts; Distribution Accounts
Section 3.28	Optional Purchase of Delinquent Mortgage Loans
Section 3.29	Master Servicer to Act as Servicer
Section 3.30	Transfer of Servicing for Certain Mortgage Loans.
ARTICLE IV DISTRIBUTIONS AND ADVANCES BY THE SERVICERS
Section 4.01	Advances
Section 4.02	Priorities of Distribution
Section 4.03	[Reserved].
Section 4.04	Monthly Statements
Section 4.05	Certain Matters Relating to the Determination of LIBOR
Section 4.06	Allocation of Realized Losses
Section 4.07	Distributions on the REMIC Regular Interests.
Section 4.08	Supplemental Interest Trust
Section 4.09	Tax Treatment of Swap Payments and Swap Termination Payments.
ARTICLE V THE CERTIFICATES
Section 5.01	The Certificates
Section 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates
Section 5.04	Persons Deemed Owners
Section 5.05	Access to List of Certificateholders’ Names and Addresses
Section 5.06	Maintenance of Office or Agency
ARTICLE VI THE DEPOSITOR AND THE SERVICERS
Section 6.01	Respective Liabilities of the Depositor and the Servicers
Section 6.02	Merger or Consolidation of the Depositor or the Servicers
Section 6.03	Limitation on Liability of the Depositor, the Servicers and Others
Section 6.04	Limitation on Resignation of the Related Servicer
Section 6.05	Additional Indemnification by the Servicers; Third Party Claims.
ARTICLE VII DEFAULT
Section 7.01	Events of Default
Section 7.02	Master Servicer to Act; Appointment of Successor Servicer
Section 7.03	Notification to Certificateholders
ARTICLE VIII CONCERNING THE TRUSTEE
Section 8.01	Duties of the Trustee
Section 8.02	Certain Matters Affecting the Trustee and the Custodian
Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans
Section 8.04	Trustee May Own Certificates
Section 8.05	Trustee’s Fees and Expenses
Section 8.06	Eligibility Requirements for the Trustee
Section 8.07	Resignation and Removal of the Trustee
Section 8.08	Successor Trustee
Section 8.09	Merger or Consolidation of the Trustee
Section 8.10	Appointment of Co-Trustee or Separate Trustee
Section 8.11	Tax Matters
Section 8.12	Periodic Filings
Section 8.13	Tax Classification of the Excess Reserve Fund Account
Section 8.14	Custodian Responsibilities.
Section 8.15	Limitations on Custodial Responsibilities.
Section 8.16	Claims on the Policy; Policy Payments Account.
ARTICLE IX ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER
Section 9.01	Duties of the Master Servicer; Enforcement of Servicers’ Obligations
Section 9.02	Maintenance of Fidelity Bond and Errors and Omissions Insurance
Section 9.03	Representations and Warranties of the Master Servicer
Section 9.04	Master Servicer Events of Default
Section 9.05	Waiver of Default
Section 9.06	Successor to the Master Servicer
Section 9.07	Compensation of the Master Servicer
Section 9.08	Merger or Consolidation
Section 9.09	Resignation of the Master Servicer
Section 9.10	Assignment or Delegation of Duties by the Master Servicer
Section 9.11	Limitation on Liability of the Master Servicer
Section 9.12	Master Servicer Collection Account.
Section 9.13	Permitted Withdrawals From the Master Servicer Collection Account.
Section 9.14	Indemnification; Third Party Claims
ARTICLE X TERMINATION
Section 10.01	Termination upon Liquidation or Purchase of the Related Mortgage Loans
Section 10.02	Final Distribution on the Certificates
Section 10.03	Additional Termination Requirements
ARTICLE XI MISCELLANEOUS PROVISIONS
Section 11.01	Amendment
Section 11.02	Recordation of Agreement; Counterparts
Section 11.03	Governing Law
Section 11.04	Intention of Parties
Section 11.05	Notices
Section 11.06	Severability of Provisions
Section 11.07	Assignment; Sales; Advance Facilities.
Section 11.08	Limitation on Rights of Certificateholders
Section 11.09	Inspection and Audit Rights
Section 11.10	Certificates Nonassessable and Fully Paid
Section 11.11	[Reserved].
Section 11.12	Waiver of Jury Trial
Section 11.13	Limitation of Damages
Section 11.14	Third Party Rights
Section 11.15	No Solicitation
Section 11.16	Regulation AB Compliance; Intent of the Parties; Reasonableness

SCHEDULES
Schedule I	Mortgage Loan Schedule
Schedule II-A	Representations and Warranties of Ocwen, as a Servicer
Schedule II-B	Representations and Warranties of Avelo, as a Servicer
Schedule II-C	Representations and Warranties of SLS, as a Servicer
Schedule II-D	Representations and Warranties of U.S. Bank National Association, as Custodian
Schedule III	Class A-IO Notional Amounts
EXHIBITS
Exhibit A-1	Form of Class A Certificates
Exhibit B	Form of Class P Certificate
Exhibit C	Form of Class R Certificate
Exhibit D-1	Form of Class X Certificate
Exhibit D-2	Form of Class X-1 Certificate
Exhibit E-1	Form of Initial Certification of Trustee
Exhibit E-2	Form of Initial Certification of Custodian
Exhibit F-1	Form of Document Certification and Exception Report of Trustee
Exhibit F-2	Form of Document Certification and Exception Report of Custodian
Exhibit G	Form of Residual Transfer Affidavit
Exhibit H	Form of Transferor Certificate
Exhibit I-1	Form of Rule 144A Letter
Exhibit I-2	Form of Investment Letter (Non Rule 144A)
Exhibit J	Form of Request for Release
Exhibit K	Contents of Each Mortgage File
Exhibit L	[Reserved]
Exhibit M	Form of Certification to be provided with Form 10-K
Exhibit N	Form of Trustee Certification to be provided to Depositor
Exhibit O-1	Form of Servicer Certification to be provided to Depositor
Exhibit O-2	Form of Master Servicer Certification to be provided to Depositor
Exhibit P	Form of Power of Attorney
Exhibit Q-1	M&T Agreements
Exhibit Q-2	GreenPoint Agreements
Exhibit Q-3	Irwin Agreements
Exhibit Q-4	Impac Agreements
Exhibit Q-5	Accredited Agreements
Exhibit Q-6	New Century Agreements
Exhibit R	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit S	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit T	Interest Rate Swap Agreement
Exhibit U	Representations and Warranties Agreement
Exhibit V	Form of Additional Disclosure Notification
Exhibit W	Financial Guaranty Insurance Policy

THIS POOLING AND SERVICING AGREEMENT, dated as of February 1, 2007, is among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (the “Master Servicer”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company, as a servicer of certain Mortgage Loans (“Ocwen”), AVELO MORTGAGE, L.L.C., a Delaware limited liability company, as a servicer of certain Mortgage Loans (“Avelo”), SPECIALIZED LOAN SERVICING LLC, a Delaware limited liability company, as a servicer of certain Mortgage Loans (“SLS” and, together with Ocwen and Avelo, the “Servicers”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”) and as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as custodian with respect to certain Mortgage Loans (the “Custodian”).

W I T N E S S E T H:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest of the Trust Fund created hereunder. The Trust Fund will consist of a pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

REMIC I

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the related Prepayment Premiums, the Interest Rate Swap Agreement, the Supplemental Interest Trust, the Supplemental Interest Trust Account and the Excess Reserve Fund Account) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-1 Interest will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	REMIC I Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)
I	Variable(2)	$22,047,782.32	February 25, 2037
I-1-A	Variable(2)	$4,288,317.00	February 25, 2037
I-1-B	Variable(2)	$4,288,317.00	February 25, 2037
I-2-A	Variable(2)	$4,530,621.00	February 25, 2037
I-2-B	Variable(2)	$4,530,621.00	February 25, 2037
I-3-A	Variable(2)	$4,752,994.50	February 25, 2037
I-3-B	Variable(2)	$4,752,994.50	February 25, 2037
I-4-A	Variable(2)	$4,954,460.00	February 25, 2037
I-4-B	Variable(2)	$4,954,460.00	February 25, 2037
I-5-A	Variable(2)	$5,133,486.00	February 25, 2037
I-5-B	Variable(2)	$5,133,486.00	February 25, 2037
I-6-A	Variable(2)	$5,171,966.50	February 25, 2037
I-6-B	Variable(2)	$5,171,966.50	February 25, 2037
I-7-A	Variable(2)	$5,196,666.00	February 25, 2037
I-7-B	Variable(2)	$5,196,666.00	February 25, 2037
I-8-A	Variable(2)	$5,137,526.00	February 25, 2037
I-8-B	Variable(2)	$5,137,526.00	February 25, 2037
I-9-A	Variable(2)	$4,918,973.00	February 25, 2037
I-9-B	Variable(2)	$4,918,973.00	February 25, 2037
I-10-A	Variable(2)	$4,700,564.00	February 25, 2037
I-10-B	Variable(2)	$4,700,564.00	February 25, 2037
I-11-A	Variable(2)	$4,490,729.00	February 25, 2037
I-11-B	Variable(2)	$4,490,729.00	February 25, 2037
I-12-A	Variable(2)	$4,290,249.00	February 25, 2037
I-12-B	Variable(2)	$4,290,249.00	February 25, 2037
I-13-A	Variable(2)	$4,098,709.00	February 25, 2037
I-13-B	Variable(2)	$4,098,709.00	February 25, 2037
I-14-A	Variable(2)	$3,915,709.50	February 25, 2037
I-14-B	Variable(2)	$3,915,709.50	February 25, 2037
I-15-A	Variable(2)	$3,740,870.50	February 25, 2037
I-15-B	Variable(2)	$3,740,870.50	February 25, 2037
I-16-A	Variable(2)	$3,573,827.50	February 25, 2037
I-16-B	Variable(2)	$3,573,827.50	February 25, 2037
I-17-A	Variable(2)	$3,414,234.50	February 25, 2037
I-17-B	Variable(2)	$3,414,234.50	February 25, 2037
I-18-A	Variable(2)	$3,261,759.00	February 25, 2037
I-18-B	Variable(2)	$3,261,759.00	February 25, 2037
I-19-A	Variable(2)	$3,116,084.50	February 25, 2037
I-19-B	Variable(2)	$3,116,084.50	February 25, 2037
I-20-A	Variable(2)	$2,976,906.50	February 25, 2037
I-20-B	Variable(2)	$2,976,906.50	February 25, 2037
I-21-A	Variable(2)	$2,843,937.00	February 25, 2037
I-21-B	Variable(2)	$2,843,937.00	February 25, 2037
I-22-A	Variable(2)	$2,716,899.00	February 25, 2037
I-22-B	Variable(2)	$2,716,899.00	February 25, 2037
I-23-A	Variable(2)	$2,595,527.50	February 25, 2037
I-23-B	Variable(2)	$2,595,527.50	February 25, 2037
I-24-A	Variable(2)	$2,479,571.00	February 25, 2037
I-24-B	Variable(2)	$2,479,571.00	February 25, 2037
I-25-A	Variable(2)	$2,368,787.50	February 25, 2037
I-25-B	Variable(2)	$2,368,787.50	February 25, 2037
I-26-A	Variable(2)	$2,262,947.00	February 25, 2037
I-26-B	Variable(2)	$2,262,947.00	February 25, 2037
I-27-A	Variable(2)	$2,161,829.00	February 25, 2037
I-27-B	Variable(2)	$2,161,829.00	February 25, 2037
I-28-A	Variable(2)	$2,065,222.50	February 25, 2037
I-28-B	Variable(2)	$2,065,222.50	February 25, 2037
I-29-A	Variable(2)	$1,972,926.50	February 25, 2037
I-29-B	Variable(2)	$1,972,926.50	February 25, 2037
I-30-A	Variable(2)	$1,884,750.50	February 25, 2037
I-30-B	Variable(2)	$1,884,750.50	February 25, 2037
I-31-A	Variable(2)	$1,800,508.00	February 25, 2037
I-31-B	Variable(2)	$1,800,508.00	February 25, 2037
I-32-A	Variable(2)	$1,720,026.50	February 25, 2037
I-32-B	Variable(2)	$1,720,026.50	February 25, 2037
I-33-A	Variable(2)	$1,643,137.00	February 25, 2037
I-33-B	Variable(2)	$1,643,137.00	February 25, 2037
I-34-A	Variable(2)	$1,569,678.50	February 25, 2037
I-34-B	Variable(2)	$1,569,678.50	February 25, 2037
I-35-A	Variable(2)	$1,499,500.00	February 25, 2037
I-35-B	Variable(2)	$1,499,500.00	February 25, 2037
I-36-A	Variable(2)	$1,432,453.50	February 25, 2037
I-36-B	Variable(2)	$1,432,453.50	February 25, 2037
I-37-A	Variable(2)	$44,040.50	February 25, 2037
I-37-B	Variable(2)	$44,040.50	February 25, 2037
I-38-A	Variable(2)	$892,204.50	February 25, 2037
I-38-B	Variable(2)	$892,204.50	February 25, 2037
I-39-A	Variable(2)	$852,288.00	February 25, 2037
I-39-B	Variable(2)	$852,288.00	February 25, 2037
I-40-A	Variable(2)	$814,154.50	February 25, 2037
I-40-B	Variable(2)	$814,154.50	February 25, 2037
I-41-A	Variable(2)	$777,723.00	February 25, 2037
I-41-B	Variable(2)	$777,723.00	February 25, 2037
I-42-A	Variable(2)	$742,920.50	February 25, 2037
I-42-B	Variable(2)	$742,920.50	February 25, 2037
I-43-A	Variable(2)	$709,671.50	February 25, 2037
I-43-B	Variable(2)	$709,671.50	February 25, 2037
I-44-A	Variable(2)	$677,917.00	February 25, 2037
I-44-B	Variable(2)	$677,917.00	February 25, 2037
I-45-A	Variable(2)	$647,572.00	February 25, 2037
I-45-B	Variable(2)	$647,572.00	February 25, 2037
I-46-A	Variable(2)	$618,583.00	February 25, 2037
I-46-B	Variable(2)	$618,583.00	February 25, 2037
I-47-A	Variable(2)	$590,890.00	February 25, 2037
I-47-B	Variable(2)	$590,890.00	February 25, 2037
I-48-A	Variable(2)	$564,433.50	February 25, 2037
I-48-B	Variable(2)	$564,433.50	February 25, 2037
I-49-A	Variable(2)	$539,160.00	February 25, 2037
I-49-B	Variable(2)	$539,160.00	February 25, 2037
I-50-A	Variable(2)	$515,016.00	February 25, 2037
I-50-B	Variable(2)	$515,016.00	February 25, 2037
I-51-A	Variable(2)	$491,950.50	February 25, 2037
I-51-B	Variable(2)	$491,950.50	February 25, 2037
I-52-A	Variable(2)	$470,416.00	February 25, 2037
I-52-B	Variable(2)	$470,416.00	February 25, 2037
I-53-A	Variable(2)	$449,342.00	February 25, 2037
I-53-B	Variable(2)	$449,342.00	February 25, 2037
I-54-A	Variable(2)	$9,115,652.50	February 25, 2037
I-54-B	Variable(2)	$9,115,652.50	February 25, 2037
___________________________

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I-A Remittance Rate” herein.

REMIC II

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-2 Interest will evidence the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

Designation	REMIC II Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)
I	Variable(2)	$ 183,782,360.32	February 25, 2037
IO-1	Variable(2)	$ 20,234,000.00	February 25, 2037
IO-2	Variable(2)	$ 49,460,000.00	February 25, 2037
IO-3	Variable(2)	$ 26,979,000.00	February 25, 2037
IO-4	Variable(2)	$ 4,496,000.00	February 25, 2037
IO-5	Variable(2)	$ 2,698,000.00	February 25, 2037
IO-6	Variable(2)	$ 10,791,000.00	February 25, 2037
SWAP-IO	Variable(2)	N/A(3)	February 25, 2037
___________________________

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC II Remittance Rate” herein.

(3)	REMIC II Regular Interest SWAP-IO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

REMIC III

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” The Class R-3 Interest will evidence the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC III Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC III Regular Interests (as defined herein). None of the REMIC III Regular Interests will be certificated.

Designation	REMIC III Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)
AA	Variable(2)	$ 292,471,553.11	February 25, 2037
A1	Variable(2)	$ 2,772,510.00	February 25, 2037
ZZ	Variable(2)	$ 3,196,297.21	February 25, 2037
A-IO	Variable(2)	N/A(3)	February 25, 2037
SWAP-IO	Variable(2)	N/A(3)	February 25, 2037
___________________________

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC III Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC III Remittance Rate” herein.

(3)	REMIC III Regular Interest A-IO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

(4)	REMIC III Regular Interest SWAP-IO will not have an Uncertificated Balance, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest SWAP-IO.

REMIC IV

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC III Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV.” The Class R-4 Interest will evidence the sole class of “residual interests” in REMIC IV for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Classes of Certificates. The Trust Fund will also issue the Class X-1 Certificates and the Class P Certificates, which will not be issued by any REMIC created hereunder.

Designation	Pass-Through Rate	Initial Aggregate Certificate Balance	Latest Possible Maturity Date (1)
Class A-1	Variable(2)	$ 277,251,000.00	February 25, 2037
Class A-IO	Variable(2)	N/A(3)	February 25, 2037
Class X	Variable(2)	$ 21,189,360.32 (4)	February 25, 2037
Class IO Interest	(5)	N/A(6)	February 25, 2037
_________________

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.

(3)	The Class A-IO Certificates will not have a Certificate Balance, but will accrue interest on their Notional Amount, as defined herein.

(4)
The Class X Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class X Certificates outstanding from time to time which shall equal the Uncertificated Balance of the REMIC III Regular Interests (other than REMIC III Regular Interest A-IO and REMIC III Regular Interest SWAP-IO). The Class X Certificates will not accrue interest on their Certificate Balance.

(5)	The Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest SWAP-IO.

(6)	The Class IO Interest will not have a Certificate Balance, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest SWAP-IO.

As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance equal to $298,440,360.32.

The minimum denomination for the Class A-1 Certificates will be $25,000 initial Certificate Balance with integral multiples of $1 in excess thereof. The minimum denomination for the Class A-IO Certificates will be $25,000 initial Class A-IO Notional Amount with integral multiples of $1 in excess thereof. The minimum denomination for (a) the Class R Certificates will be a 100% Percentage Interest in such Class and (b) the Class P Certificates and Class X Certificates will be a 1% Percentage Interest in each such Class. The Class X-1 Certificates will be issued as a single Certificate and will not have a Class Certificate Balance.

It is expected that each Class of Class A Certificates will receive its final distribution of principal and interest on or prior to the related Final Scheduled Distribution Date.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates	Class A Certificates.
Class A Certificates	Class A-1 Certificates and Class A-IO Certificates.
Fixed Certificates	Class A-IO Certificates.
LIBOR Certificates	Class A-1 Certificates.
Offered Certificates	Class A Certificates.
Physical Certificates	Class X, Class X-1, Class P and Class R Certificates.
Private Certificates	Class X, Class X-1, Class P and Class R Certificates.
Rating Agencies	Standard & Poor’s and Moody’s.
Regular Certificates	All Classes of Certificates other than the Class P, Class X-1 and Class R Certificates.
Residual Certificates	Class R Certificates.

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in the first paragraph of Section 3.01(a) of this Agreement.

Account: Any of the applicable Collection Accounts, the Master Servicer Collection Account, the Distribution Account, the Policy Payments Account, the Supplemental Interest Trust Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

Accredited: Accredited Home Lenders, Inc., a California corporation, and its successors in interest.

Accredited Agreements: Collectively, the Accredited Purchase Agreement and the Accredited Assignment Agreement, copies of which are attached hereto as Exhibit Q-5.

Accredited Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of February 28, 2007, by and among Accredited, the Sponsor and the Depositor.

Accredited Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to an Accredited Purchase Agreement and identified as a "Accredited Mortgage Loan" on the Mortgage Loan Schedule.

Accredited Purchase Agreement: The Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of December 1, 2005, between the Sponsor and Accredited, and the Commitment Letter, dated as of September 13, 2006, solely insofar as the Accredited Purchase Agreement relates to the Accredited Mortgage Loans.

Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date, for each Class of Offered Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance or the Class A-IO Notional Amount, as applicable, immediately prior to such Distribution Date, as reduced by that Class’s share of Net Prepayment Interest Shortfalls not covered by Total Monthly Express Spread and Relief Act Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.02.

Additional Form 10-D Disclosure: As defined in Section 8.12(a)(i).

Additional Form 10-K Disclosure: As defined in Section 8.12(a)(iii).

Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the related Expense Fee Rate.

Advance: Any P&I Advance or Servicing Advance.

Advance Facility: As defined in Section 11.07.

Advance Facility Default Notice: As defined in Section 11.07.

Advance Facility Notice: As defined in Section 11.07.

Advance Financing Person: As defined in Section 11.07.

Advance Reimbursement Amounts: As defined in Section 11.07.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

Annual Statement of Compliance: As defined in Section 3.22.

Appraised Value: (i) In the case of a purchase, the least of the sale price of the related Mortgaged Property, its appraised value or its review appraisal value (as determined pursuant to the related Underwriting Guidelines) at the time of sale, or (ii) in the case of a refinancing or modification of a Mortgage Loan, the appraised value of the related Mortgaged Property at the time of the refinancing or modification.

Assessment of Compliance: As defined in Section 3.23.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee’s name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trust.

Attestation Report: As defined in Section 3.23.

Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest paid by the Servicers in connection therewith (excluding Prepayment Premiums); (iv) all amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price in respect of a related Deleted Mortgage Loan or a Mortgage Loan repurchased by the related Responsible Party or the Purchaser as of such Distribution Date; and (v) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 10.01, reduced by (y) all amounts in reimbursement for P&I Advances and Servicing Advances previously made with respect to the Mortgage Loans (including reimbursements made pursuant to Sections 3.11(a)(ii), (iii), (vi) and (vii)) and other amounts as to which the Servicers, the Depositor, the Master Servicer, the Custodian or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

Avelo: Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors in interest.

Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

Basis Risk Carry Forward Amount: With respect to the Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Offered Certificates is based upon the WAC Cap, the excess of (i) the amount of interest such Class of Offered Certificates would otherwise be entitled to receive on such Distribution Date had the Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of interest such Class of Offered Certificates received on that Distribution Date at the WAC Cap, and (B) the Basis Risk Carry Forward Amount for such Class of Offered Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of Offered Certificates for such Distribution Date (without giving effect to the WAC Cap).

Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for Basis Risk Payments or Defaulted Swap Termination Payment).

Book-Entry Certificates: As specified in the Preliminary Statement.

Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions, in (a) the States of New York, Ohio, California and Delaware, (b) the State in which the Master Servicer’s operations and any Servicer’s servicing operations are located, or (d) the State in which the Trustee’s operations are located, are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Balance: With respect to any Class of Certificates, other than the Physical Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto. The Class A-IO Certificates and Physical Certificates (other than the Class X Certificates) have no Certificate Balance. With respect to each Class X Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC III Regular Interests (other than REMIC II-C Regular Interest I-SWAP-IO and REMIC III Regular Interest A-IO) over (B) the then aggregate Class Certificate Balance of the Class A-1 Certificates then outstanding.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Insurer: CIFG Assurance North America, Inc.

Certificate Register: The register maintained pursuant to Section 5.02.

Certificates: The Class A-1, Class A-IO, Class P, Class X, Class X-1 and Class R Certificates.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Certification: As defined in Section 8.12(b).

Charged Off Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that is 180 days delinquent and that has not yet been liquidated, giving rise to a Realized Loss.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class A Certificates: As specified in the Preliminary Statement.

Class A-1 Certificates: All Certificates bearing the class designation of “Class A-1 Certificates” and evidencing (i) a REMIC Regular Interest in REMIC IV, (ii) the right to receive the related Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the aggregate Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A)  the product of (i) 85.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class A-IO Notional Amount: With respect to any Distribution Date and the Class A-IO Certificates, an amount equal to the lesser of (i) amount set forth on Schedule III for such Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the preceding Due Period. After the August 2008 Distribution Date, the Class A-IO Notional Amount will be equal to zero. For federal income tax purposes, the Class A-IO Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed to REMIC III Regular Interest A-IO.

Class IO Distribution Amount: As defined in Section 4.08 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 4.08 hereof.

Class IO Interest: An uncertificated interest in the Trust Fund held by the Supplemental Interest Trust Trustee, evidencing a REMIC Regular Interest in REMIC IV for purposes of the REMIC Provisions.

Class P Certificates: All Certificates bearing the class designation of “Class P Certificates.”

Class R Certificates: All Certificates bearing the class designation of “Class R Certificates” and evidencing ownership of the Class R-1 Interest, Class R-2 Interest, Class R-3 Interest and Class R-4 Interest.

Class X Certificates: All Certificates bearing the class designation of “Class X Certificates” and evidencing (i) a REMIC Regular Interest in REMIC IV, (ii) the obligation to pay Basis Risk Carry Forward Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class X Distributable Amount: On any Distribution Date, (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as a Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment and (iv) any amounts paid as a Class IO Distribution Amount.

Class X-1 Certificates: All Certificates bearing the class designation of “Class X-1 Certificates.”

Class R-1 Interest: The uncertificated residual interest in REMIC I.

Class R-2 Interest: The uncertificated residual interest in REMIC II.

Class R-3 Interest: The uncertificated residual interest in REMIC III.

Class R-4 Interest: The uncertificated residual interest in REMIC IV.

Closing Date: February 28, 2007.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Accounts: As defined in Section 3.10(a).

Combined Loan-to-Value Ratio or CLTV: As of any date and as to any Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Mortgage Loan and (ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value.

Commission: The United States Securities and Exchange Commission.

Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in full occurring during the related Prepayment Period, and (b) (x) with respect to Ocwen and SLS, the related Servicing Fee, and (y) with respect to Avelo, one-half of the related Servicing Fee, in each case payable to the related Servicer for such Distribution Date.

Condemnation Proceeds: All awards, compensation and/or settlements in respect of a Mortgaged Property on the related Mortgage Loans, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents remaining after, or not otherwise required to be applied to, the satisfaction of any related First Lien Mortgage Loan.

Conduit Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to its mortgage conduit program and identified as a “Conduit Mortgage Loan” on the Mortgage Loan Schedule.

Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: Trust Administration-GS071S, facsimile no. (714) 247-6478 and which is the address to which notices to and correspondence with the Trustee should be directed.

Corresponding Certificate: With respect to each REMIC Regular Interest listed below, as follows:

REMIC Regular Interest	Class
REMIC III Regular Interest I-A1	A-1
REMIC III Regular Interest A-IO	A-IO

Cumulative Loss Percentage: With respect to Ocwen, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses on the related Mortgage Loans for the period from the Cut-off Date to the date of determination and the denominator of which is the Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date.

Custodian: U.S. Bank National Association, a national banking association, and its successors in interest, as applicable. The Trustee will also serve as a custodian for certain of the Mortgage Loans.

Custodian Fee: As to each applicable Mortgage Loan and any Distribution Date, any amount payable to the Custodian for such Mortgage Loan pursuant to the Custodian’s fee agreement with the Trustee, as specified in an invoice from the Custodian to the Trustee. The Custodian Fee payable to the Custodian with respect to each Distribution Date shall be payable by the Trustee, solely from amounts relating to the Mortgage Loans.

Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Trustee or the Custodian, as applicable, or which at any time comes into the possession of the Trustee or the Custodian, as applicable.

Cut-off Date: February 1, 2007.

Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balance of all Mortgage Loans as of the Cut-off Date.

Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

Data Tape Information: The information provided by the related Responsible Party or the related Servicer as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the applicable Responsible Party’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development or a manufactured housing unit); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Combined Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (16) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (17) the loan credit classification (as described in the related Underwriting Guidelines); (18) whether such Mortgage Loan provides for a Prepayment Premium; (19) the Prepayment Premium period of such Mortgage Loan, if applicable; (20) a description of the Prepayment Premium, if applicable; (21) the Mortgage Interest Rate as of origination; (22) the credit risk score (FICO score) at origination; (23) the date of origination; (24) a code indicating whether the Mortgage Loan has been modified; (25) the payment history; (26) the Due Date for the first Scheduled Payment; (27) the original Scheduled Payment due; (28) with respect to the related Mortgagor, the debt-to-income ratio; (29) the Appraised Value of the Mortgaged Property; (30) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (31) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (32) a code indicating whether the Mortgage Loan is a “Section 32 Mortgage Loan”; (33) a code indicating whether the Mortgage Loan is assumable; (34) the Responsible Party which sold the Mortgage Loan, and (35) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the related portion of the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Deleted Mortgage Loan: Any Mortgage Loan permitted to be removed from the Trust Fund under the circumstances set forth in the Assignment and Recognition Agreement.

Delinquent: A Mortgage Loan will be considered “Delinquent” based on the so-called “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be Delinquent with respect to a scheduled payment due on a Due Date if such scheduled payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such scheduled payment if such scheduled payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody’s and A-1 by Standard & Poor’s, to the extent they are Rating Agencies hereunder.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.27(b) in the name of the Trustee for the benefit of the Holders of the Certificates and the Certificate Insurer and designated “Deutsche Bank National Trust Company in trust for registered Holders of GSAA Home Equity Trust 2007-S1 Mortgage Pass-Through Certificates, Series 2007-S1 and CIFG, as Certificate Insurer.” Funds in the Distribution Account shall be held in trust for the Holders of the Certificates and the Certificate Insurer for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates or, if such day is not a Business Day, the next succeeding Business Day, commencing in March 2007.

Document Certification and Exception Report: The report attached to Exhibit F-1 or F-2, as applicable, hereto.

Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated “A-1” by Standard & Poor’s and “P-1” by Moody’s (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the related Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to the Certificate Insurer and each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Restricted Certificates: The Class R, Class X, Class X-1 and Class P Certificates.

Event of Default: As defined in Section 7.01.

Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

Excess Reserve Fund Account: The separate, non-interest bearing Eligible Account created and maintained by the Trustee pursuant to Section 3.27(a) in the name of the Trustee for the benefit of the Certificateholders and designated “Deutsche Bank National Trust Company in trust for registered Holders of GSAA Home Equity Trust 2007-S1, Mortgage Pass-Through Certificates, Series 2007-S1.” Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate.

Expense Fees: As to each Mortgage Loan, the sum of the related Servicing Fee and the Master Servicing Fee Rate.

Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the Total Monthly Excess Spread for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

Fannie Mae: The Federal National Mortgage Association and its successors in interest.

Fannie Mae Guides: The Fannie Mae Seller’s Guide and the Fannie Mae Servicer’s Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, and its successors in interest.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the related Responsible Party or the Purchaser as contemplated by this Agreement), a determination made by the related Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the related Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The related Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date: With respect to the Certificates (other than the Class A-IO Certificates), the Distribution Date occurring in February 2037, and with respect to the Class A-IO Certificates, the Distribution Date occurring in August 2008.

First Lien Mortgage Loan: With respect to each Mortgage Loan, any mortgage loan secured by a first lien Mortgage on the related Mortgaged Property.

Fitch: Fitch, Inc., and its successors in interest.

Forbearance: As defined in Section 3.07(a).

Form 8-K Disclosure Information: As defined in Section 8.12(a)(ii).

Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

GreenPoint: GreenPoint Mortgage Funding, Inc., a New York corporation, and its successors in interest.

GreenPoint Agreements: Collectively, the GreenPoint Purchase Agreement and the GreenPoint Assignment Agreement, copies of which are attached hereto as Exhibit Q-2.

GreenPoint Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of February 28, 2007, by and among GreenPoint, the Sponsor and the Depositor.

GreenPoint Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to a GreenPoint Purchase Agreement and identified as a "GreenPoint Mortgage Loan" on the Mortgage Loan Schedule.

GreenPoint Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreement, dated as of October 1, 2006, between the Sponsor and GreenPoint, and the Commitment Letter, dated as of December 1, 2006, solely insofar as the GreenPoint Purchase Agreement relates to the GreenPoint Mortgage Loans.

High Cost Mortgage Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as “high cost,” “threshold,” “covered”, or “predatory” under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as “High Cost” or “Covered” pursuant to the then-current version of Appendix E of the Standard & Poor’s Glossary.

Impac: Impac Funding Corporation, a Delaware corporation, and its successors in interest.

Impac Agreements: Collectively, the Accredited Purchase Agreement and the Accredited Assignment Agreement, copies of which are attached hereto as Exhibit Q-4.

Impac Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of February 28, 2007, by and among Impac, the Sponsor and the Depositor.

Impac Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to an Impac Purchase Agreement and identified as a " Impac Mortgage Loan" on the Mortgage Loan Schedule.

Impac Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006, between the Sponsor and Impac, and the Commitment Letter, dated as of March 31, 2006, solely insofar as the Impac Purchase Agreement relates to the Impac Mortgage Loans.

Initial Certification: The Initial Certification submitted by the Trustee or the Custodian substantially in the form of Exhibit E-1 or E-2, as applicable.

Insurance Agreement: The Insurance and Indemnity Agreement dated as of February 28, 2007, among the Certificate Insurer, the Sponsor and the Depositor, including any amendments and supplements thereto in accordance with the terms thereof.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Accrual Period: With respect to the LIBOR Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date. With respect to the Fixed Certificates and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. For purposes of computing interest accruals on each Class of LIBOR Certificates, each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days. For purposes of computing interest accruals on the Fixed Certificates, each Interest Accrual Period has 30 days in such period and each year is assumed to have 360 days.

Interest Rate Swap Agreement: The interest rate swap agreement, dated as of February 28, 2007, and the related confirmation, dated February 28, 2007, between the Swap Provider and the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust or any swap agreement (including any related schedules) entered into, a copy of which is attached hereto as Exhibit U.

Interest Remittance Amount: With respect to any Distribution Date, that portion of Available Funds attributable to interest relating to the Mortgage Loans, net of the applicable fees payable to the Servicers and the Master Servicer and the Premium payable to the Certificate Insurer for such Distribution Date, and net of any Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider with respect to such Distribution Date.

Investment Account: As defined in Section 3.12(a).

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Irwin: Irwin Union Bank and Trust Company, an Indiana banking corporation, and its successors in interest.

Irwin Agreements: Collectively, the Irwin Purchase Agreement and the Irwin Assignment Agreement, copies of which are attached hereto as Exhibit Q-3.

Irwin Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of February 28, 2007, by and among Irwin, the Sponsor and the Depositor.

Irwin Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to a Irwin Purchase Agreement and identified as a "Irwin Mortgage Loan" on the Mortgage Loan Schedule.

Irwin Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreement, dated as of September 1, 2006, between the Sponsor and Irwin, and the Commitment Letter, dated as of August 7, 2006, solely insofar as the Irwin Purchase Agreement relates to the Irwin Mortgage Loans.

Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

Lender: As defined in Section 11.07.

LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan: With respect to any Distribution Date, (i) a defaulted Mortgage Loan (including any REO Property) which was liquidated during the immediately preceding Prepayment Period and as to which the related Servicer has certified (in accordance with this Agreement) that it has made a Final Recovery Determination and (ii) any Charged Off Loan.

Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold, transferred or replaced pursuant to or as contemplated by this Agreement or (iv) such Mortgage Loan becomes a Charged Off Loan pursuant to Section 3.15. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

Liquidation Proceeds: The amounts, including Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries in each case, which are remaining after, or not otherwise required to be applied to, the satisfaction of any related First Lien Mortgage Loan.

London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

M&T: M&T Bank, a New York state chartered commercial bank, and its successors in interest.

M&T Agreements: Collectively, the M&T Purchase Agreement and the M&T Assignment Agreement, copies of which are attached hereto as Exhibit Q-1.

M&T Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of February 28, 2007, by and among M&T, the Sponsor and the Depositor.

M&T Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to a M&T Purchase Agreement and identified as a "M&T Mortgage Loan" on the Mortgage Loan Schedule.

M&T Purchase Agreement: Collectively, Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2005, between the Sponsor and M&T, and the Commitment Letters, dated as of August 17, 2006, and November 2, 2006, respectively, solely insofar as the M&T Purchase Agreement relates to the M&T Mortgage Loans.

Marker Rate: With respect to the Class X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC III Remittance Rate for each of REMIC III Regular Interest A1 and REMIC III Regular Interest ZZ, with the rate on REMIC III Regular Interest A1 subject to a cap equal to the Pass-Through Rate for the Class A-1 Certificates for the purpose of this calculation for such Distribution Date and with the rate on REMIC III Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided however, the cap for REMIC III Regular Interest A1 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

Majority Class X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

Master Servicer: Wells Fargo Bank, National Association, and if a successor master servicer is appointed hereunder, such successor.

Master Servicer Collection Account: The separate Eligible Account established and maintained by the Master Servicer with respect to the Mortgage Loans and REO Property in accordance with Section 9.12 hereof.

Master Servicer Event of Default: As defined in Section 9.04.

Master Servicer Float Period: With respect to any Distribution Date and the amounts in the Master Servicer Collection Account, the period commencing on the related Servicer Remittance Date of the Servicers immediately preceding such Distribution Date and ending on the day prior to the Master Servicer Remittance Date.

Master Servicer Remittance Date: With respect to any Distribution Date, the 21st of the month in which such Distribution Date occurs, or, if that day is not a Business Day, the immediately preceding Business Day, except that if the 21st of the month falls on a Sunday, the Master Servicer Remittance Date will be the next succeeding Business Day.

Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s compensation at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date (or as of the Closing Date in the case of the first Distribution Date) or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, compensation at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

Master Servicing Fee Rate: With respect to any Mortgage Loan, a per annum rate equal to 0.010%.

Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the master servicing of the Mortgage Loans.

Maximum ZZ Uncertificated Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC III Remittance Rate applicable to REMIC III Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC III Regular Interest ZZ minus the REMIC III Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC III Regular Interest A1 and with the rate on such REMIC III Regular Interest subject to a cap equal to the Pass-Through Rate for the Class A-1 Certificates for the purpose of this calculation for such Distribution Date; provided however, the cap for REMIC III Regular Interest A1 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Responsible Party has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Responsible Party, in accordance with MERS Procedure Manual and (b) the Responsible Party has designated or will designate the Trust as the Investor on the MERS® System.

MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Statement: The statement made available to the related Certificateholders pursuant to Section 4.04.

Moody’s: Moody’s Investors Service, Inc. and its successor in interest. If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody’s may hereafter furnish to the Depositor, the Servicers, the Trustee, the Master Servicer, the Certificate Insurer and the Custodian.

Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the applicable Responsible Party Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development or a manufactured housing unit); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Combined Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (16) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (17) the loan credit classification (as described in the Underwriting Guidelines); (18) whether such Mortgage Loan provides for a Prepayment Premium; (19) the Prepayment Premium period of such Mortgage Loan, if applicable; (20) a description of the Prepayment Premium, if applicable; (21) the Mortgage Interest Rate as of origination; (22) the credit risk score (FICO score) at origination; (23) the date of origination; (24) a code indicating whether the Mortgage Loan has been modified; (25) the payment history; (26) the Due Date for the first Scheduled Payment; (27) the original Scheduled Payment due; (28) with respect to the related Mortgagor, the debt-to-income ratio; (29) the Appraised Value of the Mortgaged Property; (30) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (31) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (32) a code indicating whether the Mortgage Loan is a “Section 32 Mortgage Loan”; (33) a code indicating whether the Mortgage Loan is assumable; (34) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency; (35) with respect to each MERS Designated Mortgage Loan, the MERS identification number and (36) a code indicating the custodian of such Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan, including all riders thereto.

Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

Net Prepayment Interest Shortfall: For any Distribution Date and the Mortgage Loans, the amount by which the sum of the Prepayment Interest Shortfalls with respect to the Mortgage Loans exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

New Century: New Century Mortgage Corporation, a California corporation, and its successors in interest.

New Century Agreements: Collectively, the New Century Purchase Agreement and the New Century Assignment Agreement, copies of which are attached hereto as Exhibit Q-6.

New Century Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of February 28, 2007, by and among New Century, the Sponsor and the Depositor.

New Century Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to a New Century Purchase Agreement and identified as a “New Century Mortgage Loan” on the Mortgage Loan Schedule.

New Century Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreement, dated as of March 1, 2006, between the Sponsor and New Century, and the Commitment Letter, dated as of September 18, 2006, solely insofar as the New Century Purchase Agreement relates to the New Century Mortgage Loans.

90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the related Servicer, the Master Servicer or any successor Master Servicer, as applicable, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the related Servicer or the Master Servicer or any successor Master Servicer, as applicable, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

Notice of Final Distribution: The notice to be provided pursuant to Sections 10.02 and 10.03 to the effect that final distribution on any of the related Certificates shall be made only upon presentation and surrender thereof.

Notional Amount: With respect to the Class X Certificates for purposes solely of the face thereof, the aggregate Stated Principal Balance of the Mortgage Loans. With respect to the Class X Certificates and any Distribution Date, the aggregate Uncertificated Balances of the REMIC III Regular Interests (other than REMIC III Regular Interest A-IO and REMIC III Regular Interest SWAP-IO) for such Distribution Date. As of the Closing Date, the Notional Amount of the Class X Certificates is equal to $298,440,360.32.

Ocwen: Ocwen Loan Servicing, LLC, a Delaware limited liability company, and its successors in interest.

Offered Certificates: As specified in the Preliminary Statement.

Officer’s Certificate: A certificate signed by an officer of the related Servicer or the Master Servicer with responsibility for the servicing of the related Mortgage Loans required to be serviced by such Servicer and listed on a list delivered to the Trustee and the Certificate Insurer pursuant to this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the related Servicer or a Subservicer, reasonably acceptable to the Trustee and the Certificate Insurer; provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must (unless otherwise stated in such Opinion of Counsel) be an opinion of counsel who (i) is in fact independent of the related Servicer or the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the related Servicer or the Master Servicer of the Mortgage Loans or in an affiliate of such Servicer and (iii) is not connected with the related Servicer or the Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Optional Termination Date: The date on which the Terminating Entity, pursuant to Section 10.01, shall cause the Optional Termination Date to occur on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance.

OTS: Office of Thrift Supervision, and any successor thereto.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

(ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Class Certificate Balance of the Offered Certificates to zero, the Overcollateralization Floor shall be zero.

Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Net Monthly Excess Cash Flow.

Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the related Servicer (or the Master Servicer as successor Servicer) in respect of any Servicer Remittance Date representing the aggregate of all payments of principal and interest, net of the related Servicing Fee or the Master Servicing Fee, as applicable, that were due during the related Due Period on the related Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01; provided, however, that with respect to (i) any Mortgage Loan that is 180 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property) and becomes a Charged Off Loan, (ii) shortfalls due to bankruptcy proceedings or the application of the Relief Act or similar laws and (iii) the principal portion of any amount due on a balloon loan, there will be no obligation to make P&I Advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property which is less than 180 days delinquent, the obligation to make P&I Advances shall be calculated after taking into account rental income.

Pass-Through Margin: With respect to the Class A-1 Certificates, 0.170%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margin shall increase to, with respect to the Class A-1 Certificates, 0.340%.

Pass-Through Rate: With respect to the Class A-1 Certificates, a rate per annum equal to the lesser of (i) LIBOR plus the related Pass-Through Margin and (ii) the WAC Cap.

With respect to the Class A-IO Certificates, a rate per annum equal to the lesser of (i) 6.000% and (ii) the WAC Cap. For federal income tax purposes, the Class A-IO Certificates will not have a Pass-Through Rate, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest A-IO.

With respect to the Class X Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (1) through (3) below, and the denominator of which is the aggregate Uncertificated Balances of REMIC III Regular Interest AA, REMIC III Regular Interest A1 and REMIC III Regular Interest ZZ. For purposes of calculating the Pass-Through Rate for the Class X Certificates, the numerator is equal to the sum of the following components:

(1) the REMIC III Remittance Rate for REMIC III Regular Interest AA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest AA;

(2) the REMIC III Remittance Rate for REMIC III Regular Interest A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest A1;

(3) the REMIC III Remittance Rate for REMIC III Regular Interest ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest ZZ.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the related Servicer, the Trustee or any of their respective Affiliates:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated P-1 by Moody’s, F-1 by Fitch and A-1+ by Standard & Poor’s (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

(iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated “Aaa” by Moody’s, “AAAm” or “AAAm-G” by Standard & Poor’s and at least “AA” by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement); and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Certificate Insurer and the Rating Agencies as a permitted investment of funds backing “Aaa” or “AAA” rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. For investments in the Distribution Account (except during the Trustee Float Period), only the obligations or securities (or instruments which invest in the obligations or securities) specified in clause (i) above shall constitute Permitted Investments.

Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an “electing large partnership” within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates: As specified in the Preliminary Statement.

Policy: The financial guaranty insurance policy (No. CIFG NA-1522) with respect to the Class A-1 Certificates and all endorsements thereto, if any, dated the Closing Date, issued by the Certificate Insurer for the benefit of the holders of the Class A-1 Certificates only.

Policy Payments Account: As defined in Section 8.16.

Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

Premium: The premium due to the Certificate Insurer calculated based on the product of the Premium Percentage and the Class Principal Balance of the Class A-1 Certificates as of the immediately preceding Distribution Date, based on a 360-day year consisting of twelve 30-day months.

Premium Percentage: 0.23% per annum.

Prepayment Interest Shortfall: With respect to any Servicer Remittance Date, the sum of, for each Mortgage Loan that was, during the portion of the related Prepayment Period occurring in the calendar month preceding such Servicer Remittance Date, the subject of a voluntary Principal Prepayment in Full, an amount equal to the product of (a) the Mortgage Interest Rate net of the related Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the lesser of (i) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period and (ii) 30.

Prepayment Period: With respect to any Distribution Date and each Principal Prepayment, the calendar month preceding the month in which that Distribution Date occurs.

Prepayment Premium: Any prepayment premium, penalty or charge collected by the related Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

Principal Distribution Amount: For any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

Principal Prepayment: Any full or partial payment of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Servicers on or prior to the related Determination Date or advanced by the Servicers for the related Servicer Remittance Date, (ii) all related Principal Prepayments received during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicers during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Determination Date through the Determination Date for the current Distribution Date, (v) the portion of all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur during the calendar month in which such Distribution Date occurs, and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 10.01 (to the extent such proceeds relate to principal).

Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

Private Certificates: As specified in the Preliminary Statement.

Prospectus Supplement: The Prospectus Supplement, dated February 26, 2007, relating to the Offered Certificates.

PTCE 95-60: As defined in Section 5.02(b).

PUD: A planned unit development.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor, the Certificate Insurer, the Master Servicer and each Servicer.

Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the related Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan. Any Charged Off Loan will give rise to a Realized Loss (calculated as if clause (b) of the previous sentence is equal to zero) at the time it is charged off, as described in Section 3.15 hereof.

Record Date: With respect to any Distribution Date, the last business day of the related Interest Accrual Period.

Reference Bank: As defined in Section 4.05.

Regular Certificates: Each Class of Certificates other than the Class R, Class P and Class X-1 Certificates.

Regular Payment: As defined in the Policy.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Released Loan: Any Charged Off Loan that is released by the related Servicer to the Class X-1 Certificateholder pursuant to Section 3.15. Any Released Loan will no longer be an asset of any REMIC or the Trust Fund.

Relief Act: Servicemembers Civil Relief Act, as amended.

Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, or any similar state statutes.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: As specified in the Preliminary Statement.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

REMIC I Remittance Rate: With respect to REMIC Regular Interest I, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans. With respect to each REMIC I Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans multiplied by 2, subject to a maximum rate of 10.46%. With respect to each REMIC I Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Rates of the Mortgage Loans over (ii) 10.46% and (y) 0.00%.

REMIC II: As specified in the Preliminary Statement.

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a “regular interest” in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC II Regular Interest SWAP-IO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

REMIC II Remittance Rate: With respect to REMIC II Regular Interest I, REMIC II Regular Interest IO-1, REMIC II Regular Interest IO-2, REMIC II Regular Interest IO-3, REMIC II Regular Interest IO-4, REMIC II Regular Interest IO-5 and REMIC II Regular Interest IO-6, a per annum rate (but not less than zero) equal to the weighted average of (v) with respect to REMIC I Regular Interest I, the REMIC I Remittance Rates for such REMIC I Regular Interest for each such Distribution Date, (w) with respect to REMIC I Regular Interests ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interests for each such Distribution Date and (x) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
2	I-2-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
I-1-A
3	I-3-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A and I-2-A	REMIC I Remittance Rate
4	I-4-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-3-A	REMIC I Remittance Rate
5	I-5-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-4-A	REMIC I Remittance Rate
6	I-6-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-5-A	REMIC I Remittance Rate
7	I-7-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-6-A	REMIC I Remittance Rate
8	I-8-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-7-A	REMIC I Remittance Rate
9	I-9-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-8-A	REMIC I Remittance Rate
10	I-10-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-9-A	REMIC I Remittance Rate
11	I-11-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-10-A	REMIC I Remittance Rate
12	I-12-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-11-A	REMIC I Remittance Rate
13	I-13-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-12-A	REMIC I Remittance Rate
14	I-14-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-13-A	REMIC I Remittance Rate
15	I-15-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-14-A	REMIC I Remittance Rate
16	I-16-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-15-A	REMIC I Remittance Rate
17	I-17-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-16-A	REMIC I Remittance Rate
18	I-18-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-17-A	REMIC I Remittance Rate
19	I-19-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-18-A	REMIC I Remittance Rate
20	I-20-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-19-A	REMIC I Remittance Rate
21	I-21-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-20-A	REMIC I Remittance Rate
22	I-22-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-21-A	REMIC I Remittance Rate
23	I-23-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-22-A	REMIC I Remittance Rate
24	I-24-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-23-A	REMIC I Remittance Rate
25	I-25-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-24-A	REMIC I Remittance Rate
26	I-26-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-25-A	REMIC I Remittance Rate
27	I-27-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-26-A	REMIC I Remittance Rate
28	I-28-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-27-A	REMIC I Remittance Rate
29	I-29-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-28-A	REMIC I Remittance Rate
30	I-30-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-29-A	REMIC I Remittance Rate
31	I-31-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-30-A	REMIC I Remittance Rate
32	I-32-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-31-A	REMIC I Remittance Rate
33	I-33-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-32-A	REMIC I Remittance Rate
34	I-34-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-33-A	REMIC I Remittance Rate
35	I-35-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-34-A	REMIC I Remittance Rate
36	I-36-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-35-A	REMIC I Remittance Rate
37 - 42	I-37-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-36-A	REMIC I Remittance Rate
43	I-38-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-37-A	REMIC I Remittance Rate
44	I-39-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-38-A	REMIC I Remittance Rate
45	I-40-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-39-A	REMIC I Remittance Rate
46	I-41-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-40-A	REMIC I Remittance Rate
47	I-42-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-41-A	REMIC I Remittance Rate
48	I-43-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-42-A	REMIC I Remittance Rate
49	I-44-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-43-A	REMIC I Remittance Rate
50	I-45-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-44-A	REMIC I Remittance Rate
51	I-46-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-45-A	REMIC I Remittance Rate
52	I-47-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-46-A	REMIC I Remittance Rate
53	I-48-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-47-A	REMIC I Remittance Rate
54	I-49-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-48-A	REMIC I Remittance Rate
55	I-50-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-49-A	REMIC I Remittance Rate
56	I-51-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-50-A	REMIC I Remittance Rate
57	I-52-A through I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-51-A	REMIC I Remittance Rate
58	I-53-A and I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-52-A	REMIC I Remittance Rate
59	I-54-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-53-A	REMIC I Remittance Rate
thereafter	I-1-A through I-54-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest SWAP-IO, and (a) the 1st through 59th Distribution Dates, the excess of (i) the REMIC I Remittance Rates for REMIC I Regular Interests ending with the designation “A” over (ii) 2 multiplied by Swap LIBOR, and (b) thereafter 0.00%.

REMIC III: As specified in the Preliminary Statement.

REMIC III Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the REMIC III Remittance Rate for REMIC III Regular Interest I-AA minus the Marker Rate, divided by (b) 12.

REMIC III Overcollateralization Amount: With respect to any date of determination, (i) the aggregate Uncertificated Balances of the REMIC III Regular Interests minus (ii) the aggregate of the Uncertificated Balances of REMIC III Regular Interest A1, as of such date of determination.

REMIC III Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of REMIC III Regular Interest A1 and the denominator of which is the aggregate of the Uncertificated Balances of REMIC III Regular Interest A1 and REMIC III Regular Interest ZZ.

REMIC III Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a “regular interest” in REMIC III. Each REMIC III Regular Interest shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC III Regular Interest A-IO and REMIC III Regular Interest SWAP-IO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC III Regular Interests are set forth in the Preliminary Statement hereto.

REMIC III Regular Interest AA: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest AA shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest A1: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest A1 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest A-IO: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest A-IO shall accrue interest at the related REMIC III Remittance Rate in effect from time to time.

REMIC III Regular Interest SWAP-IO: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest SWAP-IO shall accrue interest at the related REMIC III Remittance Rate in effect from time to time.

REMIC III Regular Interest ZZ: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest ZZ shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Remittance Rate: With respect to REMIC III Regular Interest AA, REMIC III Regular Interest A1 and REMIC III Regular Interest ZZ, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC II Regular Interest I, the REMIC II Remittance Rate for each such REMIC II Regular Interest for each such Distribution Date, and (y) with respect to REMIC II Regular Interest IO-1 through REMIC II Regular Interest IO-6 for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC II Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest:

Distribution Date	REMIC II Regular Interests	Rate
1 - 3	IO-1 through IO-6	(a) REMIC II Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC II Remittance Rate
4 - 6	IO-2 through IO-6	(a) REMIC II Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC II Remittance Rate
	IO-1 and IO-1	REMIC II Remittance Rate
7 - 9	IO-3 through IO-6	(a) REMIC II Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC II Remittance Rate
	IO-1 and IO-2	REMIC II Remittance Rate
10 - 12	IO-4 through IO-6	(a) REMIC II Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC II Remittance Rate
	IO-1 through IO-3	REMIC II Remittance Rate
13 - 15	IO-5 and IO-6	(a) REMIC II Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC II Remittance Rate
	IO-1 through IO-4	REMIC II Remittance Rate
16 - 18	IO-6 and IO-6	(a) REMIC II Remittance Rate over (b) the lesser of (i) 6.00% and (ii) REMIC II Remittance Rate
	IO-1 through IO-5	REMIC II Remittance Rate
19 and thereafter	IO-1 through IO-6	REMIC II Remittance Rate

With respect to REMIC III Regular Interest A-IO, (i) for the first 18 distribution dates, the lesser of (a) 6.00% and (b) the REMIC II Remittance Rate on REMIC II Regular Interest I and (ii) thereafter, 0.00%.

With respect to REMIC III Regular Interest SWAP-IO, 100% of the amounts distributed on REMIC II Regular Interest SWAP-IO.

REMIC III Required Overcollateralization Amount: 1.00% of the Overcollateralization Floor.

REMIC IV: The segregated pool of assets consisting of all of the REMIC III Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC IV Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC IV Certificate: Any Class A, Class X or Class R Certificate.

REMIC IV Certificateholder: The Holder of any REMIC IV Certificate.

REMIC Opinion: As defined in Section 10.03.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Certificate: Any Certificate other than a Class R Certificate, Class P Certificate or Class X-1 Certificate.

REMIC Regular Interest: Any REMIC I Regular Interest, REMIC II Regular Interest or REMIC III Regular Interest.

REMIC Remittance Rate: The REMIC I Remittance Rate, REMIC II Remittance Rate or REMIC III Remittance Rate, as applicable.

REO Disposition: The final sale by the related Servicer of any REO Property.

REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event: As defined in Section 8.12(a)(ii).

Reporting Date: With respect to each Distribution Date and Servicer, the 18th day of each calendar month or the immediately preceding Business Day if the 18th is not a Business Day. With respect to each Distribution Date and the Master Servicer, the Master Servicer Remittance Date or: (i) the immediately preceding Business Day if the Master Servicer Remittance Date is a Saturday; and (ii) the immediately succeeding Business Day, if the Master Servicer Remittance Date is a Sunday.

Representations and Warranties Agreement: The Representations and Warranties Agreement, dated as of February 28, 2007, by and between the Depositor and the Sponsor, a copy of which is attached hereto as Exhibit V.

Repurchase Price: With respect to any Mortgage Loan, (a) repurchased by the Purchaser, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the related Servicer, the Trust, the Trustee or the Master Servicer, as the case may be, in respect of a breach or defect, including, without limitation, (A) expenses arising out of the related Servicer’s, Trustee’s or the Master Servicer, as the case may be, enforcement of the Purchaser’s repurchase obligation, to the extent not included in clause (iii), and (B) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law, and (b) in the case of any Mortgage Loan repurchased by the related Responsible Party, the “Repurchase Price” as defined in the related Responsible Party Agreement.

Request for Release: The Request for Release submitted by the related Servicer to the Trustee or the Custodian, as applicable, substantially in the form of Exhibit J.

Residual Certificates: As specified in the Preliminary Statement.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: When used with respect to the Trustee or the Master Servicer, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee or the Master Servicer customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

Responsible Party: With respect to the Certificates and Mortgage Loans, M&T, GreenPoint, Irwin, Impac, Accredited or New Century, as applicable, and its successors in interest.

Responsible Party Agreements: The M&T Agreements, GreenPoint Agreements, Irwin Agreements, Impac Agreements, Accredited Agreements or New Century Agreements, as applicable, copies of which are attached hereto as Exhibits Q-1, Q-2, Q-3, Q-4, Q-5 and Q-6, respectively.

Rule 144A Letter: As defined in Section 5.02(b).

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended.

Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the Overcollateralized Amount (after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

Senior Specified Enhancement Percentage: As of any date of determination, 14.20%.

Servicer: When the term “Servicer” is used in this Agreement prior to the Servicing Transfer Date, Ocwen and Avelo, and on or after the Servicing Transfer Date, SLS or Avelo, or any successor servicer(s) appointed as herein provided, in its capacity as a Servicer hereunder.

Servicer Advance Facility Account: As defined in Section 11.07.

Servicer Cumulative Loss Trigger: With respect to Ocwen and any Distribution Date, a Servicer Cumulative Loss Trigger exists if the Cumulative Loss Percentage exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
March 2009 through February 2010	3.20% for the first month, plus an additional 1/12th of 2.75% for each month thereafter
March 2010 through February 2011	5.95% for the first month, plus an additional 1/12th of 2.55% for each month thereafter
March 2011 through February 2012	8.50% for the first month, plus an additional 1/12th of 0.25% for each month thereafter
March 2012 through February 2013	8.75% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
March 2013 and thereafter	9.25%

Servicer Delinquency Trigger: With respect to Ocwen and any Distribution Date, a Servicer Delinquency Trigger exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate Stated Principal Balance of the 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 18.15% of the Senior Enhancement Percentage as of the last day of the prior Due Period.

Servicer Remittance Date: With respect to any Distribution Date and the Servicers for payments to the Master Servicer, the 18th of the month in which such Distribution Date occurs, or, if that day is not a Business Day, the immediately preceding Business Day.

Servicer Remittance Report: As defined in Section 4.04(d).

Servicer’s Assignee: As defined in Section 11.07.

Servicing Advances: The reasonable “out-of-pocket” costs and expenses (including legal fees) incurred prior to, on, or after the Cut-off Date by the related Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection, protection and payment of prior liens on of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) refunding to any mortgagor such prepaid origination fees and/or finance charges that are subject to reimbursement upon a Principal Prepayment of the related Mortgage Loan to the extent such reimbursement is required by applicable law, and (v) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15 (including the cost of obtaining any broker’s price opinion pursuant thereto). Servicing Advances also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the related Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosures in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement and obtaining or correcting any legal documentation required to be included in the Mortgage Files and necessary for the related Servicer to perform its obligations under this Agreement, correcting errors of prior servicers, costs and expenses charged to the related Servicer by the Trustee, tax tracking, title research, flood certifications, and lender paid mortgage insurance and compliance with the obligations under Sections 3.01 and 3.10. The related Servicer shall not be required to make any Nonrecoverable Servicing Advances.

Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit R hereto.

Servicing Fee: With respect to each related Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the applicable Stated Principal Balance of such Mortgage Loan as of the last day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by the related Servicer or as otherwise provided under Section 3.11.

Servicing Fee Rate: 0.50% per annum.

Servicing File: With respect to each Mortgage Loan, the file retained by the related Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

Servicing Officer: Any officer of the related Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Master Servicer by the related Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Servicing Rights Owner: With respect to a Servicer, the person designated as its “Servicing Rights Owner” pursuant to a written notice delivered to the Master Servicer, the Trustee and the Certificate Insurer; provided that if no notice is delivered then such Servicer shall be deemed to be the related “Servicing Rights Owner.”

Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses incurred by the Trustee or the Master Servicer, as applicable, in connection with the transfer of servicing from a terminated servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or the Master Servicer, as applicable, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Master Servicer, as applicable (or any successor servicer appointed pursuant to Section 7.02), to service the Mortgage Loans properly and effectively.

Servicing Transfer Date: With respect to any Mortgage Loan serviced by Ocwen, April 1, 2007, or such other date as to which servicing of such Mortgage Loan transfers to SLS.

Similar Law: As defined in Section 5.02(b).

60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 7.10% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 14.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event is no longer occurring.

Sponsor: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

SPV: As defined in Section 11.07.

Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor’s shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - GSAA Trust 2007-S1, or such other address as Standard & Poor’s may hereafter furnish to the Depositor, the Servicers, the Trustee, the Custodian, the Certificate Insurer and the Master Servicer.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, in effect as of the Closing Date.

Start-up Day: As defined in Section 2.06.

Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by the related Servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Stepdown Date: The later to occur of (i) the Distribution Date in March 2010, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan and, in the case of a Charged Off Loan, prior to such Liquidated Mortgage Loan becoming a Released Loan.

Subservicer: As defined in Section 3.02(a).

Subservicing Account: As defined in Section 3.08.

Subservicing Agreements: As defined in Section 3.02(a).

Substitute Mortgage Loan: A Mortgage Loan substituted by the related Responsible Party or the Sponsor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a CLTV no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) comply with each related representation and warranty set forth in Section 2.03; (vi) with respect to a Mortgage Loan substituted by M&T, have the same due date as the Mortgage Loan in breach; (vii) with respect to a Mortgage Loan substituted by M&T, have a loan-to-value ratio equal to or less than the Mortgage Loan in breach; (viii) with respect to a Mortgage Loan substituted by M&T, have a Adjusted Net Mortgage Interest Rate equal to the Adjusted Net Mortgage Interest Rate of the Mortgage Loan in breach; and (ix) with respect to a Mortgage Loan substituted by M&T, be covered by a primary insurance policy if the substitute Mortgage Loan has a loan-to-value ratio in excess of 80%.

Substitution Adjustment Amount: As defined in Section 2.03(e).

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.08 of this Agreement, consisting of the Interest Rate Swap Agreement and the Class IO Interest and the right to receive the Class IO Distribution Amount, subject to the obligation to pay amounts specified in Section 4.08.

Supplemental Interest Trust Account: The account of that name created pursuant to Section 4.08 of this Agreement.

Supplemental Interest Trust Trustee: Deutsche Bank National Trust Company, as trustee on behalf of the Supplemental Interest Trust.

Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

Swap Provider: Goldman Sachs Mitsui Marine Derivative Products, LP, a Delaware limited partnership, and its successors in interest, and any successor swap provider under any replacement Interest Rate Swap Agreement.

Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

Terminating Entity: The Person that elects to exercise a Terminating Purchase pursuant to Section 10.01(a) hereof.

Terminating Purchase: The purchase of the related Mortgage Loans and all other property of the Trust Fund pursuant to Section 10.01(a) hereof.

Termination Price: The price paid by the Terminating Entity for the Mortgage Loans and all other property of the Trust Fund pursuant to Section 10.01(a) hereof.

30 Day Delinquency: The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on a Due Date, which failure continues unremedied for a period of one month after the following Due Date.

Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected on the related Mortgage Loans received by the related Servicer on or prior to the related Determination Date or advanced by such Servicer for the related Servicer Remittance Date (net of related Expense Fees and the Premium Percentage) plus Net Swap Receipts and less Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments), if any, for such Distribution Date over (ii) the sum of amounts payable to the related Certificates on such Distribution Date pursuant to Section 4.02(a)(i); provided that, Net Swap Receipts shall be included in Total Monthly Excess Spread (and, correspondingly, in the Extra Principal Distribution Amount) only to the extent of current or prior Realized Losses not previously reimbursed.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Affidavit: As defined in Section 5.02(c).

Transferor Certificate: As defined in Section 5.02(b).

Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate Stated Principal Balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 59.86% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the sum of (1) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
March 2010 through February 2011	6.00% for the first month, plus an additional 1/12th of 2.00% for each month thereafter
March 2011 through February 2012	8.00% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
March 2012 through February 2013	9.50% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
March 2013 and thereafter	10.20%

Trust: The express trust created hereunder in Section 2.01(c).

Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Accounts, the Excess Reserve Fund Accounts, the Master Servicer Collection Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Trust’s rights under the Responsible Party Agreements; (v) the Depositor’s rights under the Representations and Warranties Agreement; (vi) the Trustee’s, on behalf of the Holders of the Class A-1 Certificates, rights under the Policy; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trust REMIC: Any of REMIC I, REMIC II, REMIC III or REMIC IV, as applicable.

Trustee: Deutsche Bank National Trust Company, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

Trustee Float Period: With respect to any Distribution Date and the related amounts in each Distribution Account, the period commencing on the Master Servicer Remittance Date, immediately preceding such Distribution Date and ending on such Distribution Date.

U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Uncertificated Balance: The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of the REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.06 and the Uncertificated Balance of REMIC III Regular Interest ZZ shall be increased by interest deferrals as provided in Section 4.07. The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated Interest: With respect to any REMIC Regular Interest for any Distribution Date, one month’s interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of the REMIC Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.25 of this Agreement and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest pursuant to Section 4.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest pursuant to Section 4.06.

Uncertificated Notional Amount: With respect to REMIC II Regular Interest SWAP-IO and each Distribution Date listed below, the aggregate Uncertificated Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-54-A
2	I-2-A through I-54-A
3	I-3-A through I-54-A
4	I-4-A through I-54-A
5	I-5-A through I-54-A
6	I-6-A through I-54-A
7	I-7-A through I-54-A
8	I-8-A through I-54-A
9	I-9-A through I-54-A
10	I-10-A through I-54-A
11	I-11-A through I-54-A
12	I-12-A through I-54-A
13	I-13-A through I-54-A
14	I-14-A through I-54-A
15	I-15-A through I-54-A
16	I-16-A through I-54-A
17	I-17-A through I-54-A
18	I-18-A through I-54-A
19	I-19-A through I-54-A
20	I-20-A through I-54-A
21	I-21-A through I-54-A
22	I-22-A through I-54-A
23	I-23-A through I-54-A
24	I-24-A through I-54-A
25	I-25-A through I-54-A
26	I-26-A through I-54-A
27	I-27-A through I-54-A
28	I-28-A through I-54-A
29	I-29-A through I-54-A
30	I-30-A through I-54-A
31	I-31-A through I-54-A
32	I-32-A through I-54-A
33	I-33-A through I-54-A
34	I-34-A through I-54-A
35	I-35-A through I-54-A
36	I-36-A through I-54-A
37 - 42	I-37-A through I-54-A
43	I-38-A through I-54-A
44	I-39-A through I-54-A
45	I-40-A through I-54-A
46	I-41-A through I-54-A
47	I-42-A through I-54-A
48	I-43-A through I-54-A
49	I-44-A through I-54-A
50	I-45-A through I-54-A
51	I-46-A through I-54-A
52	I-47-A through I-54-A
53	I-48-A through I-54-A
54	I-49-A through I-54-A
55	I-50-A through I-54-A
56	I-51-A through I-54-A
57	I-52-A through I-54-A
58	I-53-A and I-54-A
59	I-54-A
thereafter	$0.00

With respect to REMIC III Regular Interest A-IO and each Distribution Date listed below, the aggregate Uncertificated Balance of the REMIC II Regular Interests listed below:

Distribution Date	REMIC II Regular Interests
1 - 3	IO-1 through IO-6
4 - 6	IO-2 through IO-6
7 - 9	IO-3 through IO-6
10 - 12	IO-4 through IO-6
13 - 15	IO-5 and IO-6
16 - 18	IO-6
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC III Regular Interest SWAP-IO.

Underwriters’ Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

Underwriting Guidelines: The underwriting guidelines pursuant to which a related Mortgage Loan was originated.

Unpaid Interest Amounts: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the related Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid immediately prior to the current Distribution Date and (b) interest on such unpaid amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to the Certificates, as of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, (c) 1% of all Voting Rights shall be allocated to the Class A-IO Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (d) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates (other than the Class R Certificates and Class X-1 Certificates) in proportion to the Certificate Balances of their respective Certificates on such date; provided, however that until such time as the Policy is no longer outstanding in accordance with its terms, the Certificate Insurer shall be entitled to exercise all of the Voting Rights of the Class A-1 Certificates. The Class R Certificates and Class X-1 Certificates shall have no Voting Rights.

WAC Cap: With respect to the Certificates as of any Distribution Date, a per annum rate equal to the product of (i) with respect to the LIBOR Certificates, 30 divided by the actual number of days in the applicable Interest Accrual Period, and with respect to the Class A-IO Certificates, 1, and (ii) (A) the weighted average of the Adjusted Net Mortgage Interest Rates on the Mortgage Loans in effect at the beginning of the related Due Period on the Mortgage Loans (less, in the case of the Class A-1 Certificates, the Premium Percentage), less (B) the sum of (a) except with respect to the Class A-IO Certificates, the amount of interest accrued on the Class A-IO Certificates for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans and multiplied by 12, and (b) Net Swap Payments, if any, for that Distribution Date, and Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Provider, if any, for that Distribution Date, divided by the Class Certificate Balance of the LIBOR Certificates at the beginning of the related Due Period, multiplied by 12. For federal income tax purposes, the WAC Cap shall be expressed as, with respect to the LIBOR Certificates, the weighted average of the REMIC III Remittance Rates on REMIC III Regular Interest AA, REMIC III Regular Interest A1 and REMIC III Regular Interest ZZ. For federal income tax purposes, the Class A-IO Certificates will not have a WAC Cap, but will be entitled to 100% of amounts distributed to REMIC III Regular Interest A-IO.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

(b)  In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian, as applicable, for the benefit of the related Certificateholders and the Certificate Insurer the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)  the original Mortgage Note (except for any Mortgage Notes for which there is a lost note affidavit and a copy of the Mortgage Note) bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed “Pay to the order of _____________, without recourse” and signed in the name of the last endorsee. To the extent that there is no room on the face any Mortgage Note for an endorsement, the endorsement may be contained on an allonge, unless state law does not so allow and the Trustee has been advised by the Depositor that state law does not so allow. If the Mortgage Loan was acquired by the [Original Loan Seller] in a merger, the endorsement must be by “[last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[last endorsee], formerly known as [previous name]”;

(ii)  the original of any guarantee executed in connection with the Mortgage Note, if provided;

(iii)  the original Mortgage, with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the related Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the related Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee), shall deliver or cause to be delivered to the Trustee or the Custodian, as applicable, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of the related Responsible Party, or evidence of certification on the face of such photocopy of such Mortgage, or certified by the title company, escrow agent, or closing attorney stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee or the Custodian, as applicable, upon receipt thereof by the related Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(iv)  the originals of all assumption, modification, consolidation or extension agreements (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

(v)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

(vi)  the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the related Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee), shall deliver or cause to be delivered to the Trustee or the Custodian, as applicable, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of such Responsible Party, or evidence of certification on the face of such photocopy of such intervening assignment, or certified by the title company, escrow agent, or closing attorney stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee or the Custodian, as applicable, upon receipt thereof by the related Responsible Party, or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(vii)  the original or copy of lender’s title policy or any one of an original title binder, an original or copy of the preliminary title report or an original or copy of the title commitment; and

(viii)  a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

The Depositor shall use reasonable efforts to assist the Trustee, the Custodian and the related Servicer in enforcing the obligations of the Purchaser under the related Responsible Party Agreements.

Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date. In the event one or more lost note affidavits are provided to cover multiple missing Mortgage Notes on the Closing Date, the Depositor shall use reasonable efforts to cause the related Responsible Party to deliver to the Trustee or the Custodian, as applicable, the applicable individual lost note affidavits within ten (10) Business Days of the Closing Date. If such Responsible Party fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee shall notify such Responsible Party to take such remedial actions, including, without limitation, the repurchase by such Responsible Party of such Mortgage Loan within 60 days of the Closing Date.

The Depositor shall use reasonable efforts to cause the Purchaser and the related Responsible Party to deliver to the Trustee or the Custodian, as applicable, the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 150 days from the Closing Date.

If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. (“MERS”) or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Depositor shall use reasonable efforts to cause the Purchaser and the related Responsible Party, as applicable, to forward, with respect to the related Mortgage Loans, to the Trustee or the Custodian, as applicable, additional documents evidencing an assumption, modification, consolidation or extension of a related Mortgage Loan approved by such Responsible Party in accordance with the terms of the related Responsible Party Agreements. All such mortgage documents held by the Trustee or the Custodian, as applicable, as to each Mortgage Loan shall constitute the “Custodial File.” The Trustee shall have no duty or obligation to request or verify whether any such mortgage documents exist.

On or prior to the Closing Date, the Depositor shall use reasonable efforts to cause the Purchaser or related Responsible Party to deliver to the Trustee or the Custodian, as applicable, Assignments of Mortgages, in blank, for each applicable Mortgage Loan (except with respect to each MERS Designated Mortgage Loan). The Depositor shall use reasonable efforts to cause the Purchaser or related Responsible Party to cause the Assignments of Mortgage with completed recording information to be provided to the related Servicer in a reasonably acceptable manner. In the event that any Assignment of Mortgage is not recorded or is improperly recorded, the applicable Servicer will have no liability directly resulting from such lack of recordation or such improper recordation and solely resulting from any failure to receive notices made with respect to such Assignment of Mortgage, except for any liability incurred by reason of willful misfeasance, bad faith or negligence by such Servicer in the performance hereunder or by reason of reckless disregard of its obligations and duties hereunder. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Trustee or Custodian, as applicable, of the fully completed Assignments of Mortgages in recordable form, the Depositor shall promptly submit or cause to be submitted for recording, at the expense of the related Responsible Party pursuant to the related Responsible Party Agreement, at no expense to the Trust Fund, the Depositor, the Custodian, the Master Servicer or the Trustee in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan (i) except with respect to any Mortgage Loan located in Maryland or Kentucky, unless the Trustee and the Depositor receive written notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates (which, with respect to the Class A-1 Certificates, shall be without giving effect to the Policy) or (ii) if such Mortgage Loan is a MERS Designated Mortgage Loan. If the Assignment of Mortgage is to be recorded, the Depositor shall use reasonable efforts to cause the Purchaser to assign the Mortgage at the Purchaser’s expense to “Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement dated as of February 1, 2007, GSAA Trust 2007-S1.” In the event that any such assignment is lost or returned unrecorded because of a defect therein with respect to any Mortgage Loan, and such defect is not cured, the Trust shall cause the Purchaser to repurchase such Mortgage Loan pursuant to the related Responsible Party Agreements.

On or prior to the Closing Date, the Depositor shall deliver to the Trustee, the Custodian, the Certificate Insurer, the Master Servicer and the related Servicer a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor, the Custodian, the Master Servicer, the related Servicer and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Trustee, the Custodian, the Certificate Insurer, the Master Servicer and the related Servicer.

In the event, with respect to any Mortgage Loan, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee or the Custodian, as applicable, within 180 days of the Closing Date, the Trustee shall notify the Depositor and the Depositor shall take or cause to be taken such remedial actions under the related Responsible Party Agreement as may be permitted to be taken thereunder, including without limitation, if applicable, the repurchase by the related Responsible Party of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that the related Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the related Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the related Responsible Party confirming that such document has been accepted for recording.

Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the related Responsible Party shall be deemed to have been satisfied upon delivery by the related Responsible Party to the Trustee or the Custodian, as applicable, prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

(c)  The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “GSAA Trust 2007-S1” and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including the requirement that no Mortgage Loan be a High Cost Mortgage Loan and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 be governed by the Georgia Fair Lending Act.

(d)  The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans, the Responsible Party Agreements and the Representations and Warranties Agreement) pursuant to Section 2.01(a). The parties hereby acknowledge and agree that the execution and delivery of the Interest Rate Swap Agreement by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust was authorized and is hereby ratified and confirmed.

Section 2.02  Acceptance by the Trustee and the Custodian of the Mortgage Loans. Each of the Trustee and the Custodian, as applicable, acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E-1 or E-2, as applicable, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. Each of the Trustee and the Custodian, as applicable, acknowledges that it will maintain possession of the related Mortgage Notes in the States of California and Minnesota, as applicable, unless otherwise permitted by the Certificate Insurer and the Rating Agencies.

On the Closing Date, the Trustee and the Custodian, as applicable, shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor, the Certificate Insurer, the Trustee, if applicable, the Master Servicer, if applicable, and the related Servicer an Initial Certification, in the form annexed hereto as Exhibit E-1 or E-2, as applicable, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exception thereon, and shall deliver to the Depositor, the Certificate Insurer, the Master Servicer and the related Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F-1 or F-2, as applicable, within 90 days (or with respect to any Substitute Mortgage Loan delivered to the Trustee or the Custodian, as applicable, within 30 days after the receipt of the mortgage file by the Trustee or the Custodian, as applicable) after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (3) and (13) of the Mortgage Loan Schedule and items (1), (2), (3) and (13) of the related Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee and the Custodian, as applicable, shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

The Trustee and the Custodian, as applicable, shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The related Servicer shall promptly deliver to the Trustee and the Custodian, as applicable, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of such Servicer from time to time.

The Depositor shall use reasonable efforts to cause the related Responsible Party to deliver to the related Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee and the Custodian, as applicable, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office. The Depositor shall use reasonable efforts to cause the related Responsible Party to deliver such documents at such Responsible Party’s expense to the related Servicer and in no event shall such Servicer be responsible for any expenses relating to such delivery obligation.

Section 2.03  Representations, Warranties and Covenants of the Servicers and the Custodian. (a) Each of Ocwen, Avelo and SLS hereby makes the representations and warranties set forth in Schedules II-A, II-B and II-C, respectively, hereto to the Depositor, the Certificate Insurer, the Master Servicer and the Trustee as of the Closing Date.

(b)  The Custodian hereby makes the representations and warranties set forth in Schedule II-D hereto to the Depositor, the Master Servicer, the Certificate Insurer, the Servicers and the Trustee.

(c)  It is understood and agreed by each Servicer, the Custodian, the Master Servicer and the Trustee that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the related Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor and the Trustee, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by the Depositor, the Trustee, the Master Servicer, the Custodian, the Certificate Insurer or the related Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

(d)  In connection with any repurchase or substitution of a Mortgage Loan pursuant to this Section 2.03 or the related Responsible Party Agreements, the related Servicer shall, based on information provided by the Purchaser, amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of such Deleted Mortgage Loan or Loans and the substitution of the Substitute Mortgage Loan or Loans and the related Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon any such repurchase or any substitution and the deposit to the related Collection Account of any Substitution Adjustment Amount, the Trustee or the Custodian, as applicable, shall release the Mortgage File held for the benefit of the related Certificateholders and the Certificate Insurer relating to such Deleted Mortgage Loan to the Purchaser or the related Responsible Party, as applicable, and shall execute and deliver at the direction of the Purchaser or the related Responsible Party, as applicable, such instruments of transfer or assignment prepared by the Purchaser or the related Responsible Party, as applicable, in each case without recourse, as shall be necessary to vest title in the Purchaser or the related Responsible Party, as applicable, or their respective designees, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

(e)  For any month in which the Purchaser or the related Responsible Party, as applicable, substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the Scheduled Payments due in the Due Period of substitution). The Depositor shall use reasonable efforts to cause the Purchaser or the related Responsible Party, as applicable, to remit to the related Servicer for deposit into the related Collection Account on or before the next Servicer Remittance Date the amount of such shortage (the “Substitution Adjustment Amount”).

(f)  In the event that a Mortgage Loan shall have been repurchased pursuant to the related Responsible Party Agreements, the proceeds from such repurchase shall be deposited in the related Collection Account by the applicable Servicer, pursuant to Section 3.10 on or before the next Servicer Remittance Date and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee or the Custodian, as applicable, shall release the related Custodial File held for the benefit of the related Certificateholders and the Certificate Insurer to such Person as directed by the related Servicer, and the Trustee or the Custodian, as applicable, shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee or the Custodian, as applicable. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to the Certificateholders, the Depositor, the related Servicer, the Master Servicer or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Custodial Files to the Trustee or the Custodian, as applicable, for the benefit of the Certificateholders and the Certificate Insurer.

Section 2.04  [Reserved].

Section 2.05  Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and the Certificate Insurer.

Section 2.06  REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The “Start-up Day” for purposes of the REMIC Provisions shall be the Closing Date. The “latest possible maturity date” is the Distribution Date in February 2037, which is the Distribution Date following the latest Mortgage Loan maturity date.

Section 2.07  Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee, the Certificate Insurer, each Servicer, the Custodian and the Master Servicer that as of the date of this Agreement or as of such date specifically provided herein:

(a)  The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)  The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

(c)  This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicers, the Trustee, the Master Servicer and the Custodian, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d)  No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

(e)  None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(f)  There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor’s reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

(g)  The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

(h)  Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, the security interest referred to in Section 10.04.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Custodial Files to the Trustee or the Custodian, as the case may be, and shall inure to the benefit of the Trustee and the Certificate Insurer.

Section 2.08  Enforcement of Purchaser and Responsible Party Obligations.

Upon discovery by any of the parties hereto or the Certificate Insurer of a breach of a representation or warranty made by the Purchaser or related Responsible Party pursuant to the Representations and Warranties Agreement or the related Responsible Party Agreements, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement, the Certificate Insurer and the Purchaser or the related Responsible Party, as applicable. The Trustee shall take such action, with the Depositor’s and, only if the Policy is outstanding in accordance with its terms, the Certificate Insurer’s written consent, with respect to such breach under related Responsible Party Agreements as may be necessary or appropriate to enforce the rights of the Trust with respect thereto.

Section 2.09  Purposes and Powers of the Trust. The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make payments on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

(f)  The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or as required or authorized by the terms of this Agreement while any Certificate or the Policy is outstanding.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01  Servicers to Service Mortgage Loans. (a) Prior to the Servicing Transfer Date, certain Mortgage Loans shall be serviced and administered by Ocwen, and SLS shall have no responsibility to service or administer such Mortgage Loans prior to the Servicing Transfer Date. For and on behalf of the Certificateholders and the Certificate Insurer, each Servicer shall service and administer the related Mortgage Loans, in accordance with the terms of this Agreement and in accordance with the respective Mortgage Loans and, to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)  any relationship that the related Servicer, any Subservicer or any Affiliate of such Servicer or any Subservicer may have with the related Mortgagor;

(ii)  the ownership or non-ownership of any Certificate by the related Servicer or any Affiliate of such Servicer;

(iii)  the related Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iv)  the related Servicer’s or any Subservicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the related Servicer shall seek to maximize the timely and complete recovery of principal and interest on the related Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the related Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the related Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee or the Master Servicer, when such Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the related Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and in the name of the Trust. The related Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Subject to Section 3.16, the Trustee shall execute, at the written request of the related Servicer, and furnish to the related Servicer and any Subservicer such documents as are necessary or appropriate to enable such Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the related Servicer and each Subservicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and in the name of the Trust. Promptly upon written request, after the Closing Date, the Trustee shall execute and deliver a power of attorney in the form attached hereto as Exhibit P in favor of the related Servicer and/or each Subservicer for the purposes described herein to the extent necessary or desirable to enable such Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions or inactions of the related Servicer or any Subservicers under such powers of attorney. The Trust shall be liable for such actions and inactions, to the extent so provided in this Agreement, unless such actions or inactions are outside the authorization provided in the powers of attorney. If the related Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then such Servicer shall promptly forward a copy of same to the Trustee unless the notice of said suit, litigation or proceeding was provided by the Trustee to such Servicer.

(b)  In accordance with the standards of the preceding paragraph, the related Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the related Mortgaged Properties (to the extent such Servicer has received reasonable timely written notice that such taxes or assessments have not been paid by the related Mortgagor or the owner or the servicer of a related First Lien Mortgage Loan; provided that the Servicer shall not be required to have tax contracts covering Mortgage Loans), which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.11. Any cost incurred by the related Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Notwithstanding anything in this Agreement to the contrary, however, the related Servicer need not make any future advances with respect to a Mortgage Loan if such Servicer makes a good faith determination that such advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as set forth in Section 4.01 or if such Mortgage Loan is 180 days Delinquent.

(c)  The related Servicer shall not (i) permit any modification with respect to any related Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest or principal payments resulting from the application of the Relief Act or any similar state statutes or (B) as provided in Section 3.07, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of such Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any related Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the start-up day” under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.

(d)  The related Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release such Servicer from the responsibilities or liabilities arising under this Agreement.

(e)  If the Mortgage relating to a Mortgage Loan had a related First Lien Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the related Servicer, in such capacity, may consent to the refinancing of the related First Lien Mortgage Loan, provided that the following requirements are met:

(i)  the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing;

(ii)  the interest rate, or, in the case of an adjustable rate related First Lien Mortgage Loan, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the existing First Lien Mortgage Loan immediately prior to the date of such refinancing; and

(iii)  the loan evidencing the refinanced senior lien is not subject to negative amortization.

Section 3.02  Subservicing Agreements between the Related Servicer and Subservicers.

(a)  Each Servicer may enter into subservicing agreements with subservicers (each, a “Subservicer”), for the performance of a substantial portion of the material servicing functions and administration of the related Mortgage Loans (“Subservicing Agreements”).

(b)  Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the related Mortgage Loans consistent with the terms of this Agreement. The related Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The related Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee or the Certificate Insurer, without the consent of the Trustee and the Certificate Insurer. Any variation without the consent of the Trustee and the Certificate Insurer from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the related Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The related Servicer shall deliver to the Trustee, the Depositor, the Certificate Insurer, the Master Servicer and the Custodian copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer’s execution and delivery of such instruments.

(c)  As part of its servicing activities hereunder, the related Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the related Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The related Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

(d)  Each Servicer shall cause any Subservicer engaged by such Servicer (or by any Subservicer) for the benefit of the Depositor, the Trustee, the Certificate Insurer, the Master Servicer and the Custodian to comply with the provisions of this Section 3.02 and, with respect to the Servicers, with Sections 3.22, 3.23 and 8.12 of this Agreement to the same extent as if such Subservicer were such Servicer, and to provide the information required with respect to the Mortgage Loans and such Subservicer under Section 8.12(g) of this Agreement. Each Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under Section 3.22 and any assessment of compliance report and related accountant’s attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

(e)  Subject to the conditions set forth in this Section 3.02, each Servicer and any Subservicer engaged by such Servicer is permitted to utilize one or more subcontractors to perform certain of its obligations hereunder. Such Servicer shall promptly upon request provide to the Depositor, the Trustee, the Certificate Insurer and the Master Servicer, if applicable, a written description (in form and substance satisfactory to the Depositor) of the role and function of each subcontractor utilized by such Servicer or any such Subservicer, specifying, if applicable, not later than the date specified for delivery of the annual report on assessment of compliance set forth in Section 3.23 (i) the identity of each such subcontractor, if any, that is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each subcontractor identified pursuant to clause (i) of this paragraph. Unless a Form 15 Suspension Notice shall have been filed with respect to the Trust Fund and for so long as the Trust Fund is subject to the Exchange Act reporting requirements, as a condition to the utilization by such Servicer or any such Subservicer of any subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, such Servicer shall cause any such subcontractor used by such Servicer (or by any such Subservicer) for the benefit of the Depositor, the Trustee, the Certificate Insurer and, if applicable, the Master Servicer to comply with the provisions of Section 8.12 of this Agreement. Such Servicer shall be responsible for obtaining from each such subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such subcontractor under Section 3.23, in each case as and when required to be delivered.

Notwithstanding the foregoing, if a Servicer engages a subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such subcontractor shall be deemed to be a Subservicer for purposes of this Agreement (and shall not be required to meet the requirements of a Subservicer set forth in Section 3.02(b)), the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a) and such Servicer shall comply with Section 3.02(d) with respect thereto.

Section 3.03  Successor Subservicers. The related Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the related Servicer without any act or deed on the part of such Subservicer or the related Servicer, and such Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the related Servicer shall, for any reason, no longer be the servicer (including termination due to an Event of Default) with respect to the related Mortgage Loans.

Section 3.04  Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the related Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, each Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the related Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the related Servicer alone were servicing and administering such Mortgage Loans. The related Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05  No Contractual Relationship between Subservicers, the Trustee and the Master Servicer. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the related Servicer alone, and neither the Trustee nor the Master Servicer (or any successor servicer), shall be deemed a party thereto and shall have claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The related Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether such Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06  Assumption or Termination of Subservicing Agreements by the Master Servicer. In the event the related Servicer at any time shall for any reason no longer be the servicer (including by reason of the occurrence of an Event of Default) with respect to the related Mortgage Loans, the Master Servicer, or its designee, or another successor servicer if the successor servicer is not the Master Servicer, shall thereupon assume all of the rights and obligations of the related Servicer under each Subservicing Agreement that such Servicer may have entered into, with copies thereof provided to the Master Servicer prior to the Master Servicer assuming such rights and obligations, unless the Master Servicer elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

Upon such assumption, the Master Servicer, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the related Servicer’s interest therein and to have replaced the related Servicer as a party to each Subservicing Agreement to which the predecessor servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the related Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the related Servicer and (ii) none of the Depositor, the Trustee, the Master Servicer, their designees or any successor to the related Servicer shall be deemed to have assumed any liability or obligation of such Servicer that arose before it ceased to be the servicer.

Each Servicer at its expense shall, upon request of the Master Servicer deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

Section 3.07  Collection of Certain Mortgage Loan Payments. (a) Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the related Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the related Mortgage Loans and, to the extent applicable, held for its own account. Consistent with the foregoing and Accepted Servicing Practices, the related Servicer may (i) waive any late payment charge or, if applicable, any default interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any related Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the related Servicer shall make timely advances on such Mortgage Loan during such extension to the extent required by Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the related Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances or P&I Advances for any Mortgage Loan that is 180 days Delinquent. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or in the judgment of the related Servicer, such default is reasonably foreseeable, such Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “Forbearance”); provided, however, that the final maturity date of any Mortgage Loan may not be extended beyond the applicable Final Scheduled Distribution Date. The related Servicer’s analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of Section 3.01 shall be reflected in writing in the applicable Servicing File or on such Servicer’s servicing records. In addition, notwithstanding the foregoing, the related Servicer may also waive (or permit a Subservicer to waive), in whole or in part, a Prepayment Premium if such waiver would, in such Servicer’s judgment, maximize recoveries on the related Mortgage Loan or if such Prepayment Premium is (i) not permitted to be collected by applicable law or regulation, or the collection thereof would be considered “predatory” pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor’s rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment or the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Premium. If a Prepayment Premium is waived other than as permitted in this Section 3.07(a), then the related Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates by depositing such amount into the related Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the related Collection Account; provided, however, that the related Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information on the related Mortgage Loan Schedule in effect at such time.

(b)  The applicable Servicer shall give notice to the Trustee, the Certificate Insurer, each Rating Agency, the Master Servicer and the Depositor of any proposed change of the location of the related Collection Account within a reasonable period of time prior to any change thereof.

Section 3.08  Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the “Subservicing Account”). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the related Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer’s receipt thereof, all proceeds of the related Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the related Collection Account of the related Servicer or remit such proceeds to the related Servicer for deposit in the related Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the related Servicer shall be deemed to have received payments on the related Mortgage Loans when the Subservicer receives such payments.

Section 3.09  [Reserved].

Section 3.10  Collection Accounts.

(a)  On behalf of the Trustee and the Master Servicer, as applicable, each Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (each such account or accounts, a “Collection Account”), held in trust for the benefit of the Trustee. Funds in the related Collection Account shall not be commingled with any other funds of the related Servicer. On behalf of the Trustee, the related Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer’s receipt thereof, and shall thereafter deposit in the related Collection Account, in no event more than two Business Days (or, in the case of Avelo, as soon as the proper cash applicable can be determined but in no event more than five Business Days) after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

(i)  all payments on account of principal, including Principal Prepayments, on the related Mortgage Loans;

(ii)  all payments on account of interest (net of the related Servicing Fee) on each related Mortgage Loan;

(iii)  all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices) and all Liquidation Proceeds with respect to the related Mortgage Loans other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to either the Mortgagor or the holder of a senior lien on the Mortgaged Property in accordance with the related Servicer’s normal servicing procedures;

(iv)  any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the related Collection Account;

(v)  any amounts required to be deposited by the related Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

(vi)  all proceeds of any related Mortgage Loan repurchased or purchased in accordance with this Agreement and any Substitution Adjustment Amount; and

(vii)  all Prepayment Premiums collected by the related Servicer.

The foregoing requirements for deposit in the related Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, any payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the related Servicer in the related Collection Account and shall, upon collection, belong to the related Servicer as additional compensation for its servicing activities. In the event the related Servicer shall deposit in the related Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the related Collection Account, any provision herein to the contrary notwithstanding.

(b)  Funds in the related Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The related Servicer shall give notice to the Trustee, the Certificate Insurer, the Depositor and the Master Servicer of the location of the related Collection Account maintained by it when established and prior to any change thereof.

Section 3.11  Withdrawals from the Collection Account. (a) Each Servicer shall, from time to time, make withdrawals from the related Collection Account for any of the following purposes or as described in Section 4.01:

(i)  on or prior to the Servicer Remittance Date, to remit to the Trustee or the Master Servicer, as applicable, all related Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the related Mortgage Loans received during the related Prepayment Period;

(ii)  to reimburse the related Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on the related Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

(iii)  to pay the related Servicer or any Subservicer (A) any unpaid related Servicing Fees (including such unpaid related Servicing Fees as provided in Section 3.15) or (B) any unreimbursed Servicing Advances with respect to each related Mortgage Loan serviced by the related Servicer, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by the related Servicer from a Mortgagor, or otherwise received with respect to such related Mortgage Loan (or the related REO Property);

(iv)  to pay to the related Servicer as servicing compensation (in addition to the related Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the related Collection Account;

(v)  to pay the related Responsible Party or the Purchaser, as applicable, with respect to each related Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)  to reimburse the related Servicer for (A) any P&I Advance or Servicing Advance previously made which the related Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01, (B) any P&I Advance or Servicing Advance previously made with respect to a delinquent Mortgage Loan which Mortgage Loan has been modified by such Servicer in accordance with the terms of this Agreement; provided that such Servicer shall only reimburse itself for such P&I Advances and Servicing Advances at the time of such modification and shall reimburse itself after such modification only as otherwise permitted under the other clauses of this Section 3.11(a), and (C) any unpaid related Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan and not reimbursed under Section 3.11(a)(iii) or upon termination of the obligation of the related Servicer (it being understood, in the case of each such reimbursement, that the related Servicer’s right thereto shall be prior to the rights of the Certificateholders);

(vii)  to pay, or to reimburse the related Servicer for advances in respect of, expenses incurred in connection with any related Mortgage Loan serviced by the related Servicer pursuant to Section 3.15;

(viii)  to reimburse the related Servicer, the Master Servicer, the Depositor, the Certificate Insurer or the Trustee for expenses incurred by or reimbursable to such Servicer, the Master Servicer, the Depositor, the Certificate Insurer or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or Section 8.05;

(ix)  to reimburse the related Servicer, the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the related Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

(x)  to withdraw any amounts deposited in the related Collection Account in error or for which amounts previously deposited are returned due to a “not sufficient funds” or other denial of payment by the related Mortgagor’s banking institution;

(xi)  to withdraw any amounts held in the related Collection Account and not required to be remitted to the Trustee or the Master Servicer, as applicable, on the Servicer Remittance Date occurring in the month in which such amounts are deposited into the related Collection Account, to reimburse the related Servicer for unreimbursed P&I Advances;

(xii)  to invest funds in Permitted Investments in accordance with Section 3.12; and

(xiii)  to clear and terminate the related Collection Account upon termination of this Agreement.

To the extent that the related Servicer does not timely make the remittance referred to in clause (i) above, such Servicer shall pay the Trustee or the Master Servicer, as applicable, for the account of the Trustee or the Master Servicer, as applicable, interest on any amount not timely remitted at the prime rate, from and including the applicable Servicer Remittance Date to but excluding the date such remittance is actually made.

(b)  The related Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above. The related Servicer shall provide written notification to the Depositor, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclauses (a)(vi) and (viii) above.

Section 3.12  Investment of Funds in the Collection Account, Master Servicer Collection Account and the Distribution Account.

(a)  The related Servicer may invest the funds in the related Collection Account, the Master Servicer may invest funds in the Master Servicer Collection Account during the Master Servicer Float Period and the Trustee may invest funds in the Distribution Account during the Trustee Float Period, and shall (except during the Trustee Float Period), invest such funds in the related Distribution Account at the direction of the Depositor (for purposes of this Section 3.12, each of the related Collection Account, the Master Servicer Collection Account and the Distribution Accounts are referred to as an “Investment Account”), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement (except for investments made at the Depositor’s direction, which shall mature no later than the Business Day immediately preceding the date of required withdrawal). All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the related Collection Account and the Master Servicer Collection Account and any income and gain realized thereon in any Account other than the related Distribution Account during the Trustee Float Period) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

(x)
consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)	demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)  All income and gain realized from the investment of funds deposited in the related Collection Account held by or on behalf of the related Servicer and any of the benefits arising from such Collection Account, shall be for the benefit of such Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Any other benefit derived from the related Collection Account associated with the receipt, disbursement and accumulation of principal, interest, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the related Servicer, except that such Servicer shall not realize any economic benefit from any forced charging of services except as permitted by applicable law. The related Servicer shall deposit in the related Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)  All income and gain realized from the investment of funds deposited in the Master Servicer Collection Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in the manner set forth in Section 9.12. Any other benefit derived from the Master Servicer Collection Account associated with the receipt, disbursement and accumulation of principal, interest, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the Master Servicer, except that the Master Servicer shall not realize any economic benefit from any forced charging of services except as permitted by applicable law. The Master Servicer shall deposit in the Master Servicer Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)  All income and gain realized from the investment of funds deposited in the related Distribution Account held by the Trustee, shall be for the benefit of the Depositor (except for any income or gain realized from the investment of funds on deposit in the related Distribution Account during the Trustee Float Period, which shall be for the benefit of the Trustee). The Depositor shall deposit in the Distribution Account (except with respect to the Trustee Float Period, in which case the Trustee shall deposit) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(e)  Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(f)  The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

(g)  The Trustee shall not be liable for the amount of any loss incurred with respect of any investment (except that during the Trustee Float Period, it will be responsible for reimbursing the Trust for such loss) or lack of investment of funds held in any Investment Account or the related Distribution Account if made in accordance with this Section 3.12.

Section 3.13  Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage. (a) Each Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards on all of the related Mortgage Loans, which policy shall provide coverage in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, (iv) the amount necessary for compliance with the Fannie Mae guidelines, and (v) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Any amounts to be collected by the related Servicer under any such policy (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the related Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.11.

In the event that such policy contains a deductible clause, the related Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a standard hazard insurance policy and there shall have been one or more losses which would have been covered by such policy, the related Servicer shall deposit to the related Collection Account from its own funds the amount that is not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the related Mortgage Loans, the related Servicer agrees to prepare and present, on behalf of itself, and the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)  Each Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae if it were the purchaser of the Mortgage Loans, unless the related Servicer has obtained a waiver of such requirements from Fannie Mae. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae, unless the related Servicer has obtained a waiver of such requirements from Fannie Mae. The related Servicer shall provide the Trustee, the Certificate Insurer and the Master Servicer upon request with copies of any certificates of such insurance policies and fidelity bond. The related Servicer shall be deemed to have complied with this provision if an Affiliate of such Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee, the Certificate Insurer and the Master Servicer, if applicable. The related Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.14  Enforcement of Due-on-Sale Clauses; Assumption Agreements. Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such related Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the related Servicer shall not be required to take such action if, in its sole business judgment, the related Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the related Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the related Servicer will make commercially reasonable efforts to enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The related Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the related Servicer and such substitution is in the best interest of the related Certificateholders as determined by such Servicer. In connection with any assumption, modification or substitution, the related Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The related Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the related Servicer in respect of an assumption, modification or substitution of liability agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof or as otherwise permitted by this Agreement. The related Servicer shall notify the Trustee or the Custodian, as applicable, that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee or the Custodian, as applicable, the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the related Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.15  Realization upon Defaulted Mortgage Loans. (a) Each Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The related Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, the related Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the related Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

In the event that the related First Lien Mortgage Loan is not being serviced by the related Servicer, such Servicer shall have no liability for any losses resulting from a foreclosure on a related Mortgage Loan in connection with the foreclosure on the related First Lien Mortgage Loan where such Servicer did not receive notice or otherwise had no actual knowledge regarding such foreclosure on the related First Lien Mortgage Loan; provided, however, if such Servicer is either notified or has actual knowledge that any holder of a First Lien Mortgage Loan intends to accelerate the obligations secured by the First Lien Mortgage Loan, or that any such holder intends to declare a default under the mortgage or promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, the related Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust in accordance with Accepted Servicing Practices and the REMIC Provisions. It being understood that pursuant to the provisions of this Agreement neither the related Servicer nor the Trustee may be the mortgagee of record for which notice would otherwise be delivered by the holder of the related First Lien Mortgage Loan. The related Servicer shall not be required to make a Servicing Advance pursuant to Section 4.01 with respect thereto except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the then outstanding principal balance of the related Mortgage Loan and in no event for Mortgage Loans that are 180 days or more Delinquent. The related Servicer shall thereafter take such action as is reasonably necessary to recover any amount so advanced and to otherwise reimburse itself as a Servicing Advance from the related Collection Account pursuant to Section 3.11.

The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17 and any costs and expense incurred pursuant to this Section 3.15 and reimbursable pursuant to Section 3.11(a)(vii); second, to reimburse the related Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the related Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Servicer Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; and fourth, as a recovery of principal of the related Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid related Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the related Servicing Fee Rate). The portion of the recovery so allocated to unpaid related Servicing Fees shall be reimbursed to the related Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of any recovery so allocated to interest at the Mortgage Interest Rate (net of the related Servicing Fee Rate) and to principal of the related Mortgage Loan shall be applied as follows: first, to reimburse the related Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17 and any costs and expense incurred pursuant to this Section 3.15 and reimbursable pursuant to Section 3.11(a)(vii), and second, to the Trustee in accordance with the provisions of Section 4.02(a), subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

With respect to any Mortgage Loan that is 180 days delinquent, the related Servicer shall charge off such delinquent Mortgage Loan. Once a Mortgage Loan has been charged off, the related Servicer will discontinue making P&I Advances, the related Servicer will not be entitled to any additional servicing compensation and the Charged Off Loan will give rise to a Realized Loss. Any such Charged Off Loan, if also discharged from the Trust, will become a Released Loan, will be released from the Trust Fund, will no longer be an asset of any Trust REMIC, and will be transferred to the Class X-1 Certificateholders, without recourse, and thereafter (i) the Class X-1 Certificateholder will be entitled to any amounts subsequently received in respect of any such Released Loans, (ii) the Class X-1 Certificateholder may designate any servicer to service any such Released Loan and (iii) the Class X-1 Certificateholder may sell any such Released Loan to a third party. Once a Released Loan is charged off and discharged from the Trust pursuant to this Section 3.15(a), the related Servicer shall not be obligated to service such Released Loan and the Class X-1 Certificateholder shall be responsible to provide for the servicing of such Released Loan. The related Servicer may cease any collection efforts with respect to such Released Loan, and statements of account may no longer be sent to such Mortgagor. The related Servicer may write off each Charged Off and discharged Mortgage Loan as bad debt.

Notwithstanding the foregoing, each Servicer may determine in its sole discretion not to discharge such Charged Off Loan after the day the Mortgage Loan becomes 180 days delinquent. Reasons for such Servicer not discharging the Charged Off Loan include, but are not limited to: (i) foreclosure proceedings are ongoing, (ii) the Mortgagor has commenced bankruptcy proceedings, (iii) the Mortgage Loan is in the process of a Liquidation Event, (iv) the Mortgagor is in the process of negotiating a modification, (v) the Mortgagor is in bankruptcy but the Mortgagor is still making Mortgage payments, or (vi) such Servicer has a reasonable expectation that the Mortgagor will resume payments on the Mortgage Loan.

(b)  Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event an officer responsible for foreclosures or default management of the related Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Depositor, the Master Servicer or the Trustee otherwise requests, the related Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the related Servicer shall promptly provide the Trustee, the Master Servicer and the Depositor, with a written report of the environmental inspection.

After reviewing the environmental inspection report, the related Servicer shall determine consistent with Accepted Servicing Practices, to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the related Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.11. In the event the related Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed from general collections for all related Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the related Servicer pursuant to this paragraph or otherwise.

Section 3.16  Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by the related Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the related Servicer will, within five (5) Business Days of the payment in full, notify the Trustee and the Custodian and the by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release to the Trustee or the Custodian, as applicable. Upon receipt of such certification and Request for Release, the Trustee or the Custodian, as applicable, shall promptly release the related Custodial File to the related Servicer within five (5) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to or reimbursed by the related Collection Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee or the Custodian, as applicable, shall, upon request of the related Servicer and delivery to the Trustee or the Custodian, as applicable, of a Request for Release, release the related Custodial File to the related Servicer, and the Trustee shall, at the direction of such Servicer, execute such documents provided to it as shall be necessary to the prosecution of any such proceedings and the related Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the related Servicer to return each and every document previously requested from the Custodial File to the Trustee or the Custodian, as applicable, when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the related Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Trustee or the Custodian, as applicable, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or the Custodian, as applicable, to the related Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Trustee or the Custodian, as applicable, shall deliver the related Custodial File to the requesting Servicer within five (5) Business Days by overnight courier (at such Servicer’s expense, which expense shall be reimbursable as a Servicing Advance).

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the related Servicer copies of any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the related Servicer a power of attorney in the form of Exhibit P sufficient to authorize such Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.17  Title, Conservation and Disposition of REO Property.

(a)  This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the related Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee on behalf of the Certificateholders and the Certificate Insurer or the Trustee’s nominee.

(b)  The related Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The related Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of the Trustee and the Certificate Insurer.

(c)  As described in paragraph (h) below, each Servicer shall use Accepted Servicing Practices to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Trustee and the Certificate Insurer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. The Trustee has no obligation with respect to REO Dispositions.

(d)  The related Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the related Collection Account.

(e)  The related Servicer shall deposit net of reimbursement to such Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees as provided in Section 3.11, or cause to be deposited, on a daily basis in the related Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

(f)  The related Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid related Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

(g)  Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the related Servicer as additional servicing compensation.

(h)  The related Servicer shall use Accepted Servicing Practices to sell, or cause the Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the related REMIC unless (i) the related Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period pursuant to the requirements of Section 3.17(c), or (ii) the related Servicer obtains for the Trustee, the Certificate Insurer and the Master Servicer an Opinion of Counsel, addressed to the Depositor, the Trustee, the Certificate Insurer, the Master Servicer and such Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The related Servicer shall manage, conserve, protect and operate each REO Property serviced by such Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by REMIC I of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders and the Certificate Insurer, rent the same, or any part thereof, as the related Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders and the Certificate Insurer for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.

Section 3.18  [Reserved].

Section 3.19  Access to Certain Documentation and Information Regarding the Mortgage Loans. The related Servicer shall provide, or cause the applicable Subservicer to provide, to the Depositor, the Trustee, the Certificate Insurer, the Master Servicer, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the related Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon 15 days’ (or, if an Event of Default has occurred and is continuing, 3 Business Days’) prior written request and during normal business hours at the offices of the related Servicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Nothing in this Section 3.19 shall require the related Servicer or Subservicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The related Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof. In addition, subject to limitations of applicable privacy laws, the related Servicer or Subservicer may make public information regarding the performance of the related Mortgage Loans.

Section 3.20  Documents, Records and Funds in Possession of the Servicers to Be Held for the Trustee. Each Servicer shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any related Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the related Servicer in respect of any related Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in the related Collection Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The related Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, the Distribution Account or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a related Mortgage Loan, except, however, that the related Servicer shall be entitled to set off against and deduct from, and to pledge and assign its rights to payment from, any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

Section 3.21  Servicing Compensation.

(a)  As compensation for its activities hereunder, each Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the related Collection Account and from Liquidation Proceeds, Insurance Proceeds, and Condemnation Proceeds related to such Mortgage Loan, the related Servicing Fee with respect to each related Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, each Servicer shall be entitled to recover unpaid related Servicing Fees out of related Late Collections and as otherwise permitted in Section 3.11. The right to receive the related Servicing Fee may not be transferred in whole or in part except as provided in Section 6.04 or in connection with the transfer of all of the related Servicer’s responsibilities and obligations under this Agreement; provided, however, that the related Servicer may pay from the related Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

(b)  Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees, charges (other than Prepayment Premiums) and net proceeds from an REO Disposition as provided in Section 3.17(g) shall be retained by the related Servicer only to the extent such fees, charges or net proceeds are received by such Servicer. Each Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the related Collection Account, as additional servicing compensation, interest or other income earned on deposits therein and also shall be entitled to any other benefits arising from such account.

(c)  Except as otherwise provided in this Agreement, each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the related Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

(d)  Without limiting the generality of the foregoing, the Servicers shall not be entitled to receive the Servicing Fee on any Mortgage Loans that became Charged Off Mortgage Loans that are not discharged from the Trust for the period following the date of such charge off, provided, however, that the Servicing Fee shall accrue on such Mortgage Loans during such period, and the Servicing Fee shall be paid to the related Servicer if amounts due on such Mortgage Loan are collected.

Section 3.22  Annual Statement as to Compliance. Each Servicer and the Master Servicer shall deliver or cause to be delivered to the Depositor, the Certificate Insurer and the Trustee, on or before March 15 of each calendar year beginning in 2008, an Officers’ Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the related Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, such Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The obligations of the Servicers under this Section apply to each Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Servicer is acting as a servicer at the time such Officer’s Certificate is required to be delivered. Each Servicer shall deliver a similar Annual Statement of Compliance by any Subservicer to which such Servicer has delegated any servicing responsibilities with respect to the related Mortgage Loans (unless a Form 15 Suspension Notice shall have been filed with respect to the Trust Fund and so long as the Trust Fund is subject to the Exchange Act reporting requirements), to the Depositor, the Certificate Insurer and the Trustee as described above as and when required with respect to such Servicer.

Section 3.23  Assessments of Compliance and Attestation Reports. Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, each Servicer and the Master Servicer shall each deliver to the Depositor, the Trustee and the Certificate Insurer on or before March 15 of each calendar year beginning in 2008, a report regarding such party’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. As set forth in Regulation AB, the Assessment of Compliance must contain the following:

(a)  A statement by the party making the assessment of its responsibility for assessing compliance with the Servicing Criteria applicable to it;

(b)  A statement by the party making the assessment that it used the Servicing Criteria attached as Exhibit R hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to it;

(c)  An assessment by such officer of the party making the assessment’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the party, that are backed by the same asset type as the related Mortgage Loans;

(d)  A statement that a registered public accounting firm has issued an attestation report on the party making the assessment’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)  A statement as to which of the Servicing Criteria, if any, are not applicable to the party making the assessment, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the party, that are backed by the same asset type as the related Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to the party.

On or before March 15 of each calendar year beginning in 2008, the party making the assessment shall furnish to the Depositor, the Certificate Insurer and the Trustee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the party making the assessment, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

Unless a Form 15 Suspension Notice shall have been filed with respect to the Trust Fund and for so long as the Trust Fund is subject to the Exchange Act reporting requirements, each Servicer shall cause any Subservicer to which such Servicer delegated any of its responsibilities with respect to the related Mortgage Loans determined by such Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee, the Certificate Insurer and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

Such Assessment of Compliance, as to any Subservicer to which a Servicer delegated any of its responsibilities with respect to the related Mortgage Loans, shall at a minimum address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to any “primary servicer” to the extent they are applicable to such Subservicer. Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

The Trustee (in its capacity as custodian) and the Custodian shall also provide to the Depositor an Assessment of Compliance and Attestation Report with respect to itself, as and when provided above by March 15 each year, unless a Form 15 Suspension Notice shall have been filed with respect to the Trust Fund, which shall at a minimum address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to the “trustee”.

Section 3.24  [Reserved.]

Section 3.25  Compensating Interest. Each Servicer shall remit to the Master Servicer, on each Servicer Remittance Date, and the Master Servicer shall remit to the Trustee on each Master Servicer Remittance Date, an amount from its own funds equal to Compensating Interest with respect to the related Mortgage Loans payable by such Servicer or the Master Servicer, as applicable, for such Servicer Remittance Date or the Master Servicer Remittance Date, as applicable.

Section 3.26  Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each related Mortgage Loan, each Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to Equifax, Experian and TransUnion Credit Information Company (three of the national credit repositories), on a monthly basis.

(b)  Each Servicer shall comply with all provisions of the Privacy Laws relating to the related Mortgage Loans, the related borrowers and any “nonpublic personal information” (as defined in the Privacy Laws) received by the related Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

Section 3.27  Excess Reserve Fund Accounts; Distribution Accounts. (a) The Trustee shall establish and maintain the Excess Reserve Fund Account on behalf of the Class X Certificateholders to receive any related Basis Risk Payment and to pay to the related Certificateholders any Basis Risk Carry Forward Amounts.

On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of related Certificates after, if applicable, application of any payments from the Supplemental Interest Trust, the Trustee shall (1) withdraw from the related Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii), the lesser of the Class X Distributable Amount, and the aggregate related Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the applicable Basis Risk Carry Forward Amounts. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(B).

The Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal income tax purposes, amounts transferred by REMIC IV to the Excess Reserve Fund Account shall be treated as first distributed by the Trustee to the Class X Certificateholders and then contributed by the Class X Certificateholders to the Excess Reserve Fund Account.

Any Basis Risk Carry Forward Amounts (that are not paid out of Net Swap Receipts, if applicable) paid by the Trustee to the Certificateholders shall be accounted for by the Trustee as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of Certificates to receive payments of Basis Risk Carry Forward Amounts as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

(b)  The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders and the Certificate Insurer. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

(i)  the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.11;

(ii)  any amount deposited by the Master Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

(iii)  any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

In the event that the Master Servicer shall remit any amount not required to be remitted, the Master Servicer may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02(a).

(c)  In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information, together with copies of such party’s constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

Section 3.28  Optional Purchase of Delinquent Mortgage Loans. The Depositor (or its assignee), in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loan from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the related Servicer. Upon receipt of such purchase price, the related Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

Section 3.29  Master Servicer to Act as Servicer. (a) In the event that a Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Master Servicer or its successor shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of such Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to Section 7.02.

(b)  Every Subservicing Agreement entered into by a Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

(c)  If the applicable Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Master Servicer (or any other successor Servicer) may, at its option, succeed to any rights and obligations of such Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Master Servicer (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the applicable Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

(d)  The applicable Servicer shall, upon request of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) to which it is a party and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

Section 3.30  Transfer of Servicing for Certain Mortgage Loans.

Prior to the Servicing Transfer Date, Ocwen shall have complied with each of the servicing transfer requirements in accordance with customary industry procedures.

Section 3.31 High Cost Mortgage Loans.

In the event that during the normal course of its servicing activities the related Servicer reasonably determines that a Mortgage Loan may be a High Cost Mortgage Loan, such Servicer shall promptly notify the Depositor, the Certificate Insurer and the Trustee (provided, however, that any failure to provide such notification shall not constitute a breach under this Agreement), and if the related Servicer so notifies such parties, the Servicer may cease its initiation of collection efforts thereon, and such determination shall be deemed to materially and adversely affect the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loan and the Responsible Party or the Purchaser, as applicable, will repurchase the related Mortgage Loan within a period and in the manner prescribed in the related Responsible Party Agreement or the Representation and Warranties Agreement.

ARTICLE IV

DISTRIBUTIONS AND
ADVANCES BY THE ServicerS

Section 4.01  Advances. (a) The amount of P&I Advances to be made by the related Servicer for any Servicer Remittance Date shall equal, subject to Section 4.01(d), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Servicer Remittance Date in respect of the related Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, (ii) with respect to each Mortgage Loan that required a balloon payment on its final Due Date, a payment equal to the assumed monthly payment that would have been due on the related Due Date based upon the original principal amortization schedule for such balloon mortgage loan, and (iii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with REO Imputed Interest) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the related Collection Account for distribution on such Servicer Remittance Date; provided however that no P&I Advance shall be required to be made (a) for any Mortgage Loan 180 days or more Delinquent, (b) with respect to Relief Act Interest Shortfalls or (c) resulting from bankruptcy proceedings of the Mortgagor.

(b)  On each Servicer Remittance Date, the related Servicer shall remit in immediately available funds to the Master Servicer an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Mortgage Loans and REO Properties for the related Servicer Remittance Date either (i) from its own funds or (ii) from the related Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the related Collection Account that amounts held for future distribution have been, as permitted by this Section 4.01, used by the related Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the related Servicer with respect to the related Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the related Servicer’s records and replaced by such Servicer by deposit in the related Collection Account on or before any future Servicer Remittance Date to the extent required.

(c)  The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any related Mortgage Loan or REO Property, shall continue through the time at which the related Mortgage Loan becomes 180 days delinquent.

(d)  Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the related Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the related Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer’s Certificate of the related Servicer delivered to the Master Servicer. In addition the related Servicer shall not be required to make any P&I Advances resulting from bankruptcy proceedings of the Mortgagor or to advance any Relief Act Interest Shortfalls.

(e)  Except as otherwise provided herein, the related Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

Section 4.02  Priorities of Distribution. (a) On each Distribution Date, the Trustee shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

(i)  to the Certificate Insurer, the Supplemental Interest Trust Account and to the Holders of each Class of Offered Certificates in the following order of priority:

(A)  to the Certificate Insurer, the related Premium for that Distribution Date;

(B)  to the Supplemental Interest Trust Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;

(C)  from the Interest Remittance Amount, to the Class A-1 Certificates and Class A-IO Certificates, on a pro rata basis based on their respective entitlements, the Accrued Certificate Interest Distribution Amount for such Classes and Unpaid Interest Amount for such Classes and such Distribution Date; and

(D)  from the Interest Remittance Amount, to the Certificate Insurer, any amounts owed to the Certificate Insurer under the Insurance Agreement;

(ii)  (A)on each Distribution Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the Holders of the Class A-1 Certificates and the Certificate Insurer, from Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

(a)  to the Class A-1 Certificates, until their Class Certificate Balance is reduced to zero;

(b)  to the Certificate Insurer for prior draws (including applicable interest) on the Policy, to the extent not covered by the Interest Remittance Amount; and

(c)  to the Certificate Insurer, any amounts owed to the Certificate Insurer under the Insurance Agreement;

(B)  on each Distribution Date (a) on and after the Stepdown Date and (b) as long as a Trigger Event is not in effect, to the Holders of Class A-1 Certificates and the Certificate Insurer, from Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

(a)  to the Class A-1 Certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A-1 Principal Distribution Amount, until the Class Certificate Balance thereof is reduced to zero;

(b)  to the Certificate Insurer for prior draws (including applicable interest) on the Policy, to the extent not covered by the Interest Remittance Amount; and

(c)  to the Certificate Insurer, any amounts owed to the Certificate Insurer under the Insurance Agreement;

(iii)  any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

(A)  to the Excess Reserve Fund Account, the amount of any related Basis Risk Payment for such Distribution Date, to the extent not covered, in the case of the LIBOR Certificates, by amounts available in the Supplemental Interest Trust;

(B)  from funds on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the Offered Certificates for such Distribution Date to such Classes in the same order and priority as set forth in Section 4.02(a)(i), with the allocation to the Class A-1 Certificates and Class A-IO Certificates being pro rata based on their respective Basis Risk Carry Forward Amounts, in each case to the extent not covered by the funds available for Basis Risk Carry Forward Amounts in the Supplemental Interest Trust;

(C)  to the Supplemental Interest Trust Account, the amount of any Defaulted Swap Termination Payment to the Swap Provider;

(D)  to the Holders of the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Section 4.02(a)(iii)(A)-(C); and

(E)  to the Holders of the Class R Certificates, any remaining amount.

If on any Distribution Date, as a result of the foregoing allocation rules and allocation of payments from the Supplemental Interest Trust to pay principal as described in Section 4.08, the Class A-1 Certificates do not receive the related Accrued Certificate Interest Distribution Amounts or the related Unpaid Interest Amounts, if any, then that unpaid amount will be recoverable by the Holders of that Class, with interest thereon, on future Distribution Dates, as Unpaid Interest Amounts, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Basis Risk Carry Forward Amounts.

(b)  On each Distribution Date, all amounts representing Prepayment Premiums from the related Mortgage Loans received during the related Prepayment Period shall be distributed by the Trustee to the Holders of the Class P Certificates.

(c)  On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date will be allocated pro rata, as a reduction of the related Accrued Certificate Interest Distribution Amounts for the Offered Certificates based on the amount of interest to which such Classes would otherwise be entitled on such Distribution Date.

Section 4.03  [Reserved].

Section 4.04  Monthly Statements. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicers, the Depositor, the Master Servicer, the Certificate Insurer and each Rating Agency a statement setting forth with respect to the related distribution:

(i)  the amount of Available Funds allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(ii)  the amount of Available Funds allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

(iii)  if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

(iv)  the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v)  the Pool Stated Principal Balance with respect to the related Mortgage Loans for the following Distribution Date;

(vi)  the amount of expenses and fees paid to or retained by the related Servicer and the Master Servicer or paid to or retained by the Trustee with respect to such Distribution Date;

(vii)  the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(viii)  the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the related Servicer (and the Master Servicer as successor servicer and any other servicer, if applicable) as outstanding (if reported by the related Servicer) as of the close of business on the Determination Date immediately preceding such Distribution Date;

(ix)  the amount, if any, paid by the Certificate Insurer under the Policy for such Distribution Date and the aggregate amounts for all prior Distibution Dates paid by the Certificate Insurer under the Policy and not yet reimbursed;

(x)  the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is Delinquent 31 to 60 days, 61 to 90 days, 91 to 120 days, 121 to 150 days, 151 to 180 days and 180+ days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

(xi)  for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all related Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) Delinquent 60 days or more on each of the Due Dates in each such month;

(xii)  with respect to all Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the last Business Day of the immediately preceding month;

(xiii)  the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

(xiv)  whether a Trigger Event has occurred and is continuing (including the separate components of the calculation and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

(xv)  the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

(xvi)  the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Unpaid Interest Amounts;

(xvii)  the Overcollateralized Amount and Specified Overcollateralized Amount;

(xviii)  Prepayment Premiums collected by or paid by the related Servicer;

(xix)  the Cumulative Loss Percentage;

(xx)  the amount distributed on the Class X Certificates;

(xxi)  the amount of any Subsequent Recoveries for such Distribution Date;

(xxii)  the Record Date for such Distribution Date;

(xxiii)  each Mortgage Loan that has been released to the Class X-1 Certificateholder pursuant to Section 3.15;

(xxiv)  one-month, three-month and twelve-month CPR;

(xxv)  the cumulative amount of Realized Losses on the Mortgage Loans; and

(xxvi)  the amount of any Net Swap Receipts or Net Swap Payments for such Distribution Date.

(b)  The Trustee’s responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicers, the Master Servicer, the Certificate Insurer and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the related Servicer, the Master Servicer or the related Responsible Party. The Trustee will provide the above statement via the Trustee’s internet website. The Trustee’s website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Trustee’s investor relations desk at 1-800-735-7777. A paper copy of the above statement will also be made available upon request.

(c)  Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.04 aggregated for such calendar year or, with respect to the Certificateholders, applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

(d)  Not later than the related Reporting Date, each Servicer shall furnish to the Trustee and the Master Servicer, a monthly remittance advice statement (in a format mutually agreed upon by each Servicer and the Trustee and upon which the Trustee may rely) containing such information as shall be reasonably requested by the Trustee to provide the reports required by Section 4.04(a) as to the accompanying remittance and the related Due Period and Prepayment Period for such Distribution Date (the “Servicer Remittance Report”). In addition, on the related Reporting Date, the Master Servicer shall furnish to the Trustee a report (in a format mutually agreed upon by the Master Servicer and the Trustee) containing the information available to it in order to enable the Trustee to perform the reporting required in this Agreement with respect to the Mortgage Loans and the related Distribution Date and such other information as shall be reasonably requested by the Trustee to provide the reports required by Section 4.04(a) as to the accompanying remittance and the related Due Period and Prepayment Period for such Distribution Date.

Each Servicer shall furnish to the Trustee (with a copy to the Certificate Insurer) an individual loan accounting report to document Mortgage Loan payment activity on an individual Mortgage Loan basis for the related Due Period and Prepayment Period. With respect to each Due Period and Prepayment Period, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than the Reporting Date, which report shall contain the following:

(i)  with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment and any Prepayment Premiums);

(ii)  with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

(iii)  the amount of servicing compensation received by the related Servicer during the prior distribution period;

(iv)  the individual and aggregate Stated Principal Balance of the related Mortgage Loans;

(v)  the aggregate of any expenses reimbursed to the related Servicer during the prior distribution period pursuant to Section 3.11;

(vi)  the number and aggregate outstanding principal balances of related Mortgage Loans (1) as to which the Scheduled Payment is Delinquent 31 to 60 days, 61 to 90 days, 91 to 120 days, 121 to 150 days, 151 to 180 days and 180+ days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

(vii)  each related Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

(viii)  with respect to each related Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan;

(ix)  each related Mortgage Loan that will be released to the Class X Certificateholder pursuant to Section 3.15; and

(x)  any other information reasonably required by the Trustee to enable it to prepare the monthly statement referred to in Section 4.04(a).

For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans as described in the definition of “Delinquent.

Section 4.05  Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of “LIBOR.” Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.05 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

Section 4.06  Allocation of Realized Losses. No Realized Losses shall be allocated to the Class A-1 Certificates or the Class A-IO Certificates.

All Realized Losses on the Mortgage Loans shall be deemed to have been allocated first, to REMIC I Regular Interest I until the Uncertificated Balance REMIC I Regular Interest I has been reduced to zero, and second, to REMIC I Regular Interest I-1-A through I-54-B, starting with the lowest numerical denomination until each such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

All Realized Losses on the Mortgage Loans shall be deemed to have been allocated first, to REMIC II Regular Interest I, until the Uncertificated Balance has been reduced to zero, and then to REMIC II Regular Interest IO-1, REMIC II Regular Interest IO-2, REMIC II Regular Interest IO-3, REMIC II Regular Interest IO-4, REMIC II Regular Interest IO-5 and REMIC II Regular Interest IO-6, sequentially, until the Uncertificated Balances have been reduced to zero.

All Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Interest payable to REMIC III Regular Interest AA and REMIC III Regular Interest ZZ up to an aggregate amount equal to the REMIC III Interest Loss Allocation Amount, 98% and 2%, respectively; and second, to the Uncertificated Balances of REMIC III Regular Interest AA and REMIC III Regular Interest ZZ up to an aggregate amount equal to the REMIC III Principal Loss Allocation Amount, 98% and 2%, respectively.

Section 4.07  Distributions on the REMIC Regular Interests.

(a)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1A Interest), as the case may be:

(i)  to Holders of each of REMIC I Regular Interest I and REMIC I Regular Interest I-1-A through I-54-B, pro rata, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated to first to REMIC I Regular Interest I, second to REMIC I Regular Interests I-1-A through I-54-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests;

(iii)  any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest);

(b)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC II on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i)  First, to the Holders of REMIC II Regular Interest SWAP-IO in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates, second, to the Holders of REMIC II Regular Interest IO-1, REMIC II Regular Interest IO-2, REMIC II Regular Interest IO-3, REMIC II Regular Interest IO-4, REMIC II Regular Interest IO-5 and REMIC II Regular Interest IO-6 in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and third, to the Holders of REMIC II Regular Interest I, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows, first, to the Holders of REMIC II Regular Interest I, until the Uncertificated Balances of each such REMIC II Regular Interest is reduced to zero, and second, to the Holders of (i) REMIC II Regular Interest IO-1, REMIC II Regular Interest IO-2, REMIC II Regular Interest IO-3, REMIC II Regular Interest IO-4, REMIC II Regular Interest IO-5 and REMIC II Regular Interest IO-6, sequentially, until the Uncertificated Balance of each such REMIC II Regular Interest is reduced to zero;

(iii)  any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest);

(c)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-3 Interest), as the case may be:

(i)  First, to the Holders of REMIC III Regular Interest I-SWAP-IO in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; second to the Holders of REMIC III Regular Interest A-IO in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and then to Holders of REMIC III Regular Interest AA, REMIC III Regular Interest A1 and REMIC III Regular Interest ZZ, pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC III Regular Interest ZZ shall be reduced when the REMIC III Overcollateralization Amount is less than the REMIC III Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum ZZ Uncertificated Interest Deferral Amount and such amount will be payable to REMIC III Regular Interest A1, in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC III Regular Interest ZZ shall be increased by such amount;

(ii)  to the Holders of REMIC III Regular Interests, in an amount equal to the remainder of the REMIC III Marker Allocation Percentage of the Available Distribution Amount funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A) 98.00% of such remainder to the Holders of REMIC III Regular Interest I-AA, until the Uncertificated Balance of such Uncertificated REMIC III Regular Interest is reduced to zero;

(B) 2.00% of such remainder, first, to the Holders of REMIC III Regular Interest A1, 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC III Regular Interests are reduced to zero and second to the Holders of REMIC III Regular Interest ZZ, until the Uncertificated Balance of such REMIC III Regular Interest is reduced to zero; then

(C) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-3 Interest);

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of REMIC III Regular Interest AA and REMIC III Regular Interest ZZ, respectively.

Section 4.08  Supplemental Interest Trust. On the Closing Date, the Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, the Supplemental Interest Trust and Deutsche Bank National Trust Company is hereby appointed as Supplemental Interest Trust Trustee in accordance with the provisions of this Agreement. On the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain in its name a separate non-interest bearing trust account (the “Supplemental Interest Trust Account”), which will be a separate account, for the benefit of the Holders of the Certificates as a part of the Supplemental Interest Trust. The Supplemental Interest Trust shall hold the Interest Rate Swap Agreement. The Supplemental Interest Trust Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

On or prior to the Closing Date, the Supplemental Interest Trust Trustee, in its capacity as Supplemental Interest Trust Trustee, is hereby directed to execute and deliver the Interest Rate Swap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Supplemental Interest Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity.

On each Distribution Date, the Supplemental Interest Trust Trustee shall deposit into the Supplemental Interest Trust Account amounts distributable to the Swap Provider by the Supplemental Interest Trust pursuant to Section 4.02(a) of this Agreement. On each Distribution Date, the Supplemental Interest Trust Trustee shall distribute any such amounts to the Swap Provider pursuant to the Interest Rate Swap Agreement, first to pay any Net Swap Payment owed to the Swap Provider for such Distribution Date, and second to pay any Swap Termination Payment owed to the Swap Provider.

On each Distribution Date, the Supplemental Interest Trust Trustee shall deposit into the Supplemental Interest Trust Account amounts received by it from the Swap Provider. Funds in the Supplemental Interest Trust Account will be distributed in the following order of priority:

(i)  to the Swap Provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

(ii)  to the LIBOR Certificateholders, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i), to the extent unpaid from other Available Funds (provided that such amounts shall be paid first to the Certificate Insurer to the extent of any unreimbursed amounts owing to the Certificate Insurer relating to payments made by the Certificate Insurer in respect of Accrued Certificate Interest Distribution Amounts or Unpaid Interest Amounts on the LIBOR Certificates);

(iii)  to the Class A-1 Certificates, to pay principal as described in Section 4.02(a)(ii), but only to the extent necessary to restore the Overcollateralized Amount at the Specified Overcollateralized Amount as a result of current or prior Realized Losses not yet reimbursed, after giving effect to payments and distributions from other Available Funds;

(iv)  to the LIBOR Certificateholders, to pay Unpaid Interest Amounts and related Basis Risk Carry Forward Amounts as described in Section 4.02(a)(iii), to the extent unpaid from other Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

(v)  to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

(vi)  to the Holders of the Class X Certificates, any remaining amounts.

The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class X Certificates shall be the beneficial owner of the Supplemental Interest Trust, subject to the power of the Supplemental Interest Trust Trustee to transfer amounts under this Agreement. The Supplemental Interest Trust Trustee shall keep records that accurately reflect the funds on deposit in the Supplemental Interest Trust. The Supplemental Interest Trust Trustee shall, at the written direction of the Holder of the Majority Class X Certificateholder, invest amounts on deposit in the Supplemental Interest Trust in Permitted Investments. In the absence of written direction to the Supplemental Interest Trust Trustee from the Majority Class X Certificateholder, all funds in the Supplemental Interest Trust shall remain uninvested. The Supplemental Interest Trust Trustee shall not be liable for the amount of any loss incurred with respect to any investment or lack of investment of funds therein. On each Distribution Date, the Supplemental Interest Trust Trustee shall distribute, not in respect of any REMIC, any interest earned on the Supplemental Interest Trust to the Holders of the Class X Certificates.

For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to Section 4.02(a)(i) (other than any Swap Termination Payments) shall first be deemed paid to the Supplemental Interest Trust in respect of the Class IO Interest to the extent of the amount distributable on such Class IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. For federal income tax purposes, the Supplemental Interest Trust will be a disregarded entity.

The Supplemental Interest Trust Trustee shall treat the Holders of the Offered Certificates as having entered into a notional principal contract with respect to the Holders of the Class X Certificates. Pursuant to each such notional principal contract, all Holders of the Offered Certificates shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC IV Certificate ownership of which is represented by such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the Class A Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class X Certificates shall be treated as having agreed to pay Basis Risk Shortfalls to the Holders of the Offered Certificates in accordance with the terms of this Agreement. Any payments to such Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Offered Certificates of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the REMIC IV Certificate ownership of which is represented by such Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Offered Certificate shall be treated as representing not only ownership of a Regular Interest in REMIC IV, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

The Sponsor shall provide to the Supplemental Interest Trust Trustee the value of the right of the Holders of the Offered Certificates to receive payments from the Supplemental Interest Trust for federal tax return and information reporting not later than December 31, 2007.

In the event that the Interest Rate Swap Agreement is terminated prior to the Distribution Date occurring in February 2012 other than in connection with the optional termination of the related portion of the Trust, the Supplemental Interest Trust Trustee, at the direction of the Depositor, shall use reasonable efforts to appoint a successor swap provider using any Swap Termination Payments paid by the Swap Provider. To the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Swap Termination Payment owing to the Swap Provider. If the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust is unable to locate a qualified successor swap provider within thirty (30) days of the Early Termination Date (as defined in the Interest Rate Swap Agreement), any Swap Termination Payments paid by the Swap Provider will be deposited into a separate non-interest bearing Eligible Account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date (until the termination date of the Interest Rate Swap Agreement or the appointment of a successor swap provider), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the Interest Rate Swap Agreement) and distribute such Net Swap Payment to the Holders of the Certificates and the Certificate Insurer in accordance with this Section 4.08.

Section 4.09  Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each Holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Excess Reserve Fund Account or the Supplemental Interest Trust in respect of any Basis Risk Carry Forward Amounts or the obligation to make payments to the Supplemental Interest Trust. For federal income tax purposes, the Supplemental Interest Trust Trustee will account for payments to each Offered Certificate as follows: each Offered Certificate will be treated as receiving their entire payment from REMIC IV (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Offered Certificate. Resecuritization of any Offered Certificate in a REMIC will be permissible only if the Supplemental Interest Trust Trustee hereunder is the trustee in such resecuritization.

The REMIC Regular Interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the WAC Cap computed for this purpose by limiting the notional amount of the Interest Rate Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from amounts otherwise payable to the Class X Certificates. As a result of the foregoing, the amount of distributions and taxable income on the REMIC Regular Interest corresponding to a Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

ARTICLE V

THE CERTIFICATES

Section 5.01  The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

The Depositor hereby directs the Trustee to register the Class X, Class X-1 and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Depositor hereby directs the Trustee to transfer the Class X Certificates and Class P Certificates in any name or names as the Depositor shall request, and to deliver such Class X Certificates and Class P Certificates to such Person or Persons as the Depositor shall request.

Subject to Section 10.02 and 10.03 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trustee or (y), in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02  Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing. In the event the Depositor or an Affiliate transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Trustee in writing of the affiliated status of the transferee. The Trustee shall have no liability regarding the lack of notice with respect thereto.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)  No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to the transfer of the Class X, Class X-1, Class P and Class R Certificates, to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the “Transferor Certificate”) and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I-1 (the “Rule 144A Letter”) or, in the case of the Private Certificates only, Exhibit I-2 (the “Non-Rule 144A Investment Letter”) or (ii) in the case of the Class X Certificates or Class X-1 Certificates, there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the related Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee, the Master Servicer and the applicable Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the related Certificates, the related Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, the Depositor and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Master Servicer, any Servicer or the Trust Fund, to the effect that the purchase and holding of such ERISA-Restricted Certificate will be permissible under applicable law, will not constitute or result in a non‑exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any materially similar any Federal, state or other applicable law ("Similar Law") and will not subject the Trustee, the Depositor or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability or (ii) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or Exhibit I-2), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan or arrangement subject to any Similar Law, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, unless, except in the case of a Residual Certificate, certain conditions described below are satisfied. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to a transferee that does not provide the Opinion of Counsel or make the representation above shall be void and of no effect.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Class A-1, Class A-IO, Class X, or Class P Certificate or any interest therein shall represent or shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under, in the case of such Certificate other than a Class X Certificate or Class P Certificate, Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”) or in the case of a Class X Certificate or Class P Certificate, PTCE 95-60.

Each beneficial owner of a Class X Certificate or Class P Certificate or any interest therein that is acquired subsequent to the termination of the Supplement Interest Trust shall represent or shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or investing with assets of a Plan, (ii) for Certificates other than the Class X Certificate or Class P Certificate, it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that such certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by Standard & Poor’s, Fitch or Moody’s Investors Service, Inc., and such certificate is so rated, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

(ii)  No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

(iii)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

(iv)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

(v)  The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee or the related Servicer, to the effect that the elimination of such restrictions will not cause any REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)  The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)  Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the related Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(f)  Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the related Servicer, the Master Servicer and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04  Persons Deemed Owners. The related Servicer, the Master Servicer, the Trustee, the Certificate Insurer, the Depositor and any agent of the related Servicer, the Master Servicer, the Depositor, the Certificate Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Master Servicer, the Trustee, the Certificate Insurer, the Depositor or any agent of the related Servicer, the Master Servicer, the Depositor, the Certificate Insurer or the Trustee shall be affected by any notice to the contrary.

Section 5.05  Access to List of Certificateholders’ Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the related Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor, the Certificate Insurer, the Master Servicer or the related Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Certificate Insurer, the Master Servicer, the related Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06  Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in the United States where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates the offices of its agent for such purposes, located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR AND THE ServicerS

Section 6.01  Respective Liabilities of the Depositor and the Servicers. The Depositor and the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02  Merger or Consolidation of the Depositor or the Servicers. The Depositor and the Servicers will each keep in full effect its existence, rights and franchises as a corporation, national banking association, federally chartered savings bank, limited liability company or limited partnership as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation, limited liability company or limited partnership, as applicable, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the related Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or each of the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or each Servicer shall be a party, or any Person succeeding to the business of the Depositor or such Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the related Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and meets the requirements of Section 7.02, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the Offered Certificates (which, with respect to the Class A-1 Certificates, shall be without giving effect to the Policy).

Section 6.03  Limitation on Liability of the Depositor, the Servicers and Others. Neither the Depositor, the Servicers nor any of their respective directors, officers, employees or agents shall be under any liability to the Trust Fund or the related Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicers or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicers and any director, officer, employee or agent of the Depositor or the related Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicers and any director, officer, employee, Affiliate or agent of the Depositor or the related Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor each of the Servicers shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and each of the Servicers may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders and the Certificate Insurer) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Certificate Insurer and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and each of the Servicers shall be entitled to be reimbursed therefor out of the related Collection Account.

Section 6.04  Limitation on Resignation of the Related Servicer.

(a)  None of the Servicers shall assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the related Servicer, the Depositor, the Trustee, the Certificate Insurer and the Master Servicer or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the related Servicer. Any such determination permitting the resignation of the related Servicer under clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Trustee, the Certificate Insurer and the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Depositor, the Trustee, the Certificate Insurer and the Master Servicer. No such resignation shall become effective until a successor shall have assumed the related Servicer’s responsibilities and obligations hereunder.

(b)  Notwithstanding the foregoing, at the request of (i) the Servicing Rights Owner with respect to SLS, or (ii) the Servicing Rights Pledgee in the event that the Servicing Rights Owner has pledged its servicing rights pursuant to Subsection (c) below, SLS shall resign upon the selection and appointment of a successor Servicer (the “SLS Successor Servicer”) by the Servicing Rights Owner or the Servicing Rights Pledgee, respectively, with the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld; provided that (1) the SLS Successor Servicer as so designated: (a) accepts in writing such assignment and delegation and assumes the obligations of SLS as Servicer hereunder; (b) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae and Freddie Mac; (c) shall have a net worth of not less than $30,000,000; and (d) shall execute and deliver to the Trustee and the Certificate Insurer an agreement, in form and substance reasonably satisfactory to the Trustee and the Certificate Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as servicer under this Agreement and any custodial agreement from and after the effective date of such agreement and (2) each Rating Agency shall be given prior written notice of the identity of the SLS Successor Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn (without the taking into account the Policy) as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the SLS Successor Servicer, the Certificate Insurer and the Trustee.

(c)  With respect to SLS, the Servicing Rights Owner is hereby authorized to finance, pledge and/or assign any or all of its right, title and interest in, to and under this Agreement to one or more lenders (each a “Servicing Rights Pledgee”) selected by the Servicing Rights Owner. The Master Servicer, the Certificate Insurer and the Depositor hereby (i) consent, and hereby direct the Trustee to consent, to any such financing, pledge and/or assignment (without the need for the delivery of any notice or other communication to the Master Servicer or the Trustee, or for the execution by the Master Servicer or the Trustee of any agreement or other document or instrument, other than this Agreement), and (ii) agree that upon delivery by the Servicing Rights Pledgee to the Master Servicer and the Certificate Insurer of a letter signed by the Servicing Rights Pledgee (without further need for the delivery of any notice or other communication to the Master Servicer, or for the execution by the Master Servicer of any agreement or other document or instrument in addition to this Agreement), the Master Servicer shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of the SLS Successor Servicer set forth in Subsection (b) above, is approved by the Certificate Insurer, which approval shall not be unreasonably withheld, and agrees to be subject to the terms of this Agreement. For the avoidance of doubt, the Servicing Rights Pledgee or its designee (as the case may be) shall not be otherwise required to satisfy any other eligibility requirements of a successor Servicer except as set forth in Subsection (b) above. Upon such appointment, such Servicing Rights Pledgee or its designee will become a Servicer pursuant to the terms of this Agreement.

Section 6.05  Additional Indemnification by the Servicers; Third Party Claims.

(a)  Each Servicer shall, subject to the limitations of Section 6.03, indemnify the Depositor (and any Affiliate, director, officer, employee or agent of the Depositor), the Trustee, the Certificate Insurer and the Master Servicer, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them actually sustains in any way related to (i) any breach by the related Servicer of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by the related Servicer, or (iii) the failure of the related Servicer to perform its duties and service the related Mortgage Loans in compliance with the terms of this Agreement. The related Servicer immediately shall notify the Depositor, the Trustee, the Certificate Insurer and the Master Servicer, if such claim is made by a third party with respect to this Agreement or the related Mortgage Loans, assume (with the prior written consent of the Depositor, the Trustee, the Certificate Insurer and the Master Servicer) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Trustee, the Certificate Insurer, or the Master Servicer, in respect of such claim. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the related Servicer.

(b)  Notwithstanding anything to the contrary contained in this Agreement, each Servicer shall indemnify the Depositor (and any Affiliate, director, officer, employee or agent of the Depositor), the Trustee, the Certificate Insurer and the Master Servicer, and hold them harmless against any and all claims, economic losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other related costs, fees and expenses that any of them actually sustains in any way related to any failure by the related Servicer or any Subservicer engaged by such Servicer or any subcontractor utilized by such Servicer to deliver any information, report, certification or accountants’ letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, as applicable, including without limitation any failure by such Servicer to identify pursuant to Section 3.02(e) any subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

(c)  If the indemnification provided for in this Section 6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then the related Servicer shall contribute to the amount paid or payable to the party to be indemnified as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person, on the one hand, and such Servicer, on the other, in connection with a breach of such Servicer’s obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer.

ARTICLE VII

DEFAULT

Section 7.01  Events of Default.“Event of Default,” wherever used herein with respect to the related Servicer, means any one of the following events:

(a)  any failure by the related Servicer to remit to the Master Servicer or Trustee, as applicable, any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the related Servicer by the Depositor, or by the Trustee, or the Master Servicer, or to the related Servicer, the Depositor and the Trustee by the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the Certificateholders entitled to at least 25% of the Voting Rights); or

(b)  the failure on the part of the related Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the related Servicer set forth in this Agreement, which continues unremedied for a period of thirty days (except that such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.22, 3.23 or 8.12) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the related Servicer by the Depositor or by the Trustee or the Master Servicer, or to the related Servicer, the Depositor, the Master Servicer and the Trustee by the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the Certificateholders of Certificates entitled to at least 25% of the Voting Rights), and (ii) actual knowledge of such failure by a Servicing Officer of the related Servicer; provided, however, that (except with respect to the parenthetical above) in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the related Servicer, the cure period may be extended for an additional 30 days upon delivery by the related Servicer to the Trustee, the Certificate Insurer and the Master Servicer, of a certificate to the effect that the related Servicer believes in good faith that the failure or breach can be cured within such additional time period and the related Servicer is diligently pursuing remedial action; or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(d)  the related Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or

(e)  the related Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(f)  any failure of the related Servicer to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Servicer Remittance Date; or

(g)  the related Servicer attempts to assign its right to servicing compensation under this Agreement or it attempts, without the consent of the Depositor and the Certificate Insurer to sell or otherwise dispose of all or a portion of its servicing responsibilities under this Agreement, except for an assignment in connection with a transfer of substantially all of its assets and the transferee has an equal or stronger rating by any Rating Agency; or

(h)  a breach of any representation and warranty of the related Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the related Servicer by the Trustee, the Master Servicer or by the Depositor, as applicable, or to the related Servicer, the Trustee, the Master Servicer and the Depositor by the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the Certificateholders entitled to at least 25% of the Voting Rights); or

(i)  any reduction, withdrawal or qualification of the servicer rating of the related Servicer by any rating agency which results in the inability of such Servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any rating agency; or

(j)  with respect to Ocwen, if a Servicer Cumulative Loss Trigger occurs; or

(k)  with respect to Ocwen, if a Servicer Delinquency Trigger occurs; or

(l)  with respect to Ocwen, Moody’s reduces its servicer rating to “SQ4” or lower or Standard & Poor’s reduces its servicer ratings to “below average” or lower.; or

(m)  with respect to SLS, Moody’s reduces its servicer rating of SLS below “SQ3-”, Standard & Poor’s reduces its servicer rating of SLS below “average” or Fitch reduces its servicer rating of SLS below “RPS3-”.

If an Event of Default described in clauses (a) through (m) of this Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, or at the direction of the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the holders of the related Certificates entitled to a majority of the Voting Rights) shall, by notice in writing to the related Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the related Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Master Servicer shall not be required to give written notice to the related Servicer of the occurrence of an Event of Default described in clauses (b) through (m) of this Section 7.01 unless and until a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Master Servicer shall give written notice to the related Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default. The Master Servicer, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the related Servicer, the Trustee and the Certificate Insurer, of the default on any Servicer Remittance Date on which such Servicer fails to make any deposit or payment required pursuant to this Agreement (including, but not limited to Advances, to the extent required by this Agreement); provided, however, that if an Event of Default occurs due to the failure of the related Servicer to make an Advance to the extent required, the Master Servicer under Section 7.02, as successor servicer, or another successor servicer shall, prior to the next Distribution Date, immediately make such Advance. Any such notice to the related Servicer shall also be given to each Rating Agency and the Depositor. Notwithstanding any other provision of this Agreement, any cure by a Servicer with respect to clauses (a) or (f) of this Section 7.01 shall be effective only if taken no later than noon Eastern time on the Business Day immediately following (i) with respect to clause (a) of this Section 7.01, the date of written notice to the related Servicer, or (ii) with respect to clause (f) of this Section 7.01, the related Servicer Remittance Date.

Subject to the last paragraph of this Section 7.01, on and after the receipt by the related Servicer of such written notice, all authority and power of the related Servicer hereunder, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the related Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the related Servicer to pay amounts owed pursuant to Article VIII. The related Servicer agrees to cooperate with the Master Servicer in effecting the termination of the related Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the related Collection Account of the predecessor servicer, or thereafter be received with respect to the related Mortgage Loans.

The termination of a Servicer with respect to the Mortgage Loans shall not affect any obligation of the other Servicers with respect to the Mortgage Loans serviced by such Servicers.

Notwithstanding any termination of the activities of the related Servicer hereunder, such Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the related Servicing Fees to which such Servicer would have been entitled and to continue to receive reimbursement for all outstanding P&I Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement. In addition, the related Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

In the event of a Servicer Event of Default with respect to SLS, notwithstanding anything to the contrary herein, the Master Servicer, the Trustee, the Certificate Insurer and the Depositor hereby agree that upon delivery to the Master Servicer, the Trustee and the Certificate Insurer by the Servicing Rights Pledgee of a letter signed by the Servicing Rights Pledgee within thirty (30) days of when SLS provides the Servicing Rights Pledgee notice of such Servicer Event of Default for SLS and upon receipt of a certificate from the Servicing Rights Pledgee that it or its designee meets the requirements of the SLS Successor Servicer set forth in Section 6.04(b) (with a copy to the Trustee), the Master Servicer shall appoint the Servicing Rights Pledgee or its designee as the SLS Successor Servicer to SLS. The transfer of servicing to the SLS Successor Servicer shall be subject to the transition provision in Section 7.02. For the avoidance of doubt, the Servicing Rights Pledgee or such designee (as the case my be) shall not be otherwise required to satisfy any other eligibility requirements except as set forth in Section 6.04(b). In the event that the Servicing Rights Pledgee does not deliver to the Trustee, the Master Servicer and the Certificate Insurer the letter described in this paragraph within the 30 day period referred to in this paragraph and the SLS Successor Servicer is not appointed pursuant to this paragraph, then, the provisions of Section 7.02 shall otherwise be applicable in which the Master Servicer shall appoint or become the successor servicer to SLS. During such 30-day period, the Master Servicer shall serve as the SLS Successor Servicer and shall be responsible to make all P&I Advances and Servicing Advances during such period.

Section 7.02  Master Servicer to Act; Appointment of Successor Servicer. On and after the time the Master Servicer gives, and the related Servicer receives a notice of termination pursuant to Section 7.01, the Master Servicer, or, in the case of SLS only, the Servicing Rights Pledgee pursuant to the last paragraph of Section 7.01, subject to and to the extent provided in Sections 3.06 and 7.03, and the rights of the Master Servicer, shall appoint a successor servicer or become the successor to the related Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein (including in the case of the Servicing Rights Pledgee, the SLS Successor Servicer) and shall as such successor servicer immediately assume all of the obligations of the related Servicer to make P&I Advances and Servicing Advances as successor servicer and shall assume and be subject to all the other responsibilities, duties and liabilities relating thereto placed on the related Servicer by the terms and provisions hereof and applicable law as soon as practicable but in no event later than 90 days after the receipt by the related Servicer of the notice of termination pursuant to Section 7.01. As compensation therefor, such successor servicer or the Master Servicer, as applicable, shall be entitled to all funds relating to the related Mortgage Loans that the related Servicer would have been entitled to charge to its Collection Account if such Servicer had continued to act hereunder including, if the related Servicer was receiving the related Servicing Fee, such Servicing Fee and the income on investments or gain related to the related Collection Account (in addition to income on investments or gain related to the Master Servicer Collection Account for the benefit of the Master Servicer as provided herein). Notwithstanding the foregoing, if the Master Servicer has become the successor to the related Servicer in accordance with Sections 7.01 and 7.02, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, or, at the written request of the Certificate Insurer (or if thePolicy is no longer outstanding in accordance with its terms, the Certificateholders entitled to a majority of the Voting Rights), appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the related Certificates by each Rating Agency (which, with respect to the Class A-1 Certificates, shall be without giving effect to the Policy), as the successor to the related Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the related Servicer hereunder. Except for the appointment of an SLS Successor Servicer in accordance with Section 6.04(b), no such appointment of a successor to the related Servicer hereunder shall be effective until the Depositor and the Certificate Insurer shall have consented thereto. Any successor to the related Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the related Mortgage Loans and which executes and delivers to the Depositor, the Trustee, the Certificate Insurer and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than liabilities of the terminated Servicer under Section 6.03 incurred prior to termination of the related Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the related Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation (which, with respect to the Class A-1 Certificates, shall be without giving effect to the Policy). Pending appointment of a successor servicer to the related Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor servicer out of payments on related Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the related Servicing Fee and amounts paid to the predecessor servicer from investments. The Master Servicer and such successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

In the event that the related Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall provide notices to the Mortgagors, transfer the related Servicing Files to a successor servicer and pay all of its own out-of-pocket costs and expenses related to such obligations. In addition, all Servicing Transfer Costs incurred by parties other than the terminated Servicer shall be paid by the successor servicer (in which case the successor servicer shall be entitled to reimbursement therefor from the Trust Fund as Servicing Advances or if the successor servicer fails to pay, the Master Servicer pays such amounts from the Trust Fund). If the Master Servicer is the predecessor servicer (except in the case where the Master Servicer in its role as successor servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Master Servicer as the successor servicer and not by the predecessor servicer’s actions or omissions), such costs shall be paid by the successor servicer (in which case the successor servicer shall be entitled to reimbursement therefor from the Trust Fund as Servicing Advances or if the successor servicer fails to pay, the Master Servicer pays such amounts from the Trust Fund) promptly upon presentation of reasonable documentation of such costs.

Any successor to the related Servicer as servicer shall give notice to the Mortgagors of such change of servicer, in accordance with applicable federal and state law, and shall, during the term of its service as servicer, maintain in force the policy or policies that the related Servicer is required to maintain pursuant to Section 3.13.

Any such successor servicer shall be required to satisfy the requirements of a successor servicer under this Section 7.02.

Section 7.03  Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the related Servicer, the Master Servicer shall give prompt written notice thereof to the Trustee and the Trustee shall give prompt written notice thereof to Certificateholders, the Certificate Insurer and to each Rating Agency.

(b)  Within 60 days after the occurrence of any Event of Default, the Master Servicer shall give prompt written notice thereof to the Trustee and the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived. The Master Servicer shall give prompt written notice to the Certificate Insurer and the Trustee of any Event of Default.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee. The Trustee, before the occurrence of an Event of Default or a Master Servicer Event of Default and after the curing of all Events of Default and Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default or a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance.

Unless an Event of Default or a Master Servicer Event of Default known to the Trustee has occurred and is continuing,

(a)  the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)  the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c)  the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the Holders of Certificates evidencing not less than 25% of the related Voting Rights), relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

Section 8.02  Certain Matters Affecting the Trustee and the Custodian. Except as otherwise provided in Section 8.01:

(a)  each of the Trustee and the Custodian may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Custodian shall have any responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b)  each of the Trustee and the Custodian may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c)  neither the Trustee nor the Custodian shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the Holders of Certificates evidencing not less than 25% of the Voting Rights);

(e)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder; provided that the Trustee shall not be responsible for any act or omission of the Custodian;

(f)  neither the Trustee nor the Custodian shall be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(g)  the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security and except with respect to the investment of funds in the related Distribution Account not made at the direction of the Depositor during the Trustee Float Period);

(h)  the Trustee shall not be deemed to have knowledge of an Event of Default or a Master Servicer Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except as otherwise provided in Section 7.01;

(i)  the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(j)  the Trustee shall remit the Custodian Fee to the Custodian pursuant to a separate agreement; and

(k)  in no event shall the Trustee or its directors, affiliates, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or other hereunder or in connection herewith even if advised of the possibility of such damages.

Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee’s execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor, the Master Servicer or the related Servicer of any funds paid to the Depositor, the Master Servicer or the related Servicer in respect of the related Mortgage Loans or deposited in or withdrawn from the related Collection Account or the Master Servicer Collection Account by the Depositor, the Master Servicer or the related Servicer.

The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor servicer).

The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

Section 8.04  Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.05  Trustee’s Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the related Distribution Account on each Distribution Date any interest or investment income earned on funds deposited in the related Distribution Account during the Trustee Float Period. The Trustee, the Custodian and any director, officer, employee, or agent of the Trustee and the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys’ fees) incurred in connection with any claim or legal action relating to:

(a)  this Agreement,

(b)  the Certificates, or

(c)  the performance of any of the Trustee’s or the Custodian’s duties under this Agreement, other than any loss, liability, or expense (i) resulting from any breach of the related Servicer’s obligations in connection with this Agreement for which the related Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, (ii) resulting from any breach of the related Responsible Party’s obligations in connection with the related Responsible Party Agreements for which such Responsible Party has performed its obligation to indemnify the Trustee pursuant to the related Responsible Party Agreements, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee’s duties under this Agreement.

This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee’s negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

(A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates;

(B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement; and

(C) printing and engraving expenses in connection with preparing any Definitive Certificates.

Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses.

The Supplemental Interest Trust Trustee shall be entitled to all protections, immunities and indemnities afforded to the Trustee hereunder to the same and fullest extent.

Section 8.06  Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, acceptable to the Certificate Insurer and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency (which, with respect to the Class A-1 Certificates, shall be without giving effect to the Policy). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates, the Master Servicer and its affiliates, or the Servicers and their affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the related Servicer other than the Trustee in its role as successor to the Servicer or the Master Servicer, as applicable.

Section 8.07  Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicers, the Master Servicer, the Certificate Insurer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor, the Certificate Insurer, the Master Servicer or the Servicers may remove the Trustee and appoint a successor trustee by written instrument, one copy of which shall be delivered to the Trustee, one copy to the Certificate Insurer, one copy to the Master Servicer and one copy to each Servicer and one copy to the successor trustee.

The Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the Holders of Certificates entitled to a majority of the Voting Rights) may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their respective attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor trustee to the Servicer and the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08  Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, its predecessor trustee and the Servicer or Master Servicer, an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer or the Master Servicer, as applicable, and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates (which, with respect to the ClassA-1 Certificates, shall be without giving effect to the Policy).

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09  Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10  Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, each of the Servicers, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the related Servicer or the Master Servicer, as applicable, and the Trustee may consider appropriate. If the Servicer or the Master Servicer, as applicable, shall not have joined in such appointment within 15 days after the receipt by such Servicer or the Master Servicer of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)  To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the related Servicer or the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)  No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(c)  The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(d)  The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers, the Master Servicer, the Certificate Insurer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11  Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

(a)  prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(b)  within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)  make an election that each REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)  prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

(e)  provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a “Non-Permitted Transferee”), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(f)  to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

(g)  not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder;

(h)  pay, from the sources specified in the second to last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(i)  cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

(j)  maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

(k)  as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

The Trustee shall not treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts from the Excess Reserve Fund Account (subject to the obligation to pay Basis Risk Carry Forward Amounts) and, if applicable, the Supplemental Interest Trust Account, and the rights of the Certificateholders to receive Basis Risk Carry Forward Amounts as obligations of any Trust REMIC created hereunder, for federal income tax purposes.

To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value, if any, to each Class of Offered Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of an Offered Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of such Offered Certificate acquired by an initial Holder thereof between such right and the related REMIC IV Regular Certificate. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

If any tax is imposed on “prohibited transactions” of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of REMIC I-A as defined in Section 860G(c) of the Code, on any contribution to either Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee or the Master Servicer, respectively, if such tax arises out of or results from negligence of the Trustee or the Master Servicer, as applicable, in the performance of any of its obligations under this Agreement, (ii) the related Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the related Servicer of any of its obligations under this Agreement, or (iii) the Purchaser, if such tax arises out of or results from the Purchaser’s obligation to repurchase a Mortgage Loan pursuant to Section 2.03, or (iv) in all other cases, or if the Trustee, the Purchaser, the Master Servicer or the related Servicer fails to honor its respective obligations under the preceding clause (i), (ii) or (iii) any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02.

For as long as each Trust REMIC shall exist, the Trustee shall act in accordance with this Agreement and shall comply with any directions of the Depositor or the related Servicer as provided herein so as to assure such continuing treatment. The Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans unless pursuant to a repurchase in accordance with this Agreement, or of any investment of deposits in an Account, and (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 8.12  Periodic Filings. This Section 8.12 shall only be applicable to the Offered Certificates. The Trustee, the Servicers and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.

(a)  (i) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Depositor, with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date. Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit S as the responsible party for providing that information, if other than the Trustee and provided to the Trustee in EDGAR-compatible form at the email address set forth in Section 10.05 using Exhibit V, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-D Disclosure and the Trustee shall have no liability with respect to any failure to properly prepare or file such Form 10-D resulting from or relating to the Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 10-D Disclosure. As used in this Agreement, EDGAR-compatible form means an electronic information storage format acceptable to the Trustee and the party providing such information.

Within 5 calendar days after the related Determination Date, each entity that is indicated in Exhibit S as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known, clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-D. No later than three Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee.

(ii)  Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Depositor shall prepare and file any Form 8-K, as required by the Exchange Act, in addition to the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by the entity that is indicated in Exhibit S as the responsible party for providing that information.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit S as the responsible party for providing Form 8-K Disclosure Information shall be required to provide to the Depositor, to the extent known, the form and substance of any Form 8-K Disclosure Information, if applicable. The Depositor shall compile the information provided to it, and prepare and file the Form 8-K, which shall be signed by an officer of the Depositor.

(iii)  Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, each Servicer and the Master Servicer shall provide the Trustee and the Certificate Insurer with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by each Servicer and the Master Servicer pursuant to Sections 3.22 and 3.23 (including with respect to any Subservicer or subcontractor, if required to be filed). Prior to (x) March 31, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations and conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessments of Compliance, Attestation Reports, Annual Compliance Statements and other documentation provided by the Servicers and the Master Servicer pursuant to Sections 3.22 and 3.23 (including with respect to any Subservicer or subcontractor, if required to be filed) and Section 3.23 with respect to the Trustee and the Custodian, and the Form 10-K certification in the form attached hereto as Exhibit M (the “Certification”) signed by the senior officer of the Depositor in charge of securitization. The Trustee shall receive the items described in the preceding sentence no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K.

Any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit S as the responsible party for providing that information, if other than the Trustee and provided to the Trustee in EDGAR-compatible form at the email address set forth in Section 10.05 using Exhibit V, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-K Disclosure.

If information, data and exhibits to be included in the Form 10-K are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to timely obtain any information from any other party.

Prior to (x) March 10, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 1 of each year thereafter, each entity that is indicated in Exhibit S as the responsible party for providing Additional Form 10-K Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known, the form and substance of any Additional Form 10-K Disclosure Information, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-K and forward the Form 10-K to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-K by no later than March 25 of the relevant year (or the immediately preceding Business Day if March 25 is not a Business Day), an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee.

Each Servicer shall be responsible for determining the pool concentration applicable to any Subservicer to which such Servicer delegated any of its responsibilities with respect to the related Mortgage Loans at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB. The Trustee will provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Certificateholder upon request. Any expenses incurred by the Trustee in connection with the previous sentence shall be reimbursable to the Trustee out of the Trust Fund.

(b)  The Trustee shall sign a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the Attestation Report attached as an exhibit to the Form 10-K), and each Servicer shall sign a certification solely with respect to such Servicer (in the form attached hereto as Exhibit O-1) and the Master Servicer shall sign a certification solely with respect to the Master Servicer (in the form attached hereto as Exhibit O-2) for the benefit of the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors in respect of items 4 and 5 of the Certification. Each such certification shall be delivered to the Depositor and the Trustee by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit M shall be delivered to the Trustee by March 25th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day).

The Trustee shall indemnify the Depositor and its officers and directors from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) the failure to deliver its Assessment of Compliance as required by the last paragraph of Section 3.23, (ii) any material misstatement or omission in the Certification made in reliance on any material misstatement or omission contained in the certification provided by the Trustee in the form of Exhibit N or in the Assessment of Compliance provided pursuant to Section 3.23 or (iii) the failure to timely file any Form 10-D or Form 10-K as required hereunder; provided that the Trustee shall have no liability with respect to any failure to timely file any Form 10-D or Form 10-K resulting from or relating to the Trustee’s inability or failure to obtain any information from a party other than itself. The Trustee shall not, and shall have no obligation to, indemnify for failure of its accountants to timely deliver the accountants’ attestation required by Section 3.23. Notwithstanding the foregoing, in no event shall the Trustee be held liable for any special, indirect, incidental, punitive or consequential damages resulting from any action taken or omitted to be taken by it under Section 3.23.

Each Servicer and the Master Servicer shall indemnify and hold harmless the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of such Servicer’s or the Master Servicer’s obligations under this Section 8.12(b), Section 3.22 or Section 3.23 or (ii) any material misstatement or omission in the Certification made in reliance on any material misstatement contained in the certification provided by such Servicer or the Master Servicer in the form of Exhibit O-1 or O-2, as applicable, or in the Officer’s Certificate provided pursuant to Section 3.22 or the Assessment of Compliance provided pursuant to Section 3.23. Notwithstanding the foregoing, in no event shall a Servicer or the Master Servicer be held liable for any special, indirect, incidental, punitive or consequential damages resulting from any action taken or omitted to be taken by it under Section 3.23.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then (i) the Trustee agrees in connection with (a) the failure to deliver its Assessment of Compliance as required by the last paragraph of Section 3.23, (b) any material misstatement or omission in the Certification made in reliance on any material misstatement or omission contained in the certification provided by the Trustee in the form of Exhibit N or in the Assessment of Compliance provided pursuant to Section 3.23 or (c) the failure to timely file any Form 10-D or Form 10-K as required hereunder; provided that the Trustee shall have no liability with respect to any failure to timely file any Form 10-D or Form 10-K resulting from or relating to the Trustee’s inability or failure to obtain any information from a party other than itself, that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) each Servicer and the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and/or the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trustee, as the case may be, on the one hand and such Servicer or the Master Servicer on the other in connection with (a) a breach of such Servicer’s or the Master Servicer’s, as applicable, obligations under this Section 8.12(b), Section 3.22 or Section 3.23 or (b) any material misstatement or omission in the Certification made in reliance on any material misstatement contained in the certification provided by such Servicer in the form of Exhibit O-1 or the Master Servicer in the form of Exhibit O-2, or in the Officer’s Certificate provided pursuant to Section 3.22 or the Assessment of Compliance provided pursuant to Section 3.23.

(c)  Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

Section 8.13  Tax Classification of the Excess Reserve Fund Account. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account as beneficially owned by the Holders of the Class X Certificates. The Trustee shall treat the rights that each Class of Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each Class. Accordingly, each Class of Offered Certificates will be comprised of two components - a REMIC Regular Certificate and an interest in an interest rate cap contract, and the Class X Certificateholders will be comprised of two components - a REMIC Regular Certificate and ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts. The Trustee shall allocate the issue price for a Class of related Certificates among the respective components for purposes of determining the issue price of the applicable REMIC Regular Certificates based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of an Offered Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial Holder of an Offered Certificate between such right and the related REMIC Regular Certificate.

Section 8.14  Custodian Responsibilities.

(a)  The Custodian shall provide access to the Mortgage Loan Documents in possession of the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Trustee, the Certificate Insurer, the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Custodian. The Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the person requesting such access.

(b)  The Custodian may resign from its obligations hereunder upon 60 days’ prior written notice to the Trustee, the Certificate Insurer, the Depositor, the Master Servicer and the Servicers. Such resignation shall take effect upon (i) the appointment of a successor Custodian reasonably acceptable to the Depositor and the Certificate Insurer within such 60 day period; and (ii) delivery of all Mortgage Loan Files to the successor Custodian. The Trustee shall have the right, but not the obligation, to become the successor Custodian. If no successor Custodian is appointed within 60 days after written notice of such Custodian’s resignation is received by the Trustee, the Custodian may petition a court of competent jurisdiction to appoint a successor Custodian.

(c)  Upon such resignation and appointment of successor Custodian, the Custodian shall, at the Custodian’s expense, promptly transfer to the successor Custodian, as directed in writing by the Trustee, all applicable Mortgage Files being administered under this Agreement. Notwithstanding the foregoing, the Trust Fund, not the Custodian, shall bear the costs relating to the transfer of Mortgage Files if the Custodian shall resign with cause (including the Custodian’s resignation due to the failure of the Custodian to be paid all fees due to the Custodian hereunder).

(d)  For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the related portion of the Trust, the Custodian shall not utilize any subcontractor for the performance of its duties hereunder if such subcontractor would be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB without the prior written consent of the Depositor, in its sole discretion.

(e)  The Custodian shall indemnify the Depositor, the Trustee, and their respective officers and directors against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) the failure of the Custodian to deliver when required any assessment of compliance or accountant’s attestation report required to be delivered by the Custodian or (ii) any material misstatement or omission contained in any assessment of compliance provided to be delivered by the Custodian. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian.

(f)  Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be required to deliver, or to cause to be delivered, an assessment of compliance or accountant’s attestation report pursuant to Section 3.23 for any fiscal year of the Trust in which the Custodian’s Weighted Average Percentage is 5% or less. The “Custodian’s Weighted Average Percentage” means, for each fiscal year of the Trust and the Custodian, the quotient, expressed as a percentage, of (A) the aggregate of the Stated Principal Balance for each Distribution Date in such fiscal year of the Mortgage Loans for which the Custodian acted as custodian divided by (B) the aggregate of the Pool Stated Principal Balance of the Mortgage Loans for each Distribution Date in such fiscal year.

Section 8.15  Limitations on Custodial Responsibilities.

(a)  The Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

(b)  The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian's compensation or for reimbursement of expenses.

(c)  The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection or any lien upon or security interest in any Mortgage File.

(d)  The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

(e)  The Custodian makes no representations and shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any of the Mortgage Loans, and shall not be required to and shall not make any representations as to the validity, value or genuineness of the Mortgage Loans.

(f)  The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection therewith, except in the case of its negligent performance or omission or its bad faith or willful misfeasance.

(g)  The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in the Mortgage File or of any Mortgage Loans or (ii) the collectibility, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Mortgage File, or suitability of any Mortgage Loans unless specified otherwise in this Agreement.

(h)  The Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by receipt of the Mortgage File.

(i)  The Custodian shall have no obligation to determine whether the recordation of any document is necessary.

(j)  In no event shall the Custodian or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

(k)  Any Person into which the Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Custodian shall be a party, or any person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto anything herein to the contrary notwithstanding.

Section 8.16  Claims on the Policy; Policy Payments Account.

(a)  The Trustee shall establish the Policy Payments Account which shall be a segregated, non-interest bearing account. The Trustee shall deposit upon receipt any amount paid under the Policy in the Policy Payments Account and use that amount only to pay the Class A-1 Certificates the Regular Payments for which a claim was made. Such amount may not be applied to satisfy any costs, expenses, or liabilities of the Master Servicer, the Trustee or the Trust (other than payments of principal and interest on the Class A-1 Certificates). Amounts paid under the Policy, to the extent needed to pay any Regular Payments, shall be transferred to the Distribution Account on the related Distribution Date, and the portion thereof representing the Regular Payments shall be disbursed by the Trustee to the Holders of the Class A-1 Certificates, in each case as if it were a payment to such Certificateholders pursuant to Section 4.02(a). Payments from draws on the Policy need not be made by checks or wire transfers separate from the checks or wire transfers used to pay other payments to the Holders of the Class A-1 Certificates. However, the amount of any payment of principal of or interest on the Class A-1 Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (d) below and in the statement to be furnished to Holders of the Certificates pursuant to Section 4.04. Funds held in the Policy Payments Account shall not be invested. Any funds remaining in the Policy Payments Account on the first Business Day following the later of the Distribution Date and the Business Day after the day on which a payment on the Policy has been paid to the Holders of the Class A-1 Certificates shall be returned to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of the Business Day.

(b)  If a payment is required to be made under the Policy with respect to a Distribution Date, the Trustee shall deliver a notice of claim and certificate (substantially in the form of the Notice of Claim and Certificate attached as Exhibit A to the Financial Guaranty Insurance Policy No. CIFG NA-1522) to the Certificate Insurer no later than 12:00 noon, New York, New York City time on the third Business Day preceding the Distribution Date. That notice of claim and certificate (substantially in the form of the Notice of Claim and Certificate attached as Exhibit A to the Financial Guaranty Insurance Policy No. CIFG NA-1522) shall constitute a claim for payment pursuant to the Policy.

(c)  If the Trustee receives a certified copy of a final order of a court exercising jurisdiction in an insolvency proceeding (an “Order”) that any prior payment made on the Class A-1 Certificates constitutes a Preference Payment (as defined in the Policy), the Trustee shall notify the Certificate Insurer and comply with the Policy to obtain payment by the Certificate Insurer of the Preference Payment, and shall, at the time notice is provided to the Certificate Insurer, notify each Holder of the affected Certificates by mail that, subject to the terms of the Policy, the Certificate Insurer will disburse the Preference Payment directly to the receiver, conservator, debtor-in-possession, or trustee in bankruptcy named in the Order (unless a Holder of the Class A-1 Certificates has provided evidence satisfactory to the Certificate Insurer that it has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee) by 12:00 noon, New York City time on the third Business Day following the delivery to the Certificate Insurer on behalf of the Certificateholder of (1) a certified copy of the Order to the effect that the Trustee or such Certificateholder, as applicable, is required to return such Preference Payment or portion thereof because such payment was avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee, the Trust or the Certificateholder, (2) a certificate that the Order has been entered and is not subject to any stay, (3) an assignment, in form and substance satisfactory to the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee, the Trust or the Certificateholder relating to or arising under the Insurance Agreement against the estate of the Trustee or otherwise with respect to such Preference Payment, and (4) a payment notice in the form of Exhibit A to the Policy appropriately completed and executed by the Trustee. If the documents are received after 12:00 noon, New York City time, on a Business Day, they will be considered received on the following Business Day.

A copy of the Policy shall be made available to each affected Class A-1 Certificateholder through the Trustee, and the Trustee shall furnish to the Certificate Insurer a copy of its records evidencing the payments that have been made by the Trustee in respect of any Preference Amounts paid by the Certificate Insurer and the dates on which the payments were made.

(d)  The Trustee shall keep a complete and accurate record of the amount of interest and principal paid on the Class A-1 Certificates from moneys received under the Policy. The Certificate Insurer may inspect the records at reasonable times during normal business hours on two Business Days’ notice to the Trustee.

(e)  The Holders of the Class A-1 Certificates are not entitled to institute proceedings directly against the Certificate Insurer. Each Holder of the Class A-1 Certificates, by its purchase of Class A-1 Certificates, agrees that the Certificate Insurer may at any time during the continuation of any proceeding relating to a Preference Payment, direct all matters relating to the Preference Payment on its behalf, including the direction of any appeal of any order relating to the preference claim and the posting of any surety, supersedeas, or performance bond pending any appeal.

(f)  Any payments to the Certificate Insurer shall be made by wire transfer of immediately available funds to the following Federal Reserve Account (until the Certificate Insurer notifies the Trustee of a change in the account information):

CIFG Assurance North America, Inc.
JPMorgan Chase Bank
ABA Number: 0210-0002-1
For the account of Brown Brothers Harriman & Co.
Account Number: 920-1-033231
For further credit to account number: 2311694

CIFG Assurance North America, Inc. (Premium Account)

CIFG NA Policy Number: CIFG NA-1522

(g)  The Trustee shall, upon retirement of the Class A-1 Certificates, furnish to the Certificate Insurer a notice of the retirement, and, after retirement of the Class A-1 Certificates and the expiration of the term of the Policy, surrender the Policy to the Certificate Insurer for cancellation.

(h)  The Trustee shall hold the Policy in trust as agent for the Holders of the Class A-1 Certificatesfor the purpose of making claims on the Policy and distributing the proceeds of claims on the Policy. Each Holder of the Class A-1 Certificates, by accepting its Class A-1 Certificates, irrevocably appoints the Trustee as attorney-in-fact to make claims on the Policy and to sign on its behalf any certification required with respect to any notice under the Policy. The Trustee shall surrender the Policy to the Certificate Insurer for cancellation upon the expiration of the term of the Policy following the retirement of the Class A-1 Certificates.

(i)  Anything in this Agreement to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A-1 Certificates that is made with money received pursuant to the Policy shall not be considered payment of the Certificates by the Trust Fund. The Depositor, the Master Servicer and the Trustee acknowledge, and each Holder of the Class A-1 Certificates by its acceptance of the Class A-1 Certificates agrees that, without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer or the Trustee:

(i)  to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A-1 Certificates to the related Certificateholders, the Certificate Insurer shall be fully subrogated to, and each such Certificateholder hereby delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Certificateholders to receive such principal and interest from the Trust, and

(ii)  the Certificate Insurer shall be paid such amounts from the sources and in the manner provided in this Agreement for the payment of such amounts and as provided in this Agreement until full reimbursement of all Insured Payments (as defined in the Policy) and Preference Payments (together with interest thereon at the Late Payment Rate (as defined in the Policy) from the date paid by the Certificate Insurer until the date of their reimbursement).

The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement (without limiting the rights or affecting the interests of the Holders of the Class A-1 Certificates as otherwise provided in this Agreement).

ARTICLE IX

ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01  Duties of the Master Servicer; Enforcement of Servicers’ Obligations. (a)  The Master Servicer, on behalf of the Trustee, the Depositor, the Custodian and the Certificateholders , shall monitor the performance of each Servicer’s obligations under this Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause each Servicer to duly and punctually perform its duties and obligations hereunder. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Trustee and the Certificate Insurer and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in Article VII.

If (i) a Servicer reports a delinquency on a monthly report and (ii) such Servicer, by 11 a.m. (New York Time) on the related Servicer Remittance Date, neither makes an Advance nor provides the Master Servicer with an Officer’s Certificate certifying that such an Advance would be a Nonrecoverable P&I Advance, then the Master Servicer shall deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the related Servicer was required to make an Advance pursuant to this Agreement and (y) amounts deposited in the related Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable P&I Advance. Subject to the foregoing and Section 7.02, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under this Agreement. If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer’s Certificate to the Trustee stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Any amounts deposited by the Master Servicer pursuant to this Section 9.01 shall be net of the Servicing Fee for the related Mortgage Loans.

(b)  The Master Servicer shall pay the costs of monitoring the Servicers as required hereunder (including costs associated with (i) termination of any Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted hereunder, seek reimbursement therefor initially from the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the related portion of the Trust for out-of-pocket costs incurred by the Master Servicer associated with any such transfer of servicing duties from the Servicer to the Master Servicer or any other successor servicer.

(c)  If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of such Servicer.

(d)  The Depositor shall not consent to the assignment by any Servicer of such Servicer’s rights and obligations under this Agreement without the prior written consent of the Master Servicer and the Certificate Insurer, which consent shall not be unreasonably withheld.

Section 9.02  Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 9.03  Representations and Warranties of the Master Servicer. (a)  The Master Servicer hereby represents and warrants to the Servicers, the Depositor, the Custodian, the Certificate Insurer and the Trustee, for the benefit of the Certificateholders , as of the Closing Date that:

(i)  it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)  the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)  this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)  the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)  the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)  no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)  [Reserved];

(viii)  no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix)  the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b)  It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Servicers, the Depositor, the Trustee, the Certificate Insurer, the Custodian and the Trust and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section 9.03 to indemnify the Servicers, the Depositor, the Custodian, the Trustee and the Trust constitutes the sole remedy of the Servicers, the Depositor, the Custodian, the Trustee and the Trust, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Servicers, Depositor, the Master Servicer, the Custodian or the Trustee or notice thereof by any one of such parties to the other parties.

Section 9.04  Master Servicer Events of Default. Each of the following shall constitute a “Master Servicer Event of Default”:

(a)  any failure by the Master Servicer to deposit in the Distribution Account any payment received by it from a Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto or the Certificate Insurer;

(b)  failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the Holders of Certificates evidencing at least 25% of the Voting Rights); provided that the thirty (30) day cure period shall not apply so long as the Depositor is required to file any Forms 8-K, 10-D and 10-K required by the Exchange Act with respect to the Trust Fund, the failure to comply with the requirements set forth in Section 8.12, for which the grace period shall not exceed the lesser of ten (10) calendar days or such period in which any applicable Form 8-K, 10-D and 10-K required by the Exchange Act can be timely filed (without taking into account any extensions);

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d)  the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

(e)  the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend for three (3) Business Days payment of its obligations;

(f)  except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Trustee, the Certificate Insurer and the Depositor; or

(g)  the indictment of the Master Servicer for the taking of any action by the Master Servicer, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee shall, at the written direction of the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, upon the request of the holders of Certificates representing at least 51% of the Voting Rights), by notice in writing to the Master Servicer, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee, the Certificate Insurer or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor’s possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer’s sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Master Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Master Servicer appointed pursuant to Section 9.06) to master service shall be paid by the terminated Master Servicer; provided, however, that to the extent not previously reimbursed by the terminated Master Servicer, such fees and expenses shall be payable to the Trustee pursuant to Section 8.05.

Upon the occurrence of a Master Servicer Event of Default, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

Section 9.05  Waiver of Default. By a written notice, the Trustee shall, at the written direction of the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, at the written direction of the Depositor or with the consent of Certificateholders representing a majority of the Voting Rights), waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 9.06  Successor to the Master Servicer. Upon termination of the Master Servicer’s responsibilities and duties under this Agreement, the Trustee shall appoint or become the successor servicer, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor, the Certificate Insurer and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the Master Servicing Fee paid to such successor master servicer exceed that paid to the Master Servicer hereunder. In the event that the Master Servicer’s duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(b) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

If no successor Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee’s capacity as such successor Master Servicer, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

Any successor Master Servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer, the Certificate Insurer and the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer’s actions or failure to act prior to any such termination or resignation or in connection with the Trustee’s assumption as successor master servicer of such obligations, duties and responsibilities.

Upon a successor’s acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

Section 9.07  Compensation of the Master Servicer. As compensation for its activities under this Agreement, the Master Servicer shall be paid the Master Servicing Fee.

Section 9.08  Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac (provided further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines), (ii) have a net worth of not less than $25,000,000 and (iii) be acceptable to the Certificate Insurer.

Section 9.09  Resignation of the Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee and the Certificate Insurer. No such resignation shall become effective until the Trustee shall have assumed, or another successor master servicer satisfactory to the Certificate Insurer and the Depositor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee and the Certificate Insurer.

Section 9.10  Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed) and the Certificate Insurer, and upon delivery to the Trustee, the Certificate Insurer and the Depositor of a letter from each Rating Agency (obtained by and at the expense of the Master Servicer) to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates (which, with respect to the Class A-1 Certificates, shall be without giving effect to the Policy), to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor, the Certificate Insurer and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

Section 9.11  Limitation on Liability of the Master Servicer. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Custodian, the Servicers or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account in accordance with the provisions of Section 9.07 and Section 9.12.

The Master Servicer shall not be liable for any acts or omissions of the Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the performance of the obligations of the Servicers as required under this Agreement.

Section 9.12  Master Servicer Collection Account.

(a)  The Master Servicer shall establish and maintain a Master Servicer Collection Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer and designated “Wells Fargo Bank, National Association, as Master Servicer, for the benefit of Deutsche Bank National Trust Company, in trust for registered Holders of GSAA 2007-S1, Certificates and CIFG, as certificate insurer”. The Master Servicer shall deposit or cause to be deposited into the Master Servicer Collection Account on each Servicer Remittance Date, except as otherwise specifically provided herein, all of the payments and collections remitted by the Servicers.

In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal, it may at any time withdraw or direct the institution maintaining the Master Servicer Collection Account to withdraw such amount from the Master Servicer Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Master Servicer Collection Account, that describes the amounts deposited in error in the Master Servicer Collection Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Master Servicer Collection Account shall be held in trust for the Certificateholders and the Certificate Insurer until withdrawn in accordance with Section 9.13.

(b)  The institution that maintains the Master Servicer Collection Account shall invest the funds in the Master Servicer Collection Account, in the manner directed by the Master Servicer, in Permitted Investments which shall mature not later than the Master Servicer Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer. All income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Master Servicer Collection Account in respect of any such investments shall be deposited by the Master Servicer into the Master Servicer Collection Account, out of the Master Servicer’s own funds.

(c)  The Master Servicer shall give at least 30 days advance notice to the Trustee, the Certificate Insurer, the Servicers, each Rating Agency and the Depositor of any proposed change of location of the Master Servicer Collection Account prior to any change thereof.

Section 9.13  Permitted Withdrawals From the Master Servicer Collection Account.

(a)  The Master Servicer may from time to time make withdrawals from the Master Servicer Collection Account for the following purposes:

(i)  to pay itself (to the extent not previously paid to or withheld by the Master Servicer), as master servicing compensation, that portion of any payment of interest that equals the Master Servicing Fee for the period with respect to which such interest payment was made;

(ii)  to pay any expenses recoverable by the Master Servicer pursuant to this Agreement;

(iii)  to withdraw any amount deposited in the Master Servicer Collection Account and not required to be deposited therein; and

(iv)  to clear and terminate the Master Servicer Collection Account upon termination of this Agreement.

In addition, no later than 10:00 a.m. Eastern time on the Master Servicer Remittance Date, the Master Servicer shall withdraw from the Master Servicer Collection Account and remit to the Trustee all amounts received from the Servicers, to the extent on deposit in the Master Servicer Collection Account. If the Master Servicer fails to remit any funds due by the time designated herein, the Master Servicer shall pay to the Trustee, out of its own funds, interest accrued at the prime rate as set forth in the Wall Street Journal, from and including the applicable due date, to but excluding the day such funds are paid to the Trustee.

(b)  The Master Servicer shall keep and maintain separate accounting for the purpose of justifying any withdrawal from the Master Servicer Collection Account.

Section 9.14  Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Servicers, the Depositor, the Custodian, the Trustee, the Certificate Insurer and the Trust, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Servicers, the Depositor, the Custodian, the Trustee, the Certificate Insurer or the Trust actually sustains as a result of the Master Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, the Custodian, each Servicer and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Custodian, each Servicer, the Trustee, the Certificate Insurer or the Trust to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim; provided, however, that failure to so notify shall not relieve the Master Servicer of its responsibility to indemnify hereunder except to the extent that it has been materially prejudiced by such failure.

The Master Servicer agrees to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys’ fees) that the Trustee actually sustains as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (not including the Trustee’s performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities under this Agreement.

The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer’s representations and warranties in this Agreement, (ii) resulting from any breach of the applicable Servicer’s obligations in connection with this Agreement for which such Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05 or (iii) the Master Servicer’s willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under this Agreement; provided that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account.

ARTICLE X

TERMINATION

Section 10.01  Termination upon Liquidation or Purchase of the Related Mortgage Loans. Subject to Sections 10.02 and 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Servicers, the Custodian and the Trustee created hereby with respect to the portion of the Trust Fund relating to the Certificates shall terminate upon the earlier of (a) the purchase, on the Optional Termination Date, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Majority Class X Certificateholder (in the case of an optional termination exercised by the majority Servicer, acting at the direction of the Majority Class X Certificateholder) at the expense of such Person, plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (iii) any Swap Termination Payment owed to the Swap Provider or owed to the Trust Fund, as applicable (as provided to the Trustee by the Swap Provider pursuant to the Interest Rate Swap Agreement) (“Termination Price”) and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to related Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the portion of the trusts created hereby continue beyond the earlier of (i) the related Latest Possible Maturity Date and (ii) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof. Notwithstanding anything to the contrary herein, the optional purchase referred to in clause (a) shall be subject to the Certificate Insurer’s consent if the termination would result in a draw on the Policy or if, after such purchase, amounts would remain owed to the Certificate Insurer under either this Agreement or the Insurance Agreement.

Section 10.02  Final Distribution on the Certificates. If on any Servicer Remittance Date, the related Servicer notifies the Trustee, the Certificate Insurer and the Master Servicer in writing that there are no related Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the related Collection Account, the Trustee shall promptly send a Notice of Final Distribution to each related Certificateholder and the Swap Provider. If the related Terminating Entity elects to terminate the Trust Fund pursuant to clause (a) or (b), as applicable, of Section 10.01, by the 25th day of the month preceding the month of the final distribution, the related Terminating Entity shall notify in writing the Depositor, the related Servicer, the Trustee, the Certificate Insurer and the Master Servicer, of the date the related Terminating Entity intends to terminate the Trust Fund and of the applicable Termination Price of the related Mortgage Loans and REO Properties.

A Notice of Final Distribution, specifying the Distribution Date on which the related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to the Certificate Insurer and the Certificateholders, mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to the Certificate Insurer and the Certificateholders.

In the event such Notice of Final Distribution is given, the related Terminating Entity shall remit the applicable Termination Price in immediately available funds to the related Servicer at least two Business Days prior to the applicable Distribution Date, and, upon receipt of such funds from the related Terminating Entity, the related Servicer shall promptly deposit such funds in the related Collection Account. In connection with any such termination of the Trust Fund, the related Servicer shall cause all funds in the related Collection Account, other than any Servicing Advances and Servicing Fees payable to such Servicer under the terms of this Agreement, including the applicable Termination Price for the related Mortgage Loans and REO Properties, to be remitted to the Trustee for deposit in the Distribution Account at or prior to 1:00 p.m. Eastern time on the Business Day immediately prior to the applicable Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee or the Custodian, as applicable, of a Request for Release therefor, the Trustee shall promptly release to the related Terminating Entity, or its designee, the Custodial Files for the related Mortgage Loans.

Upon presentation and surrender of the related Certificates, the Trustee shall cause to be distributed to the related Certificateholders of each Class (after reimbursement of all amounts due to the related Servicer (including all unreimbursed Advances and any Servicing Fees and, if applicable, Master Servicing Fees accrued and unpaid as of the date the Termination Price is paid), the Depositor, the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02(a), in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02(a), (ii) as to the Class R Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

Section 10.03  Additional Termination Requirements. In the event the related Terminating Entity elects to terminate the Trust Fund as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Insurer have been supplied with an Opinion of Counsel, at the expense of the Terminating Entity, to the effect that the failure to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC that is not being liquidated to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(a)  The Trustee shall sell all of the assets of the Trust Fund to the Person electing to terminate such portion of the Trust Fund, or its designee, and, within 90 days of such sale, shall distribute to the related Certificateholders the proceeds of such sale in complete liquidation of each of the related Trust REMICs; and

(b)  The Trustee shall attach a statement to the final federal income tax return for each of the related Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F 1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Terminating Entity.

(c)  Notwithstanding any other terms of this Agreement, prior to termination of the Trust Fund, the related Servicer may prepare a reconciliation of all P&I Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03, and the related Servicer may recover these P&I Advances, Servicing Advances and estimated Servicing Advances and other costs from the related Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

(d)  Notwithstanding any other terms of this Agreement, unless the related Servicer previously has notified the Trustee that it has entered into a servicing agreement for the servicing after the termination date of the Trust Fund assets, at least 20 days prior to any termination of the Trust Fund, the Depositor shall notify the related Servicer in writing to transfer the assets of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue servicing the assets until the date that is 20 days after the termination date and on the termination date, the Depositor shall notify the related Servicer of the person to whom the assets should be transferred on that date. In the latter event the related Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the related portion of the Trust and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the Trust Fund shall so provide.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01  Amendment. This Agreement may be amended from time to time by the Depositor, the related Servicer, the Master Servicer, the Certificate Insurer, the Custodian and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Trustee, the Master Servicer, the Custodian or the related Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any amendment pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (which, with respect to the Class A-1 Certificates, shall be without giving effect to the Policy); it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the related Servicer, the Master Servicer, the Certificate Insurer and the Custodian also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the related Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the related Servicer, the Certificate Insurer, the Trustee and, if applicable, the Master Servicer and the Custodian with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66 2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel (with a copy to the Certificate Insurer), which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee and the Certificate Insurer) of such amendment, stating the provisions of the Agreement to be amended.

Notwithstanding the foregoing provisions of this Section 11.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the related Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of related Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 11.01 have been obtained.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee or the Master Servicer to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the Master Servicer or the Trust Fund), satisfactory to the Trustee, the Certificate Insurer and the Master Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 11.01.

Notwithstanding any of the other provisions of this Section 11.01, none of the parties to this Agreement shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider hereunder (excluding, for the avoidance of doubt, any amendment to this Agreement that is entered into solely for the purpose of appointing a successor Servicer, Master Servicer, Trustee or other service provider) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 11.02  Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the related Servicer at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and the Certificate Insurer.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.04  Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders and the Certificate Insurer, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

Section 11.05  Notices. (a) The Trustee shall provide notice to each Rating Agency and the Certificate Insurer with respect to each of the following of which it has actual knowledge:

1.  Any material change or amendment to this Agreement;

2.  The occurrence of any Event of Default that has not been cured;

3.  The resignation or termination of any Servicer, the Master Servicer or the Trustee and the appointment of any successor;

4.  The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28; and

5.  The final payment to Certificateholders.

(b)  In addition, the Trustee shall promptly furnish to each Rating Agency and the Certificate Insurer copies of the following:

1.  Each report to Certificateholders described in Section 4.04.

2.  Any notice of a purchase of a Mortgage Loan pursuant to Section 3.28.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, to GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/ Christopher M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer’s Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention: Jonathan Collman), or such other address as may be hereafter furnished to the Trustee, the Master Servicer, the Custodian, the Certificate Insurer and the Servicers by the Depositor in writing; (b) in the case of Ocwen, to Ocwen Loan Servicing, LLC, 1661 Worthington Road, Suite 100, Centrepark West, West Palm Beach, Florida 33409, Attention: Secretary, or such other address as may be hereafter furnished to the Depositor, the Trustee and the Certificate Insurer by Ocwen in writing, (c) in the case of Avelo, prior to April 13, 2007, 600 E. Las Colinas Blvd., Suite 620, Irving, Texas 75039, Attention: President and General Counsel and on and after April 13, 2007, 250 E. John Carpenter Freeway, Suite 300, Iriving, Texas 75039, Attention: President and General Counsel, (d) in the case of SLS, to Specialized Loan Servicing LLC, 8742 Lucent Blvd, 3rd Floor, Highlands Ranch, Colorado 80129, or such other address as may be hereafter furnished to the Depositor, the Trustee and the Certificate Insurer by the Servicer in writing; (e) in the case of the Master Servicer, to Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services, GSAA 06-S1, or such other addresses as may be hereafter furnished to the Depositor, the Trustee and the Certificate Insurer in writing, (f) in the case of the Custodian, to U.S. Bank National Association, 1133 Rankin Street, St. Paul, Minnesota 55116, Attention: Mark Hess, or such other address as may be hereafter furnished to the Depositor, the Master Servicer, the Trustee and the Certificate Insurer in writing, (g) in the case of the Trustee, to the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor, the Master Servicer, the Servicers and the Certificate Insurer, (h) in the case of the Certificate Insurer, CIFG Assurance North America, Inc., 825 Third Avenue, 6th Floor, New York, New York 10022, Attention: General Counsel, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Certificate Insurer and (i) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 11.06  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07  Advance Facility.

(a)  With the prior written consent of the Certificate Insurer, each Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”), the documentation for which complies with Subsection (e) below, under which (1) the related Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all P&I Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an “SPV”), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a “Lender”), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an “Advance Financing Person”), and/or (2) an Advance Financing Person agrees to fund all of the P&I Advances and/or Servicing Advances required to be made by such  Servicer pursuant to this Agreement; provided, however, that the consent of the Certificate Insurer shall not be required to enter into any Advance Facility in exitence prior to the Closing Date. No consent of the Trustee, Certificateholders or any other party shall be required before a Servicer may enter into an Advance Facility, nor shall the Master Servicer or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to such Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund P&I Advances and/or Servicing Advances, (A) the related Servicer (i) shall remain obligated pursuant to this Agreement to make P&I Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer’s Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

(b)  If a Servicer enters into an Advance Facility, such Servicer and the related Advance Financing Person shall deliver to the Master Servicer, the Certificate Insurer, the Trustee and the Depositor at the address set forth in Section 11.05 hereof a written notice (an “Advance Facility Notice”), stating (1) the identity of the Advance Financing Person, (2) the identity of the Person (the “Servicer’s Assignee”) that will, subject to Subsection (c) below, have the right to receive reimbursements of previously unreimbursed P&I Advances and/or Servicing Advances financed under the related Advance Facility (“Advance Reimbursement Amounts”) and (3) that such Servicer’s Assignee shall agree to be bound by the provisions of this Section 11.07. The Advance Facility Notice shall be executed by the Advance Facility Person and such Servicer’s Assignee. Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances for which such Servicer would be permitted to reimburse itself in accordance with Section 3.11 hereof, assuming such Servicer had made the related P&I Advances and/or Servicing Advance(s), provided, in each case, that such P&I Advance and/or Servicing Advance was financed under the related Advance Facility, and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.11 hereof to the extent permitted under Subsection (e) below.

(c)  Notwithstanding the existence of an Advance Facility, a Servicer, on behalf of the Advance Financing Person and such Servicer’s Assignee, shall be entitled to receive Advance Reimbursement Amounts in accordance with Section 3.11 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice executed by the Advance Financing Person (an “Advance Facility Default Notice”) to the Master Servicer and the Depositor in the manner set forth in Section 11.05 hereof. Upon receipt of an Advance Facility Default Notice, the related Servicer shall no longer be entitled to receive Advance Reimbursement Amounts and the Servicer’s Assignee shall have the right to receive from the Collection Account reimbursement of previously unreimbursed Advance Reimbursement Amounts.

(d)  Upon receipt by the Master Servicer and the Depositor of an Advance Facility Default Notice with respect to a Servicer, (i) such Servicer shall no longer be entitled to receive Advance Reimbursement Amounts in accordance with Section 3.11 hereof and the related Servicer’s Assignee with respect to such Advance Facility shall have the right to receive all related Advance Reimbursement Amounts in the manner set forth in this Subsection (d), and (ii) the Master Servicer shall establish an account in the name of the related Servicer’s Assignee (the “Servicer Advance Facility Account”). Thereafter, within two (2) Business Days of the related Servicer’s receipt of Advance Reimbursement Amounts in the manner set forth in Section 3.11, such Servicer will identify such amounts and remit them to the Master Servicer. The Master Servicer shall, within a reasonable time after receipt of such Advance Reimbursement Amounts from the related Servicer, deposit such Advance Reimbursement Amounts into the related Servicer Advance Facility Account. On the last Business Day of each calendar week following the receipt of an Advance Facility Default Notice with respect to a Servicer, the Master Servicer shall wire to the related Servicer’s Assignee identified in the related Advance Facility Default Notice, at the payment instructions specified in the Advance Facility Default Notice, any and all funds contained in the related Servicer Advance Facility Account. The obligations of each of the Servicer and the Master Servicer under this clause (d) shall continue until the Master Servicer receives written notice from the Advance Financing Person of the termination of the Advance Facility of such Servicer.

(e)  Without limiting the foregoing, none of the Master Servicer or the Certificateholders shall have any right to setoff against Advance Reimbursement Amounts hereunder. An Advance Facility may be terminated by the joint written direction of the related Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Master Servicer in the manner set forth in Section 11.05 hereof. Except as expressly set forth in Subsection (d) above with respect to the establishment of the Servicer Advance Facility Account, the deposit of amounts therein and the remittances of amounts therefrom by the Master Servicer, none of the Master Servicer, the Depositor or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, and (ii) none of the Depositor, the Master Servicer or the Trustee shall, as a result of the existence of any Advance Facility, have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer’s Assignee. Each Servicer shall indemnify the Depositor, the Master Servicer, the Trustee, any successor Servicer, the Certificate Insurer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advance Financing Person, or Servicer’s Assignee, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee, the Master Servicer, the Sponsor or any successor Servicer, as the case may be, or failure by the successor Servicer or the Master Servicer, as the case may be, to remit funds to the extent required by subsection (d) above. Each Servicer shall maintain and provide to any successor Servicer and, upon request, the Master Servicer, a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information. Notwithstanding any of the foregoing, and for the avoidance of doubt, the related Servicer, the related Advance Financing Person and/or the related Servicer’s Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the Collection Account pursuant to Section 3.11 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Master Servicer Collection Account pursuant to Section 3.12 hereof or any other Account.

(f)  An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of P&I Advances and/or Servicing Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as a Subservicer.

(g)  As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an P&I Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a “first-in, first out” basis. In the event the Servicer’s Assignee shall have received some or all of an Advance Reimbursement Amount related to P&I Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error or that relate to P&I Advances or Servicing Advances that were not financed under the related Advance Facility, then such Servicer’s Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, a Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all P&I Advances and/or Servicing Advances funded by such Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer’s Assignee.

(h)  For purposes of any certification of a Servicing Officer of a Servicer made pursuant to Section 4.01, any Nonrecoverable Servicing Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Servicing Advance theretofore made has become a Nonrecoverable Servicing Advance, such Servicer shall apply the same criteria in making such determination regardless of whether such Servicing Advance shall have been made by such Servicer or any predecessor Servicer.

(i)  Any amendment to this Section 11.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 11.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Master Servicer, the Trustee, the Depositor and the Servicers without the consent of any Certificateholder but with the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld, provided such amendment complies with Section 11.01. All reasonable costs and expenses (including attorneys’ fees) of each party hereto and the Certificate Insurer of any such amendment shall be borne solely by the Servicer requesting such amendment. The parties hereto hereby acknowledge and agree that: (a) the P&I Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the related Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of P&I Advances and/or Servicing Advances financed under the related Advance Facility only to the extent provided herein, and the Trustee, the Master Servicer and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any P&I Advances and/or Servicing Advances financed by the Advance Financing Person; and (b) the related Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for P&I Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement.

Section 11.08  Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the related Voting Rights evidenced by the related Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.09  Inspection and Audit Rights. Each Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Trustee, the Certificate Insurer or the Master Servicer, during the related Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of such Servicer relating to the related Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Trustee, the Certificate Insurer or the Master Servicer and to discuss its affairs, finances and accounts relating to the related Mortgage Loans with its officers, employees and independent public accountants (and by this provision the related Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of the related Servicer incident to the exercise by the Depositor, the Trustee, the Certificate Insurer or the Master Servicer of any right under this Section 11.09 shall be borne by the party making the request unless an Event of Default with respect to the related Servicer has occurred and is continuing (or with notice or passage of time, would occur), which case such expenses shall be borne by the related Servicer. The related Servicer may impose commercially reasonable restrictions on dissemination of information such Servicer defines as confidential.

Nothing in this Section 11.09 shall limit the obligation of the related Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the related Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 10.09 shall require the related Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The related Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

Section 11.10  Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.11  [Reserved].

Section 11.12  Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 11.13  Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

Section 11.14  Third Party Rights. Each of the Swap Provider, the Certificate Insurer and each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

Section 11.15  No Solicitation. From and after the Closing Date, each Servicer agrees that it will not take any action or permit (other than with respect to Avelo) or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors or independent mortgage brokerage companies on its behalf, to personally, by telephone, mail or electronic mail, specifically target through direct solicitations, the Mortgagors under the related Mortgage Loans for the purpose of refinancing such Mortgage Loans; provided, however, that each Servicer may solicit any Mortgagor for whom such Servicer has become aware of or received a request for payoff, or a written or verbal communication from Mortgagor or his/her agent indicating a desire to prepay the related Mortgage Loan and, provided, further, that it is understood and agreed that promotions undertaken by the related Servicer or any of its Affiliates which (i) concern optional insurance products (excluding single premium insurance) or other financial products or services (excluding any mortgage related products such as home equity lines of credit and second mortgage products), or (ii) are directed to the general public at large or certain segments thereof exclusive of the Mortgagors as a targeted group and, including mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 11.15, nor is such Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or his or her agent.

Section 11.16  Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Master Servicer, the Servicers, the Custodian and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

*    *    *    *    *    *    *

IN WITNESS WHEREOF, the Depositor, the Trustee, the Custodian, the Master Servicer and each of the Servicers have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORP.,
as Depositor

By: /s/ Michelle Gill
Name: Michelle Gill
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
solely as Trustee and Supplemental Interest Trust Trustee

By: /s/ Mei Nghia
Name: Mei Nghia
Title: Authorized Signer

By: /s/ Melissa Wilman
Name: Melissa Wilman
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer

By: /s/ Patricia Russo
Name: Patricia Russo
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Custodian

By: /s/ Delma Carlson-Emberson
Name: Delma Carlson-Emberson
Title: Assistant Vice President

OCWEN LOAN SERVICING, LLC,
as a Servicer

By: /s/ Richard Delgado
Name: Richard Delgado
Title: Authorized Representative

AVELO MORTGAGE, L.L.C.,
as a Servicer

By: /s/ J. Weston Moffett
Name: J. Weston Moffett
Title: President

SPECIALIZED LOAN SERVICING LLC,
as a Servicer

By: /s/ Toby E. Wells
Name: Toby E. Wells
Title: SVP/CFO

SCHEDULE I

Mortgage Loan Schedule

         PI                           PBAL                        OBAL                      RATE                  CITY                                                            STATE                         ZIP                     UNITS                   LIEN                        FDUEDATE                         MDATE                         ODATE                        ASOFDATE
         --                           ----                        ----                      ----                  ----                                                            -----                         ---                     -----                   ----                        --------                         -----                         -----                        --------
     197.12                       24717.74                       25000                     8.775                  ELKHART                                                         IN                          46514                         1                      2                       10/1/2005                      9/1/2035                     8/12/2005                        2/1/2007
     262.91                       19958.99                       20000                    15.625                  LAUDERHILL                                                      FL                          33313                         1                      2                       12/1/2005                     11/1/2035                    10/11/2005                        2/1/2007
     254.18                       23890.74                       24256                     12.25                  SAN ANTONIO                                                     TX                          78250                         1                      2                       12/1/2005                     11/1/2035                    10/28/2005                        2/1/2007
     465.59                       40870.31                       41000                    13.375                  GLENDALE                                                        AZ                          85306                         1                      2                        1/1/2006                     12/1/2020                    11/28/2005                        2/1/2007
     176.05                       16717.55                       16800                     12.25                  SAN ANTONIO                                                     TX                          78245                         1                      2                       12/1/2005                     11/1/2035                    10/31/2005                        2/1/2007
        668                       69772.19                       70144                        11                  SAINT CLOUD                                                     FL                          34771                         1                      2                        1/1/2006                     12/1/2035                     11/4/2005                        2/1/2007
     207.07                       16317.98                       16800                      12.5                  SAN ANTONIO                                                     TX                          78225                         1                      2                        1/1/2006                     12/1/2020                    11/22/2005                        2/1/2007
    1991.09                      207240.51                      208250                     11.05                  GLENDALE                                                        AZ                          85305                         1                      2                        2/1/2006                      1/1/2036                     12/8/2005                        2/1/2007
     144.53                       15699.08                       15800                      10.5                  JACKSONVILLE                                                    FL                          32206                         1                      2                        1/1/2006                     12/1/2035                     12/1/2005                        2/1/2007
     348.25                        34338.3                       34500                     11.75                  STONE MOUNTAIN                                                  GA                          30088                         1                      2                        2/1/2006                      1/1/2036                    12/23/2005                        2/1/2007
     219.29                       19940.06                       20000                    12.875                  VERNON ROCKVILLE                                                CT                           6066                         3                      2                        3/1/2006                      2/1/2036                     1/10/2006                        2/1/2007
      273.8                       31011.34                       31200                        10                  GRAIN VALLEY                                                    MO                          64029                         2                      2                        2/1/2006                      1/1/2036                    12/30/2005                        2/1/2007
     548.87                       54754.24                       55000                      11.6                  FARMINGTON                                                      MN                          55024                         1                      2                        3/1/2006                      2/1/2036                     1/24/2006                        2/1/2007
     672.08                       74594.06                       75000                     10.25                  HOMESTEAD                                                       FL                          33031                         1                      2                        3/1/2006                      2/1/2036                     1/13/2006                        2/1/2007
     620.16                       52653.45                       52780                    13.875                  NORTH PORT                                                      FL                          34286                         1                      2                        3/1/2006                      2/1/2036                     1/27/2006                        2/1/2007
     486.54                       54008.56                       54295                     10.25                  SAINT CLOUD                                                     FL                          34769                         1                      2                        3/1/2006                      2/1/2036                     1/31/2006                        2/1/2007
     893.18                       88192.16                       88485                     11.75                  ISLE OF WIGHT                                                   VA                          23314                         1                      2                        5/1/2006                      4/1/2036                      3/1/2006                        2/1/2007
     374.13                        38395.8                       38900                    11.125                  NORMAN                                                          OK                          73071                         1                      2                        4/1/2006                      3/1/2036                     2/10/2006                        2/1/2007
     401.75                       35907.01                       36000                    13.125                  SMYRNA                                                          DE                          19977                         1                      2                        4/1/2006                      3/1/2036                     2/10/2006                        2/1/2007
     235.78                       22322.09                       22500                     12.25                  LEHIGH ACRES                                                    FL                          33936                         1                      2                        4/1/2006                      3/1/2036                     2/14/2006                        2/1/2007
     290.48                       27633.08                       27720                     12.25                  BELTON                                                          TX                          76513                         1                      2                        4/1/2006                      3/1/2036                      2/6/2006                        2/1/2007
     151.77                       13564.91                       13600                    13.125                  CORRY                                                           PA                          16407                         2                      2                        4/1/2006                      3/1/2036                     2/10/2006                        2/1/2007
      283.9                       27508.62                       27600                        12                  JACKSONVILLE                                                    FL                          32246                         1                      2                        4/1/2006                      3/1/2036                     2/10/2006                        2/1/2007
     213.28                       17961.72                       18000                        14                  MANCHESTER                                                      CT                           6040                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     298.15                       30284.83                       30400                    11.375                  THORNTON                                                        CO                          80229                         1                      2                        4/1/2006                      3/1/2036                     2/13/2006                        2/1/2007
     537.67                       59711.02                       60000                     10.25                  GLENDALE                                                        AZ                          85308                         1                      2                        4/1/2006                      3/1/2021                     2/24/2006                        2/1/2007
     325.49                       31249.05                       31350                    12.125                  RISING SUN                                                      IN                          47040                         1                      2                        4/1/2006                      3/1/2036                     2/10/2006                        2/1/2007
     844.26                       76789.72                       77000                    12.875                  SUNRISE                                                         FL                          33322                         1                      2                        4/1/2006                      3/1/2036                     2/24/2006                        2/1/2007
     383.47                       35788.37                       35930                      12.5                  COURTLAND                                                       VA                          23837                         1                      2                        4/1/2006                      3/1/2036                      2/8/2006                        2/1/2007
     331.34                       32846.54                       33000                     11.68                  SAINT PAUL                                                      MN                          55117                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     239.02                       21745.24                       21800                    12.875                  ATHOL                                                           MA                           1331                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
      227.2                       19927.11                       20000                     13.38                  WATAUGA                                                         TX                          76148                         1                      2                        4/1/2006                      3/1/2036                     2/21/2006                        2/1/2007
     382.65                       33904.61                       33990                     13.25                  OCALA                                                           FL                          34481                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     355.78                       38328.72                       38500                    10.625                  KISSIMMEE                                                       FL                          34744                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     295.43                       22963.19                       23000                     15.25                  SALISBURY                                                       NC                          28146                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     894.97                       85922.35                       86200                    12.125                  WINTER SPRINGS                                                  FL                          32708                         1                      2                        4/1/2006                      3/1/2036                     2/10/2006                        2/1/2007
      564.5                       44802.21                       45000                    14.875                  YOUNGTOWN                                                       AZ                          85363                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     673.21                       59645.63                       59800                     13.25                  BOYNTON BEACH                                                   FL                          33436                         1                      2                        4/1/2006                      3/1/2036                     2/14/2006                        2/1/2007
     450.19                       43605.31                       43750                    12.005                  LAKELAND                                                        FL                          33810                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     390.34                       39633.87                       39800                    11.375                  PHOENIX                                                         AZ                          85035                         1                      2                        5/1/2006                      4/1/2036                      3/7/2006                        2/1/2007
     545.02                       53823.33                       53994                     11.75                  JACKSONVILLE                                                    FL                          32218                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
     207.88                       20330.57                       20400                    11.875                  HAINES CITY                                                     FL                          33844                         1                      2                        4/1/2006                      3/1/2036                     2/10/2006                        2/1/2007
      160.9                       15736.29                       15790                    11.875                  WEST PALM BEACH                                                 FL                          33417                         1                      2                        4/1/2006                      3/1/2036                     2/13/2006                        2/1/2007
     423.38                       33689.95                       33750                    14.875                  RIVERDALE                                                       GA                          30296                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
      600.4                       53660.98                       53800                    13.125                  WEST PALM BEACH                                                 FL                          33405                         1                      2                        4/1/2006                      3/1/2036                      2/9/2006                        2/1/2007
     507.18                       48248.34                       48400                     12.25                  PALMETTO                                                        FL                          34221                         1                      2                        4/1/2006                      3/1/2036                     2/15/2006                        2/1/2007
     316.67                       36796.84                       37000                     9.705                  SAINT CLOUD                                                     FL                          34769                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
      481.2                       43384.42                       43500                        13                  JACKSONVILLE                                                    FL                          32244                         1                      2                        4/1/2006                      3/1/2036                     2/13/2006                        2/1/2007
     329.97                       37444.47                       38000                     9.875                  BLOOMINGTON                                                     MN                          55420                         1                      2                        4/1/2006                      3/1/2036                     2/15/2006                        2/1/2007
     343.19                        31189.7                       31300                    12.875                  PALM SPRINGS                                                    FL                          33461                         2                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     267.53                       24333.38                       24400                    12.875                  ARLINGTON                                                       TX                          76016                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     285.07                       25929.03                       26000                    12.875                  IRVING                                                          TX                          75060                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     487.61                       38776.98                       38870                    14.875                  ROCKWALL                                                        TX                          75087                         1                      2                        4/1/2006                      3/1/2036                     2/15/2006                        2/1/2007
      354.3                       31039.07                       31200                    13.375                  TALLAHASSEE                                                     FL                          32303                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     523.56                       51149.74                       51380                    11.875                  BATON ROUGE                                                     LA                          70810                         1                      2                        4/1/2006                      3/1/2036                     2/13/2006                        2/1/2007
     605.81                       63968.28                       64250                    10.875                  CHICAGO                                                         IL                          60638                         1                      2                        4/1/2006                      3/1/2036                     2/13/2006                        2/1/2007
     630.31                       56788.81                       56980                        13                  BUCKEYE                                                         AZ                          85396                         1                      2                        4/1/2006                      3/1/2036                     2/21/2006                        2/1/2007
     208.91                       22094.34                       22200                     10.85                  TUCSON                                                          AZ                          85712                         1                      2                        4/1/2006                      3/1/2036                     2/15/2006                        2/1/2007
     204.72                       23404.47                       23576                     9.875                  SAN ANTONIO                                                     TX                          78244                         1                      2                        4/1/2006                      3/1/2036                      3/6/2006                        2/1/2007
    1718.29                      164967.06                      165500                    12.125                  TUCSON                                                          AZ                          85749                         1                      2                        4/1/2006                      3/1/2036                      2/8/2006                        2/1/2007
     560.94                       49276.37                       49397                    13.375                  SAINT CLOUD                                                     FL                          34769                         1                      2                        4/1/2006                      3/1/2036                     2/15/2006                        2/1/2007
     560.94                       49276.37                       49397                    13.375                  SAINT CLOUD                                                     FL                          34769                         1                      2                        4/1/2006                      3/1/2036                     2/15/2006                        2/1/2007
     465.32                       43470.71                       43600                      12.5                  PHOENIX                                                         AZ                          85024                         1                      2                        4/1/2006                      3/1/2036                      3/1/2006                        2/1/2007
     668.04                       60230.66                       60391                        13                  TAMPA                                                           FL                          33647                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     227.97                       23496.48                       23600                     11.18                  LAKELAND                                                        FL                          33801                         1                      2                        4/1/2006                      3/1/2036                      3/2/2006                        2/1/2007
     653.44                       69651.37                       70000                     10.75                  CAPE CORAL                                                      FL                          33990                         1                      2                        4/1/2006                      3/1/2036                     2/24/2006                        2/1/2007
     454.01                       39882.28                       39980                    13.375                  LAKELAND                                                        FL                          33801                         1                      2                        4/1/2006                      3/1/2036                     2/10/2006                        2/1/2007
     313.07                       34968.22                       35140                     10.18                  RIVERTON                                                        UT                          84065                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     329.84                       27325.09                       27380                     14.25                  GREENSBORO                                                      NC                          27406                         1                      2                        4/1/2006                      3/1/2036                     2/23/2006                        2/1/2007
     394.31                       40834.08                       40998                    11.125                  ORLANDO                                                         FL                          32829                         1                      2                        4/1/2006                      3/1/2036                     2/21/2006                        2/1/2007
     681.52                       59358.65                       59500                      13.5                  NAPLES                                                          FL                          34110                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     315.56                       35212.69                       35420                     10.18                  RIVERTON                                                        UT                          84065                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     477.91                       47825.54                       48000                     11.57                  GLENDALE                                                        AZ                          85308                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     845.17                       66218.53                       66317                    15.125                  CASSELBERRY                                                     FL                          32707                         1                      2                        5/1/2006                      4/1/2036                      3/8/2006                        2/1/2007
     352.26                       37812.61                       37980                     10.67                  SANDY                                                           UT                          84094                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     441.72                       47519.31                       47800                    10.625                  MANCHESTER                                                      CT                           6042                         2                      2                        4/1/2006                      3/1/2036                     2/10/2006                        2/1/2007
     192.48                        17328.7                       17400                        13                  APOPKA                                                          FL                          32712                         1                      2                        5/1/2006                      4/1/2036                      3/8/2006                        2/1/2007
     253.75                       27613.27                       27740                      10.5                  CYPRESS                                                         TX                          77433                         1                      2                        4/1/2006                      3/1/2036                     2/23/2006                        2/1/2007
     170.26                       18857.44                       19000                     10.25                  INDIANAPOLIS                                                    IN                          46201                         1                      2                        5/1/2006                      4/1/2036                     3/21/2006                        2/1/2007
     289.58                       26525.71                       26600                    12.775                  LITHONIA                                                        GA                          30058                         1                      2                        4/1/2006                      3/1/2036                     2/14/2006                        2/1/2007
     225.79                       22715.62                       22800                      11.5                  OKLAHOMA CITY                                                   OK                          73159                         1                      2                        4/1/2006                      3/1/2036                     2/22/2006                        2/1/2007
     103.33                       11838.06                       11900                     9.875                  BROKEN ARROW                                                    OK                          74012                         2                      2                        4/1/2006                      3/1/2036                     2/14/2006                        2/1/2007
     616.44                       46122.07                       46186                    15.875                  ORLANDO                                                         FL                          32807                         1                      2                        4/1/2006                      3/1/2036                     2/13/2006                        2/1/2007
     166.85                       17448.02                       17520                        11                  WEST PALM BEACH                                                 FL                          33407                         1                      2                        4/1/2006                      3/1/2036                     2/21/2006                        2/1/2007
     508.72                       52294.28                       52500                     11.22                  MOUNT PROSPECT                                                  IL                          60056                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
     195.05                        15770.9                       15800                    14.625                  UPPER DARBY                                                     PA                          19082                         1                      2                        4/1/2006                      3/1/2036                     2/10/2006                        2/1/2007
     143.36                       14938.94                       15000                    11.045                  CHIPPEWA FALLS                                                  WI                          54729                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     270.89                       22827.55                       23250                     13.75                  TUCSON                                                          AZ                          85730                         1                      2                        4/1/2006                      3/1/2036                     2/10/2006                        2/1/2007
     214.19                       22482.81                       22945                     10.75                  CYPRESS                                                         TX                          77433                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     448.04                       44812.04                       45000                     11.57                  SALT LAKE CITY                                                  UT                          84117                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
    1087.79                      112167.94                      112613                     11.18                  SANFORD                                                         FL                          32771                         1                      2                        4/1/2006                      3/1/2036                     2/22/2006                        2/1/2007
     477.33                       42293.45                       42400                     13.25                  WILLIMANTIC                                                     CT                           6226                         3                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     484.84                       44072.91                       44220                    12.875                  TUCSON                                                          AZ                          85746                         1                      2                        4/1/2006                      3/1/2036                     2/14/2006                        2/1/2007
     478.28                       47825.89                       48000                     11.58                  WINTER PARK                                                     FL                          32792                         1                      2                        4/1/2006                      3/1/2036                     2/22/2006                        2/1/2007
     464.88                        47220.4                       47400                    11.375                  PORT SAINT LUCIE                                                FL                          34952                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     301.25                       28398.14                       28485                    12.375                  TAMPA                                                           FL                          33610                         1                      2                        4/1/2006                      3/1/2021                     2/28/2006                        2/1/2007
     451.54                        51682.1                       52000                     9.875                  SAINT PETERSBURG                                                FL                          33710                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     404.49                       38479.02                       38600                     12.25                  NORTH LAUDERDALE                                                FL                          33068                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     419.46                       38491.68                       38600                     12.75                  PORT SAINT LUCIE                                                FL                          34983                         1                      2                        4/1/2006                      3/1/2036                     2/15/2006                        2/1/2007
     237.83                       21442.93                       21500                        13                  SIMPSONVILLE                                                    SC                          29680                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
     265.94                       24188.77                       24255                    12.875                  PHOENIX                                                         AZ                          85017                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     288.33                       34008.54                       34200                      9.53                  LAS CRUCES                                                      NM                          88011                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     288.34                       37265.46                       37500                       8.5                  GILBERTSVILLE                                                   KY                          42044                         1                      2                        5/1/2006                      4/1/2036                      3/7/2006                        2/1/2007
     852.75                       72411.08                       72575                    13.875                  DELTONA                                                         FL                          32725                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
     320.16                       31021.95                       31125                        12                  KENNESAW                                                        GA                          30144                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     262.12                       23920.22                       24000                     12.82                  MOUNT DORA                                                      FL                          32757                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
     280.11                       27651.09                       27750                     11.75                  SAINT PETERSBURG                                                FL                          33705                         1                      2                        5/1/2006                      4/1/2036                      3/7/2006                        2/1/2007
     740.91                       77470.62                       77800                        11                  CHICAGO                                                         IL                          60646                         1                      2                        5/1/2006                      4/1/2021                     3/16/2006                        2/1/2007
     317.03                       36629.17                       36900                      9.75                  COMMERCE CITY                                                   CO                          80022                         1                      2                        4/1/2006                      3/1/2036                     2/14/2006                        2/1/2007
     701.69                       64965.93                       65154                    12.625                  SAINT CLOUD                                                     FL                          34769                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     253.03                       25097.46                       25200                     11.68                  MAGNA                                                           UT                          84044                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     607.92                       53864.32                       54000                     13.25                  LAWRENCEVILLE                                                   GA                          30043                         1                      2                        4/1/2006                      3/1/2036                      3/3/2006                        2/1/2007
     428.88                       41265.73                       41400                    12.095                  LEESBURG                                                        FL                          34748                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     382.52                       35084.77                       35200                     12.75                  ORLANDO                                                         FL                          32807                         1                      2                        5/1/2006                      4/1/2036                     3/10/2006                        2/1/2007
     757.92                       68070.89                       68250                    13.055                  FLOWER MOUND                                                    TX                          75028                         1                      2                        4/1/2006                      3/1/2036                     2/15/2006                        2/1/2007
     281.91                       31308.55                       31460                     10.25                  TUCSON                                                          AZ                          85713                         1                      2                        4/1/2006                      3/1/2036                     2/22/2006                        2/1/2007
      238.1                        24418.5                       24514                     11.25                  DANVILLE                                                        IN                          46122                         1                      2                        4/1/2006                      3/1/2036                     2/13/2006                        2/1/2007
     652.32                       61973.64                       62250                     12.25                  NEW CASTLE                                                      DE                          19720                         1                      2                        4/1/2006                      3/1/2036                      3/3/2006                        2/1/2007
     201.05                       15875.65                       15900                        15                  WARSAW                                                          KY                          41095                         1                      2                        5/1/2006                      4/1/2036                     3/13/2006                        2/1/2007
     204.56                       18697.97                       18750                    12.805                  FARGO                                                           ND                          58102                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
     436.99                       42753.89                       42900                     11.87                  DOUGLASVILLE                                                    GA                          30134                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
      551.8                       50437.68                       50578                    12.805                  ARLINGTON                                                       TX                          76018                         1                      2                        4/1/2006                      3/1/2036                      3/1/2006                        2/1/2007
      302.1                       27721.96                       27800                     12.75                  LAFAYETTE                                                       LA                          70506                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
      830.8                       88614.22                       89000                     10.75                  BOCA RATON                                                      FL                          33428                         1                      2                        4/1/2006                      3/1/2036                     2/23/2006                        2/1/2007
     401.24                       39305.56                       39750                     11.75                  BULLHEAD CITY                                                   AZ                          86442                         1                      2                        5/1/2006                      4/1/2036                     3/20/2006                        2/1/2007
     223.32                       21159.28                       21225                    12.305                  BATON ROUGE                                                     LA                          70817                         1                      2                        4/1/2006                      3/1/2036                     2/22/2006                        2/1/2007
     657.48                       64277.81                       64497                     11.88                  DOUGLASVILLE                                                    GA                          30135                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     366.07                       34181.68                       34300                      12.5                  HIGH POINT                                                      NC                          27265                         1                      2                        4/1/2006                      3/1/2036                      3/6/2006                        2/1/2007
     272.66                       40124.19                       40471                     7.125                  HAMPTON                                                         GA                          30228                         1                      2                        5/1/2006                      4/1/2036                      3/3/2006                        2/1/2007
     286.04                       30315.24                       30445                     10.83                  WEST DES MOINES                                                 IA                          50265                         1                      2                        4/1/2006                      3/1/2036                     2/21/2006                        2/1/2007
        503                       47849.47                       48000                     12.25                  TAMARAC                                                         FL                          33321                         1                      2                        4/1/2006                      3/1/2021                     2/27/2006                        2/1/2007
     843.13                       78788.13                       79000                      12.5                  HIALEAH                                                         FL                          33014                         1                      2                        5/1/2006                      4/1/2036                     3/14/2006                        2/1/2007
     430.58                        50923.9                       51208                       9.5                  NORTH LAS VEGAS                                                 NV                          89081                         1                      2                        5/1/2006                      4/1/2036                      3/8/2006                        2/1/2007
     261.11                       24543.25                       25000                    12.205                  COLORADO SPRINGS                                                CO                          80922                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     778.91                       89190.53                       89700                     9.875                  HIGHLAND VILLAGE                                                TX                          75077                         1                      2                        4/1/2006                      3/1/2021                     2/22/2006                        2/1/2007
    1548.04                      131793.04                      134000                    13.625                  HOCKESSIN                                                       DE                          19707                         1                      2                        4/1/2006                      3/1/2036                     2/22/2006                        2/1/2007
    1194.78                      116772.31                      117250                    11.875                  KISSIMMEE                                                       FL                          34744                         1                      2                        4/1/2006                      3/1/2036                     2/23/2006                        2/1/2007
     716.68                       70751.92                       71000                     11.75                  WEST PALM BEACH                                                 FL                          33406                         1                      2                        4/1/2006                      3/1/2036                     2/24/2006                        2/1/2007
     763.92                       72693.37                       72900                     12.25                  BURBANK                                                         IL                          60459                         1                      2                        5/1/2006                      4/1/2036                      3/3/2006                        2/1/2007
     164.66                       14467.98                       14500                    13.375                  NORTH FORT MYERS                                                FL                          33903                         1                      2                        5/1/2006                      4/1/2036                     3/16/2006                        2/1/2007
     537.78                       45380.05                       46157                     13.75                  SAINT CLOUD                                                     FL                          34769                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     371.22                       40548.82                       41000                    10.375                  HARTFORD                                                        CT                           6112                         3                      2                        5/1/2006                      4/1/2036                      3/7/2006                        2/1/2007
     517.31                       55730.98                       55980                    10.625                  LAKE WORTH                                                      FL                          33463                         1                      2                        4/1/2006                      3/1/2036                     2/22/2006                        2/1/2007
     171.76                       15957.78                       16000                     12.58                  AKRON                                                           OH                          44313                         2                      2                        5/1/2006                      4/1/2036                      3/3/2006                        2/1/2007
     171.76                       15957.78                       16000                     12.58                  AKRON                                                           OH                          44313                         2                      2                        5/1/2006                      4/1/2036                      3/3/2006                        2/1/2007
     194.69                       17553.26                       17600                        13                  KALISPELL                                                       MT                          59901                         1                      2                        4/1/2006                      3/1/2036                     2/16/2006                        2/1/2007
     299.97                       24854.82                       24900                     14.25                  FORT WORTH                                                      TX                          76119                         1                      2                        5/1/2006                      4/1/2036                     3/16/2006                        2/1/2007
     479.83                       54716.72                       55000                      9.93                  BAY PORT                                                        MN                          55003                         1                      2                        4/1/2006                      3/1/2036                     2/24/2006                        2/1/2007
     679.45                       53082.92                       54250                    12.805                  DALLAS                                                          TX                          75214                         1                      2                        4/1/2006                      3/1/2021                     2/24/2006                        2/1/2007
     520.79                       59716.78                       60000                      9.87                  GEORGETOWN                                                      CO                          80444                         1                      2                        5/1/2006                      4/1/2036                      3/6/2006                        2/1/2007
     292.64                       30783.38                       30900                     10.93                  PROSPECT HEIGHTS                                                IL                          60070                         1                      2                        5/1/2006                      4/1/2036                      3/9/2006                        2/1/2007
     595.61                       68625.07                       69000                     9.805                  TARPON SPRINGS                                                  FL                          34689                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     602.18                       57779.93                       58000                    12.125                  PALM BAY                                                        FL                          32907                         1                      2                        4/1/2006                      3/1/2036                     2/21/2006                        2/1/2007
     532.88                       47626.64                       47750                    13.125                  HAINES CITY                                                     FL                          33844                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
     236.72                       22733.58                       22800                    12.125                  NEWPORT                                                         KY                          41071                         1                      2                        5/1/2006                      4/1/2021                      3/8/2006                        2/1/2007
     544.83                       53564.35                       53750                    11.805                  BRANDON                                                         FL                          33511                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     411.66                       40646.26                       41000                     11.68                  PHOENIX                                                         AZ                          85027                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     618.69                       70108.64                       70500                        10                  HORIZON CITY                                                    TX                          79928                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
     256.45                       31761.73                       32000                     8.955                  SAHUARITA                                                       AZ                          85629                         1                      2                        4/1/2006                      3/1/2036                      3/6/2006                        2/1/2007
     561.37                       53968.21                       54250                     12.08                  CORINTH                                                         TX                          76208                         1                      2                        5/1/2006                      4/1/2036                      3/6/2006                        2/1/2007
     253.42                       27846.32                       27990                    10.375                  SANFORD                                                         FL                          32771                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
      359.9                       25246.41                       32250                    13.125                  HOMOSASSA                                                       FL                          34448                         1                      2                        4/1/2006                      3/1/2036                      3/1/2006                        2/1/2007
     347.52                       39399.05                       39600                        10                  ORLANDO                                                         FL                          32822                         1                      2                        4/1/2006                      3/1/2036                      3/2/2006                        2/1/2007
     601.51                       47866.52                       47950                    14.875                  COLCHESTER                                                      CT                           6415                         2                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     357.17                       37853.99                       38016                     10.83                  CAPE CORAL                                                      FL                          33914                         1                      2                        4/1/2006                      3/1/2036                      3/1/2006                        2/1/2007
      308.8                       32857.87                       33000                     10.78                  ARVADA                                                          CO                          80003                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
      253.3                       29651.95                       29800                     9.625                  HYATTSVILLE                                                     MD                          20785                         1                      2                        5/1/2006                      4/1/2036                      3/3/2006                        2/1/2007
     3566.5                      348809.72                      350000                    11.875                  CELEBRATION                                                     FL                          34747                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
     283.43                       26718.27                       26800                    12.375                  CINCINNATI                                                      OH                          45219                         2                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
     125.75                       11962.37                       12000                     12.25                  DAYTON                                                          OH                          45406                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
      323.6                       30057.11                       30145                     12.58                  SAINT PAUL                                                      MN                          55102                         1                      2                        4/1/2006                      3/1/2036                     2/24/2006                        2/1/2007
     459.28                       44083.71                       44236                    12.125                  SAINT CLOUD                                                     FL                          34769                         1                      2                        4/1/2006                      3/1/2021                     2/28/2006                        2/1/2007
     373.48                       36870.72                       37000                     11.75                  SANFORD                                                         FL                          32771                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     594.17                       59799.81                       60000                      11.5                  OCALA                                                           FL                          34473                         1                      2                        5/1/2006                      4/1/2036                      3/2/2006                        2/1/2007
     474.34                       46406.85                       46550                    11.875                  GOLDEN VALLEY                                                   AZ                          86413                         1                      2                        5/1/2006                      4/1/2036                     3/10/2006                        2/1/2007
     479.58                       42503.25                       42600                     13.25                  HIALEAH                                                         FL                          33015                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
     141.32                       13907.56                       14000                     11.75                  NEW CASTLE                                                      DE                          19720                         1                      2                        4/1/2006                      3/1/2036                     2/24/2006                        2/1/2007
     772.28                       79664.09                       79950                     11.18                  SAHUARITA                                                       AZ                          85629                         1                      2                        5/1/2006                      4/1/2036                      3/6/2006                        2/1/2007
     956.74                       77357.21                       77500                    14.625                  PALM BEACH GARDENS                                              FL                          33418                         1                      2                        4/1/2006                      3/1/2036                     2/24/2006                        2/1/2007
     292.04                       26001.23                       26400                        13                  DULUTH                                                          MN                          55805                         2                      2                        5/1/2006                      4/1/2036                      3/7/2006                        2/1/2007
     210.05                       23101.57                       23200                    10.375                  YUKON                                                           OK                          73099                         1                      2                        5/1/2006                      4/1/2036                      3/6/2006                        2/1/2007
      461.5                       49758.56                       49960                     10.62                  MIAMI                                                           FL                          33147                         1                      2                        5/1/2006                      4/1/2036                      3/2/2006                        2/1/2007
     151.38                       17162.49                       17250                        10                  EL PASO                                                         TX                          79924                         1                      2                        4/1/2006                      3/1/2036                      3/1/2006                        2/1/2007
     453.45                          48827                       49070                    10.625                  MESQUITE                                                        TX                          75181                         1                      2                        4/1/2006                      3/1/2036                      3/1/2006                        2/1/2007
     573.74                       54859.82                       55035                     12.18                  AURORA                                                          CO                          80015                         1                      2                        4/1/2006                      3/1/2036                      3/1/2006                        2/1/2007
     195.84                       16865.04                       16900                     13.67                  SOUTH CHARLESTON                                                OH                          45368                         1                      2                        5/1/2006                      4/1/2036                     3/10/2006                        2/1/2007
     800.89                       90240.46                       90650                     10.08                  SCOTTSDALE                                                      AZ                          85251                         1                      2                        5/1/2006                      4/1/2036                      3/8/2006                        2/1/2007
     162.63                       13472.92                       13500                     14.25                  INDIANAPOLIS                                                    IN                          46222                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
     421.23                       47744.28                       48000                        10                  FORT WORTH                                                      TX                          76105                         2                      2                        5/1/2006                      4/1/2036                     3/16/2006                        2/1/2007
     421.23                          47744                       48000                        10                  FT WORTH                                                        TX                          76105                         2                      2                        5/1/2006                      4/1/2036                     3/16/2006                        2/1/2007
     326.23                       27740.88                       28000                     13.75                  GALLATIN                                                        TN                          37066                         2                      2                        5/1/2006                      4/1/2036                      3/7/2006                        2/1/2007
     357.94                       31143.81                       31250                      13.5                  GREENWOOD                                                       IN                          46143                         1                      2                        4/1/2006                      3/1/2036                     2/27/2006                        2/1/2007
     939.59                       73603.71                       73725                    15.125                  WEST VALLEY CITY                                                UT                          84120                         4                      2                        4/1/2006                      3/1/2036                      3/6/2006                        2/1/2007
     369.24                       30346.45                       30400                    14.375                  INDIANAPOLIS                                                    IN                          46234                         1                      2                        5/1/2006                      4/1/2036                      3/7/2006                        2/1/2007
    1752.36                      137273.95                      137500                    15.125                  SAINT PETERSBURG                                                FL                          33705                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     328.93                       29925.96                       30000                    12.875                  OKLAHOMA CITY                                                   OK                          73122                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
     849.11                       73336.53                       73500                    13.625                  PALM COAST                                                      FL                          32164                         1                      2                        5/1/2006                      4/1/2036                      3/2/2006                        2/1/2007
     210.92                       24302.78                       24550                      9.75                  SAN ANTONIO                                                     TX                          78247                         1                      2                        5/1/2006                      4/1/2036                      3/2/2006                        2/1/2007
     307.75                       36783.04                       37000                     9.375                  AURORA                                                          CO                          80013                         1                      2                        4/1/2006                      3/1/2036                      3/2/2006                        2/1/2007
     251.99                       21952.75                       22000                      13.5                  GRANBURY                                                        TX                          76049                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
     489.01                       44873.68                       45000                     12.75                  BEAVERCREEK                                                     OH                          45432                         1                      2                        4/1/2006                      3/1/2036                      3/1/2006                        2/1/2007
     164.47                        14962.9                       15000                    12.875                  INDIANAPOLIS                                                    IN                          46220                         1                      2                        5/1/2006                      4/1/2036                     3/14/2006                        2/1/2007
     130.25                        14929.3                       15000                     9.875                  NORTH VERNON                                                    IN                          47265                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
     464.74                        48599.5                       48800                        11                  SANFORD                                                         FL                          32773                         1                      2                        4/1/2006                      3/1/2021                     2/28/2006                        2/1/2007
     1596.7                      116831.67                      116980                     16.25                  PONCE INLET                                                     FL                          32127                         1                      2                        4/1/2006                      3/1/2036                      3/1/2006                        2/1/2007
      327.5                       28776.33                       28840                    13.375                  PALM BAY                                                        FL                          32908                         1                      2                        5/1/2006                      4/1/2036                     3/10/2006                        2/1/2007
     122.86                        13935.7                       14000                        10                  SAN ANTONIO                                                     TX                          78203                         2                      2                        5/1/2006                      4/1/2036                      3/8/2006                        2/1/2007
     373.45                       30773.42                       31000                     14.25                  MARGATE                                                         FL                          33063                         1                      2                        5/1/2006                      4/1/2036                      3/9/2006                        2/1/2007
     228.89                       18965.57                       19000                     14.25                  INDIANAPOLIS                                                    IN                          46224                         1                      2                        5/1/2006                      4/1/2036                     3/13/2006                        2/1/2007
     398.67                       35943.99                       36040                        13                  TAMPA                                                           FL                          33612                         1                      2                        4/1/2006                      3/1/2036                      3/3/2006                        2/1/2007
     756.16                       71302.85                       71500                    12.375                  GLENVIEW                                                        IL                          60025                         1                      2                        5/1/2006                      4/1/2036                     3/22/2006                        2/1/2007
     427.02                       44237.28                       44398                    11.125                  SAINT CLOUD                                                     FL                          34769                         1                      2                        5/1/2006                      4/1/2021                      3/8/2006                        2/1/2007
     199.23                       16657.66                       17100                     13.75                  SAN ANTONIO                                                     TX                          78247                         1                      2                        5/1/2006                      4/1/2036                     3/21/2006                        2/1/2007
    1586.36                      149586.34                      150000                    12.375                  PORT ORANGE                                                     FL                          32128                         1                      2                        5/1/2006                      4/1/2021                     3/17/2006                        2/1/2007
     272.44                       32234.81                       32400                       9.5                  FISHERS                                                         IN                          46037                         1                      2                        5/1/2006                      4/1/2036                     3/10/2006                        2/1/2007
     453.99                       37927.11                       37998                    14.125                  SAINT CLOUD                                                     FL                          34769                         1                      2                        5/1/2006                      4/1/2036                      3/8/2006                        2/1/2007
     499.39                       41720.03                       41798                    14.125                  SAINT CLOUD                                                     FL                          34769                         1                      2                        5/1/2006                      4/1/2036                      3/8/2006                        2/1/2007
     255.76                       27844.42                       27960                      10.5                  HAMPTON                                                         GA                          30228                         1                      2                        5/1/2006                      4/1/2036                     3/10/2006                        2/1/2007
     379.94                       37876.57                       38000                    11.625                  WEST PALM BEACH                                                 FL                          33415                         1                      2                        5/1/2006                      4/1/2036                      3/7/2006                        2/1/2007
    1762.48                      149703.87                      150000                    13.875                  SURPRISE                                                        AZ                          85379                         1                      2                        5/1/2006                      4/1/2021                     3/24/2006                        2/1/2007
     411.01                       34910.96                       34980                    13.875                  ORLANDO                                                         FL                          32808                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
      580.6                       56801.67                       56977                    11.875                  ALBUQUERQUE                                                     NM                          87105                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
     499.13                          48849                       49000                     11.87                  SAINT PAUL                                                      MN                          55119                         1                      2                        5/1/2006                      4/1/2036                      3/9/2006                        2/1/2007
     651.49                       70216.17                       70500                    10.625                  SCOTTSDALE                                                      AZ                          85255                         1                      2                        5/1/2006                      4/1/2036                     3/14/2006                        2/1/2007
     448.16                       43831.27                       43980                    11.875                  JACKSONVILLE                                                    FL                          32218                         1                      2                        5/1/2006                      4/1/2036                     3/16/2006                        2/1/2007
     489.44                       45737.03                       45860                      12.5                  NORTH PORT                                                      FL                          34286                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
     505.06                       51751.58                       52000                     11.25                  AVONDALE                                                        AZ                          85323                         1                      2                        5/1/2006                      4/1/2036                     3/22/2006                        2/1/2007
     453.45                       43967.82                       44100                    11.995                  TUCSON                                                          AZ                          85710                         1                      2                        5/1/2006                      4/1/2036                     3/10/2006                        2/1/2007
      685.6                       60761.65                       60900                     13.25                  CATONSVILLE                                                     MD                          21228                         1                      2                        5/1/2006                      4/1/2036                     3/10/2006                        2/1/2007
     712.14                       64469.91                       64950                    12.875                  ATLANTA                                                         GA                          30342                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
     207.96                       16020.65                       21000                      11.5                  FARGO                                                           ND                          58103                         3                      2                        5/1/2006                      4/1/2036                     3/13/2006                        2/1/2007
     706.01                       67743.77                       68000                    12.125                  SUNRISE                                                         FL                          33322                         1                      2                        5/1/2006                      4/1/2036                     3/16/2006                        2/1/2007
     485.65                       42308.28                       42400                      13.5                  DAVIE                                                           FL                          33314                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
     322.97                       24915.05                       24950                    15.375                  PITTSFIELD                                                      MA                           1201                         4                      2                        5/1/2006                      4/1/2036                     3/21/2006                        2/1/2007
     180.76                       17181.41                       17250                     12.25                  PALMETTO                                                        GA                          30268                         1                      2                        5/1/2006                      4/1/2036                     3/13/2006                        2/1/2007
     448.25                       41887.32                       42000                      12.5                  KISSIMMEE                                                       FL                          34758                         1                      2                        5/1/2006                      4/1/2021                     3/10/2006                        2/1/2007
     316.87                       28828.66                       28900                    12.875                  TARPON SPRINGS                                                  FL                          34689                         1                      2                        5/1/2006                      4/1/2036                     3/16/2006                        2/1/2007
     292.01                       31472.81                       31600                    10.625                  PAISLEY                                                         FL                          32767                         1                      2                        5/1/2006                      4/1/2036                      3/8/2006                        2/1/2007
     183.42                       17944.62                       18000                    11.875                  HARTFORD                                                        CT                           6112                         1                      2                        5/1/2006                      4/1/2036                     3/22/2006                        2/1/2007
    2374.71                      219924.61                      220500                    12.625                  ELMWOOD PARK                                                    IL                          60707                         3                      2                        5/1/2006                      4/1/2036                     3/21/2006                        2/1/2007
     416.43                        37864.3                       37980                    12.875                  WEST PALM BEACH                                                 FL                          33406                         1                      2                        5/1/2006                      4/1/2036                     3/22/2006                        2/1/2007
     920.76                       94466.05                       94800                     11.25                  MURRIETA                                                        CA                          92563                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
      295.3                       28084.86                       28180                     12.25                  BARNESVILLE                                                     MN                          56514                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
     348.76                        30909.7                       30980                     13.25                  JACKSONVILLE                                                    FL                          32246                         1                      2                        5/1/2006                      4/1/2036                     3/22/2006                        2/1/2007
     560.78                       50132.63                       50250                    13.125                  WESTON                                                          FL                          33331                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
      557.6                       45100.76                       45168                    14.625                  MOUNT DORA                                                      FL                          32757                         1                      2                        5/1/2006                      4/1/2036                     3/20/2006                        2/1/2007
    1208.04                       95336.51                       96300                    14.875                  CLEARWATER                                                      FL                          33756                         4                      2                        5/1/2006                      4/1/2036                     3/23/2006                        2/1/2007
     523.99                       49862.29                       50004                     12.25                  KISSIMMEE                                                       FL                          34758                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
    1903.89                      174755.23                      175200                     12.75                  DANIA BEACH                                                     FL                          33312                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
      376.6                       38266.29                       38398                    11.375                  SAINT CLOUD                                                     FL                          34769                         1                      2                        5/1/2006                      4/1/2021                     3/22/2006                        2/1/2007
     510.96                       38508.62                       38574                     15.75                  NEW LONDON                                                      WI                          54961                         1                      2                        5/1/2006                      4/1/2036                     3/20/2006                        2/1/2007
      98.57                       10949.81                       11000                     10.25                  INDIANAPOLIS                                                    IN                          46203                         1                      2                        5/1/2006                      4/1/2036                     3/22/2006                        2/1/2007
     528.96                       46477.07                       46580                    13.375                  ORLANDO                                                         FL                          32821                         1                      2                        5/1/2006                      4/1/2021                     3/23/2006                        2/1/2007
     212.38                       24088.78                       24200                        10                  EL PASO                                                         TX                          79936                         1                      2                        5/1/2006                      4/1/2021                     3/28/2006                        2/1/2007
     356.81                       31630.62                       31695                     13.25                  LAFAYETTE                                                       LA                          70506                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
      93.13                        9199.87                        9226                     11.75                  WHITELAND                                                       IN                          46184                         1                      2                        6/1/2006                      5/1/2036                     4/11/2006                        2/1/2007
     199.92                       25837.36                       26000                       8.5                  FLORENCE                                                        KY                          41042                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     671.13                       69149.67                       69397                    11.195                  WINTER HAVEN                                                    FL                          33884                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
     941.97                       87236.73                       87465                    12.625                  CAPE CORAL                                                      FL                          33993                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
     663.04                       71641.09                       72041                    10.575                  MARANA                                                          AZ                          85653                         1                      2                        5/1/2006                      4/1/2036                     3/13/2006                        2/1/2007
     284.96                       23174.66                       24600                    11.345                  SHELBYVILLE                                                     TN                          37160                         1                      2                        4/1/2006                      3/1/2021                     2/17/2006                        2/1/2007
     214.36                       24829.24                       24950                      9.75                  JONESBORO                                                       GA                          30236                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
     303.89                       28562.72                       29000                     12.25                  AURORA                                                          CO                          80013                         1                      2                        4/1/2006                      3/1/2036                     2/14/2006                        2/1/2007
     342.36                       35484.91                       35950                        11                  SUITLAND                                                        MD                          20746                         1                      2                        5/1/2006                      4/1/2036                     3/23/2006                        2/1/2007
     656.83                       74121.87                       74500                    10.055                  AVONDALE                                                        AZ                          85323                         1                      2                        5/1/2006                      4/1/2036                      3/9/2006                        2/1/2007
     234.51                        21143.2                       21200                        13                  BOSSIER CITY                                                    LA                          71112                         1                      2                        4/1/2006                      3/1/2036                     2/24/2006                        2/1/2007
     418.48                       48248.01                       48480                     9.805                  KISSIMMEE                                                       FL                          34759                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
     672.44                          60642                       60788                        13                  CAPE CORAL                                                      FL                          33904                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
      365.2                       36609.16                       36750                    11.545                  RICHLAND HILLS                                                  TX                          76118                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
     606.07                        62173.7                       62400                     11.25                  PORT RICHEY                                                     FL                          34668                         1                      2                        5/1/2006                      4/1/2036                     3/24/2006                        2/1/2007
     319.48                       33819.63                       33950                     10.85                  FOREST HILL                                                     TX                          76140                         1                      2                        5/1/2006                      4/1/2036                     3/21/2006                        2/1/2007
     339.31                       34382.13                       36000                     10.87                  LOCKPORT                                                        IL                          60441                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     458.16                       45058.82                       45200                    11.805                  PHOENIX                                                         AZ                          85029                         1                      2                        5/1/2006                      4/1/2036                     3/13/2006                        2/1/2007
     422.78                       44787.03                       45750                    10.625                  SCOTTSDALE                                                      AZ                          85250                         1                      2                        5/1/2006                      4/1/2036                     3/22/2006                        2/1/2007
     635.68                       61634.34                       61800                        12                  OVIEDO                                                          FL                          32765                         1                      2                        6/1/2006                      5/1/2036                      4/3/2006                        2/1/2007
    1521.31                      136782.54                      138750                    12.875                  SANFORD                                                         FL                          32771                         1                      2                        5/1/2006                      4/1/2036                     3/20/2006                        2/1/2007
     800.87                       91372.06                       91800                      9.93                  BRADENTON                                                       FL                          34212                         1                      2                        5/1/2006                      4/1/2036                      3/6/2006                        2/1/2007
     558.82                       54164.31                       54327                        12                  BUCKEYE                                                         AZ                          85326                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
     484.37                       45673.68                       45800                    12.375                  BARTOW                                                          FL                          33830                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     439.51                       45337.29                       45500                     11.18                  RED OAK                                                         TX                          75154                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
     473.41                       46998.66                       47150                     11.68                  ORLANDO                                                         FL                          32812                         1                      2                        5/1/2006                      4/1/2036                      3/8/2006                        2/1/2007
     160.62                       14960.07                       15000                    12.545                  TOLEDO                                                          OH                          43620                         2                      2                        5/1/2006                      4/1/2036                     3/21/2006                        2/1/2007
      491.2                       44689.43                       44800                    12.875                  WEST PALM BEACH                                                 FL                          33409                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
     259.18                       23776.05                       23850                     12.75                  FISHERS                                                         IN                          46037                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
    1458.06                      141325.63                      141750                        12                  RIVIERA BEACH                                                   FL                          33407                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
     163.42                       13823.36                       14026                     13.75                  CONVERSE                                                        TX                          78109                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     900.04                       87189.77                       87500                        12                  ELMWOOD PARK                                                    IL                          60707                         1                      2                        5/1/2006                      4/1/2036                     3/27/2006                        2/1/2007
     297.76                       34489.25                       34657                      9.75                  AUSTIN                                                          TX                          78748                         1                      2                        5/1/2006                      4/1/2036                     3/23/2006                        2/1/2007
     596.24                       59801.67                       60000                    11.545                  STREAMWOOD                                                      IL                          60107                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
    1869.18                      218905.99                      220000                      9.62                  ORLANDO                                                         FL                          32837                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
     339.49                       27440.35                       27500                    14.625                  PEMBROKE PINES                                                  FL                          33027                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     366.74                       34158.95                       34250                    12.545                  SARASOTA                                                        FL                          34232                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
     824.82                       95737.58                       96250                      9.72                  PEMBROKE PINES                                                  FL                          33025                         1                      2                        5/1/2006                      4/1/2036                      3/9/2006                        2/1/2007
     599.16                       68674.64                       69000                     9.875                  GREENACRES                                                      FL                          33463                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
     873.11                       87905.23                       88200                    11.495                  SURPRISE                                                        AZ                          85379                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
     996.73                        96579.4                       96900                        12                  SAINT PETERSBURG                                                FL                          33707                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     639.58                       65642.19                       65850                     11.25                  LAKE WORTH                                                      FL                          33463                         1                      2                        6/1/2006                      5/1/2036                     4/20/2006                        2/1/2007
     801.83                       80728.98                       81000                    11.495                  WEST PALM BEACH                                                 FL                          33409                         1                      2                        5/1/2006                      4/1/2036                     3/20/2006                        2/1/2007
     563.34                       57756.59                       58000                     11.25                  WILMINGTON                                                      DE                          19806                         1                      2                        5/1/2006                      4/1/2021                     3/31/2006                        2/1/2007
     1075.4                      105210.38                      105535                    11.875                  HIGLEY                                                          AZ                          85236                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
     300.49                       28474.92                       28580                    12.295                  FARGO                                                           ND                          58103                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     342.18                       30707.17                       30780                     13.07                  WINSTED                                                         MN                          55395                         1                      2                        5/1/2006                      4/1/2036                     3/16/2006                        2/1/2007
     732.37                          69059                       69250                    12.375                  TUCSON                                                          AZ                          85711                         4                      2                        5/1/2006                      4/1/2036                      3/9/2006                        2/1/2007
     385.17                       37980.08                       38100                     11.77                  STOCKBRIDGE                                                     GA                          30281                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
     259.36                        26110.4                       26200                    11.495                  TOMBALL                                                         TX                          77375                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     641.62                       58891.84                       59043                     12.75                  INDIANAPOLIS                                                    IN                          46231                         1                      2                        5/1/2006                      4/1/2036                     3/27/2006                        2/1/2007
        733                       70394.36                       70600                    12.125                  TUCSON                                                          AZ                          85743                         1                      2                        5/1/2006                      4/1/2036                      4/4/2006                        2/1/2007
     452.44                       48732.17                       48980                     10.62                  SAINT AUGUSTINE                                                 FL                          32092                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
     398.31                       42450.96                       42600                     10.77                  ANDOVER                                                         MN                          55304                         1                      2                        6/1/2006                      5/1/2036                      4/3/2006                        2/1/2007
     744.91                       74521.74                       75250                    11.495                  SARASOTA                                                        FL                          34243                         1                      2                        6/1/2006                      5/1/2036                     4/10/2006                        2/1/2007
     574.58                        55710.3                       55860                        12                  MILWAUKEE                                                       WI                          53219                         1                      2                        6/1/2006                      5/1/2036                     4/18/2006                        2/1/2007
     673.71                       75659.52                       76000                     10.12                  SUNRISE                                                         FL                          33351                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
     361.72                       38844.44                       39000                     10.67                  RIMROCK                                                         AZ                          86335                         1                      2                        5/1/2006                      4/1/2036                     3/22/2006                        2/1/2007
     497.06                       46326.02                       47000                    12.375                  MAINEVILLE                                                      OH                          45039                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
     473.65                       45071.91                       45200                     12.25                  WINTER PARK                                                     FL                          32792                         1                      2                        5/1/2006                      4/1/2036                     3/21/2006                        2/1/2007
     420.91                       16409.04                       39800                    12.375                  CLERMONT                                                        FL                          34714                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     744.74                       73270.11                       73500                      11.8                  PHOENIX                                                         AZ                          85016                         1                      2                        5/1/2006                      4/1/2036                     3/27/2006                        2/1/2007
     442.12                       43651.46                       43800                     11.75                  WELLINGTON                                                      FL                          33414                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     334.31                       38300.66                       38500                     9.875                  ELKHART                                                         IN                          46514                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
    1569.67                      118337.23                      118500                     15.75                  CHANDLER                                                        AZ                          85249                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
     933.48                        99606.9                       99999                     10.75                  GROVELAND                                                       FL                          34736                         1                      2                        5/1/2006                      4/1/2021                     3/24/2006                        2/1/2007
     361.58                       32324.31                       32400                    13.125                  INDIANAPOLIS                                                    IN                          46254                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     268.57                       23597.73                       23650                    13.375                  CONYERS                                                         GA                          30012                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     584.57                       60560.11                       60780                    11.125                  CAPE CORAL                                                      FL                          33991                         1                      2                        5/1/2006                      4/1/2036                      4/7/2006                        2/1/2007
     269.67                       27943.62                       28600                    10.875                  GRIFFITH                                                        IN                          46319                         1                      2                        6/1/2006                      5/1/2036                     4/17/2006                        2/1/2007
    1773.19                      180774.42                      181500                    11.325                  JUPITER                                                         FL                          33458                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
     169.22                       18610.67                       18690                    10.375                  HAMPTON                                                         GA                          30228                         1                      2                        5/1/2006                      4/1/2036                     3/24/2006                        2/1/2007
     225.99                       20207.62                       20250                    13.125                  NEW CASTLE                                                      DE                          19720                         1                      2                        6/1/2006                      5/1/2036                      4/7/2006                        2/1/2007
     486.84                       44686.26                       44800                     12.75                  JACKSONVILLE                                                    FL                          32257                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     392.83                       41058.58                       41250                        11                  SAINT PETERSBURG                                                FL                          33702                         1                      2                        5/1/2006                      4/1/2036                     3/27/2006                        2/1/2007
     381.66                       34120.17                       34200                    13.125                  BALTIMORE                                                       MD                          21224                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     393.49                       45578.37                       45800                      9.75                  ORLANDO                                                         FL                          32828                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
     543.25                       59771.71                       60000                    10.375                  WINTER PARK                                                     FL                          32792                         1                      2                        6/1/2006                      5/1/2036                      4/7/2006                        2/1/2007
      273.5                       21596.96                       21630                        15                  CLEVELAND                                                       OH                          44119                         1                      2                        5/1/2006                      4/1/2036                     3/22/2006                        2/1/2007
     373.15                       39941.05                       40380                    10.625                  NORTH PORT                                                      FL                          34286                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     832.46                       77790.78                       78000                      12.5                  MIRAMAR                                                         FL                          33025                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
      245.2                       24741.45                       25000                    11.375                  TAMARAC                                                         FL                          33321                         1                      2                        5/1/2006                      4/1/2021                     3/24/2006                        2/1/2007
        176                       12787.31                       12800                    16.375                  TYLER                                                           TX                          75706                         1                      2                        6/1/2006                      5/1/2036                     4/26/2006                        2/1/2007
     159.02                       13159.67                       13200                     14.25                  GAS CITY                                                        IN                          46933                         2                      2                        5/1/2006                      4/1/2036                      4/3/2006                        2/1/2007
     730.26                        66813.9                       67200                     12.75                  ALBUQUERQUE                                                     NM                          87114                         1                      2                        6/1/2006                      5/1/2036                      4/7/2006                        2/1/2007
     350.41                       33490.44                       33750                    12.125                  NEW CASTLE                                                      DE                          19720                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     451.44                       38026.85                       38100                        14                  BEVERLY HILLS                                                   FL                          34465                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
     377.13                        40208.1                       40400                     10.75                  LAKELAND                                                        FL                          33811                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     464.25                       41426.08                       41600                    13.125                  OMAHA                                                           NE                          68144                         1                      2                        5/1/2006                      4/1/2036                     3/23/2006                        2/1/2007
        580                       60676.59                       60903                        11                  ORLANDO                                                         FL                          32818                         1                      2                        5/1/2006                      4/1/2021                     3/31/2006                        2/1/2007
     377.79                       42409.36                       42600                    10.125                  DENVER                                                          CO                          80219                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     461.47                       41254.41                       41351                    13.125                  COVINGTON                                                       GA                          30014                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     299.03                       31226.88                       31350                     11.02                  CONYERS                                                         GA                          30012                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     518.46                       63949.74                       64435                         9                  JACKSONVILLE                                                    FL                          32244                         1                      2                        6/1/2006                      5/1/2036                     4/17/2006                        2/1/2007
     563.51                       56843.41                       57035                     11.47                  QUEEN CREEK                                                     AZ                          85242                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     756.15                       79104.86                       79400                        11                  FT MYERS                                                        FL                          33912                         1                      2                        5/1/2006                      4/1/2021                      4/3/2006                        2/1/2007
     223.65                       25380.07                       25485                        10                  MIAMI GARDENS                                                   FL                          33056                         1                      2                        6/1/2006                      5/1/2036                     4/11/2006                        2/1/2007
     167.12                       16349.52                       16400                    11.875                  JACKSONVILLE                                                    FL                          32209                         1                      2                        5/1/2006                      4/1/2036                      4/3/2006                        2/1/2007
     228.54                        17942.2                       18300                     12.75                  DENTON                                                          TX                          76209                         1                      2                        5/1/2006                      4/1/2021                     3/27/2006                        2/1/2007
      224.8                       17647.98                       18000                     12.75                  LEWISVILLE                                                      TX                          75067                         1                      2                        5/1/2006                      4/1/2021                     3/27/2006                        2/1/2007
     208.63                       16474.41                       16500                        15                  CINCINNATI                                                      OH                          45231                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     412.84                       39881.35                       40000                    12.045                  FORT MYERS                                                      FL                          33907                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
     384.21                       35882.81                       36000                      12.5                  SAINT MICHAEL                                                   MN                          55376                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     368.43                       33100.72                       33200                    13.045                  BENBROOK                                                        TX                          76126                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
     721.96                       66533.26                       69536                    12.125                  ALBUQUERQUE                                                     NM                          87114                         1                      2                        6/1/2006                      5/1/2021                     4/20/2006                        2/1/2007
     514.38                       46388.36                       46500                        13                  DALLAS                                                          TX                          75241                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     757.06                       73378.67                       73600                        12                  FREDERICK                                                       MD                          21702                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
     209.06                       16906.84                       16935                    14.625                  LITHONIA                                                        GA                          30058                         1                      2                        5/1/2006                      4/1/2036                     3/28/2006                        2/1/2007
     633.22                       60278.49                       60450                    12.245                  DAVENPORT                                                       FL                          33897                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     289.25                       24365.16                       24412                        14                  CORNELIUS                                                       NC                          28031                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     337.93                       31815.31                       33300                     11.82                  MARIETTA                                                        GA                          30066                         1                      2                        5/1/2006                      4/1/2036                     3/23/2006                        2/1/2007
     810.05                       90555.42                       91000                     10.17                  GULFPORT                                                        FL                          33707                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     218.03                       19157.62                       19200                    13.375                  STONE MOUNTAIN                                                  GA                          30083                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
     456.57                       42677.29                       42780                      12.5                  EAGAN                                                           MN                          55122                         1                      2                        6/1/2006                      5/1/2036                     4/14/2006                        2/1/2007
      447.5                       39669.16                       39750                     13.25                  QUEEN CREEK                                                     AZ                          85242                         1                      2                        6/1/2006                      5/1/2021                     4/10/2006                        2/1/2007
     300.45                       29952.42                       30050                    11.625                  CONYERS                                                         GA                          30012                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     241.25                       23824.44                       23900                     11.75                  TUCSON                                                          AZ                          85741                         1                      2                        5/1/2006                      4/1/2021                     3/23/2006                        2/1/2007
     655.89                       53870.05                       54000                    14.375                  SAINT PETERS                                                    MO                          63376                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     402.86                       33359.94                       34000                        14                  COLORADO SPRINGS                                                CO                          80904                         2                      2                        6/1/2006                      5/1/2036                      4/7/2006                        2/1/2007
     167.93                       16429.33                       16480                    11.875                  CEDAR FALLS                                                     IA                          50613                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
      77.58                        9296.99                        9750                     8.875                  PUEBLO                                                          CO                          81004                         2                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     580.59                       62448.85                       62700                     10.65                  ORLANDO                                                         FL                          32824                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
     377.24                       35898.01                       36000                     12.25                  WEST PALM BEACH                                                 FL                          33415                         1                      2                        5/1/2006                      4/1/2036                     3/21/2006                        2/1/2007
     548.23                       48587.37                       48698                     13.25                  SAINT CLOUD                                                     FL                          34769                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     472.09                       38761.16                       39600                    11.875                  WEST PALM BEACH                                                 FL                          33409                         1                      2                        5/1/2006                      4/1/2021                     3/22/2006                        2/1/2007
     464.22                       44174.43                       44300                     12.25                  JACKSONVILLE                                                    FL                          32221                         1                      2                        5/1/2006                      4/1/2036                     3/27/2006                        2/1/2007
     250.96                       22759.17                       22815                     12.92                  CEDAR HILL                                                      TX                          75104                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     300.91                       38030.14                       38250                      8.75                  MIAMI                                                           FL                          33150                         1                      2                        6/1/2006                      5/1/2036                      4/7/2006                        2/1/2007
     343.27                       34879.98                       35000                    11.375                  KISSIMMEE                                                       FL                          34759                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
      414.1                        44046.2                       44200                    10.795                  DELTONA                                                         FL                          32725                         1                      2                        6/1/2006                      5/1/2036                      4/6/2006                        2/1/2007
     219.22                       22911.82                       23020                        11                  HAMPTON                                                         GA                          30228                         1                      2                        5/1/2006                      4/1/2036                      4/5/2006                        2/1/2007
     386.96                       31551.57                       31600                      14.5                  HARTFORD                                                        CT                           6112                         3                      2                        6/1/2006                      5/1/2036                      4/4/2006                        2/1/2007
     523.95                       49873.12                       50000                     12.25                  HAMILTON                                                        OH                          45013                         1                      2                        6/1/2006                      5/1/2036                     4/25/2006                        2/1/2007
     455.52                       43346.81                       43470                     12.25                  FORT MYERS                                                      FL                          33901                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
      464.6                       41889.02                       42000                        13                  BALCH SPRINGS                                                   TX                          75180                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     844.66                       95853.79                       96250                        10                  MESA                                                            AZ                          85212                         1                      2                        6/1/2006                      5/1/2036                     4/13/2006                        2/1/2007
     412.91                       36913.61                       37000                    13.125                  FORT WORTH                                                      TX                          76131                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     506.68                       44130.71                       44236                      13.5                  SAINT CLOUD                                                     FL                          34769                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     971.59                       81753.27                       82000                        14                  MIAMI                                                           FL                          33126                         2                      2                        6/1/2006                      5/1/2036                     4/24/2006                        2/1/2007
     248.14                       23384.94                       23463                    12.375                  SAINT PAUL                                                      MN                          55101                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     639.32                       62803.77                       63000                     11.82                  GROVELAND                                                       FL                          34736                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     457.04                       46456.86                       46600                    11.375                  GOSHEN                                                          OH                          45122                         1                      2                        6/1/2006                      5/1/2036                     4/13/2006                        2/1/2007
      544.3                       50775.53                       51000                      12.5                  INDIANAPOLIS                                                    IN                          46234                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     334.31                       38337.33                       38500                     9.875                  CLEARWATER                                                      FL                          33756                         1                      2                        6/1/2006                      5/1/2036                     4/12/2006                        2/1/2007
     525.94                       49161.69                       49280                      12.5                  CONLEY                                                          GA                          30288                         1                      2                        6/1/2006                      5/1/2036                     4/14/2006                        2/1/2007
     343.65                       32533.87                       32625                     12.32                  LARGO                                                           FL                          33773                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     599.63                       55851.15                       56000                    12.545                  DALLAS                                                          TX                          75235                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     319.61                       30413.54                       30500                     12.25                  PHILADELPHIA                                                    PA                          19104                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     427.38                        40348.9                       40500                    12.345                  JACKSONVILLE                                                    FL                          32299                         1                      2                        5/1/2006                      4/1/2036                      4/3/2006                        2/1/2007
      491.9                       49353.41                       49500                    11.545                  AURORA                                                          CO                          80010                         1                      2                        6/1/2006                      5/1/2036                     4/18/2006                        2/1/2007
     262.65                       30692.14                       30900                     9.625                  AURORA                                                          CO                          80017                         1                      2                        6/1/2006                      5/1/2036                      4/5/2006                        2/1/2007
      463.1                        42899.5                       43000                    12.625                  ELMWOOD PARK                                                    IL                          60707                         1                      2                        6/1/2006                      5/1/2036                     4/24/2006                        2/1/2007
     217.03                       23168.36                       23250                     10.75                  FORT PIERCE                                                     FL                          34947                         1                      2                        6/1/2006                      5/1/2036                      4/5/2006                        2/1/2007
     378.03                       44028.66                       44475                     9.625                  DENVER                                                          CO                          80204                         1                      2                        5/1/2006                      4/1/2036                     3/24/2006                        2/1/2007
     243.25                       20159.25                       20192                     14.25                  LAKELAND                                                        FL                          33815                         1                      2                        6/1/2006                      5/1/2036                     4/12/2006                        2/1/2007
     470.15                       47333.02                       47475                      11.5                  LEHIGH ACRES                                                    FL                          33936                         1                      2                        6/1/2006                      5/1/2021                      4/3/2006                        2/1/2007
     629.36                       57273.09                       57400                    12.875                  PARRISH                                                         FL                          34219                         1                      2                        6/1/2006                      5/1/2036                      4/6/2006                        2/1/2007
     234.22                       24899.71                       25000                    10.795                  BLANCHESTER                                                     OH                          45107                         1                      2                        6/1/2006                      5/1/2036                     4/11/2006                        2/1/2007
     329.71                       33068.06                       33500                     11.42                  CEDAR HILL                                                      TX                          75104                         1                      2                        6/1/2006                      5/1/2036                     4/10/2006                        2/1/2007
      418.7                       40554.98                       40950                     11.92                  SHOREVIEW                                                       MN                          55126                         1                      2                        5/1/2006                      4/1/2036                      4/4/2006                        2/1/2007
     402.85                       39279.96                       39400                     11.92                  LITTLETON                                                       CO                          80120                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
      99.85                        12477.3                       12550                     8.875                  OKLAHOMA CITY                                                   OK                          73112                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     487.93                       50077.36                       50236                     11.25                  ORLANDO                                                         FL                          32818                         1                      2                        6/1/2006                      5/1/2021                      4/7/2006                        2/1/2007
     104.55                       12244.32                       12300                     9.625                  HAMMOND                                                         IN                          46323                         1                      2                        6/1/2006                      5/1/2036                     4/19/2006                        2/1/2007
      614.9                       61321.12                       61500                    11.625                  NEW PORT RICHEY                                                 FL                          34655                         1                      2                        6/1/2006                      5/1/2036                     4/13/2006                        2/1/2007
     287.45                       26615.38                       26700                     12.62                  JONESBORO                                                       GA                          30238                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
    2621.57                      251764.49                      252500                    12.125                  SEMINOLE                                                        FL                          33776                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     931.16                      104530.22                      105000                    10.125                  SMYRNA                                                          GA                          30080                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     545.64                       63126.07                       63400                      9.77                  GOODYEAR                                                        AZ                          85338                         1                      2                        6/1/2006                      5/1/2036                     4/20/2006                        2/1/2007
     551.05                       52664.33                       52800                    12.195                  FOX LAKE                                                        IL                          60020                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
     523.71                       44124.14                       44200                        14                  WEST PALM BEACH                                                 FL                          33407                         1                      2                        6/1/2006                      5/1/2036                     4/26/2006                        2/1/2007
      720.4                       67298.77                       67500                      12.5                  SAINT PETERSBURG                                                FL                          33704                         1                      2                        6/1/2006                      5/1/2036                      4/6/2006                        2/1/2007
      519.9                       46883.35                       46998                        13                  KISSIMMEE                                                       FL                          34746                         1                      2                        5/1/2006                      4/1/2021                     3/31/2006                        2/1/2007
     836.05                       69201.33                       69400                     14.25                  TOWSON                                                          MD                          21286                         1                      2                        6/1/2006                      5/1/2036                     4/13/2006                        2/1/2007
     157.81                       13078.79                       13100                     14.25                  AKRON                                                           OH                          44314                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
     469.62                        40921.2                       41000                      13.5                  TAMPA                                                           FL                          33617                         1                      2                        6/1/2006                      5/1/2036                     4/12/2006                        2/1/2007
     602.41                       53867.14                       53980                    13.125                  LAKE WORTH                                                      FL                          33467                         1                      2                        6/1/2006                      5/1/2036                     4/10/2006                        2/1/2007
     356.44                       32706.23                       32800                     12.75                  PORT RICHEY                                                     FL                          34668                         1                      2                        6/1/2006                      5/1/2036                     4/17/2006                        2/1/2007
     635.12                       61788.68                       62000                    11.945                  VAIL                                                            AZ                          85641                         1                      2                        6/1/2006                      5/1/2036                     4/14/2006                        2/1/2007
     517.03                       49652.91                       49798                    12.125                  KISSIMMEE                                                       FL                          34746                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     552.76                       51873.54                       52000                    12.445                  GILBERT                                                         AZ                          85296                         1                      2                        6/1/2006                      5/1/2036                     4/13/2006                        2/1/2007
     1164.6                      116625.61                      116970                     11.57                  SALT LAKE CITY                                                  UT                          84105                         1                      2                        6/1/2006                      5/1/2036                     4/17/2006                        2/1/2007
     993.38                       95993.56                       96250                    12.045                  PHOENIX                                                         AZ                          85018                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
     869.52                       87240.92                       87500                    11.545                  PHOENIX                                                         AZ                          85032                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
      214.5                       20847.43                       21050                    11.875                  MONTICELLO                                                      FL                          32344                         1                      2                        6/1/2006                      5/1/2036                     4/19/2006                        2/1/2007
     138.86                       13442.65                       13500                        12                  WILMINGTON                                                      DE                          19802                         1                      2                        5/1/2006                      4/1/2036                      4/7/2006                        2/1/2007
     649.57                       65775.87                       66000                     11.42                  SMYRNA                                                          GA                          30080                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     638.83                       57611.31                       57750                        13                  NORTH PORT                                                      FL                          34286                         1                      2                        5/1/2006                      4/1/2036                     3/29/2006                        2/1/2007
      429.4                       45838.43                       46000                     10.75                  PORT SAINT LUCIE                                                FL                          34952                         1                      2                        6/1/2006                      5/1/2036                      4/7/2006                        2/1/2007
     289.36                        29300.1                       29400                     11.42                  ACWORTH                                                         GA                          30101                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     489.01                       44885.78                       45000                     12.75                  SAINT PETERSBURG                                                FL                          33708                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     548.89                       16089.47                       50510                     12.75                  SANFORD                                                         FL                          32771                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     257.38                       27597.82                       27750                     10.67                  PINELLAS PARK                                                   FL                          33781                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     130.47                       10992.06                       11011                        14                  INDIANAPOLIS                                                    IN                          46280                         1                      2                        6/1/2006                      5/1/2036                      4/4/2006                        2/1/2007
     189.87                       18934.74                       18990                    11.625                  LYNN HAVEN                                                      FL                          32444                         1                      2                        6/1/2006                      5/1/2036                     4/11/2006                        2/1/2007
     628.67                       61778.24                       61951                     11.82                  DOUGLASVILLE                                                    GA                          30135                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     688.31                       72750.36                       73000                    10.875                  ORLANDO                                                         FL                          32809                         1                      2                        6/1/2006                      5/1/2036                     4/11/2006                        2/1/2007
     256.89                       27863.45                       27980                    10.545                  ATLANTA                                                         GA                          30349                         1                      2                        6/1/2006                      5/1/2036                     4/17/2006                        2/1/2007
     336.68                       32414.64                       32500                    12.095                  FT LAUDERDALE                                                   FL                          33315                         1                      2                        6/1/2006                      5/1/2036                     4/17/2006                        2/1/2007
     320.85                       28424.51                       28500                     13.25                  CINCINNATI                                                      OH                          45212                         4                      2                        6/1/2006                      5/1/2036                     4/20/2006                        2/1/2007
     405.63                       44629.52                       44800                    10.375                  BISMARCK                                                        AR                          71929                         1                      2                        6/1/2006                      5/1/2021                      4/7/2006                        2/1/2007
     509.29                       47880.63                       47998                     12.42                  SAINT CLOUD                                                     FL                          34769                         1                      2                        6/1/2006                      5/1/2036                      4/7/2006                        2/1/2007
     861.92                       75105.39                       75250                      13.5                  CUMMING                                                         GA                          30040                         1                      2                        6/1/2006                      5/1/2036                     4/17/2006                        2/1/2007
     392.48                        35614.3                       36000                    12.795                  APOPKA                                                          FL                          32712                         1                      2                        6/1/2006                      5/1/2036                      4/4/2006                        2/1/2007
     490.69                        42757.7                       42840                      13.5                  FORT WORTH                                                      TX                          76119                         2                      2                        6/1/2006                      5/1/2036                     4/12/2006                        2/1/2007
     621.96                       60181.77                       60375                     12.02                  NORTH AURORA                                                    IL                          60542                         1                      2                        6/1/2006                      5/1/2036                      4/7/2006                        2/1/2007
     378.27                       34414.83                       34500                    12.875                  SEFFNER                                                         FL                          33584                         1                      2                        5/1/2006                      4/1/2036                      4/5/2006                        2/1/2007
     449.93                       44848.22                       45000                    11.625                  CLERMONT                                                        FL                          34714                         1                      2                        6/1/2006                      5/1/2021                      4/7/2006                        2/1/2007
     441.84                       41277.84                       41400                      12.5                  FARMINGTON                                                      MN                          55024                         1                      2                        6/1/2006                      5/1/2036                     4/11/2006                        2/1/2007
     466.26                       54489.08                       54760                     9.645                  SAHUARITA                                                       AZ                          85629                         1                      2                        5/1/2006                      4/1/2036                      4/6/2006                        2/1/2007
     425.49                       48792.94                       49000                     9.875                  BOYNTON BEACH                                                   FL                          33435                         1                      2                        6/1/2006                      5/1/2036                     4/18/2006                        2/1/2007
     422.95                        35340.9                       35400                    14.125                  DAVENPORT                                                       FL                          33896                         1                      2                        6/1/2006                      5/1/2036                     4/24/2006                        2/1/2007
     247.36                       22239.84                       22290                    13.045                  CARTERSVILLE                                                    GA                          30120                         1                      2                        6/1/2006                      5/1/2036                      4/7/2006                        2/1/2007
     163.92                       15461.75                       15500                    12.375                  BLUE SPRINGS                                                    MO                          64015                         2                      2                        6/1/2006                      5/1/2036                     4/14/2006                        2/1/2007
     747.77                        64063.4                       64180                     13.75                  KISSIMMEE                                                       FL                          34759                         1                      2                        6/1/2006                      5/1/2036                     4/25/2006                        2/1/2007
     519.12                       49869.61                       50000                    12.125                  ORANGE PARK                                                     FL                          32073                         1                      2                        6/1/2006                      5/1/2036                      4/6/2006                        2/1/2007
      934.4                       82439.67                       83000                     13.25                  SILVER SPRING                                                   MD                          20904                         1                      2                        6/1/2006                      5/1/2021                     4/13/2006                        2/1/2007
    1211.14                      132443.71                      133000                    10.445                  PENSACOLA                                                       FL                          32504                         1                      2                        5/1/2006                      4/1/2036                     3/31/2006                        2/1/2007
     339.44                       32911.57                       33000                        12                  WINTER HAVEN                                                    FL                          33881                         2                      2                        6/1/2006                      5/1/2036                     4/20/2006                        2/1/2007
     925.07                       90227.21                       90475                     11.92                  DENVER                                                          CO                          80210                         1                      2                        6/1/2006                      5/1/2036                      4/7/2006                        2/1/2007
     543.95                       53232.88                       53380                    11.875                  CAPE CORAL                                                      FL                          33993                         1                      2                        6/1/2006                      5/1/2021                     4/19/2006                        2/1/2007
     696.98                        68829.7                       69048                     11.75                  KISSIMMEE                                                       FL                          34746                         1                      2                        5/1/2006                      4/1/2021                     3/31/2006                        2/1/2007
     465.59                       40607.16                       41000                    13.375                  ORLANDO                                                         FL                          32808                         1                      2                        6/1/2006                      5/1/2036                     4/13/2006                        2/1/2007
     389.64                       44217.24                       44400                        10                  BATON ROUGE                                                     LA                          70817                         1                      2                        6/1/2006                      5/1/2036                     4/25/2006                        2/1/2007
     530.75                       47847.99                       47980                        13                  RIVIERA BEACH                                                   FL                          33404                         1                      2                        6/1/2006                      5/1/2036                     4/20/2006                        2/1/2007
     203.18                          19519                       19570                    12.125                  OMAHA                                                           NE                          68104                         1                      2                        6/1/2006                      5/1/2036                     4/13/2006                        2/1/2007
     767.47                       73397.37                       73920                    12.125                  KISSIMMEE                                                       FL                          34758                         1                      2                        6/1/2006                      5/1/2036                     4/13/2006                        2/1/2007
      533.1                        49363.7                       49500                    12.625                  SAINT CLOUD                                                     FL                          34769                         1                      2                        6/1/2006                      5/1/2021                     4/11/2006                        2/1/2007
     265.27                       24913.43                       25000                     12.42                  ARIZONA CITY                                                    AZ                          85223                         1                      2                        6/1/2006                      5/1/2036                     4/18/2006                        2/1/2007
     899.68                       97711.58                       99000                     10.42                  ELLENTON                                                        FL                          34222                         1                      2                        6/1/2006                      5/1/2036                      4/6/2006                        2/1/2007
        170                       19686.01                       20000                     9.625                  LAKE WORTH                                                      FL                          33461                         1                      2                        6/1/2006                      5/1/2036                     4/19/2006                        2/1/2007
     350.94                       34698.95                       35100                    11.625                  DAVENPORT                                                       FL                          33896                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
      304.1                       27440.79                       27500                    12.995                  SAINT PETERSBURG                                                FL                          33712                         1                      2                        6/1/2006                      5/1/2036                     4/13/2006                        2/1/2007
     451.93                       45068.49                       45200                    11.625                  PLANO                                                           TX                          75025                         1                      2                        6/1/2006                      5/1/2036                     4/19/2006                        2/1/2007
      86.64                        7360.18                        7500                    13.625                  PALM SPRINGS                                                    FL                          33461                         1                      2                        6/1/2006                      5/1/2036                     4/20/2006                        2/1/2007
     767.14                       85660.12                       86000                    10.195                  COCONUT CREEK                                                   FL                          33073                         1                      2                        6/1/2006                      5/1/2036                     4/13/2006                        2/1/2007
     275.67                       26728.15                       26800                        12                  KENNESAW                                                        GA                          30144                         1                      2                        6/1/2006                      5/1/2036                     4/10/2006                        2/1/2007
     876.86                       86623.02                       86869                     11.75                  ORLANDO                                                         FL                          32820                         1                      2                        6/1/2006                      5/1/2036                     4/25/2006                        2/1/2007
     608.53                        63687.3                       63900                        11                  ORLANDO                                                         FL                          32820                         1                      2                        6/1/2006                      5/1/2036                     4/25/2006                        2/1/2007
    1394.97                      124717.12                      125000                    13.125                  ATLANTA                                                         GA                          30363                         1                      2                        6/1/2006                      5/1/2036                     4/17/2006                        2/1/2007
     720.03                       69444.27                       70000                        12                  NEWARK                                                          DE                          19702                         1                      2                        6/1/2006                      5/1/2036                     4/20/2006                        2/1/2007
      417.2                       47344.27                       47540                        10                  TEMPLE                                                          TX                          76502                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     255.51                       22455.46                       22500                    13.375                  PLANTATION                                                      FL                          33313                         1                      2                        6/1/2006                      5/1/2036                     4/19/2006                        2/1/2007
    1877.29                      162196.32                      162500                    13.625                  CAPE CORAL                                                      FL                          33914                         1                      2                        6/1/2006                      5/1/2036                     4/19/2006                        2/1/2007
     744.52                       58998.02                       65000                      13.5                  WEST JORDAN                                                     UT                          84088                         1                      2                        6/1/2006                      5/1/2036                     4/18/2006                        2/1/2007
    1175.93                       92872.91                       93000                        15                  SCOTTSDALE                                                      AZ                          85258                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
    1205.08                       114708.2                      115000                     12.25                  DAVIE                                                           FL                          33331                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
     226.29                       23917.96                       24000                    10.875                  SENOIA                                                          GA                          30276                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     1194.6                      113710.75                      114000                     12.25                  JACKSONVILLE                                                    FL                          32256                         1                      2                        6/1/2006                      5/1/2036                     4/19/2006                        2/1/2007
     251.45                       21349.16                       21400                    13.875                  STOCKBRIDGE                                                     GA                          30281                         1                      2                        6/1/2006                      5/1/2036                     4/25/2006                        2/1/2007
     629.75                       54874.31                       54980                      13.5                  COVINGTON                                                       GA                          30016                         1                      2                        6/1/2006                      5/1/2036                     4/20/2006                        2/1/2007
     527.21                       45138.94                       45250                     13.75                  DALLAS                                                          TX                          75241                         1                      2                        6/1/2006                      5/1/2036                     4/26/2006                        2/1/2007
     140.12                       11903.91                       11925                    13.875                  ALLENTOWN                                                       PA                          18102                         1                      2                        6/1/2006                      5/1/2036                     4/18/2006                        2/1/2007
     520.42                       43138.11                       43200                     14.25                  ATLANTA                                                         GA                          30318                         1                      2                        7/1/2006                      6/1/2036                      5/4/2006                        2/1/2007
     324.16                       27041.85                       28060                    13.625                  LAWRENCEVILLE                                                   GA                          30044                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     573.65                       53620.92                       53750                      12.5                  WATERLOO                                                        IL                          62298                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     255.34                       22440.51                       22485                    13.375                  LOGANVILLE                                                      GA                          30052                         1                      2                        6/1/2006                      5/1/2036                     4/26/2006                        2/1/2007
     333.11                       32906.55                       33000                     11.75                  JACKSONVILLE                                                    FL                          32207                         1                      2                        6/1/2006                      5/1/2036                     4/25/2006                        2/1/2007
     746.68                       67354.95                       67500                        13                  VIRGINIA BEACH                                                  VA                          23464                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
    1344.74                      125696.53                      126000                      12.5                  GLENDALE                                                        AZ                          85304                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     693.71                          66032                       66200                     12.25                  NORTH LAS VEGAS                                                 NV                          89081                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
    1308.02                      135488.81                      136000                    11.125                  ALPHARETTA                                                      GA                          30005                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     380.55                       37424.43                       37700                     11.75                  SALT LAKE CITY                                                  UT                          84121                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     380.64                       40649.24                       40776                     10.75                  GREENWOOD                                                       IN                          46143                         1                      2                        7/1/2006                      6/1/2036                     5/23/2006                        2/1/2007
     154.12                       13657.05                       13690                     13.25                  HARKER HEIGHTS                                                  TX                          76548                         2                      2                        7/1/2006                      6/1/2036                     5/11/2006                        2/1/2007
    2449.63                      275687.47                      277500                     10.07                  BOUNTIFUL                                                       UT                          84010                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     369.32                       38255.65                       38400                    11.125                  HAMPTON                                                         GA                          30228                         1                      2                        6/1/2006                      5/1/2036                      5/5/2006                        2/1/2007
    1103.43                       99535.59                       99750                        13                  GILBERT                                                         AZ                          85236                         1                      2                        6/1/2006                      5/1/2036                     4/14/2006                        2/1/2007
     356.52                       34860.41                       35000                     11.87                  MABLETON                                                        GA                          30126                         1                      2                        4/1/2006                      3/1/2036                      3/1/2006                        2/1/2007
     257.48                       23526.71                       23600                    12.805                  ATLANTA                                                         GA                          30316                         1                      2                        5/1/2006                      4/1/2036                     3/27/2006                        2/1/2007
      338.8                        30839.6                       30900                    12.875                  WORCESTER                                                       MA                           1604                         1                      2                        7/1/2006                      6/1/2036                     5/17/2006                        2/1/2007
        321                       33515.62                       33640                    11.025                  TALLAHASSEE                                                     FL                          32305                         1                      2                        5/1/2006                      4/1/2036                     3/20/2006                        2/1/2007
     603.98                       55359.74                       55500                     12.77                  DRAPER                                                          UT                          84020                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
     489.92                       51781.36                       51980                     10.87                  KISSIMMEE                                                       FL                          34747                         1                      2                        5/1/2006                      4/1/2036                     3/20/2006                        2/1/2007
    1957.55                      196990.49                      197750                    11.495                  SCOTTSDALE                                                      AZ                          85254                         1                      2                        5/1/2006                      4/1/2036                     3/22/2006                        2/1/2007
     928.43                        89762.1                       90125                     12.02                  CAPE CORAL                                                      FL                          33909                         1                      2                        5/1/2006                      4/1/2036                     3/27/2006                        2/1/2007
    1405.36                      140056.13                      140559                    11.625                  STUART                                                          FL                          34997                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     380.99                       40188.65                       40342                    10.895                  JACKSONVILLE                                                    FL                          32218                         1                      2                        5/1/2006                      4/1/2036                     3/22/2006                        2/1/2007
     659.89                       65830.21                       66000                    11.625                  CAPE CORAL                                                      FL                          33904                         2                      2                        7/1/2006                      6/1/2036                      5/8/2006                        2/1/2007
     566.05                       54882.43                       55030                        12                  IMMOKALEE                                                       FL                          34142                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     242.43                       25877.53                       25980                    10.745                  OKLAHOMA CITY                                                   OK                          73162                         1                      2                        5/1/2006                      4/1/2036                      4/5/2006                        2/1/2007
     212.04                       18948.88                       19000                    13.125                  LITHONIA                                                        GA                          30038                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     501.14                       55111.33                       55372                     10.37                  TUCSON                                                          AZ                          85757                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
    1419.82                      150961.19                      151550                    10.795                  SOUTH JORDAN                                                    UT                          84095                         1                      2                        5/1/2006                      4/1/2036                      4/3/2006                        2/1/2007
     577.53                       56522.36                       56697                     11.87                  FORT WORTH                                                      TX                          76179                         1                      2                        5/1/2006                      4/1/2036                     3/23/2006                        2/1/2007
     439.27                       43461.41                       43600                    11.725                  LITTLETON                                                       CO                          80120                         1                      2                        5/1/2006                      4/1/2036                     3/24/2006                        2/1/2007
     348.66                       33996.12                       34100                     11.92                  BROOKLYN PARK                                                   MN                          55428                         1                      2                        5/1/2006                      4/1/2036                     3/21/2006                        2/1/2007
     512.29                       47851.17                       48000                      12.5                  BLOOMFIELD                                                      CT                           6002                         1                      2                        6/1/2006                      5/1/2021                     4/13/2006                        2/1/2007
     534.43                        48394.4                       48500                    12.945                  SAINT PETERSBURG                                                FL                          33702                         1                      2                        6/1/2006                      5/1/2036                     4/13/2006                        2/1/2007
     429.44                       41850.25                       42000                     11.92                  ARVADA                                                          CO                          80003                         1                      2                        5/1/2006                      4/1/2036                     3/24/2006                        2/1/2007
     940.09                       91800.21                       92082                      11.9                  PORT SAINT LUCIE                                                FL                          34953                         1                      2                        5/1/2006                      4/1/2036                     3/24/2006                        2/1/2007
     503.22                       47388.47                       48540                     9.375                  SAN ANTONIO                                                     TX                          78245                         1                      2                        6/1/2006                      5/1/2021                      5/1/2006                        2/1/2007
     589.99                       61891.87                       62100                     10.97                  VERO BEACH                                                      FL                          32967                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     420.24                        40974.7                       41100                     11.92                  JOHNSTOWN                                                       CO                          80534                         1                      2                        5/1/2006                      4/1/2036                      4/3/2006                        2/1/2007
     199.45                       20470.21                       20535                     11.25                  HARKER HEIGHTS                                                  TX                          76548                         2                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
    1121.69                       98557.79                       98776                    13.375                  ODENTON                                                         MD                          21113                         1                      2                        5/1/2006                      4/1/2021                     3/31/2006                        2/1/2007
     272.63                        25530.8                       25600                     12.47                  PARMA                                                           OH                          44134                         1                      2                        5/1/2006                      4/1/2036                     3/25/2006                        2/1/2007
     246.76                       25582.39                       25656                    11.125                  DANVILLE                                                        IN                          46122                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     283.14                       23859.72                       23896                        14                  KENT                                                            OH                          44240                         1                      2                        7/1/2006                      6/1/2036                      5/5/2006                        2/1/2007
     126.95                        14549.8                       14620                     9.875                  NORMAN                                                          OK                          73071                         1                      2                        7/1/2006                      6/1/2036                     5/12/2006                        2/1/2007
    1336.02                       124666.1                      125000                     12.52                  SALT LAKE CITY                                                  UT                          84117                         1                      2                        5/1/2006                      4/1/2036                      4/4/2006                        2/1/2007
     127.08                       10981.83                       11000                    13.625                  WASHINGTON                                                      PA                          15301                         3                      2                        7/1/2006                      6/1/2036                      5/4/2006                        2/1/2007
     311.15                       32535.49                       33000                    10.875                  ORLANDO                                                         FL                          32822                         1                      2                        6/1/2006                      5/1/2036                     4/24/2006                        2/1/2007
     480.66                       47860.94                       48000                    11.645                  SAFETY HARBOR                                                   FL                          34695                         1                      2                        6/1/2006                      5/1/2036                     4/17/2006                        2/1/2007
     205.84                       20144.35                       20200                    11.875                  VALPARAISO                                                      IN                          46385                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     659.89                       65808.05                       66000                    11.625                  ORLANDO                                                         FL                          32812                         1                      2                        6/1/2006                      5/1/2036                     4/12/2006                        2/1/2007
     165.42                       15462.83                       15500                      12.5                  MESQUITE                                                        TX                          75150                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     597.94                       65284.05                       65500                    10.475                  MIAMI                                                           FL                          33186                         1                      2                        7/1/2006                      6/1/2036                     5/15/2006                        2/1/2007
      362.9                       28660.73                       28700                        15                  TAMPA                                                           FL                          33614                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     379.22                        37888.8                       38000                      11.6                  LAYTON                                                          UT                          84041                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     189.96                       17291.12                       17325                    12.875                  MIRAMAR                                                         FL                          33025                         1                      2                        7/1/2006                      6/1/2036                     5/11/2006                        2/1/2007
    1127.97                      119219.92                      119629                    10.875                  JACKSONVILLE                                                    FL                          32259                         1                      2                        6/1/2006                      5/1/2036                     4/26/2006                        2/1/2007
     692.67                        65257.8                       65400                    12.395                  BURBANK                                                         IL                          60459                         1                      2                        7/1/2006                      6/1/2036                     4/28/2006                        2/1/2007
     338.05                       32905.33                       33000                    11.945                  INDIANAPOLIS                                                    IN                          46224                         1                      2                        6/1/2006                      5/1/2036                     4/24/2006                        2/1/2007
     475.03                       45457.65                       45600                     12.17                  DELTONA                                                         FL                          32738                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     242.32                       22447.42                       22500                    12.625                  BARBERTON                                                       OH                          44203                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
     604.98                       54879.54                       55000                     12.92                  PINELLAS PARK                                                   FL                          33781                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
     234.74                       20713.29                       20750                     13.32                  FORT MYERS                                                      FL                          33905                         1                      2                        7/1/2006                      6/1/2036                      5/2/2006                        2/1/2007
     778.73                       79156.16                       79400                    11.375                  ODESSA                                                          FL                          33556                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
      318.9                       29935.48                       30000                    12.445                  FORT MYERS                                                      FL                          33916                         1                      2                        7/1/2006                      6/1/2036                     5/11/2006                        2/1/2007
     159.22                       19687.73                       19788                         9                  MAPLE HEIGHTS                                                   OH                          44137                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     619.01                       59705.66                       65000                        11                  CAPE CORAL                                                      FL                          33993                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     930.88                       97078.81                       97400                    11.045                  CHICAGO                                                         IL                          60607                         1                      2                        6/1/2006                      5/1/2036                     4/14/2006                        2/1/2007
     326.57                       26558.12                       27000                    12.145                  TUCSON                                                          AZ                          85745                         1                      2                        7/1/2006                      6/1/2021                      5/5/2006                        2/1/2007
     950.48                       87289.25                       87465                     12.75                  CAPE CORAL                                                      FL                          33993                         1                      2                        7/1/2006                      6/1/2036                      5/9/2006                        2/1/2007
     617.19                        63002.6                       63199                     11.32                  HAINES CITY                                                     FL                          33844                         1                      2                        6/1/2006                      5/1/2036                     4/20/2006                        2/1/2007
      173.4                       13306.99                       13500                     15.25                  LA SALLE                                                        CO                          80645                         1                      2                        6/1/2006                      5/1/2036                      5/1/2006                        2/1/2007
     953.21                       80981.66                       81125                    13.875                  SEMINOLE                                                        FL                          33772                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     563.68                       54669.88                       54800                        12                  ROYAL PALM BEACH                                                FL                          33411                         1                      2                        7/1/2006                      6/1/2036                     5/11/2006                        2/1/2007
    1512.68                      128797.21                      129000                    13.845                  SAINT PAUL                                                      MN                          55104                         1                      2                        7/1/2006                      6/1/2036                      5/4/2006                        2/1/2007
     857.35                       85961.02                       86576                      11.5                  WINTER GARDEN                                                   FL                          34787                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     119.99                       11618.89                       11775                    11.875                  CLEVELAND                                                       OH                          44122                         1                      2                        6/1/2006                      5/1/2036                     4/17/2006                        2/1/2007
    2587.39                      298435.71                      300000                     9.795                  PHILADELPHIA                                                    PA                          19119                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
     337.25                       31513.82                       31600                      12.5                  PALM BAY                                                        FL                          32907                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     366.22                       33623.39                       33700                     12.75                  OKLAHOMA CITY                                                   OK                          73114                         1                      2                        6/1/2006                      5/1/2036                      5/1/2006                        2/1/2007
     185.18                       14977.59                       15000                    14.625                  WILMINGTON                                                      DE                          19802                         1                      2                        6/1/2006                      5/1/2036                     4/20/2006                        2/1/2007
     522.35                       53608.22                       53780                     11.25                  NORTH PORT                                                      FL                          34286                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     371.93                       36893.93                       37000                    11.695                  MILFORD                                                         OH                          45150                         1                      2                        6/1/2006                      5/1/2036                      5/1/2006                        2/1/2007
     275.82                       27112.94                       27180                     11.82                  ATLANTA                                                         GA                          30349                         1                      2                        7/1/2006                      6/1/2036                     5/12/2006                        2/1/2007
     275.82                       27112.94                       27180                     11.82                  ATLANTA                                                         GA                          30349                         1                      2                        7/1/2006                      6/1/2036                     5/12/2006                        2/1/2007
     471.56                       44898.96                       45000                     12.25                  TAMPA                                                           FL                          33603                         1                      2                        7/1/2006                      6/1/2021                      5/5/2006                        2/1/2007
     293.85                       27894.72                       28000                     12.27                  GREENWOOD                                                       IN                          46143                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
     310.92                       29335.87                       29400                    12.375                  WILMINGTON                                                      DE                          19806                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
    1129.06                          94219                       94500                    14.125                  WILLOUGHBY                                                      OH                          44094                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
     594.38                       61003.96                       61197                     11.25                  SANFORD                                                         FL                          32773                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
     393.48                       34589.46                       34650                    13.375                  MARTINSVILLE                                                    IN                          46151                         2                      2                        7/1/2006                      6/1/2036                     5/10/2006                        2/1/2007
     393.48                       34589.46                       34650                    13.375                  MARTINSVILLE                                                    IN                          46151                         2                      2                        7/1/2006                      6/1/2036                     5/10/2006                        2/1/2007
     646.09                       56782.54                       56895                    13.375                  GREENWOOD                                                       IN                          46143                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     442.67                       47845.94                       48000                      10.6                  SAINT CLOUD                                                     FL                          34772                         1                      2                        7/1/2006                      6/1/2036                      5/8/2006                        2/1/2007
     400.77                       38301.28                       38400                    12.195                  BALTIMORE                                                       MD                          21215                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     250.91                       27903.21                       28000                     10.25                  SURFSIDE BEACH                                                  TX                          77541                         1                      2                        7/1/2006                      6/1/2021                     5/12/2006                        2/1/2007
     202.41                        17057.1                       17083                        14                  HOUSTON                                                         TX                          77073                         1                      2                        7/1/2006                      6/1/2036                      5/2/2006                        2/1/2007
      932.4                       71387.97                       71475                      15.5                  DELTONA                                                         FL                          32725                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     439.47                       44876.21                       45000                     11.32                  SAINT PETERSBURG                                                FL                          33710                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     589.99                       61726.02                       62100                     10.97                  VERO BEACH                                                      FL                          32967                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
      296.4                       24791.62                       28400                    12.195                  MAGNA                                                           UT                          84044                         1                      2                        7/1/2006                      6/1/2036                      5/9/2006                        2/1/2007
     207.81                       17014.98                       17250                     14.25                  KANSAS CITY                                                     MO                          64132                         1                      2                        7/1/2006                      6/1/2036                     5/10/2006                        2/1/2007
     285.98                       25158.32                       25500                    13.195                  KANSAS CITY                                                     MO                          64132                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     957.19                       73296.07                       73375                      15.5                  SAINT PETERSBURG                                                FL                          33701                         4                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     836.26                       85828.31                       86100                     11.25                  KISSIMMEE                                                       FL                          34746                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     550.71                       51476.03                       51600                      12.5                  LAKE WORTH                                                      FL                          33460                         1                      2                        6/1/2006                      5/1/2036                     4/26/2006                        2/1/2007
     362.07                       35105.66                       35200                        12                  DAYTON                                                          OH                          45419                         2                      2                        6/1/2006                      5/1/2036                      5/1/2006                        2/1/2007
     508.52                       48643.77                       48797                    12.175                  SURPRISE                                                        AZ                          85388                         1                      2                        6/1/2006                      5/1/2036                     4/24/2006                        2/1/2007
     628.28                       53825.99                       53924                     13.75                  ORLANDO                                                         FL                          32824                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     662.96                       74204.18                       74913                      10.1                  KISSIMMEE                                                       FL                          34759                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
      365.9                       39864.44                       40000                      10.5                  CHESAPEAKE CITY                                                 MD                          21915                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     293.13                       31042.84                       31150                     10.85                  WINTER HAVEN                                                    FL                          33880                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
      487.9                       40441.93                       40500                     14.25                  ATLANTA                                                         GA                          30344                         1                      2                        7/1/2006                      6/1/2036                     5/10/2006                        2/1/2007
    1349.78                      134607.32                      135000                    11.625                  WINTER PARK                                                     FL                          32789                         1                      2                        6/1/2006                      5/1/2036                      5/3/2006                        2/1/2007
     456.41                       41895.15                       42000                     12.75                  EDGEWATER                                                       FL                          32141                         1                      2                        6/1/2006                      5/1/2036                      5/3/2006                        2/1/2007
     304.64                       29059.26                       29125                    12.225                  FARGO                                                           ND                          58102                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
      501.5                        47837.8                       47946                    12.225                  AUBREY                                                          TX                          76227                         1                      2                        7/1/2006                      6/1/2036                      5/9/2006                        2/1/2007
     247.46                       24686.33                       24750                    11.625                  MERIDEN                                                         CT                           6450                         3                      2                        7/1/2006                      6/1/2036                      5/5/2006                        2/1/2007
     326.28                       44746.48                       45000                     7.875                  STUART                                                          FL                          34997                         1                      2                        7/1/2006                      6/1/2036                     5/10/2006                        2/1/2007
     348.78                       30391.45                       30450                      13.5                  FORT WAYNE                                                      IN                          46809                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     196.77                       17960.76                       18437                      12.5                  HOUSTON                                                         TX                          77067                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     474.54                        43185.1                       43280                    12.875                  HAINES CITY                                                     FL                          33844                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     401.44                       40977.11                       41090                    11.325                  HAMILTON                                                        IN                          46742                         2                      2                        7/1/2006                      6/1/2036                      5/3/2006                        2/1/2007
     261.07                       17532.86                       17775                        16                  ARLINGTON                                                       TX                          76010                         1                      2                        6/1/2006                      5/1/2021                     4/28/2006                        2/1/2007
    1188.94                      128249.33                      128660                    10.625                  LAKE WORTH                                                      FL                          33463                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     130.57                       14823.74                       14878                        10                  CORPUS CHRISTI                                                  TX                          78410                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     684.62                       62856.82                       63000                     12.75                  HOLLYWOOD                                                       FL                          33024                         1                      2                        6/1/2006                      5/1/2036                     4/26/2006                        2/1/2007
     642.06                       60565.76                       60733                     12.37                  CASTLE ROCK                                                     CO                          80104                         1                      2                        7/1/2006                      6/1/2036                      5/9/2006                        2/1/2007
     502.19                       44853.16                       45000                    13.125                  SAINT LOUIS                                                     MO                          63111                         2                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     209.77                       26839.37                       26970                     8.625                  INDIANAPOLIS                                                    IN                          46239                         1                      2                        7/1/2006                      6/1/2036                      5/9/2006                        2/1/2007
     556.54                       56002.29                       56200                      11.5                  CAPE CORAL                                                      FL                          33909                         1                      2                        6/1/2006                      5/1/2036                     4/26/2006                        2/1/2007
     375.12                       31279.67                       31980                    11.575                  LEBANON                                                         TN                          37087                         1                      2                        6/1/2006                      5/1/2021                     4/28/2006                        2/1/2007
     443.42                       41140.07                       41790                     12.42                  KINGMAN                                                         AZ                          86401                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     354.27                       35408.11                       35500                      11.6                  CLEARFIELD                                                      UT                          84015                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     158.98                       14467.99                       14500                    12.875                  CLEVELAND                                                       OH                          44109                         2                      2                        6/1/2006                      5/1/2036                      5/3/2006                        2/1/2007
     442.88                       38931.85                       39000                    13.375                  DAVENPORT                                                       FL                          33897                         1                      2                        7/1/2006                      6/1/2036                      5/5/2006                        2/1/2007
     891.04                       94213.99                       94500                    10.875                  ADDISON                                                         IL                          60101                         1                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     224.12                       20955.44                       21000                      12.5                  EL PASO                                                         TX                          79936                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     549.36                       61218.45                       61432                    10.225                  LITTLE ELM                                                      TX                          75068                         1                      2                        7/1/2006                      6/1/2036                     5/17/2006                        2/1/2007
     556.37                       54449.63                       54600                    11.875                  MAITLAND                                                        FL                          32751                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     457.69                       51939.28                       52154                        10                  FORT WORTH                                                      TX                          76120                         1                      2                        6/1/2006                      5/1/2036                      5/2/2006                        2/1/2007
     230.53                       21554.12                       21600                      12.5                  EL PASO                                                         TX                          79936                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     174.44                       17563.46                       17980                      8.25                  JACKSONVILLE                                                    FL                          32211                         1                      2                        7/1/2006                      6/1/2021                      5/5/2006                        2/1/2007
    1089.81                      103601.16                      104000                     12.25                  MIAMI                                                           FL                          33131                         1                      2                        7/1/2006                      6/1/2036                     5/11/2006                        2/1/2007
     773.46                       56161.45                       56250                    16.375                  SAINT LOUIS                                                     MO                          63130                         2                      2                        7/1/2006                      6/1/2036                      5/5/2006                        2/1/2007
     355.07                       36596.37                       36700                      11.2                  WEST JORDAN                                                     UT                          84084                         1                      2                        7/1/2006                      6/1/2036                      5/3/2006                        2/1/2007
      856.7                       88958.94                       89250                      11.1                  LITTLE ROCK                                                     AR                          72223                         1                      2                        6/1/2006                      5/1/2036                     4/26/2006                        2/1/2007
     293.61                       25159.53                       25200                     13.75                  WEST HARTFORD                                                   CT                           6110                         2                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     529.61                        53834.2                       54000                    11.375                  JACKSONVILLE                                                    FL                          32246                         1                      2                        6/1/2006                      5/1/2036                      5/2/2006                        2/1/2007
     680.96                       52143.84                       52200                      15.5                  GREER                                                           SC                          29651                         1                      2                        7/1/2006                      6/1/2036                      5/8/2006                        2/1/2007
     500.93                       38358.74                       38400                      15.5                  PENDLETON                                                       SC                          29670                         1                      2                        7/1/2006                      6/1/2036                      5/8/2006                        2/1/2007
     693.67                        67256.2                       67437                        12                  HAINES CITY                                                     FL                          33844                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     357.59                       37864.02                       38000                     10.85                  JACKSONVILLE                                                    FL                          32225                         1                      2                        7/1/2006                      6/1/2036                      5/9/2006                        2/1/2007
    1131.47                      109739.25                      110000                        12                  EAGLE LAKE                                                      FL                          33839                         1                      2                        7/1/2006                      6/1/2036                     5/12/2006                        2/1/2007
     189.71                       19920.01                       20000                     10.95                  FORT WAYNE                                                      IN                          46825                         1                      2                        7/1/2006                      6/1/2036                      5/5/2006                        2/1/2007
     289.12                       23965.64                       24000                     14.25                  JACKSONVILLE                                                    FL                          32209                         2                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     812.06                       75789.59                       75950                    12.525                  BURBANK                                                         IL                          60459                         1                      2                        7/1/2006                      6/1/2036                     5/10/2006                        2/1/2007
     635.71                        59869.6                       60000                      12.4                  COLORADO SPRINGS                                                CO                          80917                         1                      2                        7/1/2006                      6/1/2036                      5/5/2006                        2/1/2007
     333.11                       32418.99                       33000                     11.75                  JACKSONVILLE                                                    FL                          32207                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     429.99                       39858.06                       39998                      12.6                  WINTER HAVEN                                                    FL                          33884                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
      171.7                       16814.27                       16850                    11.875                  INDIANAPOLIS                                                    IN                          46217                         1                      2                        8/1/2006                      7/1/2036                      6/5/2006                        2/1/2007
     785.77                       79288.62                       79500                    11.475                  ALTAMONTE SPRINGS                                               FL                          32701                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     499.66                       45887.64                       45980                     12.75                  LITTLETON                                                       CO                          80127                         1                      2                        7/1/2006                      6/1/2036                      5/4/2006                        2/1/2007
     282.91                       26689.81                       26800                     12.35                  DENVER                                                          CO                          80239                         1                      2                        7/1/2006                      6/1/2036                     5/11/2006                        2/1/2007
     263.11                       29982.89                       30300                     9.875                  JACKSONVILLE                                                    FL                          32277                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     510.71                       52335.07                       52500                     11.27                  CAPE CORAL                                                      FL                          33990                         1                      2                        6/1/2006                      5/1/2036                      5/4/2006                        2/1/2007
     424.47                       56204.72                       56500                      8.25                  KALISPELL                                                       MT                          59901                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     499.06                       50261.73                       50395                      11.5                  LEHIGH ACRES                                                    FL                          33972                         1                      2                        7/1/2006                      6/1/2036                     5/17/2006                        2/1/2007
     282.36                       25431.83                       25480                    13.025                  STONE MOUNTAIN                                                  GA                          30083                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     373.34                       33685.89                       33750                        13                  CONYERS                                                         GA                          30012                         2                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     324.85                       30930.42                       31000                     12.25                  COLORADO SPRINGS                                                CO                          80909                         1                      2                        7/1/2006                      6/1/2036                     5/15/2006                        2/1/2007
     236.48                       25559.69                       25642                      10.6                  OCALA                                                           FL                          34472                         1                      2                        7/1/2006                      6/1/2036                      5/2/2006                        2/1/2007
      519.1                       48100.42                       48200                    12.625                  PORT CHARLOTTE                                                  FL                          33954                         1                      2                        7/1/2006                      6/1/2036                      5/8/2006                        2/1/2007
     560.35                       46830.81                       46900                    14.125                  SEMINOLE                                                        FL                          33772                         1                      2                        7/1/2006                      6/1/2036                      5/5/2006                        2/1/2007
     470.45                        49235.5                       49400                        11                  BRADENTON                                                       FL                          34203                         1                      2                        6/1/2006                      5/1/2021                     4/28/2006                        2/1/2007
      442.9                       41023.03                       41125                    12.625                  SELMA                                                           IN                          47383                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     512.28                       47761.73                       48000                      12.5                  CAPE CORAL                                                      FL                          33993                         1                      2                        6/1/2006                      5/1/2036                      5/2/2006                        2/1/2007
     323.64                       28450.21                       28500                    13.375                  DANVILLE                                                        IN                          46122                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     193.98                       16212.08                       16236                    14.125                  HOUSTON                                                         TX                          77073                         1                      2                        7/1/2006                      6/1/2036                     5/12/2006                        2/1/2007
     452.39                       30858.24                       32900                    16.375                  INDEPENDENCE                                                    MO                          64052                         1                      2                        7/1/2006                      6/1/2036                      5/4/2006                        2/1/2007
     923.69                       84786.32                       85000                     12.75                  SAINT PETERSBURG                                                FL                          33701                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     266.31                       25590.83                       25650                    12.125                  MASON                                                           OH                          45040                         1                      2                        7/1/2006                      6/1/2036                      5/5/2006                        2/1/2007
      484.5                       49265.78                       49400                    11.375                  OVIEDO                                                          FL                          32765                         1                      2                        7/1/2006                      6/1/2036                      5/9/2006                        2/1/2007
     447.74                       46795.21                       47580                     10.85                  LEHIGH ACRES                                                    FL                          33972                         1                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     364.08                       35880.07                       36000                    11.775                  CHICAGO                                                         IL                          60624                         1                      2                        6/1/2006                      5/1/2036                      5/3/2006                        2/1/2007
     462.12                       43977.72                       44100                     12.25                  CHICAGO                                                         IL                          60634                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     146.69                       12360.85                       12380                        14                  OKLAHOMA CITY                                                   OK                          73127                         1                      2                        7/1/2006                      6/1/2036                     5/12/2006                        2/1/2007
    1274.99                      129646.87                      130000                    11.375                  POMPANO BEACH                                                   FL                          33060                         1                      2                        7/1/2006                      6/1/2036                     5/17/2006                        2/1/2007
     409.93                       40894.54                       41000                    11.625                  SNELLVILLE                                                      GA                          30039                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     353.55                       45751.53                       45980                       8.5                  DAVENPORT                                                       FL                          33837                         1                      2                        7/1/2006                      6/1/2036                     5/10/2006                        2/1/2007
      863.7                       84394.99                       84600                      11.9                  STONE MOUNTAIN                                                  GA                          30087                         1                      2                        7/1/2006                      6/1/2036                     5/12/2006                        2/1/2007
     227.61                       25310.61                       25400                     10.25                  LAUDERDALE LAKES                                                FL                          33313                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     463.45                       49100.15                       49250                     10.85                  KISSIMMEE                                                       FL                          34759                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     516.84                       45367.47                       45513                    13.375                  ORLANDO                                                         FL                          32824                         1                      2                        6/1/2006                      5/1/2021                     4/28/2006                        2/1/2007
     281.23                       25144.05                       25200                    13.125                  INDIANAPOLIS                                                    IN                          46219                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     229.96                       22940.83                       23000                    11.625                  WEST MELBOURNE                                                  FL                          32904                         1                      2                        7/1/2006                      6/1/2036                      5/5/2006                        2/1/2007
     188.85                       21403.71                       21520                        10                  INDIANAPOLIS                                                    IN                          46268                         1                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     486.34                       36238.31                       36750                    13.875                  BALTIMORE                                                       MD                          21206                         2                      2                        7/1/2006                      6/1/2021                     5/31/2006                        2/1/2007
     651.14                       61416.93                       61569                    12.375                  KISSIMMEE                                                       FL                          34744                         1                      2                        6/1/2006                      5/1/2021                     4/28/2006                        2/1/2007
     497.95                       48254.18                       48500                    11.975                  DAVENPORT                                                       FL                          33896                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     590.18                       54626.21                       54800                    12.625                  WOODBRIDGE                                                      VA                          22191                         1                      2                        7/1/2006                      6/1/2036                     5/23/2006                        2/1/2007
     468.78                       44866.55                       45000                     12.17                  CHAMPLIN                                                        MN                          55316                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     375.55                       33885.52                       33950                        13                  JACKSONVILLE                                                    FL                          32209                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     351.13                       32839.17                       32900                      12.5                  KISSIMMEE                                                       FL                          34759                         1                      2                        8/1/2006                      7/1/2036                      6/2/2006                        2/1/2007
    1592.03                      142773.33                      145200                    12.875                  PHOENIX                                                         AZ                          85086                         1                      2                        7/1/2006                      6/1/2021                     5/19/2006                        2/1/2007
     706.59                        69824.7                       70000                     11.75                  CAPE CORAL                                                      FL                          33990                         2                      2                        7/1/2006                      6/1/2036                     5/10/2006                        2/1/2007
     421.28                       36673.05                       36780                      13.5                  TAYLORSVILLE                                                    KY                          40071                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     360.01                       34876.09                       35000                        12                  DENVER                                                          CO                          80205                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     317.85                       30826.67                       30900                        12                  GRIFFIN                                                         GA                          30224                         1                      2                        7/1/2006                      6/1/2036                      5/8/2006                        2/1/2007
     787.28                       79289.81                       79500                      11.5                  FORT LAUDERDALE                                                 FL                          33309                         1                      2                        7/1/2006                      6/1/2036                     5/12/2006                        2/1/2007
     276.17                       24277.56                       24320                    13.375                  WILMINGTON                                                      DE                          19805                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     392.22                       36671.93                       36750                      12.5                  RANCHOS DE TAOS                                                 NM                          87557                         1                      2                        7/1/2006                      6/1/2036                     5/23/2006                        2/1/2007
     254.16                       21963.63                       22000                    13.625                  MASON                                                           OH                          45040                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     592.78                       50371.26                       50450                    13.875                  ROCKWALL                                                        TX                          75032                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     763.11                       73330.46                       73500                    12.125                  ALPHARETTA                                                      GA                          30004                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     355.11                       38674.87                       38821                      10.5                  SHERIDAN                                                        IN                          46069                         1                      2                        7/1/2006                      6/1/2036                     5/12/2006                        2/1/2007
     524.44                       63920.72                       64200                      9.17                  DRAPER                                                          UT                          84020                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     528.96                       45298.47                       45400                     13.75                  DAVENPORT                                                       FL                          33837                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
      822.8                        76119.2                       76400                    12.625                  WEST PALM BEACH                                                 FL                          33411                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     346.35                       29911.45                       29980                    13.625                  OPA LOCKA                                                       FL                          33055                         1                      2                        7/1/2006                      6/1/2036                     5/15/2006                        2/1/2007
    1182.05                       92474.09                       92750                    15.125                  ARNOLD                                                          MO                          63010                         4                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     327.85                        30932.3                       31000                    12.375                  JACKSONVILLE                                                    FL                          32211                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     273.68                       32416.33                       32548                       9.5                  PORTLAND                                                        TX                          78374                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     137.13                       14343.06                       14400                        11                  FORT MYERS                                                      FL                          33916                         1                      2                        7/1/2006                      6/1/2036                     5/11/2006                        2/1/2007
     237.83                       25890.48                       26000                      10.5                  INDIANAPOLIS                                                    IN                          46234                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     463.34                       42392.27                       42500                    12.795                  WHEELING                                                        IL                          60090                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
    3545.73                      298614.48                      299250                        14                  CAPE CORAL                                                      FL                          33990                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     986.58                       93937.76                       94149                     12.25                  BOCA RATON                                                      FL                          33428                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     368.18                       35120.56                       35200                    12.225                  SAUK RAPIDS                                                     MN                          56379                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
      371.3                       31546.98                       31600                    13.875                  SAINT LOUIS                                                     MO                          63118                         2                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     703.54                       70279.97                       70500                      11.6                  CASTLE ROCK                                                     CO                          80104                         1                      2                        7/1/2006                      6/1/2036                     5/10/2006                        2/1/2007
     113.15                        10973.9                       11000                        12                  DAYTON                                                          OH                          45405                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
    1821.92                      149765.02                      150000                    14.375                  LARGO                                                           FL                          33774                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     281.59                       26195.05                       26250                     12.57                  LAYTON                                                          UT                          84041                         1                      2                        7/1/2006                      6/1/2036                     5/15/2006                        2/1/2007
     539.61                       51654.16                       51800                     12.17                  SAINT PAUL                                                      MN                          55104                         1                      2                        7/1/2006                      6/1/2036                     5/11/2006                        2/1/2007
     313.23                       32159.99                       32250                     11.25                  KISSIMMEE                                                       FL                          34744                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     172.76                       20910.53                       21000                      9.25                  PALM BAY                                                        FL                          32907                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     347.72                       27466.82                       27500                        15                  SOUTH OGDEN                                                     UT                          84403                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     255.25                       22610.53                       22800                     13.17                  SUGAR LAND                                                      TX                          77479                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     346.14                       27341.97                       27375                        15                  SALT LAKE CITY                                                  UT                          84104                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     434.62                        41381.9                       41475                     12.25                  HAMILTON                                                        IN                          46742                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     444.06                       41735.88                       41850                     12.42                  FORT WORTH                                                      TX                          76131                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
      280.7                       18489.28                       18500                    18.125                  SOUTH BEND                                                      IN                          46637                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     483.72                       53793.37                       53980                     10.25                  LEHIGH ACRES                                                    FL                          33936                         1                      2                        7/1/2006                      6/1/2036                     5/23/2006                        2/1/2007
      409.1                       39192.86                       39271                     12.17                  WINTER PARK                                                     FL                          32792                         1                      2                        8/1/2006                      7/1/2036                      6/1/2006                        2/1/2007
     455.72                       39730.81                       39800                    13.495                  NORTH PORT                                                      FL                          34286                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     256.33                       24646.82                       25155                    11.875                  COLORADO SPRINGS                                                CO                          80906                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     455.93                       43016.88                       43111                    12.375                  SANFORD                                                         FL                          32773                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     301.71                       33088.99                       33200                     10.42                  TAYLORSVILLE                                                    UT                          84118                         1                      2                        7/1/2006                      6/1/2036                     5/10/2006                        2/1/2007
     384.18                       30565.99                       30625                    14.875                  INDIANAPOLIS                                                    IN                          46214                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     754.01                       57737.83                       57800                      15.5                  TUCSON                                                          AZ                          85710                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     250.14                        20074.3                       20100                     14.75                  LAFAYETTE                                                       LA                          70501                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     717.76                       79446.82                       79800                    10.295                  APOPKA                                                          FL                          32712                         1                      2                        7/1/2006                      6/1/2036                     5/15/2006                        2/1/2007
    1735.82                      194314.36                      195000                     10.17                  RAMROD KEY                                                      FL                          33042                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     336.45                       31910.95                       32000                    12.295                  BROOKLYN PARK                                                   MN                          55429                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     576.32                       53885.33                       54000                      12.5                  DUNEDIN                                                         FL                          34698                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     588.24                       59785.29                       60000                     11.37                  GROVELAND                                                       FL                          34736                         1                      2                        7/1/2006                      6/1/2036                     5/23/2006                        2/1/2007
     701.19                       61639.11                       61747                    13.375                  SANFORD                                                         FL                          32773                         1                      2                        7/1/2006                      6/1/2036                     5/17/2006                        2/1/2007
     398.23                       35931.61                       36000                        13                  NORTH LAUDERDALE                                                FL                          33068                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     151.46                       12979.16                       13000                     13.75                  FORT WAYNE                                                      IN                          46809                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     1781.1                       159305.1                      159600                    13.125                  WHEATON                                                         IL                          60187                         4                      2                        7/1/2006                      6/1/2036                     5/23/2006                        2/1/2007
    1063.53                        94826.2                       95000                     13.17                  DAYTONA BEACH                                                   FL                          32118                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     166.28                       17408.54                       17460                        11                  HAMPTON                                                         GA                          30228                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     187.18                       17190.43                       17225                     12.75                  WILMINGTON                                                      DE                          19801                         1                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     793.66                       68586.54                       68700                    13.625                  PENNSVILLE                                                      NJ                           8070                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     506.61                       51022.77                       51158                      11.5                  LAND O LAKES                                                    FL                          34638                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     283.59                       23856.01                       23934                        14                  INDIANAPOLIS                                                    IN                          46235                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     949.37                       75585.97                       75680                    14.875                  AURORA                                                          CO                          80016                         1                      2                        7/1/2006                      6/1/2036                     5/15/2006                        2/1/2007
     157.75                       11987.44                       12000                    15.625                  AUGUSTA                                                         GA                          30906                         2                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     157.75                       11987.44                       12000                    15.625                  AUGUSTA                                                         GA                          30906                         2                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     529.36                       49418.72                       49600                      12.5                  APOPKA                                                          FL                          32703                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     173.08                       14230.18                       14250                    14.375                  ROME                                                            GA                          30165                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     421.49                       41178.95                       41300                    11.895                  SARASOTA                                                        FL                          34232                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     179.51                       18769.27                       18850                        11                  PITTSFIELD                                                      MA                           1201                         4                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     973.46                       87832.75                       88000                        13                  MIRAMAR                                                         FL                          33025                         1                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
    1735.74                      190363.13                      191000                     10.42                  VERO BEACH                                                      FL                          32963                         1                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     359.77                       32916.14                       33000                    12.795                  FEDERAL HEIGHTS                                                 CO                          80260                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
        473                       33871.93                       33900                    16.625                  GARLAND                                                         TX                          75043                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     352.22                        33425.5                       33500                    12.295                  TOOELE                                                          UT                          84074                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     534.33                       46570.81                       46650                      13.5                  BRANDON                                                         FL                          33511                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     802.63                       79796.12                       80000                     11.67                  SYRACUSE                                                        UT                          84075                         1                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     264.74                       25916.67                       25980                    11.875                  PORT CHARLOTTE                                                  FL                          33952                         1                      2                        7/1/2006                      6/1/2036                     5/23/2006                        2/1/2007
     256.73                       24142.91                       24500                     12.25                  INDIANAPOLIS                                                    IN                          46226                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     319.25                       32101.54                       32375                    11.445                  LAKELAND                                                        FL                          33815                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     468.29                       43164.65                       43263                    12.695                  WINTER HAVEN                                                    FL                          33884                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     112.77                       10737.88                       10762                     12.25                  FLINT                                                           TX                          75762                         1                      2                        7/1/2006                      6/1/2036                      6/2/2006                        2/1/2007
     918.11                       99664.72                      100000                    10.545                  WEEKIE WACHEE                                                   FL                          34614                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
      534.4                       42519.98                       42600                    14.875                  NEW BRITAIN                                                     CT                           6051                         3                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
      222.3                       25504.21                       25600                     9.875                  EL PASO                                                         TX                          79912                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     694.41                        59498.3                       59600                     13.75                  DENVER                                                          CO                          80218                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     507.58                       54206.01                       54375                     10.75                  WEST PALM BEACH                                                 FL                          33415                         1                      2                        7/1/2006                      6/1/2036                      6/1/2006                        2/1/2007
      542.9                       53467.05                       53600                    11.795                  BURNSVILLE                                                      MN                          55337                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     126.09                       11179.85                       11200                     13.25                  CABOT                                                           AR                          72023                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     417.79                       40900.11                       41000                    11.875                  KALISPELL                                                       MT                          59901                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     918.39                       82989.31                       83198                     12.97                  CENTENNIAL                                                      CO                          80111                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     340.93                       33576.53                       33660                    11.795                  ORMOND BEACH                                                    FL                          32174                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     464.61                       42887.59                       43000                     12.67                  NORTH AURORA                                                    IL                          60542                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     305.24                       27431.67                       29400                    12.125                  CASSELBERRY                                                     FL                          32707                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     733.64                       67684.17                       67900                     12.67                  AURORA                                                          CO                          80011                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
      581.4                       59831.37                       60000                     11.22                  GROVELAND                                                       FL                          34736                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
    1490.85                      140662.28                      140970                    12.375                  CICERO                                                          IL                          60804                         4                      2                        7/1/2006                      6/1/2036                      6/1/2006                        2/1/2007
     286.64                       20956.33                       21000                     16.25                  ATLANTA                                                         GA                          30310                         1                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     431.57                       42647.24                       42755                     11.75                  FAIRBURN                                                        GA                          30213                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     645.24                       55291.08                       55380                     13.75                  MABLETON                                                        GA                          30126                         3                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     783.54                       69474.93                       69600                     13.25                  CHANDLER                                                        AZ                          85225                         1                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     537.82                       52473.05                       52600                     11.92                  ELK RIVER                                                       MN                          55330                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     257.75                       29884.76                       30000                      9.75                  GALVESTON                                                       TX                          77554                         1                      2                        7/1/2006                      6/1/2036                      6/6/2006                        2/1/2007
     458.27                       45286.34                       45400                     11.75                  GAINESVILLE                                                     FL                          32605                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     437.53                       41903.99                       42000                     12.17                  COLORADO SPRINGS                                                CO                          80918                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     427.99                       41887.27                       42000                    11.875                  TUCSON                                                          AZ                          85730                         1                      2                        7/1/2006                      6/1/2021                     5/31/2006                        2/1/2007
     215.06                       17934.64                       18000                    14.125                  HUDSON                                                          OH                          44236                         1                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     381.23                       35969.34                       36048                    12.375                  WINTER HAVEN                                                    FL                          33880                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     429.19                       41082.85                       41200                     12.17                  PHOENIX                                                         AZ                          85033                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     244.76                       27458.89                       27600                    10.125                  LAKESIDE                                                        AZ                          85929                         1                      2                        7/1/2006                      6/1/2036                      6/1/2006                        2/1/2007
    1031.08                       92576.46                       92750                     13.07                  LEVITTOWN                                                       PA                          19056                         1                      2                        7/1/2006                      6/1/2036                      6/1/2006                        2/1/2007
     137.21                       14943.85                       15000                      10.5                  SAN ANTONIO                                                     TX                          78251                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     672.37                       62883.57                       63000                      12.5                  INDIANAPOLIS                                                    IN                          46235                         1                      2                        8/1/2006                      7/1/2036                      6/7/2006                        2/1/2007
      456.5                       48268.49                       48415                    10.875                  TAVARES                                                         FL                          32778                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     908.48                       72280.47                       72420                    14.875                  AURORA                                                          CO                          80016                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     380.23                       36376.02                       36500                     12.17                  INDIANTOWN                                                      FL                          34956                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
    1056.72                       86878.75                       87000                    14.375                  FLAGSTAFF                                                       AZ                          86004                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     727.38                       72315.28                       72500                     11.67                  CEDAR CITY                                                      UT                          84720                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     427.76                       34602.07                       34650                    14.625                  CARTERSVILLE                                                    GA                          30121                         2                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     411.74                       34704.16                       34750                        14                  WESTVILLE                                                       NJ                           8093                         2                      2                        8/1/2006                      7/1/2036                      6/2/2006                        2/1/2007
     496.78                       47144.98                       47250                    12.295                  SAINT PETERSBURG                                                FL                          33705                         1                      2                        7/1/2006                      6/1/2036                      6/1/2006                        2/1/2007
      296.1                       27944.78                       27998                    12.375                  INDIANAPOLIS                                                    IN                          46217                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     364.31                       34582.92                       34650                    12.295                  HIRAM                                                           GA                          30141                         1                      2                        8/1/2006                      7/1/2036                      6/8/2006                        2/1/2007
     777.62                       71785.79                       71970                     12.67                  HERRIMAN                                                        UT                          84065                         1                      2                        7/1/2006                      6/1/2036                      6/1/2006                        2/1/2007
     427.61                       38913.49                       39000                    12.875                  TARPON SPRINGS                                                  FL                          34689                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     380.55                       37419.42                       37500                     11.82                  LAND O LAKES                                                    FL                          34639                         1                      2                        8/1/2006                      7/1/2036                     5/31/2006                        2/1/2007
     401.45                       31467.88                       31500                    15.125                  INDIANAPOLIS                                                    IN                          46217                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     276.12                        34961.8                       35500                     8.625                  ROCKVILLE                                                       MD                          20850                         1                      2                        4/1/2005                      3/1/2035                      2/8/2005                        2/1/2007
      201.7                       24028.34                       24250                     9.375                  PASADENA                                                        TX                          77505                         1                      2                       10/1/2005                      9/1/2035                     8/16/2005                        2/1/2007
      657.7                        54829.7                       56300                      11.5                  SMYRNA                                                          GA                          30082                         1                      2                        4/1/2006                      3/1/2021                     2/17/2006                        2/1/2007
     448.22                       48771.78                       49000                      10.5                  GARDNERVILLE                                                    NV                          89460                         1                      2                        5/1/2006                      4/1/2021                     3/31/2006                        2/1/2007
    1102.33                      136169.14                      137000                         9                  GARDEN CITY                                                     ID                          83714                         1                      2                        5/1/2006                      4/1/2021                     3/29/2006                        2/1/2007
     876.23                      108284.72                      108900                         9                  LEESBURG                                                        VA                          20175                         1                      2                        5/1/2006                      4/1/2021                     3/28/2006                        2/1/2007
     571.28                       69835.59                       71000                         9                  SHELTON                                                         WA                          98584                         1                      2                        5/1/2006                      4/1/2021                     3/28/2006                        2/1/2007
    1077.05                      120906.53                      121450                    10.125                  FONTANA                                                         CA                          92336                         1                      2                        5/1/2006                      4/1/2021                     3/21/2006                        2/1/2007
     318.33                       34656.12                       34800                      10.5                  PROVO                                                           UT                          84601                         1                      2                        5/1/2006                      4/1/2021                     3/29/2006                        2/1/2007
     644.03                       59542.13                       59800                    12.625                  NEW HAVEN                                                       CT                           6519                         3                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     137.82                       12321.21                       12350                    13.125                  SAN ANTONIO                                                     TX                          78233                         1                      2                        5/1/2006                      4/1/2021                     3/20/2006                        2/1/2007
     352.75                        41293.8                       41500                     9.625                  BAYFIELD                                                        CO                          81122                         1                      2                        5/1/2006                      4/1/2021                     3/31/2006                        2/1/2007
     310.66                       36509.37                       37350                     9.375                  CHICAGO                                                         IL                          60652                         1                      2                        5/1/2006                      4/1/2021                     3/27/2006                        2/1/2007
     409.68                       32350.47                       32400                        15                  VALDOSTA                                                        GA                          31601                         2                      2                        5/1/2006                      4/1/2021                      4/3/2006                        2/1/2007
     361.39                       30441.41                       30500                        14                  THOMPSON                                                        ND                          58278                         1                      2                        5/1/2006                      4/1/2021                     3/31/2006                        2/1/2007
     447.37                        45897.7                       46060                     11.25                  FREDERICK                                                       CO                          80530                         1                      2                        5/1/2006                      4/1/2021                     3/30/2006                        2/1/2007
      642.1                       73739.25                       73945                     9.875                  LAUREL                                                          MD                          20708                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     602.63                       53951.19                       54000                    13.125                  UPPER MARLBORO                                                  MD                          20774                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     237.47                       22021.99                       22050                    12.625                  PETERSBURG                                                      VA                          23805                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
     211.95                       27168.23                       27250                     8.625                  RICHMOND                                                        VA                          23234                         1                      2                       10/1/2006                      9/1/2021                     8/15/2006                        2/1/2007
     318.75                       37360.24                       37500                     9.625                  MANASSAS                                                        VA                          20110                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
    1199.68                      107402.83                      107500                    13.125                  ROCKVILLE                                                       MD                          20852                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
      212.5                        24951.5                       25000                     9.625                  GLENDALE                                                        AZ                          85308                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
      192.1                       22556.16                       22600                     9.625                  PORTLAND                                                        OR                          97230                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     882.51                        84879.3                       85000                    12.125                  BERWYN HEIGHTS                                                  MD                          20740                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     636.45                       67374.08                       67500                    10.875                  GAITHERSBURG                                                    MD                          20878                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     417.11                        43637.3                       43800                        11                  NEW HAVEN                                                       CT                           6511                         1                      2                        5/1/2006                      4/1/2036                      3/9/2006                        2/1/2007
    1340.13                       116728.8                      117000                      13.5                  GAITHERSBURG                                                    MD                          20879                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     1013.8                      117605.13                      118000                      9.75                  BRONX                                                           NY                          10461                         2                      2                        8/1/2006                      7/1/2036                     6/29/2006                        2/1/2007
     311.94                       31427.47                       31500                      11.5                  ORLANDO                                                         FL                          32820                         1                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
      290.7                       27929.17                       28000                    12.125                  HARVEY                                                          IL                          60426                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
      645.1                       71010.16                       71250                    10.375                  FREDERICK                                                       MD                          21702                         1                      2                        7/1/2006                      6/1/2036                      6/2/2006                        2/1/2007
     577.65                       75306.84                       76000                     8.375                  FORT LEE                                                        NJ                           7024                         1                      2                        1/1/2006                     12/1/2020                    12/22/2005                        2/1/2007
     320.52                       34849.23                       35040                      10.5                  BEAVERTON                                                       OR                          97007                         1                      2                        2/1/2006                      1/1/2036                    12/19/2005                        2/1/2007
     320.52                       34849.23                       35040                      10.5                  BEAVERTON                                                       OR                          97007                         1                      2                        2/1/2006                      1/1/2036                    12/19/2005                        2/1/2007
     381.32                       51713.78                       51967                         8                  RUTHER GLEN                                                     VA                          22546                         1                      2                        8/1/2006                      7/1/2036                      6/6/2006                        2/1/2007
     257.17                       28547.58                       28699                     10.25                  BOISE                                                           ID                          83709                         1                      2                        3/1/2006                      2/1/2036                     1/24/2006                        2/1/2007
     421.64                       44159.68                       44275                        11                  COMMERCIAL POINT                                                OH                          43116                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
      695.2                       72700.15                       73000                        11                  MIAMI                                                           FL                          33183                         1                      2                        4/1/2006                      3/1/2021                      2/2/2006                        2/1/2007
     943.16                       79414.48                       79600                        14                  PLANTATION                                                      FL                          33324                         1                      2                        3/1/2006                      2/1/2021                     1/31/2006                        2/1/2007
     320.15                       34840.24                       35000                      10.5                  SHERMANS DALE                                                   PA                          17090                         1                      2                        4/1/2006                      3/1/2036                     2/15/2006                        2/1/2007
     286.23                       38290.04                       38550                     8.125                  PAULDEN                                                         AZ                          86334                         1                      2                        5/1/2006                      4/1/2036                     3/13/2006                        2/1/2007
     286.75                       31846.36                       32000                     10.25                  PENN                                                            PA                          17331                         1                      2                        5/1/2006                      4/1/2036                     3/16/2006                        2/1/2007
     610.22                       74714.19                       75000                     9.125                  HOLTSVILLE                                                      NY                          11742                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     216.05                       16961.76                       17300                     12.75                  THROOP                                                          PA                          18512                         1                      2                        5/1/2006                      4/1/2021                     3/31/2006                        2/1/2007
     284.33                        32306.5                       32400                        10                  MERIDIAN                                                        ID                          83642                         1                      2                        9/1/2006                      8/1/2021                      7/6/2006                        2/1/2007
     381.75                       47701.89                       47980                     8.875                  FREDERICK                                                       MD                          21703                         1                      2                        5/1/2006                      4/1/2021                     3/17/2006                        2/1/2007
     592.29                       64035.82                       64750                      10.5                  MAUMELLE                                                        AR                          72113                         1                      2                        8/1/2006                      7/1/2036                      6/1/2006                        2/1/2007
     259.93                       22412.53                       22500                    13.625                  HUNTSVILLE                                                      AL                          35805                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
     336.62                       36340.26                       36800                      10.5                  SAINT CLOUD                                                     MN                          56303                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
      612.8                       53384.44                       53500                      13.5                  ROUND ROCK                                                      TX                          78664                         1                      2                        5/1/2006                      4/1/2021                     3/13/2006                        2/1/2007
     377.39                        36898.2                       37035                    11.875                  BRIDGEPORT                                                      CT                           6606                         1                      2                        5/1/2006                      4/1/2021                     3/23/2006                        2/1/2007
     472.48                       41152.03                       41250                      13.5                  GEORGETOWN                                                      TX                          78628                         2                      2                        4/1/2006                      3/1/2021                      3/3/2006                        2/1/2007
     232.89                       27883.74                       28000                     9.375                  PEARL                                                           MS                          39208                         1                      2                        7/1/2006                      6/1/2036                     5/15/2006                        2/1/2007
     417.64                       42848.57                       43000                     11.25                  GROVE CITY                                                      OH                          43123                         1                      2                        5/1/2006                      4/1/2021                     3/22/2006                        2/1/2007
     242.38                       20928.34                       20980                    13.625                  SANTA FE                                                        TX                          77510                         1                      2                        5/1/2006                      4/1/2036                     3/15/2006                        2/1/2007
     504.23                       46282.18                       46400                     12.75                  SANDY                                                           UT                          84093                         1                      2                        5/1/2006                      4/1/2036                      3/8/2006                        2/1/2007
     704.72                       73810.13                       74000                        11                  DES MOINES                                                      WA                          98198                         1                      2                        8/1/2006                      7/1/2021                      6/7/2006                        2/1/2007
     321.24                       30019.31                       30100                      12.5                  COVINGTON                                                       GA                          30016                         1                      2                        5/1/2006                      4/1/2036                     3/27/2006                        2/1/2007
     250.98                       28468.69                       28600                        10                  MIDDLETOWN                                                      OH                          45044                         1                      2                        5/1/2006                      4/1/2036                     3/20/2006                        2/1/2007
    1052.79                       89460.12                       89600                    13.875                  NORTH SALT LAKE                                                 UT                          84054                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     621.59                       60831.98                       61000                    11.875                  FORT WORTH                                                      TX                          76179                         1                      2                        6/1/2006                      5/1/2036                     4/19/2006                        2/1/2007
     252.44                       29407.55                       29700                     9.625                  UNIVERSAL CITY                                                  TX                          78148                         1                      2                        5/1/2006                      4/1/2021                     3/31/2006                        2/1/2007
     115.35                       13221.39                       13284                     9.875                  SPRING                                                          TX                          77386                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     157.84                       13750.21                       13780                      13.5                  FOREST HILL                                                     TX                          76140                         1                      2                        5/1/2006                      4/1/2036                     3/24/2006                        2/1/2007
     623.47                        71461.5                       71800                     9.875                  COLTON                                                          CA                          92324                         1                      2                        5/1/2006                      4/1/2021                     3/16/2006                        2/1/2007
      87.75                        9869.49                       10000                        10                  NATIONAL PARK                                                   NJ                           8063                         1                      2                        5/1/2006                      4/1/2036                     4/10/2006                        2/1/2007
     207.98                       26030.79                       26140                     8.875                  CHEEKTOWAGA                                                     NY                          14225                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
    1261.06                      112791.14                      113000                    13.125                  SILVER SPRING                                                   MD                          20901                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     280.97                       24270.14                       24321                    13.625                  SAN ANTONIO                                                     TX                          78223                         1                      2                        5/1/2006                      4/1/2036                     3/30/2006                        2/1/2007
     224.08                       22144.49                       22200                     11.75                  TALLULAH                                                        LA                          71282                         1                      2                        7/1/2006                      6/1/2036                      5/2/2006                        2/1/2007
     782.59                        76612.9                       76800                    11.875                  MANSFIELD                                                       MA                           2048                         2                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     253.41                       31523.16                       31850                     8.875                  YUMA                                                            AZ                          85367                         1                      2                        7/1/2006                      6/1/2021                     5/23/2006                        2/1/2007
     301.26                       39917.26                       40100                      8.25                  WINSTON SALEM                                                   NC                          27107                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     237.14                       27762.53                       27900                     9.625                  LEANDER                                                         TX                          78641                         1                      2                        6/1/2006                      5/1/2036                      4/6/2006                        2/1/2007
     315.39                       27248.93                       27300                    13.625                  HOUSTON                                                         TX                          77015                         1                      2                        6/1/2006                      5/1/2036                     4/17/2006                        2/1/2007
     160.52                       18027.38                       18100                    10.125                  SANTA FE                                                        TX                          77510                         1                      2                        6/1/2006                      5/1/2036                     4/11/2006                        2/1/2007
      831.4                       93374.03                       93750                    10.125                  WOODBINE                                                        MD                          21797                         1                      2                        6/1/2006                      5/1/2021                     4/20/2006                        2/1/2007
     311.15                       32887.17                       33000                    10.875                  DAWSONVILLE                                                     GA                          30534                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
      98.77                        10921.8                       11375                     9.875                  HOUSTON                                                         TX                          77014                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     249.27                        30170.9                       30300                      9.25                  HUNTSVILLE                                                      AL                          35810                         1                      2                        7/1/2006                      6/1/2036                      5/3/2006                        2/1/2007
      417.1                       40441.33                       40550                        12                  PORTLAND                                                        OR                          97220                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
     312.92                        30915.8                       31000                     11.75                  PORTLAND                                                        OR                          97203                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     374.84                        35057.1                       35122                      12.5                  ALBANY                                                          NY                          12210                         3                      2                        8/1/2006                      7/1/2021                     6/13/2006                        2/1/2007
     374.84                        35057.1                       35122                      12.5                  ALBANY                                                          NY                          12210                         3                      2                        8/1/2006                      7/1/2021                     6/13/2006                        2/1/2007
     374.84                        35057.1                       35122                      12.5                  ALBANY                                                          NY                          12210                         3                      2                        8/1/2006                      7/1/2021                     6/13/2006                        2/1/2007
     618.38                       77398.14                       77720                     8.875                  FREDERICKSBURG                                                  VA                          22407                         1                      2                        8/1/2006                      7/1/2036                      6/5/2006                        2/1/2007
     201.88                       19956.39                       20000                     11.75                  JACKSONVILLE                                                    FL                          32209                         1                      2                        8/1/2006                      7/1/2036                      6/2/2006                        2/1/2007
     458.41                       46168.65                       46291                      11.5                  NEWBURGH                                                        NY                          12550                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     137.95                       18696.67                       18800                         8                  CLARKS SUMMIT                                                   PA                          18411                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     130.32                       13370.88                       13550                    11.125                  ALPHARETTA                                                      GA                          30022                         1                      2                        6/1/2006                      5/1/2021                     4/24/2006                        2/1/2007
     542.14                        60317.8                       60500                     10.25                  LAS VEGAS                                                       NV                          89118                         1                      2                        8/1/2006                      7/1/2036                      6/7/2006                        2/1/2007
     497.79                       44925.59                       45000                        13                  MASPETH                                                         NY                          11378                         1                      2                        8/1/2006                      7/1/2021                     6/13/2006                        2/1/2007
    2062.32                      236725.15                      237500                     9.875                  NEWTOWN                                                         CT                           6470                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     405.22                       34696.42                       34780                     13.75                  LITTLE FALLS                                                    MN                          56345                         1                      2                        6/1/2006                      5/1/2036                     4/20/2006                        2/1/2007
     221.78                       22155.11                       24000                    10.625                  CHICAGO                                                         IL                          60626                         1                      2                        8/1/2006                      7/1/2036                     6/14/2006                        2/1/2007
     357.25                       38892.84                       44400                         9                  KINGSTON                                                        PA                          18704                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     328.99                       27962.03                       28000                    13.875                  PASCO                                                           WA                          99301                         1                      2                        8/1/2006                      7/1/2036                     6/12/2006                        2/1/2007
     582.63                       55475.23                       55600                     12.25                  RIVER GROVE                                                     IL                          60171                         1                      2                        7/1/2006                      6/1/2036                     5/15/2006                        2/1/2007
     280.82                       31883.42                       32000                        10                  POOLESVILLE                                                     MD                          20837                         1                      2                        7/1/2006                      6/1/2021                     5/18/2006                        2/1/2007
     334.01                       41786.78                       41980                     8.875                  LITITZ                                                          PA                          17543                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     400.72                       42333.46                       42500                    10.875                  WESTON                                                          FL                          33327                         1                      2                        6/1/2006                      5/1/2036                     4/24/2006                        2/1/2007
     774.22                       65994.27                       66450                     13.75                  CAPE CORAL                                                      FL                          33909                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     372.47                       32750.15                       32800                    13.375                  OAKLAND                                                         MD                          21550                         1                      2                        8/1/2006                      7/1/2036                      6/8/2006                        2/1/2007
      686.3                       75483.54                       75800                    10.375                  TAMPA                                                           FL                          33606                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
      428.1                       46646.56                       46800                      10.5                  RIVERDALE                                                       MD                          20737                         1                      2                        7/1/2006                      6/1/2021                     5/17/2006                        2/1/2007
     493.17                        47404.6                       47500                    12.125                  PORTLAND                                                        OR                          97213                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
     315.51                          33695                       33800                     10.75                  TALLAHASSEE                                                     FL                          32308                         1                      2                        7/1/2006                      6/1/2036                      5/2/2006                        2/1/2007
    1123.85                      102304.58                      102500                    12.875                  WESTBURY                                                        NY                          11590                         1                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
     550.26                       52872.44                       53000                    12.125                  CHICAGO                                                         IL                          60618                         2                      2                        7/1/2006                      6/1/2036                     5/12/2006                        2/1/2007
    1118.16                      120555.29                      121000                    10.625                  SILVER SPRING                                                   MD                          20902                         1                      2                        7/1/2006                      6/1/2021                     5/12/2006                        2/1/2007
     240.24                       20591.25                       20620                     13.75                  HOUSTON                                                         TX                          77009                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
      97.13                        9975.67                       10000                     11.25                  ROCHESTER                                                       NY                          14609                         2                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     209.72                        17971.1                       18000                     13.75                  BATON ROUGE                                                     LA                          70820                         2                      2                        7/1/2006                      6/1/2036                     5/17/2006                        2/1/2007
     209.72                        17971.1                       18000                     13.75                  BATON ROUGE                                                     LA                          70820                         2                      2                        7/1/2006                      6/1/2036                     5/17/2006                        2/1/2007
     744.74                       63830.71                       63920                     13.75                  POUGHKEEPSIE                                                    NY                          12601                         2                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
     322.55                       30433.49                       30500                    12.375                  IDAHO FALLS                                                     ID                          83401                         1                      2                        7/1/2006                      6/1/2036                     5/11/2006                        2/1/2007
     380.69                       32356.04                       32400                    13.875                  VALDOSTA                                                        GA                          31601                         2                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
      277.3                       23761.76                       23800                     13.75                  PHILADELPHIA                                                    PA                          19148                         1                      2                        7/1/2006                      6/1/2021                     5/25/2006                        2/1/2007
     271.99                       25437.89                       25485                      12.5                  CHICAGO                                                         IL                          60612                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     420.55                       35374.94                       36000                      11.5                  FREDERICK                                                       MD                          21702                         1                      2                        7/1/2006                      6/1/2021                     5/25/2006                        2/1/2007
     316.95                       31321.42                       31400                     11.75                  ATLANTA                                                         GA                          30318                         1                      2                        7/1/2006                      6/1/2021                      5/9/2006                        2/1/2007
     760.92                       69264.46                       69400                    12.875                  ATLANTA                                                         GA                          30318                         1                      2                        7/1/2006                      6/1/2021                     5/26/2006                        2/1/2007
     458.01                        38869.8                       38980                    13.875                  BOISE                                                           ID                          83706                         1                      2                        7/1/2006                      6/1/2036                      5/9/2006                        2/1/2007
     795.64                       99598.79                      100000                     8.875                  PRESCOTT                                                        AZ                          86301                         1                      2                        8/1/2006                      7/1/2021                      6/2/2006                        2/1/2007
     142.66                       13965.89                       14000                    11.875                  RICHMOND                                                        VA                          23222                         2                      2                        7/1/2006                      6/1/2021                     5/24/2006                        2/1/2007
     519.12                       49759.24                       50000                    12.125                  RAYMOND                                                         NH                           3077                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     763.74                       64911.74                       65000                    13.875                  VANCOUVER                                                       WA                          98664                         1                      2                        8/1/2006                      7/1/2021                     6/19/2006                        2/1/2007
     684.37                       67673.98                       67800                     11.75                  OTISVILLE                                                       NY                          10963                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     213.88                       20558.02                       20600                    12.125                  ALBANY                                                          NY                          12209                         2                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     535.32                        60777.7                       61000                        10                  CLARKSBURG                                                      MD                          20871                         1                      2                        7/1/2006                      6/1/2021                     5/25/2006                        2/1/2007
     655.74                       77669.48                       77985                       9.5                  RICHMOND                                                        CA                          94803                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     251.66                       21565.36                       21600                     13.75                  BATON ROUGE                                                     LA                          70820                         2                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     571.28                       70681.49                       71000                         9                  MILLTOWN                                                        NJ                           8850                         1                      2                        7/1/2006                      6/1/2036                     6/23/2006                        2/1/2007
     251.66                       21565.36                       21600                     13.75                  BATON ROUGE                                                     LA                          70820                         2                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     355.59                        32367.6                       32431                    12.875                  SAN ANTONIO                                                     TX                          78223                         1                      2                        7/1/2006                      6/1/2036                      5/3/2006                        2/1/2007
     457.89                       38908.74                       38970                    13.875                  SUFFOLK                                                         VA                          23434                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     352.44                       39911.84                       40076                    10.025                  MIDLOTHIAN                                                      TX                          76065                         1                      2                        6/1/2006                      5/1/2036                     4/25/2006                        2/1/2007
     411.63                       44852.51                       45000                      10.5                  NORTH RIVERSIDE                                                 IL                          60546                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     671.34                       76257.12                       76500                        10                  PEEKSKILL                                                       NY                          10566                         3                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
     1009.4                       99761.67                      100000                     11.75                  POUGHKEEPSIE                                                    NY                          12603                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     508.31                       42843.38                       42900                        14                  RIVIERA BEACH                                                   FL                          33404                         2                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
     104.34                       10029.84                       10050                    12.125                  WARREN                                                          MI                          48089                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     690.73                       69012.46                       69750                      11.5                  WARRENTON                                                       VA                          20186                         1                      2                        7/1/2006                      6/1/2021                     5/19/2006                        2/1/2007
      211.5                        17971.9                       18000                    13.875                  BARTONVILLE                                                     IL                          61607                         1                      2                        7/1/2006                      6/1/2036                     5/12/2006                        2/1/2007
     284.96                       31704.24                       31800                     10.25                  SPOKANE                                                         WA                          99203                         1                      2                        8/1/2006                      7/1/2036                      6/1/2006                        2/1/2007
     241.24                       22353.75                       22400                    12.625                  CHICAGO                                                         IL                          60643                         1                      2                        7/1/2006                      6/1/2036                      6/5/2006                        2/1/2007
     984.34                       91211.26                       91400                    12.625                  CHICAGO                                                         IL                          60618                         2                      2                        7/1/2006                      6/1/2036                      6/2/2006                        2/1/2007
     425.93                       36200.79                       36250                    13.875                  HARTFORD                                                        CT                           6112                         3                      2                        8/1/2006                      7/1/2036                      6/7/2006                        2/1/2007
     294.59                          25443                       25500                    13.625                  CHANTILLY                                                       VA                          20151                         1                      2                        7/1/2006                      6/1/2021                      6/5/2006                        2/1/2007
     771.88                       77001.33                       77200                    11.625                  OLD BRIDGE                                                      NJ                           8857                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     226.84                       17038.56                       17250                     13.75                  ALTOONA                                                         PA                          16601                         1                      2                        8/1/2006                      7/1/2021                      6/8/2006                        2/1/2007
     228.54                       27070.09                       27180                       9.5                  STAUNTON                                                        VA                          24401                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     219.65                        20541.9                       20580                      12.5                  LISLE                                                           IL                          60532                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
     219.65                        20541.9                       20580                      12.5                  LISLE                                                           IL                          60532                         1                      2                        8/1/2006                      7/1/2036                     6/14/2006                        2/1/2007
     199.41                       21737.76                       21800                      10.5                  DOVER                                                           PA                          17315                         1                      2                        8/1/2006                      7/1/2036                      6/6/2006                        2/1/2007
     385.98                       32798.75                       32850                    13.875                  AUSTELL                                                         GA                          30106                         2                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     185.06                       22896.85                       23000                         9                  ALBANY                                                          GA                          31707                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     274.47                       32880.63                       33000                     9.375                  SALISBURY                                                       MD                          21804                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     227.36                       28763.51                       28900                      8.75                  GAITHERSBURG                                                    MD                          20886                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     822.33                       74388.61                       75000                    12.875                  BEL AIR                                                         MD                          21015                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
      96.11                       11507.01                       11555                     9.375                  RIVERVIEW                                                       FL                          33569                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
      116.3                       15165.19                       15850                         8                  FARMINGTON                                                      MI                          48335                         1                      2                        7/1/2006                      6/1/2021                     5/30/2006                        2/1/2007
     375.43                       35432.58                       35500                    12.375                  MINNETONKA                                                      MN                          55343                         1                      2                        8/1/2006                      7/1/2036                      6/6/2006                        2/1/2007
     301.09                        30907.8                       31000                     11.25                  CHOCTAW                                                         OK                          73020                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     680.05                       65215.82                       65500                    12.125                  OREGON CITY                                                     OR                          97045                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
    1057.49                       89859.49                       90000                    13.875                  PORTLAND                                                        OR                          97211                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     433.59                       39819.43                       39900                     12.75                  LYNWOOD                                                         IL                          60411                         1                      2                        7/1/2006                      6/1/2036                     5/23/2006                        2/1/2007
     172.05                       19142.18                       19200                     10.25                  MANCHESTER                                                      PA                          17345                         1                      2                        8/1/2006                      7/1/2036                      6/6/2006                        2/1/2007
     260.43                       11961.05                       25800                     11.75                  SEVIERVILLE                                                     TN                          37876                         1                      2                        8/1/2006                      7/1/2021                      6/1/2006                        2/1/2007
      348.9                       40049.04                       40180                     9.875                  BOISE                                                           ID                          83713                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
      372.2                       38603.42                       38700                    11.125                  BRISTOL                                                         CT                           6010                         2                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     724.32                       79765.41                       80000                    10.375                  BRONX                                                           NY                          10473                         1                      2                        8/1/2006                      7/1/2036                     6/14/2006                        2/1/2007
    1036.95                        88875.7                       89000                     13.75                  REDMOND                                                         OR                          97756                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     370.62                       34027.28                       34105                     12.75                  LIVE OAK                                                        TX                          78233                         1                      2                        7/1/2006                      6/1/2021                     5/26/2006                        2/1/2007
     304.14                       37652.22                       37800                         9                  LIVERPOOL                                                       NY                          13090                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
      183.5                       15724.75                       15750                     13.75                  INDIANAPOLIS                                                    IN                          46254                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
        291                       36004.34                       36167                         9                  SPRING                                                          TX                          77379                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
      693.2                       69838.85                       70000                      11.5                  CHICAGO                                                         IL                          60634                         1                      2                        8/1/2006                      7/1/2036                      6/8/2006                        2/1/2007
     385.55                       35735.68                       35800                    12.625                  WAUKEGAN                                                        IL                          60085                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     378.38                       44730.67                       45000                       9.5                  HAGERSTOWN                                                      MD                          21740                         1                      2                        8/1/2006                      7/1/2036                      6/8/2006                        2/1/2007
     368.88                       37795.76                       37980                     11.25                  BOISE                                                           ID                          83705                         1                      2                        7/1/2006                      6/1/2021                     5/11/2006                        2/1/2007
     300.09                       26154.47                       26199                      13.5                  SAN ANTONIO                                                     TX                          78254                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     881.24                       74898.16                       75000                    13.875                  ORLANDO                                                         FL                          32819                         1                      2                        8/1/2006                      7/1/2036                     5/30/2006                        2/1/2007
     288.78                       31147.74                       31250                    10.625                  ROUND LAKE HEIGHTS                                              IL                          60073                         1                      2                        8/1/2006                      7/1/2036                     6/29/2006                        2/1/2007
     611.68                       52384.46                       52500                     13.75                  CHANDLER                                                        AZ                          85226                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     436.06                       41902.17                       42000                    12.125                  LAS VEGAS                                                       NV                          89120                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
    1048.25                      102651.74                      102870                    11.875                  TACOMA                                                          WA                          98422                         1                      2                        8/1/2006                      7/1/2036                     5/30/2006                        2/1/2007
     943.42                       84314.26                       87600                    12.625                  CHICAGO                                                         IL                          60629                         3                      2                        8/1/2006                      7/1/2036                      6/8/2006                        2/1/2007
     212.79                       28584.01                       29000                         8                  ASHLAND CITY                                                    TN                          37015                         1                      2                        8/1/2006                      7/1/2036                     5/31/2006                        2/1/2007
      734.8                       74003.78                       74200                      11.5                  MANASSAS                                                        VA                          20111                         1                      2                        7/1/2006                      6/1/2021                     5/26/2006                        2/1/2007
     158.46                        13481.7                       13600                     13.75                  MOORESVILLE                                                     NC                          28115                         1                      2                        7/1/2006                      6/1/2021                     5/26/2006                        2/1/2007
     469.38                       46373.94                       46500                     11.75                  ROCKVILLE                                                       MD                          20853                         1                      2                        8/1/2006                      7/1/2021                      6/2/2006                        2/1/2007
    1651.14                      168966.65                      170000                     11.25                  DOYLESTOWN                                                      PA                          18901                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     227.94                        19377.6                       19400                    13.875                  WOODSTOCK                                                       GA                          30188                         1                      2                        9/1/2006                      8/1/2036                     7/12/2006                        2/1/2007
     138.61                       11981.82                       11999                    13.625                  FORT WAYNE                                                      IN                          46805                         1                      2                        8/1/2006                      7/1/2036                      6/5/2006                        2/1/2007
     591.26                       55282.37                       55400                      12.5                  SILVER SPRING                                                   MD                          20906                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     398.32                       33853.98                       33900                    13.875                  MARIETTA                                                        OH                          45750                         1                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
     176.24                        14979.7                       15000                    13.875                  SOUTH BEND                                                      IN                          46616                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     607.49                       52958.62                       53037                      13.5                  BOISE                                                           ID                          83709                         1                      2                        8/1/2006                      7/1/2036                     5/31/2006                        2/1/2007
      315.8                        32114.4                       32200                    11.375                  CHICAGO                                                         IL                          60653                         1                      2                        8/1/2006                      7/1/2036                      6/7/2006                        2/1/2007
     336.04                       37370.36                       37500                     10.25                  CANTON                                                          MA                           2021                         1                      2                        7/1/2006                      6/1/2021                      6/2/2006                        2/1/2007
     469.92                       46879.09                       47000                    11.625                  BETHESDA                                                        MD                          20814                         1                      2                        7/1/2006                      6/1/2036                      6/5/2006                        2/1/2007
     344.17                       33083.49                       33150                    12.125                  ALBANY                                                          NY                          12203                         3                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     258.04                       28416.42                       28500                    10.375                  DOWNINGTOWN                                                     PA                          19335                         1                      2                        8/1/2006                      7/1/2021                      6/9/2006                        2/1/2007
     401.67                       33855.28                       33900                        14                  PULLMAN                                                         WA                          99163                         2                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     462.46                       54806.15                       55000                       9.5                  CHICAGO                                                         IL                          60641                         3                      2                        8/1/2006                      7/1/2036                     6/14/2006                        2/1/2007
     373.95                        46783.7                       47000                     8.875                  HIGLEY                                                          AZ                          85236                         1                      2                        7/1/2006                      6/1/2021                     5/26/2006                        2/1/2007
     128.34                       15987.65                       16500                     8.625                  LYLES                                                           TN                          37098                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     307.79                       28528.68                       28580                    12.625                  LISLE                                                           IL                          60532                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     570.64                        55881.2                       56000                    11.875                  LAS VEGAS                                                       NV                          89131                         1                      2                        8/1/2006                      7/1/2036                      6/1/2006                        2/1/2007
     503.78                        43073.4                       43239                     13.75                  SAN ANTONIO                                                     TX                          78254                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     298.26                       25556.97                       25600                     13.75                  COLUMBUS                                                        MS                          39705                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     660.04                        56468.1                       56650                     13.75                  WINTER SPRINGS                                                  FL                          32708                         1                      2                        7/1/2006                      6/1/2021                     5/16/2006                        2/1/2007
      343.2                       38523.05                       38700                    10.125                  CHICOPEE                                                        MA                           1013                         2                      2                        8/1/2006                      7/1/2036                      6/8/2006                        2/1/2007
        353                       33899.55                       34000                    12.125                  CHARLOTTE                                                       NC                          28269                         1                      2                        7/1/2006                      6/1/2021                     5/24/2006                        2/1/2007
     499.04                       59750.93                       60000                     9.375                  ARLINGTON HEIGHTS                                               IL                          60004                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     514.31                       49893.22                       50000                        12                  WASHOUGAL                                                       WA                          98671                         1                      2                        8/1/2006                      7/1/2036                     6/12/2006                        2/1/2007
      173.8                       18117.88                       18250                        11                  ROCHESTER                                                       NY                          14607                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
      262.9                       30497.61                       30600                      9.75                  JOLIET                                                          IL                          60431                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     168.68                       19361.66                       19425                     9.875                  BOUNTIFUL                                                       UT                          84010                         1                      2                        8/1/2006                      7/1/2021                      6/5/2006                        2/1/2007
     871.46                       86972.06                       88000                      11.5                  GLENDALE                                                        AZ                          85305                         1                      2                        8/1/2006                      7/1/2036                      6/6/2006                        2/1/2007
      676.3                       66833.86                       67000                     11.75                  CLARKSBURG                                                      MD                          20871                         1                      2                        7/1/2006                      6/1/2021                     5/24/2006                        2/1/2007
     287.87                       24466.74                       24500                    13.875                  TORRINGTON                                                      CT                           6790                         2                      2                        8/1/2006                      7/1/2036                      6/5/2006                        2/1/2007
     275.29                        32624.6                       32740                       9.5                  CALDWELL                                                        ID                          83605                         1                      2                        8/1/2006                      7/1/2036                      6/7/2006                        2/1/2007
     438.17                       42908.78                       43000                    11.875                  ALEXANDRIA                                                      VA                          22304                         1                      2                        8/1/2006                      7/1/2036                      6/7/2006                        2/1/2007
     230.59                       19598.36                       19625                    13.875                  LONGVIEW                                                        WA                          98632                         1                      2                        8/1/2006                      7/1/2036                      6/2/2006                        2/1/2007
      260.5                       29887.82                       30000                     9.875                  SILVER SPRING                                                   MD                          20902                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     675.61                       57421.97                       57500                    13.875                  GOFFSTOWN                                                       NH                           3045                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     327.37                       37558.95                       37700                     9.875                  BRADENTON                                                       FL                          34205                         1                      2                        7/1/2006                      6/1/2036                      6/1/2006                        2/1/2007
     645.68                       67496.52                       67800                        11                  BURTONSVILLE                                                    MD                          20866                         1                      2                        7/1/2006                      6/1/2036                      6/1/2006                        2/1/2007
     825.82                       73881.05                       74000                    13.125                  SACRAMENTO                                                      CA                          95842                         1                      2                        8/1/2006                      7/1/2021                      6/8/2006                        2/1/2007
     512.25                        49697.2                       49800                        12                  TACOMA                                                          WA                          98405                         1                      2                        8/1/2006                      7/1/2036                      6/5/2006                        2/1/2007
     485.85                       41627.45                       41700                     13.75                  MONETA                                                          VA                          24121                         1                      2                        8/1/2006                      7/1/2021                     6/13/2006                        2/1/2007
     643.88                       69483.27                       69677                    10.625                  SARASOTA                                                        FL                          34240                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     174.76                       14975.97                       15000                     13.75                  INDIANAPOLIS                                                    IN                          46241                         1                      2                        7/1/2006                      6/1/2036                      6/1/2006                        2/1/2007
     590.12                       55678.21                       55800                    12.375                  ADDISON                                                         IL                          60101                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     376.62                       36202.18                       36275                    12.125                  MARICOPA                                                        AZ                          85239                         1                      2                        8/1/2006                      7/1/2021                      6/1/2006                        2/1/2007
     144.47                       12281.19                       12400                     13.75                  MOORESVILLE                                                     NC                          28115                         1                      2                        8/1/2006                      7/1/2021                     6/15/2006                        2/1/2007
     272.54                       26941.14                       27000                     11.75                  MARIETTA                                                        GA                          30067                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     505.56                       64564.55                       65000                     8.625                  SOUTH OGDEN                                                     UT                          84403                         1                      2                        8/1/2006                      7/1/2036                      6/7/2006                        2/1/2007
     317.24                       26940.72                       27000                    13.875                  BOISE                                                           ID                          83705                         1                      2                        7/1/2006                      6/1/2036                      6/2/2006                        2/1/2007
     174.78                       14976.91                       15001                     13.75                  SAN ANTONIO                                                     TX                          78245                         2                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     293.61                       25159.53                       25200                     13.75                  BATON ROUGE                                                     LA                          70820                         4                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     306.47                       34093.71                       34200                     10.25                  PORTLAND                                                        OR                          97206                         1                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
     537.45                       56730.28                       57000                    10.875                  LUSBY                                                           MD                          20657                         1                      2                        8/1/2006                      7/1/2036                      6/2/2006                        2/1/2007
     161.89                       16949.96                       17000                        11                  TUSCUMBIA                                                       AL                          35674                         1                      2                        7/1/2006                      6/1/2036                      6/5/2006                        2/1/2007
     938.04                       88529.47                       88698                    12.375                  DELANO                                                          CA                          93215                         1                      2                        8/1/2006                      7/1/2021                     6/12/2006                        2/1/2007
     608.05                       51679.77                       51750                    13.875                  PHOENIX                                                         AZ                          85003                         1                      2                        8/1/2006                      7/1/2036                      6/6/2006                        2/1/2007
     329.65                        29723.6                       29800                        13                  WOODLYNNE                                                       NJ                           8107                         2                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     442.39                       57284.75                       57534                       8.5                  TOOELE                                                          UT                          84074                         1                      2                        8/1/2006                      7/1/2021                      6/7/2006                        2/1/2007
     254.08                       18967.49                       19200                    13.875                  PHILADELPHIA                                                    PA                          19148                         1                      2                        8/1/2006                      7/1/2021                     6/13/2006                        2/1/2007
      263.1                       31179.69                       31290                       9.5                  NAUGATUCK                                                       CT                           6770                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     201.88                       19956.39                       20000                     11.75                  JACKSONVILLE                                                    FL                          32209                         1                      2                        8/1/2006                      7/1/2036                      6/5/2006                        2/1/2007
     605.65                        59832.1                       60000                     11.75                  SAN BERNARDINO                                                  CA                          92411                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     908.79                       77891.04                       78000                     13.75                  STRATFORD                                                       CT                           6614                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     343.82                          35314                       35400                     11.25                  LAS VEGAS                                                       NV                          89178                         1                      2                        8/1/2006                      7/1/2036                      6/7/2006                        2/1/2007
    1152.64                      107770.65                      108000                      12.5                  OXNARD                                                          CA                          93033                         1                      2                        7/1/2006                      6/1/2021                     5/23/2006                        2/1/2007
     637.62                       68808.19                       69000                    10.625                  BRONX                                                           NY                          10499                         2                      2                        8/1/2006                      7/1/2021                     6/27/2006                        2/1/2007
        536                       52928.21                       53100                     11.75                  ACWORTH                                                         GA                          30101                         1                      2                        8/1/2006                      7/1/2021                      6/1/2006                        2/1/2007
     239.83                       23053.66                       23100                    12.125                  CARTERSVILLE                                                    GA                          30121                         2                      2                        8/1/2006                      7/1/2021                      6/9/2006                        2/1/2007
     262.24                       26712.08                       27000                     11.25                  KINGSTON                                                        PA                          18704                         2                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
     563.99                       47934.85                       48000                    13.875                  LAWRENCEVILLE                                                   GA                          30049                         1                      2                        8/1/2006                      7/1/2036                      7/5/2006                        2/1/2007
     113.94                       10282.96                       10300                        13                  ROCHESTER                                                       NY                          14606                         2                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
    1087.34                      109547.19                      109800                      11.5                  ALISO VIEJO                                                     CA                          92656                         1                      2                        8/1/2006                      7/1/2036                      6/1/2006                        2/1/2007
    1586.23                      134074.14                      135000                    13.875                  COCOA                                                           FL                          32926                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     450.08                       39917.53                       39980                     13.25                  SANDY                                                           UT                          84070                         1                      2                        8/1/2006                      7/1/2021                      6/7/2006                        2/1/2007
     713.65                        70508.4                       70700                     11.75                  ORANGE BEACH                                                    AL                          36561                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     764.39                       94628.49                       95000                         9                  BIRMINGHAM                                                      AL                          35242                         1                      2                        8/1/2006                      7/1/2021                     6/15/2006                        2/1/2007
    1204.36                      115767.11                      116000                    12.125                  FREDERICK                                                       MD                          21703                         1                      2                        8/1/2006                      7/1/2021                      6/8/2006                        2/1/2007
     982.15                      110407.55                      110750                    10.125                  CHESTERFIELD                                                    MO                          63005                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     140.94                       14749.32                       14800                        11                  RIVER OAKS                                                      TX                          76114                         1                      2                        7/1/2006                      6/1/2036                     5/27/2006                        2/1/2007
     205.36                       21800.45                       22000                     10.75                  BREMEN                                                          GA                          30110                         1                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
     429.95                        47835.5                       47980                     10.25                  VERO BEACH                                                      FL                          32967                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     614.64                       59081.13                       59200                    12.125                  DARIEN                                                          IL                          60561                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     549.91                       54876.59                       55000                    11.625                  LOCUST GROVE                                                    VA                          22508                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     260.66                       30906.71                       31000                       9.5                  BEAUMONT                                                        CA                          92223                         1                      2                        9/1/2006                      8/1/2036                      7/1/2006                        2/1/2007
      485.5                       45404.86                       45490                      12.5                  WATERBURY                                                       CT                           6704                         3                      2                        8/1/2006                      7/1/2021                      6/9/2006                        2/1/2007
     570.83                       54869.24                       54980                    12.125                  CENTREVILLE                                                     VA                          20120                         1                      2                        8/1/2006                      7/1/2036                      6/8/2006                        2/1/2007
     280.32                       26917.33                       27000                    12.125                  COUNTRY CLUB HILLS                                              IL                          60478                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     558.58                       53650.09                       53800                    12.125                  RHODODENDRON                                                    OR                          97049                         1                      2                        8/1/2006                      7/1/2021                      6/6/2006                        2/1/2007
      230.5                       20648.42                       21000                    10.375                  LANCASTER                                                       PA                          17603                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
     336.39                       32330.56                       32400                    12.125                  BALTIMORE                                                       MD                          21239                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     391.47                       33553.13                       33600                     13.75                  AUGUSTA                                                         GA                          30907                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     653.34                       83610.37                       84000                     8.625                  RANDALLSTOWN                                                    MD                          21133                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     552.66                        56216.7                       56350                    11.375                  WOODSTOCK                                                       GA                          30188                         3                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
    1174.28                      106917.91                      107100                    12.875                  PHOENIX                                                         AZ                          85087                         1                      2                        8/1/2006                      7/1/2021                     6/15/2006                        2/1/2007
     209.97                       20952.92                       21000                    11.625                  PORTLAND                                                        OR                          97230                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     289.61                       35730.92                       36400                     8.875                  SALT LAKE CITY                                                  UT                          84103                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
      496.9                       52561.11                       52700                    10.875                  ARLINGTON                                                       WA                          98223                         1                      2                        8/1/2006                      7/1/2021                     6/20/2006                        2/1/2007
     419.56                       50810.62                       51000                      9.25                  CENTRAL POINT                                                   OR                          97502                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     716.74                       60917.18                       61000                    13.875                  BOISE                                                           ID                          83706                         2                      2                        8/1/2006                      7/1/2021                      6/2/2006                        2/1/2007
     386.58                       40891.98                       41000                    10.875                  BEAVERTON                                                       OR                          97005                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
     333.67                       42718.84                       42900                     8.625                  COEUR D ALENE                                                   ID                          83815                         1                      2                        8/1/2006                      7/1/2021                      6/6/2006                        2/1/2007
     125.08                       16762.73                       17890                       7.5                  ZIONSVILLE                                                      IN                          46077                         1                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
     302.41                       29243.37                       29400                        12                  ORLAND PARK                                                     IL                          60462                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     244.76                       27514.67                       27600                    10.125                  PAYSON                                                          UT                          84651                         1                      2                        8/1/2006                      7/1/2036                      6/5/2006                        2/1/2007
     730.22                       70153.13                       70332                    12.125                  DELAND                                                          FL                          32724                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     269.77                       30325.94                       30420                    10.125                  TWIN FALLS                                                      ID                          83301                         1                      2                        8/1/2006                      7/1/2036                     6/12/2006                        2/1/2007
     361.66                       30698.97                       30780                    13.875                  SALT LAKE CITY                                                  UT                          84115                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     378.27                       34421.41                       34500                    12.875                  LONDON                                                          OH                          43140                         2                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     616.87                        52428.7                       52500                    13.875                  HARVEY                                                          IL                          60426                         2                      2                        8/1/2006                      7/1/2036                     6/29/2006                        2/1/2007
     561.87                       58818.96                       59000                        11                  FREDERICK                                                       MD                          21073                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
    1233.73                      104785.52                      105000                    13.875                  PHOENIX                                                         AZ                          85022                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
      423.6                       40718.09                       40800                    12.125                  SPRING HILL                                                     FL                          34604                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     588.68                       56586.19                       56700                    12.125                  HALSEY                                                          OR                          97348                         1                      2                        8/1/2006                      7/1/2021                     6/21/2006                        2/1/2007
      241.6                       23223.27                       23270                    12.125                  CLEARFIELD                                                      UT                          84015                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
      211.5                       17975.56                       18000                    13.875                  ATLANTIC CITY                                                   NJ                           8401                         1                      2                        8/1/2006                      7/1/2036                     6/10/2006                        2/1/2007
      238.8                        22953.8                       23000                    12.125                  HAMPTON                                                         VA                          23669                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     323.99                       40556.59                       40720                     8.875                  WASHINGTON                                                      UT                          84780                         1                      2                        8/1/2006                      7/1/2021                     6/28/2006                        2/1/2007
      596.6                       57880.26                       58000                        12                  KENT                                                            WA                          98030                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     298.99                       34683.52                       34800                      9.75                  TAMPA                                                           FL                          33606                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     304.74                       31917.92                       32000                        11                  TAMPA                                                           FL                          33604                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     490.19                       49386.05                       49500                      11.5                  BETHLEHEM                                                       PA                          18018                         3                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
      490.3                       51862.97                       52000                    10.875                  PHOENIX                                                         AZ                          85042                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     517.15                       55250.01                       55400                     10.75                  MONTGOMERY VILLAGE                                              MD                          20886                         1                      2                        8/1/2006                      7/1/2036                     6/14/2006                        2/1/2007
     846.72                       89475.84                       89800                    10.875                  ROCKVILLE                                                       MD                          20853                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
      339.2                       35832.71                       35975                    10.875                  TEMPE                                                           AZ                          85281                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
     161.54                       14971.65                       15000                    12.625                  JACKSONVILLE                                                    FL                          32209                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     386.22                       37125.35                       37200                    12.125                  AURORA                                                          CO                          80013                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
    1013.89                      117563.12                      118010                      9.75                  HERRIMAN                                                        UT                          84065                         1                      2                        8/1/2006                      7/1/2021                     6/13/2006                        2/1/2007
     492.19                       47736.56                       47850                        12                  DURANGO                                                         CO                          81303                         1                      2                        7/1/2006                      6/1/2021                      6/9/2006                        2/1/2007
     543.59                       62395.92                       62600                     9.875                  WINTER GARDEN                                                   FL                          34787                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     337.77                       40028.38                       40170                       9.5                  SYRACUSE                                                        NY                          13203                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     474.69                       40320.61                       40400                    13.875                  MINNEAPOLIS                                                     MN                          55406                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
      619.3                       68199.37                       68400                    10.375                  OLNEY                                                           MD                          20832                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
     390.09                       33154.96                       33200                    13.875                  NAMPA                                                           ID                          83686                         1                      2                        8/1/2006                      7/1/2021                     6/21/2006                        2/1/2007
     458.87                       53775.45                       53985                     9.625                  MIDVALE                                                         UT                          84047                         4                      2                        8/1/2006                      7/1/2021                     6/28/2006                        2/1/2007
     757.71                       72833.47                       72980                    12.125                  CHICAGO                                                         IL                          60634                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
    1233.38                      104848.56                      104970                    13.875                  HANOVER                                                         MN                          55341                         1                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
     719.89                          71777                       72000                    11.625                  JAMAICA                                                         NY                          11434                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     707.33                       67368.15                       67500                     12.25                  YUMA                                                            AZ                          85367                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
     186.52                       17765.28                       17800                     12.25                  HARVEST                                                         AL                          35749                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
    4646.04                      412679.59                      420000                        13                  GLENVIEW                                                        IL                          60025                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     972.55                      111634.91                      112000                     9.875                  RANCHO MURIETA                                                  CA                          95683                         1                      2                        8/1/2006                      7/1/2021                      6/2/2006                        2/1/2007
     449.15                       46583.39                       46700                    11.125                  SILVERTON                                                       OR                          97381                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     323.69                       36387.13                       36500                    10.125                  TUCSON                                                          AZ                          85743                         1                      2                        8/1/2006                      7/1/2021                      6/6/2006                        2/1/2007
    1052.31                      110216.55                      110500                        11                  LILBURN                                                         GA                          30047                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
      302.7                       35867.51                       36000                       9.5                  CHICAGO                                                         IL                          60634                         1                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
     233.03                       23703.79                       23760                    11.375                  PLEASANT GROVE                                                  UT                          84062                         1                      2                        8/1/2006                      7/1/2021                     6/27/2006                        2/1/2007
     471.52                       53601.73                       54300                     9.875                  BROOKLYN                                                        NY                          11232                         2                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     353.16                       41851.91                       42000                       9.5                  JAMAICA                                                         NY                          11436                         2                      2                        8/1/2006                      7/1/2036                      6/2/2006                        2/1/2007
     373.39                        42695.5                       43000                     9.875                  MERIDIAN                                                        ID                          83642                         1                      2                        8/1/2006                      7/1/2021                     6/15/2006                        2/1/2007
     224.57                        26916.6                       27000                     9.375                  POSEN                                                           IL                          60469                         1                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
     758.32                       63915.51                       64000                        14                  OAKLAND PARK                                                    FL                          33334                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     397.66                       33517.76                       33562                        14                  NAMPA                                                           ID                          83686                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     392.06                       41886.32                       42000                     10.75                  GAITHERSBURG                                                    MD                          20886                         1                      2                        8/1/2006                      7/1/2021                     6/15/2006                        2/1/2007
     224.37                       25221.74                       25300                    10.125                  HELPER                                                          UT                          84526                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
    1007.39                       99582.41                       99800                     11.75                  CEDAR HILLS                                                     UT                          84062                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     192.14                       22575.75                       22850                       9.5                  EVERETT                                                         WA                          98208                         1                      2                        8/1/2006                      7/1/2021                     6/20/2006                        2/1/2007
     196.12                       20644.28                       20800                    10.875                  LAKELAND                                                        FL                          33810                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     193.69                       16462.67                       16485                    13.875                  INDIANAPOLIS                                                    IN                          46231                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
    1158.15                      116680.71                      116950                      11.5                  TRIANGLE                                                        VA                          22172                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     419.21                       35870.19                       35980                     13.75                  BETHLEHEM                                                       PA                          18018                         2                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     510.76                       43383.64                       43470                    13.875                  NORTH CHICAGO                                                   IL                          60064                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     525.21                       44611.22                       44700                    13.875                  ZION                                                            IL                          60099                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     521.69                        44311.8                       44400                    13.875                  ZION                                                            IL                          60099                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     507.59                       43114.17                       43200                    13.875                  ZION                                                            IL                          60099                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
    1080.99                       91875.06                       92000                    13.875                  SILVER SPRING                                                   MD                          20902                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     134.25                       19113.15                       19200                       7.5                  KAYSVILLE                                                       UT                          84037                         1                      2                        9/1/2006                      8/1/2021                      7/7/2006                        2/1/2007
     844.33                       74882.75                       75000                     13.25                  SILVER SPRING                                                   MD                          20906                         1                      2                        8/1/2006                      7/1/2021                     6/27/2006                        2/1/2007
     321.85                       30937.79                       31000                    12.125                  PLANO                                                           TX                          75023                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     732.66                       99441.28                       99850                         8                  MARIETTA                                                        GA                          30068                         1                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
     277.96                       36831.47                       37000                      8.25                  MAPLE GROVE                                                     MN                          55369                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     323.93                       31137.35                       31200                    12.125                  PLANO                                                           TX                          75023                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     386.79                       45837.84                       46000                       9.5                  VANCOUVER                                                       WA                          98684                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
      336.5                       33901.77                       33980                      11.5                  GWYNN OAK                                                       MD                          21207                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
     169.31                       20012.92                       22020                       8.5                  MANHEIM                                                         PA                          17545                         1                      2                        9/1/2006                      8/1/2021                      7/5/2006                        2/1/2007
      796.4                       75851.54                       76000                     12.25                  COLLEGE PARK                                                    MD                          20740                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
      226.2                       33830.34                       34000                         7                  PENNINGTON                                                      NJ                           8534                         1                      2                        9/1/2006                      8/1/2036                     7/17/2006                        2/1/2007
     217.19                       19934.34                       24750                        10                  LAWRENCEVILLE                                                   GA                          30044                         2                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     603.97                       67197.03                       67400                     10.25                  BAKERSFIELD                                                     CA                          93312                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     486.63                       49981.23                       50103                     11.25                  RUSKIN                                                          FL                          33570                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     213.76                       22827.18                       22900                     10.75                  GRAND RAPIDS                                                    MI                          49507                         1                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
     664.48                       63803.33                       64000                    12.125                  VERNAL                                                          UT                          84078                         1                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
     317.34                       40627.69                       40800                     8.625                  ENGLEWOOD                                                       CO                          80112                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     197.44                       23910.87                       24000                      9.25                  SILVER SPRING                                                   MD                          20902                         1                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
     419.58                       43095.03                       43200                     11.25                  CAPE CORAL                                                      FL                          33993                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     230.39                        27303.4                       27400                       9.5                  LEHIGH ACRES                                                    FL                          33971                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     499.92                       49368.82                       50000                    11.625                  EDEN PRAIRIE                                                    MN                          55346                         1                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
     231.23                       27376.85                       27500                       9.5                  WEST VALLEY CITY                                                UT                          84120                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     419.28                       42648.84                       42750                    11.375                  OREGON CITY                                                     OR                          97045                         1                      2                        8/1/2006                      7/1/2021                     6/19/2006                        2/1/2007
     927.62                      104276.49                      104600                    10.125                  CANOGA PARK                                                     CA                          91306                         1                      2                        8/1/2006                      7/1/2036                     6/14/2006                        2/1/2007
      430.1                       36252.16                       36300                        14                  RIVERDALE                                                       GA                          30296                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
     618.25                       58884.81                       59000                     12.25                  THORNTON                                                        CO                          80602                         1                      2                        8/1/2006                      7/1/2021                     6/19/2006                        2/1/2007
     216.34                       24887.92                       25180                      9.75                  HENDERSONVILLE                                                  TN                          37075                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
     218.51                       23742.58                       24900                        10                  LAWRENCEVILLE                                                   GA                          30044                         2                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
     367.53                       35328.99                       35400                    12.125                  LITHONIA                                                        GA                          30058                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     1361.4                      137156.45                      137475                      11.5                  ROCKVILLE                                                       MD                          20850                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     500.29                       68661.03                       69000                     7.875                  MT. PROSPECT                                                    IL                          60056                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     412.43                       41157.62                       41250                    11.625                  WINFIELD                                                        AL                          35594                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     432.21                       47092.52                       47250                      10.5                  TALLAHASSEE                                                     FL                          32317                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     431.76                       47045.97                       47200                      10.5                  LAURYS STATION                                                  PA                          18059                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
     258.82                       32751.48                       32900                      8.75                  CORDOVA                                                         TN                          38016                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
      149.5                       14371.14                       14400                    12.125                  OXFORD                                                          MS                          38655                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     306.81                       38839.49                       39000                      8.75                  PLEASANT GROVE                                                  UT                          84062                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
     706.82                       58369.01                       59160                    14.125                  CRYSTAL                                                         MN                          55422                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     706.82                       58369.01                       59160                    14.125                  CRYSTAL                                                         MN                          55422                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     346.98                       36703.03                       36800                    10.875                  SOUTH ELGIN                                                     IL                          60177                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
      744.5                        63810.8                       63900                     13.75                  LAKEVILLE                                                       MN                          55044                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     938.75                       92797.25                       93000                     11.75                  PRESCOTT VALLEY                                                 AZ                          86314                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     187.61                       23485.42                       23580                     8.875                  HARRISBURG                                                      PA                          17102                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     345.26                       46265.33                       46500                     8.125                  CATONSVILLE                                                     MD                          21228                         1                      2                        8/1/2006                      7/1/2036                     6/29/2006                        2/1/2007
     635.41                       61077.08                       61200                    12.125                  TALLAHASSEE                                                     FL                          32308                         4                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     163.52                        15718.4                       15750                    12.125                  INDIANAPOLIS                                                    IN                          46234                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     434.07                       46341.09                       46500                     10.75                  TAMPA                                                           FL                          33629                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     461.76                       50850.41                       51000                    10.375                  UPPER MARLBORO                                                  MD                          20772                         1                      2                        8/1/2006                      7/1/2036                     6/14/2006                        2/1/2007
     227.16                       17595.82                       25350                     10.25                  LAWRENCEVILLE                                                   GA                          30044                         2                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
    1350.75                      113782.74                      114000                        14                  PORTLAND                                                        OR                          97214                         1                      2                        8/1/2006                      7/1/2021                     6/19/2006                        2/1/2007
     244.08                       20572.84                       20600                        14                  IDAHO FALLS                                                     ID                          83402                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
      961.3                      120335.19                      120820                     8.875                  CONCORD                                                         MA                           1742                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     280.92                       31255.64                       31350                     10.25                  SHELBYVILLE                                                     TN                          37160                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
      412.7                        39670.2                       39750                    12.125                  NORTH AURORA                                                    IL                          60542                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     376.35                       31459.62                       31500                    14.125                  PULLMAN                                                         WA                          99163                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
    3776.61                       320981.6                      321418                    13.875                  ALEXANDRIA                                                      VA                          22315                         1                      2                        8/1/2006                      7/1/2021                     6/28/2006                        2/1/2007
     773.02                       65700.69                       65790                    13.875                  PITTSFIELD                                                      NH                           3263                         4                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     522.96                       49356.09                       49450                    12.375                  POWDER SPRINGS                                                  GA                          30127                         1                      2                        8/1/2006                      7/1/2021                      7/3/2006                        2/1/2007
     356.22                       43139.17                       43300                      9.25                  SALT LAKE CITY                                                  UT                          84116                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
     160.92                       15257.23                       15500                    12.125                  MONTGOMERY                                                      AL                          36105                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     245.46                       23594.53                       23642                    12.125                  TWIN FALLS                                                      ID                          83301                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     670.17                       68832.28                       69000                     11.25                  NASHVILLE                                                       TN                          37211                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     415.94                       35359.07                       35400                    13.875                  ALBRIGHTSVILLE                                                  PA                          18210                         1                      2                        9/1/2006                      8/1/2036                     7/11/2006                        2/1/2007
     242.04                       20572.08                       20600                    13.875                  ETOWAH                                                          TN                          37331                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     409.63                       40092.67                       40200                    11.875                  LAUREL                                                          MD                          20724                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     569.96                       59696.48                       59850                        11                  FLOWERY BRANCH                                                  GA                          30542                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
    1118.33                      124424.17                      124800                     10.25                  SPANISH FORT                                                    AL                          36527                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     199.76                        21350.6                       21400                     10.75                  WOLCOTTVILLE                                                    IN                          46795                         1                      2                        9/1/2006                      8/1/2021                      7/5/2006                        2/1/2007
     495.15                       49884.86                       50000                      11.5                  SEATTLE                                                         WA                          98122                         1                      2                        8/1/2006                      7/1/2021                     6/27/2006                        2/1/2007
     686.54                       69778.19                       70000                    11.375                  TRIANGLE                                                        VA                          22172                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     423.18                       42866.06                       44000                    11.125                  PLANT CITY                                                      FL                          33563                         1                      2                        9/1/2006                      8/1/2021                     7/10/2006                        2/1/2007
     305.01                       35381.12                       35500                      9.75                  SOUTH OZONE PARK                                                NY                          11420                         2                      2                        8/1/2006                      7/1/2036                     6/14/2006                        2/1/2007
     381.23                       32939.74                       33000                    13.625                  LUTZ                                                            FL                          33549                         1                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
     783.23                       63405.54                       65700                    11.875                  PORT ST LUCIE                                                   FL                          34953                         1                      2                        9/1/2006                      8/1/2021                      7/7/2006                        2/1/2007
     197.03                       23648.38                       23950                      9.25                  ETOWAH                                                          TN                          37331                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
      496.7                       47321.05                       47400                     12.25                  WEST JORDAN                                                     UT                          84084                         1                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
     662.77                       70807.79                       71000                     10.75                  HOFFMAN ESTATES                                                 IL                          60169                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     596.59                       57873.19                       58000                        12                  PINGREE GROVE                                                   IL                          60140                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     220.99                       25923.79                       26000                     9.625                  CHICAGO                                                         IL                          60636                         1                      2                        9/1/2006                      8/1/2036                      7/7/2006                        2/1/2007
     452.44                       44304.06                       44400                    11.875                  LAYTON                                                          UT                          84041                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     273.91                       25836.93                       25900                    12.375                  LEBANON                                                         OR                          97355                         1                      2                        8/1/2006                      7/1/2021                     6/28/2006                        2/1/2007
     213.72                       18016.69                       18037                        14                  VICKSBURG                                                       MS                          39180                         1                      2                        9/1/2006                      8/1/2021                     7/11/2006                        2/1/2007
     257.75                       26742.95                       26800                    11.125                  BLUE ISLAND                                                     IL                          60406                         1                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
     276.15                       27025.16                       27100                    11.875                  ROY                                                             UT                          84067                         1                      2                        9/1/2006                      8/1/2036                      7/5/2006                        2/1/2007
     165.67                       14080.88                       14100                    13.875                  CHATTANOOGA                                                     TN                          37415                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     264.46                       26151.32                       26200                     11.75                  PARK FOREST                                                     IL                          60466                         1                      2                        9/1/2006                      8/1/2036                      7/5/2006                        2/1/2007
     285.43                       38453.45                       38900                         8                  OMAHA                                                           NE                          68114                         1                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
     303.76                        25603.2                       25637                        14                  NAMPA                                                           ID                          83686                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
    1115.97                       99839.26                      100000                    13.125                  ROSLINDALE                                                      MA                           2131                         2                      2                        8/1/2006                      7/1/2036                     6/29/2006                        2/1/2007
     156.25                        14955.9                       15050                    12.125                  TALLAHASSEE                                                     FL                          32310                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     716.99                       78882.25                       79190                    10.375                  MAPLE VALLEY                                                    WA                          98038                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     553.29                       52696.86                       52800                     12.25                  COLONIAL BEACH                                                  VA                          22443                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     143.67                       16157.22                       16200                    10.125                  WOODBRIDGE                                                      VA                          22191                         1                      2                        9/1/2006                      8/1/2021                      7/7/2006                        2/1/2007
     812.46                       73932.94                       74100                    12.875                  SAINT CLOUD                                                     FL                          34769                         1                      2                        8/1/2006                      7/1/2021                     6/27/2006                        2/1/2007
     243.79                       25533.91                       25600                        11                  MONTGOMERY                                                      AL                          36111                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     105.76                        9494.59                       10000                    12.375                  ALBANY                                                          NY                          12210                         2                      2                        9/1/2006                      8/1/2036                      7/5/2006                        2/1/2007
     276.64                       26348.46                       26400                     12.25                  ALLENTOWN                                                       PA                          18102                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     139.95                       17519.45                       17590                     8.875                  ODENVILLE                                                       AL                          35120                         1                      2                        8/1/2006                      7/1/2036                     6/29/2006                        2/1/2007
     290.22                        23524.1                       24700                    13.875                  ONTARIO                                                         OR                          97914                         3                      2                        8/1/2006                      7/1/2021                     6/28/2006                        2/1/2007
     105.75                        9983.84                       10000                    12.375                  TRENTON                                                         TN                          38382                         1                      2                        9/1/2006                      8/1/2036                      7/7/2006                        2/1/2007
     272.58                       29120.92                       29200                     10.75                  LAS VEGAS                                                       NV                          89147                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     245.04                       24742.36                       26250                     10.75                  CENTRALIA                                                       WA                          98531                         1                      2                        9/1/2006                      8/1/2021                     6/29/2006                        2/1/2007
     230.08                       30485.42                       30625                      8.25                  SOMERVILLE                                                      MA                           2144                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     764.21                       64411.86                       64497                        14                  ORLANDO                                                         FL                          32822                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
    2738.01                      234671.78                      235000                     13.75                  CLEARWATER BEACH                                                FL                          33767                         1                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
     595.55                        58890.3                       59000                     11.75                  MARYSVILLE                                                      WA                          98271                         1                      2                        9/1/2006                      8/1/2036                     6/29/2006                        2/1/2007
     353.11                       38902.38                       39000                    10.375                  RED HILL                                                        PA                          18076                         1                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
      643.3                       53374.22                       54750                    13.875                  WINTER HAVEN                                                    FL                          33884                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
    1086.48                      119648.12                      120000                    10.375                  WOODBINE                                                        MD                          21797                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     191.79                        20726.1                       21403                     10.25                  WAKE FOREST                                                     NC                          27587                         1                      2                        8/1/2006                      7/1/2036                     6/29/2006                        2/1/2007
     390.76                       44874.75                       45000                     9.875                  SCOTTSDALE                                                      AZ                          85257                         1                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
      295.5                       28144.97                       28200                     12.25                  FAIRFIELD                                                       OH                          45014                         1                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
        847                       77118.64                       77250                    12.875                  RIVERHEAD                                                       NY                          11901                         1                      2                        8/1/2006                      7/1/2021                     6/20/2006                        2/1/2007
     722.26                       61386.56                       61470                    13.875                  WINTER HAVEN                                                    FL                          33884                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     133.12                       11220.18                       11235                        14                  INDIANAPOLIS                                                    IN                          46227                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     361.98                       39862.76                       39980                    10.375                  POST FALLS                                                      ID                          83854                         1                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
     126.54                        14245.7                       14420                        10                  JASPER                                                          AL                          35501                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     169.56                       19060.88                       19120                    10.125                  CHUBBUCK                                                        ID                          83202                         1                      2                        8/1/2006                      7/1/2021                     6/27/2006                        2/1/2007
     227.97                       27901.63                       28020                     9.125                  CAMDEN                                                          TN                          38320                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     229.11                       27076.62                       27850                      9.25                  WOODSTOCK                                                       GA                          30189                         1                      2                        9/1/2006                      8/1/2021                     7/11/2006                        2/1/2007
     162.85                        19509.2                       19580                     9.375                  WINFIELD                                                        AL                          35594                         1                      2                        8/1/2006                      7/1/2036                     6/29/2006                        2/1/2007
     152.93                        17750.2                       17801                      9.75                  FORT WORTH                                                      TX                          76123                         1                      2                        9/1/2006                      8/1/2021                      7/6/2006                        2/1/2007
     152.78                        16998.5                       17050                     10.25                  LAWRENCEVILLE                                                   GA                          30045                         1                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
      85.91                        9971.47                       10000                      9.75                  MOUNT PLEASANT                                                  IA                          52641                         1                      2                        9/1/2006                      8/1/2036                      7/7/2006                        2/1/2007
     184.54                       23401.62                       24000                       8.5                  WILMINGTON                                                      NC                          28412                         1                      2                        9/1/2006                      8/1/2021                      7/7/2006                        2/1/2007
     334.87                       28440.71                       28500                    13.875                  BALTIMORE                                                       MD                          21206                         1                      2                        9/1/2006                      8/1/2021                      7/7/2006                        2/1/2007
     367.13                       34336.47                       34400                      12.5                  TALLAHASSEE                                                     FL                          32305                         1                      2                        8/1/2006                      7/1/2036                      7/3/2006                        2/1/2007
     814.16                       73436.71                       73600                        13                  HYATTSVILLE                                                     MD                          20782                         1                      2                        8/1/2006                      7/1/2021                      7/5/2006                        2/1/2007
     374.37                       35322.97                       35400                    12.375                  ELGIN                                                           IL                          60123                         1                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
     417.12                       45488.87                       45600                      10.5                  SANDY                                                           UT                          84094                         1                      2                        9/1/2006                      8/1/2021                     7/12/2006                        2/1/2007
     241.39                       26616.75                       30000                         9                  JERSEY CITY                                                     NJ                           7304                         1                      2                        9/1/2006                      8/1/2021                      7/6/2006                        2/1/2007
     693.76                       65493.73                       65600                    12.375                  BRENTWOOD                                                       MD                          20722                         1                      2                        9/1/2006                      8/1/2021                     7/11/2006                        2/1/2007
     208.81                       19966.29                       20000                      12.2                  SHELBYVILLE                                                     KY                          40065                         1                      2                        9/1/2006                      8/1/2036                     8/16/2006                        2/1/2007
     423.18                       43922.26                       44000                    11.125                  LAS VEGAS                                                       NV                          89123                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
     1012.5                         108000                      108000                     11.25                  DRAPER                                                          UT                          84020                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     333.31                       34919.46                       35000                        11                  PHOENIX                                                         AZ                          85037                         1                      2                       10/1/2006                      9/1/2021                      9/5/2006                        2/1/2007
     601.21                       58928.72                       59000                    11.875                  PHOENIX                                                         AZ                          85014                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     859.85                       73696.94                       73800                     13.75                  PARKER                                                          CO                          80134                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     508.13                       49294.54                       49400                        12                  LAKEWOOD                                                        CO                          80226                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     543.35                       49345.74                       50000                     12.75                  PLANTATION                                                      FL                          33324                         1                      2                        8/1/2006                      7/1/2021                     6/28/2006                        2/1/2007
     446.39                       39935.68                       40000                    13.125                  PHOENIX                                                         AZ                          85033                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     887.82                       76093.54                       76200                     13.75                  JACKSONVILLE BEACH                                              FL                          32250                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     467.15                       42160.16                       42230                        13                  KISSIMMEE                                                       FL                          34759                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     795.09                        71055.6                       74498                      12.5                  SAN JACINTO                                                     CA                          92582                         1                      2                        9/1/2006                      8/1/2036                      7/7/2006                        2/1/2007
    1451.47                      135748.63                      136000                      12.5                  SANTA MARIA                                                     CA                          93455                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
     565.65                       52882.09                       53000                      12.5                  DENVER                                                          CO                          80247                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     770.56                        72066.1                       72200                      12.5                  OLYMPIA                                                         WA                          98512                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
    2364.12                      209671.69                      210000                     13.25                  LAS VEGAS                                                       NV                          89117                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
     515.57                       49103.86                       49200                     12.25                  PHOENIX                                                         AZ                          85043                         1                      2                        8/1/2006                      7/1/2021                     6/27/2006                        2/1/2007
     681.54                       64930.67                       65039                     12.25                  HENDERSON                                                       NV                          89012                         1                      2                        9/1/2006                      8/1/2021                     6/30/2006                        2/1/2007
     563.77                       53710.37                       53800                     12.25                  MESA                                                            AZ                          85204                         1                      2                        9/1/2006                      8/1/2021                     7/11/2006                        2/1/2007
    1059.01                      101825.34                      102000                    12.125                  LAS VEGAS                                                       NV                          89135                         1                      2                        9/1/2006                      8/1/2021                     7/17/2006                        2/1/2007
       1707                      134833.54                      135000                        15                  LAS VEGAS                                                       NV                          89139                         1                      2                        9/1/2006                      8/1/2021                     7/14/2006                        2/1/2007
    2167.46                      176822.45                      177000                      14.5                  LAS VEGAS                                                       NV                          89117                         1                      2                        9/1/2006                      8/1/2021                     7/20/2006                        2/1/2007
     656.17                       63091.78                       63200                    12.125                  LAS VEGAS                                                       NV                          89147                         1                      2                        9/1/2006                      8/1/2021                     7/14/2006                        2/1/2007
      748.2                       71279.24                       71400                     12.25                  MESA                                                            AZ                          85201                         1                      2                        9/1/2006                      8/1/2021                     7/11/2006                        2/1/2007
     937.48                       91833.56                       92000                    11.875                  PHOENIX                                                         AZ                          85028                         1                      2                        9/1/2006                      8/1/2021                      7/7/2006                        2/1/2007
     385.55                       44033.43                       44400                     9.875                  STONE MOUNTAIN                                                  GA                          30087                         1                      2                       10/1/2005                      9/1/2020                     8/12/2005                        2/1/2007
     449.81                       57901.89                       58500                       8.5                  LAS VEGAS                                                       NV                          89122                         1                      2                       11/1/2005                     10/1/2020                     9/21/2005                        2/1/2007
     520.12                       58304.47                       58650                    10.125                  STOCKBRIDGE                                                     GA                          30281                         1                      2                        2/1/2006                      1/1/2021                     12/9/2005                        2/1/2007
     466.42                       51702.29                       52050                     10.25                  CARY                                                            NC                          27519                         1                      2                       12/1/2005                     11/1/2020                     10/5/2005                        2/1/2007
     312.56                       40119.26                       40650                       8.5                  CASA GRANDE                                                     AZ                          85222                         1                      2                        1/1/2006                     12/1/2020                     11/7/2005                        2/1/2007
     312.92                       30870.61                       31000                     11.75                  SUMMERVILLE                                                     SC                          29483                         1                      2                        2/1/2006                      1/1/2036                    12/13/2005                        2/1/2007
     281.28                       30568.89                       30750                      10.5                  BUFORD                                                          GA                          30519                         1                      2                        1/1/2006                     12/1/2020                    11/21/2005                        2/1/2007
     224.75                       23484.36                       23600                        11                  DACULA                                                          GA                          30019                         1                      2                        2/1/2006                      1/1/2036                      1/3/2006                        2/1/2007
     603.47                       74370.24                       75000                         9                  YORBA LINDA                                                     CA                          92887                         1                      2                        2/1/2006                      1/1/2021                    12/16/2005                        2/1/2007
     246.65                       30763.76                       31000                     8.875                  AUBURN                                                          MA                           1501                         1                      2                        2/1/2006                      1/1/2036                    12/28/2005                        2/1/2007
     235.41                        25075.5                       26000                    10.375                  DAPHENE                                                         AL                          36527                         1                      2                        3/1/2006                      2/1/2036                      1/3/2006                        2/1/2007
     264.87                       19458.14                       31500                       9.5                  LAWRENCEVILLE                                                   GA                          30044                         1                      2                        2/1/2006                      1/1/2021                    12/20/2005                        2/1/2007
      332.6                       32647.09                       32950                     11.75                  CONYERS                                                         GA                          30012                         1                      2                        2/1/2006                      1/1/2021                    12/29/2005                        2/1/2007
     462.05                       49732.75                       50000                    10.625                  CHICAGO                                                         IL                          60707                         1                      2                        3/1/2006                      2/1/2021                      2/3/2006                        2/1/2007
     285.57                       35993.82                       36300                      8.75                  BROOKLET                                                        GA                          30415                         1                      2                        3/1/2006                      2/1/2036                     1/24/2006                        2/1/2007
     149.47                       18862.38                       19000                      8.75                  WELLSVILLE                                                      UT                          84339                         1                      2                        3/1/2006                      2/1/2036                     1/23/2006                        2/1/2007
      80.46                        9931.71                       10000                         9                  MC GAHEYSVILLE                                                  VA                          22840                         1                      2                        3/1/2006                      2/1/2021                     1/31/2006                        2/1/2007
     368.67                       47050.61                       47400                     8.625                  MARIETTA                                                        GA                          30067                         1                      2                        3/1/2006                      2/1/2021                     1/19/2006                        2/1/2007
     475.88                       41518.62                       42750                    10.625                  CHICAGO                                                         IL                          60634                         1                      2                        3/1/2006                      2/1/2021                     1/31/2006                        2/1/2007
     683.31                       74358.79                       74700                      10.5                  FONTANA                                                         CA                          92337                         1                      2                        4/1/2006                      3/1/2021                      2/2/2006                        2/1/2007
     153.72                       20196.73                       20950                         8                  MONROE                                                          GA                          30655                         1                      2                        3/1/2006                      2/1/2021                     1/26/2006                        2/1/2007
     268.28                          36447                       37000                     7.875                  NORTH SALT LAKE                                                 UT                          84054                         1                      2                        3/1/2006                      2/1/2021                      2/8/2006                        2/1/2007
     275.07                       26167.78                       26250                     12.25                  HUMBOLDT                                                        AZ                          86329                         1                      2                        4/1/2006                      3/1/2036                     2/23/2006                        2/1/2007
     152.34                        16898.3                       17000                     10.25                  POWDER SPRINGS                                                  GA                          30127                         1                      2                        4/1/2006                      3/1/2036                     2/13/2006                        2/1/2007
     338.47                       31507.96                       32300                     12.25                  ORANGE BEACH                                                    AL                          36561                         1                      2                        4/1/2006                      3/1/2021                     2/10/2006                        2/1/2007
        245                       31287.97                       31500                     8.625                  BELEN                                                           NM                          87002                         1                      2                        4/1/2006                      3/1/2036                      2/7/2006                        2/1/2007
     500.59                       50308.54                       50550                      11.5                  PLATTE CITY                                                     MO                          64079                         1                      2                        4/1/2006                      3/1/2021                     2/14/2006                        2/1/2007
     361.41                        37794.1                       37950                        11                  LAS VEGAS                                                       NV                          89121                         1                      2                        4/1/2006                      3/1/2021                     2/17/2006                        2/1/2007
     246.87                       23920.53                       24000                        12                  ATLANTA                                                         GA                          30310                         1                      2                        4/1/2006                      3/1/2021                      2/9/2006                        2/1/2007
     235.78                       22429.45                       22500                     12.25                  ATLANTA                                                         GA                          30318                         1                      2                        4/1/2005                      3/1/2020                     2/28/2006                        2/1/2007
     260.77                       24807.01                       24885                     12.25                  MCDONOUGH                                                       GA                          30252                         1                      2                        4/1/2006                      3/1/2036                     2/14/2006                        2/1/2007
     214.03                       26126.65                       26900                     8.875                  DOLTON                                                          IL                          60419                         1                      2                        4/1/2006                      3/1/2021                     2/24/2006                        2/1/2007
     605.16                       56933.62                       57750                     12.25                  RIVERVIEW                                                       FL                          33569                         1                      2                        4/1/2006                      3/1/2021                     2/27/2006                        2/1/2007
     293.99                       36713.54                       36950                     8.875                  LOGANVILLE                                                      GA                          30052                         1                      2                        4/1/2006                      3/1/2036                     2/17/2006                        2/1/2007
     356.75                       38821.85                       39000                      10.5                  PEYTON                                                          CO                          80831                         1                      2                        4/1/2006                      3/1/2021                     2/28/2006                        2/1/2007
     479.94                       45656.46                       45800                     12.25                  LAKE IN THE HILLS                                               IL                          60156                         1                      2                        4/1/2006                      3/1/2036                     2/28/2006                        2/1/2007
     331.85                       35410.67                       35550                     10.75                  TAMPA                                                           FL                          33613                         1                      2                        5/1/2006                      4/1/2021                     3/15/2006                        2/1/2007
     105.82                       13214.14                       13300                     8.875                  CASPER                                                          WY                          82609                         1                      2                        5/1/2006                      4/1/2036                      4/3/2006                        2/1/2007
     386.66                       46825.41                       47000                      9.25                  PANAMA CITY                                                     FL                          32401                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     143.08                       19379.11                       19500                         8                  COLORADO SPRINGS                                                CO                          80917                         1                      2                        6/1/2006                      5/1/2021                      4/3/2006                        2/1/2007
     188.16                       18888.39                       19000                      11.5                  WATERFORD                                                       MI                          48328                         1                      2                        5/1/2006                      4/1/2036                     3/21/2006                        2/1/2007
     573.72                       54583.74                       54750                     12.25                  LITTLETON                                                       CO                          80123                         1                      2                        6/1/2006                      5/1/2021                     4/12/2006                        2/1/2007
     168.68                        16678.1                       16895                      10.5                  MESQUITE                                                        NV                          89027                         1                      2                        5/1/2006                      4/1/2026                     3/23/2006                        2/1/2007
      746.1                       70998.23                       71200                     12.25                  COLTON                                                          CA                          92324                         1                      2                        5/1/2006                      4/1/2021                     3/30/2006                        2/1/2007
     217.44                       20703.43                       20750                     12.25                  OGDEN                                                           UT                          84403                         1                      2                        7/1/2006                      6/1/2021                     5/18/2006                        2/1/2007
     140.03                       17705.13                       17800                      8.75                  MURFREESBORO                                                    TN                          37128                         1                      2                        6/1/2006                      5/1/2036                      5/1/2006                        2/1/2007
     660.68                       74269.62                       74500                    10.125                  SILVER SPRING                                                   MD                          20902                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     494.39                       53351.25                       53500                    10.625                  BONITA SPRINGS                                                  FL                          34135                         1                      2                        8/1/2006                      7/1/2036                      6/2/2006                        2/1/2007
     405.48                        35283.3                       35400                      13.5                  HARRISBURG                                                      PA                          17112                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     660.39                       82565.43                       83000                     8.875                  BOULDER                                                         CO                          80305                         1                      2                        6/1/2006                      5/1/2021                      5/2/2006                        2/1/2007
     178.57                       23921.13                       24050                     8.125                  ALBUQUERQUE                                                     NM                          87105                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     671.49                       78647.71                       79000                     9.625                  WASHINGTON                                                      DC                          20018                         1                      2                        6/1/2006                      5/1/2036                      5/3/2006                        2/1/2007
      266.9                       31260.16                       31400                     9.625                  ALBUQUERQUE                                                     NM                          87107                         1                      2                        6/1/2006                      5/1/2036                     4/28/2006                        2/1/2007
     177.01                       22393.74                       22500                      8.75                  AURORA                                                          IL                          60505                         1                      2                        7/1/2006                      6/1/2021                     5/10/2006                        2/1/2007
     166.93                       15463.79                       15500                    12.625                  DOVER                                                           PA                          17315                         3                      2                        6/1/2006                      5/1/2036                      5/1/2006                        2/1/2007
     437.24                       51816.68                       52000                       9.5                  PARKER                                                          CO                          80138                         1                      2                        8/1/2006                      7/1/2021                      6/6/2006                        2/1/2007
     431.09                       36940.61                       37000                     13.75                  BLOOMFIELD HILLS                                                MI                          48304                         1                      2                        7/1/2006                      6/1/2021                     5/11/2006                        2/1/2007
     480.07                       51759.53                       51950                    10.625                  LAWRENCEVILLE                                                   GA                          30043                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     222.78                       27871.11                       28000                     8.875                  LAS VEGAS                                                       NV                          89129                         1                      2                        7/1/2006                      6/1/2021                     5/19/2006                        2/1/2007
     458.99                       53759.63                       54000                     9.625                  LAS VEGAS                                                       NV                          89117                         1                      2                        6/1/2006                      5/1/2021                      5/1/2006                        2/1/2007
     314.38                       35340.36                       35450                    10.125                  SANDY                                                           OR                          97055                         1                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
      668.6                       64845.89                       65000                        12                  DORCHESTER                                                      MA                           2122                         1                      2                        7/1/2006                      6/1/2021                     5/18/2006                        2/1/2007
     289.99                       32583.95                       32700                    10.125                  AUBURN                                                          WA                          98001                         1                      2                        7/1/2006                      6/1/2021                     5/12/2006                        2/1/2007
      195.5                       22704.02                       23000                     9.625                  GREENVILLE                                                      GA                          30222                         1                      2                        8/1/2006                      7/1/2021                     6/20/2006                        2/1/2007
     457.37                       49836.09                       50000                      10.5                  ANN ARBOR                                                       MI                          48103                         1                      2                        7/1/2006                      6/1/2036                     5/17/2006                        2/1/2007
     560.17                       64981.79                       65200                      9.75                  ST LOUIS                                                        MO                          63146                         1                      2                        8/1/2006                      7/1/2021                     6/13/2006                        2/1/2007
     856.94                      117562.38                      118187                     7.875                  LITTLETON                                                       CO                          80123                         1                      2                        8/1/2006                      7/1/2021                      6/7/2006                        2/1/2007
     186.59                       23864.08                       23990                     8.625                  DENVER                                                          CO                          80205                         1                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     267.44                       28294.74                       28650                     10.75                  WAKE FOREST                                                     NC                          27587                         1                      2                        8/1/2006                      7/1/2021                      6/2/2006                        2/1/2007
     388.58                       41915.78                       42050                    10.625                  RIVERVIEW                                                       FL                          33569                         1                      2                        7/1/2006                      6/1/2036                     5/23/2006                        2/1/2007
    1166.68                      149272.51                      150000                     8.625                  FONTANA                                                         CA                          92336                         1                      2                        7/1/2006                      6/1/2021                     5/26/2006                        2/1/2007
     178.39                       22823.88                       22935                     8.625                  SCHERERVILLE                                                    IN                          46375                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     493.61                       53991.75                       60000                      9.25                  SOUTH JORDAN                                                    UT                          84095                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     330.65                       38746.64                       38900                     9.625                  PRESCOTT                                                        AZ                          86301                         1                      2                        7/1/2006                      6/1/2021                     5/19/2006                        2/1/2007
     590.62                       66393.68                       66600                    10.125                  PHOENIX                                                         AZ                          85041                         1                      2                        8/1/2006                      7/1/2021                      6/9/2006                        2/1/2007
      440.1                       43490.86                       43600                     11.75                  AURORA                                                          IL                          60505                         1                      2                        7/1/2006                      6/1/2021                     5/19/2006                        2/1/2007
     231.23                       27684.55                       27800                     9.375                  MOSS POINT                                                      MS                          39562                         1                      2                        7/1/2006                      6/1/2036                     5/30/2006                        2/1/2007
     326.54                       32269.02                       32350                     11.75                  NAMPA                                                           ID                          83651                         1                      2                        7/1/2006                      6/1/2021                     5/24/2006                        2/1/2007
        245                       31367.01                       31500                     8.625                  POWDER SPRINGS                                                  GA                          30127                         1                      2                        8/1/2006                      7/1/2021                      6/7/2006                        2/1/2007
     145.01                       19901.77                       20000                     7.875                  LITHONIA                                                        GA                          30058                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     181.08                       22018.54                       22256                     9.125                  LOGANVILLE                                                      GA                          30052                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     286.87                       33634.06                       33750                     9.625                  HARTFORD                                                        CT                           6114                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
     552.49                        64743.8                       65000                     9.625                  LAS VEGAS                                                       NV                          89147                         1                      2                        7/1/2006                      6/1/2036                      6/1/2006                        2/1/2007
     160.21                       18389.87                       18450                     9.875                  WENDELL                                                         NC                          27591                         1                      2                        8/1/2006                      7/1/2036                      6/2/2006                        2/1/2007
     199.97                       19955.18                       20000                    11.625                  FERNDALE                                                        MI                          48220                         1                      2                        8/1/2006                      7/1/2021                     6/21/2006                        2/1/2007
     482.83                       57808.97                       58050                     9.375                  HENDERSONVILLE                                                  NC                          28791                         1                      2                        7/1/2006                      6/1/2021                     5/26/2006                        2/1/2007
     278.92                       28916.81                       29000                    11.125                  BUFORD                                                          GA                          30519                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     539.02                       53237.48                       53400                     11.75                  AURORA                                                          CO                          80016                         1                      2                        7/1/2006                      6/1/2036                     5/15/2006                        2/1/2007
      229.5                       26907.23                       27000                     9.625                  PORTLAND                                                        OR                          97220                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
     396.14                        33945.4                       34000                     13.75                  LAS VEGAS                                                       NV                          89147                         1                      2                        7/1/2006                      6/1/2021                     5/31/2006                        2/1/2007
     297.27                       41751.38                       42000                     7.625                  BOWIE                                                           MD                          20716                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
     163.12                       13977.49                       14000                     13.75                  FRONT ROYAL                                                     VA                          22630                         1                      2                        7/1/2006                      6/1/2036                      6/6/2006                        2/1/2007
     198.34                       25388.92                       25500                     8.625                  CRANSTON                                                        RI                           2905                         1                      2                        8/1/2006                      7/1/2036                      6/7/2006                        2/1/2007
     197.65                        20478.4                       20550                    11.125                  VILLA RICA                                                      GA                          30180                         1                      2                        7/1/2006                      6/1/2021                     5/26/2006                        2/1/2007
        245                       31367.01                       31500                     8.625                  FORT MYERS                                                      FL                          33908                         1                      2                        8/1/2006                      7/1/2036                      6/7/2006                        2/1/2007
     393.75                       43672.77                       44400                    10.125                  FLOWERY BRANCH                                                  GA                          30542                         1                      2                        7/1/2006                      6/1/2036                     5/15/2006                        2/1/2007
     226.34                       28977.09                       29100                     8.625                  HANOVER PARK                                                    IL                          60133                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
     339.37                       39200.52                       39500                      9.75                  LAS VEGAS                                                       NV                          89122                         1                      2                        8/1/2006                      7/1/2036                     6/14/2006                        2/1/2007
     429.93                       42903.59                       43000                    11.625                  FORT WASHINGTON                                                 MD                          20744                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
     456.72                       39021.66                       39200                     13.75                  YORK                                                            PA                          17402                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     314.82                       35390.23                       35500                    10.125                  GULF SHORES                                                     AL                          36542                         1                      2                        8/1/2006                      7/1/2021                     6/12/2006                        2/1/2007
     373.95                        45348.6                       47000                     8.875                  LAS VEGAS                                                       NV                          89147                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
      348.5                       40834.33                       41000                     9.625                  SPRINGFIELD                                                     MA                           1119                         2                      2                        8/1/2006                      7/1/2021                      6/8/2006                        2/1/2007
     507.02                       59414.85                       59650                     9.625                  HENDERSONVILLE                                                  TN                          37075                         1                      2                        7/1/2006                      6/1/2021                      6/1/2006                        2/1/2007
    2105.94                      180497.52                      180750                     13.75                  LONG BEACH                                                      CA                          90803                         1                      2                        8/1/2006                      7/1/2036                      6/8/2006                        2/1/2007
     758.34                        97019.5                       97500                     8.625                  GULF SHORES                                                     AL                          36542                         1                      2                        8/1/2006                      7/1/2036                      6/5/2006                        2/1/2007
     232.16                       22942.44                       23000                     11.75                  DENVER                                                          CO                          80218                         1                      2                        7/1/2006                      6/1/2021                     5/25/2006                        2/1/2007
     243.06                        31081.6                       31250                     8.625                  ALBUQUERQUE                                                     NM                          87105                         1                      2                        7/1/2006                      6/1/2021                     5/17/2006                        2/1/2007
     409.08                       51785.97                       52000                      8.75                  BELLA VISTA                                                     AR                          72714                         1                      2                        8/1/2006                      7/1/2021                     6/12/2006                        2/1/2007
     156.61                       21493.92                       21600                     7.875                  BURT                                                            MI                          48417                         1                      2                        8/1/2006                      7/1/2021                     6/12/2006                        2/1/2007
     251.74                       31868.29                       32000                      8.75                  ALBUQUERQUE                                                     NM                          87120                         1                      2                        8/1/2006                      7/1/2021                     6/15/2006                        2/1/2007
     328.52                       38517.25                       38650                     9.625                  NEW PORT RICHEY                                                 FL                          34673                         1                      2                        8/1/2006                      7/1/2021                      6/9/2006                        2/1/2007
    1034.34                      129478.37                      130000                     8.875                  SNOHOMISH                                                       WA                          98296                         1                      2                        8/1/2006                      7/1/2021                      6/8/2006                        2/1/2007
     341.85                       40929.33                       41100                     9.375                  CLARKSVILLE                                                     TN                          37043                         1                      2                        7/1/2006                      6/1/2036                     5/24/2006                        2/1/2007
     739.71                       75974.89                       76160                     11.25                  NAPLES                                                          FL                          34120                         1                      2                        8/1/2006                      7/1/2036                      6/6/2006                        2/1/2007
     134.98                       13469.74                       13500                    11.625                  SAUK VILLAGE                                                    IL                          60411                         1                      2                        8/1/2006                      7/1/2021                      6/6/2006                        2/1/2007
     127.69                       16701.93                       16800                     8.375                  JACKSON                                                         GA                          30233                         1                      2                        7/1/2006                      6/1/2021                      6/6/2006                        2/1/2007
     142.48                       14218.05                       14250                    11.625                  RICHTON PARK                                                    IL                          60471                         1                      2                        8/1/2006                      7/1/2021                      6/6/2006                        2/1/2007
     208.11                       24641.25                       24750                       9.5                  PINELLAS PARK                                                   FL                          33781                         1                      2                        8/1/2006                      7/1/2021                     6/12/2006                        2/1/2007
     230.53                       21541.22                       21600                      12.5                  SPRINGVILLE                                                     UT                          84663                         1                      2                        7/1/2006                      6/1/2021                      6/1/2006                        2/1/2007
     496.62                          55823                       56000                    10.125                  GILBERT                                                         AZ                          85297                         1                      2                        8/1/2006                      7/1/2021                     6/19/2006                        2/1/2007
     548.99                       68723.18                       69000                     8.875                  SUMNER                                                          WA                          98390                         1                      2                        8/1/2006                      7/1/2021                     6/12/2006                        2/1/2007
     577.07                       59850.15                       60000                    11.125                  LYNN                                                            MA                           1904                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     364.42                       35028.76                       35100                    12.125                  ATHENS                                                          GA                          30606                         1                      2                        8/1/2006                      7/1/2021                     6/19/2006                        2/1/2007
     233.57                        32794.7                       33000                     7.625                  GLENDALE                                                        AZ                          85308                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     375.18                       40487.14                       40600                    10.625                  MIDDLEBURG                                                      FL                          32068                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     568.01                       75859.31                       76500                     8.125                  PORT ST JOE                                                     FL                          32456                         1                      2                        8/1/2006                      7/1/2036                      6/6/2006                        2/1/2007
      396.1                       46439.88                       46600                     9.625                  MARIETTA                                                        GA                          30066                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
     268.84                       28722.05                       28800                     10.75                  SNELLVILLE                                                      GA                          30039                         1                      2                        8/1/2006                      7/1/2021                     6/21/2006                        2/1/2007
      246.5                       28900.35                       29000                     9.625                  OLIVER SPRINGS                                                  TN                          37840                         1                      2                        8/1/2006                      7/1/2036                      6/6/2006                        2/1/2007
     250.82                       32853.41                       33000                     8.375                  HUSTISFORD                                                      WI                          53034                         1                      2                        8/1/2006                      7/1/2021                      6/2/2006                        2/1/2007
     163.83                       17502.47                       17550                     10.75                  PUEBLO                                                          CO                          81005                         1                      2                        8/1/2006                      7/1/2036                      6/7/2006                        2/1/2007
     688.49                       80721.77                       81000                     9.625                  FALLING WATERS                                                  WV                          25419                         1                      2                        8/1/2006                      7/1/2021                      6/9/2006                        2/1/2007
     192.24                       16471.49                       16500                     13.75                  RIVERDALE                                                       UT                          84405                         1                      2                        7/1/2006                      6/1/2021                      6/2/2006                        2/1/2007
     122.89                       15733.28                       15800                     8.625                  ANCHORAGE                                                       AK                          99501                         1                      2                        8/1/2006                      7/1/2021                     6/19/2006                        2/1/2007
     730.53                       62599.29                       62700                     13.75                  WESLEY CHAPEL                                                   FL                          33543                         1                      2                        7/1/2006                      6/1/2036                     5/31/2006                        2/1/2007
     301.45                          36888                       37050                     9.125                  PUYALLUP                                                        WA                          98375                         1                      2                        7/1/2006                      6/1/2021                     5/31/2006                        2/1/2007
     302.68                       41050.38                       41250                         8                  NAPLES                                                          FL                          34110                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     480.75                       57590.82                       57800                     9.375                  SYRACUSE                                                        UT                          84075                         1                      2                        8/1/2006                      7/1/2036                      6/6/2006                        2/1/2007
     149.82                       15995.47                       16050                     10.75                  BELLEVILLE                                                      IL                          62221                         1                      2                        8/1/2006                      7/1/2021                      6/8/2006                        2/1/2007
     431.09                        36903.2                       37000                     13.75                  WINDER                                                          GA                          30680                         1                      2                        8/1/2006                      7/1/2036                     6/12/2006                        2/1/2007
     826.08                       92483.53                       93150                    10.125                  COLORADO SPRINGS                                                CO                          80908                         1                      2                        7/1/2006                      6/1/2021                      6/2/2006                        2/1/2007
     264.29                       28393.01                       28600                    10.625                  DALLAS                                                          GA                          30157                         1                      2                        8/1/2006                      7/1/2021                      6/9/2006                        2/1/2007
     288.32                       31082.92                       31200                    10.625                  ALPHARETTA                                                      GA                          30022                         1                      2                        8/1/2006                      7/1/2021                      6/7/2006                        2/1/2007
     399.44                       45850.06                       46000                     9.875                  OLD ORCHARD BEACH                                               ME                           4064                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     293.47                       28738.92                       28800                    11.875                  ALBANY                                                          OR                          97321                         1                      2                        8/1/2006                      7/1/2021                     6/12/2006                        2/1/2007
     246.54                       27713.52                       27800                    10.125                  MARIETTA                                                        GA                          30064                         1                      2                        8/1/2006                      7/1/2036                      6/2/2006                        2/1/2007
      256.7                       30088.42                       30200                     9.625                  SOUTHBRIDGE                                                     MA                           1550                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     822.33                       74872.46                       75000                    12.875                  SMYRNA                                                          GA                          30082                         1                      2                        8/1/2006                      7/1/2021                      6/5/2006                        2/1/2007
     153.78                       18817.34                       18900                     9.125                  RUIDOSO                                                         NM                          88345                         1                      2                        7/1/2006                      6/1/2021                     5/31/2006                        2/1/2007
     199.44                       30561.55                       30750                      6.75                  PRESCOTT                                                        AZ                          86303                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
     324.62                       40636.32                       40800                     8.875                  VANCOUVER                                                       WA                          98662                         1                      2                        8/1/2006                      7/1/2021                     6/21/2006                        2/1/2007
     495.95                       64913.22                       65250                     8.375                  NARRAGANSETT                                                    RI                           2882                         1                      2                        7/1/2006                      6/1/2036                     5/25/2006                        2/1/2007
     308.75                       26463.03                       26500                     13.75                  LAS VEGAS                                                       NV                          89107                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     614.45                       78665.86                       79000                     8.625                  AURORA                                                          CO                          80013                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     477.39                       59759.23                       60000                     8.875                  CHICAGO                                                         IL                          60634                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     134.35                       15096.34                       15150                    10.125                  LITHONIA                                                        GA                          30058                         1                      2                        8/1/2006                      7/1/2021                     6/12/2006                        2/1/2007
     497.24                       58269.44                       58500                     9.625                  CHICAGO                                                         IL                          60645                         1                      2                        7/1/2006                      6/1/2036                      6/2/2006                        2/1/2007
     260.32                       30198.62                       30300                      9.75                  TUCSON                                                          AZ                          85706                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     253.02                       31672.37                       31800                     8.875                  JACKSONVILLE                                                    FL                          32219                         1                      2                        8/1/2006                      7/1/2021                      6/9/2006                        2/1/2007
     487.56                       47302.19                       47400                        12                  LOGANVILLE                                                      GA                          30052                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     278.48                        34845.4                       35000                     8.875                  JOHNSTON                                                        RI                           2919                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     209.78                        25405.3                       25500                      9.25                  GOODYEAR                                                        AZ                          85338                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     577.68                       70729.41                       71000                     9.125                  NORTH LAS VEGAS                                                 NV                          89031                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
     200.67                       24663.09                       25800                     8.625                  SALT LAKE CITY                                                  UT                          84119                         1                      2                        8/1/2006                      7/1/2021                     6/14/2006                        2/1/2007
     292.65                       32897.96                       33000                    10.125                  ALBUQUERQUE                                                     NM                          87114                         1                      2                        8/1/2006                      7/1/2021                     6/21/2006                        2/1/2007
     297.79                        36460.5                       36600                     9.125                  SANDY                                                           UT                          84070                         2                      2                        8/1/2006                      7/1/2021                      6/6/2006                        2/1/2007
      586.5                       69504.05                       69750                       9.5                  LA MIRADA                                                       CA                          90638                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     438.14                       53643.92                       53850                     9.125                  CUMMING                                                         GA                          30041                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     377.65                       38439.05                       38800                    10.125                  RICHMOND HILL                                                   GA                          31324                         1                      2                        8/1/2006                      7/1/2026                     6/19/2006                        2/1/2007
     170.34                       21807.49                       21900                     8.625                  SALT LAKE CITY                                                  UT                          84118                         1                      2                        8/1/2006                      7/1/2036                     6/12/2006                        2/1/2007
         85                        9960.56                       10000                     9.625                  LA SALLE                                                        CO                          80645                         1                      2                        7/1/2006                      6/1/2021                      6/6/2006                        2/1/2007
     148.89                       18230.29                       18300                     9.125                  NASHVILLE                                                       TN                          37210                         1                      2                        8/1/2006                      7/1/2021                      6/2/2006                        2/1/2007
     524.89                       56642.05                       56800                    10.625                  LAS VEGAS                                                       NV                          89134                         1                      2                        8/1/2006                      7/1/2021                     6/14/2006                        2/1/2007
     689.17                       66861.71                       67000                        12                  INDIO                                                           CA                          92201                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     558.45                       64782.49                       65000                      9.75                  ELLINGTON                                                       CT                           6029                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
      312.8                       37068.81                       37200                       9.5                  LAS VEGAS                                                       NV                          89128                         1                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
     530.55                       68701.11                       69000                       8.5                  WAKE FOREST                                                     NC                          27612                         1                      2                        8/1/2006                      7/1/2036                      6/5/2006                        2/1/2007
     307.59                       26184.56                       26400                     13.75                  SNELLVILLE                                                      GA                          30039                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     518.48                        44428.3                       44500                     13.75                  MARICOPA                                                        AZ                          85239                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     449.37                       51581.31                       51750                     9.875                  LAWRENCEVILLE                                                   GA                          30045                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     267.82                       30085.27                       30200                    10.125                  ONSET                                                           MA                           2558                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     377.73                       43358.21                       43500                     9.875                  DECATUR                                                         GA                          30035                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     787.28                       79316.98                       79500                      11.5                  BOWIE                                                           MD                          20721                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
     366.13                       44827.66                       45000                     9.125                  MADISON                                                         MS                          39110                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
     360.03                       44049.56                       44250                     9.125                  MADISON                                                         MS                          39110                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
     232.44                       19921.15                       19950                     13.75                  WOODSTOCK                                                       GA                          30189                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     231.73                       23346.11                       23400                      11.5                  FORT MYERS                                                      FL                          33912                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     131.88                       15298.62                       15350                      9.75                  MCDONOUGH                                                       GA                          30253                         1                      2                        8/1/2006                      7/1/2021                     6/20/2006                        2/1/2007
     393.23                       33702.83                       33750                     13.75                  PHOENIX                                                         AZ                          85020                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
     371.49                        40088.2                       40200                    10.625                  RICHMOND                                                        VA                          23227                         1                      2                        8/1/2006                      7/1/2036                     6/13/2006                        2/1/2007
     239.48                       24837.83                       24900                    11.125                  MACON                                                           GA                          31210                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     552.49                       64776.73                       65000                     9.625                  PHOENIX                                                         AZ                          85022                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     164.18                          21504                       21600                     8.375                  FORT MYERS                                                      FL                          33912                         1                      2                        8/1/2006                      7/1/2021                     6/20/2006                        2/1/2007
     313.66                       38403.05                       38550                     9.125                  CENTENNIAL                                                      CO                          80015                         1                      2                        8/1/2006                      7/1/2021                     6/12/2006                        2/1/2007
     563.91                       48278.22                       48400                     13.75                  SAINT AUGUSTINE                                                 FL                          32092                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     382.07                       44788.92                       44950                     9.625                  TAMPA                                                           FL                          33614                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     658.74                       77233.78                       77500                     9.625                  MCDONOUGH                                                       GA                          30253                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     429.44                       44486.09                       44650                    11.125                  ST GEORGE                                                       UT                          84770                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
     244.51                       22460.64                       22500                     12.75                  ALBUQUERQUE                                                     NM                          87112                         1                      2                        8/1/2006                      7/1/2021                     6/19/2006                        2/1/2007
     204.44                       22286.21                       22350                      10.5                  PHOENIX                                                         AZ                          85048                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
     230.36                        26164.7                       26250                        10                  BROCKTON                                                        MA                           2301                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
      424.1                       36349.16                       36400                     13.75                  HARRISBURG                                                      PA                          17111                         1                      2                        8/1/2006                      7/1/2036                     6/12/2006                        2/1/2007
     273.07                       29467.84                       29550                    10.625                  CONYERS                                                         GA                          30094                         1                      2                        8/1/2006                      7/1/2021                      6/9/2006                        2/1/2007
     247.66                       26725.46                       26800                    10.625                  ALBUQUERQUE                                                     NM                          87121                         1                      2                        8/1/2006                      7/1/2021                     6/20/2006                        2/1/2007
      399.5                       46838.51                       47000                     9.625                  MACON                                                           GA                          31211                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     220.89                       26709.02                       26850                      9.25                  SNELLVILLE                                                      GA                          30039                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     825.89                        75867.1                       76000                     12.75                  FORT WASHINGTON                                                 MD                          20744                         1                      2                        8/1/2006                      7/1/2021                     6/20/2006                        2/1/2007
     267.75                       31391.78                       31500                     9.625                  ST GEORGE                                                       UT                          84770                         1                      2                        8/1/2006                      7/1/2021                      6/9/2006                        2/1/2007
      289.1                       31988.42                       32600                    10.125                  AURORA                                                          CO                          80011                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     461.17                       47830.28                       47950                    11.125                  BUCKEYE                                                         AZ                          85396                         1                      2                        8/1/2006                      7/1/2021                     6/27/2006                        2/1/2007
     398.47                       34152.23                       34200                     13.75                  AVONDALE                                                        AZ                          85323                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     106.25                       12456.27                       12500                     9.625                  LAWRENCEVILLE                                                   GA                          30045                         1                      2                        8/1/2006                      7/1/2021                     6/15/2006                        2/1/2007
     220.39                       27588.87                       27700                     8.875                  CHICAGO                                                         IL                          60612                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
     381.64                       43806.73                       43950                     9.875                  WILSON                                                          WY                          83014                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     321.29                       36879.38                       37000                     9.875                  FORT MYERS                                                      FL                          33919                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     748.84                       87612.94                       88100                     9.625                  PARKER                                                          CO                          80134                         1                      2                        8/1/2006                      7/1/2021                     6/28/2006                        2/1/2007
     374.68                       45874.49                       46050                     9.125                  KIRKLAND                                                        WA                          98034                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     369.79                       50346.98                       51000                     7.875                  LAS VEGAS                                                       NV                          89118                         1                      2                        8/1/2006                      7/1/2021                     6/21/2006                        2/1/2007
      924.1                       99252.19                      100000                    10.625                  KLAMATH FALLS                                                   OR                          97601                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     685.67                        71815.3                       72000                        11                  PITTSBURG                                                       CA                          94565                         1                      2                        8/1/2006                      7/1/2036                     6/16/2006                        2/1/2007
      135.6                       12573.33                       12800                      9.75                  KENNESAW                                                        GA                          30144                         1                      2                        8/1/2006                      7/1/2021                     6/14/2006                        2/1/2007
     265.49                        23960.3                       24000                        13                  COLUMBUS                                                        GA                          31907                         1                      2                        8/1/2006                      7/1/2036                     6/12/2006                        2/1/2007
     716.88                       79759.08                       80000                     10.25                  GILBERT                                                         AZ                          85297                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
      424.1                       36349.16                       36400                     13.75                  WINDER                                                          GA                          30680                         1                      2                        8/1/2006                      7/1/2021                     6/15/2006                        2/1/2007
     189.22                       22623.67                       22750                     9.375                  LISLE                                                           IL                          60532                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
      267.3                       35831.77                       36000                     8.125                  LONG BEACH                                                      CA                          90815                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
     233.75                       27380.08                       27500                     9.625                  SALT LAKE CITY                                                  UT                          84118                         1                      2                        8/1/2006                      7/1/2036                     6/19/2006                        2/1/2007
     127.25                       14157.21                       14200                     10.25                  DELTA                                                           CO                          81416                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     230.43                       20266.93                       23400                       8.5                  LAS VEGAS                                                       NV                          89118                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
     612.41                       64770.78                       64950                    10.875                  WOODBRIDGE                                                      VA                          22193                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
      367.2                       43051.57                       43200                     9.625                  KAYSVILLE                                                       UT                          84037                         1                      2                        8/1/2006                      7/1/2036                     6/15/2006                        2/1/2007
     498.31                        57805.9                       58000                      9.75                  CAPE CORAL                                                      FL                          33993                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
     189.15                       24493.45                       24600                       8.5                  SAN ANTONIO                                                     TX                          78232                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
      262.4                       32122.77                       32250                     9.125                  CANTON                                                          GA                          30114                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     454.06                        53809.6                       54000                       9.5                  CARSON                                                          CA                          90745                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     280.21                        24016.4                       24050                     13.75                  SALT LAKE CITY                                                  UT                          84116                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
     243.95                       28189.53                       28700                     9.625                  ATHENS                                                          GA                          30607                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     607.59                       65567.21                       65750                    10.625                  LAKE STEVENS                                                    WA                          98258                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     289.99                       32598.86                       32700                    10.125                  ATLANTA                                                         GA                          30331                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
      348.5                       40859.13                       41000                     9.625                  OREM                                                            UT                          84057                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     175.84                       22011.31                       22100                     8.875                  WINDSOR LOCKS                                                   CT                           6096                         1                      2                        8/1/2006                      7/1/2021                     6/27/2006                        2/1/2007
     464.09                        54388.7                       54600                     9.625                  AMERICAN FORK                                                   UT                          84003                         1                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
     157.34                       19917.66                       20000                      8.75                  SYRACUSE                                                        UT                          84075                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     140.04                       16245.47                       16300                      9.75                  ORLANDO                                                         FL                          32835                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     320.27                       32893.72                       33300                    11.125                  SEVERANCE                                                       CO                          80550                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     382.36                       37144.92                       37200                     11.99                  BOONE                                                           IL                          61065                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     869.48                       87656.98                       87800                      11.5                  COOK                                                            IL                          60630                         2                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     893.33                       88335.42                       88500                     11.75                  STAFFORD                                                        VA                          22554                         1                      2                        9/1/2006                      8/1/2021                      8/4/2006                        2/1/2007
     253.16                       25041.33                       25080                     11.75                  LINCOLN                                                         MO                          63379                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     228.84                        27429.5                       27500                      9.38                  SMITH                                                           TN                          38547                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     306.41                       32141.38                       32200                     10.99                  TRAVIS                                                          TX                          78747                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
     816.72                       79283.81                       79400                        12                  NEW HAVEN                                                       CT                           6483                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
    1484.45                      155477.97                      156000                     10.99                  SAN BENITO                                                      CA                          95023                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
    1418.05                      145748.84                      146000                     11.25                  WESTCHESTER                                                     NY                          10606                         2                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     673.25                       69876.27                       70000                    11.125                  SAN PATRICIO                                                    TX                          78374                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     714.51                       66630.86                       67000                      11.5                  CUMBERLAND                                                      ME                           4062                         1                      2                       10/1/2006                      9/1/2026                     8/25/2006                        2/1/2007
     272.91                       28621.53                       28680                     10.99                  HAMILTON                                                        OH                          45212                         2                      2                       9/14/2006                     8/14/2021                     8/11/2006                        2/1/2007
     646.87                        66485.4                       66600                     11.25                  BARNSTABLE                                                      MA                           2601                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     476.45                       47127.18                       47200                     11.75                  PALM BEACH                                                      FL                          33417                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     171.84                       19952.53                       20000                      9.75                  HAYS                                                            TX                          78610                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     376.85                       38733.26                       38800                     11.25                  VOLUSIA                                                         FL                          32168                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     474.43                       46912.56                       47000                     11.75                  ORANGE                                                          FL                          32703                         1                      2                        9/1/2006                      8/1/2021                      8/2/2006                        2/1/2007
     238.37                       26531.58                       26600                     10.25                  COOK                                                            IL                          60426                         1                      2                        9/1/2006                      8/1/2021                      8/3/2006                        2/1/2007
    1332.43                       131796.4                      132000                     11.75                  QUEENS                                                          NY                          11378                         2                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     856.42                       89836.19                       90000                     10.99                  PRINCE GEORGES                                                  MD                          20740                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
     164.58                          19676                       19900                      9.31                  RUTHERFORD                                                      TN                          37086                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     354.27                       37132.43                       37200                        11                  WOODWARD                                                        OK                          73801                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
      621.8                       61504.99                       61600                     11.75                  BROWARD                                                         FL                          33027                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     305.52                       32048.58                       32107                     10.99                  MONTGOMERY                                                      TX                          77386                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     902.42                        89262.1                       89400                     11.75                  MIDDLESEX                                                       NJ                           8902                         1                      2                       9/14/2006                     8/14/2021                     8/15/2006                        2/1/2007
     368.39                       37138.77                       37200                      11.5                  MILWAUKEE                                                       WI                          53224                         2                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
     1029.6                      101842.69                      102000                     11.75                  QUEENS                                                          NY                          11420                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     752.73                       83580.39                       84000                     10.25                  ORANGE                                                          CA                          92694                         1                      2                       10/1/2006                      9/1/2021                     8/19/2006                        2/1/2007
     604.37                       52557.02                       52800                     13.49                  SEMINOLE                                                        FL                          32714                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     417.91                          42035                       42200                      11.5                  OZAUKEE                                                         WI                          53074                         1                      2                       10/1/2006                      9/1/2021                     8/15/2006                        2/1/2007
     238.79                       26504.35                       26647                     10.25                  MONTGOMERY                                                      TX                          77378                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     307.87                       32916.75                       32980                     10.75                  LARIMER                                                         CO                          80525                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     788.39                       87792.35                       87980                     10.25                  MARION                                                          FL                          34488                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     496.63                       49119.03                       49200                     11.75                  MARICOPA                                                        AZ                          85040                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
     337.47                       28467.83                       28500                     13.99                  HARTFORD                                                        CT                           6019                         1                      2                        9/1/2006                      8/1/2021                      8/3/2006                        2/1/2007
    1617.67                      169690.62                      170000                     10.99                  SAN DIEGO                                                       CA                          92116                         1                      2                       10/1/2006                      9/1/2021                      8/6/2006                        2/1/2007
     612.15                       71081.06                       71250                      9.75                  PALM BEACH                                                      FL                          33498                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     595.43                       73794.79                       74000                         9                  SACRAMENTO                                                      CA                          95841                         1                      2                       10/1/2006                      9/1/2021                     8/26/2006                        2/1/2007
     1009.4                        99839.7                       99999                     11.75                  KINGS                                                           NY                          11208                         2                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     915.59                        79906.3                       79990                     13.49                  CALVERT                                                         MD                          20678                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     369.44                       31170.83                       31200                     13.99                  KENT                                                            MI                          49512                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     947.84                       93755.19                       93900                     11.75                  SAN DIEGO                                                       CA                          92131                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
    2474.08                      259321.29                      260000                     10.99                  CLACKAMAS                                                       OR                          97034                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
    3243.21                      326966.53                      327500                      11.5                  ORANGE                                                          CA                          92869                         1                      2                       10/1/2006                      9/1/2021                     8/27/2006                        2/1/2007
     196.04                        20959.7                       21000                     10.75                  STEUBEN                                                         NY                          14830                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     255.95                       27918.36                       27980                      10.5                  RAMSEY                                                          MN                          55106                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     849.68                        85660.2                       85800                      11.5                  HONOLULU                                                        HI                          96706                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     589.65                       60604.54                       60709                     11.25                  IMPERIAL                                                        CA                          92251                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
    1631.64                      152157.05                      153000                      11.5                  CHARLESTON                                                      SC                          29451                         1                      2                       10/1/2006                      9/1/2026                      8/4/2006                        2/1/2007
     484.52                       47924.98                       48000                     11.75                  BRAZORIA                                                        TX                          77581                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     275.56                       30684.37                       30750                     10.25                  ULSTER                                                          NY                          12477                         2                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
    1301.11                      121840.24                      122000                     12.49                  RIVERSIDE                                                       CA                          92555                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     1333.8                      137084.68                      137326                     11.25                  SAN DIEGO                                                       CA                          91913                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     206.11                       22950.91                       23000                     10.25                  BALDWIN                                                         AL                          36535                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
     892.62                      101523.49                      101800                      9.99                  HUMBOLDT                                                        CA                          95503                         1                      2                        9/1/2006                      8/1/2021                      8/1/2006                        2/1/2007
    1786.66                      176635.06                      177000                     11.75                  HONOLULU                                                        HI                          96734                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
     171.26                        19070.2                       19111                     10.25                  HARRIS                                                          TX                          77066                         1                      2                       10/1/2006                      9/1/2021                     8/15/2006                        2/1/2007
     347.24                       34346.93                       34400                     11.75                  HENRY                                                           GA                          30252                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
      322.6                        35923.2                       36000                     10.25                  KANE                                                            IL                          60542                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     241.95                        26942.4                       27000                     10.25                  DENVER                                                          CO                          80207                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     340.34                       37898.99                       37980                     10.25                  FULTON                                                          GA                          30305                         1                      2                       10/1/2006                      9/1/2021                     8/26/2006                        2/1/2007
     194.26                       19965.56                       20000                     11.25                  BOYD                                                            KY                          41102                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
      507.2                       56427.52                       56600                     10.25                  MIAMI-DADE                                                      FL                          33176                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     241.95                       26865.99                       27000                     10.25                  WOODFORD                                                        IL                          61548                         1                      2                       10/1/2006                      9/1/2021                     8/15/2006                        2/1/2007
     275.96                        28941.1                       29000                     10.99                  CROOK                                                           OR                          97754                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     325.72                       29447.14                       29600                     11.99                  HARRIS                                                          TX                          77007                         1                      2                       10/1/2006                      9/1/2026                     8/14/2006                        2/1/2007
     490.99                       45121.06                       45182                     12.75                  FLAGLER                                                         FL                          32164                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
    1046.54                      109779.82                      109980                     10.99                  SAN DIEGO                                                       CA                          91913                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     240.16                       26437.65                       26800                     10.25                  BOSSIER                                                         LA                          71037                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
    1796.84                      184671.48                      185000                     11.25                  MONTEREY                                                        CA                          93955                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     387.01                       35949.93                       36000                      12.6                  COOK                                                            IL                          60629                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     171.84                        19942.8                       20000                      9.75                  VOLUSIA                                                         FL                          32168                         2                      2                        9/1/2006                      8/1/2021                      8/1/2006                        2/1/2007
     425.27                       48390.65                       48500                      9.99                  PIERCE                                                          WA                          98373                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
     295.72                       32920.84                       33000                     10.25                  MULTNOMAH                                                       OR                          97206                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
      553.3                       64224.62                       64400                      9.75                  PLTYMOUTH                                                       MA                           2360                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
     460.51                       53449.31                       53600                      9.75                  LAKE                                                            IL                          60089                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     369.44                       42898.03                       43000                      9.75                  CHESTERFIELD                                                    VA                          23831                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
    1227.04                      107087.84                      107200                     13.49                  WORCESTER                                                       MA                           1524                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     251.83                       24464.12                       24500                     11.99                  CLARK                                                           NV                          89142                         1                      2                       10/1/2006                      9/1/2021                     8/12/2006                        2/1/2007
     247.33                        27530.2                       27600                     10.25                  WAKE                                                            NC                          27604                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
    2933.21                      301480.55                      302000                     11.25                  LOS ANGELES                                                     CA                          90036                         2                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
      524.9                       51919.78                       52000                     11.75                  PALM BEACH                                                      FL                          33444                         1                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     401.93                       45696.99                       45800                        10                  COOK                                                            IL                          60629                         1                      2                       10/1/2006                      9/1/2021                      8/2/2006                        2/1/2007
     173.67                       19948.69                       20000                     9.875                  HILLSBOROUGH                                                    FL                          33511                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     590.63                          51546                       51600                     13.49                  HILLSBOROUGH                                                    FL                          33614                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     164.54                       19945.47                       20000                      9.25                  COBB                                                            GA                          30068                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     710.24                       80817.41                       81000                      9.99                  LOS ANGELES                                                     CA                          91766                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
     205.57                       19970.74                       20000                     11.99                  CHITTENDEN                                                      VT                           5401                         2                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     339.67                       34244.13                       34300                      11.5                  DENVER                                                          CO                          80239                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
      347.1                       40304.21                       40400                      9.75                  MULTNOMAH                                                       OR                          97060                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     255.39                       28439.21                       28500                     10.25                  COOK                                                            IL                          60623                         2                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     501.35                       43752.16                       43800                     13.49                  HILLSBOROUGH                                                    FL                          33647                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     791.38                       78254.18                       78400                     11.75                  SUFFOLK                                                         MA                           2151                         1                      2                        9/1/2006                      8/1/2021                      8/4/2006                        2/1/2007
     560.17                       65013.72                       65200                      9.75                  KING                                                            WA                          98118                         1                      2                        9/1/2006                      8/1/2021                     7/27/2006                        2/1/2007
     415.84                       43620.46                       43700                     10.99                  WASHINGTON                                                      VT                           5641                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     667.76                       72852.39                       73000                      10.5                  BROWARD                                                         FL                          33019                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     322.04                       35495.68                       35580                    10.371                  GOODHUE                                                         MN                          55066                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     176.99                       21161.81                       21400                      9.31                  RUTHERFORD                                                      TN                          37086                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     292.91                       34917.72                       35200                      9.38                  WILLIAMSON                                                      TN                          37064                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     931.38                       97622.37                       97800                        11                  BROWARD                                                         FL                          33029                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     578.21                       59428.55                       59531                     11.25                  PASCO                                                           FL                          33544                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     190.87                       21244.43                       21300                     10.25                  DAVIS                                                           UT                          84015                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     782.34                       78860.97                       79000                      11.5                  PRINCE GEORGES                                                  MD                          20737                         1                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     279.06                       31724.51                       31798                        10                  MIAMI-DADE                                                      FL                          33033                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     526.53                       45872.34                       46000                     13.49                  PORTSMOUTH CITY                                                 VA                          23707                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
     577.24                       49938.59                       50000                    13.615                  MARION                                                          OR                          97303                         1                      2                        9/1/2006                      8/1/2021                      8/3/2006                        2/1/2007
     202.12                        21201.3                       21240                     10.99                  WILLIAMSON                                                      TX                          78641                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
     342.84                        35934.6                       36000                        11                  PINELLES                                                        FL                          33711                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
      471.4                       46627.95                       46700                     11.75                  COOK                                                            IL                          60805                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
    1098.85                       95899.52                       96000                     13.49                  SUFFOLK                                                         NY                          11757                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     381.56                        37736.6                       37800                     11.75                  DUVAL                                                           FL                          32244                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     384.22                       35947.83                       36000                      12.5                  MARICOPA                                                        AZ                          85029                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     407.15                       41846.86                       41919                     11.25                  MECKLENBURG                                                     NC                          28262                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     537.47                        55284.5                       55380                     11.24                  KENT                                                            DE                          19938                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     201.81                       23940.01                       24000                       9.5                  BERNALILLO                                                      NM                          87112                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     773.98                       82840.48                       83000                    10.737                  ANOKA                                                           MN                          55304                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     198.05                       19788.52                       20000                    11.499                  INGHAM                                                          MI                          48910                         2                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     795.29                       72942.42                       73000                    12.999                  HAMDEN                                                          CT                           6517                         3                      2                        3/1/2006                      2/1/2021                      2/7/2006                        2/1/2007
      677.8                       69911.84                       70000                      11.5                  MENIFEE                                                         CA                          92584                         1                      2                        3/1/2006                      2/1/2021                     1/11/2006                        2/1/2007
     154.53                       13899.94                       13970                    12.999                  PINE KNOT                                                       KY                          42635                         1                      2                        3/1/2006                      2/1/2021                     1/17/2006                        2/1/2007
     458.05                       47454.92                       47800                    11.375                  PALMDALE                                                        CA                          93591                         1                      2                        3/1/2006                      2/1/2021                     1/24/2006                        2/1/2007
     471.41                       37780.72                       37880                     14.75                  DELRAY BEACH                                                    FL                          33445                         1                      2                        3/1/2006                      2/1/2021                      2/9/2006                        2/1/2007
     586.04                          58000                       58000                    12.125                  WILLINGBORO                                                     NJ                           8046                         1                      2                       3/28/2006                     2/28/2026                     3/10/2006                        2/1/2007
     406.64                       53012.72                       53500                     8.375                  MINEOLA                                                         NY                            501                         1                      2                        1/1/2006                     12/1/2020                     2/14/2006                        2/1/2007
      350.5                       30073.93                       30600                      13.5                  CHARLESTON                                                      SC                          29414                         1                      2                       2/27/2006                     1/27/2021                     2/16/2006                        2/1/2007
     478.13                          45900                       45900                      12.5                  LEHMAN TOWNSHIP                                                 PA                          18324                         1                      2                       3/28/2006                     2/28/2026                      3/8/2006                        2/1/2007
    2189.16                      206067.79                      207000                    12.375                  RANCHO CUCAMONGA                                                CA                          91701                         1                      2                        3/1/2006                      2/1/2021                     2/16/2006                        2/1/2007
     392.04                       43384.91                       43750                     10.25                  YORKVILLE                                                       IL                          60560                         1                      2                        4/1/2006                      3/1/2036                     3/10/2006                        2/1/2007
     606.68                        48384.2                       48750                     14.75                  PLANTATION                                                      FL                          33317                         1                      2                        3/1/2006                      2/1/2036                      1/4/2006                        2/1/2007
     772.73                       72462.73                       74000                       9.5                  CENTENNIAL                                                      CO                          80111                         1                      2                        7/1/2006                      6/1/2021                     5/23/2006                        2/1/2007
     183.18                       23977.18                       24100                     8.375                  SAINT LOUIS                                                     MO                          63108                         1                      2                        7/1/2006                      6/1/2036                     5/26/2006                        2/1/2007
      331.5                       38865.99                       39000                     9.625                  HENDERSON                                                       NV                          89015                         1                      2                        8/1/2006                      7/1/2021                      6/9/2006                        2/1/2007
     307.52                       27478.92                       27800                        13                  ORLANDO                                                         FL                          32818                         1                      2                        8/1/2006                      7/1/2036                      6/2/2006                        2/1/2007
     291.28                       24965.07                       25000                     13.75                  MEDIA                                                           PA                          19063                         1                      2                        8/1/2006                      7/1/2021                     6/20/2006                        2/1/2007
      500.2                        51374.8                       51500                     11.25                  LUTZ                                                            FL                          33558                         1                      2                        8/1/2006                      7/1/2036                      6/2/2006                        2/1/2007
     376.24                       49280.04                       49500                     8.375                  DONNELLY                                                        ID                          83615                         1                      2                        8/1/2006                      7/1/2021                     6/20/2006                        2/1/2007
     968.42                       70801.08                       70950                     16.25                  LAS VEGAS                                                       NV                          89102                         1                      2                        9/1/2006                      8/1/2021                     7/26/2006                        2/1/2007
     736.02                       67628.97                       67730                     12.75                  SANGER                                                          CA                          93657                         1                      2                        9/1/2006                      8/1/2036                      7/7/2006                        2/1/2007
     289.95                       28944.59                       29000                    11.625                  ATLANTA                                                         GA                          30315                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     292.13                       28366.99                       28400                        12                  ROY                                                             UT                          84067                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     316.21                       29852.06                       29900                    12.375                  LOS ANGELES                                                     CA                          90003                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     280.21                       28788.53                       28850                     11.25                  WESTMINSTER                                                     CO                          80021                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     446.88                       64030.77                       64040                     8.375                  SHERWOOD                                                        OR                          97140                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     602.44                          71400                       71400                    10.125                  LAS VEGAS                                                       NV                          89123                         1                      2                       11/1/2006                     10/1/2036                     8/30/2006                        2/1/2007
     773.52                       75112.62                       75200                        12                  TRUCKEE                                                         CA                          96161                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     526.74                       56884.04                       57000                    10.625                  MESA                                                            AZ                          85202                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     356.75                       38937.18                       39000                      10.5                  BAKERSFIELD                                                     CA                          93304                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     318.65                          26600                       26600                    14.375                  ATLANTA                                                         GA                          30314                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     428.38                       37368.96                       37400                      13.5                  WILBRAHAM                                                       MA                           1095                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     418.14                       37764.88                       37800                        13                  LITTLE EGG HARBOR TOWNSHI                                       NJ                           8087                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     254.61                       31669.05                       32000                     8.875                  JANESVILLE                                                      WI                          53546                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     256.09                          22350                       22350                     13.75                  HAMMOND                                                         IN                          46327                         4                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     684.46                        54965.7                       55000                     14.75                  GALLOWAY TOWNSHIP                                               NJ                           8205                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     589.18                       50958.84                       51000                    13.625                  WINTER GARDEN                                                   FL                          34787                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     806.85                       75521.38                       75600                      12.5                  STANTON                                                         CA                          90680                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     429.58                       49905.54                       50000                      9.75                  SUGAR LAND                                                      TX                          77478                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     375.78                       34545.98                       34580                     12.75                  APEX                                                            NC                          27539                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     541.88                          61200                       61200                    10.625                  RIVERSIDE                                                       CA                          92504                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     286.73                       20691.42                       20700                      16.5                  VISALIA                                                         CA                          93291                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     455.53                       45917.58                       46000                      11.5                  VALLEJO                                                         CA                          94590                         3                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     290.88                       20991.28                       21000                      16.5                  VISALIA                                                         CA                          93291                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     527.05                       48452.29                       48500                     12.75                  PROVO                                                           UT                          84606                         3                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     279.96                       27964.65                       28000                    11.625                  LATHROP                                                         MO                          64465                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     442.86                       50906.16                       51000                     9.875                  MESA                                                            AZ                          85203                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     112.69                       14961.35                       15000                      8.25                  FORT WAYNE                                                      IN                          46804                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
      180.3                       23877.36                       23999                      8.25                  CEDAR CITY                                                      UT                          84720                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     211.46                       24565.97                       24613                      9.75                  HOUSTON                                                         TX                          77053                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
    1421.88                         150000                      150000                    11.375                  HUNTINGTON BEACH                                                CA                          92647                         4                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
      381.6                       43441.84                       43520                      9.99                  COTTAGE GROVE                                                   MN                          55016                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     995.95                      109818.02                      110000                    10.375                  LOS ANGELES                                                     CA                          90041                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     256.33                       35676.99                       35779                      7.75                  PLEASANT GROVE                                                  UT                          84062                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     410.85                       36149.12                       36180                    13.375                  ANTIOCH                                                         TN                          37013                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
    1821.92                      149898.01                      150000                    14.375                  GOODYEAR                                                        AZ                          85338                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
      512.5                          60000                       60000                     10.25                  LANCASTER                                                       CA                          93535                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
      585.3                       65884.86                       66000                    10.125                  COLORADO SPRINGS                                                CO                          80908                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     115.13                       13374.67                       13400                      9.75                  HOUSTON                                                         TX                          77086                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     455.22                       50713.69                       50800                     10.25                  DELTONA                                                         FL                          32738                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     382.36                       41724.32                       41800                      10.5                  COLUMBIA HEIGHTS                                                MN                          55421                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     411.92                       41944.03                       42000                    11.375                  RIALTO                                                          CA                          92377                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     364.06                       38940.47                       39000                     10.75                  OREM                                                            UT                          84058                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     495.73                       62139.77                       62306                     8.875                  TULARE                                                          CA                          93274                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     184.72                       18277.54                       18300                     11.75                  CEDAR RAPIDS                                                    IA                          52404                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
        359                       29740.65                       29800                     14.25                  GOODLETTSVILLE                                                  TN                          37072                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     438.74                       46352.33                       47000                     10.75                  VIRGINIA BEACH                                                  VA                          23453                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     356.45                       34893.36                       34980                    11.875                  DES MOINES                                                      IA                          50317                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     177.14                       20362.48                       20400                     9.875                  HUNTINGTON                                                      IN                          46750                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     493.36                       47930.52                       48000                     11.99                  DES MOINES                                                      IA                          50310                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     199.72                       19575.59                       19600                    11.875                  DES MOINES                                                      IA                          50315                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     550.82                        59880.8                       59985                    10.547                  HUGO                                                            MN                          55038                         4                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     623.78                       66026.24                       66156                    10.875                  STANSBURY PARK                                                  UT                          84074                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
      161.8                       16950.64                       16990                        11                  HOUSTON                                                         TX                          77084                         1                      2                       10/1/2006                      9/1/2036                     7/26/2006                        2/1/2007
     508.81                       41522.51                       41550                      14.5                  FORT WORTH                                                      TX                          76123                         1                      2                       11/1/2006                     10/1/2036                     7/25/2006                        2/1/2007
     348.64                       27775.15                       27792                    14.875                  FORT WORTH                                                      TX                          76131                         1                      2                       11/1/2006                     10/1/2036                     8/23/2006                        2/1/2007
     438.04                       45018.49                       45100                     11.25                  KINGWOOD                                                        TX                          77345                         1                      2                       10/1/2006                      9/1/2021                     7/18/2006                        2/1/2007
     237.05                        18586.6                       18600                    15.125                  SAN ANTONIO                                                     TX                          78250                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     274.95                       23377.29                       23400                    13.875                  SPRING                                                          TX                          77379                         1                      2                       10/1/2006                      9/1/2021                     5/16/2006                        2/1/2007
     414.66                        37441.2                       37485                        13                  SPRING                                                          TX                          77373                         1                      2                       10/1/2006                      9/1/2021                     7/27/2006                        2/1/2007
      744.7                       74933.38                       75200                      11.5                  DULUTH                                                          GA                          30097                         1                      2                       11/1/2006                     10/1/2021                      5/1/2006                        2/1/2007
     516.77                       50165.65                       50239                        12                  CYPRESS                                                         TX                          77433                         1                      2                       10/1/2006                      9/1/2021                     7/18/2006                        2/1/2007
     383.03                       49660.14                       49814                       8.5                  RICHMOND                                                        TX                          77469                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
     276.44                       31429.13                       31500                        10                  FORT WORTH                                                      TX                          76131                         1                      2                       10/1/2006                      9/1/2036                     7/19/2006                        2/1/2007
      287.4                        37691.8                       37811                     8.375                  LEAGUE CITY                                                     TX                          77573                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     555.06                       70349.04                       70555                      8.75                  THE WOODLANDS                                                   TX                          77382                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     252.26                       29925.03                       30000                       9.5                  NEW BRAUNFELS                                                   TX                          78130                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
        452                       61195.34                       61600                         8                  OLIVEHURST                                                      CA                          95961                         1                      2                       10/1/2006                      9/1/2036                     7/31/2006                        2/1/2007
     366.95                       44978.11                       45100                     9.125                  PRESCOTT VALLEY                                                 AZ                          86314                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     452.44                       39458.76                       39500                      13.5                  EPHRATA                                                         WA                          98823                         1                      2                       10/1/2006                      9/1/2036                     7/13/2006                        2/1/2007
     199.11                       18970.96                       19000                     12.25                  MOSES LAKE                                                      WA                          98837                         1                      2                       10/1/2006                      9/1/2036                      8/1/2006                        2/1/2007
     397.37                        42915.3                       43000                    10.625                  PORTLAND                                                        OR                          97239                         1                      2                       10/1/2006                      9/1/2036                     7/12/2006                        2/1/2007
     774.81                        78827.5                       79000                    11.375                  SISTERS                                                         OR                          97759                         1                      2                       10/1/2006                      9/1/2021                     7/12/2006                        2/1/2007
     316.22                       29859.79                       29900                    12.375                  FOREST RANCH                                                    CA                          95942                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
    1063.83                      106231.37                      106400                    11.625                  MORENO VALLEY                                                   CA                          92555                         1                      2                       10/1/2006                      9/1/2021                      3/9/2006                        2/1/2007
     906.11                       84789.05                       84900                      12.5                  PERRIS                                                          CA                          92571                         1                      2                       10/1/2006                      9/1/2021                     4/20/2006                        2/1/2007
     554.96                       80931.64                       81350                      7.25                  SAN DIEGO                                                       CA                          92103                         1                      2                       10/1/2006                      9/1/2021                     7/12/2006                        2/1/2007
     827.13                       77398.73                       77500                      12.5                  SAN JACINTO                                                     CA                          92583                         1                      2                       10/1/2006                      9/1/2021                     7/18/2006                        2/1/2007
     815.27                       73613.88                       73700                        13                  RANCHO SAN DIEGO                                                CA                          92019                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
      515.1                        47341.4                       47400                     12.75                  SAN DIEGO                                                       CA                          92139                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     890.74                      100718.02                      101500                        10                  SAN DIEGO                                                       CA                          92102                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
     187.58                       17855.92                       17900                     12.25                  RIVERSIDE                                                       CA                          92507                         1                      2                       10/1/2006                      9/1/2021                     7/17/2006                        2/1/2007
    1036.14                       94386.43                       94500                    12.875                  PALMDALE                                                        CA                          93551                         1                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
      310.8                       30463.14                       30500                    11.875                  PALMDALE                                                        CA                          93591                         1                      2                       11/1/2006                     10/1/2036                     8/21/2006                        2/1/2007
     282.55                       25967.83                       26000                     12.75                  HESPERIA                                                        CA                          92345                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     227.17                       25295.89                       25350                     10.25                  THE WOODLANDS                                                   TX                          77381                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     495.35                       43921.76                       44000                     13.25                  LAS VEGAS                                                       NV                          89107                         1                      2                       10/1/2006                      9/1/2021                      7/5/2006                        2/1/2007
      290.3                       24477.14                       24500                        14                  LAS VEGAS                                                       NV                          89145                         1                      2                       10/1/2006                      9/1/2021                     7/10/2006                        2/1/2007
     418.65                       36511.84                       36550                      13.5                  LAS VEGAS                                                       NV                          89145                         1                      2                       10/1/2006                      9/1/2021                     7/16/2006                        2/1/2007
     394.48                       38293.99                       38350                        12                  LAS VEGAS                                                       NV                          89145                         1                      2                       10/1/2006                      9/1/2036                     7/31/2006                        2/1/2007
     486.81                       36178.73                       36200                        16                  LAS VEGAS                                                       NV                          89145                         1                      2                       10/1/2006                      9/1/2036                     7/31/2006                        2/1/2007
     631.54                       53250.32                       53300                        14                  LAS VEGAS                                                       NV                          89142                         1                      2                       10/1/2006                      9/1/2036                      8/1/2006                        2/1/2007
    1247.37                      124558.23                      124756                    11.625                  MURRIETA                                                        CA                          92563                         1                      2                       10/1/2006                      9/1/2036                     1/30/2006                        2/1/2007
     643.17                       58074.05                       58142                        13                  WINCHESTER                                                      CA                          92596                         1                      2                       10/1/2006                      9/1/2021                     7/12/2006                        2/1/2007
     954.11                       86914.44                       87019                    12.875                  WINCHESTER                                                      CA                          92596                         1                      2                       10/1/2006                      9/1/2021                     7/20/2006                        2/1/2007
    1315.97                      118757.48                      118963                        13                  TEMECULA                                                        CA                          92591                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     598.88                       76766.39                       76997                     8.625                  PERRIS                                                          CA                          92571                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
      953.2                        86064.5                       86168                        13                  PERRIS                                                          CA                          92571                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     775.66                       96132.73                       96400                         9                  PALMDALE                                                        CA                          93552                         1                      2                       10/1/2006                      9/1/2021                      7/6/2006                        2/1/2007
     970.09                       95057.17                       95200                    11.875                  PALMDALE                                                        CA                          93552                         1                      2                       10/1/2006                      9/1/2021                     7/14/2006                        2/1/2007
    1036.14                       94386.43                       94500                    12.875                  PALMDALE                                                        CA                          93552                         1                      2                       10/1/2006                      9/1/2021                     7/15/2006                        2/1/2007
     430.45                       53924.38                       54100                     8.875                  LANCASTER                                                       CA                          93536                         1                      2                       10/1/2006                      9/1/2021                     7/21/2006                        2/1/2007
    1946.22                      238553.73                      239200                     9.125                  OXNARD                                                          CA                          93035                         1                      2                       10/1/2006                      9/1/2021                     7/25/2006                        2/1/2007
      823.2                       97655.37                       97900                       9.5                  FREMONT                                                         CA                          94538                         1                      2                       10/1/2006                      9/1/2036                     7/31/2006                        2/1/2007
     202.73                       21459.84                       21500                    10.875                  ODESSA                                                          FL                          33556                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     607.35                        69051.3                       69207                        10                  PLANO                                                           TX                          75024                         1                      2                       10/1/2006                      9/1/2021                      8/2/2006                        2/1/2007
     266.76                       24690.83                       25001                     9.875                  SAVOY                                                           TX                          75479                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     503.33                       45446.79                       45500                        13                  WILLIAMS                                                        AZ                          86046                         1                      2                       10/1/2006                      9/1/2036                      8/8/2006                        2/1/2007
     380.55                       41098.89                       41180                    10.625                  SURPRISE                                                        AZ                          85374                         1                      2                       10/1/2006                      9/1/2021                     7/14/2006                        2/1/2007
     619.58                       48971.14                       49000                        15                  GLENDALE                                                        AZ                          85304                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     285.55                        26963.7                       27000                    12.375                  JEFFERSON                                                       TX                          75657                         1                      2                       10/1/2006                      9/1/2036                     7/27/2006                        2/1/2007
     440.93                       46215.77                       46300                        11                  YUBA CITY                                                       CA                          95993                         1                      2                       10/1/2006                      9/1/2021                      4/5/2006                        2/1/2007
     572.06                       53529.92                       53600                      12.5                  BRAWLEY                                                         CA                          92227                         1                      2                       10/1/2006                      9/1/2036                      8/2/2006                        2/1/2007
     419.14                       44831.44                       44900                     10.75                  CALEXICO                                                        CA                          92231                         1                      2                       11/1/2006                     10/1/2036                     8/22/2006                        2/1/2007
     139.84                       10411.26                       10500                        14                  CORPUS CHRISTI                                                  TX                          78409                         1                      2                       10/1/2006                      9/1/2021                     7/27/2006                        2/1/2007
     535.07                       48741.32                       48800                    12.875                  SACRAMENTO                                                      CA                          95841                         1                      2                       10/1/2006                      9/1/2021                     7/21/2006                        2/1/2007
     657.85                       62189.72                       62998                       9.5                  HUMBLE                                                          TX                          77396                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     940.38                       81317.39                       81400                    13.625                  AURORA                                                          CO                          80013                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     776.59                       67729.23                       67800                      13.5                  THORNTON                                                        CO                          80602                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     315.31                       36612.99                       36700                      9.75                  HAINESVILLE                                                     IL                          60030                         1                      2                       10/1/2006                      9/1/2036                     7/13/2006                        2/1/2007
     343.49                       39885.21                       39980                      9.75                  ZION                                                            IL                          60099                         1                      2                       10/1/2006                      9/1/2036                     7/19/2006                        2/1/2007
      345.8                       32357.63                       32400                      12.5                  CARMEL                                                          IN                          46033                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     255.68                       32405.13                       32500                      8.75                  O'FALLON                                                        IL                          62269                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
      474.1                       56853.79                       57000                     9.375                  NORTH HALEDON                                                   NJ                           7508                         1                      2                       10/1/2006                      9/1/2021                      6/6/2006                        2/1/2007
      313.3                       35573.57                       35700                        10                  HILLSBORO                                                       OR                          97123                         1                      2                       11/1/2006                     10/1/2036                     7/20/2006                        2/1/2007
     693.59                       77234.89                       77400                     10.25                  VANCOUVER                                                       WA                          98662                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     428.64                       39749.39                       39800                    12.625                  MEDFORD                                                         OR                          97504                         1                      2                       10/1/2006                      9/1/2036                     7/12/2006                        2/1/2007
     542.82                       51728.41                       51800                     12.25                  MERIDIAN                                                        ID                          83646                         1                      2                       10/1/2006                      9/1/2021                     7/21/2006                        2/1/2007
     330.33                       29566.38                       29600                    13.125                  CALDWELL                                                        ID                          83607                         1                      2                       10/1/2006                      9/1/2021                     7/24/2006                        2/1/2007
     417.62                       40540.73                       40600                        12                  MERIDIAN                                                        ID                          83646                         1                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     389.45                       33964.45                       34000                      13.5                  MERIDIAN                                                        ID                          83646                         1                      2                       10/1/2006                      9/1/2036                      8/9/2006                        2/1/2007
     355.08                       34151.44                       34200                    12.125                  KUNA                                                            ID                          83634                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
    1523.16                      188696.68                      189300                         9                  MOUNTLAKE TERRACE                                               WA                          98043                         1                      2                       10/1/2006                      9/1/2036                     7/25/2006                        2/1/2007
     357.14                        30621.7                       30652                     13.75                  BUFORD                                                          GA                          30519                         1                      2                       10/1/2006                      9/1/2036                     7/22/2006                        2/1/2007
     275.14                       26959.45                       27000                    11.875                  BRIDGETOWN                                                      OH                          45211                         4                      2                       10/1/2006                      9/1/2036                     8/14/2006                        2/1/2007
     314.88                        30853.6                       30900                    11.875                  NEW BRAUNFELS                                                   TX                          78130                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
     615.48                       60308.83                       60400                    11.875                  UNIVERSITY CITY                                                 MO                          63130                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     255.91                       20384.45                       20400                    14.875                  RAVENNA                                                         OH                          44266                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
    1224.56                       99916.88                      100000                      14.5                  MONTICELLO                                                      AR                          71655                         1                      2                       10/1/2006                      9/1/2036                     7/19/2006                        2/1/2007
     327.44                       29565.39                       29600                        13                  ATLANTA                                                         GA                          30324                         1                      2                       10/1/2006                      9/1/2036                     7/20/2006                        2/1/2007
     251.75                       31906.56                       32000                      8.75                  LOUISVILLE                                                      CO                          80027                         1                      2                       10/1/2006                      9/1/2036                     7/25/2006                        2/1/2007
     790.16                       61955.39                       62000                    15.125                  FORT PIERCE                                                     FL                          34951                         1                      2                       10/1/2006                      9/1/2036                     7/11/2006                        2/1/2007
     297.91                       23542.52                       23560                        15                  SAVANNAH                                                        GA                          31410                         1                      2                       10/1/2006                      9/1/2021                     6/28/2006                        2/1/2007
     235.87                        22071.1                       22100                      12.5                  EAST WENATCHEE                                                  WA                          98802                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     437.07                       44909.54                       45000                     11.25                  TUCSON                                                          AZ                          85712                         1                      2                       10/1/2006                      9/1/2036                     7/14/2006                        2/1/2007
     530.98                        47943.9                       48000                        13                  LAS VEGAS                                                       NV                          89128                         1                      2                       10/1/2006                      9/1/2021                     7/20/2006                        2/1/2007
     191.03                       17870.77                       17899                      12.5                  THE WOODLANDS                                                   TX                          77382                         1                      2                        9/1/2006                      8/1/2021                     7/15/2006                        2/1/2007
    1693.52                      134897.07                      135000                    14.875                  SCOTTSDALE                                                      AZ                          85254                         1                      2                       10/1/2006                      9/1/2021                     7/26/2006                        2/1/2007
     786.46                       67433.38                       67500                     13.75                  PHOENIX                                                         AZ                          85044                         1                      2                       10/1/2006                      9/1/2021                     7/31/2006                        2/1/2007
      990.3                       99837.08                      100000                      11.5                  LAS VEGAS                                                       NV                          89086                         1                      2                       10/1/2006                      9/1/2021                      8/1/2006                        2/1/2007
      183.9                        19860.7                       19900                    10.625                  TUCSON                                                          AZ                          85741                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     354.04                       43877.99                       44000                         9                  GLENDALE                                                        AZ                          85301                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
      192.6                       18861.58                       18900                    11.875                  AUSTIN                                                          TX                          78748                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     745.86                       98959.07                       99280                      8.25                  HUNTINGDON VALLEY                                               PA                          19006                         1                      2                       10/1/2006                      9/1/2036                     7/28/2006                        2/1/2007
     407.11                        49354.7                       49485                      9.25                  WHITE BEAR LAKE                                                 MN                          55110                         1                      2                       10/1/2006                      9/1/2036                      8/1/2006                        2/1/2007
      321.4                       26875.62                       26900                    14.125                  ROCKY MOUNT                                                     NC                          27803                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     838.68                       57974.63                       58000                     17.25                  BRECKENRIDGE                                                    CO                          80424                         1                      2                       10/1/2006                      9/1/2036                     7/27/2006                        2/1/2007
     164.47                       14981.95                       15000                    12.875                  WILMINGTON                                                      NC                          28412                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
    3069.77                      229798.86                      230000                    15.875                  NORTH TOPSAIL                                                   NC                          28460                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     358.99                       34821.77                       34900                        12                  WILMINGTON                                                      NC                          28412                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
     329.96                        25087.2                       25100                    15.625                  COBURG                                                          OR                          97408                         1                      2                       11/1/2006                     10/1/2036                     8/15/2006                        2/1/2007
     235.88                       27682.41                       27750                     9.625                  LANSDOWNE                                                       PA                          19050                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     524.67                       42458.87                       42500                    14.625                  NORTH MYRTLE BEACH                                              SC                          29582                         3                      2                       11/1/2006                     10/1/2036                     8/23/2006                        2/1/2007
     199.15                       15738.35                       15750                        15                  ZION                                                            IL                          60099                         1                      2                       10/1/2006                      9/1/2036                     7/24/2006                        2/1/2007
    2357.35                      214741.63                      215000                    12.875                  BOWIE                                                           MD                          20721                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
    2561.42                      239750.45                      240000                      12.5                  CHICAGO                                                         IL                          60653                         1                      2                       11/1/2006                     10/1/2021                     8/28/2006                        2/1/2007
      540.5                       45964.39                       46000                    13.875                  LAWRENCEVILLE                                                   GA                          30044                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     195.66                       17364.72                       17380                     13.25                  OKLAHOMA CITY                                                   OK                          73159                         1                      2                       11/1/2006                     10/1/2021                     8/25/2006                        2/1/2007
     631.32                        64888.2                       65000                     11.25                  GARDEN GROVE                                                    CA                          92845                         1                      2                       10/1/2006                      9/1/2021                     6/23/2006                        2/1/2007
     1659.3                      149824.74                      150000                        13                  PALM DESERT                                                     CA                          92211                         1                      2                       10/1/2006                      9/1/2036                      7/6/2006                        2/1/2007
     361.57                       42892.55                       43000                       9.5                  SAVANNAH                                                        GA                          31404                         4                      2                       10/1/2006                      9/1/2021                     6/30/2006                        2/1/2007
     700.66                       61633.73                       61700                    13.375                  MERCED                                                          CA                          95340                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     1724.7                      157110.97                      157300                    12.875                  AURORA                                                          CO                          80015                         1                      2                       10/1/2006                      9/1/2036                     5/12/2006                        2/1/2007
     546.58                        44961.5                       45000                    14.375                  SAVANNAH                                                        GA                          31401                         3                      2                       10/1/2006                      9/1/2021                      8/2/2006                        2/1/2007
     248.13                       24203.29                       24350                    11.875                  KANSAS CITY                                                     MO                          64155                         1                      2                       10/1/2006                      9/1/2036                     7/25/2006                        2/1/2007
    1455.22                      137415.13                      137600                    12.375                  NEW CASTLE                                                      CO                          81647                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     485.85                       39965.78                       40000                    14.375                  SAVANNAH                                                        GA                          31401                         3                      2                       10/1/2006                      9/1/2021                      8/2/2006                        2/1/2007
     528.54                       41742.27                       41800                        15                  AURORA                                                          CO                          80015                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     797.94                       75346.47                       75450                    12.375                  SPARTA                                                          MO                          65753                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
    4333.12                      339316.64                      340000                    15.125                  PARKER                                                          CO                          80134                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     282.87                       29669.36                       30000                    10.875                  BROOKSVILLE                                                     FL                          34609                         1                      2                       10/1/2006                      9/1/2021                     6/29/2006                        2/1/2007
      171.6                       16965.04                       17000                     11.75                  OCALA                                                           FL                          34473                         1                      2                       10/1/2006                      9/1/2036                     7/24/2006                        2/1/2007
     192.47                       12595.65                       12600                     18.25                  PHILADELPHIA                                                    PA                          19135                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     356.66                       34947.44                       35000                    11.875                  STONE MOUNTAIN                                                  GA                          30087                         1                      2                       10/1/2006                      9/1/2036                     7/18/2006                        2/1/2007
     170.12                       25168.48                       25250                     7.125                  CHARLOTTE                                                       NC                          28269                         1                      2                       11/1/2006                     10/1/2021                     8/31/2006                        2/1/2007
     562.63                        39445.7                       39464                        17                  ATLANTA                                                         GA                          30314                         1                      2                       10/1/2006                      9/1/2036                     7/26/2006                        2/1/2007
     429.01                       26992.21                       27000                        19                  ALBUQUERQUE                                                     NM                          87108                         2                      2                       10/1/2006                      9/1/2036                     7/27/2006                        2/1/2007
     683.72                       54896.59                       54940                     14.75                  ATLANTA                                                         GA                          30363                         1                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
     373.66                       47896.08                       48040                     8.625                  GREEN COVE SPRINGS                                              FL                          32043                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
    1096.44                       99858.66                      100000                    12.875                  LEXINGTON                                                       SC                          29072                         1                      2                       10/1/2006                      9/1/2036                      8/4/2006                        2/1/2007
     281.67                        28950.1                       29000                     11.25                  FLORENCE                                                        SC                          29505                         1                      2                       10/1/2006                      9/1/2036                      8/4/2006                        2/1/2007
     328.29                        23508.7                       23700                      16.5                  FREDERICKTOWN                                                   OH                          43019                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     645.02                       56036.91                       56800                    13.375                  PUNTA GORDA                                                     FL                          33983                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     645.49                       47971.81                       48000                        16                  LITTLETON                                                       CO                          80127                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
    1677.35                      115949.31                      116000                     17.25                  KISSIMMEE                                                       FL                          34747                         1                      2                       10/1/2006                      9/1/2021                     7/28/2006                        2/1/2007
     231.03                       24656.78                       25000                    10.625                  CORAL SPRINGS                                                   FL                          33065                         1                      2                       11/1/2006                     10/1/2036                     8/14/2006                        2/1/2007
     460.88                       30987.96                       31000                     17.75                  ATLANTA                                                         GA                          30354                         1                      2                       10/1/2006                      9/1/2036                      8/9/2006                        2/1/2007
      493.4                       44945.91                       45000                    12.875                  FORT PIERCE                                                     FL                          34951                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     386.39                       28084.89                       28100                    16.375                  DECATUR                                                         GA                          30032                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     515.01                       42720.06                       42750                     14.25                  ATLANTA                                                         GA                          30310                         1                      2                       11/1/2006                     10/1/2021                     8/23/2006                        2/1/2007
     397.16                       25985.16                       26000                     18.25                  FOREST PARK                                                     GA                          30297                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
      355.4                       32958.07                       33000                    12.625                  HOUSTON                                                         TX                          77054                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     220.46                       18283.89                       18300                     14.25                  SAN ANTONIO                                                     TX                          78250                         1                      2                       10/1/2006                      9/1/2036                     8/17/2006                        2/1/2007
     414.16                       35821.06                       35850                    13.625                  HOUSTON                                                         TX                          77003                         1                      2                       11/1/2006                     10/1/2021                     8/28/2006                        2/1/2007
     170.12                       19753.02                       19800                      9.75                  NEW ALBANY                                                      IN                          47150                         1                      2                       10/1/2006                      9/1/2036                     7/19/2006                        2/1/2007
     251.39                       22305.31                       22330                     13.25                  GOODYEAR                                                        AZ                          85338                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
     246.06                       31901.65                       32000                       8.5                  COPPER MOUNTAIN                                                 CO                          80443                         1                      2                       10/1/2006                      9/1/2036                     7/20/2006                        2/1/2007
     393.36                       49883.62                       50000                      8.75                  SAN JOSE                                                        CA                          95127                         1                      2                       11/1/2006                     10/1/2021                     8/17/2006                        2/1/2007
     145.84                       18705.24                       18750                     8.625                  HOUSTON                                                         TX                          77027                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     289.67                       29212.02                       29250                      11.5                  HOUSTON                                                         TX                          77059                         1                      2                       11/1/2006                     10/1/2021                     8/23/2006                        2/1/2007
     272.36                       22665.23                       23000                     11.75                  PEARLAND                                                        TX                          77581                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
    1338.54                      127558.54                      127735                     12.25                  SHREVEPORT                                                      LA                          71106                         1                      2                       10/1/2006                      9/1/2036                     2/23/2006                        2/1/2007
      234.8                       21970.42                       22000                      12.5                  SHREVEPORT                                                      LA                          71109                         1                      2                       10/1/2006                      9/1/2036                     8/17/2006                        2/1/2007
     230.91                        21034.7                       21060                    12.875                  PORTLAND                                                        TX                          78374                         1                      2                       10/1/2006                      9/1/2021                     5/31/2006                        2/1/2007
     237.08                       18585.79                       18602                    15.125                  PORTLAND                                                        TX                          78374                         1                      2                        9/1/2006                      8/1/2021                     7/12/2006                        2/1/2007
     357.52                       28478.28                       28500                    14.875                  RIVERDALE                                                       GA                          30296                         1                      2                       10/1/2006                      9/1/2021                      7/5/2006                        2/1/2007
     465.33                       43940.89                       44000                    12.375                  LOGANVILLE                                                      GA                          30052                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
     415.92                        41931.6                       42000                      11.5                  MURRIETA                                                        CA                          92562                         1                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     943.49                      110618.69                      111000                     9.625                  SAN PABLO                                                       CA                          94806                         1                      2                        8/1/2006                      7/1/2021                      6/7/2006                        2/1/2007
    1130.54                      111862.51                      112000                     11.75                  SAN DIEGO                                                       CA                          92114                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     310.39                       30712.04                       30750                     11.75                  WEED                                                            CA                          96094                         1                      2                       11/1/2006                     10/1/2021                     8/31/2006                        2/1/2007
     990.26                       94396.14                       94500                     12.25                  LANCASTER                                                       CA                          93536                         1                      2                       11/1/2006                     10/1/2021                     8/24/2006                        2/1/2007
      99.47                       11081.12                       11100                     10.25                  BUTTE                                                           MT                          59701                         1                      2                       11/1/2006                     10/1/2021                     8/31/2006                        2/1/2007
     832.83                       78623.76                       78750                    12.375                  SANTEE                                                          CA                          92071                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     437.65                       49263.88                       49350                    10.125                  PORT LUDLOW                                                     WA                          98365                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     396.53                       38505.22                       38550                        12                  RENTON                                                          WA                          98055                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     529.81                       53412.83                       53500                      11.5                  SEATTLE                                                         WA                          98178                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     587.34                       57033.65                       57100                        12                  SPANAWAY                                                        WA                          98387                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
    1237.86                      124736.96                      125000                      11.5                  SNOHOMISH                                                       WA                          98296                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     467.33                       39741.62                       40800                      13.5                  BAKERSFIELD                                                     CA                          93307                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
      847.9                        83896.9                       84000                     11.75                  MENIFEE AREA                                                    CA                          92584                         1                      2                       11/1/2006                     10/1/2021                     8/31/2006                        2/1/2007
     666.01                       65898.99                       65980                     11.75                  LANCASTER                                                       CA                          93535                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     483.82                       61320.49                       61500                      8.75                  PLACITAS                                                        NM                          87043                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     638.28                       57646.35                       57700                        13                  ALBUQUERQUE                                                     NM                          87111                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     487.37                       39773.72                       39800                      14.5                  ALBUQUERQUE                                                     NM                          87123                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
      560.3                       48460.86                       48500                    13.625                  ALBUQUERQUE                                                     NM                          87106                         3                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     359.54                       48867.19                       49000                         8                  RIO RANCHO                                                      NM                          87124                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     372.26                       35162.38                       35200                    12.375                  ALBUQUERQUE                                                     NM                          87107                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
      546.1                       56679.65                       56780                    11.125                  HENDERSON                                                       NV                          89015                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     800.44                       74902.03                       75000                      12.5                  TOLLESON                                                        AZ                          85353                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     326.23                       27972.39                       28000                     13.75                  PHOENIX                                                         AZ                          85040                         4                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     432.24                       40457.89                       40500                      12.5                  TUCSON                                                          AZ                          85713                         2                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     942.91                        76901.4                       77000                      14.5                  SCOTTSDALE                                                      AZ                          85251                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     598.42                        51758.2                       51800                    13.625                  NORTH LAS VEGAS                                                 NV                          89081                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     544.45                       69831.79                       70000                     8.625                  HENDERSON                                                       NV                          89002                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     739.36                       63948.36                       64000                    13.625                  NORTH LAS VEGAS                                                 NV                          89032                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     374.91                       34447.11                       34500                     12.75                  SURPRISE                                                        AZ                          85374                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     733.32                       69265.86                       69340                    12.375                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     200.06                       23951.19                       24000                       9.4                  FRESNO                                                          CA                          93728                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     381.01                       35653.36                       35700                      12.5                  FRESNO                                                          CA                          93727                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     323.65                       32956.03                       33000                    11.375                  FRESNO                                                          CA                          93706                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     517.55                       44763.86                       44800                    13.625                  GRANTS PASS                                                     OR                          97526                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     313.72                        26674.4                       26700                    13.875                  KLAMATH FALLS                                                   OR                          97603                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     933.48                       99847.38                      100000                     10.75                  PORTLAND                                                        OR                          97211                         1                      2                       11/1/2006                     10/1/2021                     8/29/2006                        2/1/2007
     466.21                       47917.41                       48000                     11.25                  NETARTS                                                         OR                          97143                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     464.33                       45943.52                       46000                     11.75                  SALEM                                                           OR                          97306                         2                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     720.03                       69879.73                       70000                        12                  VANCOUVER                                                       WA                          98685                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     761.19                        74610.8                       74700                    11.875                  MT SHASTA                                                       CA                          96067                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     765.25                       72945.95                       73027                     12.25                  KEIZER                                                          OR                          97303                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     635.39                       54313.01                       55000                    13.625                  REDMOND                                                         OR                          97756                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     770.02                       68937.66                       69000                    13.125                  EAGLE POINT                                                     OR                          97524                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     162.15                       13789.46                       13800                    13.875                  WACO                                                            TX                          76704                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     1516.6                      183963.27                      184350                      9.25                  ARNOLD                                                          MD                          21012                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     420.56                       35161.52                       35200                    14.125                  LEWISVILLE                                                      TX                          75067                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     341.08                        28693.4                       29000                    11.625                  WEATHERFORD                                                     TX                          76087                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     133.43                       11540.68                       11550                    13.625                  SAINT LOUIS                                                     MO                          63136                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     320.89                       28227.68                       28258                    13.375                  ARLINGTON                                                       TX                          76002                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     835.19                       71610.64                       71683                     13.75                  GRAND PRAIRIE                                                   TX                          75054                         1                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     282.55                       28224.36                       28260                    11.625                  KILLEEN                                                         TX                          76549                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     423.08                       40217.95                       40750                    12.125                  FORTH WORTH                                                     TX                          76052                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     262.01                        22661.7                       22680                    13.625                  MABANK                                                          TX                          75147                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
      98.12                       11275.42                       11300                     9.875                  FORT WORTH                                                      TX                          76131                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     394.39                       33823.44                       33850                     13.75                  PARADISE                                                        TX                          76073                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     242.03                       20933.07                       20950                    13.625                  STAFFORD                                                        TX                          77477                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     533.19                        44949.4                       45000                        14                  PLYMOUTH MEETING                                                PA                          19462                         1                      2                        9/1/2006                      8/1/2021                     7/19/2006                        2/1/2007
     780.63                       66919.47                       67000                     13.75                  METHUEN                                                         MA                           1844                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     786.26                       81634.94                       81750                    11.125                  BEVERLY                                                         MA                           1915                         3                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     306.14                       24967.97                       25000                      14.5                  CONWAY                                                          NH                           3813                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     526.92                       52616.37                       52700                    11.625                  NORTH PROVIDENCE                                                RI                           2911                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     369.68                       31935.81                       32000                    13.625                  WARWICK                                                         RI                           2889                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     610.02                       61471.18                       61600                      11.5                  LAWRENCE                                                        MA                           1843                         4                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     363.92                       42915.73                       43000                     9.575                  BRAINTREE                                                       MA                           2184                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     1106.2                       99907.04                      100000                        13                  DORCHESTER                                                      MA                           2125                         3                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     446.14                       48202.29                       48278                    10.625                  AURORA                                                          CO                          80018                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     461.47                       57825.12                       58000                     8.875                  PHOENIX                                                         AZ                          85085                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     445.55                       55857.46                       55998                     8.875                  NORTH LAS VEGAS                                                 NV                          89115                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     284.65                       37341.37                       37450                     8.375                  VAIL                                                            AZ                          85641                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     621.62                       76203.69                       76400                     9.125                  PEORIA                                                          AZ                          85382                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     385.45                       55173.11                       55807                     7.375                  WEST JORDAN                                                     UT                          84088                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
      469.2                        64531.1                       64711                     7.875                  NORTH LAS VEGAS                                                 NV                          89115                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     559.36                        48376.7                       48405                    13.875                  LAVEEN                                                          AZ                          85339                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     702.09                       68817.71                       68900                    11.875                  APOLLO BEACH                                                    FL                          33572                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     509.88                       49946.97                       49998                     12.25                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     569.34                       73025.27                       73200                     8.625                  SURPRISE                                                        AZ                          85379                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     440.89                       57198.57                       57339                       8.5                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     573.16                       61277.73                       61400                     10.75                  KAYSVILLE                                                       UT                          84037                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     785.58                        64109.6                       64152                      14.5                  GILBERT                                                         AZ                          85297                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     282.96                       36709.88                       36800                       8.5                  HIGHLANDS RANCH                                                 CO                          80130                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     749.27                       67671.06                       67734                        13                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     8/31/2006                        2/1/2007
      614.4                          76600                       76600                     9.625                  PHOENIX                                                         AZ                          85085                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     420.53                       57836.75                       57998                     7.875                  HENDERSON                                                       NV                          89052                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     270.19                       35870.69                       35965                      8.25                  MARANA                                                          AZ                          85653                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     740.01                          73221                       73311                     11.75                  MENIFEE                                                         CA                          92584                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
      805.4                       93565.91                       93743                      9.75                  LANCASTER                                                       CA                          93536                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     462.38                       57314.54                       57465                         9                  SAHUARITA                                                       AZ                          85629                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     597.55                       65219.81                       65325                      10.5                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     364.22                        37435.5                       37500                     11.25                  LAS VEGAS                                                       NV                          89123                         1                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     470.93                       64664.47                       64950                     7.875                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     434.12                       55064.26                       55815                     8.625                  LANCASTER                                                       CA                          93536                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     489.72                       56892.32                       57000                      9.75                  SAHUARITA                                                       AZ                          85629                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     232.79                       27018.73                       27095                      9.75                  MARANA                                                          AZ                          85653                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
      736.3                       80363.36                       80493                      10.5                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     566.24                       63332.83                       63850                    10.125                  LAS VEGAS                                                       NV                          89178                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     761.77                       76092.86                       76189                    11.625                  STOCKTON                                                        CA                          95206                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     936.54                       77641.39                       77741                     14.25                  AURORA                                                          CO                          80015                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     528.22                       62694.95                       62820                       9.5                  LAS VEGAS                                                       NV                          89183                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
      269.3                       34151.34                       34231                      8.75                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     639.03                       57210.24                       57262                    13.125                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     762.34                       71597.84                       72084                    12.375                  HENDERSON                                                       NV                          89052                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     267.07                       36731.61                       36834                     7.875                  MARANA                                                          AZ                          85653                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     735.28                       76291.96                       76450                    11.125                  STOCKTON                                                        CA                          95206                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     831.44                      112167.86                      113312                         8                  HAMILTON                                                        VA                          20158                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     308.09                       35336.35                       35480                     9.875                  MACCLENNY                                                       FL                          32063                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     351.53                       44552.61                       44684                      8.75                  LOMA LINDA                                                      CA                          92354                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     507.64                       59607.12                       59723                     9.625                  PHOENIX                                                         AZ                          85041                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     615.28                       71474.97                       71615                      9.75                  LANCASTER                                                       CA                          93535                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     374.27                          45875                       46000                     9.125                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     618.56                       70230.79                       70485                        10                  HENDERSON                                                       NV                          89052                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     131.23                       18941.62                       19000                     7.375                  SARATOGA SPRINGS                                                UT                          84045                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     415.09                       63251.38                       63585                     7.875                  NORTH LAS VEGAS                                                 NV                          89115                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     488.15                       63330.53                       63486                       8.5                  HENDERSON                                                       NV                          89052                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     406.82                       49848.16                       50000                     9.125                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     288.38                       40139.27                       40254                      7.75                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     522.98                       57080.92                       57173                      10.5                  LAS VEGAS                                                       NV                          89123                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     327.42                       43137.74                       43582                      8.25                  LEHI                                                            UT                          84043                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     484.48                       57474.04                       57618                       9.5                  LAS VEGAS                                                       NV                          89123                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     387.25                       53260.54                       53409                     7.875                  LAS VEGAS                                                       NV                          89108                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     455.97                       59154.75                       59300                       8.5                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     436.12                       57901.39                       58051                      8.25                  LAS VEGAS                                                       NV                          89183                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     268.08                       35592.04                       35684                      8.25                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     492.76                       65421.98                       65591                      8.25                  NORTH LAS VEGAS                                                 NV                          89081                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     545.25                       67615.28                       67765                         9                  MONUMENT                                                        CO                          80132                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     234.61                       29420.15                       29487                     8.875                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
    1205.01                      126351.04                      126534                        11                  FAIRFIELD                                                       CA                          94534                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     375.42                       49268.33                       49393                     8.375                  WEST JORDAN                                                     UT                          84084                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     498.08                       54334.65                       54450                      10.5                  ORANGE PARK                                                     FL                          32073                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     537.04                       59829.19                       59931                     10.25                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     381.12                       53688.62                       53846                     7.625                  GILBERT                                                         AZ                          85297                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     362.17                        45389.5                       45519                     8.875                  VAIL                                                            AZ                          85641                         1                      2                       10/1/2006                      9/1/2021                      8/1/2006                        2/1/2007
     805.14                          92016                       92016                      10.5                  PHOENIX                                                         AZ                          85085                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     575.13                       59923.24                       60639                     7.875                  MARTINSBURG                                                     WV                          25403                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
      417.6                       58476.86                       59000                     7.625                  ELLICOTT CITY                                                   MD                          21043                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     210.96                       23093.34                       23300                    10.375                  WYANDOTTE                                                       MI                          48192                         1                      2                       12/1/2006                     11/1/2021                      8/7/2006                        2/1/2007
     351.56                       34468.36                       34500                    11.875                  HUNTERSVILLE                                                    NC                          28078                         1                      2                       12/1/2006                     11/1/2021                      8/7/2006                        2/1/2007
      315.3                       30962.75                       31000                     11.85                  LAKE ORION                                                      MI                          48359                         1                      2                       11/1/2006                     10/1/2021                      8/8/2006                        2/1/2007
     261.92                        28355.2                       28400                      10.6                  GLENNVILLE                                                      GA                          30427                         1                      2                       11/1/2006                     10/1/2021                      8/8/2006                        2/1/2007
     290.26                       26913.35                       27000                      12.6                  NEWARK                                                          OH                          43055                         1                      2                       10/1/2006                      9/1/2021                     7/21/2006                        2/1/2007
     702.26                       68320.08                       68400                    11.975                  NORTH BRANCH TOWNSHIP                                           MI                          48461                         1                      2                       11/1/2006                     10/1/2021                      8/8/2006                        2/1/2007
     149.42                       13686.64                       13700                      12.8                  GAINESVILLE                                                     FL                          32641                         1                      2                       11/1/2006                     10/1/2021                      8/4/2006                        2/1/2007
     127.67                       13281.16                       13300                      11.1                  PORT CHARLOTTE                                                  FL                          33952                         1                      2                       11/1/2006                     10/1/2021                      8/9/2006                        2/1/2007
     657.92                       61117.43                       61200                      12.6                  SANDY                                                           UT                          84092                         1                      2                       11/1/2006                     10/1/2021                      8/9/2006                        2/1/2007
     957.12                       94882.73                       95000                    11.725                  WOODSTOCK                                                       CT                           6281                         1                      2                       11/1/2006                     10/1/2021                     6/22/2006                        2/1/2007
     274.13                       26514.79                       26700                    11.975                  NEW BALTIMORE                                                   MI                          48047                         1                      2                       11/1/2006                     10/1/2021                      8/9/2006                        2/1/2007
     327.94                        32493.1                       32550                    11.725                  WOODSTOCK                                                       GA                          30188                         1                      2                       11/1/2006                     10/1/2021                      8/8/2006                        2/1/2007
     208.14                        22762.2                       22800                    10.475                  CHARLOTTE                                                       MI                          48813                         1                      2                       11/1/2006                     10/1/2021                     5/10/2006                        2/1/2007
    1521.38                      139209.74                      139500                      12.8                  MARLBORO TWP                                                    NJ                           7746                         1                      2                       11/1/2006                     10/1/2021                      8/7/2006                        2/1/2007
     627.58                       59933.68                       60000                    12.225                  MENDON                                                          MA                           1756                         1                      2                       11/1/2006                     10/1/2021                      8/7/2006                        2/1/2007
     323.57                       37425.51                       37500                       9.8                  OXFORD                                                          MA                           1540                         1                      2                       11/1/2006                     10/1/2021                      8/7/2006                        2/1/2007
     395.12                       37743.82                       37775                    12.225                  LAKE WORTH                                                      FL                          33467                         1                      2                       12/1/2006                     11/1/2021                      8/9/2006                        2/1/2007
     184.33                       21469.49                       21500                     9.725                  PUEBLO                                                          CO                          81005                         1                      2                       12/1/2006                     11/1/2021                     8/10/2006                        2/1/2007
     439.31                       41953.56                       42000                    12.225                  EAST BRIDGEWATER                                                MA                           2333                         2                      2                       11/1/2006                     10/1/2021                     8/10/2006                        2/1/2007
     177.82                       16981.18                       17000                    12.225                  MINDEN                                                          NY                          13339                         1                      2                       11/1/2006                     10/1/2021                     7/24/2006                        2/1/2007
     278.28                       34895.68                       34975                     8.875                  FREEDOM                                                         NH                           3836                         1                      2                       11/1/2006                     10/1/2021                     8/10/2006                        2/1/2007
      545.3                       49938.88                       50000                      12.8                  HILLIARD                                                        OH                          43026                         1                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     336.19                       31475.56                       31500                      12.5                  ATLANTA                                                         GA                          30329                         1                      2                       12/1/2006                     11/1/2021                      8/1/2006                        2/1/2007
     437.87                       49909.91                       50000                     9.975                  CASA GRANDE                                                     AZ                          85222                         1                      2                       11/1/2006                     10/1/2021                     7/28/2006                        2/1/2007
     431.88                        39561.1                       39600                      12.8                  SAVANNAH                                                        GA                          31419                         1                      2                       11/1/2006                     10/1/2021                     7/31/2006                        2/1/2007
     224.13                       20983.69                       21000                      12.5                  DEARBORN HEIGHTS                                                MI                          48125                         1                      2                       12/1/2006                     11/1/2021                     7/31/2006                        2/1/2007
     276.47                       25325.33                       25350                      12.8                  OAK PARK                                                        MI                          48237                         1                      2                       11/1/2006                     10/1/2021                     5/15/2006                        2/1/2007
     398.57                       37032.91                       37075                      12.6                  STERLING                                                        NY                          13156                         1                      2                       11/1/2006                     10/1/2021                     7/31/2006                        2/1/2007
     115.14                       13487.81                       13575                       9.6                  PRUDENVILLE                                                     MI                          48651                         1                      2                       11/1/2006                     10/1/2021                      8/1/2006                        2/1/2007
     439.69                       40858.38                       40900                      12.6                  REDFORD                                                         MI                          48239                         1                      2                       11/1/2006                     10/1/2021                      8/2/2006                        2/1/2007
     288.66                       31250.65                       31300                      10.6                  WESTLAND                                                        MI                          48186                         1                      2                       11/1/2006                     10/1/2021                     8/10/2006                        2/1/2007
     193.32                       18877.66                       18900                    11.925                  NEW HARTFORD                                                    NY                          13413                         2                      2                       11/1/2006                     10/1/2021                      8/2/2006                        2/1/2007
     193.32                       18877.66                       18900                    11.925                  WHITESBORO                                                      NY                          13492                         2                      2                       11/1/2006                     10/1/2021                      8/2/2006                        2/1/2007
     923.45                       85734.46                       85900                      12.6                  W. MELBOURNE                                                    FL                          32904                         1                      2                       11/1/2006                     10/1/2021                      8/3/2006                        2/1/2007
     310.95                       30364.06                       30400                    11.925                  LINCOLN PARK                                                    MI                          48146                         1                      2                       11/1/2006                     10/1/2021                     7/28/2006                        2/1/2007
     202.12                       23281.82                       23325                      9.85                  OAK PARK                                                        MI                          48237                         1                      2                       11/1/2006                     10/1/2021                      8/3/2006                        2/1/2007
     201.77                       25633.26                       26000                       8.6                  MOUNT CLEMENS                                                   MI                          48043                         1                      2                       11/1/2006                     10/1/2021                      8/3/2006                        2/1/2007
     259.34                       30192.55                       30250                     9.725                  LAKE ORION                                                      MI                          48362                         1                      2                       11/1/2006                     10/1/2021                      8/4/2006                        2/1/2007
     581.62                       56161.26                       56650                    11.975                  GARDEN CITY                                                     MI                          48135                         1                      2                       11/1/2006                     10/1/2021                      8/4/2006                        2/1/2007
      753.1                       71661.45                       72000                    12.225                  CHELTENHAM                                                      MD                          20623                         1                      2                       11/1/2006                     10/1/2021                      8/1/2006                        2/1/2007
     446.12                       41767.56                       41800                      12.5                  BESSEMER                                                        AL                          35022                         1                      2                       12/1/2006                     11/1/2021                     8/16/2006                        2/1/2007
     258.01                       23975.58                       24000                      12.6                  DETROIT                                                         MI                          48205                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     807.62                       75048.57                       75125                      12.6                  RARITAN BOROUGH                                                 NJ                           8869                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     286.08                       27305.39                       27350                    12.225                  DEARBORN                                                        MI                          48124                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
    1067.89                      126811.09                      127000                       9.5                  TAMPA                                                           FL                          33629                         1                      2                       12/1/2006                     11/1/2021                     8/16/2006                        2/1/2007
     124.17                       15030.48                       16000                       8.6                  LEBANON                                                         OH                          45036                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     459.97                       43926.37                       43975                    12.225                  TAMPA                                                           FL                          33647                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     291.56                       34307.96                       34375                       9.6                  POKAGON TWP.                                                    MI                          49047                         1                      2                       11/1/2006                     10/1/2021                      8/1/2006                        2/1/2007
     313.65                       32964.15                       33000                    10.975                  PROVIDENCE                                                      RI                           2908                         1                      2                       12/1/2006                     11/1/2021                     8/16/2006                        2/1/2007
     457.96                       42556.68                       42600                      12.6                  TAMPA                                                           FL                          33610                         1                      2                       11/1/2006                     10/1/2021                     8/17/2006                        2/1/2007
     161.51                       15985.33                       16000                     11.75                  BAY SAINT LOUIS                                                 MS                          39520                         1                      2                       12/1/2006                     11/1/2021                     7/14/2006                        2/1/2007
     267.49                       31140.72                       31200                     9.725                  JACKSONVILLE                                                    FL                          32244                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     416.77                       39006.08                       39050                      12.5                  MARYVILLE                                                       MO                          64468                         1                      2                       11/1/2006                     10/1/2021                     8/17/2006                        2/1/2007
    1193.01                      110862.15                      110975                      12.6                  TRUCKEE                                                         CA                          96161                         1                      2                       11/1/2006                     10/1/2021                     8/17/2006                        2/1/2007
     500.97                       46552.58                       46600                      12.6                  SPRINGFIELD                                                     MO                          65803                         1                      2                       11/1/2006                     10/1/2021                     7/25/2006                        2/1/2007
     856.51                       87365.56                       87500                     11.35                  NEWBURGH                                                        IN                          47630                         1                      2                       11/1/2006                     10/1/2021                     8/17/2006                        2/1/2007
     430.01                        39744.9                       40000                      12.6                  BELLEVILLE                                                      IL                          62223                         1                      2                       11/1/2006                     10/1/2021                     8/17/2006                        2/1/2007
     349.08                       33970.34                       34000                    11.975                  WARREN                                                          MI                          48088                         1                      2                       12/1/2006                     11/1/2021                      8/4/2006                        2/1/2007
     176.18                       16980.66                       17000                      12.1                  DILLARD                                                         GA                          30537                         1                      2                       11/1/2006                     10/1/2021                     8/18/2006                        2/1/2007
     311.76                       28962.23                       29000                      12.6                  LANCASTER                                                       PA                          17603                         1                      2                       12/1/2006                     11/1/2021                     8/18/2006                        2/1/2007
     219.81                       25054.77                       25100                     9.975                  ANCHORAGE                                                       AK                          99508                         1                      2                       11/1/2006                     10/1/2021                     8/18/2006                        2/1/2007
      96.23                       12370.23                       12400                       8.6                  DETROIT                                                         MI                          48203                         2                      2                       11/1/2006                     10/1/2021                     8/17/2006                        2/1/2007
     496.27                       51626.82                       51700                      11.1                  RANSON                                                          WV                          25438                         1                      2                       11/1/2006                     10/1/2021                     8/15/2006                        2/1/2007
     741.61                       67891.15                       68000                      12.8                  PIQUA                                                           OH                          45356                         1                      2                       10/1/2006                      9/1/2021                     7/27/2006                        2/1/2007
     341.86                       31767.66                       31800                      12.6                  BERKLEY                                                         MI                          48072                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
     436.79                       40953.89                       41000                    12.475                  CRESTLINE                                                       CA                          92325                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
     301.01                       27971.52                       28000                      12.6                  YORK NEW SALEM                                                  PA                          17371                         1                      2                       11/1/2006                     10/1/2021                     7/10/2006                        2/1/2007
     276.51                        32536.4                       32600                       9.6                  WOLVERINE LAKE                                                  MI                          48390                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
     272.58                        26711.6                       26800                     11.85                  ROMULUS                                                         MI                          48174                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
     322.51                       29969.48                       30000                      12.6                  SALTSBURG BOROUGH                                               PA                          15681                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
     118.97                       12879.66                       12900                      10.6                  DETROIT                                                         MI                          48224                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
     445.62                       42951.12                       43000                      12.1                  WOODHAVEN                                                       MI                          48183                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
      376.3                       37303.89                       37350                    11.725                  OAKLEY                                                          MI                          48649                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     336.49                        31266.6                       31300                      12.6                  AUBURN                                                          AL                          36830                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
     377.44                       44435.17                       44500                       9.6                  CLARKSTON                                                       MI                          48346                         1                      2                       12/1/2006                     11/1/2021                     8/16/2006                        2/1/2007
        269                       26092.85                       26200                    11.975                  CARLISLE                                                        IA                          50047                         1                      2                       11/1/2006                     10/1/2021                     8/15/2006                        2/1/2007
     451.51                        41957.3                       42000                      12.6                  SHELBY TWP                                                      MI                          48316                         1                      2                       11/1/2006                     10/1/2021                     8/15/2006                        2/1/2007
     404.17                       40448.58                       40500                      11.6                  HIGH SPRINGS                                                    FL                          32643                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
     430.01                       39381.11                       40000                      12.6                  FLUSHING                                                        MI                          48433                         1                      2                       11/1/2006                     10/1/2021                     8/15/2006                        2/1/2007
     362.84                       40909.62                       41000                      10.1                  PORT ST. LUCIE                                                  FL                          34953                         1                      2                       11/1/2006                     10/1/2021                     8/15/2006                        2/1/2007
     153.73                       14183.33                       14300                      12.6                  SPRINGFIELD                                                     MA                           1119                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
     461.84                       43702.96                       43750                     12.35                  LAS VEGAS                                                       NV                          89129                         1                      2                       11/1/2006                     10/1/2021                     8/15/2006                        2/1/2007
     834.49                       77546.05                       77625                      12.6                  DETROIT                                                         MI                          48201                         1                      2                       11/1/2006                     10/1/2021                      4/5/2005                        2/1/2007
    1225.53                      113822.15                      114000                      12.6                  NORTHVILLE TOWNSHIP                                             MI                          48168                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     203.71                       26202.91                       26250                       8.6                  LANTANA                                                         FL                          33462                         1                      2                       12/1/2006                     11/1/2021                     8/14/2006                        2/1/2007
     298.46                       28775.58                       28800                      12.1                  WESTLAND                                                        MI                          48186                         1                      2                       12/1/2006                     11/1/2021                     8/14/2006                        2/1/2007
     146.31                       16922.57                       17250                       9.6                  VICKSBURG                                                       MS                          39180                         1                      2                       11/1/2006                     10/1/2021                     6/20/2006                        2/1/2007
     361.21                       33565.82                       33600                      12.6                  GARDEN CITY                                                     MI                          48135                         1                      2                       11/1/2006                     10/1/2021                      6/7/2006                        2/1/2007
     396.81                       41689.29                       41750                    10.975                  BRADENTON                                                       FL                          34205                         1                      2                       11/1/2006                     10/1/2021                      6/7/2006                        2/1/2007
     221.46                       20579.04                       20600                      12.6                  BEVERLY HILLS                                                   FL                          34465                         1                      2                       11/1/2006                     10/1/2021                     6/10/2006                        2/1/2007
     304.68                       29366.58                       29400                      12.1                  REDFORD TOWNSHIP                                                MI                          48239                         1                      2                       11/1/2006                     10/1/2021                    12/16/2005                        2/1/2007
     147.23                        13480.1                       13500                      12.8                  LAKEWOOD                                                        OH                          44107                         1                      2                        9/1/2006                      8/1/2021                     6/15/2006                        2/1/2007
     311.76                        28970.5                       29000                      12.6                  LINDEN                                                          MI                          48451                         1                      2                       11/1/2006                     10/1/2021                     6/28/2006                        2/1/2007
     319.74                       30358.46                       30400                      12.3                  MADISON                                                         OH                          44057                         1                      2                       10/1/2006                      9/1/2021                     6/13/2006                        2/1/2007
     288.16                       26957.45                       27000                      12.5                  BENTON TOWNSHIP                                                 OH                          43445                         1                      2                        9/1/2006                      8/1/2021                      5/2/2006                        2/1/2007
     462.26                       42956.28                       43000                      12.6                  HAZLETON                                                        PA                          18201                         1                      2                       11/1/2006                     10/1/2021                     6/15/2006                        2/1/2007
     265.45                       26566.24                       26600                      11.6                  WAYNE                                                           MI                          48184                         1                      2                       11/1/2006                     10/1/2021                     6/24/2006                        2/1/2007
     272.65                       24955.66                       25000                      12.8                  GRANVILLE TWP.                                                  OH                          45883                         1                      2                       10/1/2006                      9/1/2021                     6/26/2006                        2/1/2007
     375.17                       34357.94                       34400                      12.8                  SHAKER HEIGHTS                                                  OH                          44120                         1                      2                       10/1/2006                      9/1/2021                     6/26/2006                        2/1/2007
     251.88                       24969.12                       25000                    11.725                  SAINT CLAIR SHORES                                              MI                          48081                         1                      2                       11/1/2006                     10/1/2021                     5/11/2006                        2/1/2007
     667.39                       64345.38                       64400                      12.1                  CANTON                                                          MI                          48188                         1                      2                       12/1/2006                     11/1/2021                     6/27/2006                        2/1/2007
     375.99                       34939.44                       34975                      12.6                  WATERFORD TOWNSHIP                                              MI                          48327                         1                      2                       11/1/2006                     10/1/2021                     6/27/2006                        2/1/2007
     194.85                       20967.42                       21000                    10.675                  ROSEDALE                                                        MD                          21237                         1                      2                       11/1/2006                     10/1/2021                     7/18/2006                        2/1/2007
     199.96                       18581.06                       18600                      12.6                  SOUTH BRANCH                                                    MI                          48761                         1                      2                       11/1/2006                     10/1/2021                     6/19/2006                        2/1/2007
     384.22                       35952.93                       36000                      12.5                  OLMSTED FALLS                                                   OH                          44138                         1                      2                       10/1/2006                      9/1/2021                     5/17/2006                        2/1/2007
     453.05                       53730.65                       54350                       9.4                  HATBORO                                                         PA                          19040                         1                      2                        6/1/2006                      5/1/2021                     2/13/2006                        2/1/2007
     348.72                       31950.22                       31975                      12.8                  WOODHAVEN                                                       MI                          48183                         1                      2                       12/1/2006                     11/1/2021                      3/3/2006                        2/1/2007
     151.13                       14979.69                       15000                    11.725                  TORRINGTON                                                      CT                           6790                         3                      2                       11/1/2006                     10/1/2021                     3/29/2006                        2/1/2007
     436.24                        39951.1                       40000                      12.8                  NORTH RIDGEVILLE                                                OH                          44039                         1                      2                       10/1/2006                      9/1/2021                      4/3/2006                        2/1/2007
     233.02                       21652.92                       21675                      12.6                  HUNTINGBURG                                                     IN                          47542                         1                      2                       11/1/2006                     10/1/2021                     4/21/2006                        2/1/2007
     429.03                       43757.25                       44000                      11.3                  OLMSTED TOWNSHIP                                                OH                          44138                         1                      2                       10/1/2006                      9/1/2021                      5/2/2006                        2/1/2007
     203.55                       19957.18                       19975                    11.875                  MADISON HEIGHTS                                                 MI                          48071                         1                      2                       12/1/2006                     11/1/2021                      5/9/2006                        2/1/2007
     419.26                       38947.39                       39000                      12.6                  TALLMADGE                                                       OH                          44278                         1                      2                       10/1/2006                      9/1/2021                     5/10/2006                        2/1/2007
     677.27                       62559.95                       63000                      12.6                  DE FUNIAK SPRINGS                                               FL                          32433                         1                      2                       11/1/2006                     10/1/2021                     5/11/2006                        2/1/2007
     312.78                       29154.45                       29200                     12.55                  CANTON                                                          OH                          44708                         1                      2                        9/1/2006                      8/1/2021                      6/2/2006                        2/1/2007
     747.09                       69889.62                       70000                      12.5                  LOWELL                                                          MA                           1852                         1                      2                        9/1/2006                      8/1/2021                     5/19/2006                        2/1/2007
     475.04                        44951.6                       45000                     12.35                  LIVINGSTON                                                      MT                          59047                         1                      2                       11/1/2006                     10/1/2021                     5/19/2006                        2/1/2007
     504.03                       48913.68                       49000                        12                  CANTON                                                          OH                          44708                         1                      2                        9/1/2006                      8/1/2021                     5/22/2006                        2/1/2007
     170.87                       16771.11                       16800                     11.85                  DEARBORN HEIGHTS                                                MI                          48127                         1                      2                       11/1/2006                     10/1/2021                      1/4/2006                        2/1/2007
     527.82                       49946.23                       50000                     12.35                  NEW CASTLE                                                      DE                          19720                         1                      2                       11/1/2006                     10/1/2021                     5/23/2006                        2/1/2007
     180.57                       20115.74                       20150                     10.25                  DURAND                                                          MI                          48429                         1                      2                       11/1/2006                     10/1/2021                     5/24/2006                        2/1/2007
     285.83                        33634.3                       33700                       9.6                  SOUTHFIELD                                                      MI                          48034                         1                      2                       11/1/2006                     10/1/2021                     5/24/2006                        2/1/2007
     411.44                       38933.07                       38975                     12.35                  CALDWELL                                                        ID                          83607                         1                      2                       11/1/2006                     10/1/2021                      5/7/2006                        2/1/2007
     320.14                       30516.38                       30550                     12.25                  CALHOUN                                                         GA                          30701                         1                      2                       11/1/2006                     10/1/2021                     5/15/2006                        2/1/2007
     599.83                        54946.5                       55000                      12.8                  DEARBORN                                                        MI                          48124                         1                      2                       11/1/2006                     10/1/2021                     7/24/2006                        2/1/2007
     148.43                       17465.87                       17500                       9.6                  CROWN POINT                                                     IN                          46307                         1                      2                       11/1/2006                     10/1/2021                     7/17/2006                        2/1/2007
     240.43                       23173.61                       23200                      12.1                  BEECH GROVE                                                     IN                          46107                         1                      2                       11/1/2006                     10/1/2021                     7/18/2006                        2/1/2007
     309.61                        28770.7                       28800                      12.6                  CRAWFORDVILLE                                                   FL                          32327                         1                      2                       11/1/2006                     10/1/2021                     7/19/2006                        2/1/2007
     578.02                       52948.43                       53000                      12.8                  ORLANDO                                                         FL                          32820                         1                      2                       11/1/2006                     10/1/2021                     7/19/2006                        2/1/2007
     132.15                       13486.49                       13500                     11.35                  WARREN                                                          MI                          48088                         1                      2                       12/1/2006                     11/1/2021                     3/15/2006                        2/1/2007
     693.04                       77367.62                       77500                    10.225                  SURPRISE                                                        AZ                          85379                         1                      2                       11/1/2006                     10/1/2021                     7/21/2006                        2/1/2007
     374.11                       34764.61                       34800                      12.6                  MIDDLETON                                                       WI                          53562                         1                      2                       11/1/2006                     10/1/2021                     7/21/2006                        2/1/2007
     296.11                       33161.34                       33600                     10.05                  MECHANICSBURG                                                   OH                          43044                         1                      2                       10/1/2006                      9/1/2021                     7/24/2006                        2/1/2007
     309.13                       28564.04                       28600                    12.675                  PAINESVILLE TWP.                                                OH                          44077                         1                      2                       10/1/2006                      9/1/2021                     6/28/2006                        2/1/2007
     275.98                       25965.44                       26000                    12.425                  ELYRIA                                                          OH                          44035                         1                      2                       10/1/2006                      9/1/2021                     7/24/2006                        2/1/2007
     405.24                       40810.96                       41000                    11.475                  WATERFORD TOWNSHIP                                              MI                          48329                         1                      2                       11/1/2006                     10/1/2021                     7/15/2006                        2/1/2007
        409                       41246.41                       41300                      11.5                  OXFORD TWP.                                                     MI                          48371                         1                      2                       11/1/2006                     10/1/2021                     4/10/2006                        2/1/2007
     256.68                       24970.76                       25000                    11.975                  EDWARDSVILLE                                                    IL                          62025                         1                      2                       11/1/2006                     10/1/2021                      7/7/2006                        2/1/2007
     410.68                       39953.26                       40000                    11.975                  DETROIT                                                         MI                          48235                         1                      2                       11/1/2006                     10/1/2021                     7/24/2006                        2/1/2007
     370.89                       34433.93                       34500                      12.6                  SALINA                                                          KS                          67401                         1                      2                       11/1/2006                     10/1/2021                     6/15/2006                        2/1/2007
     396.56                       42616.36                       43000                      10.6                  CLINTON                                                         MI                          49236                         1                      2                       11/1/2006                     10/1/2021                     7/25/2006                        2/1/2007
     698.77                       64933.89                       65000                      12.6                  MANAHAWKIN                                                      NJ                           8050                         1                      2                       11/1/2006                     10/1/2021                     7/26/2006                        2/1/2007
     448.25                       41967.41                       42000                      12.5                  JIM THORPE                                                      PA                          18229                         1                      2                       12/1/2006                     11/1/2021                     7/26/2006                        2/1/2007
      99.42                         9151.5                       10000                     11.55                  AKRON                                                           OH                          44314                         1                      2                       10/1/2006                      9/1/2021                     7/27/2006                        2/1/2007
     188.13                       17486.72                       17500                      12.6                  MUSKEGON                                                        MI                          49444                         1                      2                       12/1/2006                     11/1/2021                     7/27/2006                        2/1/2007
     302.45                       30542.27                       30600                    11.475                  PANAMA CITY                                                     FL                          32404                         1                      2                       11/1/2006                     10/1/2021                     7/28/2006                        2/1/2007
     483.77                       44965.83                       45000                      12.6                  SOUTHFIELD                                                      MI                          48076                         1                      2                       12/1/2006                     11/1/2021                      7/8/2006                        2/1/2007
     387.71                       38937.14                       39000                     11.55                  CLEVELAND                                                       OH                          44121                         1                      2                       10/1/2006                      9/1/2021                     6/29/2006                        2/1/2007
     329.36                       31164.49                       31200                     12.35                  SHELBY TOWNSHIP                                                 MI                          48316                         1                      2                       11/1/2006                     10/1/2021                     6/29/2006                        2/1/2007
     150.98                       17774.05                       17800                       9.6                  FALLON                                                          NV                          89406                         1                      2                       12/1/2006                     11/1/2021                     6/30/2006                        2/1/2007
     160.18                       14887.02                       14900                      12.6                  FAYETTEVILLE                                                    NC                          28304                         1                      2                       12/1/2006                     11/1/2021                      7/1/2006                        2/1/2007
     323.03                       32966.98                       33000                     11.35                  CHESTERFIELD TOWNSHIP                                           MI                          48047                         1                      2                       12/1/2006                     11/1/2021                      7/5/2006                        2/1/2007
     155.29                       14538.69                       14550                      12.5                  ROCHESTER HILLS                                                 MI                          48309                         1                      2                       12/1/2006                     11/1/2021                      7/6/2006                        2/1/2007
     274.83                       25158.29                       25200                      12.8                  PARMA                                                           OH                          44134                         1                      2                       10/1/2006                      9/1/2021                     6/16/2006                        2/1/2007
     339.71                       31567.86                       31600                      12.6                  WEST SENECA                                                     NY                          14224                         1                      2                       11/1/2006                     10/1/2021                     7/10/2006                        2/1/2007
     594.41                       55925.59                       56000                    12.425                  UNIONTOWN                                                       OH                          44685                         1                      2                       10/1/2006                      9/1/2021                     7/10/2006                        2/1/2007
      278.5                        25966.4                       26000                     12.55                  WELLINGTON                                                      OH                          44090                         1                      2                       10/1/2006                      9/1/2021                     7/17/2006                        2/1/2007
     665.26                       60925.45                       61000                      12.8                  SPRINGBORO                                                      OH                          45066                         1                      2                       10/1/2006                      9/1/2021                     7/10/2006                        2/1/2007
    1062.57                       99071.83                       99200                     12.55                  INDEPENDENCE                                                    OH                          44131                         1                      2                       10/1/2006                      9/1/2021                     7/16/2006                        2/1/2007
     460.11                       42756.48                       42800                      12.6                  BUTLER                                                          PA                          16002                         1                      2                       11/1/2006                     10/1/2021                     7/11/2006                        2/1/2007
     201.68                       18974.73                       19000                    12.425                  NORTH OLMSTED                                                   OH                          44070                         1                      2                       10/1/2006                      9/1/2021                     7/11/2006                        2/1/2007
      305.5                       30103.98                       30150                      11.8                  BRECKSVILLE                                                     OH                          44141                         1                      2                       10/1/2006                      9/1/2021                     7/12/2006                        2/1/2007
     150.87                       17260.43                       17300                     9.925                  AKRON                                                           OH                          44305                         1                      2                       10/1/2006                      9/1/2021                     6/23/2006                        2/1/2007
    1746.28                      172787.63                      173000                     11.75                  MOUNT VERNON                                                    NY                          10552                         1                      2                       11/1/2006                     10/1/2021                     7/12/2006                        2/1/2007
     268.49                        24949.6                       24975                      12.6                  POCATELLO                                                       ID                          83201                         1                      2                       11/1/2006                     10/1/2021                     7/11/2006                        2/1/2007
     348.99                       31909.34                       32000                      12.8                  TOLEDO                                                          OH                          43606                         1                      2                       10/1/2006                      9/1/2021                     7/13/2006                        2/1/2007
     212.86                       19779.85                       19800                      12.6                  WARREN                                                          MI                          48089                         1                      2                       11/1/2006                     10/1/2021                     7/17/2006                        2/1/2007
     365.51                       33965.42                       34000                      12.6                  ALBUQUERQUE                                                     NM                          87120                         1                      2                       11/1/2006                     10/1/2021                     7/27/2006                        2/1/2007
     516.65                       47739.93                       47800                    12.675                  BRUNSWICK                                                       OH                          44212                         1                      2                       10/1/2006                      9/1/2021                     7/10/2006                        2/1/2007
     348.32                       45199.53                       45300                       8.5                  ANN ARBOR                                                       MI                          48104                         1                      2                       12/1/2006                     11/1/2021                     4/17/2006                        2/1/2007
     552.23                        62290.5                       62400                      10.1                  ROCK SPRINGS                                                    WY                          82901                         1                      2                       11/1/2006                     10/1/2021                     8/28/2006                        2/1/2007
     580.52                       53944.56                       54000                      12.6                  FREDERICK                                                       MD                          21701                         1                      2                       11/1/2006                     10/1/2021                     8/28/2006                        2/1/2007
     576.22                       53559.32                       53600                      12.6                  LACEY                                                           WA                          98503                         1                      2                       12/1/2006                     11/1/2021                     8/28/2006                        2/1/2007
        171                       16481.21                       16500                      12.1                  SALLISAW                                                        OK                          74955                         1                      2                       11/1/2006                     10/1/2021                     8/31/2006                        2/1/2007
     635.69                       61746.39                       61800                        12                  ANGEL FIRE                                                      NM                          87710                         1                      2                       12/1/2006                     11/1/2021                     8/28/2006                        2/1/2007
     537.52                       49962.05                       50000                      12.6                  RENTON                                                          WA                          98059                         1                      2                       12/1/2006                     11/1/2021                      9/9/2006                        2/1/2007
     679.42                       62828.09                       63200                      12.6                  HIGHLAND TWP.                                                   MI                          48356                         1                      2                       12/1/2006                     11/1/2021                     8/15/2006                        2/1/2007
     300.42                        31877.3                       31925                     10.85                  CASPER                                                          WY                          82601                         1                      2                       11/1/2006                     10/1/2021                     8/28/2006                        2/1/2007
     217.65                       23562.78                       23600                      10.6                  SHAWBORO                                                        NC                          27973                         1                      2                       11/1/2006                     10/1/2021                     8/28/2006                        2/1/2007
     326.81                       30369.08                       30400                      12.6                  PALMER                                                          AK                          99645                         1                      2                       11/1/2006                     10/1/2021                     8/28/2006                        2/1/2007
     284.44                       26672.09                       26700                    12.475                  TULSA                                                           OK                          74106                         1                      2                       11/1/2006                     10/1/2021                     8/28/2006                        2/1/2007
     278.37                       28969.36                       29000                      11.1                  STERLING HEIGHTS                                                MI                          48313                         1                      2                       12/1/2006                     11/1/2021                      8/9/2006                        2/1/2007
     304.24                       28271.19                       28300                      12.6                  OXFORD                                                          MS                          38655                         1                      2                       11/1/2006                     10/1/2021                     8/29/2006                        2/1/2007
     781.75                       75934.09                       76000                        12                  JASPER                                                          GA                          30143                         1                      2                       12/1/2006                     11/1/2021                     8/28/2006                        2/1/2007
     350.07                       32774.53                       32800                      12.5                  YPSILANTI                                                       MI                          48198                         1                      2                       12/1/2006                     11/1/2021                     8/28/2006                        2/1/2007
     776.02                       99760.02                      100000                       8.6                  GREAT FALLS                                                     VA                          22066                         1                      2                       11/1/2006                     10/1/2021                     7/24/2006                        2/1/2007
     198.74                       21524.63                       21550                      10.6                  BRANCHBURG TWP.                                                 NJ                           8876                         1                      2                       12/1/2006                     11/1/2021                     8/12/2006                        2/1/2007
     406.67                       48899.32                       49000                      9.35                  GILBERT                                                         AZ                          85234                         1                      2                       11/1/2006                     10/1/2021                      8/3/2006                        2/1/2007
     313.35                       31370.26                       31400                      11.6                  NEW CASTLE                                                      DE                          19720                         1                      2                       12/1/2006                     11/1/2021                     8/25/2006                        2/1/2007
     460.23                       43869.53                       44000                    12.225                  LIVONIA                                                         MI                          48154                         1                      2                       11/1/2006                     10/1/2021                     8/29/2006                        2/1/2007
     200.84                       21973.37                       22000                    10.475                  WATSON                                                          MI                          49328                         1                      2                       12/1/2006                     11/1/2021                     8/11/2006                        2/1/2007
      144.5                       16477.79                       16500                     9.975                  COLUMBUS                                                        GA                          31909                         1                      2                       12/1/2006                     11/1/2021                      9/1/2006                        2/1/2007
     359.06                       33366.02                       33400                      12.6                  OVERLAND PARK                                                   KS                          66204                         1                      2                       11/1/2006                     10/1/2021                     8/29/2006                        2/1/2007
     677.27                       62935.92                       63000                      12.6                  SUWANEE                                                         GA                          30024                         1                      2                       11/1/2006                     10/1/2021                     8/24/2006                        2/1/2007
     593.69                       55168.81                       55225                      12.6                  GREENWOOD LAKE                                                  NY                          10925                         1                      2                       11/1/2006                     10/1/2021                     8/19/2006                        2/1/2007
     322.51                       29969.48                       30000                      12.6                  ROMULUS                                                         MI                          48174                         1                      2                       11/1/2006                     10/1/2021                     8/15/2006                        2/1/2007
     559.02                       51959.53                       52000                      12.6                  SPANAWAY                                                        WA                          98387                         1                      2                       12/1/2006                     11/1/2021                     8/27/2006                        2/1/2007
     110.27                       12981.04                       13000                       9.6                  KALISPELL                                                       MT                          59901                         1                      2                       12/1/2006                     11/1/2021                     8/28/2006                        2/1/2007
     374.11                        34773.6                       34800                      12.6                  CLAYTON                                                         NC                          27520                         1                      2                       12/1/2006                     11/1/2021                     8/17/2006                        2/1/2007
     217.63                       20970.92                       21000                      12.1                  WYANDOTTE                                                       MI                          48192                         1                      2                       11/1/2006                     10/1/2021                     8/29/2006                        2/1/2007
     187.89                        18278.6                       18300                    11.975                  ALGONAC                                                         MI                          48001                         1                      2                       11/1/2006                     10/1/2021                     7/29/2006                        2/1/2007
     367.27                       41427.17                       41500                      10.1                  OCOEE                                                           FL                          34761                         1                      2                       11/1/2006                     10/1/2021                     8/23/2006                        2/1/2007
     402.74                        47903.9                       48000                     9.475                  MCMINNVILLE                                                     OR                          97128                         1                      2                       11/1/2006                     10/1/2021                     8/18/2006                        2/1/2007
     612.77                       56956.74                       57000                      12.6                  BLAKESLEE                                                       PA                          18610                         1                      2                       12/1/2006                     11/1/2021                     8/31/2006                        2/1/2007
     534.99                       51418.26                       52600                     11.85                  SUWANEE                                                         GA                          30024                         1                      2                       12/1/2006                     11/1/2021                      9/7/2006                        2/1/2007
     214.43                       20482.48                       20500                    12.225                  WARREN                                                          MI                          48089                         1                      2                       12/1/2006                     11/1/2021                     8/29/2006                        2/1/2007
     725.74                       67929.27                       68000                      12.5                  CHEYENNE                                                        WY                          82009                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     287.58                       34149.11                       34200                       9.5                  INDEPENDENCE TOWNSHIP                                           MI                          48348                         1                      2                       12/1/2006                     11/1/2021                     8/30/2006                        2/1/2007
     320.76                       35446.67                       35500                     10.35                  ALLEN PARK                                                      MI                          48101                         1                      2                       12/1/2006                     11/1/2021                     8/29/2006                        2/1/2007
     478.39                       44454.73                       44500                      12.6                  DETROIT                                                         MI                          48227                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     252.53                       25660.25                       26000                     11.25                  MONROE                                                          MI                          48162                         1                      2                       12/1/2006                     11/1/2021                     8/30/2006                        2/1/2007
     245.16                       25971.14                       26000                    10.875                  SWARTZ CREEK                                                    MI                          48473                         1                      2                       12/1/2006                     11/1/2021                      9/7/2006                        2/1/2007
     220.53                       25962.11                       26000                       9.6                  TAYLOR                                                          MI                          48180                         1                      2                       12/1/2006                     11/1/2021                     8/30/2006                        2/1/2007
     475.67                       51937.45                       52000                      10.5                  IRVINGTON TWP                                                   NJ                           7111                         1                      2                       12/1/2006                     11/1/2021                      8/2/2006                        2/1/2007
     376.26                       34960.59                       35000                      12.6                  CANTON                                                          MI                          48188                         1                      2                       11/1/2006                     10/1/2021                     8/30/2006                        2/1/2007
     249.41                        23176.4                       23200                      12.6                  CAZENOVIA                                                       NY                          13035                         1                      2                       11/1/2006                     10/1/2021                     8/28/2006                        2/1/2007
     820.78                       88840.48                       89000                      10.6                  BROOKLYN BOROUGH                                                NY                          11211                         2                      2                       11/1/2006                     10/1/2021                     8/31/2006                        2/1/2007
     430.01                       39969.65                       40000                      12.6                  LANSING                                                         MI                          48917                         1                      2                       12/1/2006                     11/1/2021                     8/30/2006                        2/1/2007
     615.54                       63605.26                       64000                    11.125                  BURLINGTON                                                      NJ                           8016                         1                      2                       11/1/2006                     10/1/2021                     8/21/2006                        2/1/2007
    1337.22                      143086.73                      143250                     10.75                  CLIFTON                                                         VA                          20124                         1                      2                       12/1/2006                     11/1/2021                      9/8/2006                        2/1/2007
     706.83                       65682.45                       65750                      12.6                  BOROUGH OF JESSUP                                               PA                          18403                         1                      2                       11/1/2006                     10/1/2021                     8/29/2006                        2/1/2007
     134.14                       12767.96                       12800                     12.25                  HINESVILLE                                                      GA                          31313                         1                      2                       11/1/2006                     10/1/2021                     8/29/2006                        2/1/2007
     378.95                       35223.25                       35250                      12.6                  LIVONIA                                                         MI                          48154                         1                      2                       12/1/2006                     11/1/2021                     7/18/2006                        2/1/2007
        253                        27953.4                       28000                     10.35                  LAKEWOOD TWP.                                                   NJ                           8701                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
     431.25                       42361.98                       42400                     11.85                  MOUNT LAUREL TWP.                                               NJ                           8054                         1                      2                       12/1/2006                     11/1/2021                     8/29/2006                        2/1/2007
     333.26                       30968.47                       31000                      12.6                  SWARTZ CREEK                                                    MI                          48473                         1                      2                       11/1/2006                     10/1/2021                     8/28/2006                        2/1/2007
     281.66                       26180.11                       26200                      12.6                  LYNNWOOD                                                        WA                          98087                         1                      2                       12/1/2006                     11/1/2021                     8/29/2006                        2/1/2007
     275.25                       29206.28                       29250                     10.85                  WEST BLOOMFIELD                                                 MI                          48322                         1                      2                       11/1/2006                     10/1/2021                     8/15/2006                        2/1/2007
     300.04                       29464.57                       29500                     11.85                  BROWN CITY                                                      MI                          48416                         1                      2                       11/1/2006                     10/1/2021                     8/30/2006                        2/1/2007
     285.03                       26970.94                       27000                     12.35                  EASTPOINTE                                                      MI                          48021                         1                      2                       11/1/2006                     10/1/2021                     8/30/2006                        2/1/2007
     976.55                       91425.48                       91500                      12.5                  SLATE HILL                                                      NY                          10973                         1                      2                       12/1/2006                     11/1/2021                     7/24/2006                        2/1/2007
     298.86                       27756.47                       27800                      12.6                  SPERRY                                                          OK                          74073                         1                      2                       11/1/2006                     10/1/2021                      8/9/2006                        2/1/2007
     202.69                       19184.57                       19200                     12.35                  MONTGOMERY                                                      AL                          36117                         1                      2                       12/1/2006                     11/1/2021                      9/1/2006                        2/1/2007
     197.63                       23242.25                       23300                       9.6                  PLATTE CITY                                                     MO                          64079                         1                      2                       11/1/2006                     10/1/2021                     8/22/2006                        2/1/2007
    1139.53                      105919.57                      106000                      12.6                  BEAR                                                            DE                          19701                         1                      2                       12/1/2006                     11/1/2021                     8/23/2006                        2/1/2007
      578.8                       57926.41                       58000                      11.6                  CLOVIS                                                          CA                          93612                         1                      2                       11/1/2006                     10/1/2021                     8/22/2006                        2/1/2007
     381.93                       37149.14                       37200                    11.975                  ATHENS                                                          GA                          30605                         1                      2                       12/1/2006                     11/1/2021                     8/31/2006                        2/1/2007
     269.19                       30957.39                       31000                     9.875                  REDFORD                                                         MI                          48240                         1                      2                       12/1/2006                     11/1/2021                     7/19/2006                        2/1/2007
     109.99                       13677.25                       13700                     8.975                  ORLANDO                                                         FL                          32808                         1                      2                       12/1/2006                     11/1/2021                      8/1/2006                        2/1/2007
     183.32                       20464.98                       20500                    10.225                  JACKSON                                                         MI                          49201                         1                      2                       11/1/2006                     10/1/2021                     8/22/2006                        2/1/2007
     109.97                       11881.32                       11900                    10.625                  OAK PARK                                                        MI                          48237                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     161.16                       15088.27                       15100                      12.5                  LINN CREEK                                                      MO                          65052                         1                      2                       12/1/2006                     11/1/2021                     8/22/2006                        2/1/2007
     580.52                       53959.01                       54000                      12.6                  WEBSTER                                                         NY                          14580                         1                      2                       12/1/2006                     11/1/2021                     9/16/2006                        2/1/2007
     415.54                        47364.5                       47450                     9.975                  BINGHAM TOWNSHIP                                                MI                          48879                         1                      2                       11/1/2006                     10/1/2021                     8/22/2006                        2/1/2007
     154.28                       16879.54                       16900                    10.475                  IDAHO FALLS                                                     ID                          83406                         1                      2                       12/1/2006                     11/1/2021                     8/22/2006                        2/1/2007
     584.49                       56304.22                       56400                      12.1                  ANCHORAGE                                                       AK                          99502                         1                      2                       11/1/2006                     10/1/2021                     8/22/2006                        2/1/2007
     397.76                       36971.92                       37000                      12.6                  ROYAL OAK                                                       MI                          48067                         1                      2                       12/1/2006                     11/1/2021                     8/25/2006                        2/1/2007
     328.72                       30776.09                       30800                      12.5                  FAYETTE                                                         AL                          35555                         1                      2                       12/1/2006                     11/1/2021                      8/1/2006                        2/1/2007
     171.34                       17816.09                       17850                      11.1                  ALPINE TOWNSHIP                                                 MI                          49321                         1                      2                       11/1/2006                     10/1/2021                     8/25/2006                        2/1/2007
      279.9                       32951.91                       33000                       9.6                  LAKE ORION                                                      MI                          48362                         1                      2                       12/1/2006                     11/1/2021                     8/22/2006                        2/1/2007
     117.31                       12821.41                       12850                    10.475                  LAKE ORION                                                      MI                          48362                         1                      2                       11/1/2006                     10/1/2021                     8/25/2006                        2/1/2007
     323.15                       33958.51                       34000                    10.975                  CASPER                                                          WY                          82601                         1                      2                       12/1/2006                     11/1/2021                     8/18/2006                        2/1/2007
     153.88                       18263.55                       18300                       9.5                  ROSCOMMON                                                       MI                          48653                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     733.41                       78604.17                       78725                    10.725                  WESTON                                                          FL                          33327                         1                      2                       11/1/2006                     10/1/2021                     8/20/2006                        2/1/2007
     244.67                       25655.66                       26000                     10.85                  SOUTHFIELD                                                      MI                          48034                         1                      2                       11/1/2006                     10/1/2021                     8/15/2006                        2/1/2007
      704.4                       65931.34                       66000                      12.5                  AURORA                                                          CO                          80013                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     379.49                       35213.39                       35300                      12.6                  LAWRENCEVILLE                                                   GA                          30043                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     386.74                       35947.71                       35975                      12.6                  WATERFORD TWP                                                   MI                          48329                         1                      2                       12/1/2006                     11/1/2021                     8/21/2006                        2/1/2007
     402.67                       45419.15                       45500                      10.1                  ASHFORD                                                         AL                          36312                         1                      2                       11/1/2006                     10/1/2021                     8/21/2006                        2/1/2007
     677.76                       65344.52                       65400                      12.1                  FORT MYERS                                                      FL                          33912                         1                      2                       12/1/2006                     11/1/2021                      9/6/2006                        2/1/2007
        702                       65233.56                       65300                      12.6                  SELDEN                                                          NY                          11784                         1                      2                       11/1/2006                     10/1/2021                     8/21/2006                        2/1/2007
     362.87                       33964.64                       34000                      12.5                  JACKSONVILLE                                                    FL                          32244                         1                      2                       11/1/2006                     10/1/2021                     8/21/2006                        2/1/2007
     826.32                       78911.26                       79000                    12.225                  VALDOSTA                                                        GA                          31602                         1                      2                       11/1/2006                     10/1/2021                     8/21/2006                        2/1/2007
     290.26                       26979.51                       27000                      12.6                  OGDEN                                                           UT                          84401                         1                      2                       12/1/2006                     11/1/2021                     9/18/2006                        2/1/2007
     439.69                       40857.76                       40900                      12.6                  VALDOSTA                                                        GA                          31605                         1                      2                       11/1/2006                     10/1/2021                     8/21/2006                        2/1/2007
     169.86                       15783.91                       15800                      12.6                  WHITE SULPHUR SPRINGS                                           WV                          24986                         1                      2                       11/1/2006                     10/1/2021                      7/6/2006                        2/1/2007
     544.38                       51048.71                       51100                    12.475                  CLINTON TWP                                                     MI                          48035                         1                      2                       12/1/2006                     11/1/2021                     9/18/2006                        2/1/2007
     327.51                       31687.17                       32200                     11.85                  LAPEER                                                          MI                          48446                         1                      2                       11/1/2006                     10/1/2021                     8/21/2006                        2/1/2007
     458.93                       42966.62                       43000                      12.5                  MIDLOTHIAN                                                      VA                          23112                         1                      2                       12/1/2006                     11/1/2021                     8/24/2006                        2/1/2007
     170.77                       15987.56                       16000                      12.5                  BRIGHTON                                                        MI                          48116                         1                      2                       12/1/2006                     11/1/2021                     9/12/2006                        2/1/2007
     276.65                       27167.32                       27200                     11.85                  REDFORD                                                         MI                          48239                         1                      2                       11/1/2006                     10/1/2021                     8/23/2006                        2/1/2007
     724.42                       67928.89                       68000                    12.475                  EDGEWOOD                                                        NM                          87015                         1                      2                       11/1/2006                     10/1/2021                     7/19/2006                        2/1/2007
     225.91                       26866.92                       26925                     9.475                  GAINES                                                          MI                          48436                         1                      2                       11/1/2006                     10/1/2021                     8/22/2006                        2/1/2007
       99.8                        9990.52                       10000                      11.6                  DELAND                                                          FL                          32724                         1                      2                       12/1/2006                     11/1/2021                     8/10/2006                        2/1/2007
     330.15                       37632.08                       37700                     9.975                  COLUMBUS                                                        GA                          31909                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     275.36                       25773.14                       25800                      12.5                  ROSWELL                                                         NM                          88203                         1                      2                       11/1/2006                     10/1/2021                     8/24/2006                        2/1/2007
     248.94                       22772.57                       23800                    12.225                  STERLING HEIGHTS                                                MI                          48313                         1                      2                       11/1/2006                     10/1/2021                     8/24/2006                        2/1/2007
     417.01                       40954.18                       41000                     11.85                  WICHITA                                                         KS                          67235                         1                      2                       12/1/2006                     11/1/2021                     9/12/2006                        2/1/2007
     655.77                       60937.95                       61000                      12.6                  DULUTH                                                          GA                          30096                         1                      2                       11/1/2006                     10/1/2021                      8/7/2006                        2/1/2007
     376.55                        35960.2                       36000                    12.225                  WAYLAND                                                         MI                          49348                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     152.67                       17809.35                       18000                       9.6                  BOWIE                                                           MD                          20721                         1                      2                       11/1/2006                     10/1/2021                     8/24/2006                        2/1/2007
     841.89                       81904.19                       82000                    11.975                  MECHANICSVILLE                                                  MD                          20659                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
      293.5                       27478.66                       27500                      12.5                  JACKSONVILLE                                                    FL                          32244                         1                      2                       12/1/2006                     11/1/2021                     9/11/2006                        2/1/2007
     401.16                       38966.19                       39000                        12                  OCEANSIDE                                                       CA                          92057                         1                      2                       12/1/2006                     11/1/2021                     7/26/2006                        2/1/2007
     502.04                        46652.5                       46700                      12.6                  EAST WINDSOR TOWNSHIP                                           NJ                           8520                         1                      2                       11/1/2006                     10/1/2021                     8/23/2006                        2/1/2007
     303.16                       28171.32                       28200                      12.6                  REDFORD                                                         MI                          48239                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
      282.2                       26230.08                       26250                      12.6                  SEWICKLEY                                                       PA                          15143                         1                      2                       12/1/2006                     11/1/2021                     8/23/2006                        2/1/2007
        773                       82847.67                       82975                    10.725                  NORTHVILLE TOWNSHIP                                             MI                          48167                         1                      2                       11/1/2006                     10/1/2021                     8/23/2006                        2/1/2007
    1290.03                      119908.96                      120000                      12.6                  SOUTH LYON                                                      MI                          48178                         1                      2                       12/1/2006                     11/1/2021                     9/13/2006                        2/1/2007
     550.71                       51559.95                       51600                      12.5                  VIRGINIA BEACH                                                  VA                          23464                         1                      2                       12/1/2006                     11/1/2021                      9/5/2006                        2/1/2007
     353.54                       33761.29                       33800                    12.225                  ACUSHNET                                                        MA                           2743                         1                      2                       12/1/2006                     11/1/2021                      9/6/2006                        2/1/2007
     560.65                       54038.52                       54100                      12.1                  BROWNSTOWN TOWNSHIP                                             MI                          48183                         1                      2                       11/1/2006                     10/1/2021                     8/23/2006                        2/1/2007
     387.01                       35972.69                       36000                      12.6                  ORION VILLAGE                                                   MI                          48362                         1                      2                       12/1/2006                     11/1/2021                     8/24/2006                        2/1/2007
     251.54                        26786.6                       27000                    10.725                  RIVERVIEW                                                       MI                          48193                         1                      2                       11/1/2006                     10/1/2021                     8/23/2006                        2/1/2007
     426.91                       39958.38                       40000                      12.5                  MONROE                                                          MI                          48162                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
    1293.26                      120208.71                      120300                      12.6                  STERLING                                                        VA                          20164                         1                      2                       12/1/2006                     11/1/2021                      9/7/2006                        2/1/2007
      544.1                       63976.45                       64150                       9.6                  NOME                                                            AK                          99762                         3                      2                       11/1/2006                     10/1/2021                     7/11/2006                        2/1/2007
     766.83                       71775.28                       71850                      12.5                  WEST BLOOMFIELD                                                 MI                          48322                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     269.03                       24950.34                       25025                      12.6                  WESTLAND                                                        MI                          48186                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     683.07                       77859.49                       78000                     9.975                  ENGLEWOOD                                                       FL                          34223                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     423.46                       44820.55                       45000                     10.85                  YULEE                                                           FL                          32097                         1                      2                       12/1/2006                     11/1/2021                      9/6/2006                        2/1/2007
     262.46                        26266.6                       26300                      11.6                  PECULIAR                                                        MO                          64078                         1                      2                       11/1/2006                     10/1/2021                      7/5/2006                        2/1/2007
     240.32                       24507.11                       24550                     11.35                  MUSKEGON                                                        MI                          49442                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     919.15                        85412.2                       85500                      12.6                  FREDERICKSBRG                                                   VA                          22405                         1                      2                       11/1/2006                     10/1/2021                      7/5/2006                        2/1/2007
      994.4                       92394.43                       92500                      12.6                  UTICA                                                           NY                          13502                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     257.42                       26373.29                       26400                      11.3                  OKLAHOMA CITY                                                   OK                          73118                         1                      2                       12/1/2006                     11/1/2021                      7/5/2006                        2/1/2007
    1952.16                      178825.93                      179000                      12.8                  PASADENA                                                        MD                          21122                         1                      2                       11/1/2006                     10/1/2021                      7/7/2006                        2/1/2007
     231.45                        21901.4                       21925                     12.35                  OAK PARK                                                        MI                          48237                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     691.67                       74881.76                       75000                      10.6                  FAIR HAVEN                                                      NJ                           7704                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     203.77                        26401.9                       26500                       8.5                  WASILLA                                                         AK                          99654                         1                      2                        9/1/2006                      8/1/2021                      6/7/2006                        2/1/2007
     816.17                       77472.14                       77600                      12.3                  DEARBORN HEIGHTS                                                MI                          48125                         1                      2                        9/1/2006                      8/1/2021                      6/2/2006                        2/1/2007
     270.55                       26576.15                       26600                     11.85                  BARDSTOWN                                                       KY                          40004                         1                      2                       12/1/2006                     11/1/2021                     9/12/2006                        2/1/2007
      319.6                        29761.7                       30000                    12.475                  SNELLVILLE                                                      GA                          30039                         1                      2                       12/1/2006                     11/1/2021                     9/13/2006                        2/1/2007
     482.41                        45164.9                       45200                      12.5                  CHESAPEAKE                                                      VA                          23321                         1                      2                       12/1/2006                     11/1/2021                     9/15/2006                        2/1/2007
    1067.26                       98765.48                      100000                      12.5                  SPARKS GLENCOE                                                  MD                          21152                         1                      2                       12/1/2006                     11/1/2021                     9/16/2006                        2/1/2007
     511.76                       47912.77                       47950                      12.5                  SAGINAW                                                         MI                          48602                         1                      2                       12/1/2006                     11/1/2021                     9/19/2006                        2/1/2007
     177.43                       19177.51                       19200                    10.625                  ELBERTA                                                         AL                          36530                         1                      2                       12/1/2006                     11/1/2021                     8/29/2006                        2/1/2007
     240.85                       29933.36                       30000                     8.975                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     597.11                       60918.25                       61000                     11.35                  VIRGINIA CITY                                                   NV                          89440                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     548.87                       54930.05                       55000                      11.6                  CHUBBUCK                                                        ID                          83202                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     617.17                       70380.17                       70475                     9.975                  ANCHORAGE                                                       AK                          99515                         1                      2                       12/1/2006                     11/1/2021                      9/7/2006                        2/1/2007
      454.9                       42666.46                       42700                    12.475                  CLARKS SUMMIT                                                   PA                          18411                         1                      2                       12/1/2006                     11/1/2021                      9/8/2006                        2/1/2007
     623.52                        57878.7                       58000                      12.6                  PHOENIX                                                         AZ                          85048                         1                      2                       12/1/2006                     11/1/2021                      9/8/2006                        2/1/2007
      283.4                       35221.58                       35300                     8.975                  ROANOKE                                                         VA                          24017                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     236.39                       22581.35                       22600                    12.225                  SALINE                                                          MI                          48176                         1                      2                       12/1/2006                     11/1/2021                     9/11/2006                        2/1/2007
    1412.84                      140303.71                      140500                      11.7                  JACKSONVILLE                                                    AL                          36265                         1                      2                       11/1/2006                     10/1/2021                     6/13/2006                        2/1/2007
    1306.17                      153560.63                      154000                       9.6                  PHOENIX                                                         AZ                          85024                         1                      2                       11/1/2006                     10/1/2021                     7/11/2006                        2/1/2007
     169.64                       19904.44                       20000                       9.6                  WINDSOR                                                         VT                           5089                         1                      2                       12/1/2006                     11/1/2021                     6/14/2006                        2/1/2007
     874.54                       81267.26                       81350                      12.6                  INDEPENDENCE TWP.                                               MI                          48348                         1                      2                       11/1/2006                     10/1/2021                     6/12/2006                        2/1/2007
     189.67                       23916.46                       24000                       8.8                  LAGRANGE                                                        GA                          30240                         1                      2                        9/1/2006                      8/1/2021                      7/3/2006                        2/1/2007
     324.02                       36747.71                       37000                     9.975                  ELMORE                                                          AL                          36025                         1                      2                       12/1/2006                     11/1/2021                      9/9/2006                        2/1/2007
     369.39                       39589.12                       39650                    10.725                  LATROBE                                                         PA                          15650                         1                      2                       11/1/2006                     10/1/2021                     8/10/2006                        2/1/2007
     376.26                       34940.42                       35000                      12.6                  BATH                                                            MI                          48808                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
    1608.67                      160995.45                      161200                      11.6                  UPLAND                                                          CA                          91784                         1                      2                       11/1/2006                     10/1/2021                     8/24/2006                        2/1/2007
     532.34                       51789.42                       51850                    11.975                  MURRIETA                                                        CA                          92563                         1                      2                       11/1/2006                     10/1/2021                     8/14/2006                        2/1/2007
     937.49                       87717.15                       88000                    12.475                  JEFFERSON CITY                                                  MO                          65109                         1                      2                       11/1/2006                     10/1/2021                     8/13/2006                        2/1/2007
     302.89                       28131.04                       28175                      12.6                  KUTZTOWN                                                        PA                          19530                         1                      2                       11/1/2006                     10/1/2021                     8/12/2006                        2/1/2007
     688.02                        63934.9                       64000                      12.6                  DIGHTON                                                         MA                           2715                         1                      2                       11/1/2006                     10/1/2021                     8/25/2006                        2/1/2007
     212.57                       20870.43                       20900                     11.85                  EAST HAMPTON                                                    CT                           6424                         1                      2                       12/1/2006                     11/1/2021                     8/10/2006                        2/1/2007
     872.66                       85696.95                       85800                     11.85                  MACOMB TOWNSHIP                                                 MI                          48044                         1                      2                       11/1/2006                     10/1/2021                     8/24/2006                        2/1/2007
     626.29                        60928.7                       61000                    11.975                  SANDY                                                           OR                          97055                         1                      2                       11/1/2006                     10/1/2021                     8/10/2006                        2/1/2007
     389.91                       42573.73                       42625                      10.5                  PINELLAS PARK                                                   FL                          33781                         1                      2                       12/1/2006                     11/1/2021                     8/14/2006                        2/1/2007
    1018.54                      111440.09                      111575                    10.475                  COLUMBIA                                                        MD                          21044                         1                      2                       12/1/2006                     11/1/2021                      8/9/2006                        2/1/2007
     908.12                       90884.52                       91000                      11.6                  NAPA                                                            CA                          94559                         1                      2                       11/1/2006                     10/1/2021                     8/25/2006                        2/1/2007
      582.4                       74869.91                       75050                       8.6                  ATHOL                                                           ID                          83801                         1                      2                       11/1/2006                     10/1/2021                      8/9/2006                        2/1/2007
     494.98                       49553.02                       49600                      11.6                  WILDWOOD BOROUGH                                                NJ                           8260                         1                      2                       12/1/2006                     11/1/2021                     8/25/2006                        2/1/2007
     645.02                        59923.3                       60000                      12.6                  KENSINGTON                                                      OH                          44427                         1                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     563.74                       67747.35                       67925                      9.35                  HENDERSON                                                       NV                          89074                         1                      2                       12/1/2006                     11/1/2021                     8/25/2006                        2/1/2007
     731.02                        67948.4                       68000                      12.6                  LODI TOWNSHIP                                                   MI                          48103                         1                      2                       12/1/2006                     11/1/2021                     8/30/2006                        2/1/2007
     849.27                       78918.18                       79000                      12.6                  MACOMB TOWNSHIP                                                 MI                          48042                         1                      2                       11/1/2006                     10/1/2021                     8/25/2006                        2/1/2007
     528.22                       50444.15                       50500                    12.225                  NATCHEZ                                                         MS                          39120                         1                      2                       11/1/2006                     10/1/2021                     8/22/2006                        2/1/2007
     865.13                      101801.11                      102000                       9.6                  BRONX                                                           NY                          10465                         1                      2                       11/1/2006                     10/1/2021                     8/18/2006                        2/1/2007
     404.18                       48579.56                       48700                      9.35                  HARBOR SPRINGS                                                  MI                          49740                         1                      2                       11/1/2006                     10/1/2021                     8/21/2006                        2/1/2007
     475.04                        44951.6                       45000                     12.35                  EAST HARTFORD                                                   CT                           6118                         1                      2                       11/1/2006                     10/1/2021                     8/18/2006                        2/1/2007
     330.57                       29894.41                       30750                      12.6                  MARYSVILLE                                                      MI                          48040                         1                      2                       11/1/2006                     10/1/2021                     8/21/2006                        2/1/2007
     403.14                       37461.84                       37500                      12.6                  SOUTHGATE                                                       MI                          48195                         1                      2                       11/1/2006                     10/1/2021                     8/17/2006                        2/1/2007
     337.02                       31318.13                       31350                      12.6                  MADISON                                                         MS                          39110                         1                      2                       11/1/2006                     10/1/2021                     8/21/2006                        2/1/2007
     428.65                       44990.57                       45100                    10.975                  RACINE                                                          WI                          53406                         1                      2                       11/1/2006                     10/1/2021                     8/17/2006                        2/1/2007
      344.8                       33869.58                       33900                     11.85                  TOPEKA                                                          IN                          46571                         1                      2                       12/1/2006                     11/1/2021                     8/21/2006                        2/1/2007
     561.97                        52207.6                       52275                      12.6                  YORKVILLE                                                       IL                          60560                         1                      2                       11/1/2006                     10/1/2021                     8/24/2006                        2/1/2007
     533.97                       50993.43                       51050                    12.225                  SAUK CITY                                                       WI                          53583                         2                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     619.76                       57279.71                       57650                      12.6                  WATERFORD TOWNSHIP                                              MI                          48329                         1                      2                       11/1/2006                     10/1/2021                      8/7/2006                        2/1/2007
     905.53                       84813.65                       85000                    12.475                  ROSEVILLE                                                       CA                          95661                         1                      2                       11/1/2006                     10/1/2021                     8/22/2006                        2/1/2007
     318.28                       30963.76                       31000                    11.975                  COMSTOCK                                                        NY                          12821                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     627.15                       68515.87                       68700                    10.475                  NORTHVILLE                                                      MI                          48167                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     806.45                       85571.97                       85700                     10.85                  FLEMINGTON                                                      NJ                           8822                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     204.96                       21974.78                       22000                    10.725                  BRIDGEPORT                                                      CT                           6605                         1                      2                       12/1/2006                     11/1/2021                     8/23/2006                        2/1/2007
    1164.02                      149640.07                      150000                       8.6                  ONTARIO                                                         CA                          91761                         1                      2                       11/1/2006                     10/1/2021                     8/15/2006                        2/1/2007
     426.13                       39947.26                       40000                    12.475                  RICHMOND                                                        VA                          23227                         1                      2                       12/1/2006                     11/1/2021                     8/23/2006                        2/1/2007
     370.89                       34405.33                       34500                      12.6                  LEXINGTON                                                       KY                          40515                         1                      2                       11/1/2006                     10/1/2021                     8/24/2006                        2/1/2007
     215.01                       19953.63                       20000                      12.6                  HOWELL                                                          MI                          48843                         1                      2                       11/1/2006                     10/1/2021                     8/17/2006                        2/1/2007
     812.65                       79379.95                       79450                    11.925                  TACOMA                                                          WA                          98446                         1                      2                       12/1/2006                     11/1/2021                     7/18/2006                        2/1/2007
     277.56                       25425.24                       25450                      12.8                  RAPID CITY                                                      SD                          57701                         1                      2                       11/1/2006                     10/1/2021                      8/7/2006                        2/1/2007
     612.06                       60045.08                       60750                    11.725                  FAIR LAWN                                                       NJ                           7410                         1                      2                       12/1/2006                     11/1/2021                     7/24/2006                        2/1/2007
     592.71                       74812.54                       75000                       8.8                  PAWCATUCK                                                       CT                           6379                         1                      2                       11/1/2006                     10/1/2021                     7/24/2006                        2/1/2007
     552.84                       51366.35                       51425                      12.6                  BLUEMONT                                                        VA                          20135                         1                      2                       11/1/2006                     10/1/2021                     8/31/2006                        2/1/2007
     806.27                       74923.72                       75000                      12.6                  NEW HOPE                                                        PA                          18938                         1                      2                       11/1/2006                     10/1/2021                     7/21/2006                        2/1/2007
     255.76                       28551.12                       28600                    10.225                  GRAND RAPIDS                                                    MI                          49507                         1                      2                       11/1/2006                     10/1/2021                     7/20/2006                        2/1/2007
    1921.07                      179860.35                      180000                      12.5                  AUBURN                                                          WA                          98092                         1                      2                       12/1/2006                     11/1/2021                     8/30/2006                        2/1/2007
     218.12                       19975.55                       20000                      12.8                  BROOKLYN HEIGHTS                                                OH                          44131                         1                      2                       10/1/2006                      9/1/2021                     7/19/2006                        2/1/2007
     897.65                       83431.87                       83500                      12.6                  PUYALLUP                                                        WA                          98374                         1                      2                       12/1/2006                     11/1/2021                      9/1/2006                        2/1/2007
     797.31                       92818.02                       93000                     9.725                  CYPRESS                                                         CA                          90630                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     509.57                       47351.32                       47400                      12.6                  RAY TWP.                                                        MI                          48096                         1                      2                       11/1/2006                     10/1/2021                     7/17/2006                        2/1/2007
     788.16                       89837.86                       90000                     9.975                  JOPPA                                                           MD                          21085                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
    1254.29                      116586.47                      116675                      12.6                  WEST DES MOINES                                                 IA                          50265                         1                      2                       12/1/2006                     11/1/2021                      9/5/2006                        2/1/2007
     743.06                       69677.06                       69750                    12.475                  LAS VEGAS                                                       NV                          89031                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
    1302.63                      124860.29                      125000                    12.175                  SOUTH BOSTON                                                    MA                           2127                         4                      2                       11/1/2006                     10/1/2021                     7/12/2006                        2/1/2007
     826.31                       99792.36                      100000                       9.3                  VALLEJO                                                         CA                          94589                         1                      2                       11/1/2006                     10/1/2021                     7/20/2006                        2/1/2007
     310.14                       30861.41                       30900                    11.675                  TUCSON                                                          AZ                          85742                         1                      2                       11/1/2006                     10/1/2021                     7/31/2006                        2/1/2007
     435.39                       40436.57                       40500                      12.6                  EUGENE                                                          OR                          97402                         1                      2                       11/1/2006                     10/1/2021                      8/7/2006                        2/1/2007
     567.26                       64647.65                       64775                     9.975                  LIVONIA                                                         MI                          48150                         1                      2                       11/1/2006                     10/1/2021                     4/21/2006                        2/1/2007
     268.76                       24981.02                       25000                      12.6                  MELBOURNE                                                       FL                          32935                         1                      2                       12/1/2006                     11/1/2021                     8/28/2006                        2/1/2007
      326.9                       39871.12                       40000                     9.175                  CACHE                                                           OK                          73527                         1                      2                       12/1/2006                     11/1/2021                      8/4/2006                        2/1/2007
     937.43                        87111.3                       87200                      12.6                  UNION                                                           NJ                           7083                         1                      2                       11/1/2006                     10/1/2021                      8/2/2006                        2/1/2007
     969.14                       90058.32                       90150                      12.6                  PORTLAND                                                        OR                          97220                         1                      2                       11/1/2006                     10/1/2021                     8/29/2006                        2/1/2007
     647.13                       74859.77                       75000                       9.8                  FRESNO                                                          CA                          93710                         1                      2                       11/1/2006                     10/1/2021                      8/2/2006                        2/1/2007
     272.08                       26461.07                       26500                    11.975                  GREENVILLE                                                      OH                          45331                         1                      2                       10/1/2006                      9/1/2021                     7/24/2006                        2/1/2007
     216.91                       20228.98                       20250                     12.55                  LARAMIE                                                         WY                          82072                         1                      2                       11/1/2006                     10/1/2021                      8/1/2006                        2/1/2007
     343.51                       40421.02                       40500                       9.6                  REFORM                                                          AL                          35481                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     548.87                       54930.18                       55000                      11.6                  MANCHESTER                                                      NH                           3102                         1                      2                       11/1/2006                     10/1/2021                     8/29/2006                        2/1/2007
     241.47                       24492.66                       24525                    11.425                  POND CREEK                                                      OK                          73766                         1                      2                       11/1/2006                     10/1/2021                     7/30/2006                        2/1/2007
     480.75                       51441.29                       51500                     10.75                  GRAND BLANC                                                     MI                          48439                         1                      2                       12/1/2006                     11/1/2021                     7/29/2006                        2/1/2007
    1795.29                      166867.78                      167000                      12.6                  SAINT THOMAS                                                    PA                          17252                         1                      2                       12/1/2006                     11/1/2021                     8/30/2006                        2/1/2007
     349.23                       43403.38                       43500                     8.975                  INOLA                                                           OK                          74036                         1                      2                       11/1/2006                     10/1/2021                     7/27/2006                        2/1/2007
     511.51                       57102.29                       57200                    10.225                  ALTON                                                           NH                           3809                         1                      2                       11/1/2006                     10/1/2021                     8/16/2006                        2/1/2007
     415.25                       38022.52                       38075                      12.8                  SHERMAN                                                         NY                          14781                         1                      2                       11/1/2006                     10/1/2021                     7/27/2006                        2/1/2007
     584.28                       54294.72                       54350                      12.6                  GARDEN CITY                                                     MI                          48135                         1                      2                       11/1/2006                     10/1/2021                     8/30/2006                        2/1/2007
     490.77                       44956.23                       45000                      12.8                  MARION TWP                                                      MI                          48843                         1                      2                       11/1/2006                     10/1/2021                      8/1/2006                        2/1/2007
     598.28                          48265                       48265                    14.875                  TUCSON                                                          AZ                          85747                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     487.15                       67804.14                       67998                      7.75                  NORTH LAS VEGAS                                                 NV                          89084                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     633.76                       70603.83                       70724                     10.25                  HENDERSON                                                       NV                          89052                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
    1042.99                       117404.8                      117610                    10.125                  HAYMARKET                                                       VA                          22169                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     469.25                       62300.03                       62461                      8.25                  HENDERSON                                                       NV                          89052                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     733.83                       88975.31                       89200                      9.25                  BEAUMONT                                                        CA                          92223                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
      532.3                       63855.21                       63998                     9.375                  NORTH LAS VEGAS                                                 NV                          89084                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
    1029.68                       85359.86                       85473                     14.25                  CULPEPER                                                        VA                          22701                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     362.92                       53032.48                       53200                      7.25                  GILBERT                                                         AZ                          85297                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     542.14                       62318.12                       62433                     9.875                  HENDERSON                                                       NV                          89052                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     442.11                       56067.24                       56198                      8.75                  NORTH LAS VEGAS                                                 NV                          89081                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
      435.9                       50640.16                       50736                      9.75                  GILBERT                                                         AZ                          85297                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     501.26                       58858.65                       58973                     9.625                  WOODBRIDGE                                                      VA                          22193                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     514.38                       59756.89                       59870                      9.75                  MADERA                                                          CA                          93638                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     676.64                        87784.5                       88000                       8.5                  STEPHENSON                                                      VA                          22656                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
    1198.54                       99420.39                       99490                     14.25                  GOODYEAR                                                        AZ                          85338                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     817.65                      107221.22                      107575                     8.375                  GOODYEAR                                                        AZ                          85338                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     458.63                       56872.67                       57000                         9                  LAS VEGAS                                                       NV                          89131                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     442.27                          53744                       53744                     9.875                  MARANA                                                          AZ                          85653                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     780.43                          72739                       72739                    12.875                  STAFFORD                                                        VA                          22554                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     621.61                          64864                       64864                      11.5                  STAFFORD                                                        VA                          22554                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     866.61                          79233                       79233                    13.125                  STAFFORD                                                        VA                          22554                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     778.04                          63298                       63298                     14.75                  STAFFORD                                                        VA                          22554                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
    1539.22                         134332                      134332                     13.75                  CLINTON                                                         MD                          20735                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     845.24                          75835                       75835                    13.375                  CAMBRIDGE                                                       MD                          21613                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
      304.8                          38001                       38001                     9.625                  PHOENIX                                                         AZ                          85050                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
    1841.67                         148572                      148572                    14.875                  UPPER MARLBORO                                                  MD                          20772                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
      317.9                       38971.46                       39072                     9.125                  COMMERCE CITY                                                   CO                          80022                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     358.21                       49858.49                       50001                      7.75                  LAS VEGAS                                                       NV                          89108                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     342.65                       45474.19                       45609                      8.25                  DACONO                                                          CO                          80514                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
      434.6                       47920.58                       48000                    10.375                  ELKTON                                                          FL                          32033                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     463.32                       41845.06                       41884                        13                  MARICOPA                                                        AZ                          85239                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     560.06                       59309.75                       59398                    10.875                  LAS VEGAS                                                       NV                          89178                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     544.59                       69849.84                       70017                     8.625                  BEALETON                                                        VA                          22712                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     355.84                       50127.05                       50274                     7.625                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
    1596.44                      155022.11                      155203                        12                  EL DORADO HILLS                                                 CA                          95762                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     598.14                       44026.21                       44148                    16.125                  GREEN COVE SPRINGS                                              FL                          32043                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     643.75                       67500.26                       67598                        11                  LAS VEGAS                                                       NV                          89141                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     738.03                        90512.7                       90708                     9.125                  HAYWARD                                                         CA                          94544                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     512.45                       58905.42                       59014                     9.875                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     597.66                       62053.55                       62141                    11.125                  LAS VEGAS                                                       NV                          89052                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     599.94                       62906.87                       62998                        11                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
    1291.75                      125369.56                      125582                        12                  TEMECULA                                                        CA                          92591                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     396.65                       52661.95                       52798                      8.25                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     458.46                       51075.09                       51162                     10.25                  LAS VEGAS                                                       NV                          89108                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     397.69                        50434.4                       50552                      8.75                  VAIL                                                            AZ                          85641                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     425.54                       46921.32                       47000                    10.375                  PHOENIX                                                         AZ                          85041                         1                      2                       11/1/2006                     10/1/2021                     9/23/2006                        2/1/2007
     437.51                       56115.72                       56250                     8.625                  RIVERSIDE                                                       CA                          92504                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     526.56                       55212.04                       55292                        11                  LAS VEGAS                                                       NV                          89130                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     550.74                       63974.18                       64102                      9.75                  LAS VEGAS                                                       NV                          89141                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
      675.4                       70818.44                       70921                        11                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     489.07                       56816.44                       56924                      9.75                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     440.53                       55865.29                       55997                      8.75                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     771.99                       60068.57                       60102                     15.25                  MARANA                                                          AZ                          85653                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     487.64                       61499.77                       61986                      8.75                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     763.61                       77010.02                       77110                      11.5                  STOCKTON                                                        CA                          95206                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     705.45                       54467.61                       54497                    15.375                  LAS VEGAS                                                       NV                          89131                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     550.15                       63884.85                       64034                      9.75                  HIGHLANDS RANCH                                                 CO                          80130                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     574.09                       54724.77                       54785                     12.25                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     738.79                       71740.56                       71824                        12                  STOCKTON                                                        CA                          95206                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     452.92                       63040.79                       63221                      7.75                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     438.57                        44657.4                       44717                    11.375                  FOUNTAIN                                                        CO                          80817                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     398.07                       54102.92                       54250                         8                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     672.08                       74285.42                       75000                     10.25                  PHOENIX                                                         AZ                          85041                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
      713.8                          84721                       84890                       9.5                  LAS VEGAS                                                       NV                          89135                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     381.47                       42441.77                       42570                     10.25                  FLORENCE                                                        AZ                          85232                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     504.38                       57978.13                       58085                     9.875                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     334.05                       41705.57                       41985                     8.875                  HENDERSON                                                       CO                          80640                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     334.17                       41566.27                       42000                     8.875                  MARANA                                                          AZ                          85653                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     476.45                       59746.22                       59882                     8.875                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     689.78                        86497.4                       86694                     8.875                  PARKER                                                          CO                          80134                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     267.65                       35441.98                       35627                      8.25                  FREDERICK                                                       MD                          21703                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
    1091.27                      117573.81                      118090                    10.625                  HAYWARD                                                         CA                          94544                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     542.41                       69528.34                       70542                       8.5                  HAYWARD                                                         CA                          94544                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     543.24                       59898.22                       60000                    10.375                  COMMERCE CITY                                                   CO                          80022                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     188.87                       25075.21                       25140                      8.25                  BRISTOW                                                         VA                          20136                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     408.12                       46913.55                       47000                     9.875                  CULPEPER                                                        VA                          22701                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     321.69                       42709.66                       42820                      8.25                  PARKER                                                          CO                          80134                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     465.56                       58380.31                       58513                     8.875                  LAS VEGAS                                                       NV                          89130                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     808.89                       89192.21                       89340                    10.375                  LEHI                                                            UT                          84043                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     348.18                       43661.78                       43761                     8.875                  TUCSON                                                          AZ                          85746                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     499.67                        55095.7                       55187                    10.375                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
      351.4                        44048.3                       44166                     8.875                  MENIFEE                                                         CA                          92584                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     279.78                        37581.4                       37681                     8.125                  MACCLENNY                                                       FL                          32063                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     292.43                       39909.81                       40331                     7.875                  AURORA                                                          CO                          80016                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     458.73                        50582.2                       50666                    10.375                  GILBERT                                                         AZ                          85296                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     572.86                       78788.36                       79008                     7.875                  FREDERICKSBURG                                                  VA                          22405                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     236.79                       30028.97                       30099                      8.75                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     486.21                       56485.11                       56592                      9.75                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     357.73                       49199.83                       49337                     7.875                  FALLSTON                                                        MD                          21047                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     530.22                       57846.54                       57964                      10.5                  MADERA                                                          CA                          93637                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     217.86                       28924.26                       28999                      8.25                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     113.08                          14663                       14706                       8.5                  TUCSON                                                          AZ                          85706                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     234.25                       31837.45                       31924                         8                  CAMBRIDGE                                                       MD                          21613                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     250.65                       33278.03                       33364                      8.25                  LEHI                                                            UT                          84043                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
      191.1                       24996.61                       25437                      8.25                  CASA GRANDE                                                     AZ                          85222                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     258.32                       33513.74                       33596                       8.5                  HANFORD                                                         CA                          93230                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     134.56                       17394.83                       17500                       8.5                  COMMERCE CITY                                                   CO                          80022                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     478.49                       62076.58                       62229                       8.5                  BEAUMONT                                                        CA                          92223                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
      346.9                       33353.63                       33706                      9.25                  MARTINSBURG                                                     WV                          25403                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     324.87                       42146.51                       42250                       8.5                  DACONO                                                          CO                          80514                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     244.89                       34387.31                       34599                     7.625                  LAS VEGAS                                                       NV                          89131                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     398.18                       51952.58                       52387                     8.375                  ERIE                                                            CO                          80516                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     162.79                       22932.79                       23000                     7.625                  SAINT AUGUSTINE                                                 FL                          32092                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
       90.9                       12961.04                       13000                       7.5                  COMMERCE CITY                                                   CO                          80022                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     141.56                       19941.54                       20000                     7.625                  HENDERSON                                                       CO                          80640                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     746.11                       82269.68                       82406                    10.375                  LAS VEGAS                                                       NV                          89141                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     610.19                       59411.91                       59881                    11.875                  MENIFEE                                                         CA                          92584                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     845.73                       82124.46                       82220                        12                  MENIFEE                                                         CA                          92584                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
      500.4                       46417.03                       46464                    12.625                  LAS VEGAS                                                       NV                          89141                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     795.13                       73098.06                       73170                     12.75                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
      940.8                       76777.25                       76828                      14.5                  GILBERT                                                         AZ                          85297                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
      261.9                       32441.34                       32550                         9                  THORNTON                                                        CO                          80241                         1                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
     478.88                        53857.5                       54000                    10.125                  COLORADO SPRINGS                                                CO                          80923                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
      538.7                       70696.94                       70875                     8.375                  SAN CLEMENTE                                                    CA                          92672                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
      238.8                        29286.8                       29350                     9.125                  CORPUS CHRISTI                                                  TX                          78412                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
    1080.04                      104908.98                      105000                        12                  (WOODLAND HILLS AREA)LOS                                        CA                          91367                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     546.76                       69338.29                       69500                      8.75                  ESCONDIDO                                                       CA                          92026                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     468.47                       66799.25                       67000                       7.5                  FRESNO                                                          CA                          93720                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     702.52                       82489.68                       82650                     9.625                  GREELEY                                                         CO                          80631                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     206.02                       30080.47                       30200                      7.25                  GRAYLAND                                                        WA                          98547                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     390.36                       47625.28                       48000                     7.625                  TULARE                                                          CA                          93274                         1                      2                       11/1/2006                     10/1/2026                     8/29/2006                        2/1/2007
     464.04                       63819.18                       64000                     7.875                  PROVO                                                           UT                          84601                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     364.36                       48216.68                       48500                      8.25                  SANTA MARIA                                                     CA                          93458                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     222.98                       28921.08                       29000                       8.5                  LAKE HUGHES                                                     CA                          93532                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     255.21                       36390.65                       36500                       7.5                  CEDAR HILLS                                                     UT                          84062                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
      250.4                       22031.15                       22050                    13.375                  URBANA                                                          IL                          61801                         1                      2                       11/1/2006                     10/1/2021                     10/5/2006                        2/1/2007
     386.22                       47893.94                       48000                         9                  EAST DUNDEE                                                     IL                          60118                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     267.75                       26995.86                       27300                    11.375                  URBANA                                                          IL                          61801                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     230.67                       29873.68                       30000                       8.5                  WATSONVILLE                                                     CA                          95076                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     559.88                       92035.84                       93800                       7.3                  SAN FRANCISCO                                                   CA                          94112                         1                      2                       11/1/2006                     10/1/2031                      9/8/2006                        2/1/2007
      472.5                          42000                       42000                      13.5                  ATLANTA                                                         GA                          30349                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     319.47                       29109.14                       29137                    12.875                  URBANA                                                          IL                          61801                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     626.08                       66174.11                       66400                    10.875                  WESTBROOK                                                       CT                           6498                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     189.97                       26034.07                       26200                     7.875                  PLEASANT GROVE                                                  UT                          84062                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     227.92                       32876.34                       33000                     7.375                  SAN CLEMENTE                                                    CA                          92672                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     589.31                       51327.28                       51450                      13.5                  WENATCHEE                                                       WA                          98801                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
    1464.36                      177283.14                      178000                      9.25                  WARREN                                                          OR                          97053                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     275.58                       38871.44                       39900                     7.375                  RENO                                                            NV                          89523                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     253.77                       33714.11                       35000                     7.875                  SUN CITY                                                        AZ                          85351                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     395.75                       33375.24                       33400                        14                  RALEIGH                                                         NC                          27616                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     658.11                       87374.25                       87600                      8.25                  ROSEVILLE                                                       CA                          95661                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     692.22                       97683.37                       99000                       7.5                  SONORA                                                          CA                          95370                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     416.59                       40398.07                       40500                        12                  MOUNTLAKE TERRACE                                               WA                          98043                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
      309.3                       35527.07                       36000                      9.75                  OAK FOREST                                                      IL                          60452                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     990.29                       99903.21                      100000                      11.5                  KIRKLAND                                                        WA                          98034                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     808.08                       81521.01                       81600                      11.5                  KIRKLAND                                                        WA                          98034                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     224.57                       29795.37                       29892                      8.25                  SAINT LOUIS                                                     MO                          63104                         1                      2                       10/1/2006                      9/1/2036                      9/5/2006                        2/1/2007
     339.59                       38648.21                       38700                     9.999                  COTTAGE GROVE                                                   MN                          55016                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
      424.3                       44950.08                       45000                    10.875                  CHICAGO                                                         IL                          60625                         2                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     287.42                       33039.12                       33100                     9.875                  EVERETT                                                         MA                           2149                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     137.73                        13384.4                       13400                     11.99                  DES MOINES                                                      IA                          50310                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
      365.9                       39935.56                       40000                      10.5                  RAMSEY                                                          MN                          55303                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
      352.2                       32974.38                       33000                      12.5                  CHICAGO                                                         IL                          60645                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     730.47                       94767.33                       95000                       8.5                  SANTA MARIA                                                     CA                          93458                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     407.79                       34972.54                       35000                     13.75                  WEST JORDAN                                                     UT                          84088                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     454.54                       45840.49                       45900                      11.5                  REDMOND                                                         WA                          98052                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     452.53                       50182.53                       50500                     10.25                  SEATTLE                                                         WA                          98105                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     506.24                       44541.93                       44580                    13.375                  BUCKEYE                                                         AZ                          85326                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     406.04                       55540.36                       56000                     7.875                  SHOREWOOD                                                       IL                          60563                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     286.67                          43000                       43000                         8                  WENATCHEE                                                       WA                          98801                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     868.19                          95800                       95800                    10.875                  SAN JOSE                                                        CA                          95123                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     115.41                        11987.4                       12000                    11.125                  JOSEPH CITY                                                     AZ                          86032                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     210.97                          23550                       23550                     10.75                  CALDWELL                                                        ID                          83605                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     420.78                       45355.28                       46000                      10.5                  CENTER CITY                                                     MN                          55012                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
     467.36                          65980                       65980                       8.5                  BEAUMONT                                                        CA                          92223                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     447.87                       49916.58                       49980                     10.25                  TULARE                                                          CA                          93274                         1                      2                       12/1/2006                     11/1/2036                     9/25/2006                        2/1/2007
     309.25                       34099.51                       34156                    10.375                  SUWANEE                                                         GA                          30024                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     302.39                       33342.75                       33398                    10.375                  SUWANEE                                                         GA                          30024                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     206.46                       18483.26                       18500                    13.125                  DENVER                                                          CO                          80204                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     245.02                       32912.79                       33000                     8.125                  EVANSTON                                                        IL                          60201                         1                      2                       11/1/2006                     10/1/2036                     10/2/2006                        2/1/2007
     368.29                       43711.36                       43800                       9.5                  RIVERSIDE                                                       CA                          92501                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     666.95                       75863.63                       76000                        10                  LOWELL                                                          MA                           1851                         2                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     709.45                       75883.99                       76000                     10.75                  SANTA MARIA                                                     CA                          93455                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     311.47                       29966.12                       30000                    12.125                  SPRING HILL                                                     FL                          34609                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     218.05                        26742.3                       26800                     9.125                  ATLANTIC CITY                                                   NJ                           8401                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     252.09                        29935.4                       29980                       9.5                  OREM                                                            UT                          84057                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     300.18                       35628.95                       35700                       9.5                  MIDVALE                                                         UT                          84047                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     968.23                       94090.32                       94200                     11.99                  LYNN                                                            MA                           1902                         2                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     708.04                       83179.33                       83300                     9.625                  SARATOGA SPRINGS                                                UT                          84043                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
    1171.88                         150000                      150000                     9.375                  EL GRANADA                                                      CA                          94018                         1                      2                       12/1/2006                     11/1/2031                     9/26/2006                        2/1/2007
      992.9                       96487.52                       96600                     11.99                  MELROSE                                                         MA                           2176                         2                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     273.29                       31748.91                       31809                      9.75                  PINEHURST                                                       TX                          77362                         1                      2                       11/1/2006                     10/1/2036                     10/2/2006                        2/1/2007
     505.13                       44063.37                       44100                      13.5                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     394.03                       54843.21                       55000                      7.75                  SANGER                                                          CA                          93657                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
      423.8                       45330.71                       45400                     10.75                  PEABODY                                                         MA                           1960                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     192.55                       24158.99                       24200                     8.875                  AJO                                                             AZ                          85321                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
     327.02                       27584.76                       27600                        14                  LAS VEGAS                                                       NV                          89129                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     187.83                       16964.23                       16980                        13                  RIVERDALE                                                       GA                          30274                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     223.04                       25910.96                       25960                      9.75                  HOUSTON                                                         TX                          77082                         1                      2                       11/1/2006                     10/1/2036                     10/3/2006                        2/1/2007
     343.03                       37439.59                       37500                      10.5                  BLAINE                                                          MN                          55449                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     717.48                       54978.54                       55000                      15.5                  LAS VEGAS                                                       NV                          89129                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     745.93                       76694.81                       76800                     11.25                  LANCASTER                                                       CA                          93534                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     384.85                       47223.91                       47300                     9.125                  EVERETT                                                         WA                          98204                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     277.85                       30338.48                       30375                      10.5                  BERTHOUD                                                        CO                          80513                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
      625.4                       60747.28                       60800                        12                  TULARE                                                          CA                          93274                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     978.47                       77964.79                       78000                    14.875                  JEFFERSON                                                       GA                          30549                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     768.48                       62210.04                       62250                    14.625                  LAKE OSWEGO                                                     OR                          97035                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     158.08                       18365.26                       18400                      9.75                  ABILENE                                                         TX                          79601                         1                      2                       11/1/2006                     10/1/2036                     10/5/2006                        2/1/2007
      460.7                       34762.82                       34780                     15.75                  CEDAR CITY                                                      UT                          84720                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
      460.7                       34762.82                       34780                     15.75                  CEDAR CITY                                                      UT                          84720                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     573.56                       43255.36                       43300                     15.75                  PHOENIX                                                         AZ                          85020                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     349.26                       33950.48                       33980                     11.99                  BONDURANT                                                       IA                          50323                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     572.22                       63092.61                       63200                    10.375                  WINTERVILLE                                                     NC                          28590                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
    1021.25                          76000                       76000                    16.125                  CHINO HILLS                                                     CA                          91709                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     269.12                       34517.38                       34600                     8.625                  DES MOINES                                                      IA                          50317                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     606.68                       77860.84                       78000                     8.625                  HANFORD                                                         CA                          93230                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     244.56                       23958.99                       24000                    11.875                  LANSING                                                         MI                          48906                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     570.41                       62895.77                       63000                    10.375                  REVERE                                                          MA                           2151                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     264.87                       31453.15                       31500                       9.5                  FORT MOHAVE                                                     AZ                          86426                         1                      2                       12/1/2006                     11/1/2036                     9/29/2006                        2/1/2007
     214.67                       27534.12                       27600                     8.625                  HARTSELLE                                                       AL                          35640                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     483.47                        69838.7                       70000                     7.375                  BAKERSFIELD                                                     CA                          93306                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     424.93                       42311.53                       42500                    11.625                  ESSEX                                                           MA                           1929                         2                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     394.03                       44839.91                       44900                        10                  SANTA MARIA                                                     CA                          93458                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     120.62                       11191.54                       11200                    12.625                  DES MOINES                                                      IA                          50315                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     306.93                          35500                       35500                    10.375                  SAN JACINTO                                                     CA                          92583                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     704.44                       53978.91                       54000                      15.5                  LAS VEGAS                                                       NV                          89129                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     986.41                       73980.51                       74000                        16                  ONTARIO                                                         CA                          91762                         1                      2                       12/1/2006                     11/1/2036                     10/1/2006                        2/1/2007
     614.68                       48970.33                       49000                    14.875                  CUMMING                                                         GA                          30040                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     878.12                       69968.38                       70000                    14.875                  LITHIA SPRINGS                                                  GA                          30122                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     358.82                       31041.31                       31060                    13.625                  YUKON                                                           OK                          73099                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     266.16                       31951.14                       32000                     9.375                  KATY                                                            TX                          77449                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
     238.23                       27558.02                       28027                     9.625                  HOUSTON                                                         TX                          77064                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     355.82                       39228.07                       39300                    10.375                  MAPLE GROVE                                                     MN                          55311                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     248.89                       29862.84                       29924                     9.375                  HOUSTON                                                         TX                          77070                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     683.23                       65128.32                       65200                     12.25                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     364.38                          53000                       53000                      8.25                  CHESAPEAKE                                                      VA                          23320                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     355.27                       29235.18                       29250                    14.375                  PORTLAND                                                        OR                          97230                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     151.68                       16134.61                       16745                     7.125                  FALLON                                                          NV                          89406                         1                      2                       12/1/2006                     11/1/2021                     10/7/2006                        2/1/2007
     565.31                       54952.21                       55000                     11.99                  MIDLAND                                                         VA                          22728                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     444.47                       49537.06                       49600                     10.25                  BAKERSFIELD                                                     CA                          93307                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     370.16                       47668.09                       48700                     8.375                  BROOKLYN PARK                                                   MN                          55445                         1                      2                       11/1/2006                     10/1/2036                     10/5/2006                        2/1/2007
     415.07                       47734.32                       47800                     9.875                  MADERA                                                          CA                          93637                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     743.37                       67153.39                       67200                        13                  OGDEN                                                           UT                          84403                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
     430.44                       55877.53                       55980                       8.5                  BROOKLYN PARK                                                   MN                          55445                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     452.25                       43941.37                       44000                     11.99                  WEST DES MOINES                                                 IA                          50265                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     779.88                       77926.53                       78000                    11.625                  WAIPAHU                                                         HI                          96797                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     419.25                          64500                       64500                       7.8                  TRUCKEE                                                         CA                          96161                         1                      2                       12/1/2006                     11/1/2031                     9/28/2006                        2/1/2007
     268.06                       31155.96                       31200                      9.75                  DELTONA                                                         FL                          32738                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
    1178.61                      124861.36                      125000                    10.875                  HENDERSON                                                       NV                          89052                         1                      2                       12/1/2006                     11/1/2021                     9/29/2006                        2/1/2007
     311.95                       30318.42                       30350                     11.99                  DES MOINES                                                      IA                          50312                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     594.38                       44184.65                       44200                        16                  PORTLAND                                                        OR                          97203                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     840.85                       99851.28                      100000                       9.5                  NASHUA                                                          NH                           3060                         4                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     151.89                       20658.05                       20700                         8                  NEWBERG                                                         OR                          97132                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     1182.9                      114840.58                      115000                        12                  BEN LOMOND                                                      CA                          95005                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     305.52                       33359.84                       33400                      10.5                  CEDAR RAPIDS                                                    IA                          52405                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     987.21                      119811.93                      120000                      9.25                  OAKDALE                                                         CA                          95361                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     372.01                       43238.91                       43300                      9.75                  SANTA MARIA                                                     CA                          93458                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     568.18                       54254.64                       55759                    11.875                  LAS VEGAS                                                       NV                          89149                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     575.84                       47775.07                       47800                     14.25                  LOVELAND                                                        CO                          80537                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
    1728.64                      122964.21                      123000                     16.75                  WOODBURY                                                        MN                          55129                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     143.26                       20950.56                       21000                      7.25                  SARASOTA                                                        FL                          34233                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     250.29                       26753.85                       27000                       7.5                  PAROWAN                                                         UT                          84761                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     379.38                        57603.6                       57750                     6.875                  PARKER                                                          CO                          80134                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     339.35                       41185.36                       41250                      9.25                  LAS VEGAS                                                       NV                          89121                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
      508.2                       60830.32                       61100                     9.375                  WINDSOR                                                         CO                          80550                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     475.34                       47953.54                       48000                      11.5                  PAYSON                                                          UT                          84651                         4                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     133.41                       18258.17                       18400                     7.875                  TULARE                                                          CA                          93274                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
        329                       27984.07                       28000                    13.875                  BRANFORD                                                        CT                           6405                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     868.09                       85921.21                       86000                     11.75                  FREMONT                                                         CA                          94536                         1                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
     674.74                        63750.1                       63801                    12.375                  LAS VEGAS                                                       NV                          89108                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     338.34                       43375.79                       43500                     8.625                  SANTA MARIA                                                     CA                          93454                         1                      2                       12/1/2006                     11/1/2021                    10/19/2006                        2/1/2007
     220.13                       29737.88                       30000                         8                  FORT COLLINS                                                    CO                          80521                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
    1061.85                          94387                       94387                      13.5                  PHOENIX                                                         AZ                          85085                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     489.58                          50000                       50000                     11.75                  TOLLESON                                                        AZ                          85353                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
      689.7                       80745.71                       80746                     10.25                  BEAUMONT                                                        CA                          92223                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     995.09                         117936                      117936                    10.125                  WOODBRIDGE                                                      VA                          22193                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     196.15                          23247                       23247                    10.125                  JACKSONVILLE                                                    FL                          32226                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     733.33                          88000                       88000                        10                  PHOENIX                                                         AZ                          85085                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     380.56                          52947                       52947                     8.625                  BRISTOW                                                         VA                          20136                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     443.38                          70940                       70940                       7.5                  GOODYEAR                                                        AZ                          85338                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
        325                          52000                       52000                       7.5                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     693.81                        57418.9                       57419                      14.5                  PHOENIX                                                         AZ                          85043                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     727.33                       68454.83                       68492                     12.75                  LEHI                                                            UT                          84043                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     1073.2                         135562                      135562                       9.5                  ANTELOPE                                                        CA                          95843                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     613.88                       53511.72                       53595                      13.5                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     258.82                       24671.86                       24699                     12.25                  LAS VEGAS                                                       NV                          89156                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     455.16                       42819.46                       44250                        12                  NORTH LAS VEGAS                                                 NV                          89115                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     669.67                       66871.86                       66978                    11.625                  HENDERSON                                                       NV                          89052                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     887.81                       91282.81                       91408                     11.25                  BEAUMONT                                                        CA                          92223                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     607.17                       63663.96                       63757                        11                  JACKSONVILLE                                                    FL                          32244                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     565.62                       60499.21                       60592                     10.75                  SAHUARITA                                                       AZ                          85629                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     616.04                       70041.14                       70198                        10                  NORTH LAS VEGAS                                                 NV                          89115                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     511.42                       59413.56                       59526                      9.75                  WEST JORDAN                                                     UT                          84088                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     406.55                       47209.97                       47320                      9.75                  BUCKEYE                                                         AZ                          85326                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     545.68                       64073.48                       64198                     9.625                  NORTH LAS VEGAS                                                 NV                          89084                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
      450.3                       52874.25                       52977                     9.625                  NORTH LAS VEGAS                                                 NV                          89081                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     270.92                       32491.54                       32572                     9.375                  CHESTERTOWN                                                     MD                          21620                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     333.65                       43285.72                       43392                       8.5                  SOUTH OGDEN                                                     UT                          84405                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     616.36                        83772.3                       84000                         8                  MENIFEE                                                         CA                          92584                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     335.25                       47803.34                       47947                       7.5                  WEST JORDAN                                                     UT                          84088                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     354.73                       51836.28                       52000                      7.25                  GILBERT                                                         AZ                          85296                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     473.16                       69141.58                       69360                      7.25                  GOODYEAR                                                        AZ                          85338                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     328.14                       48532.21                       48706                     7.125                  EAGLE MOUNTAIN                                                  UT                          84005                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     286.08                       42829.15                       43000                         7                  KAYSVILLE                                                       UT                          84037                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     771.79                       64011.68                       64066                     14.25                  LAS VEGAS                                                       NV                          89178                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     480.83                       40890.78                       40922                    13.875                  LAS VEGAS                                                       NV                          89131                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     681.47                       57952.68                       57998                    13.875                  LAS VEGAS                                                       NV                          89178                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     514.35                        44469.9                       44523                    13.625                  MARANA                                                          AZ                          85653                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     990.79                       91904.97                       91998                    12.625                  MORENO VALLEY                                                   CA                          92555                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     412.45                       38958.31                       39000                    12.375                  JACKSONVILLE                                                    FL                          32219                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     330.68                       31200.83                       31268                    12.375                  TUCSON                                                          AZ                          85713                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     185.46                       19446.86                       19475                        11                  MARICOPA                                                        AZ                          85239                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     376.08                       40226.51                       40288                     10.75                  SOUTH OGDEN                                                     UT                          84405                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     553.77                       61693.02                       61798                     10.25                  LAS VEGAS                                                       NV                          89141                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     798.42                       89913.67                       90031                    10.125                  GURNEE                                                          IL                          60031                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     622.53                       70044.13                       70198                    10.125                  NORTH LAS VEGAS                                                 NV                          89115                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     1111.9                      126474.98                      126702                        10                  TEMECULA                                                        CA                          92591                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     382.62                       43504.06                       43600                        10                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     689.73                       79283.86                       79430                     9.875                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     486.26                       55894.97                       55998                     9.875                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     729.44                       84741.62                       84902                      9.75                  MENIFEE                                                         CA                          92584                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     347.96                       40405.65                       40500                      9.75                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     515.48                       58779.52                       59998                      9.75                  LAS VEGAS                                                       NV                          89141                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
      481.5                       55963.91                       56043                      9.75                  PHOENIX                                                         AZ                          85041                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     400.25                       47505.21                       47600                       9.5                  HANFORD                                                         CA                          93230                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
        391                       46407.41                       46500                       9.5                  SPRING HILL                                                     FL                          34609                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
      482.4                       57574.75                       57998                     9.375                  NORTH LAS VEGAS                                                 NV                          89081                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     161.97                       20085.52                       20130                         9                  LAS VEGAS                                                       NV                          89123                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     399.05                       50605.97                       50724                      8.75                  LATHROP                                                         CA                          95330                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     480.29                       60908.95                       61051                      8.75                  LAS VEGAS                                                       NV                          89141                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     561.83                       72889.05                       73068                       8.5                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     473.07                       62807.72                       62970                      8.25                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     420.07                       55769.89                       55915                      8.25                  KAYSVILLE                                                       UT                          84037                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     474.01                       63671.26                       63840                     8.125                  PARKER                                                          CO                          80134                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
    1272.05                      172890.06                      173360                         8                  GOODYEAR                                                        AZ                          85338                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     350.94                          49436                       49582                     7.625                  SYRACUSE                                                        UT                          84075                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     218.25                       31501.92                       31599                     7.375                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
    1600.06                      174607.95                      174920                      10.5                  COSTA MESA                                                      CA                          92627                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     420.38                       55848.22                       55956                      8.25                  JOLIET                                                          IL                          60431                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     450.85                       49689.49                       49795                    10.375                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
    1117.77                       123302.5                      123455                    10.375                  GURNEE                                                          IL                          60031                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
      452.7                       49917.31                       50000                    10.375                  PHOENIX                                                         AZ                          85043                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     508.29                       59684.04                       59800                     9.625                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     405.36                       47556.15                       47690                     9.625                  PHOENIX                                                         AZ                          85041                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     300.94                       37738.26                       37824                     8.875                  MACCLENNY                                                       FL                          32063                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     364.01                       45646.26                       45750                     8.875                  HENDERSON                                                       NV                          89052                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     515.01                       64618.32                       64728                     8.875                  LAS VEGAS                                                       NV                          89149                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     474.62                       59492.83                       59652                     8.875                  VAIL                                                            AZ                          85641                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     335.11                       42982.15                       43085                     8.625                  MENIFEE                                                         CA                          92584                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     744.28                       95348.79                       95692                     8.625                  ELK GROVE                                                       CA                          95624                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     576.67                       74814.32                       74998                       8.5                  MORENO VALLEY                                                   CA                          92555                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     462.47                        59998.7                       60146                       8.5                  HAYWARD                                                         CA                          94544                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
      174.5                       22639.44                       22695                       8.5                  VAIL                                                            AZ                          85641                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     565.14                       73317.99                       73498                       8.5                  MORENO VALLEY                                                   CA                          92555                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     210.31                       27285.03                       27352                       8.5                  LAS VEGAS                                                       NV                          89108                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     363.88                       47754.74                       47875                     8.375                  SARATOGA SPRINGS                                                UT                          84045                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     206.42                       25980.07                       27158                     8.375                  LAS VEGAS                                                       NV                          89149                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     380.11                       49864.05                       50010                     8.375                  SAHUARITA                                                       AZ                          85629                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     312.93                       41060.56                       41654                      8.25                  LEHI                                                            UT                          84043                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     858.18                      115274.49                      115580                     8.125                  HAYWARD                                                         CA                          94544                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     447.96                        60926.3                       61050                         8                  RIVERSIDE                                                       CA                          92504                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     582.47                        79165.8                       79381                         8                  SURPRISE                                                        AZ                          85379                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     329.23                       45246.41                       45406                     7.875                  PARKER                                                          CO                          80134                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     344.33                       47356.98                       47489                     7.875                  STAFFORD                                                        VA                          22554                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     520.09                       71529.57                       71729                     7.875                  CULPEPER                                                        VA                          22701                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     347.44                       47784.79                       47918                     7.875                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     364.35                       50108.99                       50250                     7.875                  STAFFORD                                                        VA                          22554                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     202.74                       28219.34                       28300                      7.75                  TUCSON                                                          AZ                          85747                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
      189.3                       26315.16                       26423                      7.75                  MARANA                                                          AZ                          85653                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     160.82                       22922.89                       23000                       7.5                  KAYSVILLE                                                       UT                          84037                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     286.04                       37107.89                       37200                       8.5                  TUCSON                                                          AZ                          85746                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     388.47                       51473.68                       51709                      8.25                  LEHI                                                            UT                          84043                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
      270.2                       38002.88                       38175                     7.625                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       11/1/2006                     10/1/2021                     9/24/2006                        2/1/2007
     115.68                       16710.54                       16749                     7.375                  SHOREWOOD                                                       IL                          60404                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     510.89                       52059.44                       52661                      8.25                  PHOENIX                                                         AZ                          85085                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
      148.8                       15975.01                       16175                     7.375                  VAIL                                                            AZ                          85641                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     415.58                       35943.96                       35973                    13.625                  CASA GRANDE                                                     AZ                          85222                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     486.19                       43501.49                       43566                    13.125                  GILBERT                                                         AZ                          85296                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     449.25                       47111.46                       47174                        11                  GILBERT                                                         AZ                          85297                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     348.38                       37639.86                       37699                    10.625                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
    1067.02                      121425.29                      121588                        10                  GURNEE                                                          IL                          60031                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     388.88                       44978.55                       44998                    10.375                  SAINT AUGUSTINE                                                 FL                          32086                         1                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
     298.37                       33954.51                       34000                        10                  HANFORD                                                         CA                          93230                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     631.53                        67575.9                       67653                     10.75                  LANCASTER                                                       CA                          93535                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     339.08                       30199.06                       30384                    13.125                  MIAMI GARDENS                                                   FL                          33169                         1                      2                       12/1/2006                     11/1/2021                    12/11/2005                        2/1/2007
     364.13                       34719.48                       34748                     12.25                  ALBUQUERQUE                                                     NM                          87114                         1                      2                       12/1/2006                     11/1/2021                      8/2/2006                        2/1/2007
     581.76                        66774.3                       66996                     9.875                  LANCASTER                                                       CA                          93536                         1                      2                        8/1/2006                      7/1/2021                      2/2/2006                        2/1/2007
     739.46                       78306.37                       78424                    10.875                  PALMDALE                                                        CA                          93552                         1                      2                       11/1/2006                     10/1/2021                     3/15/2006                        2/1/2007
     518.39                       39584.49                       39738                      15.5                  SANFORD                                                         FL                          32773                         1                      2                        4/1/2006                      3/1/2021                      2/3/2006                        2/1/2007
     630.64                       73298.41                       73402                      9.75                  CHINO                                                           CA                          91710                         1                      2                       12/1/2006                     11/1/2021                     4/13/2006                        2/1/2007
     252.21                       29313.57                       29355                      9.75                  HILLSBORO                                                       OR                          97123                         1                      2                       12/1/2006                     11/1/2021                     9/12/2006                        2/1/2007
     397.06                       34038.42                       34079                     13.75                  SUMMERVILLE                                                     SC                          29485                         1                      2                        9/1/2006                      8/1/2021                      7/7/2006                        2/1/2007
     317.33                       26766.18                       26781                        14                  GRAND PRAIRIE                                                   TX                          75054                         1                      2                       12/1/2006                     11/1/2021                     7/19/2006                        2/1/2007
     282.87                       27049.75                       27500                        12                  LEANDER                                                         TX                          78641                         1                      2                       10/1/2006                      9/1/2021                      8/2/2006                        2/1/2007
     769.72                       76911.49                       76984                    11.625                  CASTLE ROCK                                                     CO                          80108                         1                      2                       12/1/2006                     11/1/2021                     7/26/2006                        2/1/2007
     659.84                       76692.31                       76801                      9.75                  LAKE ELSINORE                                                   CA                          92532                         1                      2                       12/1/2006                     11/1/2021                     8/11/2006                        2/1/2007
     247.61                       28763.09                       28820                      9.75                  ALBUQUERQUE                                                     NM                          87121                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     350.96                       38316.78                       38367                      10.5                  TUCSON                                                          AZ                          85706                         1                      2                       12/1/2006                     11/1/2021                     8/17/2006                        2/1/2007
     746.37                       88630.97                       88763                       9.5                  OAKLEY                                                          CA                          94561                         1                      2                       12/1/2006                     11/1/2021                     8/17/2006                        2/1/2007
     481.62                       52586.65                       52650                      10.5                  LAS VEGAS                                                       NV                          89178                         1                      2                       12/1/2006                     11/1/2021                     8/30/2006                        2/1/2007
     288.82                       24979.79                       25000                    13.625                  FORT WORTH                                                      TX                          76248                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     344.04                       37185.39                       37229                    10.625                  ALBUQUERQUE                                                     NM                          87114                         1                      2                       12/1/2006                     11/1/2021                     8/31/2006                        2/1/2007
    1906.69                      173731.71                      173898                    12.875                  OXNARD                                                          CA                          93035                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     360.78                       40208.89                       40260                     10.25                  QUEEN CREEK                                                     AZ                          85243                         1                      2                       12/1/2006                     11/1/2021                      9/5/2006                        2/1/2007
     563.23                       48721.04                       48753                    13.625                  COMMERCE CITY                                                   CO                          80022                         1                      2                       12/1/2006                     11/1/2021                     9/19/2006                        2/1/2007
     772.03                       84296.47                       84398                      10.5                  PALMDALE                                                        CA                          93552                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     282.32                       25054.92                       25077                     13.25                  MYRTLE BEACH                                                    SC                          29579                         1                      2                       11/1/2006                     10/1/2021                      9/9/2006                        2/1/2007
     354.92                       38753.34                       38800                      10.5                  RIVIERA BEACH                                                   FL                          33404                         1                      2                       12/1/2006                     11/1/2021                      9/9/2006                        2/1/2007
     316.15                       30708.33                       30735                        12                  FIFE                                                            WA                          98424                         1                      2                       12/1/2006                     11/1/2021                     9/11/2006                        2/1/2007
     196.68                       24954.52                       25000                      8.75                  FORT WORTH                                                      TX                          76248                         1                      2                       12/1/2006                     11/1/2021                     9/22/2006                        2/1/2007
     625.39                       59631.03                       59680                     12.25                  SANGER                                                          CA                          93657                         1                      2                       12/1/2006                     11/1/2021                     9/12/2006                        2/1/2007
     862.77                      115963.95                      116198                     8.125                  ELK GROVE                                                       CA                          95757                         1                      2                       12/1/2006                     11/1/2021                     9/18/2006                        2/1/2007
        510                       51948.26                       52000                    11.375                  EVANS                                                           CO                          80620                         1                      2                       12/1/2006                     11/1/2021                     9/28/2006                        2/1/2007
     345.62                       32940.96                       33600                        12                  MCKINNEY                                                        TX                          75070                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     659.33                       71989.28                       72078                      10.5                  LAS VEGAS                                                       NV                          89143                         1                      2                       12/1/2006                     11/1/2021                     9/18/2006                        2/1/2007
     341.08                       38409.87                       38460                    10.125                  GRAND PRAIRIE                                                   TX                          75052                         1                      2                       12/1/2006                     11/1/2021                     9/19/2006                        2/1/2007
      430.5                       57865.45                       57980                     8.125                  HEBER                                                           CA                          92249                         1                      2                       12/1/2006                     11/1/2021                     9/18/2006                        2/1/2007
     303.93                       34951.88                       35000                     9.875                  FLORENCE                                                        TX                          76527                         1                      2                       12/1/2006                     11/1/2021                     9/21/2006                        2/1/2007
     275.67                       37890.83                       38019                     7.875                  SPARKS                                                          NV                          89436                         1                      2                       12/1/2006                     11/1/2021                     9/18/2006                        2/1/2007
     125.65                       13178.73                       13193                        11                  HUTTO                                                           TX                          78634                         1                      2                       12/1/2006                     11/1/2021                     9/21/2006                        2/1/2007
      305.5                       25980.16                       26000                    13.875                  BURLESON                                                        TX                          76028                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     372.19                       55109.66                       55243                     7.125                  HEBER                                                           CA                          92249                         1                      2                       12/1/2006                     11/1/2021                     9/21/2006                        2/1/2007
    1035.25                       96924.73                       97000                      12.5                  STOCKTON                                                        CA                          95209                         1                      2                       12/1/2006                     11/1/2021                     9/19/2006                        2/1/2007
     503.82                       42853.59                       42878                    13.875                  RIO RANCHO                                                      NM                          87144                         1                      2                       12/1/2006                     11/1/2021                     9/20/2006                        2/1/2007
     144.19                       18139.17                       18328                      8.75                  CHINO                                                           CA                          91710                         1                      2                       12/1/2006                     11/1/2021                     9/20/2006                        2/1/2007
     854.96                        88799.6                       88893                    11.125                  STOCKTON                                                        CA                          95209                         1                      2                       12/1/2006                     11/1/2021                     9/21/2006                        2/1/2007
     464.16                        58897.4                       59000                      8.75                  LAS VEGAS                                                       NV                          89135                         1                      2                       12/1/2006                     11/1/2021                     9/26/2006                        2/1/2007
      189.3                       21769.02                       21799                     9.875                  STOCKTON                                                        CA                          95219                         1                      2                       12/1/2006                     11/1/2021                     9/22/2006                        2/1/2007
     855.87                       85519.36                       85600                    11.625                  LINCOLN                                                         CA                          95648                         1                      2                       12/1/2006                     11/1/2021                     9/21/2006                        2/1/2007
      219.4                       24966.52                       25000                        10                  RIO RANCHO                                                      NM                          87144                         1                      2                       12/1/2006                     11/1/2021                     9/25/2006                        2/1/2007
     308.63                       24988.03                       25000                    14.625                  WALKER                                                          LA                          70785                         1                      2                       12/1/2006                     11/1/2021                     9/25/2006                        2/1/2007
     308.63                       24988.03                       25000                    14.625                  WALKER                                                          LA                          70785                         1                      2                       12/1/2006                     11/1/2021                     9/25/2006                        2/1/2007
     792.22                       83098.19                       83188                        11                  WAIANAE                                                         HI                          96792                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     607.78                       57952.42                       58000                     12.25                  KISSIMMEE                                                       FL                          34744                         1                      2                       12/1/2006                     11/1/2021                     9/28/2006                        2/1/2007
     556.17                       60726.86                       60800                      10.5                  THORNTON                                                        CO                          80602                         1                      2                       12/1/2006                     11/1/2021                     9/28/2006                        2/1/2007
    1114.45                       109268.5                      109366                    11.875                  BYRON                                                           CA                          94514                         1                      2                       12/1/2006                     11/1/2021                     9/27/2006                        2/1/2007
     235.29                       28555.16                       28600                      9.25                  UNION CITY                                                      GA                          30291                         1                      2                       12/1/2006                     11/1/2021                     9/29/2006                        2/1/2007
     708.09                       86886.98                       87027                     9.125                  VISALIA                                                         CA                          93277                         1                      2                       12/1/2006                     11/1/2021                     9/29/2006                        2/1/2007
     583.65                       57766.99                       57820                     11.75                  MONTGOMERY                                                      IL                          60538                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     420.79                       45944.65                       46000                      10.5                  MESA                                                            AZ                          85208                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
      481.4                        46759.4                       46800                        12                  COMMERCE CITY                                                   CO                          80022                         1                      2                       12/1/2006                     11/1/2021                     10/9/2006                        2/1/2007
     717.15                       79928.45                       80030                     10.25                  WOODBRIDGE                                                      VA                          22191                         1                      2                       12/1/2006                     11/1/2021                     10/9/2006                        2/1/2007
     653.59                       75877.99                       76893                     9.625                  PHOENIX                                                         AZ                          85085                         1                      2                       12/1/2006                     11/1/2021                     5/17/2006                        2/1/2007
     301.28                       28207.09                       28229                      12.5                  ALBUQUERQUE                                                     NM                          87114                         1                      2                       12/1/2006                     11/1/2021                      1/5/2006                        2/1/2007
     210.22                        24962.8                       25000                       9.5                  TUCSON                                                          AZ                          85706                         1                      2                       12/1/2006                     11/1/2021                     1/11/2006                        2/1/2007
    1045.93                      102550.26                      102642                    11.875                  KAHULUI                                                         HI                          96732                         1                      2                       12/1/2006                     11/1/2021                     2/14/2006                        2/1/2007
     356.92                       45807.14                       45889                     8.625                  ALBUQUERQUE                                                     NM                          87114                         1                      2                       12/1/2006                     11/1/2021                      2/2/2006                        2/1/2007
    1029.32                       99981.21                      100068                        12                  PALMDALE                                                        CA                          93552                         1                      2                       12/1/2006                     11/1/2021                     4/13/2006                        2/1/2007
     359.77                       40097.05                       40148                     10.25                  TEMPE                                                           AZ                          85281                         1                      2                       12/1/2006                     11/1/2021                      3/8/2006                        2/1/2007
     757.66                       79430.38                       79559                        11                  SAN DIEGO                                                       CA                          92104                         1                      2                       12/1/2006                     11/1/2021                      2/9/2006                        2/1/2007
     434.48                       51040.92                       51115                     9.625                  FAIR OAKS                                                       CA                          95628                         1                      2                       12/1/2006                     11/1/2021                     5/25/2006                        2/1/2007
      328.4                        28894.3                       28919                    13.375                  FT WORTH                                                        TX                          76248                         1                      2                       11/1/2006                     10/1/2021                      3/8/2006                        2/1/2007
      396.9                       41577.95                       41677                        11                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       12/1/2006                     11/1/2021                      3/1/2006                        2/1/2007
     783.59                        79050.4                       79127                      11.5                  PALMDALE                                                        CA                          93552                         1                      2                       12/1/2006                     11/1/2021                      5/4/2006                        2/1/2007
     866.62                        84970.2                       85046                    11.875                  BAKERSFIELD                                                     CA                          93306                         1                      2                       12/1/2006                     11/1/2021                     3/30/2006                        2/1/2007
     821.48                       80544.14                       80616                    11.875                  BAKERSFIELD                                                     CA                          93306                         1                      2                       12/1/2006                     11/1/2021                     3/30/2006                        2/1/2007
     691.83                       72567.55                       72646                        11                  BAKERSFIELD                                                     CA                          93306                         1                      2                       12/1/2006                     11/1/2021                      7/7/2006                        2/1/2007
     603.06                       60838.05                       60897                      11.5                  TUCSON                                                          AZ                          85741                         1                      2                       12/1/2006                     11/1/2021                     6/15/2006                        2/1/2007
     865.41                       90774.89                       90873                        11                  PALMDALE                                                        CA                          93552                         1                      2                       12/1/2006                     11/1/2021                     5/17/2006                        2/1/2007
     393.04                       33430.96                       33450                    13.875                  ALBUQUERQUE                                                     NM                          87114                         1                      2                       12/1/2006                     11/1/2021                     5/22/2006                        2/1/2007
     602.02                       58476.24                       58527                        12                  LAKE ELSINORE                                                   CA                          92532                         1                      2                       12/1/2006                     11/1/2021                      5/4/2006                        2/1/2007
     752.33                       75626.75                       75970                      11.5                  LAS VEGAS                                                       NV                          89178                         1                      2                        8/1/2006                      7/1/2021                      5/5/2006                        2/1/2007
     659.34                        74251.1                       74348                    10.125                  LAS VEGAS                                                       NV                          89122                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     492.92                       46149.15                       46185                      12.5                  PINGREE GROVE                                                   IL                          60140                         1                      2                       12/1/2006                     11/1/2021                     5/31/2006                        2/1/2007
       1124                      122728.22                      122876                      10.5                  CHOWCHILLA                                                      CA                          93610                         1                      2                       12/1/2006                     11/1/2021                     5/25/2006                        2/1/2007
     443.46                       44736.63                       44780                      11.5                  RIVERTON                                                        UT                          84065                         1                      2                       12/1/2006                     11/1/2021                      6/8/2006                        2/1/2007
     560.94                       56588.15                       56643                      11.5                  THORNTON                                                        CO                          80602                         1                      2                       12/1/2006                     11/1/2021                      7/7/2006                        2/1/2007
     504.78                       57443.02                       57520                        10                  LAKE ELSINORE                                                   CA                          92532                         1                      2                       12/1/2006                     11/1/2021                     6/22/2006                        2/1/2007
      735.4                       78675.35                       78780                     10.75                  LAKE ELSINORE                                                   CA                          92532                         1                      2                       12/1/2006                     11/1/2021                     6/28/2006                        2/1/2007
     283.44                       30636.09                       30672                    10.625                  TUCSON                                                          AZ                          85706                         1                      2                       12/1/2006                     11/1/2021                     6/30/2006                        2/1/2007
     582.75                       55058.02                       55102                    12.375                  DAYTONA BEACH                                                   FL                          32124                         1                      2                       12/1/2006                     11/1/2021                      8/3/2006                        2/1/2007
     590.31                       62536.55                       62606                    10.875                  QUEEN CREEK                                                     AZ                          85243                         1                      2                       12/1/2006                     11/1/2021                     7/26/2006                        2/1/2007
     478.44                       52776.71                       52842                    10.375                  BUCKEYE                                                         AZ                          85326                         1                      2                       12/1/2006                     11/1/2021                     7/24/2006                        2/1/2007
     274.53                       32250.18                       32297                     9.625                  SAN ANTONIO                                                     TX                          78254                         1                      2                       12/1/2006                     11/1/2021                      8/7/2006                        2/1/2007
    1202.06                      122441.06                      122563                    11.375                  RICHMOND                                                        CA                          94806                         1                      2                       12/1/2006                     11/1/2021                      8/2/2006                        2/1/2007
     530.46                       55095.03                       55153                    11.125                  DAYTONA BEACH                                                   FL                          32124                         1                      2                       12/1/2006                     11/1/2021                      8/1/2006                        2/1/2007
    1172.73                      118307.35                      118422                      11.5                  STOCKTON                                                        CA                          95209                         1                      2                       12/1/2006                     11/1/2021                      8/2/2006                        2/1/2007
     349.75                        35624.5                       35660                    11.375                  DOUGLASVILLE                                                    GA                          30135                         1                      2                       12/1/2006                     11/1/2021                      8/7/2006                        2/1/2007
     728.06                       70718.61                       70780                        12                  LAKE ELSINORE                                                   CA                          92532                         1                      2                       12/1/2006                     11/1/2021                      8/7/2006                        2/1/2007
     539.55                       58912.04                       58983                      10.5                  TOLLESON                                                        AZ                          85353                         1                      2                       12/1/2006                     11/1/2021                     8/17/2006                        2/1/2007
     384.13                       43258.54                       43315                    10.125                  RIO RANCHO                                                      NM                          87144                         1                      2                       12/1/2006                     11/1/2021                      8/9/2006                        2/1/2007
     470.64                       59719.98                       59824                      8.75                  CASA GRANDE                                                     AZ                          85222                         1                      2                       12/1/2006                     11/1/2021                     8/21/2006                        2/1/2007
    1223.08                      122211.77                      122327                    11.625                  BRENTWOOD                                                       CA                          94513                         1                      2                       12/1/2006                     11/1/2021                     8/21/2006                        2/1/2007
     428.25                       41988.53                       42026                    11.875                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       12/1/2006                     11/1/2021                     8/17/2006                        2/1/2007
     493.89                       47528.87                       47569                    12.125                  LOCUST GROVE                                                    GA                          30248                         1                      2                       12/1/2006                     11/1/2021                     8/16/2006                        2/1/2007
     328.83                       33820.36                       33855                     11.25                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       12/1/2006                     11/1/2021                     8/29/2006                        2/1/2007
     548.76                       53803.98                       53852                    11.875                  TOLLESON                                                        AZ                          85353                         1                      2                       12/1/2006                     11/1/2021                     8/17/2006                        2/1/2007
     499.76                       50589.65                       55197                    10.375                  NEWBERG                                                         OR                          97132                         1                      2                       12/1/2006                     11/1/2021                     8/30/2006                        2/1/2007
     432.01                       43166.29                       43207                    11.625                  LAS VEGAS                                                       NV                          89122                         1                      2                       12/1/2006                     11/1/2021                     8/21/2006                        2/1/2007
     542.56                       57478.16                       57542                    10.875                  BAKERSFIELD                                                     CA                          93306                         1                      2                       12/1/2006                     11/1/2021                     8/22/2006                        2/1/2007
     391.71                       40288.77                       40330                     11.25                  NEW BRAUNFELS                                                   TX                          78132                         1                      2                       12/1/2006                     11/1/2021                     8/25/2006                        2/1/2007
     572.76                       59489.44                       59552                    11.125                  QUEEN CREEK                                                     AZ                          85243                         1                      2                       12/1/2006                     11/1/2021                     8/25/2006                        2/1/2007
     530.53                       49219.26                       49261                    12.625                  CORONA                                                          AZ                          85641                         1                      2                       12/1/2006                     11/1/2021                     8/28/2006                        2/1/2007
     347.43                       37175.57                       37218                     10.75                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       12/1/2006                     11/1/2021                     8/29/2006                        2/1/2007
     313.28                       37201.58                       37257                       9.5                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       12/1/2006                     11/1/2021                     8/28/2006                        2/1/2007
     462.09                       47527.35                       47576                     11.25                  CASA GRANDE                                                     AZ                          85222                         1                      2                       12/1/2006                     11/1/2021                     9/12/2006                        2/1/2007
     500.26                       52970.93                       53055                    10.875                  PHOENIX                                                         AZ                          85043                         1                      2                       12/1/2006                     11/1/2021                     8/31/2006                        2/1/2007
     672.93                       65979.13                       66038                    11.875                  BAKERSFIELD                                                     CA                          93306                         1                      2                       12/1/2006                     11/1/2021                      9/6/2006                        2/1/2007
     565.66                       63701.88                       63785                    10.125                  ORLANDO                                                         FL                          32824                         1                      2                       12/1/2006                     11/1/2021                      9/7/2006                        2/1/2007
     781.45                       81968.41                       82057                        11                  WOODBRIDGE                                                      VA                          22191                         1                      2                       12/1/2006                     11/1/2021                     9/12/2006                        2/1/2007
     567.14                       61925.43                       62000                      10.5                  SACRAMENTO                                                      CA                          95834                         1                      2                       12/1/2006                     11/1/2021                     9/19/2006                        2/1/2007
     526.75                        51645.9                       51692                    11.875                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     676.87                       70302.04                       70376                    11.125                  QUEEN CREEK                                                     AZ                          85242                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     414.55                       44806.46                       44859                    10.625                  ALBUQUERQUE                                                     NM                          87121                         1                      2                       12/1/2006                     11/1/2021                     9/18/2006                        2/1/2007
    1023.63                      108442.58                      108563                    10.875                  PHOENIX                                                         AZ                          85085                         1                      2                       12/1/2006                     11/1/2021                     9/13/2006                        2/1/2007
     410.57                       39147.84                       39180                     12.25                  PINGREE GROVE                                                   IL                          60140                         1                      2                       12/1/2006                     11/1/2021                     9/13/2006                        2/1/2007
     575.28                       64115.52                       64197                     10.25                  VICTORVILLE                                                     CA                          92392                         1                      2                       12/1/2006                     11/1/2021                     9/13/2006                        2/1/2007
     527.72                       48963.02                       49000                    12.625                  OCOEE                                                           FL                          34761                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     387.67                       43657.03                       43714                    10.125                  RIO RANCHO                                                      NM                          87144                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     604.28                       71757.08                       71864                       9.5                  LINCOLN                                                         CA                          95648                         1                      2                       12/1/2006                     11/1/2021                     9/15/2006                        2/1/2007
     304.05                       26756.92                       26774                    13.375                  QUEEN CREEK                                                     AZ                          85243                         1                      2                       12/1/2006                     11/1/2021                     9/22/2006                        2/1/2007
     504.71                       49841.96                       50000                     11.75                  LAS VEGAS                                                       NV                          89178                         1                      2                       12/1/2006                     11/1/2021                     9/15/2006                        2/1/2007
     391.46                        45498.7                       45563                      9.75                  TUCSON                                                          AZ                          85747                         1                      2                       12/1/2006                     11/1/2021                     9/15/2006                        2/1/2007
     879.16                      106697.48                      106865                      9.25                  ELK GROVE                                                       CA                          95757                         1                      2                       12/1/2006                     11/1/2021                     9/19/2006                        2/1/2007
    1086.72                      112871.28                      112990                    11.125                  MILPITAS                                                        CA                          95035                         1                      2                       12/1/2006                     11/1/2021                     9/21/2006                        2/1/2007
     489.93                       54603.62                       54673                     10.25                  BYRON                                                           CA                          94514                         1                      2                       12/1/2006                     11/1/2021                     9/19/2006                        2/1/2007
     462.14                       43663.13                       43698                    12.375                  SANFORD                                                         FL                          32771                         1                      2                       12/1/2006                     11/1/2021                     9/21/2006                        2/1/2007
     617.17                       59947.97                       60000                        12                  BYRON                                                           CA                          94514                         1                      2                       12/1/2006                     11/1/2021                     9/20/2006                        2/1/2007
    1382.88                      140859.72                      141000                    11.375                  HENDERSON                                                       NV                          89044                         1                      2                       12/1/2006                     11/1/2021                     9/25/2006                        2/1/2007
     449.83                       50134.28                       50198                     10.25                  ORLANDO                                                         FL                          32824                         1                      2                       12/1/2006                     11/1/2021                     9/21/2006                        2/1/2007
      705.8                       67922.67                       67980                    12.125                  HEBER                                                           CA                          92249                         1                      2                       12/1/2006                     11/1/2021                     9/21/2006                        2/1/2007
     541.62                       49362.76                       49398                    12.875                  ORLANDO                                                         FL                          32832                         1                      2                       12/1/2006                     11/1/2021                     9/25/2006                        2/1/2007
     423.99                       47253.94                       47314                     10.25                  QUEEN  CREEK                                                    AZ                          85243                         1                      2                       12/1/2006                     11/1/2021                     9/27/2006                        2/1/2007
     836.57                       102653.6                      102819                     9.125                  ELK GROVE                                                       CA                          95757                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     704.62                       83673.36                       83798                       9.5                  PALMDALE                                                        CA                          93552                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     233.91                       25540.25                       25571                      10.5                  LAS VEGAS                                                       NV                          89122                         1                      2                       12/1/2006                     11/1/2021                     9/22/2006                        2/1/2007
     451.56                       48317.85                       48373                     10.75                  SANFORD                                                         FL                          32771                         1                      2                       12/1/2006                     11/1/2021                     9/22/2006                        2/1/2007
     476.76                       61890.51                       62004                       8.5                  LINCOLN                                                         CA                          95648                         1                      2                       12/1/2006                     11/1/2021                     9/27/2006                        2/1/2007
     559.41                       67891.41                       67998                      9.25                  LAS VEGAS                                                       NV                          89122                         1                      2                       12/1/2006                     11/1/2021                     9/28/2006                        2/1/2007
     249.25                       26940.41                       26972                    10.625                  LAS VEGAS                                                       NV                          89141                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
      486.3                       39692.43                       39712                      14.5                  GOODYEAR                                                        AZ                          85338                         1                      2                       12/1/2006                     11/1/2021                     9/25/2006                        2/1/2007
     874.49                      103845.31                      104000                       9.5                  ELK GROVE                                                       CA                          95757                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     437.32                        48240.3                       48300                    10.375                  SANGER                                                          CA                          93657                         1                      2                       12/1/2006                     11/1/2021                     9/27/2006                        2/1/2007
    1053.09                       119839.4                      120000                        10                  CHOWCHILLA                                                      CA                          93610                         1                      2                       12/1/2006                     11/1/2021                     9/26/2006                        2/1/2007
     530.48                       57922.24                       57992                      10.5                  FIFE                                                            WA                          98424                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     524.31                       44225.54                       44250                        14                  GOODYEAR                                                        AZ                          85338                         1                      2                       12/1/2006                     11/1/2021                     9/28/2006                        2/1/2007
     237.62                       30745.72                       30903                       8.5                  FORT WORTH                                                      TX                          76248                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     387.24                       41854.93                       41904                    10.625                  PALM CITY                                                       FL                          34990                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     812.04                       81920.62                       82000                      11.5                  LAS VEGAS                                                       NV                          89131                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     369.75                       46918.28                       47000                      8.75                  ELK GROVE                                                       CA                          95624                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
      223.6                       26841.95                       26883                     9.375                  FLOWERY BRANCH                                                  GA                          30542                         1                      2                       12/1/2006                     11/1/2021                     9/29/2006                        2/1/2007
     437.47                       32481.41                       32643                    14.125                  SUMMERVILLE                                                     SC                          29485                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     244.33                       25883.23                       25912                    10.875                  FT WORTH                                                        TX                          76177                         1                      2                       12/1/2006                     11/1/2021                     9/29/2006                        2/1/2007
     280.17                       28815.48                       28845                     11.25                  DENHAM SPRINGS                                                  LA                          70706                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     283.79                       31958.28                       32000                    10.125                  FT WORTH                                                        TX                          76248                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     338.59                       35151.87                       35204                    11.125                  LOCUST GROVE                                                    GA                          30248                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     723.77                       75917.95                       76000                        11                  NORTH LAS VEGAS                                                 NV                          89031                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     281.38                       31360.15                       31400                     10.25                  RIVIERA BEACH                                                   FL                          33404                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     198.54                       25477.51                       25526                     8.625                  LUBBOCK                                                         TX                          79416                         1                      2                       12/1/2006                     11/1/2021                     10/9/2006                        2/1/2007
     694.13                       70025.13                       70093                      11.5                  LAS VEGAS                                                       NV                          89123                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     494.36                       54481.66                       54600                    10.375                  LAS VEGAS                                                       NV                          89141                         1                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
     588.52                       69862.65                       69990                       9.5                  FIFE                                                            WA                          98424                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     414.57                       45266.49                       45321                      10.5                  SAINT AUGUSTINE                                                 FL                          32092                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     384.89                       40371.23                       40415                        11                  PALM COAST                                                      FL                          32164                         1                      2                       12/1/2006                     11/1/2021                     10/9/2006                        2/1/2007
     499.32                       59940.32                       60032                     9.375                  TOLLESON                                                        AZ                          85353                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     397.92                       48291.08                       48369                      9.25                  CANTON                                                          GA                          30115                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     962.62                       86959.64                       87020                        13                  WOODBRIDGE                                                      VA                          22191                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     368.81                       41969.76                       42026                        10                  ALBUQUERQUE                                                     NM                          87114                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     262.85                        35748.4                       35821                         8                  TUCSON                                                          AZ                          85706                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     254.76                       24977.69                       25000                    11.875                  LOGANVILLE                                                      GA                          30052                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     573.53                       61990.32                       62063                    10.625                  LINCOLN                                                         CA                          95648                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     498.95                        67860.2                       67998                         8                  HEBER                                                           CA                          92249                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     449.81                       49618.62                       49680                    10.375                  TUCSON                                                          AZ                          85757                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     305.17                       32009.39                       32044                        11                  SANGER                                                          TX                          76266                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
    1008.16                      107876.92                      108000                     10.75                  OAKLEY                                                          CA                          94561                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     292.82                       32635.54                       32677                     10.25                  ALBUQUERQUE                                                     NM                          87121                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     860.03                       97868.83                       98000                        10                  LAKEVILLE                                                       MN                          55044                         1                      2                       12/1/2006                     11/1/2021                     10/9/2006                        2/1/2007
    1007.54                      105682.86                      105798                        11                  RICHMOND                                                        CA                          94806                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     746.98                       60969.94                       61000                      14.5                  TIGARD                                                          OR                          97223                         2                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     649.14                       74606.88                       74755                     9.875                  FIFE                                                            WA                          98424                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     339.21                       37037.39                       37082                      10.5                  JACKSONVILLE                                                    FL                          32224                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     600.95                        48474.9                       48757                      12.5                  BLUFFTON                                                        SC                          29909                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     471.14                       53056.75                       53126                    10.125                  COLORADO SPRINGS                                                CO                          80951                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     350.71                       39494.45                       39546                    10.125                  SAN ANTONIO                                                     TX                          78247                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     628.53                        59930.8                       59980                     12.25                  LAKE ELSINORE                                                   CA                          92532                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     574.77                       56354.71                       56405                    11.875                  OLYMPIA                                                         WA                          98502                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     467.77                       51599.15                       51663                    10.375                  PHOENIX                                                         AZ                          85043                         1                      2                       12/1/2006                     11/1/2021                     10/9/2006                        2/1/2007
        652                       59937.48                       59998                     12.75                  SAN DIEGO                                                       CA                          92104                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     379.15                       43602.99                       43663                     9.875                  FRISCO                                                          TX                          75035                         1                      2                       12/1/2006                     11/1/2021                     10/9/2006                        2/1/2007
     392.22                       39951.21                       39991                    11.375                  LACEY                                                           WA                          98513                         1                      2                       12/1/2006                     11/1/2021                    10/15/2006                        2/1/2007
     349.54                       29931.28                       30000                     13.75                  DALLAS                                                          TX                          75249                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     734.81                       81895.94                       82000                     10.25                  LINCOLN                                                         CA                          95648                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     496.77                       48706.53                       48750                    11.875                  LAS VEGAS                                                       NV                          89141                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     459.34                       62473.13                       62600                         8                  THORNTON                                                        CO                          80602                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
      373.4                       33146.25                       33168                     13.25                  CANTON                                                          GA                          30115                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
      919.7                       109213.3                      109376                       9.5                  BYRON                                                           CA                          94514                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     565.74                       59933.43                       60000                    10.875                  ELK GROVE                                                       CA                          95757                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     230.81                       23972.78                       23998                    11.125                  ALBUQUERQUE                                                     NM                          87114                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     667.98                       72935.15                       73023                      10.5                  VICTORVILLE                                                     CA                          92392                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     305.84                       33393.77                       33434                      10.5                  MCKINNEY                                                        TX                          75070                         1                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
     456.53                       59264.32                       59373                       8.5                  THORNTON                                                        CO                          80602                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     532.72                        56064.7                       56498                    10.875                  ROCKLIN                                                         CA                          95677                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     690.93                       82046.75                       82169                       9.5                  CAMARILLO                                                       CA                          93012                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     478.92                       38775.42                       38794                    14.625                  MYRTLE BEACH                                                    SC                          29579                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
     676.74                       84910.87                       85055                     8.875                  HAVRE DE GRACE                                                  MD                          21078                         1                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
     347.48                       47259.02                       47355                         8                  ALBUQUERUQUE                                                    NM                          87114                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     213.43                       28027.27                       28080                     8.375                  FORT WORTH                                                      TX                          76131                         1                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
     858.35                       75537.82                       75586                    13.375                  PHOENIX                                                         AZ                          85085                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
    1328.65                      151197.38                      151400                        10                  BRENTWOOD                                                       CA                          94513                         1                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
     771.49                       80923.54                       81011                        11                  INDIO                                                           CA                          92203                         1                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
     371.69                       44108.47                       44203                       9.5                  ST AUGUSTINE                                                    FL                          32092                         1                      2                       12/1/2006                     11/1/2021                    10/19/2006                        2/1/2007
     987.44                        84700.4                       84750                     13.75                  LAS VEGAS                                                       NV                          89117                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
     339.92                       40364.61                       40425                       9.5                  FRISCO                                                          TX                          75035                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     359.44                       48885.73                       48985                         8                  RIVERVIEW                                                       FL                          33569                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
     527.44                       65440.18                       65551                         9                  THORNTON                                                        CO                          80602                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     337.16                       35718.34                       35758                    10.875                  BEACH PARK                                                      IL                          60083                         1                      2                       12/1/2006                     11/1/2021                    10/19/2006                        2/1/2007
     634.51                       61632.52                       61686                        12                  TROUTDALE                                                       OR                          97060                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     336.37                       38517.78                       38736                     9.875                  FORT COLLINS                                                    CO                          80525                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
     393.92                       42149.88                       42198                     10.75                  ST. CLOUD                                                       FL                          34769                         1                      2                       12/1/2006                     11/1/2021                    10/21/2006                        2/1/2007
     922.61                       79813.93                       79862                    13.625                  WAIANAE                                                         HI                          96792                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     372.08                       42341.24                       42398                        10                  VICTORIA                                                        MN                          55386                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
     550.61                       57014.93                       57250                    11.125                  LAKEWOOD                                                        CO                          80215                         1                      2                        5/1/2006                      4/1/2036                      3/3/2006                        2/1/2007
    1011.07                       85843.81                       86050                    13.875                  PLANTATION                                                      FL                          33324                         1                      2                        3/1/2006                      2/1/2021                     1/19/2006                        2/1/2007
     100.94                       10554.44                       10600                        11                  NEWPORT                                                         KY                          41071                         1                      2                        6/1/2006                      5/1/2036                      4/7/2006                        2/1/2007
      472.4                        50250.8                       51120                    10.625                  BRIGHTWOOD                                                      OR                          97011                         1                      2                        7/1/2006                      6/1/2021                     5/16/2006                        2/1/2007
     395.29                       40982.17                       41100                    11.125                  CALDWELL                                                        ID                          83605                         1                      2                        7/1/2006                      6/1/2036                     5/10/2006                        2/1/2007
     396.76                       41985.42                       42080                    10.875                  VENETA                                                          OR                          97487                         1                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
    1151.49                        97866.9                       98000                    13.875                  BEND                                                            OR                          97701                         3                      2                        8/1/2006                      7/1/2021                     6/16/2006                        2/1/2007
    1344.77                      114317.58                      114450                    13.875                  WASHOUGAL                                                       WA                          98671                         1                      2                        9/1/2006                      8/1/2021                     7/10/2006                        2/1/2007
     296.65                       28789.25                       28840                        12                  EAST HAVEN                                                      CT                           6512                         1                      2                        9/1/2006                      8/1/2036                     7/13/2006                        2/1/2007
     242.12                       24402.02                       24450                      11.5                  SAINT PAUL                                                      MN                          55119                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     291.76                        33489.5                       33600                     9.875                  STEENS                                                          MS                          39766                         1                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
     339.07                       28349.03                       28380                    14.125                  MADISON                                                         AL                          35758                         1                      2                        9/1/2006                      8/1/2036                     7/13/2006                        2/1/2007
      492.3                       46841.38                       46980                     12.25                  NEW PRAGUE                                                      MN                          56071                         1                      2                        6/1/2006                      5/1/2036                     4/21/2006                        2/1/2007
      602.2                       75326.47                       75688                     8.875                  WASHOUGAL                                                       WA                          98671                         1                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
     599.96                        62838.4                       63000                        11                  SOUTHINGTON                                                     CT                           6489                         1                      2                        8/1/2006                      7/1/2036                     6/22/2006                        2/1/2007
     180.83                       23142.62                       23250                     8.625                  CUMMING                                                         GA                          30041                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
      532.5                       61772.62                       61980                      9.75                  UPPER MARLBORO                                                  MD                          20772                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     200.96                       23828.09                       23900                       9.5                  MAYWOOD                                                         IL                          60153                         1                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
     252.04                       33411.77                       33550                      8.25                  NORCROSS                                                        GA                          30092                         1                      2                        9/1/2006                      8/1/2021                     7/13/2006                        2/1/2007
     115.17                       13943.17                       14000                      9.25                  CINCINNATI                                                      OH                          45238                         1                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
    1619.45                      155712.93                      155980                    12.125                  VILLAGE OF LAKEWOOD                                             IL                          60014                         1                      2                        9/1/2006                      8/1/2036                     7/17/2006                        2/1/2007
     480.29                       40156.11                       40200                    14.125                  MADISON                                                         AL                          35758                         1                      2                        9/1/2006                      8/1/2036                      7/7/2006                        2/1/2007
     337.89                       32792.24                       32850                        12                  LAS VEGAS                                                       NV                          89101                         1                      2                        9/1/2006                      8/1/2036                     7/11/2006                        2/1/2007
     581.79                       59775.75                       59900                     11.25                  SALT LAKE CITY                                                  UT                          84106                         1                      2                        9/1/2006                      8/1/2036                      7/7/2006                        2/1/2007
     446.39                       39945.17                       40000                    13.125                  CHARLOTTE                                                       NC                          28203                         1                      2                        9/1/2006                      8/1/2021                      7/5/2006                        2/1/2007
     376.46                       41456.67                       41580                    10.375                  PALATINE                                                        IL                          60067                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     635.41                       61077.09                       61200                    12.125                  TALLAHASSEE                                                     FL                          32308                         4                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
     635.41                       61077.09                       61200                    12.125                  TALLAHASSEE                                                     FL                          32308                         4                      2                        8/1/2006                      7/1/2036                     6/29/2006                        2/1/2007
     236.83                       21536.91                       21600                    12.875                  BATON ROUGE                                                     LA                          70820                         2                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     178.82                       16980.46                       17250                     9.375                  BINGHAMTON                                                      NY                          13903                         1                      2                        9/1/2006                      8/1/2021                     7/18/2006                        2/1/2007
     365.16                       35415.83                       35500                        12                  LOS ANGELES                                                     CA                          90001                         1                      2                        7/1/2006                      6/1/2021                     5/19/2006                        2/1/2007
     338.42                       31945.17                       32000                    12.375                  PALATINE                                                        IL                          60074                         1                      2                        9/1/2006                      8/1/2036                     7/17/2006                        2/1/2007
     309.85                       30930.78                       30990                    11.625                  CHENEY                                                          WA                          99004                         1                      2                        9/1/2006                      8/1/2036                     6/30/2006                        2/1/2007
     700.82                       67384.38                       67500                    12.125                  SOMERSWORTH                                                     NH                           3878                         3                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
    1244.31                      105777.46                      105900                    13.875                  WASHOUGAL                                                       WA                          98671                         1                      2                        9/1/2006                      8/1/2021                     7/10/2006                        2/1/2007
     784.87                       74775.26                       74900                     12.25                  PALMDALE                                                        CA                          93550                         1                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
     323.43                       34907.35                       35000                    10.625                  SUPERIOR                                                        WI                          54880                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     476.16                        49858.5                       50000                        11                  BEAVERTON                                                       OR                          97007                         1                      2                        9/1/2006                      8/1/2021                     7/10/2006                        2/1/2007
     566.86                       53513.13                       53600                    12.375                  HYATTSVILLE                                                     MD                          20782                         1                      2                        9/1/2006                      8/1/2021                     7/17/2006                        2/1/2007
     227.94                       23649.52                       23700                    11.125                  SPOKANE                                                         WA                          99223                         1                      2                        9/1/2006                      8/1/2036                     7/12/2006                        2/1/2007
     191.59                       22236.31                       22300                      9.75                  MERIDIAN                                                        ID                          83642                         1                      2                        9/1/2006                      8/1/2021                     7/12/2006                        2/1/2007
     217.36                       25214.25                       25300                      9.75                  KINGSLAND                                                       GA                          31548                         1                      2                        9/1/2006                      8/1/2036                     7/17/2006                        2/1/2007
     315.25                        40743.6                       41000                       8.5                  ABINGDON                                                        MD                          21009                         1                      2                        5/1/2006                      4/1/2036                     3/17/2006                        2/1/2007
     629.22                       71438.72                       71700                        10                  ALEXANDRIA                                                      VA                          22303                         1                      2                        7/1/2006                      6/1/2021                     5/31/2006                        2/1/2007
     202.72                       17372.15                       17400                     13.75                  LAFAYETTE                                                       LA                          70506                         1                      2                        7/1/2006                      6/1/2036                     5/18/2006                        2/1/2007
     517.18                       54189.17                       54308                        11                  MOUNT JOY                                                       PA                          17552                         1                      2                        9/1/2006                      8/1/2021                     7/14/2006                        2/1/2007
     232.72                       27893.56                       27980                     9.375                  HUNTSVILLE                                                      AL                          35811                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     740.96                       85092.56                       85330                     9.875                  PERINTON                                                        NY                          14526                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     406.33                       50234.17                       50500                         9                  TAUNTON                                                         MA                           2780                         1                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
      359.7                       33348.85                       33400                    12.625                  AUSTELL                                                         GA                          30106                         1                      2                        9/1/2006                      8/1/2021                     7/19/2006                        2/1/2007
     485.51                       47116.88                       47200                        12                  GWYNN OAK                                                       MD                          21207                         1                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
     617.21                       58801.89                       58900                     12.25                  PARK RIDGE                                                      IL                          60068                         1                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
     185.15                       17952.34                       18000                        12                  HAMILTON                                                        AL                          35570                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
     740.29                       69886.63                       70000                    12.375                  GLEN ELLYN                                                      IL                          60137                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     1285.4                      129475.18                      129800                      11.5                  JAMAICA                                                         NY                          11433                         2                      2                        8/1/2006                      7/1/2036                     6/29/2006                        2/1/2007
     377.03                       36928.07                       37000                    11.875                  BUHL                                                            ID                          83316                         1                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
     281.24                       28344.23                       28400                      11.5                  GLOBE                                                           AZ                          85501                         4                      2                        9/1/2006                      8/1/2021                      7/7/2006                        2/1/2007
     691.61                       65890.07                       66000                     12.25                  STICKNEY                                                        IL                          60402                         1                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
    1163.32                      109670.96                      110000                    12.375                  LANDENBERG                                                      PA                          19350                         1                      2                        9/1/2006                      8/1/2036                      7/7/2006                        2/1/2007
     412.46                       46872.61                       47000                        10                  KINGSTON                                                        NY                          12401                         1                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
     292.91                       35854.19                       36000                     9.125                  WACONIA                                                         MN                          55387                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     404.92                       38916.28                       39000                    12.125                  ESSEX                                                           CT                           6426                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
    1635.65                      176449.56                      177000                    10.625                  MAPLE GROVE                                                     MN                          55311                         1                      2                        8/1/2006                      7/1/2021                     6/21/2006                        2/1/2007
      697.9                       59828.71                       59900                     13.75                  EAGAN                                                           MN                          55123                         1                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
     247.52                       23798.91                       23840                    12.125                  AKRON                                                           PA                          17501                         1                      2                        9/1/2006                      8/1/2036                     7/20/2006                        2/1/2007
     696.39                       65107.81                       65250                      12.5                  SWAMPSCOTT                                                      MA                           1907                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
     495.29                       62000.21                       62250                     8.875                  SILVER SPRING                                                   MD                          20902                         1                      2                        8/1/2006                      7/1/2036                     6/28/2006                        2/1/2007
    1438.18                      122258.38                      122400                    13.875                  WASHOUGAL                                                       WA                          98671                         1                      2                        9/1/2006                      8/1/2021                     7/11/2006                        2/1/2007
     232.91                       20561.25                       27700                       9.5                  DOWNERS GROVE                                                   IL                          60515                         1                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
     572.42                       23503.09                       55650                        12                  OREGON CITY                                                     OR                          97045                         1                      2                        9/1/2006                      8/1/2036                     7/12/2006                        2/1/2007
      406.6                       43895.61                       44000                    10.625                  PORTLAND                                                        OR                          97233                         1                      2                        9/1/2006                      8/1/2021                     7/14/2006                        2/1/2007
     456.86                       43130.04                       43200                    12.375                  MCHENRY                                                         IL                          60050                         1                      2                        9/1/2006                      8/1/2036                     7/13/2006                        2/1/2007
     576.26                       42566.75                       43000                    14.125                  PIGEON FORGE                                                    TN                          37863                         2                      2                        9/1/2006                      8/1/2021                     7/13/2006                        2/1/2007
      246.8                       28667.38                       30000                      9.25                  GROVEPORT                                                       OH                          43125                         1                      2                        9/1/2006                      8/1/2036                     7/20/2006                        2/1/2007
     932.93                       96757.73                       97000                    11.125                  NORTH BABYLON                                                   NY                          11703                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     272.85                       25758.21                       25800                    12.375                  AUSTELL                                                         GA                          30106                         1                      2                        9/1/2006                      8/1/2021                     7/20/2006                        2/1/2007
     347.16                       33690.58                       33750                        12                  LEAVENWORTH                                                     WA                          98826                         1                      2                        9/1/2006                      8/1/2021                     7/10/2006                        2/1/2007
     160.79                       17358.72                       17400                    10.625                  ARIZONA CITY                                                    AZ                          85223                         1                      2                        9/1/2006                      8/1/2021                      7/5/2006                        2/1/2007
     371.32                       35475.01                       36100                        12                  SPOKANE                                                         WA                          99202                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     188.16                       18962.67                       19000                      11.5                  SPENCERPORT                                                     NY                          14559                         1                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
     646.48                       62739.39                       62850                        12                  LEAVENWORTH                                                     WA                          98826                         1                      2                        9/1/2006                      8/1/2021                     7/11/2006                        2/1/2007
     527.08                       66764.52                       67000                      8.75                  WINNETKA                                                        IL                          60093                         1                      2                        9/1/2006                      8/1/2036                     7/20/2006                        2/1/2007
     356.92                       34638.97                       34700                        12                  SALEM                                                           OR                          97301                         1                      2                        9/1/2006                      8/1/2036                      7/3/2006                        2/1/2007
     226.34                       21564.06                       21600                     12.25                  ATHENS                                                          AL                          35613                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     367.79                       37424.28                       37500                    11.375                  COLORADO SPRINGS                                                CO                          80908                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     414.44                       41767.77                       41850                      11.5                  TACOMA                                                          WA                          98405                         1                      2                        9/1/2006                      8/1/2036                     7/12/2006                        2/1/2007
     180.41                       15074.05                       15100                    14.125                  BALTIMORE                                                       MD                          21229                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     206.66                       25309.03                       25400                     9.125                  LONG BEACH                                                      MS                          39560                         1                      2                        9/1/2006                      8/1/2021                     7/19/2006                        2/1/2007
     197.45                       22211.02                       22500                        10                  KISSIMMEE                                                       FL                          34758                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
    1009.87                      104776.28                      105000                    11.125                  FORT LAUDERDALE                                                 FL                          33316                         4                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     347.34                        39888.7                       40000                     9.875                  RENTON                                                          WA                          98056                         1                      2                        9/1/2006                      8/1/2021                     7/14/2006                        2/1/2007
     405.48                       48526.33                       48750                     9.375                  WYANDANCH                                                       NY                          11798                         1                      2                        7/1/2006                      6/1/2021                     5/15/2006                        2/1/2007
     588.83                        62309.6                       62450                    10.875                  YUMA                                                            AZ                          85367                         1                      2                        9/1/2006                      8/1/2021                      7/7/2006                        2/1/2007
        255                       29881.72                       30000                     9.625                  VIRGINIA BEACH                                                  VA                          23456                         1                      2                        7/1/2006                      6/1/2021                     5/26/2006                        2/1/2007
     323.93                       31128.04                       31200                    12.125                  LAFAYETTE                                                       LA                          70507                         1                      2                        7/1/2006                      6/1/2036                      6/2/2006                        2/1/2007
     542.81                       51698.81                       51800                     12.25                  HERSHEY                                                         PA                          17033                         1                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
     461.76                       50872.34                       51000                    10.375                  OLYMPIA                                                         WA                          98512                         1                      2                        9/1/2006                      8/1/2036                     6/30/2006                        2/1/2007
     398.22                       40914.96                       41000                     11.25                  HILLIARD                                                        OH                          43026                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     325.95                       27478.04                       27509                        14                  OAK HALL                                                        VA                          23416                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     547.82                       51716.07                       51800                    12.375                  DELTONA                                                         FL                          32725                         1                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
     569.91                       53315.87                       53400                      12.5                  CHICAGO                                                         IL                          60621                         2                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
     316.21                       29769.47                       29900                    12.375                  NORTH CHICAGO                                                   IL                          60064                         2                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
     296.11                       27954.68                       28000                    12.375                  MOODY                                                           AL                          35004                         1                      2                        9/1/2006                      8/1/2036                     7/18/2006                        2/1/2007
      717.7                       61526.73                       61600                     13.75                  WOODBURY                                                        MN                          55125                         1                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
    1243.76                       103986.2                      104100                    14.125                  PHOENIX                                                         AZ                          85029                         4                      2                        9/1/2006                      8/1/2021                     7/18/2006                        2/1/2007
     525.21                       65706.14                       66010                     8.875                  FREDERICKSBURG                                                  VA                          22407                         1                      2                        7/1/2006                      6/1/2036                     6/27/2006                        2/1/2007
     991.69                       84268.25                       84400                    13.875                  KIRKLAND                                                        WA                          98033                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
     616.87                        52428.7                       52500                    13.875                  RICHMOND                                                        VA                          23234                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     281.43                       27311.82                       27360                        12                  COLUMBUS                                                        OH                          43235                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
    1317.58                      111053.21                      111200                        14                  PHOENIX                                                         AZ                          85085                         1                      2                        8/1/2006                      7/1/2021                     6/28/2006                        2/1/2007
     204.77                       23766.97                       23835                      9.75                  SAINT PAUL                                                      MN                          55119                         1                      2                        9/1/2006                      8/1/2036                     7/12/2006                        2/1/2007
     544.95                        52886.8                       52980                        12                  EAST GREENBUSH                                                  NY                          12061                         1                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
     799.78                       67424.15                       67500                        14                  LAKE IN THE HILLS                                               IL                          60156                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     384.47                       35645.32                       35700                    12.625                  DOLTON                                                          IL                          60419                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     322.18                       27388.26                       27420                    13.875                  KALAMAZOO                                                       MI                          49001                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     236.56                       19765.99                       19800                    14.125                  MADISON                                                         AL                          35758                         1                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
     142.69                       15524.51                       15600                      10.5                  JEROME                                                          ID                          83338                         1                      2                        9/1/2006                      8/1/2021                     7/13/2006                        2/1/2007
     285.89                       33897.65                       34000                       9.5                  YUMA                                                            AZ                          85367                         1                      2                        9/1/2006                      8/1/2021                     7/12/2006                        2/1/2007
     243.22                       20676.05                       20700                    13.875                  EDGEWATER                                                       FL                          32141                         1                      2                        9/1/2006                      8/1/2036                      7/7/2006                        2/1/2007
     228.69                       23893.52                       25000                      10.5                  JAMAICA                                                         NY                          11432                         3                      2                        9/1/2006                      8/1/2036                     7/13/2006                        2/1/2007
     143.06                       17652.29                       17780                         9                  GREECE                                                          NY                          14616                         1                      2                        9/1/2006                      8/1/2036                     7/17/2006                        2/1/2007
     473.79                       44727.42                       44800                    12.375                  CAPITOL HEIGHTS                                                 MD                          20743                         1                      2                        9/1/2006                      8/1/2036                     7/12/2006                        2/1/2007
     242.82                       24948.14                       25000                     11.25                  NORTH PORT                                                      FL                          34287                         1                      2                        9/1/2006                      8/1/2021                     7/26/2006                        2/1/2007
     130.21                       10977.69                       10990                        14                  INDIANAPOLIS                                                    IN                          46228                         1                      2                        9/1/2006                      8/1/2021                     7/26/2006                        2/1/2007
     118.48                         9988.8                       10000                        14                  INDIANAPOLIS                                                    IN                          46219                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     403.94                       41910.56                       42000                    11.125                  DALLAS                                                          GA                          30157                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
    1243.76                       103986.2                      104100                    14.125                  PHOENIX                                                         AZ                          85029                         4                      2                        9/1/2006                      8/1/2021                     7/19/2006                        2/1/2007
      254.6                       31871.65                       32000                     8.875                  BAKER                                                           FL                          32531                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
    1232.91                      124255.49                      124500                      11.5                  CHICAGO                                                         IL                          60639                         2                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
      260.5                       29902.25                       30000                     9.875                  COLLEGE PARK                                                    MD                          20740                         1                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
     627.26                       52442.59                       52500                    14.125                  PALM BAY                                                        FL                          32908                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     259.68                       26910.41                       27000                    11.125                  NEPHI                                                           UT                          84648                         1                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
     151.96                       18952.76                       19100                     8.875                  TWIN FALLS                                                      ID                          83301                         1                      2                        9/1/2006                      8/1/2021                     7/20/2006                        2/1/2007
     654.09                       62892.15                       63000                    12.125                  LITHONIA                                                        GA                          30038                         1                      2                        9/1/2006                      8/1/2021                     7/18/2006                        2/1/2007
     252.33                       25926.14                       25980                     11.25                  BOULDER                                                         CO                          80301                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     607.47                       51629.79                       51700                    13.875                  BETHLEHEM                                                       PA                          18015                         1                      2                        8/1/2006                      7/1/2036                      6/9/2006                        2/1/2007
     315.48                       26808.12                       26850                    13.875                  SAN ANTONIO                                                     TX                          78254                         1                      2                        7/1/2006                      6/1/2036                     5/16/2006                        2/1/2007
      908.5                       98611.77                       99318                      10.5                  LAKESIDE                                                        TX                          76108                         1                      2                        7/1/2006                      6/1/2021                     5/30/2006                        2/1/2007
     447.67                       38040.53                       38100                    13.875                  RICHMOND                                                        VA                          23222                         1                      2                        7/1/2006                      6/1/2021                     5/18/2006                        2/1/2007
     419.16                       39933.35                       40000                     12.25                  DRAIN                                                           OR                          97435                         1                      2                        9/1/2006                      8/1/2021                     7/14/2006                        2/1/2007
     345.31                       43251.25                       43400                     8.875                  LOGAN                                                           UT                          84341                         1                      2                        9/1/2006                      8/1/2036                     7/12/2006                        2/1/2007
     542.74                       61038.43                       61200                    10.125                  PORTLAND                                                        OR                          97229                         1                      2                        9/1/2006                      8/1/2021                     7/17/2006                        2/1/2007
     103.82                        9977.49                       10000                    12.125                  BALTIMORE                                                       MD                          21229                         1                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
     770.44                       77647.24                       77800                      11.5                  MELROSE PARK                                                    IL                          60160                         1                      2                        9/1/2006                      8/1/2036                     7/13/2006                        2/1/2007
     155.75                       14970.85                       15001                    12.125                  SAN ANTONIO                                                     TX                          78245                         1                      2                        8/1/2006                      7/1/2036                     6/21/2006                        2/1/2007
     850.71                       92690.34                       93000                      10.5                  ROCKVILLE                                                       MD                          20851                         1                      2                        8/1/2006                      7/1/2036                     6/27/2006                        2/1/2007
     319.94                       31922.11                       32000                    11.625                  UNION CITY                                                      GA                          30291                         1                      2                        9/1/2006                      8/1/2036                     7/20/2006                        2/1/2007
     339.52                       32346.02                       32400                     12.25                  FAYETTEVILLE                                                    NC                          28314                         1                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
     147.43                       16754.49                       16800                        10                  LAUDERHILL                                                      FL                          33313                         1                      2                        9/1/2006                      8/1/2036                     7/17/2006                        2/1/2007
     291.27                       36079.13                       36200                         9                  SPOKANE                                                         WA                          99203                         1                      2                        9/1/2006                      8/1/2036                     7/13/2006                        2/1/2007
     345.52                       41865.37                       42000                      9.25                  BELCAMP                                                         MD                          21017                         1                      2                        9/1/2006                      8/1/2036                     7/20/2006                        2/1/2007
     611.39                       52412.54                       52475                     13.75                  HARTFORD                                                        CT                           6112                         2                      2                        9/1/2006                      8/1/2036                     7/20/2006                        2/1/2007
     175.84                       20193.65                       20250                     9.875                  FREEHOLD                                                        NJ                           7728                         1                      2                        9/1/2006                      8/1/2036                     7/17/2006                        2/1/2007
      418.9                       42202.55                       42300                      11.5                  CHICAGO RIDGE                                                   IL                          60415                         1                      2                        8/1/2006                      7/1/2021                     6/29/2006                        2/1/2007
     128.23                       16242.72                       16300                      8.75                  FRANKLIN PARK                                                   IL                          60131                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     375.02                       44440.25                       44600                       9.5                  SULTAN                                                          WA                          98294                         1                      2                        9/1/2006                      8/1/2021                     7/17/2006                        2/1/2007
     515.44                       44933.46                       45000                      13.5                  BROOKLYN                                                        NY                          11213                         2                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     367.14                       37702.36                       37800                     11.25                  LAKELAND                                                        FL                          33813                         1                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
     142.79                       16750.79                       16800                     9.625                  STARKVILLE                                                      MS                          39759                         2                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
     512.55                       42853.16                       42900                    14.125                  NEW ORLEANS                                                     LA                          70117                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     690.78                       73829.04                       74000                     10.75                  DORCHESTER                                                      MA                           2124                         3                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     364.58                       41868.15                       41985                     9.875                  AMERICAN FORK                                                   UT                          84003                         4                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
     453.14                       57373.99                       57600                      8.75                  SUNRISE                                                         FL                          33351                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     121.47                       11676.55                       11700                    12.125                  ZACHARY                                                         LA                          70791                         1                      2                        8/1/2006                      7/1/2021                      7/5/2006                        2/1/2007
     582.06                       69763.76                       69980                     9.375                  OWINGS MILLS                                                    MD                          21117                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     325.95                       32537.67                       32600                    11.625                  MEMPHIS                                                         TN                          38111                         1                      2                        9/1/2006                      8/1/2021                     7/19/2006                        2/1/2007
    1309.87                      124630.56                      125000                     12.25                  NORTHRIDGE                                                      CA                          91324                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     629.78                       59999.92                       60100                     12.25                  TALLAHASSEE                                                     FL                          32308                         1                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
     498.03                       50677.52                       50780                    11.375                  MILLBROOK                                                       AL                          36054                         1                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
     452.38                       38113.39                       38180                        14                  MADISON                                                         AL                          35758                         1                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
    1243.76                       103986.2                      104100                    14.125                  PHOENIX                                                         AZ                          85029                         4                      2                        9/1/2006                      8/1/2021                     7/19/2006                        2/1/2007
     233.57                       21085.26                       21115                        13                  RIVERDALE                                                       IL                          60827                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     336.17                       39859.68                       39980                       9.5                  YORK                                                            PA                          17407                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
    1467.06                      139766.76                      140000                     12.25                  OAKLAND                                                         CA                          94607                         2                      2                        9/1/2006                      8/1/2021                      7/6/2006                        2/1/2007
     319.25                       34107.42                       34200                     10.75                  DAPHNE                                                          AL                          36526                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     979.31                       92449.95                       92600                    12.375                  ROCKVILLE                                                       MD                          20853                         1                      2                        9/1/2006                      8/1/2021                     7/11/2006                        2/1/2007
     238.41                       27664.21                       27750                      9.75                  NEW MARKET                                                      AL                          35761                         1                      2                        9/1/2006                      8/1/2036                      7/7/2006                        2/1/2007
     734.42                        71252.7                       71400                        12                  TALLAHASSEE                                                     FL                          32311                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
      136.2                       11387.57                       11400                    14.125                  WATERBURY                                                       CT                           6708                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     911.01                       76166.68                       76250                    14.125                  VANCOUVER                                                       WA                          98684                         1                      2                        9/1/2006                      8/1/2021                      7/6/2006                        2/1/2007
      874.3                       85644.78                       85800                    11.875                  ROSWELL                                                         GA                          30076                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     504.51                       42505.74                       42580                        14                  MADISON                                                         AL                          35758                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     381.45                       36677.09                       36740                    12.125                  MERIDIAN                                                        ID                          83642                         1                      2                        9/1/2006                      8/1/2021                     7/24/2006                        2/1/2007
     498.23                       54787.56                       55600                     10.25                  WAGGAMAN                                                        LA                          70094                         1                      2                        9/1/2006                      8/1/2021                     7/31/2006                        2/1/2007
      133.3                       11235.87                       11250                        14                  HARRISBURG                                                      PA                          17110                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     247.57                       24900.19                       25000                      11.5                  SALT LAKE CITY                                                  UT                          84120                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     390.41                       32912.98                       32950                        14                  CHATTANOOGA                                                     TN                          37416                         4                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     607.06                       52944.73                       53000                      13.5                  MINNEAPOLIS                                                     MN                          55407                         2                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
      420.1                       52619.08                       52800                     8.875                  CEDAR HILLS                                                     UT                          84062                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     753.02                       74397.84                       74600                     11.75                  STAFFORD                                                        VA                          22554                         1                      2                        8/1/2006                      7/1/2036                      7/7/2006                        2/1/2007
     269.53                       27692.43                       27750                     11.25                  SUMMERVILLE                                                     SC                          29485                         1                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
     398.23                       35943.71                       36000                        13                  WESTVILLE                                                       NJ                           8093                         3                      2                        9/1/2006                      8/1/2036                     7/12/2006                        2/1/2007
     520.18                       64407.95                       64650                         9                  LEHI                                                            UT                          84043                         1                      2                        9/1/2006                      8/1/2021                     7/19/2006                        2/1/2007
    1026.59                       93494.31                       93630                    12.875                  ESSEX                                                           MD                          21221                         1                      2                        9/1/2006                      8/1/2021                     7/17/2006                        2/1/2007
     218.43                       23334.05                       23400                     10.75                  DAYTON                                                          OH                          45414                         1                      2                        9/1/2006                      8/1/2021                     7/17/2006                        2/1/2007
     486.53                       47230.98                       47300                        12                  KIRKLAND                                                        WA                          98034                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
     282.32                       25890.54                       25980                     12.75                  ARLINGTON                                                       TX                          76016                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     257.48                       31879.78                       32000                         9                  BELTSVILLE                                                      MD                          20705                         1                      2                        9/1/2006                      8/1/2036                     7/17/2006                        2/1/2007
     352.66                       42261.73                       42400                     9.375                  FAIRPORT                                                        NY                          14450                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
       93.5                       10973.22                       11000                     9.625                  JAMESTOWN                                                       NY                          14701                         1                      2                       10/1/2006                      9/1/2036                     8/14/2006                        2/1/2007
     634.96                       54433.15                       54498                     13.75                  PORT LABELLE                                                    FL                          33935                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     474.42                       46903.59                       47000                     11.75                  NEW HAVEN                                                       CT                           6519                         2                      2                       10/1/2006                      9/1/2036                      8/9/2006                        2/1/2007
     723.02                       75007.76                       75175                    11.125                  PEORIA                                                          AZ                          85383                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     514.09                       44454.84                       44500                    13.625                  ALACHUA                                                         FL                          32615                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     415.21                       53834.11                       54000                       8.5                  HAUPPAUGE                                                       NY                          11788                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     515.41                       43459.51                       43500                        14                  HOUSTON                                                         TX                          77068                         1                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     547.14                       67772.94                       68000                         9                  EL CENTRO                                                       CA                          92243                         1                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
     963.86                       91826.75                       91980                     12.25                  SILVER SPRING                                                   MD                          20906                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     175.93                       15085.12                       15100                     13.75                  BUFFALO                                                         NY                          14214                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     573.04                       58898.55                       59000                     11.25                  CHICAGO                                                         IL                          60653                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     751.97                       71660.89                       71760                     12.25                  COLUMBIA                                                        MD                          21044                         1                      2                       10/1/2006                      9/1/2036                      8/2/2006                        2/1/2007
     126.67                       12167.42                       12200                    12.125                  GREELEY                                                         CO                          80634                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     715.37                       61301.49                       61400                     13.75                  PALM BAY                                                        FL                          32907                         1                      2                        7/1/2006                      6/1/2021                     5/16/2006                        2/1/2007
      469.5                       58155.14                       58350                         9                  WARRENTON                                                       VA                          20187                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
    1344.77                      114317.58                      114450                    13.875                  WASHOUGAL                                                       WA                          98671                         1                      2                        9/1/2006                      8/1/2021                     7/11/2006                        2/1/2007
    1013.82                      125579.25                      126000                         9                  GRESHAM                                                         OR                          97080                         1                      2                        9/1/2006                      8/1/2021                     7/24/2006                        2/1/2007
     480.92                       50389.49                       50500                        11                  PEMBROKE PINES                                                  FL                          33028                         1                      2                        9/1/2006                      8/1/2021                      7/5/2006                        2/1/2007
    1021.53                       85406.56                       85500                    14.125                  LAKE WORTH                                                      FL                          33460                         1                      2                        9/1/2006                      8/1/2021                     7/27/2006                        2/1/2007
     475.82                       39781.46                       39825                    14.125                  NORFOLK                                                         VA                          23505                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     262.45                       26192.04                       26250                    11.625                  MONTGOMERY                                                      IL                          60538                         1                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
     524.21                       58348.39                       58500                     10.25                  OAK LAWN                                                        IL                          60453                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     238.01                        29481.2                       29580                         9                  CUMBERLAND                                                      MD                          21502                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     175.93                       15081.43                       15100                     13.75                  BUFFALO                                                         NY                          14214                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     164.49                       13983.84                       14000                    13.875                  BRISTOL                                                         VA                          24201                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     240.45                       24955.79                       25000                    11.125                  HANOVER                                                         PA                          17331                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
      640.7                       61057.59                       61142                     12.25                  FREDERICKSBURG                                                  VA                          22407                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     174.78                       14985.97                       15001                     13.75                  HARRISBURG                                                      PA                          17104                         3                      2                       10/1/2006                      9/1/2036                     8/14/2006                        2/1/2007
     307.91                       38554.72                       38700                     8.875                  YUMA                                                            AZ                          85365                         1                      2                        9/1/2006                      8/1/2021                     7/27/2006                        2/1/2007
     141.09                       16729.52                       16780                       9.5                  SPRING                                                          TX                          77389                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     463.69                       44188.91                       44250                     12.25                  PORT JERVIS                                                     NY                          12771                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
     135.16                       11688.15                       11700                    13.625                  CINCINNATI                                                      OH                          45231                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     342.13                       42877.65                       43000                     8.875                  ROCKAWAY                                                        NJ                           7866                         2                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     240.45                       27338.39                       27400                        10                  WOODSTOCK                                                       GA                          30188                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     178.72                       16247.67                       16300                    12.875                  MOORESVILLE                                                     NC                          28115                         1                      2                        9/1/2006                      8/1/2021                      8/1/2006                        2/1/2007
     726.14                        61728.5                       61800                    13.875                  EASTON                                                          MD                          21601                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     117.49                        9990.46                       10000                    13.875                  INDIANAPOLIS                                                    IN                          46226                         1                      2                       10/1/2006                      9/1/2021                     8/15/2006                        2/1/2007
      294.9                       38677.75                       38800                     8.375                  HEBRON                                                          MD                          21830                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     805.71                       67936.66                       68000                        14                  CARMEL                                                          ME                           4419                         4                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     213.66                       19287.79                       19315                        13                  PHOENIX                                                         IL                          60426                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     685.24                       65867.48                       66000                    12.125                  NAPLES                                                          FL                          34116                         1                      2                        8/1/2006                      7/1/2021                     6/27/2006                        2/1/2007
     682.61                       69459.54                       69600                    11.375                  CHICAGO                                                         IL                          60639                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     355.46                       29972.06                       30000                        14                  CLEVELAND HEIGHTS                                               OH                          44118                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     247.57                       24959.29                       25000                      11.5                  FORT LAUDERDALE                                                 FL                          33312                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
     250.08                       28719.87                       28800                     9.875                  WEST JORDAN                                                     UT                          84084                         1                      2                        9/1/2006                      8/1/2036                      8/2/2006                        2/1/2007
     185.26                       23467.26                       23550                      8.75                  BAINBRIDGE                                                      GA                          39819                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     353.75                       27297.76                       27600                     13.25                  BIGLERVILLE                                                     PA                          17307                         1                      2                        9/1/2006                      8/1/2021                     7/13/2006                        2/1/2007
     650.71                       55304.78                       55380                    13.875                  TURLOCK                                                         CA                          95380                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
     651.89                       71819.81                       72000                    10.375                  BATTLE GROUND                                                   WA                          98604                         1                      2                        9/1/2006                      8/1/2021                     7/14/2006                        2/1/2007
     526.35                        63777.1                       63980                      9.25                  WINTER SPRINGS                                                  FL                          32708                         1                      2                        9/1/2006                      8/1/2036                     7/14/2006                        2/1/2007
     790.43                       82787.03                       83000                        11                  CHINO HILLS                                                     CA                          91709                         1                      2                        8/1/2006                      7/1/2021                     6/28/2006                        2/1/2007
     806.47                       67426.22                       67500                    14.125                  MAPLE PLAIN                                                     MN                          55359                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     637.74                       61890.86                       62000                        12                  BIDDEFORD                                                       ME                           4005                         3                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     466.31                       44425.89                       44500                     12.25                  CARY                                                            IL                          60013                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     182.66                       16635.89                       16660                    12.875                  RUSTON                                                          LA                          71270                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     906.83                       75817.06                       75900                    14.125                  LAKE WORTH                                                      FL                          33460                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     314.36                       29950.08                       30000                     12.25                  CHICAGO                                                         IL                          60644                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     159.96                       13484.71                       13500                        14                  HARRISBURG                                                      PA                          17110                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     194.69                       18543.52                       18580                     12.25                  MONTGOMERY                                                      AL                          36117                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     205.09                       18513.86                       18540                        13                  PHOENIX                                                         IL                          60426                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     101.03                       12133.79                       12990                     8.625                  MOSES LAKE                                                      WA                          98837                         1                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
     398.56                       47257.34                       47400                       9.5                  RIVERTON                                                        UT                          84065                         1                      2                        9/1/2006                      8/1/2021                     7/20/2006                        2/1/2007
     107.81                       11080.91                       11100                     11.25                  CORNING                                                         NY                          14830                         1                      2                       10/1/2006                      9/1/2036                      8/7/2006                        2/1/2007
     617.17                       59891.81                       60000                        12                  MANCHESTER                                                      MD                          21102                         1                      2                        9/1/2006                      8/1/2036                     7/12/2006                        2/1/2007
      361.3                       34722.04                       34800                    12.125                  CHICAGO                                                         IL                          60638                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     376.64                       33703.76                       33750                    13.125                  O FALLON                                                        MO                          63366                         1                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
     662.27                       72223.56                       72400                      10.5                  BELTSVILLE                                                      MD                          20705                         1                      2                        9/1/2006                      8/1/2036                     7/17/2006                        2/1/2007
     282.79                       33894.98                       34000                     9.375                  SUFFIELD                                                        CT                           6078                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
        914                       76416.39                       76500                    14.125                  DELAND                                                          FL                          32724                         1                      2                        9/1/2006                      8/1/2021                     7/24/2006                        2/1/2007
        345                       38401.04                       38500                     10.25                  BETHLEHEM                                                       PA                          18017                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     305.19                       29060.66                       29125                     12.25                  DULUTH                                                          MN                          55807                         1                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
     334.22                       33683.73                       33750                      11.5                  SCOTTSDALE                                                      AZ                          85250                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     253.55                       33437.45                       33750                      8.25                  MIAMISBURG                                                      OH                          45342                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     118.48                         9988.8                       10000                        14                  INDIANAPOLIS                                                    IN                          46254                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     682.74                       66878.73                       67000                    11.875                  BRONX                                                           NY                          10465                         1                      2                        9/1/2006                      8/1/2021                     7/11/2006                        2/1/2007
     244.88                        31335.5                       31485                     8.625                  NICHOLASVILLE                                                   KY                          40356                         1                      2                       10/1/2006                      9/1/2036                      8/4/2006                        2/1/2007
     202.88                       25412.68                       25500                     8.875                  JACKSONVILLE                                                    NC                          28540                         1                      2                        9/1/2006                      8/1/2036                      8/2/2006                        2/1/2007
    1243.76                       103986.2                      104100                    14.125                  PHOENIX                                                         AZ                          85029                         4                      2                        9/1/2006                      8/1/2021                     7/19/2006                        2/1/2007
     347.45                        39062.5                       39179                    10.125                  EAGLE MOUNTAIN                                                  UT                          84005                         1                      2                        9/1/2006                      8/1/2021                     7/17/2006                        2/1/2007
     503.46                       53254.24                       53395                    10.875                  RUTHER GLEN                                                     VA                          22546                         1                      2                        8/1/2006                      7/1/2036                     7/31/2006                        2/1/2007
     407.33                       39530.09                       39600                        12                  CORONA                                                          CA                          92881                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     530.39                       62064.65                       62400                     9.625                  HOOD RIVER                                                      OR                          97031                         1                      2                        8/1/2006                      7/1/2021                     6/22/2006                        2/1/2007
     272.45                       25964.11                       26000                     12.25                  HARVEY                                                          IL                          60426                         1                      2                       10/1/2006                      9/1/2036                      8/2/2006                        2/1/2007
     302.44                        32325.2                       32400                     10.75                  ROMEOVILLE                                                      IL                          60446                         1                      2                        9/1/2006                      8/1/2036                      8/1/2006                        2/1/2007
     135.68                       15259.64                       15300                    10.125                  EASTON                                                          PA                          18042                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     507.18                       48319.38                       48400                     12.25                  MOLALLA                                                         OR                          97038                         1                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
     118.48                         9988.8                       10000                        14                  INDIANAPOLIS                                                    IN                          46254                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     311.22                       29650.56                       29700                     12.25                  AUSTELL                                                         GA                          30168                         1                      2                        9/1/2006                      8/1/2021                      8/1/2006                        2/1/2007
     122.04                       10288.42                       10300                        14                  INDIANAPOLIS                                                    IN                          46221                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     156.89                       21805.78                       21900                      7.75                  ATHENS                                                          TN                          37303                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     890.71                       84857.81                       85000                     12.25                  SURPRISE                                                        AZ                          85379                         1                      2                        9/1/2006                      8/1/2021                     7/27/2006                        2/1/2007
     444.93                       44391.13                       44500                    11.625                  CLARKSVILLE                                                     TN                          37042                         1                      2                        9/1/2006                      8/1/2021                     7/27/2006                        2/1/2007
     486.12                       65357.62                       66250                         8                  TRIANGLE                                                        VA                          22172                         1                      2                        5/1/2006                      4/1/2021                     3/24/2006                        2/1/2007
     386.79                       45885.09                       46000                       9.5                  HILLSBORO                                                       OR                          97123                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
     134.86                        12971.6                       12990                    12.125                  INDIANAPOLIS                                                    IN                          46229                         1                      2                       10/1/2006                      9/1/2021                     8/15/2006                        2/1/2007
     237.86                       24212.43                       24253                    11.375                  LAYTON                                                          UT                          84041                         1                      2                       10/1/2006                      9/1/2021                     8/15/2006                        2/1/2007
      412.9                       47377.88                       47550                     9.875                  WHITE HOUSE                                                     TN                          37188                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
      455.3                       39708.52                       39750                      13.5                  SALT LAKE CITY                                                  UT                          84116                         2                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     480.87                       50865.63                       51000                    10.875                  HANOVER                                                         PA                          17331                         1                      2                        8/1/2006                      7/1/2036                     6/20/2006                        2/1/2007
     168.31                       18355.17                       18400                      10.5                  MANSFIELD                                                       GA                          30055                         1                      2                        9/1/2006                      8/1/2036                      8/1/2006                        2/1/2007
     967.87                       84393.58                       84500                      13.5                  ELIZABETH                                                       CO                          80107                         1                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
     371.55                       34456.19                       34500                    12.625                  CHICAGO                                                         IL                          60643                         1                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     180.78                       20472.48                       20600                        10                  PHOENIX                                                         AZ                          85014                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
     411.78                       37181.53                       37225                        13                  HIALEAH                                                         FL                          33012                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
      654.2                       63507.16                       63600                        12                  OGDEN                                                           UT                          84401                         4                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     463.69                       44141.84                       44250                     12.25                  PLANT CITY                                                      FL                          33563                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     418.79                       39449.28                       39600                    12.375                  BLOOMINGTON                                                     MN                          55425                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     262.57                       28939.76                       29000                    10.375                  SOUTH OGDEN                                                     UT                          84405                         1                      2                       10/1/2006                      9/1/2036                     7/31/2006                        2/1/2007
     271.12                       25554.61                       25637                    12.375                  GROVE CITY                                                      MN                          56243                         1                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     135.77                       14362.61                       14400                    10.875                  GREENWOOD                                                       IN                          46143                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     403.44                       47616.71                       47980                       9.5                  LITTLESTOWN                                                     PA                          17340                         1                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     840.14                       89740.28                       90000                     10.75                  CENTRAL ISLIP                                                   NY                          11722                         1                      2                        9/1/2006                      8/1/2021                     7/13/2006                        2/1/2007
     446.63                       46814.89                       46900                        11                  BURBANK                                                         IL                          60459                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     878.78                       92990.38                       93200                    10.875                  BRONX                                                           NY                          10469                         2                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
     563.91                       48352.29                       48400                     13.75                  NAZARETH                                                        PA                          18064                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     585.96                        57960.5                       58050                     11.75                  NAPERVILLE                                                      IL                          60540                         1                      2                       10/1/2006                      9/1/2036                      8/8/2006                        2/1/2007
     137.55                       12642.99                       12800                        10                  MINERSVILLE                                                     PA                          17954                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     411.23                        39921.7                       39980                        12                  SWANSEA                                                         IL                          62226                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     193.63                       17181.02                       17200                     13.25                  HOT SPRINGS                                                     AR                          71901                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
      232.3                       20975.48                       21000                        13                  CORRYTON                                                        TN                          37721                         1                      2                       10/1/2006                      9/1/2036                     8/17/2006                        2/1/2007
     334.93                       31043.42                       31100                    12.625                  CHICAGO HEIGHTS                                                 IL                          60411                         4                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
     151.46                       12981.87                       13000                     13.75                  BATON ROUGE                                                     LA                          70811                         1                      2                        8/1/2006                      7/1/2036                      7/6/2006                        2/1/2007
     227.88                       20559.06                       20600                        13                  HARVEY                                                          IL                          60426                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     301.19                       26718.34                       26754                     13.25                  MOULTRIE                                                        GA                          31768                         1                      2                        9/1/2006                      8/1/2036                     7/17/2006                        2/1/2007
     455.28                       59707.59                       59900                     8.375                  LOCUST GROVE                                                    VA                          22508                         1                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
     301.05                        32175.5                       32250                     10.75                  HARRISBURG                                                      NC                          28075                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     306.33                        33071.4                       33150                    10.625                  TWIN FALLS                                                      ID                          83301                         1                      2                        9/1/2006                      8/1/2021                     7/27/2006                        2/1/2007
        268                       29429.66                       29600                    10.375                  SYRACUSE                                                        UT                          84075                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     756.58                       72079.73                       72200                     12.25                  NORTH HILLS                                                     CA                          91343                         1                      2                        9/1/2006                      8/1/2036                     7/20/2006                        2/1/2007
     427.13                       35710.93                       35750                    14.125                  SHEDD                                                           OR                          97377                         1                      2                        9/1/2006                      8/1/2021                     7/19/2006                        2/1/2007
     898.42                      120598.86                      121000                     8.125                  STAFFORD                                                        VA                          22556                         1                      2                       10/1/2006                      9/1/2036                      8/1/2006                        2/1/2007
     168.29                       16966.32                       16994                      11.5                  SEYMOUR                                                         TN                          37865                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     268.38                       22624.47                       22650                        14                  COLUMBUS                                                        OH                          43222                         2                      2                        9/1/2006                      8/1/2021                     7/26/2006                        2/1/2007
     136.14                       11479.31                       11490                        14                  INDIANAPOLIS                                                    IN                          46235                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     516.08                       56881.63                       57000                    10.375                  PEMBROKE                                                        MA                           2359                         1                      2                       10/1/2006                      9/1/2036                     8/17/2006                        2/1/2007
     763.41                       78437.03                       78600                     11.25                  BELTSVILLE                                                      MD                          20705                         1                      2                        9/1/2006                      8/1/2021                      8/2/2006                        2/1/2007
     703.44                       78332.57                       78500                     10.25                  ROCKVILLE                                                       MD                          20850                         1                      2                       10/1/2006                      9/1/2036                      8/8/2006                        2/1/2007
     362.77                       31638.96                       31672                      13.5                  WINTER GARDEN                                                   FL                          34787                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
    1223.36                      104896.47                      105000                     13.75                  GILBERT                                                         AZ                          85234                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
      377.2                       45117.89                       45350                     9.375                  TAMPA                                                           FL                          33624                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
      148.9                       12752.16                       12780                     13.75                  JACKSON                                                         TN                          38305                         1                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
     258.08                       28640.31                       28800                     10.25                  EPHRAIM                                                         UT                          84627                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     369.97                       43890.09                       44000                       9.5                  ATOKA                                                           TN                          38004                         1                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
     349.73                       33950.36                       34000                        12                  BRISTOL                                                         CT                           6010                         3                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
     964.19                       99101.25                       99272                     11.25                  STAFFORD                                                        VA                          22554                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     616.16                       58685.16                       58800                     12.25                  CHINO                                                           CA                          91710                         1                      2                        8/1/2006                      7/1/2036                     6/23/2006                        2/1/2007
     705.74                        94670.6                       95050                     8.125                  WALDORF                                                         MD                          20603                         1                      2                        9/1/2006                      8/1/2021                     7/27/2006                        2/1/2007
    1635.25                      139741.92                      162000                     11.75                  SOUTH OZONE PARK                                                NY                          11420                         2                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     336.05                       32612.48                       32670                        12                  CLARKSVILLE                                                     TN                          37040                         1                      2                        9/1/2006                      8/1/2021                     7/20/2006                        2/1/2007
     860.24                       71921.27                       72000                    14.125                  BAKERSFIELD                                                     CA                          93312                         1                      2                        9/1/2006                      8/1/2036                     7/18/2006                        2/1/2007
      896.5                       83736.84                       84000                      12.5                  BRIDGEVIEW                                                      IL                          60455                         1                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
     600.01                       62252.06                       62385                    11.125                  CANBY                                                           OR                          97013                         1                      2                        9/1/2006                      8/1/2021                     7/27/2006                        2/1/2007
     896.08                       74918.02                       75000                    14.125                  HAGERSTOWN                                                      MD                          21740                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
    1060.47                      101031.43                      101200                     12.25                  MONTEREY PARK                                                   CA                          91755                         1                      2                        9/1/2006                      8/1/2036                     7/20/2006                        2/1/2007
     769.91                       72526.87                       72800                    12.375                  CANNONSBURG                                                     PA                          15317                         1                      2                        9/1/2006                      8/1/2036                     7/18/2006                        2/1/2007
    1273.44                      107354.15                      107475                        14                  PHOENIX                                                         AZ                          85085                         1                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
     592.47                        60873.5                       61000                     11.25                  GERMANTOWN                                                      MD                          20874                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     390.99                       46383.85                       46500                       9.5                  GRIFFIN                                                         GA                          30224                         1                      2                       10/1/2006                      9/1/2021                      8/1/2006                        2/1/2007
     1315.2                       110875.2                      111000                        14                  CANTON                                                          GA                          30114                         1                      2                        9/1/2006                      8/1/2036                      8/2/2006                        2/1/2007
     331.74                       33434.26                       33500                      11.5                  BELDEN                                                          MS                          38826                         1                      2                        9/1/2006                      8/1/2036                      8/1/2006                        2/1/2007
     236.83                        21557.8                       21600                    12.875                  BATON ROUGE                                                     LA                          70820                         2                      2                        7/1/2006                      6/1/2036                     5/19/2006                        2/1/2007
     236.43                       21342.86                       21373                        13                  DIXMOOR                                                         IL                          60426                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     414.36                        48607.1                       48750                     9.625                  HUGO                                                            MN                          55038                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     794.82                       77882.98                       78000                    11.875                  SILVER SPRING                                                   MD                          20902                         1                      2                       10/1/2006                      9/1/2036                      8/1/2006                        2/1/2007
     226.42                       21652.34                       22000                      9.25                  SCRANTON                                                        PA                          18504                         1                      2                        9/1/2006                      8/1/2021                      8/1/2006                        2/1/2007
     184.39                       23891.26                       23980                       8.5                  HOODSPORT                                                       WA                          98548                         1                      2                        9/1/2006                      8/1/2021                      7/7/2006                        2/1/2007
     222.85                       21830.46                       21870                    11.875                  TWIN FALLS                                                      ID                          83301                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     845.89                      100297.23                      100600                       9.5                  WEST JEFFERSON                                                  OH                          43162                         1                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
     185.18                       15483.12                       15500                    14.125                  AMORY                                                           MS                          38821                         1                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
     947.67                       92831.73                       93000                    11.875                  SILVER SPRING                                                   MD                          20901                         1                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
      155.7                       20187.82                       20250                       8.5                  CHICAGO                                                         IL                          60628                         1                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
     286.98                       27645.87                       27900                        12                  WEDOWEE                                                         AL                          36278                         1                      2                        9/1/2006                      8/1/2021                      8/1/2006                        2/1/2007
     371.96                       46589.84                       46750                     8.875                  BURNSVILLE                                                      MN                          55337                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     712.34                       74599.31                       74800                        11                  LAND O LAKES                                                    FL                          34638                         1                      2                        9/1/2006                      8/1/2021                     7/27/2006                        2/1/2007
     821.38                          85964                       86250                        11                  SALT LAKE CITY                                                  UT                          84108                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     318.26                       39886.19                       40000                     8.875                  TIGARD                                                          OR                          97223                         1                      2                       10/1/2006                      9/1/2021                     7/28/2006                        2/1/2007
     526.74                       56864.73                       57000                    10.625                  SOUTH JORDAN                                                    UT                          84095                         1                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
     193.52                       24528.24                       24600                      8.75                  MONTGOMERY                                                      AL                          36116                         1                      2                       10/1/2006                      9/1/2036                      8/7/2006                        2/1/2007
     425.36                       35859.67                       35900                        14                  CHATTANOOGA                                                     TN                          37416                         4                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     496.95                       43341.75                       43387                      13.5                  TWIN FALLS                                                      ID                          83301                         1                      2                       10/1/2006                      9/1/2021                     7/28/2006                        2/1/2007
     425.45                       40523.12                       40600                     12.25                  NEW BEDFORD                                                     MA                           2740                         2                      2                        9/1/2006                      8/1/2036                     7/20/2006                        2/1/2007
     740.54                       62429.74                       62500                        14                  SPRING LAKE PARK                                                MN                          55432                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     133.07                       15950.62                       16000                     9.375                  VILLA RICA                                                      GA                          30180                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     707.69                       68642.05                       68800                        12                  LAS VEGAS                                                       NV                          89134                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     225.23                        23368.1                       23418                    11.125                  BROOKLYN PARK                                                   MN                          55444                         1                      2                        9/1/2006                      8/1/2021                     7/13/2006                        2/1/2007
     400.29                       38147.28                       38200                     12.25                  CHICAGO                                                         IL                          60628                         3                      2                       10/1/2006                      9/1/2036                      8/8/2006                        2/1/2007
     170.16                       15775.79                       15800                    12.625                  FORT WORTH                                                      TX                          76112                         1                      2                        9/1/2006                      8/1/2036                      7/6/2006                        2/1/2007
     475.91                        44926.5                       45000                    12.375                  TUCSON                                                          AZ                          85730                         1                      2                        9/1/2006                      8/1/2021                     7/18/2006                        2/1/2007
     570.41                       62841.69                       63000                    10.375                  MALIN                                                           OR                          97632                         1                      2                        9/1/2006                      8/1/2021                     7/20/2006                        2/1/2007
     677.72                       60072.92                       60200                     13.25                  UPPER MARLBORO                                                  MD                          20772                         1                      2                        9/1/2006                      8/1/2021                     7/14/2006                        2/1/2007
     455.42                       56410.96                       56600                         9                  GOLD BAR                                                        WA                          98251                         1                      2                        9/1/2006                      8/1/2021                     7/26/2006                        2/1/2007
     1652.4                      214104.89                      214900                       8.5                  BERWYN                                                          PA                          19312                         1                      2                        9/1/2006                      8/1/2021                     7/26/2006                        2/1/2007
     285.03                       27142.69                       27200                     12.25                  GREENSBORO                                                      NC                          27405                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     451.62                       37696.44                       37800                    14.125                  ST PETERSBURG                                                   FL                          33703                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
     309.36                       27433.67                       27480                     13.25                  SHELBYVILLE                                                     TN                          37160                         1                      2                       10/1/2006                      9/1/2036                      8/4/2006                        2/1/2007
     785.92                       74896.43                       75000                     12.25                  PORT SAINT LUCIE                                                FL                          34986                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     364.07                       39691.02                       39800                      10.5                  LOGAN                                                           UT                          84321                         1                      2                        9/1/2006                      8/1/2036                      8/2/2006                        2/1/2007
     411.45                       39837.53                       40000                        12                  EUGENE                                                          OR                          97401                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     414.87                       43900.94                       44000                    10.875                  BOLINGBROOK                                                     IL                          60440                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     109.69                       12471.92                       12500                        10                  GRAND RAPIDS                                                    MI                          49503                         2                      2                       10/1/2006                      9/1/2036                      8/7/2006                        2/1/2007
     240.45                       24955.79                       25000                    11.125                  SCHENECTADY                                                     NY                          12306                         2                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     956.41                       81319.99                       81398                    13.875                  LEHI                                                            UT                          84043                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     450.53                       43736.08                       43800                        12                  EAGLE MOUNTAIN                                                  UT                          84005                         1                      2                       10/1/2006                      9/1/2021                     8/15/2006                        2/1/2007
    1208.62                      117328.49                      117500                        12                  ORLANDO                                                         FL                          32836                         1                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
      130.5                       10623.03                       10730                     12.25                  BUFFALO                                                         NY                          14220                         4                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     630.94                       53190.14                       53250                        14                  PLAINFIELD                                                      IL                          60544                         4                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     982.76                       85691.93                       85800                      13.5                  NEWARK                                                          NJ                           7112                         4                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     611.65                       58234.57                       59000                     9.375                  ORCHARD PARK                                                    NY                          14127                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     721.45                       85565.32                       85800                       9.5                  YONKERS                                                         NY                          10703                         2                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
     386.79                       45861.56                       46000                       9.5                  ORTING                                                          WA                          98360                         1                      2                        9/1/2006                      8/1/2021                     7/10/2006                        2/1/2007
     116.01                       15944.23                       16000                     7.875                  LUCINDA                                                         PA                          16235                         1                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
     175.93                       15081.43                       15100                     13.75                  BUFFALO                                                         NY                          14215                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     959.28                        83662.6                       83750                      13.5                  GAITHERSBURG                                                    MD                          20878                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
      649.4                       73799.46                       74000                        10                  COMPTON                                                         CA                          90222                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     429.53                          47297                       47440                    10.375                  WASHOUGAL                                                       WA                          98671                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
     500.08                       56728.81                       56985                        10                  CHARLOTTE HALL                                                  MD                          20622                         1                      2                        9/1/2006                      8/1/2036                      8/4/2006                        2/1/2007
      201.4                       22771.29                       22950                        10                  TWIN FALLS                                                      ID                          83301                         1                      2                       10/1/2006                      9/1/2036                      8/4/2006                        2/1/2007
     158.63                       14979.88                       15000                    12.375                  COUNTRY CLUB HILLS                                              IL                          60478                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
     469.46                       44738.11                       44800                     12.25                  CASSELBERRY                                                     FL                          32707                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     799.11                        67944.8                       68010                    13.875                  SANDSTON                                                        VA                          23150                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     274.23                       25203.81                       25235                     12.75                  LAKELAND                                                        FL                          33801                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     831.84                       83777.19                       84000                      11.5                  SEVIERVILLE                                                     TN                          37862                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     261.26                       24910.04                       25400                        12                  GRIFFIN                                                         GA                          30223                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     215.29                          27914                       28000                       8.5                  BIRMINGHAM                                                      AL                          35213                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
      370.2                       44881.56                       45000                      9.25                  ROUND LAKE                                                      IL                          60073                         1                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
     410.73                       42235.65                       44000                     10.75                  FAIRHOPE                                                        AL                          36532                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
     664.11                       56941.98                       57000                     13.75                  MONTGOMERY VILLAGE                                              MD                          20886                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     154.29                       14784.96                       15000                        12                  HAZELWOOD                                                       MO                          63042                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
      627.7                       61505.54                       61600                    11.875                  ORLANDO                                                         FL                          32825                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
    1365.46                      133798.97                      134000                    11.875                  ANNANDALE                                                       VA                          22003                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     373.95                       46807.15                       47000                     8.875                  MIDLOTHIAN                                                      VA                          23112                         1                      2                        8/1/2006                      7/1/2021                     7/14/2006                        2/1/2007
     248.13                       23209.53                       23250                      12.5                  WATERLOO                                                        IL                          62298                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     191.28                       26595.79                       26700                      7.75                  HOLLAND                                                         PA                          18966                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     453.31                       47495.77                       47600                        11                  STERLING                                                        VA                          20164                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     951.81                       89753.76                       90000                    12.375                  TAMPA                                                           FL                          33629                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     722.81                       75733.87                       75900                        11                  WARRENTON                                                       VA                          20187                         1                      2                        9/1/2006                      8/1/2021                     7/31/2006                        2/1/2007
     284.37                       23976.32                       24000                        14                  SALEM                                                           OR                          97303                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
     630.16                       69455.47                       69600                    10.375                  KIRKLAND                                                        WA                          98033                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
     305.24                       29358.28                       29400                    12.125                  JOLIET                                                          IL                          60433                         1                      2                       10/1/2006                      9/1/2036                     8/17/2006                        2/1/2007
      457.3                       48234.82                       48500                    10.875                  PORTLAND                                                        OR                          97219                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
     197.26                       18973.06                       19000                    12.125                  COLDWATER                                                       MI                          49036                         1                      2                       10/1/2006                      9/1/2036                      8/9/2006                        2/1/2007
     146.44                       16515.09                       17800                      9.25                  EVERETT                                                         WA                          98208                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
      185.7                       19457.34                       19500                        11                  CHARLOTTE                                                       TN                          37036                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     608.98                       65712.37                       65900                    10.625                  WOODBRIDGE                                                      VA                          22191                         1                      2                        9/1/2006                      8/1/2036                      8/3/2006                        2/1/2007
     784.12                       83839.04                       84000                     10.75                  CENTEREACH                                                      NY                          11720                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
    1288.99                      142009.67                      142366                    10.375                  UPPER MARLBORO                                                  MD                          20774                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     685.21                      104997.46                      105645                      6.75                  KING GEORGE                                                     VA                          22485                         1                      2                        8/1/2006                      7/1/2036                     7/10/2006                        2/1/2007
     638.43                       72552.85                       72750                        10                  DULUTH                                                          GA                          30096                         1                      2                        9/1/2006                      8/1/2021                      8/4/2006                        2/1/2007
     800.44                       74568.03                       75000                      12.5                  ORLANDO                                                         FL                          32825                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     465.33                       43810.71                       44000                    12.375                  NEW LONDON                                                      CT                           6320                         2                      2                       10/1/2006                      9/1/2036                     7/28/2006                        2/1/2007
      233.6                       25722.38                       25800                    10.375                  ROY                                                             UT                          84067                         1                      2                        9/1/2006                      8/1/2021                     7/31/2006                        2/1/2007
     937.59                       69685.01                       70403                        14                  PALM BAY                                                        FL                          32909                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     379.24                       40531.35                       40626                     10.75                  KISSIMMEE                                                       FL                          34758                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     288.83                       33880.33                       33980                     9.625                  LEOLA                                                           PA                          17540                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     576.11                       59794.12                       59900                    11.125                  BEXLEY                                                          OH                          43209                         1                      2                       10/1/2006                      9/1/2036                      8/4/2006                        2/1/2007
    2462.55                      234608.58                      235000                     12.25                  SEVIERVILLE                                                     TN                          37862                         1                      2                        9/1/2006                      8/1/2021                      8/3/2006                        2/1/2007
     788.95                        74479.1                       74600                    12.375                  PALMDALE                                                        CA                          93551                         1                      2                        9/1/2006                      8/1/2036                     7/13/2006                        2/1/2007
     500.72                       48608.99                       48680                        12                  WOODBURN                                                        OR                          97071                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     197.87                       16684.46                       16700                        14                  CHATTANOOGA                                                     TN                          37412                         1                      2                       10/1/2006                      9/1/2036                      8/4/2006                        2/1/2007
     111.09                       10780.99                       10800                        12                  CLARKSVILLE                                                     TN                          37042                         1                      2                        9/1/2006                      8/1/2021                     7/26/2006                        2/1/2007
     465.96                       38964.69                       39000                    14.125                  FAYETTEVILLE                                                    NC                          28314                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
     1555.5                      148190.65                      148440                     12.25                  JAMAICA                                                         NY                          11436                         2                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     665.47                       67056.66                       67200                      11.5                  SCHAUMBURG                                                      IL                          60173                         1                      2                       10/1/2006                      9/1/2036                      8/9/2006                        2/1/2007
     405.95                       47094.28                       47250                      9.75                  DES PLAINES                                                     IL                          60016                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     195.94                       16382.09                       16400                    14.125                  O FALLON                                                        IL                          62269                         1                      2                        9/1/2006                      8/1/2036                      8/4/2006                        2/1/2007
     531.28                       50614.99                       50700                     12.25                  YUMA                                                            AZ                          85364                         1                      2                        9/1/2006                      8/1/2021                     7/26/2006                        2/1/2007
     259.87                        24765.8                       24800                     12.25                  LITHONIA                                                        GA                          30058                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
     330.01                       34921.31                       35000                    10.875                  FERNDALE                                                        WA                          98248                         1                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
    2274.95                      191784.08                      192000                        14                  LADERA RANCH                                                    CA                          92694                         1                      2                        9/1/2006                      8/1/2021                     7/24/2006                        2/1/2007
     277.69                       26463.41                       26500                     12.25                  WEST VALLEY CITY                                                UT                          84119                         1                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     112.55                       13058.95                       13100                      9.75                  COLUMBUS                                                        OH                          43207                         1                      2                       10/1/2006                      9/1/2036                      8/4/2006                        2/1/2007
     660.17                       62895.09                       63000                     12.25                  MARIETTA                                                        GA                          30068                         1                      2                        9/1/2006                      8/1/2021                      8/3/2006                        2/1/2007
     141.36                       13471.38                       13490                     12.25                  INDIANAPOLIS                                                    IN                          46221                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     272.23                       30301.96                       30380                     10.25                  SPOKANE VALLEY                                                  WA                          99206                         1                      2                        9/1/2006                      8/1/2036                      8/2/2006                        2/1/2007
    1220.42                      102884.16                      103000                        14                  JAMAICA                                                         NY                          11436                         2                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
      494.6                       47082.89                       47200                     12.25                  MONTGOMERY                                                      AL                          36109                         1                      2                        9/1/2006                      8/1/2021                      8/3/2006                        2/1/2007
     595.39                       50193.54                       50250                        14                  PLAINFIELD                                                      IL                          60544                         4                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     317.46                        39739.9                       39900                     8.875                  CLARKESVILLE                                                    GA                          30523                         1                      2                        8/1/2006                      7/1/2036                     6/26/2006                        2/1/2007
     298.85                       33168.14                       33700                    10.125                  SHREVEPORT                                                      LA                          71107                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     456.34                       51859.05                       52000                        10                  BRADENTON                                                       FL                          34209                         1                      2                        9/1/2006                      8/1/2021                      7/7/2006                        2/1/2007
     654.18                       77466.13                       77800                       9.5                  ALEXANDRIA                                                      VA                          22303                         1                      2                        9/1/2006                      8/1/2021                     7/19/2006                        2/1/2007
      628.2                       59320.18                       59400                    12.375                  PAWCATUCK                                                       CT                           6379                         3                      2                       10/1/2006                      9/1/2036                      8/9/2006                        2/1/2007
     391.88                       32764.19                       32800                    14.125                  CULLMAN                                                         AL                          35055                         1                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
     222.38                       24017.65                       24065                    10.625                  WEST HAVEN                                                      UT                          84401                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
     219.51                       26892.25                       26980                     9.125                  CARMEL                                                          IN                          46032                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     796.44                       81829.92                       82000                     11.25                  SPRINGFIELD GARDENS                                             NY                          11413                         1                      2                        9/1/2006                      8/1/2036                     7/11/2006                        2/1/2007
     229.74                       22295.69                       22335                        12                  KISSIMMEE                                                       FL                          34741                         1                      2                        9/1/2006                      8/1/2021                     7/31/2006                        2/1/2007
     104.79                        9986.19                       10000                     12.25                  BALTIMORE                                                       MD                          21223                         1                      2                       10/1/2006                      9/1/2036                      8/2/2006                        2/1/2007
     869.75                       82885.39                       83000                     12.25                  LYNN                                                            MA                           1902                         2                      2                       10/1/2006                      9/1/2036                      8/9/2006                        2/1/2007
     271.24                       30044.74                       30270                     10.25                  GUIN                                                            AL                          35563                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
     768.44                       65337.31                       65400                    13.875                  PORTLAND                                                        OR                          97206                         1                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     560.09                       59861.39                       60000                     10.75                  SOUTH HAMILTON                                                  MA                           1982                         1                      2                        9/1/2006                      8/1/2036                      8/1/2006                        2/1/2007
     100.94                        9984.53                       10000                     11.75                  LONGVIEW                                                        WA                          98632                         1                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     612.56                       58916.25                       59000                    12.125                  CHICAGO                                                         IL                          60634                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     337.88                       28971.41                       29000                     13.75                  BEND                                                            OR                          97702                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     549.83                        61864.2                       62000                    10.125                  AUBURN                                                          WA                          98001                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
      163.7                       15157.24                       15200                    12.625                  MOORESVILLE                                                     NC                          28115                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
     629.16                       53927.76                       54000                     13.75                  TACOMA                                                          WA                          98444                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     824.93                       94739.04                       95000                     9.875                  GAITHERSBURG                                                    MD                          20879                         1                      2                       10/1/2006                      9/1/2036                      8/2/2006                        2/1/2007
     215.51                       34832.16                       35000                      6.25                  ROCKVILLE CENTRE                                                NY                          11570                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     421.77                       36154.27                       36200                     13.75                  TACOMA                                                          WA                          98408                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     431.09                       36951.37                       37000                     13.75                  TACOMA                                                          WA                          98409                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     576.02                       55918.28                       56000                        12                  WESTMONT                                                        IL                          60559                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
     586.07                       69517.92                       69700                       9.5                  ORONOCO                                                         MN                          55960                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     218.45                       18706.33                       18750                     13.75                  BOSSIER CITY                                                    LA                          71112                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     528.03                       64016.05                       64185                      9.25                  SYRACUSE                                                        UT                          84075                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     344.26                        36084.4                       36150                        11                  LAKE POINT                                                      UT                          84074                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     397.25                       43783.87                       43875                    10.375                  PLEASANT HILL                                                   MO                          64080                         4                      2                       10/1/2006                      9/1/2036                     8/17/2006                        2/1/2007
     524.95                       51412.44                       51517                    11.875                  HUGO                                                            MN                          55038                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     223.38                       25925.72                       26000                      9.75                  VERNONIA                                                        OR                          97064                         1                      2                        9/1/2006                      8/1/2021                     7/14/2006                        2/1/2007
    3507.87                       378699.3                      379600                    10.625                  BROOKLYN                                                        NY                          11235                         1                      2                        9/1/2006                      8/1/2021                     7/20/2006                        2/1/2007
    1584.17                      183859.38                      184387                      9.75                  UPPER MARLBORO                                                  MD                          20774                         1                      2                        9/1/2006                      8/1/2021                     7/13/2006                        2/1/2007
     235.78                       22443.75                       22500                     12.25                  BATON ROUGE                                                     LA                          70810                         2                      2                        8/1/2006                      7/1/2036                     6/30/2006                        2/1/2007
      365.9                        39919.1                       40000                      10.5                  SILVER SPRING                                                   MD                          20906                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     233.02                       19968.23                       20000                     13.75                  BOISE                                                           ID                          83706                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     497.85                       48329.35                       48400                        12                  KETTLE FALLS                                                    WA                          99141                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     451.11                       44169.52                       44270                    11.875                  NEWARK                                                          NJ                           7102                         1                      2                        9/1/2006                      8/1/2021                     8/11/2006                        2/1/2007
     326.17                       27275.29                       27300                    14.125                  KATY                                                            TX                          77450                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     341.04                       28512.78                       28544                    14.125                  SAN ANTONIO                                                     TX                          78233                         1                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
     967.77                       80926.64                       81000                    14.125                  SALEM                                                           OR                          97302                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
     782.53                        66536.2                       66600                    13.875                  PULLMAN                                                         WA                          99163                         2                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
    1774.23                      150855.23                      151000                    13.875                  NORTH LOGAN                                                     UT                          84341                         1                      2                       10/1/2006                      9/1/2021                      8/2/2006                        2/1/2007
     200.99                       18743.18                       19180                     12.25                  FRIENDSWOOD                                                     TX                          77546                         1                      2                       10/1/2006                      9/1/2036                     8/10/2006                        2/1/2007
     1156.5                       95898.02                       96000                     14.25                  EVERETT                                                         MA                           2149                         1                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
      442.3                       42937.26                       43000                        12                  CHICAGO                                                         IL                          60652                         1                      2                       10/1/2006                      9/1/2036                     8/17/2006                        2/1/2007
     166.12                       15972.47                       16000                    12.125                  CALDWELL                                                        ID                          83605                         2                      2                       10/1/2006                      9/1/2036                      8/1/2006                        2/1/2007
     364.51                       43241.69                       43350                       9.5                  LOCKPORT                                                        IL                          60441                         1                      2                       10/1/2006                      9/1/2036                     8/14/2006                        2/1/2007
     167.61                       19057.08                       19100                        10                  KENT                                                            CT                           6757                         1                      2                       10/1/2006                      9/1/2036                     8/17/2006                        2/1/2007
     304.42                       36506.13                       36600                     9.375                  MURFREESBORO                                                    TN                          37130                         1                      2                       10/1/2006                      9/1/2036                      8/1/2006                        2/1/2007
     295.53                       32547.62                       32980                     10.25                  FARMINGTON                                                      MO                          63640                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
     360.33                       43684.71                       43800                      9.25                  PLANO                                                           TX                          75023                         1                      2                       10/1/2006                      9/1/2036                      8/9/2006                        2/1/2007
     489.12                       47927.99                       48000                    11.875                  RIDGELY                                                         MD                          21660                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     728.25                       74851.04                       74980                     11.25                  YORK                                                            PA                          17403                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     661.95                       58735.08                       58800                     13.25                  LONG BRANCH                                                     NJ                           7740                         3                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     734.56                       88087.14                       88315                     9.375                  WALDORF                                                         MD                          20603                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
        501                       42945.17                       43000                     13.75                  TACOMA                                                          WA                          98418                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
    1037.65                      105622.91                      105800                    11.375                  ARLINGTON                                                       VA                          22203                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     144.31                       13263.61                       13280                     12.75                  CAMDEN                                                          NJ                           8103                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     265.27                       28941.38                       29000                      10.5                  GRAY                                                            TN                          37615                         3                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
      524.3                       44937.21                       45000                     13.75                  TACOMA                                                          WA                          98405                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
      420.2                       50390.43                       50520                     9.375                  MURRAY                                                          UT                          84117                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     373.39                       42900.69                       43000                     9.875                  HYATTSVILLE                                                     MD                          20783                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     208.89                       20469.25                       20500                    11.875                  MEANSVILLE                                                      GA                          30256                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
    1288.73                       149525.5                      150000                      9.75                  PRINEVILLE                                                      OR                          97754                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     380.27                       41912.78                       42000                    10.375                  ASTORIA                                                         OR                          97103                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     161.19                       14778.29                       15000                        10                  PERRY                                                           FL                          32347                         1                      2                        9/1/2006                      8/1/2021                      8/2/2006                        2/1/2007
     274.96                       27447.42                       27500                    11.625                  BALTIMORE                                                       MD                          21224                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     895.92                       76176.94                       76250                    13.875                  SCOTTSDALE                                                      AZ                          85251                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     821.71                      104145.11                      104450                      8.75                  GAINESVILLE                                                     VA                          20155                         1                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     528.69                       58874.21                       59000                     10.25                  MIDDLETOWN                                                      NY                          10940                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     631.97                       69655.05                       69800                    10.375                  SAN BERNARDINO                                                  CA                          92410                         2                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
      719.7                       60684.43                       60741                        14                  COLUMBIA                                                        MO                          65202                         2                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     874.32                       84875.94                       85000                        12                  CHICAGO                                                         IL                          60645                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     564.16                       50940.43                       51000                        13                  ORLANDO                                                         FL                          32810                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     311.47                       29925.17                       30000                    12.125                  KENNER                                                          LA                          70062                         2                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     685.24                        65906.3                       66000                    12.125                  GILBERT                                                         AZ                          85233                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     235.41                       25922.03                       26000                    10.375                  BUCKLEY                                                         WA                          98321                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
     451.57                       45525.74                       45600                      11.5                  RINGGOLD                                                        GA                          30736                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
        501                       42945.17                       43000                     13.75                  LACEY                                                           WA                          98503                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     149.79                       17210.16                       17250                     9.875                  ARCANUM                                                         OH                          45304                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     617.51                       52934.88                       53000                     13.75                  TACOMA                                                          WA                          98405                         2                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     652.46                       55936.89                       56000                     13.75                  TACOMA                                                          WA                          98406                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     453.06                       45675.48                       45750                      11.5                  FORT LAUDERDALE                                                 FL                          33312                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     841.41                       81680.59                       81800                        12                  FAIRFAX                                                         VA                          22032                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     567.14                       61865.94                       62000                      10.5                  FEDERAL WAY                                                     WA                          98023                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     203.04                       21708.28                       21750                     10.75                  CHICAGO                                                         IL                          60617                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     459.21                       39703.56                       39750                    13.625                  MINNEAPOLIS                                                     MN                          55407                         2                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     160.49                       15219.33                       15750                    11.875                  GRAND RAPIDS                                                    MI                          49507                         2                      2                       10/1/2006                      9/1/2036                      9/1/2006                        2/1/2007
    1233.81                      106628.54                      106800                    13.625                  SALT LAKE CITY                                                  UT                          84105                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     160.79                       15756.37                       15780                    11.875                  INDIANAPOLIS                                                    IN                          46222                         1                      2                       10/1/2006                      9/1/2036                      9/1/2006                        2/1/2007
     156.92                       15358.31                       15400                    11.875                  CAMDEN                                                          TN                          38320                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     554.29                       47929.88                       47980                    13.625                  SAINT LOUIS                                                     MO                          63104                         4                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
      422.7                          49081                       49200                      9.75                  BUFFALO                                                         NY                          14214                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     235.76                       20202.51                       20235                     13.75                  NOBLESVILLE                                                     IN                          46062                         1                      2                        7/1/2006                      6/1/2036                     5/11/2006                        2/1/2007
     244.63                       20766.86                       20820                    13.875                  CLEARWATER                                                      FL                          33756                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     1742.7                      145727.89                      145860                    14.125                  BROOKLYN                                                        NY                          11216                         3                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     957.26                       92069.09                       92200                    12.125                  JAMAICA                                                         NY                          11434                         1                      2                       10/1/2006                      9/1/2036                      8/2/2006                        2/1/2007
     157.77                        20932.1                       21000                      8.25                  SAINT HELENS                                                    OR                          97051                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
     859.28                       81886.73                       82000                     12.25                  ACCOKEEK                                                        MD                          20607                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     176.54                        15010.6                       15025                    13.875                  PHILADELPHIA                                                    PA                          19134                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     337.88                       28971.41                       29000                     13.75                  BEND                                                            OR                          97702                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     517.05                       49729.28                       49800                    12.125                  APPLE VALLEY                                                    CA                          92308                         1                      2                       10/1/2006                      9/1/2036                      8/1/2006                        2/1/2007
     159.28                       15179.01                       15200                     12.25                  ROCKFORD                                                        IL                          61103                         1                      2                       10/1/2006                      9/1/2036                     8/14/2006                        2/1/2007
     260.68                       21975.21                       22000                        14                  DISTRICT HEIGHTS                                                MD                          20747                         1                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
     346.15                       43855.98                       44000                      8.75                  SAN LEANDRO                                                     CA                          94577                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     430.89                       48903.02                       49100                        10                  OLYMPIA                                                         WA                          98506                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     606.62                       66860.87                       67000                    10.375                  GAITHERSBURG                                                    MD                          20879                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     537.31                       73796.31                       74105                     7.875                  KALAMAZOO                                                       MI                          49009                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     275.07                       26213.76                       26250                     12.25                  MILACA                                                          MN                          56353                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     797.65                       87023.69                       87200                      10.5                  EVANS                                                           GA                          30809                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     563.69                       60879.96                       61000                    10.625                  COMMACK                                                         NY                          11725                         1                      2                       10/1/2006                      9/1/2021                      9/1/2006                        2/1/2007
     288.08                       41045.18                       41200                       7.5                  LANSDALE                                                        PA                          19446                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     933.34                      100597.62                      101000                    10.625                  SOUTH OZONE PARK                                                NY                          11420                         1                      2                       10/1/2006                      9/1/2036                      8/8/2006                        2/1/2007
      270.7                       28943.85                       29000                     10.75                  ATLANTA                                                         GA                          30349                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     319.55                       36715.04                       36800                     9.875                  VANCOUVER                                                       WA                          98683                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     406.16                       45699.69                       45800                    10.125                  DURANGO                                                         CO                          81301                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     705.48                       67853.56                       67950                    12.125                  BALL GROUND                                                     GA                          30107                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     662.35                       64902.49                       65000                    11.875                  MESA                                                            AZ                          85202                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     310.39                       34923.34                       35000                    10.125                  MAGNA                                                           UT                          84044                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     270.87                        28113.2                       28163                    11.125                  RUSKIN                                                          FL                          33570                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
    1107.07                      115993.65                      116250                        11                  BROOKLYN                                                        NY                          11213                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
      690.3                        58693.7                       58750                    13.875                  WINTER GARDEN                                                   FL                          34787                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     360.01                       34948.94                       35000                        12                  JACKSON                                                         OH                          45640                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     704.99                       59942.49                       60000                    13.875                  BEAVERTON                                                       OR                          97007                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
    1084.37                      109321.63                      109500                      11.5                  SPRINGFIELD GARDENS                                             NY                          11413                         1                      2                       10/1/2006                      9/1/2036                     8/17/2006                        2/1/2007
     469.38                       46394.45                       46500                     11.75                  LAKE WORTH                                                      FL                          33462                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     334.83                        32169.9                       32250                    12.125                  GAINESVILLE                                                     GA                          30507                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
    1058.67                      108812.55                      109000                     11.25                  WAYZATA                                                         MN                          55391                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
      293.4                       26966.68                       27000                     12.75                  BOISE                                                           ID                          83704                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     833.62                       95778.29                       96000                     9.875                  MINEOLA                                                         NY                          11501                         1                      2                       10/1/2006                      9/1/2036                      8/4/2006                        2/1/2007
     942.21                       91466.31                       91600                        12                  LYNWOOD                                                         CA                          90262                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     398.56                          34465                       34500                    13.625                  SARTELL                                                         MN                          56377                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
        501                       42941.13                       43000                     13.75                  SPANAWAY                                                        WA                          98387                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
        935                       90794.43                       90900                        12                  KINGS PARK                                                      NY                          11754                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     502.22                        43037.1                       43105                     13.75                  JEROME                                                          ID                          83338                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     571.08                        53927.5                       54000                    12.375                  CHICAGO                                                         IL                          60636                         2                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     424.16                        41175.8                       41236                        12                  TOPSHAM                                                         ME                           4086                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
      571.9                       57109.39                       57200                    11.625                  SCOTTSDALE                                                      AZ                          85257                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     311.63                        40870.8                       41000                     8.375                  SISTERS                                                         OR                          97759                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
     641.03                       65909.62                       66000                     11.25                  LATHROP                                                         CA                          95330                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     365.73                        33916.9                       33960                    12.625                  WHEELING                                                        IL                          60090                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     521.85                       49731.24                       49800                     12.25                  CANTON                                                          MI                          48188                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     191.12                        19268.6                       19300                      11.5                  GAINESVILLE                                                     GA                          30507                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     302.76                       34369.82                       34500                        10                  NEW MARKET                                                      AL                          35761                         1                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     203.04                       21708.28                       21750                     10.75                  CHICAGO                                                         IL                          60617                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     459.21                       39706.62                       39750                    13.625                  MINNEAPOLIS                                                     MN                          55407                         2                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     295.93                       25380.11                       25400                     13.75                  ATLANTA                                                         GA                          30340                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     937.33                       80325.88                       80450                     13.75                  FEDERAL WAY                                                     WA                          98003                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     514.36                       57872.95                       58000                    10.125                  SEATTLE                                                         WA                          98168                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     439.08                       47893.98                       48000                      10.5                  JAMAICA                                                         NY                          11434                         1                      2                       10/1/2006                      9/1/2036                     8/17/2006                        2/1/2007
     706.84                       74087.82                     74222.6                        11                  PEMBROKE PINES                                                  FL                          33029                         1                      2                       10/1/2006                      9/1/2036                      9/1/2006                        2/1/2007
     315.53                       41891.77                       42000                      8.25                  PLAINFIELD                                                      IL                          60585                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     254.62                       33394.44                       33500                     8.375                  BARRINGTON                                                      IL                          60010                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     509.92                       50919.16                       51000                    11.625                  GRAHAM                                                          WA                          98338                         1                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     367.28                       42648.68                       42750                      9.75                  NEW ORLEANS                                                     LA                          70116                         1                      2                       10/1/2006                      9/1/2021                      9/1/2006                        2/1/2007
    1062.09                      107075.29                      107250                      11.5                  STAFFORD                                                        VA                          22554                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
    1200.75                      100408.98                      100500                    14.125                  RIDGEFIELD                                                      WA                          98642                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     371.65                        44089.6                       44200                       9.5                  INGLESIDE                                                       IL                          60041                         1                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     218.16                        24546.1                       24600                    10.125                  PORT SAINT LUCIE                                                FL                          34952                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     326.23                       27972.39                       28000                     13.75                  PASCO                                                           WA                          99301                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     326.23                       27972.39                       28000                     13.75                  PASCO                                                           WA                          99301                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     662.61                       58249.56                       58350                    13.375                  MANCHESTER                                                      MI                          48158                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     218.58                       21207.95                       21250                        12                  DELTA                                                           CO                          81416                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
    1091.56                       92810.96                       92900                    13.875                  AVONDALE                                                        AZ                          85323                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     240.03                       19795.81                       20000                        12                  ATHENS                                                          AL                          35613                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     575.95                       61463.99                       61700                     10.75                  CHICAGO                                                         IL                          60639                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     638.56                        55640.2                       55750                      13.5                  PRINCETON                                                       MN                          55371                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     730.31                       70917.53                       71000                        12                  SYRACUSE                                                        UT                          84075                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     413.76                       42541.65                       42600                     11.25                  AURORA                                                          CO                          80013                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     144.67                        13665.4                       13680                    12.375                  SHELBYVILLE                                                     TN                          37160                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
    1012.09                        95597.7                       95700                    12.375                  GRESHAM                                                         OR                          97080                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     932.41                       95821.03                       96000                     11.25                  MIAMI                                                           FL                          33185                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     310.92                       34998.82                       35060                    10.125                  SALT LAKE CITY                                                  UT                          84115                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     257.13                       26960.94                       27000                        11                  WEST JORDAN                                                     UT                          84088                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     343.52                       36729.48                       36800                     10.75                  TACOMA                                                          WA                          98404                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     249.52                       29897.95                       30000                     9.375                  MECHANICSBURG                                                   PA                          17055                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     365.19                        37516.4                       37600                     11.25                  LINCOLN CITY                                                    OR                          97367                         1                      2                       10/1/2006                      9/1/2021                      8/2/2006                        2/1/2007
     267.61                       23952.75                       23980                    13.125                  MURFREESBORO                                                    TN                          37128                         2                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     165.76                          13977                       13990                        14                  INDIANAPOLIS                                                    IN                          46219                         2                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     527.52                        60582.9                       60750                     9.875                  PORTLAND                                                        OR                          97214                         2                      2                       10/1/2006                      9/1/2021                      8/2/2006                        2/1/2007
     302.33                       36672.92                       36750                      9.25                  CHICAGO                                                         IL                          60655                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     633.75                       65087.92                       65250                     11.25                  HYATTSVILLE                                                     MD                          20783                         1                      2                        9/1/2006                      8/1/2036                     7/12/2006                        2/1/2007
     388.97                       36589.88                       36780                    12.375                  DEERFIELD                                                       IL                          60015                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
    1548.13                      143529.71                      143750                    12.625                  CHICAGO                                                         IL                          60630                         4                      2                        9/1/2006                      8/1/2036                      8/4/2006                        2/1/2007
     464.26                        47717.8                       47800                     11.25                  CHICAGO                                                         IL                          60638                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     292.61                       34582.69                       34800                       9.5                  ATHENS                                                          TN                          37303                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     1652.4                      216613.63                      217400                     8.375                  GREAT NECK                                                      NY                          11020                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
      628.9                       73026.35                       73200                      9.75                  YUMA                                                            AZ                          85365                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
     602.18                       67056.67                       67200                     10.25                  SLIDELL                                                         LA                          70458                         1                      2                       10/1/2006                      9/1/2036                     8/14/2006                        2/1/2007
     598.16                       56484.03                       56560                    12.375                  CHICAGO                                                         IL                          60629                         2                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
    1328.23                      113818.84                      114000                     13.75                  HOLLYWOOD                                                       FL                          33020                         3                      2                       10/1/2006                      9/1/2036                      9/5/2006                        2/1/2007
     274.42                       29939.35                       30000                      10.5                  WASECA                                                          MN                          56093                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     170.96                       15845.96                       15875                    12.625                  PRINCETON                                                       IL                          61356                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     594.21                        50931.7                       51000                     13.75                  TACOMA                                                          WA                          98444                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     184.69                       19747.08                       19785                     10.75                  SALT LAKE CITY                                                  UT                          84104                         2                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
      443.9                       38062.46                       38100                     13.75                  ATLANTA                                                         GA                          30318                         1                      2                       10/1/2006                      9/1/2021                      9/5/2006                        2/1/2007
     966.01                       94686.79                       94800                    11.875                  BELLEVUE                                                        WA                          98004                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     174.78                       14968.42                       15001                     13.75                  MILLVILLE                                                       NJ                           8332                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
      89.93                       14909.32                       15000                         6                  CHICAGO                                                         IL                          60639                         2                      2                       11/1/2006                     10/1/2036                     8/31/2006                        2/1/2007
     261.26                       25362.97                       25400                        12                  SHREVEPORT                                                      LA                          71118                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     262.44                       28317.17                       28400                    10.625                  MONTGOMERY                                                      AL                          36109                         1                      2                       10/1/2006                      9/1/2036                      9/5/2006                        2/1/2007
      394.9                       44898.74                       45000                        10                  CHICAGO                                                         IL                          60655                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     559.56                       54234.13                       54400                        12                  ALOHA                                                           OR                          97006                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
      281.4                       23693.86                       23750                        14                  FLOWERY BRANCH                                                  GA                          30542                         1                      2                        9/1/2006                      8/1/2021                      8/2/2006                        2/1/2007
    1175.62                       99126.55                       99219                        14                  EAST LYME                                                       CT                           6333                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
      150.3                       16573.56                       16601                    10.375                  WYANDOTTE                                                       MI                          48192                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     454.51                       53341.83                       53472                     9.625                  WALDORF                                                         MD                          20603                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     268.06                          31126                       31200                      9.75                  AUSTIN                                                          TX                          78728                         2                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     256.32                       21982.76                       22000                     13.75                  MACOMB                                                          IL                          61455                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     324.95                       39379.55                       39500                      9.25                  SPICER                                                          MN                          56288                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     311.53                       39484.43                       39600                      8.75                  MARIETTA                                                        GA                          30067                         1                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     519.64                       44458.09                       44600                     13.75                  ROCHESTER                                                       WA                          98579                         2                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     384.49                       32950.32                       33000                     13.75                  TACOMA                                                          WA                          98405                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     570.91                       48938.95                       49000                     13.75                  LAKEWOOD                                                        WA                          98499                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     689.17                       66922.16                       67000                        12                  CICERO                                                          IL                          60804                         2                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
    1152.04                      111836.57                      112000                        12                  BEAVERTON                                                       OR                          97008                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     613.43                       52557.37                       52650                     13.75                  TACOMA                                                          WA                          98418                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     367.26                       41410.52                       41850                        10                  BELTSVILLE                                                      MD                          20705                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     256.09                       21940.09                       21980                     13.75                  SPRING                                                          TX                          77379                         1                      2                        6/1/2006                      5/1/2036                     4/27/2006                        2/1/2007
     377.03                       36921.52                       37000                    11.875                  DUMFRIES                                                        VA                          22026                         1                      2                        8/1/2006                      7/1/2021                     6/19/2006                        2/1/2007
     692.14                       87691.16                       87980                      8.75                  SOUTH JORDAN                                                    UT                          84095                         1                      2                       10/1/2006                      9/1/2021                     8/19/2006                        2/1/2007
     588.62                       55583.24                       55658                    12.375                  FREDERICKSBURG                                                  VA                          22407                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     431.22                        36664.8                       36700                    13.875                  PHOENIX                                                         AZ                          85001                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     296.11                       27962.43                       28000                    12.375                  LITHONIA                                                        GA                          30058                         1                      2                       10/1/2006                      9/1/2036                     8/17/2006                        2/1/2007
     267.61                       23952.75                       23980                    13.125                  MURFREESBORO                                                    TN                          37128                         2                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
    1044.17                      113871.83                      114150                      10.5                  TRIANGLE                                                        VA                          22172                         1                      2                        9/1/2006                      8/1/2021                     7/31/2006                        2/1/2007
     166.82                       15898.04                       15920                     12.25                  KETTERING                                                       OH                          45429                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     549.15                       67993.67                       68250                         9                  LYNWOOD                                                         CA                          90262                         1                      2                       10/1/2006                      9/1/2036                      8/2/2006                        2/1/2007
     940.35                      103643.29                      103859                    10.375                  STAFFORD                                                        VA                          22554                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     537.49                       66614.79                       66800                         9                  HOOKSETT                                                        NH                           3106                         1                      2                       10/1/2006                      9/1/2036                      8/9/2006                        2/1/2007
     234.52                       20365.12                       20475                      13.5                  ALBANY                                                          NY                          12206                         3                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     942.12                       96827.39                       97000                     11.25                  SAN BERNARDINO                                                  CA                          92411                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     573.04                       58898.55                       59000                     11.25                  TIGARD                                                          OR                          97224                         1                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
     185.37                       24595.25                       24675                      8.25                  SCOTIA                                                          NY                          12302                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     311.66                       34705.83                       34780                     10.25                  BOLINGBROOK                                                     IL                          60440                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     201.28                       24137.95                       24200                     9.375                  COLLINSVILLE                                                    IL                          62234                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     243.31                       30492.99                       30580                     8.875                  WHITE BLUFF                                                     TN                          37187                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     217.34                       23462.78                       23520                    10.625                  SALEM                                                           OR                          97303                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     660.95                       72848.39                       73000                    10.375                  COMPTON                                                         CA                          90221                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     321.17                       42494.48                       42750                      8.25                  SANDY                                                           UT                          84092                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
      668.6                       64905.12                       65000                        12                  LUNENBURG                                                       MA                           1462                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
      577.9                       49542.41                       49600                     13.75                  TACOMA                                                          WA                          98405                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     400.89                       34970.96                       35000                      13.5                  KERKHOVEN                                                       MN                          56252                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     559.25                       47962.36                       48000                     13.75                  MERIDEN                                                         CT                           6450                         3                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     318.65                       27323.07                       27350                     13.75                  DALLAS                                                          GA                          30157                         1                      2                       10/1/2006                      9/1/2021                      9/5/2006                        2/1/2007
     568.97                       53742.49                       53800                    12.375                  CHICAGO                                                         IL                          60644                         2                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     559.25                       47962.36                       48000                     13.75                  ORLANDO                                                         FL                          32808                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     218.05                       18859.78                       18875                    13.625                  FORT WORTH                                                      TX                          76112                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     499.79                       64800.33                       65000                       8.5                  CHICAGO                                                         IL                          60641                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     164.35                       20145.44                       20200                     9.125                  CHICAGO                                                         IL                          60633                         2                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
     205.06                        17586.2                       17600                     13.75                  PENNS GROVE                                                     NJ                           8069                         2                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     178.25                       17970.69                       18000                      11.5                  PENNSVILLE                                                      NJ                           8070                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
    1217.87                      105250.05                      105420                    13.625                  PORTLAND                                                        OR                          97203                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     678.65                       66500.11                       66600                    11.875                  DAMERON                                                         MD                          20628                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     213.67                       23560.98                       23600                    10.375                  CRESTVIEW                                                       FL                          32539                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     449.54                       56285.34                       56500                     8.875                  SELDEN                                                          NY                          11784                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     464.57                       53340.12                       53500                     9.875                  SPRINGFIELD                                                     VA                          22150                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     491.77                       46407.51                       46500                    12.375                  TAMPA                                                           FL                          33611                         1                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
    1368.93                      115426.35                      115534                        14                  LAKE ALFRED                                                     FL                          33850                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
      676.9                        73850.4                       74000                      10.5                  BERWYN                                                          IL                          60402                         2                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     162.42                       15478.62                       15500                     12.25                  YORK                                                            PA                          17404                         3                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     499.02                       43152.19                       43196                    13.625                  WYANDANCH                                                       NY                          11798                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     701.74                       88939.62                       89200                      8.75                  CHANTILLY                                                       VA                          20151                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     938.12                      114845.25                      115300                     9.125                  TRIANGLE                                                        VA                          22172                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
        501                       42870.32                       43000                     13.75                  PARKLAND                                                        WA                          98444                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
     371.24                       49867.87                       50000                     8.125                  SEAFORD                                                         NY                          11783                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     589.17                       50958.87                       51000                    13.625                  SAN ANTONIO                                                     TX                          78209                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     773.24                       87544.94                       90000                      9.75                  NEW MILFORD                                                     CT                           6776                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     349.53                       29976.48                       30000                     13.75                  HAMPTON                                                         GA                          30228                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
    1072.42                      132912.48                      133282                         9                  UPPER MARLBORO                                                  MD                          20774                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     690.32                        87387.8                       87749                      8.75                  KING GEORGE                                                     VA                          22485                         1                      2                        8/1/2006                      7/1/2021                     7/14/2006                        2/1/2007
     411.78                       37181.53                       37225                        13                  HIALEAH                                                         FL                          33012                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
      387.7                       47521.26                       47650                     9.125                  KENMORE                                                         WA                          98028                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     592.48                       53497.42                       53560                        13                  ASHLEY                                                          OH                          43003                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     615.16                       59165.89                       59250                    12.125                  ORLANDO                                                         FL                          32822                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
     375.99                       31969.35                       32000                    13.875                  THE WOODLANDS                                                   TX                          77381                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     305.99                       31147.81                       31200                    11.375                  CASA GRANDE                                                     AZ                          85222                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
     199.59                       20494.33                       20550                     11.25                  ADRIAN                                                          MI                          49221                         2                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
      524.3                       44616.42                       45000                     13.75                  TACOMA                                                          WA                          98408                         2                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
      128.7                       13624.56                       13650                    10.875                  ELGIN                                                           TX                          78621                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
      447.4                       38351.44                       38400                     13.75                  TACOMA                                                          WA                          98404                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
      319.9                       31063.86                       31100                        12                  ORLAND                                                          ME                           4472                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     310.97                        37720.7                       37800                      9.25                  GILFORD                                                         NH                           3249                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     489.77                       52895.68                       53000                    10.625                  MANASSAS                                                        VA                          20110                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     707.58                       75654.74                       75800                     10.75                  HERNDON                                                         VA                          20170                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     219.69                        23265.4                       23300                    10.875                  ROCKFORD                                                        IL                          61107                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     289.39                       28366.11                       28400                    11.875                  FLINT                                                           MI                          48532                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     370.12                       45258.25                       46000                         9                  ALGONQUIN                                                       IL                          60102                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     307.15                        34937.3                       35000                        10                  SMYRNA                                                          GA                          30080                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     241.22                       27728.92                       27780                     9.875                  TUPELO                                                          MS                          38801                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     958.41                       95638.45                       95790                    11.634                  SPRINGFIELD GARDENS                                             NY                          11434                         2                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
        882                       72111.44                       73000                    12.125                  LEESBURG                                                        VA                          20175                         1                      2                        9/1/2006                      8/1/2021                     7/13/2006                        2/1/2007
     359.85                       46656.23                       46800                       8.5                  ODENTON                                                         MD                          21113                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     346.14                       43897.66                       44000                      8.75                  BAILEY                                                          CO                          80421                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     573.07                       52669.83                       52735                     12.75                  KISSIMMEE                                                       FL                          34744                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     275.46                        26748.9                       26780                        12                  WINFIELD                                                        AL                          35594                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     245.72                       27949.83                       28000                        10                  WAUCONDA                                                        IL                          60084                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     873.83                       74926.04                       75000                     13.75                  HOUSTON                                                         TX                          77008                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     529.88                       51937.89                       52000                    11.875                  OAKWOOD HILLS                                                   IL                          60013                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     310.34                       39800.02                       39900                     8.625                  NOTTINGHAM                                                      MD                          21236                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     344.27                       29775.93                       29800                    13.625                  LAYTON                                                          UT                          84041                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     846.77                      122223.39                      122600                     7.375                  STAFFORD                                                        VA                          22556                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     296.65                        28806.5                       28840                        12                  SCRANTON                                                        PA                          18504                         4                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     139.67                       15708.13                       15750                    10.125                  ALTOONA                                                         PA                          16602                         1                      2                        9/1/2006                      8/1/2021                     7/17/2006                        2/1/2007
     273.32                       28647.86                       28700                        11                  MURFREESBORO                                                    TN                          37130                         2                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     452.36                       38455.51                       38500                    13.875                  HOUSTON                                                         TX                          77036                         1                      2                        9/1/2006                      8/1/2021                      8/1/2006                        2/1/2007
     617.88                       62862.78                       63000                    11.375                  CONYERS                                                         GA                          30094                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
      519.4                       44536.05                       44580                     13.75                  SODDY DAISY                                                     TN                          37379                         1                      2                       10/1/2006                      9/1/2036                     8/14/2006                        2/1/2007
     202.41                       17964.22                       17980                     13.25                  SYRACUSE                                                        NY                          13204                         2                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     444.24                       41174.71                       41250                    12.625                  BOISE                                                           ID                          83705                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     580.06                       66646.42                       66800                     9.875                  DOVER                                                           NH                           3820                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     150.47                       15777.14                       15800                        11                  FROSTBURG                                                       MD                          21532                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     245.47                       31483.49                       31560                     8.625                  QUAKERTOWN                                                      PA                          18951                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     706.78                       71278.44                       71371                      11.5                  DOVER                                                           NH                           3820                         3                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     396.72                       34013.22                       34050                     13.75                  TACOMA                                                          WA                          98444                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
    2023.77                      218656.64                      219000                    10.625                  WHEATON                                                         IL                          60187                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     415.72                       35955.95                       35985                    13.625                  AUSTIN                                                          TX                          78705                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     190.87                       22527.22                       22700                       9.5                  SHELBY                                                          NC                          28150                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     209.09                       24552.32                       24600                     9.625                  LAKE CHARLES                                                    LA                          70605                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     538.34                       46562.42                       46600                    13.625                  SAINT CHARLES                                                   IL                          60175                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     108.98                       10388.58                       10400                     12.25                  CHATSWORTH                                                      IL                          60921                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     496.31                       48150.38                       48250                        12                  SHARPSBURG                                                      MD                          21782                         1                      2                        8/1/2006                      7/1/2036                     6/29/2006                        2/1/2007
     293.88                       25204.24                       25224                     13.75                  BEND                                                            OR                          97702                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     196.68                       24941.81                       25000                      8.75                  NEW COLUMBIA                                                    PA                          17856                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     355.13                       33507.09                       33580                    12.375                  EDGEWOOD                                                        MD                          21040                         1                      2                        9/1/2006                      8/1/2021                     7/26/2006                        2/1/2007
     230.74                       25695.11                       25750                     10.25                  ALBRIGHTSVILLE                                                  PA                          18210                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     263.32                       25570.28                       25600                        12                  LILLIWAUP                                                       WA                          98555                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     418.29                       42593.18                       42650                    11.375                  PHOENIX                                                         AZ                          85014                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     104.47                       10334.05                       10350                     11.75                  PITTSBURGH                                                      PA                          15213                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     181.69                       17977.92                       18000                     11.75                  SCOTTSBURG                                                      IN                          47170                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
    1501.83                      129895.07                      130000                    13.625                  SCITUATE                                                        MA                           2060                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     118.48                        9990.72                       10000                        14                  INDIANAPOLIS                                                    IN                          46224                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
        744                       70901.99                       71000                     12.25                  INVERNESS                                                       IL                          60067                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     438.51                       55196.71                       56380                     8.625                  CROFTON                                                         MD                          21114                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
     351.26                       37866.93                       38400                      10.5                  GALLATIN                                                        TN                          37066                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     161.91                       19846.25                       19900                     9.125                  MONTGOMERY                                                      AL                          36116                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     228.27                       17132.71                       17250                    13.875                  ALBANY                                                          NY                          12203                         2                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     740.25                       91492.17                       92000                         9                  DAVIE                                                           FL                          33325                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
      809.6                       70023.44                       70080                    13.625                  MILLSBORO                                                       DE                          19966                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     398.23                       35950.67                       36000                        13                  PLEASANT GROVE                                                  UT                          84062                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     718.73                       73871.17                       74000                     11.25                  CLINTON                                                         MD                          20735                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     668.59                       64924.51                       65000                        12                  HILLSBORO                                                       OR                          97123                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
      638.7                        65646.9                       65760                     11.25                  MERIDIAN                                                        ID                          83646                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     121.58                       10790.52                       10800                     13.25                  ALLENTOWN                                                       PA                          18102                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     372.25                       31924.94                       31950                     13.75                  HAMPTON                                                         GA                          30228                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
        858                       84895.65                       85000                     11.75                  MIAMI                                                           FL                          33185                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     722.07                       94761.32                       95000                     8.375                  MONTCLAIR                                                       CA                          91763                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     237.83                       25855.49                       26000                      10.5                  ROCKVILLE                                                       MD                          20853                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     450.04                       48623.62                       48700                    10.625                  CLERMONT                                                        FL                          34711                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     788.82                      104729.44                      105000                      8.25                  HANOVER                                                         PA                          17331                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
    1502.53                      199353.52                      200000                      8.25                  POUGHQUAG                                                       NY                          12570                         1                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     305.49                        25980.2                       26000                    13.875                  LAKELAND                                                        FL                          33813                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
    1602.03                      137364.38                      137500                     13.75                  TIGARD                                                          OR                          97224                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     142.78                       16946.19                       16980                       9.5                  TOBYHANNA                                                       PA                          18466                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     649.89                        64875.8                       65000                    11.625                  FISHKILL                                                        NY                          12524                         1                      2                        9/1/2006                      8/1/2036                     7/11/2006                        2/1/2007
      476.3                       39822.47                       39866                    14.125                  SAN ANTONIO                                                     TX                          78233                         1                      2                        9/1/2006                      8/1/2021                     7/27/2006                        2/1/2007
    1269.45                      106153.77                      106250                    14.125                  WASHOUGAL                                                       WA                          98671                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
        812                       99489.82                       99800                     9.125                  PALATINE                                                        IL                          60067                         1                      2                       10/1/2006                      9/1/2036                      9/1/2006                        2/1/2007
     905.29                       77623.37                       77700                     13.75                  MOUNTAIN HOME                                                   ID                          83647                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     325.69                       34137.93                       34200                        11                  MANDEVILLE                                                      LA                          70471                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     449.49                       46652.39                       46735                    11.125                  SANFORD                                                         FL                          32773                         1                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     594.21                        50930.9                       51000                     13.75                  TACOMA                                                          WA                          98405                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     358.05                       40656.54                       40800                        10                  KIRKLAND                                                        WA                          98034                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     302.48                        33350.1                       33408                    10.375                  LONGVIEW                                                        WA                          98632                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     327.48                       35653.16                       35800                      10.5                  HILLIARD                                                        OH                          43026                         1                      2                       10/1/2006                      9/1/2021                      9/7/2006                        2/1/2007
    1268.57                       116896.4                      118050                        10                  ORMOND BEACH                                                    FL                          32176                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     261.15                       22781.08                       22800                      13.5                  NEWNAN                                                          GA                          30263                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     410.59                       38086.47                       38125                    12.625                  BLUE ISLAND                                                     IL                          60406                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     112.58                         9991.2                       10000                     13.25                  ALLENTOWN                                                       PA                          18102                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     625.07                       66194.51                       66293                    10.875                  LYNWOOD                                                         IL                          60411                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     145.71                          14056                       14300                    11.875                  MONTGOMERY                                                      AL                          36116                         1                      2                       10/1/2006                      9/1/2021                      9/2/2006                        2/1/2007
    1165.12                       99877.21                      100000                     13.75                  BRONX                                                           NY                          10466                         2                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
      460.5                       41959.86                       42000                    12.875                  MCHENRY                                                         IL                          60050                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     886.53                        86896.1                       87000                    11.875                  ORLANDO                                                         FL                          32828                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     748.97                       87010.32                       87175                      9.75                  PHOENIX                                                         AZ                          85016                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     495.94                        65086.1                       65250                     8.375                  ELGIN                                                           IL                          60120                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     192.68                        25881.4                       25950                     8.125                  NEWVILLE                                                        PA                          17241                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     476.98                       57588.81                       57980                      9.25                  BALTIMORE                                                       MD                          21224                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     285.95                       26003.27                       27800                        12                  DENTON                                                          TX                          76209                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     446.42                       43336.65                       43400                        12                  ORLANDO                                                         FL                          32822                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     433.42                       37170.82                       37200                     13.75                  MESA                                                            AZ                          85204                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     536.43                       57959.02                       58050                    10.625                  CHICAGO                                                         IL                          60646                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
      401.7                       35040.87                       35070                      13.5                  HARRISVILLE                                                     NH                           3450                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     639.92                       59897.68                       59960                      12.5                  CICERO                                                          NY                          13039                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     395.27                       36006.67                       36050                    12.875                  LEXINGTON PARK                                                  MD                          20653                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     788.46                       68194.92                       68250                    13.625                  CASSELBERRY                                                     FL                          32730                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     248.89                        22479.1                       22500                        13                  DENVER                                                          CO                          80211                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     338.66                       38928.23                       39000                     9.875                  TEWKSBURY                                                       MA                           1876                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     479.86                       53459.03                       53550                     10.25                  HILLSBORO                                                       OR                          97123                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     677.84                       66440.55                       66520                    11.875                  PORTLAND                                                        OR                          97211                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     703.54                       63540.88                       63600                        13                  LORTON                                                          VA                          22079                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
    2131.45                      184351.06                      184500                    13.625                  EVERETT                                                         MA                           2149                         3                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     173.36                       17918.22                       18025                    11.125                  NEW WOODSTOCK                                                   NY                          13122                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     181.49                       17940.81                       17980                     11.75                  HUNTSVILLE                                                      AL                          35810                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
      880.3                       86285.85                       86389                    11.875                  HOPEWELL TOWNSHIP                                               NJ                           8534                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     306.91                       36427.34                       36500                       9.5                  MANCHESTER                                                      MD                          21102                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     224.24                       21762.98                       21800                        12                  SCRANTON                                                        PA                          18504                         2                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
      196.9                       17783.46                       17800                        13                  XENIA                                                           OH                          45385                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     718.65                       54601.33                       55000                    13.625                  SPRING VALLEY                                                   NY                          10977                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     303.92                       34935.62                       35000                     9.875                  ACWORTH                                                         GA                          30102                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     291.43                       38994.22                       39250                     8.125                  LILBURN                                                         GA                          30047                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     780.48                       96785.68                       97000                         9                  BURKE                                                           VA                          22015                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     379.61                        41433.2                       41500                      10.5                  BUFFALO GROVE                                                   IL                          60089                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     492.85                       54906.58                       55000                     10.25                  LILBURN                                                         GA                          30047                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     298.33                       26552.59                       26800                    10.625                  WEST SENECA                                                     NY                          14224                         2                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
    1208.57                       101924.4                      102000                        14                  RIDGEFIELD                                                      WA                          98642                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     694.38                        70704.4                       70800                    11.375                  NOTTINGHAM                                                      MD                          21236                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     272.43                       28011.62                       28050                     11.25                  NORTH AURORA                                                    IL                          60542                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     124.55                       10681.62                       10690                     13.75                  GREENFIELD                                                      IN                          46140                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
      360.2                        33705.9                       33750                      12.5                  CRESTWOOD                                                       IL                          60445                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     106.95                       12972.72                       13000                      9.25                  LAKE MARY                                                       FL                          32746                         1                      2                       11/1/2006                     10/1/2021                     8/31/2006                        2/1/2007
     289.47                       41264.24                       41400                       7.5                  YUMA                                                            AZ                          85367                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     590.71                       53347.27                       53400                        13                  SAINT PAUL                                                      MN                          55104                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     673.86                       75072.26                       75200                     10.25                  YORKVILLE                                                       IL                          60560                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
      195.5                       23194.66                       23250                       9.5                  ARVADA                                                          CO                          80004                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     478.46                       47341.81                       47400                     11.75                  FERNLEY                                                         NV                          89408                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
    1004.84                      100373.19                      100500                    11.625                  BRIDGEPORT                                                      CT                           6608                         3                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
      919.4                      102425.69                      102600                     10.25                  LOS ANGELES                                                     CA                          90022                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     390.45                       40940.72                       41000                        11                  MOUNT JOY                                                       PA                          17552                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     429.39                       49359.05                       49450                     9.875                  LAS VEGAS                                                       NV                          89122                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     837.81                          82898                       83000                     11.75                  CHESAPEAKE BEACH                                                MD                          20732                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
      815.2                       79904.46                       80000                    11.875                  SANDY                                                           UT                          84093                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     469.92                       46940.71                       47000                    11.625                  TWIN LAKES                                                      WI                          53181                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     471.55                       44720.35                       45000                     12.25                  FORT COLLINS                                                    CO                          80526                         1                      2                        5/1/2006                      4/1/2036                     3/24/2006                        2/1/2007
    1019.84                      101838.33                      102000                    11.625                  LOS ANGELES                                                     CA                          90044                         3                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     454.66                       49122.86                       49200                    10.625                  WINTER GARDEN                                                   FL                          34787                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     500.82                       54661.82                       54750                      10.5                  GAITHERSBURG                                                    MD                          20877                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     529.11                       45753.51                       45800                    13.625                  STRASBURG                                                       VA                          22657                         2                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     424.73                       45412.82                       45500                     10.75                  BROOKLYN                                                        NY                          11225                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     331.34                       28178.52                       28200                    13.875                  LAKELAND                                                        FL                          33810                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     635.39                       54955.61                       55000                    13.625                  SURPRISE                                                        AZ                          85379                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
      393.4                        35816.8                       35880                    12.875                  FERNLEY                                                         NV                          89408                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     284.83                       35321.81                       35400                         9                  JACOBUS                                                         PA                          17407                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
      861.6                       73856.61                       73950                     13.75                  LAWRENCEVILLE                                                   GA                          30044                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     415.45                       40686.11                       40770                    11.875                  FERNLEY                                                         NV                          89408                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     186.18                       23346.95                       23400                     8.875                  DICKSON                                                         TN                          37055                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     540.65                       46762.27                       46800                    13.625                  THE WOODLANDS                                                   TX                          77381                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     540.07                       52935.76                       53000                    11.875                  KILLINGLY                                                       CT                           6239                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     283.78                       30353.59                       30400                     10.75                  QUARRYVILLE                                                     PA                          17566                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     320.43                        38868.3                       38950                      9.25                  ROSWELL                                                         GA                          30076                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     301.38                       29265.98                       29300                        12                  BELLINGHAM                                                      WA                          98226                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
    1307.82                      135788.67                      135980                    11.125                  COLLIERVILLE                                                    TN                          38017                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     373.77                       35948.88                       36000                    12.125                  CEDAR CITY                                                      UT                          84720                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     269.14                       23081.88                       23100                     13.75                  FORT WORTH                                                      TX                          76123                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     551.69                       60165.31                       60312                      10.5                  LAGRANGEVILLE                                                   NY                          12540                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     312.04                       25788.69                       26000                        12                  ANTIOCH                                                         TN                          37013                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     267.61                       23952.75                       23980                    13.125                  MURFREESBORO                                                    TN                          37128                         2                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     530.75                          47908                       47980                        13                  HERNDON                                                         VA                          20170                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
      602.1                       60700.95                       60800                      11.5                  WOODBRIDGE                                                      VA                          22192                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
    1225.33                      119955.27                      120249                    11.875                  HUDSON                                                          WI                          54016                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
        590                       64396.15                       64500                      10.5                  NOTTINGHAM                                                      MD                          21236                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     541.31                       53560.16                       53626                     11.75                  SANGER                                                          CA                          93657                         1                      2                       11/1/2006                     10/1/2021                     7/19/2006                        2/1/2007
     495.61                       54091.95                       54180                      10.5                  SANGER                                                          CA                          93657                         1                      2                       11/1/2006                     10/1/2021                     8/22/2006                        2/1/2007
     806.65                       85422.88                       85550                    10.875                  BAKERSFIELD                                                     CA                          93311                         1                      2                       11/1/2006                     10/1/2021                     8/11/2006                        2/1/2007
      177.1                       23241.44                       23300                     8.375                  CHESTERFIELD                                                    VA                          23832                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     724.61                       76735.83                       76850                    10.875                  UPPER MARLBORO                                                  MD                          20772                         1                      2                       11/1/2006                     10/1/2021                    10/11/2006                        2/1/2007
    1436.41                      138193.65                      138350                    12.125                  BRANDYWINE                                                      MD                          20613                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     684.25                       64630.05                       64700                    12.375                  BILLINGS                                                        MT                          59106                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     201.87                       23703.94                       23750                     9.625                  BALTIMORE                                                       MD                          21230                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     778.16                       74886.81                       74950                    12.125                  SILVER SPRING                                                   MD                          20906                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     421.84                       37774.52                       37800                    13.125                  ALOHA                                                           OR                          97006                         1                      2                       12/1/2006                     11/1/2021                    10/19/2006                        2/1/2007
      645.1                       71132.14                       71250                    10.375                  LORTON                                                          VA                          22079                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     259.87                       34930.86                       35000                     8.125                  WALDPORT                                                        OR                          97394                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
    1023.12                       94927.75                       95000                    12.625                  HYATTSVILLE                                                     MD                          20783                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     851.36                       81907.33                       82000                    12.125                  FORT WASHINGTON                                                 MD                          20744                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     543.24                       59880.13                       60000                    10.375                  CHESTER                                                         MD                          21619                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
      212.5                        24951.5                       25000                     9.625                  BATTLE GROUND                                                   WA                          98604                         1                      2                       11/1/2006                     10/1/2021                     10/2/2006                        2/1/2007
     923.52                       101804.3                      102000                    10.375                  HAPPY VALLEY                                                    OR                          97086                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     179.49                       20641.59                       20670                     9.875                  TOBYHANNA                                                       PA                          18466                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     861.57                       79919.13                       80000                    12.625                  KINGMAN                                                         AZ                          86409                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     934.42                        89898.3                       90000                    12.125                  SPRINGDALE                                                      MD                          20774                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     374.29                       44931.28                       45000                     9.375                  CANTON                                                          MI                          48187                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
     839.87                       83920.78                       84000                    11.625                  TUALATIN                                                        OR                          97062                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     549.91                       54948.21                       55000                    11.625                  HARRISBURG                                                      PA                          17112                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     450.49                       52923.23                       53000                     9.625                  VALLEJO                                                         CA                          94590                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
    1100.54                       105910.6                      106000                    12.125                  STOCKTON                                                        CA                          95206                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     422.23                       42190.24                       42230                    11.625                  CHESTERFIELD                                                    MI                          48047                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
      268.5                       32946.91                       33000                     9.125                  SALEM                                                           OR                          97317                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     519.29                       44922.94                       44950                    13.625                  LAKE HAVASU CITY                                                AZ                          86406                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     539.91                       53797.71                       54000                    11.625                  RICHMOND                                                        VA                          23228                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     435.93                       43558.94                       43600                    11.625                  VANCOUVER                                                       WA                          98682                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     876.34                       85923.33                       86000                    11.875                  VALLEJO                                                         CA                          94591                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
     471.27                       48948.52                       49000                    11.125                  CROFTON                                                         MD                          21114                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     479.09                       57512.04                       57600                     9.375                  STUARTS DRAFT                                                   VA                          24477                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
     346.24                       35962.18                       36000                    11.125                  BELGRADE                                                        MT                          59714                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     331.81                       34463.76                       34500                    11.125                  SAINT HELENS                                                    OR                          97051                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
    1244.48                      137279.84                      137450                    10.375                  GAITHERSBURG                                                    MD                          20877                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     371.25                       49901.21                       50000                     8.125                  NORFOLK                                                         VA                          23504                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     362.07                        38357.4                       38400                    10.875                  GLENDALE                                                        AZ                          85302                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     181.27                       24948.04                       25000                     7.875                  GOODYEAR                                                        AZ                          85338                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
     323.09                       29926.03                       30000                    12.625                  SHERIDAN                                                        OR                          97378                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
      518.6                       62254.79                       62350                     9.375                  CHESAPEAKE                                                      VA                          23323                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     490.51                       50946.41                       51000                    11.125                  GRESHAM                                                         OR                          97080                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
     559.26                       47173.93                       47200                        14                  KEY WEST                                                        FL                          33040                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
    1309.82                      121146.41                      121250                    12.625                  ACCOKEEK                                                        MD                          20607                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
     499.71                       46339.76                       46400                    12.625                  PORTLAND                                                        OR                          97203                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     931.16                      104816.24                      105000                    10.125                  LAUREL                                                          MD                          20708                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     453.09                       40548.52                       40600                    13.125                  PORTLAND                                                        OR                          97266                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
    1086.81                      112881.28                      113000                    11.125                  LITCHFIELD PARK                                                 AZ                          85340                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
      551.1                       61421.97                       61500                     10.25                  BRISTOW                                                         VA                          20136                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
      379.9                       39438.23                       39500                    11.125                  VANCOUVER                                                       WA                          98662                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     540.64                       64880.91                       65000                     9.375                  LAKE HAVASU CITY                                                AZ                          86406                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     361.57                       42936.04                       43000                       9.5                  BOZEMAN                                                         MT                          59718                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     598.86                       71888.92                       72000                     9.375                  BOWIE                                                           MD                          20721                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     223.48                       25166.64                       25200                    10.125                  SURPRISE                                                        AZ                          85379                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
      418.4                       38820.69                       38850                    12.625                  SALEM                                                           OR                          97305                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     252.35                        24977.1                       25000                     11.75                  PITTSBURGH                                                      PA                          15205                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     424.99                       49927.57                       50000                     9.625                  SALEM                                                           OR                          97304                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
      283.9                       26586.29                       26600                      12.5                  DERBY                                                           KS                          67037                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     298.86                       27572.53                       27600                      12.7                  TOLEDO                                                          OH                          43606                         1                      2                       11/1/2006                     10/1/2021                     8/30/2006                        2/1/2007
        214                       20987.56                       21000                    11.875                  DEARBORN HEIGHTS                                                MI                          48125                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     792.94                       81687.35                       81800                    11.225                  ALBUQUERQUE                                                     NM                          87114                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     322.32                       30184.44                       30200                      12.5                  BERKLEY                                                         MI                          48072                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     488.81                       45764.45                       45800                      12.5                  COMMERCE TOWNSHIP                                               MI                          48390                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
     573.12                       53672.37                       53700                      12.5                  GRAIN VALLEY                                                    MO                          64029                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
      463.8                       51182.98                       51225                    10.375                  BUCKEYE                                                         AZ                          85326                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     484.03                       44967.45                       45025                      12.6                  TAMPA                                                           FL                          33617                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     217.19                       20339.52                       20350                      12.5                  HILLSBORO                                                       IL                          62049                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
     515.68                       51625.43                       51675                      11.6                  PORT KENT                                                       NY                          12975                         3                      2                       12/1/2006                     11/1/2021                    10/19/2006                        2/1/2007
     711.89                       71155.51                       71200                    11.625                  BOWIE                                                           MD                          20716                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
     497.16                        50234.4                       50300                    11.475                  SILVER LAKE VILLAGE                                             OH                          44224                         1                      2                       11/1/2006                     10/1/2021                     9/23/2006                        2/1/2007
      96.18                        9993.03                       10000                    11.125                  BIRMINGHAM                                                      MI                          48009                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     272.61                       29477.08                       29500                    10.625                  LIVONIA                                                         MI                          48154                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     236.95                          26976                       27000                        10                  YPSILANTI                                                       MI                          48197                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     387.01                       35963.39                       36000                      12.6                  COLUMBUS                                                        OH                          43229                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     300.97                       28084.96                       28200                      12.5                  HOUMA                                                           LA                          70364                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     595.39                       74872.27                       75000                      8.85                  KISSIMMEE                                                       FL                          34759                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
     489.62                       47572.62                       47600                        12                  TROY                                                            MI                          48084                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     340.55                       32772.32                       32800                    12.125                  WARREN                                                          MI                          48088                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     206.52                       19334.97                       19350                      12.5                  SAINT CLAIR SHORES                                              MI                          48081                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     772.03                       72961.37                       73000                    12.375                  LOUISVILLE                                                      KY                          40299                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     348.46                        32633.2                       32650                      12.5                  WOODSVILLE                                                      NH                           3785                         4                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
     628.54                       58932.51                       59000                    12.475                  KETCHIKAN                                                       AK                          99901                         4                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     742.85                       69065.22                       69100                      12.6                  JAMAICA PLAIN                                                   MA                           2130                         2                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     305.58                       34071.26                       34100                     10.25                  PONTIAC                                                         MI                          48340                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     711.72                        73948.4                       74000                    11.125                  TAUNTON                                                         MA                           2780                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
     223.86                        20964.2                       20975                      12.5                  MOUNT CLEMENS                                                   MI                          48043                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     456.79                       42760.27                       42800                      12.5                  WHEELING                                                        WV                          26003                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
      530.8                       53565.57                       53600                      11.5                  SAINT CLAIR SHORES                                              MI                          48081                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     405.56                       37980.44                       38000                      12.5                  WATERBURY                                                       CT                           6708                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     702.52                       76703.26                       76800                      10.5                  FLEMINGTON BOR.                                                 NJ                           8822                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     669.63                       65062.55                       65100                        12                  HILLSBOROUGH                                                    NJ                           8876                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     230.53                       21588.88                       21600                      12.5                  ATLANTA                                                         GA                          30318                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
      843.9                        78403.8                       78500                      12.6                  COXSACKIE                                                       NY                          12015                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     328.96                       30583.55                       30600                      12.6                  SIOUX FALLS                                                     SD                          57110                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
     230.53                       21588.88                       21600                      12.5                  YPSILANTI                                                       MI                          48197                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
      288.8                       30302.05                       30325                        11                  LAKE ORION                                                      MI                          48362                         2                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
    1302.06                      121936.28                      122000                      12.5                  CHELTENHAM                                                      MD                          20623                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     438.21                       44221.57                       44250                      11.5                  OXFORD                                                          MI                          48371                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     907.17                       84956.27                       85000                      12.5                  HOOVER                                                          AL                          35244                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
      855.4                       89935.15                       90000                    10.975                  BORING                                                          OR                          97009                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
     448.25                       41978.39                       42000                      12.5                  DETROIT                                                         MI                          48239                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
    1141.24                      117205.27                      117500                     11.25                  DOYLESTOWN                                                      PA                          18901                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     447.86                       43921.83                       43950                    11.875                  WALL TOWNSHIP                                                   NJ                           7719                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     124.59                       11989.88                       12000                    12.125                  DIAMONDHEAD                                                     MS                          39525                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     130.64                       12692.68                       12700                        12                  ANN ARBOR                                                       MI                          48108                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     811.12                       75960.89                       76000                      12.5                  GOODYEAR                                                        AZ                          85338                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     239.94                       26478.25                       26500                    10.375                  DEARBORN                                                        MI                          48124                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     549.65                       58954.77                       59000                    10.725                  ASBURY PARK                                                     NJ                           7712                         3                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     522.96                       48974.79                       49000                      12.5                  HOMESTEAD                                                       FL                          33032                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     613.68                       57439.41                       57500                      12.5                  FREDERICKSBURG                                                  VA                          22408                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
    1139.53                      105946.66                      106000                      12.6                  DOVER                                                           DE                          19901                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
     860.26                       95919.14                       96000                     10.25                  ANCHORAGE                                                       AK                          99507                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
     182.47                       21667.71                       21700                       9.5                  AUBURN                                                          WA                          98002                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     201.89                       19987.71                       20000                     11.75                  SNELLVILLE                                                      GA                          30039                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
     256.15                       23987.64                       24000                      12.5                  KEARNEY                                                         NE                          68847                         1                      2                        1/1/2007                     12/1/2021                    10/31/2006                        2/1/2007
     316.98                       29676.96                       29700                      12.5                  BUTTE                                                           MT                          59701                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     896.11                        99873.1                      100000                     10.25                  PURCELLVILLE                                                    VA                          20132                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
     651.27                       74896.91                       75000                     9.875                  CODY                                                            WY                          82414                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
     377.14                       47346.65                       47400                     8.875                  PARKERSBURG                                                     WV                          26101                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     530.45                       55660.08                       55700                        11                  DEPTFORD TWP                                                    NJ                           8096                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     276.42                       25886.67                       25900                      12.5                  CONCORD                                                         NC                          28025                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     176.28                       17788.55                       17800                      11.5                  BALTIMORE                                                       MD                          21239                         1                      2                        1/1/2007                     12/1/2021                    10/30/2006                        2/1/2007
     651.27                       74931.56                       75000                     9.875                  ALTO                                                            NM                          88312                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
     232.08                       27572.73                       27600                       9.5                  BALTIMORE                                                       MD                          21215                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
     719.25                       69878.56                       77050                     10.75                  LAFAYETTE                                                       LA                          70501                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     280.69                       26240.37                       26300                      12.5                  HOWELL                                                          MI                          48855                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
      234.8                       21988.68                       22000                      12.5                  HARPER WOODS                                                    MI                          48225                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
     228.69                       24980.03                       25000                      10.5                  YPSILANTI                                                       MI                          48198                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     946.15                       92719.45                       92850                    11.875                  MACOMB TOWNSHIP                                                 MI                          48044                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
     802.58                        75161.3                       75200                      12.5                  MARTINSBURG                                                     WV                          25405                         1                      2                        1/1/2007                     12/1/2021                    10/30/2006                        2/1/2007
     170.75                       16560.91                       16600                        12                  CALABASH                                                        NC                          28467                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
      596.6                        57963.2                       58000                        12                  ROCHESTER                                                       MI                          48309                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     707.17                       74916.81                       75000                    10.875                  HARRINGTON PARK                                                 NJ                           7640                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     150.06                       15279.86                       15300                    11.375                  TAYLOR                                                          MI                          48180                         1                      2                        1/1/2007                     12/1/2021                    10/28/2006                        2/1/2007
     749.88                       74929.37                       75000                    11.625                  ATLANTA                                                         GA                          30306                         2                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
     269.84                       25735.65                       25750                     12.25                  BELVIDERE                                                       IL                          61008                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
     147.56                       14783.63                       14900                      11.5                  NOVI                                                            MI                          48167                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
      296.7                       27785.69                       27800                      12.5                  DETROIT                                                         MI                          48221                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     212.78                       23480.71                       23500                    10.375                  SOUTHGATE                                                       MI                          48195                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     515.67                       51542.77                       51575                    11.625                  LITHONIA                                                        GA                          30058                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
      626.9                       62660.73                       62700                    11.625                  ABERDEEN                                                        MD                          21001                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
     339.36                       41207.05                       41250                      9.25                  WESLEY CHAPEL                                                   FL                          33543                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
     484.75                       48918.55                       48950                      11.5                  OWASSO                                                          OK                          74055                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
    1121.31                      107939.58                      108000                    12.125                  CLIFFSIDE PARK                                                  NJ                           7010                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     336.19                       31475.56                       31500                      12.5                  TROY                                                            MI                          48084                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
    1034.18                       96824.82                       96900                      12.5                  PALM BAY                                                        FL                          32909                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     106.73                        9994.85                       10000                      12.5                  TAMARAC                                                         FL                          33321                         1                      2                        1/1/2007                     12/1/2021                    10/30/2006                        2/1/2007
     914.74                       99879.73                      100000                      10.5                  NEWPORT                                                         RI                           2840                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     202.46                       19489.09                       19500                    12.125                  OAK PARK                                                        MI                          48237                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     654.23                       61268.46                       61300                      12.5                  PATTERSON                                                       NY                          10509                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     229.47                       21488.92                       21500                      12.5                  ROSEVILLE                                                       MI                          48066                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     337.26                       31582.99                       31600                      12.5                  CHESTERFIELD TOWNSHIP                                           MI                          48051                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
        169                        17388.2                       17400                     11.25                  SAINT LOUIS                                                     MO                          63121                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
    1179.32                      110443.15                      110500                      12.5                  DAVENPORT                                                       FL                          33896                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
     516.16                       57551.47                       57600                     10.25                  CHESTERFIELD TOWNSHIP                                           MI                          48047                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
     700.12                        74914.5                       75000                     10.75                  MORRIS TOWNSHIP                                                 NJ                           7960                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     430.13                       47939.53                       48000                     10.25                  WESTBURY                                                        NY                          11590                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     594.59                       64947.68                       65000                      10.5                  PORT SAINT LUCIE                                                FL                          34986                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     489.88                       45876.37                       45900                      12.5                  LEWISTON                                                        MI                          49756                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     608.36                       72242.39                       72350                       9.5                  CHESAPEAKE                                                      VA                          23323                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     113.15                       11986.58                       12000                    10.875                  DETROIT                                                         MI                          48213                         2                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     554.98                       51973.24                       52000                      12.5                  PHOENIX                                                         AZ                          85032                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     657.64                       70396.71                       70450                     10.75                  MILTON                                                          FL                          32570                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     308.59                       29982.73                       30000                        12                  FERNDALE                                                        MI                          48220                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     212.92                       21456.82                       21500                      11.5                  ROSEVILLE                                                       MI                          48066                         1                      2                        1/1/2007                     12/1/2021                    10/31/2006                        2/1/2007
     576.69                        74908.8                       75000                       8.5                  UPPER MOUNT BETHEL TWP.                                         PA                          18343                         1                      2                        1/1/2007                     12/1/2021                    10/28/2006                        2/1/2007
     363.39                       35959.77                       36000                     11.75                  MILFORD                                                         MI                          48381                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     643.69                       64901.41                       65000                      11.5                  SANDOWN                                                         NH                           3873                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     606.47                       56795.71                       56825                      12.5                  LAKE MARY                                                       FL                          32746                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     434.18                       49931.27                       50000                     9.875                  VIOLA                                                           DE                          19979                         1                      2                       12/1/2006                     11/1/2021                     11/6/2006                        2/1/2007
     340.29                       37170.29                       37200                      10.5                  NEWPORT NEWS                                                    VA                          23608                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     907.17                       84956.27                       85000                      12.5                  BRONX                                                           NY                          10464                         1                      2                        1/1/2007                     12/1/2021                     11/4/2006                        2/1/2007
     677.88                       78826.06                       78900                      9.75                  NAPLES                                                          FL                          34116                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     508.75                       54437.89                       54500                     10.75                  SOUTHERN SHORES                                                 NC                          27949                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     174.43                       16790.59                       16800                    12.125                  DETROIT                                                         MI                          48234                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
    1261.77                      124919.74                      125000                     11.75                  UNIVERSITY PLACE                                                WA                          98467                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
    1198.33                      137806.96                      138000                     9.875                  CHULA VISTA                                                     CA                          91910                         1                      2                       12/1/2006                     11/1/2021                     11/6/2006                        2/1/2007
     521.01                       59945.26                       60000                     9.875                  COARSEGOLD                                                      CA                          93614                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     394.89                       36980.96                       37000                      12.5                  HAMPTON                                                         GA                          30228                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
      282.8                       33965.52                       34000                     9.375                  STRATFORD                                                       CT                           6615                         1                      2                        1/1/2007                     12/1/2021                    10/31/2006                        2/1/2007
     230.15                       22786.13                       22800                     11.75                  DETROIT                                                         MI                          48235                         1                      2                        1/1/2007                     12/1/2021                     11/4/2006                        2/1/2007
      942.9                       99926.37                      100000                    10.875                  PLEASANT HILL                                                   CA                          94523                         1                      2                        1/1/2007                     12/1/2021                    10/31/2006                        2/1/2007
     629.69                       58969.31                       59000                      12.5                  OWOSSO                                                          MI                          48867                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     149.42                       13992.79                       14000                      12.5                  ECORSE                                                          MI                          48229                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     720.03                       69959.74                       70000                        12                  PASADENA                                                        MD                          21122                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     254.01                       23786.76                       23800                      12.5                  EASTPOINTE                                                      MI                          48021                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     239.07                       22388.46                       22400                      12.5                  MONTGOMERY                                                      AL                          36117                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     934.92                       87508.18                       87600                      12.5                  STOWE                                                           VT                           5672                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
        765                        89913.4                       90000                     9.625                  SPOTSYLVANIA                                                    VA                          22553                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     197.27                       18989.37                       19000                    12.125                  BATON ROUGE                                                     LA                          70812                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     746.02                       69863.05                       69900                      12.5                  GREENWOOD                                                       IN                          46143                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
     424.77                       39779.52                       39800                      12.5                  MACOMB                                                          MI                          48044                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     336.35                       39960.48                       40000                       9.5                  BYRON CENTER                                                    MI                          49315                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
        794                        86730.7                       86800                      10.5                  MILTON                                                          VT                           5468                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     233.24                       22661.96                       22675                        12                  HILLSVILLE                                                      VA                          24343                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
      648.9                        60768.7                       60800                      12.5                  EASTON                                                          PA                          18040                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     640.36                       59969.12                       60000                      12.5                  DETROIT                                                         MI                          48221                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     216.66                       20289.54                       20300                      12.5                  ROSEVILLE                                                       MI                          48066                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
     256.15                       23987.64                       24000                      12.5                  PENNSVILLE TWP.                                                 NJ                           8070                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     413.03                       38680.09                       38700                      12.5                  WENTZVILE                                                       MO                          63385                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     200.59                       23058.14                       23100                     9.875                  STERLING HEIGHTS                                                MI                          48310                         1                      2                       12/1/2006                     11/1/2021                     11/6/2006                        2/1/2007
     133.41                       12493.57                       12500                      12.5                  DETROIT                                                         MI                          48205                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     525.81                       51569.48                       51600                    11.875                  COMMERCE TOWNSHIP                                               MI                          48382                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
      155.3                       19046.17                       19300                         9                  HALETHORPE                                                      MD                          21227                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
     466.98                       49987.15                       50025                     10.75                  MARGATE                                                         FL                          33063                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     362.45                       36576.49                       36600                      11.5                  WARREN                                                          MI                          48091                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     319.12                       29883.71                       29900                      12.5                  MONROE                                                          MI                          48162                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     564.77                       55915.98                       55950                     11.75                  RESTON                                                          VA                          20191                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
    1231.62                      115340.62                      115400                      12.5                  HAYMARKET                                                       VA                          20169                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     272.96                       25561.79                       25575                      12.5                  KEARNEY                                                         NE                          68845                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     925.76                       89948.22                       90000                        12                  INDEPENDENCE TOWNSHIP                                           MI                          48346                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
     670.24                       62767.69                       62800                      12.5                  MC DONALD                                                       PA                          15057                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     411.45                       39976.99                       40000                        12                  DELTONA                                                         FL                          32725                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
     222.15                        21787.1                       21800                    11.875                  STREATOR                                                        IL                          61364                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     327.94                       38816.78                       39000                       9.5                  BAKERSFIELD                                                     CA                          93309                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     256.15                       23987.64                       24000                      12.5                  FELTON                                                          PA                          17322                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
      134.6                       15485.84                       15500                     9.875                  SAINT JOHNSBURY                                                 VT                           5819                         3                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     754.32                       79941.09                       80000                    10.875                  TEHACHAPI                                                       CA                          93561                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     185.16                       17989.63                       18000                        12                  BOISE                                                           ID                          83704                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
     377.81                       35381.79                       35400                      12.5                  MARIETTA                                                        GA                          30064                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
    1019.01                       99940.85                      100000                    11.875                  KAILUA KONA                                                     HI                          96740                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
     714.25                       74946.25                       75000                        11                  ASHEVILLE                                                       NC                          28804                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     307.77                       31977.69                       32000                    11.125                  PALM BAY                                                        FL                          32905                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     480.27                       44975.37                       45000                      12.5                  POCONO SUMMIT                                                   PA                          18346                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     267.35                       25735.59                       25750                    12.125                  ROBERTSDALE                                                     AL                          36567                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     707.17                       74944.79                       75000                    10.875                  ELK GROVE VILLAGE                                               IL                          60007                         1                      2                        1/1/2007                     12/1/2021                    11/18/2006                        2/1/2007
     421.17                       46960.41                       47000                     10.25                  ORION TWP.                                                      MI                          48362                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
     815.18                       79204.41                       79250                        12                  TERRE HAUTE                                                     IN                          47802                         1                      2                        1/1/2007                     12/1/2021                    11/11/2006                        2/1/2007
     649.96                       61991.25                       62025                     12.25                  SOUTH LYON                                                      MI                          48178                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     155.74                        14991.6                       15000                    12.125                  GLENCOE                                                         AL                          35905                         1                      2                        1/1/2007                     12/1/2021                     11/4/2006                        2/1/2007
     747.09                       69963.97                       70000                      12.5                  SMYRNA                                                          GA                          30080                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     624.35                        58469.9                       58500                      12.5                  SNELLVILLE                                                      GA                          30078                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     234.73                       22387.81                       22400                     12.25                  GRAND JUNCTION                                                  CO                          81504                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     565.59                       67931.05                       68000                     9.375                  FERNLEY                                                         NV                          89408                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     387.23                       37957.96                       38000                    11.875                  CANTON                                                          MI                          48188                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     207.44                       21981.24                       22000                    10.875                  FOSTORIA                                                        MI                          48435                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
     426.45                       52941.88                       53000                         9                  COMMERCE TOWNSHIP                                               MI                          48382                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     343.27                       34976.89                       35000                    11.375                  FORT MYERS                                                      FL                          33901                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
    1237.87                      124919.71                      125000                      11.5                  APPLETON                                                        CO                          81505                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
     557.84                       57959.55                       58000                    11.125                  WOODRIDGE                                                       IL                          60517                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     382.15                       49609.03                       49700                       8.5                  BUDA                                                            TX                          78610                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     250.84                       22981.45                       23000                        13                  POMPANO BEACH                                                   FL                          33064                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     324.35                       34348.91                       34400                    10.875                  ROUND LAKE                                                      IL                          60073                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     248.81                       27156.19                       27200                      10.5                  KATY                                                            TX                          77449                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     443.16                       46935.06                       47000                        11                  STEPHENS CITY                                                   VA                          22655                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     475.32                       48870.95                       48938                     11.25                  GAITHERSBURG                                                    MD                          20879                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     227.98                       25951.35                       26000                       9.9                  TRENTON                                                         OH                          45067                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     442.48                       46450.07                       46500                        11                  WYLIE                                                           TX                          75098                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     862.26                       91784.25                       92000                      10.8                  ONTARIO                                                         CA                          91762                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     320.04                       36434.48                       36500                      9.99                  MISSOURI CITY                                                   TX                          77459                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     394.86                       35974.35                       36000                     12.88                  CASA GRANDE                                                     AZ                          85222                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     308.71                          40822                       40900                       8.3                  PFLUGERVILLE                                                    TX                          78660                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     294.62                       33539.65                       33600                      9.99                  DALLAS                                                          TX                          75236                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     361.36                          34970                       35000                     12.05                  GOLDEN VALLEY                                                   AZ                          86413                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
     406.71                       40561.98                       40600                     11.65                  ATTLEBORO                                                       MA                           2703                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     390.19                       44420.57                       44500                        10                  QUEEN CREEK                                                     AZ                          85243                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
    1335.83                      136780.19                      137000                        11                  CHICAGO                                                         IL                          60618                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     845.94                       88771.19                       88900                     10.99                  TOWNSEND                                                        DE                          19734                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     223.31                       20977.92                       21000                     12.45                  CALUMET CITY                                                    IL                          60409                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     377.16                       39940.56                       40000                    10.875                  NORTH LAUDERDALE                                                FL                          33068                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     357.92                       38952.64                       39000                        11                  MINNEAPOLIS                                                     MN                          55411                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     199.04                       22669.56                       22700                      9.99                  DALLAS                                                          GA                          30132                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     394.86                       46906.22                       47000                      9.49                  BUDA                                                            TX                          78610                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     394.57                       44960.32                       45000                        10                  BUDA                                                            TX                          78610                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     550.65                       62715.78                       62800                      9.99                  LEANDER                                                         TX                          78641                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     418.69                        43952.4                       44000                     10.99                  WYLIE                                                           TX                          75098                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
      446.2                       49099.06                       49180                      10.4                  ST. PAUL                                                        MN                          55118                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     711.79                        72926.2                       73000                      11.3                  ANAHEIM                                                         CA                          92804                         1                      2                       12/1/2006                     11/1/2021                    10/19/2006                        2/1/2007
     601.39                       63108.42                       63200                     10.99                  COLLEGE PARK                                                    GA                          30349                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
      399.1                       36365.21                       36400                    12.875                  FORT MYERS                                                      FL                          33908                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     240.87                        23173.8                       23200                    12.125                  WYOMING                                                         MI                          49519                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     375.58                       34474.41                       34500                    12.775                  OCOEE                                                           FL                          34787                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     1827.4                      209615.68                      210000                       9.9                  LAKE FOREST                                                     IL                          60045                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
        782                       80118.89                       80200                      11.3                  FT. LAUDERDALE                                                  FL                          33315                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     687.03                        72121.9                       72200                     10.99                  CASA GRANDE                                                     AZ                          85222                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
        483                       52516.14                       52600                    10.547                  LITTLE CANADA                                                   MN                          55109                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     333.87                       36938.25                       37000                    10.334                  FRIDLEY                                                         MN                          55432                         1                      2                       11/1/2006                     10/1/2021                     10/5/2006                        2/1/2007
      534.6                       49961.43                       50000                    12.525                  KISSIMMEE                                                       FL                          34744                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     714.18                       76114.09                       76200                      10.8                  COACHELLA                                                       CA                          92236                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     305.99                       29167.88                       29200                     12.25                  BIXBY                                                           OK                          74008                         1                      2                       11/1/2006                     10/1/2021                     10/6/2006                        2/1/2007
     241.68                       22383.18                       22400                     12.65                  DALLAS                                                          TX                          75235                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
      274.5                       35142.23                       35700                       8.5                  CHICAGO                                                         IL                          60630                         1                      2                       11/1/2006                     10/1/2021                     9/23/2006                        2/1/2007
     663.76                          73547                       75700                        10                  QUEEN CREEK                                                     AZ                          85243                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     191.15                       21760.85                       21800                      9.99                  INDIANAPOILIS                                                   IN                          46221                         1                      2                       11/1/2006                     10/1/2021                     10/2/2006                        2/1/2007
     469.98                       53503.76                       53600                      9.99                  STOCKBRIDGE                                                     GA                          30281                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     546.88                       57913.82                       58000                    10.875                  POTTSBORO                                                       TX                          75076                         1                      2                       11/1/2006                     10/1/2021                     10/3/2006                        2/1/2007
     468.54                       45925.07                       45980                    11.875                  TAMARAC                                                         FL                          33321                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     352.22                       34469.41                       34500                      11.9                  CASA GRANDE                                                     AZ                          85222                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     316.04                       34146.39                       34200                    10.625                  RICHMOND                                                        TX                          77406                         1                      2                       11/1/2006                     10/1/2021                     10/3/2006                        2/1/2007
     474.42                       46956.95                       47000                     11.75                  TEMPE                                                           AZ                          85281                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     524.89                       51952.37                       52000                     11.75                  TEMPE                                                           AZ                          85281                         1                      2                       12/1/2006                     11/1/2021                    10/19/2006                        2/1/2007
    1381.77                      128934.37                      129000                     12.55                  MILTON                                                          MA                           2186                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     269.73                       24576.46                       24600                    12.875                  SPRING                                                          TX                          77379                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     327.94                       37332.84                       37400                      9.99                  RICHARDSON                                                      TX                          75081                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     777.08                       69935.64                       70000                     13.05                  MIAMI                                                           FL                          33157                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     550.77                       59884.37                       59980                    10.547                  CHASKA                                                          MN                          55318                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     920.67                      104859.21                      105000                      9.99                  KEY WEST                                                        FL                          33040                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
     233.37                       24976.71                       25000                        11                  EUCLID                                                          OH                          44123                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     384.27                       40953.77                       41000                      10.8                  PHOENIX                                                         AZ                          85032                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     627.95                       66924.48                       67000                      10.8                  MIAMI                                                           FL                          33173                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
     479.63                        54651.3                       54700                      9.99                  TOLLESON                                                        AZ                          85353                         1                      2                        1/1/2007                     12/1/2021                     11/1/2006                        2/1/2007
     516.45                       58786.91                       58900                      9.99                  SAN ANTONIO                                                     TX                          78261                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     405.56                       37970.51                       38000                      12.5                  JOLIET                                                          IL                          60431                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     592.33                       54958.52                       55000                    12.625                  FT. LAUDERDALE                                                  FL                          33311                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     416.28                       37952.88                       37980                     12.87                  EAST HARTFORD                                                   CT                           6118                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
     353.36                       40264.13                       40300                      9.99                  LIVE OAK                                                        TX                          78233                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     490.51                       50928.22                       51000                    11.125                  ADDISON                                                         IL                          60101                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     482.26                       54901.24                       55000                      9.99                  TOLLESON                                                        AZ                          85353                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
      836.3                       80309.64                       80400                     12.15                  TAMARAC                                                         FL                          33319                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     553.89                       60675.73                       60800                     10.45                  CHICAGO                                                         IL                          60638                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     965.36                      102883.88                      103000                      10.8                  ALLEN                                                           TX                          75002                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
     248.14                        28249.2                       28300                      9.99                  LEANDER                                                         TX                          78641                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
    1236.16                      121889.45                      122000                      11.8                  INGLEWOOD                                                       CA                          90305                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     954.87                       92791.82                       92900                     11.99                  WINDERMERE                                                      FL                          34786                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     182.89                       18419.89                       18540                     11.45                  WILLOWICK                                                       OH                          44095                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     764.25                       74836.73                       75000                    11.875                  ROCKFORD                                                        MI                          49341                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     308.65                       35136.78                       35200                      9.99                  SAN ANTONIO                                                     TX                          78250                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     784.63                       76884.49                       77000                    11.875                  MIAMI                                                           FL                          33161                         1                      2                       10/1/2006                      9/1/2021                      9/1/2006                        2/1/2007
      264.8                       30145.79                       30200                      9.99                  CYPRESS                                                         TX                          77429                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     274.48                       25009.03                       25033                    12.875                  SPRING                                                          TX                          77373                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     594.73                       62432.38                       62500                     10.99                  LAVEEN                                                          AZ                          85339                         1                      2                       12/1/2006                     11/1/2021                     10/9/2006                        2/1/2007
     355.86                       36831.78                       37000                    11.125                  BERWYN                                                          IL                          60402                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
      254.4                       23731.77                       23750                     12.55                  DALLAS                                                          TX                          75232                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
     744.43                       84747.55                       84900                      9.99                  FAIRFAX                                                         VA                          22030                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     373.01                       39157.61                       39200                     10.99                  GRAND PRAIRE                                                    TX                          75054                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     334.37                       32959.93                       33000                      11.8                  POMPANO BEACH                                                   FL                          33064                         2                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     304.41                       30006.52                       30043                      11.8                  HOUSTON                                                         TX                          77070                         1                      2                       11/1/2006                     10/1/2021                     10/2/2006                        2/1/2007
    1529.99                       155792.1                      156000                    11.375                  FULLERTON                                                       CA                          92833                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     743.55                       84647.75                       84800                      9.99                  CAPE CORAL                                                      FL                          33991                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     430.11                        45134.5                       45200                     10.99                  CIBOLO                                                          TX                          78108                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     461.21                       52529.48                       52600                      9.99                  LEANDER                                                         TX                          78641                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     517.33                       58920.89                       59000                      9.99                  LEANDER                                                         TX                          78641                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
      325.3                       37050.26                       37100                      9.99                  LEANDER                                                         TX                          78641                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     973.37                       94617.71                       94700                     11.99                  CORONA                                                          CA                          92883                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     257.72                        28936.8                       29000                     10.15                  MOUNT CLEMENS                                                   MI                          48043                         1                      2                       10/1/2006                      9/1/2021                      9/1/2006                        2/1/2007
     410.36                       46715.96                       46800                      9.99                  NOBLESVILLE                                                     IN                          46060                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     439.29                       50010.05                       50100                      9.99                  ROUND ROCK                                                      TX                          78664                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     422.21                       45906.71                       45980                    10.547                  BROOKLYN PARK                                                   MN                          55445                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     505.12                       46024.95                       46069                    12.875                  LEESBURG                                                        FL                          34748                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
      319.9                        31063.8                       31100                        12                  AUSTIN                                                          TX                          78725                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     605.89                       69007.34                       69100                      9.99                  INDIANAPOLIS                                                    IN                          46278                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
     501.48                       52642.97                       52700                     10.99                  LITHONIA                                                        GA                          30038                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     374.93                       37437.77                       37485                     11.63                  HILLSIDE                                                        IL                          60162                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
    1304.58                      139710.59                      139980                     10.73                  BURNSVILLE                                                      MN                          55337                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     310.41                       34357.13                       34400                    10.334                  SAINT PAUL                                                      MN                          55106                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     271.36                       28737.26                       28780                    10.875                  BURTON                                                          MI                          48519                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     986.79                       89913.97                       90000                    12.875                  SAN DIEGO                                                       CA                          92114                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
    1028.61                       99942.49                      100000                        12                  HAWTHORNE                                                       CA                          90250                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     533.63                       49934.67                       50000                      12.5                  BRAWLEY                                                         CA                          92227                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
     436.67                       47698.89                       47737                      10.5                  TACOMA                                                          WA                          98404                         1                      2                        1/1/2007                     12/1/2036                    11/17/2006                        2/1/2007
     653.59                       65957.62                       66000                      11.5                  MARYSVILLE                                                      WA                          98270                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     1110.9                      107273.56                      108000                        12                  RENTON                                                          WA                          98059                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     360.01                       34979.88                       35000                        12                  LAKEWOOD                                                        WA                          98498                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     933.47                        90697.8                       90750                        12                  LA HABRA                                                        CA                          90631                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
      830.6                       79955.24                       80000                    12.125                  LOS ANGELES (WILMINGTON AREA)                                   CA                          90744                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
     939.19                       87954.72                       88000                      12.5                  FONTANA                                                         CA                          92337                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
     391.88                          41800                       41800                     11.25                  PEORIA                                                          AZ                          85345                         1                      2                        1/1/2007                     12/1/2036                    11/17/2006                        2/1/2007
     503.75                       43961.95                       43980                      13.5                  RIO RANCHO                                                      NM                          87144                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     473.45                       42780.33                       42800                        13                  ALBUQUERQUE                                                     NM                          87106                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     386.58                       33736.14                       33750                      13.5                  ALBUQUERQUE                                                     NM                          87108                         4                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     543.13                       53268.48                       53300                    11.875                  EDGEWOOD                                                        NM                          87015                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     380.73                       41167.98                       41200                    10.625                  ALBUQUERQUE                                                     NM                          87112                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
      220.6                       20290.13                       20300                     12.75                  ALBUQUERQUE                                                     NM                          87120                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     445.73                        36980.7                       37000                     14.25                  HENDERSON                                                       NV                          89015                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     939.24                       81965.57                       82000                      13.5                  HENDERSON                                                       NV                          89012                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     802.69                       76558.33                       76600                     12.25                  SPARKS                                                          NV                          89436                         1                      2                        1/1/2007                     12/1/2021                     11/2/2006                        2/1/2007
     570.42                       64942.26                       65000                        10                  MENTONE                                                         CA                          92359                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     955.27                       83365.77                       83400                      13.5                  LAS VEGAS                                                       NV                          89123                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     775.49                       65975.13                       66000                    13.875                  HIGLEY                                                          AZ                          85236                         1                      2                        1/1/2007                     12/1/2036                    11/22/2006                        2/1/2007
     779.69                        75756.4                       75800                        12                  MADERA                                                          CA                          93637                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
      593.9                        59362.9                       59400                    11.625                  FRESNO                                                          CA                          93727                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     720.03                       69959.74                       70000                        12                  FRESNO                                                          CA                          93710                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
    1129.51                      120908.49                      121000                     10.75                  LOMPOC                                                          CA                          93436                         4                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
     815.38                        76360.7                       76400                      12.5                  SANTA MARIA                                                     CA                          93454                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     580.92                        60956.3                       61000                        11                  WILSONVILLE                                                     OR                          97070                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     773.76                       72462.71                       72500                      12.5                  ALBANY                                                          OR                          97321                         1                      2                        1/1/2007                     12/1/2021                    10/31/2006                        2/1/2007
     755.53                       72060.78                       72100                     12.25                  ROSEBURG                                                        OR                          97470                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     672.11                       69153.06                       69200                     11.25                  GRANTS PASS                                                     OR                          97527                         1                      2                        1/1/2007                     12/1/2036                    11/17/2006                        2/1/2007
     384.86                        33586.2                       33600                      13.5                  PORTLAND                                                        OR                          97236                         1                      2                        1/1/2007                     12/1/2021                    11/19/2006                        2/1/2007
     489.92                       48969.39                       49000                    11.625                  PORTLAND                                                        OR                          97203                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     561.25                       48979.89                       49000                      13.5                  REDMOND                                                         OR                          97756                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     933.48                       99924.37                      100000                     10.75                  PORTLAND                                                        OR                          97217                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     552.66                       48230.19                       48250                      13.5                  BEAVERTON                                                       OR                          97007                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     339.44                        35973.5                       36000                    10.875                  ROSEBURG                                                        OR                          97470                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
      490.2                       47628.58                       47656                        12                  ALBANY                                                          OR                          97322                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
     408.96                       35385.88                       35400                    13.625                  SHERWOOD                                                        OR                          97140                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     790.19                       68372.72                       68400                    13.625                  SHERWOOD                                                        OR                          97140                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     360.44                       31187.55                       31200                    13.625                  DENTON                                                          TX                          76210                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
      174.1                       15193.77                       15200                      13.5                  NOLANVILLE                                                      TX                          76559                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
    1007.96                       87963.88                       88000                      13.5                  PEARLAND                                                        TX                          77584                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
     286.35                       24989.74                       25000                      13.5                  GRANBURY                                                        TX                          76048                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     311.55                       27188.84                       27200                      13.5                  LITTLE ELM                                                      TX                          75068                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     213.05                       18592.36                       18600                      13.5                  DALLAS                                                          TX                          75228                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     536.05                       46780.79                       46800                      13.5                  CORPUS CHRISTI                                                  TX                          78418                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     510.85                       46987.14                       47010                     12.75                  SACHSE                                                          TX                          75048                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     274.66                       25038.15                       25050                    12.875                  BETHANY                                                         OK                          73008                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     202.74                       17692.47                       17700                      13.5                  TOMBALL                                                         TX                          77375                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     379.13                       33086.42                       33100                      13.5                  MANSFIELD                                                       TX                          76063                         1                      2                        1/1/2007                     12/1/2021                    11/27/2006                        2/1/2007
      244.3                       19943.48                       19950                      14.5                  FORT WORTH                                                      TX                          76052                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
    2488.95                      224896.54                      225000                        13                  PROVINCETOWN                                                    MA                           2657                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     561.25                       48979.89                       49000                      13.5                  PROVIDENCE                                                      RI                           2909                         2                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     512.28                       47975.31                       48000                      12.5                  SOMERSWORTH                                                     NH                           3878                         2                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
      683.3                       55781.79                       55800                      14.5                  BROOKSVILLE                                                     FL                          34602                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     426.84                       53489.98                       53550                     8.895                  ORLANDO                                                         FL                          32837                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     596.66                       52976.97                       53000                     13.25                  AURORA                                                          CO                          80013                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     536.52                       51172.16                       51200                     12.25                  BRIGHTON                                                        CO                          80601                         1                      2                        1/1/2007                     12/1/2036                    11/22/2006                        2/1/2007
     457.95                       41388.53                       41398                        13                  ST. AUGUSTINE                                                   FL                          32092                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     442.97                       41494.37                       41505                      12.5                  STOCKTON                                                        CA                          95209                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     397.83                       49971.96                       50000                     8.875                  SANGER                                                          CA                          93657                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     351.74                       32651.87                       32660                    12.625                  JACKSONVILLE                                                    FL                          32244                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     600.96                       58957.65                       58975                    11.875                  TOLLESON                                                        AZ                          85353                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     287.81                       27971.99                       27980                        12                  FLORENCE                                                        AZ                          85232                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     200.76                        21497.9                       21506                     10.75                  LINCOLN                                                         CA                          95648                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     591.49                       56429.72                       56445                     12.25                  TOLLESON                                                        AZ                          85353                         1                      2                        2/1/2007                      1/1/2022                    13/11/2006                        2/1/2007
     419.03                       38550.67                       38560                     12.75                  APOPKA                                                          FL                          32712                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     374.24                       37063.79                       37075                     11.75                  QUEEN CREEK                                                     AZ                          85243                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     488.47                       52307.29                       52327                     10.75                  AURORA                                                          CO                          80013                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     671.64                        65891.6                       65911                    11.875                  TOLLESON                                                        AZ                          85353                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     422.65                       43928.75                       43944                    11.125                  PHOENIX                                                         AZ                          85043                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     459.84                       41919.15                       41939                    12.875                  TEMPE                                                           AZ                          85281                         1                      2                        2/1/2007                      1/1/2022                    13/11/2000                        2/1/2007
     423.53                       38541.44                       38627                    12.875                  FORT WORTH                                                      TX                          76052                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     438.67                       43609.65                       43623                      11.7                  MIAMI GARDENS                                                   FL                          33169                         1                      2                        2/1/2007                      1/1/2037                    13/12/2000                        2/1/2007
     799.78                       79965.12                       79990                    11.625                  STANWOOD                                                        WA                          98292                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
        429                       42487.15                       42500                     11.75                  WALKER                                                          LA                          70785                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     328.89                       35461.45                       35590                    10.625                  FORT WORTH                                                      TX                          76248                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     902.49                       96642.59                       96679                     10.75                  PALMDALE                                                        CA                          93552                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     293.22                       34096.01                       34128                      9.75                  LOCUST GROVE                                                    GA                          30248                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
      460.3                        45586.2                       45600                     11.75                  HIGH POINT                                                      NC                          27265                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     342.76                       35613.15                       35638                    11.125                  QUEEN CREEK                                                     AZ                          85242                         1                      2                        1/1/2007                     12/1/2021                    13/11/2000                        2/1/2007
     536.91                       55804.63                       55824                    11.125                  TOLLESON                                                        AZ                          85353                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
      373.3                       39974.94                       39990                     10.75                  LACEY                                                           WA                          98513                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     690.62                       72493.14                       72519                        11                  LINCOLN                                                         CA                          95648                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     796.48                       86156.66                       86190                    10.625                  WEST PALM BEACH                                                 FL                          33413                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     635.68                       62363.64                       62382                    11.875                  CAMARILLO                                                       CA                          93012                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     801.44                       89360.66                       89436                     10.25                  PALMDALE                                                        CA                          93552                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
      518.2                       52513.02                       52530                     11.45                  VICTORVILLE                                                     CA                          92392                         1                      2                        2/1/2007                      1/1/2037                    13/11/2000                        2/1/2007
      367.4                       32068.44                       32075                      13.5                  SAN ANTONIO                                                     TX                          78253                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     588.51                       70719.26                       70755                     9.375                  SPARKS                                                          NV                          89436                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     591.91                       59181.59                       59200                    11.625                  AURORA                                                          CO                          80016                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
    1376.51                      138955.57                      139000                      11.5                  BRENTWOOD                                                       CA                          94513                         1                      2                        2/1/2007                      1/1/2022                    13/10/2000                        2/1/2007
     244.95                       26495.74                       26506                    10.625                  CHARLOTTE                                                       NC                          28213                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     723.97                       75993.89                       76021                        11                  BAKERSFIELD                                                     CA                          93311                         1                      2                        2/1/2007                      1/1/2022                    13/11/2000                        2/1/2007
     248.28                       27131.21                       27142                      10.5                  OKLAHOMA CITY                                                   OK                          73099                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     891.27                       89971.23                       90000                      11.5                  ELK GROVE                                                       CA                          95757                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     328.15                       45771.67                       45804                      7.75                  SANGER                                                          CA                          93657                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     896.17                      107690.59                      107745                     9.375                  OAKLEY                                                          CA                          94561                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     506.67                       54256.56                       54277                     10.75                  ELK GROVE                                                       CA                          95757                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     317.11                       42651.93                       42708                     8.125                  OAKLEY                                                          CA                          94561                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     358.81                       36929.52                       36942                     11.25                  QUEEN CREEK                                                     AZ                          85242                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
        391                       45977.96                       46000                     9.625                  CUMMING                                                         GA                          30040                         1                      2                        2/1/2007                      1/1/2022                    13/11/2000                        2/1/2007
     465.98                       51978.19                       52000                     10.25                  CUMMING                                                         GA                          30040                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     695.19                       75967.79                       75998                      10.5                  SAN JACINTO                                                     CA                          92582                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     508.84                       58571.37                       58598                     9.875                  SAN DIEGO                                                       CA                          92104                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     947.11                         106752                      106798                    10.125                  ELK GROVE                                                       CA                          95757                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     293.13                       30769.02                       30780                        11                  BYRON                                                           GA                          31008                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
    1824.57                      212267.91                      212367                      9.75                  BRENTWOOD                                                       CA                          94513                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     252.48                       27873.61                       27885                    10.375                  QUEEN CREEK                                                     AZ                          85242                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
    1772.02                      184114.54                      184243                    11.125                  BRENTWOOD                                                       CA                          94513                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     645.96                       69171.94                       69198                     10.75                  VICTORVILLE                                                     CA                          92392                         1                      2                        2/1/2007                      1/1/2022                    13/11/2000                        2/1/2007
     731.67                       81615.76                       81650                     10.25                  HENDERSON                                                       NV                          89012                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     365.72                       33347.15                       33355                    12.875                  MARICOPA                                                        AZ                          85239                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     328.36                       38611.48                       38630                     9.625                  QUEEN CREEK                                                     AZ                          85242                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     449.73                       59132.22                       59169                     8.375                  HEBER                                                           CA                          92249                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     305.86                       28385.79                       28400                    12.625                  TUCSON                                                          AZ                          85706                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     604.59                       71094.92                       71129                     9.625                  LAS VEGAS                                                       NV                          89143                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     406.11                       40604.37                       40617                    11.625                  SPARKS                                                          NV                          89436                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     578.53                       69484.46                       69555                     9.375                  SPARKS                                                          NV                          89436                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
      339.5                       32389.23                       32398                     12.25                  LOCUST GROVE                                                    GA                          30248                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     565.43                       75180.43                       75263                      8.25                  HENDERSON                                                       CO                          80640                         1                      2                        2/1/2007                      1/1/2022                    13/10/2000                        2/1/2007
     410.76                       54640.13                       54675                      8.25                  CHINO                                                           CA                          91710                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     273.62                        33611.1                       33629                     9.125                  HUTTO                                                           TX                          78634                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
      277.8                       30986.99                       31000                     10.25                  LOCUST GROVE                                                    GA                          30248                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     973.84                       96908.36                       97437                      8.75                  STOCKTON                                                        CA                          95209                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     509.09                       67677.28                       67764                      8.25                  FOLSOM                                                          CA                          95630                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     674.22                       73676.71                       73706                      10.5                  ROSEVILLE                                                       CA                          95678                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     208.25                       27050.06                       27083                       8.5                  FLORENCE                                                        AZ                          85232                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     443.23                        51018.8                       51042                     9.875                  HOMESTEAD                                                       FL                          33032                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
      337.1                       30458.97                       30473                        13                  BUCKEYE                                                         AZ                          85326                         1                      2                        1/1/2007                     12/1/2021                    13/11/2000                        2/1/2007
     542.97                       65965.78                       66000                      9.25                  AURORA                                                          CO                          80018                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     783.08                       95136.65                       95186                      9.25                  RICHMOND                                                        CA                          94806                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     914.74                       99879.73                      100000                      10.5                  OAKLEY                                                          CA                          94561                         1                      2                        1/1/2007                     12/1/2021                    13/11/2000                        2/1/2007
     664.17                       91536.96                       91600                     7.875                  RICHMOND                                                        CA                          94806                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     291.43                       37001.21                       37044                      8.75                  FORT WORTH                                                      TX                          76177                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     439.31                       53372.32                       53400                      9.25                  SAVANNAH                                                        GA                          31419                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     760.08                       99937.84                      100000                     8.375                  STOCKTON                                                        CA                          95209                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     433.89                       48378.21                       48419                     10.25                  COOLIDGE                                                        AZ                          85228                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     426.37                       47560.04                       47580                     10.25                  BIG LAKE                                                        MN                          55309                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     819.51                       92369.19                       92409                    10.125                  RICHMOND                                                        CA                          94806                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     445.46                       61346.58                       61436                     7.875                  TOLLESON                                                        AZ                          85353                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     217.42                       28587.22                       28605                     8.375                  SAN ANTONIO                                                     TX                          78242                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     748.55                       91951.03                       92000                     9.125                  STOCKTON                                                        CA                          95209                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     316.32                       41113.07                       41138                       8.5                  FRISCO                                                          TX                          75035                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     270.37                       32138.18                       32154                       9.5                  LINCOLN                                                         CA                          95648                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     291.49                       34276.57                       34293                     9.625                  QUEEN CREEK                                                     AZ                          85242                         1                      2                        2/1/2007                      1/1/2022                    13/12/2000                        2/1/2007
     234.72                       29483.46                       29500                     8.875                  SACRAMENTO                                                      CA                          95834                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     453.65                       58926.25                       58998                       8.5                  LINCOLN                                                         CA                          95648                         1                      2                        2/1/2007                      1/1/2022                    13/11/2000                        2/1/2007
     548.67                       59930.76                       59980                      10.5                  CASTLE ROCK                                                     CO                          80108                         1                      2                        2/1/2007                      1/1/2022                    13/12/2006                        2/1/2007
     446.88                          55000                       55000                      9.75                  SILVER SPRING                                                   MD                          20901                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     240.88                       24347.08                       24600                     11.75                  FORT WORTH                                                      TX                          76107                         1                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
        322                          32200                       32200                        12                  FORT WORTH                                                      TX                          76107                         2                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
        240                          23988                       24000                        12                  FORT WORTH                                                      TX                          76107                         2                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
     301.88                          34500                       34500                      10.5                  AUBURN                                                          WA                          98002                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     295.17                          31950                       32200                        11                  MACON                                                           GA                          31201                         1                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
      212.5                          24000                       24000                    10.625                  AURORA                                                          CO                          80015                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     148.56                       15563.98                       15600                        11                  RICHARDSON                                                      TX                          75081                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
      332.5                       37980.05                       38000                      10.5                  SAN JOSE                                                        CA                          95133                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     257.27                       23287.14                       23300                     13.25                  MINNEAPOLIS                                                     MN                          55344                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     411.25                          47000                       47000                      10.5                  LOS ANGELES                                                     CA                          91304                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     308.92                          33700                       33700                        11                  LAS VEGAS                                                       NV                          89103                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     400.78                          40500                       40500                    11.875                  CENTENNIAL                                                      CO                          80121                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
     385.94                          39000                       39000                    11.875                  THORNTON                                                        CO                          80241                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
        255                          34000                       34000                         9                  FRESNO                                                          CA                          93727                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     283.96                          29000                       29000                     11.75                  CHASKA                                                          MN                          55318                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     283.96                          29000                       29000                     11.75                  CHASKA                                                          MN                          55318                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     189.96                       19191.14                       19400                     11.75                  UNION CITY                                                      GA                          30291                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     283.96                          29000                       29000                     11.75                  CHASKA                                                          MN                          55318                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
      332.5                       39518.33                       39900                        10                  NORTH PORT                                                      FL                          34288                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     601.25                          78000                       78000                      9.25                  CHANTILLY                                                       VA                          20152                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
        390                          41561                       41600                     11.25                  RICHFIELD                                                       MN                          55423                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     297.92                          27500                       27500                        13                  BEND                                                            OR                          97701                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     694.23                          70900                       70900                     11.75                  SUNNYVALE                                                       CA                          94089                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     839.58                          77500                       77500                        13                  PORTLAND                                                        OR                          97229                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     260.69                          25800                       25800                    12.125                  COLORADO SPRINGS                                                CO                          80925                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     286.92                       30973.72                       31300                        11                  LAKE IN THE HILLS                                               IL                          60156                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     570.45                       60320.38                       60500                    10.875                  EL SOBRANTE                                                     CA                          94803                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     334.79                       29962.68                       30000                    13.125                  ALBUQUERQUE                                                     NM                          87123                         4                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     163.33                       15936.67                       16000                     12.25                  BALTIMORE                                                       MD                          21218                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
        595                          67200                       67200                    10.625                  SUNRIVER                                                        OR                          97707                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     366.41                       36964.18                       37000                      11.5                  NORCROSS                                                        GA                          30093                         4                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     234.79                       22927.42                       23000                     12.25                  LAKEWOOD                                                        WA                          98499                         2                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     234.79                       22919.62                       23000                     12.25                  LAKEWOOD                                                        WA                          98499                         2                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
        200                          20000                       20000                        12                  KALAMA                                                          WA                          98625                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
     225.63                       28321.29                       28500                       9.5                  PUYALLUP                                                        WA                          98375                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     353.53                       35665.46                       35700                      11.5                  SNELLVILLE                                                      GA                          30078                         4                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     233.26                       25469.34                       25500                      10.5                  FRESNO                                                          CA                          93705                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     288.44                          35345                       35500                      9.75                  SHORELINE                                                       WA                          98155                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     501.56                          45000                       45000                    13.375                  DENVER                                                          CO                          80207                         1                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
        360                          48000                       48000                         9                  LOS ANGELES                                                     CA                          90043                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     131.98                       13187.58                       13200                    11.625                  SAN ANTONIO                                                     TX                          78223                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     336.67                       40062.67                       40400                        10                  ESCALON                                                         CA                          95320                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     403.33                       43193.34                       44000                        11                  HESPERIA                                                        CA                          92344                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     551.25                       62998.49                       63000                      10.5                  PICO RIVERA                                                     CA                          90660                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
      331.2                       31873.09                       31900                    12.125                  CLEARWATER                                                      FL                          33756                         3                      2                       12/1/2006                     11/1/2021                     11/2/2006                        2/1/2007
    1023.97                         105700                      105700                    11.625                  SAN JOSE                                                        CA                          95111                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
      352.5                        35997.5                       36000                     11.75                  SUN CITY                                                        CA                          92586                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
    1263.02                         125000                      125000                    12.125                  SAN JOSE                                                        CA                          95127                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     400.83                          37000                       37000                        13                  RIVERSIDE                                                       CA                          92501                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     175.38                       18516.34                       18600                    10.875                  AUSTIN                                                          TX                          78744                         2                      2                        7/1/2006                      6/1/2021                     5/10/2006                        2/1/2007
     270.79                       26751.69                       26800                    12.125                  OKLAHOMA CITY                                                   OK                          73099                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
      287.5                          30000                       30000                      11.5                  ATLANTA                                                         GA                          30328                         1                      2                        7/1/2006                      6/1/2036                     5/22/2006                        2/1/2007
     485.41                       51838.38                       52000                     10.75                  METHUEN                                                         MA                           1844                         1                      2                        7/1/2006                      6/1/2021                     5/23/2006                        2/1/2007
      89.58                          10000                       10000                     10.75                  ALVIN                                                           TX                          77511                         1                      2                        8/1/2006                      7/1/2036                      6/8/2006                        2/1/2007
      140.6                        9677.47                       10000                      11.5                  BALTIMORE                                                       MD                          21213                         1                      2                        8/1/2006                      7/1/2016                     6/20/2006                        2/1/2007
        525                          56000                       56000                     11.25                  CHICAGO                                                         IL                          60647                         2                      2                        9/1/2006                      8/1/2021                     7/21/2006                        2/1/2007
      75.13                         9651.2                       10000                      8.25                  HOUSTON                                                         TX                          77099                         1                      2                        9/1/2006                      8/1/2021                      7/3/2006                        2/1/2007
     190.56                       16765.18                       17000                     10.75                  HOUSTON                                                         TX                          77066                         1                      2                        9/1/2006                      8/1/2021                     7/18/2006                        2/1/2007
     142.85                       14965.36                       15000                        11                  NORTH RICHLAND HILLS                                            TX                          76180                         2                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
      367.5                          36000                       36000                     12.25                  WASHINGTON                                                      DC                          20002                         1                      2                        9/1/2006                      8/1/2036                     6/30/2006                        2/1/2007
     188.25                          25100                       25100                         9                  SHELBY TOWNSHIP                                                 MI                          48316                         1                      2                        9/1/2006                      8/1/2036                     7/17/2006                        2/1/2007
     211.75                       23099.75                       23100                        11                  WEST JORDAN                                                     UT                          84088                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
        481                          59200                       59200                      9.75                  LAS VEGAS                                                       NV                          89139                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     184.69                          19700                       19700                     11.25                  HOUSTON                                                         TX                          77051                         2                      2                        9/1/2006                      8/1/2036                     7/24/2006                        2/1/2007
     166.55                       16469.31                       16500                     11.75                  DECATUR                                                         GA                          30033                         1                      2                        9/1/2006                      8/1/2021                     7/10/2006                        2/1/2007
     266.96                       26640.16                       26700                    11.625                  GEORGETOWN                                                      TX                          78628                         1                      2                        8/1/2006                      7/1/2021                     6/27/2006                        2/1/2007
     191.41                          17500                       17500                    13.125                  COLUMBIA                                                        MO                          65203                         4                      2                        9/1/2006                      8/1/2036                      8/1/2006                        2/1/2007
     275.04                       28694.03                       28700                      11.5                  LAS VEGAS                                                       NV                          89123                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     135.35                       14465.48                       14500                     10.75                  HOUSTON                                                         TX                          77060                         1                      2                       10/1/2006                      9/1/2021                      8/4/2006                        2/1/2007
     583.63                          60900                       60900                      11.5                  BOONTON                                                         NJ                           7005                         2                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     370.58                       31523.07                       34000                     10.25                  ROSEDALE                                                        NY                          11413                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
      99.03                         9983.7                       10000                      11.5                  RICHARDSON                                                      TX                          75081                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     373.97                       36602.72                       36700                    11.875                  HOUSTON                                                         TX                          77004                         2                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     462.19                       50999.53                       51000                    10.875                  LAKEWOOD                                                        NJ                           8701                         1                      2                        9/1/2006                      8/1/2036                     7/20/2006                        2/1/2007
     323.09                       29961.89                       30000                    12.625                  LINCOLN                                                         NE                          68504                         2                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     345.61                       34831.45                       34900                      11.5                  NEW BRAUNFELS                                                   TX                          78130                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
    1683.33                      159950.53                      160000                    12.625                  LOS ANGELES                                                     CA                          90006                         4                      2                        9/1/2006                      8/1/2036                     7/10/2006                        2/1/2007
     107.81                          11500                       11500                     11.25                  CALDWELL                                                        ID                          83605                         2                      2                        9/1/2006                      8/1/2036                     7/18/2006                        2/1/2007
     438.07                       36895.68                       37500                      11.5                  BRIDGEPORT                                                      CT                           6604                         2                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
        391                          40800                       40800                      11.5                  CENTERTON                                                       AR                          72719                         2                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     567.81                          69000                       69000                     9.875                  DAYTONA BEACH SHORES                                            FL                          32118                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     219.69                       22189.02                       22200                    11.875                  ELLENWOOD                                                       GA                          30294                         1                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
     138.96                       14499.84                       14500                      11.5                  RICHMOND                                                        VA                          23231                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
        283                          28300                       28300                        12                  OWINGS MILLS                                                    MD                          21117                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     284.22                          25500                       25500                    13.375                  LAWRENCEVILLE                                                   GA                          30045                         2                      2                        9/1/2006                      8/1/2036                     7/31/2006                        2/1/2007
        275                       29974.53                       30000                        11                  DANDRIDGE                                                       TN                          37725                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     165.38                       16667.36                       16700                      11.5                  ORLANDO                                                         FL                          32807                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     549.31                          79900                       79900                      8.25                  VACAVILLE                                                       CA                          95688                         1                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
      180.1                          18200                       18200                    11.875                  FORT WORTH                                                      TX                          76131                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     528.31                       47204.61                       47400                    13.375                  VANCOUVER                                                       WA                          98665                         1                      2                        9/1/2006                      8/1/2036                     7/18/2006                        2/1/2007
     368.45                       30386.54                       30700                        12                  NEWARK                                                          NJ                           7112                         3                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     568.85                          63500                       63500                     10.75                  BENSALEM                                                        PA                          19020                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     155.36                          15700                       15700                    11.875                  FRIENDSWOOD                                                     TX                          77546                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     106.94                       10052.03                       10300                    12.125                  HOUSTON                                                         TX                          77086                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     106.94                       10052.03                       10300                    12.125                  HOUSTON                                                         TX                          77086                         1                      2                        9/1/2006                      8/1/2021                     7/24/2006                        2/1/2007
     135.94                       14361.25                       14500                     11.25                  MCALLEN                                                         TX                          78504                         1                      2                       10/1/2006                      9/1/2036                      8/7/2006                        2/1/2007
     138.75                       14664.06                       14800                     11.25                  MCALLEN                                                         TX                          78504                         1                      2                       10/1/2006                      9/1/2036                      8/7/2006                        2/1/2007
     169.21                       15974.08                       16000                    12.375                  CYPRESS                                                         TX                          77433                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     270.67                       39471.32                       40600                         8                  BOTHELL                                                         WA                          98012                         1                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
     318.65                       32136.99                       32200                    11.875                  GRESHAM                                                         OR                          97030                         2                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
    1454.69                         142500                      142500                     12.25                  LINCOLN CITY                                                    OR                          97367                         1                      2                        9/1/2006                      8/1/2036                     7/25/2006                        2/1/2007
        550                          60000                       60000                        11                  SAN PABLO                                                       CA                          94806                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
      99.03                        9927.79                       10000                      11.5                  JUNCTION CITY                                                   KS                          66441                         1                      2                       10/1/2006                      9/1/2021                      8/2/2006                        2/1/2007
     284.38                          35000                       35000                      9.75                  MAPLETON                                                        UT                          84664                         1                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     120.24                       11778.67                       11800                    11.875                  FORT WORTH                                                      TX                          76106                         1                      2                        9/1/2006                      8/1/2021                     7/31/2006                        2/1/2007
     298.08                       30040.87                       30100                      11.5                  AUSTIN                                                          TX                          78757                         1                      2                        9/1/2006                      8/1/2021                     7/24/2006                        2/1/2007
     295.11                       29425.78                       29800                      11.5                  AUSTIN                                                          TX                          78701                         1                      2                       10/1/2006                      9/1/2021                     8/10/2006                        2/1/2007
     168.96                       18065.31                       18100                     10.75                  AUSTIN                                                          TX                          78748                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     109.38                          10000                       10000                    13.125                  GARY                                                            IN                          46408                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     109.38                        9999.98                       10000                    13.125                  GARY                                                            IN                          46408                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     368.13                          37200                       37200                    11.875                  ATHENS                                                          GA                          30601                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     140.98                       14077.64                       14100                    11.625                  CONVERSE                                                        TX                          78109                         1                      2                       10/1/2006                      9/1/2021                      8/3/2006                        2/1/2007
     368.13                          37200                       37200                    11.875                  ATHENS                                                          GA                          30601                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     386.72                          37500                       37500                    12.375                  FENTON                                                          MO                          63026                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     641.25                          85500                       85500                         9                  RIVERSIDE                                                       CA                          92509                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     151.41                       15148.59                       15300                    11.875                  ARDMORE                                                         AL                          35739                         1                      2                       10/1/2006                      9/1/2036                      8/1/2006                        2/1/2007
     314.17                          29000                       29000                        13                  OROVILLE                                                        CA                          95965                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     162.75                          16800                       16800                    11.625                  GREENVILLE                                                      SC                          29605                         1                      2                       10/1/2006                      9/1/2036                      8/2/2006                        2/1/2007
     368.13                          37200                       37200                    11.875                  ATHENS                                                          GA                          30601                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
      239.9                          23489                       23500                     12.25                  PHARR                                                           TX                          78577                         4                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     125.71                       13176.01                       13200                        11                  BRYAN                                                           TX                          77807                         2                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
     722.91                          70100                       70100                    12.375                  BELLEVUE                                                        WA                          98008                         1                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
     203.13                          19500                       19500                      12.5                  BELLINGHAM                                                      WA                          98226                         1                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     203.13                          19500                       19500                      12.5                  BELLINGHAM                                                      WA                          98226                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     458.33                          55000                       55000                        10                  GAITHERSBURG                                                    MD                          20879                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     404.19                          44600                       44600                    10.875                  COLORADO SPRINGS                                                CO                          80919                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     190.13                          23400                       23400                      9.75                  TACOMA                                                          WA                          98409                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
      97.13                        9982.74                       10000                     11.25                  TULSA                                                           OK                          74110                         1                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     219.97                       20766.32                       20800                    12.375                  NAMPA                                                           ID                          83686                         1                      2                       10/1/2006                      9/1/2021                      8/8/2006                        2/1/2007
     167.24                          16900                       16900                    11.875                  BROOKSHIRE                                                      TX                          77423                         1                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
     274.11                          27700                       27700                    11.875                  SPANAWAY                                                        WA                          98387                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     105.75                          10700                       10800                     11.75                  SAGINAW                                                         TX                          76179                         1                      2                       10/1/2006                      9/1/2036                      8/7/2006                        2/1/2007
     599.69                          57000                       57000                    12.625                  HIGHLAND MILLS                                                  NY                          10930                         1                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
     247.57                       24967.59                       25000                      11.5                  EVERETT                                                         WA                          98201                         1                      2                       11/1/2006                     10/1/2021                     8/31/2006                        2/1/2007
     231.59                       21671.68                       21700                      12.5                  CARMEL                                                          IN                          46033                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     223.22                       21250.24                       21500                    12.125                  EDINBURG                                                        TX                          78541                         4                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     221.15                       21475.03                       21500                        12                  EDINBURG                                                        TX                          78541                         4                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     316.67                          38000                       38000                        10                  HAVERHILL                                                       MA                           1832                         2                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     105.76                         9989.3                       10000                    12.375                  DALLAS                                                          TX                          75217                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     404.17                          48500                       48500                        10                  LODI                                                            NJ                           7644                         3                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     254.96                       25459.58                       25500                    11.625                  COPPERAS COVE                                                   TX                          76522                         4                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     208.15                       19368.79                       19400                    12.875                  KILLEEN                                                         TX                          76549                         1                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     304.17                       36003.49                       36500                        10                  MONTGOMERY VILLAGE                                              MD                          20886                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     290.63                          31000                       31000                     11.25                  MELROSE PARK                                                    IL                          60160                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     189.02                       16899.55                       17100                      10.5                  AUSTIN                                                          TX                          78748                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     428.75                        41974.3                       42000                     12.25                  COLUMBIA HEIGHTS                                                MN                          55421                         2                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     413.44                       40452.56                       40500                     12.25                  COLUMBIA HEIGHTS                                                MN                          55421                         2                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     445.25                        41077.5                       41100                        13                  LAS VEGAS                                                       NV                          89145                         1                      2                        9/1/2006                      8/1/2036                     7/27/2006                        2/1/2007
     171.32                       17277.57                       17300                      11.5                  CORVALLIS                                                       OR                          97333                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     494.17                          59300                       59300                        10                  LOS BANOS                                                       CA                          93635                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     252.08                          27500                       27500                        11                  PORTLAND                                                        OR                          97203                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     174.29                       18798.58                       18800                    11.125                  KUNA                                                            ID                          83634                         1                      2                       10/1/2006                      9/1/2021                     8/22/2006                        2/1/2007
    1164.58                         129995                      130000                     10.75                  GOLETA                                                          CA                          93117                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
        605                          66000                       66000                        11                  FULLERTON                                                       CA                          92831                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     444.58                          48500                       48500                        11                  OAKLAND                                                         CA                          94603                         1                      2                       10/1/2006                      9/1/2021                      8/1/2006                        2/1/2007
     113.17                       11074.31                       11200                    12.125                  WEST COLUMBIA                                                   TX                          77486                         1                      2                       10/1/2006                      9/1/2036                      8/3/2006                        2/1/2007
     255.31                          28500                       28500                     10.75                  CICERO                                                          IL                          60804                         2                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     326.56                          33000                       33000                    11.875                  WASHINGTON                                                      DC                          20019                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     311.67                       33979.69                       34000                        11                  SACRAMENTO                                                      CA                          95823                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
        375                          37500                       37500                        12                  MIAMI                                                           FL                          33132                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     175.27                       17168.88                       17200                    11.875                  HOUSTON                                                         TX                          77055                         1                      2                        9/1/2006                      8/1/2021                      8/1/2006                        2/1/2007
     454.69                          45000                       45000                    12.125                  CHICAGO                                                         IL                          60623                         2                      2                       10/1/2006                      9/1/2036                      8/7/2006                        2/1/2007
     367.19                       37481.64                       37500                     11.75                  LIBERTY TOWNSHIP                                                OH                          45044                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     104.17                        9993.28                       10000                      12.5                  O FALLON                                                        IL                          62269                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     102.08                        9992.08                       10000                     12.25                  O FALLON                                                        IL                          62269                         4                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     108.33                        9996.65                       10000                        13                  O FALLON                                                        IL                          62269                         4                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     257.58                       27770.46                       28100                        11                  COLLEGE STATION                                                 TX                          77845                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     360.75                          33300                       33300                        13                  GALVESTON                                                       TX                          77554                         1                      2                       10/1/2006                      9/1/2036                      8/9/2006                        2/1/2007
     406.72                          41100                       41100                    11.875                  SUWANEE                                                         GA                          30024                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     406.72                          41100                       41100                    11.875                  SUWANEE                                                         GA                          30024                         1                      2                       10/1/2006                      9/1/2036                     8/11/2006                        2/1/2007
     646.88                          69000                       69000                     11.25                  UNION CITY                                                      CA                          94587                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
      335.3                       29169.58                       29500                        11                  SAN ANTONIO                                                     TX                          78223                         4                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
      83.33                         9829.3                       10000                        10                  CHARLOTTE                                                       NC                          28269                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     144.31                       13386.46                       13400                    12.625                  PASS CHRISTIAN                                                  MS                          39571                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     144.31                       13386.46                       13400                    12.625                  PASS CHRISTIAN                                                  MS                          39571                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     651.35                       84417.45                       84500                      9.25                  REDMOND                                                         OR                          97756                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     235.45                        20880.5                       21300                      10.5                  SICKLERVILLE                                                    NJ                           8081                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     225.63                          22800                       22800                    11.875                  CONYERS                                                         GA                          30012                         2                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     519.36                       53924.01                       54000                    11.125                  YONKERS                                                         NY                          10701                         3                      2                      10/15/2006                     9/15/2021                      9/1/2006                        2/1/2007
     117.61                        9915.85                       10000                    11.625                  DUNCANVILLE                                                     TX                          75137                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     582.08                          63500                       63500                        11                  CHANTILLY                                                       VA                          20151                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     120.12                       11760.35                       11900                     11.75                  EDINBURG                                                        TX                          78539                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     560.09                       59285.98                       60000                     10.75                  SAN DIEGO                                                       CA                          92127                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     284.38                          30000                       30000                    11.375                  ATLANTA                                                         GA                          30310                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     195.94                       19795.88                       19800                    11.875                  KANNAPOLIS                                                      NC                          28083                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
        340                       31635.88                       32000                     12.75                  WORCESTER                                                       MA                           1607                         3                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
      149.6                          16700                       16700                     10.75                  LAUDERHILL                                                      FL                          33351                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
        250                       24724.99                       25000                        12                  WORCESTER                                                       MA                           1607                         2                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     285.77                       31872.76                       31900                     10.75                  DUBLIN                                                          OH                          43016                         1                      2                        9/1/2006                      8/1/2021                     8/14/2006                        2/1/2007
     303.69                       33849.28                       33900                     10.75                  DUBLIN                                                          OH                          43016                         1                      2                        9/1/2006                      8/1/2021                     8/14/2006                        2/1/2007
     111.15                       10888.85                       11000                    12.125                  TOPEKA                                                          KS                          66605                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     311.67                          34000                       34000                        11                  MAPLEWOOD                                                       MN                          55119                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     290.63                          31000                       31000                     11.25                  WOODBRIDGE                                                      VA                          22192                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     439.38                          55500                       55500                       9.5                  MONTEREY PARK                                                   CA                          91754                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     983.65                          99400                       99400                    11.875                  LONG BEACH                                                      NY                          11561                         2                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     166.37                       16772.63                       16800                      11.5                  MIDLOTHIAN                                                      TX                          76065                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
     431.46                          43595                       43600                    11.875                  UNIVERSITY PLACE                                                WA                          98467                         1                      2                       10/1/2006                      9/1/2036                      8/8/2006                        2/1/2007
     427.08                          50000                       50000                     10.25                  DISTRICT HEIGHTS                                                MD                          20747                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     346.88                       36893.26                       37000                     11.25                  ROCKVILLE                                                       MD                          20853                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     543.08                       53199.92                       53200                     12.25                  MIRAMAR                                                         FL                          33025                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     121.71                          12700                       12700                      11.5                  OGDEN                                                           UT                          84404                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     238.33                          26000                       26000                        11                  PHOENIX                                                         AZ                          85043                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     350.73                          45500                       45500                      9.25                  WESLEY CHAPEL                                                   FL                          33543                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     307.08                          33500                       33500                        11                  (WRIGHTWOOD AREA)                                               CA                          92397                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     270.42                          29500                       29500                        11                  SUWANEE                                                         GA                          30024                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     392.06                          45900                       45900                     10.25                  GAITHERSBURG                                                    MD                          20877                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
     483.96                       45999.98                       46000                    12.625                  MCCALL                                                          ID                          83638                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     360.94                          38500                       38500                     11.25                  PUYALLUP                                                        WA                          98375                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     361.32                        39436.4                       39500                      10.5                  SANGER                                                          CA                          93657                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     148.83                          15200                       15200                     11.75                  FOLEY                                                           AL                          36535                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
     210.27                       17807.49                       18000                      11.5                  WEST VALLEY CITY                                                UT                          84119                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
      139.3                       13319.11                       13800                     11.75                  SAN ANTONIO                                                     TX                          78242                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     295.31                          31500                       31500                     11.25                  TACOMA                                                          WA                          98445                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     680.42                          71000                       71000                      11.5                  SAN DIEGO                                                       CA                          92128                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     131.54                       15388.37                       15400                     10.25                  GRAND RAPIDS                                                    MI                          49506                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     546.25                          69000                       69000                       9.5                  RIVERSIDE                                                       CA                          92505                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
      166.3                          15500                       15500                    12.875                  TONEY                                                           AL                          35773                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     314.17                          29000                       29000                        13                  FAIRFIELD                                                       CA                          94533                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     264.38                       26986.64                       27000                     11.75                  POOLESVILLE                                                     MD                          20837                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
     300.75                       40099.92                       40100                         9                  YORK                                                            PA                          17402                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     306.38                       34144.94                       34200                     10.75                  DUBLIN                                                          OH                          43016                         1                      2                        9/1/2006                      8/1/2021                     8/14/2006                        2/1/2007
      398.9                          46700                       46700                     10.25                  PATTERSON                                                       CA                          95363                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     388.65                          45500                       45500                     10.25                  EAST BOSTON                                                     MA                           2128                         2                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     295.04                        20704.4                       21200                     11.25                  BREMERTON                                                       WA                          98337                         1                      2                       10/1/2006                      9/1/2016                     8/28/2006                        2/1/2007
     573.96                          55100                       55100                      12.5                  VALLEJO                                                         CA                          94591                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
        206                          20600                       20600                        12                  KILLEEN                                                         TX                          76542                         4                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     158.69                       16971.39                       17000                     10.75                  KYLE                                                            TX                          78640                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
        875                       99024.34                      100000                      10.5                  HENDERSON                                                       NV                          89044                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     106.88                          10800                       10800                    11.875                  KELSO                                                           WA                          98626                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     183.33                          20000                       20000                        11                  PHOENIX                                                         AZ                          85041                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
      148.5                       16045.61                       16200                        11                  CHARLOTTE                                                       NC                          28212                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     121.35                        12975.1                       13000                     10.75                  HUMBLE                                                          TX                          77338                         1                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     333.13                          41000                       41000                      9.75                  SAN BERNARDINO                                                  CA                          92405                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     289.42                       29910.58                       30200                      11.5                  HOMESTEAD                                                       FL                          33033                         1                      2                       10/1/2006                      9/1/2036                     8/14/2006                        2/1/2007
     268.33                       27731.67                       28000                      11.5                  HOMESTEAD                                                       FL                          33033                         1                      2                       10/1/2006                      9/1/2036                     8/14/2006                        2/1/2007
     216.75                       20399.32                       20400                     12.75                  BUHL                                                            ID                          83316                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     652.29                       61960.86                       62000                    12.625                  LOS ANGELES                                                     CA                          90043                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
      101.9                        9988.06                       10000                    11.875                  COLLEGE STATION                                                 TX                          77840                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
      562.5                          60000                       60000                     11.25                  TACOMA                                                          WA                          98422                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     125.98                       12571.81                       12600                    11.625                  MORIARTY                                                        NM                          87035                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     333.33                          40000                       40000                        10                  RIVERBANK                                                       CA                          95367                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     277.23                       29940.94                       30000                    10.625                  NAPLES                                                          FL                          34109                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     219.66                       21298.96                       21300                    12.375                  BALTIMORE                                                       MD                          21239                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     131.71                       13278.33                       13300                      11.5                  CINCINNATI                                                      OH                          45231                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     434.25                          57900                       57900                         9                  GAINESVILLE                                                     VA                          20155                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     229.14                       22664.98                       22700                     11.75                  EL MIRAGE                                                       AZ                          85335                         1                      2                       10/1/2006                      9/1/2021                     8/23/2006                        2/1/2007
     435.73                          44500                       44500                     11.75                  UPLAND                                                          CA                          91784                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     166.97                       14838.48                       15000                    10.625                  BATON ROUGE                                                     LA                          70820                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     246.26                        23363.9                       23500                     12.25                  DENVER                                                          CO                          80204                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     106.95                          10786                       10800                      11.5                  PHARR                                                           TX                          78577                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     106.95                          10786                       10800                      11.5                  EDINBURG                                                        TX                          78539                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     147.55                       14880.69                       14900                      11.5                  EDINBURG                                                        TX                          78539                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
      294.5                          30400                       30400                    11.625                  CHINO                                                           CA                          91710                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     280.31                       29225.35                       29900                     11.25                  INDIO                                                           CA                          92201                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
      450.4                       44133.69                       44200                    11.875                  CENTENNIAL                                                      CO                          80015                         1                      2                       10/1/2006                      9/1/2021                     8/15/2006                        2/1/2007
     210.27                        18231.7                       18500                        11                  SAN ANTONIO                                                     TX                          78228                         4                      2                       10/1/2006                      9/1/2021                     8/18/2006                        2/1/2007
     292.27                       29750.11                       29800                    11.375                  AUSTIN                                                          TX                          78745                         4                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
        723                          72300                       72300                        12                  LOS ANGELES                                                     CA                          90006                         2                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     144.26                       15271.47                       15300                    10.875                  FORT WORTH                                                      TX                          76248                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     484.38                          50000                       50000                    11.625                  FALLS CHURCH                                                    VA                          22042                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     193.23                       20660.34                       20700                     10.75                  AUSTIN                                                          TX                          78753                         2                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
     362.29                       46997.14                       47000                      9.25                  BROOMFIELD                                                      CO                          80020                         1                      2                       10/1/2006                      9/1/2021                     8/21/2006                        2/1/2007
      96.25                       10301.85                       10500                        11                  CHARLOTTE                                                       NC                          28213                         1                      2                       10/1/2006                      9/1/2036                      9/7/2006                        2/1/2007
     181.98                       19263.99                       19300                    10.875                  FORT WORTH                                                      TX                          76248                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     170.66                       18066.25                       18100                    10.875                  FORT WORTH                                                      TX                          76248                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     121.63                       12875.95                       12900                    10.875                  HUMBLE                                                          TX                          77338                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     101.04                          10000                       10000                    12.125                  INDEPENDENCE                                                    MO                          64050                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
     135.42                          13000                       13000                      12.5                  CHESAPEAKE                                                      VA                          23320                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
        550                          55000                       55000                        12                  MIAMI                                                           FL                          33135                         2                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
         75                          10000                       10000                         9                  FORT MYERS                                                      FL                          33907                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
      262.5                          28000                       28000                     11.25                  SEA-TAC                                                         WA                          98188                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
        510                          68000                       68000                         9                  RANCHO CORDOVA                                                  CA                          95742                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     379.44                          46700                       46700                      9.75                  SAN RAFAEL                                                      CA                          94903                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     227.81                          24300                       24300                     11.25                  CLEARWATER                                                      FL                          33756                         1                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
        342                          34200                       34200                        12                  FORT COLLINS                                                    CO                          80524                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     207.81                          26600                       26600                     9.375                  LOCKPORT                                                        IL                          60441                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     265.42                          24500                       24500                        13                  KING OF PRUSSIA                                                 PA                          19406                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     152.09                          15700                       15700                    11.625                  DECATUR                                                         GA                          30035                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     364.38                          33000                       33000                     13.25                  KING OF PRUSSIA                                                 PA                          19406                         2                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     249.17                          23000                       23000                        13                  BRIDGEPORT                                                      PA                          19405                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     216.67                          26000                       26000                        10                  SACRAMENTO                                                      CA                          95838                         1                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
     339.51                       30084.39                       30500                    10.625                  CHICAGO                                                         IL                          60629                         2                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     338.04                          42700                       42700                       9.5                  DUMFRIES                                                        VA                          22026                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
      421.1                          49300                       49300                     10.25                  SILVER SPRING                                                   MD                          20910                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     200.73                          20500                       20500                     11.75                  REDDING                                                         CA                          96003                         4                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     468.75                       49998.75                       50000                     11.25                  CORONA                                                          CA                          92879                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     247.04                          24200                       24200                     12.25                  SALT LAKE CITY                                                  UT                          84121                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     323.43                       34945.15                       35000                    10.625                  COACHELLA                                                       CA                          92236                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     672.03                          75900                       75900                    10.625                  SAN RAFAEL                                                      CA                          94903                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     109.08                       11713.89                       11900                        11                  SAINT PETERS                                                    MO                          63376                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     324.58                          38000                       38000                     10.25                  UNION CITY                                                      CA                          94587                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     528.13                       64074.31                       65000                      9.75                  GAITHERSBURG                                                    MD                          20877                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     291.15                       32480.44                       32500                     10.75                  LAWRENCEVILLE                                                   GA                          30045                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     395.83                          40000                       40000                    11.875                  SAN DIEGO                                                       CA                          92121                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     103.25                          11770                       11800                      10.5                  FORT WORTH                                                      TX                          76112                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
      93.75                           9960                       10000                     11.25                  FORT WORTH                                                      TX                          76119                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
        555                       55410.56                       55500                        12                  ALEXANDRIA                                                      VA                          22309                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
      95.63                          10162                       10200                     11.25                  FORT WORTH                                                      TX                          76103                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
      93.75                           9960                       10000                     11.25                  FORT WORTH                                                      TX                          76105                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     182.95                       19959.55                       20000                      10.5                  KIRKLAND                                                        WA                          98034                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
      93.75                        9960.31                       10000                     11.25                  FORT WORTH                                                      TX                          76119                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     476.67                          52000                       52000                        11                  MESA                                                            AZ                          85206                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
        375                       49864.21                       50000                         9                  FALLS CHURCH                                                    VA                          22042                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
      95.83                         9388.2                       10000                      11.5                  CLEVELAND                                                       OH                          44105                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     252.34                          28500                       28500                    10.625                  AURORA                                                          CO                          80015                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     116.67                       15998.99                       16000                      8.75                  SPARKS                                                          NV                          89434                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     271.82                          30700                       30700                    10.625                  DENVER                                                          CO                          80221                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
        280                          12720                       28000                        12                  NORTH LAS VEGAS                                                 NV                          89030                         4                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
      429.4                        45929.8                       46000                     10.75                  EAST ELMHURST                                                   NY                          11368                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
        399                          50400                       50400                       9.5                  EL CAJON                                                        CA                          92019                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     287.76                          32500                       32500                    10.625                  LITTLETON                                                       CO                          80127                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     385.42                          37000                       37000                      12.5                  SAN DIEGO                                                       CA                          92154                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     291.69                       35608.31                       35900                      9.75                  STOCKTON                                                        CA                          95207                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
     380.42                          41500                       41500                        11                  BELTSVILLE                                                      MD                          20705                         1                      2                       10/1/2006                      9/1/2036                      9/1/2006                        2/1/2007
        390                          48000                       48000                      9.75                  WAYNE                                                           NJ                           7470                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     229.73                       19585.77                       19800                    11.375                  MESQUITE                                                        NV                          89027                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     249.34                          23700                       23700                    12.625                  CARMEL                                                          IN                          46032                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     123.75                       13499.97                       13500                        11                  LAKELAND                                                        FL                          33801                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     372.75                          49700                       49700                         9                  SANTA MARIA                                                     CA                          93458                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     249.34                          23700                       23700                    12.625                  CARMEL                                                          IN                          46032                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     214.88                       21265.01                       21500                      8.75                  COATESVILLE                                                     PA                          19320                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
        365                          36500                       36500                        12                  LAVEEN                                                          AZ                          85339                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     492.19                          52500                       52500                     11.25                  RANCHO CUCAMONGA                                                CA                          91737                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
        345                          46000                       46000                         9                  SANTA ROSA                                                      CA                          95407                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
      232.7                          25100                       25100                    11.125                  COMMERCE CITY                                                   CO                          80022                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     208.56                          21300                       21300                     11.75                  HEMET                                                           CA                          92545                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     252.65                       31330.62                       31400                         9                  VANCOUVER                                                       WA                          98683                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
      143.7                       12846.91                       13000                      10.5                  RENO                                                            NV                          89502                         1                      2                       10/1/2006                      9/1/2021                     8/27/2006                        2/1/2007
     201.88                       25379.88                       25500                       9.5                  PEORIA                                                          AZ                          85382                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     301.88                          34500                       34500                      10.5                  BELMONT                                                         NC                          28012                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
        309                          30900                       30900                        12                  MORRISVILLE                                                     NC                          27560                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     214.97                       21465.87                       21500                    11.625                  LACEY                                                           WA                          98503                         1                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     356.25                          36000                       36000                    11.875                  DENVER                                                          CO                          80212                         1                      2                       10/1/2006                      9/1/2036                     8/22/2006                        2/1/2007
     373.75                          39000                       39000                      11.5                  RIVERSIDE                                                       CA                          92503                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     457.44                          56300                       56300                      9.75                  GARDEN GROVE                                                    CA                          92843                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     238.63                       24865.55                       24900                      11.5                  PHOENIX                                                         AZ                          85043                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     131.08                       14232.73                       14300                        11                  AUBURNDALE                                                      FL                          33823                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     104.17                          10000                       10000                      12.5                  RICHMOND                                                        VA                          23224                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     229.17                          25000                       25000                        11                  FREDERICKSBURG                                                  VA                          22407                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
        520                          63900                       64000                      9.75                  GARDEN GROVE                                                    CA                          92840                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
      637.5                          68000                       68000                     11.25                  PASADENA                                                        CA                          91103                         2                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
     543.75                       57994.93                       58000                     11.25                  ELK GROVE                                                       CA                          95757                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     508.13                       54199.63                       54200                     11.25                  BLACKLICK                                                       OH                          43004                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     308.33                          37000                       37000                        10                  SAN ANTONIO                                                     TX                          78256                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
     327.09                       30062.84                       30100                     12.75                  GLENWOOD SPRINGS                                                CO                          81601                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
      287.4                          31000                       31000                    11.125                  SACRAMENTO                                                      CA                          95832                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     393.15                       44699.24                       44800                        10                  CULPEPER                                                        VA                          22701                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
        219                          21900                       21900                        12                  WAKE FOREST                                                     NC                          27587                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     505.21                          50000                       50000                    12.125                  LAS VEGAS                                                       NV                          89103                         4                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     434.05                       42920.39                       43000                     11.75                  SAN FRANCISCO                                                   CA                          94124                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
    1324.94                         143000                      146200                    10.875                  COTATI                                                          CA                          94931                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     320.83                          35000                       35000                        11                  FLORENCE                                                        OR                          97439                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     380.73                          42500                       42500                     10.75                  LITHONIA                                                        GA                          30038                         1                      2                       10/1/2006                      9/1/2036                      9/1/2006                        2/1/2007
        125                       14974.79                       15000                        10                  FRANKLIN PARK                                                   IL                          60131                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     859.86                          85100                       85100                    12.125                  SAN DIEGO                                                       CA                          92116                         2                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     766.19                          94300                       94300                      9.75                  FOREST HILL                                                     MD                          21050                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
     152.17                       16592.39                       16600                        11                  LAKELAND                                                        FL                          33803                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
      357.4                          36200                       36500                     11.75                  LONG BEACH                                                      CA                          90810                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     348.59                          34500                       34500                    12.125                  DENVER                                                          CO                          80207                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     403.33                          44000                       44000                        11                  SYLVANIA                                                        OH                          43560                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     239.58                          23000                       23000                      12.5                  HENDERSON                                                       NV                          89074                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     256.25                          30000                       30000                     10.25                  PLEASANT GROVE                                                  UT                          84062                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     134.59                       11453.91                       11600                    11.375                  GASTONIA                                                        NC                          28053                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     169.42                          21400                       21400                       9.5                  SYRACUSE                                                        UT                          84075                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
        405                          54000                       54000                         9                  SILVER SPRING                                                   MD                          20906                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     315.04                       28165.89                       28500                      10.5                  PORT O'CONNOR                                                   TX                          77982                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
        285                          38000                       38000                         9                  INDIO                                                           CA                          92203                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
     193.59                       16588.16                       16800                     11.25                  MIAMI                                                           FL                          33183                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
      247.5                          27000                       27000                        11                  HENDERSON                                                       NV                          89044                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     191.02                       17103.98                       17300                     13.25                  SAN ANTONIO                                                     TX                          78213                         4                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     305.47                          34500                       34500                    10.625                  SALEM                                                           MA                           1970                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     308.18                          30500                       30500                    12.125                  MANASSAS                                                        VA                          20110                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
      91.67                          10000                       10000                        11                  OMAHA                                                           NE                          68134                         1                      2                        1/1/2007                     12/1/2036                    11/10/2006                        2/1/2007
     281.63                       27865.73                       27900                     11.75                  EDMOND                                                          OK                          73013                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     142.85                       14965.36                       15000                        11                  NORTH RICHLAND HILLS                                            TX                          76180                         2                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     207.96                          21700                       21700                      11.5                  LAS VEGAS                                                       NV                          89156                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     258.75                          27000                       27000                      11.5                  NORTH LAS VEGAS                                                 NV                          89032                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     335.42                          35000                       35000                      11.5                  LAS VEGAS                                                       NV                          89156                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     100.94                        9987.74                       10000                     11.75                  MINNEAPOLIS                                                     MN                          55430                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     227.96                        22763.9                       22800                    11.625                  PLEASANT GROVE                                                  UT                          84062                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     215.63                          23000                       23000                     11.25                  LAFAYETTE                                                       IN                          47909                         2                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     132.19                          14100                       14100                     11.25                  LAFAYETTE                                                       IN                          47905                         2                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     132.19                          14100                       14100                     11.25                  LAFAYETTE                                                       IN                          47905                         2                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     145.83                          17500                       17500                        10                  NEWPORT                                                         WA                          99156                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
      104.5                       13122.22                       13200                       9.5                  NEWPORT                                                         WA                          99156                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
      239.9                          23500                       23500                     12.25                  MARICOPA                                                        AZ                          85239                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     317.17                          34597                       34600                        11                  BANNING                                                         CA                          92220                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     206.25                          22450                       22500                        11                  DENVER                                                          CO                          80249                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
        230                          23000                       23000                        12                  PHARR                                                           TX                          78577                         4                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
        230                          23000                       23000                        12                  PHARR                                                           TX                          78577                         4                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     198.06                       19772.26                       20000                      11.5                  MILLBURN                                                        NJ                           7041                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     323.44                          34500                       34500                     11.25                  PEACHTREE CITY                                                  GA                          30269                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
        100                          10000                       10000                        12                  DOWAGIAC                                                        MI                          49047                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     318.75                       33996.22                       34000                     11.25                  GERMANTOWN                                                      MD                          20874                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
        195                       20418.13                       20800                     11.25                  COLLEGE STATION                                                 TX                          77845                         2                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     916.67                         100000                      100000                        11                  TIGARD                                                          OR                          97224                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     657.71                          77000                       77000                     10.25                  SAN BRUNO                                                       CA                          94066                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     297.78                       29454.49                       29500                     11.75                  CHANDLER                                                        AZ                          85225                         1                      2                       10/1/2006                      9/1/2021                     8/28/2006                        2/1/2007
     941.41                         120500                      120500                     9.375                  PEMBROKE                                                        MA                           2359                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
        242                          19200                       19200                    15.125                  ATLANTA                                                         GA                          30310                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     255.31                          28500                       28500                     10.75                  LAKEVILLE                                                       MN                          55044                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     529.58                       61455.15                       62000                     10.25                  FRANKTOWN                                                       CO                          80116                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
        255                          25500                       25500                        12                  SURPRISE                                                        AZ                          85379                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
        130                          12860                       13000                        12                  CAPE CORAL                                                      FL                          33993                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     401.46                       46779.95                       47000                     10.25                  HERNDON                                                         VA                          20170                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     261.89                       27460.22                       27500                        11                  NORTH LAS VEGAS                                                 NV                          89032                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     481.77                          62500                       62500                      9.25                  SAN JOSE                                                        CA                          95128                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
      318.5                          33600                       33600                    11.375                  SAUK RAPIDS                                                     MN                          56379                         1                      2                       10/1/2006                      9/1/2036                     8/24/2006                        2/1/2007
        105                        8267.84                       10500                        12                  WYOMING                                                         MI                          49509                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     354.38                          40500                       40500                      10.5                  PALM DESERT                                                     CA                          92211                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     729.17                         100000                      100000                      8.75                  STERLING                                                        VA                          20166                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     458.33                          49995                       50000                        11                  BEAUMONT                                                        CA                          92223                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     156.21                       16299.21                       16300                      11.5                  NAMPA                                                           ID                          83651                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     268.75                       29986.56                       30000                     10.75                  PHOENIX                                                         AZ                          85048                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     204.65                          20900                       20900                     11.75                  COVINGTON                                                       GA                          30014                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
        330                          33000                       33000                        12                  BROOKLYN                                                        NY                          11208                         4                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     128.33                          14000                       14000                        11                  AUBURNDALE                                                      FL                          33823                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     145.13                       15729.55                       16200                     10.75                  LITHONIA                                                        GA                          30058                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
      552.5                          68000                       68000                      9.75                  COTTAGE GROVE                                                   MN                          55016                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     381.88                        38945.1                       39000                     11.75                  BUFFALO                                                         MN                          55313                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     397.83                          43400                       43400                        11                  JONESBORO                                                       GA                          30238                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     133.93                       12885.43                       12900                    12.125                  RIVER OAKS                                                      TX                          76114                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     310.75                       33890.47                       33900                        11                  BATTLE GROUND                                                   WA                          98604                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
    1461.15                         169000                      169000                    10.375                  HAWTHORNE                                                       CA                          90250                         3                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
        385                          44000                       44000                      10.5                  INDIO                                                           CA                          92203                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
      98.96                          10000                       10000                    11.875                  READING                                                         PA                          19601                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     177.26                          18700                       18700                    11.375                  DALLAS                                                          TX                          75232                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     248.44                       26473.44                       26500                     11.25                  CAMDEN                                                          DE                          19934                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     217.38                          22200                       22200                     11.75                  ALBUQUERQUE                                                     NM                          87121                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     224.58                       21998.73                       22000                     12.25                  BROCKTON                                                        MA                           2302                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     263.72                       26099.15                       26100                    12.125                  FAIRBURN                                                        GA                          30213                         1                      2                       10/1/2006                      9/1/2036                      9/1/2006                        2/1/2007
      138.4                          14600                       14600                    11.375                  CALDWELL                                                        ID                          83605                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
      337.5                          36000                       36000                     11.25                  CHANDLER                                                        AZ                          85224                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
      687.7                          61700                       61700                    13.375                  MINNEAPOLIS                                                     MN                          55404                         4                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     304.33                          33200                       33200                        11                  WEST LINN                                                       OR                          97068                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
        195                          20800                       20800                     11.25                  COLLEGE STATION                                                 TX                          77845                         2                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
        150                          18000                       18000                        10                  NAMPA                                                           ID                          83651                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     158.33                          20000                       20000                       9.5                  SANTA ANA                                                       CA                          92704                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     133.66                       13679.74                       14100                    11.375                  CALDWELL                                                        ID                          83607                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     256.25                       29956.25                       30000                     10.25                  VACAVILLE                                                       CA                          95688                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     250.58                       24799.16                       24800                    12.125                  FAIRBURN                                                        GA                          30213                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     353.44                          43500                       43500                      9.75                  AUBURN                                                          WA                          98001                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     124.32                       17944.71                       18000                     7.375                  AUSTIN                                                          TX                          78748                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
        350                          34979                       35000                        12                  SACRAMENTO                                                      CA                          95838                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     572.81                          58500                       58500                     11.75                  PITTSBURG                                                       CA                          94565                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
        195                          20800                       20800                     11.25                  COLLEGE STATION                                                 TX                          77845                         2                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
      337.5                          40500                       40500                        10                  FAIRFIELD                                                       CA                          94533                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     495.21                       51905.58                       52000                        11                  ANTIOCH                                                         CA                          94531                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     241.67                       28746.25                       29000                        10                  CLATSKANIE                                                      OR                          97016                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
     198.25                       24201.61                       24400                      9.75                  STRASBURG                                                       VA                          22657                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     427.08                       49927.08                       50000                     10.25                  RIALTO                                                          CA                          92376                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     479.38                       58437.63                       59000                      9.75                  VALLEJO                                                         CA                          94589                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     255.94                          31500                       31500                      9.75                  NORTH MIAMI BEACH                                               FL                          33161                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     492.93                          59900                       59900                     9.875                  REDWOOD CITY                                                    CA                          94065                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     294.05                       31451.91                       31500                     10.75                  CARSON                                                          CA                          90810                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     191.98                        19380.8                       19400                    11.875                  WOODINVILLE                                                     WA                          98072                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     285.47                        26075.2                       26100                    13.125                  KALISPELL                                                       MT                          59901                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
        253                          27453                       27600                        11                  RIVERVIEW                                                       FL                          33568                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
      422.5                          52000                       52000                      9.75                  HERNDON                                                         VA                          20170                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     494.48                          50500                       50500                     11.75                  PACOIMA                                                         CA                          91331                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     313.54                          35000                       35000                     10.75                  AVON                                                            CO                          81620                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     381.36                       34095.57                       34500                      10.5                  APPLE VALLEY                                                    CA                          92307                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     127.27                          14900                       14900                     10.25                  ARLINGTON                                                       TX                          76002                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     331.88                          29500                       29500                      13.5                  LITCHFIELD PARK                                                 AZ                          85340                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     666.25                       77996.25                       78000                     10.25                  LAS VEGAS                                                       NV                          89178                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
      427.5                          57000                       57000                         9                  WINDSOR                                                         CA                          95492                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     194.19                          23900                       23900                      9.75                  KIRKLAND                                                        WA                          98034                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     442.75                          48300                       48300                        11                  LAS VEGAS                                                       NV                          89178                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     965.74                         111700                      111700                    10.375                  EASTSOUND                                                       WA                          98245                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
      812.5                         100000                      100000                      9.75                  FREMONT                                                         CA                          94538                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     273.75                       36373.75                       36500                         9                  MORENO VALLEY                                                   CA                          92557                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
        300                          36000                       36000                        10                  LOS ANGELES                                                     CA                          90002                         1                      2                       10/1/2006                      9/1/2036                     8/28/2006                        2/1/2007
     239.88                       30285.49                       30300                       9.5                  SOUTH LAKE TAHOE                                                CA                          96150                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
      122.8                       12307.36                       12400                      11.5                  BOISE                                                           ID                          83706                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     618.31                          76100                       76100                      9.75                  SAN JOSE                                                        CA                          95148                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     514.08                        56109.5                       56200                      10.5                  WASHINGTON                                                      DC                          20011                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
      112.5                          11990                       12000                     11.25                  CAMDEN                                                          DE                          19934                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     504.17                       54847.57                       55000                        11                  WARRENTON                                                       VA                          20187                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     220.31                       23470.31                       23500                     11.25                  CAMDEN                                                          DE                          19934                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
      84.09                        9894.18                       10000                       9.5                  CARMICHAEL                                                      CA                          95608                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     197.08                          21500                       21500                        11                  BROOKLYN PARK                                                   MN                          55444                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     286.88                          30600                       30600                     11.25                  SEATTLE                                                         WA                          98168                         2                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     147.77                       17247.77                       17300                     10.25                  ALBUQUERQUE                                                     NM                          87121                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     134.15                       13690.85                       13700                     11.75                  MIAMI                                                           FL                          33015                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     316.04                          41000                       41000                      9.25                  SUNNYVALE                                                       CA                          94089                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     426.25                       46489.95                       46500                        11                  GRANDVIEW                                                       MO                          64030                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
        255                          25500                       25500                        12                  PHOENIX                                                         AZ                          85008                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     249.32                       24592.07                       24700                     11.75                  THORNTON                                                        CO                          80241                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     490.42                       53480.75                       53500                        11                  HAYWARD                                                         CA                          94541                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     264.85                       26205.25                       26500                      8.75                  SEATTLE                                                         WA                          98116                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     249.38                          28500                       28500                      10.5                  LAS VEGAS                                                       NV                          89131                         1                      2                       10/1/2006                      9/1/2036                     8/27/2006                        2/1/2007
     242.06                       23074.62                       23100                     12.25                  MESA                                                            AZ                          85204                         3                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     249.32                       24669.69                       24700                     11.75                  PHOENIX                                                         AZ                          85037                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     376.19                       35860.56                       35900                     12.25                  MESA                                                            AZ                          85213                         4                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     269.51                       26667.24                       26700                     11.75                  MESA                                                            AZ                          85212                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     492.75                          64800                       64800                     9.125                  PLEASANTON                                                      CA                          94588                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
    1329.17                         116000                      116000                     13.75                  LOS ANGELES                                                     CA                          91367                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     163.57                       17665.14                       17700                    10.625                  SAN ANTONIO                                                     TX                          78212                         2                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     361.46                       36434.21                       36500                      11.5                  JUPITER                                                         FL                          33458                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     251.88                       30748.12                       31000                      9.75                  SILVER SPRING                                                   MD                          20906                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     211.98                          27500                       27500                      9.25                  NORTH LAS VEGAS                                                 NV                          89031                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     324.73                       34927.89                       35500                      10.5                  LOS ANGELES                                                     CA                          91304                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     148.75                          17000                       17000                      10.5                  SAN ANTONIO                                                     TX                          78245                         2                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     138.16                       14777.38                       14800                     10.75                  FORT WORTH                                                      TX                          76248                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     168.75                          18000                       18000                     11.25                  GREELEY                                                         CO                          80634                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     573.75                       76444.86                       76500                         9                  BELLEVUE                                                        WA                          98005                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     169.89                       18172.24                       18200                     10.75                  FORT WORTH                                                      TX                          76248                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     397.94                       39749.76                       39800                    11.625                  STANWOOD                                                        WA                          98292                         2                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     520.92                       51802.94                       53200                     11.75                  LAUREL                                                          MD                          20707                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     119.94                       11258.63                       11400                    12.625                  BIRMINGHAM                                                      AL                          35235                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     175.16                          17700                       17700                    11.875                  DECATUR                                                         GA                          30034                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     267.19                          34146                       34200                     9.375                  WESLEY CHAPEL                                                   FL                          33543                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     317.95                       31759.87                       31800                    11.625                  COLLEGE STATION                                                 TX                          77845                         2                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     197.03                          19500                       19500                    12.125                  FORT COLLINS                                                    CO                          80521                         1                      2                       10/1/2006                      9/1/2036                      9/5/2006                        2/1/2007
     483.75                          54000                       54000                     10.75                  SOLEDAD                                                         CA                          93960                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
     279.71                       33910.49                       34000                      9.25                  SAINT CHARLES                                                   MO                          63303                         1                      2                       10/1/2006                      9/1/2021                      9/7/2006                        2/1/2007
     120.98                       12084.74                       12100                    11.625                  SAN ANTONIO                                                     TX                          78244                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
     377.71                          49000                       49000                      9.25                  SHREWSBURY                                                      PA                          17361                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     215.63                          23000                       23000                     11.25                  MISSION HILLS                                                   CA                          91345                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     281.88                       32999.87                       33000                     10.25                  LAS VEGAS                                                       NV                          89123                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     326.67                       39183.29                       39200                        10                  SACRAMENTO                                                      CA                          95823                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     233.33                        27909.8                       28000                        10                  SANDSTON                                                        VA                          23150                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
        675                       89347.56                       90000                         9                  EVERETT                                                         WA                          98201                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     240.02                       28090.02                       28100                     10.25                  MIAMI                                                           FL                          33177                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     480.33                          52400                       52400                        11                  LOS BANOS                                                       CA                          93635                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
      437.5                          52495                       52500                        10                  SEATTLE                                                         WA                          98117                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     241.67                          29000                       29000                        10                  BEND                                                            OR                          97702                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
     261.89                       27460.22                       27500                        11                  MORENO VALLEY                                                   CA                          92555                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
      547.5                          73000                       73000                         9                  CHANDLER                                                        AZ                          85249                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     664.32                       58450.02                       58500                    13.375                  RANCHO CUCAMONGA                                                CA                          91739                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
      298.5                       39678.82                       39800                         9                  CINCINNATI                                                      OH                          45248                         1                      2                       10/1/2006                      9/1/2036                     8/30/2006                        2/1/2007
        300                          32000                       32000                     11.25                  SAN BERNARDINO                                                  CA                          92402                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
     220.86                       20377.42                       20700                     9.875                  NAPLES                                                          FL                          34117                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     609.38                       58469.53                       58500                      12.5                  KLAMATH FALLS                                                   OR                          97601                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     149.48                          17500                       17500                     10.25                  WHITE MARSH                                                     MD                          21162                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
        120                          15900                       16000                         9                  OREGON CITY                                                     OR                          97045                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     644.06                          68700                       68700                     11.25                  SAN JOSE                                                        CA                          95122                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     199.77                       21367.18                       21400                     10.75                  AUSTIN                                                          TX                          78758                         2                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
      162.5                          20000                       20000                      9.75                  TACOMA                                                          WA                          98404                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     404.25                          53900                       53900                         9                  WEST COVINA                                                     CA                          91791                         1                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
      479.5                          54800                       54800                      10.5                  HERNDON                                                         VA                          20171                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     259.79                       28831.55                       29000                     10.75                  VANCOUVER                                                       WA                          98686                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     158.69                       16482.68                       16500                    11.125                  AUSTIN                                                          TX                          78723                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     490.83                       61709.17                       62000                       9.5                  LATHROP                                                         CA                          95330                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     104.13                           9200                       10200                     12.25                  PHILADELPHIA                                                    PA                          19111                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     164.46                       17088.09                       17100                    11.125                  AUSTIN                                                          TX                          78723                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     543.75                          72500                       72500                         9                  BRENTWOOD                                                       CA                          94513                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
        570                          71050                       72000                       9.5                  SANTA CLARA                                                     CA                          95051                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     311.19                          38300                       38300                      9.75                  PORTLAND                                                        OR                          97220                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     271.33                          29600                       29600                        11                  SACRAMENTO                                                      CA                          95815                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     205.83                          26000                       26000                       9.5                  GOODYEAR                                                        AZ                          85338                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
        690                          69000                       69000                        12                  LOS ANGELES                                                     CA                          91401                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     672.11                       71890.09                       72000                     10.75                  OAKDALE                                                         CA                          95361                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
      487.5                          52000                       52000                     11.25                  LAS VEGAS                                                       NV                          89135                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     111.92                          15800                       15800                       8.5                  CELINA                                                          TX                          75009                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
      93.35                        9984.73                       10000                     10.75                  HOUSTON                                                         TX                          77033                         1                      2                       11/1/2006                     10/1/2021                     9/20/2006                        2/1/2007
     556.56                          68500                       68500                      9.75                  MANALAPAN                                                       NJ                           7726                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     289.84                       26489.73                       26500                    13.125                  KALISPELL                                                       MT                          59901                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     113.08                       11767.99                       11800                      11.5                  HOPEDALE                                                        OH                          43976                         1                      2                       10/1/2006                      9/1/2036                      9/5/2006                        2/1/2007
     423.95                       41948.45                       42000                     11.75                  MURRIETA                                                        CA                          92563                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     504.08                       53896.51                       54000                     10.75                  CHULA VISTA                                                     CA                          91915                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     558.13                          57000                       57000                     11.75                  SAINT PAUL                                                      MN                          55104                         2                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     216.56                          23100                       23100                     11.25                  LAFAYETTE                                                       IN                          47909                         2                      2                       10/1/2006                      9/1/2036                      9/1/2006                        2/1/2007
      90.54                       10571.38                       10600                     10.25                  ARLINGTON                                                       TX                          76012                         2                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     233.75                       25488.32                       25500                        11                  SARASOTA                                                        FL                          34234                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     446.88                       40608.33                       41000                     10.25                  MORENO VALLEY                                                   CA                          92555                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
        283                          28300                       28300                        12                  APPLE VALLEY                                                    MN                          55124                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     103.82                        9985.83                       10000                    12.125                  DALLAS                                                          TX                          75241                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
     536.25                          58495                       58500                        11                  SEATTLE                                                         WA                          98199                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     408.06                       33723.65                       34000                        12                  DANIA                                                           FL                          33004                         4                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
        407                       43533.45                       43600                     10.75                  SEATTLE                                                         WA                          98106                         1                      2                       11/1/2006                     10/1/2021                     9/11/2006                        2/1/2007
     321.34                          33900                       33900                    11.375                  NORTH LAS VEGAS                                                 NV                          89081                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     796.88                          85000                       85000                     11.25                  SAN JOSE                                                        CA                          95136                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     177.38                          19800                       19800                     10.75                  PROVO                                                           UT                          84606                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     300.63                          37000                       37000                      9.75                  TURLOCK                                                         CA                          95382                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     234.79                          24500                       24500                      11.5                  SAINT LOUIS                                                     MO                          63104                         2                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     306.25                          35000                       35000                      10.5                  PERRIS                                                          CA                          92570                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
        312                          31200                       31200                        12                  SAINT LOUIS                                                     MO                          63109                         4                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     531.67                       57967.78                       58000                        11                  WESTMINSTER                                                     CA                          92683                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     418.44                          51500                       51500                      9.75                  MENIFEE                                                         CA                          92854                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     104.55                        11110.3                       11200                     10.75                  SAN ANTONIO                                                     TX                          78245                         1                      2                       11/1/2006                     10/1/2021                      9/6/2006                        2/1/2007
        275                       29984.86                       30000                        11                  GROSSE POINTE WOODS                                             MI                          48326                         1                      2                       10/1/2006                      9/1/2036                      9/8/2006                        2/1/2007
     484.31                          56700                       56700                     10.25                  SIMI VALLEY                                                     CA                          93063                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
      247.5                       26992.43                       27000                        11                  PASADENA                                                        MD                          21122                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     636.46                          65000                       65000                     11.75                  SAN JOSE                                                        CA                          95122                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
     205.83                          19000                       19000                        13                  ATLANTA                                                         GA                          30315                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     201.25                          21000                       21000                      11.5                  ROSENBERG                                                       TX                          77471                         4                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     174.17                       17417.12                       17600                    11.875                  LAS VEGAS                                                       NV                          89103                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     174.17                       17417.12                       17600                    11.875                  LAS VEGAS                                                       NV                          89103                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
      173.3                       17459.48                       17500                      11.5                  VANCOUVER                                                       WA                          98663                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     243.75                       29999.75                       30000                      9.75                  SAN MATEO                                                       CA                          94401                         1                      2                       10/1/2006                      9/1/2036                     8/31/2006                        2/1/2007
        200                          24000                       24000                        10                  STOCKTON                                                        CA                          95206                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     313.33                          32000                       32000                     11.75                  WESTON                                                          CO                          81091                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     188.13                          17200                       17200                    13.125                  OGDEN                                                           UT                          84404                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     389.58                          42500                       42500                        11                  STATEN ISLAND                                                   NY                          10304                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     197.08                          21500                       21500                        11                  PORTLAND                                                        OR                          97230                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
      236.5                       25788.17                       25800                        11                  ANNAPOLIS                                                       MD                          21401                         1                      2                       12/1/2006                     11/1/2036                     11/2/2006                        2/1/2007
     216.13                          22800                       22800                    11.375                  ROY                                                             UT                          84067                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
        720                          72000                       72000                        12                  VALLEJO                                                         CA                          94591                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
      302.5                       32679.35                       33000                        11                  PATTERSON                                                       CA                          95363                         1                      2                        1/1/2007                     12/1/2036                    11/10/2006                        2/1/2007
     601.25                          74000                       74000                      9.75                  SAN JOSE                                                        CA                          95136                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     389.58                          42500                       42500                        11                  LOS ANGELES                                                     CA                          90002                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     543.75                          72500                       72500                         9                  NEWARK                                                          CA                          94560                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     250.64                       27367.04                       27400                      10.5                  WINDERMERE                                                      FL                          34786                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     657.26                       64422.94                       64500                    11.875                  HOUSTON                                                         TX                          77055                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     110.83                       11191.33                       11200                    11.875                  WESTERVILLE                                                     OH                          43081                         1                      2                       11/1/2006                     10/1/2036                     10/2/2006                        2/1/2007
     148.33                          17800                       17800                        10                  SAINT LOUIS                                                     MO                          63104                         2                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     379.17                          45500                       45500                        10                  MORENO VALLEY                                                   CA                          92551                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     819.56                          84600                       84600                    11.625                  GERMANTOWN                                                      MD                          20874                         1                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
     166.46                          17000                       17000                     11.75                  WOODBRIDGE                                                      VA                          22193                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     342.59                       36643.98                       36700                     10.75                  ADELANTO                                                        CA                          92301                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
      412.5                       54987.36                       55000                         9                  CHICAGO                                                         IL                          60646                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     385.79                          39400                       39400                     11.75                  VICTORIA                                                        MN                          55386                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     381.88                          47000                       47000                      9.75                  CATHEDRAL CITY                                                  CA                          92234                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
      292.5                          39000                       39000                         9                  HENDERSON                                                       NV                          89002                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     342.83                          37400                       37400                        11                  LAS VEGAS                                                       NV                          89178                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
        400                          47800                       48000                        10                  BROOKLYN                                                        NY                          11210                         2                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
      64.58                         9954.1                       10000                      7.75                  MARSHALL                                                        MN                          56258                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
      213.5                          24400                       24400                      10.5                  APPLE VALLEY                                                    MN                          55124                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
        375                          39995                       40000                     11.25                  CITRUS HEIGHTS                                                  CA                          95610                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
      302.5                       32947.02                       33000                        11                  TIGARD                                                          OR                          97224                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     272.33                       27464.34                       27500                      11.5                  COVINGTON                                                       WA                          98042                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     726.04                          85000                       85000                     10.25                  PALMDALE                                                        CA                          93551                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     328.13                       34983.59                       35000                     11.25                  HYATTSVILLE                                                     MD                          20784                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     110.83                       13994.42                       14000                       9.5                  JACKSONVILLE                                                    FL                          32244                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
        210                           8000                       24000                      10.5                  JACKSONVILLE                                                    FL                          32219                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     434.61                        48417.6                       48500                     10.25                  METHUEN                                                         MA                           1844                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     358.59                       32585.73                       32900                     10.25                  OAK LAWN                                                        IL                          60453                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     159.92                          20200                       20200                       9.5                  PENNSVILLE                                                      NJ                           8070                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     268.85                          29000                       29000                    11.125                  ALEXANDRIA                                                      VA                          22309                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
     610.75                        69152.6                       69800                      10.5                  DISCOVERY BAY                                                   CA                          94514                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
      104.5                          11400                       11400                        11                  GRIFFIN                                                         GA                          30224                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
      192.6                          21500                       21500                     10.75                  MANTECA                                                         CA                          95336                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     1263.9                      117526.34                      117800                    12.875                  LOS ANGELES                                                     CA                          90008                         4                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
      385.5                       27189.64                       27700                     11.25                  BLOOMFIELD HILLS                                                MI                          48304                         1                      2                       11/1/2006                     10/1/2016                     9/28/2006                        2/1/2007
      237.5                          24000                       24000                    11.875                  BRADENTON                                                       FL                          34203                         2                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     169.58                       16779.38                       16800                     11.75                  SAN ANTONIO                                                     TX                          78217                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
      84.79                          11000                       11000                      9.25                  SAINT LOUIS                                                     MO                          63137                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     695.21                          71000                       71000                     11.75                  BRISTOW                                                         VA                          20112                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     200.53                       21665.98                       21700                    10.625                  MIDLOTHIAN                                                      TX                          76065                         2                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     204.17                          24500                       24500                        10                  SAINT PAUL                                                      MN                          55117                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     120.44                          12300                       12300                     11.75                  DES MOINES                                                      IA                          50310                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
      365.9                       39923.05                       40000                      10.5                  EL CENTRO                                                       CA                          92243                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
        125                          15000                       15000                        10                  VADNAIS HEIGHTS                                                 MN                          55127                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
      91.67                          10000                       10000                        11                  EL PASO                                                         TX                          79938                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
        255                          34000                       34000                         9                  CHELSEA                                                         MA                           2150                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
      162.5                          19500                       19500                        10                  SAINT PAUL                                                      MN                          55106                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     239.25                          26100                       26100                        11                  HENDERSON                                                       NV                          89015                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
        200                          24000                       24000                        10                  JONESBORO                                                       GA                          30238                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     407.92                          44500                       44500                        11                  LINCOLN                                                         CA                          95648                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
      562.5                          75000                       75000                         9                  PORTLAND                                                        OR                          97086                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     435.73                       43942.94                       44000                      11.5                  STOCKTON                                                        CA                          95209                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
     261.15                       22956.94                       23000                    13.625                  BOISE                                                           ID                          83702                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     184.97                       18467.14                       18500                    11.625                  BULLHEAD CITY                                                   AZ                          86442                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
     169.75                          16800                       16800                    12.125                  TRINIDAD                                                        CO                          81082                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
        875                         100000                      100000                      10.5                  LOS ANGELES                                                     CA                          90022                         3                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     438.79                        49910.4                       50000                        10                  NORTH BEND                                                      WA                          98045                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     186.88                          23000                       23000                      9.75                  NEWMAN                                                          CA                          95360                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     182.08                          19000                       19000                      11.5                  ENGLEWOOD                                                       CO                          80113                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     156.67                          16000                       16000                     11.75                  LAS VEGAS                                                       NV                          89142                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
     421.82                          45450                       45500                    11.125                  NORWALK                                                         CA                          90650                         1                      2                       11/1/2006                     10/1/2021                      9/8/2006                        2/1/2007
     379.69                          40500                       40500                     11.25                  HAVERHILL                                                       MA                           1835                         2                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     103.13                        9891.71                       10000                    12.375                  FORT WORTH                                                      TX                          76106                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     916.67                         100000                      100000                        11                  GRESHAM                                                         OR                          97080                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     300.09                          29700                       29700                    12.125                  FARMINGTON                                                      NM                          87401                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     179.17                          20000                       20000                     10.75                  HAYWARD                                                         CA                          94545                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     183.33                          20000                       20000                        11                  HILLSIDE                                                        NJ                           7205                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     306.25                          30000                       30000                     12.25                  BOISE                                                           ID                          83704                         2                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     208.54                          26000                       26000                     9.625                  EAST ISLIP                                                      NY                          11730                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     223.68                          19700                       19700                    13.625                  GOOSE CREEK                                                     SC                          29445                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
        375                          37500                       37500                        12                  NAMPA                                                           ID                          83686                         4                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     164.08                       17899.28                       17900                        11                  LAS VEGAS                                                       NV                          89110                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     324.58                       32798.74                       32800                    11.875                  GOODYEAR                                                        AZ                          85338                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
      697.5                       90000.75                       93000                         9                  SAN FRANCISCO                                                   CA                          94112                         1                      2                       11/1/2006                     10/1/2036                      9/6/2006                        2/1/2007
     994.27                         115000                      115000                    10.375                  SOUTH SAN FRANCISCO                                             CA                          94080                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     458.33                       54956.65                       55000                        10                  WHITTIER AREA                                                   CA                          90605                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     365.41                       36155.54                       36200                     11.75                  MODESTO                                                         CA                          95355                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     291.83                          27200                       27200                    12.875                  JONESBORO                                                       GA                          30236                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
      187.5                          20000                       20000                     11.25                  FAIRVIEW                                                        OR                          97024                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     400.78                          40500                       40500                    11.875                  PUYALLUP                                                        WA                          98371                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
      229.5                          27200                       27200                    10.125                  PEYTON                                                          CO                          80831                         1                      2                       11/1/2006                     10/1/2036                     9/11/2006                        2/1/2007
     207.19                          19500                       19500                     12.75                  BELLINGHAM                                                      WA                          98226                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     400.56                       44624.04                       44700                     10.25                  ANAHEIM                                                         CA                          92806                         1                      2                       11/1/2006                     10/1/2021                     9/18/2006                        2/1/2007
     490.42                          53500                       53500                        11                  MURRIETA                                                        CA                          92563                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
      181.5                          17600                       17600                    12.375                  SAINT ANN                                                       MO                          63074                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     200.73                          20500                       20500                     11.75                  PARKVILLE                                                       MD                          21234                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     363.75                          38800                       38800                     11.25                  FEDERAL WAY                                                     WA                          98003                         2                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
        345                          34500                       34500                        12                  WOODBRIDGE                                                      VA                          22193                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     302.08                          29000                       29000                      12.5                  ELLENDALE                                                       DE                          19941                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
    1002.66                      103439.84                      103500                    11.625                  SAN MATEO                                                       CA                          94402                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     340.42                          38000                       38000                     10.75                  LAWRENCE                                                        MA                           1841                         3                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
        250                          24000                       24000                      12.5                  FREDERICKSBURG                                                  VA                          22407                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     267.19                          28500                       28500                     11.25                  WHITEFISH                                                       MT                          59937                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     267.19                       28486.64                       28500                     11.25                  WHITEFISH                                                       MT                          59937                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
    2104.17                         200000                      200000                    12.625                  WALNUT CREEK                                                    CA                          94597                         2                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     154.77                       14098.71                       14200                     10.25                  ROCKFORD                                                        IL                          61109                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
     154.17                          20000                       20000                      9.25                  DALLAS                                                          OR                          97338                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     102.08                          10000                       10000                     12.25                  TAMPA                                                           FL                          33612                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     253.61                          25100                       25100                    12.125                  MARQUETTE                                                       MI                          49855                         2                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     341.25                          42000                       42000                      9.75                  OAKLAND                                                         CA                          94601                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     379.45                          49900                       49900                     9.125                  SAN BERNARDINO                                                  CA                          92407                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     184.29                       20962.37                       21000                        10                  SAINT PAUL                                                      MN                          55106                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     346.88                       36999.88                       37000                     11.25                  RIVERBANK                                                       CA                          95367                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
      426.4                          42200                       42200                    12.125                  SEATAC                                                          WA                          98168                         3                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     366.67                          40000                       40000                        11                  PITTSBURG                                                       CA                          94565                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     165.88                       14079.09                       14200                      11.5                  HEMET                                                           CA                          92545                         1                      2                       11/1/2006                     10/1/2021                     9/13/2006                        2/1/2007
        212                          21200                       21200                        12                  KILLEEN                                                         TX                          76549                         4                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     164.83                          17190                       17200                      11.5                  GRIFFIN                                                         GA                          30224                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     229.97                          22300                       22300                    12.375                  CORVALLIS                                                       OR                          97333                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     229.97                          22300                       22300                    12.375                  CORVALLIS                                                       OR                          97333                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     154.51                          16300                       16300                    11.375                  RIVERDALE                                                       IL                          60827                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     294.18                       28566.79                       28600                        12                  SALT LAKE CITY                                                  UT                          84116                         4                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     426.56                          45500                       45500                     11.25                  WATERFORD                                                       CA                          95386                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     609.38                          75000                       75000                      9.75                  FREDERICK                                                       MD                          21704                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
      91.67                        9991.67                       10000                        11                  CHARLOTTE                                                       NC                          28216                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
        231                       30788.45                       30800                         9                  NORTH LAS VEGAS                                                 NV                          89031                         1                      2                       11/1/2006                     10/1/2021                     9/14/2006                        2/1/2007
     590.53                       60737.83                       60800                     11.25                  ANTIOCH                                                         CA                          94509                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
     391.67                       39991.67                       40000                     11.75                  OAKLAND                                                         CA                          94603                         1                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
     325.14                       34280.49                       34300                    11.375                  FRESNO                                                          CA                          93727                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
        475                          48000                       48000                    11.875                  WHEAT RIDGE                                                     CO                          80033                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     349.13                          44100                       44100                       9.5                  LAS VEGAS                                                       NV                          89178                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
      437.5                       52498.49                       52500                        10                  ANGWIN                                                          CA                          94508                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     230.56                          21700                       21700                     12.75                  PORTLAND                                                        OR                          97206                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     156.67                          16000                       16000                     11.75                  SURPRISE                                                        AZ                          85379                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     146.88                          15000                       15000                     11.75                  AVONDALE                                                        AZ                          85323                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
      439.9                       51489.81                       51500                     10.25                  ANTIOCH                                                         CA                          94509                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     471.25                       57983.58                       58000                      9.75                  SAN LEANDRO                                                     CA                          94577                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     148.44                       14689.59                       15000                    11.875                  GRAND RAPIDS                                                    MI                          49506                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     301.95                       30159.24                       30200                    11.625                  KILL DEVIL HILLS                                                NC                          27948                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
     162.92                          17000                       17000                      11.5                  ATLANTA                                                         GA                          30307                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     362.03                          33100                       33100                    13.125                  WALDORF                                                         MD                          20603                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     456.63                          56200                       56200                      9.75                  ALEXANDRIA                                                      VA                          22310                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     350.63                          33000                       33000                     12.75                  LOS ANGELES                                                     CA                          90042                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     806.67                       87717.43                       88000                        11                  NORTH TOPSAIL ISLAND                                            NC                          28460                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     879.71                       98199.42                       98200                     10.75                  SANTA BARBARA                                                   CA                          93103                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     556.35                       54443.79                       54500                     12.25                  MERIDIAN                                                        ID                          83642                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
    1425.78                         187500                      187500                     9.125                  HOUSTON                                                         TX                          77056                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
      93.75                          10000                       10000                     11.25                  ST. LOUIS PARK                                                  MN                          55416                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     461.04                       42085.87                       42600                    10.125                  TEMPLE HILLS                                                    MD                          20748                         1                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
      344.9                          38500                       38500                     10.75                  BYERS                                                           CO                          80103                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     372.08                          38000                       38000                     11.75                  MANASSAS                                                        VA                          20109                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     238.33                       25994.95                       26000                        11                  LAS VEGAS                                                       NV                          89147                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     517.89                          59900                       59900                    10.375                  VACAVILLE                                                       CA                          95687                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     398.13                          39000                       39000                     12.25                  CHICAGO                                                         IL                          60647                         2                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     457.37                       49919.47                       50000                      10.5                  CERES                                                           CA                          95307                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     630.54                          81800                       81800                      9.25                  UNIONDALE                                                       NY                          11553                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     440.83                          52900                       52900                        10                  RIVERSIDE                                                       CA                          92505                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     139.04                          14200                       14200                     11.75                  HEMET                                                           CA                          92545                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     342.83                          37400                       37400                        11                  LAS VEGAS                                                       NV                          89178                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
     597.72                       55443.87                       55500                    12.625                  COUNTRY CLUB HILLS                                              IL                          60478                         1                      2                       11/1/2006                     10/1/2021                     10/6/2006                        2/1/2007
     988.23                          89500                       89500                     13.25                  HAYWARD                                                         CA                          94541                         3                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     213.69                          26300                       26300                      9.75                  LAS VEGAS                                                       NV                          89121                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
        375                          37500                       37500                        12                  WINTER GARDEN                                                   FL                          34787                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     454.85                       33911.07                       34600                     9.875                  CLOVIS                                                          CA                          93612                         1                      2                       11/1/2006                     10/1/2016                     9/20/2006                        2/1/2007
     258.13                          29500                       29500                      10.5                  FRISCO                                                          TX                          75035                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     646.88                       68808.57                       69000                     11.25                  NEW ALBANY                                                      OH                          43054                         1                      2                       11/1/2006                     10/1/2036                     10/3/2006                        2/1/2007
     153.71                       21532.47                       21700                       8.5                  AUSTIN                                                          TX                          78734                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
      137.5                          15000                       15000                        11                  TWENTYNINE PALMS                                                CA                          92277                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     275.47                       22616.87                       22800                    12.125                  YUKON                                                           OK                          73099                         1                      2                       11/1/2006                     10/1/2021                     9/21/2006                        2/1/2007
        450                          54000                       54000                        10                  ROHNERT PARK                                                    CA                          94928                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
      487.5                       59853.29                       60000                      9.75                  ANAHEIM AREA                                                    CA                          92804                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     831.25                          95000                       95000                      10.5                  GILBERT                                                         AZ                          85296                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
        290                          29000                       29000                        12                  PALM BAY                                                        FL                          32907                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
        222                          22200                       22200                        12                  PALM BAY                                                        FL                          32907                         1                      2                        1/1/2007                     12/1/2036                    11/10/2006                        2/1/2007
     249.38                          28500                       28500                      10.5                  LAS VEGAS                                                       NV                          89117                         1                      2                       11/1/2006                     10/1/2036                     9/19/2006                        2/1/2007
     265.42                          26000                       26000                     12.25                  SACRAMENTO                                                      CA                          95815                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     910.42                       94728.67                       95000                      11.5                  CHINO                                                           CA                          91708                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
        375                          40000                       40000                     11.25                  PUNTA GORDA                                                     FL                          33983                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     296.25                          39500                       39500                         9                  CERES                                                           CA                          95307                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     516.25                          59000                       59000                      10.5                  LAKEVILLE                                                       MN                          55044                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     178.65                          17500                       17500                     12.25                  BURNSVILLE                                                      MN                          55337                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     298.65                          30500                       30500                     11.75                  BAKERSFIELD                                                     CA                          93309                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     560.63                          69000                       69000                      9.75                  RANCHO CUCAMONGA                                                CA                          91739                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     198.75                          26500                       26500                         9                  KISSIMMEE                                                       FL                          34744                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     378.88                       40935.72                       41000                    10.625                  RIVERSIDE                                                       CA                          92503                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     368.13                       44085.37                       46500                       9.5                  ZIONSVILLE                                                      IN                          46077                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     121.88                       12983.81                       13000                     11.25                  PORT ANGELES                                                    WA                          98362                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     312.81                          33000                       33000                    11.375                  SACRAMENTO                                                      CA                          95823                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
       93.5                          10200                       10200                        11                  MILTON                                                          PA                          17847                         3                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     414.71                       53799.72                       53800                      9.25                  WALKERSVILLE                                                    MD                          21793                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
        580                          64000                       64000                    10.875                  CHICAGO                                                         IL                          60634                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     281.88                          33000                       33000                     10.25                  IMPERIAL BEACH                                                  CA                          91932                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     131.98                       13187.58                       13200                    11.625                  SPRING                                                          TX                          77379                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     413.97                        30395.6                       31000                     10.25                  BAKERSFIELD                                                     CA                          93312                         1                      2                       11/1/2006                     10/1/2016                     9/22/2006                        2/1/2007
     196.88                       17984.88                       18000                    13.125                  VANCOUVER                                                       WA                          98683                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     315.59                       34444.42                       34500                      10.5                  MODESTO                                                         CA                          95358                         1                      2                       11/1/2006                     10/1/2021                     9/15/2006                        2/1/2007
     446.88                          52500                       55000                      9.75                  ANTIOCH                                                         CA                          94509                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     332.92                          34000                       34000                     11.75                  COTTONWOOD                                                      CA                          96022                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     372.08                          37600                       37600                    11.875                  CORVALLIS                                                       OR                          97333                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     264.17                          31700                       31700                        10                  SEATAC                                                          WA                          98168                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     680.17                       73234.34                       74200                        11                  WESTBURY                                                        NY                          11590                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     366.67                       43600.28                       44000                        10                  STOCKTON                                                        CA                          95210                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     191.67                          20000                       20000                      11.5                  GRESHAM                                                         OR                          97060                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     257.56                          31700                       31700                      9.75                  ORLANDO                                                         FL                          32828                         1                      2                       11/1/2006                     10/1/2036                     9/12/2006                        2/1/2007
     207.31                          18600                       18600                    13.375                  LAWRENCEVILLE                                                   GA                          30044                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     224.03                       19875.17                       20100                    13.375                  CLINTON                                                         UT                          84015                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     730.31                          85500                       85500                     10.25                  SOUTH HAVEN                                                     MN                          55382                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     194.85                          19900                       19900                     11.75                  COVINGTON                                                       GA                          30014                         1                      2                       11/1/2006                     10/1/2036                     10/2/2006                        2/1/2007
     402.19                          39000                       39000                    12.375                  EUGENE                                                          OR                          97408                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     167.09                       17872.68                       17900                     10.75                  TAMPA                                                           FL                          33617                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     183.65                       20340.51                       20500                     10.75                  AKRON                                                           OH                          44333                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
      157.6                          17800                       17800                    10.625                  HAPEVILLE                                                       GA                          30354                         1                      2                       11/1/2006                     10/1/2036                     10/2/2006                        2/1/2007
     281.76                       26343.91                       26400                      12.5                  CARPENTERSVILLE                                                 IL                          60110                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
        550                          55000                       55000                        12                  MODESTO                                                         CA                          95350                         3                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     445.86                       37046.51                       37400                    11.875                  SEATTLE                                                         WA                          98108                         3                      2                       11/1/2006                     10/1/2021                     9/19/2006                        2/1/2007
     241.08                          26300                       26300                        11                  GLENDALE                                                        AZ                          85308                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     689.25                          91900                       91900                         9                  UPLAND                                                          CA                          91784                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     323.13                          33000                       33000                     11.75                  BOTHELL                                                         WA                          98021                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     505.83                          60700                       60700                        10                  LOS ANGELES                                                     CA                          91335                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
      247.5                          27000                       27000                        11                  PHOENIX                                                         AZ                          85024                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     163.17                          17800                       17800                        11                  AUSTIN                                                          TX                          78749                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     257.25                          25200                       25200                     12.25                  WINDSOR                                                         CO                          80550                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
         75                          10000                       10000                         9                  NEW CASTLE                                                      CO                          81647                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     154.42                       21774.42                       21800                       8.5                  LAUREL                                                          MD                          20707                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     114.36                       13572.91                       13600                       9.5                  ROUND ROCK                                                      TX                          78664                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     211.46                       28633.53                       29000                      8.75                  SOUTH WEBER                                                     UT                          84405                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
      162.5                          14972                       15000                        13                  CLEARFIELD                                                      UT                          84015                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
      367.4                       40947.98                       41000                     10.25                  ORLANDO                                                         FL                          32825                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     161.69                          19900                       19900                      9.75                  ELK                                                             WA                          99009                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     267.31                          32900                       32900                      9.75                  LOS ANGELES                                                     CA                          90045                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     354.58                          37000                       37000                      11.5                  SAN JOSE                                                        CA                          95123                         1                      2                       11/1/2006                     10/1/2036                     9/18/2006                        2/1/2007
     300.83                          38000                       38000                       9.5                  DALY CITY                                                       CA                          94014                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     297.09                       29961.09                       30000                      11.5                  LAS VEGAS                                                       NV                          89128                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     130.81                       13793.46                       13800                    11.375                  RIVERDALE                                                       GA                          30274                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     105.63                          13000                       13000                      9.75                  BRADENTON                                                       FL                          34208                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
        210                          22400                       22400                     11.25                  SAINT PETERSBURG                                                FL                          33703                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     108.17                          11800                       11800                        11                  KINGWOOD                                                        TX                          77339                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     160.31                          17100                       17100                     11.25                  SALEM                                                           OR                          97301                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     292.73                        28964.4                       29000                     11.75                  FORT WORTH                                                      TX                          76135                         2                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     309.06                          34500                       34500                     10.75                  HENDERSON                                                       NV                          89014                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     740.63                       89999.25                       90000                     9.875                  YONKERS                                                         NY                          10710                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     354.99                       34620.73                       35000                         9                  BALTIMORE                                                       MD                          21220                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     118.25                          12900                       12900                        11                  PLEASANTVILLE                                                   NJ                           8232                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
      334.5                          44600                       44600                         9                  KENNESAW                                                        GA                          30152                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     491.54                          50200                       50200                     11.75                  MISSOULA                                                        MT                          59802                         4                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
      178.5                          25200                       25200                       8.5                  PORT ORCHARD                                                    WA                          98366                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     380.46                          39700                       39700                      11.5                  GIG HARBOR                                                      WA                          98335                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     236.94                       26951.64                       27000                        10                  SUGARLOAF AREA                                                  CA                          92386                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
     438.07                       45933.48                       46000                        11                  MIRA LOMA AREA                                                  CA                          91752                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     456.98                       53413.59                       53500                     10.25                  SANTA FE                                                        NM                          87507                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
    1167.75                         138400                      138400                    10.125                  SAN DIEGO                                                       CA                          92121                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     151.25                       16177.72                       16500                        11                  TACOMA                                                          WA                          98409                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
      90.47                       11480.01                       11500                      8.75                  MARIETTA                                                        GA                          30066                         1                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
        470                          48000                       48000                     11.75                  LOS ANGELES                                                     CA                          90003                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     222.18                       21375.84                       21400                    12.125                  NORTH RICHLAND HILLS                                            TX                          76180                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     205.35                       23358.08                       23400                        10                  MIAMI                                                           FL                          33126                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
     418.44                          51500                       51500                      9.75                  BRENTWOOD                                                       CA                          94513                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
      187.5                        24987.5                       25000                         9                  BRADENTON                                                       FL                          34202                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
      202.5                          27000                       27000                         9                  MURRIETA                                                        CA                          92562                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
        500                          50000                       50000                        12                  RANCHO CUCAMONGA                                                CA                          91730                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     372.19                          39700                       39700                     11.25                  SHORELINE                                                       WA                          98133                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     212.99                       21080.65                       21100                     11.75                  UNION CITY                                                      GA                          30291                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
        280                        27939.4                       28000                        12                  HILLSBORO                                                       OR                          97123                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     284.38                          30000                       30000                    11.375                  NORTH LAS VEGAS                                                 NV                          89031                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     184.08                          18800                       18800                     11.75                  COVINGTON                                                       GA                          30014                         1                      2                       11/1/2006                     10/1/2036                     10/2/2006                        2/1/2007
     203.01                       20473.42                       20500                      11.5                  YELM                                                            WA                          98597                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     288.75                          30600                       30800                     11.25                  CHICAGO                                                         IL                          60651                         2                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
        450                          48000                       48000                     11.25                  SAN JACINTO                                                     CA                          92583                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     265.03                       30145.88                       30200                        10                  GILBERT                                                         AZ                          85297                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     450.94                          58500                       58500                      9.25                  WOODLAND                                                        CA                          95776                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
     372.08                          38000                       38000                     11.75                  LAKE ELSINORE                                                   CA                          92530                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
      159.5                          17400                       17400                        11                  KALAMAZOO                                                       MI                          49048                         1                      2                       12/1/2006                     11/1/2036                     11/1/2006                        2/1/2007
     182.42                          19900                       19900                        11                  NEWNAN                                                          GA                          30263                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     501.56                          53500                       53500                     11.25                  SILVER SPRING                                                   MD                          20903                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     418.44                          51200                       51500                      9.75                  SANTA ROSA                                                      CA                          95407                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     106.77                          12500                       12500                     10.25                  ELGIN                                                           TX                          78621                         2                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     128.74                       12128.41                       12400                    12.125                  SAINT LOUIS                                                     MO                          63118                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     371.25                          40500                       40500                        11                  NORTH LAS VEGAS                                                 NV                          89031                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     490.83                       61386.88                       62000                       9.5                  FAIRFIELD                                                       CA                          94534                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     132.25                          13800                       13800                      11.5                  KILLEEN                                                         TX                          76541                         2                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     264.06                          32500                       32500                      9.75                  FORT LAUDERDALE                                                 FL                          33312                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     457.37                       49919.47                       50000                      10.5                  BALDWIN PARK                                                    CA                          91706                         1                      2                       11/1/2006                     10/1/2021                     9/22/2006                        2/1/2007
     418.54                       48974.68                       49000                     10.25                  RANCHO CUCAMONGA                                                CA                          91701                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     485.03                       44182.52                       44500                     10.25                  STOCKTON                                                        CA                          95210                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     646.25                       70496.25                       70500                        11                  SALINAS                                                         CA                          93906                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
     601.25                          74000                       74000                      9.75                  SALINAS                                                         CA                          93906                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
      193.5                          25800                       25800                         9                  PUYALLUP                                                        WA                          98375                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     917.97                         117500                      117500                     9.375                  MILLBRAE                                                        CA                          94030                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     169.58                          18500                       18500                        11                  SALEM                                                           OR                          97305                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     365.75                          39900                       39900                        11                  MONTGOMERY VILLAGE                                              MD                          20886                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     304.69                          37500                       37500                      9.75                  BEALETON                                                        VA                          22712                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
        550                          55000                       55000                        12                  SAN DIEGO                                                       CA                          92105                         2                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
        490                          49000                       49000                        12                  LOS ANGELES                                                     CA                          91306                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     378.94                          38700                       38700                     11.75                  VICTORVILLE                                                     CA                          92392                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
        188                          19200                       19200                     11.75                  CHICAGO                                                         IL                          60609                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     233.75                          25500                       25500                        11                  MODESTO                                                         CA                          95351                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
      307.5                          41000                       41000                         9                  HENDERSON                                                       NV                          89052                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     501.98                          61000                       61000                     9.875                  LA JOLLA                                                        CA                          92037                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     371.88                       34704.43                       35000                     12.75                  BAKERSFIELD                                                     CA                          93309                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
      512.5                          60000                       60000                     10.25                  ARLINGTON                                                       VA                          22204                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     476.08                       50739.17                       51000                     10.75                  PATTERSON                                                       CA                          95363                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     148.42                       15881.89                       15900                     10.75                  FORT WORTH                                                      TX                          76131                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     339.75                        44978.3                       45300                         9                  ST. CHARLES                                                     MO                          63304                         1                      2                       11/1/2006                     10/1/2036                     10/5/2006                        2/1/2007
     358.44                          37000                       37000                    11.625                  FAYETTEVILLE                                                    GA                          30214                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
        700                          70000                       70000                        12                  FREMONT                                                         CA                          94555                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
     137.81                        18892.5                       18900                      8.75                  LITTLE ELM                                                      TX                          75068                         1                      2                       11/1/2006                     10/1/2036                     10/2/2006                        2/1/2007
     409.06                          33000                       33000                    14.875                  MERIDIAN                                                        ID                          83642                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     232.83                          25400                       25400                        11                  BEAVERTON                                                       OR                          97006                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
        720                          96000                       96000                         9                  MORGAN HILL                                                     CA                          95037                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
      225.5                          24600                       24600                        11                  BEAVERTON                                                       OR                          97006                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     304.74                       31956.57                       32000                        11                  CARNATION                                                       WA                          98014                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     382.81                          37500                       37500                     12.25                  MODESTO                                                         CA                          95355                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     643.23                       64961.41                       65000                    11.875                  PASADENA                                                        CA                          91103                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     114.58                          12500                       12500                        11                  NEW BRAUNFELS                                                   TX                          78132                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
    1053.33                         128000                      128000                     9.875                  SAN CLEMENTE                                                    CA                          92673                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     138.75                          18000                       18000                      9.25                  STOCKBRIDGE                                                     GA                          30281                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     342.84                       35946.61                       36000                        11                  DACULA                                                          GA                          30019                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
    1056.09                       92920.56                       93000                    13.375                  AVON                                                            CO                          81620                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
        222                          22200                       22200                        12                  WOODBURY                                                        MN                          55125                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     269.27                          27500                       27500                     11.75                  MESA                                                            AZ                          85208                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     102.81                       14090.57                       14100                      8.75                  SANDIA PARK                                                     NM                          87047                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     293.75                       29546.49                       30000                     11.75                  CAPE MAY COURT HOUSE                                            NJ                           8210                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     264.94                          31400                       31400                    10.125                  CLEMMONS                                                        NC                          27012                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     152.29                       14212.24                       14400                    12.375                  COLUMBUS                                                        OH                          43231                         1                      2                       11/1/2006                     10/1/2021                     10/2/2006                        2/1/2007
     416.67                          50000                       50000                        10                  NORTH BERGEN                                                    NJ                           7047                         2                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     145.21                          17000                       17000                     10.25                  CHARLOTTE                                                       NC                          28213                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     146.46                          14800                       14800                    11.875                  CHESTER                                                         VA                          23836                         1                      2                       11/1/2006                     10/1/2036                     10/2/2006                        2/1/2007
     159.25                          18200                       18200                      10.5                  SAN ANTONIO                                                     TX                          78258                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
        575                          57500                       57500                        12                  BRONX                                                           NY                          10466                         3                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     536.46                          49900                       50000                    12.875                  LAS VEGAS                                                       NV                          89141                         1                      2                       12/1/2006                     11/1/2036                     10/9/2006                        2/1/2007
      187.5                       19962.14                       20000                     11.25                  PORTLAND                                                        OR                          97216                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     478.77                       46898.77                       46900                     12.25                  APPLE VALLEY                                                    CA                          92308                         3                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
      93.75                          10000                       10000                     11.25                  CHARLOTTE                                                       NC                          28208                         1                      2                       11/1/2006                     10/1/2036                     10/6/2006                        2/1/2007
     121.88                          13000                       13000                     11.25                  STONE MOUNTAIN                                                  GA                          30083                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     513.33                       55737.61                       56000                        11                  BELMONT                                                         NC                          28012                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     162.92                          22700                       23000                       8.5                  HAMPSTEAD                                                       NC                          28443                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
      93.75                          10000                       10000                     11.25                  CHARLOTTE                                                       NC                          28208                         1                      2                       11/1/2006                     10/1/2036                     10/6/2006                        2/1/2007
      93.75                          10000                       10000                     11.25                  CHARLOTTE                                                       NC                          28208                         1                      2                       11/1/2006                     10/1/2036                     10/6/2006                        2/1/2007
     258.38                       23308.59                       23400                     13.25                  COLUMBUS                                                        OH                          43224                         4                      2                       11/1/2006                     10/1/2036                    10/10/2006                        2/1/2007
     358.85                       32375.92                       32500                     13.25                  COLUMBUS                                                        OH                          43214                         3                      2                       11/1/2006                     10/1/2036                    10/10/2006                        2/1/2007
     498.75                          57000                       57000                      10.5                  SALINAS                                                         CA                          93907                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     104.55                       11187.24                       11200                     10.75                  HOUSTON                                                         TX                          77073                         1                      2                       12/1/2006                     11/1/2021                     10/9/2006                        2/1/2007
     593.13                          73000                       73000                      9.75                  SANTA CLARA                                                     CA                          95051                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
      226.2                          21500                       21500                    12.625                  LINO LAKES                                                      MN                          55014                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     190.63                          18300                       18300                      12.5                  GREELEY                                                         CO                          80634                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     155.83                       16951.26                       17000                        11                  PORTLAND                                                        OR                          97236                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     375.83                       43122.48                       44000                     10.25                  VANCOUVER                                                       WA                          98664                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     342.19                          36500                       36500                     11.25                  LAS VEGAS                                                       NV                          89141                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
        435                          43500                       43500                        12                  CORONA                                                          CA                          92882                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     235.88                       28468.05                       30600                      9.25                  SEA-TAC                                                         WA                          98188                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     123.39                          11500                       11500                    12.875                  TEMPLE HILLS                                                    MD                          20748                         1                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
     248.44                          26500                       26500                     11.25                  LAS VEGAS                                                       NV                          89131                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     192.78                          19900                       19900                    11.625                  OKLAHOMA CITY                                                   OK                          73135                         2                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
      95.83                        9996.14                       10000                      11.5                  FAYETTEVILLE                                                    NC                          28306                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     201.19                          17400                       17400                    13.875                  HOUSTON                                                         TX                          77043                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     340.63                          32700                       32700                      12.5                  ADDIS                                                           LA                          70710                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
     125.73                          17000                       17000                     8.875                  MANASSAS                                                        VA                          20111                         1                      2                       12/1/2006                     11/1/2036                     10/9/2006                        2/1/2007
     445.63                          46000                       46000                    11.625                  WASHINGTON                                                      DC                          20011                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     329.06                       40424.27                       40500                      9.75                  PUYALLUP                                                        WA                          98375                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     328.42                       28314.57                       28500                     11.25                  BEND                                                            OR                          97701                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     638.06                       73787.13                       73800                    10.375                  BROADALBIN                                                      NY                          12010                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     219.48                          21500                       21500                     12.25                  OREM                                                            UT                          84097                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
      469.5                          62600                       62600                         9                  VISTA                                                           CA                          92083                         1                      2                       12/1/2006                     11/1/2036                     10/9/2006                        2/1/2007
     436.27                          48700                       48700                     10.75                  UPLAND                                                          CA                          91786                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     224.11                       24393.32                       24500                      10.5                  BAKERSFIELD                                                     CA                          93307                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
     826.88                          80995                       81000                     12.25                  SAN LEANDRO                                                     CA                          94578                         3                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     696.18                          68900                       68900                    12.125                  UNIVERSITY PLACE                                                WA                          98467                         4                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
        511                          58400                       58400                      10.5                  SAN LEANDRO                                                     CA                          94577                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     503.75                          52000                       52000                    11.625                  SALEM                                                           NH                           3079                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
      242.5                          24000                       24000                    12.125                  SAINT LOUIS                                                     MO                          63116                         4                      2                       12/1/2006                     11/1/2036                     11/6/2006                        2/1/2007
     229.77                          26900                       26900                     10.25                  WHITEFISH                                                       MT                          59937                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     454.69                          48500                       48500                     11.25                  WHITTIER                                                        CA                          90605                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
     464.48                          45500                       45500                     12.25                  RIO RICO                                                        AZ                          85648                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     740.91                       73332.74                       73400                     11.75                  LA CENTER                                                       WA                          98629                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     395.13                          34800                       34800                    13.625                  MACON                                                           GA                          31220                         1                      2                       11/1/2006                     10/1/2036                    10/10/2006                        2/1/2007
     429.17                          51500                       51500                        10                  CARSON                                                          CA                          90745                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     890.63                          90000                       90000                    11.875                  ROCKVILLE                                                       MD                          20851                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     862.21                       77456.14                       78000                      10.5                  LAGUNA NIGUEL                                                   CA                          92677                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     489.22                          50500                       50500                    11.625                  AURORA                                                          CO                          80015                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     412.21                       45941.63                       46000                     10.25                  ORANGE                                                          CA                          92867                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
     142.85                       14622.81                       15000                        11                  LANSING                                                         IL                          60438                         1                      2                       12/1/2006                     11/1/2021                    10/19/2006                        2/1/2007
     391.72                          34500                       34500                    13.625                  MACON                                                           GA                          31220                         1                      2                       11/1/2006                     10/1/2036                    10/12/2006                        2/1/2007
     120.35                          10600                       10600                    13.625                  LEES SUMMIT                                                     MO                          64086                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     138.09                       14399.01                       14500                        11                  AUSTIN                                                          TX                          78729                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     572.95                        53146.2                       53200                    12.625                  ATLANTA                                                         GA                          30315                         2                      2                       11/1/2006                     10/1/2021                    10/12/2006                        2/1/2007
     542.11                       53136.46                       53200                    11.875                  ATLANTA                                                         GA                          30315                         2                      2                       11/1/2006                     10/1/2021                    10/12/2006                        2/1/2007
     173.33                          20800                       20800                        10                  DAVENPORT                                                       FL                          33897                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     213.99                       20981.26                       21000                    11.875                  AUSTIN                                                          TX                          78727                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     212.67                          23200                       23200                        11                  BOISE                                                           ID                          83713                         1                      2                       12/1/2006                     11/1/2036                     10/9/2006                        2/1/2007
      259.9                       26330.88                       26500                    11.375                  GARLAND                                                         UT                          84312                         4                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     493.17                          53800                       53800                        11                  LAS VEGAS                                                       NV                          89110                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
        275                          30000                       30000                        11                  TAMPA                                                           FL                          33510                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     161.14                        13538.7                       13600                        14                  IDAHO FALLS                                                     ID                          83402                         2                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     287.25                          38287                       38300                         9                  MILWAUKIE                                                       OR                          97267                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     559.97                       58736.51                       58800                        11                  CARSON                                                          CA                          90746                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     116.08                       11489.47                       11500                     11.75                  SALT LAKE CITY                                                  UT                          84116                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     774.33                       80774.33                       80800                      11.5                  SAN JOSE                                                        CA                          95118                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     192.19                        22082.6                       22500                     10.25                  RIVERSIDE                                                       CA                          92509                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     216.33                          23600                       23600                        11                  ISANTI                                                          MN                          55040                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     182.81                          22500                       22500                      9.75                  EUGENE                                                          OR                          97402                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     733.73                          85900                       85900                     10.25                  HERCULES                                                        CA                          94547                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
        370                       47518.58                       48000                      9.25                  PALM SPRINGS                                                    CA                          92262                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
        627                          68400                       68400                        11                  LOS ANGELES                                                     CA                          90062                         3                      2                       12/1/2006                     11/1/2021                     10/9/2006                        2/1/2007
     263.27                       29959.86                       30000                        10                  LAS VEGAS                                                       NV                          89148                         1                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
     435.73                          44500                       44500                     11.75                  UPLAND                                                          CA                          91786                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
     132.19                          14100                       14100                     11.25                  KILLEEN                                                         TX                          76458                         2                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     545.42                          59500                       59500                        11                  LAS VEGAS                                                       NV                          89134                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     602.58                       41633.01                       42000                        12                  RIVERSIDE                                                       CA                          92505                         3                      2                        1/1/2007                     12/1/2016                     11/9/2006                        2/1/2007
     375.83                          44000                       44000                     10.25                  VICTORVILLE                                                     CA                          92392                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     678.98                          59800                       59800                    13.625                  NEW ALBANY                                                      OH                          43054                         1                      2                       11/1/2006                     10/1/2036                    10/12/2006                        2/1/2007
     370.31                          39500                       39500                     11.25                  HYATTSVILLE                                                     MD                          20782                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     220.31                          22500                       22500                     11.75                  TACOMA                                                          WA                          98444                         1                      2                        1/1/2007                     12/1/2021                     11/1/2006                        2/1/2007
        299                       29897.99                       29900                        12                  MILWAUKEE                                                       WI                          53218                         2                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     910.63                       93999.63                       94000                    11.625                  HOPKINS                                                         MN                          55343                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     190.78                       16499.78                       16500                    13.875                  COPLEY                                                          OH                          44320                         1                      2                       11/1/2006                     10/1/2036                     10/6/2006                        2/1/2007
     1687.5                         216000                      216000                     9.375                  RANCHO CUCAMONGA                                                CA                          91739                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     158.48                       15685.61                       15700                     11.75                  STAR                                                            ID                          83669                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     769.17                       76130.19                       76200                     11.75                  ARVADA                                                          CO                          80005                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
     596.12                       58447.85                       58500                    11.875                  HOUSTON                                                         TX                          77004                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     217.81                          25500                       25500                     10.25                  VANCOUVER                                                       WA                          98662                         2                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
      696.4                       62560.73                       63000                      10.5                  HAYWARD                                                         CA                          94541                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     288.95                       28872.79                       28900                    11.625                  MISSOURI CITY                                                   TX                          77459                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     232.75                          26600                       26600                      10.5                  MILPITAS                                                        CA                          95035                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     835.31                          81000                       81000                    12.375                  SCHAUMBURG                                                      IL                          60195                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     366.63                          41900                       41900                      10.5                  LAS VEGAS                                                       NV                          89148                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
        205                          24600                       24600                        10                  PHOENIX                                                         AZ                          85051                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     209.94                       21179.49                       21200                      11.5                  DOUGLASVILLE                                                    GA                          30135                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     590.63                          63000                       63000                     11.25                  HAYWARD                                                         CA                          94544                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     389.06                          41500                       41500                     11.25                  PERRIS                                                          CA                          92571                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     109.69                       13499.05                       13500                      9.75                  CHICAGO                                                         IL                          60639                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     364.88                          41700                       41700                      10.5                  TIGARD                                                          OR                          97224                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     293.33                       31999.99                       32000                        11                  NORTH BEND                                                      WA                          98045                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     387.19                          41300                       41300                     11.25                  NEWARK                                                          CA                          94560                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
        345                       36545.82                       36800                     11.25                  LAS VEGAS                                                       NV                          89141                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     434.69                          39000                       39000                    13.375                  OTSEGO                                                          MN                          55301                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     328.13                       34983.43                       35000                     11.25                  MEDFORD                                                         OR                          97504                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     399.79                          50500                       50500                       9.5                  NAPLES                                                          FL                          34114                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     179.71                          22700                       22700                       9.5                  RIO RICO                                                        AZ                          85648                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     228.44                          25500                       25500                     10.75                  WESTMONT                                                        IL                          60559                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     548.23                          55400                       55400                    11.875                  PORTERVILLE                                                     CA                          93257                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
      95.83                        9996.14                       10000                      11.5                  FAYETTEVILLE                                                    NC                          28306                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
        100                          10000                       10000                        12                  DISTRICT HEIGHTS                                                MD                          20747                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     104.17                          10000                       10000                      12.5                  ALLENTOWN                                                       PA                          18101                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     104.17                          10000                       10000                      12.5                  ALLENTOWN                                                       PA                          18101                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     622.42                          67900                       67900                        11                  MUKILTEO                                                        WA                          98275                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     365.75                          39900                       39900                        11                  WOODRIDGE                                                       IL                          60517                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     336.88                          38500                       38500                      10.5                  MENIFEE                                                         CA                          92584                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
      187.5                          20000                       20000                     11.25                  SEAFORD                                                         DE                          19973                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     114.58                          11000                       11000                      12.5                  ALLENTOWN                                                       PA                          18101                         2                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     270.42                          29500                       29500                        11                  LANCASTER                                                       CA                          93535                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     224.04                       23971.97                       24000                     10.75                  WOODLAND                                                        WA                          98674                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
      187.5                       19990.53                       20000                     11.25                  MONMOUTH                                                        OR                          97361                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     792.23                       79922.57                       80000                      11.5                  ORLANDO                                                         FL                          32839                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     190.67                          20800                       20800                        11                  VANCOUVER                                                       WA                          98661                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     235.63                          29000                       29000                      9.75                  HENDERSON                                                       NV                          89074                         1                      2                       12/1/2006                     11/1/2036                     10/3/2006                        2/1/2007
     424.67                       39199.33                       39200                        13                  WASHINGTON                                                      DC                          20011                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
        165                          19800                       19800                        10                  PORTLAND                                                        OR                          97217                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     273.58                       26788.88                       26800                     12.25                  PUYALLUP                                                        WA                          98374                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     263.54                          27500                       27500                      11.5                  FRESNO                                                          CA                          93722                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     510.94                          54500                       54500                     11.25                  COVINA                                                          CA                          91723                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
      490.3                       51942.33                       52000                    10.875                  LA MIRADA                                                       CA                          90638                         1                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
      500.2                       51447.34                       51500                     11.25                  OAKLAND                                                         CA                          94621                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     586.98                          57500                       57500                     12.25                  SOUTH SAN FRANCISCO                                             CA                          94080                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
        492                          57600                       57600                     10.25                  COCOA BEACH                                                     FL                          32931                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
        132                          14400                       14400                        11                  ST PAUL                                                         MN                          55104                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     118.41                        9925.85                       10000                     11.75                  PITTSBURGH                                                      PA                          15205                         4                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     766.67                          80000                       80000                      11.5                  COCOA BEACH                                                     FL                          32931                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     211.46                       28978.85                       29000                      8.75                  TELFORD                                                         PA                          18969                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     220.08                       27788.92                       27800                       9.5                  SAN ANTONIO                                                     TX                          78258                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     168.67                          18400                       18400                        11                  PORTLAND                                                        OR                          97206                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     165.52                          22700                       22700                      8.75                  RIO RICO                                                        AZ                          85648                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     158.96                        15586.1                       15600                    11.875                  CONVERSE                                                        TX                          78109                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
     528.75                          54000                       54000                     11.75                  HANFORD                                                         CA                          93230                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     274.17                          28000                       28000                     11.75                  VALLEJO                                                         CA                          94590                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
        320                          32000                       32000                        12                  WILLIS                                                          TX                          77318                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
      237.5                        29974.9                       30000                       9.5                  LAS VEGAS                                                       NV                          89122                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     201.67                          22000                       22000                        11                  WEST JORDAN                                                     UT                          84088                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
     312.19                          33300                       33300                     11.25                  BOTHELL                                                         WA                          98012                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
        255                          25495                       25500                        12                  LAS VEGAS                                                       NV                          89107                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     226.42                       28585.11                       28600                       9.5                  GRAHAM                                                          WA                          98338                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     123.96                       17447.73                       17500                       8.5                  SWANSEA                                                         MA                           2777                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     138.64                       13986.45                       14000                      11.5                  SPOKANE                                                         WA                          99207                         2                      2                       12/1/2006                     11/1/2021                    10/10/2006                        2/1/2007
     333.33                          50000                       50000                         8                  KEIZER                                                          OR                          97303                         1                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
     141.98                       14016.84                       14500                     11.75                  AMERICAN FORK                                                   UT                          84003                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     201.56                          21500                       21500                     11.25                  IRVINGTON                                                       NJ                           7111                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     145.92                       13599.84                       13600                    12.875                  CINCINNATI                                                      OH                          45207                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
      302.5                          33000                       33000                        11                  LANCASTER                                                       CA                          93535                         1                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
     235.88                          22200                       22200                     12.75                  TEMPE                                                           AZ                          85282                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     303.17                       29175.37                       29200                    12.125                  SAN ANTONIO                                                     TX                          78201                         4                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
     120.73                       12199.67                       12200                    11.875                  GALLOWAY                                                        NJ                           8205                         1                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
     640.63                          75000                       75000                     10.25                  AVON                                                            CO                          81620                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     139.09                       14883.02                       14900                     10.75                  WYLIE                                                           TX                          75098                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     107.81                          11500                       11500                     11.25                  CHARLOTTE                                                       NC                          28214                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
      305.5                          31200                       31200                     11.75                  HYATTSVILLE                                                     MD                          20782                         1                      2                       12/1/2006                     11/1/2036                     11/1/2006                        2/1/2007
      291.5                          31800                       31800                        11                  LANCASTER                                                       CA                          93535                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     109.69                          11700                       11700                     11.25                  CHARLOTTE                                                       NC                          28214                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     117.19                          12500                       12500                     11.25                  CHARLOTTTE                                                      NC                          28214                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     168.35                       16983.54                       17000                      11.5                  ATLANTA                                                         GA                          30345                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     522.29                          54500                       54500                      11.5                  HALLANDALE BEACH                                                FL                          33009                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     245.15                       28440.25                       28700                     10.25                  CORAL SPRINGS                                                   FL                          33071                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     299.75                        32640.9                       32700                        11                  BONNEY LAKE                                                     WA                          98391                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     924.48                         125000                      125000                     8.875                  HOUSTON                                                         TX                          77024                         1                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
     275.63                          29400                       29400                     11.25                  STOCKTON                                                        CA                          95215                         1                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
     124.52                       13892.98                       13900                     10.75                  SAINT PAUL                                                      MN                          55117                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
      717.5                          84000                       84000                     10.25                  INDIO                                                           CA                          92201                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
    1039.17                         116000                      116000                     10.75                  LA QUINTA                                                       CA                          92253                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     264.06                          32500                       32500                      9.75                  WEST HAVEN                                                      UT                          84401                         1                      2                       12/1/2006                     11/1/2036                    10/11/2006                        2/1/2007
     880.73                          95000                       95000                    11.125                  SAN JOSE                                                        CA                          95133                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     568.33                          62000                       62000                        11                  APPLE VALLEY                                                    CA                          92307                         4                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
     204.65                          20900                       20900                     11.75                  DOUGLASVILLE                                                    GA                          30135                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     213.46                          21800                       21800                     11.75                  DOUGLASVILLE                                                    GA                          30135                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     178.75                          19500                       19500                        11                  DELTONA                                                         FL                          32738                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     193.38                          23800                       23800                      9.75                  FT WORTH                                                        TX                          76131                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     113.44                       15324.76                       16500                      8.25                  LOVELAND                                                        CO                          80538                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     204.65                          20900                       20900                     11.75                  COVINGTON                                                       GA                          30014                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     213.46                          21800                       21800                     11.75                  COVINGTON                                                       GA                          30014                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     146.36                       15917.86                       16000                      10.5                  SACRAMENTO                                                      CA                          95828                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
     328.24                       37748.04                       37800                     9.875                  CHESTERFIELD                                                    VA                          23832                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     910.63                          93000                       93000                     11.75                  SPRING VALLEY                                                   CA                          91977                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
      208.9                       21278.82                       21300                    11.375                  BATON ROUGE                                                     LA                          70808                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
        250                          30000                       30000                        10                  LORTON                                                          VA                          22079                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     490.49                       50448.37                       50500                     11.25                  BEAUMONT                                                        CA                          92223                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
     201.71                          20600                       20600                     11.75                  TACOMA                                                          WA                          98404                         1                      2                        1/1/2007                     12/1/2021                     11/2/2006                        2/1/2007
     743.13                          61500                       61500                      14.5                  PORTLAND                                                        OR                          97214                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
        338                          31200                       31200                        13                  LAS VEGAS                                                       NV                          89139                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
     404.17                          48500                       48500                        10                  SANTA CLARITA                                                   CA                          91350                         1                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
        182                          16800                       16800                        13                  EMMETT                                                          ID                          83617                         1                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
       3335                         368000                      368000                    10.875                  NORMANDY PARK                                                   WA                          98166                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     191.97                       19181.91                       19200                    11.625                  AUSTIN                                                          TX                          78748                         1                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
     539.05                       55443.26                       55500                     11.25                  STOCKTON                                                        CA                          95206                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
        418                          41800                       41800                        12                  VANCOUVER                                                       WA                          98661                         4                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     559.96                          60400                       60400                    11.125                  SAN DIEGO                                                       CA                          92127                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
     381.56                          37000                       37000                    12.375                  LARGO                                                           FL                          33773                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     569.94                          82900                       82900                      8.25                  TORRANCE                                                        CA                          90505                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
      80.21                          10000                       10000                     9.625                  KATY                                                            TX                          77449                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     305.38                          34900                       34900                      10.5                  HAMBURG                                                         NJ                           7419                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     825.31                          83400                       83400                    11.875                  SEATTLE                                                         WA                          98105                         3                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     189.38                          20200                       20200                     11.25                  LAFAYETTE                                                       IN                          47909                         2                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
        415                          41500                       41500                        12                  SAN JUAN CAPISTRANO                                             CA                          92675                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     769.43                          86900                       86900                    10.625                  HESPERIA                                                        CA                          92344                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
        376                       34574.62                       34600                     12.75                  WASHINGTON                                                      DC                          20032                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
      227.5                          26000                       26000                      10.5                  FRESNO                                                          CA                          93705                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
        160                          24000                       24000                         8                  CHANDLER                                                        AZ                          85249                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     253.13                          27000                       27000                     11.25                  LAS VEGAS                                                       NV                          89121                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     271.88                          29000                       29000                     11.25                  REDDING                                                         CA                          96003                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     436.33                       47642.64                       47700                      10.5                  NORWALK                                                         CA                          90650                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     328.13                       34999.13                       35000                     11.25                  AREA OF BAKERSFIELD                                             CA                          93308                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
     595.83                          71500                       71500                        10                  TRACY                                                           CA                          95377                         1                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
     176.04                          16900                       16900                      12.5                  BIRMINGHAM                                                      AL                          35212                         3                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     516.25                          59000                       59000                      10.5                  ANNANDALE                                                       VA                          22003                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
     340.44                          41900                       41900                      9.75                  MONTROSE                                                        CA                          91020                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     376.63                       28079.12                       28500                        10                  FRESNO                                                          CA                          93705                         1                      2                       12/1/2006                     11/1/2016                    10/12/2006                        2/1/2007
     652.67                          71200                       71200                        11                  MORENO VALLEY                                                   CA                          92555                         1                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
     385.79                          39400                       39400                     11.75                  ATLANTA                                                         GA                          30363                         1                      2                       12/1/2006                     11/1/2036                     11/2/2006                        2/1/2007
      247.7                       22982.66                       23000                    12.625                  ATLANTA                                                         GA                          30349                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
     633.33                       75993.33                       76000                        10                  LONG BEACH                                                      CA                          90805                         4                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     175.36                          18500                       18500                    11.375                  KALISPELL                                                       MT                          59901                         1                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
     403.13                          45000                       45000                     10.75                  ONTARIO                                                         CA                          91761                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     584.91                       58463.44                       58500                    11.625                  COVINA                                                          CA                          91722                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     509.17                          52000                       52000                     11.75                  ANTIOCH                                                         CA                          94509                         1                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
     260.86                          31700                       31700                     9.875                  MARYSVILLE                                                      WA                          98270                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     338.02                       29477.91                       29500                     13.75                  WASHINGTON                                                      DC                          20005                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
     273.13                       28383.27                       28500                      11.5                  EVERETT                                                         WA                          98205                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     446.26                       45607.29                       46000                      8.25                  MORENO VALLEY                                                   CA                          92555                         1                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
        300                          32000                       32000                     11.25                  SANDY                                                           OR                          97055                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     312.71                          38000                       38000                     9.875                  MIAMI BEACH                                                     FL                          33140                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     162.25                          17700                       17700                        11                  COCOA                                                           FL                          32927                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
     283.67                       29483.67                       29600                      11.5                  RUTHER GLEN                                                     VA                          22546                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     206.04                          23000                       23000                     10.75                  CLEARWATER                                                      FL                          33763                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
        840                          96000                       96000                      10.5                  COPPER MOUNTAIN                                                 CO                          80443                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
     198.88                          25800                       25800                      9.25                  HANOVER PARK                                                    IL                          60133                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     421.04                       42578.96                       43000                     11.75                  MORENO VALLEY                                                   CA                          92551                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     570.32                       56413.33                       56500                     11.75                  PITTSBURG                                                       CA                          94565                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     265.83                          29000                       29000                        11                  NORTH PORT                                                      FL                          34288                         1                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
      337.5                          36000                       36000                     11.25                  SACRAMENTO                                                      CA                          95838                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
    1127.83                      107132.33                      107200                    12.625                  WINDSOR                                                         CA                          95492                         1                      2                       12/1/2006                     11/1/2036                    10/13/2006                        2/1/2007
        245                           4500                       24500                        12                  HURON                                                           CA                          93234                         1                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
     342.47                          28100                       28100                    14.625                  PORTLAND                                                        OR                          97220                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
     567.92                          58000                       58000                     11.75                  LATHROP                                                         CA                          95330                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     391.08                          36100                       36100                        13                  SAN RAFAEL                                                      CA                          94901                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     429.38                       45749.38                       45800                     11.25                  WASHINGTON                                                      UT                          84780                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
      99.98                        9990.59                       10000                    11.625                  SAN ANTONIO                                                     TX                          78247                         1                      2                       12/1/2006                     11/1/2021                    10/18/2006                        2/1/2007
     580.94                        70846.6                       71500                      9.75                  WINDSOR                                                         CA                          95492                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
        116                          11550                       11600                        12                  MCDONOUGH                                                       GA                          30253                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     341.25                          45500                       45500                         9                  SANTA MARIA                                                     CA                          93454                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     627.72                       47034.29                       47500                        10                  GRASS VALLEY                                                    CA                          95945                         1                      2                        1/1/2007                     12/1/2016                     11/7/2006                        2/1/2007
     199.33                       20786.03                       20800                      11.5                  SHELTON                                                         WA                          98584                         1                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
     248.21                          25900                       25900                      11.5                  VANCOUVER                                                       WA                          98682                         2                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     115.31                          12300                       12300                     11.25                  FLORISSANT                                                      MO                          63031                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
        156                          20800                       20800                         9                  MCKINNEY                                                        TX                          75070                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     166.83                          15400                       15400                        13                  SOUTH DAYTONA                                                   FL                          32119                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
     529.88                          62800                       62800                    10.125                  CORONA                                                          CA                          92880                         1                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
     380.25                          46800                       46800                      9.75                  OAKLAND                                                         CA                          94601                         1                      2                        1/1/2007                     12/1/2021                     11/1/2006                        2/1/2007
     181.04                          22000                       22000                     9.875                  PHOENIX                                                         AZ                          85051                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
     135.83                          16300                       16300                        10                  PORTLAND                                                        OR                          97203                         1                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
     569.42                        60930.5                       61000                     10.75                  BUENA PARK                                                      CA                          90621                         1                      2                       12/1/2006                     11/1/2021                    10/19/2006                        2/1/2007
     210.62                       23947.53                       24000                        10                  MODESTO                                                         CA                          95356                         1                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
     346.88                          37000                       37000                     11.25                  WOODBRIDGE                                                      VA                          22193                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     295.83                          35200                       35500                        10                  MORENO VALLEY                                                   CA                          92551                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     457.41                       48944.15                       49000                     10.75                  OAKLEY                                                          CA                          94561                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
      482.5                          57900                       57900                        10                  INGLEWOOD                                                       CA                          90305                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     852.19                         101000                      101000                    10.125                  HACIENDA HEIGHTS                                                CA                          91745                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
        375                       35949.48                       36000                      12.5                  LAWRENCE                                                        MA                           1841                         2                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     386.21                       38962.26                       39000                      11.5                  HIGHLAND VILLAGE                                                TX                          75077                         1                      2                       12/1/2006                     11/1/2021                    10/24/2006                        2/1/2007
      85.42                          10000                       10000                     10.25                  LAWRENCE                                                        MA                           1841                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     366.67                          43995                       44000                        10                  VANCOUVER                                                       WA                          98662                         1                      2                        1/1/2007                     12/1/2021                     11/1/2006                        2/1/2007
        660                          72000                       72000                        11                  LOS ANGELES                                                     CA                          90066                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     483.44                          39000                       39000                    14.875                  LAMONT                                                          CA                          93241                         2                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     131.98                       13187.58                       13200                    11.625                  SAN ANTONIO                                                     TX                          78210                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     297.92                       32499.95                       32500                        11                  BRENTWOOD                                                       MD                          20722                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     333.33                          40000                       40000                        10                  CERES                                                           CA                          95307                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     470.44                       57740.23                       57900                      9.75                  GARDENA                                                         CA                          90249                         1                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     470.21                          61000                       61000                      9.25                  EL MONTE                                                        CA                          91732                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     401.25                          53500                       53500                         9                  ROHNERT PARK                                                    CA                          94928                         1                      2                        1/1/2007                     12/1/2036                     11/7/2006                        2/1/2007
     544.66                       54964.67                       55000                      11.5                  RIVERSIDE                                                       CA                          92509                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     219.39                       24953.28                       25000                        10                  MORENO VALLEY                                                   CA                          92557                         1                      2                       12/1/2006                     11/1/2021                    10/19/2006                        2/1/2007
      347.6                        35447.6                       35500                     11.75                  COVINA                                                          CA                          91724                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
     790.63                          75900                       75900                      12.5                  CHICAGO                                                         IL                          60613                         2                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
      797.5                          87000                       87000                        11                  SAN JOSE                                                        CA                          95127                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     332.92                          34000                       34000                     11.75                  LAS VEGAS                                                       NV                          89139                         1                      2                        1/1/2007                     12/1/2036                     11/5/2006                        2/1/2007
    1616.77                         186900                      187000                    10.375                  LOS ANGELES                                                     CA                          90056                         1                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
     216.67                       25678.08                       26000                        10                  PACKWOOD                                                        WA                          98361                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
        182                          22400                       22400                      9.75                  SOUTH JORDAN                                                    UT                          84095                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
      388.5                          33600                       33600                    13.875                  HELENA                                                          AL                          35080                         1                      2                       12/1/2006                     11/1/2036                     11/3/2006                        2/1/2007
     251.17                       27397.15                       27400                        11                  NEWBURYPORT                                                     MA                           1950                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     183.33                          20000                       20000                        11                  SILVER SPRING                                                   MD                          20902                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
     166.83                          18200                       18200                        11                  SAINT PAUL                                                      MN                          55119                         1                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
     205.33                          22400                       22400                        11                  HENDERSON                                                       NV                          89052                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
        517                          52800                       52800                     11.75                  SOUTH GATE                                                      CA                          90280                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
      433.5                          57800                       57800                         9                  ASHBURN                                                         VA                          20147                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     141.51                          14300                       14300                    11.875                  LAS VEGAS                                                       NV                          89103                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
     403.13                        42576.9                       43000                     11.25                  EAGAN                                                           MN                          55123                         2                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
        775                          77500                       77500                        12                  LOS ANGELES                                                     CA                          90007                         4                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
      356.5                       35965.17                       36000                      11.5                  SUN CITY                                                        CA                          92585                         1                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
     243.67                          27200                       27200                     10.75                  WHEELING                                                        IL                          60090                         1                      2                       12/1/2006                     11/1/2036                     11/3/2006                        2/1/2007
     331.82                          27700                       27700                    14.375                  PORTLAND                                                        OR                          97216                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
     147.19                          15700                       15700                     11.25                  LEANDER                                                         TX                          78641                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     164.53                       16285.08                       16300                     11.75                  SALT LAKE CITY                                                  UT                          84116                         2                      2                       12/1/2006                     11/1/2021                    10/23/2006                        2/1/2007
      537.5                          64500                       64500                        10                  MOUNTAIN HOUSE                                                  CA                          95391                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
      307.5                          36000                       36000                     10.25                  MERCED                                                          CA                          95348                         1                      2                        1/1/2007                     12/1/2021                     11/2/2006                        2/1/2007
     399.79                          38000                       38000                    12.625                  STERLING HEIGHTS                                                MI                          48314                         1                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
     274.69                          29300                       29300                     11.25                  ST AUGUSTINE                                                    FL                          32084                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
     499.74                          47500                       47500                    12.625                  REVERE                                                          MA                           2151                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     526.04                          50000                       50000                    12.625                  REVERE                                                          MA                           2151                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     541.88                          51000                       51000                     12.75                  RICHMOND                                                        VA                          23223                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
     356.25                          45000                       45000                       9.5                  GOODYEAR                                                        AZ                          85338                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     483.96                          50500                       50500                      11.5                  MILWAUKIE                                                       OR                          97267                         1                      2                        1/1/2007                     12/1/2036                    11/10/2006                        2/1/2007
      187.5                          20000                       20000                     11.25                  KEIZER                                                          OR                          97303                         1                      2                        1/1/2007                     12/1/2036                     11/7/2006                        2/1/2007
     256.67                          28000                       28000                        11                  MILWAUKIE                                                       OR                          97222                         3                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     326.98                          36500                       36500                     10.75                  HILLSBORO                                                       OR                          97123                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
      367.5                          42000                       42000                      10.5                  VALLEJO                                                         CA                          94591                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
      382.5                          36000                       36000                     12.75                  LA PUENTE AREA                                                  CA                          91746                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     387.92                          49000                       49000                       9.5                  LAS VEGAS                                                       NV                          89129                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     208.33                          25000                       25000                        10                  RIVERSIDE                                                       CA                          92504                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     430.83                          44000                       44000                     11.75                  MECHANICSBURG                                                   PA                          17055                         1                      2                        1/1/2007                     12/1/2036                    11/13/2006                        2/1/2007
     156.67                          16000                       16000                     11.75                  SAN ANTONIO                                                     TX                          78203                         4                      2                       12/1/2006                     11/1/2036                    10/20/2006                        2/1/2007
     500.25                          52200                       52200                      11.5                  SPRINGFIELD GARDENS                                             NY                          11413                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
        360                          36000                       36000                        12                  MODESTO                                                         CA                          95358                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
     265.83                          29000                       29000                        11                  SAN BERNARDINO                                                  CA                          92408                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     316.25                          33000                       33000                      11.5                  KELSEYVILLE                                                     CA                          95451                         1                      2                        1/1/2007                     12/1/2036                    11/14/2006                        2/1/2007
     726.27                          98200                       98200                     8.875                  LAFAYETTE                                                       CA                          94549                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     571.09                          64500                       64500                    10.625                  WINDSOR                                                         CA                          95492                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     229.58                          29000                       29000                       9.5                  LAS VEGAS                                                       NV                          89123                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
     339.17                          37000                       37000                        11                  TURLOCK                                                         CA                          95380                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
      412.5                          45000                       45000                        11                  HESPERIA                                                        CA                          92344                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     367.43                       36377.87                       36400                     11.75                  PUEBLO                                                          CO                          81001                         2                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     367.43                       36377.87                       36400                     11.75                  PUEBLO                                                          CO                          81001                         2                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
     230.63                          27000                       27000                     10.25                  CORINTH                                                         TX                          76208                         1                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
     371.36                       37463.69                       37500                      11.5                  LAS VEGAS                                                       NV                          89135                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     111.52                          10600                       10600                    12.625                  BIRMINGHAM                                                      AL                          35205                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     292.19                          27500                       27500                     12.75                  HOLTVILLE                                                       CA                          92550                         3                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
     359.38                          34500                       34500                      12.5                  NORCROSS                                                        GA                          30092                         4                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
      607.5                        64797.5                       64800                     11.25                  HAYWARD                                                         CA                          94544                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
        375                          50000                       50000                         9                  SONOMA                                                          CA                          95476                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     356.42                       35692.95                       36400                     11.75                  VANCOUVER                                                       WA                          98684                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
     433.33                          52000                       52000                        10                  CORONA                                                          CA                          92881                         1                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
     197.08                          22000                       22000                     10.75                  SAN JOSE                                                        CA                          95111                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
        300                          40000                       40000                         9                  TURLOCK                                                         CA                          95382                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     234.71                       26169.28                       26200                     10.75                  RANCHO CUCAMONGA                                                CA                          91701                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
        435                          43500                       43500                        12                  MURRIETA                                                        CA                          92562                         1                      2                        1/1/2007                     12/1/2036                     11/7/2006                        2/1/2007
     450.57                        38845.6                       39100                     11.25                  BEND                                                            OR                          97701                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
     408.54                          53000                       53000                      9.25                  SILVER SPRING                                                   MD                          20904                         1                      2                        1/1/2007                     12/1/2036                    11/14/2006                        2/1/2007
     324.58                          38000                       38000                     10.25                  HAVERHILL                                                       MA                           1832                         2                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
        148                          14800                       14800                        12                  SCRANTON                                                        PA                          18508                         3                      2                       12/1/2006                     11/1/2036                     11/7/2006                        2/1/2007
     231.75                          30900                       30900                         9                  YELM                                                            WA                          98597                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
      203.5                          22200                       22200                        11                  LAKEWOOD                                                        WA                          98499                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     670.83                          80500                       80500                        10                  PASADENA                                                        CA                          91104                         2                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
     311.01                       33969.87                       34000                      10.5                  MERCED                                                          CA                          95340                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     771.88                          95000                       95000                      9.75                  TRABUCO CANYON AREA                                             CA                          92679                         1                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     394.17                          43000                       43000                        11                  TRACY                                                           CA                          95376                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
     386.42                       44438.83                       44500                     9.875                  COMPTON                                                         CA                          90222                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
     680.42                          71000                       71000                      11.5                  EL MONTE                                                        CA                          91732                         2                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     304.33                       32831.35                       33200                        11                  LAS VEGAS                                                       NV                          89183                         1                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
     545.83                          65500                       65500                        10                  MANASSAS PARK                                                   VA                          20111                         1                      2                        1/1/2007                     12/1/2036                    11/15/2006                        2/1/2007
        253                          27595                       27600                        11                  RENTON                                                          WA                          98058                         1                      2                        1/1/2007                     12/1/2021                     11/2/2006                        2/1/2007
        369                          43200                       43200                     10.25                  HILLSBORO                                                       OR                          97124                         1                      2                        1/1/2007                     12/1/2036                    11/14/2006                        2/1/2007
     420.02                       38980.48                       39000                    12.625                  VANCOUVER                                                       WA                          98665                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
      442.5                          53100                       53100                        10                  EVERETT                                                         MA                           2149                         3                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
     166.81                          15700                       15700                     12.75                  ALLEN                                                           TX                          75002                         1                      2                        1/1/2007                     12/1/2036                     11/7/2006                        2/1/2007
     238.88                          29400                       29400                      9.75                  LAS VEGAS                                                       NV                          89123                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
     220.42                          23000                       23000                      11.5                  PHILADELPHIA                                                    PA                          19128                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
     389.19                          47900                       47900                      9.75                  RESTON                                                          VA                          20190                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
     381.88                          47000                       47000                      9.75                  PLACENTIA                                                       CA                          92870                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
       2322                      275060.68                      275200                    10.125                  LA QUINTA                                                       CA                          92253                         1                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
     245.36                       22922.39                       23200                    12.375                  KLAMATH FALLS                                                   OR                          97601                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
     536.25                          58500                       58500                        11                  LATHROP                                                         CA                          95330                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
        250                          25000                       25000                        12                  UNIVERSITY PLACE                                                WA                          98466                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     208.28                          21500                       21500                    11.625                  BULLHEAD CITY                                                   AZ                          86442                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     569.25                          75900                       75900                         9                  REDONDO BEACH                                                   CA                          90277                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
      172.5                          18000                       18000                      11.5                  LAS VEGAS                                                       NV                          89103                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     450.94                          55500                       55500                      9.75                  SANTA ROSA                                                      CA                          95403                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     327.38                          29100                       29100                      13.5                  NAMPA                                                           ID                          83651                         4                      2                        1/1/2007                     12/1/2036                     11/1/2006                        2/1/2007
     142.19                       14883.83                       15000                    11.375                  KATY                                                            TX                          77449                         1                      2                       12/1/2006                     11/1/2036                    10/30/2006                        2/1/2007
     215.63                          23000                       23000                     11.25                  PHOENIX                                                         AZ                          85043                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     348.33                          38000                       38000                        11                  PHOENIX                                                         AZ                          85041                         1                      2                        1/1/2007                     12/1/2036                    11/10/2006                        2/1/2007
     376.25                          43000                       43000                      10.5                  DULUTH                                                          GA                          30096                         1                      2                       12/1/2006                     11/1/2036                     11/1/2006                        2/1/2007
     373.38                          41200                       41200                    10.875                  RICHMOND                                                        TX                          77469                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
      172.9                        19072.9                       19300                     10.75                  WACO                                                            TX                          76706                         1                      2                        1/1/2007                     12/1/2036                    11/14/2006                        2/1/2007
        240                          24000                       24000                        12                  EL CAJON                                                        CA                          92020                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
    1224.11                         123600                      123700                    11.875                  SAN JOSE                                                        CA                          95125                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     320.54                          31400                       31400                     12.25                  LAS VEGAS                                                       NV                          89117                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
        665                          57000                       57000                        14                  PITTSBURG                                                       CA                          94565                         4                      2                        1/1/2007                     12/1/2036                    11/10/2006                        2/1/2007
        160                          15824                       16000                        12                  BOISE                                                           ID                          83709                         1                      2                        1/1/2007                     12/1/2036                     11/7/2006                        2/1/2007
     783.75                          79200                       79200                    11.875                  RIVERDALE                                                       MD                          20737                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
     249.38                          28500                       28500                      10.5                  TOLLESON                                                        AZ                          85353                         1                      2                        1/1/2007                     12/1/2036                     11/7/2006                        2/1/2007
     141.64                       13891.78                       13900                    11.875                  SAN ANTONIO                                                     TX                          78212                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
    2020.83                         200000                      200000                    12.125                  LAS VEGAS                                                       NV                          89107                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     379.17                          35000                       35000                        13                  SACRAMENTO                                                      CA                          95817                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
     256.73                       24486.68                       24500                     12.25                  KENNEWICK                                                       WA                          99336                         4                      2                        1/1/2007                     12/1/2021                     11/3/2006                        2/1/2007
     256.73                       24486.68                       24500                     12.25                  KENNEWICK                                                       WA                          99336                         4                      2                        1/1/2007                     12/1/2021                     11/3/2006                        2/1/2007
     225.63                          28500                       28500                       9.5                  SANTA MARIA(CITY)                                               CA                          93454                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     265.42                          26000                       26000                     12.25                  MINNEAPOLIS                                                     MN                          55406                         2                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
        152                          15200                       15200                        12                  MINNEAPOLIS                                                     MN                          55411                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
     196.88                          21000                       21000                     11.25                  LAS VEGAS                                                       NV                          89142                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
     175.75                          22200                       22200                       9.5                  DAYTON                                                          NV                          89403                         1                      2                        1/1/2007                     12/1/2036                     11/7/2006                        2/1/2007
     177.54                       17090.43                       17100                    12.125                  CORAL SPRINGS                                                   FL                          33067                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     1237.5                         110000                      110000                      13.5                  RIVERSIDE                                                       CA                          92507                         4                      2                        1/1/2007                     12/1/2036                    11/13/2006                        2/1/2007
     244.08                          23200                       23200                    12.625                  DALLAS                                                          TX                          75218                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
     324.58                          41000                       41000                       9.5                  CITRUS HEIGHTS                                                  CA                          95610                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     590.63                          67500                       67500                      10.5                  HOLLISTER                                                       CA                          95023                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
     140.45                          13900                       13900                    12.125                  CHARLOTTE                                                       NC                          28208                         1                      2                       12/1/2006                     11/1/2036                     11/3/2006                        2/1/2007
     397.19                       46497.19                       46500                     10.25                  STOCKTON                                                        CA                          95212                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
      317.7                       30582.89                       30600                    12.125                  ST PAUL                                                         MN                          55101                         4                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     220.92                          24100                       24100                        11                  TUCSON                                                          AZ                          85746                         1                      2                        1/1/2007                     12/1/2036                     11/7/2006                        2/1/2007
     699.31                       71951.15                       72000                     11.25                  LOS ANGELES                                                     CA                          90031                         2                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
     431.67                          56000                       56000                      9.25                  HENDERSON                                                       NV                          89015                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
        375                          40000                       40000                     11.25                  MORENO VALLEY                                                   CA                          92557                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
    1156.25                         111000                      111000                      12.5                  FARMINGTON                                                      MN                          55024                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     583.92                          57200                       57200                     12.25                  DENVER                                                          CO                          80220                         1                      2                        1/1/2007                     12/1/2036                     11/7/2006                        2/1/2007
     515.94                       63415.94                       63500                      9.75                  WINDSOR                                                         CA                          95492                         1                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
      412.5                        49499.5                       49500                        10                  RAMONA                                                          CA                          92065                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
     685.42                          70000                       70000                     11.75                  FONTANA                                                         CA                          92336                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     444.06                          43500                       43500                     12.25                  ISSAQUAH                                                        WA                          98027                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
     134.15                          13694                       13700                     11.75                  REX                                                             GA                          30273                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
      301.3                          32500                       32500                    11.125                  FOLSOM                                                          CA                          95630                         1                      2                        1/1/2007                     12/1/2036                    11/14/2006                        2/1/2007
     358.33                          42958                       43000                        10                  LOS ANGELES                                                     CA                          90002                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     196.88                       20999.88                       21000                     11.25                  COMPTON                                                         CA                          90220                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
     314.06                       33330.49                       33500                     11.25                  PUYALLUP                                                        WA                          98375                         1                      2                        1/1/2007                     12/1/2036                     11/9/2006                        2/1/2007
        250                          25000                       25000                        12                  BONNEY LAKE                                                     WA                          98391                         1                      2                        1/1/2007                     12/1/2036                    11/16/2006                        2/1/2007
     350.21                          41000                       41000                     10.25                  FAIRFIELD                                                       CA                          94533                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
    1172.08                         116000                      116000                    12.125                  LOS BANOS                                                       CA                          93635                         1                      2                        1/1/2007                     12/1/2036                    11/10/2006                        2/1/2007
      202.5                          27000                       27000                         9                  SAN FRANCISCO                                                   CA                          94134                         1                      2                        1/1/2007                     12/1/2036                    11/13/2006                        2/1/2007
        275                          30000                       30000                        11                  SAN JOSE                                                        CA                          95122                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     257.13                       26980.65                       27000                        11                  PERRIS                                                          CA                          92571                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
        425                          40000                       40000                     12.75                  PORTLAND                                                        OR                          97209                         1                      2                        1/1/2007                     12/1/2036                    11/15/2006                        2/1/2007
     188.16                       18987.79                       19000                      11.5                  NEW SMYRNA BEACH                                                FL                          32168                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     245.09                          25300                       25300                    11.625                  EDEN PRAIRIE                                                    MN                          55344                         1                      2                        1/1/2007                     12/1/2036                    11/10/2006                        2/1/2007
     293.44                          31300                       31300                     11.25                  SEATTLE                                                         WA                          98102                         1                      2                        1/1/2007                     12/1/2036                    11/16/2006                        2/1/2007
        495                          49500                       49500                        12                  LONG BEACH                                                      CA                          90805                         2                      2                        1/1/2007                     12/1/2036                     11/7/2006                        2/1/2007
     253.91                          32500                       32500                     9.375                  PEORIA                                                          AZ                          85345                         1                      2                        1/1/2007                     12/1/2036                    11/10/2006                        2/1/2007
     406.88                          46500                       46500                      10.5                  ONTARIO                                                         CA                          91761                         1                      2                        1/1/2007                     12/1/2036                    11/15/2006                        2/1/2007
     330.76                       33378.54                       33400                      11.5                  BEND                                                            OR                          97701                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     256.25                          30000                       30000                     10.25                  EVERETT                                                         WA                          98205                         1                      2                        1/1/2007                     12/1/2036                    11/13/2006                        2/1/2007
     259.48                          26500                       26500                     11.75                  MARYSVILLE                                                      WA                          98271                         1                      2                        1/1/2007                     12/1/2036                    11/13/2006                        2/1/2007
     468.75                          50000                       50000                     11.25                  BAKERSFIELD                                                     CA                          93312                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     422.92                       57577.08                       58000                      8.75                  SAN DIEGO                                                       CA                          92111                         1                      2                        1/1/2007                     12/1/2036                    11/14/2006                        2/1/2007
     326.29                          38200                       38200                     10.25                  COVINGTON                                                       WA                          98042                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
     354.25                          43600                       43600                      9.75                  TRACY                                                           CA                          95376                         1                      2                        1/1/2007                     12/1/2036                    11/15/2006                        2/1/2007
     264.06                          32500                       32500                      9.75                  PORT HADLOCK                                                    WA                          98339                         1                      2                        1/1/2007                     12/1/2036                    11/16/2006                        2/1/2007
     198.55                       19417.09                       19450                     12.25                  COEUR D ALENE                                                   ID                          83815                         1                      2                        7/1/2006                      6/1/2036                     5/17/2006                        2/1/2007
     165.21                       20882.21                       21000                      8.75                  MILFORD                                                         UT                          84751                         1                      2                        8/1/2006                      7/1/2021                      6/8/2006                        2/1/2007
      289.5                       30022.56                       30100                    11.125                  FAIRVIEW                                                        TX                          75069                         1                      2                        8/1/2006                      7/1/2021                     6/21/2006                        2/1/2007
      182.5                          23800                       24000                     9.125                  NORTH BERGEN                                                    NJ                           7047                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     539.55                        53952.6                       54000                     11.99                  LANCASTER                                                       CA                          93536                         1                      2                        7/1/2006                      6/1/2036                     5/23/2006                        2/1/2007
     710.69                       67072.28                       67200                    12.375                  BOCA RATON                                                      FL                          33431                         1                      2                        8/1/2006                      7/1/2021                     6/30/2006                        2/1/2007
     280.33                       26841.64                       27000                    12.125                  RUSKIN                                                          FL                          33570                         1                      2                        8/1/2006                      7/1/2021                     7/28/2006                        2/1/2007
     450.18                       44505.75                       45900                    11.375                  RUSKIN                                                          FL                          33570                         1                      2                        9/1/2006                      8/1/2021                      7/1/2006                        2/1/2007
     332.24                       31954.55                       32000                    12.125                  HOMESTEAD                                                       FL                          33033                         1                      2                       10/1/2006                      9/1/2021                     8/19/2006                        2/1/2007
     399.21                       38384.14                       38450                    12.125                  HUNTERSVILLE                                                    NC                          28078                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     468.75                       44998.75                       45000                      12.5                  PALM SPRINGS                                                    CA                          92264                         4                      2                        9/1/2006                      8/1/2036                     7/19/2006                        2/1/2007
     410.16                       43402.15                       43500                    10.875                  MIRAMAR                                                         FL                          33025                         1                      2                        9/1/2006                      8/1/2021                     7/12/2006                        2/1/2007
     434.69                       53475.04                       53500                      9.75                  CARSON                                                          CA                          90745                         1                      2                        9/1/2006                      8/1/2036                     7/13/2006                        2/1/2007
     124.54                       12193.77                       12200                     12.25                  TEXAS CITY                                                      TX                          77590                         1                      2                        9/1/2006                      8/1/2036                     7/28/2006                        2/1/2007
     182.17                        19477.6                       19515                     10.75                  TYLER                                                           TX                          75701                         1                      2                       10/1/2006                      9/1/2021                     8/15/2006                        2/1/2007
     336.19                          32600                       32600                    12.375                  FORT LAUDERDALE                                                 FL                          33311                         1                      2                        9/1/2006                      8/1/2036                     7/26/2006                        2/1/2007
     234.68                       24347.98                       24400                    11.125                  MCHENRY                                                         IL                          60050                         1                      2                        9/1/2006                      8/1/2021                     7/26/2006                        2/1/2007
     308.27                       35273.92                       35500                     9.875                  LITTLE ELM                                                      TX                          75068                         1                      2                        9/1/2006                      8/1/2021                     7/26/2006                        2/1/2007
     217.77                       21638.06                       21990                      11.5                  BOYNTON BEACH                                                   FL                          33435                         1                      2                        9/1/2006                      8/1/2021                     7/31/2006                        2/1/2007
     656.25                       62999.25                       63000                      12.5                  BAKERSFIELD                                                     CA                          93313                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
     458.56                       44918.53                       45000                    11.875                  CATONSVILLE                                                     MD                          21228                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     294.46                       28053.19                       28100                     12.25                  HAGERSTOWN                                                      MD                          21740                         1                      2                        9/1/2006                      8/1/2021                     7/31/2006                        2/1/2007
     378.79                       38906.77                       39000                     11.25                  CERRITOS                                                        CA                          90703                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     805.48                       55073.75                       57000                    11.625                  QUINCY                                                          MA                           2169                         2                      2                       11/1/2006                     10/1/2016                     9/28/2006                        2/1/2007
     358.18                       35418.22                       35484                     11.75                  SAN ANTONIO                                                     FL                          33576                         1                      2                        9/1/2006                      8/1/2021                      7/1/2006                        2/1/2007
     636.46                          65000                       65000                     11.75                  CORONA                                                          CA                          92880                         1                      2                       10/1/2006                      9/1/2036                     8/16/2006                        2/1/2007
     541.75                          59100                       59100                        11                  CORONA                                                          CA                          92882                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     187.55                       19063.67                       19500                    11.125                  TYLER                                                           TX                          75703                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
     113.88                       11308.74                       11500                      11.5                  RENO                                                            NV                          89511                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     135.82                       14968.81                       15000                    10.375                  LITTLE ELM                                                      TX                          75068                         1                      2                       10/1/2006                      9/1/2021                      8/9/2006                        2/1/2007
     233.61                       23551.58                       23590                      11.5                  LAKE WORTH                                                      FL                          33463                         1                      2                       10/1/2006                      9/1/2021                     8/16/2006                        2/1/2007
     113.88                       11481.29                       11500                      11.5                  RENO                                                            NV                          89511                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     356.87                       35288.23                       35354                     11.75                  SAN ANTONIO                                                     FL                          33576                         1                      2                        9/1/2006                      8/1/2021                      7/1/2006                        2/1/2007
     495.63                          61000                       61000                      9.75                  SAN FERNANDO                                                    CA                          91340                         1                      2                       10/1/2006                      9/1/2036                     8/15/2006                        2/1/2007
     480.77                       49414.89                       49500                     11.25                  UNIONDALE                                                       NY                          11553                         1                      2                       10/1/2006                      9/1/2021                     8/15/2006                        2/1/2007
     448.66                          43950                       43950                     12.25                  SACRAMENTO                                                      CA                          95835                         1                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
     493.06                          48300                       48300                     12.25                  ROCKLIN                                                         CA                          95765                         1                      2                       10/1/2006                      9/1/2036                     8/18/2006                        2/1/2007
        525                          60000                       60000                      10.5                  SOLEDAD                                                         CA                          93960                         1                      2                       11/1/2006                     10/1/2036                      9/5/2006                        2/1/2007
     312.94                       25978.82                       26250                    11.875                  LONGS                                                           SC                          29568                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
      192.5                          21000                       21000                        11                  PHOENIX                                                         AZ                          85041                         1                      2                       10/1/2006                      9/1/2036                     8/23/2006                        2/1/2007
        210                       20954.55                       21000                        12                  CORVALLIS                                                       OR                          97339                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
     656.04                       66911.65                       67000                     11.75                  OAKLAND                                                         CA                          94602                         2                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     143.78                          12900                       12900                    13.375                  SWEENY                                                          TX                          77480                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     452.54                       43930.78                       43995                        12                  TACOMA                                                          WA                          98404                         4                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
     157.76                        16867.6                       16900                     10.75                  CEDAR CREEK                                                     TX                          78612                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     341.92                       35487.13                       35550                    11.125                  HUDSON                                                          FL                          34669                         1                      2                       10/1/2006                      9/1/2021                      8/1/2006                        2/1/2007
     347.42                       32803.19                       32850                    12.375                  SPRING HILL                                                     FL                          33609                         1                      2                       10/1/2006                      9/1/2021                      8/1/2006                        2/1/2007
     567.79                       49957.28                       50000                    13.375                  LAMBERTVILLE                                                    NJ                           8530                         1                      2                       11/1/2006                     10/1/2021                     9/29/2006                        2/1/2007
     230.88                       25229.03                       25500                    10.375                  FEDERAL WAY                                                     WA                          98003                         1                      2                       11/1/2006                     10/1/2021                      9/5/2006                        2/1/2007
        962                          96200                       96200                        12                  RANCHO CORDOVA                                                  CA                          95670                         4                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     127.46                       13132.13                       13300                      11.5                  OKLAHOMA CITY                                                   OK                          73106                         3                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     359.58                       35185.48                       35622                     11.75                  SAN ANTONIO                                                     FL                          33576                         1                      2                        9/1/2006                      8/1/2021                      7/1/2006                        2/1/2007
      162.5                          15000                       15000                        13                  CHULA VISTA                                                     CA                          91910                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     260.66                       33837.95                       33900                       8.5                  WHITE PLAINS                                                    NY                          10603                         1                      2                       12/1/2006                     11/1/2021                    10/12/2006                        2/1/2007
     293.78                       35693.68                       35700                     9.875                  STOCKTON                                                        CA                          95206                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
        270                          27000                       27000                        12                  FORT WORTH                                                      TX                          76114                         4                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
     198.96                          21706                       21750                      10.5                  SAN ANTONIO                                                     TX                          78258                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
        270                          27000                       27000                        12                  FORT WORTH                                                      TX                          76114                         4                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
        125                          12000                       12000                      12.5                  CHICAGO                                                         IL                          60625                         3                      2                       10/1/2006                      9/1/2036                     8/29/2006                        2/1/2007
     503.13                          52500                       52500                      11.5                  CORONA                                                          CA                          92880                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     389.35                       37446.73                       37500                    12.125                  NORTH LAS VEGAS                                                 NV                          89081                         1                      2                       10/1/2006                      9/1/2021                     8/29/2006                        2/1/2007
     481.75                        46334.1                       46400                    12.125                  LAKE WORTH                                                      FL                          33463                         1                      2                       10/1/2006                      9/1/2021                     8/31/2006                        2/1/2007
     197.17                          18200                       18200                        13                  PAYETTE                                                         ID                          83661                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     158.33                          19000                       19000                        10                  TUCSON                                                          AZ                          85741                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     230.38                          29100                       29100                       9.5                  SUSANVILLE                                                      CA                          96130                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
     924.85                       92230.06                       92500                    11.625                  WATSONVILLE                                                     CA                          95076                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     443.16                       46930.16                       47000                    10.875                  HAYWARD                                                         CA                          94545                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
     815.25                          84155                       84155                    11.625                  ELIZABETH                                                       CO                          80107                         1                      2                       11/1/2006                     10/1/2036                      9/8/2006                        2/1/2007
     284.17                          31000                       31000                        11                  PORT SAINT LUCIE                                                FL                          34953                         1                      2                       10/1/2006                      9/1/2036                      9/1/2006                        2/1/2007
     306.25                          35000                       35000                      10.5                  DESERT HOT SPRINGS                                              CA                          92240                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     306.25                          35000                       35000                      10.5                  DESERT HOT SPRINGS                                              CA                          92240                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
     214.38                          24500                       24500                      10.5                  DESERT HOT SPRINGS                                              CA                          92240                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
      89.58                          10000                       10000                     10.75                  IOLA                                                            KS                          66749                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
      89.58                          10000                       10000                     10.75                  IOLA                                                            KS                          66749                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
      89.58                          10000                       10000                     10.75                  IOLA                                                            KS                          66749                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
    1172.66                      142477.66                      142500                     9.875                  EL CAJON                                                        CA                          92021                         1                      2                        1/1/2007                     12/1/2021                     11/1/2006                        2/1/2007
     351.56                        33550.5                       37500                     11.25                  FRESNO                                                          CA                          93710                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     489.56                       48440.48                       48500                     11.75                  OAKLAND                                                         CA                          94603                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     379.69                       40119.37                       40500                     11.25                  MODESTO                                                         CA                          95358                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     372.97                       42423.84                       42500                        10                  NAPA                                                            CA                          94558                         1                      2                       11/1/2006                     10/1/2021                     9/12/2006                        2/1/2007
        210                       22372.25                       22400                     11.25                  SPANAWAY                                                        WA                          98387                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     160.31                       15905.73                       16200                    11.875                  TURNER                                                          OR                          97392                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
      91.25                        11789.6                       12000                     9.125                  TURTLE LAKE                                                     WI                          54889                         1                      2                       11/1/2006                     10/1/2036                     9/20/2006                        2/1/2007
     206.25                       21989.69                       22000                     11.25                  SAINT PAUL                                                      MN                          55106                         2                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     222.96                       22271.88                       22300                    11.625                  VICTORVILLE                                                     CA                          92395                         1                      2                       11/1/2006                     10/1/2021                     9/26/2006                        2/1/2007
      504.7                       49954.21                       50000                     11.75                  FORT LAUDERDALE                                                 FL                          33304                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     341.77                       32880.33                       32918                    12.125                  PLANT CITY                                                      FL                          33566                         1                      2                       11/1/2006                     10/1/2021                     9/28/2006                        2/1/2007
        560                          56000                       56000                        12                  FONTANA                                                         CA                          92336                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
      137.5                       16355.62                       16500                        10                  ALBUQUERQUE                                                     NM                          87111                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     215.25                       27839.32                       28700                         9                  GLENDALE                                                        AZ                          85310                         1                      2                       11/1/2006                     10/1/2036                     9/21/2006                        2/1/2007
        500                       59899.17                       60000                        10                  SALINAS                                                         CA                          93906                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     563.75                          61500                       61500                        11                  SANTA ROSA                                                      CA                          95409                         1                      2                       12/1/2006                     11/1/2036                     10/5/2006                        2/1/2007
     301.41                       28477.26                       28500                    12.375                  TOOELE                                                          UT                          84074                         1                      2                       12/1/2006                     11/1/2021                     11/1/2006                        2/1/2007
     207.17                          22600                       22600                        11                  LEHI                                                            UT                          84043                         1                      2                       11/1/2006                     10/1/2036                     9/26/2006                        2/1/2007
     146.88                          15000                       15000                     11.75                  HERLONG                                                         CA                          96113                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     100.94                        9990.85                       10000                     11.75                  WEATHERFORD                                                     TX                          76086                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
     100.94                        9990.85                       10000                     11.75                  WEATHERFORD                                                     TX                          76086                         1                      2                       12/1/2006                     11/1/2021                     10/3/2006                        2/1/2007
        378                          43200                       43200                      10.5                  MODESTO                                                         CA                          95355                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     412.21                       45832.54                       46000                     10.25                  WILLIAMSTOWN                                                    NJ                           8094                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     329.17                          39500                       39500                        10                  STOCKTON                                                        CA                          95206                         1                      2                       11/1/2006                     10/1/2036                     9/27/2006                        2/1/2007
     146.25                          13500                       13500                        13                  PAYETTE                                                         ID                          83661                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     560.63                          69000                       69000                      9.75                  TURLOCK                                                         CA                          95382                         1                      2                       11/1/2006                     10/1/2036                     9/25/2006                        2/1/2007
     108.93                       10989.36                       11000                      11.5                  DECATUR                                                         GA                          30034                         1                      2                       12/1/2006                     11/1/2021                    10/11/2006                        2/1/2007
       91.4                          10700                       10700                     10.25                  ARLINGTON                                                       TX                          76010                         1                      2                       12/1/2006                     11/1/2036                    10/24/2006                        2/1/2007
      85.42                        9903.31                       10000                     10.25                  MANSFIELD                                                       TX                          76063                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
        325                          30000                       30000                        13                  BOISE                                                           ID                          83709                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     289.06                       37498.12                       37500                      9.25                  SAN JOSE                                                        CA                          95132                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     417.97                          37500                       37500                    13.375                  SUMNER                                                          WA                          98390                         3                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     417.97                          37500                       37500                    13.375                  SUMNER                                                          WA                          98390                         3                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     949.99                        91396.6                       91500                    12.125                  PLACERVILLE                                                     CA                          95667                         1                      2                       11/1/2006                     10/1/2021                     9/25/2006                        2/1/2007
     267.66                       30443.11                       30500                        10                  RIVERSIDE                                                       CA                          92505                         1                      2                       12/1/2006                     11/1/2021                     10/2/2006                        2/1/2007
        486                          48600                       48600                        12                  MOUNTAIN VIEW                                                   CA                          94043                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
      245.2                       24966.65                       25000                    11.375                  CELINA                                                          TX                          75009                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     223.73                       21724.71                       21750                        12                  MIRAMAR                                                         FL                          33025                         1                      2                       11/1/2006                     10/1/2021                     9/27/2006                        2/1/2007
     516.67                          62000                       62000                        10                  SAN LORENZO                                                     CA                          94580                         1                      2                        1/1/2007                     12/1/2036                    11/10/2006                        2/1/2007
      96.56                          10300                       10300                     11.25                  KENNEWICK                                                       WA                          99337                         2                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     366.34                       35917.93                       35950                    11.875                  LAKELAND                                                        FL                          33810                         1                      2                       12/1/2006                     11/1/2021                     10/4/2006                        2/1/2007
     522.75                       55936.19                       56000                     10.75                  RAHWAY                                                          NJ                           7065                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     629.69                          77500                       77500                      9.75                  LAKE FOREST                                                     CA                          92630                         1                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     312.71                          39500                       39500                       9.5                  STOCKTON                                                        CA                          95219                         1                      2                       12/1/2006                     11/1/2036                     10/4/2006                        2/1/2007
       1800                         180000                      180000                        12                  LOS ANGELES                                                     CA                          90027                         4                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
     252.52                       25462.45                       25500                      11.5                  OCALA                                                           FL                          34472                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     583.12                       53118.34                       53500                     10.25                  LINDENHURST                                                     NY                          11757                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     298.78                       32858.38                       33000                    10.375                  TURLOCK                                                         CA                          95380                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     602.19                          61500                       61500                     11.75                  BETHLEHEM                                                       PA                          18020                         1                      2                       12/1/2006                     11/1/2021                    10/20/2006                        2/1/2007
     316.79                       32149.78                       32300                    11.375                  MAPLE GROVE                                                     MN                          55311                         1                      2                       12/1/2006                     11/1/2021                    10/13/2006                        2/1/2007
     317.17                          34600                       34600                        11                  TALENT                                                          OR                          97540                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     307.08                          33500                       33500                        11                  TALENT                                                          OR                          97540                         1                      2                       12/1/2006                     11/1/2036                    10/10/2006                        2/1/2007
     540.31                          66500                       66500                      9.75                  SAN LEANDRO                                                     CA                          94579                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     255.15                          33100                       33100                      9.25                  CLOVIS                                                          CA                          93619                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
     311.75                          34800                       34800                     10.75                  TURLOCK                                                         CA                          95380                         1                      2                       12/1/2006                     11/1/2036                    10/17/2006                        2/1/2007
        445                          44500                       44500                        12                  MARYSVILLE                                                      WA                          98270                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     557.81                       59499.62                       59500                     11.25                  OCEANSIDE                                                       CA                          92054                         3                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     285.29                          33400                       33400                     10.25                  VICTORVILLE                                                     CA                          92394                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
        830                       75646.02                       75700                    12.875                  POMONA                                                          CA                          91766                         4                      2                       12/1/2006                     11/1/2021                    10/16/2006                        2/1/2007
     782.86                       71349.06                       71400                    12.875                  POMONA                                                          CA                          91766                         4                      2                       12/1/2006                     11/1/2021                    10/17/2006                        2/1/2007
      362.5                          43500                       43500                        10                  CHICAGO                                                         IL                          60639                         2                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
     614.17                          67000                       67000                        11                  SAN JOSE                                                        CA                          95122                         1                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     311.77                          36500                       36500                     10.25                  RIO RANCHO                                                      NM                          87124                         1                      2                        1/1/2007                     12/1/2036                     11/2/2006                        2/1/2007
     193.22                          22900                       22900                    10.125                  PHOENIX                                                         AZ                          85040                         2                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
     548.84                       59927.53                       60000                      10.5                  LYNWOOD                                                         CA                          90262                         1                      2                       12/1/2006                     11/1/2021                    10/25/2006                        2/1/2007
     477.48                          55900                       55900                     10.25                  ERIE                                                            CO                          80516                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     555.42                          62000                       62000                     10.75                  FREMONT                                                         CA                          94538                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
     724.17                          79000                       79000                        11                  SAN LEANDRO                                                     CA                          94579                         1                      2                        1/1/2007                     12/1/2036                    11/16/2006                        2/1/2007
     253.73                       24862.65                       24900                    11.875                  OLD STATION                                                     CA                          96071                         1                      2                       10/1/2006                      9/1/2021                     8/17/2006                        2/1/2007
     660.17                       62895.06                       63000                     12.25                  SOUTH GATE                                                      CA                          90280                         2                      2                        9/1/2006                      8/1/2021                     7/12/2006                        2/1/2007
     262.45                       25968.07                       26000                     11.75                  MODESTO                                                         CA                          95351                         1                      2                       11/1/2006                     10/1/2021                     8/28/2006                        2/1/2007
     257.81                       24742.19                       25000                    12.375                  ARIZONA CITY                                                    AZ                          85223                         2                      2                        9/1/2006                      8/1/2036                     7/21/2006                        2/1/2007
     264.97                        26185.8                       26250                     11.75                  SALT LAKE CITY                                                  UT                          84120                         1                      2                        9/1/2006                      8/1/2021                     7/12/2006                        2/1/2007
     263.47                       29022.09                       29100                    10.375                  EVERETT                                                         WA                          98203                         1                      2                        9/1/2006                      8/1/2021                     7/25/2006                        2/1/2007
     403.25                       44898.96                       45000                     10.25                  LAS VEGAS                                                       NV                          89178                         1                      2                       10/1/2006                      9/1/2021                      8/7/2006                        2/1/2007
     262.24                       26944.02                       27000                     11.25                  HENDERSON                                                       NV                          89015                         1                      2                        9/1/2006                      8/1/2021                     7/28/2006                        2/1/2007
     308.44                          42300                       42300                      8.75                  EL DORADO                                                       CA                          95623                         1                      2                       10/1/2006                      9/1/2036                      8/9/2006                        2/1/2007
     453.18                          56500                       56500                     9.625                  PINON HILLS                                                     CA                          92372                         1                      2                       10/1/2006                      9/1/2021                     8/11/2006                        2/1/2007
     244.69                       26670.93                       26750                      10.5                  LAS VEGAS                                                       NV                          89110                         1                      2                       10/1/2006                      9/1/2021                     8/24/2006                        2/1/2007
     436.61                          41500                       41500                    12.625                  SAN RAMON                                                       CA                          94583                         1                      2                       10/1/2006                      9/1/2036                     8/21/2006                        2/1/2007
     323.58                          35300                       35300                        11                  COARSEGOLD                                                      CA                          93614                         1                      2                       11/1/2006                     10/1/2036                     8/25/2006                        2/1/2007
     430.47                          47500                       47500                    10.875                  LOS ANGELES                                                     CA                          90502                         1                      2                       10/1/2006                      9/1/2036                     8/25/2006                        2/1/2007
     200.73                          23500                       23500                     10.25                  TACOMA                                                          WA                          98402                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     353.11                       40984.76                       41100                      9.75                  RIVERSIDE                                                       CA                          92505                         1                      2                       10/1/2006                      9/1/2021                     8/25/2006                        2/1/2007
     262.45                       25968.07                       26000                     11.75                  APPLE VALLEY                                                    MN                          55124                         1                      2                       10/1/2006                      9/1/2021                     8/30/2006                        2/1/2007
      137.5                          15000                       15000                        11                  DENVER                                                          CO                          80231                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     938.18                       99352.16                       99500                    10.875                  CAMARILLO                                                       CA                          93012                         1                      2                       11/1/2006                     10/1/2021                      9/1/2006                        2/1/2007
     524.32                       45103.44                       45500                     11.25                  STOCKTON                                                        CA                          95207                         2                      2                       11/1/2006                     10/1/2021                     8/31/2006                        2/1/2007
     420.87                       42458.87                       42500                      11.5                  TEMECULA                                                        CA                          92592                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     369.08                          41100                       41200                     10.75                  COLTON                                                          CA                          92334                         1                      2                       11/1/2006                     10/1/2036                     9/14/2006                        2/1/2007
      334.9                          33490                       33490                        12                  TRACY                                                           CA                          95376                         1                      2                       11/1/2006                     10/1/2036                      9/1/2006                        2/1/2007
     484.17                       55816.89                       56000                    10.375                  LAWNDALE                                                        CA                          90260                         1                      2                       11/1/2006                     10/1/2036                     9/22/2006                        2/1/2007
     527.08                       57473.65                       57500                        11                  TOPANGA                                                         CA                          90290                         1                      2                       12/1/2006                     11/1/2036                     9/27/2006                        2/1/2007
     438.95                       47425.51                       47500                    10.625                  STOCKTON                                                        CA                          95206                         1                      2                       11/1/2006                     10/1/2021                      9/7/2006                        2/1/2007
     104.97                       10586.26                       10600                      11.5                  ATHENS                                                          GA                          30605                         2                      2                       11/1/2006                     10/1/2021                     10/3/2006                        2/1/2007
     325.83                          34000                       34000                      11.5                  GOODYEAR                                                        AZ                          85338                         1                      2                       12/1/2006                     11/1/2036                     10/2/2006                        2/1/2007
     189.58                          25000                       26000                      8.75                  ROCKVILLE                                                       MD                          20850                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
        550                          60000                       60000                        11                  ROSEDALE                                                        NY                          11422                         2                      2                       12/1/2006                     11/1/2036                     10/6/2006                        2/1/2007
        375                          40000                       40000                     11.25                  SACRAMENTO                                                      CA                          95829                         1                      2                       12/1/2006                     11/1/2036                    10/18/2006                        2/1/2007
     338.45                       36955.51                       37000                      10.5                  SCOTTSDALE                                                      AZ                          85257                         1                      2                       12/1/2006                     11/1/2021                    10/26/2006                        2/1/2007
     349.38                          43000                       43000                      9.75                  ANTELOPE                                                        CA                          95843                         1                      2                       12/1/2006                     11/1/2036                    10/19/2006                        2/1/2007
     418.54                       48918.54                       49000                     10.25                  CHINO                                                           CA                          91710                         1                      2                       12/1/2006                     11/1/2036                    10/16/2006                        2/1/2007
     656.25                          70000                       70000                     11.25                  WINCHESTER                                                      CA                          92596                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     194.25                       19977.66                       20000                     11.25                  BAKERSFIELD                                                     CA                          93304                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
     591.67                       63287.01                       80000                     8.875                  BROOKLYN                                                        NY                          11236                         1                      2                       11/1/2006                     10/1/2036                     9/28/2006                        2/1/2007
     595.55                       58964.14                       59000                     11.75                  WILLIAMSBURG                                                    VA                          23185                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
        252                       32164.91                       32400                     8.625                  BETHEL PARK                                                     PA                          15102                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
     714.23                       63971.38                       64000                    13.125                  GRESHAM                                                         OR                          97030                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
     842.34                       93920.82                       94000                     10.25                  SCOTTSDALE                                                      AZ                          85258                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
     363.85                       46196.59                       46250                      8.75                  BELCAMP                                                         MD                          21017                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     757.08                       67217.83                       67250                     13.25                  DISTRICT HEIGHTS                                                MD                          20747                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     303.34                       38953.11                       39000                     8.625                  STAYTON                                                         OR                          97383                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     385.09                       48345.54                       48400                     8.875                  MCMINNVILLE                                                     OR                          97128                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     284.84                       35759.71                       35800                     8.875                  SALEM                                                           OR                          97301                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     693.28                       78929.81                       79000                        10                  HYATTSVILLE                                                     MD                          20784                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     444.37                       59051.94                       59150                      8.25                  ORANGE PARK                                                     FL                          32003                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     924.94                      109891.35                      110000                       9.5                  WEST LINN                                                       OR                          97068                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
    1179.81                      117926.28                      118000                    11.625                  CASTRO VALLEY                                                   CA                          94546                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     452.22                       44764.13                       44800                     11.75                  MESA                                                            AZ                          85204                         1                      2                        1/1/2007                     12/1/2021                    11/27/2006                        2/1/2007
     415.14                       37178.47                       37200                    13.125                  MILWAUKIE                                                       OR                          97222                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     676.47                       62185.54                       62250                     12.75                  FRONT ROYAL                                                     VA                          22630                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     853.34                       75767.06                       75800                     13.25                  CHANDLER                                                        AZ                          85248                         1                      2                        1/1/2007                     12/1/2021                    11/29/2006                        2/1/2007
     366.17                       33982.99                       34000                    12.625                  KEIZER                                                          OR                          97303                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
     219.39                       24977.79                       25000                        10                  COLORADO SPRINGS                                                CO                          80916                         1                      2                        1/1/2007                     12/1/2021                     11/1/2006                        2/1/2007
     413.74                       51941.47                       52000                     8.875                  BELLEVILLE                                                      MI                          48111                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     249.52                        29969.6                       30000                     9.375                  LIVONIA                                                         MI                          48152                         1                      2                        1/1/2007                     12/1/2021                     11/1/2006                        2/1/2007
     395.25                       36681.63                       36700                    12.625                  SALEM                                                           OR                          97301                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
    1918.19                      193575.61                      193700                      11.5                  MIAMI                                                           FL                          33131                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
     169.87                       23965.15                       24000                     7.625                  YORK                                                            PA                          17408                         1                      2                        1/1/2007                     12/1/2021                    11/29/2006                        2/1/2007
     688.02                       78318.25                       78400                        10                  HYATTSVILLE                                                     MD                          20784                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     715.05                       76542.06                       76600                     10.75                  ROCHESTER                                                       MI                          48306                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     674.99                       85700.92                       85800                      8.75                  SOUTH LAKE TAHOE                                                CA                          96150                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
      376.9                       42444.22                       42500                    10.125                  RHODODENDRON                                                    OR                          97049                         1                      2                        1/1/2007                     12/1/2021                    11/27/2006                        2/1/2007
     382.52                        35165.2                       35200                     12.75                  DALLAS                                                          PA                          18612                         1                      2                        1/1/2007                     12/1/2021                    11/10/2006                        2/1/2007
     970.49                       97905.13                       98000                      11.5                  RANCHO CUCAMONGO                                                CA                          91730                         1                      2                       12/1/2006                     11/1/2021                     11/2/2006                        2/1/2007
      620.3                       75321.52                       75400                      9.25                  ALEXANDRIA                                                      VA                          22315                         1                      2                        1/1/2007                     12/1/2021                    11/27/2006                        2/1/2007
      474.1                        56942.2                       57000                     9.375                  TEMPLE HILLS                                                    MD                          20748                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     511.36                       64924.93                       65000                      8.75                  YORKTOWN                                                        VA                          23692                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     413.31                        43368.9                       43400                        11                  LAKELAND                                                        FL                          33812                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     479.94                       45775.08                       45800                     12.25                  KISSIMMEE                                                       FL                          34743                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     196.68                       24961.22                       25000                      8.75                  SHERWOOD                                                        OR                          97140                         1                      2                        1/1/2007                     12/1/2021                    11/14/2006                        2/1/2007
     360.84                       41960.66                       42000                      9.75                  MARTINEZ                                                        CA                          94553                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     272.36                        33812.9                       33850                         9                  VIRGINIA BEACH                                                  VA                          23464                         1                      2                        1/1/2007                     12/1/2021                    11/16/2006                        2/1/2007
    1266.39                      115445.37                      115500                    12.875                  GAITHERSBURG                                                    MD                          20877                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
     492.86                       54933.49                       55000                     10.25                  CONCORD                                                         CA                          94520                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
    2183.61                      204494.73                      204600                      12.5                  MIAMI                                                           FL                          33143                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     433.59                       47357.11                       47400                      10.5                  GILBERT                                                         AZ                          85234                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
      642.7                       57050.52                       57090                     13.25                  HUBBARD                                                         OR                          97032                         1                      2                        1/1/2007                     12/1/2021                    11/15/2006                        2/1/2007
    1017.38                       96148.47                       96200                    12.375                  JESSUP                                                          MD                          20794                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     613.55                       54476.31                       54500                     13.25                  COLORADO SPRINGS                                                CO                          80906                         1                      2                        1/1/2007                     12/1/2021                    11/29/2006                        2/1/2007
      390.7                       43563.28                       43600                     10.25                  WATERFORD                                                       MI                          48328                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     531.36                       57455.31                       57500                    10.625                  AURORA                                                          CO                          80016                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     317.41                       34672.31                       34700                      10.5                  WOOD VILLAGE                                                    OR                          97060                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     544.91                        51971.7                       52000                     12.25                  TURNER                                                          OR                          97392                         1                      2                        1/1/2007                     12/1/2021                    11/13/2006                        2/1/2007
     594.35                       56170.27                       56200                    12.375                  TUCSON                                                          AZ                          85710                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
    1359.77                      139904.78                      140000                     11.25                  BOWIE                                                           MD                          20721                         1                      2                        1/1/2007                     12/1/2021                    11/30/2006                        2/1/2007
     412.99                       43767.75                       43800                    10.875                  GLADSTONE                                                       OR                          97027                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
    1733.87                      166906.59                      167000                    12.125                  LORTON                                                          VA                          22079                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
    1090.16                       95949.51                       96000                    13.375                  QUEEN CREEK                                                     AZ                          85242                         1                      2                        1/1/2007                     12/1/2021                    11/29/2006                        2/1/2007
     239.94                       30464.79                       30500                      8.75                  KALAMA                                                          WA                          98625                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     729.72                        68963.5                       69000                    12.375                  CHANDLER                                                        AZ                          85248                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
    1235.76                      125916.84                      126000                    11.375                  ROCKVILLE                                                       MD                          20853                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     805.01                       78953.29                       79000                    11.875                  CENTREVILLE                                                     VA                          20121                         1                      2                        1/1/2007                     12/1/2021                    11/28/2006                        2/1/2007
     190.02                       24656.67                       25000                     8.375                  CORNELIUS                                                       OR                          97113                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     994.11                       93950.28                       94000                    12.375                  MIAMI                                                           FL                          33173                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     271.67                       24987.85                       25000                     12.75                  COTTAGE GROVE                                                   OR                          97424                         1                      2                        1/1/2007                     12/1/2021                    11/29/2006                        2/1/2007
     346.24                       35957.43                       36000                    11.125                  KINGMAN                                                         AZ                          86401                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     866.15                       84949.75                       85000                    11.875                  OREGON CITY                                                     OR                          97045                         1                      2                        1/1/2007                     12/1/2021                    11/28/2006                        2/1/2007
     385.73                       37478.43                       37500                        12                  PORTLAND                                                        OR                          97203                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     442.42                       45967.93                       46000                    11.125                  SALEM                                                           OR                          97305                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     269.96                       26983.12                       27000                    11.625                  LAKE HAVASU CITY                                                AZ                          86406                         1                      2                        1/1/2007                     12/1/2021                    11/28/2006                        2/1/2007
      724.2                        83287.4                       83400                     9.875                  PORTLAND                                                        OR                          97230                         1                      2                        1/1/2007                     12/1/2021                    11/27/2006                        2/1/2007
     904.07                       93934.48                       94000                    11.125                  VALLEJO                                                         CA                          94590                         1                      2                        1/1/2007                     12/1/2021                    11/28/2006                        2/1/2007
      715.3                       85912.11                       86000                     9.375                  ALEXANDRIA                                                      VA                          22315                         1                      2                        1/1/2007                     12/1/2021                    11/22/2006                        2/1/2007
     423.82                       53208.06                       53268                     8.875                  EASTON                                                          PA                          18040                         1                      2                        1/1/2007                     12/1/2021                    11/29/2006                        2/1/2007
     796.48                       76889.45                       77000                    12.075                  SOMERVILLE                                                      MA                           2145                         1                      2                       10/1/2006                      9/1/2036                      8/8/2006                        2/1/2007
     827.94                       80777.44                       81250                    11.875                  TEMPLE HILLS                                                    MD                          20748                         1                      2                       10/1/2006                      9/1/2021                     8/14/2006                        2/1/2007
    1827.01                      129949.23                      130000                     16.75                  FIRESTONE                                                       CO                          80504                         1                      2                       11/1/2006                     10/1/2036                     9/13/2006                        2/1/2007
     656.48                       45384.25                       45400                     17.25                  WASHINGTON D.C.                                                 DC                          20020                         1                      2                       11/1/2006                     10/1/2036                     9/15/2006                        2/1/2007
     730.83                       59161.99                       59200                    14.625                  GENEVA                                                          IL                          60134                         1                      2                       11/1/2006                     10/1/2036                     9/29/2006                        2/1/2007
    3189.81                      334467.02                      334950                        11                  MURRIETA                                                        CA                          92563                         1                      2                       12/1/2006                     11/1/2021                     10/6/2006                        2/1/2007
     354.72                       32044.77                       32067                        13                  ARLINGTON                                                       TX                          76002                         1                      2                       12/1/2006                     11/1/2021                     10/5/2006                        2/1/2007
     565.61                       42684.28                       42700                     15.75                  ANDOVER                                                         MN                          55304                         1                      2                       12/1/2006                     11/1/2036                     11/2/2006                        2/1/2007
     354.27                       27146.39                       27157                      15.5                  HUMBLE                                                          TX                          77396                         1                      2                       12/1/2006                     11/1/2036                    10/23/2006                        2/1/2007
     983.54                       92823.27                       93000                    12.375                  EAST SANDWICH                                                   MA                           2537                         1                      2                        8/1/2006                      7/1/2021                     6/26/2006                        2/1/2007
     993.82                       83135.31                       83180                    14.125                  OCEANSIDE                                                       CA                          92054                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
    1268.97                      117525.57                      118900                      12.5                  STERLING                                                        VA                          20166                         1                      2                       12/1/2006                     11/1/2021                    10/27/2006                        2/1/2007
      629.6                       50975.18                       51000                    14.625                  FREEPORT                                                        TX                          77541                         1                      2                       12/1/2006                     11/1/2036                     11/2/2006                        2/1/2007
     280.16                       26236.49                       26250                      12.5                  TAMPA                                                           FL                          33604                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
    1056.59                       98923.19                       99000                      12.5                  LAKEVILLE                                                       MN                          55044                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     690.97                       50976.91                       51000                    16.125                  ST. PAUL                                                        MN                          55106                         2                      2                       12/1/2006                     11/1/2036                    10/25/2006                        2/1/2007
     284.63                       20695.65                       20700                    16.375                  HOPEWELL                                                        VA                          23860                         2                      2                        1/1/2007                     12/1/2036                    11/15/2006                        2/1/2007
      585.5                       40198.93                       40209                    17.375                  SAN ANTONIO                                                     TX                          78239                         1                      2                       12/1/2006                     11/1/2036                     11/3/2006                        2/1/2007
     716.02                        57981.6                       58000                    14.625                  ST. PAUL                                                        MN                          55106                         1                      2                        1/1/2007                     12/1/2036                    11/22/2006                        2/1/2007
     106.84                       11785.42                       11800                    10.375                  ATLANTA                                                         GA                          30331                         1                      2                       12/1/2006                     11/1/2021                    10/31/2006                        2/1/2007
     412.77                       29793.92                       29800                      16.5                  ST. PAUL                                                        MN                          55106                         2                      2                        1/1/2007                     12/1/2036                    11/30/2006                        2/1/2007
     442.56                       34989.82                       35000                        15                  NORTH BRANCH                                                    MN                          55056                         1                      2                        1/1/2007                     12/1/2036                     11/6/2006                        2/1/2007
     488.66                       54553.87                       54600                    10.235                  COON RAPIDS                                                     MN                          55448                         1                      2                        1/1/2007                     12/1/2021                     11/7/2006                        2/1/2007
     887.11                       75457.09                       75500                    13.875                  CONCORD                                                         CA                          94520                         1                      2                       12/1/2006                     11/1/2021                    10/30/2006                        2/1/2007
     412.17                       37242.87                       37260                        13                  GRAND PRAIRIE                                                   TX                          75052                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
     809.23                       91090.77                       91250                    10.125                  MIAMI                                                           FL                          33193                         1                      2                       11/1/2006                     10/1/2036                      9/7/2006                        2/1/2007
     505.03                       36991.97                       37000                     16.25                  DENVER                                                          CO                          80249                         1                      2                        1/1/2007                     12/1/2036                    11/13/2006                        2/1/2007
     157.91                       11397.66                       11400                      16.5                  CHARLOTTE                                                       NC                          28208                         1                      2                        1/1/2007                     12/1/2021                     11/6/2006                        2/1/2007
     369.94                       34952.09                       34980                    12.375                  JACKSONVILLE                                                    FL                          32210                         1                      2                       12/1/2006                     11/1/2036                    10/12/2006                        2/1/2007
    1336.08                      109963.04                      110000                    14.375                  BREA                                                            CA                          92821                         1                      2                        1/1/2007                     12/1/2021                    10/31/2006                        2/1/2007
     456.88                       39524.21                       39548                    13.625                  LOCUST GROVE                                                    GA                          30248                         1                      2                       12/1/2006                     11/1/2036                    10/31/2006                        2/1/2007
     302.35                        37935.6                       38000                     8.875                  JACKSONVILLE                                                    FL                          32222                         1                      2                       12/1/2006                     11/1/2036                    10/26/2006                        2/1/2007
     456.22                       31997.11                       32000                        17                  MILWAUKEE                                                       WI                          53210                         1                      2                        2/1/2007                      1/1/2037                     12/8/2006                        2/1/2007
     440.97                       51829.09                       51879                     9.625                  LAS VEGAS                                                       NV                          89107                         1                      2                        1/1/2007                     12/1/2036                     11/3/2006                        2/1/2007
     322.23                       25473.17                       25500                     14.99                  LAS VEGAS                                                       NV                          89119                         1                      2                        8/1/2006                      7/1/2021                     6/23/2006                        2/1/2007
     601.87                       63154.72                       63200                        11                  KISSIMMEE                                                       FL                          34746                         1                      2                        1/1/2007                     12/1/2036                     11/7/2006                        2/1/2007
    1204.14                       91576.99                       91600                    15.625                  SILVER LAKES                                                    CA                          92342                         1                      2                        1/1/2007                     12/1/2036                    11/16/2006                        2/1/2007
     264.71                        37345.7                       37400                     7.625                  PHOENIX                                                         AZ                          85037                         1                      2                        1/1/2007                     12/1/2036                     11/8/2006                        2/1/2007
    2053.16                      154962.19                      155000                     15.75                  DENVER                                                          CO                          80206                         1                      2                        1/1/2007                     12/1/2021                     11/8/2006                        2/1/2007
    3471.43                      317248.69                      317400                     12.84                  YORBA LINDA                                                     CA                          92886                         1                      2                        1/1/2007                     12/1/2036                    11/16/2006                        2/1/2007
     378.08                       34162.28                       34178                        13                  AURORA                                                          CO                          80013                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     391.51                       35375.72                       35392                        13                  AURORA                                                          CO                          80013                         1                      2                        1/1/2007                     12/1/2021                    11/17/2006                        2/1/2007
     880.76                       66983.17                       67000                    15.625                  LANCASTER                                                       CA                          93534                         1                      2                        1/1/2007                     12/1/2021                     11/9/2006                        2/1/2007
    2744.22                      299760.52                      300000                      10.5                  ROSLYN HARBOR                                                   NY                          11576                         1                      2                        1/1/2007                     12/1/2021                    11/21/2006                        2/1/2007
     426.14                       30758.72                       30765                      16.5                  BAXTER                                                          MN                          56425                         1                      2                        1/1/2007                     12/1/2036                    11/30/2006                        2/1/2007
     776.61                       74758.15                       74800                    12.125                  ATLANTA                                                         GA                          30331                         1                      2                        1/1/2007                     12/1/2021                    11/20/2006                        2/1/2007
     301.34                        33950.6                       33980                    10.125                  KENNESAW                                                        GA                          30144                         1                      2                        1/1/2007                     12/1/2021                    11/30/2006                        2/1/2007
     276.71                       23736.11                       23750                     13.75                  DETROIT                                                         MI                          48227                         1                      2                       12/1/2006                     11/1/2036                    10/27/2006                        2/1/2007
      367.8                        22997.5                       23000                    19.125                  COLUMBUS                                                        OH                          43224                         4                      2                        1/1/2007                     12/1/2021                     12/6/2006                        2/1/2007
    1299.61                       103584.6                      103600                    14.875                  PRIOR LAKE                                                      MN                          55372                         1                      2                        2/1/2007                      1/1/2037                    12/12/2006                        2/1/2007
     167.62                       13795.36                       13800                    14.375                  RICHMOND                                                        VA                          23222                         1                      2                        1/1/2007                     12/1/2036                    11/28/2006                        2/1/2007
    1053.49                       83954.87                       83980                    14.875                  PARKER                                                          CO                          80134                         1                      2                        1/1/2007                     12/1/2021                    11/29/2006                        2/1/2007
    1476.26                       129972.7                      130000                    13.375                  MASPETH                                                         NY                          11378                         1                      2                        2/1/2007                      1/1/2022                     12/8/2006                        2/1/2007
     362.07                       38385.93                       38400                    10.875                  COLLINSVILLE                                                    OK                          74021                         1                      2                        2/1/2007                      1/1/2022                    12/15/2006                        2/1/2007

         PI                    FICO                   EMPLOY                           ATERM                      OTERM                        PPOTERM                     AGE                  ARMFLAG                       BALLFLAG                       IOFLAG                          IOTERM                      GSOLTV                       GSCOLTV                   MTM_OCCLIT
         --                    ----                   ------                           -----                      -----                        -------                     ---                  -------                       --------                       ------                          ------                      ------                       -------                   ----------
     197.12                     646                   N                                  342                        360                              0                      17                  FIXED                         N                              N                                    0                       22.52                           100                   OWNER OCCUPIED
     262.91                     665                   N                                  345                        360                              0                      15                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     254.18                     672                   Y                                  316                        360                              0                      15                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     465.59                     683                   N                                  346                        180                              0                      14                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     176.05                     758                   N                                  343                        360                              0                      15                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
        668                     734                   N                                  346                        360                              0                      14                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     207.07                     713                   N                                  166                        180                              0                      14                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1991.09                     702                   Y                                  347                        360                              0                      13                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     144.53                     691                   N                                  345                        360                              0                      14                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     348.25                     678                   N                                  345                        360                              0                      13                  FIXED                         N                              N                                    0                          30                            95                   INVESTOR
     219.29                     620                   Y                                  348                        360                              0                      12                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
      273.8                     722                   Y                                  347                        360                              0                      13                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     548.87                     630                   N                                  346                        360                              0                      12                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     672.08                     641                   N                                  348                        360                              0                      12                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     620.16                     714                   N                                  348                        360                              0                      12                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     486.54                     715                   N                                  348                        360                              0                      12                  FIXED                         N                              N                                    0                          25                            95                   SECOND HOME
     893.18                     669                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     374.13                     652                   N                                  328                        360                              0                      11                  FIXED                         N                              N                                    0                       19.16                         99.16                   OWNER OCCUPIED
     401.75                     682                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     235.78                     672                   Y                                  334                        360                              0                      11                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     290.48                     724                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     151.77                     789                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      283.9                     700                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     213.28                     692                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     298.15                     749                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     537.67                     704                   N                                  349                        180                              0                      11                  FIXED                         Y                              N                                    0                       22.22                         94.81                   OWNER OCCUPIED
     325.49                     629                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                       19.97                           100                   OWNER OCCUPIED
     844.26                     737                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     383.47                     622                   Y                                  346                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     331.34                     767                   N                                  346                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     239.02                     621                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          10                            85                   OWNER OCCUPIED
      227.2                     754                   N                                  344                        360                              0                      11                  FIXED                         N                              N                                    0                       20.02                           100                   INVESTOR
     382.65                     689                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     355.78                     710                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                        9.99                          89.9                   OWNER OCCUPIED
     295.43                     699                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     894.97                     621                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      564.5                     672                   N                                  335                        360                              0                      11                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     673.21                     639                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     450.19                     705                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     390.34                     758                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     545.02                     762                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     207.88                     721                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      160.9                     668                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     423.38                     715                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
      600.4                     622                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     507.18                     703                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     316.67                     716                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
      481.2                     684                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          30                            95                   INVESTOR
     329.97                     737                   N                                  331                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     343.19                     699                   N                                  346                        360                              0                      11                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     267.53                     707                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     285.07                     707                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     487.61                     711                   N                                  345                        360                              0                      11                  FIXED                         N                              N                                    0                        29.9                          94.9                   INVESTOR
      354.3                     768                   Y                                  338                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     523.56                     647                   Y                                  346                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     605.81                     658                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          25                            90                   OWNER OCCUPIED
     630.31                     653                   N                                  346                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     208.91                     654                   N                                  348                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     204.72                     780                   N                                  345                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1718.29                     684                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                       20.28                         99.94                   SECOND HOME
     560.94                     675                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     560.94                     675                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     465.32                     763                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     668.04                     677                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     227.97                     710                   N                                  348                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     653.44                     725                   N                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     454.01                     768                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     313.07                     773                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     329.84                     686                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     394.31                     774                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     681.52                     658                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     315.56                     771                   Y                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     477.91                     738                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     845.17                     683                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     352.26                     770                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     441.72                     733                   N                                  346                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     192.48                     714                   N                                  344                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     253.75                     663                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     170.26                     735                   N                                  343                        360                              0                      10                  FIXED                         N                              N                                    0                       22.89                         92.89                   INVESTOR
     289.58                     681                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     225.79                     671                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     103.33                     715                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     616.44                     692                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     166.85                     707                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     508.72                     674                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     195.05                     688                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     143.36                     664                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                       10.71                            90                   OWNER OCCUPIED
     270.89                     691                   N                                  296                        360                              0                      11                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     214.19                     693                   N                                  316                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     448.04                     757                   N                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1087.79                     765                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     477.33                     721                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     484.84                     722                   N                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     478.28                     793                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     464.88                     720                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     301.25                     663                   N                                  349                        180                              0                      11                  FIXED                         Y                              N                                    0                          15                            90                   OWNER OCCUPIED
     451.54                     720                   N                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     404.49                     653                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     419.46                     686                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     237.83                     717                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     265.94                     799                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          25                            90                   INVESTOR
     288.33                     645                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     288.34                     755                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          25                            90                   OWNER OCCUPIED
     852.75                     713                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     320.16                     658                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     262.12                     680                   Y                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     280.11                     721                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     740.91                     766                   N                                  349                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     317.03                     675                   Y                                  345                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     701.69                     802                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     253.03                     735                   Y                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     607.92                     669                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     428.88                     745                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     382.52                     697                   N                                  347                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     757.92                     634                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     281.91                     728                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
      238.1                     681                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     652.32                     622                   N                                  345                        360                              0                      11                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     201.05                     766                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     204.56                     698                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     436.99                     693                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
      551.8                     688                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
      302.1                     715                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      830.8                     696                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     401.24                     701                   N                                  328                        360                              0                      10                  FIXED                         N                              N                                    0                          10                            90                   SECOND HOME
     223.32                     817                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                       14.84                            94                   INVESTOR
     657.48                     751                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     366.07                     694                   N                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     272.66                     721                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     286.04                     731                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                       22.94                         87.94                   INVESTOR
        503                     644                   N                                  349                        180                              0                      11                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     843.13                     620                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     430.58                     628                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     261.11                     701                   Y                                  309                        360                              0                      11                  FIXED                         N                              N                                    0                       13.93                         93.93                   INVESTOR
     778.91                     657                   Y                                  348                        180                              0                      11                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
    1548.04                     695                   N                                  301                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1194.78                     761                   N                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                          35                           100                   SECOND HOME
     716.68                     663                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     763.92                     688                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     164.66                     684                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     537.78                     666                   N                                  299                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     371.22                     753                   N                                  336                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     517.31                     758                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     171.76                     798                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     171.76                     798                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     194.69                     667                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          10                            90                   SECOND HOME
     299.97                     709                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     479.83                     670                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     679.45                     692                   N                                  169                        180                              0                      11                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     520.79                     773                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       21.82                           100                   SECOND HOME
     292.64                     670                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     595.61                     670                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     602.18                     665                   N                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     532.88                     731                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                       19.99                         94.99                   INVESTOR
     236.72                     768                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     544.83                     690                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     411.66                     700                   N                                  335                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     618.69                     782                   N                                  348                        360                              0                      11                  FIXED                         N                              N                                    0                          30                            95                   OWNER OCCUPIED
     256.45                     663                   N                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                        9.88                         89.81                   OWNER OCCUPIED
     561.37                     734                   Y                                  343                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     253.42                     775                   N                                  348                        360                              0                      11                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
      359.9                     756                   N                                  134                        360                              0                      11                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     347.52                     739                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     601.51                     712                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                       19.99                         99.98                   INVESTOR
     357.17                     790                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                         9.9                          89.9                   INVESTOR
      308.8                     736                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      253.3                     689                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     3566.5                     666                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                       23.33                         88.33                   INVESTOR
     283.43                     621                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     125.75                     734                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      323.6                     757                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     459.28                     725                   N                                  348                        180                              0                      11                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     373.48                     642                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     594.17                     668                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   SECOND HOME
     474.34                     772                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     479.58                     639                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     141.32                     704                   N                                  340                        360                              0                      11                  FIXED                         N                              N                                    0                       19.66                         99.58                   INVESTOR
     772.28                     804                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       34.99                         99.99                   INVESTOR
     956.74                     709                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     292.04                     759                   N                                  310                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     210.05                     630                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      461.5                     659                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     151.38                     806                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     453.45                     753                   N                                  348                        360                              0                      11                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     573.74                     710                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     195.84                     774                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     800.89                     642                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       24.97                         89.97                   SECOND HOME
     162.63                     740                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     421.23                     740                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          30                            95                   INVESTOR
     421.23                     740                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          30                            95                   INVESTOR
     326.23                     736                   N                                  322                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     357.94                     657                   Y                                  345                        360                              0                      11                  FIXED                         N                              N                                    0                          25                            90                   INVESTOR
     939.59                     680                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     369.24                     760                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1752.36                     661                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     328.93                     667                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     849.11                     749                   Y                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     210.92                     663                   N                                  340                        360                              0                      10                  FIXED                         N                              N                                    0                       14.99                         94.98                   OWNER OCCUPIED
     307.75                     683                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                       19.37                         97.12                   OWNER OCCUPIED
     251.99                     730                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     489.01                     667                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     164.47                     655                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       15.63                            95                   OWNER OCCUPIED
     130.25                     625                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       20.03                           100                   OWNER OCCUPIED
     464.74                     707                   N                                  349                        180                              0                      11                  FIXED                         Y                              N                                    0                       19.99                         99.94                   SECOND HOME
     1596.7                     682                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      327.5                     647                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     122.86                     682                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     373.45                     661                   N                                  325                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     228.89                     740                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     398.67                     650                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     756.16                     628                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     427.02                     717                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     199.23                     746                   N                                  278                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1586.36                     772                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                       46.15                           100                   OWNER OCCUPIED
     272.44                     674                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     453.99                     717                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     499.39                     717                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     255.76                     672                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     379.94                     644                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                            85                   OWNER OCCUPIED
    1762.48                     634                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                       18.33                         98.33                   OWNER OCCUPIED
     411.01                     663                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      580.6                     759                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       34.97                          99.9                   INVESTOR
     499.13                     793                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     651.49                     704                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     448.16                     739                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     489.44                     666                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     505.06                     670                   N                                  347                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     453.45                     687                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      685.6                     669                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          21                           100                   OWNER OCCUPIED
     712.14                     748                   N                                  333                        360                              0                      10                  FIXED                         N                              N                                    0                       24.99                         99.98                   INVESTOR
     207.96                     778                   N                                  141                        360                              0                      10                  FIXED                         N                              N                                    0                       14.99                         79.99                   INVESTOR
     706.01                     644                   N                                  347                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     485.65                     731                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     322.97                     749                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     180.76                     640                   N                                  346                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     448.25                     721                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                       17.14                         97.14                   SECOND HOME
     316.87                     678                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     292.01                     630                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       19.89                         99.89                   OWNER OCCUPIED
     183.42                     705                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    2374.71                     713                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     416.43                     666                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     920.76                     666                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       20.01                           100                   OWNER OCCUPIED
      295.3                     685                   Y                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     348.76                     703                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     560.78                     648                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      557.6                     692                   Y                                  351                        360                              0                      10                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
    1208.04                     693                   N                                  311                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     523.99                     671                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1903.89                     698                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
      376.6                     710                   Y                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     510.96                     769                   N                                  347                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
      98.57                     753                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     528.96                     691                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     212.38                     712                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     356.81                     694                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                       20.03                           100                   OWNER OCCUPIED
      93.13                     800                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                           5                            85                   OWNER OCCUPIED
     199.92                     671                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     671.13                     683                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     941.97                     723                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     663.04                     765                   Y                                  347                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     284.96                     653                   N                                  156                        180                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     214.36                     664                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     303.89                     786                   N                                  316                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     342.36                     706                   N                                  329                        360                              0                      10                  FIXED                         N                              N                                    0                       14.99                         94.98                   OWNER OCCUPIED
     656.83                     643                   Y                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     234.51                     626                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     418.48                     711                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     672.44                     708                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      365.2                     689                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     606.07                     665                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     319.48                     721                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     339.31                     673                   Y                                  277                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     458.16                     683                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     422.78                     675                   Y                                  315                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     635.68                     748                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1521.31                     666                   N                                  313                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     800.87                     650                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     558.82                     780                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     484.37                     686                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       20.02                           100                   OWNER OCCUPIED
     439.51                     794                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     473.41                     735                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       24.99                         99.97                   INVESTOR
     160.62                     682                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       21.46                           100                   INVESTOR
      491.2                     637                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     259.18                     661                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                       15.01                            95                   INVESTOR
    1458.06                     654                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     163.42                     746                   N                                  306                        360                              0                      10                  FIXED                         N                              N                                    0                       19.75                         98.77                   INVESTOR
     900.04                     662                   Y                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          25                            95                   OWNER OCCUPIED
     297.76                     737                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     596.24                     657                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       36.36                           100                   OWNER OCCUPIED
    1869.18                     696                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       43.14                           100                   OWNER OCCUPIED
     339.49                     644                   N                                  347                        360                              0                       9                  FIXED                         N                              N                                    0                          25                            90                   INVESTOR
     366.74                     703                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     824.82                     650                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     599.16                     725                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     873.11                     736                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     996.73                     723                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     639.58                     694                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     801.83                     776                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                            95                   INVESTOR
     563.34                     649                   N                                  348                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     1075.4                     714                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   SECOND HOME
     300.49                     637                   N                                  347                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     342.18                     751                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     732.37                     677                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          25                            90                   INVESTOR
     385.17                     761                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     259.36                     756                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     641.62                     639                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                            95                   OWNER OCCUPIED
        733                     744                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     452.44                     661                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     398.31                     656                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     744.91                     748                   N                                  333                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     574.58                     760                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     673.71                     670                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     361.72                     641                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     497.06                     636                   N                                  317                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     473.65                     672                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     420.91                     684                   N                                   50                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     744.74                     703                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     442.12                     661                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     334.31                     662                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
    1569.67                     722                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     933.48                     745                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                       38.13                            95                   SECOND HOME
     361.58                     680                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     268.57                     660                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       14.97                         94.95                   SECOND HOME
     584.57                     730                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     269.67                     625                   N                                  310                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1773.19                     668                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                       30.33                           100                   OWNER OCCUPIED
     169.22                     652                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          10                            90                   SECOND HOME
     225.99                     642                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     486.84                     784                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     392.83                     650                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          25                            90                   OWNER OCCUPIED
     381.66                     785                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       24.98                         90.89                   INVESTOR
     393.49                     734                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     543.25                     657                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                       20.27                           100                   OWNER OCCUPIED
      273.5                     704                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     373.15                     729                   N                                  335                        360                              0                      10                  FIXED                         N                              N                                    0                          20                         99.87                   OWNER OCCUPIED
     832.46                     622                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      245.2                     663                   N                                  332                        180                              0                      10                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
        176                     685                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     159.02                     690                   N                                  344                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     730.26                     702                   N                                  339                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     350.41                     722                   Y                                  335                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     451.44                     782                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     377.13                     670                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     464.25                     640                   Y                                  343                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
        580                     700                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                            90                   OWNER OCCUPIED
     377.79                     703                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     461.47                     667                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     299.03                     706                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                       19.99                         99.98                   INVESTOR
     518.46                     684                   N                                  347                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   SECOND HOME
     563.51                     645                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     756.15                     641                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     223.65                     677                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     167.12                     769                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     228.54                     790                   N                                  170                        180                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      224.8                     790                   N                                  170                        180                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     208.63                     689                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     412.84                     692                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     384.21                     713                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     368.43                     774                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     721.96                     714                   N                                  266                        180                              0                       9                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     514.38                     761                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       34.94                         99.93                   INVESTOR
     757.06                     621                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     209.06                     668                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     633.22                     677                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     289.25                     682                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     337.93                     783                   N                                  268                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     810.05                     648                   Y                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     218.03                     667                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     456.57                     624                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      447.5                     680                   N                                  351                        180                              0                       9                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     300.45                     678                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       19.97                         99.96                   SECOND HOME
     241.25                     682                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     655.89                     676                   N                                  347                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     402.86                     713                   Y                                  292                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     167.93                     677                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      77.58                     643                   N                                  295                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            90                   INVESTOR
     580.59                     655                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   SECOND HOME
     377.24                     707                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     548.23                     634                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     472.09                     740                   N                                  170                        180                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     464.22                     661                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     250.96                     763                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     300.91                     657                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            80                   OWNER OCCUPIED
     343.27                     732                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      414.1                     651                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     219.22                     647                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     386.96                     718                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     523.95                     662                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     455.52                     706                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                            95                   INVESTOR
      464.6                     714                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     844.66                     730                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     412.91                     714                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                         99.98                   INVESTOR
     506.68                     714                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     971.59                     695                   Y                                  345                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     248.14                     770                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     639.32                     763                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     457.04                     680                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      544.3                     732                   Y                                  344                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     334.31                     746                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     525.94                     696                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     343.65                     716                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     599.63                     676                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     319.61                     679                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     427.38                     667                   N                                  347                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
      491.9                     780                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     262.65                     646                   N                                  347                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      463.1                     620                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     217.03                     656                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            85                   OWNER OCCUPIED
     378.03                     734                   N                                  341                        360                              0                      10                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     243.25                     639                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     470.15                     748                   N                                  351                        180                              0                       9                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     629.36                     682                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     234.22                     653                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                       14.71                         94.71                   OWNER OCCUPIED
     329.71                     714                   N                                  326                        360                              0                       9                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
      418.7                     729                   Y                                  331                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     402.85                     780                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      99.85                     798                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     487.93                     666                   N                                  351                        180                              0                       9                  FIXED                         Y                              N                                    0                          20                            95                   SECOND HOME
     104.55                     783                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            80                   INVESTOR
      614.9                     784                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     287.45                     797                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    2621.57                     775                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       26.58                            95                   OWNER OCCUPIED
     931.16                     765                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     545.64                     671                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     551.05                     648                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     523.71                     715                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      720.4                     701                   N                                  349                        360                              0                       9                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
      519.9                     640                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                            95                   OWNER OCCUPIED
     836.05                     713                   N                                  345                        360                              0                       9                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     157.81                     675                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     469.62                     658                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     602.41                     675                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     356.44                     742                   N                                  349                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     635.12                     765                   N                                  349                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     517.03                     738                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     552.76                     743                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     1164.6                     701                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     993.38                     719                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     869.52                     719                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
      214.5                     773                   N                                  332                        360                              0                       9                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     138.86                     670                   N                                  346                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     649.57                     709                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     638.83                     695                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      429.4                     713                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                        21.4                          86.4                   OWNER OCCUPIED
     289.36                     775                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     489.01                     642                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     548.89                     693                   N                                   35                        360                              0                      10                  FIXED                         N                              N                                    0                          20                            85                   SECOND HOME
     257.38                     719                   Y                                  346                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            85                   INVESTOR
     130.47                     747                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     189.87                     758                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          10                         89.99                   INVESTOR
     628.67                     748                   N                                  351                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     688.31                     723                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     256.89                     695                   Y                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     336.68                     684                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                        9.52                         89.51                   INVESTOR
     320.85                     672                   N                                  348                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     405.63                     804                   N                                  351                        180                              0                       9                  FIXED                         Y                              N                                    0                          35                           100                   OWNER OCCUPIED
     509.29                     732                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     861.92                     690                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     392.48                     637                   N                                  323                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     490.69                     705                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     621.96                     701                   N                                  349                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     378.27                     719                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     449.93                     712                   N                                  350                        180                              0                       9                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     441.84                     769                   N                                  349                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     466.26                     667                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     425.49                     681                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     422.95                     634                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     247.36                     662                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     163.92                     708                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     747.77                     721                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     519.12                     799                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
      934.4                     696                   N                                  333                        180                              0                       9                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1211.14                     670                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     339.44                     757                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          25                            90                   INVESTOR
     925.07                     775                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     543.95                     715                   N                                  351                        180                              0                       9                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     696.98                     764                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     465.59                     663                   N                                  323                        360                              0                       9                  FIXED                         N                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     389.64                     650                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     530.75                     621                   Y                                  349                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     203.18                     801                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     767.47                     748                   N                                  337                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   SECOND HOME
      533.1                     634                   Y                                  349                        180                              0                       9                  FIXED                         Y                              N                                    0                        22.1                          92.1                   SECOND HOME
     265.27                     680                   Y                                  347                        360                              0                       9                  FIXED                         N                              N                                    0                       17.61                         89.96                   INVESTOR
     899.68                     715                   Y                                  331                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
        170                     785                   N                                  331                        360                              0                       9                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     350.94                     773                   N                                  328                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      304.1                     680                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     451.93                     734                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      86.64                     684                   N                                  296                        360                              0                       9                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     767.14                     677                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     275.67                     760                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     876.86                     754                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     608.53                     754                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
    1394.97                     762                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                        29.9                          99.9                   INVESTOR
     720.03                     660                   N                                  335                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      417.2                     661                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                       31.28                         96.28                   OWNER OCCUPIED
     255.51                     666                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
    1877.29                     710                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          25                            95                   SECOND HOME
     744.52                     625                   Y                                  199                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1175.93                     722                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
    1205.08                     794                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     226.29                     729                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     1194.6                     662                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     251.45                     745                   N                                  348                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     629.75                     696                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     527.21                     771                   N                                  348                        360                              0                       9                  FIXED                         N                              N                                    0                       35.08                           100                   INVESTOR
     140.12                     680                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     520.42                     753                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     324.16                     695                   N                                  260                        360                              0                       9                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     573.65                     772                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          25                            95                   OWNER OCCUPIED
     255.34                     663                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            90                   INVESTOR
     333.11                     682                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     746.68                     783                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
    1344.74                     708                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     693.71                     696                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1308.02                     720                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     380.55                     732                   N                                  338                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     380.64                     669                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     154.12                     650                   N                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
    2449.63                     715                   N                                  346                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     369.32                     710                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
    1103.43                     666                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     356.52                     755                   Y                                  347                        360                              0                      11                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     257.48                     677                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      338.8                     674                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
        321                     688                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     603.98                     774                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     489.92                     755                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
    1957.55                     710                   Y                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     928.43                     689                   Y                                  347                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
    1405.36                     768                   Y                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     380.99                     720                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     659.89                     711                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     566.05                     660                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     242.43                     646                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     212.04                     667                   N                                  348                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     501.14                     743                   Y                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
    1419.82                     718                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   SECOND HOME
     577.53                     773                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     439.27                     780                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     348.66                     714                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     512.29                     693                   N                                  348                        180                              0                       9                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     534.43                     635                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     429.44                     777                   Y                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     940.09                     733                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     503.22                     710                   N                                  171                        180                              0                       9                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     589.99                     773                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     420.24                     755                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       19.86                         99.86                   INVESTOR
     199.45                     765                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
    1121.69                     625                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     272.63                     656                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     246.76                     720                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     283.14                     656                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     126.95                     744                   N                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1336.02                     744                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                       22.73                         97.73                   INVESTOR
     127.08                     728                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     311.15                     724                   N                                  327                        360                              0                       9                  FIXED                         N                              N                                    0                       19.88                          99.4                   OWNER OCCUPIED
     480.66                     734                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     205.84                     784                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     659.89                     746                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     165.42                     783                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     597.94                     643                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      362.9                     764                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     379.22                     793                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     189.96                     759                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
    1127.97                     754                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     692.67                     633                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     338.05                     660                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     475.03                     691                   N                                  349                        360                              0                       9                  FIXED                         N                              N                                    0                       17.96                         92.96                   INVESTOR
     242.32                     689                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     604.98                     634                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     234.74                     743                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     778.73                     703                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      318.9                     743                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     159.22                     673                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                       14.24                         94.24                   OWNER OCCUPIED
     619.01                     766                   Y                                  236                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     930.88                     664                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                       23.19                         92.86                   OWNER OCCUPIED
     326.57                     702                   Y                                  172                        180                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     950.48                     811                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     617.19                     647                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                       24.99                         89.99                   SECOND HOME
      173.4                     703                   Y                                  293                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     953.21                     778                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     563.68                     737                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1512.68                     757                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     857.35                     661                   Y                                  340                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     119.99                     761                   N                                  322                        360                              0                       9                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
    2587.39                     700                   Y                                  349                        360                              0                       9                  FIXED                         N                              N                                    0                       18.29                         88.29                   OWNER OCCUPIED
     337.25                     728                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     366.22                     704                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     185.18                     679                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     522.35                     642                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     371.93                     778                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     275.82                     787                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                         99.41                   INVESTOR
     275.82                     787                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     471.56                     720                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     293.85                     646                   N                                  347                        360                              0                       9                  FIXED                         N                              N                                    0                        8.97                         82.37                   INVESTOR
     310.92                     689                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       20.01                           100                   OWNER OCCUPIED
    1129.06                     683                   Y                                  345                        360                              0                       9                  FIXED                         N                              N                                    0                       24.93                         89.93                   INVESTOR
     594.38                     692                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                            95                   INVESTOR
     393.48                     710                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     393.48                     710                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     646.09                     665                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                            95                   OWNER OCCUPIED
     442.67                     715                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     400.77                     789                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     250.91                     745                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     202.41                     682                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
      932.4                     697                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     439.47                     664                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     589.99                     722                   Y                                  344                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
      296.4                     714                   Y                                  188                        360                              0                       8                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     207.81                     740                   N                                  304                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     285.98                     740                   N                                  313                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     957.19                     723                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     836.26                     737                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                       19.99                         94.98                   SECOND HOME
     550.71                     666                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     362.07                     697                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     508.52                     654                   N                                  349                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     628.28                     644                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     662.96                     757                   N                                  340                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   SECOND HOME
      365.9                     748                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     293.13                     698                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   SECOND HOME
      487.9                     753                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
    1349.78                     661                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     456.41                     699                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     304.64                     701                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                            90                   INVESTOR
      501.5                     712                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     247.46                     689                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     326.28                     749                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     348.78                     634                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     196.77                     746                   N                                  291                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     474.54                     679                   N                                  351                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     401.44                     682                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     261.07                     685                   N                                  170                        180                              0                       9                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
    1188.94                     657                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     130.57                     783                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     684.62                     658                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     642.06                     755                   Y                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     502.19                     789                   N                                  346                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     209.77                     800                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     556.54                     742                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     375.12                     626                   N                                  170                        180                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     443.42                     689                   Y                                  313                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     354.27                     765                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     158.98                     763                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     442.88                     689                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     891.04                     662                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     224.12                     728                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     549.36                     757                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   SECOND HOME
     556.37                     701                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                            90                   OWNER OCCUPIED
     457.69                     749                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     230.53                     728                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     174.44                     751                   N                                  172                        180                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1089.81                     709                   N                                  347                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     773.46                     685                   Y                                  346                        360                              0                       8                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     355.07                     761                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      856.7                     728                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   SECOND HOME
     293.61                     650                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     529.61                     681                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     680.96                     754                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     500.93                     754                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     693.67                     728                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          30                           100                   SECOND HOME
     357.59                     649                   Y                                  351                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1131.47                     623                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     189.71                     643                   N                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                        19.8                         99.01                   OWNER OCCUPIED
     289.12                     660                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                         74.17                   INVESTOR
     812.06                     692                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     635.71                     709                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     333.11                     682                   N                                  314                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     429.99                     729                   Y                                  347                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      171.7                     712                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     785.77                     647                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     499.66                     684                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     282.91                     687                   N                                  346                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     263.11                     767                   N                                  339                        360                              0                       9                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     510.71                     763                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     424.47                     732                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     499.06                     747                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   SECOND HOME
     282.36                     742                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          26                           100                   INVESTOR
     373.34                     742                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     324.85                     755                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     236.48                     724                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
      519.1                     694                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     560.35                     775                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     470.45                     748                   N                                  351                        180                              0                       9                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      442.9                     644                   Y                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                       26.53                           100                   OWNER OCCUPIED
     512.28                     711                   N                                  342                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     323.64                     635                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     193.98                     682                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     452.39                     681                   Y                                  197                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     923.69                     703                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     266.31                     703                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      484.5                     755                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     447.74                     670                   Y                                  322                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     364.08                     649                   Y                                  349                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     462.12                     653                   Y                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     146.69                     748                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1274.99                     723                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     409.93                     701                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     353.55                     796                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      863.7                     805                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     227.61                     621                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     463.45                     688                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   SECOND HOME
     516.84                     744                   N                                  346                        180                              0                       9                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     281.23                     631                   N                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     229.96                     655                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                        8.85                         88.85                   OWNER OCCUPIED
     188.85                     694                   N                                  348                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     486.34                     760                   Y                                  172                        180                              0                       8                  FIXED                         N                              N                                    0                       13.87                         87.83                   INVESTOR
     651.14                     802                   Y                                  351                        180                              0                       9                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     497.95                     647                   N                                  344                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     590.18                     765                   Y                                  348                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     468.78                     724                   Y                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     375.55                     709                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     351.13                     741                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
    1592.03                     783                   Y                                  307                        180                              0                       8                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     706.59                     762                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     421.28                     686                   N                                  347                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     360.01                     709                   N                                  348                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     317.85                     693                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     787.28                     704                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     276.17                     698                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     392.22                     670                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     254.16                     646                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     592.78                     783                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       34.98                         99.98                   INVESTOR
     763.11                     775                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     355.11                     648                   N                                  351                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     524.44                     764                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     528.96                     683                   N                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      822.8                     690                   N                                  346                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     346.35                     734                   Y                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1182.05                     736                   N                                  341                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     327.85                     696                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     273.68                     765                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     137.13                     726                   Y                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     237.83                     732                   Y                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     463.34                     700                   Y                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          25                            90                   INVESTOR
    3545.73                     685                   Y                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     986.58                     752                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   SECOND HOME
     368.18                     737                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      371.3                     638                   N                                  351                        360                              0                       8                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     703.54                     805                   Y                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     113.15                     782                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1821.92                     645                   N                                  351                        360                              0                       8                  FIXED                         N                              N                                    0                        28.3                          98.3                   OWNER OCCUPIED
     281.59                     729                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     539.61                     775                   Y                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     313.23                     665                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     172.76                     734                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            90                   SECOND HOME
     347.72                     692                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     255.25                     772                   N                                  328                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     346.14                     692                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     434.62                     723                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     444.06                     687                   N                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                       35.02                           100                   INVESTOR
      280.7                     701                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       27.69                         99.85                   INVESTOR
     483.72                     730                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
      409.1                     722                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     455.72                     691                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     256.33                     722                   N                                  307                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     455.93                     638                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     301.71                     640                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     384.18                     770                   N                                  348                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     754.01                     687                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     250.14                     674                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     717.76                     664                   N                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1735.82                     720                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                        19.5                          99.5                   SECOND HOME
     336.45                     724                   Y                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     576.32                     714                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          36                           100                   INVESTOR
     588.24                     735                   N                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                       21.12                           100                   SECOND HOME
     701.19                     674                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                            90                   INVESTOR
     398.23                     633                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     151.46                     724                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     1781.1                     699                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
    1063.53                     739                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     166.28                     777                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     187.18                     725                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     793.66                     698                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     506.61                     715                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       19.84                         99.84                   OWNER OCCUPIED
     283.59                     712                   N                                  344                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     949.37                     766                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     157.75                     669                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     157.75                     660                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     529.36                     643                   N                                  347                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     173.08                     709                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     421.49                     694                   N                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     179.51                     770                   Y                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            75                   INVESTOR
     973.46                     634                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                            90                   OWNER OCCUPIED
    1735.74                     677                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     359.77                     694                   N                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
        473                     725                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       35.02                           100                   INVESTOR
     352.22                     698                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     534.33                     638                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     802.63                     714                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     264.74                     754                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     256.73                     778                   N                                  317                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     319.25                     644                   Y                                  337                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   OWNER OCCUPIED
     468.29                     680                   N                                  351                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     112.77                     712                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            80                   INVESTOR
     918.11                     648                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       27.78                           100                   OWNER OCCUPIED
      534.4                     762                   N                                  348                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      222.3                     630                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     694.41                     633                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     507.58                     670                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      542.9                     694                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     126.09                     730                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     417.79                     731                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       20.02                           100                   OWNER OCCUPIED
     918.39                     755                   Y                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     340.93                     663                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       20.08                           100                   OWNER OCCUPIED
     464.61                     720                   N                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     305.24                     771                   N                                  237                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     733.64                     735                   N                                  348                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
      581.4                     640                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       22.36                           100                   SECOND HOME
    1490.85                     708                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     286.64                     695                   N                                  343                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     431.57                     671                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     645.24                     749                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     783.54                     739                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     537.82                     694                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     257.75                     681                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     458.27                     761                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     437.53                     787                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     427.99                     742                   N                                  351                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     215.06                     621                   N                                  341                        360                              0                       8                  FIXED                         N                              N                                    0                        3.54                         83.54                   OWNER OCCUPIED
     381.23                     766                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     429.19                     723                   Y                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     244.76                     632                   N                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
    1031.08                     776                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     137.21                     660                   N                                  351                        360                              0                       8                  FIXED                         N                              N                                    0                       11.44                         89.99                   OWNER OCCUPIED
     672.37                     690                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          35                           100                   SECOND HOME
      456.5                     783                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                         99.98                   OWNER OCCUPIED
     908.48                     763                   N                                  348                        360                              0                       8                  FIXED                         N                              N                                    0                          20                         99.99                   INVESTOR
     380.23                     703                   N                                  348                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1056.72                     701                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     727.38                     714                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     427.76                     665                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     411.74                     809                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     496.78                     692                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
      296.1                     810                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                         99.95                   OWNER OCCUPIED
     364.31                     693                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     777.62                     777                   N                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     427.61                     723                   N                                  351                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            90                   INVESTOR
     380.55                     621                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            75                   OWNER OCCUPIED
     401.45                     660                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     276.12                     679                   N                                  336                        360                              0                      23                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
      201.7                     681                   N                                  343                        360                              0                      17                  FIXED                         N                              N                                    0                       14.97                            95                   OWNER OCCUPIED
      657.7                     632                   Y                                  168                        180                              0                      11                  FIXED                         N                              N                                    0                       22.08                           100                   OWNER OCCUPIED
     448.22                     649                   Y                                  349                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1102.33                     738                   Y                                  349                        180                              0                      10                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     876.23                     728                   Y                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     571.28                     747                   Y                                  333                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1077.05                     696                   Y                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     318.33                     774                   Y                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     644.03                     701                   Y                                  344                        360                              0                      10                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     137.82                     692                   Y                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                        9.99                            90                   INVESTOR
     352.75                     656                   Y                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                       13.83                            90                   OWNER OCCUPIED
     310.66                     647                   Y                                  322                        180                              0                      10                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     409.68                     719                   Y                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     361.39                     661                   Y                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                       21.25                           100                   OWNER OCCUPIED
     447.37                     697                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      642.1                     662                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     602.63                     645                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     237.47                     648                   N                                  355                        180                             36                       5                  FIXED                         Y                              N                                    0                       19.96                         99.95                   OWNER OCCUPIED
     211.95                     711                   N                                  355                        180                             36                       5                  FIXED                         Y                              N                                    0                        9.99                         89.99                   OWNER OCCUPIED
     318.75                     660                   N                                  352                        180                             12                       5                  FIXED                         Y                              N                                    0                        8.82                         88.82                   OWNER OCCUPIED
    1199.68                     637                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
      212.5                     670                   Y                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                       11.52                            90                   OWNER OCCUPIED
      192.1                     667                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     882.51                     662                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     636.45                     698                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     417.11                     705                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
    1340.13                     658                   Y                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     1013.8                     729                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       22.06                           100                   OWNER OCCUPIED
     311.94                     624                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      290.7                     711                   N                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
      645.1                     670                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     577.65                     702                   Y                                  346                        180                              0                      14                  FIXED                         Y                              N                                    0                          10                            80                   OWNER OCCUPIED
     320.52                     778                   N                                  347                        360                              0                      13                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     320.52                     778                   N                                  347                        360                              0                      13                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     381.32                     713                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     257.17                     728                   N                                  348                        360                              0                      12                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     421.64                     666                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      695.2                     757                   N                                  349                        180                              0                      11                  FIXED                         Y                              N                                    0                       19.52                          97.6                   OWNER OCCUPIED
     943.16                     664                   N                                  348                        180                              0                      12                  FIXED                         Y                              N                                    0                       34.99                         99.99                   INVESTOR
     320.15                     682                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                       19.23                         99.24                   OWNER OCCUPIED
     286.23                     688                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          15                            85                   OWNER OCCUPIED
     286.75                     712                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     610.22                     771                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     216.05                     659                   N                                  170                        180                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     284.33                     731                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     381.75                     730                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     592.29                     707                   N                                  335                        360                              0                       7                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     259.93                     670                   N                                  342                        360                              0                      10                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     336.62                     752                   N                                  332                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      612.8                     688                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          30                         99.98                   SECOND HOME
     377.39                     661                   N                                  348                        180                              0                      10                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     472.48                     736                   N                                  349                        180                              0                      11                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     232.89                     741                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     417.64                     730                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     242.38                     637                   N                                  348                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     504.23                     803                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     704.72                     660                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     321.24                     651                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     250.98                     661                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1052.79                     745                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     621.59                     662                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     252.44                     719                   N                                  341                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     115.35                     753                   Y                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          10                         89.99                   INVESTOR
     157.84                     739                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     623.47                     757                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      87.75                     643                   N                                  334                        360                              0                      10                  FIXED                         N                              N                                    0                        6.49                          86.5                   OWNER OCCUPIED
     207.98                     729                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1261.06                     630                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     280.97                     755                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     224.08                     680                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     782.59                     641                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     253.41                     738                   N                                  343                        180                              0                       8                  FIXED                         Y                              N                                    0                        9.99                         89.99                   OWNER OCCUPIED
     301.26                     810                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       14.99                         94.97                   OWNER OCCUPIED
     237.14                     715                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     315.39                     636                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     160.52                     730                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      831.4                     710                   N                                  351                        180                              0                       9                  FIXED                         Y                              N                                    0                          25                            95                   OWNER OCCUPIED
     311.15                     690                   Y                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
      98.77                     670                   N                                  294                        360                              0                       9                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     249.27                     775                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
      417.1                     629                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     312.92                     677                   N                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     374.84                     763                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          25                           100                   INVESTOR
     374.84                     763                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          25                           100                   INVESTOR
     374.84                     763                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          25                           100                   INVESTOR
     618.38                     745                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     201.88                     676                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     458.41                     685                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     137.95                     798                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                        8.83                         88.83                   OWNER OCCUPIED
     130.32                     646                   N                                  327                        180                              0                       9                  FIXED                         Y                              N                                    0                        9.98                         79.98                   OWNER OCCUPIED
     542.14                     645                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     497.79                     642                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    2062.32                     712                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       17.27                            90                   OWNER OCCUPIED
     405.22                     703                   Y                                  348                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     221.78                     682                   N                                  245                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     357.25                     727                   Y                                  227                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     328.99                     746                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     582.63                     699                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     280.82                     684                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                       12.31                         92.31                   OWNER OCCUPIED
     334.01                     792                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     400.72                     622                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                         6.3                          86.3                   OWNER OCCUPIED
     774.22                     688                   Y                                  330                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     372.47                     766                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
      686.3                     749                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          20                            90                   OWNER OCCUPIED
      428.1                     662                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     493.17                     704                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     315.51                     662                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1123.85                     658                   N                                  352                        360                              0                       6                  FIXED                         N                              N                                    0                          25                            95                   OWNER OCCUPIED
     550.26                     660                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
    1118.16                     731                   N                                  351                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     240.24                     685                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      97.13                     722                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       28.57                           100                   INVESTOR
     209.72                     753                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     209.72                     753                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     744.74                     775                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     322.55                     748                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     380.69                     703                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      277.3                     700                   Y                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     271.99                     726                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     420.55                     748                   N                                  172                        180                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     316.95                     620                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     760.92                     672                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     458.01                     756                   N                                  346                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     795.64                     784                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       21.74                           100                   OWNER OCCUPIED
     142.66                     677                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                        7.33                          75.4                   INVESTOR
     519.12                     673                   N                                  344                        360                              0                       8                  FIXED                         N                              N                                    0                       20.84                           100                   OWNER OCCUPIED
     763.74                     743                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     684.37                     703                   N                                  354                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     213.88                     721                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.43                         97.17                   INVESTOR
     535.32                     645                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                        6.36                         81.28                   OWNER OCCUPIED
     655.74                     699                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     251.66                     744                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     571.28                     772                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     251.66                     744                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     355.59                     706                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     457.89                     705                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       29.32                           100                   INVESTOR
     352.44                     650                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     411.63                     775                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     671.34                     780                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     1009.4                     717                   Y                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                       33.44                           100                   OWNER OCCUPIED
     508.31                     686                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     104.34                     714                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     690.73                     690                   N                                  331                        180                              0                       8                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      211.5                     736                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     284.96                     710                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     241.24                     813                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     984.34                     721                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     425.93                     683                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     294.59                     677                   N                                  349                        180                              0                       8                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     771.88                     670                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     226.84                     638                   N                                  173                        180                              0                       7                  FIXED                         N                              N                                    0                       14.38                         91.05                   OWNER OCCUPIED
     228.54                     684                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     219.65                     739                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     219.65                     739                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     199.41                     661                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     385.98                     698                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       24.98                         94.99                   INVESTOR
     185.06                     715                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     274.47                     745                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     227.36                     767                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     822.33                     683                   N                                  330                        360                              0                       7                  FIXED                         N                              N                                    0                       21.13                           100                   OWNER OCCUPIED
      96.11                     768                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                        9.79                         88.11                   INVESTOR
      116.3                     796                   N                                  306                        180                              0                       8                  FIXED                         Y                              N                                    0                        4.99                         84.87                   OWNER OCCUPIED
     375.43                     784                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     301.09                     700                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     680.05                     675                   N                                  345                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1057.49                     780                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     433.59                     680                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     172.05                     666                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     260.43                     755                   N                                   61                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      348.9                     758                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      372.2                     767                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     724.32                     764                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1036.95                     640                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     370.62                     743                   N                                  351                        180                              0                       8                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     304.14                     722                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      183.5                     722                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
        291                     731                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      693.2                     781                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     385.55                     702                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     378.38                     724                   N                                  348                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     368.88                     677                   N                                  346                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     300.09                     646                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     881.24                     648                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.38                         94.38                   OWNER OCCUPIED
     288.78                     771                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     611.68                     686                   N                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     436.06                     687                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1048.25                     734                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     943.42                     724                   N                                  269                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     212.79                     751                   N                                  340                        360                              0                       7                  FIXED                         N                              N                                    0                       19.08                         99.08                   OWNER OCCUPIED
      734.8                     718                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     158.46                     807                   N                                  323                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     469.38                     622                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1651.14                     725                   N                                  343                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                            90                   OWNER OCCUPIED
     227.94                     662                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     138.61                     671                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       17.91                            97                   OWNER OCCUPIED
     591.26                     656                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       11.61                         91.62                   OWNER OCCUPIED
     398.32                     708                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     176.24                     675                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     607.49                     775                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
      315.8                     696                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     336.04                     663                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     469.92                     724                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     344.17                     690                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.99                            95                   INVESTOR
     258.04                     650                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     401.67                     677                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     462.46                     629                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                        9.96                         89.97                   OWNER OCCUPIED
     373.95                     723                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     128.34                     659                   N                                  315                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     307.79                     676                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     570.64                     668                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     503.78                     708                   N                                  342                        360                              0                       8                  FIXED                         N                              N                                    0                          25                         95.01                   INVESTOR
     298.26                     630                   Y                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     660.04                     658                   N                                  345                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      343.2                     689                   N                                  350                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
        353                     661                   N                                  350                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     499.04                     748                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     514.31                     630                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      173.8                     630                   N                                  341                        360                              0                       7                  FIXED                         N                              N                                    0                           5                           100                   OWNER OCCUPIED
      262.9                     729                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     168.68                     788                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     871.46                     734                   N                                  329                        360                              0                       7                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
      676.3                     622                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          10                         89.86                   OWNER OCCUPIED
     287.87                     750                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     275.29                     667                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     438.17                     690                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     230.59                     756                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
      260.5                     676                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                        6.98                         86.05                   OWNER OCCUPIED
     675.61                     758                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     327.37                     729                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     645.68                     660                   N                                  348                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     825.82                     767                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     512.25                     688                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     485.85                     777                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                          30                           100                   SECOND HOME
     643.88                     694                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       14.98                         94.91                   OWNER OCCUPIED
     174.76                     749                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       21.49                            95                   INVESTOR
     590.12                     666                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     376.62                     772                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     144.47                     807                   N                                  321                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     272.54                     664                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       20.85                         93.83                   INVESTOR
     505.56                     769                   N                                  349                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     317.24                     676                   Y                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     174.78                     731                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       11.54                            90                   INVESTOR
     293.61                     716                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     306.47                     696                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     537.45                     764                   N                                  348                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     161.89                     687                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     938.04                     685                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     608.05                     676                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     329.65                     690                   N                                  349                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     442.39                     726                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       19.67                         99.68                   OWNER OCCUPIED
     254.08                     711                   Y                                  173                        180                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      263.1                     723                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     201.88                     676                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.61                         88.24                   INVESTOR
     605.65                     673                   Y                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     908.79                     772                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     343.82                     622                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                         89.99                   OWNER OCCUPIED
    1152.64                     719                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                       20.57                           100                   INVESTOR
     637.62                     753                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
        536                     755                   N                                  350                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     239.83                     665                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     262.24                     734                   N                                  332                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     563.99                     706                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     113.94                     802                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
    1087.34                     663                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1586.23                     700                   N                                  329                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     450.08                     767                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     713.65                     665                   N                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                       19.98                         99.98                   OWNER OCCUPIED
     764.39                     757                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1204.36                     652                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     982.15                     685                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       12.37                            85                   OWNER OCCUPIED
     140.94                     687                   N                                  351                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     205.36                     791                   Y                                  338                        360                              0                       7                  FIXED                         N                              N                                    0                       17.74                         87.75                   INVESTOR
     429.95                     761                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     614.64                     698                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     549.91                     731                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     260.66                     652                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                        9.78                         89.78                   OWNER OCCUPIED
      485.5                     716                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                          99.8                   INVESTOR
     570.83                     658                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     280.32                     631                   N                                  350                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     558.58                     657                   Y                                  350                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      230.5                     688                   Y                                  173                        180                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     336.39                     637                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     391.47                     687                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     653.34                     754                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     552.66                     740                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       24.99                         94.99                   INVESTOR
    1174.28                     687                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     209.97                     653                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     289.61                     807                   N                                  331                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      496.9                     670                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     419.56                     732                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     716.74                     687                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     386.58                     680                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     333.67                     726                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     125.08                     816                   N                                  292                        360                              0                       7                  FIXED                         N                              N                                    0                          10                         89.99                   OWNER OCCUPIED
     302.41                     691                   N                                  343                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     244.76                     767                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       16.93                         96.94                   OWNER OCCUPIED
     730.22                     675                   N                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     269.77                     781                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     361.66                     712                   N                                  347                        360                              0                       7                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     378.27                     750                   N                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     616.87                     727                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          35                           100                   INVESTOR
     561.87                     709                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1233.73                     692                   N                                  350                        180                              0                       7                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
      423.6                     653                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     588.68                     640                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       30.02                           100                   OWNER OCCUPIED
      241.6                     737                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      211.5                     673                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      238.8                     729                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     323.99                     719                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      596.6                     643                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     298.99                     686                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     304.74                     702                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     490.19                     814                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
      490.3                     694                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     517.15                     759                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     846.72                     793                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      339.2                     722                   N                                  350                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     161.54                     728                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     386.22                     663                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
    1013.89                     660                   N                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                       20.01                            90                   OWNER OCCUPIED
     492.19                     703                   Y                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     543.59                     739                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     337.77                     725                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     474.69                     729                   Y                                  350                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      619.3                     669                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     390.09                     730                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     458.87                     743                   N                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            85                   INVESTOR
     757.71                     647                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1233.38                     698                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     719.89                     735                   N                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     707.33                     664                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     186.52                     644                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    4646.04                     780                   N                                  304                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   SECOND HOME
     972.55                     692                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     449.15                     694                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     323.69                     691                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1052.31                     815                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       29.99                         99.99                   OWNER OCCUPIED
      302.7                     739                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     233.03                     774                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     471.52                     687                   N                                  334                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     353.16                     673                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                        5.53                         85.53                   OWNER OCCUPIED
     373.39                     698                   Y                                  345                        180                              0                       7                  FIXED                         Y                              N                                    0                       16.86                         96.87                   OWNER OCCUPIED
     224.57                     712                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     758.32                     682                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          25                            95                   SECOND HOME
     397.66                     730                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     392.06                     670                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     224.37                     759                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1007.39                     714                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     192.14                     739                   N                                  338                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.98                         94.99                   OWNER OCCUPIED
     196.12                     729                   N                                  341                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     193.69                     749                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
    1158.15                     777                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     419.21                     757                   N                                  345                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     510.76                     685                   Y                                  350                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     525.21                     685                   Y                                  350                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     521.69                     685                   Y                                  350                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     507.59                     685                   Y                                  350                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
    1080.99                     696                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     134.25                     706                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                        8.93                         88.94                   OWNER OCCUPIED
     844.33                     641                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     321.85                     773                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     732.66                     743                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            80                   OWNER OCCUPIED
     277.96                     762                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       14.23                         94.24                   OWNER OCCUPIED
     323.93                     773                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     386.79                     708                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      336.5                     668                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     169.31                     645                   N                                  257                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      796.4                     693                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      226.2                     773                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     217.19                     783                   Y                                  174                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            85                   INVESTOR
     603.97                     761                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     486.63                     630                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     213.76                     683                   Y                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     664.48                     648                   N                                  349                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     317.34                     741                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     197.44                     686                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                        5.39                          85.4                   OWNER OCCUPIED
     419.58                     781                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          16                            86                   INVESTOR
     230.39                     777                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       10.96                         80.96                   INVESTOR
     499.92                     665                   N                                  326                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     231.23                     715                   Y                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     419.28                     696                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            85                   INVESTOR
     927.62                     772                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                         99.74                   OWNER OCCUPIED
      430.1                     661                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     618.25                     664                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       19.83                         99.37                   OWNER OCCUPIED
     216.34                     749                   N                                  337                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     218.51                     791                   N                                  284                        360                              0                       7                  FIXED                         N                              N                                    0                       14.98                         84.96                   INVESTOR
     367.53                     693                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     1361.4                     748                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     500.29                     683                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            90                   OWNER OCCUPIED
     412.43                     667                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            90                   OWNER OCCUPIED
     432.21                     689                   Y                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     431.76                     642                   N                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     258.82                     797                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      149.5                     793                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     306.81                     775                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     706.82                     779                   N                                  306                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     706.82                     782                   N                                  306                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     346.98                     761                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      744.5                     720                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.97                         99.97                   INVESTOR
     938.75                     664                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     187.61                     725                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     345.26                     767                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     635.41                     709                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     163.52                     702                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     434.07                     641                   N                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            80                   INVESTOR
     461.76                     687                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     227.16                     783                   Y                                  127                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            85                   INVESTOR
    1350.75                     632                   N                                  350                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     244.08                     775                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      961.3                     726                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     280.92                     729                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       20.02                           100                   OWNER OCCUPIED
      412.7                     660                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     376.35                     677                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
    3776.61                     689                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     773.02                     705                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     522.96                     787                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       30.01                           100                   OWNER OCCUPIED
     356.22                     731                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     160.92                     726                   Y                                  315                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     245.46                     772                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     670.17                     665                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     415.94                     659                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     242.04                     665                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     409.63                     621                   N                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     569.96                     758                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       20.01                           100                   OWNER OCCUPIED
    1118.33                     771                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     199.76                     770                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     495.15                     683                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     686.54                     642                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                        9.98                         89.99                   OWNER OCCUPIED
     423.18                     784                   N                                  303                        180                              0                       6                  FIXED                         Y                              N                                    0                       19.97                         89.97                   INVESTOR
     305.01                     644                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                           5                            85                   OWNER OCCUPIED
     381.23                     663                   N                                  351                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     783.23                     622                   N                                  164                        180                              0                       6                  FIXED                         N                              N                                    0                       24.98                         94.99                   OWNER OCCUPIED
     197.03                     788                   Y                                  338                        360                              0                       7                  FIXED                         N                              N                                    0                       20.03                           100                   OWNER OCCUPIED
      496.7                     770                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     662.77                     658                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     596.59                     722                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     220.99                     724                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     452.44                     676                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     273.91                     760                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     213.72                     687                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     257.75                     709                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     276.15                     634                   N                                  351                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     165.67                     716                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     264.46                     642                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     285.43                     808                   N                                  344                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     303.76                     801                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
    1115.97                     722                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       21.23                         91.24                   INVESTOR
     156.25                     786                   N                                  340                        360                              0                       7                  FIXED                         N                              N                                    0                       20.27                         99.33                   INVESTOR
     716.99                     705                   N                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     553.29                     741                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     143.67                     641                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                        4.38                         84.19                   OWNER OCCUPIED
     812.46                     722                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     243.79                     705                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     105.76                     721                   N                                  254                        360                              0                       6                  FIXED                         N                              N                                    0                       11.17                            90                   INVESTOR
     276.64                     756                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     139.95                     701                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     290.22                     670                   Y                                  241                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     105.75                     675                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       20.25                           100                   OWNER OCCUPIED
     272.58                     650                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     245.04                     638                   N                                  263                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     230.08                     740                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     764.21                     709                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
    2738.01                     704                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       18.08                            95                   INVESTOR
     595.55                     728                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     353.11                     700                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      643.3                     716                   N                                  279                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
    1086.48                     672                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     191.79                     734                   N                                  302                        360                              0                       7                  FIXED                         N                              N                                    0                          17                            97                   OWNER OCCUPIED
     390.76                     622                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      295.5                     625                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       16.59                         96.59                   OWNER OCCUPIED
        847                     645                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                         99.88                   OWNER OCCUPIED
     722.26                     715                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     133.12                     687                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     361.98                     672                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     126.54                     712                   N                                  335                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     169.56                     685                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     227.97                     735                   N                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     229.11                     718                   N                                  315                        180                              0                       6                  FIXED                         Y                              N                                    0                       19.99                         99.97                   OWNER OCCUPIED
     162.85                     722                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     152.93                     716                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     152.78                     694                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                       14.97                         89.95                   INVESTOR
      85.91                     657                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       10.53                            90                   OWNER OCCUPIED
     184.54                     723                   N                                  324                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     334.87                     746                   N                                  350                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     367.13                     649                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     814.16                     636                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     374.37                     643                   N                                  352                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     417.12                     719                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     241.39                     738                   N                                  235                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     693.76                     676                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     208.81                     627                   N                                  354                        360                             24                       6                  FIXED                         N                              N                                    0                          10                           100                   OWNER OCCUPIED
     423.18                     730                   N                                  355                        180                             36                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     1012.5                     778                   N                                    0                        360                             36                       5                  FIXED                         N                              Y                                  120                          20                            90                   OWNER OCCUPIED
     333.31                     714                   N                                  354                        180                             36                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     601.21                     703                   Y                                  356                        360                             36                       4                  FIXED                         N                              N                                    0                        8.74                         89.08                   OWNER OCCUPIED
     859.85                     726                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     508.13                     714                   N                                  353                        360                             36                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     543.35                     681                   N                                  317                        180                             36                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     446.39                     695                   N                                  353                        360                             36                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     887.82                     688                   Y                                  353                        180                             36                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     467.15                     701                   N                                  353                        180                             36                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     795.09                     708                   N                                  258                        360                             36                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1451.47                     687                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     565.65                     752                   N                                  352                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     770.56                     777                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    2364.12                     762                   N                                  353                        180                             36                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     515.57                     785                   N                                  353                        180                             36                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     681.54                     689                   N                                  354                        180                             36                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     563.77                     741                   N                                  354                        180                             36                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1059.01                     721                   Y                                  354                        180                             36                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
       1707                     670                   Y                                  352                        180                             36                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    2167.46                     702                   N                                  354                        180                             36                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     656.17                     752                   N                                  354                        180                             36                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      748.2                     739                   N                                  354                        180                             36                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     937.48                     713                   N                                  354                        180                             36                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     385.55                     660                   N                                  343                        180                              0                      17                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     449.81                     711                   N                                  344                        180                              0                      16                  FIXED                         Y                              N                                    0                       20.03                         99.99                   OWNER OCCUPIED
     520.12                     786                   N                                  347                        180                              0                      13                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     466.42                     672                   N                                  345                        180                              0                      15                  FIXED                         Y                              N                                    0                          10                         89.92                   OWNER OCCUPIED
     312.56                     755                   N                                  340                        180                              0                      14                  FIXED                         Y                              N                                    0                       14.61                         94.61                   OWNER OCCUPIED
     312.92                     630                   N                                  347                        360                              0                      13                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     281.28                     736                   N                                  346                        180                              0                      14                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     224.75                     728                   N                                  347                        360                              0                      13                  FIXED                         N                              N                                    0                          10                            95                   INVESTOR
     603.47                     720                   N                                  345                        180                              0                      13                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     246.65                     697                   N                                  347                        360                              0                      13                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     235.41                     707                   Y                                  295                        360                              0                      12                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     264.87                     806                   N                                  110                        180                              0                      13                  FIXED                         Y                              N                                    0                       19.75                         99.69                   OWNER OCCUPIED
      332.6                     675                   N                                  333                        180                              0                      13                  FIXED                         Y                              N                                    0                       14.98                         94.98                   SECOND HOME
     462.05                     641                   N                                  347                        180                              0                      12                  FIXED                         Y                              N                                    0                       11.76                         91.76                   OWNER OCCUPIED
     285.57                     686                   N                                  346                        360                              0                      12                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     149.47                     678                   N                                  348                        360                              0                      12                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
      80.46                     691                   N                                  348                        180                              0                      12                  FIXED                         Y                              N                                    0                        7.83                         87.81                   OWNER OCCUPIED
     368.67                     741                   N                                  348                        180                              0                      12                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     475.88                     698                   N                                  168                        180                              0                      12                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     683.31                     632                   N                                  349                        180                              0                      11                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     153.72                     796                   N                                  314                        180                              0                      12                  FIXED                         Y                              N                                    0                       14.97                         94.96                   INVESTOR
     268.28                     738                   Y                                  340                        180                              0                      12                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     275.07                     696                   Y                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     152.34                     742                   N                                  346                        360                              0                      11                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     338.47                     644                   N                                  296                        180                              0                      11                  FIXED                         Y                              N                                    0                          19                            95                   SECOND HOME
        245                     752                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     500.59                     627                   N                                  346                        180                              0                      11                  FIXED                         Y                              N                                    0                       19.99                         99.97                   OWNER OCCUPIED
     361.41                     796                   N                                  349                        180                              0                      11                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     246.87                     702                   N                                  349                        180                              0                      11                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     235.78                     710                   Y                                  349                        180                              0                      23                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     260.77                     752                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     214.03                     802                   N                                  316                        180                              0                      11                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     605.16                     780                   N                                  318                        180                              0                      11                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     293.99                     748                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     356.75                     664                   Y                                  349                        180                              0                      11                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     479.94                     770                   N                                  349                        360                              0                      11                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     331.85                     767                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                       14.81                         94.81                   OWNER OCCUPIED
     105.82                     662                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     386.66                     677                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       38.52                         77.04                   INVESTOR
     143.08                     817                   N                                  351                        180                              0                       9                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     188.16                     748                   N                                  343                        360                              0                      10                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     573.72                     647                   Y                                  349                        180                              0                       9                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     168.68                     713                   Y                                  230                        240                              0                      10                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
      746.1                     642                   N                                  350                        180                              0                      10                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     217.44                     669                   Y                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                       16.34                            95                   INVESTOR
     140.03                     648                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                       10.01                         89.99                   SECOND HOME
     660.68                     660                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                        14.9                            95                   OWNER OCCUPIED
     494.39                     675                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     405.48                     637                   N                                  345                        360                              0                       8                  FIXED                         N                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     660.39                     674                   N                                  351                        180                              0                       9                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     178.57                     673                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                        14.4                          89.4                   SECOND HOME
     671.49                     666                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      266.9                     660                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     177.01                     680                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          15                            90                   INVESTOR
     166.93                     675                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     437.24                     665                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       18.91                         94.55                   OWNER OCCUPIED
     431.09                     646                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                       14.65                         94.26                   OWNER OCCUPIED
     480.07                     663                   Y                                  351                        360                              0                       8                  FIXED                         N                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     222.78                     656                   Y                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     458.99                     663                   N                                  351                        180                              0                       9                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     314.38                     679                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                         94.99                   INVESTOR
      668.6                     693                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                       17.57                         97.57                   OWNER OCCUPIED
     289.99                     671                   Y                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
      195.5                     660                   N                                  336                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     457.37                     709                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       14.58                         94.58                   OWNER OCCUPIED
     560.17                     669                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       32.44                         99.64                   OWNER OCCUPIED
     856.94                     672                   Y                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                       28.14                            90                   OWNER OCCUPIED
     186.59                     783                   N                                  351                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     267.44                     688                   N                                  331                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.99                         94.98                   INVESTOR
     388.58                     662                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       19.98                         99.96                   OWNER OCCUPIED
    1166.68                     661                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                       28.85                         74.65                   OWNER OCCUPIED
     178.39                     747                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                         94.99                   SECOND HOME
     493.61                     674                   Y                                  241                        360                              0                       7                  FIXED                         N                              N                                    0                       14.29                         94.29                   OWNER OCCUPIED
     330.65                     772                   Y                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                        9.99                         89.97                   INVESTOR
     590.62                     671                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      440.1                     650                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     231.23                     661                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       16.16                         96.16                   OWNER OCCUPIED
     326.54                     743                   Y                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                       19.98                         94.97                   INVESTOR
        245                     781                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       23.86                         89.77                   INVESTOR
     145.01                     658                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       14.94                         89.99                   SECOND HOME
     181.08                     775                   N                                  341                        360                              0                       8                  FIXED                         N                              N                                    0                       13.47                         93.47                   INVESTOR
     286.87                     660                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     552.49                     657                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     160.21                     733                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     199.97                     675                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       21.05                           100                   OWNER OCCUPIED
     482.83                     673                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                       22.41                            95                   SECOND HOME
     278.92                     670                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       19.61                         94.59                   INVESTOR
     539.02                     657                   N                                  350                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      229.5                     663                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     396.14                     641                   Y                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     297.27                     659                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     163.12                     640                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                        4.91                         84.21                   OWNER OCCUPIED
     198.34                     766                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     197.65                     662                   N                                  350                        180                              0                       8                  FIXED                         Y                              N                                    0                       14.99                         94.97                   INVESTOR
        245                     725                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     393.75                     670                   Y                                  327                        360                              0                       8                  FIXED                         N                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     226.34                     671                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                        9.99                         89.95                   OWNER OCCUPIED
     339.37                     700                   Y                                  345                        360                              0                       7                  FIXED                         N                              N                                    0                       14.36                            90                   INVESTOR
     429.93                     643                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       10.75                         87.98                   OWNER OCCUPIED
     456.72                     644                   N                                  339                        360                              0                       7                  FIXED                         N                              N                                    0                          20                         99.98                   OWNER OCCUPIED
     314.82                     743                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.99                         94.98                   INVESTOR
     373.95                     704                   N                                  308                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.82                          93.9                   SECOND HOME
      348.5                     665                   N                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     507.02                     673                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          25                         99.98                   OWNER OCCUPIED
    2105.94                     731                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     758.34                     780                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     232.16                     731                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                            95                   INVESTOR
     243.06                     705                   N                                  351                        180                              0                       8                  FIXED                         Y                              N                                    0                       19.99                         94.97                   INVESTOR
     409.08                     674                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.25                         94.25                   OWNER OCCUPIED
     156.61                     660                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                         62.22                   OWNER OCCUPIED
     251.74                     762                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                        9.98                         89.96                   INVESTOR
     328.52                     769                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.99                            90                   INVESTOR
    1034.34                     646                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                        32.5                         89.87                   INVESTOR
     341.85                     675                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     739.71                     701                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     134.98                     672                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     127.69                     667                   N                                  351                        180                              0                       8                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     142.48                     672                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     208.11                     684                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     230.53                     624                   Y                                  350                        180                              0                       8                  FIXED                         Y                              N                                    0                        7.63                         87.63                   OWNER OCCUPIED
     496.62                     673                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     548.99                     666                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       23.79                            90                   OWNER OCCUPIED
     577.07                     775                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     364.42                     777                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     233.57                     654                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     375.18                     664                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.98                         94.98                   INVESTOR
     568.01                     748                   Y                                  348                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
      396.1                     674                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       30.06                           100                   OWNER OCCUPIED
     268.84                     675                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      246.5                     663                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     250.82                     744                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     163.83                     697                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                         92.27                   INVESTOR
     688.49                     670                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     192.24                     683                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     122.89                     675                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                        10.9                         98.07                   OWNER OCCUPIED
     730.53                     627                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     301.45                     734                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          15                         94.98                   INVESTOR
     302.68                     769                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     480.75                     670                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     149.82                     696                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     431.09                     637                   Y                                  347                        360                              0                       7                  FIXED                         N                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     826.08                     671                   Y                                  344                        180                              0                       8                  FIXED                         Y                              N                                    0                       19.99                         99.99                   OWNER OCCUPIED
     264.29                     660                   Y                                  343                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     288.32                     667                   Y                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                       17.24                         97.24                   OWNER OCCUPIED
     399.44                     668                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     293.47                     738                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     246.54                     670                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      256.7                     674                   N                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     822.33                     762                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     153.78                     630                   Y                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          15                            90                   SECOND HOME
     199.44                     706                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     324.62                     752                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.98                         94.98                   INVESTOR
     495.95                     735                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                         99.61                   SECOND HOME
     308.75                     649                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     614.45                     670                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       20.05                         88.36                   OWNER OCCUPIED
     477.39                     642                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       11.32                         89.91                   OWNER OCCUPIED
     134.35                     751                   N                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     497.24                     666                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       19.99                           100                   OWNER OCCUPIED
     260.32                     690                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       14.99                         93.65                   INVESTOR
     253.02                     766                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     487.56                     698                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     278.48                     657                   N                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                       12.73                         83.27                   OWNER OCCUPIED
     209.78                     701                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     577.68                     668                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                         99.98                   OWNER OCCUPIED
     200.67                     720                   Y                                  300                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     292.65                     630                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                            95                   INVESTOR
     297.79                     672                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      586.5                     701                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     438.14                     661                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       14.96                         94.74                   OWNER OCCUPIED
     377.65                     670                   N                                  233                        240                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     170.34                     736                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            90                   INVESTOR
         85                     803                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          10                            85                   INVESTOR
     148.89                     761                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     524.89                     661                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     689.17                     716                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     558.45                     693                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
      312.8                     685                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     530.55                     714                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.12                         99.11                   OWNER OCCUPIED
     307.59                     644                   N                                  325                        360                              0                       7                  FIXED                         N                              N                                    0                       14.99                         94.99                   SECOND HOME
     518.48                     709                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                       14.99                         94.98                   OWNER OCCUPIED
     449.37                     665                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     267.82                     673                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     377.73                     663                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       24.99                         94.97                   SECOND HOME
     787.28                     702                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            85                   INVESTOR
     366.13                     716                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     360.03                     716                   Y                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     232.44                     648                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     231.73                     703                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            85                   INVESTOR
     131.88                     696                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     393.23                     805                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     371.49                     662                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     239.48                     786                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                         98.39                   OWNER OCCUPIED
     552.49                     667                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     164.18                     780                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     313.66                     737                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     563.91                     656                   N                                  348                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     382.07                     662                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     658.74                     663                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.99                         99.99                   OWNER OCCUPIED
     429.44                     667                   Y                                  350                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.99                         94.98                   INVESTOR
     244.51                     648                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     204.44                     722                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                         94.97                   INVESTOR
     230.36                     696                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
      424.1                     648                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.98                         99.89                   OWNER OCCUPIED
     273.07                     665                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       19.98                         99.97                   OWNER OCCUPIED
     247.66                     674                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.98                         94.97                   INVESTOR
      399.5                     671                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     220.89                     692                   N                                  350                        360                              0                       7                  FIXED                         N                              N                                    0                       14.99                         94.97                   SECOND HOME
     825.89                     676                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     267.75                     747                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            85                   INVESTOR
      289.1                     702                   Y                                  323                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.99                         94.99                   INVESTOR
     461.17                     730                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.99                         94.98                   SECOND HOME
     398.47                     793                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     106.25                     755                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     220.39                     767                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                        9.98                         89.26                   INVESTOR
     381.64                     746                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     321.29                     669                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     748.84                     641                   N                                  349                        180                              0                       7                  FIXED                         Y                              N                                    0                        26.7                         99.98                   OWNER OCCUPIED
     374.68                     728                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       14.98                         94.85                   INVESTOR
     369.79                     659                   Y                                  342                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      924.1                     664                   Y                                  342                        360                              0                       7                  FIXED                         N                              N                                    0                       29.41                          99.5                   OWNER OCCUPIED
     685.67                     696                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
      135.6                     714                   N                                  173                        180                              0                       7                  FIXED                         N                              N                                    0                          10                            85                   INVESTOR
     265.49                     718                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     716.88                     640                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      424.1                     653                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     189.22                     733                   Y                                  349                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.98                         94.96                   INVESTOR
      267.3                     670                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       10.75                         89.55                   OWNER OCCUPIED
     233.75                     665                   Y                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                       19.99                         99.96                   OWNER OCCUPIED
     127.25                     714                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     230.43                     680                   N                                  138                        180                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     612.41                     660                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
      367.2                     667                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     498.31                     694                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                            95                   INVESTOR
     189.15                     669                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       19.96                         99.94                   OWNER OCCUPIED
      262.4                     730                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     454.06                     747                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     280.21                     631                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       20.01                         89.98                   INVESTOR
     243.95                     657                   Y                                  327                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     607.59                     670                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     289.99                     667                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
      348.5                     673                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     175.84                     653                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     464.09                     662                   Y                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     157.34                     720                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       11.64                            90                   INVESTOR
     140.04                     693                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                        9.99                         89.89                   INVESTOR
     320.27                     658                   N                                  329                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     382.36                     668                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     869.48                     661                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     893.33                     662                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     253.16                     683                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     228.84                     642                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       22.92                           100                   OWNER OCCUPIED
     306.41                     664                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     816.72                     640                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1484.45                     747                   Y                                  351                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1418.05                     702                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     673.25                     686                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     714.51                     691                   N                                  235                        240                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     272.91                     677                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     646.87                     710                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     476.45                     668                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     171.84                     768                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       15.05                            95                   SECOND HOME
     376.85                     768                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     474.43                     670                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     238.37                     776                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    1332.43                     673                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     856.42                     734                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     164.58                     775                   Y                                  340                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     354.27                     789                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      621.8                     661                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     305.52                     668                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     902.42                     648                   Y                                  355                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     368.39                     718                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     1029.6                     673                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     752.73                     697                   N                                  349                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     604.37                     664                   N                                  340                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     417.91                     688                   Y                                  348                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     238.79                     767                   N                                  348                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     307.87                     754                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     788.39                     684                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     496.63                     664                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     337.47                     641                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
    1617.67                     753                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     612.15                     701                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   OWNER OCCUPIED
     595.43                     648                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     1009.4                     667                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     915.59                     657                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     369.44                     652                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     947.84                     656                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    2474.08                     733                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                            90                   OWNER OCCUPIED
    3243.21                     697                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       12.36                         77.36                   OWNER OCCUPIED
     196.04                     682                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     255.95                     795                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     849.68                     693                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     589.65                     714                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1631.64                     685                   Y                                  235                        240                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     484.52                     672                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     275.56                     721                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
    1301.11                     664                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     1333.8                     702                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     206.11                     760                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     892.62                     710                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    1786.66                     665                   Y                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     171.26                     776                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     347.24                     695                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      322.6                     758                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     241.95                     724                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     340.34                     751                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     194.26                     700                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          16                            90                   OWNER OCCUPIED
      507.2                     736                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     241.95                     735                   N                                  349                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     275.96                     656                   Y                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     325.72                     650                   N                                  235                        240                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     490.99                     659                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
    1046.54                     764                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     240.16                     769                   Y                                  331                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    1796.84                     706                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     387.01                     648                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     171.84                     695                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                         8.7                          83.7                   INVESTOR
     425.27                     707                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     295.72                     728                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      553.3                     727                   Y                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     460.51                     752                   Y                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     369.44                     809                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
    1227.04                     644                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     251.83                     665                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.88                            90                   OWNER OCCUPIED
     247.33                     701                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    2933.21                     705                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                            85                   OWNER OCCUPIED
      524.9                     671                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     401.93                     762                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     173.67                     702                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                        7.43                         85.06                   OWNER OCCUPIED
     590.63                     655                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     164.54                     659                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        8.89                         88.89                   OWNER OCCUPIED
     710.24                     733                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     205.57                     671                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        5.32                            80                   INVESTOR
     339.67                     648                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      347.1                     786                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     255.39                     690                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     501.35                     661                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     791.38                     676                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     560.17                     754                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     415.84                     745                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     667.76                     769                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     322.04                     659                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     176.99                     775                   N                                  340                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     292.91                     759                   N                                  345                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     931.38                     695                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     578.21                     681                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     190.87                     750                   Y                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     782.34                     692                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     279.06                     745                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     526.53                     659                   N                                  347                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     577.24                     653                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     202.12                     667                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          18                            90                   INVESTOR
     342.84                     661                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      471.4                     673                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1098.85                     651                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     381.56                     683                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     384.22                     649                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     407.15                     681                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     537.47                     767                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     201.81                     782                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     773.98                     672                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     198.05                     642                   N                                  331                        180                              0                       6                  FIXED                         Y                              N                                    0                         8.7                          88.7                   OWNER OCCUPIED
     795.29                     640                   N                                  468                        180                             24                      12                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      677.8                     688                   N                                  468                        180                             12                      12                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     154.53                     633                   N                                  340                        180                             24                      12                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     458.05                     651                   N                                  426                        180                             24                      12                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     471.41                     641                   Y                                  344                        180                              0                      12                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     586.04                     794                   Y                                    0                        240                              0                      12                  FIXED                         N                              Y                                   60                       20.01                           100                   OWNER OCCUPIED
     406.64                     767                   Y                                  346                        180                              0                      14                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      350.5                     700                   Y                                  300                        180                              0                      13                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     478.13                     706                   Y                                    0                        240                              0                      12                  FIXED                         N                              Y                                   60                          20                           100                   OWNER OCCUPIED
    2189.16                     655                   Y                                  344                        180                             36                      12                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     392.04                     670                   Y                                  342                        360                              0                      11                  FIXED                         N                              N                                    0                       17.16                         92.16                   OWNER OCCUPIED
     606.68                     700                   Y                                  321                        360                              0                      12                  FIXED                         N                              N                                    0                       15.01                            95                   INVESTOR
     772.73                     645                   N                                  172                        180                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     183.18                     778                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                         94.98                   SECOND HOME
      331.5                     665                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     307.52                     645                   N                                  320                        360                              0                       7                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     291.28                     649                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                        8.47                         88.47                   OWNER OCCUPIED
      500.2                     754                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     376.24                     726                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     968.42                     672                   Y                                  343                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.87                            95                   INVESTOR
     736.02                     638                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     289.95                     721                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     292.13                     645                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     316.21                     692                   Y                                  354                        360                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     280.21                     675                   N                                  354                        360                              0                       4                  FIXED                         N                              N                                    0                       13.48                         93.48                   OWNER OCCUPIED
     446.88                     680                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     602.44                     795                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     773.52                     692                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     526.74                     723                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     356.75                     682                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     318.65                     630                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     428.38                     646                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     418.14                     732                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          25                            90                   INVESTOR
     254.61                     694                   N                                  343                        360                              0                       4                  FIXED                         N                              N                                    0                       19.88                         99.38                   OWNER OCCUPIED
     256.09                     761                   N                                    0                        180                              0                       4                  FIXED                         Y                              Y                                   60                          15                            95                   INVESTOR
     684.46                     667                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     589.18                     686                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     806.85                     657                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     429.58                     744                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     375.78                     670                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     541.88                     705                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   OWNER OCCUPIED
     286.73                     688                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     455.53                     750                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     290.88                     688                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       15.01                            95                   INVESTOR
     527.05                     780                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     279.96                     661                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       12.96                         93.02                   OWNER OCCUPIED
     442.86                     796                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     112.69                     759                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       15.08                         94.98                   OWNER OCCUPIED
      180.3                     720                   N                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     211.46                     655                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1421.88                     729                   Y                                    0                        180                              0                       4                  FIXED                         Y                              Y                                   60                       15.46                         77.32                   INVESTOR
      381.6                     681                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          17                         97.76                   OWNER OCCUPIED
     995.95                     707                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     256.33                     748                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     410.85                     701                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1821.92                     644                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        30.3                           100                   OWNER OCCUPIED
      512.5                     755                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
      585.3                     662                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     115.13                     649                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       12.82                         92.82                   OWNER OCCUPIED
     455.22                     700                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     382.36                     620                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     411.92                     652                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     364.06                     708                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     495.73                     682                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     184.72                     685                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
        359                     752                   Y                                  349                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     438.74                     795                   N                                  328                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     356.45                     653                   N                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     177.14                     695                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     493.36                     623                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     199.72                     677                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     550.82                     731                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     623.78                     699                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      161.8                     748                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     508.81                     705                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       19.99                         99.98                   SECOND HOME
     348.64                     685                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                         99.99                   SECOND HOME
     438.04                     715                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     237.05                     646                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     274.95                     713                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.96                         94.96                   OWNER OCCUPIED
     414.66                     741                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
      744.7                     644                   N                                  349                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.99                         94.99                   OWNER OCCUPIED
     516.77                     659                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     383.03                     669                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     276.44                     732                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       19.95                         99.94                   OWNER OCCUPIED
      287.4                     770                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     555.06                     740                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     252.26                     789                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       14.98                         94.98                   OWNER OCCUPIED
        452                     739                   N                                  350                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     366.95                     640                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       13.67                         72.14                   OWNER OCCUPIED
     452.44                     672                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       25.48                           100                   OWNER OCCUPIED
     199.11                     663                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     397.37                     658                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                        8.69                         84.15                   OWNER OCCUPIED
     774.81                     735                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     316.22                     721                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1063.83                     755                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.31                         94.99                   OWNER OCCUPIED
     906.11                     719                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.99                         94.99                   OWNER OCCUPIED
     554.96                     647                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     827.13                     650                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.99                         99.99                   OWNER OCCUPIED
     815.27                     635                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.97                         99.96                   OWNER OCCUPIED
      515.1                     662                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                         99.96                   OWNER OCCUPIED
     890.74                     641                   N                                  344                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                         99.98                   OWNER OCCUPIED
     187.58                     693                   N                                  351                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.95                         89.95                   OWNER OCCUPIED
    1036.14                     652                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      310.8                     640                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     282.55                     739                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     227.17                     752                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     495.35                     658                   N                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      290.3                     626                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.92                         99.89                   OWNER OCCUPIED
     418.65                     643                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.97                         99.95                   OWNER OCCUPIED
     394.48                     668                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       19.97                         99.95                   OWNER OCCUPIED
     486.81                     657                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                         99.98                   OWNER OCCUPIED
     631.54                     642                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       19.98                         99.98                   OWNER OCCUPIED
    1247.37                     697                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     643.17                     656                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     954.11                     662                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1315.97                     643                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     598.88                     789                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      953.2                     666                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     775.66                     733                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.99                         99.99                   OWNER OCCUPIED
     970.09                     665                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
    1036.14                     644                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.98                         99.97                   OWNER OCCUPIED
     430.45                     699                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                         89.99                   OWNER OCCUPIED
    1946.22                     713                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      823.2                     740                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       19.98                         99.98                   OWNER OCCUPIED
     202.73                     661                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     607.35                     756                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     266.76                     665                   Y                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                       10.27                         88.75                   OWNER OCCUPIED
     503.33                     670                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     380.55                     648                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     619.58                     627                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     285.55                     690                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     440.93                     785                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.99                         94.97                   OWNER OCCUPIED
     572.06                     632                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     419.14                     695                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     139.84                     623                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     535.07                     637                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     657.85                     661                   Y                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     940.38                     669                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     776.59                     657                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     315.31                     698                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     343.49                     681                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      345.8                     716                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     255.68                     678                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.02                         99.99                   OWNER OCCUPIED
      474.1                     695                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      313.3                     673                   N                                  352                        360                              0                       4                  FIXED                         N                              N                                    0                          10                         89.98                   OWNER OCCUPIED
     693.59                     670                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     428.64                     674                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     542.82                     664                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     330.33                     666                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.03                           100                   OWNER OCCUPIED
     417.62                     662                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     389.45                     654                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     355.08                     673                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
    1523.16                     672                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                        26.4                            90                   OWNER OCCUPIED
     357.14                     702                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     275.14                     718                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     314.88                     685                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     615.48                     723                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     255.91                     634                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1224.56                     710                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                         99.98                   SECOND HOME
     327.44                     720                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                        9.97                         89.97                   OWNER OCCUPIED
     251.75                     690                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     790.16                     694                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     297.91                     632                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     235.87                     659                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     437.07                     794                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     530.98                     641                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     191.03                     740                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
    1693.52                     648                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     786.46                     670                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      990.3                     634                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      183.9                     673                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     354.04                     693                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      192.6                     757                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     745.86                     754                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     407.11                     755                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      321.4                     660                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     838.68                     715                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     164.47                     640                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        6.52                         86.52                   OWNER OCCUPIED
    3069.77                     760                   N                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     358.99                     807                   N                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     329.96                     681                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       16.19                            95                   INVESTOR
     235.88                     660                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     524.67                     696                   N                                  354                        360                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     199.15                     671                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
    2357.35                     661                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       15.93                            90                   OWNER OCCUPIED
    2561.42                     685                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
      540.5                     637                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     195.66                     673                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     631.32                     666                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.77                         89.47                   OWNER OCCUPIED
     1659.3                     671                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       19.48                         99.48                   OWNER OCCUPIED
     361.57                     715                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     700.66                     668                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     1724.7                     699                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     546.58                     632                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     248.13                     662                   N                                  341                        360                              0                       5                  FIXED                         N                              N                                    0                       17.39                         89.99                   OWNER OCCUPIED
    1455.22                     691                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     485.85                     632                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     528.54                     635                   N                                  351                        360                              0                       5                  FIXED                         N                              N                                    0                       14.98                         94.98                   OWNER OCCUPIED
     797.94                     675                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
    4333.12                     711                   Y                                  347                        360                              0                       5                  FIXED                         N                              N                                    0                          20                            95                   SECOND HOME
     282.87                     670                   N                                  333                        180                              0                       5                  FIXED                         Y                              N                                    0                       15.63                            90                   OWNER OCCUPIED
      171.6                     662                   N                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     192.47                     631                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     356.66                     675                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     170.12                     720                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          25                           100                   INVESTOR
     562.63                     694                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     429.01                     681                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     683.72                     653                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     373.66                     718                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1096.44                     672                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                        13.7                         99.26                   OWNER OCCUPIED
     281.67                     662                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                        9.83                         89.83                   OWNER OCCUPIED
     328.29                     717                   Y                                  306                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                         94.98                   INVESTOR
     645.02                     680                   N                                  311                        360                              0                       5                  FIXED                         N                              N                                    0                          20                            90                   OWNER OCCUPIED
     645.49                     739                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1677.35                     720                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     231.03                     669                   N                                  329                        360                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     460.88                     705                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      493.4                     673                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     386.39                     702                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     515.01                     680                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     397.16                     692                   N                                  352                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      355.4                     672                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     220.46                     659                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     414.16                     737                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     170.12                     782                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     251.39                     632                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     246.06                     733                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     393.36                     668                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        7.58                         71.67                   OWNER OCCUPIED
     145.84                     757                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     289.67                     660                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     272.36                     761                   Y                                  173                        180                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1338.54                     705                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      234.8                     691                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     230.91                     717                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     237.08                     761                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     357.52                     670                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.99                         94.99                   SECOND HOME
     465.33                     647                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     415.92                     648                   N                                  355                        180                             24                       5                  FIXED                         Y                              N                                    0                        7.43                            90                   OWNER OCCUPIED
     943.49                     680                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1130.54                     627                   N                                  356                        180                             60                       4                  FIXED                         Y                              N                                    0                       23.33                            95                   OWNER OCCUPIED
     310.39                     645                   N                                  356                        180                             60                       4                  FIXED                         Y                              N                                    0                       14.64                         92.74                   OWNER OCCUPIED
     990.26                     655                   Y                                  356                        180                             60                       4                  FIXED                         Y                              N                                    0                       21.98                         95.86                   OWNER OCCUPIED
      99.47                     678                   N                                  356                        180                             60                       4                  FIXED                         Y                              N                                    0                        9.96                         89.95                   INVESTOR
     832.83                     640                   N                                  354                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     437.65                     627                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.64                         94.64                   OWNER OCCUPIED
     396.53                     761                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     529.81                     765                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     587.34                     686                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    1237.86                     684                   N                                  354                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     467.33                     734                   N                                  281                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      847.9                     655                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.92                         84.92                   INVESTOR
     666.01                     677                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     483.82                     786                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     638.28                     689                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.99                         94.99                   OWNER OCCUPIED
     487.37                     679                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       24.99                         99.99                   INVESTOR
      560.3                     726                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     359.54                     757                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     372.26                     692                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
      546.1                     747                   N                                  355                        180                             36                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     800.44                     656                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       18.84                         98.84                   OWNER OCCUPIED
     326.23                     716                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     432.24                     715                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                       24.85                         99.39                   INVESTOR
     942.91                     754                   Y                                  352                        180                             12                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     598.42                     648                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     544.45                     675                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       11.71                         81.44                   OWNER OCCUPIED
     739.36                     645                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     374.91                     747                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.99                         94.96                   SECOND HOME
     733.32                     684                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     200.06                     721                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     381.01                     744                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     323.65                     781                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     517.55                     666                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     313.72                     720                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     933.48                     731                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       27.03                         84.11                   OWNER OCCUPIED
     466.21                     810                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     464.33                     749                   N                                  356                        180                             24                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     720.03                     661                   Y                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.29                         99.42                   OWNER OCCUPIED
     761.19                     723                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     765.25                     684                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     635.39                     745                   N                                  312                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     770.02                     692                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     162.15                     708                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     1516.6                     770                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            80                   OWNER OCCUPIED
     420.56                     742                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     341.08                     708                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          25                           100                   SECOND HOME
     133.43                     676                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     320.89                     637                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                         99.98                   OWNER OCCUPIED
     835.19                     722                   N                                  355                        180                             36                       5                  FIXED                         Y                              N                                    0                       20.01                           100                   INVESTOR
     282.55                     682                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     423.08                     694                   N                                  321                        180                              0                       4                  FIXED                         Y                              N                                    0                          25                           100                   INVESTOR
     262.01                     664                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.98                   INVESTOR
      98.12                     748                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     394.39                     637                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.99                         99.97                   OWNER OCCUPIED
     242.03                     669                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.97                         94.96                   INVESTOR
     533.19                     627                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     780.63                     647                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     786.26                     670                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       15.57                            95                   OWNER OCCUPIED
     306.14                     653                   Y                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                       18.94                            95                   SECOND HOME
     526.92                     636                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.81                            95                   OWNER OCCUPIED
     369.68                     714                   N                                  350                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     610.02                     749                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     363.92                     686                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        8.35                         88.35                   OWNER OCCUPIED
     1106.2                     784                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     446.14                     714                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     461.47                     763                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     445.55                     694                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     284.65                     781                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     621.62                     777                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     385.45                     780                   N                                  346                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      469.2                     722                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     559.36                     652                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     702.09                     664                   Y                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     509.88                     694                   N                                    0                        180                              0                       4                  FIXED                         Y                              Y                                   60                          20                           100                   INVESTOR
     569.34                     775                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     440.89                     743                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     573.16                     686                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     785.58                     711                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     282.96                     727                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       11.38                         91.38                   OWNER OCCUPIED
     749.27                     635                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      614.4                     779                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     420.53                     711                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     270.19                     724                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     740.01                     748                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      805.4                     764                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     462.38                     732                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     597.55                     732                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     364.22                     673                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     470.93                     800                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                         94.99                   OWNER OCCUPIED
     434.12                     701                   N                                  339                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     489.72                     750                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     232.79                     732                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      736.3                     715                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     566.24                     730                   N                                  342                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     761.77                     684                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     936.54                     640                   N                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     528.22                     731                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
      269.3                     738                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     639.03                     778                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     762.34                     665                   N                                  337                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     267.07                     785                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     735.28                     715                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     831.44                     737                   N                                  346                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     308.09                     757                   N                                  351                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     351.53                     683                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     507.64                     761                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     615.28                     756                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     374.27                     779                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     618.56                     706                   N                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     131.23                     773                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        7.79                         87.79                   OWNER OCCUPIED
     415.09                     654                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     488.15                     739                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     406.82                     691                   Y                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                       13.07                         93.07                   SECOND HOME
     288.38                     783                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     522.98                     676                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     327.42                     716                   Y                                  345                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     484.48                     745                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     387.25                     713                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     455.97                     739                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     436.12                     781                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     268.08                     724                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     492.76                     751                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     545.25                     720                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     234.61                     703                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
    1205.01                     741                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     375.42                     662                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     498.08                     683                   Y                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     537.04                     744                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     381.12                     779                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          11                            69                   OWNER OCCUPIED
     362.17                     702                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     805.14                     680                   N                                    0                        180                              0                       4                  FIXED                         Y                              Y                                   60                          20                           100                   OWNER OCCUPIED
     575.13                     726                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      417.6                     772                   Y                                  348                        180                              0                       4                  FIXED                         Y                              N                                    0                        6.74                         86.67                   OWNER OCCUPIED
     210.96                     667                   N                                  340                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.98                         99.81                   OWNER OCCUPIED
     351.56                     680                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.71                         99.71                   OWNER OCCUPIED
      315.3                     657                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     261.92                     660                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     290.26                     658                   N                                  348                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     702.26                     698                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     149.42                     667                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            85                   OWNER OCCUPIED
     127.67                     686                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        7.43                         87.43                   OWNER OCCUPIED
     657.92                     639                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     957.12                     672                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     274.13                     656                   N                                  338                        180                              0                       4                  FIXED                         Y                              N                                    0                        20.3                           100                   OWNER OCCUPIED
     327.94                     632                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     208.14                     628                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1521.38                     624                   N                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     627.58                     675                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.23                         99.23                   OWNER OCCUPIED
     323.57                     639                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     395.12                     728                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                         89.99                   INVESTOR
     184.33                     656                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       15.93                         95.93                   OWNER OCCUPIED
     439.31                     630                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        11.2                          91.2                   OWNER OCCUPIED
     177.82                     655                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.73                           100                   OWNER OCCUPIED
     278.28                     690                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
      545.3                     632                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       22.73                           100                   OWNER OCCUPIED
     336.19                     635                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     437.87                     682                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     431.88                     651                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     224.13                     638                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     276.47                     625                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     398.57                     671                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     115.14                     685                   N                                  347                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.01                         99.98                   SECOND HOME
     439.69                     621                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        20.2                           100                   OWNER OCCUPIED
     288.66                     696                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.09                         99.09                   OWNER OCCUPIED
     193.32                     660                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            90                   INVESTOR
     193.32                     660                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            90                   INVESTOR
     923.45                     662                   Y                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.98                         99.88                   OWNER OCCUPIED
     310.95                     648                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     202.12                     684                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     201.77                     693                   Y                                  338                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     259.34                     629                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        12.6                          92.6                   OWNER OCCUPIED
     581.62                     625                   Y                                  334                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      753.1                     661                   Y                                  344                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     446.12                     655                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     258.01                     629                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     807.62                     669                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       17.68                         89.39                   OWNER OCCUPIED
     286.08                     633                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                       17.65                         97.65                   OWNER OCCUPIED
    1067.89                     622                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       25.15                         94.85                   OWNER OCCUPIED
     124.17                     777                   N                                  283                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     459.97                     699                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     291.56                     657                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.42                         99.42                   OWNER OCCUPIED
     313.65                     662                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       13.47                         88.98                   OWNER OCCUPIED
     457.96                     657                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     161.51                     657                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     267.49                     643                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     416.77                     648                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.99                         99.99                   OWNER OCCUPIED
    1193.01                     691                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     500.97                     645                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.21                           100                   OWNER OCCUPIED
     856.51                     684                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     430.01                     624                   N                                  337                        180                              0                       4                  FIXED                         Y                              N                                    0                       23.26                           100                   OWNER OCCUPIED
     349.08                     634                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       17.62                         97.62                   OWNER OCCUPIED
     176.18                     647                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     311.76                     656                   N                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                       18.24                         98.24                   OWNER OCCUPIED
     219.81                     640                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        8.96                         88.11                   OWNER OCCUPIED
      96.23                     684                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     496.27                     628                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        18.6                          98.6                   OWNER OCCUPIED
     741.61                     641                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.43                         99.43                   OWNER OCCUPIED
     341.86                     630                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     436.79                     683                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     301.01                     666                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     276.51                     689                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     272.58                     639                   N                                  349                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     322.51                     659                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     118.97                     634                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     445.62                     638                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      376.3                     651                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       17.37                         97.37                   OWNER OCCUPIED
     336.49                     678                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     377.44                     684                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       23.42                           100                   OWNER OCCUPIED
        269                     638                   N                                  347                        180                              0                       4                  FIXED                         Y                              N                                    0                       22.78                           100                   OWNER OCCUPIED
     451.51                     654                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     404.17                     647                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     430.01                     635                   N                                  312                        180                              0                       4                  FIXED                         Y                              N                                    0                       28.57                           100                   OWNER OCCUPIED
     362.84                     677                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                       11.29                         89.53                   OWNER OCCUPIED
     153.73                     668                   N                                  332                        180                              0                       4                  FIXED                         Y                              N                                    0                       11.26                            90                   OWNER OCCUPIED
     461.84                     625                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.44                         99.44                   OWNER OCCUPIED
     834.49                     681                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1225.53                     649                   Y                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     203.71                     694                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     298.46                     628                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     146.31                     755                   Y                                  326                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     361.21                     623                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     396.81                     699                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.99                         99.99                   OWNER OCCUPIED
     221.46                     675                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     304.68                     633                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     147.23                     676                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                        13.5                          89.9                   OWNER OCCUPIED
     311.76                     620                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     319.74                     653                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     288.16                     673                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       19.29                         99.29                   OWNER OCCUPIED
     462.26                     622                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       23.24                           100                   OWNER OCCUPIED
     265.45                     633                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     272.65                     678                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                       11.31                         87.33                   OWNER OCCUPIED
     375.17                     671                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                         99.07                   OWNER OCCUPIED
     251.88                     663                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     667.39                     753                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     375.99                     649                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     194.85                     686                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        8.75                         88.75                   OWNER OCCUPIED
     199.96                     695                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     384.22                     647                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     453.05                     661                   Y                                  339                        180                              0                       9                  FIXED                         Y                              N                                    0                       23.63                            95                   OWNER OCCUPIED
     348.72                     652                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     151.13                     741                   Y                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     436.24                     666                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.29                         99.98                   OWNER OCCUPIED
     233.02                     630                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        19.7                          99.7                   OWNER OCCUPIED
     429.03                     727                   N                                  345                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     203.55                     639                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.99                         99.97                   OWNER OCCUPIED
     419.26                     672                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     677.27                     637                   Y                                  335                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.69                         99.69                   OWNER OCCUPIED
     312.78                     624                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       19.34                         99.34                   OWNER OCCUPIED
     747.09                     627                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       20.06                           100                   OWNER OCCUPIED
     475.04                     657                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     504.03                     669                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     170.87                     638                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                       10.91                         90.91                   OWNER OCCUPIED
     527.82                     648                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     180.57                     651                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     285.83                     703                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     411.44                     650                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     320.14                     683                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     599.83                     666                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     148.43                     680                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                         88.23                   OWNER OCCUPIED
     240.43                     678                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     309.61                     648                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     578.02                     681                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     132.15                     646                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        7.26                         87.26                   OWNER OCCUPIED
     693.04                     647                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       18.02                         98.02                   OWNER OCCUPIED
     374.11                     641                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     296.11                     752                   N                                  333                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     309.13                     650                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     275.98                     640                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     405.24                     641                   N                                  346                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
        409                     650                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.99                         94.98                   OWNER OCCUPIED
     256.68                     625                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       16.89                         94.19                   OWNER OCCUPIED
     410.68                     632                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     370.89                     648                   Y                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.79                   OWNER OCCUPIED
     396.56                     658                   N                                  339                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     698.77                     659                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     448.25                     648                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      99.42                     703                   N                                  227                        180                              0                       5                  FIXED                         Y                              N                                    0                       11.76                            90                   INVESTOR
     188.13                     620                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     302.45                     662                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     483.77                     690                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     387.71                     687                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       24.53                           100                   OWNER OCCUPIED
     329.36                     696                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.39                         99.38                   OWNER OCCUPIED
     150.98                     663                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     160.18                     622                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     323.03                     624                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.16                         94.16                   OWNER OCCUPIED
     155.29                     715                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.99                         89.98                   OWNER OCCUPIED
     274.83                     630                   Y                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     339.71                     652                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       18.59                         98.59                   OWNER OCCUPIED
     594.41                     675                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.31                         93.24                   OWNER OCCUPIED
      278.5                     640                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       16.35                         96.35                   OWNER OCCUPIED
     665.26                     651                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       18.77                         98.77                   OWNER OCCUPIED
    1062.57                     647                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.69                         99.68                   OWNER OCCUPIED
     460.11                     648                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     201.68                     683                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      305.5                     669                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     150.87                     624                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        18.4                            95                   OWNER OCCUPIED
    1746.28                     647                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     268.49                     635                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.98                   OWNER OCCUPIED
     348.99                     631                   Y                                  349                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                         99.94                   OWNER OCCUPIED
     212.86                     669                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.02                           100                   OWNER OCCUPIED
     365.51                     625                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     516.65                     667                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       18.67                         95.82                   OWNER OCCUPIED
     348.32                     705                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                        7.08                         87.08                   OWNER OCCUPIED
     552.23                     642                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       27.73                         97.42                   OWNER OCCUPIED
     580.52                     624                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       15.43                         94.29                   OWNER OCCUPIED
     576.22                     628                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
        171                     774                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.65                         99.91                   OWNER OCCUPIED
     635.69                     745                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     537.52                     689                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       15.87                         95.87                   OWNER OCCUPIED
     679.42                     696                   Y                                  339                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     300.42                     637                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.46                           100                   OWNER OCCUPIED
     217.65                     686                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       11.57                            90                   OWNER OCCUPIED
     326.81                     673                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     284.44                     622                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     278.37                     665                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       11.51                         89.29                   OWNER OCCUPIED
     304.24                     653                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     781.75                     687                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       12.88                         87.88                   OWNER OCCUPIED
     350.07                     657                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     776.02                     798                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                           5                            70                   OWNER OCCUPIED
     198.74                     681                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                         4.3                          84.3                   OWNER OCCUPIED
     406.67                     628                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.33                         89.33                   OWNER OCCUPIED
     313.35                     639                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     460.23                     624                   N                                  350                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     200.84                     625                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      144.5                     635                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     359.06                     632                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     677.27                     627                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     593.69                     633                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.53                         94.53                   OWNER OCCUPIED
     322.51                     627                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     559.02                     659                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.62                         99.62                   OWNER OCCUPIED
     110.27                     682                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        6.67                         81.12                   OWNER OCCUPIED
     374.11                     662                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     217.63                     657                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     187.89                     637                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     367.27                     688                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     402.74                     669                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     612.77                     658                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     534.99                     643                   N                                  303                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     214.43                     676                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       18.64                         98.64                   OWNER OCCUPIED
     725.74                     673                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       16.23                         96.23                   OWNER OCCUPIED
     287.58                     663                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     320.76                     659                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     478.39                     659                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       41.01                           100                   OWNER OCCUPIED
     252.53                     621                   N                                  327                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.02                           100                   OWNER OCCUPIED
     245.16                     686                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     220.53                     626                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       12.26                         92.26                   OWNER OCCUPIED
     475.67                     624                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     376.26                     672                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     249.41                     656                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     820.78                     776                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                       10.85                         88.29                   OWNER OCCUPIED
     430.01                     629                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     615.54                     684                   N                                  343                        180                              0                       4                  FIXED                         Y                              N                                    0                       17.44                         97.44                   OWNER OCCUPIED
    1337.22                     634                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            90                   OWNER OCCUPIED
     706.83                     640                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     134.14                     704                   N                                  351                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     378.95                     634                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
        253                     683                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        7.78                         87.78                   OWNER OCCUPIED
     431.25                     646                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     333.26                     634                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     281.66                     639                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                           7                          85.1                   OWNER OCCUPIED
     275.25                     674                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     300.04                     647                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.97                         94.97                   OWNER OCCUPIED
     285.03                     634                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     976.55                     660                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.31                         97.96                   OWNER OCCUPIED
     298.86                     655                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.04                         95.21                   OWNER OCCUPIED
     202.69                     647                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     197.63                     706                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1139.53                     660                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      578.8                     678                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.74                   OWNER OCCUPIED
     381.93                     668                   Y                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.58                         97.89                   OWNER OCCUPIED
     269.19                     634                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                         92.92                   OWNER OCCUPIED
     109.99                     642                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        5.37                         85.37                   OWNER OCCUPIED
     183.32                     630                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.86                         94.86                   OWNER OCCUPIED
     109.97                     698                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     161.16                     649                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.41                           100                   OWNER OCCUPIED
     580.52                     664                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     415.54                     697                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     154.28                     677                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        8.49                         88.49                   OWNER OCCUPIED
     584.49                     656                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     397.76                     624                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                         99.89                   OWNER OCCUPIED
     328.72                     682                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     171.34                     670                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.42                          99.4                   OWNER OCCUPIED
      279.9                     697                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     117.31                     704                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     323.15                     623                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       24.29                           100                   OWNER OCCUPIED
     153.88                     748                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     733.41                     630                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     244.67                     673                   N                                  329                        180                              0                       4                  FIXED                         Y                              N                                    0                           5                         84.85                   OWNER OCCUPIED
      704.4                     659                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     379.49                     623                   N                                  351                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     386.74                     631                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     402.67                     685                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.18                           100                   OWNER OCCUPIED
     677.76                     686                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       12.55                         92.55                   SECOND HOME
        702                     620                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       18.14                         98.14                   OWNER OCCUPIED
     362.87                     684                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     826.32                     667                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       18.81                            95                   OWNER OCCUPIED
     290.26                     673                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     439.69                     667                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       23.92                            90                   INVESTOR
     169.86                     679                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     544.38                     690                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                       26.89                           100                   OWNER OCCUPIED
     327.51                     677                   N                                  317                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     458.93                     642                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     170.77                     695                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       10.81                            90                   INVESTOR
     276.65                     688                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     724.42                     644                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.43                         99.43                   OWNER OCCUPIED
     225.91                     651                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
       99.8                     686                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.26                         89.26                   OWNER OCCUPIED
     330.15                     636                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.27                            95                   OWNER OCCUPIED
     275.36                     627                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     248.94                     667                   N                                  265                        180                              0                       4                  FIXED                         Y                              N                                    0                       13.08                            90                   OWNER OCCUPIED
     417.01                     688                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     655.77                     634                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        24.9                          99.9                   OWNER OCCUPIED
     376.55                     691                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     152.67                     653                   N                                  340                        180                              0                       4                  FIXED                         Y                              N                                    0                         4.5                          79.5                   INVESTOR
     841.89                     661                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        16.4                            90                   OWNER OCCUPIED
      293.5                     656                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       16.87                         96.87                   OWNER OCCUPIED
     401.16                     653                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        6.34                         86.34                   OWNER OCCUPIED
     502.04                     625                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     303.16                     643                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      282.2                     636                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
        773                     634                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
    1290.03                     651                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     550.71                     649                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     353.54                     643                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                         6.2                         81.11                   OWNER OCCUPIED
     560.65                     626                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.98                   OWNER OCCUPIED
     387.01                     685                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     251.54                     654                   N                                  341                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     426.91                     635                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.83                         98.58                   OWNER OCCUPIED
    1293.26                     658                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       22.36                         92.99                   OWNER OCCUPIED
      544.1                     674                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                       22.12                         79.76                   INVESTOR
     766.83                     624                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       21.91                            95                   OWNER OCCUPIED
     269.03                     649                   Y                                  349                        180                              0                       4                  FIXED                         Y                              N                                    0                       16.68                         99.98                   OWNER OCCUPIED
     683.07                     768                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       23.71                         78.69                   OWNER OCCUPIED
     423.46                     686                   Y                                  350                        180                              0                       3                  FIXED                         Y                              N                                    0                        19.7                         99.67                   OWNER OCCUPIED
     262.46                     674                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       17.25                         98.54                   OWNER OCCUPIED
     240.32                     657                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                       24.07                           100                   OWNER OCCUPIED
     919.15                     640                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       23.11                         97.22                   OWNER OCCUPIED
      994.4                     667                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       72.55                         99.82                   OWNER OCCUPIED
     257.42                     642                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          11                           100                   OWNER OCCUPIED
    1952.16                     659                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.25                         96.88                   OWNER OCCUPIED
     231.45                     624                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.88                            95                   OWNER OCCUPIED
     691.67                     718                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.42                         55.23                   OWNER OCCUPIED
     203.77                     694                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       19.78                         88.43                   INVESTOR
     816.17                     621                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                        48.5                         99.98                   OWNER OCCUPIED
     270.55                     632                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       22.74                          96.2                   OWNER OCCUPIED
      319.6                     628                   N                                  333                        180                              0                       3                  FIXED                         Y                              N                                    0                       12.35                         98.47                   OWNER OCCUPIED
     482.41                     625                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       23.79                         94.99                   OWNER OCCUPIED
    1067.26                     674                   N                                  321                        180                              0                       3                  FIXED                         Y                              N                                    0                       21.05                         98.88                   OWNER OCCUPIED
     511.76                     626                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       36.86                         99.98                   OWNER OCCUPIED
     177.43                     652                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          16                            90                   OWNER OCCUPIED
     240.85                     747                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.84                         81.85                   OWNER OCCUPIED
     597.11                     623                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       16.05                         82.24                   OWNER OCCUPIED
     548.87                     630                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       28.34                         92.52                   OWNER OCCUPIED
     617.17                     633                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       22.23                            85                   OWNER OCCUPIED
      454.9                     645                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       25.88                         99.99                   OWNER OCCUPIED
     623.52                     645                   N                                  352                        180                              0                       3                  FIXED                         Y                              N                                    0                       15.26                          94.5                   OWNER OCCUPIED
      283.4                     747                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       26.74                         87.07                   OWNER OCCUPIED
     236.39                     637                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        11.3                         99.95                   OWNER OCCUPIED
    1412.84                     636                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        55.1                         99.09                   OWNER OCCUPIED
    1306.17                     714                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                       48.13                         89.64                   OWNER OCCUPIED
     169.64                     722                   N                                  350                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.52                         89.52                   OWNER OCCUPIED
     874.54                     659                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       29.58                           100                   OWNER OCCUPIED
     189.67                     705                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                        23.3                          72.8                   INVESTOR
     324.02                     621                   N                                  345                        180                              0                       3                  FIXED                         Y                              N                                    0                       16.44                         92.05                   OWNER OCCUPIED
     369.39                     645                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       23.32                            90                   OWNER OCCUPIED
     376.26                     625                   N                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                       31.82                         99.08                   OWNER OCCUPIED
    1608.67                     631                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.15                         89.99                   OWNER OCCUPIED
     532.34                     657                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       22.06                           100                   OWNER OCCUPIED
     937.49                     638                   N                                  348                        180                              0                       4                  FIXED                         Y                              N                                    0                       24.44                         92.58                   OWNER OCCUPIED
     302.89                     653                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.43                         99.99                   OWNER OCCUPIED
     688.02                     666                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       21.33                           100                   OWNER OCCUPIED
     212.57                     687                   N                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                       13.23                         99.94                   OWNER OCCUPIED
     872.66                     686                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       32.38                         99.98                   OWNER OCCUPIED
     626.29                     666                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       22.68                           100                   OWNER OCCUPIED
     389.91                     658                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       17.05                            95                   OWNER OCCUPIED
    1018.54                     662                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       48.09                          87.1                   OWNER OCCUPIED
     908.12                     691                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       25.63                         85.06                   OWNER OCCUPIED
      582.4                     759                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       26.33                         77.45                   OWNER OCCUPIED
     494.98                     721                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       21.66                         89.13                   INVESTOR
     645.02                     633                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       44.44                         92.59                   OWNER OCCUPIED
     563.74                     674                   Y                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.98                         93.37                   OWNER OCCUPIED
     731.02                     646                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       21.94                         94.85                   OWNER OCCUPIED
     849.27                     643                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       23.26                         99.78                   OWNER OCCUPIED
     528.22                     624                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       30.98                         91.72                   OWNER OCCUPIED
     865.13                     729                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       22.92                         80.17                   INVESTOR
     404.18                     693                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                       23.76                          81.3                   SECOND HOME
     475.04                     712                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     330.57                     627                   N                                  286                        180                              0                       4                  FIXED                         Y                              N                                    0                       21.65                         99.99                   OWNER OCCUPIED
     403.14                     647                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       27.99                         98.92                   OWNER OCCUPIED
     337.02                     641                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       10.85                           100                   OWNER OCCUPIED
     428.65                     647                   N                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                        16.4                         89.98                   OWNER OCCUPIED
      344.8                     647                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       24.57                           100                   OWNER OCCUPIED
     561.97                     639                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                       17.25                            95                   OWNER OCCUPIED
     533.97                     676                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        27.9                         89.99                   OWNER OCCUPIED
     619.76                     678                   N                                  337                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.54                         99.99                   OWNER OCCUPIED
     905.53                     689                   N                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                       18.28                         99.93                   OWNER OCCUPIED
     318.28                     637                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.67                         99.95                   OWNER OCCUPIED
     627.15                     621                   N                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                       21.07                         94.98                   OWNER OCCUPIED
     806.45                     630                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       17.31                         75.22                   OWNER OCCUPIED
     204.96                     649                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        7.53                          87.5                   OWNER OCCUPIED
    1164.02                     670                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       25.21                         83.34                   OWNER OCCUPIED
     426.13                     648                   N                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                       11.96                         92.38                   OWNER OCCUPIED
     370.89                     637                   N                                  349                        180                              0                       4                  FIXED                         Y                              N                                    0                       31.94                         99.54                   OWNER OCCUPIED
     215.01                     658                   N                                  351                        180                              0                       4                  FIXED                         Y                              N                                    0                        5.26                           100                   OWNER OCCUPIED
     812.65                     690                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       22.32                         94.52                   OWNER OCCUPIED
     277.56                     659                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.56                         87.49                   INVESTOR
     612.06                     694                   N                                  327                        180                              0                       3                  FIXED                         Y                              N                                    0                       12.15                         94.55                   OWNER OCCUPIED
     592.71                     705                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       28.85                         94.33                   OWNER OCCUPIED
     552.84                     632                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                       15.13                          93.6                   OWNER OCCUPIED
     806.27                     677                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       16.67                         89.56                   OWNER OCCUPIED
     255.76                     646                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       23.35                         99.97                   OWNER OCCUPIED
    1921.07                     639                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       34.55                         89.96                   OWNER OCCUPIED
     218.12                     660                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        6.78                         95.87                   OWNER OCCUPIED
     897.65                     662                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       30.36                         99.17                   OWNER OCCUPIED
     797.31                     640                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.42                         60.08                   OWNER OCCUPIED
     509.57                     645                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     788.16                     749                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          30                         89.96                   OWNER OCCUPIED
    1254.29                     644                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       32.41                           100                   OWNER OCCUPIED
     743.06                     667                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       18.12                            90                   OWNER OCCUPIED
    1302.63                     692                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        18.8                         87.99                   INVESTOR
     826.31                     668                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       22.73                         68.55                   INVESTOR
     310.14                     631                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.86                         94.66                   OWNER OCCUPIED
     435.39                     637                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                        18.2                         99.66                   OWNER OCCUPIED
     567.26                     649                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        36.6                         99.99                   OWNER OCCUPIED
     268.76                     648                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       12.38                         86.88                   INVESTOR
      326.9                     634                   N                                  354                        180                              0                       3                  FIXED                         Y                              N                                    0                       11.17                         82.27                   OWNER OCCUPIED
     937.43                     657                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       24.22                            90                   OWNER OCCUPIED
     969.14                     673                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       40.61                           100                   OWNER OCCUPIED
     647.13                     674                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       21.74                         82.45                   OWNER OCCUPIED
     272.08                     643                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        14.4                         94.29                   OWNER OCCUPIED
     216.91                     667                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        10.6                         99.98                   OWNER OCCUPIED
     343.51                     622                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       17.61                         94.83                   OWNER OCCUPIED
     548.87                     680                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       24.55                         98.21                   OWNER OCCUPIED
     241.47                     622                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       28.85                         99.98                   OWNER OCCUPIED
     480.75                     639                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.81                         89.09                   OWNER OCCUPIED
    1795.29                     628                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       39.76                         99.88                   OWNER OCCUPIED
     349.23                     721                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       15.48                         88.69                   OWNER OCCUPIED
     511.51                     699                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.46                         95.99                   OWNER OCCUPIED
     415.25                     682                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.58                         99.99                   OWNER OCCUPIED
     584.28                     649                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       36.48                           100                   OWNER OCCUPIED
     490.77                     659                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       16.07                         99.85                   OWNER OCCUPIED
     598.28                     778                   N                                    0                        180                              0                       3                  FIXED                         Y                              Y                                   60                          15                            95                   INVESTOR
     487.15                     747                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     633.76                     713                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1042.99                     772                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     469.25                     788                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     733.83                     710                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      532.3                     760                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1029.68                     629                   N                                  353                        360                              0                       4                  FIXED                         N                              N                                    0                       19.99                         99.94                   OWNER OCCUPIED
     362.92                     759                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       14.34                         94.34                   OWNER OCCUPIED
     542.14                     704                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     442.11                     745                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      435.9                     778                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     501.26                     775                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     514.38                     723                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     676.64                     755                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1198.54                     632                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     817.65                     704                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     458.63                     747                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       17.69                         97.69                   OWNER OCCUPIED
     442.27                     769                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     780.43                     649                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     621.61                     692                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     866.61                     664                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   OWNER OCCUPIED
     778.04                     658                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
    1539.22                     651                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     845.24                     658                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
      304.8                     694                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
    1841.67                     777                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   SECOND HOME
      317.9                     650                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     358.21                     740                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     342.65                     711                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      434.6                     690                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     463.32                     720                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     560.06                     681                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     544.59                     721                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     355.84                     744                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1596.44                     666                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     598.14                     699                   N                                  338                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     643.75                     691                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     738.03                     710                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.68                         82.19                   OWNER OCCUPIED
     512.45                     784                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     597.66                     683                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     599.94                     683                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1291.75                     673                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     396.65                     772                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     458.46                     692                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     397.69                     703                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     425.54                     648                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     437.51                     671                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     526.56                     693                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     550.74                     726                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      675.4                     694                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     489.07                     740                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     440.53                     760                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     771.99                     732                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     487.64                     713                   N                                  347                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     763.61                     685                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     705.45                     724                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     550.15                     756                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     574.09                     706                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     738.79                     706                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     452.92                     759                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     438.57                     699                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     398.07                     745                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     672.08                     671                   N                                  339                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      713.8                     783                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       16.07                            95                   OWNER OCCUPIED
     381.47                     718                   N                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     504.38                     780                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     334.05                     691                   N                                  349                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     334.17                     665                   N                                  343                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     476.45                     774                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     689.78                     693                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     267.65                     767                   N                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1091.27                     743                   N                                  349                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     542.41                     785                   N                                  338                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     543.24                     702                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     188.87                     770                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                           5                            85                   OWNER OCCUPIED
     408.12                     673                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     321.69                     779                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     465.56                     740                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     808.89                     766                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.75                         99.75                   OWNER OCCUPIED
     348.18                     725                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     499.67                     700                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      351.4                     711                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     279.78                     702                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     292.43                     723                   N                                  345                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     458.73                     711                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     572.86                     685                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     236.79                     765                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     486.21                     775                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     357.73                     740                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                           5                            85                   OWNER OCCUPIED
     530.22                     739                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     217.86                     737                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     113.08                     750                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                        6.58                         86.58                   OWNER OCCUPIED
     234.25                     754                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     250.65                     758                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      191.1                     786                   N                                  335                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     258.32                     768                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     134.56                     717                   N                                  350                        180                              0                       4                  FIXED                         Y                              N                                    0                        6.33                         87.05                   OWNER OCCUPIED
     478.49                     804                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      346.9                     672                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   SECOND HOME
     324.87                     764                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       12.43                         92.43                   OWNER OCCUPIED
     244.89                     793                   N                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     398.18                     772                   N                                  347                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     162.79                     656                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        7.98                         87.98                   OWNER OCCUPIED
       90.9                     702                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        3.88                         83.89                   OWNER OCCUPIED
     141.56                     745                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        8.14                         88.14                   OWNER OCCUPIED
     746.11                     697                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     610.19                     752                   N                                  336                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     845.73                     664                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      500.4                     733                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     795.13                     661                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      940.8                     644                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      261.9                     638                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     478.88                     726                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      538.7                     732                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      238.8                     697                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1080.04                     728                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     546.76                     767                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       18.53                         88.53                   INVESTOR
     468.47                     735                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     702.52                     647                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            90                   OWNER OCCUPIED
     206.02                     760                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                       16.69                         90.61                   OWNER OCCUPIED
     390.36                     741                   N                                  236                        240                              0                       4                  FIXED                         N                              N                                    0                       13.22                          64.4                   OWNER OCCUPIED
     464.04                     719                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        25.6                          94.9                   OWNER OCCUPIED
     364.36                     790                   N                                  351                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     222.98                     668                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                        7.25                         87.25                   OWNER OCCUPIED
     255.21                     720                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.95                         89.95                   OWNER OCCUPIED
      250.4                     722                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     386.22                     620                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     267.75                     790                   N                                  330                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     230.67                     703                   N                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                           8                         68.93                   OWNER OCCUPIED
     559.88                     761                   N                                    0                        300                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      472.5                     700                   N                                    0                        180                              0                       4                  FIXED                         Y                              Y                                   60                          20                           100                   SECOND HOME
     319.47                     738                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     626.08                     694                   N                                  351                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     189.97                     746                   Y                                  351                        360                              0                       3                  FIXED                         N                              N                                    0                        9.19                         89.72                   OWNER OCCUPIED
     227.92                     775                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     589.31                     669                   N                                  349                        180                              0                       4                  FIXED                         Y                              N                                    0                       34.07                            95                   INVESTOR
    1464.36                     686                   N                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                       32.07                         96.23                   OWNER OCCUPIED
     275.58                     806                   N                                  329                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     253.77                     758                   N                                  314                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.58                         89.58                   OWNER OCCUPIED
     395.75                     719                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     658.11                     710                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       26.71                            95                   OWNER OCCUPIED
     692.22                     747                   N                                  343                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.15                          94.1                   OWNER OCCUPIED
     416.59                     726                   N                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      309.3                     670                   N                                  335                        360                              0                       4                  FIXED                         N                              N                                    0                       13.85                         90.77                   OWNER OCCUPIED
     990.29                     743                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       21.55                         93.57                   INVESTOR
     808.08                     743                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.05                         94.99                   INVESTOR
     224.57                     748                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       19.93                         99.64                   OWNER OCCUPIED
     339.59                     719                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      424.3                     677                   Y                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     287.42                     701                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     137.73                     750                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      365.9                     637                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      352.2                     675                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     730.47                     784                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     407.79                     645                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     454.54                     751                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     452.53                     714                   N                                  346                        360                              0                       4                  FIXED                         N                              N                                    0                        8.63                         88.63                   OWNER OCCUPIED
     506.24                     644                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     406.04                     747                   N                                  348                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.65                         99.65                   OWNER OCCUPIED
     286.67                     779                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     868.19                     713                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     115.41                     651                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     210.97                     707                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            90                   OWNER OCCUPIED
     420.78                     715                   N                                  329                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     467.36                     684                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     447.87                     709                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     309.25                     696                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     302.39                     696                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     206.46                     726                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     245.02                     660                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                        9.76                         84.76                   OWNER OCCUPIED
     368.29                     812                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     666.95                     665                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     709.45                     711                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     311.47                     691                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     218.05                     785                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     252.09                     733                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     300.18                     774                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     968.23                     698                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     708.04                     767                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1171.88                     635                   Y                                    0                        300                              0                       3                  FIXED                         N                              Y                                   60                       15.79                         30.62                   OWNER OCCUPIED
      992.9                     653                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     273.29                     642                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     505.13                     628                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.97                         94.95                   OWNER OCCUPIED
     394.03                     743                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       13.25                         87.33                   OWNER OCCUPIED
      423.8                     688                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     192.55                     705                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     327.02                     671                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     187.83                     751                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     223.04                     673                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     343.03                     708                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     717.48                     740                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     745.93                     681                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     384.85                     703                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     277.85                     706                   Y                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      625.4                     653                   Y                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     978.47                     633                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     768.48                     703                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     158.08                     688                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      460.7                     730                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      460.7                     730                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     573.56                     800                   N                                  352                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     349.26                     709                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     572.22                     713                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1021.25                     730                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   INVESTOR
     269.12                     724                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       19.77                         98.86                   OWNER OCCUPIED
     606.68                     695                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       25.16                         98.82                   OWNER OCCUPIED
     244.56                     689                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     570.41                     691                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     264.87                     682                   Y                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     214.67                     770                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     483.47                     711                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     424.93                     647                   N                                  347                        360                              0                       3                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     394.03                     774                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     120.62                     697                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     306.93                     679                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     704.44                     740                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     986.41                     730                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   INVESTOR
     614.68                     754                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     878.12                     698                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     358.82                     741                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                            95                   INVESTOR
     266.16                     759                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     238.23                     706                   N                                  329                        360                              0                       3                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     355.82                     695                   Y                                  356                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     248.89                     748                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     683.23                     671                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     364.38                     757                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     355.27                     727                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     151.68                     739                   Y                                  169                        180                              0                       3                  FIXED                         N                              N                                    0                           5                            85                   OWNER OCCUPIED
     565.31                     671                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     444.47                     685                   Y                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     370.16                     687                   N                                  329                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     415.07                     753                   Y                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     743.37                     638                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     430.44                     735                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     452.25                     639                   N                                  355                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     779.88                     626                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     419.25                     790                   Y                                    0                        300                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     268.06                     769                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1178.61                     800                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     311.95                     652                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     594.38                     753                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     840.85                     710                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       26.67                         77.49                   INVESTOR
     151.89                     703                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.95                         89.57                   OWNER OCCUPIED
     1182.9                     632                   N                                  355                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     305.52                     624                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     987.21                     675                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            85                   OWNER OCCUPIED
     372.01                     633                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       10.19                         74.64                   INVESTOR
     568.18                     675                   N                                  294                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     575.84                     620                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1728.64                     704                   Y                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                       22.78                           100                   INVESTOR
     143.26                     720                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.91                         89.15                   OWNER OCCUPIED
     250.29                     750                   N                                  177                        180                              0                       3                  FIXED                         N                              N                                    0                        10.8                         76.65                   OWNER OCCUPIED
     379.38                     791                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     339.35                     728                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      508.2                     745                   N                                  352                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     475.34                     685                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            90                   INVESTOR
     133.41                     737                   N                                  349                        180                              0                       3                  FIXED                         Y                              N                                    0                        4.58                         84.58                   OWNER OCCUPIED
        329                     621                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     868.09                     691                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     674.74                     669                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     338.34                     695                   N                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                       12.08                         92.08                   OWNER OCCUPIED
     220.13                     800                   N                                  347                        180                              0                       3                  FIXED                         Y                              N                                    0                       13.34                         93.34                   OWNER OCCUPIED
    1061.85                     729                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     489.58                     671                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
      689.7                     773                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     995.09                     686                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     196.15                     709                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                           5                            85                   OWNER OCCUPIED
     733.33                     702                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     380.56                     764                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     443.38                     778                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
        325                     717                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     693.81                     621                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     727.33                     669                   N                                    0                        180                              0                       4                  FIXED                         Y                              Y                                   60                          15                            95                   OWNER OCCUPIED
     1073.2                     759                   N                                    0                        180                              0                       4                  FIXED                         Y                              Y                                   60                          20                           100                   OWNER OCCUPIED
     613.88                     786                   N                                  353                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     258.82                     799                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     455.16                     736                   N                                  284                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     669.67                     719                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     887.81                     674                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     607.17                     694                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     565.62                     668                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     616.04                     680                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     511.42                     785                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     406.55                     782                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     545.68                     734                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      450.3                     788                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     270.92                     700                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                           5                            85                   OWNER OCCUPIED
     333.65                     687                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     616.36                     797                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     335.25                     705                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     354.73                     764                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     473.16                     767                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     328.14                     804                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     286.08                     755                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                       13.41                         93.41                   OWNER OCCUPIED
     771.79                     638                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     480.83                     678                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     681.47                     644                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     514.35                     697                   N                                  354                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     990.79                     630                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     412.45                     670                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     330.68                     756                   N                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     185.46                     625                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     376.08                     702                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     553.77                     701                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     798.42                     654                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     622.53                     672                   Y                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     1111.9                     669                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       22.14                            95                   SECOND HOME
     382.62                     748                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     689.73                     746                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     486.26                     745                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     729.44                     706                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     347.96                     705                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     515.48                     741                   N                                  323                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      481.5                     779                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     400.25                     660                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          14                            94                   OWNER OCCUPIED
        391                     795                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       17.81                         97.81                   OWNER OCCUPIED
      482.4                     809                   N                                  346                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     161.97                     689                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                         6.7                          86.7                   SECOND HOME
     399.05                     656                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     480.29                     748                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     561.83                     708                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     473.07                     783                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.97                           100                   SECOND HOME
     420.07                     769                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     474.01                     698                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1272.05                     760                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       29.37                           100                   OWNER OCCUPIED
     350.94                     727                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     218.25                     768                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1600.06                     717                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     420.38                     688                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     450.85                     701                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1117.77                     730                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      452.7                     704                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     508.29                     774                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     405.36                     754                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     300.94                     743                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     364.01                     684                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     515.01                     685                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     474.62                     783                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     335.11                     816                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.28                         89.28                   OWNER OCCUPIED
     744.28                     753                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                       17.73                            95                   OWNER OCCUPIED
     576.67                     752                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     462.47                     713                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      174.5                     743                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     565.14                     752                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     210.31                     740                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     363.88                     742                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     206.42                     722                   N                                  303                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     380.11                     723                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     312.93                     718                   Y                                  339                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     858.18                     746                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     447.96                     724                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     582.47                     768                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     329.23                     771                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     344.33                     709                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     520.09                     712                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     347.44                     810                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     364.35                     762                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     202.74                     802                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      189.3                     727                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     160.82                     793                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        7.51                         87.51                   OWNER OCCUPIED
     286.04                     746                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     388.47                     725                   N                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      270.2                     684                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     115.68                     713                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                           5                            85                   OWNER OCCUPIED
     510.89                     705                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      148.8                     717                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                           5                            85                   OWNER OCCUPIED
     415.58                     681                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     486.19                     772                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     449.25                     646                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     348.38                     706                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1067.02                     726                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     388.88                     775                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     298.37                     770                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     631.53                     689                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     339.08                     632                   N                                  336                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     364.13                     692                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     581.76                     733                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     739.46                     685                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     518.39                     669                   N                                  334                        180                              0                      11                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     630.64                     702                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     252.21                     728                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     397.06                     691                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     317.33                     702                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     282.87                     711                   N                                  315                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                           100                   INVESTOR
     769.72                     688                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     659.84                     647                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     247.61                     685                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     350.96                     723                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     746.37                     701                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     481.62                     672                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     288.82                     650                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       16.18                            95                   INVESTOR
     344.04                     686                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1906.69                     636                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     360.78                     679                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     563.23                     622                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     772.03                     674                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     282.32                     765                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     354.92                     700                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     316.15                     763                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     196.68                     693                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       16.45                         89.93                   SECOND HOME
     625.39                     670                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     862.77                     720                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
        510                     651                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     345.62                     686                   N                                  307                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     659.33                     669                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     341.08                     710                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      430.5                     704                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     303.93                     689                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     275.67                     785                   N                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     125.65                     761                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
      305.5                     771                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.54                            95                   INVESTOR
     372.19                     760                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1035.25                     636                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     503.82                     690                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     144.19                     767                   N                                  343                        180                              0                       3                  FIXED                         Y                              N                                    0                           5                            85                   OWNER OCCUPIED
     854.96                     701                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     464.16                     667                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      189.3                     715                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                           5                            85                   OWNER OCCUPIED
     855.87                     672                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      219.4                     708                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       12.62                            90                   SECOND HOME
     308.63                     660                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        12.5                            90                   INVESTOR
     308.63                     660                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       13.74                            90                   INVESTOR
     792.22                     651                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     607.78                     662                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     556.17                     642                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1114.45                     702                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     235.29                     687                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     708.09                     730                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     583.65                     686                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     420.79                     674                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      481.4                     663                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     717.15                     706                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     653.59                     763                   N                                  335                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     301.28                     786                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     210.22                     695                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.19                            90                   INVESTOR
    1045.93                     628                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     356.92                     754                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1029.32                     678                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     359.77                     688                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     757.66                     675                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     434.48                     733                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      328.4                     638                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      396.9                     688                   N                                  353                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     783.59                     628                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     866.62                     632                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     821.48                     648                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     691.83                     660                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     603.06                     718                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     865.41                     731                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     393.04                     698                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     602.02                     664                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     752.33                     681                   N                                  347                        180                              0                       7                  FIXED                         Y                              N                                    0                       20.04                           100                   OWNER OCCUPIED
     659.34                     691                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     492.92                     658                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
       1124                     735                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     443.46                     641                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     560.94                     671                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     504.78                     719                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      735.4                     709                   Y                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     283.44                     704                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     582.75                     656                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     590.31                     698                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     478.44                     714                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     274.53                     695                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
    1202.06                     745                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     530.46                     747                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1172.73                     680                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     349.75                     691                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     728.06                     660                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     539.55                     742                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     384.13                     782                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     470.64                     751                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1223.08                     660                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     428.25                     678                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     493.89                     630                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     328.83                     667                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     548.76                     653                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     499.76                     767                   N                                  242                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     432.01                     666                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     542.56                     699                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     391.71                     674                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     572.76                     672                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     530.53                     674                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     347.43                     684                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     313.28                     680                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     462.09                     703                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     500.26                     664                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     672.93                     656                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     565.66                     810                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     781.45                     683                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     567.14                     772                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     526.75                     676                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     676.87                     718                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     414.55                     700                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1023.63                     757                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     410.57                     667                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     575.28                     698                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     527.72                     651                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     387.67                     755                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     604.28                     813                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     304.05                     703                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     504.71                     699                   N                                  350                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     391.46                     685                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     879.16                     747                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1086.72                     711                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       21.32                           100                   OWNER OCCUPIED
     489.93                     659                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     462.14                     682                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     617.17                     639                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1382.88                     701                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     449.83                     741                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      705.8                     634                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     541.62                     647                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     423.99                     691                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     836.57                     733                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     704.62                     685                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     233.91                     706                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       12.43                            90                   SECOND HOME
     451.56                     761                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     476.76                     777                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     559.41                     723                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     249.25                     695                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
      486.3                     665                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     874.49                     805                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     437.32                     666                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1053.09                     664                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       22.35                           100                   OWNER OCCUPIED
     530.48                     779                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       15.68                         95.68                   OWNER OCCUPIED
     524.31                     627                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     237.62                     772                   N                                  352                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     387.24                     795                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     812.04                     664                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     369.75                     796                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      223.6                     786                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     437.47                     685                   Y                                  177                        180                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     244.33                     808                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     280.17                     788                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     283.79                     730                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     338.59                     725                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     723.77                     670                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     281.38                     701                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.99                         94.99                   SECOND HOME
     198.54                     742                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     694.13                     678                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     494.36                     660                   N                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     588.52                     743                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     414.57                     691                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     384.89                     691                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     499.32                     734                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     397.92                     669                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     962.62                     627                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     368.81                     713                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     262.85                     668                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     254.76                     791                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       10.39                            90                   INVESTOR
     573.53                     729                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     498.95                     720                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     449.81                     728                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     305.17                     681                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1008.16                     681                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.57                           100                   OWNER OCCUPIED
     292.82                     721                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     860.03                     674                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1007.54                     730                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     746.98                     631                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     649.14                     696                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     339.21                     745                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     600.95                     655                   N                                  177                        180                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     471.14                     661                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     350.71                     706                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     628.53                     637                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     574.77                     672                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     467.77                     714                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
        652                     658                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     379.15                     671                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     392.22                     693                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     349.54                     635                   Y                                  349                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     734.81                     761                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     496.77                     629                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     459.34                     729                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      373.4                     690                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
      919.7                     688                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     565.74                     653                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     230.81                     772                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     667.98                     671                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     305.84                     714                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     456.53                     730                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     532.72                     660                   N                                  341                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     690.93                     692                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     478.92                     626                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     676.74                     785                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     347.48                     728                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     213.43                     753                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     858.35                     723                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
    1328.65                     665                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     771.49                     750                   N                                  357                        180                             12                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     371.69                     645                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     987.44                     684                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     339.92                     689                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     359.44                     768                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     527.44                     683                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     337.16                     756                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     634.51                     645                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     336.37                     732                   Y                                  348                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     393.92                     794                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     922.61                     644                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     372.08                     776                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     550.61                     660                   N                                  349                        360                              0                      10                  FIXED                         N                              N                                    0                       16.13                            95                   OWNER OCCUPIED
    1011.07                     691                   Y                                  348                        180                              0                      12                  FIXED                         Y                              N                                    0                       34.98                         99.96                   INVESTOR
     100.94                     737                   N                                  349                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      472.4                     687                   N                                  323                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     395.29                     766                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     396.76                     689                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1151.49                     720                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
    1344.77                     681                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     296.65                     672                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     242.12                     736                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            90                   INVESTOR
     291.76                     729                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                       19.88                         99.41                   OWNER OCCUPIED
     339.07                     681                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      492.3                     662                   N                                  350                        360                              0                       9                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      602.2                     756                   N                                  352                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     599.96                     684                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       19.69                         98.44                   OWNER OCCUPIED
     180.83                     746                   N                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                       15.01                            95                   OWNER OCCUPIED
      532.5                     749                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     200.96                     741                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     252.04                     759                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.98                         94.98                   OWNER OCCUPIED
     115.17                     669                   N                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1619.45                     753                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     480.29                     681                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     337.89                     737                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     581.79                     656                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     446.39                     782                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     376.46                     774                   Y                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     635.41                     709                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     635.41                     707                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     236.83                     730                   N                                  348                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     178.82                     691                   N                                  174                        180                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     365.16                     752                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     338.42                     713                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     309.85                     729                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     700.82                     743                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
    1244.31                     681                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     784.87                     673                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       22.36                         96.99                   OWNER OCCUPIED
     323.43                     717                   Y                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     476.16                     639                   N                                  352                        180                              0                       6                  FIXED                         Y                              N                                    0                       16.84                         93.27                   OWNER OCCUPIED
     566.86                     777                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     227.94                     694                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     191.59                     665                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            80                   OWNER OCCUPIED
     217.36                     703                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     315.25                     721                   N                                  350                        360                              0                      10                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     629.22                     691                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     202.72                     652                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     517.18                     647                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     232.72                     761                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     740.96                     697                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     406.33                     751                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      359.7                     755                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       30.03                         99.96                   OWNER OCCUPIED
     485.51                     643                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     617.21                     698                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     185.15                     699                   N                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     740.29                     635                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     1285.4                     748                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     377.03                     651                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     281.24                     715                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     691.61                     658                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
    1163.32                     628                   Y                                  349                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     412.46                     756                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                            90                   OWNER OCCUPIED
     292.91                     706                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     404.92                     671                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1635.65                     641                   Y                                  352                        180                              0                       7                  FIXED                         Y                              N                                    0                       26.82                            90                   OWNER OCCUPIED
      697.9                     720                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       19.97                         99.97                   INVESTOR
     247.52                     632                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          16                            95                   OWNER OCCUPIED
     696.39                     668                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     495.29                     731                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
    1438.18                     692                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     232.91                     754                   N                                  152                        360                              0                       6                  FIXED                         N                              N                                    0                        8.18                         88.18                   OWNER OCCUPIED
     572.42                     665                   Y                                   53                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      406.6                     715                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     456.86                     671                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     576.26                     662                   N                                  174                        180                              0                       6                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
      246.8                     774                   N                                  294                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     932.93                     678                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     272.85                     789                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     347.16                     699                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     160.79                     772                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                        9.86                         88.73                   INVESTOR
     371.32                     672                   Y                                  312                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     188.16                     794                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     646.48                     699                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     527.08                     794                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                           5                            75                   OWNER OCCUPIED
     356.92                     678                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     226.34                     674                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     367.79                     632                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                           5                            85                   OWNER OCCUPIED
     414.44                     659                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     180.41                     739                   N                                  351                        180                              0                       6                  FIXED                         Y                              N                                    0                       21.57                           100                   INVESTOR
     206.66                     805                   N                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     197.45                     644                   N                                  334                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1009.87                     732                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     347.34                     628                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     405.48                     716                   N                                  351                        180                              0                       8                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     588.83                     770                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
        255                     722                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     323.93                     654                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     542.81                     656                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     461.76                     684                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     398.22                     733                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     325.95                     727                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     547.82                     627                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     569.91                     742                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     316.21                     629                   N                                  345                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     296.11                     625                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      717.7                     720                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       19.99                         99.97                   INVESTOR
    1243.76                     686                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     525.21                     680                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     991.69                     686                   Y                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                       19.99                         99.99                   INVESTOR
     616.87                     698                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     281.43                     668                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1317.58                     692                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       24.99                         94.99                   INVESTOR
     204.77                     790                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            90                   INVESTOR
     544.95                     655                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     799.78                     702                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     384.47                     702                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     322.18                     675                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     236.56                     681                   N                                  351                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     142.69                     674                   N                                  349                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     285.89                     738                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     243.22                     629                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     228.69                     694                   Y                                  282                        360                              0                       6                  FIXED                         N                              N                                    0                        2.56                         82.56                   OWNER OCCUPIED
     143.06                     748                   N                                  347                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     473.79                     651                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     242.82                     667                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     130.21                     696                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                        9.99                         89.92                   INVESTOR
     118.48                     756                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       13.53                            90                   INVESTOR
     403.94                     723                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       30.02                           100                   OWNER OCCUPIED
    1243.76                     686                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
      254.6                     766                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                        7.36                         87.36                   OWNER OCCUPIED
    1232.91                     728                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
      260.5                     710                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                        7.69                         87.69                   OWNER OCCUPIED
     627.26                     766                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     259.68                     650                   N                                  351                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     151.96                     720                   N                                  347                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     654.09                     684                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       27.04                         97.04                   OWNER OCCUPIED
     252.33                     723                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     607.47                     717                   Y                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     315.48                     722                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
      908.5                     704                   N                                  343                        180                              0                       8                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     447.67                     698                   Y                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     419.16                     797                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     345.31                     743                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     542.74                     674                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     103.82                     676                   N                                  352                        360                              0                       6                  FIXED                         N                              N                                    0                       22.22                           100                   INVESTOR
     770.44                     764                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     155.75                     682                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       33.34                            90                   INVESTOR
     850.71                     680                   N                                  352                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     319.94                     677                   N                                  352                        360                              0                       6                  FIXED                         N                              N                                    0                       20.02                         89.99                   SECOND HOME
     339.52                     691                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   SECOND HOME
     147.43                     727                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     291.27                     784                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     345.52                     760                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     611.39                     726                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     175.84                     649                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                        4.96                         84.96                   OWNER OCCUPIED
      418.9                     661                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     128.23                     753                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                           5                            85                   OWNER OCCUPIED
     375.02                     667                   N                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     515.44                     689                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     367.14                     709                   Y                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     142.79                     742                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     512.55                     652                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                            90                   SECOND HOME
     690.78                     681                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                            90                   OWNER OCCUPIED
     364.58                     751                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            85                   INVESTOR
     453.14                     682                   N                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     121.47                     654                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     582.06                     736                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     325.95                     695                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1309.87                     683                   Y                                  350                        360                              0                       6                  FIXED                         N                              N                                    0                       19.84                         99.84                   OWNER OCCUPIED
     629.78                     690                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     498.03                     711                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     452.38                     681                   N                                  351                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1243.76                     686                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     233.57                     815                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     336.17                     703                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1467.06                     652                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                            90                   OWNER OCCUPIED
     319.25                     665                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     979.31                     673                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     238.41                     670                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       15.01                          93.7                   OWNER OCCUPIED
     734.42                     642                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      136.2                     734                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     911.01                     696                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
      874.3                     746                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     504.51                     681                   N                                  351                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     381.45                     669                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     498.23                     771                   N                                  329                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      133.3                     685                   N                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     247.57                     723                   N                                  348                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     390.41                     721                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       20.01                           100                   INVESTOR
     607.06                     647                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      420.1                     751                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     753.02                     681                   N                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     269.53                     703                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   SECOND HOME
     398.23                     690                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     520.18                     768                   N                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.99                         94.98                   OWNER OCCUPIED
    1026.59                     663                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     218.43                     709                   Y                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     486.53                     675                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     282.32                     790                   N                                  347                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     257.48                     695                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                        9.14                         82.29                   OWNER OCCUPIED
     352.66                     730                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
       93.5                     702                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     634.96                     672                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     474.42                     710                   Y                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     723.02                     687                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     514.09                     703                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       24.97                         94.95                   INVESTOR
     415.21                     660                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     515.41                     705                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.05                           100                   INVESTOR
     547.14                     737                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     963.86                     679                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     175.93                     770                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       33.93                           100                   INVESTOR
     573.04                     740                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     751.97                     670                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     126.67                     694                   N                                  351                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     715.37                     773                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      469.5                     699                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.97                         94.78                   OWNER OCCUPIED
    1344.77                     681                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
    1013.82                     720                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            85                   OWNER OCCUPIED
     480.92                     700                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1021.53                     752                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     475.82                     732                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     262.45                     650                   Y                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     524.21                     748                   Y                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     238.01                     783                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     175.93                     770                   Y                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                       33.63                           100                   INVESTOR
     164.49                     754                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       20.03                           100                   OWNER OCCUPIED
     240.45                     697                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      640.7                     620                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     174.78                     685                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       11.54                            90                   INVESTOR
     307.91                     768                   N                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     141.09                     678                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     463.69                     645                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     135.16                     667                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     342.13                     740                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            80                   INVESTOR
     240.45                     701                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                            90                   OWNER OCCUPIED
     178.72                     791                   N                                  347                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     726.14                     712                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     117.49                     756                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       13.35                            90                   INVESTOR
      294.9                     802                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                            95                   OWNER OCCUPIED
     805.71                     743                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       30.02                           100                   INVESTOR
     213.66                     815                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     685.24                     662                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     682.61                     661                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     355.46                     723                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     247.57                     694                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     250.08                     745                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       20.01                         89.99                   INVESTOR
     185.26                     724                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       14.99                         94.99                   OWNER OCCUPIED
     353.75                     699                   Y                                  174                        180                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     650.71                     717                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     651.89                     726                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     526.35                     724                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     790.43                     747                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     806.47                     743                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     637.74                     687                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     466.31                     676                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     182.66                     735                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                            95                   INVESTOR
     906.83                     752                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     314.36                     684                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     159.96                     685                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     194.69                     665                   Y                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     205.09                     815                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     101.03                     778                   N                                  278                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     398.56                     744                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     107.81                     739                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     617.17                     664                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      361.3                     677                   N                                  352                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     376.64                     677                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     662.27                     698                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     282.79                     727                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
        914                     708                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
        345                     667                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     305.19                     664                   N                                  352                        360                              0                       6                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     334.22                     759                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     253.55                     734                   N                                  346                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     118.48                     678                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     682.74                     712                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                         99.85                   OWNER OCCUPIED
     244.88                     788                   N                                  352                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     202.88                     700                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
    1243.76                     688                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     347.45                     698                   N                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     503.46                     701                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     407.33                     660                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                           9                            89                   INVESTOR
     530.39                     684                   N                                  349                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     272.45                     626                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     302.44                     676                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     135.68                     722                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     507.18                     663                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     118.48                     711                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       11.12                            90                   INVESTOR
     311.22                     725                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     122.04                     696                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     156.89                     714                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     890.71                     621                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     444.93                     690                   Y                                  352                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     486.12                     758                   N                                  341                        180                              0                      10                  FIXED                         Y                              N                                    0                        9.99                         89.99                   OWNER OCCUPIED
     386.79                     726                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       15.59                         95.59                   OWNER OCCUPIED
     134.86                     728                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     237.86                     780                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
      412.9                     677                   N                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
      455.3                     763                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     480.87                     635                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     168.31                     787                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     967.87                     674                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       23.15                         93.15                   OWNER OCCUPIED
     371.55                     757                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     180.78                     797                   N                                  347                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.99                         91.93                   INVESTOR
     411.78                     765                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
      654.2                     786                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     463.69                     699                   N                                  351                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.99                         89.95                   INVESTOR
     418.79                     747                   N                                  347                        360                              0                       6                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     262.57                     720                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     271.12                     624                   Y                                  349                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     135.77                     716                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     403.44                     681                   N                                  345                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     840.14                     708                   N                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     446.63                     671                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     878.78                     683                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     563.91                     735                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     585.96                     757                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     137.55                     713                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     411.23                     665                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                         99.54                   OWNER OCCUPIED
     193.63                     728                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
      232.3                     717                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     334.93                     658                   N                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     151.46                     752                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     227.88                     815                   Y                                  352                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     301.19                     731                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     455.28                     752                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       14.99                         94.99                   OWNER OCCUPIED
     301.05                     636                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     306.33                     716                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
        268                     673                   N                                  347                        360                              0                       6                  FIXED                         N                              N                                    0                       17.83                         97.83                   OWNER OCCUPIED
     756.58                     687                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     427.13                     673                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     898.42                     756                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                        14.4                          89.4                   OWNER OCCUPIED
     168.29                     799                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     268.38                     705                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     136.14                     664                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.99                         89.92                   INVESTOR
     516.08                     735                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     763.41                     733                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     703.44                     690                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     362.77                     724                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
    1223.36                     749                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      377.2                     704                   N                                  350                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      148.9                     678                   N                                  349                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     258.08                     717                   N                                  347                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     369.97                     712                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     349.73                     714                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     964.19                     707                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     616.16                     679                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     705.74                     796                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.99                         94.99                   OWNER OCCUPIED
    1635.25                     714                   N                                  186                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     336.05                     628                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     860.24                     733                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
      896.5                     676                   N                                  348                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     600.01                     754                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     896.08                     622                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1060.47                     691                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     769.91                     674                   Y                                  347                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1273.44                     714                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     592.47                     684                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     390.99                     816                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     1315.2                     666                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     331.74                     756                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     236.83                     730                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     236.43                     815                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     414.36                     700                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     794.82                     688                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       17.14                         97.14                   OWNER OCCUPIED
     226.42                     721                   N                                  174                        180                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     184.39                     735                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     222.85                     768                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     845.89                     746                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     185.18                     621                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       21.23                           100                   OWNER OCCUPIED
     947.67                     671                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      155.7                     819                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     286.98                     698                   N                                  332                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     371.96                     650                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     712.34                     670                   Y                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                       17.87                         97.87                   OWNER OCCUPIED
     821.38                     763                   N                                  351                        360                              0                       6                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     318.26                     661                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     526.74                     784                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       14.89                         94.33                   INVESTOR
     193.52                     785                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     425.36                     716                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     496.95                     716                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     425.45                     673                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     740.54                     754                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     133.07                     691                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                       15.69                         83.24                   INVESTOR
     707.69                     683                   N                                  352                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     225.23                     781                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            90                   INVESTOR
     400.29                     659                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     170.16                     691                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     475.91                     683                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     570.41                     683                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     677.72                     648                   N                                  351                        180                              0                       6                  FIXED                         Y                              N                                    0                          14                            94                   OWNER OCCUPIED
     455.42                     713                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     1652.4                     774                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          12                            82                   OWNER OCCUPIED
     285.03                     663                   N                                  352                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     451.62                     682                   N                                  346                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     309.36                     681                   N                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     785.92                     631                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     364.07                     728                   Y                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     411.45                     625                   N                                  347                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.83                           100                   OWNER OCCUPIED
     414.87                     703                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     109.69                     767                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     240.45                     751                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     956.41                     661                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     450.53                     779                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    1208.62                     687                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          25                            95                   SECOND HOME
      130.5                     733                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                       25.17                           100                   INVESTOR
     630.94                     740                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     982.76                     760                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     611.65                     663                   Y                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     721.45                     744                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                        15.6                         99.82                   OWNER OCCUPIED
     386.79                     697                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     116.01                     706                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     175.93                     770                   Y                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                       20.54                           100                   INVESTOR
     959.28                     721                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
      649.4                     680                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     429.53                     729                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     500.08                     754                   N                                  350                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      201.4                     674                   N                                  344                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     158.63                     685                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     469.46                     669                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     799.11                     666                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     274.23                     779                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     831.84                     754                   Y                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     261.26                     653                   N                                  308                        360                              0                       5                  FIXED                         N                              N                                    0                       18.96                         94.78                   OWNER OCCUPIED
     215.29                     780                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      370.2                     683                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       16.92                         94.21                   OWNER OCCUPIED
     410.73                     682                   Y                                  285                        360                              0                       5                  FIXED                         N                              N                                    0                       13.25                         93.25                   OWNER OCCUPIED
     664.11                     691                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     154.29                     727                   N                                  319                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
      627.7                     746                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1365.46                     767                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     373.95                     790                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     248.13                     648                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     191.28                     773                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     453.31                     679                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     951.81                     641                   Y                                  350                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            80                   INVESTOR
     722.81                     780                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                         94.99                   OWNER OCCUPIED
     284.37                     671                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     630.16                     681                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     305.24                     623                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      457.3                     642                   Y                                  346                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     197.26                     694                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     146.44                     746                   N                                  265                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      185.7                     734                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     608.98                     746                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     784.12                     708                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1288.99                     749                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     685.21                     762                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                       20.21                           100                   OWNER OCCUPIED
     638.43                     674                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            80                   INVESTOR
     800.44                     701                   N                                  340                        180                              0                       6                  FIXED                         Y                              N                                    0                       29.76                         99.76                   OWNER OCCUPIED
     465.33                     661                   N                                  345                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      233.6                     731                   N                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     937.59                     730                   Y                                  174                        180                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     379.24                     669                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     288.83                     717                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     576.11                     750                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
    2462.55                     745                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       26.55                           100                   SECOND HOME
     788.95                     641                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     500.72                     678                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     197.87                     681                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                         99.99                   INVESTOR
     111.09                     656                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     465.96                     808                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   SECOND HOME
     1555.5                     681                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     665.47                     713                   Y                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     405.95                     721                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     195.94                     724                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     531.28                     664                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   SECOND HOME
     259.87                     753                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.02                           100                   INVESTOR
     330.01                     658                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
    2274.95                     646                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     277.69                     782                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     112.55                     730                   N                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                       14.09                         94.09                   OWNER OCCUPIED
     660.17                     765                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     141.36                     699                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     272.23                     662                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1220.42                     705                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      494.6                     679                   Y                                  351                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     595.39                     740                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     317.46                     704                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     298.85                     739                   N                                  328                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     456.34                     661                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     654.18                     721                   N                                  352                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      628.2                     691                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     391.88                     630                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     222.38                     720                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     219.51                     707                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     796.44                     696                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     229.74                     759                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     104.79                     739                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     869.75                     685                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       15.66                         84.34                   INVESTOR
     271.24                     754                   N                                  343                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     768.44                     718                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       30.03                           100                   INVESTOR
     560.09                     754                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     100.94                     624                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        12.5                            75                   INVESTOR
     612.56                     632                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     337.88                     771                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     549.83                     764                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      163.7                     789                   N                                  349                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     629.16                     746                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     824.93                     692                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     215.51                     763                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                         5.3                         68.48                   OWNER OCCUPIED
     421.77                     675                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     431.09                     675                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     576.02                     666                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       19.31                         99.31                   OWNER OCCUPIED
     586.07                     765                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                         94.99                   OWNER OCCUPIED
     218.45                     667                   Y                                  349                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     528.03                     764                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     344.26                     633                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     397.25                     761                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     524.95                     670                   Y                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     223.38                     694                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    3507.87                     673                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       16.15                         79.98                   OWNER OCCUPIED
    1584.17                     668                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                            95                   OWNER OCCUPIED
     235.78                     685                   N                                  351                        360                              0                       7                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
      365.9                     697                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       10.75                         90.75                   OWNER OCCUPIED
     233.02                     782                   N                                  352                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     497.85                     660                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     451.11                     673                   N                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     326.17                     668                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     341.04                     676                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     967.77                     759                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     782.53                     677                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1774.23                     714                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     200.99                     678                   N                                  299                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     1156.5                     708                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
      442.3                     647                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     166.12                     661                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     364.51                     664                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     167.61                     674                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            80                   INVESTOR
     304.42                     728                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     295.53                     673                   N                                  332                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     360.33                     704                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     489.12                     683                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     728.25                     657                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     661.95                     743                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     734.56                     673                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
        501                     746                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    1037.65                     745                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     144.31                     737                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     265.27                     681                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      524.3                     730                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      420.2                     680                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     373.39                     664                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                        9.68                         88.06                   OWNER OCCUPIED
     208.89                     620                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       14.64                         79.64                   INVESTOR
    1288.73                     708                   N                                  353                        180                              0                       6                  FIXED                         Y                              N                                    0                       15.96                         90.96                   OWNER OCCUPIED
     380.27                     699                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     161.19                     709                   N                                  174                        180                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     274.96                     774                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     895.92                     745                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     821.71                     796                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.99                         94.99                   OWNER OCCUPIED
     528.69                     795                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     631.97                     776                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      719.7                     773                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     874.32                     645                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     564.16                     688                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     311.47                     671                   N                                  351                        360                              0                       5                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     685.24                     623                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     235.41                     633                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     451.57                     692                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
        501                     746                   Y                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     149.79                     627                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     617.51                     675                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     652.46                     675                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     453.06                     631                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            80                   INVESTOR
     841.41                     671                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     567.14                     699                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     203.04                     684                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            85                   INVESTOR
     459.21                     680                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     160.49                     694                   N                                  283                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
    1233.81                     710                   Y                                  352                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     160.79                     680                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     156.92                     760                   N                                  351                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     554.29                     659                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      422.7                     687                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     235.76                     749                   N                                  352                        360                              0                       8                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     244.63                     676                   N                                  347                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     1742.7                     683                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     957.26                     667                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     157.77                     682                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       11.67                         89.44                   OWNER OCCUPIED
     859.28                     662                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     176.54                     683                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       25.04                           100                   INVESTOR
     337.88                     771                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     517.05                     648                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     159.28                     650                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       20.05                           100                   OWNER OCCUPIED
     260.68                     744                   Y                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     346.15                     741                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.69                         79.69                   OWNER OCCUPIED
     430.89                     734                   N                                  351                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     606.62                     698                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     537.31                     801                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     275.07                     705                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     797.65                     700                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                            90                   OWNER OCCUPIED
     563.69                     651                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     288.08                     767                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     933.34                     741                   Y                                  350                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      270.7                     643                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                            90                   OWNER OCCUPIED
     319.55                     733                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     406.16                     738                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     705.48                     725                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       30.01                           100                   OWNER OCCUPIED
     662.35                     665                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     310.39                     662                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       18.42                         98.42                   OWNER OCCUPIED
     270.87                     631                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            80                   INVESTOR
    1107.07                     627                   Y                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      690.3                     726                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     360.01                     660                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     704.99                     696                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
    1084.37                     705                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     469.38                     704                   N                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     334.83                     633                   N                                  351                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            85                   OWNER OCCUPIED
    1058.67                     667                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       19.64                         94.64                   OWNER OCCUPIED
      293.4                     724                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     833.62                     704                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                          99.9                   OWNER OCCUPIED
     942.21                     657                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     398.56                     668                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
        501                     705                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
        935                     674                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     502.22                     718                   Y                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   SECOND HOME
     571.08                     714                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     424.16                     663                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      571.9                     697                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     311.63                     685                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        5.94                         80.94                   OWNER OCCUPIED
     641.03                     665                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     365.73                     711                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       29.97                         99.91                   INVESTOR
     521.85                     661                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     191.12                     646                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       14.85                         79.85                   INVESTOR
     302.76                     773                   Y                                  352                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     203.04                     684                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            85                   INVESTOR
     459.21                     680                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     295.93                     651                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       20.03                           100                   SECOND HOME
     937.33                     692                   Y                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                       30.01                           100                   INVESTOR
     514.36                     723                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     439.08                     624                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                        8.89                         88.89                   OWNER OCCUPIED
     706.84                     640                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     315.53                     729                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     254.62                     700                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                         89.55                   OWNER OCCUPIED
     509.92                     671                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     367.28                     706                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
    1062.09                     636                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
    1200.75                     763                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     371.65                     710                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     218.16                     816                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                            95                   INVESTOR
     326.23                     780                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     326.23                     780                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     662.61                     671                   Y                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     218.58                     698                   Y                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
    1091.56                     740                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                         99.99                   INVESTOR
     240.03                     651                   Y                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     575.95                     711                   N                                  350                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     638.56                     658                   N                                  351                        360                              0                       4                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     730.31                     749                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     413.76                     701                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     144.67                     750                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       14.99                         94.99                   OWNER OCCUPIED
    1012.09                     709                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     932.41                     696                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     310.92                     704                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     257.13                     716                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     343.52                     676                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.01                         99.99                   OWNER OCCUPIED
     249.52                     814                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                            90                   OWNER OCCUPIED
     365.19                     732                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                            90                   SECOND HOME
     267.61                     742                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     165.76                     780                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     527.52                     791                   Y                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     302.33                     668                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     633.75                     673                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     388.97                     660                   N                                  342                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1548.13                     671                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          25                            95                   OWNER OCCUPIED
     464.26                     727                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     292.61                     699                   N                                  348                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     1652.4                     804                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                       14.99                         79.99                   OWNER OCCUPIED
      628.9                     642                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.91                         94.91                   OWNER OCCUPIED
     602.18                     673                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     598.16                     686                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1328.23                     670                   Y                                  352                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     274.42                     688                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       18.75                         98.75                   OWNER OCCUPIED
     170.96                     651                   N                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                          25                            95                   OWNER OCCUPIED
     594.21                     675                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     184.69                     781                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            90                   INVESTOR
      443.9                     773                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     966.01                     682                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     174.78                     745                   N                                  349                        360                              0                       5                  FIXED                         N                              N                                    0                       15.31                            95                   INVESTOR
      89.93                     712                   N                                  354                        360                              0                       4                  FIXED                         N                              N                                    0                         3.8                          83.8                   OWNER OCCUPIED
     261.26                     632                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     262.44                     684                   N                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      394.9                     668                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     559.56                     640                   N                                  350                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      281.4                     661                   N                                  348                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
    1175.62                     790                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
      150.3                     705                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     454.51                     707                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     268.06                     798                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     256.32                     720                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     324.95                     712                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                       20.79                         95.79                   OWNER OCCUPIED
     311.53                     757                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     519.64                     789                   Y                                  345                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     384.49                     789                   Y                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     570.91                     789                   Y                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     689.17                     671                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1152.04                     674                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     613.43                     701                   Y                                  351                        180                              0                       4                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     367.26                     706                   N                                  338                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     256.09                     684                   N                                  351                        360                              0                       9                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     377.03                     688                   Y                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       10.05                         89.67                   INVESTOR
     692.14                     772                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     588.62                     655                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     431.22                     755                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                         94.99                   INVESTOR
     296.11                     679                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     267.61                     742                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    1044.17                     721                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                         94.99                   OWNER OCCUPIED
     166.82                     754                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     549.15                     723                   N                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                       14.68                         88.06                   OWNER OCCUPIED
     940.35                     652                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     537.49                     771                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     234.52                     690                   N                                  337                        180                              0                       5                  FIXED                         Y                              N                                    0                       24.97                         99.88                   INVESTOR
     942.12                     753                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     573.04                     709                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     185.37                     732                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     311.66                     665                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     201.28                     714                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     243.31                     638                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     217.34                     695                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     660.95                     744                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     321.17                     754                   N                                  351                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      668.6                     656                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       20.06                           100                   OWNER OCCUPIED
      577.9                     705                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     400.89                     648                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                         94.86                   OWNER OCCUPIED
     559.25                     680                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                            95                   INVESTOR
     318.65                     675                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       29.98                         99.98                   INVESTOR
     568.97                     680                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     559.25                     660                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     218.05                     666                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     499.79                     779                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     164.35                     681                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       14.96                         94.96                   OWNER OCCUPIED
     205.06                     731                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     178.25                     731                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
    1217.87                     754                   N                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     678.65                     652                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     213.67                     716                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     449.54                     667                   N                                  353                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     464.57                     680                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          10                         87.94                   OWNER OCCUPIED
     491.77                     641                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          15                            80                   INVESTOR
    1368.93                     717                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
      676.9                     684                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       17.75                         97.75                   OWNER OCCUPIED
     162.42                     634                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       16.67                            90                   INVESTOR
     499.02                     664                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     701.74                     753                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     938.12                     680                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                         89.99                   OWNER OCCUPIED
        501                     789                   Y                                  346                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     371.24                     806                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                        12.5                          92.5                   OWNER OCCUPIED
     589.17                     680                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     773.24                     725                   N                                  312                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     349.53                     799                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
    1072.42                     691                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     690.32                     721                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     411.78                     765                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
      387.7                     660                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     592.48                     685                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     615.16                     684                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   OWNER OCCUPIED
     375.99                     720                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     305.99                     705                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     199.59                     761                   N                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
      524.3                     746                   N                                  324                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      128.7                     747                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
      447.4                     705                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      319.9                     652                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     310.97                     695                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     489.77                     701                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     707.58                     765                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     219.69                     752                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     289.39                     655                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     370.12                     720                   Y                                  333                        360                              0                       4                  FIXED                         N                              N                                    0                        9.89                         89.89                   OWNER OCCUPIED
     307.15                     724                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     241.22                     674                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     958.41                     737                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
        882                     663                   N                                  174                        180                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     359.85                     756                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     346.14                     773                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     573.07                     648                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     275.46                     637                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     245.72                     683                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                        9.82                         89.82                   OWNER OCCUPIED
     873.83                     681                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     529.88                     646                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       17.33                         86.67                   OWNER OCCUPIED
     310.34                     735                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     344.27                     763                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     846.77                     753                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     296.65                     728                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     139.67                     734                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       19.96                         99.96                   OWNER OCCUPIED
     273.32                     797                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     452.36                     685                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     617.88                     714                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                       30.01                           100                   OWNER OCCUPIED
      519.4                     636                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     202.41                     785                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     444.24                     760                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     580.06                     712                   N                                  355                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     150.47                     709                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     245.47                     623                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     706.78                     749                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     396.72                     665                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            90                   INVESTOR
    2023.77                     696                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                            90                   OWNER OCCUPIED
     415.72                     729                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     190.87                     737                   N                                  345                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     209.09                     800                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                            90                   OWNER OCCUPIED
     538.34                     817                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     108.98                     701                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                        9.91                         89.91                   INVESTOR
     496.31                     667                   N                                  353                        360                              0                       7                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     293.88                     706                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     196.68                     764                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       20.33                           100                   OWNER OCCUPIED
     355.13                     627                   N                                  352                        180                              0                       6                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     230.74                     721                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     263.32                     686                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     418.29                     724                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                         94.99                   SECOND HOME
     104.47                     700                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     181.69                     668                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                            90                   OWNER OCCUPIED
    1501.83                     711                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     118.48                     728                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       12.52                            90                   INVESTOR
        744                     699                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                       18.68                         93.42                   OWNER OCCUPIED
     438.51                     758                   N                                  328                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     351.26                     726                   N                                  329                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     161.91                     795                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     228.27                     816                   Y                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     740.25                     661                   N                                  350                        180                              0                       4                  FIXED                         Y                              N                                    0                          23                            88                   OWNER OCCUPIED
      809.6                     627                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     398.23                     642                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     718.73                     696                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     668.59                     666                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      638.7                     659                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     121.58                     682                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     372.25                     799                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
        858                     682                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     722.07                     642                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       10.56                            80                   OWNER OCCUPIED
     237.83                     635                   Y                                  347                        180                              0                       4                  FIXED                         Y                              N                                    0                        5.42                         80.42                   OWNER OCCUPIED
     450.04                     655                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     788.82                     755                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                        18.1                            90                   OWNER OCCUPIED
    1502.53                     705                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       26.39                         79.16                   OWNER OCCUPIED
     305.49                     666                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       14.44                         94.44                   INVESTOR
    1602.03                     696                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     142.78                     778                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     649.89                     724                   N                                  354                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      476.3                     718                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
    1269.45                     763                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                           100                   INVESTOR
        812                     765                   N                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     905.29                     720                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     325.69                     661                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     449.49                     691                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     594.21                     705                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     358.05                     721                   N                                  352                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     302.48                     697                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     327.48                     762                   N                                  350                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1268.57                     781                   Y                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                       14.99                         89.98                   SECOND HOME
     261.15                     630                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     410.59                     702                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     112.58                     682                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       15.38                            95                   INVESTOR
     625.07                     734                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       13.53                         85.69                   OWNER OCCUPIED
     145.71                     660                   Y                                  314                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
    1165.12                     651                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                       20.04                           100                   OWNER OCCUPIED
      460.5                     621                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     886.53                     698                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
     748.97                     779                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     495.94                     811                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                         99.98                   OWNER OCCUPIED
     192.68                     746                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     476.98                     778                   N                                  348                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     285.95                     704                   N                                  241                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
     446.42                     717                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     433.42                     766                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     536.43                     653                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      401.7                     692                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     639.92                     670                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     395.27                     661                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     788.46                     664                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     248.89                     711                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     338.66                     699                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     479.86                     672                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     677.84                     658                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     703.54                     676                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    2131.45                     694                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          30                           100                   INVESTOR
     173.36                     705                   N                                  344                        180                              0                       4                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     181.49                     749                   N                                  353                        360                              0                       6                  FIXED                         N                              N                                    0                          20                           100                   SECOND HOME
      880.3                     625                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     306.91                     665                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     224.24                     702                   N                                  354                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      196.9                     673                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                            90                   INVESTOR
     718.65                     663                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                       19.23                         99.23                   OWNER OCCUPIED
     303.92                     678                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     291.43                     700                   N                                  350                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     780.48                     725                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       14.18                         92.54                   OWNER OCCUPIED
     379.61                     671                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     492.85                     665                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                            90                   OWNER OCCUPIED
     298.33                     672                   Y                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1208.57                     763                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     694.38                     667                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     272.43                     670                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     124.55                     691                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.99                         89.92                   INVESTOR
      360.2                     719                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                            95                   INVESTOR
     106.95                     687                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                         4.8                          84.5                   OWNER OCCUPIED
     289.47                     660                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     590.71                     705                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     673.86                     676                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       19.63                         99.63                   OWNER OCCUPIED
      195.5                     667                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                        14.9                         94.39                   OWNER OCCUPIED
     478.46                     655                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.98                         99.96                   OWNER OCCUPIED
    1004.84                     756                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          30                           100                   OWNER OCCUPIED
      919.4                     700                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     390.45                     641                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     429.39                     740                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                       19.98                         99.97                   OWNER OCCUPIED
     837.81                     638                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      815.2                     796                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     469.92                     633                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          25                            90                   OWNER OCCUPIED
     471.55                     623                   N                                  339                        360                              0                      10                  FIXED                         N                              N                                    0                       24.59                           100                   OWNER OCCUPIED
    1019.84                     670                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     454.66                     761                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         94.99                   INVESTOR
     500.82                     665                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     529.11                     663                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     424.73                     684                   N                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     331.34                     666                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     635.39                     667                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      393.4                     715                   Y                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     284.83                     762                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
      861.6                     726                   Y                                  354                        360                              0                       5                  FIXED                         N                              N                                    0                       25.01                           100                   INVESTOR
     415.45                     629                   N                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     186.18                     671                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     540.65                     690                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     540.07                     668                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     283.78                     731                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     320.43                     725                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.99                         94.98                   OWNER OCCUPIED
     301.38                     656                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                        9.97                         89.96                   OWNER OCCUPIED
    1307.82                     786                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     373.77                     672                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     269.14                     720                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          30                           100                   INVESTOR
     551.69                     744                   Y                                  354                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     312.04                     644                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     267.61                     742                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     530.75                     650                   N                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      602.1                     681                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1225.33                     664                   N                                  352                        360                              0                       4                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
        590                     669                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     541.31                     670                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     495.61                     678                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     806.65                     706                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      177.1                     735                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                        9.99                         89.98                   OWNER OCCUPIED
     724.61                     699                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       24.99                         99.98                   OWNER OCCUPIED
    1436.41                     654                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          25                         99.99                   OWNER OCCUPIED
     684.25                     641                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.99                         94.99                   OWNER OCCUPIED
     201.87                     751                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     778.16                     650                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.99                         99.99                   OWNER OCCUPIED
     421.84                     656                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      645.1                     690                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     259.87                     695                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
    1023.12                     656                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                            95                   OWNER OCCUPIED
     851.36                     642                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     543.24                     688                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      212.5                     664                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                       10.64                            90                   OWNER OCCUPIED
     923.52                     705                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     179.49                     664                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     861.57                     647                   Y                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     934.42                     643                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     374.29                     691                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     839.87                     657                   Y                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     549.91                     679                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     450.49                     661                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                        9.99                         89.73                   OWNER OCCUPIED
    1100.54                     669                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     422.23                     647                   Y                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      268.5                     736                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     519.29                     645                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     539.91                     697                   Y                                  349                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     435.93                     643                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     876.34                     693                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     471.27                     667                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        16.9                          96.9                   OWNER OCCUPIED
     479.09                     681                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     346.24                     667                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     331.81                     674                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1244.48                     717                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          25                         99.99                   OWNER OCCUPIED
     371.25                     798                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     362.07                     716                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     181.27                     719                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                        9.69                         83.72                   OWNER OCCUPIED
     323.09                     633                   Y                                  351                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      518.6                     692                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                       19.72                         98.58                   OWNER OCCUPIED
     490.51                     673                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     559.26                     623                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
    1309.82                     686                   N                                  345                        180                              0                       3                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     499.71                     627                   N                                  355                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     931.16                     702                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     453.09                     664                   Y                                  354                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
    1086.81                     681                   Y                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      551.1                     672                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      379.9                     621                   N                                  356                        180                             36                       3                  FIXED                         Y                              N                                    0                       14.91                         84.72                   OWNER OCCUPIED
     540.64                     680                   N                                  356                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     361.57                     744                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     598.86                     712                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     223.48                     704                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      418.4                     627                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                       19.98                         99.97                   OWNER OCCUPIED
     252.35                     650                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       18.38                         93.38                   OWNER OCCUPIED
     424.99                     743                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
      283.9                     635                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     298.86                     630                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       22.62                           100                   OWNER OCCUPIED
        214                     657                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       18.03                         93.86                   INVESTOR
     792.94                     678                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       26.39                         82.13                   OWNER OCCUPIED
     322.32                     807                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     488.81                     650                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     573.12                     630                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      463.8                     692                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     484.03                     648                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     217.19                     688                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       24.98                         99.98                   OWNER OCCUPIED
     515.68                     727                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       27.05                         99.99                   INVESTOR
     711.89                     667                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     497.16                     682                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       17.05                         97.05                   OWNER OCCUPIED
      96.18                     726                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        5.13                         85.13                   OWNER OCCUPIED
     272.61                     699                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.75                         96.32                   OWNER OCCUPIED
     236.95                     647                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     387.01                     652                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       23.08                           100                   OWNER OCCUPIED
     300.97                     658                   N                                  345                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     595.39                     662                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       29.41                         82.82                   OWNER OCCUPIED
     489.62                     751                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     340.55                     640                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     206.52                     649                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     772.03                     684                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        19.6                         98.01                   OWNER OCCUPIED
     348.46                     700                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.01                           100                   INVESTOR
     628.54                     628                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                       17.61                          94.7                   INVESTOR
     742.85                     687                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     305.58                     680                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       27.95                         98.56                   OWNER OCCUPIED
     711.72                     680                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       25.08                           100                   OWNER OCCUPIED
     223.86                     645                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                         99.98                   OWNER OCCUPIED
     456.79                     627                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                       15.68                         91.62                   OWNER OCCUPIED
      530.8                     681                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        26.8                         97.54                   OWNER OCCUPIED
     405.56                     641                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     702.52                     683                   Y                                  357                        180                              0                       2                  FIXED                         Y                              N                                    0                          24                         97.03                   OWNER OCCUPIED
     669.63                     648                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       37.63                         99.99                   OWNER OCCUPIED
     230.53                     674                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
      843.9                     650                   N                                  355                        180                              0                       2                  FIXED                         Y                              N                                    0                       28.04                         94.65                   OWNER OCCUPIED
     328.96                     640                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     230.53                     663                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
      288.8                     688                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       17.33                         94.99                   INVESTOR
    1302.06                     669                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        24.5                         98.39                   OWNER OCCUPIED
     438.21                     776                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     907.17                     673                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       19.98                         99.88                   OWNER OCCUPIED
      855.4                     623                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       24.19                         86.83                   OWNER OCCUPIED
     448.25                     680                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1141.24                     666                   N                                  353                        180                              0                       2                  FIXED                         Y                              N                                    0                       19.75                         90.32                   OWNER OCCUPIED
     447.86                     694                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       13.52                            95                   SECOND HOME
     124.59                     657                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                           5                            85                   INVESTOR
     130.64                     731                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        7.41                         87.41                   INVESTOR
     811.12                     655                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     239.94                     648                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     549.65                     725                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     522.96                     655                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     613.68                     666                   N                                  356                        180                              0                       2                  FIXED                         Y                              N                                    0                       12.92                         91.91                   OWNER OCCUPIED
    1139.53                     679                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       17.67                            95                   OWNER OCCUPIED
     860.26                     676                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                         82.77                   OWNER OCCUPIED
     182.47                     691                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       10.02                            90                   OWNER OCCUPIED
     201.89                     633                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                         8.8                         92.35                   OWNER OCCUPIED
     256.15                     633                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.55                         88.48                   OWNER OCCUPIED
     316.98                     643                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     896.11                     753                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        12.2                         63.05                   OWNER OCCUPIED
     651.27                     690                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       22.73                         84.91                   OWNER OCCUPIED
     377.14                     728                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       26.63                         99.99                   OWNER OCCUPIED
     530.45                     691                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                         99.96                   OWNER OCCUPIED
     276.42                     636                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     176.28                     714                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     651.27                     664                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        12.2                         71.58                   INVESTOR
     232.08                     695                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     719.25                     691                   N                                  229                        180                              0                       2                  FIXED                         Y                              N                                    0                       42.81                         89.99                   OWNER OCCUPIED
     280.69                     645                   N                                  351                        180                              0                       3                  FIXED                         Y                              N                                    0                       11.43                           100                   OWNER OCCUPIED
      234.8                     671                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     228.69                     622                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     946.15                     718                   N                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                       25.94                            90                   OWNER OCCUPIED
     802.58                     662                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     170.75                     643                   Y                                  352                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
      596.6                     649                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     707.17                     690                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        8.33                            80                   OWNER OCCUPIED
     150.06                     670                   N                                  356                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.43                          86.6                   OWNER OCCUPIED
     749.88                     760                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       16.67                         88.71                   OWNER OCCUPIED
     269.84                     659                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       19.96                         99.81                   OWNER OCCUPIED
     147.56                     743                   N                                  338                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      296.7                     660                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       16.35                         96.35                   OWNER OCCUPIED
     212.78                     665                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.42                         93.93                   OWNER OCCUPIED
     515.67                     693                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       24.92                         99.99                   OWNER OCCUPIED
      626.9                     653                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          38                          98.6                   OWNER OCCUPIED
     339.36                     629                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       15.01                            95                   OWNER OCCUPIED
     484.75                     642                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       18.22                         98.25                   OWNER OCCUPIED
    1121.31                     661                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     336.19                     673                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.26                         83.38                   OWNER OCCUPIED
    1034.18                     675                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       40.71                         79.58                   INVESTOR
     106.73                     678                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        5.41                         85.41                   OWNER OCCUPIED
     914.74                     716                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.75                         70.97                   OWNER OCCUPIED
     202.46                     661                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     654.23                     642                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.13                           100                   OWNER OCCUPIED
     229.47                     646                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       15.36                         99.95                   OWNER OCCUPIED
     337.26                     696                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        21.5                         99.69                   OWNER OCCUPIED
        169                     670                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1179.32                     690                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       33.48                            95                   INVESTOR
     516.16                     644                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     700.12                     668                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.68                         76.91                   OWNER OCCUPIED
     430.13                     626                   N                                  357                        180                              0                       2                  FIXED                         Y                              N                                    0                        8.57                            80                   OWNER OCCUPIED
     594.59                     679                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     489.88                     657                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       13.58                            95                   SECOND HOME
     608.36                     683                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        29.9                         81.81                   OWNER OCCUPIED
     113.15                     660                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     554.98                     670                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     657.64                     655                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       35.23                         89.99                   OWNER OCCUPIED
     308.59                     662                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     212.92                     779                   N                                  354                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     576.69                     777                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       26.98                         62.95                   OWNER OCCUPIED
     363.39                     656                   N                                  356                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.11                         94.41                   OWNER OCCUPIED
     643.69                     681                   N                                  355                        180                              0                       2                  FIXED                         Y                              N                                    0                       19.52                          97.6                   OWNER OCCUPIED
     606.47                     677                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       21.44                            95                   INVESTOR
     434.18                     707                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.49                         99.18                   OWNER OCCUPIED
     340.29                     647                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     907.17                     637                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.48                          87.8                   OWNER OCCUPIED
     677.88                     622                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     508.75                     703                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     174.43                     643                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1261.77                     648                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       27.17                          86.3                   OWNER OCCUPIED
    1198.33                     658                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       28.16                         88.49                   OWNER OCCUPIED
     521.01                     740                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       10.17                         58.14                   INVESTOR
     394.89                     651                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      282.8                     674                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        8.52                         88.52                   OWNER OCCUPIED
     230.15                     689                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      942.9                     697                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.71                         88.24                   OWNER OCCUPIED
     629.69                     642                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       21.22                         94.12                   OWNER OCCUPIED
     149.42                     764                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       16.09                         89.66                   INVESTOR
     720.03                     632                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       25.93                           100                   OWNER OCCUPIED
     254.01                     645                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     239.07                     665                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       11.98                         99.95                   OWNER OCCUPIED
     934.92                     733                   Y                                  356                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
        765                     641                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       32.49                         89.68                   OWNER OCCUPIED
     197.27                     706                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     746.02                     669                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.56                         99.25                   OWNER OCCUPIED
     424.77                     706                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     336.35                     688                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.51                           100                   OWNER OCCUPIED
        794                     719                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       37.25                         71.03                   OWNER OCCUPIED
     233.24                     645                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
      648.9                     649                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     640.36                     651                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     216.66                     624                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        15.5                         99.74                   OWNER OCCUPIED
     256.15                     663                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     413.03                     698                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     200.59                     639                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     133.41                     632                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     525.81                     630                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      155.3                     665                   N                                  338                        180                              0                       2                  FIXED                         Y                              N                                    0                        7.51                         83.95                   OWNER OCCUPIED
     466.98                     685                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.84                           100                   OWNER OCCUPIED
     362.45                     680                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     319.12                     667                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       15.49                         89.99                   OWNER OCCUPIED
     564.77                     666                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
    1231.62                     664                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     272.96                     652                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.61                         99.42                   OWNER OCCUPIED
     925.76                     676                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       25.94                         97.52                   OWNER OCCUPIED
     670.24                     642                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     411.45                     654                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       16.53                         92.64                   OWNER OCCUPIED
     222.15                     722                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     327.94                     645                   Y                                  351                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.66                         83.79                   OWNER OCCUPIED
     256.15                     656                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        12.5                         96.77                   OWNER OCCUPIED
      134.6                     691                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        9.12                         86.18                   INVESTOR
     754.32                     680                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       22.86                         88.18                   OWNER OCCUPIED
     185.16                     678                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       10.29                            88                   OWNER OCCUPIED
     377.81                     635                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       17.88                         99.98                   OWNER OCCUPIED
    1019.01                     637                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       16.69                         80.73                   INVESTOR
     714.25                     811                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       16.97                         83.85                   OWNER OCCUPIED
     307.77                     647                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       13.06                         94.66                   OWNER OCCUPIED
     480.27                     625                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       21.63                         94.55                   OWNER OCCUPIED
     267.35                     698                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     707.17                     664                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       21.55                         64.16                   OWNER OCCUPIED
     421.17                     712                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.92                         94.92                   INVESTOR
     815.18                     647                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       26.86                         94.92                   OWNER OCCUPIED
     649.96                     712                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       17.98                           100                   OWNER OCCUPIED
     155.74                     633                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       10.34                         90.34                   OWNER OCCUPIED
     747.09                     661                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       23.33                           100                   OWNER OCCUPIED
     624.35                     674                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     234.73                     656                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       16.12                         92.52                   OWNER OCCUPIED
     565.59                     655                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     387.23                     667                   N                                  356                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     207.44                     649                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        9.39                         89.29                   OWNER OCCUPIED
     426.45                     790                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     343.27                     639                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       12.96                         92.96                   OWNER OCCUPIED
    1237.87                     766                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       24.04                         93.27                   OWNER OCCUPIED
     557.84                     623                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     382.15                     669                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.97                         99.96                   OWNER OCCUPIED
     250.84                     689                   N                                  454                        180                             36                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     324.35                     687                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     248.81                     660                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     443.16                     699                   N                                  387                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     475.32                     680                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     227.98                     645                   N                                  341                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     442.48                     677                   N                                  359                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.98                         99.96                   OWNER OCCUPIED
     862.26                     713                   N                                  354                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     320.04                     661                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.96                         99.95                   OWNER OCCUPIED
     394.86                     685                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     308.71                     669                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.96                         99.94                   OWNER OCCUPIED
     294.62                     707                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.99                         99.93                   OWNER OCCUPIED
     361.36                     746                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     406.71                     694                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     390.19                     680                   N                                  358                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.97                         99.96                   OWNER OCCUPIED
    1335.83                     763                   N                                  306                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     845.94                     710                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.98                         99.93                   OWNER OCCUPIED
     223.31                     726                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     377.16                     685                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     357.92                     776                   N                                  662                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     199.04                     761                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.99                         94.96                   INVESTOR
     394.86                     666                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.99                         99.96                   OWNER OCCUPIED
     394.57                     673                   N                                  360                        180                              0                       2                  FIXED                         Y                              N                                    0                       19.98                         99.97                   OWNER OCCUPIED
     550.65                     669                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.98                         99.96                   OWNER OCCUPIED
     418.69                     645                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
      446.2                     741                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     711.79                     700                   Y                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     601.39                     649                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.97                         99.94                   OWNER OCCUPIED
      399.1                     663                   Y                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          15                         94.99                   INVESTOR
     240.87                     657                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.02                           100                   OWNER OCCUPIED
     375.58                     756                   Y                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     1827.4                     649                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
        782                     759                   N                                  357                        180                             12                       3                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     687.03                     681                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.99                         99.99                   OWNER OCCUPIED
        483                     658                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     333.87                     721                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      534.6                     674                   N                                  357                        180                             12                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     714.18                     687                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     305.99                     705                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     241.68                     704                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      274.5                     691                   N                                  336                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     663.76                     659                   N                                  310                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.98                         99.97                   OWNER OCCUPIED
     191.15                     644                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     469.98                     643                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.99                         99.97                   OWNER OCCUPIED
     546.88                     686                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     468.54                     646                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     352.22                     776                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     316.04                     666                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.99                         99.94                   OWNER OCCUPIED
     474.42                     721                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     524.89                     721                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.01                           100                   INVESTOR
    1381.77                     805                   Y                                  358                        360                             36                       2                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     269.73                     706                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     327.94                     640                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.99                         99.95                   OWNER OCCUPIED
     777.08                     646                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     550.77                     704                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     920.67                     627                   Y                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     233.37                     727                   N                                  435                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.16                           100                   INVESTOR
     384.27                     753                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     627.95                     793                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     479.63                     674                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       19.99                         99.99                   OWNER OCCUPIED
     516.45                     660                   Y                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     405.56                     647                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     592.33                     650                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     416.28                     696                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     353.36                     644                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       19.96                         99.94                   OWNER OCCUPIED
     490.51                     690                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     482.26                     675                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.98                         99.96                   OWNER OCCUPIED
      836.3                     715                   Y                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     553.89                     731                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     965.36                     784                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     248.14                     668                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.95                         99.89                   OWNER OCCUPIED
    1236.16                     720                   Y                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     954.87                     666                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.98                         99.97                   OWNER OCCUPIED
     182.89                     757                   N                                  342                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     764.25                     641                   Y                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     308.65                     694                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.97                         99.95                   OWNER OCCUPIED
     784.63                     649                   Y                                  355                        180                             36                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      264.8                     673                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.95                         99.94                   OWNER OCCUPIED
     274.48                     702                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     594.73                     651                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     355.86                     691                   N                                  348                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      254.4                     717                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          25                           100                   INVESTOR
     744.43                     659                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.98                         99.96                   OWNER OCCUPIED
     373.01                     648                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.98                         99.96                   OWNER OCCUPIED
     334.37                     728                   Y                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     304.41                     754                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    1529.99                     711                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     743.55                     710                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     430.11                     715                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     461.21                     736                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.99                         99.98                   INVESTOR
     517.33                     736                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      325.3                     736                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.98                         99.98                   INVESTOR
     973.37                     644                   Y                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     257.72                     695                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     410.36                     644                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.99                         99.97                   OWNER OCCUPIED
     439.29                     653                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.97                         99.93                   OWNER OCCUPIED
     422.21                     646                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     505.12                     707                   N                                  356                        180                             36                       4                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
      319.9                     668                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.94                         99.88                   OWNER OCCUPIED
     605.89                     640                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.99                         99.98                   OWNER OCCUPIED
     501.48                     657                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       19.98                         99.97                   OWNER OCCUPIED
     374.93                     665                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
    1304.58                     702                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     310.41                     778                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     271.36                     746                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     986.79                     657                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1028.61                     724                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     533.63                     645                   Y                                  355                        180                             60                       5                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     436.67                     689                   N                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     653.59                     728                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     1110.9                     736                   N                                  339                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     360.01                     641                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       16.67                         96.67                   OWNER OCCUPIED
     933.47                     635                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
      830.6                     644                   N                                  358                        180                             24                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     939.19                     665                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     391.88                     706                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     503.75                     729                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     473.45                     703                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     386.58                     689                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          25                           100                   INVESTOR
     543.13                     726                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     380.73                     750                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.98                         89.98                   OWNER OCCUPIED
      220.6                     667                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     445.73                     638                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                       14.34                         94.96                   SECOND HOME
     939.24                     647                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     802.69                     705                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                         99.99                   OWNER OCCUPIED
     570.42                     663                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       35.14                         84.14                   OWNER OCCUPIED
     955.27                     702                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     775.49                     647                   N                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     779.69                     658                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      593.9                     717                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     720.03                     663                   N                                  358                        180                             24                       2                  FIXED                         Y                              N                                    0                       18.67                         98.67                   OWNER OCCUPIED
    1129.51                     722                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     815.38                     668                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     580.92                     711                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     773.76                     633                   N                                  358                        180                             12                       2                  FIXED                         Y                              N                                    0                       25.66                         89.97                   OWNER OCCUPIED
     755.53                     662                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     672.11                     700                   Y                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                       19.97                         99.86                   OWNER OCCUPIED
     384.86                     694                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     489.92                     743                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     561.25                     661                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     933.48                     695                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.88                         79.58                   INVESTOR
     552.66                     696                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     339.44                     692                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      490.2                     700                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     408.96                     652                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     790.19                     652                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     360.44                     658                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      174.1                     701                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1007.96                     683                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     286.35                     777                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     311.55                     663                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       19.99                         99.98                   INVESTOR
     213.05                     706                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     536.05                     724                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     510.85                     663                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                         99.92                   OWNER OCCUPIED
     274.66                     706                   N                                  358                        180                             60                       2                  FIXED                         Y                              N                                    0                       25.05                           100                   INVESTOR
     202.74                     716                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     379.13                     716                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                         99.98                   INVESTOR
      244.3                     654                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    2488.95                     679                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       18.83                         92.74                   OWNER OCCUPIED
     561.25                     697                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     512.28                     730                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      683.3                     654                   N                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     426.84                     744                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     596.66                     678                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     536.52                     663                   Y                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     457.95                     625                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     442.97                     637                   Y                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     397.83                     643                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     351.74                     644                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     600.96                     646                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     287.81                     648                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     200.76                     649                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     591.49                     649                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     419.03                     651                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     374.24                     651                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     488.47                     656                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     671.64                     656                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     422.65                     656                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     459.84                     658                   Y                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     423.53                     659                   N                                  351                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     438.67                     661                   N                                  359                        360                              0                       1                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     799.78                     662                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
        429                     662                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     328.89                     662                   N                                  351                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     902.49                     663                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     293.22                     666                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      460.3                     667                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     342.76                     668                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     536.91                     671                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      373.3                     672                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     690.62                     673                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     796.48                     674                   Y                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     635.68                     676                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     801.44                     678                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      518.2                     682                   N                                  359                        360                              0                       1                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
      367.4                     684                   Y                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                            95                   INVESTOR
     588.51                     684                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     591.91                     687                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1376.51                     688                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     244.95                     689                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     723.97                     690                   Y                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     248.28                     690                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     891.27                     691                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     328.15                     692                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     896.17                     692                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     506.67                     693                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     317.11                     693                   Y                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     358.81                     693                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
        391                     694                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     465.98                     695                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     695.19                     696                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     508.84                     697                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     947.11                     699                   Y                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     293.13                     704                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    1824.57                     705                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                       24.63                           100                   OWNER OCCUPIED
     252.48                     708                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1772.02                     709                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     645.96                     711                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     731.67                     721                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     365.72                     724                   Y                                  359                        180                             12                       1                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     328.36                     724                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     449.73                     724                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     305.86                     725                   Y                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     604.59                     728                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     406.11                     732                   Y                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     578.53                     733                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      339.5                     734                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                            95                   INVESTOR
     565.43                     734                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     410.76                     738                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     273.62                     738                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      277.8                     739                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                       13.49                         93.49                   OWNER OCCUPIED
     973.84                     739                   N                                  178                        180                              0                       1                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     509.09                     740                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     674.22                     741                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     208.25                     745                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     443.23                     746                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      337.1                     747                   Y                                  358                        180                             12                       2                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     542.97                     747                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     783.08                     751                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     914.74                     751                   N                                  357                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     664.17                     751                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     291.43                     753                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     439.31                     759                   N                                  359                        180                              0                       1                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     760.08                     763                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     433.89                     765                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     426.37                     774                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     819.51                     777                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     445.46                     778                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     217.42                     778                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     748.55                     779                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     316.32                     783                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     270.37                     784                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          15                            95                   SECOND HOME
     291.49                     799                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     234.72                     803                   N                                  359                        180                              0                       1                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     453.65                     808                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     548.67                     816                   N                                  358                        180                              0                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     446.88                     726                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     240.88                     742                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
        322                     742                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.98                         94.98                   INVESTOR
        240                     742                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     301.88                     776                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     295.17                     767                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       12.88                         86.84                   INVESTOR
      212.5                     729                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     148.56                     696                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
      332.5                     781                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     257.27                     713                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.97                         89.97                   INVESTOR
     411.25                     662                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        7.34                         87.34                   OWNER OCCUPIED
     308.92                     802                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     400.78                     746                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     385.94                     746                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
        255                     759                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     283.96                     787                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.98                         89.98                   INVESTOR
     283.96                     788                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.98                         89.98                   INVESTOR
     189.96                     763                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.98                   INVESTOR
     283.96                     745                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.98                         89.98                   INVESTOR
      332.5                     703                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     601.25                     759                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        390                     666                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.99                   OWNER OCCUPIED
     297.92                     697                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     694.23                     660                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     839.58                     691                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     260.69                     749                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.96                         94.96                   INVESTOR
     286.92                     748                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     570.45                     759                   N                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     334.79                     682                   N                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     163.33                     699                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        595                     677                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        4.68                         69.68                   SECOND HOME
     366.41                     717                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     234.79                     707                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     234.79                     707                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        200                     705                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.95                         89.55                   INVESTOR
     225.63                     719                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     353.53                     717                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     233.26                     662                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     288.44                     726                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     501.56                     751                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
        360                     753                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     131.98                     739                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     336.67                     707                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     403.33                     690                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.89                         89.89                   OWNER OCCUPIED
     551.25                     715                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      331.2                     717                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.97                         89.97                   INVESTOR
    1023.97                     663                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.99                         89.99                   OWNER OCCUPIED
      352.5                     721                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.92                         89.26                   INVESTOR
    1263.02                     674                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     400.83                     692                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     175.38                     724                   N                                  348                        180                              0                       8                  FIXED                         Y                              N                                    0                       14.94                         94.91                   INVESTOR
     270.79                     706                   N                                    0                        180                              0                       6                  FIXED                         N                              Y                                   60                          15                         94.98                   INVESTOR
      287.5                     716                   N                                    0                        360                              0                       8                  FIXED                         N                              Y                                  120                        8.85                         88.85                   INVESTOR
     485.41                     679                   N                                  352                        180                              0                       8                  FIXED                         Y                              N                                    0                       15.76                            90                   OWNER OCCUPIED
      89.58                     732                   N                                    0                        360                              0                       7                  FIXED                         N                              Y                                  120                       20.88                         94.99                   INVESTOR
      140.6                     701                   N                                  113                        120                              0                       7                  FIXED                         N                              N                                    0                       26.32                            95                   INVESTOR
        525                     693                   Y                                    0                        180                              0                       6                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
      75.13                     673                   N                                  313                        180                              0                       6                  FIXED                         Y                              N                                    0                       15.15                            95                   INVESTOR
     190.56                     704                   N                                  174                        180                              0                       6                  FIXED                         N                              N                                    0                       15.05                         94.96                   INVESTOR
     142.85                     696                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
      367.5                     684                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                        8.78                         86.83                   OWNER OCCUPIED
     188.25                     720                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       11.16                            90                   OWNER OCCUPIED
     211.75                     728                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                         89.99                   INVESTOR
        481                     769                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.97                         89.94                   OWNER OCCUPIED
     184.69                     783                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     166.55                     699                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     266.96                     700                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.97                         94.96                   INVESTOR
     191.41                     709                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       14.96                         94.96                   INVESTOR
     275.04                     682                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.97                   SECOND HOME
     135.35                     777                   Y                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.95                         94.95                   INVESTOR
     583.63                     669                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       11.71                         89.98                   OWNER OCCUPIED
     370.58                     697                   N                                  152                        180                              0                       5                  FIXED                         N                              N                                    0                         6.8                          86.8                   OWNER OCCUPIED
      99.03                     733                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.23                            95                   INVESTOR
     373.97                     691                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.98                         94.98                   INVESTOR
     462.19                     714                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     323.09                     722                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     345.61                     756                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.96                         94.95                   INVESTOR
    1683.33                     719                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       17.78                            90                   INVESTOR
     107.81                     725                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     438.07                     774                   N                                  173                        180                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
        391                     719                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       15.01                            95                   INVESTOR
     567.81                     744                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   SECOND HOME
     219.69                     708                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       14.95                         94.95                   INVESTOR
     138.96                     702                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        283                     678                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     284.22                     677                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
        275                     692                   N                                    0                        180                              0                       6                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     165.38                     750                   N                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     549.31                     767                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      180.1                     780                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                       14.99                         94.98                   INVESTOR
     528.31                     678                   Y                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       14.98                         94.98                   INVESTOR
     368.45                     690                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     568.85                     675                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     155.36                     750                   Y                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       14.95                         94.95                   INVESTOR
     106.94                     666                   N                                  298                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.93                         94.93                   INVESTOR
     106.94                     666                   N                                  298                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.93                         94.93                   INVESTOR
     135.94                     714                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       10.02                            90                   INVESTOR
     138.75                     714                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.99                         89.97                   INVESTOR
     169.21                     739                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.94                         94.92                   INVESTOR
     270.67                     759                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                        9.98                         89.98                   OWNER OCCUPIED
     318.65                     762                   Y                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       14.98                         94.98                   INVESTOR
    1454.69                     724                   Y                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
        550                     648                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      99.03                     776                   N                                  339                        180                              0                       5                  FIXED                         Y                              N                                    0                       28.57                            95                   INVESTOR
     284.38                     767                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        6.09                         86.09                   OWNER OCCUPIED
     120.24                     686                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       18.41                         94.85                   INVESTOR
     298.08                     714                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.98                         94.98                   INVESTOR
     295.11                     716                   Y                                  326                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.96                         94.93                   INVESTOR
     168.96                     729                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.98                         89.97                   INVESTOR
     109.38                     676                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       22.27                         94.99                   INVESTOR
     109.38                     676                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                          25                            95                   INVESTOR
     368.13                     759                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     140.98                     748                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     368.13                     759                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     386.72                     750                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     641.25                     727                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.92                   OWNER OCCUPIED
     151.41                     725                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     314.17                     687                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.83                         88.48                   INVESTOR
     162.75                     725                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     368.13                     759                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
      239.9                     704                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     125.71                     686                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        8.74                         88.74                   INVESTOR
     722.91                     789                   Y                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       14.99                         94.99                   INVESTOR
     203.13                     758                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     203.13                     758                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     458.33                     703                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     404.19                     746                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.99                         94.99                   INVESTOR
     190.13                     731                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      97.13                     687                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       15.31                         94.95                   INVESTOR
     219.97                     720                   Y                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.96                         94.92                   INVESTOR
     167.24                     699                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.96                         94.96                   INVESTOR
     274.11                     718                   Y                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       14.97                         94.97                   INVESTOR
     105.75                     744                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     599.69                     653                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     247.57                     776                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     231.59                     683                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.97                         94.97                   INVESTOR
     223.22                     746                   N                                  325                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     221.15                     714                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     316.67                     731                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     105.76                     651                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       15.38                         94.62                   INVESTOR
     404.17                     752                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     254.96                     692                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     208.15                     681                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.98                         94.97                   INVESTOR
     304.17                     709                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     290.63                     671                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     189.02                     707                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     428.75                     717                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     413.44                     717                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     445.25                     685                   Y                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     171.32                     752                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.98                         89.93                   INVESTOR
     494.17                     716                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.94                         89.94                   OWNER OCCUPIED
     252.08                     802                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     174.29                     816                   N                                    0                        180                              0                       5                  FIXED                         N                              Y                                   60                          10                            90                   INVESTOR
    1164.58                     710                   N                                    0                        180                              0                       5                  FIXED                         N                              Y                                   60                       13.27                         79.59                   INVESTOR
        605                     651                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     444.58                     686                   N                                    0                        180                              0                       5                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     113.17                     717                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.95                         94.93                   INVESTOR
     255.31                     670                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        8.91                         88.91                   OWNER OCCUPIED
     326.56                     766                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     311.67                     658                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        375                     750                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     175.27                     692                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.96                         94.96                   INVESTOR
     454.69                     689                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     367.19                     645                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     104.17                     739                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        12.5                         83.75                   INVESTOR
     102.08                     739                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        4.74                         83.79                   INVESTOR
     108.33                     739                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        4.74                         84.27                   INVESTOR
     257.58                     745                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          20                         89.98                   INVESTOR
     360.75                     698                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     406.72                     762                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       15.01                            95                   INVESTOR
     406.72                     762                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       15.01                            95                   INVESTOR
     646.88                     670                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.52                         89.52                   OWNER OCCUPIED
      335.3                     712                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
      83.33                     785                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       10.99                            90                   INVESTOR
     144.31                     698                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.91                         94.88                   INVESTOR
     144.31                     698                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.91                         94.88                   INVESTOR
     651.35                     720                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     235.45                     648                   N                                  172                        180                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     225.63                     713                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     519.36                     682                   Y                                  356                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     117.61                     696                   Y                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                       20.41                          94.9                   INVESTOR
     582.08                     698                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     120.12                     691                   Y                                  327                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.99                         94.96                   INVESTOR
     560.09                     714                   N                                  332                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     284.38                     778                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     195.94                     685                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       15.01                            95                   INVESTOR
        340                     752                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      149.6                     679                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
        250                     752                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     285.77                     723                   Y                                    0                        180                              0                       6                  FIXED                         N                              Y                                   60                       14.98                         94.98                   INVESTOR
     303.69                     723                   Y                                    0                        180                              0                       6                  FIXED                         N                              Y                                   60                          15                            95                   INVESTOR
     111.15                     678                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          20                            95                   INVESTOR
     311.67                     788                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     290.63                     665                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     439.38                     732                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        8.41                         88.41                   OWNER OCCUPIED
     983.65                     745                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.99                         94.99                   INVESTOR
     166.37                     704                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.96                         94.92                   INVESTOR
     431.46                     757                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.98                         94.98                   INVESTOR
     427.08                     683                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       17.86                         89.29                   OWNER OCCUPIED
     346.88                     662                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        6.24                         86.24                   OWNER OCCUPIED
     543.08                     697                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.99                         94.99                   OWNER OCCUPIED
     121.71                     691                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.99                         89.93                   SECOND HOME
     238.33                     722                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     350.73                     700                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     307.08                     768                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     270.42                     681                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     392.06                     689                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     483.96                     677                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     360.94                     712                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     361.32                     666                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     148.83                     753                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     210.27                     698                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
      139.3                     697                   N                                  282                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.99                         89.98                   INVESTOR
     295.31                     712                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     680.42                     661                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       10.01                         89.99                   OWNER OCCUPIED
     131.54                     711                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     546.25                     664                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       10.92                         89.72                   OWNER OCCUPIED
      166.3                     697                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.92                          94.9                   INVESTOR
     314.17                     697                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     264.38                     644                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     300.75                     752                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     306.38                     723                   Y                                    0                        180                              0                       6                  FIXED                         N                              Y                                   60                          15                            95                   INVESTOR
      398.9                     689                   N                                    0                        180                              0                       5                  FIXED                         N                              Y                                   60                        9.99                         89.99                   OWNER OCCUPIED
     388.65                     713                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       10.45                            90                   OWNER OCCUPIED
     295.04                     738                   N                                  115                        120                              0                       5                  FIXED                         N                              N                                    0                          10                         89.95                   INVESTOR
     573.96                     682                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        206                     753                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     158.69                     768                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.99                         89.98                   INVESTOR
        875                     699                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     106.88                     747                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        14.9                          94.9                   INVESTOR
     183.33                     715                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.39                         84.51                   INVESTOR
      148.5                     787                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.98                         89.97                   INVESTOR
     121.35                     772                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     333.13                     727                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     289.42                     786                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.95                         94.91                   INVESTOR
     268.33                     786                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.97                         94.93                   INVESTOR
     216.75                     714                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     652.29                     677                   Y                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                       10.33                            90                   OWNER OCCUPIED
      101.9                     681                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       21.98                         94.95                   INVESTOR
      562.5                     746                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     125.98                     705                   Y                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     333.33                     702                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.88                         88.89                   OWNER OCCUPIED
     277.23                     663                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        6.38                         86.38                   OWNER OCCUPIED
     219.66                     731                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.95                         94.95                   INVESTOR
     131.71                     700                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     434.25                     773                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.98                         89.97                   OWNER OCCUPIED
     229.14                     694                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     435.73                     690                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     166.97                     713                   Y                                  175                        180                              0                       4                  FIXED                         N                              N                                    0                        9.38                         89.38                   INVESTOR
     246.26                     706                   Y                                  340                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.99                         94.99                   INVESTOR
     106.95                     792                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.91                         89.87                   INVESTOR
     106.95                     792                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.91                         89.87                   INVESTOR
     147.55                     792                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.94                         89.93                   INVESTOR
      294.5                     751                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.98                         94.98                   INVESTOR
     280.31                     706                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.97                         89.95                   INVESTOR
      450.4                     721                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.98                         94.98                   INVESTOR
     210.27                     703                   N                                  174                        180                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     292.27                     719                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.97                         94.98                   INVESTOR
        723                     684                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.99                         89.99                   OWNER OCCUPIED
     144.26                     762                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                         89.98                   INVESTOR
     484.38                     707                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.57                         89.57                   OWNER OCCUPIED
     193.23                     719                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     362.29                     714                   N                                    0                        180                              0                       5                  FIXED                         N                              Y                                   60                        7.77                         87.77                   OWNER OCCUPIED
      96.25                     762                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     181.98                     762                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.96                         89.96                   INVESTOR
     170.66                     762                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.97                         89.95                   INVESTOR
     121.63                     762                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                         89.96                   INVESTOR
     101.04                     675                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       15.38                            95                   INVESTOR
     135.42                     676                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        550                     642                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
         75                     720                   N                                    0                        180                              0                       5                  FIXED                         N                              Y                                   60                           5                            85                   OWNER OCCUPIED
      262.5                     660                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        510                     749                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     379.44                     750                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     227.81                     661                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        342                     724                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          20                            90                   INVESTOR
     207.81                     807                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.98                         89.98                   OWNER OCCUPIED
     265.42                     680                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     152.09                     701                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.97                         94.95                   INVESTOR
     364.38                     680                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     249.17                     680                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     216.67                     752                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     339.51                     708                   N                                  174                        180                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     338.04                     708                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.98                         89.98                   OWNER OCCUPIED
      421.1                     681                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        8.98                         88.98                   OWNER OCCUPIED
     200.73                     768                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                           5                            85                   INVESTOR
     468.75                     672                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     247.04                     697                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        8.23                         88.23                   INVESTOR
     323.43                     675                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     672.03                     663                   Y                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     109.08                     745                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     324.58                     699                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        8.35                         88.35                   OWNER OCCUPIED
     528.13                     785                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       19.76                         89.76                   OWNER OCCUPIED
     291.15                     642                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     395.83                     778                   N                                    0                        180                              0                       5                  FIXED                         N                              Y                                   60                        9.09                         89.09                   INVESTOR
     103.25                     706                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.02                         89.98                   INVESTOR
      93.75                     706                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        13.7                         88.01                   INVESTOR
        555                     719                   Y                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                         84.96                   INVESTOR
      95.63                     706                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.95                         89.95                   INVESTOR
      93.75                     706                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          13                         89.99                   INVESTOR
     182.95                     666                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      93.75                     706                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       13.07                            90                   INVESTOR
     476.67                     742                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        375                     747                   N                                    0                        180                              0                       5                  FIXED                         N                              Y                                   60                        10.1                          89.9                   OWNER OCCUPIED
      95.83                     655                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       11.76                            90                   OWNER OCCUPIED
     252.34                     726                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     116.67                     723                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        3.86                         83.86                   OWNER OCCUPIED
     271.82                     726                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.98                         94.98                   INVESTOR
        280                     755                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      429.4                     676                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
        399                     743                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     287.76                     726                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.98                         94.98                   INVESTOR
     385.42                     748                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     291.69                     744                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     380.42                     680                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        390                     732                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     229.73                     746                   Y                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                        9.95                          89.9                   INVESTOR
     249.34                     787                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       15.01                            95                   INVESTOR
     123.75                     773                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     372.75                     724                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.98                   OWNER OCCUPIED
     249.34                     711                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       15.01                            95                   INVESTOR
     214.88                     674                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
        365                     745                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.95                         89.92                   INVESTOR
     492.19                     638                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        345                     808                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                           8                            88                   OWNER OCCUPIED
      232.7                     771                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       11.46                         89.98                   INVESTOR
     208.56                     756                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
     252.65                     726                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      143.7                     677                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                        6.19                         86.19                   OWNER OCCUPIED
     201.88                     805                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     301.88                     660                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        309                     725                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.99                   INVESTOR
     214.97                     776                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     356.25                     746                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     373.75                     662                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     457.44                     753                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     238.63                     691                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     131.08                     773                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     104.17                     710                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       16.81                         94.96                   INVESTOR
     229.17                     727                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        520                     780                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      637.5                     748                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     543.75                     679                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     508.13                     669                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     308.33                     749                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     327.09                     699                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.98                         94.98                   INVESTOR
      287.4                     772                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     393.15                     713                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
        219                     779                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.97                         89.96                   INVESTOR
     505.21                     736                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     434.05                     689                   Y                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
    1324.94                     675                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.99                            90                   OWNER OCCUPIED
     320.83                     759                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     380.73                     694                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
        125                     695                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                        5.12                         84.98                   OWNER OCCUPIED
     859.86                     769                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.99                         94.99                   INVESTOR
     766.19                     712                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                         89.99                   OWNER OCCUPIED
     152.17                     773                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      357.4                     692                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     348.59                     714                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     403.33                     671                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     239.58                     678                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        8.21                         88.21                   INVESTOR
     256.25                     791                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     134.59                     720                   Y                                  174                        180                              0                       5                  FIXED                         N                              N                                    0                        9.96                         89.96                   INVESTOR
     169.42                     805                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.99                         89.98                   SECOND HOME
        405                     777                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.91                         89.17                   OWNER OCCUPIED
     315.04                     706                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
        285                     753                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     193.59                     753                   N                                  174                        180                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
      247.5                     754                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     191.02                     695                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.97                         89.97                   INVESTOR
     305.47                     720                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       11.31                            90                   OWNER OCCUPIED
     308.18                     705                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      91.67                     717                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                         6.9                         84.14                   INVESTOR
     281.63                     733                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.98                         94.95                   INVESTOR
     142.85                     696                   Y                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     207.96                     730                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        8.51                         88.51                   INVESTOR
     258.75                     730                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     335.42                     674                   N                                    0                        180                              0                       5                  FIXED                         N                              Y                                   60                       10.39                         88.13                   OWNER OCCUPIED
     100.94                     681                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       10.37                         89.99                   INVESTOR
     227.96                     718                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                         94.97                   INVESTOR
     215.63                     774                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       14.98                         89.97                   INVESTOR
     132.19                     774                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
     132.19                     774                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
     145.83                     680                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      104.5                     752                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
      239.9                     698                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.97                         89.97                   INVESTOR
     317.17                     644                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.75                         89.75                   OWNER OCCUPIED
     206.25                     750                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        230                     760                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        230                     760                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     198.06                     751                   N                                  329                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     323.44                     665                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        100                     733                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       23.26                            95                   INVESTOR
     318.75                     669                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        195                     721                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     916.67                     729                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                            90                   INVESTOR
     657.71                     680                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     297.78                     715                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     941.41                     756                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                         89.99                   OWNER OCCUPIED
        242                     754                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       15.24                         94.92                   INVESTOR
     255.31                     746                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.97                         89.97                   INVESTOR
     529.58                     691                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        255                     750                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       10.08                            90                   INVESTOR
        130                     693                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        4.81                         84.82                   INVESTOR
     401.46                     699                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     261.89                     705                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.93                         89.35                   OWNER OCCUPIED
     481.77                     704                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      318.5                     801                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
        105                     709                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     354.38                     679                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     729.17                     727                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        7.99                          87.9                   OWNER OCCUPIED
     458.33                     714                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.26                         83.33                   INVESTOR
     156.21                     676                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     268.75                     696                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                         6.7                          86.7                   OWNER OCCUPIED
     204.65                     782                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.95                         89.93                   INVESTOR
        330                     668                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                         5.2                         84.57                   OWNER OCCUPIED
     128.33                     782                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     145.13                     726                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      552.5                     726                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       17.89                         89.47                   OWNER OCCUPIED
     381.88                     725                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
     397.83                     666                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.99                         89.98                   OWNER OCCUPIED
     133.93                     679                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     310.75                     651                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.99                         89.99                   OWNER OCCUPIED
    1461.15                     747                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       18.57                            90                   OWNER OCCUPIED
        385                     673                   N                                    0                        180                              0                       5                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
      98.96                     688                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       17.24                            95                   INVESTOR
     177.26                     717                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                       14.96                         94.96                   INVESTOR
     248.44                     715                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        8.26                         88.26                   INVESTOR
     217.38                     759                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.97                         89.96                   INVESTOR
     224.58                     681                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        8.15                         88.15                   INVESTOR
     263.72                     700                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       15.01                            95                   INVESTOR
      138.4                     785                   Y                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                        9.97                         89.97                   INVESTOR
      337.5                     666                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      687.7                     689                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     304.33                     749                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        195                     809                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        150                     779                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     158.33                     746                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        3.08                         83.08                   OWNER OCCUPIED
     133.66                     785                   Y                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                        9.94                         89.92                   INVESTOR
     256.25                     721                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     250.58                     700                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.97                         94.97                   INVESTOR
     353.44                     722                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     124.32                     778                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.95                         89.94                   OWNER OCCUPIED
        350                     709                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        8.43                         87.47                   INVESTOR
     572.81                     727                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
        195                     805                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      337.5                     710                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     495.21                     657                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     241.67                     707                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     198.25                     735                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     427.08                     677                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.09                         89.09                   OWNER OCCUPIED
     479.38                     736                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       11.57                            90                   OWNER OCCUPIED
     255.94                     767                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.84                         88.59                   OWNER OCCUPIED
     492.93                     763                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     294.05                     745                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        5.94                         85.94                   OWNER OCCUPIED
     191.98                     816                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       10.01                            90                   INVESTOR
     285.47                     698                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
        253                     757                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      422.5                     739                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     494.48                     646                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     313.54                     717                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     381.36                     667                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     127.27                     744                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                         89.98                   INVESTOR
     331.88                     770                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     666.25                     687                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.75                         88.75                   OWNER OCCUPIED
      427.5                     733                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     194.19                     754                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     442.75                     685                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     965.74                     758                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       12.48                         84.99                   SECOND HOME
      812.5                     743                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                       16.67                         89.67                   OWNER OCCUPIED
     273.75                     750                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        300                     712                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     239.88                     802                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        5.01                         85.01                   SECOND HOME
      122.8                     705                   N                                  339                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.94                         89.92                   INVESTOR
     618.31                     710                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     514.08                     690                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.99                         89.99                   OWNER OCCUPIED
      112.5                     715                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        5.06                         85.06                   INVESTOR
     504.17                     651                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                         9.5                          89.5                   OWNER OCCUPIED
     220.31                     715                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      84.09                     720                   N                                  340                        180                              0                       5                  FIXED                         Y                              N                                    0                        2.74                         81.64                   OWNER OCCUPIED
     197.08                     687                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     286.88                     794                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     147.77                     752                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.98                   SECOND HOME
     134.15                     785                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                       10.01                         89.99                   INVESTOR
     316.04                     703                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        6.09                         85.74                   OWNER OCCUPIED
     426.25                     739                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          30                            90                   INVESTOR
        255                     703                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     249.32                     674                   Y                                  346                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     490.42                     646                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     264.85                     661                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     249.38                     708                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     242.06                     698                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.98                         89.96                   INVESTOR
     249.32                     698                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       10.01                            90                   INVESTOR
     376.19                     698                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                         89.99                   INVESTOR
     269.51                     698                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.99                         89.98                   INVESTOR
     492.75                     742                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
    1329.17                     771                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                         94.98                   INVESTOR
     163.57                     756                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.99                         94.96                   INVESTOR
     361.46                     719                   Y                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     251.88                     759                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        7.85                         87.85                   OWNER OCCUPIED
     211.98                     714                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        7.33                         87.33                   OWNER OCCUPIED
     324.73                     665                   N                                  325                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     148.75                     720                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     138.16                     746                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.96                         89.93                   INVESTOR
     168.75                     726                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     573.75                     740                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     169.89                     746                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.98                         89.98                   INVESTOR
     397.94                     768                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       10.01                            90                   INVESTOR
     520.92                     727                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          14                            89                   INVESTOR
     119.94                     706                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.96                         94.95                   INVESTOR
     175.16                     727                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     267.19                     723                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                         89.91                   OWNER OCCUPIED
     317.95                     743                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.99                         94.98                   INVESTOR
     197.03                     719                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                         87.95                   INVESTOR
     483.75                     715                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     279.71                     646                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       19.54                         87.93                   OWNER OCCUPIED
     120.98                     748                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.94                         94.94                   INVESTOR
     377.71                     701                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     215.63                     660                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        3.87                         83.87                   OWNER OCCUPIED
     281.88                     712                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     326.67                     701                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     233.33                     683                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        675                     743                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     240.02                     754                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       10.01                         89.99                   OWNER OCCUPIED
     480.33                     645                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.98                         89.98                   OWNER OCCUPIED
      437.5                     666                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     241.67                     719                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     261.89                     672                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                           5                            85                   OWNER OCCUPIED
      547.5                     720                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.99                   OWNER OCCUPIED
     664.32                     696                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                         7.8                            95                   INVESTOR
      298.5                     760                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                         89.99                   OWNER OCCUPIED
        300                     704                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                        9.28                         89.28                   INVESTOR
     220.86                     704                   N                                  174                        180                              0                       4                  FIXED                         N                              N                                    0                        4.99                         84.99                   OWNER OCCUPIED
     609.38                     749                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       34.68                         94.95                   INVESTOR
     149.48                     660                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                           5                            85                   OWNER OCCUPIED
        120                     726                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     644.06                     678                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     199.77                     719                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.97                         94.97                   INVESTOR
      162.5                     807                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     404.25                     739                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.98                         89.98                   OWNER OCCUPIED
      479.5                     669                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     259.79                     657                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     158.69                     693                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     490.83                     748                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.32                         83.91                   OWNER OCCUPIED
     104.13                     692                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.95                         89.95                   INVESTOR
     164.46                     693                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     543.75                     723                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        570                     729                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     311.19                     700                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     271.33                     682                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     205.83                     792                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.99                         89.99                   SECOND HOME
        690                     663                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     672.11                     713                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        11.8                            90                   OWNER OCCUPIED
      487.5                     695                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        7.59                         87.59                   SECOND HOME
     111.92                     710                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        5.96                         85.96                   OWNER OCCUPIED
      93.35                     706                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       18.18                            95                   INVESTOR
     556.56                     728                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     289.84                     698                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.97                         94.97                   INVESTOR
     113.08                     745                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     423.95                     738                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     504.08                     768                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.94                          89.5                   OWNER OCCUPIED
     558.13                     721                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                            90                   INVESTOR
     216.56                     782                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
      90.54                     785                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     233.75                     732                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     446.88                     691                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                        9.76                         87.86                   OWNER OCCUPIED
        283                     708                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     103.82                     677                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       16.81                         94.96                   INVESTOR
     536.25                     751                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     408.06                     686                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
        407                     657                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     321.34                     666                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     796.88                     669                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       13.08                            90                   OWNER OCCUPIED
     177.38                     727                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     300.63                     769                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     234.79                     700                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     306.25                     679                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
        312                     763                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     531.67                     655                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     418.44                     740                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     104.55                     703                   N                                  340                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.93                         89.93                   INVESTOR
        275                     742                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     484.31                     693                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.99                   OWNER OCCUPIED
      247.5                     745                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     636.46                     654                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     205.83                     699                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     201.25                     707                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     174.17                     774                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.98                         89.98                   INVESTOR
     174.17                     774                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.98                         89.98                   INVESTOR
      173.3                     722                   Y                                  353                        180                              0                       4                  FIXED                         Y                              N                                    0                        8.33                         88.33                   INVESTOR
     243.75                     716                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                         3.9                          83.9                   OWNER OCCUPIED
        200                     695                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        5.93                         84.69                   OWNER OCCUPIED
     313.33                     651                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.85                         89.85                   OWNER OCCUPIED
     188.13                     791                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.97                         94.95                   INVESTOR
     389.58                     685                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     197.08                     777                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      236.5                     745                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     216.13                     781                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
        720                     662                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          18                            90                   OWNER OCCUPIED
      302.5                     693                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        6.32                         86.21                   OWNER OCCUPIED
     601.25                     753                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     389.58                     664                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     543.75                     765                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     250.64                     687                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                         89.96                   OWNER OCCUPIED
     657.26                     793                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     110.83                     791                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.93                         89.93                   INVESTOR
     148.33                     755                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     379.17                     708                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     819.56                     764                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.99                         94.99                   INVESTOR
     166.46                     662                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        4.79                         84.79                   OWNER OCCUPIED
     342.59                     648                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.98                         89.98                   OWNER OCCUPIED
      412.5                     747                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.82                         89.82                   OWNER OCCUPIED
     385.79                     658                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     381.88                     779                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      292.5                     743                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     342.83                     757                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        400                     737                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        8.14                         88.14                   OWNER OCCUPIED
      64.58                     774                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        3.97                         83.33                   OWNER OCCUPIED
      213.5                     676                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        375                     705                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.88                         89.88                   INVESTOR
      302.5                     695                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     272.33                     710                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     726.04                     781                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       13.08                            90                   SECOND HOME
     328.13                     666                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     110.83                     776                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        210                     685                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     434.61                     685                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.06                            90                   OWNER OCCUPIED
     358.59                     665                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     159.92                     660                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     268.85                     668                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        5.63                         82.52                   OWNER OCCUPIED
     610.75                     679                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      104.5                     730                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.92                          89.9                   INVESTOR
      192.6                     691                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        4.92                         83.64                   OWNER OCCUPIED
     1263.9                     785                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       15.01                            90                   INVESTOR
      385.5                     714                   N                                  116                        120                              0                       4                  FIXED                         N                              N                                    0                        9.98                         89.98                   INVESTOR
      237.5                     741                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       10.01                         89.99                   INVESTOR
     169.58                     710                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.99                         94.96                   INVESTOR
      84.79                     705                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     695.21                     671                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     200.53                     774                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.97                         94.97                   INVESTOR
     204.17                     746                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     120.44                     767                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.91                         94.91                   INVESTOR
      365.9                     685                   N                                  355                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.88                         89.88                   OWNER OCCUPIED
        125                     736                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
      91.67                     730                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       10.53                            90                   INVESTOR
        255                     782                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      162.5                     746                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     239.25                     723                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.98                         89.98                   INVESTOR
        200                     713                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     407.92                     694                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      562.5                     757                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     435.73                     705                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     261.15                     657                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.98                         94.98                   INVESTOR
     184.97                     713                   Y                                  354                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     169.75                     747                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
        875                     726                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       15.38                         83.69                   OWNER OCCUPIED
     438.79                     705                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.98                         89.82                   OWNER OCCUPIED
     186.88                     754                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        6.15                          86.1                   OWNER OCCUPIED
     182.08                     736                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.98                         89.96                   INVESTOR
     156.67                     744                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     421.82                     697                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     379.69                     684                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     103.13                     687                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       21.05                         94.95                   INVESTOR
     916.67                     721                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.49                         86.96                   INVESTOR
     300.09                     773                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     179.17                     680                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        3.28                         83.28                   OWNER OCCUPIED
     183.33                     648                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        4.65                         84.65                   OWNER OCCUPIED
     306.25                     702                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.78                         88.67                   INVESTOR
     208.54                     726                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        4.64                         80.36                   OWNER OCCUPIED
     223.68                     749                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.96                         94.95                   INVESTOR
        375                     788                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     164.08                     683                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     324.58                     722                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      697.5                     724                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.89                         89.89                   OWNER OCCUPIED
     994.27                     705                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       13.29                         88.29                   OWNER OCCUPIED
     458.33                     718                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     365.41                     685                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     291.83                     662                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                         94.95                   INVESTOR
      187.5                     701                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     400.78                     781                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
      229.5                     770                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     207.19                     758                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     400.56                     696                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     490.42                     786                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      181.5                     705                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                       14.98                         94.98                   INVESTOR
     200.73                     678                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     363.75                     750                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        345                     664                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     302.08                     713                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
    1002.66                     757                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
     340.42                     784                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.87                         88.83                   OWNER OCCUPIED
        250                     712                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     267.19                     727                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     267.19                     727                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
    2104.17                     727                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       21.98                         87.01                   INVESTOR
     154.77                     681                   N                                  177                        180                              0                       3                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     154.17                     710                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     102.08                     696                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       11.12                         88.93                   INVESTOR
     253.61                     692                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       15.59                            95                   INVESTOR
     341.25                     739                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                         8.4                          88.4                   OWNER OCCUPIED
     379.45                     734                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                         89.99                   OWNER OCCUPIED
     184.29                     734                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     346.88                     674                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      426.4                     813                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     366.67                     697                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     165.88                     691                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                        9.96                         89.97                   INVESTOR
        212                     753                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     164.83                     791                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.97                         94.95                   INVESTOR
     229.97                     748                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.97                         94.95                   INVESTOR
     229.97                     748                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.97                         94.95                   INVESTOR
     154.51                     779                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.95                         94.95                   INVESTOR
     294.18                     731                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.98                         89.98                   INVESTOR
     426.56                     678                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     609.38                     743                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      91.67                     720                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       10.64                            90                   INVESTOR
        231                     720                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     590.53                     698                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     391.67                     662                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     325.14                     735                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                          10                            90                   INVESTOR
        475                     726                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                            95                   INVESTOR
     349.13                     732                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.98                         89.97                   SECOND HOME
      437.5                     716                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     230.56                     658                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     156.67                     720                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                         6.2                          86.2                   INVESTOR
     146.88                     720                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        5.66                         85.66                   INVESTOR
      439.9                     679                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     471.25                     732                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     148.44                     701                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     301.95                     702                   Y                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.98                         89.98                   INVESTOR
     162.92                     648                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                           5                            85                   OWNER OCCUPIED
     362.03                     690                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.98                         94.98                   INVESTOR
     456.63                     727                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     350.63                     719                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     806.67                     720                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     879.71                     698                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       11.62                         84.99                   OWNER OCCUPIED
     556.35                     687                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
    1425.78                     713                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            90                   OWNER OCCUPIED
      93.75                     745                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       12.05                            90                   INVESTOR
     461.04                     688                   N                                  175                        180                              0                       4                  FIXED                         N                              N                                    0                        9.68                         87.14                   OWNER OCCUPIED
      344.9                     705                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       12.92                         87.38                   OWNER OCCUPIED
     372.08                     659                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     238.33                     699                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.85                         88.64                   OWNER OCCUPIED
     517.89                     689                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     398.13                     715                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     457.37                     684                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.62                         89.62                   OWNER OCCUPIED
     630.54                     702                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       15.01                            90                   OWNER OCCUPIED
     440.83                     701                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     139.04                     756                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     342.83                     730                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     597.72                     664                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     988.23                     699                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     213.69                     757                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        375                     663                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     454.85                     703                   N                                  116                        120                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     258.13                     708                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                         89.99                   INVESTOR
     646.88                     642                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.87                   OWNER OCCUPIED
     153.71                     701                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        5.11                         85.11                   OWNER OCCUPIED
      137.5                     786                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     275.47                     706                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                       15.04                         94.98                   INVESTOR
        450                     712                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      487.5                     801                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.84                         88.53                   OWNER OCCUPIED
     831.25                     706                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       11.11                         87.14                   OWNER OCCUPIED
        290                     763                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.51                         88.41                   INVESTOR
        222                     763                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     249.38                     676                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     265.42                     694                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     910.42                     681                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       11.88                            90                   OWNER OCCUPIED
        375                     664                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     296.25                     746                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.98                         89.97                   OWNER OCCUPIED
     516.25                     726                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     178.65                     709                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.83                         88.48                   INVESTOR
     298.65                     749                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     560.63                     757                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     198.75                     731                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     378.88                     759                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     368.13                     759                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.01                         89.01                   OWNER OCCUPIED
     121.88                     714                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     312.81                     672                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
       93.5                     760                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     414.71                     705                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        580                     701                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        15.8                         89.88                   OWNER OCCUPIED
     281.88                     695                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                           6                            86                   OWNER OCCUPIED
     131.98                     711                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     413.97                     662                   N                                  116                        120                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     196.88                     694                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     315.59                     678                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     446.88                     771                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.91                         89.19                   OWNER OCCUPIED
     332.92                     659                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                         9.8                         89.34                   OWNER OCCUPIED
     372.08                     803                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       20.01                         89.97                   INVESTOR
     264.17                     705                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     680.17                     680                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.99                         89.99                   OWNER OCCUPIED
     366.67                     743                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.89                         88.99                   OWNER OCCUPIED
     191.67                     779                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     257.56                     724                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     207.31                     733                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     224.03                     783                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     730.31                     725                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       22.21                            90                   SECOND HOME
     194.85                     743                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.95                         89.93                   INVESTOR
     402.19                     735                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     167.09                     652                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                         89.89                   OWNER OCCUPIED
     183.65                     715                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      157.6                     758                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.97                         94.95                   INVESTOR
     281.76                     696                   Y                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                       15.01                            95                   INVESTOR
        550                     802                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     445.86                     736                   N                                  175                        180                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     241.08                     739                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        7.09                         86.87                   INVESTOR
     689.25                     704                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     323.13                     795                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     505.83                     708                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      247.5                     697                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.64                         89.64                   OWNER OCCUPIED
     163.17                     770                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     257.25                     691                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
         75                     707                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                         2.9                          82.9                   OWNER OCCUPIED
     154.42                     774                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                         3.1                          83.1                   OWNER OCCUPIED
     114.36                     697                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                        9.95                         89.92                   OWNER OCCUPIED
     211.46                     744                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      162.5                     692                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        8.33                         87.78                   INVESTOR
      367.4                     681                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     161.69                     701                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.99                   SECOND HOME
     267.31                     725                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.98                         89.99                   OWNER OCCUPIED
     354.58                     644                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                           5                            85                   OWNER OCCUPIED
     300.83                     770                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                         4.9                          84.9                   OWNER OCCUPIED
     297.09                     738                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     130.81                     736                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     105.63                     746                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        7.51                         87.51                   OWNER OCCUPIED
        210                     657                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     108.17                     742                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     160.31                     700                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.69                         89.13                   INVESTOR
     292.73                     699                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       20.71                            95                   INVESTOR
     309.06                     664                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     740.63                     687                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.73                            80                   OWNER OCCUPIED
     354.99                     642                   N                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     118.25                     772                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                          10                            90                   INVESTOR
      334.5                     729                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.99                   OWNER OCCUPIED
     491.54                     776                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.99                         94.99                   INVESTOR
      178.5                     761                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     380.46                     746                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.99                   INVESTOR
     236.94                     708                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     438.07                     648                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     456.98                     691                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
    1167.75                     734                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        15.8                            90                   OWNER OCCUPIED
     151.25                     751                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      90.47                     704                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
        470                     680                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     222.18                     661                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.97                         94.97                   INVESTOR
     205.35                     766                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     418.44                     726                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      187.5                     788                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        7.69                         87.69                   OWNER OCCUPIED
      202.5                     799                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        500                     664                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     372.19                     763                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.99                         89.99                   INVESTOR
     212.99                     695                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.95                         89.93                   INVESTOR
        280                     714                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.98                         89.84                   INVESTOR
     284.38                     660                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     184.08                     781                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.95                         89.93                   INVESTOR
     203.01                     759                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     288.75                     657                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        450                     678                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          15                            90                   OWNER OCCUPIED
     265.03                     707                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     450.94                     710                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     372.08                     644                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      159.5                     693                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.95                         89.94                   SECOND HOME
     182.42                     738                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.95                         89.95                   INVESTOR
     501.56                     662                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        12.3                            90                   OWNER OCCUPIED
     418.44                     760                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     106.77                     800                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.01                         89.99                   INVESTOR
     128.74                     685                   Y                                  302                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     371.25                     697                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     490.83                     735                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        7.25                         83.28                   OWNER OCCUPIED
     132.25                     710                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.94                         89.92                   INVESTOR
     264.06                     753                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     457.37                     673                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     418.54                     697                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        8.45                         88.45                   OWNER OCCUPIED
     485.03                     684                   N                                  177                        180                              0                       3                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     646.25                     650                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     601.25                     796                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.97                         89.76                   OWNER OCCUPIED
      193.5                     720                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     917.97                     726                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     169.58                     721                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.74                         89.74                   INVESTOR
     365.75                     660                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.98                         89.97                   OWNER OCCUPIED
     304.69                     730                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        550                     654                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        490                     666                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     378.94                     650                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        188                     659                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.95                         89.95                   OWNER OCCUPIED
     233.75                     773                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.63                            90                   INVESTOR
      307.5                     724                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.65                         89.65                   OWNER OCCUPIED
     501.98                     754                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.96                          89.8                   OWNER OCCUPIED
     371.88                     701                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      512.5                     696                   Y                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                        9.98                         89.96                   OWNER OCCUPIED
     476.08                     664                   N                                  347                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     148.42                     792                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.96                         94.92                   INVESTOR
     339.75                     733                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.85                         89.85                   OWNER OCCUPIED
     358.44                     681                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       20.01                           100                   OWNER OCCUPIED
        700                     645                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     137.81                     755                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.97                         89.96                   SECOND HOME
     409.06                     668                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     232.83                     762                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.96                         89.68                   INVESTOR
        720                     731                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      225.5                     762                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     304.74                     695                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     382.81                     686                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     643.23                     645                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     114.58                     748                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                         9.8                          89.8                   INVESTOR
    1053.33                     756                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     138.75                     726                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        7.06                         87.06                   OWNER OCCUPIED
     342.84                     723                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1056.09                     692                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
        222                     710                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.98                         89.98                   INVESTOR
     269.27                     646                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     102.81                     710                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        1.69                         81.69                   SECOND HOME
     293.75                     680                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       15.79                            90                   OWNER OCCUPIED
     264.94                     811                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.99                         94.99                   OWNER OCCUPIED
     152.29                     706                   N                                  320                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.92                         94.92                   INVESTOR
     416.67                     779                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     145.21                     685                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     146.46                     716                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     159.25                     706                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        575                     732                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     536.46                     669                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      187.5                     711                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     478.77                     718                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      93.75                     712                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       10.75                            90                   INVESTOR
     121.88                     711                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     513.33                     699                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        8.24                         88.24                   OWNER OCCUPIED
     162.92                     728                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
      93.75                     712                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       10.99                            90                   INVESTOR
      93.75                     712                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       10.75                            90                   INVESTOR
     258.38                     695                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.98                         89.97                   INVESTOR
     358.85                     695                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     498.75                     665                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     104.55                     771                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     593.13                     733                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      226.2                     692                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                         89.97                   INVESTOR
     190.63                     683                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     155.83                     729                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     375.83                     662                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       16.92                            90                   OWNER OCCUPIED
     342.19                     672                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        435                     713                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     235.88                     701                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.99                         89.98                   OWNER OCCUPIED
     123.39                     715                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     248.44                     700                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     192.78                     712                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.95                         89.95                   INVESTOR
      95.83                     723                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       12.12                            90                   INVESTOR
     201.19                     682                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     340.63                     794                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     125.73                     743                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        3.95                         83.95                   OWNER OCCUPIED
     445.63                     696                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     329.06                     700                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     328.42                     707                   Y                                  177                        180                              0                       3                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     638.06                     740                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     219.48                     688                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      469.5                     741                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     436.27                     707                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     224.11                     663                   N                                  350                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     826.88                     664                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     696.18                     756                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
        511                     671                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     503.75                     680                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
      242.5                     786                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.21                         89.79                   INVESTOR
     229.77                     723                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                         89.99                   SECOND HOME
     454.69                     709                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     464.48                     689                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       19.99                         89.98                   INVESTOR
     740.91                     724                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       18.68                         89.99                   INVESTOR
     395.13                     716                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       15.01                            95                   INVESTOR
     429.17                     709                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     890.63                     671                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     862.21                     766                   N                                  177                        180                              0                       3                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     489.22                     694                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     412.21                     686                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     142.85                     659                   Y                                  305                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     391.72                     716                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     120.35                     758                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.93                         94.93                   INVESTOR
     138.09                     720                   N                                  342                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     572.95                     718                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.99                         94.99                   INVESTOR
     542.11                     718                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       14.99                         94.99                   INVESTOR
     173.33                     708                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                           8                            88                   SECOND HOME
     213.99                     686                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     212.67                     720                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.02                         89.96                   INVESTOR
      259.9                     706                   Y                                  342                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     493.17                     785                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                            90                   INVESTOR
        275                     755                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     161.14                     648                   N                                  338                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.95                         94.95                   INVESTOR
     287.25                     720                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                         89.99                   OWNER OCCUPIED
     559.97                     762                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     116.08                     746                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     774.33                     663                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     192.19                     673                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                           5                            85                   OWNER OCCUPIED
     216.33                     763                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     182.81                     726                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.78                         88.04                   OWNER OCCUPIED
     733.73                     681                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        370                     752                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        627                     712                   Y                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     263.27                     756                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     435.73                     676                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     132.19                     728                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     545.42                     656                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.44                         89.44                   OWNER OCCUPIED
     602.58                     754                   N                                  118                        120                              0                       2                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     375.83                     698                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     678.98                     674                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                         94.98                   INVESTOR
     370.31                     675                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     220.31                     753                   N                                    0                        180                              0                       2                  FIXED                         N                              Y                                   60                          10                            90                   INVESTOR
        299                     734                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       19.99                         89.97                   INVESTOR
     910.63                     680                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     190.78                     715                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     1687.5                     767                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.21                            80                   OWNER OCCUPIED
     158.48                     680                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     769.17                     790                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       24.98                         94.98                   INVESTOR
     596.12                     739                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     217.81                     727                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      696.4                     783                   N                                  177                        180                              0                       3                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     288.95                     706                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.95                         94.94                   INVESTOR
     232.75                     766                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                           7                            87                   OWNER OCCUPIED
     835.31                     694                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                       19.29                         99.29                   OWNER OCCUPIED
     366.63                     770                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
        205                     703                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     209.94                     778                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.99                         89.98                   INVESTOR
     590.63                     663                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.92                         89.92                   OWNER OCCUPIED
     389.06                     672                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     109.69                     706                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                           5                            85                   OWNER OCCUPIED
     364.88                     632                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                         89.99                   OWNER OCCUPIED
     293.33                     658                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     387.19                     675                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        345                     803                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     434.69                     787                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     328.13                     713                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     399.79                     773                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.99                         89.99                   SECOND HOME
     179.71                     769                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.97                         89.96                   SECOND HOME
     228.44                     668                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     548.23                     678                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       19.86                         99.28                   OWNER OCCUPIED
      95.83                     723                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       12.12                            90                   INVESTOR
        100                     715                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     104.17                     720                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       11.76                            90                   INVESTOR
     104.17                     720                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       11.76                            90                   INVESTOR
     622.42                     650                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.99                         89.99                   OWNER OCCUPIED
     365.75                     698                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                           7                            87                   OWNER OCCUPIED
     336.88                     739                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        6.75                         86.75                   OWNER OCCUPIED
      187.5                     682                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        5.56                         85.56                   OWNER OCCUPIED
     114.58                     720                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     270.42                     742                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     224.04                     688                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      187.5                     726                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.02                         89.98                   INVESTOR
     792.23                     678                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        6.96                         86.96                   OWNER OCCUPIED
     190.67                     766                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     235.63                     723                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     424.67                     698                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        165                     722                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.95                         89.92                   INVESTOR
     273.58                     692                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     263.54                     733                   Y                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   INVESTOR
     510.94                     664                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      490.3                     702                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      500.2                     651                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     586.98                     687                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        492                     760                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
        132                     760                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     118.41                     772                   N                                  176                        180                              0                       3                  FIXED                         N                              N                                    0                       11.76                         91.77                   INVESTOR
     766.67                     689                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     211.46                     784                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     220.08                     685                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        6.95                         86.95                   OWNER OCCUPIED
     168.67                     802                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.98                         89.97                   INVESTOR
     165.52                     712                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.97                         89.96                   SECOND HOME
     158.96                     685                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     528.75                     731                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                            90                   INVESTOR
     274.17                     741                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        320                     656                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.85                         88.62                   INVESTOR
      237.5                     737                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     201.67                     681                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     312.19                     775                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        255                     716                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     226.42                     777                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.01                         89.99                   SECOND HOME
     123.96                     731                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        4.46                         84.46                   OWNER OCCUPIED
     138.64                     769                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       10.01                         89.99                   INVESTOR
     333.33                     723                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     141.98                     787                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     201.56                     685                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     145.92                     728                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.95                         94.95                   INVESTOR
      302.5                     742                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     235.88                     777                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     303.17                     739                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.97                         94.97                   INVESTOR
     120.73                     751                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.96                          89.9                   INVESTOR
     640.63                     692                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     139.09                     723                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.94                         89.93                   INVESTOR
     107.81                     709                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      305.5                     658                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      291.5                     742                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     109.69                     709                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     117.19                     709                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     168.35                     713                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     522.29                     687                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       18.47                         86.95                   SECOND HOME
     245.15                     709                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     299.75                     748                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.01                         89.99                   INVESTOR
     924.48                     703                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     275.63                     704                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     124.52                     728                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      717.5                     754                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          12                         84.93                   SECOND HOME
    1039.17                     714                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     264.06                     757                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     880.73                     689                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     568.33                     716                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     204.65                     758                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                         89.99                   INVESTOR
     213.46                     758                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.98                         89.98                   INVESTOR
     178.75                     686                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     193.38                     671                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     113.44                     707                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     204.65                     758                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.95                         89.91                   INVESTOR
     213.46                     758                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.95                         89.91                   INVESTOR
     146.36                     674                   N                                  348                        180                              0                       3                  FIXED                         Y                              N                                    0                        6.67                         86.67                   OWNER OCCUPIED
     328.24                     665                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     910.63                     761                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.88                         89.28                   INVESTOR
      208.9                     693                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        9.98                         89.98                   INVESTOR
        250                     701                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                           8                         86.93                   OWNER OCCUPIED
     490.49                     656                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     201.71                     753                   N                                    0                        180                              0                       2                  FIXED                         N                              Y                                   60                        9.98                         89.98                   INVESTOR
     743.13                     648                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
        338                     693                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     404.17                     796                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        182                     682                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
       3335                     744                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       24.21                            90                   OWNER OCCUPIED
     191.97                     705                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     539.05                     672                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
        418                     720                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.17                         85.16                   INVESTOR
     559.96                     730                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     381.56                     663                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     569.94                     700                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      80.21                     728                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        12.5                            90                   INVESTOR
     305.38                     717                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.97                         89.97                   OWNER OCCUPIED
     825.31                     683                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     189.38                     763                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.96                         89.96                   INVESTOR
        415                     677                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     769.43                     754                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       19.98                         99.98                   OWNER OCCUPIED
        376                     673                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      227.5                     661                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
        160                     791                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     253.13                     669                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.64                         89.64                   OWNER OCCUPIED
     271.88                     668                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     436.33                     671                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     328.13                     704                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     595.83                     703                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     176.04                     698                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       15.02                         89.96                   INVESTOR
     516.25                     660                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     340.44                     720                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     376.63                     732                   N                                  117                        120                              0                       3                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     652.67                     691                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.99                         89.99                   OWNER OCCUPIED
     385.79                     774                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.98                         89.97                   INVESTOR
      247.7                     683                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.94                         94.93                   INVESTOR
     633.33                     739                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     175.36                     701                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.98                         89.94                   INVESTOR
     403.13                     649                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     584.91                     694                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     509.17                     741                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     260.86                     707                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     338.02                     679                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        8.97                         83.97                   INVESTOR
     273.13                     675                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   INVESTOR
     446.26                     701                   N                                  177                        180                              0                       3                  FIXED                         N                              N                                    0                        9.89                         89.03                   OWNER OCCUPIED
        300                     668                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     312.71                     708                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     162.25                     759                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     283.67                     660                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     206.04                     696                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        840                     742                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     198.88                     715                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     421.04                     699                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     570.32                     642                   Y                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     265.83                     749                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      337.5                     674                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
    1127.83                     695                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.99                         89.99                   INVESTOR
        245                     717                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     342.47                     697                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.99                         94.99                   INVESTOR
     567.92                     748                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     391.08                     692                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     429.38                     677                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      99.98                     762                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       15.38                            95                   INVESTOR
     580.94                     760                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.59                            90                   OWNER OCCUPIED
        116                     652                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.01                         89.99                   INVESTOR
     341.25                     769                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     627.72                     713                   Y                                  118                        120                              0                       2                  FIXED                         N                              N                                    0                          10                            90                   OWNER OCCUPIED
     199.33                     700                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     248.21                     705                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.97                         89.97                   INVESTOR
     115.31                     678                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.08                            90                   OWNER OCCUPIED
        156                     703                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.99                         89.97                   SECOND HOME
     166.83                     686                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     529.88                     712                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     380.25                     752                   Y                                    0                        180                              0                       2                  FIXED                         N                              Y                                   60                           9                            89                   OWNER OCCUPIED
     181.04                     756                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     135.83                     763                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       10.02                         89.99                   INVESTOR
     569.42                     743                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     210.62                     749                   N                                  355                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     346.88                     674                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     295.83                     696                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     457.41                     688                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        8.99                         88.99                   OWNER OCCUPIED
      482.5                     703                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     852.19                     748                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       16.03                            90                   OWNER OCCUPIED
        375                     676                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     386.21                     723                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
      85.42                     749                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                         6.9                         84.97                   OWNER OCCUPIED
     366.67                     704                   N                                    0                        180                              0                       2                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
        660                     685                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        7.24                         87.24                   OWNER OCCUPIED
     483.44                     668                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     131.98                     739                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     297.92                     646                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     333.33                     709                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        8.89                         88.89                   OWNER OCCUPIED
     470.44                     783                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     470.21                     703                   Y                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     401.25                     735                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     544.66                     676                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     219.39                     710                   Y                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                        6.35                         86.35                   OWNER OCCUPIED
      347.6                     786                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     790.63                     683                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      797.5                     749                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
     332.92                     644                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
    1616.77                     719                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       19.48                            90                   OWNER OCCUPIED
     216.67                     730                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        182                     731                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.98                         89.98                   OWNER OCCUPIED
      388.5                     645                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          15                            95                   OWNER OCCUPIED
     251.17                     664                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                           5                            85                   OWNER OCCUPIED
     183.33                     763                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        4.62                         84.07                   INVESTOR
     166.83                     772                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     205.33                     668                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                           5                            85                   OWNER OCCUPIED
        517                     658                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      433.5                     799                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.99                         89.98                   OWNER OCCUPIED
     141.51                     722                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                         89.99                   INVESTOR
     403.13                     750                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        775                     733                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      356.5                     657                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     243.67                     719                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     331.82                     697                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.97                         94.97                   INVESTOR
     147.19                     703                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     164.53                     746                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
      537.5                     709                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      307.5                     767                   N                                    0                        180                              0                       2                  FIXED                         N                              Y                                   60                        9.95                         89.92                   SECOND HOME
     399.79                     640                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     274.69                     670                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.27                         83.45                   OWNER OCCUPIED
     499.74                     704                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     526.04                     704                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                         9.9                          89.9                   INVESTOR
     541.88                     688                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     356.25                     700                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     483.96                     663                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      187.5                     700                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     256.67                     781                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     326.98                     742                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            85                   INVESTOR
      367.5                     728                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                           7                            87                   OWNER OCCUPIED
      382.5                     651                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     387.92                     738                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     208.33                     719                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        8.33                         88.33                   OWNER OCCUPIED
     430.83                     696                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     156.67                     785                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        8.65                         88.65                   INVESTOR
     500.25                     669                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        9.94                         89.94                   OWNER OCCUPIED
        360                     716                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     265.83                     690                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     316.25                     702                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     726.27                     751                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                         7.6                            85                   OWNER OCCUPIED
     571.09                     679                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     229.58                     742                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     339.17                     692                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        8.22                         86.89                   OWNER OCCUPIED
      412.5                     681                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     367.43                     699                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     367.43                     699                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                            90                   INVESTOR
     230.63                     748                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     371.36                     721                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     111.52                     698                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     292.19                     701                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     359.38                     660                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        10.3                            90                   INVESTOR
      607.5                     674                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       10.42                            90                   OWNER OCCUPIED
        375                     732                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     356.42                     783                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       14.98                         89.98                   INVESTOR
     433.33                     722                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     197.08                     698                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        3.61                         83.61                   OWNER OCCUPIED
        300                     737                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     234.71                     768                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        4.99                         84.99                   INVESTOR
        435                     641                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        9.95                         89.59                   OWNER OCCUPIED
     450.57                     707                   Y                                  177                        180                              0                       3                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     408.54                     703                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     324.58                     712                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        148                     783                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.93                         89.93                   INVESTOR
     231.75                     758                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                         89.99                   OWNER OCCUPIED
      203.5                     766                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        9.98                         89.98                   INVESTOR
     670.83                     720                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     311.01                     677                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     771.88                     723                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       10.22                         89.25                   OWNER OCCUPIED
     394.17                     683                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     386.42                     728                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     680.42                     713                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     304.33                     753                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.99                         89.98                   INVESTOR
     545.83                     705                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        9.92                         89.32                   OWNER OCCUPIED
        253                     727                   Y                                    0                        180                              0                       2                  FIXED                         N                              Y                                   60                        9.98                         89.97                   INVESTOR
        369                     666                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       10.01                            90                   OWNER OCCUPIED
     420.02                     700                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
      442.5                     739                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.99                         89.99                   OWNER OCCUPIED
     166.81                     712                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       14.95                         94.95                   INVESTOR
     238.88                     707                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     220.42                     694                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     389.19                     804                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     381.88                     726                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        9.26                         89.26                   OWNER OCCUPIED
       2322                     716                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       19.42                         89.99                   OWNER OCCUPIED
     245.36                     741                   Y                                  322                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.97                         94.97                   INVESTOR
     536.25                     692                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        250                     714                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     208.28                     704                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     569.25                     725                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      172.5                     664                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     450.94                     756                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     327.38                     696                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
     142.19                     762                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.91                         94.82                   INVESTOR
     215.63                     766                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       10.01                         89.99                   INVESTOR
     348.33                     646                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     376.25                     692                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        5.55                         85.55                   OWNER OCCUPIED
     373.38                     694                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
      172.9                     695                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        9.98                         89.97                   SECOND HOME
        240                     663                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       11.43                            90                   OWNER OCCUPIED
    1224.11                     720                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       14.99                         89.99                   INVESTOR
     320.54                     685                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       11.02                         86.02                   INVESTOR
        665                     687                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                          89.3                   INVESTOR
        160                     705                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     783.75                     664                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     249.38                     667                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     141.64                     696                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.96                         94.94                   INVESTOR
    2020.83                     717                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          20                            85                   INVESTOR
     379.17                     688                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     256.73                     688                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     256.73                     688                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     225.63                     740                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        4.63                         84.63                   OWNER OCCUPIED
     265.42                     716                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        152                     716                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     196.88                     705                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     175.75                     771                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        9.99                         89.97                   OWNER OCCUPIED
     177.54                     681                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        9.99                         89.96                   INVESTOR
     1237.5                     779                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       15.71                         87.14                   INVESTOR
     244.08                     738                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       14.97                         94.97                   INVESTOR
     324.58                     757                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        9.65                         84.65                   OWNER OCCUPIED
     590.63                     669                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     140.45                     755                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       14.95                         94.95                   INVESTOR
     397.19                     662                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      317.7                     730                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                         89.99                   INVESTOR
     220.92                     766                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        9.98                         89.98                   INVESTOR
     699.31                     647                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       11.16                         84.96                   OWNER OCCUPIED
     431.67                     703                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        375                     663                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
    1156.25                     690                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     583.92                     692                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          20                            90                   INVESTOR
     515.94                     726                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      412.5                     700                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     685.42                     694                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     444.06                     698                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     134.15                     688                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      301.3                     763                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     358.33                     710                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     196.88                     661                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                           5                            85                   OWNER OCCUPIED
     314.06                     668                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        250                     710                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     350.21                     699                   N                                    0                        180                              0                       2                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
    1172.08                     743                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          20                            90                   INVESTOR
      202.5                     712                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                         3.6                          83.6                   OWNER OCCUPIED
        275                     674                   N                                    0                        180                              0                       2                  FIXED                         N                              Y                                   60                         4.8                          84.8                   OWNER OCCUPIED
     257.13                     646                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                        7.83                         87.83                   OWNER OCCUPIED
        425                     709                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       17.09                         75.19                   INVESTOR
     188.16                     761                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     245.09                     715                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                         89.98                   INVESTOR
     293.44                     674                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                       10.38                         89.98                   OWNER OCCUPIED
        495                     740                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     253.91                     709                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     406.88                     732                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     330.76                     707                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     256.25                     714                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     259.48                     681                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     468.75                     695                   N                                    0                        180                              0                       2                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     422.92                     778                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     326.29                     683                   N                                    0                        180                              0                       2                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     354.25                     731                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     264.06                     769                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     198.55                     701                   N                                    0                        360                              0                       8                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     165.21                     691                   N                                  351                        180                              0                       7                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
      289.5                     703                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.98                         94.98                   INVESTOR
      182.5                     731                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     539.55                     749                   N                                    0                        360                              0                       8                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     710.69                     764                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                       14.98                         94.98                   INVESTOR
     280.33                     748                   N                                  341                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                         94.98                   INVESTOR
     450.18                     779                   N                                  293                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.99                         94.97                   INVESTOR
     332.24                     728                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                         94.99                   INVESTOR
     399.21                     758                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                         94.99                   INVESTOR
     468.75                     664                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     410.16                     789                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                          94.9                   INVESTOR
     434.69                     736                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     124.54                     665                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       14.97                         94.97                   INVESTOR
     182.17                     705                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     336.19                     712                   N                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       14.99                         94.99                   INVESTOR
     234.68                     776                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.97                            95                   INVESTOR
     308.27                     731                   N                                  347                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                         94.99                   INVESTOR
     217.77                     773                   N                                  319                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     656.25                     763                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          20                            90                   INVESTOR
     458.56                     735                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       15.01                            95                   INVESTOR
     294.46                     683                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       14.69                         94.67                   INVESTOR
     378.79                     672                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                           5                            85                   OWNER OCCUPIED
     805.48                     763                   N                                  113                        120                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     358.18                     769                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     636.46                     724                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     541.75                     733                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     187.55                     706                   N                                  309                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     113.88                     791                   N                                  318                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     135.82                     780                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       10.08                         90.05                   INVESTOR
     233.61                     758                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     113.88                     728                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     356.87                     769                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                         94.98                   INVESTOR
     495.63                     726                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     480.77                     676                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     448.66                     731                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     493.06                     731                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
        525                     682                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     312.94                     745                   N                                  175                        180                              0                       5                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
      192.5                     701                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        9.95                         89.95                   INVESTOR
        210                     737                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       15.01                         89.96                   INVESTOR
     656.04                     683                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     143.78                     690                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       14.98                         94.89                   INVESTOR
     452.54                     755                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     157.76                     720                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                        9.95                         89.93                   INVESTOR
     341.92                     734                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.75                         94.73                   INVESTOR
     347.42                     697                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.98                         94.98                   INVESTOR
     567.79                     686                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     230.88                     684                   Y                                  336                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
        962                     786                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        18.5                          88.5                   INVESTOR
     127.46                     710                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     359.58                     721                   N                                  326                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                         94.99                   INVESTOR
      162.5                     683                   N                                    0                        180                              0                       4                  FIXED                         N                              Y                                   60                         3.3                          83.3                   INVESTOR
     260.66                     754                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     293.78                     703                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        270                     770                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       12.86                         89.05                   INVESTOR
     198.96                     727                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
        270                     770                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       12.86                         89.05                   INVESTOR
        125                     659                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                        1.71                         81.71                   OWNER OCCUPIED
     503.13                     696                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     389.35                     712                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          15                         94.98                   INVESTOR
     481.75                     797                   Y                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                       14.97                         94.95                   INVESTOR
     197.17                     679                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     158.33                     784                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     230.38                     743                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     924.85                     697                   Y                                  351                        180                              0                       4                  FIXED                         Y                              N                                    0                       11.21                            90                   OWNER OCCUPIED
     443.16                     690                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     815.25                     710                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            95                   INVESTOR
     284.17                     788                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     306.25                     713                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     306.25                     713                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     214.38                     713                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                           7                            87                   INVESTOR
      89.58                     734                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       17.86                            90                   INVESTOR
      89.58                     734                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       17.86                            90                   INVESTOR
      89.58                     734                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       17.86                            90                   INVESTOR
    1172.66                     701                   N                                    0                        180                              0                       2                  FIXED                         N                              Y                                   60                         9.9                          89.9                   OWNER OCCUPIED
     351.56                     757                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     489.56                     695                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     379.69                     671                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          15                            90                   OWNER OCCUPIED
     372.97                     796                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
        210                     717                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     160.31                     715                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          15                            90                   INVESTOR
      91.25                     794                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                           5                            80                   SECOND HOME
     206.25                     729                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     222.96                     716                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
      504.7                     698                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     341.77                     679                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
        560                     716                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
      137.5                     677                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     215.25                     757                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                           7                            87                   OWNER OCCUPIED
        500                     704                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     563.75                     771                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     301.41                     770                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       15.01                            95                   INVESTOR
     207.17                     738                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                       10.02                         89.99                   INVESTOR
     146.88                     640                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     100.94                     765                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.85                         95.59                   INVESTOR
     100.94                     765                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       20.85                         95.59                   INVESTOR
        378                     731                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          12                            90                   OWNER OCCUPIED
     412.21                     688                   N                                  352                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     329.17                     709                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     146.25                     679                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     560.63                     766                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     108.93                     729                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
       91.4                     737                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.94                          89.5                   INVESTOR
      85.42                     787                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       10.42                            90                   INVESTOR
        325                     679                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     289.06                     764                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                           5                            85                   OWNER OCCUPIED
     417.97                     695                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   INVESTOR
     417.97                     695                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   INVESTOR
     949.99                     757                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            90                   SECOND HOME
     267.66                     732                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                        7.09                         87.09                   OWNER OCCUPIED
        486                     688                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                           5                            85                   INVESTOR
      245.2                     782                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                       19.53                         94.98                   INVESTOR
     223.73                     688                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     516.67                     718                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      96.56                     766                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                         89.99                   INVESTOR
     366.34                     732                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.75                            95                   INVESTOR
     522.75                     660                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                        17.5                          87.5                   OWNER OCCUPIED
     629.69                     756                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     312.71                     747                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
       1800                     742                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          15                            80                   INVESTOR
     252.52                     736                   N                                  356                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     583.12                     700                   N                                  177                        180                              0                       3                  FIXED                         N                              N                                    0                          10                         87.94                   OWNER OCCUPIED
     298.78                     691                   Y                                  350                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     602.19                     645                   N                                    0                        180                              0                       3                  FIXED                         N                              Y                                   60                          10                            90                   OWNER OCCUPIED
     316.79                     796                   N                                  347                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.98                         94.96                   INVESTOR
     317.17                     776                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     307.08                     776                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.85                         88.68                   INVESTOR
     540.31                     721                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     255.15                     715                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                         89.99                   OWNER OCCUPIED
     311.75                     680                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
        445                     696                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                       17.25                         89.43                   OWNER OCCUPIED
     557.81                     693                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     285.29                     699                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.98                         89.97                   OWNER OCCUPIED
        830                     726                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     782.86                     726                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
      362.5                     741                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     614.17                     683                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     311.77                     765                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   SECOND HOME
     193.22                     738                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     548.84                     705                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       11.32                            90                   OWNER OCCUPIED
     477.48                     718                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     555.42                     703                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                        9.98                         89.86                   OWNER OCCUPIED
     724.17                     659                   N                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     253.73                     750                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          20                         89.88                   SECOND HOME
     660.17                     704                   Y                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     262.45                     705                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     257.81                     710                   Y                                    0                        360                              0                       6                  FIXED                         N                              Y                                  120                       15.15                         94.49                   INVESTOR
     264.97                     703                   N                                  352                        180                              0                       6                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
     263.47                     647                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                       11.41                         89.98                   OWNER OCCUPIED
     403.25                     684                   N                                  355                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     262.24                     733                   N                                  354                        180                              0                       6                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     308.44                     724                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     453.18                     757                   Y                                    0                        180                              0                       5                  FIXED                         N                              Y                                   60                          10                            90                   SECOND HOME
     244.69                     679                   N                                  353                        180                              0                       5                  FIXED                         Y                              N                                    0                        5.88                         85.88                   OWNER OCCUPIED
     436.61                     734                   Y                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     323.58                     668                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                        9.17                         84.17                   OWNER OCCUPIED
     430.47                     721                   N                                    0                        360                              0                       5                  FIXED                         N                              Y                                  120                         9.9                         89.06                   OWNER OCCUPIED
     200.73                     756                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     353.11                     739                   Y                                  354                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     262.45                     731                   Y                                  356                        180                              0                       5                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
      137.5                     740                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     938.18                     726                   N                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     524.32                     710                   Y                                  176                        180                              0                       4                  FIXED                         N                              N                                    0                          10                            90                   INVESTOR
     420.87                     697                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     369.08                     740                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
      334.9                     706                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                         89.99                   INVESTOR
     484.17                     696                   Y                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     527.08                     684                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     438.95                     692                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     104.97                     710                   Y                                  356                        180                              0                       4                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     325.83                     716                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   INVESTOR
     189.58                     772                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        550                     749                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
        375                     673                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                        9.88                         88.89                   OWNER OCCUPIED
     338.45                     728                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                       14.02                         89.77                   INVESTOR
     349.38                     723                   Y                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     418.54                     781                   N                                    0                        360                              0                       3                  FIXED                         N                              Y                                  120                         9.8                          88.2                   OWNER OCCUPIED
     656.25                     665                   Y                                    0                        360                              0                       2                  FIXED                         N                              Y                                  120                          10                            90                   OWNER OCCUPIED
     194.25                     665                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   INVESTOR
     591.67                     752                   N                                    0                        360                              0                       4                  FIXED                         N                              Y                                  120                          20                           100                   OWNER OCCUPIED
     595.55                     640                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                       19.87                         99.33                   OWNER OCCUPIED
        252                     813                   N                                  348                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     714.23                     639                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     842.34                     668                   Y                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     363.85                     731                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     757.08                     652                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     303.34                     746                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     385.09                     705                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     284.84                     713                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     693.28                     720                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       21.07                         96.07                   OWNER OCCUPIED
     444.37                     728                   N                                  357                        180                              0                       2                  FIXED                         Y                              N                                    0                       14.99                         94.99                   OWNER OCCUPIED
     924.94                     798                   Y                                  358                        180                             12                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    1179.81                     660                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       22.06                           100                   OWNER OCCUPIED
     452.22                     669                   N                                  357                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     415.14                     625                   N                                  357                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     676.47                     628                   N                                  356                        180                             36                       2                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     853.34                     640                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     366.17                     625                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     219.39                     690                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       15.72                            90                   OWNER OCCUPIED
     413.74                     704                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                       18.18                         93.71                   OWNER OCCUPIED
     249.52                     680                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     395.25                     640                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1918.19                     768                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     169.87                     728                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            90                   OWNER OCCUPIED
     688.02                     687                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     715.05                     667                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     674.99                     728                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      376.9                     751                   Y                                  357                        180                             12                       2                  FIXED                         Y                              N                                    0                          10                            90                   SECOND HOME
     382.52                     643                   N                                  356                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     970.49                     674                   N                                  357                        180                             36                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      620.3                     725                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                       19.98                         99.97                   OWNER OCCUPIED
      474.1                     682                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            90                   OWNER OCCUPIED
     511.36                     689                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     413.31                     716                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     479.94                     666                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     196.68                     688                   N                                  357                        180                              0                       2                  FIXED                         Y                              N                                    0                        8.33                         88.33                   OWNER OCCUPIED
     360.84                     695                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     272.36                     711                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                       23.67                         98.67                   OWNER OCCUPIED
    1266.39                     645                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     492.86                     710                   N                                  357                        180                             12                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
    2183.61                     686                   Y                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     433.59                     706                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      642.7                     622                   N                                  357                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1017.38                     677                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       24.99                         99.99                   OWNER OCCUPIED
     613.55                     643                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      390.7                     785                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     531.36                     640                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     317.41                     702                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     544.91                     675                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     594.35                     664                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1359.77                     700                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
     412.99                     672                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1733.87                     700                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1090.16                     626                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     239.94                     694                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     729.72                     660                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
    1235.76                     702                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     805.01                     663                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     190.02                     757                   Y                                  339                        180                              0                       2                  FIXED                         Y                              N                                    0                        9.26                         85.93                   OWNER OCCUPIED
     994.11                     663                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     271.67                     624                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       13.23                            90                   SECOND HOME
     346.24                     707                   N                                  357                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     866.15                     643                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     385.73                     641                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                       20.01                           100                   OWNER OCCUPIED
     442.42                     710                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     269.96                     653                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          15                            85                   OWNER OCCUPIED
      724.2                     741                   N                                  357                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     904.07                     694                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
      715.3                     730                   Y                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     423.82                     749                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     796.48                     690                   Y                                  355                        360                              0                       5                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     827.94                     677                   N                                  342                        180                              0                       5                  FIXED                         Y                              N                                    0                          25                           100                   OWNER OCCUPIED
    1827.01                     697                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          25                           100                   INVESTOR
     656.48                     660                   Y                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     730.83                     723                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    3189.81                     730                   Y                                  356                        180                              6                       3                  FIXED                         Y                              N                                    0                       25.09                           100                   OWNER OCCUPIED
     354.72                     683                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     565.61                     744                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     354.27                     679                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     983.54                     626                   N                                  353                        180                              0                       7                  FIXED                         Y                              N                                    0                          15                            95                   OWNER OCCUPIED
     993.82                     777                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    1268.97                     757                   N                                  323                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                         89.94                   OWNER OCCUPIED
      629.6                     772                   N                                  357                        360                             24                       3                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     280.16                     776                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          15                            95                   INVESTOR
    1056.59                     667                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          15                            95                   OWNER OCCUPIED
     690.97                     726                   N                                  356                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     284.63                     743                   N                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
      585.5                     702                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
     716.02                     720                   N                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     106.84                     786                   N                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          10                            90                   OWNER OCCUPIED
     412.77                     725                   Y                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     442.56                     768                   N                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     488.66                     811                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     887.11                     702                   Y                                  357                        180                              0                       3                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     412.17                     664                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     809.23                     724                   N                                  356                        360                              0                       4                  FIXED                         N                              N                                    0                          25                           100                   OWNER OCCUPIED
     505.03                     660                   N                                  358                        360                             36                       2                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     157.91                     741                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     369.94                     662                   N                                  357                        360                             36                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1336.08                     688                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       17.03                         85.14                   INVESTOR
     456.88                     653                   N                                  357                        360                              0                       3                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     302.35                     706                   N                                  357                        360                             36                       3                  FIXED                         N                              N                                    0                       16.74                          83.7                   OWNER OCCUPIED
     456.22                     660                   Y                                  359                        360                              0                       1                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     440.97                     727                   Y                                  358                        360                             36                       2                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
     322.23                     710                   N                                  353                        180                             24                       7                  FIXED                         Y                              N                                    0                          20                           100                   SECOND HOME
     601.87                     711                   N                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    1204.14                     708                   N                                  358                        360                             12                       2                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     264.71                     776                   N                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          20                           100                   OWNER OCCUPIED
    2053.16                     708                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    3471.43                     689                   N                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          30                           100                   OWNER OCCUPIED
     378.08                     702                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     391.51                     724                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
     880.76                     709                   N                                  358                        180                             24                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    2744.22                     693                   Y                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                       13.95                         83.72                   OWNER OCCUPIED
     426.14                     727                   N                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          15                            95                   INVESTOR
     776.61                     696                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     301.34                     750                   N                                  358                        180                             36                       2                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     276.71                     666                   N                                  357                        360                              8                       3                  FIXED                         N                              N                                    0                          25                            95                   INVESTOR
      367.8                     703                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          20                           100                   INVESTOR
    1299.61                     799                   N                                  359                        360                              0                       1                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
     167.62                     796                   N                                  358                        360                              0                       2                  FIXED                         N                              N                                    0                          20                           100                   INVESTOR
    1053.49                     733                   N                                  358                        180                              0                       2                  FIXED                         Y                              N                                    0                          25                           100                   INVESTOR
    1476.26                     642                   N                                  359                        180                             36                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED
     362.07                     680                   N                                  359                        180                             36                       1                  FIXED                         Y                              N                                    0                          20                           100                   OWNER OCCUPIED

         PI                  MTM_PROPLIT                           MTM_PURPLIT                            MTM_PRODLIT                                      MTM_DOCLIT
         --                  -----------                           -----------                            -----------                                      ----------
     197.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     262.91                  CONDO                                 PURCHASE                               30 YR FIXED                                      SISA
     254.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     465.59                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     176.05                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
        668                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     207.07                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      SIVA
    1991.09                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     144.53                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     348.25                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     219.29                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
      273.8                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     548.87                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     672.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     620.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     486.54                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     893.18                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     374.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     401.75                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     235.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     290.48                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     151.77                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
      283.9                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     213.28                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     298.15                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     537.67                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     325.49                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     844.26                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NIVA
     383.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     331.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     239.02                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
      227.2                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     382.65                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     355.78                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     295.43                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     894.97                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      564.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     673.21                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     450.19                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     390.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     545.02                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     207.88                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
      160.9                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     423.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      600.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     507.18                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     316.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      481.2                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     329.97                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     343.19                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     267.53                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     285.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     487.61                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SISA
      354.3                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     523.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     605.81                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     630.31                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     208.91                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     204.72                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1718.29                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     560.94                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     560.94                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     465.32                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     668.04                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     227.97                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     653.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     454.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     313.07                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     329.84                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     394.31                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     681.52                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     315.56                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     477.91                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     845.17                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     352.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     441.72                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NIVA
     192.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     253.75                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     170.26                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     289.58                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     225.79                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     103.33                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      SIVA
     616.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     166.85                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     508.72                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     195.05                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     143.36                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     270.89                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     214.19                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     448.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1087.79                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     477.33                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      SIVA
     484.84                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     478.28                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     464.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     301.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     451.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     404.49                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     419.46                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     237.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     265.94                  CONDO                                 PURCHASE                               30 YR FIXED                                      NIVA
     288.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     288.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     852.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     320.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     262.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     280.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     740.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     317.03                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     701.69                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     253.03                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     607.92                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     428.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     382.52                  CONDO                                 PURCHASE                               30 YR FIXED                                      NIVA
     757.92                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     281.91                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
      238.1                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     652.32                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
     201.05                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     204.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     436.99                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      551.8                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      302.1                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
      830.8                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     401.24                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     223.32                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     657.48                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     366.07                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     272.66                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     286.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
        503                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     843.13                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     430.58                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     261.11                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     778.91                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1548.04                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      NO DOC
    1194.78                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     716.68                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     763.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     164.66                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      NIVA
     537.78                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     371.22                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     517.31                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     171.76                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     171.76                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     194.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     299.97                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     479.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     679.45                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      SISA
     520.79                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     292.64                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     595.61                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     602.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     532.88                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     236.72                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     544.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     411.66                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     618.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     256.45                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     561.37                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     253.42                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
      359.9                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     347.52                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     601.51                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     357.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      308.8                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      253.3                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     3566.5                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     283.43                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     125.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      323.6                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     459.28                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     373.48                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     594.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     474.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     479.58                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     141.32                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     772.28                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     956.74                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     292.04                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     210.05                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      461.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     151.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     453.45                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     573.74                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     195.84                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     800.89                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      SIVA
     162.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     421.23                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     421.23                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     326.23                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     357.94                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     939.59                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     369.24                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
    1752.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     328.93                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     849.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     210.92                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     307.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     251.99                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     489.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     164.47                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     130.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     464.74                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     1596.7                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
      327.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     122.86                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     373.45                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      NIVA
     228.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     398.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     756.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     427.02                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     199.23                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
    1586.36                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     272.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     453.99                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     499.39                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     255.76                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     379.94                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      NO DOC
    1762.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     411.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
      580.6                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     499.13                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     651.49                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     448.16                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     489.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     505.06                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     453.45                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      685.6                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     712.14                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     207.96                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     706.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     485.65                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     322.97                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NIVA
     180.76                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     448.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     316.87                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     292.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     183.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    2374.71                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     416.43                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     920.76                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      295.3                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     348.76                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     560.78                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
      557.6                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
    1208.04                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     523.99                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
    1903.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      376.6                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     510.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      98.57                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     528.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     212.38                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     356.81                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
      93.13                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     199.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     671.13                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     941.97                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     663.04                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     284.96                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      SIVA
     214.36                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     303.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     342.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     656.83                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     234.51                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     418.48                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     672.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      365.2                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     606.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     319.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     339.31                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     458.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     422.78                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
     635.68                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
    1521.31                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     800.87                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     558.82                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     484.37                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     439.51                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     473.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     160.62                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      491.2                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     259.18                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NIVA
    1458.06                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     163.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     900.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     297.76                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     596.24                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
    1869.18                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     339.49                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     366.74                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     824.82                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     599.16                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     873.11                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     996.73                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     639.58                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     801.83                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     563.34                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     1075.4                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     300.49                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     342.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     732.37                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     385.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     259.36                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     641.62                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
        733                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     452.44                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     398.31                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     744.91                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     574.58                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     673.71                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
     361.72                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     497.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     473.65                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     420.91                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     744.74                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     442.12                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     334.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
    1569.67                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     933.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     361.58                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     268.57                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     584.57                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     269.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
    1773.19                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     169.22                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     225.99                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     486.84                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     392.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     381.66                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     393.49                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     543.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      273.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     373.15                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     832.46                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
      245.2                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
        176                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     159.02                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     730.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     350.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     451.44                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     377.13                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     464.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
        580                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     377.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     461.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     299.03                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     518.46                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     563.51                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     756.15                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     223.65                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     167.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     228.54                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
      224.8                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     208.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     412.84                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     384.21                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     368.43                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     721.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     514.38                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     757.06                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     209.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     633.22                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     289.25                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     337.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     810.05                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     218.03                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     456.57                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      447.5                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     300.45                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     241.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     655.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     402.86                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     167.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      77.58                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     580.59                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     377.24                  CONDO                                 PURCHASE                               30 YR FIXED                                      NIVA
     548.23                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     472.09                  PUD                                   PURCHASE                               15 YR FIXED                                      NO DOC
     464.22                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     250.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     300.91                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     343.27                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
      414.1                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     219.22                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     386.96                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     523.95                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     455.52                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      464.6                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     844.66                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     412.91                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     506.68                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     971.59                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     248.14                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     639.32                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     457.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
      544.3                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     334.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     525.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     343.65                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     599.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     319.61                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     427.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      491.9                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     262.65                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      463.1                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     217.03                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     378.03                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     243.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     470.15                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     629.36                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     234.22                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     329.71                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      418.7                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     402.85                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      99.85                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     487.93                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     104.55                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
      614.9                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     287.45                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    2621.57                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     931.16                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     545.64                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     551.05                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     523.71                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      720.4                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NIVA
      519.9                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     836.05                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NIVA
     157.81                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     469.62                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     602.41                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     356.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     635.12                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     517.03                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO DOC
     552.76                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     1164.6                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     993.38                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      SIVA
     869.52                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
      214.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     138.86                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     649.57                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     638.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      429.4                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     289.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     489.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     548.89                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     257.38                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     130.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     189.87                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     628.67                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     688.31                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     256.89                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     336.68                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     320.85                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     405.63                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     509.29                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     861.92                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     392.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     490.69                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     621.96                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     378.27                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     449.93                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     441.84                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     466.26                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     425.49                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     422.95                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     247.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     163.92                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     747.77                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     519.12                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
      934.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1211.14                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     339.44                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     925.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     543.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     696.98                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     465.59                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     389.64                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     530.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     203.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     767.47                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
      533.1                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     265.27                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     899.68                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
        170                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      NIVA
     350.94                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
      304.1                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     451.93                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
      86.64                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     767.14                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     275.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     876.86                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     608.53                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1394.97                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     720.03                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      417.2                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     255.51                  CONDO                                 PURCHASE                               30 YR FIXED                                      NIVA
    1877.29                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NIVA
     744.52                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1175.93                  CONDO                                 PURCHASE                               30 YR FIXED                                      NIVA
    1205.08                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     226.29                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     1194.6                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     251.45                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     629.75                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     527.21                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     140.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     520.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     324.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     573.65                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     255.34                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     333.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     746.68                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
    1344.74                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     693.71                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
    1308.02                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     380.55                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     380.64                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     154.12                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    2449.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     369.32                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
    1103.43                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     356.52                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     257.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      338.8                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
        321                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     603.98                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     489.92                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
    1957.55                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     928.43                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1405.36                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     380.99                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     659.89                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     566.05                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     242.43                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     212.04                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     501.14                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
    1419.82                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     577.53                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     439.27                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     348.66                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     512.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     534.43                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     429.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     940.09                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     503.22                  PUD                                   PURCHASE                               15 YR FIXED                                      NO DOC
     589.99                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     420.24                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     199.45                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
    1121.69                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     272.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     246.76                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     283.14                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     126.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
    1336.02                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     127.08                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     311.15                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     480.66                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     205.84                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO DOC
     659.89                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     165.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     597.94                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      362.9                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     379.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     189.96                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
    1127.97                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     692.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     338.05                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     475.03                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     242.32                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     604.98                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     234.74                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     778.73                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
      318.9                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     159.22                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NIVA
     619.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     930.88                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      SIVA
     326.57                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      SIVA
     950.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     617.19                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
      173.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     953.21                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     563.68                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO DOC
    1512.68                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     857.35                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     119.99                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
    2587.39                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     337.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     366.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     185.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     522.35                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     371.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     275.82                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     275.82                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     471.56                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     293.85                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     310.92                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO DOC
    1129.06                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     594.38                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     393.48                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     393.48                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     646.09                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     442.67                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     400.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     250.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     202.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      932.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     439.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     589.99                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      296.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     207.81                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     285.98                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     957.19                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     836.26                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     550.71                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     362.07                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     508.52                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     628.28                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     662.96                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      365.9                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     293.13                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      487.9                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1349.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     456.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     304.64                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      501.5                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     247.46                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NIVA
     326.28                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     348.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     196.77                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     474.54                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     401.44                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     261.07                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      NIVA
    1188.94                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     130.57                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     684.62                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     642.06                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     502.19                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     209.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     556.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     375.12                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     443.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     354.27                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     158.98                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     442.88                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     891.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     224.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     549.36                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     556.37                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     457.69                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     230.53                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     174.44                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
    1089.81                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO DOC
     773.46                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      SISA
     355.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      856.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     293.61                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     529.61                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     680.96                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     500.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     693.67                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     357.59                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
    1131.47                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     189.71                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     289.12                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      SIVA
     812.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     635.71                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     333.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     429.99                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      171.7                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     785.77                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     499.66                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     282.91                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     263.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     510.71                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     424.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     499.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     282.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     373.34                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     324.85                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     236.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      519.1                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     560.35                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     470.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
      442.9                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     512.28                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     323.64                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     193.98                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     452.39                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     923.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     266.31                  CONDO                                 PURCHASE                               30 YR FIXED                                      NIVA
      484.5                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     447.74                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     364.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     462.12                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     146.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1274.99                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     409.93                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     353.55                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
      863.7                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     227.61                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     463.45                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     516.84                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     281.23                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     229.96                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
     188.85                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     486.34                  2-4 FAMILY                            CASHOUT REFI                           15 YR FIXED                                      SIVA
     651.14                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     497.95                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     590.18                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     468.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     375.55                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     351.13                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
    1592.03                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     706.59                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     421.28                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     360.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     317.85                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     787.28                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     276.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     392.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     254.16                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO DOC
     592.78                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     763.11                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     355.11                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     524.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     528.96                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
      822.8                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     346.35                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1182.05                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     327.85                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     273.68                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     137.13                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     237.83                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     463.34                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
    3545.73                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     986.58                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     368.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      371.3                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     703.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     113.15                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1821.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     281.59                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     539.61                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     313.23                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     172.76                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     347.72                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     255.25                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     346.14                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     434.62                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     444.06                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      280.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     483.72                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      409.1                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     455.72                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     256.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     455.93                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     301.71                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     384.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     754.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     250.14                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     717.76                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
    1735.82                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     336.45                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     576.32                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     588.24                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     701.19                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     398.23                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     151.46                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     1781.1                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
    1063.53                  CONDO                                 PURCHASE                               30 YR FIXED                                      SISA
     166.28                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     187.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     793.66                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     506.61                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     283.59                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     949.37                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     157.75                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      SIVA
     157.75                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      SIVA
     529.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     173.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     421.49                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     179.51                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     973.46                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
    1735.74                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     359.77                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
        473                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     352.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     534.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     802.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     264.74                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     256.73                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     319.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     468.29                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     112.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     918.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      534.4                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NIVA
      222.3                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     694.41                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     507.58                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      542.9                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     126.09                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     417.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     918.39                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     340.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     464.61                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     305.24                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     733.64                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
      581.4                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1490.85                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     286.64                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     431.57                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     645.24                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     783.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     537.82                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     257.75                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     458.27                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     437.53                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     427.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     215.06                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NIVA
     381.23                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     429.19                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     244.76                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1031.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     137.21                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     672.37                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
      456.5                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     908.48                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     380.23                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1056.72                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     727.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     427.76                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     411.74                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     496.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      296.1                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     364.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     777.62                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     427.61                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     380.55                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SISA
     401.45                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     276.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      201.7                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
      657.7                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      NO DOC
     448.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1102.33                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     876.23                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     571.28                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1077.05                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     318.33                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     644.03                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     137.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     352.75                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     310.66                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     409.68                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     361.39                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     447.37                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
      642.1                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     602.63                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     237.47                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     211.95                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     318.75                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
    1199.68                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      212.5                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
      192.1                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     882.51                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
     636.45                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     417.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
    1340.13                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     1013.8                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     311.94                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      290.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      645.1                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     577.65                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     320.52                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     320.52                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     381.32                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     257.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     421.64                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
      695.2                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     943.16                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     320.15                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     286.23                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     286.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     610.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     216.05                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      NO RATIO
     284.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     381.75                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     592.29                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SISA
     259.93                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     336.62                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      612.8                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     377.39                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     472.48                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     232.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     417.64                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     242.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     504.23                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     704.72                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     321.24                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     250.98                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1052.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     621.59                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     252.44                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     115.35                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     157.84                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     623.47                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      87.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     207.98                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1261.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     280.97                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     224.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     782.59                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     253.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     301.26                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     237.14                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     315.39                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     160.52                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      831.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     311.15                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      98.77                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     249.27                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
      417.1                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     312.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     374.84                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     374.84                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     374.84                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     618.38                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     201.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     458.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     137.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     130.32                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     542.14                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     497.79                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    2062.32                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     405.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     221.78                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     357.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     328.99                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     582.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     280.82                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     334.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     400.72                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SISA
     774.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     372.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      686.3                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
      428.1                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     493.17                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     315.51                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
    1123.85                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     550.26                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      NO RATIO
    1118.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     240.24                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      97.13                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     209.72                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     209.72                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     744.74                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     322.55                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     380.69                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
      277.3                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     271.99                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO DOC
     420.55                  PUD                                   PURCHASE                               15 YR FIXED                                      SISA
     316.95                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     760.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     458.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     795.64                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     142.66                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     519.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     763.74                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     684.37                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     213.88                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     535.32                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     655.74                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     251.66                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     571.28                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     251.66                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     355.59                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     457.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     352.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     411.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     671.34                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     1009.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     508.31                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     104.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     690.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      211.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     284.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     241.24                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     984.34                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     425.93                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     294.59                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     771.88                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     226.84                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      NO RATIO
     228.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     219.65                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     219.65                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     199.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     385.98                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     185.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     274.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     227.36                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     822.33                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      NO RATIO
      96.11                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      116.3                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     375.43                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     301.09                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     680.05                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1057.49                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     433.59                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     172.05                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     260.43                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      348.9                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
      372.2                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     724.32                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1036.95                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     370.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     304.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      183.5                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
        291                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      693.2                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     385.55                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     378.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     368.88                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     300.09                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     881.24                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     288.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     611.68                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     436.06                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      SISA
    1048.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     943.42                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     212.79                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
      734.8                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     158.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     469.38                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
    1651.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     227.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     138.61                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     591.26                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     398.32                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     176.24                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     607.49                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
      315.8                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     336.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     469.92                  CONDO                                 PURCHASE                               30 YR FIXED                                      SISA
     344.17                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     258.04                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     401.67                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      SISA
     462.46                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     373.95                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     128.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     307.79                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     570.64                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     503.78                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     298.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     660.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      343.2                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
        353                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     499.04                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     514.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      173.8                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      262.9                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     168.68                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     871.46                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SISA
      676.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     287.87                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     275.29                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     438.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     230.59                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      260.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     675.61                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     327.37                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     645.68                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     825.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     512.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     485.85                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     643.88                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     174.76                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     590.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     376.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     144.47                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     272.54                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     505.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     317.24                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     174.78                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     293.61                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     306.47                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     537.45                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SISA
     161.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     938.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     608.05                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     329.65                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     442.39                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     254.08                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      SIVA
      263.1                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     201.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     605.65                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     908.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     343.82                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
    1152.64                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     637.62                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
        536                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     239.83                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     262.24                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     563.99                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     113.94                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
    1087.34                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
    1586.23                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     450.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     713.65                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     764.39                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1204.36                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     982.15                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     140.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     205.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     429.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     614.64                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      SISA
     549.91                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     260.66                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      485.5                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     570.83                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     280.32                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     558.58                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
      230.5                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      NO RATIO
     336.39                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     391.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     653.34                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     552.66                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1174.28                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     209.97                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     289.61                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      496.9                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     419.56                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     716.74                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     386.58                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     333.67                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     125.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     302.41                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     244.76                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SISA
     730.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     269.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     361.66                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     378.27                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     616.87                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     561.87                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
    1233.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      423.6                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     588.68                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      241.6                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      211.5                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      NO DOC
      238.8                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     323.99                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      596.6                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     298.99                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     304.74                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     490.19                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      490.3                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     517.15                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     846.72                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      339.2                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     161.54                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     386.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1013.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     492.19                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     543.59                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     337.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     474.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      619.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     390.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     458.87                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SISA
     757.71                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
    1233.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     719.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     707.33                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     186.52                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
    4646.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     972.55                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     449.15                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     323.69                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
    1052.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      302.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     233.03                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     471.52                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     353.16                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     373.39                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     224.57                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     758.32                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     397.66                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     392.06                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     224.37                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
    1007.39                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     192.14                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     196.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     193.69                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
    1158.15                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     419.21                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     510.76                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     525.21                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     521.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     507.59                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1080.99                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     134.25                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     844.33                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     321.85                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     732.66                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     277.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     323.93                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     386.79                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
      336.5                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     169.31                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      796.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      226.2                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     217.19                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     603.97                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     486.63                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     213.76                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     664.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     317.34                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     197.44                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SISA
     419.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     230.39                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     499.92                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     231.23                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     419.28                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     927.62                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      430.1                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     618.25                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     216.34                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     218.51                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     367.53                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     1361.4                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     500.29                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     412.43                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     432.21                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     431.76                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     258.82                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      149.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     306.81                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     706.82                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     706.82                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     346.98                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
      744.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     938.75                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     187.61                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     345.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     635.41                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     163.52                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     434.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     461.76                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SISA
     227.16                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
    1350.75                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     244.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      961.3                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     280.92                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      412.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     376.35                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
    3776.61                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     773.02                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     522.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     356.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     160.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     245.46                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     670.17                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     415.94                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     242.04                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     409.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     569.96                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
    1118.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     199.76                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     495.15                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     686.54                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     423.18                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     305.01                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     381.23                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     783.23                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      SISA
     197.03                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      496.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     662.77                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     596.59                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     220.99                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     452.44                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     273.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     213.72                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     257.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     276.15                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     165.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     264.46                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     285.43                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     303.76                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
    1115.97                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     156.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     716.99                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     553.29                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     143.67                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     812.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     243.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     105.76                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     276.64                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     139.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     290.22                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SISA
     105.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     272.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     245.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     230.08                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     764.21                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    2738.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     595.55                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     353.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      643.3                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
    1086.48                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     191.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     390.76                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
      295.5                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
        847                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     722.26                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     133.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     361.98                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     126.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     169.56                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     227.97                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     229.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     162.85                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     152.93                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     152.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      85.91                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     184.54                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     334.87                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     367.13                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     814.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     374.37                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     417.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     241.39                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     693.76                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     208.81                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     423.18                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     1012.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     333.31                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     601.21                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SIVA
     859.85                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     508.13                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     543.35                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     446.39                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     887.82                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     467.15                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     795.09                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
    1451.47                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     565.65                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     770.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    2364.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     515.57                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     681.54                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     563.77                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
    1059.01                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
       1707                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
    2167.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     656.17                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      748.2                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     937.48                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     385.55                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     449.81                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     520.12                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     466.42                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     312.56                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     312.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     281.28                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     224.75                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     603.47                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     246.65                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     235.41                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     264.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      332.6                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     462.05                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
     285.57                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     149.47                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
      80.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     368.67                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     475.88                  CONDO                                 PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     683.31                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     153.72                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     268.28                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     275.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     152.34                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SISA
     338.47                  CONDO                                 RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
        245                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     500.59                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     361.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     246.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     235.78                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     260.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     214.03                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     605.16                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     293.99                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     356.75                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     479.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     331.85                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     105.82                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     386.66                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SISA
     143.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     188.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     573.72                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
     168.68                  CONDO                                 PURCHASE                               20 YR FIXED                                      SIVA
      746.1                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     217.44                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     140.03                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     660.68                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     494.39                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     405.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     660.39                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     178.57                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     671.49                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      266.9                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     177.01                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     166.93                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     437.24                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     431.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     480.07                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     222.78                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     458.99                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     314.38                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      668.6                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     289.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      195.5                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     457.37                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     560.17                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     856.94                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     186.59                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     267.44                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     388.58                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
    1166.68                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     178.39                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     493.61                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     330.65                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     590.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
      440.1                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     231.23                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     326.54                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
        245                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     145.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     181.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     286.87                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     552.49                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     160.21                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     199.97                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     482.83                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     278.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     539.02                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      229.5                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     396.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     297.27                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     163.12                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     198.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     197.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
        245                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     393.75                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     226.34                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     339.37                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     429.93                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     456.72                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     314.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     373.95                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      348.5                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     507.02                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
    2105.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     758.34                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     232.16                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     243.06                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     409.08                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     156.61                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     251.74                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     328.52                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1034.34                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     341.85                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     739.71                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     134.98                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     127.69                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     142.48                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     208.11                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     230.53                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     496.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     548.99                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     577.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     364.42                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     233.57                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     375.18                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     568.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      396.1                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     268.84                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      246.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     250.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     163.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     688.49                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     192.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     122.89                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     730.53                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     301.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     302.68                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     480.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     149.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     431.09                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     826.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     264.29                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     288.32                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     399.44                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     293.47                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     246.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      256.7                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     822.33                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     153.78                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     199.44                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     324.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     495.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     308.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     614.45                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     477.39                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     134.35                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     497.24                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     260.32                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     253.02                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     487.56                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     278.48                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     209.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     577.68                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     200.67                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     292.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     297.79                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
      586.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     438.14                  PUD                                   RATE/TERM REFI                         30 YR FIXED                                      SISA
     377.65                  SINGLE FAMILY                         PURCHASE                               20 YR FIXED                                      SISA
     170.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
         85                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     148.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     524.89                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     689.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     558.45                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
      312.8                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     530.55                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     307.59                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     518.48                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     449.37                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     267.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     377.73                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     787.28                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     366.13                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     360.03                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     232.44                  PUD                                   RATE/TERM REFI                         30 YR FIXED                                      SISA
     231.73                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     131.88                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     393.23                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     371.49                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     239.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     552.49                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     164.18                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     313.66                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     563.91                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     382.07                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     658.74                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     429.44                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     244.51                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     204.44                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     230.36                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
      424.1                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     273.07                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     247.66                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
      399.5                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SISA
     220.89                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     825.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     267.75                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      289.1                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     461.17                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     398.47                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     106.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     220.39                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     381.64                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     321.29                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     748.84                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     374.68                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     369.79                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
      924.1                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     685.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      135.6                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SISA
     265.49                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     716.88                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
      424.1                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     189.22                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
      267.3                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     233.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     127.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     230.43                  PUD                                   PURCHASE                               15 YR FIXED                                      SIVA
     612.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      367.2                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     498.31                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     189.15                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
      262.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     454.06                  CONDO                                 PURCHASE                               30 YR FIXED                                      SISA
     280.21                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     243.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     607.59                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     289.99                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      348.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     175.84                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     464.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     157.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     140.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     320.27                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     382.36                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     869.48                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     893.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     253.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     228.84                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     306.41                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     816.72                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1484.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1418.05                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     673.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     714.51                  SINGLE FAMILY                         PURCHASE                               20 YR FIXED                                      SIVA
     272.91                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     646.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     476.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     171.84                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     376.85                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     474.43                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     238.37                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1332.43                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     856.42                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     164.58                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     354.27                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      621.8                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     305.52                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     902.42                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     368.39                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     1029.6                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     752.73                  CONDO                                 RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     604.37                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     417.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     238.79                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     307.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     788.39                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     496.63                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     337.47                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1617.67                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     612.15                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     595.43                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     1009.4                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     915.59                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     369.44                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     947.84                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
    2474.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    3243.21                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     196.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     255.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     849.68                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     589.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1631.64                  SINGLE FAMILY                         PURCHASE                               20 YR FIXED                                      SIVA
     484.52                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     275.56                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1301.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     1333.8                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     206.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     892.62                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1786.66                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     171.26                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     347.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      322.6                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     241.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     340.34                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     194.26                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
      507.2                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     241.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     275.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     325.72                  CONDO                                 PURCHASE                               20 YR FIXED                                      FULL/ALT DOC
     490.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1046.54                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     240.16                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1796.84                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     387.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     171.84                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     425.27                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     295.72                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      553.3                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     460.51                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     369.44                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1227.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     251.83                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     247.33                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
    2933.21                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      524.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     401.93                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     173.67                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     590.63                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     164.54                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     710.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     205.57                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     339.67                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      347.1                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     255.39                  2-4 FAMILY                            RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     501.35                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     791.38                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     560.17                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     415.84                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     667.76                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     322.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     176.99                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     292.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     931.38                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     578.21                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     190.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     782.34                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     279.06                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     526.53                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     577.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     202.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     342.84                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      471.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1098.85                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     381.56                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     384.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     407.15                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     537.47                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     201.81                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     773.98                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     198.05                  2-4 FAMILY                            RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     795.29                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 40/15                              SIVA
      677.8                  PUD                                   PURCHASE                               FIXED BALLOON 40/15                              SISA
     154.53                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     458.05                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 40/15                              SIVA
     471.41                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     586.04                  SINGLE FAMILY                         PURCHASE                               20 YR FIXED IO                                   FULL/ALT DOC
     406.64                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
      350.5                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     478.13                  PUD                                   PURCHASE                               20 YR FIXED IO                                   FULL/ALT DOC
    2189.16                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     392.04                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     606.68                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     772.73                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      FULL/ALT DOC
     183.18                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      331.5                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     307.52                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     291.28                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      500.2                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     376.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     968.42                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     736.02                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     289.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     292.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     316.21                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     280.21                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SISA
     446.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     602.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NIVA
     773.52                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     526.74                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     356.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     318.65                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NIVA
     428.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     418.14                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     254.61                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     256.09                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15 IO                           SIVA
     684.46                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     589.18                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     806.85                  CONDO                                 PURCHASE                               30 YR FIXED                                      NIVA
     429.58                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     375.78                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     541.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   NIVA
     286.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     455.53                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     290.88                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     527.05                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NIVA
     279.96                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      NO RATIO
     442.86                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     112.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      180.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     211.46                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
    1421.88                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15 IO                           SISA
      381.6                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      NIVA
     995.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     256.33                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     410.85                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
    1821.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
      512.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NIVA
      585.3                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     115.13                  PUD                                   RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     455.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     382.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     411.92                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     364.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     495.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     184.72                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
        359                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     438.74                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     356.45                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     177.14                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     493.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     199.72                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     550.82                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     623.78                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
      161.8                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     508.81                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     348.64                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     438.04                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     237.05                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     274.95                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     414.66                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      744.7                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     516.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     383.03                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     276.44                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
      287.4                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     555.06                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     252.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
        452                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     366.95                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     452.44                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     199.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     397.37                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     774.81                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     316.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
    1063.83                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     906.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     554.96                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     827.13                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     815.27                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
      515.1                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     890.74                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     187.58                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO DOC
    1036.14                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      310.8                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     282.55                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     227.17                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     495.35                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      290.3                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     418.65                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     394.48                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     486.81                  CONDO                                 PURCHASE                               30 YR FIXED                                      SISA
     631.54                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
    1247.37                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     643.17                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     954.11                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
    1315.97                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     598.88                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
      953.2                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     775.66                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     970.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1036.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     430.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1946.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      823.2                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     202.73                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     607.35                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     266.76                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SIVA
     503.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     380.55                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     619.58                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     285.55                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     440.93                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     572.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     419.14                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     139.84                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      NO DOC
     535.07                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     657.85                  PUD                                   PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     940.38                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     776.59                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     315.31                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     343.49                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      345.8                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     255.68                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      474.1                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      313.3                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     693.59                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     428.64                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     542.82                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     330.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     417.62                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     389.45                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     355.08                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
    1523.16                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     357.14                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     275.14                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     314.88                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     615.48                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     255.91                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1224.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     327.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     251.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     790.16                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     297.91                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     235.87                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     437.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     530.98                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     191.03                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1693.52                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     786.46                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
      990.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      183.9                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
     354.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      192.6                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     745.86                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     407.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      321.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     838.68                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     164.47                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    3069.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     358.99                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     329.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     235.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     524.67                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      NO DOC
     199.15                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    2357.35                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
    2561.42                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      540.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     195.66                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     631.32                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     1659.3                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     361.57                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     700.66                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     1724.7                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     546.58                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     248.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
    1455.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     485.85                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     528.54                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     797.94                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    4333.12                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     282.87                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
      171.6                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     192.47                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     356.66                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
     170.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     562.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     429.01                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     683.72                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     373.66                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1096.44                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     281.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     328.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     645.02                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     645.49                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1677.35                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     231.03                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     460.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      493.4                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     386.39                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     515.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     397.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
      355.4                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     220.46                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     414.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     170.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     251.39                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     246.06                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     393.36                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     145.84                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     289.67                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     272.36                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      NO RATIO
    1338.54                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
      234.8                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     230.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     237.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     357.52                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     465.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     415.92                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     943.49                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1130.54                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     310.39                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     990.26                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      99.47                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     832.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     437.65                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     396.53                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     529.81                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     587.34                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1237.86                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     467.33                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      847.9                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     666.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     483.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     638.28                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     487.37                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      560.3                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     359.54                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     372.26                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
      546.1                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     800.44                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     326.23                  2-4 FAMILY                            RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     432.24                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     942.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     598.42                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     544.45                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     739.36                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     374.91                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     733.32                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     200.06                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     381.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     323.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     517.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     313.72                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     933.48                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     466.21                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     464.33                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     720.03                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     761.19                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     765.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     635.39                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     770.02                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     162.15                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     1516.6                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     420.56                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     341.08                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     133.43                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     320.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     835.19                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     282.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     423.08                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     262.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      98.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     394.39                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     242.03                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     533.19                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     780.63                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     786.26                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     306.14                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     526.92                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     369.68                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     610.02                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SISA
     363.92                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
     1106.2                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     446.14                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     461.47                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     445.55                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     284.65                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     621.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     385.45                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      469.2                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     559.36                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     702.09                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     509.88                  PUD                                   PURCHASE                               FIXED BALLOON 30/15 IO                           FULL/ALT DOC
     569.34                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     440.89                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     573.16                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     785.58                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     282.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     749.27                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      614.4                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     420.53                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     270.19                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     740.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
      805.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     462.38                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     597.55                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     364.22                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     470.93                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     434.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     489.72                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     232.79                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      736.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     566.24                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     761.77                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     936.54                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     528.22                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      269.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     639.03                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     762.34                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     267.07                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     735.28                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     831.44                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     308.09                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     351.53                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     507.64                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     615.28                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     374.27                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     618.56                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     131.23                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     415.09                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     488.15                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     406.82                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     288.38                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     522.98                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     327.42                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     484.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     387.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     455.97                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     436.12                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     268.08                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     492.76                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     545.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     234.61                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
    1205.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     375.42                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     498.08                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     537.04                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     381.12                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     362.17                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     805.14                  PUD                                   PURCHASE                               FIXED BALLOON 30/15 IO                           SIVA
     575.13                  PUD                                   PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
      417.6                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     210.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     351.56                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      315.3                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     261.92                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     290.26                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     702.26                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     149.42                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     127.67                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     657.92                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     957.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     274.13                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     327.94                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     208.14                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
    1521.38                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     627.58                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     323.57                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     395.12                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     184.33                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     439.31                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     177.82                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     278.28                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      545.3                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     336.19                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     437.87                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     431.88                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     224.13                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     276.47                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     398.57                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     115.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     439.69                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     288.66                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     193.32                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     193.32                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     923.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     310.95                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     202.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     201.77                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     259.34                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     581.62                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      753.1                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     446.12                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     258.01                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     807.62                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     286.08                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
    1067.89                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     124.17                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     459.97                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     291.56                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     313.65                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     457.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     161.51                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     267.49                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     416.77                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1193.01                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     500.97                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     856.51                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     430.01                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     349.08                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     176.18                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     311.76                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     219.81                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
      96.23                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     496.27                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     741.61                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     341.86                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     436.79                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     301.01                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     276.51                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     272.58                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     322.51                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     118.97                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     445.62                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
      376.3                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     336.49                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     377.44                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
        269                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     451.51                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     404.17                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     430.01                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     362.84                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
     153.73                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     461.84                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     834.49                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1225.53                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     203.71                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     298.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     146.31                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     361.21                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     396.81                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     221.46                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     304.68                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     147.23                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     311.76                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     319.74                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     288.16                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     462.26                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     265.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     272.65                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     375.17                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     251.88                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     667.39                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     375.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     194.85                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     199.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     384.22                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     453.05                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     348.72                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     151.13                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     436.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     233.02                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     429.03                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     203.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     419.26                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     677.27                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     312.78                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     747.09                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     475.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     504.03                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     170.87                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     527.82                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     180.57                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     285.83                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     411.44                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     320.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     599.83                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     148.43                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     240.43                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     309.61                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     578.02                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     132.15                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     693.04                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     374.11                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     296.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     309.13                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     275.98                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     405.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
        409                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     256.68                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     410.68                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     370.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     396.56                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     698.77                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     448.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      99.42                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     188.13                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     302.45                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     483.77                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     387.71                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     329.36                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     150.98                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     160.18                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     323.03                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     155.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     274.83                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     339.71                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     594.41                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
      278.5                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     665.26                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
    1062.57                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     460.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     201.68                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
      305.5                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     150.87                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
    1746.28                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     268.49                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     348.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     212.86                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     365.51                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     516.65                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     348.32                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     552.23                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     580.52                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     576.22                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
        171                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     635.69                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     537.52                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     679.42                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     300.42                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     217.65                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     326.81                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     284.44                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     278.37                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
     304.24                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     781.75                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     350.07                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     776.02                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     198.74                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     406.67                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     313.35                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     460.23                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     200.84                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
      144.5                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     359.06                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     677.27                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     593.69                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     322.51                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     559.02                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     110.27                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     374.11                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     217.63                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     187.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     367.27                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     402.74                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     612.77                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     534.99                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     214.43                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     725.74                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     287.58                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     320.76                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     478.39                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     252.53                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     245.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     220.53                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     475.67                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     376.26                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     249.41                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     820.78                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     430.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     615.54                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
    1337.22                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     706.83                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     134.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     378.95                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
        253                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     431.25                  CONDO                                 RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     333.26                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     281.66                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     275.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     300.04                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     285.03                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     976.55                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     298.86                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     202.69                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     197.63                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
    1139.53                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
      578.8                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     381.93                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     269.19                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     109.99                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     183.32                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     109.97                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     161.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     580.52                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     415.54                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     154.28                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     584.49                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     397.76                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     328.72                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     171.34                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      279.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     117.31                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     323.15                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     153.88                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     733.41                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     244.67                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
      704.4                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     379.49                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     386.74                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     402.67                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     677.76                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
        702                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     362.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     826.32                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     290.26                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     439.69                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     169.86                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     544.38                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     327.51                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     458.93                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     170.77                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     276.65                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     724.42                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     225.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
       99.8                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     330.15                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     275.36                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     248.94                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     417.01                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     655.77                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     376.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     152.67                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     841.89                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
      293.5                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     401.16                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     502.04                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     303.16                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
      282.2                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
        773                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1290.03                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     550.71                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     353.54                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     560.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     387.01                  CONDO                                 RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     251.54                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     426.91                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
    1293.26                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
      544.1                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     766.83                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     269.03                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     683.07                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     423.46                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     262.46                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     240.32                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     919.15                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      994.4                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     257.42                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
    1952.16                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     231.45                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     691.67                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     203.77                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     816.17                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     270.55                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      319.6                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     482.41                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1067.26                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     511.76                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     177.43                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     240.85                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     597.11                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     548.87                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     617.17                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      454.9                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     623.52                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
      283.4                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     236.39                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
    1412.84                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
    1306.17                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     169.64                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     874.54                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     189.67                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     324.02                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     369.39                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     376.26                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1608.67                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     532.34                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     937.49                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     302.89                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     688.02                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     212.57                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     872.66                  CONDO                                 RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     626.29                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     389.91                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1018.54                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     908.12                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
      582.4                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     494.98                  CONDO                                 RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     645.02                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     563.74                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     731.02                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     849.27                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     528.22                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     865.13                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     404.18                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     475.04                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     330.57                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     403.14                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     337.02                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     428.65                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      344.8                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     561.97                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     533.97                  2-4 FAMILY                            RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     619.76                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     905.53                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     318.28                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     627.15                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     806.45                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     204.96                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1164.02                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     426.13                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     370.89                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     215.01                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     812.65                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     277.56                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     612.06                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     592.71                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     552.84                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     806.27                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     255.76                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
    1921.07                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     218.12                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     897.65                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     797.31                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     509.57                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     788.16                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
    1254.29                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     743.06                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
    1302.63                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     826.31                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     310.14                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     435.39                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     567.26                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     268.76                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      326.9                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     937.43                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     969.14                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     647.13                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     272.08                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     216.91                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     343.51                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     548.87                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     241.47                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     480.75                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1795.29                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     349.23                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     511.51                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     415.25                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     584.28                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     490.77                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     598.28                  PUD                                   PURCHASE                               FIXED BALLOON 30/15 IO                           NO RATIO
     487.15                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     633.76                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
    1042.99                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     469.25                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     733.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      532.3                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
    1029.68                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     362.92                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     542.14                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     442.11                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
      435.9                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     501.26                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     514.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     676.64                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1198.54                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     817.65                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     458.63                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     442.27                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
     780.43                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     621.61                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
     866.61                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
     778.04                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NIVA
    1539.22                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
     845.24                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
      304.8                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
    1841.67                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
      317.9                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     358.21                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     342.65                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      434.6                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     463.32                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     560.06                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     544.59                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     355.84                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1596.44                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     598.14                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     643.75                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     738.03                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     512.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     597.66                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     599.94                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1291.75                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     396.65                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     458.46                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     397.69                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     425.54                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     437.51                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     526.56                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     550.74                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      675.4                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     489.07                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     440.53                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     771.99                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     487.64                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     763.61                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     705.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     550.15                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     574.09                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     738.79                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     452.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     438.57                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     398.07                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     672.08                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      713.8                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     381.47                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     504.38                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     334.05                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     334.17                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     476.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     689.78                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     267.65                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1091.27                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     542.41                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     543.24                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     188.87                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     408.12                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     321.69                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     465.56                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     808.89                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     348.18                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     499.67                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      351.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     279.78                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     292.43                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     458.73                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     572.86                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     236.79                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     486.21                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     357.73                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     530.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     217.86                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     113.08                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     234.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     250.65                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
      191.1                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     258.32                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     134.56                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     478.49                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      346.9                  PUD                                   PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     324.87                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     244.89                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     398.18                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     162.79                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
       90.9                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     141.56                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     746.11                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     610.19                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     845.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      500.4                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     795.13                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      940.8                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      261.9                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     478.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
      538.7                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      238.8                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1080.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     546.76                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
     468.47                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     702.52                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     206.02                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     390.36                  SINGLE FAMILY                         CASHOUT REFI                           20 YR FIXED                                      FULL/ALT DOC
     464.04                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     364.36                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     222.98                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     255.21                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      250.4                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     386.22                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     267.75                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     230.67                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     559.88                  SINGLE FAMILY                         PURCHASE                               25 YR FIXED IO                                   FULL/ALT DOC
      472.5                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15 IO                           FULL/ALT DOC
     319.47                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     626.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     189.97                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SIVA
     227.92                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     589.31                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
    1464.36                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     275.58                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     253.77                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     395.75                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     658.11                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     692.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     416.59                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO DOC
      309.3                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     990.29                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     808.08                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     224.57                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     339.59                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NIVA
      424.3                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     287.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     137.73                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      365.9                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      NO RATIO
      352.2                  CONDO                                 RATE/TERM REFI                         30 YR FIXED                                      SISA
     730.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     407.79                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     454.54                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO DOC
     452.53                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     506.24                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     406.04                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     286.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     868.19                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     115.41                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     210.97                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NIVA
     420.78                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     467.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NIVA
     447.87                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     309.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     302.39                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     206.46                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     245.02                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     368.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     666.95                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     709.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     311.47                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     218.05                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     252.09                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     300.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     968.23                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     708.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
    1171.88                  SINGLE FAMILY                         CASHOUT REFI                           25 YR FIXED IO                                   SIVA
      992.9                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     273.29                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     505.13                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     394.03                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      423.8                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     192.55                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     327.02                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      SISA
     187.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     223.04                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     343.03                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO DOC
     717.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     745.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     384.85                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     277.85                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
      625.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     978.47                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     768.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     158.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
      460.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      460.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     573.56                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     349.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     572.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1021.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NIVA
     269.12                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     606.68                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     244.56                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     570.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     264.87                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     214.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     483.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     424.93                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     394.03                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     120.62                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     306.93                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SISA
     704.44                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     986.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NIVA
     614.68                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     878.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     358.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     266.16                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     238.23                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     355.82                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     248.89                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     683.23                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     364.38                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     355.27                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     151.68                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     565.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     444.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     370.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     415.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     743.37                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     430.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     452.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     779.88                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     419.25                  SINGLE FAMILY                         PURCHASE                               25 YR FIXED IO                                   FULL/ALT DOC
     268.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
    1178.61                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     311.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     594.38                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     840.85                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     151.89                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     1182.9                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     305.52                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     987.21                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     372.01                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     568.18                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     575.84                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
    1728.64                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     143.26                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     250.29                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      FULL/ALT DOC
     379.38                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     339.35                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      508.2                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     475.34                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     133.41                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
        329                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     868.09                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     674.74                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     338.34                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     220.13                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1061.85                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO DOC
     489.58                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      689.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
     995.09                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     196.15                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
     733.33                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     380.56                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SISA
     443.38                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
        325                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
     693.81                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SISA
     727.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15 IO                           SIVA
     1073.2                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15 IO                           NO RATIO
     613.88                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     258.82                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     455.16                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     669.67                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     887.81                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     607.17                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     565.62                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     616.04                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     511.42                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     406.55                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     545.68                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
      450.3                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     270.92                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     333.65                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     616.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     335.25                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     354.73                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     473.16                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     328.14                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     286.08                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     771.79                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     480.83                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     681.47                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     514.35                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     990.79                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     412.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     330.68                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     185.46                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     376.08                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     553.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     798.42                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     622.53                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     1111.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     382.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     689.73                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     486.26                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     729.44                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     347.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     515.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      481.5                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     400.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
        391                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      482.4                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     161.97                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     399.05                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     480.29                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     561.83                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     473.07                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     420.07                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     474.01                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1272.05                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     350.94                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     218.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1600.06                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     420.38                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     450.85                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1117.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      452.7                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     508.29                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     405.36                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     300.94                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     364.01                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     515.01                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     474.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     335.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     744.28                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     576.67                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     462.47                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      174.5                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     565.14                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     210.31                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     363.88                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     206.42                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     380.11                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     312.93                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     858.18                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     447.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     582.47                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     329.23                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     344.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     520.09                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     347.44                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     364.35                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     202.74                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      189.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     160.82                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     286.04                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     388.47                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      270.2                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     115.68                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     510.89                  PUD                                   PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
      148.8                  PUD                                   PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     415.58                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     486.19                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     449.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     348.38                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
    1067.02                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     388.88                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
     298.37                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     631.53                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     339.08                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     364.13                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     581.76                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     739.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     518.39                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     630.64                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     252.21                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     397.06                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     317.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     282.87                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     769.72                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     659.84                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     247.61                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     350.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     746.37                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     481.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     288.82                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     344.04                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1906.69                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     360.78                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     563.23                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     772.03                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     282.32                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     354.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     316.15                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     196.68                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     625.39                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     862.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
        510                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     345.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     659.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     341.08                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      430.5                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     303.93                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     275.67                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     125.65                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
      305.5                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     372.19                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1035.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     503.82                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     144.19                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     854.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     464.16                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      189.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     855.87                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
      219.4                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     308.63                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     308.63                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     792.22                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     607.78                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     556.17                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
    1114.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     235.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     708.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     583.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     420.79                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      481.4                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     717.15                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     653.59                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     301.28                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     210.22                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1045.93                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     356.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1029.32                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     359.77                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     757.66                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     434.48                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
      328.4                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
      396.9                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     783.59                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     866.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     821.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     691.83                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     603.06                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     865.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     393.04                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     602.02                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     752.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     659.34                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     492.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
       1124                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     443.46                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     560.94                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     504.78                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
      735.4                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     283.44                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     582.75                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     590.31                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     478.44                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     274.53                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1202.06                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     530.46                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
    1172.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     349.75                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     728.06                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     539.55                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     384.13                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     470.64                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1223.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     428.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     493.89                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     328.83                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     548.76                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     499.76                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     432.01                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     542.56                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     391.71                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     572.76                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     530.53                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     347.43                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     313.28                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     462.09                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     500.26                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     672.93                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     565.66                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     781.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     567.14                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     526.75                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     676.87                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     414.55                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1023.63                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     410.57                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     575.28                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     527.72                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     387.67                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     604.28                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     304.05                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     504.71                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     391.46                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     879.16                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1086.72                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     489.93                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     462.14                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     617.17                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1382.88                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     449.83                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
      705.8                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     541.62                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     423.99                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     836.57                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     704.62                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     233.91                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     451.56                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     476.76                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     559.41                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     249.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
      486.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     874.49                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     437.32                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1053.09                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     530.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     524.31                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     237.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     387.24                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     812.04                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     369.75                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      223.6                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     437.47                  PUD                                   PURCHASE                               15 YR FIXED                                      SIVA
     244.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     280.17                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     283.79                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     338.59                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     723.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     281.38                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     198.54                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     694.13                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     494.36                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     588.52                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     414.57                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     384.89                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     499.32                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     397.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     962.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     368.81                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     262.85                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     254.76                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     573.53                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     498.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     449.81                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     305.17                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
    1008.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     292.82                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     860.03                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1007.54                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     746.98                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SISA
     649.14                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     339.21                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     600.95                  PUD                                   PURCHASE                               15 YR FIXED                                      SISA
     471.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     350.71                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     628.53                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     574.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     467.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
        652                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     379.15                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     392.22                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     349.54                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     734.81                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     496.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     459.34                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      373.4                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
      919.7                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     565.74                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     230.81                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     667.98                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     305.84                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     456.53                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     532.72                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     690.93                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     478.92                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     676.74                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     347.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     213.43                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     858.35                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1328.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     771.49                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     371.69                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     987.44                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     339.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     359.44                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     527.44                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     337.16                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     634.51                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     336.37                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     393.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     922.61                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     372.08                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     550.61                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SIVA
    1011.07                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     100.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      472.4                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     395.29                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     396.76                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1151.49                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1344.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     296.65                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     242.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     291.76                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     339.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      492.3                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      602.2                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     599.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     180.83                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      532.5                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     200.96                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     252.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     115.17                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
    1619.45                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     480.29                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     337.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     581.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     446.39                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     376.46                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     635.41                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     635.41                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     236.83                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     178.82                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     365.16                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     338.42                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     309.85                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     700.82                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1244.31                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     784.87                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     323.43                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     476.16                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     566.86                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     227.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     191.59                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     217.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     315.25                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     629.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     202.72                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     517.18                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     232.72                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     740.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     406.33                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      359.7                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     485.51                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     617.21                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     185.15                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     740.29                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     1285.4                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     377.03                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     281.24                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     691.61                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
    1163.32                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     412.46                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     292.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     404.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1635.65                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      697.9                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     247.52                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     696.39                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     495.29                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1438.18                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     232.91                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     572.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      406.6                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     456.86                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     576.26                  2-4 FAMILY                            RATE/TERM REFI                         15 YR FIXED                                      NO DOC
      246.8                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     932.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     272.85                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     347.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     160.79                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     371.32                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     188.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     646.48                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     527.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     356.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     226.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     367.79                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     414.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     180.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     206.66                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     197.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1009.87                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     347.34                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     405.48                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     588.83                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
        255                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     323.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     542.81                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     461.76                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     398.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     325.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     547.82                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     569.91                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     316.21                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     296.11                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
      717.7                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
    1243.76                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     525.21                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     991.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     616.87                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     281.43                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
    1317.58                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     204.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     544.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     799.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     384.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     322.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     236.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     142.69                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     285.89                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     243.22                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     228.69                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     143.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     473.79                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     242.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     130.21                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     118.48                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     403.94                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
    1243.76                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
      254.6                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
    1232.91                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      SIVA
      260.5                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO RATIO
     627.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     259.68                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     151.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     654.09                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     252.33                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     607.47                  CONDO                                 PURCHASE                               30 YR FIXED                                      SISA
     315.48                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      908.5                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     447.67                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     419.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     345.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     542.74                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     103.82                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     770.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     155.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     850.71                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     319.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     339.52                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     147.43                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      SIVA
     291.27                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     345.52                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     611.39                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
     175.84                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
      418.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     128.23                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     375.02                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     515.44                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     367.14                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     142.79                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     512.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     690.78                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     364.58                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     453.14                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     121.47                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     582.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     325.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1309.87                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     629.78                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     498.03                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     452.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
    1243.76                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     233.57                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     336.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1467.06                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     319.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     979.31                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     238.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     734.42                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
      136.2                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO RATIO
     911.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
      874.3                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     504.51                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     381.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     498.23                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      133.3                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     247.57                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     390.41                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     607.06                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
      420.1                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     753.02                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     269.53                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
     398.23                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     520.18                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1026.59                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     218.43                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     486.53                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     282.32                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     257.48                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     352.66                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
       93.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     634.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     474.42                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     723.02                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     514.09                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     415.21                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     515.41                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     547.14                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     963.86                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     175.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     573.04                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     751.97                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     126.67                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     715.37                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      469.5                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1344.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1013.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     480.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
    1021.53                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     475.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     262.45                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     524.21                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     238.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     175.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     164.49                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     240.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      640.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     174.78                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     307.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     141.09                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     463.69                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     135.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     342.13                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     240.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     178.72                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     726.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     117.49                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
      294.9                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     805.71                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     213.66                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     685.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     682.61                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     355.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     247.57                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     250.08                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     185.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     353.75                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      NO DOC
     650.71                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     651.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     526.35                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     790.43                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     806.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     637.74                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     466.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     182.66                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     906.83                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     314.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     159.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     194.69                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     205.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     101.03                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     398.56                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     107.81                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     617.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
      361.3                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     376.64                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      NO DOC
     662.27                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     282.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
        914                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
        345                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     305.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     334.22                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     253.55                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     118.48                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
     682.74                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     244.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     202.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1243.76                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     347.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     503.46                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     407.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     530.39                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     272.45                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     302.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     135.68                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     507.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     118.48                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     311.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     122.04                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     156.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     890.71                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     444.93                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     486.12                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     386.79                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     134.86                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     237.86                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
      412.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      455.3                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SISA
     480.87                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     168.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     967.87                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     371.55                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     180.78                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     411.78                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      654.2                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     463.69                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     418.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     262.57                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     271.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     135.77                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     403.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     840.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     446.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     878.78                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     563.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     585.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     137.55                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     411.23                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     193.63                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
      232.3                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     334.93                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     151.46                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     227.88                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     301.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     455.28                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     301.05                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     306.33                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
        268                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     756.58                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     427.13                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     898.42                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     168.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     268.38                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     136.14                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     516.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     763.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     703.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     362.77                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
    1223.36                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      377.2                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      148.9                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     258.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     369.97                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     349.73                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     964.19                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     616.16                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     705.74                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1635.25                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     336.05                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     860.24                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
      896.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     600.01                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     896.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1060.47                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     769.91                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    1273.44                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     592.47                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     390.99                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     1315.2                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     331.74                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     236.83                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     236.43                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     414.36                  PUD                                   RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     794.82                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     226.42                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     184.39                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     222.85                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     845.89                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     185.18                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     947.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      155.7                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     286.98                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     371.96                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     712.34                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     821.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     318.26                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     526.74                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     193.52                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     425.36                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     496.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     425.45                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     740.54                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     133.07                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SIVA
     707.69                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     225.23                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     400.29                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     170.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     475.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     570.41                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     677.72                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     455.42                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     1652.4                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     285.03                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
     451.62                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     309.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     785.92                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     364.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     411.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     414.87                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     109.69                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     240.45                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     956.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     450.53                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1208.62                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
      130.5                  2-4 FAMILY                            PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     630.94                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     982.76                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     611.65                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SIVA
     721.45                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     386.79                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     116.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     175.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     959.28                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      649.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     429.53                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     500.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      201.4                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     158.63                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     469.46                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     799.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     274.23                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     831.84                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
     261.26                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     215.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      370.2                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     410.73                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     664.11                  CONDO                                 PURCHASE                               30 YR FIXED                                      NO DOC
     154.29                  CONDO                                 PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      627.7                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
    1365.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     373.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     248.13                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     191.28                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     453.31                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     951.81                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     722.81                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     284.37                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     630.16                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     305.24                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      457.3                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     197.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     146.44                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      185.7                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     608.98                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     784.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1288.99                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     685.21                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     638.43                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              NO RATIO
     800.44                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     465.33                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      SIVA
      233.6                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     937.59                  PUD                                   PURCHASE                               15 YR FIXED                                      NO RATIO
     379.24                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     288.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     576.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    2462.55                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     788.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     500.72                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     197.87                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     111.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     465.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     1555.5                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     665.47                  PUD                                   RATE/TERM REFI                         30 YR FIXED                                      SIVA
     405.95                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SIVA
     195.94                  CONDO                                 PURCHASE                               30 YR FIXED                                      SISA
     531.28                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     259.87                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     330.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    2274.95                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     277.69                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     112.55                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     660.17                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     141.36                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     272.23                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1220.42                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
      494.6                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     595.39                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     317.46                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     298.85                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     456.34                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     654.18                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      628.2                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     391.88                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     222.38                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     219.51                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     796.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     229.74                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     104.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     869.75                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      SIVA
     271.24                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     768.44                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     560.09                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     100.94                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     612.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     337.88                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     549.83                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      163.7                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     629.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     824.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     215.51                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     421.77                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     431.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     576.02                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SIVA
     586.07                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     218.45                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     528.03                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     344.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     397.25                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     524.95                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     223.38                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    3507.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
    1584.17                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     235.78                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      365.9                  PUD                                   RATE/TERM REFI                         30 YR FIXED                                      SISA
     233.02                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     497.85                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     451.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     326.17                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     341.04                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     967.77                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     782.53                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      SIVA
    1774.23                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     200.99                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     1156.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      442.3                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     166.12                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     364.51                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     167.61                  CONDO                                 CASHOUT REFI                           30 YR FIXED                                      SIVA
     304.42                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     295.53                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     360.33                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     489.12                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     728.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     661.95                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     734.56                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
        501                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1037.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     144.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     265.27                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      524.3                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      420.2                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     373.39                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     208.89                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      NO DOC
    1288.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     380.27                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     161.19                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     274.96                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     895.92                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     821.71                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     528.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     631.97                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
      719.7                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     874.32                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     564.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     311.47                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     685.24                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     235.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     451.57                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
        501                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     149.79                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     617.51                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     652.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     453.06                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     841.41                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     567.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     203.04                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     459.21                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     160.49                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
    1233.81                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     160.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     156.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     554.29                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SISA
      422.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     235.76                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     244.63                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     1742.7                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     957.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     157.77                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     859.28                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     176.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     337.88                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     517.05                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     159.28                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     260.68                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     346.15                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     430.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     606.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     537.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     275.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     797.65                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     563.69                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     288.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     933.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      270.7                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     319.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     406.16                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     705.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     662.35                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     310.39                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     270.87                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1107.07                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      690.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     360.01                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     704.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
    1084.37                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     469.38                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     334.83                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
    1058.67                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SIVA
      293.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     833.62                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     942.21                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     398.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
        501                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
        935                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     502.22                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     571.08                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     424.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      571.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     311.63                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     641.03                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     365.73                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     521.85                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     191.12                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     302.76                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     203.04                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     459.21                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     295.93                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     937.33                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     514.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     439.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     706.84                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     315.53                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     254.62                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     509.92                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     367.28                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1062.09                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1200.75                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     371.65                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     218.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     326.23                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     326.23                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     662.61                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     218.58                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1091.56                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     240.03                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      FULL/ALT DOC
     575.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     638.56                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     730.31                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     413.76                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     144.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
    1012.09                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     932.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     310.92                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     257.13                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     343.52                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     249.52                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     365.19                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     267.61                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     165.76                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     527.52                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     302.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     633.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     388.97                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
    1548.13                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO DOC
     464.26                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     292.61                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     1652.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      628.9                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     602.18                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     598.16                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
    1328.23                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     274.42                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     170.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     594.21                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     184.69                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
      443.9                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     966.01                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     174.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      89.93                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     261.26                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     262.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      394.9                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     559.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
      281.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
    1175.62                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      150.3                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     454.51                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     268.06                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     256.32                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     324.95                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      FULL/ALT DOC
     311.53                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     519.64                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     384.49                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     570.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     689.17                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
    1152.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     613.43                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     367.26                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     256.09                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     377.03                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     692.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     588.62                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
     431.22                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     296.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     267.61                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1044.17                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     166.82                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     549.15                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     940.35                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     537.49                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     234.52                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     942.12                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     573.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     185.37                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     311.66                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     201.28                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     243.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     217.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     660.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     321.17                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      668.6                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
      577.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     400.89                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     559.25                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     318.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     568.97                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     559.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     218.05                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     499.79                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     164.35                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     205.06                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     178.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
    1217.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     678.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     213.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     449.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     464.57                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     491.77                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
    1368.93                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      676.9                  2-4 FAMILY                            RATE/TERM REFI                         30 YR FIXED                                      SIVA
     162.42                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     499.02                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     701.74                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     938.12                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
        501                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     371.24                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     589.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     773.24                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     349.53                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
    1072.42                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     690.32                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     411.78                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      387.7                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     592.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     615.16                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     375.99                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     305.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     199.59                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      524.3                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
      128.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      447.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      319.9                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     310.97                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     489.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     707.58                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     219.69                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     289.39                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     370.12                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED                                      SIVA
     307.15                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     241.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     958.41                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
        882                  PUD                                   PURCHASE                               15 YR FIXED                                      SIVA
     359.85                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     346.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     573.07                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     275.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     245.72                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     873.83                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     529.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     310.34                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     344.27                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     846.77                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     296.65                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     139.67                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     273.32                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     452.36                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     617.88                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      519.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     202.41                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     444.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     580.06                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     150.47                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     245.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     706.78                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     396.72                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
    2023.77                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     415.72                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     190.87                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     209.09                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO DOC
     538.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     108.98                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     496.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     293.88                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     196.68                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     355.13                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     230.74                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     263.32                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     418.29                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     104.47                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     181.69                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
    1501.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     118.48                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
        744                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     438.51                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     351.26                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     161.91                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     228.27                  2-4 FAMILY                            PURCHASE                               15 YR FIXED                                      SIVA
     740.25                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      809.6                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     398.23                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     718.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     668.59                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
      638.7                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     121.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     372.25                  PUD                                   PURCHASE                               30 YR FIXED                                      NO RATIO
        858                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     722.07                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     237.83                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     450.04                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     788.82                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1502.53                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     305.49                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
    1602.03                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     142.78                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     649.89                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
      476.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
    1269.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
        812                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     905.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     325.69                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     449.49                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     594.21                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     358.05                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     302.48                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     327.48                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1268.57                  CONDO                                 PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     261.15                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     410.59                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     112.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     625.07                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     145.71                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1165.12                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      460.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     886.53                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     748.97                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     495.94                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     192.68                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     476.98                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     285.95                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     446.42                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     433.42                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     536.43                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
      401.7                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     639.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     395.27                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     788.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     248.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     338.66                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     479.86                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     677.84                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     703.54                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    2131.45                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     173.36                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     181.49                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      880.3                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     306.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     224.24                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      196.9                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     718.65                  CONDO                                 CASHOUT REFI                           15 YR FIXED                                      NO RATIO
     303.92                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     291.43                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     780.48                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
     379.61                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     492.85                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     298.33                  2-4 FAMILY                            CASHOUT REFI                           15 YR FIXED                                      SIVA
    1208.57                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     694.38                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     272.43                  PUD                                   RATE/TERM REFI                         30 YR FIXED                                      SIVA
     124.55                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      360.2                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     106.95                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     289.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     590.71                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO DOC
     673.86                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
      195.5                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     478.46                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1004.84                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
      919.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     390.45                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     429.39                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     837.81                  PUD                                   PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      815.2                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     469.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NO RATIO
     471.55                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
    1019.84                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     454.66                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     500.82                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     529.11                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      NO RATIO
     424.73                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NO RATIO
     331.34                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SIVA
     635.39                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      393.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     284.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      861.6                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     415.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     186.18                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
     540.65                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     540.07                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     283.78                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     320.43                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     301.38                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
    1307.82                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     373.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     269.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     551.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     312.04                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      FULL/ALT DOC
     267.61                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     530.75                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      602.1                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
    1225.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
        590                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     541.31                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     495.61                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     806.65                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      177.1                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     724.61                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
    1436.41                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     684.25                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
     201.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     778.16                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     421.84                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
      645.1                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     259.87                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
    1023.12                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
     851.36                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     543.24                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
      212.5                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
     923.52                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     179.49                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     861.57                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     934.42                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     374.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     839.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     549.91                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     450.49                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
    1100.54                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     422.23                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      268.5                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     519.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     539.91                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     435.93                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     876.34                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     471.27                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     479.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     346.24                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     331.81                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1244.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     371.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     362.07                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     181.27                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     323.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      518.6                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     490.51                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     559.26                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1309.82                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     499.71                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     931.16                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     453.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
    1086.81                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
      551.1                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
      379.9                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     540.64                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     361.57                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     598.86                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     223.48                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
      418.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     252.35                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
     424.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
      283.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     298.86                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
        214                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     792.94                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     322.32                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     488.81                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     573.12                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      463.8                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     484.03                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     217.19                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     515.68                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     711.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     497.16                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
      96.18                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     272.61                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     236.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     387.01                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     300.97                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     595.39                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     489.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     340.55                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     206.52                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     772.03                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     348.46                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     628.54                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     742.85                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     305.58                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     711.72                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     223.86                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     456.79                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      530.8                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     405.56                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     702.52                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     669.63                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     230.53                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      843.9                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     328.96                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     230.53                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      288.8                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1302.06                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     438.21                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     907.17                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      855.4                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     448.25                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1141.24                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     447.86                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     124.59                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     130.64                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     811.12                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     239.94                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     549.65                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     522.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     613.68                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
    1139.53                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     860.26                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     182.47                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     201.89                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     256.15                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     316.98                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     896.11                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     651.27                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     377.14                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     530.45                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     276.42                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     176.28                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     651.27                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     232.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     719.25                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     280.69                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      234.8                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     228.69                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     946.15                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     802.58                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     170.75                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      596.6                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     707.17                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO DOC
     150.06                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     749.88                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     269.84                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     147.56                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
      296.7                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     212.78                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     515.67                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
      626.9                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     339.36                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     484.75                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
    1121.31                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     336.19                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
    1034.18                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     106.73                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     914.74                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     202.46                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     654.23                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     229.47                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     337.26                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
        169                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1179.32                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     516.16                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     700.12                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     430.13                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     594.59                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     489.88                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     608.36                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     113.15                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     554.98                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     657.64                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     308.59                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     212.92                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     576.69                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     363.39                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     643.69                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     606.47                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     434.18                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     340.29                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     907.17                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     677.88                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     508.75                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     174.43                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
    1261.77                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1198.33                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     521.01                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     394.89                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      282.8                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     230.15                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      942.9                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     629.69                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     149.42                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     720.03                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     254.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     239.07                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     934.92                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
        765                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     197.27                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     746.02                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     424.77                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     336.35                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
        794                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     233.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      648.9                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     640.36                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     216.66                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     256.15                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     413.03                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     200.59                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     133.41                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     525.81                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      155.3                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     466.98                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     362.45                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     319.12                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     564.77                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
    1231.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     272.96                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     925.76                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     670.24                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     411.45                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     222.15                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     327.94                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     256.15                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      134.6                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     754.32                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     185.16                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     377.81                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
    1019.01                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     714.25                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     307.77                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     480.27                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     267.35                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     707.17                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     421.17                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     815.18                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     649.96                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NIVA
     155.74                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     747.09                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     624.35                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     234.73                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     565.59                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     387.23                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     207.44                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     426.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     343.27                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1237.87                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     557.84                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     382.15                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     250.84                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     324.35                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     248.81                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     443.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     475.32                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     227.98                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     442.48                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     862.26                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     320.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     394.86                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     308.71                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     294.62                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     361.36                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     406.71                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     390.19                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1335.83                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     845.94                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     223.31                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     377.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     357.92                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     199.04                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     394.86                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     394.57                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     550.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     418.69                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      446.2                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     711.79                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     601.39                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      399.1                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     240.87                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     375.58                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     1827.4                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
        782                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     687.03                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
        483                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     333.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      534.6                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     714.18                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     305.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     241.68                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      274.5                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     663.76                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     191.15                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     469.98                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     546.88                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     468.54                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     352.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     316.04                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     474.42                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     524.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1381.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     269.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     327.94                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     777.08                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     550.77                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     920.67                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     233.37                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     384.27                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     627.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     479.63                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     516.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     405.56                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     592.33                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     416.28                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     353.36                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     490.51                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     482.26                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      836.3                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     553.89                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     965.36                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     248.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1236.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     954.87                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     182.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     764.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     308.65                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     784.63                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      264.8                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     274.48                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     594.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     355.86                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
      254.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     744.43                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     373.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     334.37                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     304.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1529.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     743.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     430.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     461.21                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     517.33                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      325.3                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     973.37                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     257.72                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     410.36                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     439.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     422.21                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     505.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      319.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     605.89                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     501.48                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     374.93                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
    1304.58                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     310.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     271.36                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     986.79                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1028.61                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     533.63                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     436.67                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     653.59                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     1110.9                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     360.01                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     933.47                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      830.6                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     939.19                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     391.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SISA
     503.75                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     473.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     386.58                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SISA
     543.13                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     380.73                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
      220.6                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     445.73                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     939.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     802.69                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     570.42                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              NO DOC
     955.27                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     775.49                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     779.69                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
      593.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     720.03                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SISA
    1129.51                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NIVA
     815.38                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     580.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     773.76                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
     755.53                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     672.11                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     384.86                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     489.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     561.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     933.48                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
     552.66                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     339.44                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NIVA
      490.2                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     408.96                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     790.19                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     360.44                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
      174.1                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO DOC
    1007.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     286.35                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     311.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     213.05                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     536.05                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     510.85                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     274.66                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     202.74                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO DOC
     379.13                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
      244.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
    2488.95                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              NO RATIO
     561.25                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NIVA
     512.28                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              NO DOC
      683.3                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     426.84                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     596.66                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     536.52                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     457.95                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     442.97                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     397.83                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     351.74                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     600.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     287.81                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     200.76                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     591.49                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     419.03                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     374.24                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     488.47                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     671.64                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     422.65                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     459.84                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     423.53                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     438.67                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     799.78                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
        429                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     328.89                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     902.49                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     293.22                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      460.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     342.76                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     536.91                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      373.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     690.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     796.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     635.68                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     801.44                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
      518.2                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
      367.4                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     588.51                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     591.91                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
    1376.51                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     244.95                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     723.97                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     248.28                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     891.27                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     328.15                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     896.17                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     506.67                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     317.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     358.81                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
        391                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     465.98                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     695.19                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     508.84                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     947.11                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     293.13                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1824.57                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     252.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1772.02                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     645.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     731.67                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     365.72                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     328.36                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     449.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     305.86                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     604.59                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     406.11                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     578.53                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      339.5                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     565.43                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     410.76                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     273.62                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
      277.8                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     973.84                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      SIVA
     509.09                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     674.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     208.25                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     443.23                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
      337.1                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     542.97                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     783.08                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     914.74                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     664.17                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     291.43                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     439.31                  PUD                                   PURCHASE                               15 YR FIXED                                      SIVA
     760.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     433.89                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     426.37                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     819.51                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     445.46                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     217.42                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     748.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     316.32                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     270.37                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     291.49                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     234.72                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     453.65                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     548.67                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     446.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     240.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        322                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
        240                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     301.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     295.17                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      212.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     148.56                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      332.5                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     257.27                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     411.25                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     308.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     400.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     385.94                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        255                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     283.96                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     283.96                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     189.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     283.96                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      332.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     601.25                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        390                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     297.92                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     694.23                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     839.58                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     260.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     286.92                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     570.45                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     334.79                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     163.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        595                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     366.41                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     234.79                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     234.79                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
        200                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     225.63                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     353.53                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     233.26                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     288.44                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     501.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        360                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     131.98                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     336.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     403.33                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     551.25                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      331.2                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1023.97                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      352.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
    1263.02                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     400.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     175.38                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     270.79                  PUD                                   PURCHASE                               15 YR FIXED IO                                   SIVA
      287.5                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     485.41                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      89.58                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
      140.6                  SINGLE FAMILY                         PURCHASE                               10 YR FIXED                                      SIVA
        525                  2-4 FAMILY                            CASHOUT REFI                           15 YR FIXED IO                                   SIVA
      75.13                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     190.56                  PUD                                   PURCHASE                               15 YR FIXED                                      SIVA
     142.85                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      367.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     188.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     211.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        481                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     184.69                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     166.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     266.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     191.41                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     275.04                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     135.35                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     583.63                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     370.58                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SIVA
      99.03                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     373.97                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     462.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     323.09                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     345.61                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1683.33                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     107.81                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     438.07                  2-4 FAMILY                            PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
        391                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     567.81                  CONDO                                 PURCHASE                               15 YR FIXED IO                                   SIVA
     219.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     138.96                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        283                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     284.22                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
        275                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     165.38                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     549.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
      180.1                  PUD                                   PURCHASE                               15 YR FIXED IO                                   SIVA
     528.31                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     368.45                  2-4 FAMILY                            PURCHASE                               15 YR FIXED                                      SIVA
     568.85                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     155.36                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     106.94                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     106.94                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     135.94                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     138.75                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     169.21                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     270.67                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     318.65                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
    1454.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        550                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      99.03                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     284.38                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     120.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     298.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     295.11                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     168.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     109.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     109.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     368.13                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     140.98                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     368.13                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     386.72                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     641.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     151.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     314.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     162.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     368.13                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      239.9                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     125.71                  2-4 FAMILY                            RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     722.91                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     203.13                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     203.13                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     458.33                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     404.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     190.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      97.13                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     219.97                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     167.24                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     274.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     105.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     599.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     247.57                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     231.59                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     223.22                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     221.15                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     316.67                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     105.76                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     404.17                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     254.96                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     208.15                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     304.17                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     290.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     189.02                  PUD                                   PURCHASE                               15 YR FIXED                                      SIVA
     428.75                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     413.44                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     445.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     171.32                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     494.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     252.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     174.29                  PUD                                   PURCHASE                               15 YR FIXED IO                                   SIVA
    1164.58                  SINGLE FAMILY                         RATE/TERM REFI                         15 YR FIXED IO                                   SIVA
        605                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     444.58                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     113.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     255.31                  2-4 FAMILY                            RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     326.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     311.67                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        375                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     175.27                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     454.69                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     367.19                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     104.17                  CONDO                                 RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     102.08                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     108.33                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     257.58                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     360.75                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     406.72                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     406.72                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     646.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      335.3                  2-4 FAMILY                            PURCHASE                               15 YR FIXED                                      SIVA
      83.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     144.31                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     144.31                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     651.35                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     235.45                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SIVA
     225.63                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     519.36                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     117.61                  PUD                                   PURCHASE                               15 YR FIXED                                      SIVA
     582.08                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     120.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     560.09                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     284.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     195.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
        340                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      149.6                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
        250                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     285.77                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   FULL/ALT DOC
     303.69                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   FULL/ALT DOC
     111.15                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     311.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     290.63                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     439.38                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     983.65                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     166.37                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     431.46                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     427.08                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     346.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     543.08                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   NO RATIO
     121.71                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     238.33                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     350.73                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     307.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     270.42                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     392.06                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     483.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     360.94                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     361.32                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     148.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     210.27                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      SIVA
      139.3                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     295.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     680.42                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     131.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     546.25                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
      166.3                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     314.17                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     264.38                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     300.75                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     306.38                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   FULL/ALT DOC
      398.9                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   SIVA
     388.65                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     295.04                  SINGLE FAMILY                         CASHOUT REFI                           10 YR FIXED                                      SIVA
     573.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        206                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     158.69                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
        875                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     106.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     183.33                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      148.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     121.35                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     333.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     289.42                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     268.33                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     216.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     652.29                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
      101.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      562.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     125.98                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     333.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     277.23                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     219.66                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     131.71                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     434.25                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     229.14                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     435.73                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     166.97                  CONDO                                 RATE/TERM REFI                         15 YR FIXED                                      SIVA
     246.26                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     106.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     106.95                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     147.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      294.5                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     280.31                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      450.4                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     210.27                  2-4 FAMILY                            PURCHASE                               15 YR FIXED                                      SIVA
     292.27                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
        723                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     144.26                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     484.38                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     193.23                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     362.29                  PUD                                   RATE/TERM REFI                         15 YR FIXED IO                                   SIVA
      96.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     181.98                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     170.66                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     121.63                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     101.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     135.42                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        550                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
         75                  PUD                                   PURCHASE                               15 YR FIXED IO                                   SIVA
      262.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        510                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     379.44                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     227.81                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        342                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     207.81                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     265.42                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     152.09                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     364.38                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     249.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     216.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     339.51                  2-4 FAMILY                            CASHOUT REFI                           15 YR FIXED                                      FULL/ALT DOC
     338.04                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      421.1                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     200.73                  2-4 FAMILY                            RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     468.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     247.04                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     323.43                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     672.03                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   SIVA
     109.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     324.58                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     528.13                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     291.15                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     395.83                  CONDO                                 RATE/TERM REFI                         15 YR FIXED IO                                   SIVA
     103.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      93.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        555                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
      95.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      93.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     182.95                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      93.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     476.67                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        375                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   SIVA
      95.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     252.34                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     116.67                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     271.82                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
        280                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
      429.4                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
        399                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     287.76                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     385.42                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     291.69                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     380.42                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        390                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     229.73                  CONDO                                 PURCHASE                               15 YR FIXED                                      SIVA
     249.34                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     123.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     372.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     249.34                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     214.88                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
        365                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     492.19                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
        345                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      232.7                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     208.56                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     252.65                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      143.7                  PUD                                   CASHOUT REFI                           15 YR FIXED                                      SIVA
     201.88                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     301.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        309                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     214.97                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     356.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     373.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     457.44                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     238.63                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     131.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     104.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     229.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        520                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      637.5                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     543.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     508.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     308.33                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   FULL/ALT DOC
     327.09                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
      287.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     393.15                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
        219                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     505.21                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     434.05                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1324.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     320.83                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     380.73                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        125                  SINGLE FAMILY                         RATE/TERM REFI                         15 YR FIXED IO                                   SIVA
     859.86                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     766.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     152.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      357.4                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     348.59                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     403.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     239.58                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     256.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     134.59                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SIVA
     169.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        405                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     315.04                  PUD                                   PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
        285                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     193.59                  CONDO                                 PURCHASE                               15 YR FIXED                                      SIVA
      247.5                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     191.02                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     305.47                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     308.18                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      91.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     281.63                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     142.85                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     207.96                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     258.75                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     335.42                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     100.94                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     227.96                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     215.63                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     132.19                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     132.19                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     145.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
      104.5                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      239.9                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     317.17                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     206.25                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        230                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
        230                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     198.06                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     323.44                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        100                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     318.75                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        195                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     916.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     657.71                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     297.78                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     941.41                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        242                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     255.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     529.58                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        255                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        130                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     401.46                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     261.89                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     481.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      318.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
        105                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     354.38                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     729.17                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     458.33                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     156.21                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     268.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     204.65                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        330                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     128.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     145.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      552.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     381.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     397.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
     133.93                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     310.75                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
    1461.15                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
        385                  PUD                                   RATE/TERM REFI                         15 YR FIXED IO                                   SIVA
      98.96                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     177.26                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   SIVA
     248.44                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     217.38                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     224.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     263.72                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      138.4                  PUD                                   PURCHASE                               15 YR FIXED IO                                   SIVA
      337.5                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      687.7                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     304.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        195                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
        150                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     158.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     133.66                  PUD                                   PURCHASE                               15 YR FIXED IO                                   SIVA
     256.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     250.58                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     353.44                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     124.32                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
        350                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     572.81                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        195                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
      337.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     495.21                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     241.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     198.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     427.08                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     479.38                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     255.94                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     492.93                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     294.05                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     191.98                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     285.47                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        253                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      422.5                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     494.48                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     313.54                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     381.36                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SIVA
     127.27                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     331.88                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     666.25                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      427.5                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     194.19                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     442.75                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     965.74                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      812.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     273.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        300                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     239.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      122.8                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     618.31                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     514.08                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      112.5                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     504.17                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     220.31                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      84.09                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     197.08                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     286.88                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     147.77                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     134.15                  CONDO                                 PURCHASE                               15 YR FIXED IO                                   SIVA
     316.04                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     426.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
        255                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     249.32                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     490.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     264.85                  CONDO                                 CASHOUT REFI                           15 YR FIXED                                      FULL/ALT DOC
     249.38                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     242.06                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     249.32                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     376.19                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     269.51                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     492.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
    1329.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     163.57                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     361.46                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     251.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     211.98                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     324.73                  CONDO                                 RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     148.75                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     138.16                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     168.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     573.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     169.89                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     397.94                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     520.92                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     119.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     175.16                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     267.19                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     317.95                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     197.03                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     483.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     279.71                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     120.98                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     377.71                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     215.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     281.88                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     326.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     233.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
        675                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     240.02                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     480.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      437.5                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   FULL/ALT DOC
     241.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     261.89                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      547.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     664.32                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      298.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        300                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     220.86                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SIVA
     609.38                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     149.48                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        120                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     644.06                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     199.77                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      162.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     404.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      479.5                  PUD                                   RATE/TERM REFI                         15 YR FIXED IO                                   SIVA
     259.79                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     158.69                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     490.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     104.13                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     164.46                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     543.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        570                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     311.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     271.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     205.83                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        690                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     672.11                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      487.5                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     111.92                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      93.35                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     556.56                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     289.84                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     113.08                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     423.95                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     504.08                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     558.13                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     216.56                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
      90.54                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     233.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     446.88                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SIVA
        283                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     103.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     536.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     408.06                  2-4 FAMILY                            CASHOUT REFI                           15 YR FIXED                                      SIVA
        407                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     321.34                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     796.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     177.38                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     300.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     234.79                  2-4 FAMILY                            RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     306.25                  SINGLE FAMILY                         RATE/TERM REFI                         15 YR FIXED IO                                   SIVA
        312                  2-4 FAMILY                            RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     531.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     418.44                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     104.55                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
        275                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     484.31                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      247.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     636.46                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     205.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     201.25                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     174.17                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     174.17                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
      173.3                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     243.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        200                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     313.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     188.13                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     389.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     197.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      236.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     216.13                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   FULL/ALT DOC
        720                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      302.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     601.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     389.58                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     543.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     250.64                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     657.26                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     110.83                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     148.33                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     379.17                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     819.56                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     166.46                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     342.59                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      412.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     385.79                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     381.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      292.5                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     342.83                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        400                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      64.58                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   FULL/ALT DOC
      213.5                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        375                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      302.5                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     272.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     726.04                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     328.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     110.83                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        210                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     434.61                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     358.59                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      SIVA
     159.92                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   FULL/ALT DOC
     268.85                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     610.75                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      104.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      192.6                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     1263.9                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
      385.5                  SINGLE FAMILY                         PURCHASE                               10 YR FIXED                                      SIVA
      237.5                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     169.58                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      84.79                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     695.21                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     200.53                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     204.17                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   FULL/ALT DOC
     120.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      365.9                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
        125                  CONDO                                 CASHOUT REFI                           15 YR FIXED IO                                   SIVA
      91.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        255                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      162.5                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   FULL/ALT DOC
     239.25                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        200                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     407.92                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      562.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     435.73                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     261.15                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     184.97                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     169.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        875                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     438.79                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     186.88                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     182.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     156.67                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     421.82                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     379.69                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     103.13                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     916.67                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     300.09                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     179.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     183.33                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     306.25                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     208.54                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     223.68                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        375                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     164.08                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     324.58                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      697.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     994.27                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     458.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     365.41                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     291.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
      187.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     400.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      229.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     207.19                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     400.56                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     490.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      181.5                  SINGLE FAMILY                         RATE/TERM REFI                         15 YR FIXED IO                                   FULL/ALT DOC
     200.73                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     363.75                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
        345                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     302.08                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
    1002.66                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     340.42                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        250                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     267.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     267.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
    2104.17                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     154.77                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SIVA
     154.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     102.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     253.61                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     341.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     379.45                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     184.29                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     346.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      426.4                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     366.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     165.88                  PUD                                   PURCHASE                               15 YR FIXED                                      SIVA
        212                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     164.83                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     229.97                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     229.97                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     154.51                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     294.18                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     426.56                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     609.38                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      91.67                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        231                  PUD                                   CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     590.53                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     391.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     325.14                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
        475                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     349.13                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      437.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     230.56                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     156.67                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     146.88                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      439.9                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     471.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     148.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     301.95                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     162.92                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     362.03                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     456.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     350.63                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     806.67                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     879.71                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     556.35                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
    1425.78                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      93.75                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     461.04                  PUD                                   CASHOUT REFI                           15 YR FIXED                                      SIVA
      344.9                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     372.08                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     238.33                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     517.89                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     398.13                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     457.37                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     630.54                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     440.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     139.04                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     342.83                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     597.72                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     988.23                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     213.69                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        375                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     454.85                  SINGLE FAMILY                         CASHOUT REFI                           10 YR FIXED                                      SIVA
     258.13                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     646.88                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     153.71                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      137.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     275.47                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      SIVA
        450                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      487.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     831.25                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        290                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        222                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     249.38                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     265.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     910.42                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        375                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     296.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     516.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     178.65                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     298.65                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     560.63                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     198.75                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     378.88                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     368.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     121.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     312.81                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
       93.5                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     414.71                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        580                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     281.88                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     131.98                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     413.97                  SINGLE FAMILY                         CASHOUT REFI                           10 YR FIXED                                      SIVA
     196.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     315.59                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     446.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     332.92                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     372.08                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     264.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     680.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     366.67                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     191.67                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     257.56                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     207.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     224.03                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     730.31                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     194.85                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     402.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     167.09                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     183.65                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      157.6                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     281.76                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
        550                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     445.86                  2-4 FAMILY                            PURCHASE                               15 YR FIXED                                      SIVA
     241.08                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     689.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     323.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     505.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      247.5                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     163.17                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     257.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
         75                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     154.42                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     114.36                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     211.46                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
      162.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      367.4                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     161.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     267.31                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     354.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     300.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     297.09                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     130.81                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     105.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        210                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     108.17                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     160.31                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     292.73                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     309.06                  SINGLE FAMILY                         RATE/TERM REFI                         15 YR FIXED IO                                   SIVA
     740.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     354.99                  PUD                                   CASHOUT REFI                           15 YR FIXED                                      FULL/ALT DOC
     118.25                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   SIVA
      334.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     491.54                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
      178.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     380.46                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     236.94                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     438.07                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     456.98                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
    1167.75                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     151.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      90.47                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
        470                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     222.18                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     205.35                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     418.44                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      187.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      202.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        500                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     372.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     212.99                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
        280                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     284.38                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     184.08                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     203.01                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     288.75                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        450                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     265.03                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     450.94                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   SIVA
     372.08                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      159.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     182.42                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     501.56                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     418.44                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     106.77                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     128.74                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     371.25                  PUD                                   CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     490.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     132.25                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     264.06                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     457.37                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     418.54                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     485.03                  PUD                                   CASHOUT REFI                           15 YR FIXED                                      SIVA
     646.25                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     601.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      193.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     917.97                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     169.58                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     365.75                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     304.69                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        550                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        490                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     378.94                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        188                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     233.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      307.5                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     501.98                  CONDO                                 RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     371.88                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      512.5                  PUD                                   PURCHASE                               15 YR FIXED IO                                   SIVA
     476.08                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     148.42                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     339.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     358.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
        700                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     137.81                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     409.06                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     232.83                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        720                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      225.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     304.74                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     382.81                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     643.23                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     114.58                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
    1053.33                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     138.75                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     342.84                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1056.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
        222                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     269.27                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     102.81                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     293.75                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     264.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
     152.29                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     416.67                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     145.21                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     146.46                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     159.25                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        575                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     536.46                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      187.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     478.77                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
      93.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     121.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     513.33                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     162.92                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
      93.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      93.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     258.38                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     358.85                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     498.75                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     104.55                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     593.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      226.2                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     190.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     155.83                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     375.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     342.19                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        435                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     235.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     123.39                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     248.44                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     192.78                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      95.83                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     201.19                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     340.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     125.73                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     445.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     329.06                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     328.42                  PUD                                   PURCHASE                               15 YR FIXED                                      SIVA
     638.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
     219.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      469.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     436.27                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     224.11                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     826.88                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     696.18                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
        511                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     503.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
      242.5                  2-4 FAMILY                            RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     229.77                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     454.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     464.48                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     740.91                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     395.13                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     429.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     890.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
     862.21                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED                                      SIVA
     489.22                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
     412.21                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     142.85                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     391.72                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     120.35                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     138.09                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              NO RATIO
     572.95                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     542.11                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     173.33                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     213.99                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     212.67                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      259.9                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     493.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        275                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     161.14                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     287.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     559.97                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     116.08                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     774.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     192.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     216.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     182.81                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     733.73                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        370                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        627                  2-4 FAMILY                            CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     263.27                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     435.73                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     132.19                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     545.42                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     602.58                  2-4 FAMILY                            PURCHASE                               10 YR FIXED                                      SIVA
     375.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     678.98                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     370.31                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     220.31                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
        299                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     910.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
     190.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     1687.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     158.48                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     769.17                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     596.12                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     217.81                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
      696.4                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SIVA
     288.95                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     232.75                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     835.31                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   NO RATIO
     366.63                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        205                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     209.94                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     590.63                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     389.06                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     109.69                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     364.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     293.33                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     387.19                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
        345                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     434.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     328.13                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     399.79                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     179.71                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     228.44                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     548.23                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
      95.83                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        100                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     104.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     104.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     622.42                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     365.75                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     336.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      187.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     114.58                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     270.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     224.04                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      187.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     792.23                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
     190.67                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     235.63                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     424.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        165                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     273.58                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     263.54                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   SIVA
     510.94                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      490.3                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      500.2                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     586.98                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        492                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
        132                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     118.41                  2-4 FAMILY                            PURCHASE                               15 YR FIXED                                      FULL/ALT DOC
     766.67                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     211.46                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     220.08                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     168.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     165.52                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     158.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     528.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     274.17                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
        320                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
      237.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     201.67                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     312.19                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        255                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     226.42                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     123.96                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     138.64                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     333.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     141.98                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     201.56                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     145.92                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
      302.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     235.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     303.17                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     120.73                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     640.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     139.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     107.81                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      305.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      291.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     109.69                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     117.19                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     168.35                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     522.29                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     245.15                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     299.75                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     924.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     275.63                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     124.52                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
      717.5                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
    1039.17                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     264.06                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     880.73                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     568.33                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     204.65                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     213.46                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     178.75                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     193.38                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     113.44                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   FULL/ALT DOC
     204.65                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     213.46                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     146.36                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     328.24                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     910.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      208.9                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
        250                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     490.49                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     201.71                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     743.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   NO RATIO
        338                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     404.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        182                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
       3335                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     191.97                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     539.05                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
        418                  2-4 FAMILY                            RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     559.96                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   NO RATIO
     381.56                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
     569.94                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
      80.21                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     305.38                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
     825.31                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     189.38                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
        415                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     769.43                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
        376                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NO RATIO
      227.5                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   FULL/ALT DOC
        160                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     253.13                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     271.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     436.33                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     328.13                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     595.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     176.04                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     516.25                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     340.44                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     376.63                  SINGLE FAMILY                         CASHOUT REFI                           10 YR FIXED                                      SIVA
     652.67                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     385.79                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
      247.7                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     633.33                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     175.36                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     403.13                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     584.91                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     509.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     260.86                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     338.02                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     273.13                  PUD                                   PURCHASE                               15 YR FIXED IO                                   FULL/ALT DOC
     446.26                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      FULL/ALT DOC
        300                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     312.71                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     162.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     283.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     206.04                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        840                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     198.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     421.04                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     570.32                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     265.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      337.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
    1127.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        245                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     342.47                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     567.92                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     391.08                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     429.38                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      99.98                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     580.94                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        116                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     341.25                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     627.72                  SINGLE FAMILY                         CASHOUT REFI                           10 YR FIXED                                      SIVA
     199.33                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     248.21                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     115.31                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        156                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     166.83                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     529.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     380.25                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     181.04                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     135.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     569.42                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     210.62                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     346.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     295.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     457.41                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      482.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     852.19                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        375                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     386.21                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      85.42                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     366.67                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
        660                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     483.44                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     131.98                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     297.92                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     333.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     470.44                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     470.21                  PUD                                   PURCHASE                               15 YR FIXED IO                                   SIVA
     401.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     544.66                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     219.39                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      347.6                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     790.63                  2-4 FAMILY                            RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      797.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     332.92                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
    1616.77                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     216.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        182                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
      388.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
     251.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     183.33                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     166.83                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     205.33                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        517                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      433.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     141.51                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     403.13                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
        775                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
      356.5                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     243.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     331.82                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     147.19                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     164.53                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
      537.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      307.5                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   SIVA
     399.79                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   NO RATIO
     274.69                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     499.74                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   NO RATIO
     526.04                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   NO RATIO
     541.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
     356.25                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     483.96                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      187.5                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     256.67                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     326.98                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      367.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      382.5                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     387.92                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     208.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     430.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     156.67                  2-4 FAMILY                            RATE/TERM REFI                         30 YR FIXED IO                                   NO RATIO
     500.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        360                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     265.83                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     316.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     726.27                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     571.09                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     229.58                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     339.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      412.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     367.43                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     367.43                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     230.63                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     371.36                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     111.52                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     292.19                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   NO RATIO
     359.38                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
      607.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        375                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     356.42                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     433.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     197.08                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        300                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     234.71                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        435                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     450.57                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED                                      SIVA
     408.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     324.58                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        148                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     231.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      203.5                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     670.83                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     311.01                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     771.88                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     394.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     386.42                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     680.42                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     304.33                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     545.83                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        253                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   SIVA
        369                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     420.02                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      442.5                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     166.81                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     238.88                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     220.42                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   NO RATIO
     389.19                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     381.88                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
       2322                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     245.36                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     536.25                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        250                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     208.28                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     569.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      172.5                  CONDO                                 RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     450.94                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     327.38                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     142.19                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     215.63                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     348.33                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     376.25                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     373.38                  PUD                                   PURCHASE                               30 YR FIXED IO                                   NO RATIO
      172.9                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
        240                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
    1224.11                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     320.54                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        665                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        160                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     783.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
     249.38                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     141.64                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    2020.83                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     379.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     256.73                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     256.73                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     225.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     265.42                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        152                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     196.88                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     175.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     177.54                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     1237.5                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     244.08                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     324.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     590.63                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     140.45                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     397.19                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
      317.7                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     220.92                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     699.31                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     431.67                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        375                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
    1156.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   NO RATIO
     583.92                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     515.94                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      412.5                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     685.42                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     444.06                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     134.15                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      301.3                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     358.33                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     196.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     314.06                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        250                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     350.21                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   SIVA
    1172.08                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      202.5                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        275                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     257.13                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
        425                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     188.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     245.09                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     293.44                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
        495                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     253.91                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     406.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     330.76                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     256.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     259.48                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     468.75                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     422.92                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     326.29                  PUD                                   PURCHASE                               15 YR FIXED IO                                   SIVA
     354.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     264.06                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     198.55                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     165.21                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      289.5                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      182.5                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     539.55                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     710.69                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     280.33                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     450.18                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     332.24                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     399.21                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     468.75                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     410.16                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     434.69                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     124.54                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     182.17                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     336.19                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     234.68                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     308.27                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     217.77                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     656.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     458.56                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     294.46                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     378.79                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     805.48                  2-4 FAMILY                            CASHOUT REFI                           10 YR FIXED                                      SIVA
     358.18                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     636.46                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     541.75                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     187.55                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     113.88                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     135.82                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     233.61                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     113.88                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     356.87                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     495.63                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     480.77                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     448.66                  PUD                                   CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     493.06                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        525                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     312.94                  PUD                                   PURCHASE                               15 YR FIXED                                      SIVA
      192.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        210                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     656.04                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     143.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     452.54                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     157.76                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     341.92                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     347.42                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     567.79                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     230.88                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
        962                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     127.46                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     359.58                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      162.5                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     260.66                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     293.78                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        270                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     198.96                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
        270                  2-4 FAMILY                            RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        125                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     503.13                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     389.35                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     481.75                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     197.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     158.33                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     230.38                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     924.85                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     443.16                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     815.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     284.17                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     306.25                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   FULL/ALT DOC
     306.25                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   FULL/ALT DOC
     214.38                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   FULL/ALT DOC
      89.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
      89.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
      89.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
    1172.66                  SINGLE FAMILY                         RATE/TERM REFI                         15 YR FIXED IO                                   SIVA
     351.56                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     489.56                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     379.69                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     372.97                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
        210                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     160.31                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      91.25                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     206.25                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     222.96                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      504.7                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     341.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
        560                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      137.5                  PUD                                   PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     215.25                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
        500                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     563.75                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     301.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     207.17                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     146.88                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     100.94                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     100.94                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
        378                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     412.21                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     329.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     146.25                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     560.63                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     108.93                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
       91.4                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      85.42                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        325                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     289.06                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     417.97                  2-4 FAMILY                            PURCHASE                               15 YR FIXED IO                                   SIVA
     417.97                  2-4 FAMILY                            PURCHASE                               15 YR FIXED IO                                   SIVA
     949.99                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     267.66                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
        486                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
      245.2                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     223.73                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     516.67                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
      96.56                  2-4 FAMILY                            PURCHASE                               15 YR FIXED IO                                   SIVA
     366.34                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     522.75                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     629.69                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     312.71                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
       1800                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     252.52                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     583.12                  SINGLE FAMILY                         RATE/TERM REFI                         15 YR FIXED                                      SIVA
     298.78                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     602.19                  SINGLE FAMILY                         CASHOUT REFI                           15 YR FIXED IO                                   SIVA
     316.79                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     317.17                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     307.08                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     540.31                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     255.15                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     311.75                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
        445                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     557.81                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     285.29                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
        830                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     782.86                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
      362.5                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     614.17                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     311.77                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   SIVA
     193.22                  2-4 FAMILY                            PURCHASE                               30 YR FIXED IO                                   SIVA
     548.84                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     477.48                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     555.42                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     724.17                  PUD                                   PURCHASE                               30 YR FIXED IO                                   SIVA
     253.73                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     660.17                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     262.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     257.81                  2-4 FAMILY                            RATE/TERM REFI                         30 YR FIXED IO                                   FULL/ALT DOC
     264.97                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     263.47                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     403.25                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     262.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     308.44                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   FULL/ALT DOC
     453.18                  SINGLE FAMILY                         PURCHASE                               15 YR FIXED IO                                   SIVA
     244.69                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     436.61                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     323.58                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     430.47                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     200.73                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     353.11                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     262.45                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      137.5                  CONDO                                 CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     938.18                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     524.32                  2-4 FAMILY                            CASHOUT REFI                           15 YR FIXED                                      SIVA
     420.87                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     369.08                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
      334.9                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     484.17                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     527.08                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   SIVA
     438.95                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     104.97                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
     325.83                  PUD                                   RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     189.58                  CONDO                                 PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
        550                  2-4 FAMILY                            CASHOUT REFI                           30 YR FIXED IO                                   SIVA
        375                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     338.45                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     349.38                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     418.54                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED IO                                   SIVA
     656.25                  SINGLE FAMILY                         RATE/TERM REFI                         30 YR FIXED IO                                   SIVA
     194.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     591.67                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED IO                                   FULL/ALT DOC
     595.55                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
        252                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     714.23                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     842.34                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     363.85                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     757.08                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     303.34                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     385.09                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     284.84                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     693.28                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     444.37                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     924.94                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1179.81                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     452.22                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     415.14                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     676.47                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     853.34                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     366.17                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     219.39                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     413.74                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
     249.52                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     395.25                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1918.19                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
     169.87                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     688.02                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     715.05                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     674.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
      376.9                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     382.52                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     970.49                  CONDO                                 CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
      620.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      474.1                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     511.36                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     413.31                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
     479.94                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     196.68                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     360.84                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     272.36                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              FULL/ALT DOC
    1266.39                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     492.86                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
    2183.61                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     433.59                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      642.7                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1017.38                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     613.55                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      390.7                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     531.36                  PUD                                   CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     317.41                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     544.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     594.35                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
    1359.77                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     412.99                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1733.87                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SISA
    1090.16                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     239.94                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     729.72                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1235.76                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     805.01                  PUD                                   RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     190.02                  2-4 FAMILY                            CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     994.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     271.67                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     346.24                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     866.15                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              FULL/ALT DOC
     385.73                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     442.42                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     269.96                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SISA
      724.2                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     904.07                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
      715.3                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     423.82                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     796.48                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      SISA
     827.94                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
    1827.01                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     656.48                  CONDO                                 PURCHASE                               30 YR FIXED                                      SIVA
     730.83                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
    3189.81                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
     354.72                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     565.61                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SISA
     354.27                  PUD                                   PURCHASE                               30 YR FIXED                                      SISA
     983.54                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     993.82                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1268.97                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              SIVA
      629.6                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     280.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
    1056.59                  SINGLE FAMILY                         CASHOUT REFI                           30 YR FIXED                                      NIVA
     690.97                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     284.63                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
      585.5                  PUD                                   PURCHASE                               30 YR FIXED                                      NO DOC
     716.02                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     106.84                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SISA
     412.77                  2-4 FAMILY                            PURCHASE                               30 YR FIXED                                      SIVA
     442.56                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     488.66                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     887.11                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     412.17                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     809.23                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     505.03                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     157.91                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
     369.94                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
    1336.08                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
     456.88                  PUD                                   PURCHASE                               30 YR FIXED                                      SIVA
     302.35                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      FULL/ALT DOC
     456.22                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     440.97                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     322.23                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              SISA
     601.87                  PUD                                   CASHOUT REFI                           30 YR FIXED                                      SIVA
    1204.14                  PUD                                   PURCHASE                               30 YR FIXED                                      NIVA
     264.71                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    2053.16                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              SIVA
    3471.43                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     378.08                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     391.51                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC
     880.76                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              NIVA
    2744.22                  SINGLE FAMILY                         CASHOUT REFI                           FIXED BALLOON 30/15                              SIVA
     426.14                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
     776.61                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
     301.34                  CONDO                                 PURCHASE                               FIXED BALLOON 30/15                              NIVA
     276.71                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      NIVA
      367.8                  2-4 FAMILY                            PURCHASE                               FIXED BALLOON 30/15                              SIVA
    1299.61                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      SIVA
     167.62                  SINGLE FAMILY                         PURCHASE                               30 YR FIXED                                      FULL/ALT DOC
    1053.49                  PUD                                   PURCHASE                               FIXED BALLOON 30/15                              NIVA
    1476.26                  SINGLE FAMILY                         RATE/TERM REFI                         FIXED BALLOON 30/15                              SIVA
     362.07                  SINGLE FAMILY                         PURCHASE                               FIXED BALLOON 30/15                              FULL/ALT DOC

SCHEDULE II-A

GSAA Home Equity Trust 2007-S1,
Mortgage Pass-Through Certificates

REPRESENTATIONS AND WARRANTIES OF OCWEN LOAN SERVICING, LLC, AS A SERVICER

Ocwen Loan Servicing, LLC (“Ocwen”) hereby makes the representations and warranties set forth in this Schedule II-A to the Depositor, the Custodian, the Certificate Insurer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(1) Ocwen is duly organized as a limited liability company and is validly existing and in good standing under the laws of the State of Delaware, and is licensed and qualified to transact any and all business contemplated by this Agreement to be conducted by Ocwen in any state in which a related Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each related Mortgage Loan and to service each related Mortgage Loan in accordance with the terms of this Agreement;

(2) Ocwen has the full power and authority to service each related Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of Ocwen the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, Avelo, the Master Servicer, the Custodian, SLS and the Trustee, constitutes a legal, valid and binding obligation of Ocwen, enforceable against Ocwen in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(3) The execution and delivery of this Agreement by Ocwen, the servicing of the related Mortgage Loans by Ocwen hereunder, the consummation by Ocwen of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Ocwen and will not (A) result in a breach of any term or provision of the organizational documents of Ocwen or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Ocwen is a party or by which it may be bound, or any statute, order or regulation applicable to Ocwen of any court, regulatory body, administrative agency or governmental body having jurisdiction over Ocwen; and Ocwen is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Ocwen’s knowledge, would in the future materially and adversely affect, (x) the ability of Ocwen to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of Ocwen taken as a whole;

(4) Ocwen is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

(5) No litigation is pending against Ocwen that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Ocwen to service the related Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Ocwen of, or compliance by Ocwen with, this Agreement or the consummation by Ocwen of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(7) Ocwen covenants that its computer and other systems used in servicing the related Mortgage Loans operate in a manner such that Ocwen can service the related Mortgage Loans in accordance with the terms of this Agreement; and

(8) With respect to each related Mortgage Loan, to the extent Ocwen serviced such Mortgage Loan and to the extent Ocwen provided monthly reports to the three credit repositories, Ocwen has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

SCHEDULE II-B

GSAA Home Equity Trust 2007-S1,
Mortgage Pass-Through Certificates

REPRESENTATIONS AND WARRANTIES OF AVELO MORTGAGE L.L.C., AS A SERVICER

Avelo Mortgage, L.L.C. ("Avelo") hereby makes the representations and warranties set forth in this Schedule II-B to the Depositor, Ocwen, the Master Servicer, the Custodian, the Certificate Insurer and the Trustee, as of the Closing Date.

(1) Due Organization and Authority. Avelo is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a related Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Avelo, and in any event Avelo is in compliance in all material respects with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; Avelo has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Avelo and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Avelo, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite action has been taken by Avelo to make this Agreement valid and binding upon Avelo in accordance with its terms;

(2) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Avelo.

(3) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Avelo's certificate of formation or limited liability company agreement or any legal restriction or any agreement or instrument to which Avelo is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Avelo or its property is subject, or impair the ability of the Sponsor to realize on the related Mortgage Loans, or impair the value of the related Mortgage Loans.

(4) Ability to Service. Avelo has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the related Mortgage Loans. Avelo is in good standing to enforce and service mortgage loans in the jurisdiction wherein the related Mortgaged Properties are located.

(5) Ability to Perform. Avelo does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(6) No Litigation Pending. There is no action, suit, proceeding or investigation pending or to the best of Avelo’s knowledge threatened against Avelo, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Avelo, or in any material impairment of the right or ability of Avelo to carry on its business substantially as now conducted, or in any material liability on the part of Avelo, or which would draw into question the validity of this Agreement or the related Mortgage Loans or of any action taken or to be taken in connection with the obligations of Avelo contemplated herein, or which would be likely to impair materially the ability of Avelo to perform under the terms of this Agreement.

(7) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Avelo of or compliance by Avelo with this Agreement, or the servicing of the related Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the date hereof.

(8) No Untrue Information. No statement, report or other document relating to Avelo furnished or to be furnished by Avelo pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

SCHEDULE II-C

GSAA Home Equity Trust 2007-S1,
Mortgage Pass-Through Certificates

REPRESENTATIONS AND WARRANTIES OF SPECIALIZED LOAN SERVICING LLC, AS A SERVICER

Specialized Loan Servicing LLC (“SLS”) hereby makes the representations and warranties set forth in this Schedule II-C to the Depositor, the Custodian, the Certificate Insurer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(1) SLS is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the SLS in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(2) SLS has the corporate power and authority and to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of SLS the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of SLS, enforceable against SLS in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(3) The execution and delivery of this Agreement by SLS, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of SLS and will not (A) result in a material breach of any term or provision of the charter or by-laws of SLS or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which SLS is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to SLS of any court, regulatory body, administrative agency or governmental body having jurisdiction over SLS; and SLS is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair SLS’s ability to perform or meet any of its obligations under this Agreement.

(4) SLS is an approved servicer of mortgage loans for HUD.

(5) No litigation is pending or, to the best of SLS’s knowledge, threatened, against SLS that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of SLS to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by SLS of, or compliance by SLS with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, SLS has obtained the same.

(7) SLS will fully furnish (for the period it services the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to four credit reporting services, including, but not limited to, Equifax, Experian, and Trans Union Credit Information Company on a monthly basis.

SCHEDULE II-D

GSAA Home Equity Trust 2007-S1,
Mortgage Pass-Through Certificates

Representations and Warranties of U.S. Bank National Association, as Custodian

U.S. Bank National Association (“U.S. Bank”) hereby makes the representations and warranties set forth in this Schedule II-D to the Depositor, the Servicers, the Master Servicer, the Certificate Insurer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(1) U.S. Bank is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by U.S. Bank;

(2) U.S. Bank has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of U.S. Bank the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Servicers, the Master Servicer, the Servicer and the Trustee, constitutes a legal, valid and binding obligation of U.S. Bank, enforceable against U.S. Bank in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(3) The execution and delivery of this Agreement by U.S. Bank, the consummation by U.S. Bank of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of U.S. Bank and will not (A) result in a breach of any term or provision of the organizational documents of U.S. Bank or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which U.S. Bank is a party or by which it may be bound, or any statute, order or regulation applicable to U.S. Bank of any court, regulatory body, administrative agency or governmental body having jurisdiction over U.S. Bank; and U.S. Bank is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to U.S. Bank’s knowledge, would in the future materially and adversely affect, (x) the ability of U.S. Bank to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of U.S. Bank taken as a whole;

(4) No litigation is pending against U.S. Bank that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of U.S. Bank to perform any of its obligations hereunder in accordance with the terms hereof; and

(5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by U.S. Bank of, or compliance by U.S. Bank with, this Agreement or the consummation by U.S. Bank of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

SCHEDULE III

CLASS A-IO NOTIONAL AMOUNTS

Distribution Date	Class A-IO Notional Amount ($)
March 2007	114,658,000
April 2007	114,658,000
May 2007	114,658,000
June 2007	94,424,000
July 2007	94,424,000
August 2007	94,424,000
September 2007	44,964,000
October 2007	44,964,000
November 2007	44,964,000
December 2007	17,985,000
January 2008	17,985,000
February 2008	17,985,000
March 2008	13,489,000
April 2008	13,489,000
May 2008	13,489,000
June 2008	10,791,000
July 2008	10,791,000
August 2008	10,791,000
September 2008	0

EXHIBIT A-1

FORM OF CLASS A-[_] CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

AS LONG AS THE SUPPLEMENTAL INTEREST TRUST IS IN EFFECT, THE HOLDER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(b) OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No.	:
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Balance of this Certificate (“Denomination”)	:
Initial Certificate Balances of all Certificates of this Class	:	Class	Class Certificate Balance
		Class A-1	$[_________.__]
		Class A-IO	$[_________.__]

CUSIP	:	Class	CUSIP No.
		Class A-1	[_______]
		Class A-IO	[_______]
ISIN	:	Class	ISIN
		Class A-1	[____________]
		Class A-IO	[____________]

GS MORTGAGE SECURITIES CORP.

GSAA HOME EQUITY TRUST 2007-S1
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-S1
[CLASS A-[_]]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

[To be added to the Class A-1 Certificates: Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.] This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), Specialized Loan Servicing LLC, as a servicer (“SLS” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

So long as the Supplemental Interest Trust is in effect, the holder of this Certificate or any interest therein shall be deemed to have made the representation set forth in Section 5.02(b) of the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee By: ______________________________
Authenticated: By: ______________________________ Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

GS MORTGAGE SECURITIES CORP.

GSAA HOME EQUITY TRUST 2007-S1
MORTGAGE PASS-THROUGH CERTIFICATES

This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2007-S1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first-class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Trustee and the Certificate Insurer with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof by the Depositor, the Master Servicer, the Servicers, the Trustee and the Certificate Insurer, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholders, may at their option (with the prior written consent of the Certificate Insurer, as required under certain circumstances described in the Agreement), direct the majority Servicer to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all related property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

__________________________________________________

__________________________________________________

__________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

__________________________________________________

__________________________________________________

__________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________ for the account of _______________________________________ account number _____________, or, if mailed by check, to ______________________________________________.

Applicable statements should be mailed to _______________________________.

This information is provided by __________________________________,

the assignee named above, or _____________________________________________________,

as its agent.

EXHIBIT B

FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 OR A NON-RULE 144A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NO TRANSFER OF THIS CERTIFICATE NOR ANY INTEREST THEREIN WILL BE REGISTERED TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (“CODE”), OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Percentage Interest of this Certificate (“Denomination”)	:	100%

CUSIP
Class P:	:	[__________]
ISIN
Class P	:	[__________]

GS MORTGAGE SECURITIES CORP.

GSAA HOME EQUITY TRUST 2007-S1
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-S1
CLASS P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), Specialized Loan Servicing LLC, as a servicer (“SLS” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of this Certificate or any interest therein will be made except in accordance with Section 5.02(b) of the Pooling and Servicing Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee By: ______________________________
Authenticated: By: ______________________________ Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAA HOME EQUITY TRUST 2007-S1
MORTGAGE PASS-THROUGH CERTIFICATES

This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2007-S1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Trustee and the Certificate Insurer with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof by the Depositor, the Master Servicer, the Servicers, the Trustee and the Certificate Insurer, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholders, may at their option (with the prior written consent of the Certificate Insurer, as required under certain circumstances described in the Agreement), direct the majority Servicer to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all related property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

__________________________________________________

__________________________________________________

__________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

__________________________________________________

__________________________________________________

__________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________ for the account of _______________________________________ account number _____________, or, if mailed by check, to ______________________________________________.

Applicable statements should be mailed to _______________________________.

This information is provided by __________________________________,

the assignee named above, or _____________________________________________________,

as its agent.

EXHIBIT C

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN FOUR “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 OR A NON-RULE 144A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Percentage Interest of this Certificate (“Denomination”)	:	100%

CUSIP
Class R	:	[_________]
ISIN
Class R	:	[_________]

GS MORTGAGE SECURITIES CORP.
GSAA HOME EQUITY TRUST 2007-S1

Mortgage Pass-Through Certificates, Series 2007-S1

Class R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [______________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), Specialized Loan Servicing LLC, as a servicer (“SLS” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Depositor, the Master Servicer, the Servicers or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee By: ______________________________
Authenticated: By: ______________________________ Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAA Home Equity Trust 2007-S1

Mortgage Pass-Through Certificates
This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2007-S1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Trustee and the Certificate Insurer with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof by the Depositor, the Master Servicer, the Servicers, the Trustee and the Certificate Insurer, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholders, may at their option (with the prior written consent of the Certificate Insurer, as required under certain circumstances described in the Agreement), direct the majority Servicer to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all related property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

__________________________________________________

__________________________________________________

__________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

__________________________________________________

__________________________________________________

__________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________ for the account of _______________________________________ account number _____________, or, if mailed by check, to ______________________________________________.

Applicable statements should be mailed to _______________________________.

This information is provided by __________________________________,

the assignee named above, or  _____________________________________________________,

as its agent.

EXHIBIT D-1

FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 OR A NON-RULE 144A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NO TRANSFER OF THIS CERTIFICATE NOR ANY INTEREST THEREIN WILL BE REGISTERED TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Percentage Interest of this Certificate (“Denomination”)	:	100%

Notional Balance
Class X	:	$[____________]

CUSIP
Class X	:	[_____________]
ISIN
Class X	:	[_____________]

GS MORTGAGE SECURITIES CORP.
GSAA Home Equity Trust 2007-S1

Mortgage Pass-Through Certificates, Series 2007-S1

Class X

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X Certificate has a Notional Balance equal to the aggregate Stated Principal Balance of the Mortgage Loans. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class X Certificates pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), Specialized Loan Servicing LLC, as a servicer (“SLS” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X Certificate at the offices designated by the Trustee for such purposes.

No transfer of this Certificate or any interest therein will be made except in accordance with Section 5.02(b) of the Pooling and Servicing Agreement.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee By: ______________________________
Authenticated: By: ______________________________ Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAA Home Equity Trust 2007-S1

Mortgage Pass-Through Certificates
This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2007-S1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Trustee and the Certificate Insurer with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof by the Depositor, the Master Servicer, the Servicers, the Trustee and the Certificate Insurer, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Servicers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholders, may at their option (with the prior written consent of the Certificate Insurer, as required under certain circumstances described in the Agreement), direct the majority Servicer to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all related property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

__________________________________________________

__________________________________________________

__________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

__________________________________________________

__________________________________________________

__________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________ for the account of _______________________________________ account number _____________, or, if mailed by check, to ______________________________________________.

Applicable statements should be mailed to _______________________________.

This information is provided by __________________________________,

the assignee named above, or _____________________________________________________,

as its agent.

EXHIBIT D-2

FORM OF CLASS X-1 CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 OR A NON-RULE 144A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NO TRANSFER OF THIS CERTIFICATE NOR ANY INTEREST THEREIN WILL BE REGISTERED TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THE INTERNAL REVENUE CODE OF 1986 (“CODE”), OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Balance of this Certificate (“Denomination”)	:	0.00
Initial Certificate Balances of all Certificates of this Class	:	0.00

CUSIP
Class X-1	:	[_____________]
ISIN
Class X-1	:	[_____________]

GS MORTGAGE SECURITIES CORP.
GSAA Home Equity Trust 2007-S1

Mortgage Pass-Through Certificates, Series 2007-S1

Class X-1

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X-1 Certificate is entitled to distributions with respect to certain Mortgage Loans that are initially assets of the Trust. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___________] is the registered owner of any monthly distributions due to the Class X-1 Certificates pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), Specialized Loan Servicing LLC, as a servicer (“SLS” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X-1 Certificate at the offices designated by the Trustee for such purposes.

No transfer of this Certificate or any interest therein will be made except in accordance with Section 5.02(b) of the Pooling and Servicing Agreement.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee By: ______________________________
Authenticated: By: ______________________________ Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAA Home Equity Trust 2007-S1

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2007-S1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the assets of the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Trustee and the Certificate Insurer with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof by the Depositor, the Master Servicer, the Servicers, the Trustee and the Certificate Insurer, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Servicers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Majority Class X Certificateholders, may at their option (with the prior written consent of the Certificate Insurer, as required under certain circumstances described in the Agreement), direct the majority Servicer to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all related property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

__________________________________________________

__________________________________________________

__________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

__________________________________________________

__________________________________________________

__________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________ for the account of _______________________________________ account number _____________, or, if mailed by check, to ______________________________________________.

Applicable statements should be mailed to _______________________________.

This information is provided by __________________________________,

the assignee named above, or _____________________________________________________,

as its agent.

EXHIBIT E-1

FORM OF INITIAL CERTIFICATION OF TRUSTEE

[date]
[Depositor]
[Servicer[s]]
[Master Servicer]
[Certificate Insurer]
_____________________
_____________________

Re:
Pooling and Servicing Agreement, dated as of February 1, 2007, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, Specialized Loan Servicing LLC, as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as trustee (the “Trustee”), GSAA Home Equity Trust 2007-S1, Series 2007-S1

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a Trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule as to which the undersigned is identified as Trustee (other than any Mortgage Loan listed in the attached schedule of exceptions), it has received:

(i) the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of ________, without recourse”; and

(ii) except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

[Signature Page Follows]

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By: _______________________________ Name: Title:

EXHIBIT E-2

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]
[Depositor]
[Servicer[s]]
[Master Servicer]
[Trustee]
[Certificate Insurer]
_____________________
_____________________

Re:
Pooling and Servicing Agreement, dated as of February 1, 2007, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, Specialized Loan Servicing LLC, as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian (the “Custodian”), and Deutsche Bank National Trust Company, as trustee, GSAA Home Equity Trust 2007-S1, Series 2007-S1

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a Custodian, for each Mortgage Loan listed in the Mortgage Loan Schedule as to which the undersigned is identified as Custodian (other than any Mortgage Loan listed in the attached schedule of exceptions), it has received:

(i) the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of ________, without recourse”; and

(ii) except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

[Signature Page Follows]

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Custodian By: _______________________________ Name: Title:

EXHIBIT F-1

FORM OF DOCUMENT CERTIFICATION
AND EXCEPTION REPORT OF TRUSTEE

[date]
[Depositor]
[Servicer[s]]
[Master Servicer]
[Certificate Insurer]
_____________________
_____________________

Re:
Pooling and Servicing Agreement, dated as of February 1, 2007, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, Specialized Loan Servicing LLC, as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as trustee (the “Trustee”), GSAA Home Equity Trust 2007-S1, Series 2007-S1

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i) The original Mortgage Note, endorsed in the form provided in Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

(ii) The original recorded Mortgage.

(iii) Except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the applicable Original Loan Seller or the Sponsor, as applicable, has certified or the Trustee has actual knowledge that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

(iv) Except with respect to each MERS Designated Mortgage Loan, the original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

(v) The original or copy of lender’s title policy or any one of an original title binder, an original preliminary title report or an original title commitment.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3) and (13) of the Mortgage Loan Schedule and items (1), (2), (3) and (13) of the Data Tape Information accurately reflects information set forth in the Custodial File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

[Signature Page Follows]

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By:______________________________________ Name: Title:

EXHIBIT F-2

FORM OF DOCUMENT CERTIFICATION
AND EXCEPTION REPORT OF CUSTODIAN

[date]
[Depositor]
[Servicer[s]]
[Master Servicer]
[Trustee]
[Certificate Insurer]
_____________________
_____________________

Re:
Pooling and Servicing Agreement, dated as of February 1, 2007, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, Specialized Loan Servicing LLC, as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian (the “Custodian”), and Deutsche Bank National Trust Company, as trustee, GSAA Home Equity Trust 2007-S1, Series 2007-S1

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i) The original Mortgage Note, endorsed in the form provided in Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

(ii) The original recorded Mortgage.

(iii) Except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the applicable Original Loan Seller or the Sponsor, as applicable, has certified or the Custodian has actual knowledge that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

(iv) Except with respect to each MERS Designated Mortgage Loan, the original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

(v) The original or copy of lender’s title policy or any one of an original title binder, an original preliminary title report or an original title commitment.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3) and (13) of the Mortgage Loan Schedule and items (1), (2), (3) and (13) of the Data Tape Information accurately reflects information set forth in the Custodial File.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

[Signature Page Follows]

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Custodian By:______________________________________ Name: Title:

EXHIBIT G

FORM OF RESIDUAL TRANSFER AFFIDAVIT

GSAA HOME EQUITY TRUST 2007-S1,
MORTGAGE PASS-THROUGH CERTIFICATES

STATE OF	)
) ss.:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), Specialized Loan Servicing LLC, as a servicer (“SLS” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4. The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8. The Transferee’s taxpayer identification number is __________.

9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10. The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12. Check one of the following:

☐   The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i) the present value of any consideration given to the Transferee to acquire such Certificate;

(ii) the present value of the expected future distributions on such Certificate; and

(iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

☐   The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(iv) the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(v) at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(vi) the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(vii) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

☐   None of the above.

13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan or arrangement that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.

__________________________________ Print Name of Transferor By: _______________________________ Name: Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this __ day of ________, 20__.

__________________________________________ NOTARY PUBLIC My Commission expires the __ day of _________, 20__

EXHIBIT H

FORM OF TRANSFEROR CERTIFICATE

__________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211-3658
Attention: Transfer Unit

Re:	GSAA Home Equity Trust 2007-S1, Mortgage Pass-Through Certificates, Class [___]

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Residual Transfer Affidavit are false.

__________________________________ Print Name of Transferor By: _______________________________ Authorized Officer

EXHIBIT I-1

FORM OF RULE 144A LETTER

____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211-3658
Attention: Transfer Unit

Re:	GSAA Home Equity Trust 2007-S1, Mortgage Pass-Through Certificates, Class [___]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, (ii) with respect to a Class P Certificate or Class X Certificate, (A) we are an insurance company that is purchasing this Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and (I) if the transfer occurs prior to the termination of the Supplemental Interest Trust, the acquisition and holding of such Certificate is eligible for exemptive relief available under PTCE 95-60 and (II) if the transfer occurs after the termination of the Supplemental Interest Trust, the conditions under Sections I and III of PTCE 95-60 have been met or (B) with respect to such Certificate, we have provided the Opinion of Counsel required in Section 5.02 of the Pooling and Servicing Agreement, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, we understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1 TO EXHIBIT I-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Buyer owned and/or invested on a discretionary basis $            1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

__________________________________ Print Name of Transferor By: _______________________________ Name: Title:

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

ANNEX 2 TO EXHIBIT I-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

____ The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $          in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

__________________________________ Print Name of Transferor By: _______________________________ Name: Title: IF AN ADVISER: __________________________________ Print Name of Buyer Date:

EXHIBIT I-2

FORM OF INVESTMENT LETTER (NON RULE 144A)

_____________________
Date

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004

Attention:

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211-3658
Attention: Transfer Unit

Re:	GSAA Home Equity Trust 2007-S1, Mortgage Pass Through Certificates, Series 2007-S1, Class [__]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, (ii) with respect to a Class P Certificate or Class X Certificate, (A) we are an insurance company that is purchasing this Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and (I) if the transfer occurs prior to the termination of the Supplemental Interest Trust, the acquisition and holding of such Certificate is eligible for exemptive relief available under PTCE 95-60 and (II) if the transfer occurs after the termination of the Supplemental Interest Trust, the conditions under Sections I and III of PTCE 95-60 have been met or (B) with respect to such Certificate we have provided the Opinion of Counsel required in Section 5.02 of the Pooling and Servicing Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours, ________________________________ Print Name of Transferee By: _____________________________ Authorized Officer

EXHIBIT J

FORM OF REQUEST FOR RELEASE

To: [Address]

In connection with the administration of the Mortgage Loans held by you as Trustee on behalf of the Certificateholders we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code:
Mortgage Loan Number:
Reason for Requesting Documents (check one)

____1. Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Section 2.03 of the Pooling and Servicing Agreement. (The Servicer hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated by _________________. (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4. Mortgage Loan in Foreclosure.

____5. Other (explain).

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If Box 4 or 5 above is checked, upon our return of all of the above documents to you as Trustee please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

Address to which Trustee should      ____________________________________________
Deliver the Trustee’s Mortgage File: ____________________________________________

By:____________________________________ (authorized signer) Issuer:___________________________________ Address:_________________________________ Date:____________________________________
Acknowledged receipt by: DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee By:____________________________________ Name: Title: Date

EXHIBIT K

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Sponsor and which shall be retained by the related Servicer or delivered to and retained by the Trustee or Custodian, as applicable:

(i) the original Mortgage Note (except for any Mortgage Notes for which there is a lost note affidavit and a copy of the Mortgage Note) bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed “Pay to the order of _____________, without recourse” and signed in the name of the last endorsee. To the extent that there is no room on the face any Mortgage Note for an endorsement, the endorsement may be contained on an allonge, unless state law does not so allow and the Trustee has been advised by the Depositor that state law does not so allow. If the Mortgage Loan was acquired by the [Original Loan Seller] in a merger, the endorsement must be by “[last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[last endorsee], formerly known as [previous name]”;

(ii) the original of any guarantee executed in connection with the Mortgage Note, if provided;

(iii) the original Mortgage, with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the related Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the related Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee), shall deliver or cause to be delivered to the Trustee or the Custodian, as applicable, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of the related Responsible Party, or evidence of certification on the face of such photocopy of such Mortgage, or certified by the title company, escrow agent, or closing attorney stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee or the Custodian, as applicable, upon receipt thereof by the related Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(iv) the originals of all assumption, modification, consolidation or extension agreements (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

(v) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

(vi) the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the related Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee), shall deliver or cause to be delivered to the Trustee or the Custodian, as applicable, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of such Responsible Party, or evidence of certification on the face of such photocopy of such intervening assignment, or certified by the title company, escrow agent, or closing attorney stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee or the Custodian, as applicable, upon receipt thereof by the related Responsible Party, or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(vii) the original or copy of lender’s title policy or any one of an original title binder, an original or copy of the preliminary title report or an original or copy of the title commitment; and

(viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

EXHIBIT L

[RESERVED]

EXHIBIT M

FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

Re:
GSAA Home Equity Trust 2007-S1 (the “Trust”) Mortgage Pass-Through Certificates, Series 2007-S1, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), Specialized Loan Servicing LLC, as a servicer (“SLS” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”)

I, [identify the certifying individual], certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Trust;

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicers and the Master Servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee, the Servicers and the Master Servicer.

Date:____________________________________ [Signature] [Title]

EXHIBIT N

FORM OF TRUSTEE CERTIFICATION TO BE PROVIDED TO DEPOSITOR

Re:
GSAA Home Equity Trust 2007-S1 (the “Trust”) Mortgage Pass-Through Certificates, Series 2007-S1, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), Specialized Loan Servicing LLC, as a servicer (“SLS” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”)

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K (the “Annual Report”) for the fiscal year [___], and all reports on Form 10-D containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

2. Based on my knowledge, without independent investigation or inquiry, the information in the Monthly Statements (excluding information provided, or based on information provided, by the Master Servicer, the Servicers or any servicer) and those items on Exhibit S attached to the Pooling and Servicing Agreement which indicate the Monthly Statement (excluding information provided, or based on information provided, by the Master Servicer, the Servicers or any servicer) or the Trustee as the responsible party, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

3. Based on my knowledge, the distribution information required to be provided by the Trustee and the servicing information provided to the Trustee by the Master Servicer and the Servicers under the Pooling and Servicing Agreement is included in the Monthly Statements.

[SIGNATURE PAGE FOLLOWS]

Date:

DEUTSCHE BANK NATIONAL TRUST COMPANY By:____________________________________________ Name: Title:

EXHIBIT O-1

FORM OF SERVICER CERTIFICATION TO BE PROVIDED TO DEPOSITOR

Re:
GSAA Home Equity Trust 2007-S1 (the “Trust”) Mortgage Pass-Through Certificates, Series 2007-S1, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, Specialized Loan Servicing LLC, as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”)

I, [name of certifying individual], a duly elected and acting officer of [name of servicer] (the “Servicer”), certify pursuant to Section 8.12 of the Pooling and Servicing Agreement to the Depositor and the Trustee, each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1. For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 3.22 of the Pooling and Servicing Agreement (the “Annual Compliance Certificate”) for the Relevant Year and the information in all Servicer Remittance Reports provided by the Servicer during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

2. The Relevant Information has been provided to those Persons entitled to receive it.

3. I am responsible for reviewing the activities performed by the Servicer and based on my knowledge and the compliance review conducted in preparing the Annual Compliance Certificate, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

[SIGNATURE PAGE FOLLOWS]

DATED as of ________, 200__. _____________________________________ [Name] [Title]

EXHIBIT O-2

FORM OF MASTER SERVICER CERTIFICATION
TO BE PROVIDED TO DEPOSITOR

Re:
GSAA Home Equity Trust 2007-S1 (the “Trust”) Mortgage Pass-Through Certificates, Series 2007-S1, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, Specialized Loan Servicing LLC, as a servicer, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”)

The Master Servicer (the “Servicer”), certifies to the Depositor and the Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

The Servicer has reviewed the servicer compliance statement of the Servicer provided to the Depositor and the Trustee for the Trust’s fiscal year [___] in accordance with Item 1123 of Regulation AB (each a “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”) provided to the Depositor and the Trustee for the Trust’s fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (each a “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered or caused to be delivered by the Servicer pursuant to the Pooling and Servicing Agreement (collectively, the “Servicing Information”);

Based on the Servicer’s knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

Based on the Servicer’s knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

Based on the Servicer’s knowledge and the compliance review conducted in preparing Compliance Statement of the Servicer except as disclosed in such Compliance Statement[(s)], Servicing Assessment[(s)] or Attestation Report[(s)], the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

Each Servicing Assessment of the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:__________________________________

By:____________________________________

Name: _________________________________

Title: __________________________________

EXHIBIT P

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
[name of servicer]
[address of servicer]
Attn: _________________________________

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), Specialized Loan Servicing LLC, as a servicer (“SLS” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian and the Trustee, hereby constitutes and appoints [name of servicer], by and through [name of servicer]’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans serviced by [name of servicer] pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust” respectively) and promissory notes secured thereby (the “Mortgage Notes”) for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which [name of servicer] is acting as the Servicer.

This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

2. The subordination of the lien of a Mortgage or Deed of Trust to a mortgage or deed of trust replacing a prior mortgage or deed of trust in accordance with Section 3.01(d) of the Agreement or to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4. The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

(a)	the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

(b)	the preparation and issuance of statements of breach or non-performance;

(c)	the preparation and filing of notices of default and/or notices of sale;

(d)	the cancellation/rescission of notices of default and/or notices of sale;

(e)	the taking of deed in lieu of foreclosure; and

(f)
the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

9. With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

(a)	listing agreements;

(b)	purchase and sale agreements;

(c)	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

(d)	escrow instructions; and

(e)	any and all documents necessary to effect the transfer of property.

10. The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of _________.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall (i) limit in any manner any indemnification provided by [name of servicer] to the Trustee under the Agreement, or (ii) be construed to grant [name of servicer] the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein.

This limited power of attorney is not intended to extend the powers granted to [name of servicer] under the Agreement or to allow [name of servicer] to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

Subject to the limitations in Section 6.05 of the Agreement, [name of servicer] hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by [name of servicer] of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Deutsche Bank National Trust Company, as Trustee By:____________________________________ Name: Title: Acknowledged and Agreed [name of servicer] By:____________________________________ Name: Title:

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ___________	)

On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for GSAA Home Equity Trust 2007-S1, Mortgage Pass-Through Certificates, Series 2007-S1, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.’

WITNESS my hand and official seal.
(SEAL)

____________________________________
Notary Public, State of California

EXHIBIT Q-1

M&T AGREEMENTS

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the “Agreement”), dated as of November 1, 2005, by and between GOLDMAN SACHS MORTGAGE COMPANY, having an office at 85 Broad Street, New York, New York (the “Purchaser”) and M&T MORTGAGE CORPORATION, having an office at One Fountain Plaza, Buffalo, NY 14203 (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional fixed and adjustable rate residential first and second lien mortgage loans (the “Mortgage Loans”) and certain fixed rate cooperative loans (the “Cooperative Loans”), and, with respect to the Servicing Released Mortgage Loans (as defined herein), the servicing rights appurtenant thereto, as described herein on a servicing retained or servicing released basis, and which shall be delivered in groups of whole loans on various dates as provided herein (each, a “Closing Date”);

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;

WHEREAS, each Cooperative Loan is secured by a pledge of shares of stock issued by a Cooperative and the assignment of the appurtenant proprietary lease, all relating to a specified dwelling unit in an apartment building owned by the Cooperative and located in the states indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I; and

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions which service loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and in accordance with applicable law, the terms of the Mortgage and Mortgage Note and the servicing guidelines established by Fannie Mae for MBS pool mortgages, as defined in the Fannie Mae Guides (including future updates).

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

Agreement: This Master Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans other than payments of principal, interest and Escrow Payments (excluding Servicing Fees and prepayment penalties attributable to the Mortgage Loans), including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account (to the extent permitted by applicable law), all late charges, assumption fees, escrow account benefits, reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan originated more than 12 months following the purchase of the Mortgaged Property by the related Mortgagor, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

Assignment and Conveyance: An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit 4.

Assignment of the Pledge Agreement: With respect to a Cooperative Loan, an assignment of the Pledge Agreement.

Assignment of Proprietary Lease: An assignment of the Proprietary Lease.

Assignment of Mortgage: With respect to each Mortgage Loan which is not a MOM Loan, an individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

Buydown Agreement: An agreement between the Seller and a Mortgagor, or an agreement among the Seller, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Seller or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Cash Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the applicable amounts set forth in the M&T Mortgage Corporation Correspondent Seller Guide, on the related Mortgaged Property and related closing costs, and were used to pay any such existing first and/or second mortgage, as applicable, related closing costs and to provide additional proceeds for the use of the Mortgagor.

Closing Date: The date or dates on which the Purchaser, from time to time, shall purchase and the Seller, from time to time, shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 9.

Code: The Internal Revenue Code of 1986, or any successor statute thereto.

Combined Loan to Value Ratio or CLTV: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgaged Property to (i) the Appraised Value of the related Mortgaged Property at origination with respect to a Refinanced Loan, and (ii) the lesser of the Appraised Value of the related Mortgaged Property at origination or the purchase price of the related Mortgaged Property with respect to all other Mortgage Loans.

Commission: The United States Securities and Exchange Commission.

Commitment Letter: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the purchase price and terms letter agreement between the Purchaser and the Seller (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Commitment Letter may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

Company Information: As defined in Section 13.07(a).

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Consent: A document executed by the Cooperative (i) consenting to the sale of the Cooperative Apartment to the Mortgagor and (ii) certifying that all maintenance charges and assessments relating to the Cooperative Apartment have been paid.

Cooperative: The private, non profit cooperative apartment corporation which owns all of the real property that comprises the Project, including the land, separate dwelling units and all common areas.

Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.

Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Mortgagor if the Cooperative Loan is a Refinanced Mortgage Loan or the buyer if the Cooperative Loan is a purchase; (b) filings of Financing Statements and (c) the deed of the Project into the Cooperative.

Cooperative Loan: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment in the building owned by the related Cooperative.

Cooperative Shares: The shares of stock issued by the Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment and represented by a Stock Certificate.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Custodial Account: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled “M&T MORTGAGE CORPORATION, as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser.

Custodial Agreement: The agreement governing the retention of the Mortgage Loan Documents.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.

Cut-Off Date: The first day of the month in which the related Closing Date occurs.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: With respect to each Distribution Date, the fifteenth (15th) day of the calendar month in which such Distribution Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately preceding such fifteenth (15th) day.

Distribution Date: The eighteenth (18th) day of each month, commencing on the eighteenth day of the month next following the month in which the related Cut-Off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately preceding such eighteenth (18th) day.

Due Date: Except as may otherwise be set forth on the related Mortgage Loan Schedule, with respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short term unsecured debt obligations of such holding company) are rated A-1 by S&P or, Prime 1 by Moody’s (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Seller) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity; provided however, that in the event any of the Mortgage Loans are subject to a Securitization Transaction, the Company agrees that the holding company or other entity which maintains any accounts subject to this definition, shall satisfy the rating requirements established by any Rating Agency which rates securities issued as part of the Securitization Transaction. Eligible Accounts may bear interest.

Escrow Account: The separate trust account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement which shall be entitled “M&T Mortgage Corporation, as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Estoppel Letter: A document executed by the Cooperative certifying, with respect to a Cooperative Apartment, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related Stock Certificate was registered in the Mortgagor’s name and the Cooperative has not been notified of any lien upon, pledge of, levy of execution on or disposition of such Stock Certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative have been paid.

Event of Default: Any one of the events enumerated in Section 14.01.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Transfer: As defined in Section 12 hereof.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to this Agreement), a determination made by the Seller that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Seller, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Seller shall maintain records, prepared by a servicing officer of the Seller, of each Final Recovery Determination.

Financing Statement: A financing statement in the form of a UCC 1 filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Flood Zone Service Contract: A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Transfer: As defined in Section 12 hereof.

Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial Closing Date: The Closing Date on which the Purchaser purchases and the Seller sells the first Mortgage Loan Package hereunder.

Initial Purchaser: Goldman Sachs Mortgage Company.

Initial Rate Cap: With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Final Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase or decrease on the initial Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interim Servicing Period: With respect to any Servicing Released Mortgage Loan, the period commencing on the related Closing Date and ending on the related Servicing Transfer Date; provided, however that the Interim Servicing Period may be extended for an additional period as agreed to in writing by the Purchaser and Seller.

Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan, to the Appraised Value of the Mortgaged Property.

M&T Mortgage Corporation Correspondent Seller Guide: those certain underwriting guidelines of the Seller, in effect as of the Closing Date and as may be amended from time to time. The guide may be requested in writing by contacting Connie Reinhardt at: M&T Mortgage Corporation, One Fountain Plaza, Buffalo, NY 14203, telephone: 716-848-7135.

Maximum Mortgage Interest Rate: With respect to and as applicable to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

MOM Loan: Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: The aggregate of the principal and/or interest advances made by the Seller on any Distribution Date pursuant to Section 11.21 of Exhibit 8 with respect to any Servicing Retained Mortgage Loans.

Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on Mortgaged Property securing the Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Commitment Letter.

Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Each first or second lien residential Servicing Retained Mortgage Loan and Servicing Released Mortgage Loan, sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Commitment Letter and identified on the Mortgage Loan Schedule annexed to this Agreement on such Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Prepayment Charges, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, including, with respect to each Servicing Released Mortgage Loan, the related Servicing Rights.

Mortgage Loan Documents: Those documents described as the “Mortgage Loan Documents” in clauses 1-7, 23, 24, 25, 26, 27, 28, 29 and 30 in Exhibit 5 annexed hereto.

Mortgage Loan Package: The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Purchaser or its designee at least five (5) Business Days prior to the related Closing Date.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be delivered via electronically through electronic email to the Purchaser and/or its designee on each Closing Date for the Mortgage Loan Package delivered on such Closing Date, such schedule setting forth, but not limited to, the following information with respect to each Mortgage Loan in such Mortgage Loan Package:

(1)  the Mortgage Loan identification number;

(2)  a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

(3)  the Mortgagor’s first and last name;

(4)  the street address of the Mortgaged Property including the city, state and zip code;

(5)  the original principal balance of the Mortgage Loan;

(6)  the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(7)  the actual unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(8)  the last scheduled Due Date on which a Monthly Payment was applied to the Scheduled Principal Balance;

(9)  the last Due Date on which a Monthly Payment was actually applied to the actual unpaid principal balance;

(10)  the Mortgage Interest Rate in effect immediately following origination;

(11)  the Mortgage Interest Rate in effect immediately following the Cut-Off Date (if different from (10));

(12)  the amount of the Monthly Payment at origination;

(13)  the amount of the Monthly Payment as of the Cut-off Date (if different from (12));

(14)  a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property;

(15)  a code indicating whether the Mortgaged Property is a single family residence, a two-family residence, a three-family residence, a four-family residence, a planned-unit development, or a condominium;

(16)  a code indicating the loan purpose (i.e., purchase, rate/term refinance, cash-out refinance);

(17)  the stated maturity date;

(18)  the original months to maturity;

(19)  the remaining months to maturity from the Cut-off Date based on the original amortization schedule and, if different, the remaining months to maturity expressed in the same manner but based on the actual amortization schedule;

(20)  the origination date of the Mortgage Loan;

(21)  the Appraised Value (including the purchase price of the Mortgaged Property, if applicable) and Loan-to-Value Ratio at origination;

(22)  the date on which the first Monthly Payment was due on the Mortgage Loan after the origination date, and if such date is not consistent with the Due Date currently in effect, the current Due Date;

(23)  with respect to each Adjustable Rate Mortgage Loan, the Index;

(24)  with respect to each Adjustable Rate Mortgage Loan, the type of Adjustable Rate Mortgage Loan (i.e., 1/1, 3/1, 5/1, etc.);

(25)  with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(26)  with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

(27)  with respect to each Adjustable Rate Mortgage Loan, the Initial Rate Cap (if different from the Periodic Rate Cap)

(28)  with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate;

(29)  with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate;

(30)  with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following origination;

(31)  with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date (if different from (30));

(32)  a code indicating the documentation type of the Mortgage Loan;

(33)  a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy and, if so, the name of the Qualified Insurer, the certificate number and the coverage amount of the Primary Insurance Policy;

(34)  the Servicing Fee Rate;

(35)  a code indicating whether or not an Adjustable Rate Mortgage Loan is convertible to a fixed interest rate;

(36)  a code indicating whether the Mortgage Loan is subject to a prepayment penalty and, if so, the term of such prepayment penalty;

(37)  the credit score (or mortgage score) of the Mortgagor;

(38)  the debt-to-income ratio of the Mortgage Loan;

(39)  a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, the corresponding MIN;

(40)  a code indicating whether the Mortgage Loan is an ALT-A Mortgage Loan;

(41)  the type of Mortgage Loan (i.e., First Lien or Second Lien)

(42)  a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(43)  the Mortgage Interest Rate adjustment period;

(44)  [Reserved];

(45)  [Reserved];

(46)  a code indicating whether the Mortgage Loan is assumable;

(47)  [Reserved];

(48)  the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; and

(49)  a field indicating whether the borrower is self-employed.

The Mortgage Loan Schedule shall set forth the following information, in aggregate, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the original principal balance of the Mortgage Loans; (3) the Scheduled Principal Balance of the Mortgage Loans; (4) the weighted average Mortgage Interest Rate of the Mortgage Loans; (5) the weighted average Net Mortgage Loan Rate of the Mortgage Loans; (6) the weighted average remaining months to maturity of the Mortgage Loans; and (7) with respect to Adjustable Rate Mortgage Loans, the weighted average Gross Margin and the weighted average number of months until the next Adjustment Date. A Mortgage Loan Schedule will be prepared for each Closing Date and will be attached to the Assignment and Conveyance.

Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor secured by a Mortgage or a Pledge Agreement.

Mortgaged Property: (a) With respect to each Mortgage Loan, the Mortgagor’s real property securing repayment of the related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling and (b) with respect to each Cooperative Loan, the Cooperative Shares and Proprietary Lease.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successor’s in title to the Mortgaged Property.

Net Mortgage Rate: With respect to any Servicing Retained Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Servicing Retained Mortgage Loan minus the Servicing Fee Rate.

Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Servicing Retained Mortgage Loan or REO Property that, in the good faith business judgment of the Seller, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Primary Insurance Proceeds, Insurance Proceeds or Liquidation Proceeds on such Servicing Retained Mortgage Loan or REO Property as provided herein.

Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Seller, will not, or, in the case of a proposed Servicing Advance, would not be, ultimately recoverable from related late payments, Other Insurance Proceeds, Primary Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

Other Insurance Proceeds: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, other than the Primary Insurance Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Seller (as servicer) would follow in servicing mortgage loans held for its own account.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Person: An individual, corporation, limited liability company, limited liability partnership, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pledge Agreement: The specific agreement (such as a pledge agreement or loan security agreement) creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

Pledge Instruments: The Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Pledge Agreement.

Preliminary Servicing Period: With respect to any Servicing Retained Mortgage Loans, the period commencing on the related Closing Date and ending on the date the Seller enters into Reconstitution Agreements which amend or restate the servicing provisions of this Agreement.

Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Interest Excess: To the extent applicable as set forth in the related Commitment Letter, with respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Payment in full during the portion of the related Principal Prepayment Period occurring between the first day of the calendar month in which such Remittance Date occurs and the Determination Date of the calendar month in which such Remittance Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate in the amount of such Principal Prepayment in full, as applicable, for each number of days commencing on the first day of the calendar month in which such Remittance Date occurs and ending on the last day for which interest is collected from the related Mortgagor.

Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subjected to a Principal Prepayment in full during a Principal Prepayment Period, the amount if any, by which one months interest at the related Net Mortgage Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: With respect to each Distribution Date, the period commencing on the 16th day of the month preceding the month of the Distribution Date and ending on the 15th day of the month of the Distribution Date.

Project: All real property owned by the Cooperative including the land, separate dwelling units and all common areas.

Proprietary Lease: A lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to the related Commitment Letter in exchange for the Mortgage Loans purchased on such Closing Date as calculated as provided in Section 4.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Qualified Depository: A depository the accounts of which are insured by the FDIC.

Qualified Insurer: Any insurer which meets the requirements of Fannie Mae and Freddie Mac.

Qualified Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) with respect to each Servicing Retained Mortgage Loan, have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80%, (viii) conform to each representation and warranty set forth in Section 7.02 of this Agreement and (ix) be the same type of mortgage loan (i.e., first or second lien, fixed or adjustable rate with the same Gross Margin and Index as the Deleted Mortgage Loan). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the Net Mortgage Rates described in clause (iii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are not in excess of the applicable amounts set forth in the M&T Mortgage Corporation Correspondent Seller Guide, and were used exclusively to satisfy the then existing first and second mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

Recognition Agreement: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with an Agency Transfer, Whole Loan Transfer or a Securitization Transfer as provided in Section 12; provided, that, an assignment of this Agreement in connection with the sale or transfer of any of the Mortgage Loans shall not constitute a “Reconstitution Agreement”.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer, Whole Loan Transfer or Securitization Transfer pursuant to Section 12 hereof.

Record Date: With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Disposition: The final sale by the Seller of any REO Property.

REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

Repurchase Premium Reduction Amount: An amount equal to (a) the product of (i) the Premium, (ii) the Stated Principal Balance of the Mortgage Loan as of the date of the repurchase, and (iii) the Repurchase Premium Reduction Percentage. The “Premium” shall mean an amount equal to (a) the Purchase Price Percentage minus (b) 100%; provided however that in the case of a Mortgage Loan whose Purchase Price Percentage is less than 100%, the Repurchase Premium Reduction Amount shall be 0.

Repurchase Premium Reduction Percentage: Shall be a percentage equal to: (a) from the Closing Date, up through the date twelve months after the Closing Date: 0%; (b) from the date twelve months after the Closing Date, up through the date twenty four months after the Closing Date: 20%; (c) from the date twenty four months after the Closing Date, up through the date thirty six months after the Closing Date: 40%; (d) from the date thirty six months after the Closing Date, up through the date forty eight months after the Closing Date: 60%; (e) from the date forty eight months after the Closing Date, up through the date sixty months after the Closing Date: 80%; and (f) from the date sixty months after the Closing Date: 100%.

Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to (i) the Purchase Price percentage multiplied by the Stated Principal Balance of such Mortgage Loan, plus (ii) Interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to the date of repurchase plus (iii) the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller’s repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law minus (iv) the Repurchase Premium Reduction Amount.

Residential Dwelling: Any one of the following: (i) a detached one family dwelling, or townhouse (ii) a detached two to four family dwelling, (iii) a one family dwelling unit in a condominium project, (iv) a mixed use family dwelling or (v) a detached one family dwelling in a planned unit development, which may include a Cooperative Apartment, but none of which is a mobile or manufactured home

Second Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien on the Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction. Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 13.03(c).

Servicing Addendum: The terms and conditions attached hereto as Exhibit 8 which will govern the servicing of the Servicing Retained Mortgage Loans by Seller during the Preliminary Servicing Period, and the terms and conditions attached hereto as Exhibit 9 which will govern the interim servicing of the Servicing Released Mortgage Loans by the Seller during the Interim Servicing Period.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Seller in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Servicing Retained Mortgage Loan, the amount of the annual servicing fee the Purchaser shall pay to the Seller, which shall, for each month, be equal to one twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05) of related Monthly Payment collected by the Seller, or as otherwise provided under Section 11.05. If the Preliminary Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30 day month. With respect to each Servicing Released Mortgage Loan, the Servicing Fee shall be an amount equal to Fifteen dollars ($15.00) per calendar month or a portion of a calendar month during the Interim Servicing Period.

Servicing Fee Rate: With respect to each Servicing Retained Mortgage Loan, the per annum rate at which the Servicing Fee accrues, which (i) in connection with each Fixed Rate Mortgage Loan shall be equal to 25 basis points (0.250%) per annum, and (ii) in connection with each Adjustable Rate Mortgage Loan shall be no less than 25 basis points (0.250%) per annum.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or its designee and copies of the Mortgage Loan Documents.

Servicing Released Mortgage Loan: The Mortgage Loans or Cooperative Loans sold by the Seller on a servicing released basis, which Servicing Released Mortgage Loans shall be serviced pursuant to the Servicing Addendum attached hereto as Exhibit 9.

Servicing Retained Mortgage Loan: The Mortgage Loans sold by the Seller on a servicing retained basis, which Servicing Retained Mortgage Loans shall be serviced pursuant to the Servicing Addendum attached hereto as Exhibit 8.

Servicing Rights: With respect to each Servicing Released Mortgage Loan, any and all of the following: (a) all rights to service the Servicing Released Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, assumption fees, penalties or similar payments with respect to the Servicing Released Mortgage Loan, and income on escrow accounts or other receipts on or with respect to the Servicing Released Mortgage Loan), reimbursements or indemnification for servicing the Servicing Released Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse escrow payments or other similar payments with respect to the Servicing Released Mortgage Loans and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Servicing Files pertaining to the Servicing Released Mortgage Loans or pertaining to the past, present or prospective servicing of the Servicing Released Mortgage Loans; (f) all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Servicing Released Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Servicing Released Mortgage Loans; (g) all rights, powers and privileges incident to any of the foregoing; and (h) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights.

Servicing Transfer Date: With respect to each Servicing Released Mortgage Loan, the date or dates set forth in the related Commitment Letter upon which the actual transfer of servicing responsibilities for any Servicing Released Mortgage Loan being herein is transferred from the Seller to the Purchaser or its designee.

S&P: Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc. or its successor in interest.

Special Deposit Account: An account which the Purchaser and Seller agree shall be a special deposit account for the benefit of the Purchaser under applicable law.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Stated Principal Balance: As to each Servicing Retained Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-Off Date after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal. With respect to each Servicing Released Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-Off Date after giving effect to payments of principal received on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Stock Certificates: The certificates evidencing ownership of the Cooperative Shares issued by the Cooperative.

Stock Power: An assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Third Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization Transfer.

SECTION 2.  Agreement to Purchase.

The Seller agrees to sell, and the Purchaser agrees to purchase, from time to time, Mortgage Loans (including the Servicing Rights thereon, with respect to each Servicing Released Mortgage Loan) having an aggregate principal balance on the related Cut-Off Date in an amount as set forth in the related Commitment Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Loan Schedules.

The Seller shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser or its Custodian, pursuant to a mutually acceptable bailment agreement, at least five (5) Business Days prior to the related Closing Date, in electronic format.

SECTION 4.  Purchase Price.

 (a) The Purchase Price for each Servicing Retained Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Commitment Letter (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-Off Date. If so provided in the related Commitment Letter, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Servicing Retained Mortgage Loan as of the related Cut-Off Date at its Net Mortgage Interest Rate from the related Cut-Off Date through the day prior to the related Closing Date, both inclusive.

The Purchaser shall own and be entitled to receive with respect to each Servicing Retained Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-Off Date, (2) all other recoveries of principal collected after the related Cut-Off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-Off Date and collected by the Seller after the related Cut-Off Date shall belong to the Seller), and (3) all payments of interest on the Servicing Retained Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-Off Date). The Stated Principal Balance of each Servicing Retained Mortgage Loan as of the related Cut-Off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-Off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-Off Date shall not be applied to the principal balance as of the related Cut-Off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Seller to the Purchaser on the first related Distribution Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-Off Date shall belong to the Purchaser.

(b)  The Purchase Price for each Servicing Released Mortgage .Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Commitment Letter (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-Off Date. If so provided in the related Commitment Letter, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Servicing Released Mortgage Loan as of the related Cut-Off Date at its Mortgage Interest Rate, from the related Cut-Off Date through the day prior to the related Closing Date, both inclusive.

The Purchaser shall own and be entitled to receive with respect to each Servicing Released Mortgage Loan purchased, all payments collected after the related Cut-Off Date.

SECTION 5.  Examination of Mortgage Files.

In addition to the rights granted to the Purchaser under the related Commitment Letter to underwrite the Mortgage Loans and review the Mortgage Files prior to the related Closing Date, the Seller shall (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available as agreed to in the related Commitment Letter to the Purchaser for examination at the Seller’s offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related Commitment Letter or the Purchaser’s underwriting standards, such Mortgage Loans may, at the Purchaser’s option, be rejected for purchase by the Purchaser. If not purchased by the Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successors’) rights to demand repurchase or other relief or remedy due to a breach of a representation or warranty contained in Sections 7.01 and 7.02 to the extent provided for in Section 7.03 of this Agreement.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans; Possession of Servicing Files.

The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit 4. The Servicing File retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03.

Subsection 6.02  Books and Records.

Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate. Record title to each Mortgage and the related Mortgage Note shall be transferred by Seller to Purchaser. Seller shall, with respect to any Mortgage Loan not registered with the MERS System, prepare and deliver to Purchaser or its designee an original Assignment of Mortgage from Seller to Purchaser or in blank. In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller’s expense, the MERS System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) by including in such computer files the information required by the MERS System to identify the Purchaser and the series in which such Mortgage Loans were sold. The Seller further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-Off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller’s business records, tax returns and financial statements.

The Seller shall maintain a set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the requirements of the Fannie Mae Guides.

Subsection 6.03  Delivery of Mortgage Loan Documents.

The Seller shall from time to time in connection with each Closing Date, at least five (5) Business Days prior to such Closing Date, deliver and release to the Purchaser or its designee, pursuant to a mutually acceptable bailment letter, the Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule.

If the Seller cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, at least five (5) Business Days prior to the related Closing Date, the Seller shall, promptly upon receipt thereof, deliver such original documents, including original recorded documents, to the Purchaser or its designee.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Trust Receipt and Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The fees and expenses of the Custodian shall be paid by the Purchaser.

In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Seller shall within thirty (30) Business Days deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank. Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

SECTION 7.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 7.01  Representations and Warranties Respecting the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns that as of the initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:

(i)  The Seller is duly organized, validly existing and in good standing under the laws of the state of its formation and has all licenses necessary to carry on its business as now being conducted. It is licensed in, qualified to transact business in and is in good standing under the laws of the state in which any Mortgaged Property is located and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement.

(ii)  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(iii)  The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s articles of incorporation or by laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(iv)  The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v)  The Seller is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD;

(vi)  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vii)  There are no actions or proceedings against, or investigations of, the Seller before any court, administrative or other tribunal (a) that might prohibit its entering into this Agreement, (b) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (c) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

(viii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(ix)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

(x)  To the extent any Mortgage Loan is a MERS Mortgage Loan, the Seller is a member of MERS in good standing, will comply in all material respects with the rules and procedures of MERS and is current in payment of all fees and assessments imposed by MERS;

(xi)  The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage Loan with any intent to hinder; delay or defraud any of its creditors;

(xii)  [Reserved];

(xiii)  No Untrue Information. Neither this Agreement nor any information, or other document furnished pursuant to this Agreement with respect to the Seller in connection with the transactions contemplated hereby contains any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

(xiv)  Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last two complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(xv)  No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation from Purchaser in connection with the sale of the Mortgage Loans;

(xvi)  Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(xvii)  Owner of Record. Except for a MERS Designated Mortgage Loan, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(xviii)  Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

(xix)  Seller’s Origination. The Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller’s underwriting guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

(xx)  Reports. On or prior to the date which is two Business Days after the related Servicing Transfer Date, Seller shall cause MERS to reflect the Purchaser or its designee as Investor with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan.

Subsection 7.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(i)  Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is complete, true and correct in all material respects;

(ii)  Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has been delinquent more than one time for thirty or more days at any time since the origination of the Mortgage Loan;

(iii)  No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such Item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

(iv)  Original Terms Unmodified. The terms of the Mortgage Note and (x) with respect to each Mortgage Loan, the Mortgage and (y) with respect to each Cooperative Loan, the Pledge Agreement, the Proprietary Lease, and the Pledge Instruments and Mortgage have not been impaired, waived, altered or modified in any respect, from the date the Seller originated or acquired the Mortgage Loans. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement, which assumption agreement is part of the Mortgage File delivered to the Purchaser or its designee and the terms of which are reflected in the related Mortgage Loan Schedule

(v)  No Defenses. The Mortgage Note and (x) with respect to each Mortgage Loan, the Mortgage and, (y) with respect to each Cooperative Loan, the Pledge Agreement are not subject to any right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(vi)  Hazard Insurance. All buildings or other improvements upon the Mortgaged Property and with respect to any Cooperative Loan, the related Project are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to policies which conform to the requirements of Accepted Servicing Practices. With respect to any Mortgage Loan, all such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect and conforms to Fannie Mae requirements. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. All premiums due and owing on such insurance policy have been paid;

(vii)  Compliance with Laws. Any and all requirements of any federal, state or local law including, without limitation, all predatory and abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of such Mortgage Loan have been complied with;

(viii)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(ix)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon or a townhouse, or a two to four family dwelling, a cooperative unit, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development

(x)  Valid Lien. The related Mortgage is properly recorded or has been sent for recording and is a valid, existing and enforceable (a) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien, or (b) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a second lien, in either case, on the Mortgaged Property including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan a First Lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (a) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien or (b) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xi)  Validity of Mortgage Documents. The Mortgage Note and, (x) with respect to each Mortgage Loan, the related Mortgage and (y) with respect to each Cooperative Loan, the Pledge Agreement, are and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges);

(xii)  Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefor have been complied with or completion escrows have been disclosed. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xiii)  Ownership. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan (and with respect to any Cooperative Loan, the Pledge Agreement) to the Purchaser free and clear of any encumbrance, participation interest, equity, lien, pledge, charge, claim or security interest;

(xiv)  CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%.

(xv)  Title Insurance. The Mortgage Loan is covered by a generally acceptable lender’s title insurance policy, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns as to the second priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and the Seller has not done anything which would impair the coverage of such lender’s title insurance policy;

(xvi)  No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (a) the prior mortgage contains a provision which allows or (b) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(xvii)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage;

(xviii)  Location of Improvements. No Encroachments. At origination, all improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xix)  Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.

(xx)  Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(xxi)  Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(xxii)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding first and second Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(xxiii)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxiv)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage and the Assignment of Mortgage for each Mortgage Loan have been delivered to the Purchaser or its designee;

(xxv)  Transfer of Mortgage Loans. The Assignment of Mortgage, if any, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxvi)  Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

(xxvii)  Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

(xxviii)  No Buydown Provisions; No Graduated Payments or Contingent Interests. No Servicing Released Mortgage Loan contains provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. With respect to each Servicing Retained Mortgage Loan that is a Buydown Mortgage Loan: (1) On or before the date of origination of such Mortgage Loan, the Seller and the Mortgagor, or the Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan. The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. All Buydown Funds required to make the full payment of principal and interest under each Buydown Loan are in the Buydown Account held by the Company in its capacity as servicer. The Buydown Mortgage Loan satisfies the requirements the Underwriting Guidelines; (2) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement; (3) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; (4) As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the Underwriting Guidelines.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxix)  Mortgaged Property Undamaged. The Mortgaged Property was undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings;

(xxx)  Collection Practices. The collection practices used by the Seller with respect to the Mortgage Loan have been in all material respects in compliance with generally accepted servicing practices, applicable laws and regulations, and have been in all respects legal and proper.

(xxxi)  Delivery. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to this Agreement have been delivered to the Purchaser all in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Servicing File;

(xxxii)  Record Title. Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage Loan, in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(xxxiii)  Appraisal. The Mortgage Loan File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application, by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and; whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxxiv)  Mortgage Loans. Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the related Due Date in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate are changed on each Adjustment Date, and are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Index for each Mortgage Loan is as defined in the Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

(xxxv)  Origination. The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to each Adjustable Rate Mortgage Loan, all interest rate adjustments have been performed in accordance with the terms of the related Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xxxvi)  Cooperative Loans. With respect to each Cooperative Loan:

(i)
The Cooperative Shares are held by a person as a tenant stockholder in a Cooperative. To the best of the Seller’s knowledge, each Cooperative Apartment is an owner occupied, primary residence. To the best of the Seller’s knowledge none of the Cooperative Apartments are used as investment properties or secondary residences. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same;

(ii)
A Cooperative Lien Search, which includes errors and omissions insurance at a minimum of $100,000 per Cooperative Loan, has been made by a company competent to make the same which company is acceptable to the Seller and qualified to do business in the jurisdiction where the Cooperative is located;

(iii)
(a) The term of the related Proprietary Lease is not less than the term of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple or under a leasehold that complies with the requirements of the Fannie Mae Selling and Servicing Guides; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage and existing secondary financing; and (g) the Cooperative must meet the requirements of the Fannie Mae Single Family Guides or Fannie Mae Multi Family Guides as an eligible project under the Fannie Mae Type I Program or under the NYC Pilot Program as set forth in the M&T Mortgage Corporation Correspondent Seller Guide;

(iv)	The Seller has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(v)
Each Stock Power (a) has all signatures guaranteed or (b) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if The Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

(vi)
Each Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Pledge Agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Apartment is transferred or sold without the consent of the holder thereof; and

(vii)
The related Cooperative Apartment, is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Cooperative Apartment and the related Project and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(xxxvii)  Mortgage Loan Characteristics. The Mortgage Loan is in compliance with all requirements set forth in the related Commitment Letter, and the characteristics of the related Mortgage Loan Package as set forth in the related Commitment Letter are true and correct;

(xxxviii)  Legal Capacity. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

(xxxix)  Licenses. The Seller, whether as mortgagee, assignee or otherwise, is (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(xl)  Underwriting. The Mortgage Loan was underwritten in accordance with the M&T Mortgage Corporation Correspondent Seller Guide in effect at the time the Mortgage Loan was originated;

(xli)  Required Disclosures. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate loans in the case of Fixed Rate Mortgage Loans, and adjustable rate loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans;

(xlii)  LTV. Primary Insurance. Each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by Fannie Mae. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

(xliii)  No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan, in the application of any insurance in relation to such Mortgage Loan or servicing of the Mortgage Loan;

(xliv)  Environmental Hazards. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue;

(xlv)  Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

(xlvi)  Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

(xlvii)  Credit Reporting. With respect to each Mortgage Loan, the Seller has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and the Seller will furnish for each Mortgage Loan, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

(xlviii)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(xlix)  No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(l)  Escrow Analysis. With respect to each Mortgage, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(li)  Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

(lii)  Patriot Act. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 200l (collectively, the “Anti Money Laundering Laws”), the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(liii)  Prepayment Penalty. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under federal, state and local law and no such prepayment penalty may be imposed for a term in excess of five (5) years;

(liv)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including but not limited to, the extension of credit to the applicable Mortgagor without regard for said Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to said Mortgagor which has no apparent benefit to said Mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan;

(lv)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(lvi)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lvii)  Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(lviii)  Interest Rate Calculation Method. Each Mortgage Loan accrues interest on a 30/360 basis;

(lix)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(lx)  Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(lxi)  FICO Scores. Each Mortgagor has a non-zero FICO score unless alternative credit documentation is obtained;

(lxii)  Disclosure. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

(lxiii)  Reporting Data. The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxiv)  Ground Leases. With respect to each Mortgage Loan secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”) the real property securing such Mortgage Loan is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely-accepted practice and:

(i)	Such Ground Lease is valid, in good standing, and in full force and effect;

(ii)	the lessor under the Ground Lease holds a fee simple interest in the land;

(iii)
the terms of such Ground Lease expressly permit the mortgaging of the leasehold estate, the assignment of the Ground Lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections;

(iv)
the terms of such Ground Lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the Ground Lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease;

(v)	the original term of such Ground Lease is not less than 15 years; and

(vi)	the term of such Ground Lease does not terminate earlier than five years after the maturity date of the Mortgage Note.

(lxv)  Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices.

(lxvi)  Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

Subsection 7.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans for a period of five (5) years from the related Closing Date to the Purchaser and shall inure to the benefit of the Purchaser, and its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the lack of examination of any Mortgage File, provided, however, notwithstanding anything in this Agreement to the contrary, demand for repurchase or other relief or remedy may not be made with respect to any Mortgage Loan solely based on a deficiency or defect with respect to such Mortgage Loan that is identified on the related Mortgage Loan Schedule or data file delivered to the Purchaser prior to the related Closing Date or in any related Mortgage File reviewed by the Purchaser on or prior to the related Closing Date. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties (notwithstanding any representation and warranty given to the best of Seller’s knowledge) which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clauses (xlv), (lii), (liii), (liv), (lvii) or (lxv) of Subsection 7.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the affected Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. The Seller shall, at the request of the Purchaser and assuming that Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans; provided that such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan.

Any repurchase of a Servicing Retained Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date. Any repurchase of a Servicing Released Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished (i) during the Interim Servicing Period by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date and (ii) following the Interim Servicing Period by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser.

At the time of repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser relating to the repurchased Mortgage Loan. Upon such repurchase the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

If the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System the Seller or its designee as the beneficial holder of such Mortgage Loan. In addition to (i) and (ii) above, with respect to any Servicing Released Mortgage Loan that is a MERS Mortgage Loan that Seller repurchases, Purchaser shall cause its servicer to cause MERS to designate on the MERS System the Seller or its designee as the servicer of such Mortgage Loan.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Mortgage Loans, the Seller shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Mortgage Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by this Agreement, with the Mortgage Note endorsed as required therein. The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Mortgage Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 7.01 and 7.02.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). An amount equal to the product of the amount of such shortfall multiplied by the Repurchase Price shall be distributed by the Seller in the month of substitution pursuant to the Servicing Addendum. Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to such amount.

In addition to such repurchase obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure, or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 7.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the first Person acting as the successor servicer under this Agreement.

Upon the request of the Purchaser, the Seller hereby agrees to execute a recognition agreement hereto recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 and 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Subsection 7.04  Repurchase of Certain Mortgage Loans.

If following the related Closing Date the first Monthly Payment due the Purchaser becomes 30 days delinquent, then the Seller, at the Purchaser’s option, shall promptly repurchase the related Mortgage Loan from the Purchaser in accordance with the procedures set forth in Subsection 7.03 hereof and any such repurchase shall be made at the Repurchase Price.

Subsection 7.05  Purchase Price Protection.

With respect to any Mortgage Loan that prepays in full on or prior to sixty (60) days following the related Closing Date (or such other date as may be set forth in the related Commitment Letter), the Seller shall reimburse the Purchaser an amount equal to the product of (a) the excess of the Purchase Price percentage paid by the Purchaser to the Seller for such Mortgage Loan over 100%, times (b) the outstanding principal balance of the Mortgage Loan as of the date of such prepayment in full. The Seller shall be entitled to all Prepayment Charges related to any Mortgage Loan that prepays in full on or prior to sixty (60) days following the related Closing Date (or such other date as may be set forth in the related Commitment Letter). If Purchaser fails to provide a billing statement to Seller within 30 days of remittance of payoff funds to Purchaser, the Seller shall not be liable for payment of the formula described above.

Subsection 7.06  Purchaser’s Right to Review.

Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor’s, its financial partner’s, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller’s offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker’s price opinions in its sole discretion at the Purchaser’s expense.

The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in the definition of Mortgage Loan Documents is missing or defective in whole or in part, (b) for which the related broker’s price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker’s price opinion is greater than 100%, (d) which does not conform to the Seller’s underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

SECTION 8.  Closing.

The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(a)  all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)  the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and mutually acceptable to the Seller and the Purchaser, duly executed by all signatories as required pursuant to the terms hereof;

(c)  the Seller shall have delivered and released to the Purchaser or its designee all documents required pursuant to this Agreement; and

(d)  all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 9.  Closing Documents.

(a)  On or before the Initial Closing Date, the Seller shall submit to the Purchaser fully executed originals of the following documents:

(1)  this Agreement, in four counterparts;

(2)  a Custodial Account Letter Agreement in the form attached as Exhibit 6 hereto;

(3)  as Escrow Account Letter Agreement in the form attached as Exhibit 7 hereto;

(4)  an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

(5)  an Opinion of Counsel to the Seller, in the form of Exhibit 11 hereto; and

(b)  The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

(1)  the related Commitment Letter;

(2)  the related Mortgage Loan Schedule;

(3)  a Custodian’s Trust Receipt and Initial Certification, as required under the Custodial Agreement, in a form acceptable to the Initial Purchaser;

(4)  an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto, if requested by Purchaser;

(5)  a Security Release Certification, in the form of Exhibit 3 hereto executed by any Person, as requested by the Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

(6)  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

(7)  an Assignment and Conveyance in the form of Exhibit 4 hereto.

SECTION 10.  Costs.

The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys and the fees and expenses of its custodian. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage and the Seller’s attorney’s fees, shall be paid by the Seller.

SECTION 11.  Seller’s Servicing Obligations.

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans during the Preliminary Servicing Period and the Interim Servicing Period, as applicable, in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 8, or the Servicing Addendum attached as Exhibit 9, as applicable, which Servicing Addendums are incorporated herein by reference.

The Seller agrees to act reasonably, in good faith and in accordance with all applicable laws and regulations and to do all things necessary to effect the transfer of the servicing of the Servicing Released Mortgage Loans to Purchaser including, without limitation, complying with the servicing transfer instructions set forth in Exhibit 2 attached hereto.

SECTION 12.  Removal of Mortgage Loans from Inclusion under This Agreement Upon an Agency Transfer, Whole Loan Transfer or a Securitization Transfer on One or More Reconstitution Dates.

The Seller and the Initial Purchaser agree that with respect to some or all of the Mortgage Loans, the Purchaser may effect:

(1)  a transfer to Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”);

(2)  a transfer to Freddie Mac (the “Freddie Mac Transfer”);

(3)  one or more Whole Loan Transfers; and/or

(4)  one or more Securitization Transfers.

The Seller shall reasonably cooperate with the Purchaser with respect to up to three (or such other number as may be reflected in the related Commitment Letter) Agency Transfers, Whole Loan Transfer, or a Pass-Through Transfer (collectively, a “Transfer”) pursuant to this Section 12 with respect to each pool of Mortgage Loans.

The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be). Seller’s Servicing Fee will not be adversely affected with respect to any Agency Transfer.

  With respect to each Whole Loan Transfer, Agency Transfer or Securitization Transfer, as the case may be, entered into by the Initial Purchaser, the Seller agrees:

(i)  to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan Documents and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

(ii)  to execute all Reconstitution Agreements provided that each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

(iii)  the Seller shall make the representations and warranties regarding the Seller in Section 7.01 herein and the representations and warranties regarding the Mortgage Loans in Section 7.02 (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xii), (xiii), (xiv), (xv), (xvii), (xxviii), (xxxiv), (xxxv), (xli), (xliv), (l), (lv), (lvi), herein as of the date of the related Whole Loan Transfer, Agency Transfer or Pass-Through Transfer, modified to the extent necessary to accurately reflect any events or circumstances existing subsequent to the related Closing Date(s);

(iv)  to comply with Section 13 of this Agreement;

(v)  in connection with any securitization of any Servicing Retained Mortgage Loans, to negotiate and execute one or more subservicing agreements between the Seller and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Purchaser after consultation with the Seller and/or one or more custodial and servicing agreements among the Purchaser, the Seller and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Purchaser after consultation with the Seller, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization and containing servicing provisions which are similar to the servicing provisions set forth herein;

(vi)  in connection with any securitization of any Servicing Retained Mortgage Loans, to execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Purchaser’s direction, contain contractual provisions including, but not limited to, a 24 day certificate payment delay (54 day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing and mortgage loan representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Purchaser and one or more nationally recognized rating agencies for “AAA” rated mortgage pass through transactions which are “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed;

(vii)  to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit 12; and

(viii)  in connection with any out-of-pocket costs that the Seller may incur with respect to its compliance with any requests made pursuant to this Section 12, the Purchaser (“Reconstitution Costs”) shall reimburse the Seller for such Reconstitution Costs.

The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller (or if the Seller is not the originator, the originator of the Mortgage Loans), the Seller’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the first Person acting as the Successor Servicer under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Securitization Transfer shall be subject to this Agreement and shall continue to be serviced for the remainder of the Preliminary Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 13.  Compliance with Regulation AB

Subsection 13.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Article 13 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets (including, without limitation, buyers and sellers of the mortgage loans who securitize such mortgage loans), advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, upon reasonable notice any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

Subsection 13.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to .any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 13.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Seller has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Seller as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Seller’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Seller’s financial condition that could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB. For purposes of this Section 13, electronic communication such as facsimile or email or as a specific obligation of Seller under any Reconstitution Agreement shall constitute written notice or request.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 13.03, the Seller shall, within five Business Days following such written request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 13.03  Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five Business Days following written request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)  If so requested by the Purchaser or any Depositor, the Seller .shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(i)  the originator’s form of organization;

(ii)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(iii)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller, each Third-Party Originator and each Subservicer; and

(iv)  a description of any affiliation or relationship between the Seller, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(a)	the sponsor;
(b)	the depositor;
(c)	the issuing entity;
(d)	any servicer;
(e)	any trustee;
(f)	any originator;
(g)	any significant obligor;
(h)	any enhancement or support provider; and
(i)	any other material transaction party.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator to the extent such information is in its possession or reasonably available to the Seller. Such Static Pool Information, to the extent such information is in its possession or available to the Seller, shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  If so requested by the Purchaser or any Depositor in writing, the Seller shall provide such information regarding the Seller, as servicer of the Mortgage Loans, and each Subservicer (each of the Seller and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108 of Regulation AB

Such information shall include, at a minimum:

(i)  the Servicer’s form of organization;

(ii)  a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(a)  whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(b)  the extent of outsourcing the Servicer utilizes;

(c)  whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(d)  whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(e)  such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(iii)  a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(iv)  information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement;

(v)  information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(vi)  a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(vii)  a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(viii)  information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(ix)  If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Subservicer and Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (a) any material litigation or governmental proceedings pending against the Seller, any Subservicer or any Third-Party Originator and (b) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, any Subservicer or any Third-Party Originator and any of the parties specified in clause (iv) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(d)  As a condition to the succession to the Seller or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Seller or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Seller or any Subservicer, the Seller shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in writing in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(e)  In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor in writing, the Seller shall provide such information reasonably available to the Seller regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

Subsection 13.04  Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2007, the Seller shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, to the effect that (i) a review of the Seller’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Subsection 13.05  Report on Assessment of Compliance and Attestation.

(a)  On or before March 1 of each calendar year, commencing in 2007, the Seller shall:

(i)  deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Seller’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 14 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(ii)  deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)  cause each Subservicer, and each Subcontractor determined by the Seller pursuant to Section 13.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)  deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 13

The Seller acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b)  Each assessment of compliance provided by a Subservicer .pursuant to Section 13.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 14 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 13.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Section 13.06.

Subsection 13.06  Use of Subservicers and Subcontractors.

The Seller shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (a) of this Section. The Seller shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (b) of this Section.

(a)  It shall not be necessary for the Seller to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Seller shall cause any Subservicer used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 13.02, 13.03(c) and (e), 13.04, 13.05 and 13.07 of this Agreement to the same extent as if such Subservicer were the Seller, and to provide the information required with respect to such Subservicer under Section 13.03(d) of this Agreement. The Seller shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 13.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 13.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 13.05 as and when required to be delivered.

(b)  It shall not be necessary for the Seller to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Seller shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Seller or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Seller shall cause any such Subcontractor used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 13.05 and 13.07 of this Agreement to the same extent as if such Subcontractor were the Seller. The Seller shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.05, in each case as and when required to be delivered.

Subsection 13.07  Indemnification; Remedies.

(a)  Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)  5"(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Article 13 by or on behalf of the Seller, or provided under this Article 13 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Seller Information”), or (b) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (b) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)  any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 13, including any failure by the Seller to identify pursuant to Section 13.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)  any breach by the Seller of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 13.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator.

(b)  Any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 13, or any breach by the Seller of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 13.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

(c)  Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 13.04 or 13.05, including any failure by the Seller to identify pursuant to Section 13.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

(d)  For Servicing Retained Mortgage Loans, the Seller shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Seller as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Subsection 13.08  Information from Purchaser.

With respect to those Mortgage Loans that were originated by Seller and sold to the Purchaser pursuant to this Agreement and subsequently securitized by the Purchaser or any of its Affiliates, the Purchaser shall, to the extent consistent with then-current industry practice in the asset-backed securities market, cause the servicer (or another party to such securitization) under the securitization to be obligated to provide, information with respect to the Mortgage Loans from and after the cut-off date of such securitization necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller static pool information, as set forth in Item 1105(a)(2) and (5) of Regulation AB.

SECTION 14.  The Seller.

Subsection 14.01  Merger or Consolidation of the Seller.

The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, shall be a Fannie Mae or Freddie Mac approved seller/servicer and shall satisfy any requirements of Section 16 with respect to the qualifications of a successor to the Seller.

Subsection 14.02  Limitation on Liability of the Seller and Others.

Neither the Seller nor any of the officers, directors, employees, representatives or agents of the Seller shall be under any liability to the Purchaser or Purchaser’s successor and or assigns for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any officer, director, employee, representative or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand.

Subsection 14.03  Seller Not to Resign.

The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser, such consent not to be unreasonably withheld or upon Seller’s determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot reasonably be cured by the Seller in which event the Seller may resign as servicer. Any such determination permitting the resignation of the Seller as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance reasonably acceptable to the Purchaser and which shall be provided at the cost of the Seller. No such resignation shall become effective until a successor shall have assumed the Seller’s responsibilities and obligations hereunder in the manner provided in Section 16.

Subsection 14.04  No Transfer of Servicing.

The Seller acknowledges that the Purchaser has acted in reliance upon the Seller’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

Subsection 14.05  Additional Indemnification by the Seller.

In addition to the indemnification provided in Subsection 7.03, the Seller shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its obligations under this Agreement including but not limited to its obligation to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12. The Seller shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and to the extent Seller assumed such claim promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller’s indemnification pursuant to Section 7 or the first sentence of this Subsection 13.01, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

SECTION 15.  DEFAULT.

Subsection 15.01  Events of Default.

In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

(i)  any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, via overnight mail addressed to M&T Mortgage Corporation, One Fountain Plaza, 7th Floor, Buffalo, NY 14203 Attention: Julie Alexander is received; or

(ii)  failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser, provided, however, the Seller shall have such additional time as may be needed to cure the noticed failure in the event more than thirty days are required in so long as the Seller diligently pursues such remedy; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)  the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(v)  the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  failure by the Seller to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located and which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser, provided, however, the Seller shall have such additional time as may be needed to cure the noticed failure in the event more than thirty days are required in so long as the Seller diligently pursues such remedy; or

(vii)  the Seller has its right to service permanently suspended by Fannie Mae and Freddie Mac or otherwise ceases to meet the qualifications of a Fannie Mae and Freddie Mac seller/servicer; or

(viii)  the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof.

then, and in each and every such case, so long as a material Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller as servicer under this Agreement. Notwithstanding the foregoing, in the event an Event of Default relating to (vi) cannot be remedied the Purchaser may terminate the rights and obligations of the Seller as servicer under this Agreement with respect to the specific jurisdiction in question. On or after the receipt by the Seller of such written notice, all authority and power of the Seller to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 16.

Subsection 15.02  Waiver of Defaults.

The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 16.  Termination.

The respective obligations and responsibilities of the Seller, as servicer, shall terminate (i) with respect to the Servicing Released Mortgage Loans, at the expiration of the Interim Servicing Period unless terminated on an earlier date at the option of the Purchaser pursuant to this Section 15 or pursuant to Section 14 or (ii) with respect to the Servicing Retained Mortgage Loans, upon the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Seller) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date at the option of the Purchaser pursuant to this Section 15 or pursuant to Section 14. In connection with the Servicing Retained Mortgage Loans, in the event that the Seller is terminated pursuant to this Section 15 without cause, the Purchaser shall pay to the Seller a termination fee in an amount equal to the higher of two independent bids obtained by the Purchaser for the servicing rights, as of the date of such termination, of the Servicing Retained Mortgage Loans with respect to which the Seller is being terminated as servicer. Upon written request from the Purchaser in connection with any such termination, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller’s sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account, or Escrow Account or thereafter received with respect to the Mortgage Loans. Simultaneously with such termination pursuant to this Section 15, and the transfer of servicing hereunder: the Seller shall be entitled to be reimbursed for any outstanding Servicing Advances, Servicing Fees and Monthly Advances.

SECTION 17.  Successor to the Seller.

Prior to termination of Seller’s responsibilities and duties under this Agreement pursuant to Sections 12, 14 or 15 herein, the Purchaser shall (i) succeed to and assume all of the Seller’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller as servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller’s duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Seller as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 16 and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03, it being understood and agreed that the provisions of such Subsections 7.01, 7.02 and 7.03 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement provided, however, that such successor shall not assume, and Seller shall indemnify such successor for, any and all liabilities arising out of the Seller’s acts as servicer. Any termination of the Seller as servicer pursuant to Section 12, 14 or 15 shall not affect any claims that the Seller or Purchaser may have against each other arising prior to any such termination or resignation or remedies with respect to such claims.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation of the Seller hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Seller shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor servicer or (y) in causing MERS to designate on the MERS System the successor servicer as the servicer of such Mortgage Loan.

The Seller shall timely deliver to the successor the funds in the Custodial Account, and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller as servicer. Within 30 days of the Servicing Transfer Date, the successor servicer shall reimburse the Seller for amounts the Seller actually expended as servicer pursuant to this Agreement which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer, including but not limited to Servicing Advances, Monthly Advances and Service Fees.

SECTION 18.  Financial Statements.

The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Seller’s financial statements for the most recently completed three fiscal years respecting which such statements are available. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. As agreed between Purchaser and- Seller, also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to knowledgeable financial, accounting, origination and servicing officers of the Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller, its loan origination or servicing practices or the financial statements of the Seller.

SECTION 19.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(a)	if to the Seller:

M&T MORTGAGE CORPORATION
One Fountain Plaza
Buffalo, NY 14203
Attn: Tom Esposito
Telecopy: 716-848-7013

with a copy to:

M&T MORTGAGE CORPORATION
One M&T Plaza, 12th Floor
Buffalo, NY 14203
Attn: General Counsel
Telecopy: 716-842-5376

(b)	if to the Purchaser:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention: David Stiepelman, Esq.

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 20.  Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 21.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 22.  Governing Law.

THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

SECTION 23.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 24.  Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Mortgage Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Mortgage Loans. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

SECTION 25.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 26.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 27.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 28.  Nonsolicitation.

From and after the date of the related Commitment Letter, the Seller covenants and agrees that it will not take any action or facilitate or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan to refinance such Mortgage Loan, or alter the payment terms of any Mortgage Loan in whole or in part or provide information to any other entity to solicit the refinancing of any Mortgage Loan, in whole or in part, without the prior written consent of the Owner. Notwithstanding the foregoing, it is understood and agreed that promotions (including for the refinancing of mortgage loans) undertaken by the Seller or any affiliates of the Seller which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, mass mailing advertisements based on commercially acquired mailing lists or the Seller’s entire servicing portfolio, and newspaper, radio and television advertisements shall not constitute solicitation under this Section 27. This Section 27 shall not be deemed to preclude the Seller or any of its affiliates from soliciting any Mortgagor for any other financial products or services.

SECTION 29.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 30.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 31.  Entire Agreement.

This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and, except to the extent otherwise set forth in writing or specifically provided for in the Commitment Letter, supersedes any prior agreement and understandings with respect to those matters and transactions.

SECTION 32.  Relationship of the Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

SECTION 33.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 34.  Submission To Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY (Purchaser)

By:
Name:
Title:

EXHIBIT 1

SELLER’S OFFICER’S CERTIFICATE

I, ________________________, hereby certify that I am the duly elected ______________ of M&T Mortgage Corporation, a New York corporation (the “Seller”), and further certify, on behalf of the Seller as follows:

(1)  Attached hereto as Attachment I are a true and correct copy of the [Certificate of Incorporation and by laws] of the Seller as are in full force and effect on the date hereof.

(2)  No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending.

(3)  Each person who, as an officer or attorney in fact of the Seller, signed (a) the Master Mortgage Loan Purchase and Servicing Agreement (the “Purchase Agreement”), dated as of November 1, 2005, by and between the Seller and (the “Purchaser”); (b) the Commitment Letter, dated _____________ 2005, between the Seller and the Purchaser (the “Commitment Letter”); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the mortgage loans in accordance with the Purchase Agreement and the Commitment Letter was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney in fact, and the signatures of such persons appearing on such documents are their genuine signatures.

(4)  Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ________________, 200_ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the mortgage loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

(5)  Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ______________, 200_. No event has occurred since ___________________, 200_ which has affected the good standing of the Seller under the laws of the State of ___________.

(6)  All of the representations and warranties of the Seller contained in Subsections 7.01 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

(7)  The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the related Commitment Letter.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:

[Seal]

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

I, _______________________, Secretary of the Seller, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

[Seal]

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

EXHIBIT 2

SERVICING TRANSFER INSTRUCTIONS
[successor servicer TO PROVIDE FOR FORM]

EXHIBIT 3

SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Goldman Sachs Mortgage Company from the Seller named below pursuant to that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of , as of the date and time of receipt by ______________________________ of $__________ for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution (Name) (Address)

By:

II. Certification of Release

The Seller named below hereby certifies to Goldman Sachs Mortgage Company that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Goldman Sachs Mortgage Company, the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

Seller

By:
Name:
Title:

EXHIBIT 4

ASSIGNMENT AND CONVEYANCE

On this _______ day of ________, 200_, M&T Mortgage Corporation (“Seller”) as the Seller under that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein pursuant to the Commitment Letter dated as of [DATE]. Pursuant to Section 6.03 of the Agreement, the Seller has delivered to the Purchaser or its designee the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The contents of each related Servicing File required to be retained by the Seller to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller’s possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.

The Seller confirms to the Purchaser that the representation and warranties set forth in Sections 7.01 and 7.02 of the Agreement are true and correct as of the date hereof, and that all statements made in the Seller’s Officer’s Certificates and all attachments thereto remain complete, true and correct in all respects as of the date hereof. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

EXHIBIT 5

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include, as applicable, each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Seller or delivered to the Purchaser, or its designee:

1.  The original Mortgage Note together with any applicable riders, bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee to the last endorsee, endorsed (on the Mortgage Note or an allonge attached thereto) “Pay to the order of ________________ without recourse,” and signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”;

2.  Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon, or a copy of the original mortgage with evidence of recording thereon. If the original Mortgage has not been returned from the applicable public recording office, a duplicate copy of the original Mortgage which has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the original mortgage with evidence of recording thereon. If the original Mortgage has not been returned from the applicable public recording office, a duplicate copy of the original Mortgage which has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

3.  In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage, in blank, executed via original signature, which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and the related Mortgage recording information). If the Mortgage Loan was acquired by the last assignee in a merger, the Assignment of Mortgage must be made by “[name of last assignee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last assignee while doing business under another name, the Assignment of Mortgage must be by “[name of last assignee], formerly known as [previous name]”;

4.  Originals of all intervening assignments of mortgage (if applicable), with evidence of recording thereon, showing a complete chain of title from the originator to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage;

5.  Originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, or if any such assumption, modification, consolidation or extension agreement has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded document, a photocopy of such document;

6.  If the Mortgage Note or Mortgage was executed pursuant to a power of attorney or other instrument that authorized or empowered such Person to sign, the original power of attorney (or such other instrument), with evidence of recording thereon, unless such originals are permanently retained by the applicable recording office (in which event, a photocopy of each such original);

7.  The original mortgagee title insurance policy or (ii) if such policy has not been issued, a certified true copy of the related policy binder or commitment for title;

If any original recorded document required to be delivered to the Purchaser has been lost or if such public recording office retains the original recorded document, then in lieu of delivering such original, the Seller shall deliver, or cause to be delivered, a photocopy of such original document.

If any such other original document which has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned by such recording office, in lieu of delivering such original, the Seller shall deliver, or cause to be delivered, a complete copy of such document.

8.  the original Primary Insurance Policy, if the Loan-to-Value Ratio is greater than 80.00%.

9.  Residential loan application.

10.  Mortgage Loan closing statement.

11.  Verification of employment and income, if applicable to Mortgage Loan product.

12.  Verification of acceptable evidence of source and amount of downpayment, if applicable to Mortgage Loan product.

13.  Credit report on Mortgagor.

14.  Residential appraisal report.

15.  Photograph of the Mortgaged Property, if required by residential appraisal report.

16.  Survey of the Mortgaged Property, or title policy endorsement indicating no change.

17.  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

18.  All required disclosure statements

19.  If available, termite report, structural engineer’s report, water potability and septic certification.

20.  Sales Contract, if applicable.

21.  Hazard insurance policy or binder.

22.  Insurance claim files, correspondence, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

23.  The original Pledge Agreement, if applicable, entered into by the Mortgagor with respect to such Cooperative Loan;

24.  UCC 3 assignment in blank (or equivalent instrument), if applicable, sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative Loan to the Purchaser;

25.  Original assignment of Pledge Agreement, if applicable, in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to Seller;

26.  Original Form UCC 1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

27.  Cooperative Shares with an original Stock Certificate, if applicable;

28.  Original Proprietary Lease, if applicable;

29.  Original Assignment of Proprietary Lease, if applicable, in blank, and all intervening assignments thereof; and

30.  Original recognition agreement, if applicable, of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan.

EXHIBIT 6

CUSTODIAL ACCOUNT LETTER AGREEMENT

____________ __, 200_

To:________________________________

(the “Depository”)

As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of , we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as “M&T Mortgage Corporation in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:
Name:
Title:

EXHIBIT 7

ESCROW ACCOUNT LETTER AGREEMENT

__________, 200_

To:  _________________________

(the “Depository”)

As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of , we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as “M&T Mortgage Corporation in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

M&T MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

EXHIBIT 8

SERVICING ADDENDUM FOR SERVICING RETAINED MORTGAGE LOANS

Subsection 11.01. Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Servicing Retained Mortgage Loans in accordance with this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

The Seller shall notify MERS of the ownership interest of Purchaser in each MOM Loan through the MORNET system or MIDANET system, as applicable, or any other comparable system acceptable to MERS. At any time during the term of this Agreement, Purchaser may direct Seller to cause any MOM Loan to be deactivated from the MERS System.

In servicing and administering the Mortgage Loans, the Seller shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to accepted mortgage servicing practices of prudent lending institutions , and the Purchaser’s reliance on the Seller.

Subsection 11.02. Collection of Mortgage Loan Payments.

  Continuously from the date hereof until the principal and interest on all Servicing Retained Mortgage Loans are paid in full, the Seller shall proceed diligently to collect all payments due under each Servicing Retained Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Seller shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Subsection 11.03. Realization Upon Defaulted Mortgage Loans.

(a)  The Seller shall use its best efforts, consistent with the .procedures that the Seller would use in servicing mortgage loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01. The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Servicing Retained Mortgage Loan remains delinquent for a period of 90 days or more, the Seller shall commence foreclosure proceedings. The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Seller shall be responsible for advancing all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement in accordance with Section 11.05.

(b)  Notwithstanding the foregoing provisions of this Section 11.03, with respect to any Mortgage Loan as to which the Seller has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Seller shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee in possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Seller has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

1. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

2. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 11.03 shall be advanced by the Seller, subject to the Seller’s right to be reimbursed therefor from the Custodial Account as provided in Section 11.05(vii).

Upon completion of the environmental audit report, the Seller shall promptly provided the Purchaser with a copy thereof. Thereafter, the Seller and Purchaser shall consult to determine how to proceed with respect to the Mortgaged Property.

(c)  Proceeds received in connection with any Final Recovery .Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied as follows: to reimburse the Seller for any related unreimbursed Servicing Advances pursuant to Section 11.05(iii); to pay accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or if not in connection with a Final Recovery Determination, to the Due Date prior to the Distribution Date on which such amounts are to be distributed; as a recovery of delinquent principal of the Mortgage Loan, and collection of Service Fees on delinquent interest. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Seller as follows; first, to unpaid Servicing Fees; and second, to the balance of interest then due and owing.

Subsection 11.04. Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts. The Custodial Account shall be established with a Qualified Depository as a Special Deposit Account. The Seller and the Purchaser intend that the Custodial Account be a special deposit account. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 6.

The Seller shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-Off Date, or received by it prior to the Cut-Off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Servicing Retained Mortgage Loans due on or before the Cut-Off Date:

(i)	all payments on account of principal on the Mortgage Loans;

(ii)	all payments on account of interest on the Mortgage Loans;

(iii)	all Liquidation Proceeds;

(iv)
all Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the loan documents or applicable law;

(v)	all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

(vi)	all Monthly Advances;

(vii)
all proceeds of any Servicing Retained Mortgage Loan repurchased in accordance with Section 7.03 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 7.03;

(viii)
any amounts required to be deposited by the Seller pursuant to Section 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Seller’s own funds, without reimbursement therefor;

(ix)	any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Section 11.13;

(x)	any amounts required to be deposited in the Custodial Account pursuant to Sections 11.20 or 11.21;

(xi)
with respect to each Principal Prepayment in full or in part, an amount (to be paid by the Seller out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Interest Rate; provided, however, that in no event shall the aggregate of deposits made by the Seller pursuant to this clause (xi) exceed the aggregate amount of the Seller’s servicing compensation in the calendar month in which such deposits are required; and

(xii)	any prepayment penalties received with respect to any Mortgage Loan.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 11.01, need not be deposited by the Seller in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 11.05(iii). The Seller shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

  Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 11.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on September 1.

Subsection 11.05. Permitted Withdrawals From the Custodial Account.

  The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)	to make distributions to the Purchaser in the amounts and in the manner provided for in Section 11.14;

(ii)
to reimburse itself for Monthly Advances, the Seller’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of Purchaser, except that, where the Seller is required to repurchase a Servicing Retained Mortgage Loan pursuant to Section 7.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 7.03, and all other amounts required to be paid to the Purchaser with respect to such Servicing Retained Mortgage Loans;

(iii)
to reimburse itself for unreimbursed Servicing Advances, the Seller’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Servicing Retained Mortgage Loan pursuant to Section 7.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 7.03 and all other amounts required to be paid to the Purchaser with respect to such Servicing Retained Mortgage Loans;

(iv)
to pay to itself pursuant to Section 11.22 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(v)
to pay to itself with respect to each Servicing Retained Mortgage Loan that has been repurchased pursuant to Section 7.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(vi)	to reimburse itself for any Monthly Advance previously made which the Seller has determined to be a Nonrecoverable Monthly Advance;

(vii)	to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 11.03(c).

(viii)	to reimburse itself for nonrecoverable Servicing Advances made pursuant to this Agreement;

(ix)	to clear and terminate the Custodial Account on the termination of this Agreement; and

(x)	to reimburse Seller for funds placed in the Custodial Account in error.

The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii)  (viii) above. The Seller shall provide written notification in the form of an Officers’ Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (vi) above.

Subsection 11.06. Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The Escrow Account shall be established with a Qualified Depository as a Special Deposit Account, in a manner which shall provide maximum available insurance thereunder. The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 7.

The Seller shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.07. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non interest bearing or that interest paid thereon is insufficient for such purposes.

Subsection 11.07. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, or (viii) to reimburse Seller for funds placed in the Escrow Account in error.

Subsection 11.08. Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Seller shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which Fannie Mae no longer requires such insurance to be maintained. The Seller will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non renewed policy is obtained from and maintained with a Qualified Insurer. The Seller shall not take any action which would result in non coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Seller, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.19, the Seller shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 11.04, any amounts collected by the Seller under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05.

Subsection 11.09. Transfer of Accounts.

The Seller may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Subsection 11.10. Maintenance of Hazard Insurance.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any hazard insurance policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any hazard insurance policy. The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available through NFIP, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Seller also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 11.04, any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05. Any cost incurred by the Seller in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Seller. The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B+ or a financial performance Index of VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Subsection 11.11. Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.10 and otherwise complies with all other requirements of Section 11.10, the Seller shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a declaration statement verifying insurance coverage and deductible amounts from the insurer.

Subsection 11.12 Fidelity Bond, Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae and Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers’ and Servicers’ Guide. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a declaration statement verifying insurance coverage and deductible amounts from the surety and the insurer.

Subsection 11.13  Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Seller from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non permitted assets” within the meaning of Section 860F(a)(2)(b) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code. The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Seller shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Seller to the Purchaser upon request. The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Seller determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a separate servicing agreement between the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three years or such other period as may be permitted under Section 860G(a)(8) of the Code.

With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets in a Custodial Account.

The Seller shall deposit or cause to be deposited, on a daily basis in the related Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and the fees of any managing agent acting on behalf of the Seller.

The Seller shall furnish to the Purchaser on each Distribution Date, an operating statement for each actively rented REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser. If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the Custodial Account.

Subsection 11.14. Distributions.

On each Distribution Date, the Seller shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.05; plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Section 11.21, minus (iii) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Distribution Date and (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Seller or by check mailed to the address of the Purchaser.

With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Subsection 11.15. Remittance Reports.

On or before the 10th day (or if such 10th day is not a Business Day, the immediately preceding Business Day) of any month, the Seller shall provide to the Purchaser (or its designee) a computer tape or electronically transmitted data file in Excel format (or such other mutually agreeable format) setting forth the information contained in Exhibit 15 hereto (the “Monthly Remittance Advice”).

On the 10th day (or if such 10th day is not a Business Day, the immediately preceding Business Day) of each month (the “Data File Delivery Date”) commencing in the month after the Closing Date, the Seller shall deliver to the Purchaser a data file in “.csv” format incorporating the fields set forth in the data file layout in substantial compliance with the form set forth on Exhibit 16 hereto (the “Data File”).

Subsection 11.16. Statements to the Purchaser.

Upon request, the Seller shall forward to the Purchaser or its designee a copy of Seller’s custodial reconciliation reports.

Subsection 11.17. Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 11.13, with respect to any REO Property, the Seller shall furnish to the Purchaser a statement covering the Seller’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Subsection 11.18. Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property

Subsection 11.19. Assumption Agreements.

The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due on sale” clause applicable thereto; provided, however, that the Seller shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If the Seller reasonably believes it is unable under applicable law to enforce such “due on sale” clause, the Seller shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is not allowed pursuant to this Section 11.19, the Seller, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 11.19, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Subsection 11.20. Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, the Seller shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser’s designee. Upon request, the Purchaser, shall promptly release the related mortgage documents to the Seller and the Seller shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the fidelity bond insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Seller. Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

Subsection 11.21. Monthly Advances by the Seller.

(1) Not later than the close of business on the Business Day preceding each Distribution Date, the Seller shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Seller, whether or not deferred pursuant to Section 11.01, of principal (due after the Cut-Off Date) and interest not allocable to the period prior to the Cut-Off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

(2) The obligation of the Seller to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Seller if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance. The determination by the Seller that it has made either a Nonrecoverable Monthly Advance or Nonrecoverable Servicing Advance or that any proposed Monthly Advance, if made, would constitute either a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.

Subsection 11.22. Servicing Compensation.

As compensation for its services hereunder, the Seller shall, subject to Section 11.04(xi), be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller’s Servicing Fee. Additional servicing compensation in the form of assumption fees and any associated ancillary fees, as provided in Section 11.20, net Prepayment Interest Excess, and late payment charges or otherwise shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Subsection 11.23. Statement as to Compliance.

(1) The Seller will deliver to the Purchaser on or before March 10 of 2006, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

(2) The Seller shall indemnify and hold harmless the master servicer, the depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.23, Section 11.24, Section 11.25 or Section 11.31, or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Seller in the other in connection with a breach of the Seller’s obligations under this Section 11.23, Section 11.24 or Section 11.25, or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Subsection 11.24. Independent Public Accountants’ Servicing Report.

On or before March 10 of 2006, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of Mortgage Loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

Subsection 11.25. Annual Statement as to Compliance.

(1) On or before March 10 of each year (or if not a Business Day, the immediately preceding Business Day), beginning on March 10, 2006, or at any other time upon thirty days written request, an officer of the Seller shall, if the Mortgage Loans are being master serviced by a master servicer in a securitization transaction, execute and deliver to such master servicer for the benefit of such master servicer and its officers, directors and affiliates a certification in the form of Exhibit 10 attached hereto.

(2) The Seller shall indemnify and hold harmless the Initial Purchaser or its designee and their officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.25 or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Initial Purchaser or its designee, then the Seller agrees that it shall contribute to the amount paid or payable by the Initial Purchaser or its designee as a result of the losses, claims, damages or liabilities of the Initial Purchaser or its designee in such proportion as is appropriate to reflect the relative fault of the Initial Purchaser or its designee on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations under this Section 11.25 or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Subsection 11.26. Notification of Adjustments.

On each Adjustment Date, the Seller shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. Upon the discovery by the Seller or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall (a) immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor, or, (b) withdraw from the Custodial Account the amount of any interest overcharge previously passed through to the Purchaser.

Subsection 11.27. Access to Certain Documentation.

The Seller shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Seller required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Seller. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Seller by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Seller.

Subsection 11.28. Reports and Returns to be Filed by the Seller.

The Seller shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Subsection 11.29. Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Seller shall segregate and hold all Buydown Funds in the Custodial Account separate and apart from the Seller’s funds and general assets.

With respect to each Buydown Mortgage Loan, the Seller shall have deposited into the Custodial Account, no later than the Closing Date, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage Loan, the Seller will distribute to the Purchaser on each Distribution Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Seller or the insurer under any related Primary Insurance Policy) the Seller shall, on the Distribution Date following the date upon which Liquidation Proceeds or REO Disposition Proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Custodial Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Seller shall be required to withdraw from the Custodial Account any Buydown Funds remaining in the Custodial Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a Principal Prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Custodial Account related to such Buydown Mortgage Loan, would result in a Principal Prepayment in full, the Seller shall distribute to the Purchaser on the Distribution Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Custodial Account.

Subsection 11.30. Superior Liens.

With respect to each Second Lien Mortgage Loan, the Seller shall, for the protection of the Purchaser’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. The Seller shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

If the Seller is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Seller shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code. The Seller shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Seller determines that such Servicing Advance is in the best interests of the Purchaser. The Seller shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Seller shall thereafter take such action as is necessary to recover the amount so advanced.

EXHIBIT 9

SERVICING ADDENDUM FOR SERVICING RELEASED MORTGAGE LOANS

Subsection 11.01. Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Servicing Released Mortgage Loans in accordance with this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

The Seller shall notify MERS of the ownership interest of Purchaser in each MOM Loan through the MORNET system or MIDANET system, as applicable, or any other comparable system acceptable to MERS. At any time during the term of this Agreement, Purchaser may direct Seller to cause any MOM Loan to be deactivated from the MERS System.

In servicing and administering the Mortgage Loans, the Seller shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to accepted mortgage servicing practices of prudent lending institutions, and the Purchaser’s reliance on the Seller.

Subsection 11.02. Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Servicing Released Mortgage Loans are paid in full, the Seller shall proceed diligently to collect all payments due under each Servicing Released Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to Mortgage Loans comparable to the Mortgage Loans and held for its own account. Further, the Seller shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Subsection 11.03. Realization Upon Defaulted Mortgage Loans.

(1) The Seller shall use its best efforts, consistent the procedures that the Seller would use in servicing mortgage loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01. The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Servicing Released Mortgage Loan remains delinquent for a period of 90 days or more, the Seller shall commence foreclosure proceedings. The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Seller shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement in accordance with Section 11.05.

(2) Notwithstanding the foregoing provisions of this Section 11.03, with respect to any Mortgage Loan as to which the Seller has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Seller shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee in possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Seller has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 11.03 shall be advanced by the Seller, subject to the Seller’s right to be reimbursed therefor from the Custodial Account as provided in Section 11.05(v).

Upon completion of the environmental audit report, the Seller shall promptly provided the Purchaser with a copy thereof. Thereafter, the Seller and Purchaser shall consult to determine how to proceed with respect to the Mortgaged Property.

(3) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied as follows: to reimburse the Seller for any related unreimbursed Servicing Advances pursuant to Section 11.05(ii); to pay accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or if not in connection with a Final Recovery Determination, to the Due Date prior to the Distribution Date on which such amounts are to be distributed; as a recovery of delinquent principal of the Mortgage Loan.

Subsection 11.04. Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts. The Custodial Account shall be established with a Qualified Depository as a Special Deposit Account. The Seller and the Purchaser intend that the Custodial Account be a special deposit account. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 6.

The Seller shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-Off Date, or received by it prior to the Cut-Off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Servicing Released Mortgage Loans due on or before the Cut-Off Date:

(i)  all payments on account of principal on the Mortgage Loans;

(ii)  all payments on account of interest on the Mortgage Loans;

(iii)  all Liquidation Proceeds;

(iv)  all Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the loan documents or applicable law;

(v)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

(vi)  all proceeds of any Servicing Released Mortgage Loan repurchased in accordance with Sections 7.03 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 7.03;

(vii)  any amounts required to be deposited by the Seller pursuant to Section 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Seller’s own funds, without reimbursement therefor;

(viii)  any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Section 11.13;

(ix)  any amounts required to be deposited in the Custodial Account pursuant to Sections 11.19 or 11.20; and

(x)  any prepayment penalties received with respect to any Mortgage Loan.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 11.01, need not be deposited by the Seller in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 11.05(iii). The Seller shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 11.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on September 1.

Subsection 11.05. Permitted Withdrawals From the Custodial Account.

  The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)  to make distributions to the Purchaser in the amounts and in the manner provided for in Section 11.11;

(ii)  to reimburse itself for unreimbursed Servicing Advances, the Seller’s right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Servicing Released Mortgage Loan, pursuant to Section 7.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 7.03 and all other amounts required to be paid to the Purchaser with respect to such Servicing Released Mortgage Loans;

(iii)  to pay to itself pursuant to Section 11.20 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(iv)  to pay to itself with respect to each Servicing Released Mortgage Loan that has been repurchased pursuant to Section 7.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(v)  to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

(vi)  to reimburse itself for Nonrecoverable Servicing Advances made pursuant to this Agreement; and

(vii)  to clear and terminate the Custodial Account on the termination of this Agreement; and

(viii)  to reimburse Seller for funds placed in the Custodial Account in error.

The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii)  (vii) above.

Subsection 11.06. Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The Escrow Account shall be established with a Qualified Depository as a Special Deposit Account, in a manner which shall provide maximum available insurance thereunder. The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 7.

The Seller shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.06. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non interest bearing or that interest paid thereon is insufficient for such purposes.

Subsection 11.07. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement or (viii) to reimburse Seller for funds placed in the Escrow Account in error.

Subsection 11.08. Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Seller shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which Fannie Mae no longer requires such insurance to be maintained. The Seller will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non renewed policy is obtained from and maintained with a Qualified Insurer. The Seller shall not take any action which would result in non coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Seller, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.18, the Seller shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 11.04, any amounts collected by the Seller under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05.

Subsection 11.09. Transfer of Accounts.

The Seller may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Subsection 11.10. Maintenance of Hazard Insurance.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any hazard insurance policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any hazard insurance policy. The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available through NFIP, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Seller also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 11.04, any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05. Any cost incurred by the Seller in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Seller. The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B+ or a financial performance indes of VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Subsection 11.11 Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.10 and otherwise complies with all other requirements of Section 11.10, the Seller shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a declaration statement verifying insurance coverage and deductible amounts from the insurer.

Subsection 11.12 Fidelity Bond, Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae and Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers’ and Servicers’ Guide. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a declaration statement verifying insurance coverage and deductible amounts from the surety and the insurer.

Subsection 11.13 Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Seller from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non permitted assets” within the meaning of Section 860F(a)(2)(b) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code. The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Seller shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Seller to the Purchaser upon request. The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Seller determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a separate servicing agreement between the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three years or such other period as may be permitted under Section 860G(a)(8) of the Code.

With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets in a Custodial Account for each REO Property

The Seller shall deposit or cause to be deposited, on a daily basis in the related Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and the fees of any managing agent acting on behalf of the Seller.

The Seller shall furnish to the Purchaser on each Distribution Date, an operating statement for each actively rented REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser. If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the Custodial Account.

Subsection 11.14 Distributions.

On each Distribution Date, the Seller shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.05; minus (ii) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Distribution Date and (iii) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Seller or by check mailed to the address of the Purchaser.

With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Subsection 11.15 Remittance Reports.

On or before the 10th day (or if such 10th day is not a Business Day, the immediately preceding Business Day) of any month, the Seller shall provide to the Purchaser (or its designee) a computer tape or electronically transmitted data file in Excel format (or such other mutually agreeable format) setting forth the information contained in Exhibit 15 hereto (the “Monthly Remittance Advice”).

On the 10th day (or if such 10th day is not a Business Day, the immediately preceding Business Day) of each month (the “Data File Delivery Date”) commencing in the month after the Closing Date, the Seller shall deliver to the Purchaser a data file in “.csv” format incorporating the fields set forth in the data file layout in substantial compliance with the form set forth on Exhibit 16 hereto (the “Data File”).

Subsection 11.16 Statements to the Purchaser.

Upon request, the Seller shall forward to the Purchaser or its designee a copy of Seller’s custodial reconciliation reports.

Subsection 11.17 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Subsection 11.18 Assumption Agreements.

The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due on sale” clause applicable thereto; provided, however, that the Seller shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If the Seller reasonably believes it is unable under applicable law to enforce such “due on sale” clause, the Seller shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is not allowed pursuant to this Section 11.18, the Seller, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 11.18, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Subsection 11.19 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, the Seller shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser’s designee. Upon request, the Purchaser, shall promptly release the related mortgage documents to the Seller and the Seller shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the fidelity bond insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Seller. Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

Subsection 11.20 Servicing Compensation.

As compensation for its services hereunder, the Seller shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller’s Servicing Fee. Additional servicing compensation in the form of assumption fees and any associated ancillary fees, as provided in Section 11.18, net Prepayment Interest Excess, and late payment charges or otherwise shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Subsection 11.21 Statement as to Compliance.

(1) The Seller will deliver to the Purchaser on or before March 15, 2006, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

(2) The Seller shall indemnify and hold harmless the master servicer, the depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.21, Section 11.22, Section 11.23 or Section 11.30, or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Seller in the other in connection with a breach of the Seller’s obligations under this Section 11.21, Section 11.22 or Section 11.23, or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Subsection 11.22 Independent Public Accountants’ Servicing Report.

On or before March 15, 2006, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of Mortgage Loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

Subsection 11.23 Annual Statement as to Compliance.

(1) `On or before March 15 of each year (or if not a Business Day, the immediately preceding Business Day), beginning on March 15, 2006, or at any other time upon thirty days written request, an officer of the Seller shall, if the Mortgage Loans are being master serviced by a master servicer in a securitization transaction, execute and deliver to such master servicer for the benefit of such master servicer and its officers, directors and affiliates a certification in the form of Exhibit 10 attached hereto.

(2) The Seller shall indemnify and hold harmless the Initial Purchaser or its designee and their officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.23 or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Initial Purchaser or its designee, then the Seller agrees that it shall contribute to the amount paid or payable by the Initial Purchaser or its designee as a result of the losses, claims, damages or liabilities of the Initial Purchaser or its designee in such proportion as is appropriate to reflect the relative fault of the Initial Purchaser or its designee on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations under this Section 11.23 or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Subsection 11.24 Notification of Adjustments.

On each Adjustment Date, the Seller shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. Upon the discovery by the Seller or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall (a) immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor, or, (b) withdraw from the Custodial Account the amount of any interest overcharge previously passed through to the Purchaser.

Subsection 11.25 Access to Certain Documentation.

The Seller shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Seller required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Seller. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Seller by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Seller.

Subsection 11.26 Reports and Returns to be Filed by the Seller.

The Seller shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Subsection 11.27 Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 11.13, with respect to any REO Property, the Seller shall furnish to the Purchaser a statement covering the Seller’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Subsection 11.28 Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Seller shall segregate and hold all Buydown Funds in the Custodial Account separate and apart from the Seller’s funds and general assets.

With respect to each Buydown Mortgage Loan, the Seller shall have deposited into the Custodial Account, no later than the Closing Date, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage Loan, the Seller will distribute to the Purchaser on each Distribution Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Seller or the insurer under any related Primary Insurance Policy) the Seller shall, on the Distribution Date following the date upon which Liquidation Proceeds or REO Disposition Proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Custodial Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Seller shall be required to withdraw from the Custodial Account any Buydown Funds remaining in the Custodial Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a Principal Prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Custodial Account related to such Buydown Mortgage Loan, would result in a Principal Prepayment in full, the Seller shall distribute to the Purchaser on the Distribution Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Custodial Account.

Subsection 11.29 Superior Liens.

With respect to each Second Lien Mortgage Loan, the Seller shall, for the protection of the Purchaser’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. The Seller shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

If the Seller is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Seller shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code. The Seller shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Seller determines that such Servicing Advance is in the best interests of the Purchaser. The Seller shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Seller shall thereafter take such action as is necessary to recover the amount so advanced.

EXHIBIT 10

FORM OF BACK UP CERTIFICATION

I, [identify certifying individual], certify to the [Initial Purchaser], [Mortgage Loan Seller] [Depositor], [Trustee], [Securities Administrator] and [Master Servicer] that:

Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

The servicing information required to be provided by the Seller under this Servicing Agreement has been provided to the Initial Purchaser and the Master Servicer;

I am responsible for reviewing the activities performed by the Seller under the Agreement and based upon the review required by the Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Initial Purchaser or the Master Servicer, the Servicer has, the Seller has, as of the date of this certification fulfilled its obligations under the Agreement; and

All significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Servicing Agreement, have been disclosed to such accountant and are included in such reports

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

By:
Name:
Title:

EXHIBIT 11

[FORM OF OPINION OF COUNSEL TO SELLER]

Goldman Sachs Mortgage Company

[Address]

Re:	Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2005

Gentlemen:

I have acted as counsel to M&T Mortgage Corporation, a New York corporation (the “Seller”), in connection with the sale of certain loans by the Seller to Goldman Sachs Mortgage Company (the “Purchaser”) pursuant to (i) a Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2005, between the Seller and the Purchaser (the “Purchase Agreement”) [and the Commitment Letter, dated _____________ 200__, between the Seller and the Purchaser (the “Commitment Letter”)]. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

In connection with rendering this opinion letter, I, or attorneys working under my direction have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

A. The Purchase Agreement;

B. The Commitment Letter;

C. The Seller’s Certificate of Incorporation and by laws, as amended to date; and

D. Resolutions adopted by the Board of Directors of the Seller with specific reference to actions relating to the transactions covered by this opinion (the “Board Resolutions”).

For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Seller, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

1. The Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of New York with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Seller has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement and the Commitment Letter (sometimes collectively, the “Agreements”).

2. The Purchase Agreement and the Commitment Letter have been duly and validly authorized, executed and delivered by the Seller.

3. The Purchase Agreement and the Commitment Letter constitute valid, legal and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Seller of the Purchase Agreement and the Commitment Letter, or the consummation of the transactions contemplated by the Purchase Agreement and the Commitment Letter, except for those consents, approvals, authorizations or orders which previously have been obtained.

5. Neither the servicing of the Mortgage Loans by the Seller as provided in the Purchase Agreement and the Commitment Letter, nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Purchase Agreement will result in a breach of any term or provision of the certificate of incorporation or by laws of the Seller, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Seller is a party or by which it is bound, (ii) any State of New York or federal statute or regulation applicable to the Seller, or (iii) any order of any State of New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller, except in any such case where the default, breach or violation would not have a material adverse effect on the Seller or its ability to perform its obligations under the Purchase Agreement and the Commitment Letter.

6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement [or the Commitment Letter] or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement or the Commitment Letter.

7. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Seller thereto as noteholder and mortgagee.

8. The Assignments of Mortgage are in recordable form and upon completion will be acceptable for recording under the laws of each applicable state. When endorsed, as provided in the Purchase Agreement, the Mortgage Notes will be duly endorsed under applicable law.

The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

A. I have assumed that all parties to the Agreements other than the Seller have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

B. My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of (a) provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy or (b) Section 17 of the Purchase Agreement.

C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Seller, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

I am admitted to practice in the State of New York and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the Federal laws of the United States of America.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the Purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,

EXHIBIT 12

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), Goldman Sachs Mortgage Company (“GSMC”) and M&T Mortgage Corporation, a [_________] corporation (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller and GSMC are parties to the Purchase Agreement (as defined herein); and

WHEREAS, the Seller or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to GSMC in anticipation of the securitization transaction;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

Subsection 1.01 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

Agreement: This Indemnification Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Certificate Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Depositor Information: All information in the Prospectus Supplement other than the Seller Information.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the 1933 Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the [_____], [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Purchase Agreement: The Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2005, by and between Goldman Sachs Mortgage Company and M&T Mortgage Corporation.

Seller Information: (a) All information in the Prospectus Supplement, the Offering Circular or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool—Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Seller or any Affiliate thereof), and (b) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES. Each party hereto represents and warrants that:

(a)  it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b)  this Agreement has been duly authorized, executed and delivered by such party; and

(c)  assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

SECTION 3.INDEMNIFICATION

Subsection 3.01 Indemnification.

(a)  The Seller shall indemnify and hold harmless the Depositor, .GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such indemnified party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Seller Information, and the Seller shall in each case reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The indemnifying party’s liability under this Section 3.01 shall be in addition to any other liability that the indemnifying party may otherwise have.

(b)  GSMC shall indemnify and hold harmless Seller and its .directors, officers, partners and each Person, if any, that controls Seller, within the meaning of either the 1933 Act or the 1934 Act, against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities to which Seller or any such director, officer, partner or controlling Person may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Depositor Information, and GSMC shall in each case reimburse Seller and each such director, officer, partner or controlling Person for any legal or other expenses reasonably incurred by Seller, and each such director, officer or controlling Person, in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures or action, as such expenses are incurred. GSMC’s liability under this Subsection 3.01 shall be in addition to any other liability that GSMC may otherwise have.

(c)  If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an indemnified party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of each party, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of the Seller, the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

Subsection 3.02 Notification; Procedural Matters. Promptly after receipt by an indemnified party under Section 3.01 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 3.01, notify the indemnifying party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the indemnifying party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 3.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel representing the indemnified parties (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4. GENERAL.

Subsection 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Subsection 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each indemnified party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Subsection 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Subsection 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Subsection 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Seller: [______________], [Address], Attention: [____________].

Subsection 4.06 Submission To Jurisdiction; Waivers. The Seller hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

M&T MORTGAGE CORPORATION

By:
Name:
Title:

EXHIBIT 13

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[_] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)  I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[_] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)  Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)  Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)  I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

(5)  The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT 14

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date:

By:
Name:
Title:

EXHIBIT 15

INFORMATION TO BE INCLUDED IN MONTHLY REMITTANCE ADVICE

Loan number;
Servicer loan number;
Borrower name;
Scheduled payment amount;
Note interest rate;
Net rate;
Servicing fee rate;
New payment amount;
New loan rate;
ARM index rate;
Actual beginning balance;
Actual ending balance;
Next due date;
Curtailment amount 1;
Curtailment date 1;
Curtailment adjustment amount 1;
Curtailment amount 2;
Curtailment date 2;
Curtailment adjustment amount 2;
Curtailment amount 3;
Curtailment date 3;
Curtailment adjustment amount 3;
Scheduled beginning balance;
Scheduled ending balance;
Scheduled principal balance;
Scheduled net amount;
Liquidation amount;
PIF date;
Action code;
Principal adjustment date;
Interest adjustment date;
Prepayment Charge amount;
Soldier and sailor adjustment amount;
Non-adv loan amount; and
CAT.

EXHIBIT 16

REPORTING REQUIREMENTS

(Pursuant to Section 11.15 of the Agreement, the Seller shall deliver the information in this Exhibit 16 in .csv format.)

LOAN NUMBER
INVESTOR ID
INVESTOR NAME
INVESTOR LOAN NUMBER
MORTGAGOR LAST NAME
MORTGAGOR FIRST NAME
NEXT PAYMENT DUE DATE
FIRST PRINCIPAL BALANCE
FIRST P AND I AMOUNT
T AND I MONTHLY AMOUNT
LOAN MATURES DATE
ANNUAL INTEREST RATE
RECOVER CORP ADVANCE BALANCE
THIRD PARTY RECOVERABLE CA BAL
NON REC CORP ADVANCE BALANCE
ESCROW BALANCE
ESCROW ADVANCE BALANCE
RESTRICTED ESCROW BALANCE
BAD CHECK TABLE
STATE
ZIP CODE
SERVICING TYPE
SENIOR LIEN AMOUNT
INTEREST PAID TO DATE
LAST PAYMENT DATE
DAYS PAST DUE
DELINQUENCY CONVENTION
NEXT PAYMENT RESET DATE
NEXT RATE RESET DATE
DELINQUENCY STATUS-T30
DELINQUENCY STATUS-T60
DELINQUENCY STATUS-T90
DELINQUENCY STATUS T120
RECENT PROPERTY VALUATION
RECENT PROPERTY VALUATION DATE
TOTAL MONTHLY PAYMENT PRINCIPAL
TOTAL MONTHLY PAYMENT INTEREST
TOTAL MONTHLY PAYMENT PENALTIES/FEES
TOTAL MONTHLY ESCROW PAYMENT
TOTAL MONTHLY PREPAYMENT AMOUNT
TOTAL PREPAYMENT PENALTIES
TOTAL MONTHLY PAYMENT
BKR STATUS CODE
CKR CHAPTER TYPE
BKR FILING DATE
BKR PREPETITION CONFIRM DATE
BKR PREPETITION CONF DATE
BKR POST PETITION DUE DATE
BKR REMOVAL DATE
BKR REMOVAL CODE
FC STATUS CODE
FC STOP CODE
FC STOP CODE DESCRIPTION
FC STATUS CODE CHANGE DATE
FC SALE DATE
FC SALE AMOUNT
LOSS MIT STATUS CODE
LOSS MIT SET UP DATE
LOSS MIT STAGE CODE
LOSS MIT TYPE CODE
LOSS MIT REMOVAL DATE
REO STATUS CODE
REO STAGE CODE
REO CMA AS IS VALUE
REO CMA COMPLETED DATE
REO EVICTION START DATE
REO EVICTION COMPLETED DATE
REO LISTING START DATE
REO LISTING PRICE AMOUNT
REO COMPLETED DATE
REO SALE PRICE AMOUNT
APPRAISAL DATE
PROPERTY VALUE AMOUNT
CONVEYANCE CONDITION
FHA PART A FILED
FHA PART A RECD
DEED SENT FOR RECORDING
TITLE APPROVAL
FHA PART B FILED
FHA PART B RECD
VA CLAIM FILED
LOAN_NBR
SERVICER LOAN_NBR
BORROWER_NAME
SCHED_PMT_AMT
NOTE_INT_RATE
SERV_FEE_RATE
NEW_PAY_AMT
NEW_LOAN_RATE
ARM_INDEX_RATE
ACTL_BEG_BAL
ACTL_END_BAL
NEXT_DUE_DATE
CURT_DATE_1
CURT_ADJ_AMT_1
CURT_AMT_2
CURT_DATE_2
CURT_ADJ_AMT_2
CURT_AMT_3
CURT_DATE_3
CURT_ADJ_AMT_3
SCHED_BEG_BAL
SECHED_END_BAL
SCHED_PRIN_AMT
SCHED_NET_INT
LIQ_AMT
PIF_DATE
ACTION_CODE
PRIN_ADJ_AMT
INT_ADJ_AMT
PREPAYMENT PENALTY AMT
SOLDIER_SAILOR ADJ AMT
NON ADV LOAN AMT
CAT
REMITTANCE
PAYMENT DATE
1 If Counts in Totals
SCHED_PMT_AMT
SCHED_BEG_BAL
SCHED_END_BAL
ACTL_BEG_BAL
ACTL_END_BAL

SCHEDULE I

Mortgage Loan Schedule

SCHEDULE II

Points and Fees

GSAA HOME EQUITY TRUST 2007-S1

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2007-S1

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

among

GOLDMAN SACHS MORTGAGE COMPANY,
as Assignor

GS MORTGAGE SECURITIES CORP.,
as Assignee

and

M&T BANK,
as Responsible Party

Dated as of

February 28, 2007

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Assignment Agreement”) made this 28th day of February, 2007, among M&T Bank (the “Responsible Party”), GS Mortgage Securities Corp., as assignee (the “Assignee”) and Goldman Sachs Mortgage Company, as assignor (the “Assignor”).

WHEREAS, the Assignor and the Responsible Party have entered into the Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2005 (the “Sale Agreement”), pursuant to which the Responsible Party sold certain mortgage loans on a servicing-released basis listed on the mortgage loan schedule attached as an exhibit to the Master Servicing and Trust Agreement (as defined below);

WHEREAS, the Assignee has agreed on certain terms and conditions to purchase from the Assignor certain of the mortgage loans (the “Mortgage Loans”), which are subject to the provisions of the Sale Agreement and are listed on the mortgage loan schedule attached as Exhibit 1 hereto (the “Mortgage Loan Schedule”); and

WHEREAS, pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling Agreement”), among GS Mortgage Securities Corp., as depositor, Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”), U.S. Bank National Association, as a custodian, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), Ocwen Servicing LLP, as a servicer, Avelo Mortgage, L.L.C., as a servicer and Specialized Loan Servicing LLC, as a servicer, the Assignee will transfer the Mortgage Loans to the Trustee, together with the Assignee’s rights under the Sale Agreement, to the extent relating to the Mortgage Loans (other than the rights of the Assignor (and if applicable its affiliates, officers, directors and agents) to indemnification thereunder).

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Assignment and Assumption. (a) The Assignor hereby assigns to the Assignee, as of the date hereof, all of its right, title and interest in and to the Mortgage Loans and the Sale Agreement, to the extent relating to the Mortgage Loans (other than the rights of the Assignor (and if applicable its affiliates, officers, directors and agents) to indemnification thereunder), and the Assignee hereby assumes all of the Assignor’s obligations under the Sale Agreement, to the extent relating to the Mortgage Loans, from and after the date hereof, and the Responsible Party hereby acknowledges such assignment and assumption and hereby agrees to the release of the Assignor from any obligations under the Sale Agreement from and after the date hereof, to the extent relating to the Mortgage Loans.

(b)  The Assignor represents and warrants to the Assignee that the Assignor has not taken any action which would serve to impair or encumber the Assignor’s ownership interest in the Mortgage Loans since the date of the Sale Agreement.

(c)  The Responsible Party and the Assignor shall have the right to amend, modify or terminate the Sale Agreement without the joinder of the Assignee with respect to mortgage loans not conveyed to the Assignee hereunder; provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

2.  Accuracy of Sale Agreement. The Responsible Party and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit 2 is a true, accurate and complete copy of the Sale Agreement and (ii) to the best of the Assignor’s knowledge, no notice of termination has been given to the Responsible Party under the Sale Agreement. The Responsible Party, in its capacity as seller under the Sale Agreement, further represents and warrants that the representations and warranties contained in Section 7.01 and Section 7.02 (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xii), (xiii), (xiv), (xv), (xvii), (xxviii), (xxxiv), (xxxv), (xli), (xliv), (l), (lv), (lvi) of the Sale Agreement are true and correct as of the Reconstitution Date (as such term is defined in the Sale Agreement) and the representations and warranties contained in Section 7.02 (i), (v), (xi), (xvi), (xix) - (xxxiii), (xxxvi) - (xl), (xlii), (xliii), (xlv) - (xlix), (li) - (liv), (lvii) - (lxvi) of the Sale Agreement are true and correct as of the related Closing Date (as such term is defined in the Sale Agreement).

3.  Modification of the Sale Agreement. Only in so far as it relates to the Mortgage Loans, the Responsible Party and the Assignor hereby amend the Sale Agreement as follows:

(a)  the defined term “Business Day” in Section 1 will be deleted in its entirety and replaced with the following:

“Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of Maryland, Minnesota or New York, (b) the state in which the Servicer’s servicing operations are located or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.”

(b)  a new section, Section 35, will be added immediately following subsection 34 which shall read as follows:

“SECTION 35. Third Party Beneficiary.

Wells Fargo Bank, National Association, as master servicer under the Pooling Agreement, shall be considered a third party beneficiary to this Agreement entitled to all of the rights and benefits accruing to it as if it were a direct party to this Agreement.”

4.  Recognition of Assignee. From and after the date hereof, the Responsible Party shall note the transfer of the Mortgage Loans to the Assignee in its books and records, shall recognize the Assignee as the owner of the Mortgage Loans. It is the intention of the Assignor, Assignee and Responsible Party that the Sale Agreement shall be binding upon and inure to the benefit of the Responsible Party and the Assignee and their successors and assigns.

5.  Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor as follows:

(a)  Decision to Purchase. The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Assignor or the Responsible Party other than those contained in the Sale Agreement or this Assignment Agreement.

(b)  Authority. The Assignee hereto represents and warrants that it is duly and legally authorized to enter into this Assignment Agreement and to perform its obligations hereunder and under the Sale Agreement.

(c)  Enforceability. The Assignee hereto represents and warrants that this Assignment Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

6.  Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee as follows:

(a)  Organization. The Assignor has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of New York with full power and authority (corporate and other) to enter into and perform its obligations under the Sale Agreement and this Assignment Agreement.

(b)  Enforceability. This Assignment Agreement has been duly executed and delivered by the Assignor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Assignor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

(c)  No Consent. The execution, delivery and performance by the Assignor of this Assignment Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.

(d)  Authorization; No Breach. The execution and delivery of this Assignment Agreement have been duly authorized by all necessary corporate action on the part of the Assignor; neither the execution and delivery by the Assignor of this Assignment Agreement, nor the consummation by the Assignor of the transactions herein contemplated, nor compliance by the Assignor with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Assignor is a party or by which it is bound.

(e)  Actions; Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Assignment Agreement or (B) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and will, if determined adversely to the Assignor, materially adversely affect its ability to perform its obligations under this Assignment Agreement.

7.  Additional Representations and Warranties of the Assignor With Respect to the Mortgage Loans. The Assignor hereby represents and warrants to the Assignee as follows:

(a)  Prior Assignments; Pledges. Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein.

(b)  Releases. The Assignor has not satisfied, canceled or subordinated in whole or in part, or rescinded any Mortgage, and the Assignor has not released the related Mortgaged Property from the lien of any Mortgage, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission. The Assignor has not released any Mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related federal insurer, to the extent such approval was required.

(c)  Compliance with Applicable Laws. With respect to each Mortgage Loan, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending or disclosure laws applicable to such Mortgage Loan, including without limitation, any provisions relating to prepayment charges, have been complied with.

(d)  High Cost. No Mortgage Loan is categorized as “High Cost” pursuant to the then-current Standard & Poor’s Glossary for File Format for LEVELS® Version 5.7, Appendix E, as revised from time to time and in effect as of the Original Purchase Date. Furthermore, none of the Mortgage Loans sold by the Seller are classified as (a) a “high cost mortgage” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under any other applicable state, federal or local law.

(e)  Georgia Fair Lending Act. No Mortgage Loan is secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

(f)  Credit Reporting. The Assignor will cause to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

(g)  Bring Down. To the Assignor’s knowledge, with respect to each Mortgage Loan, no event has occurred from and after the applicable date set forth in such Sale Agreement to the date hereof that would cause any of the representations and warranties relating to such Mortgage Loan set forth in Section 7.02 of the Sale Agreement to be untrue in any material respect as of the date hereof as if made on the date hereof. With respect to those representations and warranties which are made to the best of the Assignor's knowledge, if it is discovered by the Assignor that the substance of such representation and warranty is inaccurate, notwithstanding the Assignor’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

It is understood and agreed that the representations and warranties set forth in Sections 6 and 7 shall survive delivery of the respective mortgage loan documents to the Assignee or its designee and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Assignor or the Assignee and its assigns of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this Assignment Agreement and to the Trustee and the Certificate Insurer, and in no event later than two (2) Business Days from the date of such discovery. It is understood and agreed that the obligations of the Assignor set forth in Section 8 to repurchase or, in limited circumstances, substitute a Mortgage Loan constitute the sole remedies available to the Assignee and its assigns on their behalf respecting a breach of the representations and warranties contained in Sections 6 and 7. It is further understood and agreed that, except as specifically set forth in Sections 6 and 7, the Assignor shall be deemed not to have made the representations and warranties in Section 7(g) with respect to, and to the extent of, representations and warranties made, as to the matters covered in Section 7(g), by the Responsible Party in the Sale Agreement (or any officer’s certificate delivered pursuant thereto).

It is understood and agreed that, with respect to the Mortgage Loans, the Assignor has made no representations or warranties to the Assignee other than those contained in Sections 6 and 7, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

8.  Repurchase of Mortgage Loans. (a) [Reserved].

(b) Upon discovery or notice of any breach by the Assignor of any representation, warranty or covenant under this Assignment Agreement that materially and adversely affects the value of any Mortgage Loan or the interests of the Assignee, the Trustee or the Certificate Insurer therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interests of the Assignee, the Trustee or the Certificate Insurer therein if the Assignee, the Trustee or the Certificate Insurer incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if the Assignor does not cure such breach in all material respects within sixty (60) days from the date on which it is notified of the breach, the Assignee may, and at the direction of the Depositor or the Certificate Insurer, the Trustee shall enforce the Assignor’s obligation hereunder to purchase such Mortgage Loan from the Assignee at the Repurchase Price as defined in the Sale Agreement or, in limited circumstances (as set forth below), substitute such mortgage loan for a Substitute Mortgage Loan (as defined below).

The Assignor shall have the option, but is not obligated, to substitute a Substitute Mortgage Loan for a Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, by removing such Mortgage Loan and substituting in its place a Substitute Mortgage Loan or Loans and providing the Substitution Adjustment Amount, provided that any such substitution shall be effected not later than ninety (90) days from the date on which it is notified of the breach.

In the event the Responsible Party has breached a representation or warranty under the Sale Agreement that is substantially identical to a representation or warranty breached by the Assignor hereunder, the Assignee shall first proceed against the Responsible Party to cure such breach or purchase such mortgage loan from the Trust (to the extent the Responsible Party is obligated to repurchase such Mortgage Loan pursuant to Section 7.03 of the Sale Agreement). If the Responsible Party does not within sixty (60) days after notification of the breach, take steps to cure such breach (which may include certifying to progress made and requesting an extension of the time to cure such breach, as permitted under the Sale Agreement) or purchase the Mortgage Loan, the Trustee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach or to purchase or substitute for the Mortgage Loan from the Trust. Notwithstanding the foregoing provisions of this paragraph, nothing contained herein shall obligate the Responsible Party to repurchase any Mortgage Loan unless, and to the extent that, the Responsible Party is require to repurchase such Mortgage Loan under the Sale Agreement to which the Responsible Party and Assignor are parties.

In addition, the Assignor shall have the option, but is not obligated, to substitute a Substitute Mortgage Loan for a Mortgage Loan with respect to which the Responsible Party has breached a representation and warranty and is obligated to repurchase such Mortgage Loan under the Sale Agreement, by removing such Mortgage Loan and substituting in its place a Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than ninety (90) days from the date on which it is notified of the breach.

In the event of any repurchase or substitution of any Mortgage Loan by the Assignor hereunder, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of the Responsible Party to cure any breach or repurchase such Mortgage Loan under the terms of the Sale Agreement with respect to such Mortgage Loan. In the event of a repurchase or substitution of any Mortgage Loan by the Assignor, the Assignee shall promptly deliver to the Assignor or its designee the related Mortgage File and shall assign to the Assignor all of the Assignee’s rights under the Sale Agreement, but only insofar as such Sale Agreement relates to such Mortgage Loan.

Except as specifically set forth herein, the Assignee shall have no responsibility to enforce any provision of this Assignment Agreement, to oversee compliance hereof or to take notice of any breach or default thereof.

For purposes of this Section, “Deleted Mortgage Loan” and “Substitute Mortgage Loan” shall be defined as set forth below.

“Deleted Mortgage Loan” A Mortgage Loan which is to be, pursuant to this Section 8, replaced or to be replaced by the Assignor with a Substitute Mortgage Loan.

“Substitute Mortgage Loan” A mortgage loan substituted by the Assignor for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 2% per annum higher than that of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same periodic rate cap, lifetime rate cap, and index); and (v) comply with each representation and warranty set forth in Section 7.02 of the Sale Agreement.

“Substitution Adjustment Amount” means with respect to any Mortgage Loan, the amount remitted by GSMC on the applicable Distribution Date which is the difference between the outstanding principal balance on a Substitute Mortgage Loan as of the date of substitution and the outstanding principal balance of the Deleted Mortgage Loan as of the date of substitution.

9.  Continuing Effect. Except as contemplated hereby, the Sale Agreement shall remain in full force and effect in accordance with its terms.

10.  Governing Law.

THIS ASSIGNMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ASSIGNMENT AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF SUCH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS ASSIGNMENT AGREEMENT.

11.  Notices. Any notices or other communications permitted or required hereunder or under the Sale Agreement shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to:

(a)  in the case of the Responsible Party,

M&T Bank
One Fountain Plaza
Buffalo, NY 14203
Attention: Justin LaFramboise

With a copy to:

M&T Bank
One M&T Plaza
12th Floor
Buffalo, NY 14203
Attention: General Counsel

or such other address as may hereafter be furnished by the Responsible Party;

(b) in the case of the Assignee,

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention: Chris Gething
Tel: (212) 902-1434
Fax: (212) 256-5107

With a copy to:

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention: William Moliski
Tel.: (212) 357-8721
Fax: (212) 902-3000

or such other address as may hereafter be furnished by the Assignee; and

(c) in the case of the Assignor,

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention: William Moliski
Tel.: (212) 357-8721
Fax: (212) 902-3000

or such other address as may hereafter be furnished by the Assignor.

12.  Counterparts. This Assignment Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

13.  Definitions. Any capitalized term used but not defined in this Assignment Agreement has the meaning assigned thereto in the Sale Agreement or Pooling Agreement, as applicable.

14.  Third Party Beneficiaries. The parties agree that the Trustee and the Certificate Insurer are each intended to be, and shall have the rights of, a third party beneficiary of this Assignment Agreement.

15.  Amendments. Neither this Assignment Agreement nor the Sale Agreement (solely with respect to the Mortgage Loans) may be amended without the prior written consent of the Certificate Insurer.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement the day and year first above written.

GOLDMAN SACHS MORTGAGE COMPANY

By:	Goldman Sachs Real Estate Funding Corp., its general partner

By:
Name:
Title:

GS MORTGAGE SECURITIES CORP.

By:
Name:	Michelle Gill
Title:	Vice President

M&T BANK

By:
Name:
Title:

EXHIBIT 1

Mortgage Loan Schedule

[On File with the Trustee as provided by the Depositor]

EXHIBIT 2

Sale Agreement

[On File with the Depositor]

EXHIBIT Q-2

GREENPOINT AGREEMENTS

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the “Agreement”), dated as of October 1, 2006, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the “Purchaser”) and GreenPoint Mortgage Funding, Inc., a New York corporation, having an office at 100 Wood Hollow Drive, Novato, California 94945 (the “Seller”).

W I T N E S S E T H:

WHEREAS, from time to time, the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

Actual Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage after application of payments of principal actually received at the related Cut-off Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing principal payments.

Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association, or any successor thereto.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Seller’s servicing operations are located or (c) or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Trade Confirmation or Purchase Confirmation on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

Code: Internal Revenue Code of 1986, as amended.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

Custodian: [________] (or such other Custodian as specified in the related Trade Confirmation), or its successors in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Trade Confirmation or Purchase Confirmation.

Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Interim Servicer, a copy of which is attached to the Interim Servicing Agreement as Exhibit 7.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fannie Mae Transfer: As defined in Section 13 hereof.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Loan: A Mortgage Loan which is the subject of an FHA Mortgage Insurance contract.

FHA Mortgage Insurance: Mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

FICO: Fair Isaac Corporation, or any successor thereto.

Fitch: Fitch, Inc., or its successor in interest.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Transfer: As defined in Section 13 hereof.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) with an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. § 226.32(a)(1)(i) and (ii), (c) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (d) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicing Agreement: That certain Flow Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Seller.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

MERS: MERSCORP, Inc., its successors and assigns.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Purchaser as the Investor on the MERS® System.

MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS® System listing MERS Designated Mortgage Loans and other information.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents in the Mortgage File.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date pursuant to a Purchase Confirmation.

Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit A to the related Purchase Confirmation, setting forth certain information with respect to each Mortgage Loan in the related Mortgage Loan Package, which must include at a minimum: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e. full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27)[Reserved]; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the Mortgage Interest Rate adjustment period; (32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) [Reserved]; (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) [Reserved]; (38) [Reserved]; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) the Appraised Value of the Mortgaged Property; (43) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (44) a code indicating if the Mortgage Loan is a High Cost Loan or Home Loan as such terms are defined in the then current Standard & Poor’s Glossary; and (45) [Reserved]. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any master servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Option ARM Mortgage Loan: An adjustable rate Mortgage Loan that gives the related Mortgagor three different payment options each month, which include: (i) a minimum monthly payment option, (ii) an interest-only payment option or (iii) a full principal and interest option which amortizes over thirty (30) years or less.

Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Preliminary Mortgage Schedule: As defined in Section 3.

Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Confirmation: A confirmation of the purchase to be executed by the Seller substantially in the form of Exhibit I.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller’s warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

Reconstitution Date: As defined in Section 13.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: Greenpoint Mortgage Funding, Inc., its successors in interest and assigns.

Seller Information: As defined in Subsection 33.04(a).

Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, an amount per month as set forth in the Interim Servicing Agreement.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Subsection 6.03 hereof.

Servicing Transfer Representation: Each representation set forth in Subsections 9.02(b), (c), (d), (f), (h), the last sentence of (p), (q), (r), (z), (hh), (ii), (kk), (ll), (mm), (rr), (ss), (uu), (nnn)(3) and (nnn)(4).

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, to the extent received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Trade Confirmation: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

Transfer Date: With respect to each Mortgage Loan, (a) the date set forth in the related Trade Confirmation or (b) such other date as mutually agreed by the Seller and the Purchaser.

Underwriting Guidelines: With respect to any Mortgage Loan, the underwriting guidelines of the Seller relating to such Mortgage Loan that will be delivered to the Purchaser as part of the Credit File.

Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.  Agreement to Purchase.

The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Trade Confirmation, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Schedules.

The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Trade Confirmation and this Agreement (a “Preliminary Mortgage Schedule”).

The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

SECTION 4.  Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Trade Confirmation (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans, after application of payments of principal actually received on or before the related Cut-off Date.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the date interest was paid through on the Mortgage Loan through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate.

SECTION 5.  Examination of Mortgage Files.

No later than ten (10) Business Days after the date of the related Trade Confirmation, the Seller shall deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan.

No later than five (5) Business Days after the date of the related Trade Confirmation, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased that the Purchaser in its sole discretion has determined to examine in connection with its due diligence review, the Seller shall make copies of the related Servicing Files and Credit Files available to the Purchaser for examination at such location as shall be acceptable to the Purchaser.

Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided herein.

In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Closing Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans.

The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

Subsection 6.02  Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in the name of MERS, the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by the Fannie Mae Guides. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the requirements of the Fannie Mae Guides.

Subsection 6.03  Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Custodian no later than ten (10) Business Days after the date of the related Trade Confirmation, the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within one hundred and twenty (120) days of its submission for recordation.

In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or documents submitted for recordation to the appropriate public recording office), and in the event that the Seller does not cure such failure within thirty (30) days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer’s certificate and (ii) such document is delivered within twelve (12) months of the related Closing Date.

The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee. The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

Subsection 6.04  Quality Control Procedures.

The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production and the servicing activities of the Seller. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

SECTION 7.  Servicing of the Mortgage Loans.

The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Seller shall execute the Interim Servicing Agreement on the date hereof. Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the related Transfer Date.

SECTION 8.  Transfer of Servicing.

On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

(a)  Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

(b)  Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall provide the Purchaser and its designee with copies of all such notices no later than the related Transfer Date.

(c)  Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller’s possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

(d)  Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

(e)  Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(f)  Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

(g)  Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is one (1) Business Day after the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

(h)  Misapplied Payments. Misapplied payments shall be processed as follows:

1.  All parties shall cooperate in correcting misapplication errors;

2.  The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

3.  If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

4.  If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

5.  Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i)  Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices.

(j)  Reconciliation. The Seller shall on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(k)  IRS Forms. The Seller shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

SECTION 9.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 9.01  Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(a)  Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(d)  Ability To Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against the Seller with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

(f)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g)  Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller’s portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(h)  Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Subsection 6.03 hereof, shall be delivered to the Custodian. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

(i)  Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans delivered pursuant to Section 11 on the related Closing Date;

(j)  No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction, Whole Loan Transfer or Agency Transfer) contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading;

(k)  Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last two (2) complete fiscal years and any later quarter ended more than sixty (60) days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(l)  Loan Experience. The Seller has delivered information as to its loan gain and loss experience in respect of foreclosures, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and individual loan loss severities and delinquency histories for at least the immediately preceding year, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects;

(m)  No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(n)  Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(o)  Owner of Record. Except for a MERS Designated Mortgage Loan, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(p)  Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

(q)  Seller’s Origination. The Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller’s Underwriting Guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

(r)  Reports. On or prior to the date which is two (2) Business Days after the related Closing Date, Seller will provide the Custodian and the Purchaser with a MERS Report reflecting the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan; and

(s)  MERS Designations. With respect to each MERS Designated Mortgage Loan, on the related Closing Date, the Seller has initiated the process of designating the Purchaser as the Investor on the MERS® System. With respect to each MERS Designated Mortgage Loan, no Person is listed as Interim Funder on the MERS® System.

Subsection 9.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(a)  Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(b)  Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

(c)  No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest;

(d)  Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule and such written instruments are included in the Mortgage File. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)  Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(g)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

(h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related manufactured housing unit that secures such Mortgage Loan either: (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law. This representation and warranty is a Deemed Material Breach Representation;

(j)  Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

1.  the lien of current real property taxes and assessments not yet due and payable;

2.  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

3.  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

4.  with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

(k)  Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(l)  Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)  Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

(n)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

(o)  CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%;

(p)  Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(q)  No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(r)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s)  Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)  Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Except with respect to Option ARM Mortgage Loans, no Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. Except with respect to Option ARM Mortgage Loans, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(u)  Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(v)  Conformance with Agency and Underwriting Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines for such Mortgage Loan. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

(w)  Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(y)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)  Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

(aa)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

(bb)  Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Seller’s Underwriting Guidelines;

(cc)  Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(dd)  Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

(ee)  Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents. With respect to each Mortgage Loan that is not an Adjustable Rate Mortgage Loan, none of such Mortgage Loans are, by their terms, assumable;

(ff)  No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(gg)  Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(hh)  Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

(ii)  Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

(jj)  Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(kk)  Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(ll)  No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(mm)  Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

(nn)  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(oo)  Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

(pp)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(qq)  Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

(rr)  No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(ss)  Escrow Analysis. With respect to each Mortgage, the Seller has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(tt)  Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

(uu)  Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from disclosure of credit information in connection with the Purchaser’s secondary marketing operations and the purchase and sale of mortgages. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off. This representation and warranty is a Deemed Material Breach Representation;

(vv)  Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(ww)  Prepayment Penalty. The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note and rider except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. Except as set forth in the related Mortgage Loan Schedule, with respect to Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

(xx)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. This representation and warranty is a Deemed Material Breach Representation;

(yy)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(zz)  Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(aaa)  Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(bbb)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(ccc)  Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(ddd)  FICO Scores. Each Mortgagor has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 500;

(eee)  Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(fff)  Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

(ggg)  MERS Designations. With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System;

(hhh)  Reports. On or prior to the related Closing Date, the Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan;

(iii)  Origination Practices. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. Except with respect to Option ARM Mortgage Loans, if, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. Except with respect to Option ARM Mortgage Loans, for a Mortgagor who seeks financing through a Mortgage Loan originator’s higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator’s standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material Breach Representation;

(jjj)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria, such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(kkk)  Points and Fees. No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges which miscellaneous fees and charges, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(lll)  Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

(mmm)  Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation;

(nnn)  Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan:

(i)  No Negative Amortization of Related First Lien Loan. The related first lien loan does not permit negative amortization;

(ii)  Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

(iii)  No Default Under First Lien. To the best of Seller’s knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

(iv)  Right to Cure First Lien. The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and

(v)  Principal Residence. The related Mortgaged Property is the Mortgagor’s principal residence.

This representation and warranty is a Deemed Material and Adverse Representation;

(ooo)  Option ARM Mortgage Loans. With respect to each Option ARM Mortgage Loan, (a) the Seller (or a servicer on its behalf) either did not provide different payment options after a “teaser period” or, if different payment options were provided, applied each payment received under the Option ARM Mortgage Loan correctly in accordance with Accepted Servicing Practices, (b) unless otherwise set forth on the Mortgage Loan Schedule, the Option ARM Mortgage Loan has no negative amortization as of the Closing Date and (c) such Option ARM Mortgage Loans were serviced in accordance with Accepted Servicing Practices and all payment histories are set forth on he Mortgage Loan Schedule that would be required to service the Option ARM Mortgage Loans after the Closing Date in accordance with Accepted Servicing Practices; and

(ppp)  Interest Calculation. No Mortgage Loan calculates interest on a daily simple interest basis. Each Mortgage Loan calculates interest on a 30/360 basis.

Subsection 9.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

Within thirty (30) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation and warranty set forth in clause (aaa) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within thirty (30) days of the earlier of either discovery by or notice to the Seller of such breach, the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clause  (aaa) of such Subsection or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within one hundred twenty (120) days of the related Closing Date, the Seller shall, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser’s instructions. Purchaser shall notify Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan) within 90 days of Purchaser’s discovery thereof.

At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser’s instructions the Monthly Payment on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser’s instructions within two (2) Business Days of such substitution. Accordingly, on the date of such substitution, the Seller will remit to the Purchaser or its designee from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month’s interest thereon at the Mortgage Loan remittance rate.

In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Subsection 9.04  [Reserved]

Subsection 9.05  Purchaser’s Right to Review.

Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor’s, its financial partner’s, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories (which shall include for each Mortgage Loan, a detailed transaction history indicating how all payments were applied and for each Option ARM Mortgage Loan (a) the total negative amortization amount as of the Closing Date and (b) all adjustable rate change histories), collection histories, bankruptcy histories, broker’s price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller’s offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker’s price opinions in its sole discretion at the Purchaser’s expense.

The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Subsection 6.03 is missing or defective in whole or in part, (b) for which the related broker’s price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker’s price opinion is greater than 100%, (d) which does not conform to the Seller’s Underwriting Guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

SECTION 10.  Closing.

The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

  The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(i)  at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

(ii)  all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(iii)  the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(iv)  the Seller shall have delivered and released to the Custodian all documents required hereunder; and

(v)  all other terms and conditions of this Agreement and the related Purchase Confirmation and Trade Confirmation shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller.

SECTION 11.  Closing Documents.

(a)  The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.  this Agreement;

2.  the Interim Servicing Agreement, any account certifications and all other documents required thereunder;

3.  an Officer’s Certificate, in the form of Exhibit C hereto with respect to the Seller, including all attachments thereto;

4.  an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit D hereto (“Opinion of Counsel of the Seller”);

5.  a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

6.  [Reserved]; and

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

(b)  The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.  a Purchase Confirmation in the form of Exhibit I hereto, including all exhibits;

2.  a Trade Confirmation;

3.  the related Mortgage Loan Schedule, with one copy to be attached to the related Purchase Confirmation;

4.  each of the documents required to be delivered by the Seller pursuant to Subsection 6.03 hereof;

5.  the initial certification of the Custodian with respect to the related Mortgage Loan Package;

6.  a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

8.  if requested by the Purchaser in connection with a material change in Seller’s financial condition or corporate structure, an updated Officer’s Certificate, in the form of Exhibit C hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit D hereto.

The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

SECTION 12.  Costs.

The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS® System of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller’s counsel, shall be payable by the Seller.

SECTION 13.  Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)  Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”); or

(ii)  Freddie Mac (the “Freddie Mac Transfer”); or

(iii)  one or more third party purchasers in one or more Whole Loan Transfers; or

(iv)  one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the Seller (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”).

With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; and deliver an opinion of counsel in form and substance satisfactory to the Purchaser if requested by the Purchaser; and (3) (a) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a “Reconstitution Date”) (or, with respect to the Servicing Transfer Representations, as of the Transfer Date)or (b) make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution. The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit J hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller (or if the Seller is not the originator, the originator of the Mortgage Loans), the Seller’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 14.  The Seller.

Subsection 14.01  Additional Indemnification by the Seller; Third Party Claims.

The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller’s indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to (a) any breach of any of Seller’s representations, warranties or covenants set forth in this Agreement, (b) the failure of the Seller to perform its duties under this Agreement or (c) the failure of the Seller to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller’s indemnification pursuant to Section 9 or the first sentence of this Subsection 14.01, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

Subsection 14.02  Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

SECTION 15.  Financial Statements.

The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three (3) fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 16.  Mandatory Delivery; Grant of Security Interest.

The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the related Trade Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Trade Confirmation, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser’s (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 17.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Seller:

GreenPoint Mortgage Funding, Inc.,
100 Wood Hollow Drive
Novato, CA 94945
Attention: Susan Davia - Secondary Marketing Division
Fax: 415-878-4369
Email: susan.davia@greenpoint.com

(ii)	if to the Purchaser:

Goldman Sachs Mortgage Company
100 2nd Ave. South
Suite 200S
St. Petersburg, Florida 33701
Attention: Christina Liepold

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 18.  Severability Clause.

Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 19.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 20.  Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

SECTION 21.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 22.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the “Purchaser” hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit G.

SECTION 23.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 24.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 25.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 26.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 27.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 28.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

SECTION 29.  No Solicitation.

From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

SECTION 30.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 31.  Submission to Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 32.  Confidential Information.

The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

SECTION 33.  Compliance with Regulation AB.

Subsection 33.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 33.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 33.03  Information To Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

(a)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)  the originator’s form of organization;

(B)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator’s credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

(D)  a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

1.  the sponsor;
2.  the depositor;
3.  the issuing entity;
4.  any servicer;
5.  any trustee;
6.  any originator;
7.  any significant obligor;
8.  any enhancement or support provider; and
9.  any other material transaction party.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator in each case to the extent available without undue cost or expense. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB; provided, however, that the Seller shall not be required to provide Static Pool Information with respect to mortgage loans originated prior to January 1, 206 in accordance with Item 1105(f) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

With respect to those Mortgage Loans that were originated by Seller and sold to the Purchaser pursuant to this Agreement and subsequently securitized by the Purchaser or any of its Affiliates, the Purchaser shall, to the extent consistent with then-current industry practice, (a) cause the servicer (or another party to such securitization) under the securitization to be obligated to provide, information with respect to the Mortgage Loans from and after cut-off date of such securitization necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller static pool information, as set forth in Item 1105(a)(2) and (5) of Regulation AB and (b) indemnify or cause the servicer to indemnify the Purchaser for all losses, claims or expenses resulting from any material misstatement in such information.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  [Reserved]

(d)  If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Subsection 33.04  Indemnification.

The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33; or

(iii)  any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

The indemnification provisions of this Section shall survive the termination of this Agreement or the termination of any party to this Agreement.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (Purchaser)

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as General Partner

By:
Name:
Title:

GREENPOINT MORTGAGE FUNDING, INC. (Seller)

By:
Name:
Title:

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the “Agreement”):

(a)  the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)  the original of any guarantee executed in connection with the Mortgage Note;

(c)  the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)  the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “[SELLER], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “[SELLER], formerly known as [previous name]”;

(f)  the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)  The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

(h)  security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

  In the event an Officer’s Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within ninety (90) days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT B

CONTENTS OF EACH CREDIT FILE

(a)  The original hazard insurance policy and, if required by law, flood insurance policy.

(b)  Residential loan application.

(c)  Mortgage Loan closing statement.

(d)  Verification of employment and income (except for Mortgage Loans originated under a Limited Documentation Program).

(e)  Verification of acceptable evidence of source and amount of downpayment.

(f)  Credit report on the Mortgagor.

(g)  Residential appraisal report, if available.

(h)  Photograph of the Mortgaged Property.

(i)  Survey of the Mortgaged Property, if any.

(j)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)  All required disclosure statements.

(l)  If available, termite report, structural engineer’s report, water potability and septic certification.

(m)  Sales contract, if applicable.

(n)  Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(o)  Amortization schedule, if applicable.

(p)  The Underwriting Guidelines for the Mortgage Loan.

EXHIBIT C

SELLER’S OFFICER’S CERTIFICATE

  I, ____________________, hereby certify that I am the duly elected [Vice] President of ________________ [COMPANY], a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the “Company”) and further as follows:

1.  Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

2.  Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

3.  Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten (10) days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.  Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of October 1, 2006, by and between Goldman Sachs Mortgage Company (the “Purchaser”) and the Company (the “Purchase Agreement”), the Flow Interim Servicing Agreement, dated as of October 1, 2006, by and between the Purchaser and the Company (the “Servicing Agreement”, together with the Purchase Agreement, the “Agreements”), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original or facsimile signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________.

5.  Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.  Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.  To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

8.  Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreements and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9.  The Company is duly authorized to engage in the transactions described and contemplated in the Agreements.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:	By:
Name:
[Seal]	Title:	[Vice] President

I, ________________________, an [Assistant] Secretary of ______________ [COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By:
Name:
	Title:	[Assistant] Secretary

EXHIBIT 5 to
Company’s Officer’s Certificate

NAME	TITLE	SIGNATURE

EXHIBIT D

FORM OF OPINION OF COUNSEL TO THE SELLER

(date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:

I have acted as counsel to GreenPoint Mortgage Funding, Inc., a New York corporation (the “Company”), in connection with certain matters described in the Agreements. In connection with rendering this opinion letter, I, or attorneys working under my direction have examined, among other things, originals, certified copies or copies otherwise identified as being true copies of the following:

A.	Signed copies of the Agreements;
B.	The Company’s Certificate of Incorporation
C.	The Company’s By-Laws; and
D.	Resolutions adopted by the Board of Directors of the Company.

For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

1.  The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New York with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Company has the corporate power and authority to execute, deliver, and perform its obligations under the Agreements.

2. The Agreements have been duly and validly authorized, executed and delivered by the Company.

3. The Agreements constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. No consent, approval, authorization or order of any United States federal or California government authority on the part of the Company is required for the execution, delivery and performance by the Company of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

5. The execution, delivery and performance of the Agreements will not, as of the Closing Date, result in a violation of the Certificate of Incorporation or By-Laws of the Company, or result in a violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Company is a party or by which it is bound, (ii) any California or United States federal statute or regulation applicable to the Company, or (iii) any order of any State of California or United States federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, except in any such case where the violation or default would not have a material adverse effect on the Company or its ability to perform its obligations under the Agreements.

6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, would draw into question the validity of the Agreements or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

A. I have assumed that all parties to the Agreements other than the Company have all requisite power and authority to execute, deliver and perform their respective obligations under the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

B. My opinion expressed in paragraph 3 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy.

C. My opinion expressed in paragraph 5 above relating to violations of United States federal and California statutes, regulations or orders applicable to the Company is limited to such statutes, regulations or orders that in my experience are typically applicable to a transaction of the nature contemplated by the Agreements.

D. I have assumed, without independent check or certification, that there are no agreements or understandings among the Company and any other party, which would expand, modify or otherwise affect the terms of the Agreements or the respective rights or obligations of the parties thereunder.

I am admitted to practice in the State of California, and I render no opinion herein as to matters involving or governed by the laws of any jurisdiction other than the State of California and the federal laws of the United States of America. I also express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Agreements.

Very truly yours,

Irene D. Gilbert General Counsel GreenPoint Mortgage Funding, Inc.

EXHIBIT E

FORM OF SECURITY RELEASE CERTIFICATION

___________________, 200__

[Federal Home Loan Bank of
___________ (the “Association”)]

Attention:
Re:	Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that GreenPoint Mortgage Funding, Inc. a corporation, organized pursuant to the laws of New York (the “Company”) has committed to sell to Goldman Sachs Mortgage Company under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of October 1, 2006, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

Very truly yours,

By:
Name:
Title:

Acknowledged and approved:

By:
Name:
Title:
Date:

EXHIBIT F

FORM OF SECURITY RELEASE CERTIFICATION

I.  Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Goldman Sachs Mortgage Company from GreenPoint Mortgage Funding, Inc. (the “Company”) pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of October 1, 2006, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Goldman Sachs Mortgage Company or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

[FINANCIAL INSTITUTION] [ADDRESS]

By:
Name:
Title:

II.  Certification of Release

The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

GREENPOINT MORTGAGE FUNDING, INC.

By:
Name:
Title:

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between __________________________________, a ___________________ corporation (“Assignor”) and ________________________________, a __________________ corporation (“Assignee”):

  For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”), and with respect to such Mortgage Loans, in, to and under (a) that certain Flow Mortgage Loan Purchase and Warranties Agreement dated as of October 1, 2006 and (b) that certain Flow Interim Servicing Agreement dated as of October 1, 2006, between the Purchaser and GreenPoint Mortgage Funding, Inc. (the “Servicing Agreement” and, together with the Purchase Agreement, the “Agreements”).

2.  The Assignor warrants and represents to, and covenants with, the Assignee that:

a.  The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.  The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

c.  The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

d.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

a.  The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

b.  The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

c.  To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

d.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller, the Assignor and the Custodian all of the Assignor’s obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

e.  The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

f.  The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

g.  The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

h.  The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

i.  The Assignee has been furnished with all informa-tion regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

j.  Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

k.  Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

4.  (a)  The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

The Assignee’s wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

(b) The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

5.  This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

6.  This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

7.  No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

8.  This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

9.  Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

10.  For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee

By:	By:
Name:	Name:
Title:	Title:

Taxpayer Identification No.____________________________	Taxpayer Identification No._____________________________

EXHIBIT H

[RESERVED]

EXHIBIT I

FORM OF PURCHASE CONFIRMATION

[GREENPOINT LETTERHEAD]

[DATE]

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attn:

Re:	Purchase Confirmation ($x.xmm) (Deal No. xxxx-xxx)

Ladies and Gentlemen:

This purchase confirmation (the “Purchase Confirmation”) between GreenPoint Mortgage Funding, Inc.,

(“GreenPoint”) and Goldman Sachs Mortgage Company (“Purchaser”) sets forth our agreement pursuant to which Purchaser is purchasing, and GreenPoint is selling, on a servicing-retained basis, those certain mortgage loans identified in Exhibit A hereto and more particularly described herein (the “Mortgage Loans”).

The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Flow Mortgage Loan Purchase and Warranties Agreement dated as of October 1, 2006, between GreenPoint and Purchaser (as amended herein and otherwise, the “Agreement”). By executing this Purchase Confirmation, each of GreenPoint and Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

  All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1.  Assignment and Conveyance of Mortgage Loans. Upon Purchaser’s payment of the Purchase Price in accordance with Section 4 of the Agreement, GreenPoint shall sell, transfer, assign and convey to Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the Agreement, all of the right, title and interest of GreenPoint in and to the Mortgage Loans, excluding the servicing rights relating thereto. Each Mortgage Loan shall be serviced by GreenPoint pursuant to the terms of the Agreement.

2.  Defined Terms. As used in the Agreement, the following defined terms shall have meanings set forth below with respect to the related Mortgage Loan Package.

1.  Closing Date: [DATE].

2.  Cut-off Date: [DATE].

3.  Cut-off Date Balance:

4.  [Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication.]]

5.  Purchase Price: With respect to [the Mortgage Loans] [each Mortgage Loan], and as set forth in Exhibit [A] and Exhibit [B] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such Mortgage Loans], and (ii) the purchase price percentage set forth in Exhibit [A] hereto for such [Mortgage Loan] [Mortgage Loans], and (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

6.  Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter, [0.375]%].

3.  Description of Mortgage Loans. Each Mortgage Loan complies with the specifications set forth below in all material respects.

1.  Loan Type: Each Mortgage Loan is a [Adjustable Rate] [Balloon] [Fixed Rate] Mortgage Loan.

2.  Lien Position: Each Mortgage Loan is secured by a perfected first lien Mortgage.

3.  Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with GreenPoint’s credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie Mac mortgage eligibility criteria (as such criteria applies to GreenPoint) and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely, GREENPOINT MORTGAGE FUNDING, INC.,	Agreed to and Accepted by: GOLDMAN SACHS MORTGAGE COMPANY

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

to

PURCHASE CONFIRMATION

MORTGAGE LOAN SCHEDULE

(attached)

EXHIBIT B

to

PURCHASE CONFIRMATION

CALCULATION OF PURCHASE PROCEEDS

(attached)

EXHIBIT J

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), and GreenPoint Mortgage Funding, Inc., a New York corporation (the “Indemnifying Party”).

W I T N E& #160;S S E T H:

WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

Subsection 1.01  Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the 1933 Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Indemnified Parties: As defined in Section 3.01.

Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool—Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

  SECTION 2.  REPRESENTATIONS AND WARRANTIES.

(a)  Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b)  Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

(c)  Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party; and

(d)  The Indemnifying Party hereto represents that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

SECTION 3.  INDEMNIFICATION

  Subsection 3.01  Indemnification by the Indemnifying Party of the Depositor and the Underwriters.

(a)  The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the “Indemnified Parties”) against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party’s liability under this Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

(b)  If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

  Subsection 3.02  Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4.  GENERAL.

Subsection 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Subsection 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Subsection 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Subsection 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Subsection 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention: [____________].

Subsection 4.06 Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

GREENPOINT MORTGAGE FUNDING, INC.

By:
Name:
Title:

ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 28, 2007 (“Agreement”), among Goldman Sachs Mortgage Company (the “Assignor”), GS Mortgage Securities Corp. (the “Assignee”) and GreenPoint Mortgage Funding, Inc. (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) including, without limitation, interest and principal payments after February 1, 2007 and (b) except as described below, that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of October 1, 2006 (the “Purchase Agreement”), between the Assignor, as purchaser (the “Purchaser”), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement. The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

Recognition of the Company

2. From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to GSAA Home Equity Trust 2007-S1 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling Agreement”), among the Assignee, Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), Specialized Loan Servicing, LLC, as a servicer, (including its successors in interest and any successor servicers under the Pooling Agreement, “SLS”), Ocwen Loan Servicing, LLC, as a servicer (including its successors in interest and any successor servicers under the Pooling Agreement, “Ocwen”), Avelo Mortgage, L.L.C. (including its successors in interest and any successor servicers under the Pooling Agreement, “Avelo” and Avelo collectively with SLS and Ocwen, the “Servicers”), Wells Fargo Bank, N.A., as master servicer (including its successors in interest and any successor master servicers under the Pooling Agreement, the “Master Servicer”) and U.S. Bank National Association, as a custodian (including its successors in interest and any successor custodian of the Mortgage Loans under the Pooling Agreement, the “Custodian”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee, the Master Servicer and the Servicers acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee and the Certificate Insurer.

Representations and Warranties of the Company

3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or if required, such approval has been obtained; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that (i) the representations and warranties set forth in Subsection 9.01 of the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof; and (ii) the representations and warranties set forth in Subsection 9.02 of the Purchase Agreement are true and correct, with respect to each Mortgage Loan, as of the date hereof as if such representations and warranties were made on the date hereof.

Remedies for Breach of Representations and Warranties of the Company

5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

6. [Reserved].

Representations and Warranties of the Assignor

7. The Assignor warrants and represents to the Assignee and the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers on the Trust’s behalf) as of the date hereof that, with respect to each Mortgage Loan:

(a)  The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

(b)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(c)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices applicable to the Mortgage Loan, including, without limitation, any provisions related to Prepayment Penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

(d)  No Mortgage Loan is a High Cost or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. For the purposes of this Section 7(d) the following definitions shall apply:

(i)  Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

(ii)  Home Loan: A Mortgage Loan categorized as a Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

(iii)  Standard & Poor’s Glossary: The Standard & Poor’s Glossary for File Format for LEVELS® Version 5.7, Appendix E, as revised from time to time.

(iv)  High Cost Loan: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to the then-current Appendix E of Standard & Poor’s Glossary; and

(e)   None of the Mortgage Loans has a Prepayment Penalty period in excess of five years.

Remedies for Breach of Representations and Warranties of the Assignor

8. The Assignor hereby acknowledges and agrees that in the event of any breach of any of the representations and warranties with respect to any Mortgage Loan made by the Assignor set forth in Section 7 hereof that materially and adversely affects the value of such Mortgage Loan or the interest of the Assignee or the Trust therein and such breach is not cured by the Assignor, it shall, subject to the substitution provisions set in forth in Section 9 hereof, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price (as defined in the Pooling Agreement) within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty. It is understood and agreed that the obligation of the Assignor set forth herein to cure, repurchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 7 hereof constitutes the sole remedy of the Trust or any other person or entity against the Assignor with respect to such breach.

Substitution Obligation for Breach of a Representation or Warranty

9. The Assignor hereby acknowledges and agrees that if the Assignor discovers or receives notice of any breach of any of the representations and warranties made by the Assignor pursuant to Section 7 hereof within two years of the Securitization Closing Date, the Assignor shall, at the Trust’s option, and provided that the Assignor has a Substitute Mortgage Loan (as defined below), rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Securitization Closing Date. If the Assignor has no Substitute Mortgage Loan, the Assignor shall, if such breach is not cured, repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions shall be accomplished by direct remittance of the applicable repurchase price to the Trust or its designee in accordance with the Trust’s instructions.

At the time of substitution, the Assignor shall arrange for the reassignment of the deleted Mortgage Loan to the Trust and the delivery to the Trust of any documents held by the Trustee relating to the deleted Mortgage Loan. In the event of a substitution, the Assignor shall (i) simultaneously with such reassignment, give written notice to the Trust that such substitution has taken place, (ii) amend or cooperate with the Trust in amending the applicable Mortgage Loan Schedule to reflect the withdrawal of the deleted Mortgage Loan and (iii) identify a Substitute Mortgage Loan and amend or cooperate with the Trust in amending the applicable Mortgage Loan Schedule to reflect the addition of such Substitute Mortgage Loan. In connection with any such substitution, the Assignor shall be deemed to have made as to such Substitute Mortgage Loan the representations and warranties set forth in Section 7 of this Agreement as of the date of such substitution. The Assignor shall effect such substitution by delivering to the Trustee or to its designee the documents required by the Pooling Agreement, with the Mortgage Note endorsed as required by the Pooling Agreement. No substitution will be made in any calendar month after the initial determination date for such month. The Assignor shall remit directly to the Trust or its designee in accordance with the Trust’s instructions, the monthly payment less the servicing fee due, if any, on such Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly payments due with respect to Substitute Mortgage Loans in the month of substitution shall be retained by the Assignor. For the month of substitution, distributions to the Trust shall include the monthly payment due on any deleted Mortgage Loan in the month of substitution, and the Assignor shall thereafter be entitled to retain all amounts subsequently received by the Assignor in respect of such deleted Mortgage Loan.

For any month in which the Assignor substitutes a Substitute Mortgage Loan for a deleted Mortgage Loan, the Trust shall determine the amount (if any) by which the aggregate principal balance of all Substitute Mortgage Loans as of the date of substitution is less than the aggregate stated principal balance of all deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Assignor directly to the Trust or its designee in accordance with the Trust’s instructions within two (2) business days of such substitution.

Any cause of action against the Assignor relating to or arising out of the breach of any representations and warranties made in Section 7 hereof shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Trust or notice thereof by the Assignor to the Trust, (ii) failure by the Assignor to cure such breach, repurchase such Mortgage Loan or substitute a Substitute Mortgage Loan as specified above, and (iii) demand upon the Assignor by the Trust for compliance with this Agreement.

A Substitute Mortgage Loan (“Substitute Mortgage Loan”) is a mortgage loan eligible to be substituted by the Assignor for a deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the deleted Mortgage Loan (the amount of any shortfall will be paid by the Assignor to the Trust or its designee in the month of substitution); (ii) have a mortgage interest rate not less than, and not more than 1% greater than, the mortgage interest rate of the deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted Mortgage Loan (iv) be of the same type as the deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Mortgage Interest Rate Cap and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 7 hereof.

Miscellaneous

10. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

11. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee and the Certificate Insurer.

12. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto, (ii) the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) and (iii) the Certificate Insurer. Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

13. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

14. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

15. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

16. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:	Michelle Gill
Title:	Vice President

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, its general partner

By:
Name:
Title:

GREENPOINT MORTGAGE FUNDING, INC.

By:
Name:
Title:

EXHIBIT A

Mortgage Loan Schedule

EXHIBIT Q-3

IRWIN AGREEMENTS

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the “Agreement”), dated as of September 1, 2006, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the “Purchaser”) and Irwin Union Bank and Trust Company, an Indiana banking corporation, having an office at c/o Irwin Home Equity Corporation, 126770 Alcosta Boulevard, Suite 500, San Ramon, California 94583 (the “Seller”).

W I T N E S S E T H:

WHEREAS, from time to time, the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain conventional adjustable and fixed rate residential second lien mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices employed by the Interim Servicer in servicing similar mortgage loans for its own account that shall comply in all material respects with similar practices of prudent mortgage lending institutions which service mortgage loans of substantially the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and complies with all applicable federal, state and local law and incorporating the Delinquency Collection Policies and Procedures.

Actual Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage after application of payments of principal actually received at the related Cut-off Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing principal payments.

Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association, or any successor thereto.

Appraised Value: The value set forth in an appraisal or other valuation method (including AVM) made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property which value was derived and used in accordance with Seller’s Underwriting Guidelines.

Assignment and Assumption Agreement: As defined in Section 22.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Automated Valuation Model or AVM. A statistical model or algorithm that estimates the current market value of the subject property.

Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in the States of New York, Nevada, Indiana and California or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

Code: Internal Revenue Code of 1986, as amended.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

Custodian: Deutsche Bank National Trust Company (or such other Custodian as specified in the related Purchase Price and Terms Agreement), or its successors in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

Deemed Material Breach Representation: Each representation and warranty identified as such in Section 9.02.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Interim Servicer, a copy of which is attached as an exhibit to the related Purchase Price and Terms Agreement.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fannie Mae Transfer: As defined in Section 13 hereof.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Loan: A Mortgage Loan which is the subject of an FHA Mortgage Insurance contract.

FHA Mortgage Insurance: Mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

FICO: Fair Isaac Corporation, or any successor thereto.

Fitch: Fitch, Inc., or its successor in interest.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Transfer: As defined in Section 13 hereof.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicer: The party servicing the Mortgage Loans in accordance with the Interim Servicing Agreement, which is Irwin Union Bank and Trust Company, and its successors.

Interim Servicing Agreement: That certain Flow Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Seller.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

MERS: MERSCORP, Inc., its successors and assigns.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Custodian as the Investor on the MERS® System.

MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS® System listing MERS Designated Mortgage Loans and other information.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement and the related Purchase Price and Terms Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents in the Mortgage File.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit A to the related Assignment and Conveyance, setting forth certain information with respect to each Mortgage Loan in the related Mortgage Loan Package, which must include at a minimum, if applicable: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity based on the original amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the Actual Principal Balance; (13) the original principal amount of the Mortgage Loan; (14) the Actual Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, Second Lien); (22)  the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) the documentation style (i.e. full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the Mortgage Interest Rate adjustment period; (32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) the Mortgage Loan is assumable; (37) the Due Date for the first Monthly Payment; (38) the original Monthly Payment due; (39) with respect to the related Mortgagor, the debt-to-income ratio; (40) the Appraised Value of the Mortgaged Property; (41) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property and (42) if the Mortgage Loan is a High Cost Loan or Home Loan as such terms are defined in the then current Standard & Poor’s Glossary. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate of the Actual Principal Balances of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any master servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

Permitted Lien: A lien on the related Mortgaged Property subject to (1) the lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and (4) the lien of the first mortgage on the Mortgaged Property.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the aggregate of the Actual Principal Balances of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller’s warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

Reconstitution Date: As defined in Section 13.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the Actual Principal Balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus (without duplication) the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: Irwin Union Bank and Trust Company, its successors in interest and assigns.

Seller Information: As defined in Subsection 33.04(a).

Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, an amount per month as set forth in the Interim Servicing Agreement.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Section 6.03 hereof.

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) all accounts and other rights to payment related to any of the property described in this paragraph; and (f) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Transfer Date: With respect to each Mortgage Loan, (a) the date set forth in the related Purchase Price and Terms Agreement or (b) such other date as mutually agreed by the Seller and the Purchaser.

Underwriting Guidelines: The underwriting guidelines used to originate the relevant Mortgage Loans in effect as of the related Closing Date, a copy of which is attached to the related Purchase Price and Terms Agreement.

Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.  Agreement to Purchase.

The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate Actual Principal Balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate Actual Principal Balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Schedules.

The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement.

The Seller shall deliver the related final Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date.

SECTION 4.  Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Actual Principal Balance, as of the related Cut-off Date, of the Mortgage Loans, after application of payments of principal actually received on or before the related Cut-off Date.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the Actual Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the date interest was paid through on the Mortgage Loan through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate.

SECTION 5.  Purchaser’s Rights to Examine Mortgage Files.

At a reasonable time, but not less than twenty (20) days prior to the related Closing Date, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the Purchaser (or its designee) at its expense shall have the right to perform during normal business hours at the premises of the Seller a pre-closing due diligence of the related Mortgage Files, Servicing Files and Credit Files, to determine if such Mortgage Loans were underwritten in accordance with the relevant Underwriting Guidelines. The Purchaser shall have the right to order additional broker’s price opinions in its sole discretion at the Purchaser’s expense.

The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor’s, its financial partner’s, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller’s offices for review by Purchaser or its agents during normal business hours before the related Closing Date.

The Purchaser shall have the right to reject any Mortgage Loan and designate it as a Deleted Mortgage Loan (a) for which the documentation listed in Subsection 6.03 is missing or defective in whole or in part, (b) for which the related broker’s price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker’s price opinion is greater than 100%, (d) which does not conform to the Seller’s Underwriting Guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Agreement or is in breach of the representations and warranties set forth in this Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

The Purchaser shall complete its full due diligence examination, and convey the results thereof to the Seller, no later than one week prior to the Cut-off Date to permit the Seller to rebut or cure any exceptions as permitted herein. At least three (3) Business Days prior to the relevant Closing Date, the Purchaser shall identify those loans that the Purchaser intends to purchase.

The Purchaser may, at its option, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided herein.

In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Closing Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans.

The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

Subsection 6.02  Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in the name of MERS, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and industry standards, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by industry standards. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with industry standards.

Subsection 6.03  Delivery of Mortgage Loan Documents.

Unless otherwise agreed to by the parties, the Seller shall deliver and release to the Custodian no later than seven (7) Business Days preceding the related Closing Date, pursuant to a bailee letter agreement, the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

The Interim Servicer shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within fifteen (15) calendar days of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within fifteen (15) calendar days of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) calendar days of submission for recordation.

In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or documents submitted for recordation to the appropriate public recording office), and in the event that the Seller does not cure such failure within thirty (30) days from receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer’s certificate and (ii) such document is delivered within twelve (12) months of the related Closing Date.

The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee. The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the reasonable costs associated therewith pursuant to the preceding sentence.

Subsection 6.04  Quality Control Procedures.

The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production and the servicing activities of the Seller. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

SECTION 7.  Servicing of the Mortgage Loans.

The Mortgage Loans will be sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Seller shall execute the Interim Servicing Agreement on the date hereof or such other date as agreed to by the parties. Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the related Transfer Date.

SECTION 8.  Transfer of Servicing.

On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Interim Servicer shall cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

On or prior to the related Transfer Date, the Interim Servicer shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

(a)  Notice to Mortgagors. The Interim Servicer shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Real Estate Settlement Procedures Act, Regulation X and other applicable laws and regulations, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Interim Servicer shall provide the Purchaser with copies of all such related notices no later than fifteen (15) days from and after the related Transfer Date.

(b)  Notice to Taxing Authorities and Insurance Companies. The Interim Servicer shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Interim Servicer shall provide the Purchaser and its designee with copies of all such notices no later than the related Transfer Date.

(c)  Delivery of Servicing Records. The Interim Servicer shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller’s possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

(d)  Payoffs and Assumptions. The Interim Servicer shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Interim Servicer on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(e)  Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Interim Servicer on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

(f)  The amount of any related Monthly Payments received by the Interim Servicer after the related Transfer Date shall be forwarded to the Purchaser or its designee by overnight mail within two (2) Business Days of receipt; provided, however, that any such Monthly Payments received by the Interim Servicer more than thirty (30) days after the Transfer Date shall be forwarded by the Interim Servicer to the Purchaser or its designee by wire transfer or regular mail within three (3) Business Days of receipt. The Interim Servicer shall notify the Purchaser or its designee of the particulars of the payment, which notification requirement shall be satisfied if the Interim Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Interim Servicer shall, with respect to related Mortgage Loans then in foreclosure or bankruptcy, endorse Monthly Payments to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Interim Servicer shall comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

(g)  Misapplied Payments. Misapplied payments shall be processed as follows:

1.  All parties shall cooperate in correcting misapplication errors;

2.  The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

3.  If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account, the Interim Servicer shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

4.  If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate Actual Principal Balance, the party with notice of such misapplied payment shall promptly inform the other party and a wire transfer or a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

5.  Any check issued or wire transfer under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(h)  Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices.

(i)  Reconciliation. The Seller shall on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(j)  IRS Forms. The Seller shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

SECTION 9.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 9.01  Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(a)  Due Organization and Authority. The Seller is duly organized and validly exists under the laws of the state of Indiana and has, including where appropriate through subsidiaries, all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing, including where appropriate through subsidiaries, in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(d)  Ability To Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which except as previously disclosed in writing to Purchaser in the related Purchase Price and Terms Agreement, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against the Seller with respect to the Mortgage Loans relating to fraud, predatory lending, or except as previously disclosed in writing to Purchaser in the related Purchase Price and Terms Agreement, servicing or closing practices;

(f)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g)  Selection Process. The Mortgage Loans were selected from among the outstanding second lien mortgage loans of the same type in the Seller’s portfolio on the related Closing Date and such selection was not made in a manner so as to affect adversely the interests of the Purchaser, except that this representation shall not apply to any particular Mortgage Loan for which Purchaser has agreed to the inclusion of, or exclusion from, a Mortgage Loan Package, or with respect to the Purchaser’s criteria for purchasing the Mortgage Loans.

(h)  Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Subsection 6.03 hereof, shall be delivered to the Custodian. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

(i)  Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans delivered pursuant to Section 11 on the related Closing Date in the form attached as Exhibit 2 to the Assignment and Conveyance hereto;

(j)  No Untrue Information. Neither any representation of Seller contained in this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction, Whole Loan Transfer) contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading;

(k)  Financial Statements. The Seller has delivered to the Purchaser consolidated financial statements as to its last two (2) complete fiscal years and any later quarter ended more than sixty (60) days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto and subject as to any quarterly statements to normal year end adjustments. Except as disclosed to Purchaser in the related Purchase Price and Terms Agreement, there has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(l)  Reserved;

(m)  No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(n)  Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(o)  Owner of Record. Except for a MERS Designated Mortgage Loan: (i) the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and (ii) upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note. Upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(p)  Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

(q)  Seller’s Origination. The Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller’s underwriting guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

(r)  Reserved;

(s)  MERS Designations. With respect to each MERS Designated Mortgage Loan, on the related Closing Date, the Seller has initiated the process of designating as the Investor on the MERS® System the party designated by the Purchaser. With respect to each MERS Designated Mortgage Loan, no Person is listed as Interim Funder on the MERS® System; and

(t)  Insured Depository Institution Representations. The Seller is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended, and accordingly, the Seller makes the following additional representations and warranties:

(i)  This Agreement between the Purchaser and the Seller conforms to all applicable statutory and regulatory requirements; and

(ii)  This Agreement is (1) executed contemporaneously with the agreement reached by the Purchaser and the Seller, (2) approved by a specific corporate or banking association resolution by the Seller’s board of directors, which approval shall be reflected in the minutes of said board, and (3) an official record of the Seller. A copy of such resolution, certified by a vice president or higher officer of the Seller has been provided to the Purchaser.

(u)  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

Subsection 9.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(a)  Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct as of the related Cut-off Date;

(b)  Payments Current. Except as set forth in the related Purchase Price and Terms Agreement, all payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the related Closing Date, have been made and credited. Except as set forth in the related Purchase Price and Terms Agreement, no Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

(c)  No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and to the best of Seller's knowledge, and except for Permitted Liens all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest;

(d)  Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses. To the best of Seller's knowledge, the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and to the best of Seller’s knowledge, no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)  Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are industry standard, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration, which policy conforms to industry standards, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance unless the policy is a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development;

(g)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

(h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation erected thereon, a log home or a mobile home erected thereon, by a mixed-use property or a property in excess of 10 acres. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, to the best knowledge of Seller, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related manufactured housing unit that secures such Mortgage Loan either: (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law. This representation and warranty is a Deemed Material Breach Representation;

(j)  Valid Second Lien. Subject only to Permitted Liens, the Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected second lien and second priority security interest on the property described therein and Seller has full right to sell and assign the same to Purchaser.

(k)  Validity of Mortgage Documents. To the best knowledge of Seller, the Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges) subject to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditor’s rights. To the best knowledge of Seller, all parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. To the best knowledge of Seller, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan;

(l)  Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)  Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan except for servicing the Mortgage Loan as set forth in the Interim Servicing Agreement. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as explicitly provided in this Agreement;

(n)  Doing Business. To the best knowledge of Seller, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (iv) not doing business in such state;

(o)  CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%;

(p)  Title Insurance. Unless otherwise set forth in the related Purchase Price and Terms Agreement, the Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to the industry and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns as to the second priority lien (with respect to the Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to Permitted Liens. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Any title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(q)  No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, or except as disclosed, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and to the best knowledge of Seller, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) to the best of Seller's knowledge, there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, to the best of Seller's knowledge no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(r)  No Mechanics’ Liens. To the best knowledge of Seller, other than Permitted Liens, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s)  Location of Improvements; No Encroachments. To the best knowledge of Seller, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (o) above. To the best knowledge of Seller, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)  Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. To the best knowledge of Seller, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. Except as otherwise provided on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans. Except as otherwise provided in the related Mortgage Loan Schedule, no Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(u)  Customary Provisions. The Mortgage Note and the related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. From origination to the related Closing Date, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. To the best of Seller’s knowledge, nothing in the mortgage loan documents would prevent the holder of the Mortgage Loan from delivering good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(v)  Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines (a copy of which is attached to the related Purchase Price and Terms Agreement). The Mortgage Note and Mortgage are on forms acceptable in the secondary mortgage market and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

(w)  Occupancy of the Mortgaged Property. To the best knowledge of Seller, the Mortgaged Property is lawfully occupied under applicable law. To the best knowledge of Seller, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(y)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)  Acceptable Investment. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that can reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

(bb)  Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the condominium or planned unit development project meets the Seller's eligibility requirements as set forth in the Seller’s Underwriting Guidelines;

(cc)  Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(dd)  Due-On-Sale. With respect to each Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

(ee)  Assumability. None of the Mortgage Loans are, by their terms, assumable;

(ff)  No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(gg)  Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having a second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(hh)  Mortgaged Property Undamaged; No Condemnation Proceedings. To the best knowledge of Seller, there have not been any condemnation proceedings with respect to the Mortgaged Property, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future. To the best knowledge of the Seller, the Mortgaged Property is not subject to any material damage by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

(ii)  Collection Practices; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller, and, to the best knowledge of Seller, any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

(jj)  [Reserved];

(kk)  Other Insurance Policies; No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. To the best of Seller’s knowledge, no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, bankruptcy bond or primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(ll)  No Violation of Environmental Laws. To the best of Seller’s knowledge, the Mortgaged Property is free from any and all hazardous substances (as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation) that could materially and adversely affect the value or marketability of the Mortgaged Property and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; to the best of Seller’s knowledge, there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and to the best of Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(mm)  Servicemembers Civil Relief Act of 2003. Except as set forth in the related Purchase Price and Terms Agreement, the Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

(nn)  Appraisal. Any appraisal report with respect to the Mortgaged Property contained in the Mortgage File and which is not an AVM was made in accordance with the relevant provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated and was signed by a qualified appraiser, who met the requirements of the Seller’s Underwriting Guidelines and who, to the best of the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such application and who otherwise meets the requirements of the Seller’s Underwriting Guidelines;

(oo)  Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement signed by the Mortgagor in the Credit File;

(pp)  Construction or Rehabilitation of Mortgaged Property. To the best knowledge of Seller, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(qq)  Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property, except for such circumstances affecting the mortgage industry as a whole that a reasonable investor would have knowledge of;

(rr)  [Reserved];

(ss)  Reserved;

(tt)  [Reserved];

(uu)  Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. Notwithstanding the previous sentence, in limited circumstances where borrower was subject to a hardship exemption as determined by the Seller (i.e. Hurricane Katrina related delinquencies or borrower was discharged in bankruptcy), Seller did not report such delinquencies to the credit repositories. This representation and warranty is a Deemed Material Breach Representation;

(vv)  Leaseholds. No Mortgage Loan is secured by a long-term residential lease;

(ww)  Prepayment Penalty. The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Seller or by the Interim Servicer under the terms set forth in the Interim Servicing Agreement, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and unless otherwise stated in the Purchase Price and Terms Agreement, no such Prepayment Penalty may provide for a term in excess of three (3) years from the date of the Mortgage Note. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or free reduction (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law and (iv) such Prepayment Penalty shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor’s default, notwithstanding that the terms of the Mortgage Note or state or federal law might permit the imposition of such penalty. This representation and warranty is a Deemed Material Breach Representation;

(xx)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable federal, state or local law. No deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(yy)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, health or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, health or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, health or property insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(zz)  Tax Service Contract; Flood Certification Contract. As specified in Seller’s Underwriting Guidelines, each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(aaa)  Qualified Mortgage. Unless otherwise specified in the Purchase Price and Terms Agreement, the Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(bbb)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with the Seller’s Underwriting Guidelines;

(ccc)  Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(ddd)  FICO Scores. Each Mortgagor has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 620;

(eee)  Reserved;

(fff)  Litigation. Except as previously disclosed to Purchaser in the related Purchase Price and Terms Agreement, the Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices, which, either in any one instance or in the aggregate, if determined adversely to the Mortgagor would adversely affect the collectability or enforceability of the Mortgage Loan or the Mortgaged Property;

(ggg)  MERS Designations. With respect to each MERS Designated Mortgage Loan, the Seller has designated as the Investor on the MERS® System the party designated by the Purchaser and no Person is listed as Interim Funder on the MERS® System;

(hhh)  Reserved;

(iii)  Reserved;

(jjj)  Origination Practices. To the best knowledge of the Seller, the Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, to the best knowledge of Seller, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Mortgage Loan originator’s higher-priced subprime lending channel, to the best knowledge of Seller, the Mortgagor was directed towards or offered the Mortgage Loan originator’s standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material Breach Representation;

(kkk)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(lll)  Points and Fees. Except as otherwise provided in the related Purchase Price and Terms Agreement, no Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(mmm)  Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

(nnn)  Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction or the Seller has granted a waiver to the Mortgagor relating to any such arbitration. This representation and warranty is a Deemed Material Breach Representation; and

(ooo)  Second Lien Loans. With respect to each Second Lien Loan:

(i)  No Negative Amortization of Related First Lien Loan. Unless otherwise stated in the related Purchase Price and Terms Agreement, the related first lien mortgage loan does not permit negative amortization;

(ii)  Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located: (i) the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder and (ii) either (a) no consent for the Second Lien Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File; and

(iii)  No Default Under First Lien. The related first lien loan is in full force and effect, and there is no default, breach, violation, foreclosure or event of acceleration existing under such first lien mortgage loan or the related Mortgage Note for which Seller has been notified of.

Subsection 9.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

With respect to those representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

Within forty-five (45) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase; provided however, in the event the Seller cannot cure the breach within forty-five (45) days after a good faith effort to cure such breach, the Purchaser may at its reasonable discretion, allow for an extension of the forty-five (45) day period provided under this Subsection 9.03. Notwithstanding the above sentence, (i) within forty-five (45) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation and warranty set forth in clause (aaa) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within forty-five (45) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clause  (aaa) of such Subsection or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within one hundred twenty (120) days of the related Closing Date, the Seller shall, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser’s instructions.

At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser’s instructions the Monthly Payment on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate Actual Principal Balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Actual Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser’s instructions within two (2) Business Days of such substitution. Accordingly, on the date of such substitution, the Seller will remit to the Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month’s interest thereon at the Mortgage Loan remittance rate.

In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser in accordance with Section 14.01. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Subsection 9.04  Reserved.

Subsection 9.05  Representations and Warranties Regarding the Purchaser.

(a)  The Purchaser represents, warrants and covenants to the Seller, its successors and assigns and the Successor Servicer that as of the date hereof and as of each related closing date:

1.  Due Organization and Authority. The Purchaser is a limited partnership duly organized and validly existing under the laws of State of New York. The Purchaser has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification. No licenses or approvals obtained by the Purchaser have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

2.  Enforceability. Purchaser has the full power and authority to hold each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization and similar laws and equitable principles affecting the enforceability of creditors’ rights generally;

3.  No Consent Required. No material consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date;

4.  No Litigation Pending. There are no actions or proceedings against, or investigations of, the Purchaser before any court, administrative or other tribunal (A) that would be reasonably likely to prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that would be reasonably likely to prohibit or materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

(b)  After the Transfer Date, the Purchaser shall cause any Successor Servicer to service the Mortgage Loans in accordance with the terms of the Note, the applicable Servicing Agreement, and in compliance with accepted servicing practices and all applicable laws and regulations.

SECTION 10.  Closing.

The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(iii)  at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

(iv)  all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(v)  the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(vi)  the Seller shall have delivered and released to the Custodian all documents required hereunder; and

(vii)  all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller and payment of such Purchase Price shall constitute conclusive evidence of the satisfaction by Seller or waiver by Purchaser of the foregoing conditions precedent; provided that for the avoidance of doubt, the Purchaser does not hereby waive any rights or remedies provided under this Agreement.

SECTION 11.  Closing Documents.

(a)  The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.  this Agreement;

2.  the Interim Servicing Agreement, any account certifications and all other documents required thereunder;

3.  an Officer’s Certificate, in the form of Exhibit C hereto with respect to the Seller, including all attachments thereto;

4.  [an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit D hereto (“Opinion of Counsel of the Seller”)];

5.  a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

6.  the Underwriting Guidelines to be attached to the related Purchase Price and Terms Agreement; and

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

(b)  The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.  an Assignment and Conveyance in the form of Exhibit I hereto, including all exhibits;

2.  a Purchase Price and Terms Agreement;

3.  the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

4.  each of the documents required to be delivered by the Seller pursuant to Subsection 6.03 hereof;

5.  the initial certification of the Custodian with respect to the related Mortgage Loan Package;

6.  a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

8.  [if requested by the Purchaser in connection with a material change in Seller’s financial condition or corporate structure, an updated Officer’s Certificate, in the form of Exhibit C hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit D hereto].

The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

SECTION 12.  Costs.

The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS® System of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller’s counsel, shall be payable by the Seller.

SECTION 13.  Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)  one or more third party purchasers in one or more Whole Loan Transfers; or

(ii)  one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

The Seller agrees to execute in connection with any Reconstitution , any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, and any servicer in connection with a Whole Loan Transfer, a seller’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller.

Seller shall not be required to make the representations and warranties with respect to any Mortgage Loans as of any date later than the related Closing Date (except for the representations and warranties related to post closing servicing of the Mortgage Loans in its capacity as Interim Servicer, which shall be made as of the Reconstitution Date) and in connection with a Securitization Transaction, a pooling and servicing agreement or an assignment, acknowledgment and recognition agreement in form and substance reasonably acceptable to the Seller (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”).

With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to reasonably cooperate with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements reasonably required by the Purchaser; provided that any such agreements be consistent with the terms hereof and the Interim Servicing Agreement and impose no greater duties, liabilities or obligations on the Seller or Successor Servicer than those set forth herein or in the Interim Servicing Agreement and provided that the Seller is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein; and deliver an opinion of counsel and deliver an opinion of counsel in form and substance satisfactory to the Purchaser if requested by the Purchaser; and (3) (a) to restate the representations and warranties set forth in this Agreement as of the related Closing Date in connection with such Reconstitution (each, a “Reconstitution Date”) (Seller shall not be required to make the representations and warranties with respect to any Mortgage Loans as of any date later than the related Closing Date except for the representations and warranties related to post closing servicing of the Mortgage Loans in its capacity as Interim Servicer, which shall be made as of the Reconstitution Date) or (b) make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer (Seller shall not be required to make the representations and warranties with respect to any Mortgage Loans as of any date later than the related Closing Date except for the representations and warranties related to post closing servicing of the Mortgage Loans in its capacity as Interim Servicer, which shall be made as of the Reconstitution Date), as the case may be, or such representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution. The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall reasonably request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit O hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller, the Seller’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 14.  The Seller.

Subsection 14.01  Additional Indemnification by the Seller; Third Party Claims.

The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller’s indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to (a) any breach of any of Seller’s representations, warranties or covenants set forth in this Agreement or any Reconstitution Agreement, (b) the failure of the Seller to perform its duties under this Agreement or (c) the failure of the Seller to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller’s indemnification pursuant to Section 9 or the first sentence of this Subsection 14.01, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

Subsection 14.02  Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as an Indiana banking corporation under the laws of the state of Indiana except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Notwithstanding the foregoing paragraph any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

SECTION 15.  Financial Statements.

The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited consolidated financial statements of the Seller for the most recently completed two (2) fiscal years respecting which such statements are available. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 16.  Mandatory Delivery; Grant of Security Interest.

The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser’s (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 17.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Seller:

Irwin Union Bank and Trust Company
c/o Irwin Home Equity Corporation
12677 Alcosta Boulevard, Suite 500
San Ramon, CA 94583
Attention: Edwin Corbin

With a copy to: Chief Counsel at the same address

(ii)	if to the Purchaser:

Goldman Sachs Mortgage Company
100 2nd Ave. South, Suite 200S
St. Petersburg, Florida, 33701
Attention: Christina Liepold

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 18.  Severability Clause.

Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 19.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 20.  Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

SECTION 21.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 22.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. Subject to Section 14.02, this Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the “Purchaser” hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit G.

SECTION 23.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 24.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 25.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 26.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 27.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement; provided, no such document, instrument or agreement shall require any party to surrender any rights reserved to it under this Agreement.

SECTION 28.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

SECTION 29.  No Solicitation.

From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that (i) promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, or segments thereof (provided that no segment shall consist primarily of the Mortgagors under the Loans), including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements and (ii) responses to unsolicited requests or inquires made by a Mortgagor, shall not constitute solicitation under this Section 29.

SECTION 30.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 31.  Submission to Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 32.  Confidential Information.

The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

SECTION 33.  Compliance with Regulation AB.

Subsection 33.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 33.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 33.03  Information To Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

(a)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)  the originator’s form of organization;

(B)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator’s credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

(D)  a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

1.	the sponsor;
2.	the depositor;
3.	the issuing entity;
4.	any servicer;
5.	any trustee;
6.	any originator;
7.	any significant obligor;
8.	any enhancement or support provider; and
9.	any other material transaction party.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Notwithstanding the preceding sentence, the  Seller shall not be required to provide Static Pool Information regarding cumulative losses with respect to any mortgage loans, if such information is unknown or unavailable to the  Seller without unreasonable effort or expense; provided however,  that the Seller shall provide a certificate to the Purchaser or any Depositor showing that such information is not available without unreasonable effort or  expense. The parties agree that where the Seller sells substantially all mortgage loans of a similar type on a servicing released basis, the Seller shall be deemed to experience unreasonable effort or expense in obtaining and compiling Static Pool Information contemplated by this Agreement. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  [Reserved.]

(d)  If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Subsection 33.04  Indemnification.

With respect to this Section 33, the Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)  any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator (collectively, the “Seller Information”), or (ii) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33; or

(iii)  any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY,
a New York limited partnership
(Purchaser)

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as General Partner

By: _________________________________
Name:
Title:

IRWIN UNION BANK AND TRUST COMPANY
(Seller)

By: _________________________________
Name: Edwin K. Corbin
Title: Vice-President, Corporate Development & Capital
Markets - Home Equity Lending

Attestation:

By: _________________________________
Name: Suzanne R. Mercier
Title: Assistant Secretary -
Home Equity Lending

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the “Agreement”):

(a)  the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)  the original of any guarantee executed in connection with the Mortgage Note;

(c)  the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)  the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “[SELLER], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “[SELLER], formerly known as [previous name]”;

(f)  the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)  The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

(h)  security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

In the event an Officer’s Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within ninety (90) days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT B

CONTENTS OF EACH CREDIT FILE

(a)  The original hazard insurance policy and, if required by law, flood insurance policy.

(b)  Residential loan application.

(c)  Mortgage Loan closing statement.

(d)  Verification of employment and income (except for Mortgage Loans originated under a Limited Documentation Program).

(e)  Credit report on the Mortgagor.

(f)  Residential appraisal report, if available.

(g)  Photograph of the Mortgaged Property.

(h)  Survey of the Mortgaged Property, if any.

(i)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(j)  All required disclosure statements.

(k)  If available, termite report, structural engineer’s report, water potability and septic certification.

(l)  Sales contract, if applicable.

(m)  Amortization schedule, if applicable.

EXHIBIT C

ASSISTANT SECRETARY’S CERTIFICATE

I hereby certify that I am an Assistant Secretary of Irwin Union Bank and Trust Company, an Indiana banking corporation (the “Company”) and further as follows:

1.  Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company, and all amendments thereto, which is in full force and effect on the date hereof.

2.  Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company, and all amendments thereto, which are in effect on the date hereof.

3.  Attached hereto as Exhibit 3 is a true, correct and complete copy of the Certificate of Existence of the Company issued within ten (10) days of the date hereof, and no event has occurred since _______ that has affected the good standing of the Company under the laws of the State of Indiana.

4.  Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreements and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

5.  The Company is duly authorized to engage in the transactions described and contemplated in the Agreements.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  ____________________                                                          By:___________________________
Name:_________________________
Title: [Assistant] Secretary

EXHIBIT 5 to
Company’s Officer’s Certificate

NAME	TITLE	SIGNATURE

EXHIBIT D

[FORM OF OPINION OF COUNSEL TO THE SELLER] [GS to confirm]

(date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

You have requested [our] [my] opinion, as [Assistant] General Counsel to ___________________ (the “Company”), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of _________ __, 200_ (the “Purchase Agreement”) which sale is in the form of whole loans and that certain Flow Interim Servicing Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of _________ __, 200_ (the “Servicing Agreement”, together with the Purchase Agreement, the “Agreements”). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

[We] [I] have examined the following documents:

1.	the Agreements;

2.	the form of Assignment of Mortgage;

3.	the form of endorsement of the Mortgage Notes; and

4.	such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1.
The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of ___________ and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

2.
The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver such Agreements and to perform and observe the terms and conditions of such Agreements.

3.
Each of the Agreements has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

4.	The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

5.
The Company has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance with the Agreements and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

9.
The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement and the Servicing Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

10.
The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in Exhibit A to the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,

_____________________________
[Name]
[Assistant] General Counsel

EXHIBIT E

FORM OF SECURITY RELEASE CERTIFICATION

___________________, 200__

[Federal Home Loan Bank of
______ (the “Association”)]
________________________
________________________
________________________

Attention: ___________________________
___________________________

Re: Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that ________________________ [COMPANY] a [type of entity], organized pursuant to the laws of [the state of incorporation] (the “Company”) has committed to sell to Goldman Sachs Mortgage Company under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of ______ __, 200_, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

Very truly yours,

____________________________

By:
Name:
Title:
Date:

Acknowledged and approved:

__________________________

By:______________________________
Name:
Title:
Date:

EXHIBIT F

FORM OF SECURITY RELEASE CERTIFICATION

I.  Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Goldman Sachs Mortgage Company from [SELLER] (the “Company”) pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of [______ __], 200[_], and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Goldman Sachs Mortgage Company or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

[FINANCIAL INSTITUTION]
[ADDRESS]

By: ________________________________
Name:
Title:

II.  Certification of Release

The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

[SELLER]

By: ________________________________
Name:
Title:

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between __________________________________, a ___________________ corporation (“Assignor”) and ________________________________, a __________________ corporation (“Assignee”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”), and with respect to such Mortgage Loans, in, to and under (a) that certain Flow Mortgage Loan Purchase and Warranties Agreement dated as of ______________, 200_ and (b) that certain Flow Interim Servicing Agreement dated as of ______________, 200_, between the Purchaser and ________________________ (the “Servicing Agreement” and, together with the Purchase Agreement, the “Agreements”).

2. The Assignor warrants and represents to, and covenants with, the Assignee that:

a.  The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.  The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

c.  The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

d.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3. The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

a.  The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

b.  The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

c.  To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

d.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller, the Assignor and the Custodian all of the Assignor’s obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

e.  The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

f.  The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

g.  The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

h.  The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

i.  The Assignee has been furnished with all informa-tion regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

j.  Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

k.  Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

4. (a)  The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

The Assignee’s wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

(b) The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

5. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

6. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

7. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

8. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

9. Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

10. For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

_________________________________	_________________________________
Assignor	Assignee

By: _________________________________	By: _________________________________
Name:	Name:
Title:	Title:

Taxpayer Identification No. _______________	Taxpayer Identification No. _______________

EXHIBIT H

[RESERVED]

EXHIBIT I

ASSIGNMENT AND CONVEYANCE

On this __ day of _________, 200_, [SELLER], as the Seller, under that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of [Date] (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser. The Mortgage Loans have the pool characteristics set forth on Exhibit 2 hereto.

The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Subsection 9.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Subsection 9.01 of the Agreement with respect to the Seller are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

[SELLER]
(Seller)

By: ______________________________
Name:
Title:

Exhibit 1 to Assignment and Conveyance

Mortgage Loan Schedule

Exhibit 2 to Assignment and Conveyance

Pool Characteristics of the Mortgage Loans as delivered on the Closing Date

EXHIBIT J

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), and [___________________], a [_________] corporation (the “Indemnifying Party”).

W I T N E&#1 60;S S E T H:

WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

Subsection1.01   Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the 1933 Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Indemnified Parties: As defined in Section 3.01.

Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool—Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.  REPRESENTATIONS AND WARRANTIES.

(a)  Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b)  Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

(c)  Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party; and

(d)  The Indemnifying Party hereto represents that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

SECTION 3.  INDEMNIFICATION

Subsection3.01   Indemnification by the Indemnifying Party of the Depositor and the Underwriters.

(a)  The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the “Indemnified Parties”) against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party’s liability under this Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

(b)  If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

Subsection3.02   Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4.  GENERAL.

Subsection4.01   Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Subsection4.02   Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Subsection4.03   Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Subsection4.04   Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Subsection4.05   Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention: [____________].

Subsection4.06   Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By: _______________________________
Name:
Title:

[INDEMNIFYING PARTY]

By: _______________________________
Name:
Title:

ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 28, 2007 (“Agreement”), among Goldman Sachs Mortgage Company (the “Assignor”), GS Mortgage Securities Corp. (the “Assignee”) and Irwin Union Bank and Trust Company (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) including, without limitation, interest and principal payments after February 1, 2007 and (b) except as described below, that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of September 1, 2006 (the “Purchase Agreement”), between the Assignor, as purchaser (the “Purchaser”), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement. The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

Recognition of the Company

2. From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to GSAA Home Equity Trust 2007-S1 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling Agreement”), among the Assignee, Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), Specialized Loan Servicing LLC, as a servicer, (including its successors in interest and any successor servicers under the Pooling Agreement, “SLS”), Ocwen Loan Servicing, LLC, as a servicer (including its successors in interest and any successor servicers under the Pooling Agreement, “Ocwen”), Avelo Mortgage, L.L.C. (including its successors in interest and any successor servicers under the Pooling Agreement, “Avelo” and Avelo collectively with SLS and Ocwen, the “Servicers”), Wells Fargo Bank, N.A., as master servicer (including its successors in interest and any successor master servicers under the Pooling Agreement, the “Master Servicer”) and U.S. Bank National Association, as a custodian (including its successors in interest and any successor custodian of the Mortgage Loans under the Pooling Agreement, the “Custodian”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee, the Custodian the Master Servicer and the Servicers acting on the Trust’s behalf). It is acknowledged that the Trustee shall reconvey the Mortgage Loans on behalf of the Trust as required and in accordance with Section 2.03(d) of the Pooling Agreement. Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee and the Certificate Insurer.

Representations and Warranties of the Company

3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized and validly exists under the laws of the state of Indiana;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or if required, such approval has been obtained; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that (i) the representations and warranties set forth in Subsection 9.01 of the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof; provided that the representations and warranties set forth in Subsection 9.01(i), (j), and (o) of the Purchase Agreement are true and correct as of the Closing Date (as defined in the Purchase Agreement); and (ii) the representations and warranties set forth in Subsection 9.02 of the Purchase Agreement are true and correct, with respect to each Mortgage Loan, as of the Closing Date (as defined in the Purchase Agreement); provided that the representations and warranties set forth in Subsection 9.02(f), (s), (w), (hh), (kk), (ll), (iii) and (qqq) of the Purchase Agreement are true and correct, with respect to each Mortgage Loan, as of November 1, 2006.

Remedies for Breach of Representations and Warranties of the Company

5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

6. [Reserved].

Representations and Warranties of the Assignor

7. The Assignor warrants and represents to the Assignee and the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers on the Trust’s behalf) as of the date hereof that, with respect to each Mortgage Loan:

(a)  The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

(b)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(c)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices applicable to the Mortgage Loan, including, without limitation, any provisions related to Prepayment Penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

(d)  No Mortgage Loan is a High Cost or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. For the purposes of this Section 7(d) the following definitions shall apply:

(i)  Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

(ii)  Home Loan: A Mortgage Loan categorized as a Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

(iii)  Standard & Poor’s Glossary: The Standard & Poor’s Glossary for File Format for LEVELS® Version 5.7, Appendix E, as revised from time to time.

(iv)  High Cost Loan: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to the then-current Appendix E of Standard & Poor’s Glossary;

(e)   None of the Mortgage Loans has a Prepayment Penalty period in excess of five years; and

(f)  Bring Down. Nothing has occurred or failed to occur from and after the Closing Date set forth in such Purchase Agreement to the Securitization Closing Date that would cause any of the representations and warranties relating to the applicable Mortgage Loans set forth in Subsection 9.02 of such Purchase Agreement to be incorrect in any material respects as of the date hereof as if made on the date hereof.

Remedies for Breach of Representations and Warranties of the Assignor

8. The Assignor hereby acknowledges and agrees that in the event of any breach of any of the representations and warranties with respect to any Mortgage Loan made by the Assignor set forth in Section 7 hereof that materially and adversely affects the value of such Mortgage Loan or the interest of the Assignee or the Trust therein and such breach is not cured by the Assignor, it shall, subject to the substitution provisions set in forth in Section 9 hereof, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price (as defined in the Pooling Agreement) within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty. It is understood and agreed that the obligation of the Assignor set forth herein to cure, repurchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 7 hereof constitutes the sole remedy of the Trust or any other person or entity against the Assignor with respect to such breach.

Substitution Obligation for Breach of a Representation or Warranty

9. The Assignor hereby acknowledges and agrees that if the Assignor discovers or receives notice of any breach of any of the representations and warranties made by the Assignor pursuant to Section 7 hereof within two years of the Securitization Closing Date, the Assignor shall, at the Trust’s option, and provided that the Assignor has a Substitute Mortgage Loan (as defined below), rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Securitization Closing Date. If the Assignor has no Substitute Mortgage Loan, the Assignor shall, if such breach is not cured, repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions shall be accomplished by direct remittance of the applicable repurchase price to the Trust or its designee in accordance with the Trust’s instructions.

At the time of substitution, the Assignor shall arrange for the reassignment of the deleted Mortgage Loan to the Trust and the delivery to the Trust of any documents held by the Trustee relating to the deleted Mortgage Loan. In the event of a substitution, the Assignor shall (i) simultaneously with such reassignment, give written notice to the Trust that such substitution has taken place, (ii) amend or cooperate with the Trust in amending the applicable Mortgage Loan Schedule to reflect the withdrawal of the deleted Mortgage Loan and (iii) identify a Substitute Mortgage Loan and amend or cooperate with the Trust in amending the applicable Mortgage Loan Schedule to reflect the addition of such Substitute Mortgage Loan. In connection with any such substitution, the Assignor shall be deemed to have made as to such Substitute Mortgage Loan the representations and warranties set forth in Section 7 of this Agreement as of the date of such substitution. The Assignor shall effect such substitution by delivering to the Trustee or to its designee the documents required by the Pooling Agreement, with the Mortgage Note endorsed as required by the Pooling Agreement. No substitution will be made in any calendar month after the initial determination date for such month. The Assignor shall remit directly to the Trust or its designee in accordance with the Trust’s instructions, the monthly payment less the servicing fee due, if any, on such Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly payments due with respect to Substitute Mortgage Loans in the month of substitution shall be retained by the Assignor. For the month of substitution, distributions to the Trust shall include the monthly payment due on any deleted Mortgage Loan in the month of substitution, and the Assignor shall thereafter be entitled to retain all amounts subsequently received by the Assignor in respect of such deleted Mortgage Loan.

For any month in which the Assignor substitutes a Substitute Mortgage Loan for a deleted Mortgage Loan, the Trust shall determine the amount (if any) by which the aggregate principal balance of all Substitute Mortgage Loans as of the date of substitution is less than the aggregate stated principal balance of all deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Assignor directly to the Trust or its designee in accordance with the Trust’s instructions within two (2) business days of such substitution.

Any cause of action against the Assignor relating to or arising out of the breach of any representations and warranties made in Section 7 hereof shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Trust or notice thereof by the Assignor to the Trust, (ii) failure by the Assignor to cure such breach, repurchase such Mortgage Loan or substitute a Substitute Mortgage Loan as specified above, and (iii) demand upon the Assignor by the Trust for compliance with this Agreement.

A Substitute Mortgage Loan (“Substitute Mortgage Loan”) is a mortgage loan eligible to be substituted by the Assignor for a deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the deleted Mortgage Loan (the amount of any shortfall will be paid by the Assignor to the Trust or its designee in the month of substitution); (ii) have a mortgage interest rate not less than, and not more than 1% greater than, the mortgage interest rate of the deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted Mortgage Loan (iv) be of the same type as the deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Mortgage Interest Rate Cap and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 7 hereof.

Miscellaneous

10. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

11. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee and the Certificate Insurer.

12. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto; (ii) the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) and (iii) the Certificate Insurer. Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

13. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

14. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

15. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

16. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership
By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, its general partner

By:
Name:
Title:

IRWIN UNION BANK AND TRUST COMPANY

By:
Name:
Title:

EXHIBIT A

Mortgage Loan Schedule

EXHIBIT Q-4

IMPAC AGREEMENTS

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the “Agreement”), dated as of April 1, 2006, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the “Purchaser”) and Impac Funding Corporation, a California corporation, having an office at 1401 Dove Street, Newport Beach, California 92660 (the “Seller”).

W I T N E S S E T H:

WHEREAS, from time to time, the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association, or any successor thereto.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Assignment and Assumption Agreement: As defined in Section 22.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Seller’s servicing operations are located or (c) or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

Code: Internal Revenue Code of 1986, as amended.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

Custodian: The custodian under a Custodial Agreement, or its successor in interest or permitted assigns, or any successor to such Custodial Agreement as provided therein.

Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Interim Servicer, a copy of which is attached to the Interim Servicing Agreement as Exhibit 7.

Determination Date: The 20th day of each calendar month.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fannie Mae Transfer: As defined in Section 13 hereof.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Mortgage Insurance: Mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

FICO: Fair Isaac Corporation, or any successor thereto.

Fitch: Fitch, Inc., or its successor in interest.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Transfer: As defined in Section 13 hereof.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicing Agreement: That certain Flow Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Seller.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

MERS: MERSCORP, Inc., its successors and assigns.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Custodian as the Investor on the MERS® System.

MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS® System listing MERS Designated Mortgage Loans and other information.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents in the Mortgage File.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit A to the related Assignment and Conveyance, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) ) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the Mortgage Interest Rate adjustment period; (32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) a code indicating whether the Mortgage Loan has been modified; (38) the one year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) the Appraised Value of the Mortgaged Property; (44) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property and (45) a code indicating if the Mortgage Loan is a High Cost Loan or Home Loan as such terms are defined in the then current Standard & Poor’s Glossary. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Non-Servicing Related Representations and Warranties: Those representations and warranties set forth in Sections 9.01 and 9.02 other than the representations set forth in the definition of Servicing Related Representations and Warranties.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any master servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

OTS: Office of Thrift Supervision, and any successor thereto.

Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Preliminary Mortgage Schedule: As defined in Section 3.

Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

Primary Mortgage Insurance: Each policy of primary mortgage insurance represented to be in effect pursuant to Section 9.02 (nnn).

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller’s warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

Reconstitution Date: As defined in Section 13.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 29.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: Impac Funding Corporation, its successors in interest and assigns.

Seller Information: As defined in Subsection 33.04(a).

Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, an amount per month as set forth in the Interim Servicing Agreement.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Subsection 6.03 hereof.

Servicing Related Representations and Warranties: Those representations and warranties set forth in Section 9.02(a), the first sentence of (b), the first sentence of (c) (other than the first clause thereof), (d), (f) (except the last sentence of (f)), (n), (o), (p), the last sentence of (s), (t) (except the first sentence of (t)), (w), (x), (y), (ii), (qq), (rr), (ss), (tt) and (iii).

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, to the extent received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Transfer Date: With respect to each Mortgage Loan, (a) the date set forth in the related Purchase Price and Terms Agreement or (b) such other date as mutually agreed by the Seller and the Purchaser.

Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached hereto as Exhibit J.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.  Agreement to Purchase.

The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Schedules.

The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a “Preliminary Mortgage Schedule”).

The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

SECTION 4.  Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans, after application of payments of principal actually received on or before the related Cut-off Date.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the date interest was paid through on the Mortgage Loan through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate.

SECTION 5.  Examination of Mortgage Files.

At least ten (10) Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan.

At least ten (10) Business Days prior to the related Closing Date, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the Seller shall make the related Servicing Files and Credit Files available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser.

Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided herein.

In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Closing Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

Purchaser acknowledges and agrees that Purchaser shall obligate any servicer to hold all nonpublic personal information received or obtained by it with respect to any Mortgage Loan in accordance with all applicable laws, including but not limited to the privacy provisions of the Gramm-Leach-Bliley Act (“GLB”) and any other comparable federal or state law. Purchaser shall obligate any servicer to maintain appropriate safeguards to protect the confidentiality of all information concerning the Mortgage Loans in accordance with the GLB and its implementing regulations, as the same may be amended from time to time, and all other applicable federal and state privacy laws and regulations.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans.

The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

Subsection 6.02  Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in the name of MERS, the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as would be retained by a prudent lender. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the customary requirements of a prudent lender.

Subsection 6.03  Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Custodian no later than ten (10) Business Days prior to the related Closing Date the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or documents submitted for recordation to the appropriate public recording office), and in the event that the Seller does not cure such failure within thirty (30) days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer’s certificate and (ii) such document is delivered within twelve (12) months of the related Closing Date.

The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee. The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

Subsection 6.04  Quality Control Procedures.

The Seller shall have an internal quality control program that verifies the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production. The program is to ensure that the Mortgage Loans are originated in accordance with the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

SECTION 7.  Servicing of the Mortgage Loans.

The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Seller shall execute the Interim Servicing Agreement on the date hereof, and, with respect to each Mortgage Loan Package to be interim serviced thereunder, shall execute an Acknowledgement Agreement in the form of Exhibit 6 to the Interim Servicing Agreement on each related Closing Date. Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the related Transfer Date.

SECTION 8.  Transfer of Servicing.

On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

(a)  Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

(b)  Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including Primary Mortgage Insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall provide the Purchaser and its designee with copies of all such notices no later than the related Transfer Date.

(c)  Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller’s possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

(d)  Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

(e)  Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(f)  Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

(g)  Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is one Business Day after the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

(h)  Misapplied Payments. Misapplied payments shall be processed as follows:

1.  All parties shall cooperate in correcting misapplication errors;

2.  The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

3.  If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

4.  If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

5.  Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i)  Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices (as defined in the Interim Servicing Agreement).

(j)  Reconciliation. The Seller shall on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(k)  IRS Forms. The Seller shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

SECTION 9.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 9.01  Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(a)  Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(d)  Ability To Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against the Seller with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

(f)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g)  Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller’s portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(h)  Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Section 6.03 hereof, shall be delivered to the Custodian. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

(i)  Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans delivered pursuant to Section 11 on the related Closing Date in the form attached as Exhibit I hereto;

(j)  No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction, Whole Loan Transfer or Agency Transfer) contains an untrue statement of fact or omits to state a fact necessary to make the statements contained herein or therein not misleading;

(k)  Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(l)  Loan Experience. The Seller has delivered information as to its loan gain and loss experience in respect of foreclosures, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and individual loan loss severities and delinquency histories for at least the immediately preceding year, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects;

(m)  No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(n)  Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(o)  Owner of Record. Except for a MERS Designated Mortgage Loan, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(p)  Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

(q)  Seller’s Origination. The Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller’s underwriting guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

(r)  Reports. On or prior to the date which is two Business Days after the related Closing Date, Seller will provide the Custodian and the Purchaser with a MERS Report reflecting the Custodian as Investor with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan; and

(s)  MERS Designations. With respect to each MERS Designated Mortgage Loan, on the related Closing Date, the Seller has initiated the process of designating the Custodian as the Investor on the MERS® System. With respect to each MERS Designated Mortgage Loan, no Person is listed as Interim Funder on the MERS® System.

Subsection 9.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(a)  Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(b)  Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the Mortgage Loan;

(c)  No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and no delinquent taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)  Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)  Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(g)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

(h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related manufactured housing unit that secures such Mortgage Loan either: (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law. This representation and warranty is a Deemed Material Breach Representation;

(j)  Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

1.  the lien of current real property taxes and assessments not yet due and payable;

2.  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

3.  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

4.  with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

(k)  Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan;

(l)  Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)  Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

(n)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

(o)  CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%.

(p)  Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(q)  No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(r)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, unless insured against by a title insurance policy;

(s)  Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)  Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on Exhibit I hereto. The Mortgage Note is payable in equal monthly installments of principal and/or interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient (except with respect to interest-only loans) to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(u)  Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(v)  Conformance with Agency and Underwriting Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Standards (a copy of which is attached hereto as Exhibit J). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

(w)  Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(y)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)  Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

(aa)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

(bb)  Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Seller’s Underwriting Guidelines;

(cc)  Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(dd)  Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

(ee)  Assumability. None of the Mortgage Loans are, by their terms, assumable;

(ff)  No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(gg)  Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(hh)  Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or to the best of Seller’s knowledge threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

(ii)  Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

(jj)  Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(kk)  Other Insurance Policies. To the best of Seller’s knowledge, no action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(ll)  No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(mm)  Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

(nn)  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(oo)  Disclosure Materials. To the extent required by law, the Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

(pp)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(qq)  Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

(rr)  No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(ss)  Escrow Analysis. With respect to each Mortgage, the Seller has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(tt)  Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

(uu)  Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from disclosure of credit information in connection with the Purchaser’s secondary marketing operations and the purchase and sale of mortgages. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off. This representation and warranty is a Deemed Material Breach Representation;

(vv)  Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(ww)  Prepayment Penalty. The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, except as set forth on the Mortgage Loan Schedule, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Mortgage Loan’s originator had a policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

(xx)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(yy)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment, or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment, or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(zz)  Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(aaa)  Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(bbb)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(ccc)  Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(ddd)  FICO Scores. Each Mortgagor has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 500;

(eee)  Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(fff)  Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices.

(ggg)  MERS Designations. With respect to each MERS Designated Mortgage Loan, the Seller has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS® System;

(hhh)  Reports. On or prior to the related Closing Date, the Seller has provided the Custodian and the Purchaser with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan; and

(iii)  Origination Practices. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. For a Mortgagor who seeks financing through a Mortgage Loan originator’s higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator’s standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material Breach Representation;

(jjj)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(kkk)  Points and Fees. No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan (or such other amount as may be permitted by state law), whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(lll)  Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

(mmm)  Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation;

(nnn)  Primary Mortgage Insurance. Each Mortgage Loan with an LTV at origination in excess of 80% will be subject to Primary Mortgage Insurance, issued by an insurer acceptable to Fannie Mae or Freddie Mac, in at least such amounts as are required by Freddie Mac or Fannie Mae. All provisions of such Primary Mortgage Insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith unless terminable in accordance with Freddie Mac standards or applicable law; and

(ooo)  Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan: (1) the related first lien Mortgage Loan does not permit negative amortization; (2) where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such second lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder; either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien Mortgage Loan or (b) such consent has been obtained and is contained in the related Mortgage File; (3) to the best of Seller’s knowledge, the related first lien Mortgage Loan is in full force and effect, and there is no default, lien, breach, violation or event which would permit acceleration existing under such first lien Mortgage Loan or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien Mortgage Loan; (4) the related first lien Mortgage contains a provision which provide for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage; and (5) the related Mortgaged Property was the Mortgagor’s principal residence at the time of the origination of the such Second Lien Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation.

Subsection 9.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

Within thirty (30) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation and warranty set forth in clause (aaa) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within thirty (30) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clause  (aaa) of such Subsection or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller may, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser’s instructions. With respect to any repurchase under this Subsection 9.03, the repurchase request made by the Purchaser must contain reasonably sufficient information to enable the Seller to evaluate the request.

At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser’s instructions the Monthly Payment on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser’s instructions within two (2) Business Days of such substitution. Accordingly, on the date of such substitution, the Seller will remit to the Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month’s interest thereon at the Mortgage Loan remittance rate.

In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Subsection 9.04  [Reserved].

Subsection 9.05  Purchaser’s Right to Review.

Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor’s, its financial partner’s, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller’s offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker’s price opinions in its sole discretion at the Purchaser’s expense.

The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Subsection 6.03 is missing or defective in whole or in part, (b) for which the related broker’s price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker’s price opinion is greater than 100%, (d) which does not conform to the Seller’s underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

SECTION 10.  Closing.

The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(A)  at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

(B)  all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(C)  the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(D)  the Seller shall have delivered and released to the Custodian all documents required hereunder; and

(E)  all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller.

SECTION 11.  Closing Documents.

(a)  The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.  this Agreement;

2.  the Interim Servicing Agreement, any account certifications and all other documents required thereunder;

3.  an Officer’s Certificate, in the form of Exhibit C hereto with respect to the Seller, including all attachments thereto;

4.  an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit D hereto (“Opinion of Counsel of the Seller”);

5.  a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

6.  the Underwriting Guidelines to be attached hereto as Exhibit J;

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

(b)  The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.  an Assignment and Conveyance in the form of Exhibit M hereto, including all exhibits;

2.  a Purchase Price and Terms Agreement;

3.  the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

4.  each of the documents required to be delivered by the Seller pursuant to Subsection 6.03 hereof;

5.  the initial certification of the Custodian with respect to the related Mortgage Loan Package;

6.  a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

8.  if requested by the Purchaser in connection with a material change in Seller’s financial condition or corporate structure, an updated Officer’s Certificate, in the form of Exhibit C hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit D hereto.

The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

SECTION 12.  Costs.

The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS® System of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller’s counsel, shall be payable by the Seller.

SECTION 13.  Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)  Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”); or

(ii)  Freddie Mac (the “Freddie Mac Transfer”); or

(iii)  one or more third party purchasers in one or more Whole Loan Transfers; or

(iv)  one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the Seller (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”).

With respect to the first three (3) Whole Loan Transfers or Securitization Transactions entered into by the Purchaser with respect to each Mortgage Loan Package, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements reasonably required by the Purchaser; and deliver an opinion of counsel in form and substance satisfactory to the Purchaser if requested by the Purchaser; (3) (a) to restate the representations and warranties set forth in this Agreement (i) with respect to Non-Servicing Related Representations and Warranties, as of the related Closing Date and (ii) with respect to Servicing-Related Representations and Warranties, as of the related Transfer Date, or (b) make any representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans in connection with such Reconstitution to the extent standard in the industry at such time. The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit N hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information that contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading provided by or on behalf of the Seller regarding the Seller (or if the Seller is not the originator, the originator of the Mortgage Loans), the Seller’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution; provided that Purchaser requests such information from Seller. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 14.  The Seller.

Subsection 14.01  Additional Indemnification by the Seller; Third Party Claims.

The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller’s indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to (a) any breach of any of Seller’s representations, warranties or covenants set forth in this Agreement, (b) the failure of the Seller to perform its duties under this Agreement or (c) the failure of the Seller to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to (a) a breach of any of Seller’s representations, warranties or covenants set forth in this Agreement, (b) the failure of the Seller to materially perform its duties under this Agreement or (c) the failure of the Seller to service the Mortgage Loans in compliance with the terms of the Interim Servicing Agreement or any Reconstitution Agreement entered into pursuant to Section 13.

Subsection 14.02  Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $17,500,000.

SECTION 15.  Financial Statements.

The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 16.  Mandatory Delivery; Grant of Security Interest.

The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser’s (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 17.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Seller: Impac Funding Corporation 1401 Dove Street Newport Beach, California 92660 Attention: Ronald Morrison Fax: (949) 706-6208

(ii)	if to the Purchaser: Goldman Sachs Mortgage Company 100 2nd Ave. South, Suite 200N St. Petersburg, Florida 33701 Attention: Christina Liepold

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 18.  Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 19.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 20.  Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

SECTION 21.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 22.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the “Purchaser” hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit G.

SECTION 23.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 24.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 25.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 26.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 27.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 28.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

SECTION 29.  No Solicitation.

From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

SECTION 30.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 31.  Submission to Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 32.  Confidential Information.

The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

SECTION 33.  Compliance with Regulation AB.

Subsection 33.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff or consensus among participants in the asset-backed securities markets, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 33.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated by governmental authorities) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 33.03  Information To Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

(a)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)  the originator’s form of organization;

(B)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, such as the originator’s credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB; provided that for the avoidance of doubt, such information shall not include the static pool information required by Item 1105 of Regulation AB;

(C)  a description of any material legal or governmental proceedings pending (or known to be contemplated by governmental authorities) against the Seller and each Third-Party Originator; and

(D)  a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

1.  the sponsor;
2.  the depositor;
3.  the issuing entity;
4.  any servicer;
5.  any trustee;
6.  any originator;
7.  any significant obligor;
8.  any enhancement or support provider; and
9.  any other material transaction party

provided, that affiliations and relationships with respect to Third-Party Originators are those affiliations and relationships known by the Seller after reasonable investigation.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB, subject to the unavailability of such information as contemplated by Item 1105(f). To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content and presentation of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format as customarily provided by Seller or if Seller does not customarily provide such information as reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after April 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing April 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  With respect to those Mortgage Loans that were originated by the Seller and sold to the Purchaser pursuant to this Agreement and subsequently securitized by the Purchaser or any of its Affiliates, the Purchaser shall, to the extent consistent with then-current industry practice, cause the servicer (or another party to such securitization) under the securitization to provide, information with respect to the Mortgage Loans from and after cut-off date of such securitization necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller static pool information, as set forth in Item 1105(a)(2) and (5) of Regulation AB.

(d)  If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (ii) provide to the Purchaser and any Depositor a description of such proceedings.

Subsection 33.04  Indemnification.

The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)  (A)  any untrue statement of a material fact contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator at the Seller’s request (collectively, the “Seller Information”), or (B) the omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33; or

(iii)  any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (Purchaser)

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as General Partner

By:
Name:
Title:

IMPAC FUNDING CORPORATION, (Seller)

By:
Name:
Title:

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the “Agreement”):

(a)  the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)  the original of any guarantee executed in connection with the Mortgage Note;

(c)  the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)  the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “Impac Funding Corporation, successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “Impac Funding Corporation, formerly known as [previous name]”;

(f)  the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officers Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)  The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

(h)  security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

In the event an Officer’s Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within ninety (90) days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT B

CONTENTS OF EACH CREDIT FILE

(a)  The original hazard insurance policy and, if required by law, flood insurance policy.

(b)  Residential loan application.

(c)  Mortgage Loan closing statement.

(d)  Verification of employment and income (except for Mortgage Loans originated under a Limited Documentation Program).

(e)  Verification of acceptable evidence of source and amount of downpayment.

(f)  Credit report on the Mortgagor.

(g)  Residential appraisal report, if available.

(h)  Photograph of the Mortgaged Property.

(i)  Survey of the Mortgaged Property, if any.

(j)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)  All required disclosure statements.

(l)  If available, termite report, structural engineer’s report, water potability and septic certification.

(m)  Sales contract, if applicable.

(n)  Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(o)  Amortization schedule, if applicable.

EXHIBIT C

SELLER’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected [Vice] President of Impac Funding Corporation, a corporation organized under the laws of the State of Delaware (the “Company”) and further as follows:

1.  Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

2.  Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

3.  Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.  Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006, by and between Goldman Sachs Mortgage Company (the “Purchaser”) and the Company (the “Purchase Agreement”), the Flow Interim Servicing Agreement, dated as of April 1, 2006, by and between the Purchaser and the Company (the “Servicing Agreement”, together with the Purchase Agreement, the “Agreements”) and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________.

5.  Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.  Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.  To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

8.  Each person who, as an officer or representative of the Company, signed the Agreements and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company and the signatures of such persons appearing on such documents are their genuine signatures.

9.  The Company is duly authorized to engage in the transactions described and contemplated in the Agreements.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated: ____________________ [Seal]	By:___________________________ Name:_________________________ Title: [Vice] President

I, ________________________, an [Assistant] Secretary of Impac Funding Corporation, hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: ____________________	By:___________________________ Name:_________________________ Title: [Assistant] Secretary

EXHIBIT D

FORM OF OPINION OF COUNSEL TO THE SELLER

(date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

You have requested [our] [my] opinion, as [Assistant] General Counsel to ___________________ (the “Company”), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of _________ __, 200_ (the “Purchase Agreement”) which sale is in the form of whole loans and that certain Flow Interim Servicing Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of _________ __, 200_ (the “Servicing Agreement”, together with the Purchase Agreement, the “Agreements”). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

  [We] [I] have examined the following documents:

1.	the Agreements;

2.	the form of Assignment of Mortgage;

3.	the form of endorsement of the Mortgage Notes; and

4.	such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1.
The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of ___________ and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

2.
The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver such Agreements and to perform and observe the terms and conditions of such Agreements.

3.
Each of the Agreements has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

4.	The Company has been duly authorized to allow certain of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

5.
The Company has been duly authorized to allow certain employees to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the employee at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance with the Agreements and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

9.
The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement and the Servicing Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

10.
The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in Exhibit A to the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours, _____________________________ [Name] [Assistant] General Counsel

EXHIBIT E

FORM OF SECURITY RELEASE CERTIFICATION

___________________, 200__

[Federal Home Loan Bank of
______ (the “Association”)]
________________________
________________________
________________________

Attention:  ___________________________
___________________________

Re:	Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that Impac Funding Corporation, a corporation organized pursuant to the laws of the State of Delaware (the “Company”) has committed to sell to Goldman Sachs Mortgage Company under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of ______ __, 200_, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

Very truly yours, ____________________________ By:__________________________ Name:________________________ Title:_________________________ Date:_________________________
Acknowledged and approved: __________________________ By:______________________________ Name:___________________________ Title:____________________________ Date:____________________________

EXHIBIT F

FORM OF SECURITY RELEASE CERTIFICATION

I.  Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by to Goldman Sachs Mortgage Company from the Company named below pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of ______ __, 200_, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

________________________________
(name)

________________________________
(Address)

By:_____________________________

II.  Certification of Release

The Company named below hereby certifies to ___________________________ that, as of the date and time of the sale of the above-mentioned ___________________________________ the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

_____________________________ By:__________________________ Title:_________________________ Date:_________________________

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between __________________________________, a ___________________ corporation (“Assignor”) and ________________________________, a __________________ corporation (“Assignee”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”), and with respect to such Mortgage Loans, in, to and under (a) that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006, by and between the Goldman Sachs Mortgage Company (the “Purchaser”) and Impac Funding Corporation (the “Purchase Agreement”), and (b) that certain Flow Interim Servicing Agreement, dated as of April 1, 2006, by and between the Purchaser and Impac Funding Corporation (the “Servicing Agreement”); and (c) the Purchase Agreement and the Servicing Agreement are collectively referred to as the “Agreements”).

2.  The Assignor warrants and represents to, and covenants with, the Assignee that:

a.  The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.  The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

c.  The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

d.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

a.  The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

b.  The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

c.  To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

d.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller, the Assignor and the Custodian all of the Assignor’s obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

e.  The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

f.  The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

g.  The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

h.  The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

i.  The Assignee has been furnished with all informa-tion regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

j.  Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

k.  Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

4.  (a)  The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

The Assignee’s wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

(b) The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

5.  This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

6.  This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

7.  No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

8.  This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

9.  Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

10.  For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

______________________________	______________________________
Assignor	Assignee

By:___________________________	By:___________________________

Its:__________________________	Its:__________________________

Taxpayer	Taxpayer
Identification No.____________	Identification No.____________

EXHIBIT H

[INTENTIONALLY OMITTED]

EXHIBIT I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL CHARACTERISTICS OF THE MORTGAGE LOANS

Pool Characteristics of the Mortgage Loans as delivered on the Closing Date:

EXHIBIT J

ORIGINATOR’S UNDERWRITING GUIDELINES

EXHIBIT K

MORTGAGE LOAN SCHEDULE

EXHIBIT L

[INTENTIONALLY OMITTED]

EXHIBIT M

ASSIGNMENT AND CONVEYANCE

On this __ day of _________, 200_, Impac Funding Corporation, as the Seller, under that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser.

The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Subsection 4.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Subsection 4.01 of the Agreement with respect to the Seller are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

IMPAC FUNDING CORPORATION, (Seller) By:________________________ Name:______________________ Title:_______________________

EXHIBIT N

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), and [___________________], a [_________] corporation (the “Indemnifying Party”).

W I T N E&#160 ;S S E T H:

WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

Subsection 1.01  Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as may be amended from time to time.

Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the 1933 Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Indemnified Parties: As defined in Section 3.01.

Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Materials, or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool—Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Materials or any Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Underwriters: Goldman, Sachs & Co., a New York limited partnership, and [____________], a [___________] corporation, and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.  REPRESENTATIONS AND WARRANTIES.

(a)  Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b)  Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

(c)  Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party; and

(d)  The Indemnifying Party hereto represents that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

SECTION 3.  INDEMNIFICATION

Subsection 3.01  Indemnification by the Indemnifying Party of the Depositor and the Underwriters.

(a)  The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the “Indemnified Parties”) against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Materials, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party’s liability under this Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

(b)  If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

Subsection 3.02  Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4.  GENERAL.

Subsection 4.01  Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Subsection 4.02  Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Subsection 4.03  Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Subsection 4.04  Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Subsection 4.05  Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co., c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention: [____________].

Subsection 4.06  Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

[INDEMNIFYING PARTY]

By:
Name:
Title:

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated February 28, 2007 (“Agreement”), is among Goldman Sachs Mortgage Company (“Assignor”), GS Mortgage Securities Corp. (“Assignee”), and Impac Funding Corporation (the “Company”).

NOW, THEREFORE, for and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”), (b) solely insofar as it relates to the Mortgage Loans, that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006 (the “Purchase Agreement”), between the Assignor, as purchaser (in such capacity, the “Purchaser”), and the Company, as seller. The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

The Assignee hereby assumes all of the Assignor’s obligations from and after the date hereof under the Mortgage Loans and the Purchase Agreement solely insofar as such obligations relate to the Mortgage Loans. The Assignee does not assume hereby such obligations of Assignor prior to the date hereof.

Recognition of the Company

2.  From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement (as defined below), the “Trustee”), of the GSAA Home Equity Trust 2007-S1 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling Agreement”), among the Assignee, the Trustee, U.S. Bank National Association, as a custodian (including its successors in interest and any successor custodians of the Mortgage Loans under the Pooling Agreement, the “Custodian”), Wells Fargo Bank, N.A., as master servicer (including its successors in interest and any successor master servicers under the Pooling Agreement, the “Master Servicer”), Ocwen Loan Servicing, LLC, as a servicer of the Mortgage Loans (including its successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, “Ocwen”), Specialized Loan Servicing LLC, as a servicer of the Mortgage Loans (including its successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, “SLS”), and Avelo Mortgage, L.L.C., as a servicer of the Mortgage Loans (including its successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, “Avelo” and collectively with Ocwen and SLS, the “Servicers”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and Ocwen, SLS and Avelo will be the Servicers of the Mortgage Loans on or after the Transfer Date pursuant to the terms set forth in the Pooling Agreement, (ii) the Company shall look solely to the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Purchase Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement and (iv) all references to the Purchaser, the Trustee or the Custodian under the Purchase Agreement as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee and the Certificate Insurer.

Representations and Warranties of the Company

3.  The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement, the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

4.  Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the Non-Servicing Related Representations and Warranties set forth in Subsections 9.01 and 9.02 of the Purchase Agreement are true and correct as of the Closing Date (as defined in the Purchase Agreement) and the Servicing-Related Representations and Warranties are true and correct as of June 1, 2006.

Remedies for Breach of Representations and Warranties of the Company

5.  (a) The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein, including its obligation to repurchase any Mortgage Loan in breach of the representations in clauses (g), (i), (uu), (ww), (xx), (yy), (iii), (jjj), (kkk), (lll) and (mmm) of Subsection 9.02 of the Purchase Agreement within not more than 30 days of such discovery or receipt of notice of such breach).

(b) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the fourth sentence of the second full paragraph of Subsection 9.03 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following sentence:

“However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clauses (g), (i), (uu), (ww), (xx), (yy), (iii), (jjj), (kkk), (lll) and (mmm) of Subsection 9.02) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date.”

6.  The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Representations and Warranties of the Assignor

7.  The Assignor warrants and represents to the Assignee and the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) as of the date hereof that, with respect to each Mortgage Loan:

(a)  Bring Down. To the Assignor’s knowledge, nothing has occurred or failed to occur from and after June 1, 2006 to the Securitization Closing Date that would cause any of the Servicing-Related Representations and Warranties relating to the applicable Mortgage Loans set forth in Subsection 9.02 of such Purchase Agreement to be incorrect in any material respects as of the date hereof as if made on the date hereof. To the Assignor’s knowledge, nothing has occurred or failed to occur from and after the Closing Date (as defined in the Purchase Agreement) to the Securitization Closing Date that would cause any of the Non-Servicing Related Representations and Warranties relating to the applicable Mortgage Loans set forth in Subsection 9.02 of such Purchase Agreement to be incorrect in any material respects as of the date hereof as if made on the date hereof;

(b)  The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

(c)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(d)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws;

(e)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

For the purposes of this Section 7(d) the following definitions shall apply:

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Standard & Poor’s Glossary: Version 5.7 of the Standard & Poor’s LEVELS® Glossary, or such version as may be in effect from time to time.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation; and

(f)  None of the Mortgage Loans has a Prepayment Penalty period in excess of five years.

Remedies for Breach of Representations and Warranties of the Assignor

8.  The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 7 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

Enforcement of Representations and Warranties of the Company

9.  The Assignor hereby agrees to use its best efforts to enforce the remedies for a breach of the representations and warranties of the Company set forth in Section 5 herein.

Miscellaneous

10.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

11.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee and the Certificate Insurer.

12.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto, (ii) the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) and (iii) the Certificate Insurer. Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

13.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and, except as expressly set forth herein, nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

14.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

15.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

16.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:	/s/ Michelle Gill
Name: Michelle Gill
Title: Vice President

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as general partner

By:
Name:
Title:

IMPAC FUNDING CORPORATION

By:
Name:
Title:

EXHIBIT A

Mortgage Loan Schedule

EXHIBIT Q-5

ACCREDITED AGREEMENTS

AMENDED AND RESTATED FLOW MORTGAGE LOAN PURCHASE AND
WARRANTIES AGREEMENT

This AMENDED AND RESTATED FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT, dated as of December 1, 2005 (“Agreement”), by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the “Purchaser”) and Accredited Home Lenders, Inc., a California corporation, having an office at 15030 Avenue of Science, #100, San Diego, CA 92128 (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Purchaser and the Seller are parties to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of August 1, 2003, as amended by Amendment No. 1, dated as of July 15, 2004, and Amendment No. 2, dated as of February 1, 2005 (the “Original Purchase Agreement”) and from time to time the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain first and second lien, adjustable and fixed rate residential mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as pools of whole loans;

WHEREAS, at the present time, the Purchaser and the Seller desire to amend the Original Purchase Agreement to make certain modifications as set forth herein with respect to all Mortgage Loans acquired pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Act: The National Housing Act, as amended from time to time.

Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association, or any successor thereto.

Appraised Value: The value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property if purchased at or within twelve months prior to such time of origination, whichever is less.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Authorized Signatory: Any of (i) Managing Director, (ii) Manager, Funded Asset Management or (iii) Supervisor, Collateral Management.

Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Seller’s servicing operations are located or (c) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value.

Code: Internal Revenue Code of 1986, as amended.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Credit File pursuant to this Agreement.

Custodial Account: The separate account or accounts created and maintained pursuant to the Servicing Agreement.

Custodial Agreement: That certain Custodial Agreement, by and between the Purchaser and the Custodian, set forth in the related Purchase Price and Term Agreement, governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian: The custodian set forth in the related Purchase Price and Terms Agreement, or any successor thereto under the Custodial Agreement.

Cut-off Date: The date set forth on the related Purchase Price and Terms Agreement.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased by the Seller in accordance with the terms of this Agreement.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The 15th calendar day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of each month.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: Fannie Mae, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: Federal Deposit Insurance Corporation, or any successor thereto.

Fitch: Fitch Ratings, or any successor thereto.

First Lien Loan: Any Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

Freddie Mac: Freddie Mac, or any successor thereto.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof.

Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum set forth on the related Mortgage Loan Schedule.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the term of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related origination date (unless otherwise indicated), to the Appraised Value of the Mortgaged Property.

MERS: Mortgage Electronic Registration Systems, Inc., its successors and assigns.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Custodian as the Investor on the MERS® System.

MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc., and its successors in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Section 6.03 hereof with respect to any Mortgage Loan.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, a schedule of Mortgage Loans annexed to the related Assignment and Conveyance as Exhibit 1, setting forth the information attached hereto as Exhibit C.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller, reasonably acceptable to the Purchaser.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Preliminary Mortgage Schedule: As defined in Section 3.

Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in the related Mortgage Loan Package as calculated in Section 4 of this Agreement.

Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre

Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Section 12.

Reconstitution Date: As defined in Section 12.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset Backed Securities, Securities Act Release No. 33 8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (a) the then outstanding principal balance of the Mortgage Loan to be repurchased, plus (b) accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus (c) the amount of any outstanding advances owed to and reasonably incurred by any servicer, and plus (d) all costs and expenses reasonably incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder, plus (e) any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: Accredited Home Lenders, Inc., a California corporation and its successors in interest.

Seller Information: As defined in Subsection 32.04(a).

Servicing Agreement: The Amended and Restated Flow Interim Servicing Agreement dated as of May 4, 2005, between the Purchaser and the Seller, providing for the Seller to service the Mortgage Loans, as specified therein.

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to scheduled payments of principal due on or before such date, whether or not collected, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8.03 which is entitled to the benefits of the indemnifications set forth in such Section and Section 13.01.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Transfer Date: The date on which the Purchaser, or its designee, shall receive the transfer of servicing responsibilities and begin to perform the servicing of all or a portion of the Mortgage Loans, and the Seller shall cease all servicing responsibilities as set forth in the Servicing Agreement.

Underwriting Guidelines: The underwriting guidelines of the Seller with respect to a Mortgage Loan Package, a copy of which shall be attached to the related Purchase Price and Terms Agreement.

Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.  Agreement to Purchase.

The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Schedules.

The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans in the Mortgage Loan Package to be purchased on a Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a “Preliminary Mortgage Schedule”).

The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans in the Mortgage Loan Package to be purchased on a Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase.

SECTION 4.  Purchase Price.

The Purchase Price for each Mortgage Loan in the related Mortgage Loan Package shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate scheduled principal balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Closing Schedule, after application of scheduled payments of principal due on or before the related Cut-off Date whether or not collected.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued but unpaid interest on the principal balance of the Mortgage Loans in the related Mortgage Loan Package as of the related Cut-off Date at a rate equal to the weighted average Mortgage Interest Rate minus the Servicing Fee Rate (as defined in the Servicing Agreement), from the related Cut-off Date through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account or accounts designated by the Seller in writing.

The Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date shall belong to the Seller), (3) all payments of interest on the Mortgage Loans (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date) and (4) all other recoveries of late charges, assumption fees, prepayment penalties or other charges collected after the related Cut-off Date. The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

SECTION 5.  Examination of Mortgage Files.

At least five (5) Business Days prior to the related Closing Date, the Seller shall either (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage (except with respect to each MERS Designated Mortgage Loan ), pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser. Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not impair in any way the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other remedy as provided in this Agreement; provided that Purchaser may not demand repurchase or other relief or remedy on the basis that a Mortgage Loan examined by Purchaser or its designee prior to purchase does not comply with the related Underwriting Guidelines. Notwithstanding the preceding qualification, it is understood and agreed that the Purchaser maintains its rights pursuant to Section 8.03 to demand repurchase of any loan in breach of the Seller’s representations and warranties contained in Section 8.02, excluding Section 8.02(v).

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans.

The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package, together in and to the Mortgage Loans and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

Subsection 6.02  Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser, MERS or one or more designees of the Purchaser. Notwithstanding the foregoing, beneficial title of each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. Except as expressly set forth in this Agreement, all rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver within five (5) business days to the Purchaser upon demand, evidence of compliance prior to the related Transfer Date with all federal, state and local laws, rules and regulations, including but not limited to flood certifications, documentation evidencing insurance coverage and periodic inspection reports. To the extent that, prior to the related Transfer Date, original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm, microfiche or electronic imaging so long as the Seller complies with the requirements of the Fannie Mae Guides.

Subsection 6.03  Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Custodian no later than five (5) Business Days prior to the related Closing Date the documents and instruments in the Mortgage File for each Mortgage Loan in the related Mortgage Loan Package.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the certification and trust receipt of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall pay all fees and expenses of the Custodian from and after the related Closing Date.

The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

In the event the original of any copy of any document submitted for recordation to the appropriate public recording office, is not delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, within 180 days following the related Closing Date, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 8.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction, provided that (i) the Seller shall deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording (upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer’s certificate relating to the related Mortgage Loans), and (ii) such document is delivered within 270 days of the related Closing Date.

The Seller shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees or costs for a one-time transfer of all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee. The Purchaser or the Purchaser’s designee shall be responsible for recording any Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

Subsection 6.04  Quality Control Procedures.

The Seller shall maintain an internal quality control program that verifies in a manner consistent with accepted industry procedures, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production and the servicing activities of the Seller. The program ensures that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Practices and the Underwriting Guidelines, guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

SECTION 7.  Servicing of the Mortgage Loans.

The Mortgage Loans in each Mortgage Loan Package shall be sold by the Seller to the Purchaser on a servicing released basis. Subject to, and upon the terms and conditions of this Agreement, with respect to the Mortgage Loans in each Mortgage Loan Package, the Seller hereby sells, transfers, assigns and delivers to the Purchaser, on the related Closing Date, the Servicing Rights. The Seller shall take any actions necessary to cause any current servicer to terminate servicing the Mortgage Loans on behalf of the Seller. The Seller shall be responsible for all servicing fees with respect to the Mortgage Loans accruing through the related Closing Date. On and after the related Transfer Date, the Purchaser shall have the right to assign the servicing rights to a Successor Servicer in its sole discretion.

SECTION 8.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 8.01  Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser and the Successor Servicer that as of the date hereof and as of each Closing Date:

(a)  Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law, subject to bankruptcy, insolvency, and similar laws affecting the rights of creditors generally and to general principles of equity; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(d)  Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) except as disclosed in writing by the Seller to the Purchaser on Exhibit L hereto or otherwise, which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement, or (iv) except as disclosed in writing by the Seller to the Purchaser on Exhibit L hereto or otherwise, the Seller is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices. The Mortgage Loans are not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices. Notwithstanding the Seller’s disclosure of ongoing litigation pursuant to Exhibit L hereto or otherwise, Accredited shall remain liable to the Purchaser to repurchase and/or indemnify for any Mortgage Loan affected by any outstanding litigation.

Notwithstanding the disclosures with respect to certain litigation matters set forth on Exhibit L hereto, the Seller hereby acknowledges and agrees that if and to the extent that any such litigation materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall either cure or repurchase such Mortgage Loan in accordance with Section 8.03 as if such litigation had not previously been disclosed to the Purchaser.

(f)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval-, authorization or order of, or registration or filing with, or notice has been obtained prior to the related Closing Date;

(g)  Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller’s portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 8.02 could be made and such selection was not intentionally made in a manner so as to affect adversely the interests of the Purchaser;

(h)  Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage, if applicable, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to this Agreement, shall be delivered to the Custodian all in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

(i)  No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished by Seller pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction or Whole Loan Transfer) contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading;

(j)  Financial Statements. The Seller has delivered to the Purchaser financial statements as requested by the Purchaser. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(k)  Loan Experience. The Seller has delivered information as to its loan experience as requested by the Purchaser, and all such information so delivered shall be true and correct in all material respects;

(l)  No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(m)  Sale Treatment. The Seller acknowledges that under generally accepted accounting principles the transfer of the Mortgage Loans may be treated as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(n)  Owner of Record. Except for a MERS Designated Mortgage Loan, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(o)  Reasonable Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(p)  Seller’s Origination. The Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller’s underwriting guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

(q)  Reports. On or prior to the date which is two Business Days after the related Closing Date, Seller will provide the Custodian and the Purchaser with a MERS Report reflecting the Custodian as Investor with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan;

(r)  MERS Designations. With respect to each MERS Designated Mortgage Loan, on the related Closing Date, the Seller has initiated the process of designating the Custodian as the Investor on the MERS® System. With respect to each MERS Designated Mortgage Loan, no Person is listed as Interim Funder on the MERS® System.

Subsection 8.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(a)  Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(b)  Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;

(c)  No Outstanding Charges. Except for payment defaults of less than 30 days, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)  Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was funded;

(f)  Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under the Fannie Mae Guides against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae and Freddie Mac, with a generally acceptable insurance carrier acceptable under the Fannie Mae Guides in an amount representing coverage not less than the lesser of (i) the aggregate unpaid principal balance of the Mortgage Loan, (ii) maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended (regardless of whether the area in which such Mortgaged Property is located is participating in such program), and (iii) the full replacement value of the improvements which are part of such Mortgaged Property. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days’ prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. None of the Seller, the Mortgagor or any servicer have engaged in any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(g)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. The Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

(h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated (except to a senior mortgage in the case of a Second Lien Mortgage Loan) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development or a manufactured home and no residence or dwelling is a mobile home, provided, however, that any condominium unit or planned unit development shall conform with the related Underwriting Guidelines. In the case of any Mortgaged Properties that are manufactured homes (a “Manufactured Home Mortgage Loans”), (i) such Manufactured Home Mortgage Loan conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that a Mortgaged Property which contains a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes; notwithstanding the forgoing, the Mortgaged Property is not characterized as mixed-use under which the Mortgaged Property falls into two or more land use classifications.

(j)  Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable (subject to bankruptcy, insolvency, and similar laws affecting the rights of creditors generally and to general principles of equity) and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1)  the lien of current real property taxes and assessments not yet due and payable;

(2)  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

(3)  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(4)  with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable (subject to bankruptcy, insolvency and similar laws affecting the rights of creditors and general principles of equity) and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

(k)  Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence, or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(l)  Full Disbursement of Proceeds. Except to the extent the Mortgage Loan is subject to completion escrows which have been disclosed to and acknowledged by the Purchaser and which meet the requirements of the related Underwriting Guidelines, and as to which a completed Fannie Mae form 442 has been delivered to the Purchaser as of the related Closing Date, the Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)  Ownership. Except for the interests of the Seller’s warehouse lender, which interests will be released upon payment of the related Purchase Price, the Seller is the sole owner and holder of the Mortgage Loan, the Mortgage Loan has neither been assigned nor pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan and the related Servicing Rights to the Purchaser free and clear of any encumbrance, equity, lien, pledge, chare, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan and the related Servicing Rights to the Purchaser pursuant to the terms of this Agreement.

(n)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business, or exempt from such qualification, in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

(o)  CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%.

(p)  Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 8.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its successor and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the purchase transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(q)  No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note and (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) the applicable law or applicable Mortgage requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(r)  No Mechanics’ Liens. Except as insured against by the related title insurance, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s)  Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)  Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap for an Adjustable Rate Mortgage Loan are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, except for those Mortgage Loans identified on the related Mortgage Loan Schedule subject to a balloon payment, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(u)  Customary Provisions. The Mortgage contains customary and enforceable (subject to bankruptcy, insolvency, and similar laws affecting the rights of creditors generally and to general principles of equity) provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(v)  Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the related Underwriting Guidelines. The Mortgage Note and Mortgage are on forms generally acceptable in the secondary market and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

(w)  Occupancy of the Mortgaged Property. The Mortgaged Property is not unlawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(x)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(y)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)  Acceptable Investment. To the Seller’s knowledge, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing (other than the status of the Mortgage Loan as a subprime mortgage loan) that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

(aa)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage, if applicable, and any other documents required to be delivered to the Custodian under this Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

(bb)  Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is acceptable to Seller and underwritten in accordance with the related Underwriting Guidelines;

(cc)  Transfer of Mortgage Loans. The Assignment of Mortgage, (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(dd)  Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and, subject to applicable law, such provision is enforceable;

(ee)  Assumability. None of the Mortgage Loans are, by their terms, assumable;

(ff)  No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(gg)  Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(hh)  Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

(ii)  Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller or the current servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the current servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. To the extent there exists an escrow of funds, such escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

(jj)  Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(kk)  No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(ll)  Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

(mm)  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfied the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. Such appraisal is (a) with respect to First Lien Loans, on appraisal form 1004 or form 2055 with an interior inspection and (b) with respect to Second Lien Mortgage Loans, on form 1004, 704, 2065 or 2055 forms with an interior inspection or an exterior only inspection;

(nn)  Disclosure Materials. The Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans;

(oo)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made to finance the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(pp)  Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

(qq)  No Defense to Insurance Coverage. The Seller has caused to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(rr)  Escrow Analysis. With respect to each Mortgage for which taxes and insurance are being escrowed, the current servicer has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(ss)  Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the related servicer has reported the Mortgagor credit files monthly to each of the three credit repositories in a timely manner on a monthly basis;

(tt)  Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(uu)  Leaseholds. If a Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent or the necessary consents have been obtained and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (A) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (B) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (C) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (D) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(vv)  Prepayment Penalty. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no Mortgage Loan has a prepayment penalty in excess of five (5) years. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state, local or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the loan payments;

(ww)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law.

(xx)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(yy)  Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(zz)  Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(aaa)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(bbb)  Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(ccc)  FICO Scores. Except as permitted by the related Underwriting Guidelines, each Mortgagor has a non-zero FICO score;

(ddd)  Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”);

(eee)  Georgia Mortgage Loans. There is no Mortgage Loan that was funded prior to March 7, 2003 and is secured by property located in the State of Georgia. There is no Mortgage Loan that was funded after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act;

(fff)  Mortgaged Premises Located in New York State. No Mortgage Loan (a) is secured by property located in the state of New York; (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans,” as defined in Section 6-L of the New York State Banking Law;

(ggg)  Mortgaged Premises Located in New Jersey. No Mortgage Loan is secured by property located in the state of New Jersey unless such Mortgage Loan is ratable by all three of the Ratings Agencies; and

(hhh)  Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices.

(iii)  Origination Practices. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(jjj)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

(kkk)  Balloon Loans. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(lll)  Disclosure of Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

(mmm)   Fees and Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation; and

(nnn)  Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

Subsection 8.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 8.01 and 8.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage, subject to Section 5, or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, within thirty (30) calendar days of Seller’s receipt of request from the Purchaser, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clauses (tt), (vv), (ww), (xx), (zz), (eee), (fff) or (nnn) of Subsection 8.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. In the event that such a breach shall involve any representation or warranty set forth in Subsection 8.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans materially and adversely affected thereby shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 8.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser’s instructions. With respect to any repurchase under this Subsection 8.03: (i) the repurchase request must be made by the Purchaser in a prompt and timely manner and must contain reasonably sufficient information to enable the Seller to evaluate the request, including in the case of a first payment default, the payment history and collection comments, and (ii) with respect to any Mortgage Loan which was never included in a Securitization Transaction, the Purchaser shall use best efforts to notify the Seller of any known breach of a representation and warranty and require the Seller to repurchase such Mortgage Loan prior to foreclosure procedures commencing on such Mortgage Loan

Upon receipt of the Repurchase Price, the Purchaser and the Seller shall arrange for the prompt reassignment of the Deleted Mortgage Loan to the Seller, free and clear of any lien, charge or encumbrance suffered or incurred by the Purchaser, and the delivery to the Seller of any documents held by the Purchaser or the Custodian relating to the Deleted Mortgage Loan (and in any event, within 30 days of the date the Seller repurchases the Mortgage Loan).

In addition to such repurchase obligation, the Seller shall indemnify the Purchaser and the Successor Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 8.03 to cure, or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 8.03 constitute the sole remedies of the Purchaser and the Successor Servicer respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

Upon the request of the Purchaser, the Seller hereby agrees to execute a recognition agreement in the form of Exhibit K hereto recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 8.01 and 8.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Subsection 8.04   Repurchase of Mortgage Loans With Early Payment Defaults.

With respect to each Mortgage Loan, if the related Mortgagor fails to make the first Monthly Payment due after the related Cut-off Date before the date which is 30 days after the related Due Date (the “Early Payment Default Date”), the Seller, at the Purchaser’s option exercised in its sole discretion, shall, within thirty (30) calendar days of Seller’s receipt of notice of Purchaser’s request for repurchase, repurchase such Mortgage Loan from the Purchaser at a price equal to the Repurchase Price; provided, however, that Purchaser must request that Seller repurchase such Mortgage Loan within forty-five (45) days of the initial delinquency.

Subsection 8.05  Purchaser’s Right to Review.

Prior to the related Closing Date, the Purchaser or its designees shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor’s, its financial partner’s, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller’s offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker’s price opinions in its sole discretion at the Purchaser’s expense.

The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Section 6.03 is missing or defective in whole or in part, (b) for which the related broker’s price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker’s price opinion is greater than 100%, (d) which does not conform to the Seller’s underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Agreement or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

The fact that the Purchaser or its designees have conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement; provided, however, that Purchaser may not demand repurchase or other relief or remedy on the basis that a Mortgage Loan examined by Purchaser or its designee prior to purchase does not comply with the related Underwriting Guidelines.

SECTION 9.  Closing.

Each closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. At the Purchaser’s option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(i)
at least two Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a related Mortgage Loan Schedule acceptable to the Purchaser;

(ii)
all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(iii)
the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 10 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(iv)	the Seller shall have delivered and released to the Custodian all documents required hereunder; and

(v)	all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller.

SECTION 10.  Closing Documents.

(a)  The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.	this Agreement;

2.	the Interim Servicing Agreement;

3.	the related Mortgage Loan Schedule, one copy to be attached hereto, and one copy to be attached to the Custodian’s counterpart of the Custodial Agreement;

4.	a Custodian’s Certification, as required under this Agreement;

5.	an Officer’s Certificate, in the form of Exhibit E hereto with respect to the Seller, including all attachments thereto;

6.	an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit F hereto (“Opinion of Counsel of the Seller”);

7.
a Security Release Certification, substantially in the form of Exhibit G or H, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person; and

8.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

(b)  The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.	an Assignment and Conveyance in the form of Exhibit M hereto, including all exhibits;

2.	an Acknowledgment Agreement in the form of Exhibit 6 to the Interim Servicing Agreement;

3.	a Purchase Price and Terms Agreement;

4.	the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

5.	each of the documents required to be delivered by the Seller pursuant to Section 6.03 hereof;

6.	the initial certification of the Custodian with respect to the related Mortgage Loan Package;

7.
a Security Release Certification, substantially in the form of Exhibit  H, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person; and

8.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

9.
if requested by the Purchaser in connection with a material change in Seller’s financial condition or corporate structure, an updated Officer’s Certificate, in the form of Exhibit E hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit F hereto.

The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

SECTION 11.  Costs.

The Purchaser shall pay its due diligence fees the fees and expenses of its counsel and the ongoing fees of its document custodian. All servicing fees incurred prior to the related Closing Date (other than servicing fees to be netted from payments collected for the account of the Purchaser), and all costs and expenses incurred in connection with the one-time transfer of the Mortgage Loans, including the fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, and all fees, if any, for transferring record ownership on the MERS system of Mortgage Loans recorded in the name of MERS, the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller’s counsel, shall be payable by the Seller.

SECTION 12.  Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)	one or more third party purchasers in one or more Whole Loan Transfers; or

(ii)	one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

With respect to each Whole Loan Transfer and each Securitization Transactions entered into by the Purchaser, the Seller agrees (1) to use its reasonable best efforts to cooperate with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to restate as of the Reconstitution Date for the benefit of the Purchaser and the Successor Servicer, the same representations and warranties as to the Mortgage Loans as set forth herein, but modified, if necessary, to reflect changes due to events that may have occurred since the related Closing Date (including events which occur after the related Closing Date which are reasonably unknown to the Seller), and (3) to execute, deliver and perform a Reconstitution Agreement in connection with such Reconstitution setting forth such restated representations and warranties and the remedies for breach of same (which remedies will be the same as those set forth herein); provided that the Seller is given an opportunity to review and reasonably negotiate in good faith the content of all such Reconstitution Agreements. The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants or purchasers in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request (provided, if the Seller is required to engage a third party service provider to fulfill a Purchaser request pursuant to this subsection, the Purchaser shall reimburse the Seller for any reasonable out-of-pocket costs incurred by the Seller with respect to such service provider); (ii)  delivering an opinion of counsel as to customary corporate matters (which may be from in-house counsel) in form and substance reasonably satisfactory to the Seller and the Purchaser if requested by the Purchaser; and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant (provided, that such agreement shall set forth an indemnity substantially similar to that set forth in this paragraph). Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements; provided, however, in no event shall the Seller be required to service into a subsequent securitization by the Purchaser and/or be a party to a Pooling and Servicing Agreement unless the Seller consents in its sole discretion. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller, the Mortgage Loans or the related Underwriting Guidelines which is set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 13.  The Seller.

Subsection 13.01  Additional Indemnification by the Seller.

The Seller shall indemnify the Purchaser and the Successor Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller’s indemnification obligation under this Subsection 13.01) and related reasonable costs, judgments, and any other reasonable costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to the failure of the Seller to perform its duties under this Agreement or any breach of any of Seller’s representations, warranties or covenants set forth in this Agreement, and to perform its duties in strict compliance with the terms of any Reconstitution Agreement entered into pursuant to Section 12.

Subsection 13.02  Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

SECTION 14.  Financial Statements.

Financial information regarding the Seller may be provided to prospective purchasers for a period of two (2) years following the related Closing Date; provided, however, that such information will be limited to the publicly available audited financial statements of the Seller.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 15.  Mandatory Delivery; Grant of Security Interest.

The sale and delivery on the related Closing Date of the Mortgage Loans in the related Mortgage Loan Package is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each such Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver (i) each of the related Mortgage Loans or (ii)  one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. Upon the consummation of the transactions contemplated by this Agreement, the Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser’s (i) right to reject any Mortgage Loan under the terms of this Agreement and to require another Mortgage Loan to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. Subject to Subsection 8.03, all rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 16.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Seller:

Accredited Home Lenders, Inc.
15090 Avenue of Science
San Diego, CA 92128
Attention: Director of Operations
Telephone: 858-676-2100
Fax: 858-676-8114

(ii)           if to the Purchaser:

Goldman Sachs Mortgage Company
85 Broad Street
27th Floor
New York, New York 10004
Attention: Eugene Gorelik

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 17.  Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 18.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 19.  Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

SECTION 20.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans in each Mortgage Loan Package and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes and accounting purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 21.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. Except as set forth under Section 13.02 above, this Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, with written notice to the Seller. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Agreement. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser’s obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed. The Purchaser shall deliver written notice to the Seller of any such assumption of the Purchaser’s obligations and upon delivery thereof the Purchaser shall be relieved from any liability to the Seller with respect to such obligations. The Successor Servicer shall be an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

SECTION 22.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 23.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 24.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 25.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 26.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 27.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in the appropriate public offices for real property records in the county or other comparable jurisdiction in which the related Mortgaged Property is situated, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

SECTION 28.  No Solicitation.

From and after the related Closing Date, the Seller agrees that it will not take any action or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, internet (other than targeted e-mail) radio and television advertisements shall not constitute solicitation under this Section 28.

SECTION 29.  Confidentiality.

The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Notwithstanding the foregoing, the Seller may disclose (i) in its periodic public filings the Purchaser’s name and the total dollar amount of Mortgage Loans purchased by the Purchaser during the related period and (ii) the Purchaser’s identity and the Purchase Price in connection with obtaining the release of the liens of the Seller’s warehouse lenders.

SECTION 30.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 31.  Submission To Jurisdiction; Waivers.

The Seller and the Purchaser each hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 32.  Compliance with Regulation AB.

Subsection 32.01 Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Section 32 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. Furthermore, the Purchaser and the Company agree that if any such changes in the interpretations of the requirements of Regulation AB materially affect this Section 32, then the Purchaser and the Seller will amend such affected provisions. In connection with the above, the Purchaser agrees to give the Seller prompt notice of changes in the requirements of Regulation AB that might affect Seller’s obligations under this Section. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 32.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 32.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 32.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 32.03  Information To Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection. Notwithstanding the foregoing, it is understood and agreed that (1) the information required pursuant to Items 1103(a)(1), 1110(a) and 1119 of Regulation AB (including the information required pursuant to subparts (a)(A), (a)(D) and (c)(i)(B) of this Subsection 32.03) shall only be required to the extent that mortgage loans originated by the Seller or a Third Party Originator, as the case may be, in the related Securitization Transaction comprise 10% or more (or such other percentage as may be required from time to time under Regulation AB) of the aggregate pool of mortgage loans in such Securitization Transaction, (2) the information required pursuant to Items 1110(b) and 1117 of Regulation AB (including the information required pursuant to subparts (a)(B), (a)(C) and (c)(i)(A) of this Subsection 32.03) shall only be required to the extent that mortgage loans originated by the Seller or a Third Party Originator, as the case may be, in the related Securitization Transaction comprise 20% or more (or such other percentage as may be required from time to time under Regulation AB) of the aggregate pool of mortgage loans in such Securitization Transaction and (3) the information required pursuant to Item 1105 of Regulation AB (including the information required pursuant to subpart (b) below) shall only be required in Securitization Transactions in which such Static Pool Information is material, as determined by the Purchaser or Depositor in its sole reasonable determination of the requirements of Regulation AB. Notwithstanding the foregoing, neither the Purchaser nor any Depositor shall exercise its right to request delivery of such information or other performance under these provisions other than in good faith or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

(a)  Subject to the provisions of the preceding paragraph, if so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum.

(i)   the originator’s form of organization;

(ii)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator’s credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(iii)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

(iv)  a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)  the sponsor;
(2)  the depositor;
(3)  the issuing entity;
(4)  any servicer;
(5)  any trustee;
(6)  any originator;
(7)  any significant obligor;
(8)  any enhancement or support provider; and
(9)  any other material transaction party.

(b)  Subject to the provisions of the initial paragraph, if so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1) (3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  [Reserved].

(d)  Subject to the provisions of the initial paragraph, if so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (vi) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

With respect to those Mortgage Loans that were originated by Seller and sold to the Purchaser pursuant to this Agreement, the Purchaser shall, to the extent consistent with then-current industry practice, cause any subsequent servicer (or another party to a securitization) under the applicable servicing agreement to be obligated to provide, information with respect to the Mortgage Loans (the “Seller Loan Information”) from and after the transfer date necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller static pool information, as set forth in Item 1105(a)(2) and (3) of Regulation AB.

Subsection 32.04  Indemnification.

The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(1)(i) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Section 32 by or on behalf of the Seller, or provided under this Section 32 by or on behalf of any Third-Party Originator (collectively, the “Seller Information”), or (ii) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(2)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 32; or

(3)  any breach by the Seller of a representation or warranty set forth in Subsection 32.02(a) or in a writing furnished pursuant to Subsection 32.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 32.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

The Purchaser shall, or shall cause the Servicer to, indemnify the Seller, each affiliate of the Seller, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and hold such Persons harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that it may sustain arising out of or based upon (A) any untrue statement of a material fact contained or alleged to be contained in the Seller Loan Information or (B) the omission or alleged omission of a material fact required to be stated in the Seller Loan Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Loan Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Loan Information or any portion thereof is presented together with or separately from such other information.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership
(Purchaser)

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as General Partner

By:
Name:
Title:

ACCREDITED HOME LENDERS, INC.
(Seller)

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as General Partner

By:
Name:
Title:

Exhibit A

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the “Agreement”):

(b)  the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(c)  the original Mortgage with evidence of recording thereon;

(d)  the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “[Seller], formerly known as [previous name]”;

(f)  the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon;

(g)  the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a copy of the related policy binder, preliminary report or commitment for title; and

(h)  Any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered an original document with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation or because such document has been lost or because such public recording office retains the original recorded document, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such document, together with (i) in the case of a delay caused by the public recording office, a copy of such document certified by an Authorized Signatory of the Seller (or certified by the title company, escrow agent, or closing attorney) to be a true and correct copy of such document dispatched to the appropriate public recording office for recordation, and the original recorded document will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a document where a public recording office retains the original recorded document or in the case where a document is lost after recordation in a public recording office, a copy of such document certified by such public recording office to be a true and complete copy of the original recorded document.

Exhibit B

EXHIBIT B

CONTENTS OF EACH CREDIT FILE

(a)  Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

(b)  Evidence of the original hazard insurance policy and, if required by law, flood insurance policy.

(c)  Residential loan application.

(d)  Mortgage Loan closing statement.

(e)  All applicable verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

(f)  Verification of acceptable evidence of source and amount of downpayment, if applicable.

(g)  Credit report on the Mortgagor.

(h)  Residential appraisal report.

(i)  Photograph of the Mortgaged Property.

(j)  Survey of the Mortgaged Property, if any.

(k)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(l)  All required disclosure statements (other than the 3-day packages, copies of which shall be retained by the Seller and made available upon request).

(m)  If available, termite report, structural engineer’s report, water potability and septic certification.

(n)   Sales contract, if it is a purchase transaction.

(o)  Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(p)  The original power of attorney, if applicable, with evidence of recording thereon, or a certified copy thereof.

Exhibit C

EXHIBIT C

MORTGAGE LOAN SCHEDULE FIELDS

(1)  the Seller’s Mortgage Loan identifying number;

(2)  the Mortgagor’s name;

(3)  the street address of the Mortgaged Property including the city, state and zip code;

(4)  a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property;

(5)  the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing);

(6)  a code indicating whether the Mortgage Loan is secured by a leasehold estate;

(7)  the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(8)  with respect to First Lien Loans, the LTV at the origination;

(9)  with respect to Second Lien Loans, the CLTV at the origination;

(10)  with respect to Second Lien Loans, the outstanding principal balance of the senior mortgage loan;

(11)  a code indicating whether the Mortgage Loan is a piggyback loan:

(12)  the Mortgage Interest Rate as of the related Cut-off Date;

(13)  the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

(14)  the stated maturity date;

(15)  the amount of the Monthly Payment as of the related Cut-off Date;

(16)  the last payment date on which a payment was actually applied to the outstanding principal balance;

(17)  the original principal amount of the Mortgage Loan;

(18)  the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date;

(19)  with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date;

(20)  with respect to Adjustable Rate Mortgage Loans, the Gross Margin;

(21)  with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note;

(22)  with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index;

(23)  with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note;

(24)  with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap at the initial interest rate adjustment date;

(25)  with respect to the Mortgagor, monthly income;

(26)  Current LTV;

(27)  with respect to Adjustable Rate Mortgage Loans, the next interest rate adjustment date;

(28)  first time homebuyer flag;

(29)  a code indicating the race of the Mortgagor;

(30)  a code indicating the gender of the Mortgagor;

(31)  with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note;

(32)  the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien and/or balloon Mortgage Loan);

(33)  a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(34)  a code indicating the documentation style (i.e. full, alternative or reduced);

(35)  the loan credit classification (as described in the related Underwriting Guidelines);

(36)  whether such Mortgage Loan provides for a Prepayment Penalty;

(37)  the Prepayment Penalty period of such Mortgage Loan, if applicable;

(38)  a description of the Prepayment Penalty, if applicable (which may be delivered separately);

(39)  the Mortgage Interest Rate as of origination;

(40)  the credit risk score (FICO score) at origination;

(41)  the date of origination;

(42)  the Mortgage Interest Rate adjustment period;

(43)  the Mortgage Interest Rate adjustment percentage;

(44)  the Mortgage Interest Rate floor;

(45)  the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other);

(46)  the Current CLTV;

(47)  the Due Date for the first Monthly Payment;

(48)  the original Monthly Payment due;

(49)  with respect to the related Mortgagor, the debt-to-income ratio;

(50)  the Appraised Value of the Mortgaged Property;

(51)  the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property;

(52)  the MERS Identification Number;

(53)  with respect to Adjustable Rate Mortgage Loans, the Index; and

(54)  a code indicating if the Mortgage Loan is a High Cost Loan as such term is defined in the then current Standard & Poor’s LEVELS® Glossary.

With respect to the Mortgage Loans in the aggregate:

(1)  the number of Mortgage Loans;

(2)  the current aggregate outstanding principal balance of the Mortgage Loans;

(3)  the weighted average Mortgage Interest Rate of the Mortgage Loans; and

(4)  the weighted average maturity of the Mortgage Loans.

Exhibit D

EXHIBIT D

[INTENTIONALLY OMITTED]

Exhibit E

EXHIBIT E

SELLER’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected [Executive/Assistant] [Vice] President of ________________ Accredited Home Lenders, Inc., a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the “Company”) and further as follows:

1.  Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

2.  Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

3.  Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.  Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver agreements such as the Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of December 1, 2005, by and between Goldman Sachs Mortgage Company (the “Purchaser”) and the Company (the “Purchase Agreement”), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original [or facsimile] signature], and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

5.  Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, the Interim Servicing Agreement or the sale of the mortgage loans or the consummation of the transactions contemplated by such Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.  Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.  Except as disclosed by the Company to the Purchaser and attached to the Purchase Agreement as Exhibit L, there is no action, suit, proceeding or investigation pending or to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

8.  Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Purchase Agreement, and (b) any other document delivered before or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9.  The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:____________________	By:___________________________
Name:_________________________
[Seal]	Title: [Executive/Assistant] [Vice] President

I, ________________________, an [Assistant] Secretary of ______________ Accredited Home Lenders, Inc., hereby certify that ____________ is the duly elected, qualified and acting [Executive/Assistant] [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________	By:___________________________
Name:_________________________
Title: [Assistant] Secretary

EXHIBIT 5 to
Company’s Officer’s Certificate

NAME	TITLE	SIGNATURE

EXHIBIT F

FORM OF OPINION OF COUNSEL TO THE SELLER

(date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

You have requested [our] [my] opinion, as [Assistant] General Counsel to Accredited Home Lenders, Inc. (the “Company”), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of December 1, 2005 (the “Purchase Agreement”) which sale is in the form of whole loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

[We] [I] have examined the following documents:

1.	the Purchase Agreement;

2.	the form of Assignment of Mortgage;

3.	the form of endorsement of the Mortgage Notes; and

4.	such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1.
The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of ___________ and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

2.
The Company has the power to engage in the transactions contemplated by the Purchase Agreement and all requisite power, authority and legal right to execute and deliver the Purchase Agreement and to perform and observe the terms and conditions of the Purchase Agreement.

3.
The Purchase Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

4.
The Company has been duly authorized to allow certain of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Purchase Agreement.

5.
The Company has been duly authorized to allow certain of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and any Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the with the Purchase Agreement and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Purchase Agreement or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.
Except as previously disclosed by the Company to the Purchaser and amended to the Purchase Agreement as Exhibit L, there is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

9.
The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

10.
I have reviewed the form of Assignment of Mortgage for a Mortgage Loan secured by a Mortgaged Property located in the State of California, and upon the completion of all blanks in such form with appropriate information, such form would be acceptable for recording in the State of California. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of any Assignments of Mortgage, the transfer to the Purchaser, or its designee, in the MERS System of beneficial ownership of each MERS Designated Mortgage Loan, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser or its designee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

I am admitted to the bar of the State of California, and I express no opinion as to the laws of any other jurisdiction except as to matters that are governed by federal law. This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date. I make no undertaking to supplement or update this opinion if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect such opinion.

Very truly yours,

_________________________
[Name]
[Assistant] General Counsel

EXHIBIT G

[INTENTIONALLY OMITTED]

EXHIBIT H

FORM OF SECURITY RELEASE CERTIFICATION

I.  Release of Security Interest

Upon receipt of the sum of $_________ in immediately available funds in accordance with wiring instructions separately provided, the financial institution named below hereby relinquishes any and all right, title and interest it may have in the Mortgage Loans identified in the attached schedule to be purchased by Goldman Sachs Mortgage Company from Accredited Home Lenders, Inc. (the “Company”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

________________________________
(name)

________________________________
(Address)

By:_____________________________

II.  Certification of Release

The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Goldman Sachs Mortgage Company, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

_____________________________

By:__________________________

Title:_________________________

Date:_________________________

EXHIBIT I

[INTENTIONALLY OMITTED]

EXHIBIT J

[INTENTIONALLY OMITTED]

EXHIBIT K

SERVICER ACKNOWLEDGMENT

As of [_________]

Accredited Home Lenders, Inc.
[Street]
[City, State]

Re:
Letter Agreement in connection with the purchase by Goldman Sachs Mortgage Company (the “Purchaser”) and the sale by Accredited Home Lenders, Inc. (the “Company”) of mortgage loans pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement (the “Agreement”), dated as of December 1, 2005, by and between the Company and the Purchaser

Ladies and Gentlemen:

In connection with the above-referenced transaction, and in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company hereby agree as follows:

1.	Unless otherwise specified in this letter agreement, all capitalized terms herein shall have the meaning as provided in the Agreement.

2.	The Purchaser hereby requests, and the Company hereby acknowledges, that [SERVICER] shall be the “Successor Servicer” under the agreement.

3.	This letter may be executed in any number of counterparts each of which shall constitute one and the same instrument, and either party hereto may execute this letter by signing any such counterpart.

[the remainder of this page intentionally left blank]

4.
This letter shall be deemed in effect when a fully executed counterpart thereof is received by the Company in the State of New York and shall be deemed to have been made in the State of New York. This letter shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York except to the extent preempted by Federal law.

Very truly yours,

GOLDMAN SACHS MORTGAGE COMPANY

By:________________________________________

Name: ______________________________________

Title:_______________________________________

Accepted and Agreed:

ACCREDITED HOME LENDERS, INC.

By:________________________________________

Name: ______________________________________

Title:_______________________________________

EXHIBIT L

LITIGATION

(excerpted from Accredited’s Form 10-Q filed for quarter ended September 30, 2005)

In December 2002, we were served with a complaint and motion for class certification in a class action lawsuit, Wratchford et al. v. Accredited Home Lenders, Inc., brought in Madison County, Illinois under the Illinois Consumer Fraud and Deceptive Business Practices Act, the consumer protection statutes of the other states in which we do business and the common law of unjust enrichment. The complaint alleges that we have a practice of misrepresenting and inflating the amount of fees we pay to third parties in connection with the residential mortgage loans that we fund. The plaintiffs claim to represent a nationwide class consisting of others similarly situated, that is, those who paid us to pay, or reimburse our payments of, third-party fees in connection with residential mortgage loans and never received a refund for the difference between what they paid and what was actually paid to the third party. The plaintiffs are seeking to recover damages on behalf of themselves and the class, in addition to pre-judgment interest, post-judgment interest, and any other relief the court may grant. On January 28, 2005, the court issued an order conditionally certifying (1) a class of Illinois residents with respect to the alleged violation of the Illinois Consumer Fraud and Deceptive Business Practices Act who, since November 19, 1997, paid money to us for third-party fees in connection with residential mortgage loans and never received a refund of the difference between the amount they paid us and the amount we paid the third party and (2) a nationwide class of claimants with respect to an unjust enrichment cause of action included in the original complaint who, since November 19, 1997 paid money to us for third-party fees in connection with residential mortgage loans and never received a refund of the difference between the amount they paid us and the amount we paid the third party. The court conditioned its order limiting the statutory consumer fraud act claims to claimants in the State of Illinois on the outcome of a case pending before the Illinois Supreme Court in which one of the issues is the propriety of certifying a nationwide class based on the Illinois Consumer Fraud and Deceptive Business Practices Act. That case has now been decided in a manner favorable to our position, and, in light of this ruling, we have filed with the court a motion for reconsideration of the court’s order granting class certification, or in the alternative, the court’s denial of our request for leave to take an interlocutory appeal of such order. If our motion for reconsideration is denied, we intend to petition the Illinois Supreme Court for a supervisory order reversing the lower court’s class certification decision. There has not yet been a ruling on that petition or the merits of either the plaintiffs’ individual claims or the claims of the class, and the ultimate outcome of this matter and the resulting liability, if any, are not presently determinable. We intend to continue to vigorously defend this matter and we do not believe it will have a material adverse effect on our business.

In January 2004, we were served with a complaint, Yturralde v. Accredited Home Lenders, Inc., brought in Sacramento County, California. The named plaintiff is a former commissioned loan officer of ours, and the complaint alleges that we violated California and federal law by misclassifying the plaintiff and other non-exempt employees as exempt employees, failing to pay the plaintiff on an hourly basis and for overtime worked, and failing to properly and accurately record and maintain payroll information. The plaintiff seeks to recover, on behalf of himself and all of our other similarly situated current and former employees, lost wages and benefits, general damages, multiple statutory penalties and interest, attorneys’ fees and costs of suit, and also seeks to enjoin further violations of wage and overtime laws and retaliation against employees who complain about such violations. We have been served with eleven substantially similar complaints on behalf of certain other former and current employees, which have been consolidated with the Yturralde action. We have appealed the court’s denial of our motion to compel arbitration of the consolidated cases, and a resolution of that appeal is not expected before early 2006. In the meantime, discussions are ongoing between the parties regarding potential settlement or mediation of the claims, and we have pursued and effected settlements directly with many current and former employees covered by the allegations of the complaints. A motion to certify a class has not yet been filed, and there has been no ruling on the merits of either the plaintiffs’ individual claims or the claims of the putative class. We do not believe these matters will have a material adverse effect on our business, but, at the present time, the ultimate outcome of the litigation and the resulting liability, if any, are not determinable.

In June 2005, we were served with a complaint, Williams et al. v. Accredited Home Lenders, Inc., brought in United States District Court for the Northern District of Georgia. The two named plaintiffs are former commissioned loan officers of ours, and the complaint alleges that we violated federal law by requiring the plaintiffs to work overtime without compensation. The plaintiffs seek to recover, on behalf of themselves and other similarly situated employees, the allegedly unpaid overtime, liquidated damages, attorneys’ fees and costs of suit. A motion to certify a collective class has not yet been filed, and there has been no ruling on the merits of either the plaintiffs’ individual claims or the claims of the putative class, and the ultimate outcome of this matter and the resulting liability, if any, are not presently determinable. We intend to vigorously defend this matter and do not believe it will have a material adverse effect on our business.

In September 2005, we were served with a class action complaint, Phillips v. Accredited Home Lenders Holding Company, et al., brought in the United States District Court, Central District of California. The complaint alleges violations of the Fair Credit Reporting Act in connection with prescreened offers of credit which we have made. The plaintiff seeks to recover, on behalf of herself and similarly situated individuals, damages, pre-judgment interest, declaratory and injunctive relief, and any other relief the court may grant. A motion to certify a class has not yet been filed, and there has been no ruling on the merits of either the plaintiff’s individual claims or the claims of the putative class. We intend to vigorously defend this matter. If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on our business. The ultimate outcome of this matter and the resulting liability, if any, are not presently determinable.

Accredited has accrued for loss contingencies with respect to the foregoing matters to the extent it is probable that a liability has been occurred at the date of the consolidated financial statements and the amount of the loss can be reasonably estimated. Management does not deem the amount of such accruals to be material.

In addition, because the nature of our business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, we are subject to various legal proceedings in the ordinary course of business related to foreclosures, bankruptcies, condemnation and quiet title actions, and alleged statutory and regulatory violations. We are also subject to legal proceedings in the ordinary course of business related to employment matters. We do not believe that the resolution of these lawsuits will have a material adverse effect on our financial position or results of operations.

EXHIBIT M

ASSIGNMENT AND CONVEYANCE

On this __ day of _________, 200_, Accredited Home Lenders, Inc., as the Seller, under that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of December 1, 2005 (the “Agreement”) and that certain Purchase Price and Terms Letter, dated as of [____], 200_ , does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser.

The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Section 7 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Section 6 of the Agreement with respect to the Seller are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

ACCREDITED HOME LENDERS, INC.
(Seller)

By:________________________________________
Name: ______________________________________
Title:_______________________________________

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated February 28, 2007 (“Agreement”), among Goldman Sachs Mortgage Company (the “Assignor”), GS Mortgage Securities Corp. (the “Assignee”) and Accredited Home Lenders, Inc. (the “Company”).

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”), and solely insofar as it related to the Mortgage Loans, that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of December 1, 2005 (the “Purchase Agreement”), between the Assignor, as purchaser (in such capacity, the “Purchaser”), and the Company, as seller. The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Subsection 13.01 of the Purchase Agreement.

The Assignee hereby assumes all of the Assignor’s obligations under the Mortgage Loans and the Purchase Agreement solely insofar as such obligations relate to the Mortgage Loans.

Recognition of the Company

2.  From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to GSAA Home Equity Trust 2007-S1 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling Agreement”), among the Assignee, Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), Specialized Loan Servicing, LLC, as a servicer, (including its successors in interest and any successor servicers under the Pooling Agreement, “SLS”), Ocwen Loan Servicing, LLC, as a servicer (including its successors in interest and any successor servicers under the Pooling Agreement, “Ocwen”), Avelo Mortgage, L.L.C. (including its successors in interest and any successor servicers under the Pooling Agreement, “Avelo” and Avelo collectively with SLS and Ocwen, the “Servicers”), Wells Fargo Bank, N.A., as master servicer (including its successors in interest and any successor master servicers under the Pooling Agreement, the “Master Servicer”) and U.S. Bank National Association, as a custodian (including its successors in interest and any successor custodian of the Mortgage Loans under the Pooling Agreement, the “Custodian”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Servicer will be the servicer of the Mortgage Loans pursuant to the terms of the Pooling Agreement, (ii) the Company shall look solely to the Trust (including the Trustee, the Master Servicer, the Custodian and the Servicers acting on the Trust’s behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Purchase Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee, the Master Servicer, the Custodian and the Servicers acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 8.03 of the Purchase Agreement, and (iv) all references to the Purchaser or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee, the Master Servicer, the Custodian and the Servicers acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee and the Certificate Insurer.

3.  Representations and Warranties of the Company

The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under this Agreement, and the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby;

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent; and

(e)  With respect to the Mortgage Loans, none of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered” or “predatory” loans under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

4.  Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Subsections 8.01 and 8.02 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof (i) except that the representation and warranty set forth in Subsection 8.02(a) of the Purchase Agreement shall, for purposes of this Agreement, relate to the Mortgage Loan Schedule attached hereto and (ii) subject to such events or circumstances that have arisen or occurred subsequent to the related Closing Date (as defined in the Purchase Agreement).

Remedies for Breach of Representations and Warranties of the Company

5.  The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Master Servicer, the Custodian and the Servicers acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 8.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein); provided, however, that, notwithstanding anything in the Purchase Agreement to the contrary, the Company agrees that (i) within 60 days of the earlier of either discovery by, or notice to, the Company of any breach of the representation and warranty set forth in Subsections 8.02(tt), (vv), (ww), (xx), (eee) or (fff) of the Purchase Agreement or representation and warranty (e) in Section 3 hereof, the Company shall repurchase such Mortgage Loan at the Repurchase Price (as defined in the Purchase Agreement), together with all expenses incurred by the Assignor, the Assignee and the Trust as a result of such repurchase. However, if the breach shall involve a representation or warranty set forth in Subsection 8.02 of the Purchase Agreement (other than the representations and warranties set forth in clauses (tt), (vv), (ww), (xx), (eee) or (fff) of Subsection 8.02 or representation and warranty (e) in Section 3 hereof) and the Company discovers or receives notice of any such breach within 120 days of the related Closing Date, the Company may, provided that it has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided in the Purchase Agreement, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan, the Company shall repurchase the deficient Mortgage Loan.

At the time of repurchase or substitution, the Assignor and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Assignor that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from the Purchase Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to Purchase Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in the Purchase Agreement except that all such representations and warranties set forth in the Purchase Agreement shall be deemed made as of the date of such substitution, whether or not such substitution date is after the related Transfer Date. The Company shall effect such substitution by delivering to the Custodian or to such other party as the Assignor may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03 of the Purchase Agreement and the Custodial Agreement, with the Mortgage Note endorsed as required by Subsection 6.03 of the Purchase Agreement and the Custodial Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. The Company shall remit directly to the Assignor, or its designee in accordance with the Assignor’s instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to the Assignor shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company directly to the Assignor or its designee in accordance with the Assignor’s instructions within two (2) Business Days of such substitution.

As used herein, the following terms shall have the definitions set forth below:

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Company in accordance with the terms of this Agreement.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Company in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 8 of the Purchase Agreement.

In the event that the Company fails to deliver the Credit Files with respect to any Mortgage Loan as required by the Purchase Agreement, the Company shall, upon the request of the Assignor, repurchase such Mortgage Loan at the price and in the manner set forth in Section 5 of the Purchase Agreement, or substitute for such Mortgage Loan as provided for in Section 5 of this Agreement.

The Assignor and Assignee hereby acknowledge and agree to use their best efforts in enforcing the representation and warranty obligations of the Company.

Representations and Warranties of the Assignor

6.  The Assignor warrants and represents to the Assignee and the Trust (including the Trustee, the Master Servicer, the Custodian and the Servicers acting on the Trust’s behalf) as of the date hereof that:

(a)  The Assignor is the sole owner of record and holder of the Mortgage Loans and the indebtedness evidenced by each Mortgage Note. The Mortgage Loans are not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loans to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own the Mortgage Loans free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loans;

(b)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loans to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(c)  With respect to the Mortgage Loans, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices applicable to the Mortgage Loans, including, without limitation, any provisions related to Prepayment Premiums, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations; and

(d)  No Mortgage Loan is a High Cost or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. For the purposes of this Section 6(d) the following definitions shall apply:

(i) Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

(ii) Home Loan: A Mortgage Loan categorized as a Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

(iii) Standard & Poor’s Glossary: The Standard & Poor’s Glossary for File Format for LEVELS® Version 5.7, Appendix E, as revised from time to time.

(iv) High Cost Loan: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to the then-current Appendix E of Standard & Poor’s Glossary; and

(e) None of the Mortgage Loans has a Prepayment Penalty period in excess of five years.

Remedies for Breach of Representations and Warranties of the Assignor

7.  The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 6 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein, it shall purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty.

Miscellaneous

8.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee and the Certificate Insurer.

10.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto, (ii) the Trust (including the Trustee, the Master Servicer, the Custodian and the Servicers acting on the Trust’s behalf) and (iii) the Certificate Insurer. Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

11.  This Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement, except as expressly set forth herein, and then only with respect to the Mortgage Loans.

12.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

13.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

14.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as General Partner

By:
Name:
Title:

ACCREDITED HOME LENDERS, INC.
(Seller)

By:
Name:
Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

ACCREDITED PURCHASE AGREEMENTS

Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement,

dated as of December 1, 2005

EXHIBIT Q-6

NEW CENTURY AGREEMENTS

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the “Agreement”), dated as of March 1, 2006 by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the “Purchaser”) and New Century Mortgage Corporation, a California corporation, having an office at 18400 Von Karman, Suite 1000, Irvine, California 92612 (the “Seller”).

W I T N E S S E T H:

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Act: The National Housing Act, as amended from time to time.

Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Appropriate Federal Banking Agency: Appropriate Federal Banking Agency shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

Assignment and Assumption Agreement: As defined in Section 22.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Servicer’s servicing operations are located or (c) or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

Code: Internal Revenue Code of 1986, as amended.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

Custodian: Deutsche Bank National Trust Company, or its successor in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

Determination Date: The 20th day of each calendar month.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Equity Take-Out Refinanced Mortgage Loan: A Mortgage Loan used to refinance an existing mortgage loan, the proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan.

Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fannie Mae Transfer: As defined in Section 13 hereof.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fitch: Fitch, Inc., or its successor in interest.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by the FHA under the Act, and applicable HUD regulations, and eligible to own and service mortgage loans such as the FHA mortgage loans.

FHA Loan: A Mortgage Loan which is the subject of an FHA Mortgage Insurance contract.

FHA Mortgage Insurance: Mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Transfer: As defined in Section 13 hereof.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) with an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. § 226.32(a)(1)(i) and (ii), (c) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (d) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan: A Mortgage categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Only Mortgage Loan: A Mortgage Loan where the related Mortgage Note provides for Monthly Payments of interest only.

Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Interim Servicing Agreement: That certain Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Servicer.

Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan, or, with respect to an Interest Only Mortgage Loan, the scheduled monthly payment of interest.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents in the Mortgage File.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit 1 to the related Assignment and Conveyance, setting forth certain information with respect to each Mortgage Loan in the related Mortgage Loan Package, which must include at a minimum: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and/or the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the Mortgage Interest Rate adjustment period; (32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) a code indicating whether the Mortgage Loan has been modified; (38) the one year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) the Appraised Value of the Mortgaged Property; (44) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (45) a field indicating if the Mortgage Loan is an Interest Only Mortgage Loan; (46) a code indicating if the Mortgage Loan is a High Cost Loan as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary; (47) a code indicating whether the Mortgage Loan is covered by a PMI Policy and, if so, identifying the PMI Policy provider; (48) the certificate number of the PMI Policy, if applicable; (49) the amount of coverage of the PMI Policy, if applicable; (50) Points and Fees compliance (Pass/Fail - enter Y/N); and (51) with respect to each Option ARM Mortgage Loan, (a) a detailed transaction history indicating how all payments were applied, (b) the total negative amortization amount as of the Closing Date (c) the maximum negative amortization percentage, (d) the recast period, and (e) all adjustable rate change histories. With respect to the Mortgage Loans in the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any master servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Option ARM Mortgage Loan: An adjustable rate Mortgage Loan that gives the related Mortgagor four different payment options each month, which include: (i) a minimum monthly payment option, (ii) an interest-only payment option, (iii) a full principal and interest option which amortizes over 30 years or less or (iv) a full principal and interest option which amortizes over 15 years or less.

Originator: Home123 Corporation.

OTS: Office of Thrift Supervision, and any successor thereto.

Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable under the Underwriting Guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located.

Points and Fees: No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan.

Preliminary Mortgage Schedule: As defined in Section 3.

Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in the related Mortgage Loan Package as calculated in Section 4 of this Agreement.

Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the highest rating category by any of the Rating Agencies with respect to primary mortgage insurance and in the two highest rating categories by A.M. Best’s with respect to hazard and flood insurance (or such other rating as may be required by a Rating Agency in connection with a Securitization Transaction in order to achieve the desired ratings for the securities to be issued in connection with such Securitization Transaction).

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

Reconstitution: Any Securitization Transaction, Agency Transfer or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller’s warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

Reconstitution Date: As defined in Section 13.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, and plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation (i) costs and expenses incurred in the enforcement of the Seller’s repurchase obligation hereunder and (ii) any costs and damages incurred by the Purchaser in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: New Century Mortgage Corporation, its successors in interest and assigns.

Seller Information: As defined in Subsection 33.04(a).

Servicer: New Century Mortgage Corporation, its successors in interest and assigns.

Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, a fee payable monthly equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance as of the beginning of the month of such Mortgage Loan. Such fee shall be payable monthly and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under the Interim Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

Servicing Fee Rate: An amount per annum as set forth in the Interim Servicing Agreement.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Section 6.03 hereof.

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller or Servicer for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Successor Servicer: A servicer designated by the Purchaser pursuant to Subsections 8 and 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Thirty-day Delinquency: The failure of the Mortgagor to make any Monthly Payment due under the Mortgage Note on or prior to the date which is 30 days after such payment’s Due Date.

Transfer Date: With respect to each Mortgage Loan, (a) on or before the date set forth in the related Purchase Price and Terms Agreement, or (b) such other date as mutually agreed by the Seller and the Purchaser.

Underwriting Guidelines: The underwriting guidelines of Home123 Corporation, a copy of which is attached hereto as Exhibit J.

VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA mortgage loans.

Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.  Agreement to Purchase.

The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Schedules.

The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans in a Mortgage Loan Package to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a “Preliminary Mortgage Schedule”).

On the date which is two days prior to the related Closing Date (the “Schedule Delivery Date”), the Seller shall deliver to the Purchaser a schedule of the Mortgage Loans to be purchased by the Purchaser on the related Closing Date (the “Mortgage Loan Schedule”) which shall be the Preliminary Mortgage Schedule excluding (a) any mortgage loans which have prepaid in full during the period from the related Cut-off Date to the related Schedule Delivery Date (“Prepaid Mortgage Loans”) and (b) those Mortgage Loans which have not been funded prior to the related Closing Date. The Purchaser shall have no obligation to purchase such Prepaid Mortgage Loans.

SECTION 4.  Purchase Price.

The Purchase Price for each Mortgage Loan in a Mortgage Loan Package shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Closing Schedule, after application of payments of principal actually received on or before the related Cut-off Date.

The initial principal amount of the Mortgage Loans in a Mortgage Loan Package shall be the aggregate principal balance of the related Mortgage Loans, so computed as of the related Cut-off Date as set forth on the related Mortgage Loan Schedule. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the current principal amount of the Mortgage Loans in the related Mortgage Loan Package as of the related Cut-off Date at the weighted average the weighted average Mortgage Interest Rate of such Mortgage Loans (net of the Servicing Fee Rate) from the date to which interest was last paid through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

The Purchaser shall be entitled to (1) all recoveries of principal collected after the related Cut-off Date, and (2) all payments of interest on the Mortgage Loans received on and after the related Closing Date. The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

SECTION 5.  Examination of Mortgage Files.

No later than five (5) Business Days after the date of the related Purchase Price and Terms Agreement, the Seller shall deliver to the Custodian the Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan.

At least ten (10) Business Days prior to the related Closing Date, with respect to each Mortgage Loan to be purchased in the related Mortgage Loan Package, the Seller shall make the agreed upon number of Servicing Files (including payment histories) and Credit Files, as set forth in the related Purchase Price and Terms Agreement, available to the Purchaser for examination at a mutually agreed upon location.

Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loan is unacceptable to the Purchaser for any reason, such Mortgage Loan shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided herein.

In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Closing Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans.

The Seller, by execution and delivery of the related Assignment and Conveyance on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package and the related Mortgage Files and all rights and obligations arising under the documents contained therein.

Subsection 6.02  Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller or the Servicer after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller or the Servicer in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by the Fannie Mae Guides. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the requirements of the Fannie Mae Guides.

Subsection 6.03  Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Custodian no later than five (5) Business Days prior to the related Closing Date the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

The Seller shall or shall cause the Servicer to forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or documents submitted for recordation to the appropriate public recording office), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer’s certificate and (ii) such document is delivered within twelve (12) months of the related Closing Date.

The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage at the Purchaser’s expense.

Subsection 6.04  Quality Control Procedures.

The Originator shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Originator’s loan production and the servicing activities of the Servicer. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

SECTION 7.  Servicing of the Mortgage Loans.

The Mortgage Loans in each Mortgage Loan Package have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the related Servicing Rights.

The Purchaser shall retain the Servicer as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Servicer shall execute the Interim Servicing Agreement on the initial Closing Date. Pursuant to the Interim Servicing Agreement, the Servicer shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the termination of the Interim Servicing Agreement as set forth therein.

SECTION 8.  Transfer of Servicing.

On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Servicer shall cease all servicing responsibilities related to the Mortgage Loans. The Transfer Date with respect to the Mortgage Loans in each Mortgage Loan Package shall be the date set forth in the related Mortgage Loan Purchase Price and Terms Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take, or cause the Servicer to take, such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

(a)  Notice to Mortgagors. The Seller shall, or shall cause the Servicer to, mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall, or shall cause the Servicer to, provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

(b)  Notice to Taxing Authorities and Insurance Companies. The Seller shall, or shall cause the Servicer to, transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall, or shall cause the Servicer to, provide the Purchaser or its designee with copies of all such notices no later than the related Transfer Date.

(c)  Delivery of Servicing Records. The Seller shall, or shall cause the Servicer to, forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller’s or Servicer’s possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

(d)  Escrow Payments. The Seller shall, or shall cause the Servicer to, provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall, or shall cause the Servicer to, provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall, or shall cause the Servicer to, wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller or the Servicer.

(e)  Payoffs and Assumptions. The Seller shall, or shall cause the Servicer to, provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller or the Servicer on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(f)  Mortgage Payments Received Prior to the Related Transfer Date. Prior to the related Transfer Date all payments received by the Seller or the Servicer on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

(g)  Mortgage Payments Received after Transfer Date. The amount of any related Monthly Payments received by the Seller or the Servicer after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is one Business Day after the date of receipt. The Seller shall, or shall cause the Servicer to, notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller or the Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall, or shall cause the Servicer to, assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller or the Servicer after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall, or shall cause the Servicer to, comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

(h)  Misapplied Payments. Misapplied payments shall be processed as follows:

(1)  All parties shall cooperate in correcting misapplication errors;

(2)  The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

(3)  If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall, or shall cause the Servicer to, be liable for the amount of such shortage. The Seller shall, or shall cause the Servicer to, reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

(4)  If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

(5)  Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i)  Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices.

(j)  Reconciliation. The Seller shall, or shall cause the Servicer to, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(k)  IRS Forms. The Seller shall, or shall cause the Servicer to, file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall, or shall cause the Servicer to, provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

SECTION 9.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 9.01  Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(a)  Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(d)  Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against the Seller with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

(f)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g)  Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller’s portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(h)  Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Subsection 6.03 hereof, shall be delivered to the Custodian. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

(i)  Mortgage Loan Characteristics. The characteristics of the Mortgage Loans in each Mortgage Loan Package are as set forth on the description of the pool characteristics for the Mortgage Loans delivered as a schedule to the related Assignment and Conveyance in the form attached as Exhibit 2 to the Assignment and Conveyance;

(j)  No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction, Whole Loan Transfer or Agency Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

(k)  Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(l)  Loan Experience. The Seller has made available information on its web page as to its loan gain and loss experience in respect of foreclosures, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and individual loan loss severities and delinquency histories for at least the immediately preceding year, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects;

(m)  No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(n)  Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(o)  Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

(p)  Seller’s Origination. The Originator’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Originator’s underwriting guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

(q)  Owner of Record. The Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note.

Subsection 9.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan; provided that the application and interpretation of the representations and warranties in this Section in respect of Second Lien Mortgage Loans shall be deemed to be modified only to the extent that a specific requirement or guideline addressed in the Originator’s Underwriting Guidelines for the origination of second lien mortgage loans differs from the comparable requirement or guideline addressed in the Originator’s underwriting guidelines for the origination of first lien mortgage loans:

(a)  Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

(b)  Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has a Thirty-day Delinquency nor has the Mortgage Loan had a Thirty-day Delinquency at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

(c)  No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first Monthly Payment;

(d)  Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)  Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(g)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

(h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or, except as described in Exhibit I, a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related manufactured housing unit that secures such Mortgage Loan either: (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law. This representation and warranty is a Deemed Material Breach Representation;

(j)  Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1)  the lien of current real property taxes and assessments not yet due and payable;

(2)  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

(3)  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(4)  with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

The Mortgaged Property with respect to any Second Lien Mortgage Loan is not subject to a first lien mortgage loan which is not a Mortgage Loan;

(k)  Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(l)  Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)  Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

(n)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

(o)  CLTV, LTV, PMI Policy. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. Any Mortgage Loan that had at the time of origination an LTV in excess of 80% is insured as to payment defaults by a PMI Policy. Any PMI Policy in effect covers the related Mortgage Loan for the life of such Mortgage Loan. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith;

(p)  Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The Seller, its successor and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(q)  No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(r)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s)  Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)  Origination; Payment Terms. Either (a) the Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the Mortgage Loan: the Seller meets the requirements set forth in clause (a), and (i) such Mortgage Loan was underwritten in accordance with standards established by the Seller, using application forms and related credit documents approved by the Seller, (ii) the Seller approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until the Seller agreed to fund such Mortgage Loan, (iii) the closing documents for such Mortgage Loan were prepared on forms approved by the Seller, and (iv) such Mortgage Loan was actually funded by the Seller and was purchased by the Seller at closing or soon thereafter. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization other than an Option ARM Mortgage Loan. Except with respect to Interest Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. Except with respect to Interest Only Mortgage Loans and Option ARM Mortgage Loans, the Mortgage Note is payable in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. With respect to Adjustable Rate Mortgage Loans, such installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date. Unless otherwise specified on the description of pool characteristics attached as Exhibit I hereto, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(u)  Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(v)  Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached hereto as Exhibit J). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

(w)  Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(y)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)  Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors who invest in sub-prime mortgage loans to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

(aa)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

(bb)  Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Originator’s Underwriting Guidelines;

(cc)  Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(dd)  Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller’s knowledge, such provision is enforceable;

(ee)  Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

(ff)  No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(gg)  Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(hh)  Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

(ii)  Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Servicer, the Seller, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Servicer or the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

(jj)  Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(kk)  Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(ll)  No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(mm)  Servicemembers’ Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act;

(nn)  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(oo)  Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Originator has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

(pp)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(qq)  Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

(rr)  No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(ss)  Escrow Analysis. With respect to each Mortgage, the Seller or the Servicer has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(tt)  Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

(uu)  Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from disclosure of credit information in connection with the Purchaser’s secondary marketing operations and the purchase and sale of mortgages. The Seller has or has caused the related servicer to, for each Mortgage Loan, fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material Breach Representation;

(vv)  Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(ww)  Prepayment Penalty. The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Mortgage Loan’s originator had a written policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

(xx)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. This representation and warranty is a Deemed Material Breach Representation;

(yy)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(zz)  Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(aaa)  Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(bbb)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(ccc)  Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(ddd)  FICO Scores. Each Mortgagor has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 500;

(eee)  Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(fff)  [Reserved];

(ggg)  [Reserved];

(hhh)  Origination Practices. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. For a Mortgagor who seeks financing through a Mortgage Loan originator’s higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator’s standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material Breach Representation;

(iii)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(jjj)  Points and Fees. No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(kkk)  Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

(lll)  Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation;

(mmm)  Option ARM. With respect to each Option ARM Mortgage Loan, (a) the Seller (or a servicer on its behalf) either did not provide different payment options after a “teaser period” or, if different payment options were provided, applied each payment received under the Option ARM Mortgage Loan correctly in accordance with Accepted Servicing Practices, (b) unless otherwise set forth on the Mortgage Loan Schedule, the Option ARM Mortgage Loan has no negative amortization as of the Closing Date and (c) such Option ARM Mortgage Loans were serviced in accordance with Accepted Servicing Practices and all payment histories are set forth on the Mortgage Loan Schedule that would be required to service the Option ARM Mortgage Loans after the Closing Date in accordance with Accepted Servicing Practices; and

(nnn)  Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan:

(i)  No Negative Amortization of Related First Lien Loan. With respect to second liens originated by Originator under an 80/20 program, the related first lien loan does not permit negative amortization (excluding Option ARM Mortgage Loans);

(ii)  No Default Under First Lien. To the best of Seller’s knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

(iii)  Right to Cure First Lien. To the best of Seller’s knowledge, the related first lien mortgage does not contain a provision which prohibits such mortgagee from curing any default under the related first lien mortgage; and

(iv)  Principal Residence. The related Mortgaged Property is the Mortgagor’s principal residence or second home.

This representation and warranty is a Deemed Material and Adverse Representation.

Subsection 9.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

Within sixty (60) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation or warranty set forth in clause (aaa) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clause (aaa) of such Subsection or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within one hundred twenty (120) days of the related Closing Date, the Seller shall, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser’s instructions.

At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall cause the Servicer to remit directly to the Purchaser, or its designee in accordance with the Purchaser’s instructions the Monthly Payment on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser’s instructions within two (2) Business Days of such substitution.

In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Subsection 9.04  Repurchase of Mortgage Loans With First Payment Defaults.

If the related Mortgagor fails to make the first Monthly Payment due after the related Closing Date on or prior to the forty-fifth day following the related Due Date (a “First Payment Default”), the Seller, at the Purchaser’s option, shall repurchase such Mortgage Loan from the Purchaser at the Repurchase Price within ten Business Days; provided, that Seller shall not be required to repurchase any Mortgage Loan for which Purchaser does not notify the Seller of the First Payment Default within 90 days of the date of such First Payment Default.

SECTION 10.  Closing.

Each closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. At the Purchaser’s option, each closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(i)
prior to the related Closing Date, the Seller shall deliver to the Purchaser via electronic medium acceptable to the Purchaser, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on the related Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

(ii)
all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(iii)
the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all closing documents as specified in Section 10 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(iv)	the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

(v)	all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 11.  Closing Documents.

The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.  this Agreement;

2.  the Custodial Agreement, dated as of the related Cut-off Date;

3.  the related Mortgage Loan Schedule, one copy to be attached hereto, and one copy to be attached to the Custodian’s counterpart of the Custodial Agreement;

4.  an Officer’s Certificate, in the form of Exhibit C hereto with respect to each Seller, including all attachments thereto;

5.  Opinion of Counsel of the Seller (who may be an employee of the Seller), in form and substance acceptable to the Purchaser (“Opinion of Counsel of the Seller”);

6.  an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement;

7.  a Security Release Certification, in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

8.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the related Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

9.  a MERS Report reflecting the Custodian as Investor and no Person as Interim Funder for each MERS Designated Mortgage Loan.

  The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.  an Assignment and Conveyance in the form of Exhibit I hereto, including all exhibits;

2.  the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

3.  each of the documents required to be delivered by the Seller pursuant to Subsection 6.03 hereof;

4.  the initial certification of the Custodian with respect to the related Mortgage Loan Package as required under the Custodial Agreement in the form of Exhibit 2 thereto;

5.  a Security Release Certification, substantially in the form of Exhibit E or F, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

6.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

7.  if requested, by the Purchaser in connection with a material change in Seller’s financial condition or corporate structure, an updated Officer’s Certificate, in the form of Exhibit C hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit D hereto.

The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

SECTION 12.  Costs.

The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. The Purchaser shall pay its costs, fees and expenses (including its legal fees) that relate to its ownership of the Mortgage Loans, including without limitation the costs, fees and expenses incurred to file and record assignments of mortgage for the Mortgage Loans (except as otherwise provided herein). The Seller shall pay its costs, fees and expenses (including its legal fees) that relate to its ownership of the Mortgage Loans, including without limitation all servicing fees incurred prior to the related Closing Date, and that relate to the preparation and delivery to the Purchaser (but not the filing or recording) of assignments in blank of mortgages for the Mortgage Loans and endorsements in blank of the notes for the Mortgage Loans. None of the Mortgage Loans have record ownership on the MERS system and the Seller shall not have any obligation, responsibility or liability to effectuate record ownership of the Mortgage Loans on the MERS system.

SECTION 13.  Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)	Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”); or

(ii)	Freddie Mac (the “Freddie Mac Transfer”); or

(iii)	one or more third party purchasers in one or more Whole Loan Transfers; or

(iv)	one or more trusts or other entities to be formed as part of one or more Securitization Transaction;

provided that, with respect to the Mortgage Loans in each Mortgage Loan Package, the Seller shall only be required to cooperate with the Purchaser pursuant to this section, (a) with respect to no more than three Transactions and (b) subject to the preceding clause (a), with respect to Transactions occurring on or prior to the date which is one year from the Closing Date.

The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the Seller (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”); provided that there shall be no more than four transferees of the Purchaser at any one time.

With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) (a) to restate the representations and warranties set forth in this Agreement as of the related Reconstitution Date; provided, that with respect to the representations and warranties set forth in Section 9.02(b) and 9.02(q), the Seller shall only restate such representations and warranties as of the related Closing Date, and, provided further, that with respect to the representation and warranty set forth in Section 9.02(hh), the Seller’s restatement of such representation and warranty as of the Reconstitution Date shall be qualified “to the best of the Seller’s knowledge”, or (b) make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution and (4) if a Reconstitution occurs during the related Interim Period, the Seller agrees to enter into a sub-servicing agreement with the Purchaser and the related Successor Servicer mutually acceptable to the parties and service and report on the Mortgage Loans on a scheduled-scheduled basis. Any such sub-servicing agreement shall provide that, for so long as any of the Mortgage Loans are being serviced by the Company as part of a securitization transaction and a certificate with respect to such servicing is required to be furnished by Purchaser or an agent of Purchaser (such as a master servicer or depositor) under the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder, an officer of the Company, on or before March 1st of each year, shall execute and deliver the certification in the form of attached to the Interim Servicing Agreement as Exhibit 7 to such master servicer or the depositor for the benefit of such master servicer or depositor and its officers, directors and affiliates. Should the requirements for such a certificate of Purchaser under the Sarbanes-Oxley Act of 2002 be revised by act of the U.S. Congress, regulation of the Commission or a published Commission staff statement, the requirements of the Company under this Section 13 shall be modified accordingly. The Seller shall use its reasonable best efforts to provide to the master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller or the Servicer as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) and to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit N hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller or the Servicer regarding the Seller, the Servicer, the Seller’s and Servicer’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

In the event the Purchaser has elected to have the Seller or the Servicer hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller or the Servicer, as applicable, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute or shall cause the Servicer to execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Seller shall prepare and execute or shall cause the Servicer to execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 14.  The Seller.

Subsection 14.01  Additional Indemnification by the Seller; Third Party Claims.

The Seller shall indemnify the Purchaser and the Successor Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller’s indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to the failure of the Seller to perform its duties under this Agreement and the Servicer to service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller’s indemnification pursuant to Section 9, or is in any way related to the failure of the Servicer or the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

Subsection 14.02  Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

SECTION 15.  Financial Statements.

The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 16.  Mandatory Delivery; Grant of Security Interest.

The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser’s (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 17.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Seller:

New Century Mortgage Corporation
18400 Von Karman Avenue, Suite 1000
Irvine, California 92612
Attention: Kevin Cloyd

With a copy to:

New Century Mortgage Corporation
13100 NW Freeway, Suite 200
Houston, Texas 77040
Attention: Todd Henke

(ii)	if to the Purchaser:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention: Christopher Gething

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 18.  Severability Clause.

Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 19.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 20.  Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

SECTION 21.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 22.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the “Purchaser” hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit G.

SECTION 23.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 24.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 25.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 26.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 27.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 28.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

SECTION 29.  No Solicitation.

From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without (i) the prior written consent of the Purchaser; or (ii) written notice from the related Mortgagor under a Mortgage Loan of such party’s intention to refinance such Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

SECTION 30.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 31.  Submission To Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 32.  Confidential Information.

The Seller understands and agrees that this Agreement, the Side Letter, the related Purchase Price and Terms Letter, the Interim Servicing Agreement, and any other agreements executed in connection with the sales contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization (the “Agreements”) are confidential and proprietary to the Purchaser, and the Seller agrees to hold the terms of the Agreements confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under the related Purchase Price and Terms Agreements or the other Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this letter agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

SECTION 33.  Compliance with Regulation AB.

Subsection 33.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Section 30 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 33.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Interim Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Interim Servicer as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Interim Servicer’s policies or procedures with respect to the servicing function it will perform under the Interim Servicing Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Interim Servicer’s financial condition that could have a material adverse effect on the performance by the Interim Servicer of its servicing obligations under the Interim Servicing Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, Interim Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, Interim Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 33.03  Information to Be Provided by the Seller.

In connection with any Securitization Transaction in which Mortgage Loans purchased from the Seller or any Affiliate of the Seller comprise 20% or more of the aggregate outstanding cut-off balance of the mortgage loans in such Securitization Transaction the Seller shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)  the originator’s form of organization;

(B)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

(D)  a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)	the sponsor;
(2)	the depositor;
(3)	the issuing entity;
(4)	any servicer;
(5)	any trustee;
(6)	any originator;
(7)	any significant obligor;
(8)	any enhancement or support provider; and
(9)	any other material transaction party.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  [Reserved]

(d)  If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Subsection 33.04  Indemnification; Remedies.

The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(1)  (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(2)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33; or

(3)  any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

(b)  (1)Any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33, or any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date, shall immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Interim Servicer as servicer under the Interim Servicing Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Interim Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Interim Servicer as servicer, such provision shall be given effect.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed by their respective officers thereunto duly authorized, as of March 1, 2006, to this Mortgage Loan Purchase and Warranties Agreement.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (Purchaser)

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, its General Partner

By:
Name:
Title:

NEW CENTURY MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

Exhibit A

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

  With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the “Agreement”):

(a)  the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)  the original of any guarantee executed in connection with the Mortgage Note;

(c)  the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)  the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)  the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “New Century Mortgage Corporation, successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “New Century Mortgage Corporation, formerly known as [previous name]”;

(f)  the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officers Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)  The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

(h)  security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

  In the event an Officers Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

Exhibit B

EXHIBIT B

CONTENTS OF EACH CREDIT FILE

(a)  The original hazard insurance policy and, if required by law, flood insurance policy.

(b)  Residential loan application.

(c)  Mortgage Loan closing statement.

(d)  Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

(e)  Verification of acceptable evidence of source and amount of downpayment.

(f)  Credit report on the Mortgagor.

(g)  Residential appraisal report, if available.

(h)  Photograph of the Mortgaged Property.

(i)  Survey of the Mortgaged Property, if any.

(j)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)  All required disclosure statements.

(l)  If available, termite report, structural engineer’s report, water potability and septic certification.

(m)  Sales contract, if applicable.

(n)  Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(o)  Amortization schedule, if applicable.

Exhibit C

EXHIBIT C

SELLER’S OFFICER’S CERTIFICATE

  I, ____________________, hereby certify that I am the duly elected [Vice] President of New Century Mortgage Corporation, a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the “Company”) and further as follows:

1.  Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification

2.  Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

3.  Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.  Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of August 25, 2004, by and between Goldman Sachs Mortgage Company (the “Purchaser”) and the Company (the “Purchase Agreement”), the Flow Interim Servicing Agreement, dated as of August 25, 2004, by and between Goldman Sachs Mortgage Company (the “Purchaser”) and the Company (the “Servicing Agreement,” together with the Purchase Agreement, the “Agreements”), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original or facsimile signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

5.  Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.  Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.  To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

8.  Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreements and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9.  The Company is duly authorized to engage in the transactions described and contemplated in the Agreements.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:	By:
Name:
[Seal]	Title:	[Vice President]

I, ________________________, an [Assistant] Secretary of ______________[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By:
Name:
	Title:	[Assistant] Secretary ]

EXHIBIT 5 to

Company’s Officer’s Certificate

NAME	TITLE	SIGNATURE

EXHIBIT D

FORM OF OPINION OF COUNSEL TO THE SELLER

(date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

You have requested [our] [my] opinion, as [Assistant] General Counsel to New Century Mortgage Corporation (the “Company”), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of March 1, 2006 (the “Purchase Agreement”) which sale is in the form of whole loans and that certain Flow Interim Servicing Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of March 1, 2006 (the “Servicing Agreement,” together with the Purchase Agreement, the “Agreements”). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

  [We] [I] have examined the following documents:

1.	the Agreements;

2.	the form of Assignment of Mortgage;

3.	the form of endorsement of the Mortgage Notes; and

4.	such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

  Based upon the foregoing, it is [our] [my] opinion that:

1.
The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of ___________ and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

2.
The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver such Agreements and to perform and observe the terms and conditions of such Agreements.

3.
Each of the Agreements has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

4.	The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

5.
The Company has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance with the Agreements and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

9.
The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement and the Servicing Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

10.
The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,

[Name]
[Assistant] General Counsel

Exhibit E

EXHIBIT E

FORM OF SECURITY RELEASE CERTIFICATION

___________________, 200__

[Federal Home Loan Bank of
______(the “Association”)]
________________________
________________________
________________________

Attention:	___________________________ ___________________________

Re:	Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that ________________________[COMPANY] a [type of entity], organized pursuant to the laws of [the state of incorporation] (the “Company”) has committed to sell to Goldman Sachs Mortgage Company under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of March 1, 2006, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to ___________________________________.

Very truly yours,

By:
Name:
Title:
Date:

Acknowledged and approved:

By:
Name:
Title:
Date:

Exhibit F

EXHIBIT F

FORM OF SECURITY RELEASE CERTIFICATION

I.  Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Goldman Sachs Mortgage Company from New Century Mortgage Corporation pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of March 1, 2006, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Goldman Sachs Mortgage Company or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

(name)

(Address)

By:

II.  Certification of Release

The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

By:
Name:
Title:

Exhibit G

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between __________________________________, a ___________________ corporation (“Assignor”) and ________________________________, a __________________ corporation (“Assignee”):

  For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”), and with respect to such Mortgage Loans, in, to and under (a) that certain Flow Mortgage Loan Purchase and Warranties Agreement (the “Purchase Agreement”), and (b) that certain Flow Interim Servicing Agreement, each dated as of March 1, 2006 among the Purchaser and New Century Mortgage Corporation (the “Servicing Agreement”); and (c) the Purchase Agreement and the Servicing Agreement are collectively referred to as the “Agreements”).

2.  The Assignor warrants and represents to, and covenants with, the Assignee that:

a.  The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.  The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

c.  The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

d.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “Securities Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

a.  The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

b.  The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

c.  To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

d.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller, the Assignor and the Custodian all of the Assignor’s obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

e.  The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

f.  The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

g.  The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

h.  The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

i.  The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

j.  Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

k.  Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

4.  (a)  The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

The Assignee’s wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

(b) The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

5.  This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

6.  This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

7.  No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

8.  This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

9.  Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

10.  For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignor

By:	By:
Name:	Name:
Title:	Title:

Its:	Its:

Taxpayer Identification No.	Taxpayer Identification No.

Exhibit H

EXHIBIT H

INTENTIONALLY OMITTED

Exhibit I

EXHIBIT I

ASSIGNMENT AND CONVEYANCE

On this __ day of _________, 200_, New Century Mortgage Corporation, as the Seller, under that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of March 1, 2006 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser.

The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Section 7 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Section 6 of the Agreement with respect to the Seller are true and correct as of the date hereof. The Mortgage Loans have the pool characteristics set forth on Exhibit 2 hereto.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

NEW CENTURY MORTGAGE CORPORATION (Seller)

By:
Name:
Title:

Exhibit 1 to Assignment and Conveyance

Mortgage Loan Schedule

Exhibit 2 to Assignment and Conveyance

Pool Characteristics of the Mortgage Loans as delivered on the Closing Date:

Exhibit J

EXHIBIT J

ORIGINATOR’S UNDERWRITING GUIDELINES

Exhibit K

EXHIBIT K

MORTGAGE LOAN SCHEDULE

Exhibit L

EXHIBIT L

INTENTIONALLY OMITTED

Exhibit M

INTENTIONALLY OMITTED

EXHIBIT N

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), and [___________________], a [_________] corporation (the “Indemnifying Party”).

W I T N E&#1 60;S S E T H:

WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

Section 1.01 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Exchange Act: The federal Securities Act of 1934, as amended.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the Securities Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Indemnified Parties: As defined in Section 3.01.

Indemnifying Party Information: (A) All information in the Prospectus Supplement or the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool—Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Securities Act: The federal Securities Act of 1933, as amended.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Section 1.02 Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES

(a) Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b) Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party; and

(c) Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

(d) The Indemnifying Party hereto represents that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

SECTION 3. INDEMNIFICATION

Section 3.01 Indemnification by the Indemnifying Party of the Depositor and the Underwriters. (a)  The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the Securities Act or the Exchange Act (collectively, the “Indemnified Parties”) against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party’s liability under this Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

(b) If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

Section 3.02 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4. GENERAL

Section 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Section 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Section 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Section 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention: [____________].

Section 4.06 Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

[INDEMNIFYING PARTY]

By:
Name:
Title:

ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 28, 2007 (“Agreement”), among Goldman Sachs Mortgage Company (the “Assignor”), GS Mortgage Securities Corp. (the “Assignee”) and New Century Mortgage Corporation (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) including, without limitation, interest and principal payments after February 1, 2007 and (b) except as described below, that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of March 1, 2006 (the “Purchase Agreement”), between the Assignor, as purchaser (the “Purchaser”), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement. The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

Recognition of the Company

2. From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to GSAA Home Equity Trust 2007-S1 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling Agreement”), among the Assignee, Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), Specialized Loan Servicing, LLC, as a servicer, (including its successors in interest and any successor servicers under the Pooling Agreement, “SLS”), Ocwen Loan Servicing, LLC, as a servicer (including its successors in interest and any successor servicers under the Pooling Agreement, “Ocwen”), Avelo Mortgage, L.L.C. (including its successors in interest and any successor servicers under the Pooling Agreement, “Avelo” and Avelo collectively with SLS and Ocwen, the “Servicers”), Wells Fargo Bank, N.A., as master servicer (including its successors in interest and any successor master servicers under the Pooling Agreement, the “Master Servicer”) and U.S. Bank National Association, as a custodian (including its successors in interest and any successor custodian of the Mortgage Loans under the Pooling Agreement, the “Custodian”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee and the Certificate Insurer.

Representations and Warranties of the Company

3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or if required, such approval has been obtained; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that (i) the representations and warranties set forth in Subsection 9.01 of the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof; (ii) the representations and warranties set forth in Subsection 9.02 (other than the representations and warranties set forth in Subsection 9.02(b), (q) and (hh) of the Purchase Agreement) of the Purchase Agreement are true and correct, with respect to each Mortgage Loan, as of the date hereof as if such representations and warranties were made on the date hereof; (iii) the representations and warranties set forth in Subsection 9.02(b) and Subsection 9.02(q) of the Purchase Agreement are true and correct, with respect to each Mortgage Loan, as of the Closing Date (as defined in the Purchase Agreement); and (iv) the representations and warranties set forth in Subsection 9.02(hh) of the Purchase Agreement are made to the best of the Company’s knowledge.

Remedies for Breach of Representations and Warranties of the Company

5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

6. [Reserved].

Representations and Warranties of the Assignor

7. The Assignor warrants and represents to the Assignee and the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers on the Trust’s behalf) as of the date hereof that, with respect to each Mortgage Loan:

(a)  The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

(b)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(c)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices applicable to the Mortgage Loan, including, without limitation, any provisions related to Prepayment Penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

(d)  No Mortgage Loan is a High Cost or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. For the purposes of this Section 7(d) the following definitions shall apply:

(i)  Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

(ii)  Home Loan: A Mortgage Loan categorized as a Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

(iii)  Standard & Poor’s Glossary: The Standard & Poor’s Glossary for File Format for LEVELS® Version 5.7, Appendix E, as revised from time to time.

(iv)  High Cost Loan: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to the then-current Appendix E of Standard & Poor’s Glossary;

(e)   None of the Mortgage Loans has a Prepayment Penalty period in excess of five years; and

(f)  Bring Down. Nothing has occurred or failed to occur from and after the Closing Date set forth in such Purchase Agreement to the Securitization Closing Date that would cause any of the representations and warranties relating to the applicable Mortgage Loans set forth in Subsection 9.02(b) and Subsection 9.02(q) of such Purchase Agreement to be incorrect in any material respects as of the date hereof as if made on the date hereof.

Remedies for Breach of Representations and Warranties of the Assignor

8. The Assignor hereby acknowledges and agrees that in the event of any breach of any of the representations and warranties with respect to any Mortgage Loan made by the Assignor set forth in Section 7 hereof that materially and adversely affects the value of such Mortgage Loan or the interest of the Assignee or the Trust therein and such breach is not cured by the Assignor, it shall, subject to the substitution provisions set in forth in Section 9 hereof, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price (as defined in the Pooling Agreement) within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty. It is understood and agreed that the obligation of the Assignor set forth herein to cure, repurchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 7 hereof constitutes the sole remedy of the Trust or any other person or entity against the Assignor with respect to such breach.

Substitution Obligation for Breach of a Representation or Warranty

9. The Assignor hereby acknowledges and agrees that if the Assignor discovers or receives notice of any breach of any of the representations and warranties made by the Assignor pursuant to Section 7 hereof within two years of the Securitization Closing Date, the Assignor shall, at the Trust’s option, and provided that the Assignor has a Substitute Mortgage Loan (as defined below), rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Securitization Closing Date. If the Assignor has no Substitute Mortgage Loan, the Assignor shall, if such breach is not cured, repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions shall be accomplished by direct remittance of the applicable repurchase price to the Trust or its designee in accordance with the Trust’s instructions.

At the time of substitution, the Assignor shall arrange for the reassignment of the deleted Mortgage Loan to the Trust and the delivery to the Trust of any documents held by the Trustee relating to the deleted Mortgage Loan. In the event of a substitution, the Assignor shall (i) simultaneously with such reassignment, give written notice to the Trust that such substitution has taken place, (ii) amend or cooperate with the Trust in amending the applicable Mortgage Loan Schedule to reflect the withdrawal of the deleted Mortgage Loan and (iii) identify a Substitute Mortgage Loan and amend or cooperate with the Trust in amending the applicable Mortgage Loan Schedule to reflect the addition of such Substitute Mortgage Loan. In connection with any such substitution, the Assignor shall be deemed to have made as to such Substitute Mortgage Loan the representations and warranties set forth in Section 7 of this Agreement as of the date of such substitution. The Assignor shall effect such substitution by delivering to the Trustee or to its designee the documents required by the Pooling Agreement, with the Mortgage Note endorsed as required by the Pooling Agreement. No substitution will be made in any calendar month after the initial determination date for such month. The Assignor shall remit directly to the Trust or its designee in accordance with the Trust’s instructions, the monthly payment less the servicing fee due, if any, on such Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly payments due with respect to Substitute Mortgage Loans in the month of substitution shall be retained by the Assignor. For the month of substitution, distributions to the Trust shall include the monthly payment due on any deleted Mortgage Loan in the month of substitution, and the Assignor shall thereafter be entitled to retain all amounts subsequently received by the Assignor in respect of such deleted Mortgage Loan.

For any month in which the Assignor substitutes a Substitute Mortgage Loan for a deleted Mortgage Loan, the Trust shall determine the amount (if any) by which the aggregate principal balance of all Substitute Mortgage Loans as of the date of substitution is less than the aggregate stated principal balance of all deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Assignor directly to the Trust or its designee in accordance with the Trust’s instructions within two (2) business days of such substitution.

Any cause of action against the Assignor relating to or arising out of the breach of any representations and warranties made in Section 7 hereof shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Trust or notice thereof by the Assignor to the Trust, (ii) failure by the Assignor to cure such breach, repurchase such Mortgage Loan or substitute a Substitute Mortgage Loan as specified above, and (iii) demand upon the Assignor by the Trust for compliance with this Agreement.

A Substitute Mortgage Loan (“Substitute Mortgage Loan”) is a mortgage loan eligible to be substituted by the Assignor for a deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the deleted Mortgage Loan (the amount of any shortfall will be paid by the Assignor to the Trust or its designee in the month of substitution); (ii) have a mortgage interest rate not less than, and not more than 1% greater than, the mortgage interest rate of the deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted Mortgage Loan (iv) be of the same type as the deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Mortgage Interest Rate Cap and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 7 hereof.

Miscellaneous

10. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

11. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee and the Certificate Insurer.

12. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto; (ii) the Trust (including the Trustee, the Custodian, the Master Servicer and the Servicers acting on the Trust’s behalf) and (iii) the Certificate Insurer. Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

13. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

14. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

15. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

16. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:	Michelle Gill
Title:	Vice President

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, its general partner

By:
Name:
Title:

NEW CENTURY MORTGAGE CORPORATION

By:
Name:
Title:

EXHIBIT A

Mortgage Loan Schedule

EXHIBIT R

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Key:
X - obligation
[X] - under consideration for obligation
Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Servicer	Trustee	Master Servicer	Custodian
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X		X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X		X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X		X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X	X		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT S

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 8.12(a)(i), (ii) and (iii). If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.04 statement” are required to be included in the periodic Distribution Date statement under Section 4.04, provided by the Trustee based on information received from the Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.04 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. Items indicated as “N/A” are not applicable to the transaction.

Form	Item	Description	Responsible Party
10-D
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.04 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.04 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.04 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.04 statement

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
N/A
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.04 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.04 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.04 statement

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.04 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.04 statement

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
N/A

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
4.04 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.04 statement. Form 10-D report: Sponsor

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.04 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	4.04 statement: Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Sponsor (subject to Depositor approval)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.04 statement

(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,
[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Servicer Form 10-D report: Sponsor
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	N/A
	2	Legal Proceedings

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer, Subservicer or any other subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Master Servicer

Custodian
Sponsor Depositor Trustee Depositor Servicer Sponsor Master Servicer Custodian
	3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:
With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:
Report the occurrence of any Event of Default of which the Trustee has received written notice or has actual knowledge (after expiration of any grace period and provision of any required notice)
Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Party submitting matter to vote of Certificateholders
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A

Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Any of the following that is entering into a material definitive agreement: Servicer, Master Servicer, Trustee, Sponsor, Depositor
	1.02	Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Any of the following that is requesting termination of a material definitive agreement: Servicer, Master Servicer, Trustee, Sponsor, Depositor
	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, with respect to any of the following:
Sponsor (Seller), Depositor, Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Master Servicer, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian.
Any of the following that is in bankruptcy or receivership: Servicer, Master Servicer, Trustee, Sponsor, Depositor, Custodian
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.04 statement
Trustee or Depositor
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Party requesting modification
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material	Depositor
[Not included in reports to be filed under Section 8.12]
	6.02	Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Trustee or Servicer
	6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor or Trustee
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A

Item 1115(b) - Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Depositor

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer, Subservicer or any other subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Master Servicer

Custodian
Sponsor Depositor Trustee Depositor Servicer Sponsor Master Servicer Custodian

Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:

Sponsor (Seller) - Goldman Sachs Mortgage Company

Depositor - GS Mortgage Securities Corp.

Trustee - Deutsche Bank National Trust Company

Servicer (Ocwen Loan Servicing, LLC, Avelo Mortgage, L.L.C. and Specialized Loan Servicing LLC), Subservicer or any other subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator - As identified on the Mortgage Loan Schedule

Counterparty - Goldman Sachs Capital Markets, L.P.

Master Servicer - Wells Fargo Bank, N.A.

Custodian - U.S. Bank National Association
Sponsor Depositor Trustee Servicer Sponsor Depositor Master Servicer Custodian
		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 - Servicer Compliance Statement	Servicer

EXHIBIT T

INTEREST RATE SWAP AGREEMENT

(Multicurrency—Cross Border)

ISDA®
International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of February 28, 2007

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.	and
DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-S1

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1.  Interpretation

(a)  Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)  Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)  Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.  Obligations

(a)  General Conditions.

(i)  Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)  Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)  Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent  that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)  Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  Netting. If on any date amounts would otherwise be payable:—

(i)  in the same currency; and

(ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  Deduction or Withholding for Tax.

(i)  Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)  promptly notify the other party (“Y”) of such requirement;

(2)  pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)  promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)  if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)  the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)  the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)  Liability. If:—

(1)  X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)  X does not so deduct or withhold; and

(3)  a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)  Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.  Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)  Basic Representations.

(i)  Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)  Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)  No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)  Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)  Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)  Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)  Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)  Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)  Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)  Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.  Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)  Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

(i)  any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)  any other documents specified in the Schedule or any Confirmation; and

(iii)  upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)  Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)  Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)  Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)  Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.  Events of Default and Termination Events

(a)  Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i)  Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)  Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)  Credit Support Default.

(1)  Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)  the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)  the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)  Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)  Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)  Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)  Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1)  is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)  Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1)  the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)  the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)  Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)  Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)  to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)  to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)  Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)  Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)  Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)  Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)  Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.  Early Termination

(a)  Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  Right to Terminate Following Termination Event.

(i)  Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)  Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)  Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)  Right to Terminate. If:—

(1)  a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)  an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  Effect of Designation.

(i)  If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)  Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  Calculations.

(i)  Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)  Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)  Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)  Events of Default. If the Early Termination Date results from an Event of Default:—

(1)  First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)  First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)  Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)  Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)  Termination Events. If the Early Termination Date results from a Termination Event:—

(1)  One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)  Two Affected Parties. If there are two Affected Parties:—

(A)  if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)  if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)  Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)  Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.  Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)  a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)  a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.  Contractual Currency

(a)  Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)  Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)  Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)  Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.  Miscellaneous

(a)  Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)  Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)  Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)  Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  Counterparts and Confirmations.

(i)  This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)  The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)  No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)  Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  Offices; Multibranch Parties

(a)  If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)  Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)  If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  Notices

(a)  Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)  if in writing and delivered in person or by courier, on the date it is delivered;

(ii)  if sent by telex, on the date the recipient’s answerback is received;

(iii)  if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)  if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)  if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)  Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  Governing Law and Jurisdiction

(a)  Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)  Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)  submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)  waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)  Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)  Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a)  in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)  in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)  in respect of all other obligations payable or deliverable (or which would have been but for

Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)  in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a)  the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)  such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.
DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-S1

By: GSMMDPGP, Inc. General Partner By: _____________________________________ Name: Title: Date:	By: _______________________________________ Name: Title: Date:

SCHEDULE

to the

MASTER AGREEMENT

dated as of February 28, 2007
between

GOLDMAN SACHS MITSUI MARINE
DERIVATIVE PRODUCTS, L.P.
a limited partnership organized
under the laws of Delaware
(“Party A”),

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity but solely as Supplemental
Interest Trust Trustee on behalf of the Supplemental
Interest Trust with respect to the Mortgage
Pass-Through Certificates,
Series 2007-S1
(“Party B”).

Part 1. Termination Provisions.

(a)          “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Not Applicable.
Section 5(a)(vi), Not Applicable.
Section 5(a)(vii), Not Applicable.
Section 5(b)(iv), Not Applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v), Not Applicable.
Section 5(a)(vi), Not Applicable.
Section 5(a)(vii), Not Applicable.
Section 5(b)(iv), Not Applicable.

(b)          “Specified Transaction” shall have the meaning specified in Section 14 of this Agreement.

(c)          The “Breach of Agreement” provisions of Section 5(a)(ii) will not apply to Party A or Party B.

(d)          The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B.

(e)          The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Party A or Party B.

(f)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A or Party B.

(g)	With respect to Party B only, Section 5(a)(vii)(2) is hereby amended as follows:

“(2) becomes insolvent or is unable to pay its debts (other than payments due to holders of its subordinate certificates) or fails or admits in writing its inability generally to pay its debts (other than payments to holders of its subordinate certificates) as they become due”

(h)	The “Merger without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(i)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A or Party B.

(j)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A or Party B.

(k)	Payments on Early Termination. For the purpose of Section 6(e):

(i) Market Quotation will apply.

(ii) The Second Method will apply.

(l)	"Termination Currency" means U.S. Dollars.

(m)	The “Additional Termination Event” provisions of Section 5(b)(v) will apply as set forth in Part 5(n) hereof.

(n)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A or Party B.

(o)	The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will not apply to Party B.

(p)	The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will not apply to Party B.

Part 2. Tax Representations.

(a)          Payer Representations. For purposes of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agree-ment) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on subclause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

Party A Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

(i)	It is a “U.S. payee” within the meaning of Treasury Regulation Section 1.1441-5(b).

(ii)	It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Party B Payee Representations. For the purpose of Section 3(f) of this Agreement, Party B makes the following representation:

(i)	It is a trust created under an agreement governed by New York law.

Part 3. Agreement to Deliver Documents.

For the purpose of Section 4(a), each party agrees to deliver the following documents, as applicable:

(a)          Tax forms, documents, or certificates to be delivered are:

Party A agrees to complete, execute, and deliver to Party B, United States Internal Revenue Service Form W-9 or any successor of such form: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such forms previously provided by Party A has become obsolete or incorrect.

Party B agrees to complete, execute, and deliver to Party A, United States Internal Revenue Service Form W-9 or any successor of such forms: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such forms previously provided by Party B has become obsolete or incorrect.

(b)          Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A	Power of Attorney with respect to Party A	At execution of this Agreement	Yes

Party A
Support Agreement dated as of October 8, 1993 among Party A, Mitsui Marine and Fire Insurance Co., Ltd. ("Mitsui Marine"), and The Goldman Sachs Group, Inc.
("Goldman Group") (the "Support Agreement") accompanied by a certificate of an authorized officer of Party A, certifying that it is a true, complete and correct copy of the original Support Agreement
		At execution of this Agreement	Yes
Party A

Guaranty dated as of December 20, 2000 between Mitsui Marine and Goldman Sachs Group (the "Guaranty"), accompanied by a certificate certifying that it is a true, complete and correct copy of the original Guaranty
		At execution of this Agreement	Yes

Party A	Most recently prepared annual balance sheet of Party A	As soon as possible following request of Party B	Yes

Party A	Legal opinions with respect to Party A	At execution of this Agreement	No

Party B
Incumbency certificate or other documents evidencing the authority, incumbency and specimen signature of each person executing this Agreement, any Credit Support Document or any Confirmation, as the case may be.
		At execution of this Agreement	Yes

Party B	Servicer Remittance Reports	Promptly upon becoming available	Yes

Party B	Legal opinion with respect to Party B	At execution of this Agreement	No

Party B
An executed copy of the Pooling and Servicing Agreement dated as of February 1, 2007, (the “Pooling and Servicing Agreement”) among GS Mortgage Securities Corp., as depositor, Specialized Loan Servicing LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, U.S. Bank National Association, as a custodian, Deutsche Bank National Trust Company, as a trustee, and Wells Fargo Bank, National Association, as master servicer.
		Within 30 days after the date of this Agreement	No

Part 4. Miscellaneous.

(a)          Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party A:

Address:	85 Broad Street New York, New York 10004 U.S.A.
Attention:	Swap Administration
Telex No.:	421344
Answerback:	GOLSAX
Facsimile No.:	(212) 902-0996
Telephone No.:	(212) 902-1000
Electronic Messaging System Details:	None

With a copy to:

Address:	85 Broad Street New York, New York 10004 U.S.A.
Attention:	Treasury Administration
Telex No.:	421344
Answerback:	GOLSAX
Facsimile No.:	(212) 902-3325
Telephone No.:	(212) 902-1000
Electronic Messaging System Details:	None

Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party B:

Address:	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934
Attention:	Trust Administration - GS071S
Facsimile No.:	(714) 247-6478
Telephone No.:	(714) 247-6000

(b)          Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable

With a copy to:

Address:	Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041-0003
Attention:	Residential Mortgage Surveillance Group
Facsimile:	212-438-2652

With a copy to:

Address:	Moody’s Investors Service, Inc. 99 Church Street New York, New York 10007
Attention:	Residential Mortgage Backed Securities Group
Facsimile:	201-915-8739

(c)          Offices; Multibranch Parties.

(i)	The provisions of Section 10(a) will be applicable.

(ii)	For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(d)          Calculation Agent. The Calculation Agent is Party A.

(e)          Credit Support Document. Details of any Credit Support Document.

(i) With respect to Party A, (A) the Support Agreement, (B) the Guaranty and (C) any Credit Support Annex that may be entered into in connection with any of the events described in Part 5(n)(iii) of this Schedule.

(ii) With respect to Party B, not applicable.

Each Credit Support Document is incorporated by reference into and constitutes part of this Agreement and each Confirmation as if set forth in full in this Agreement or such Confirmation.

(f)          Credit Support Provider.

(i)
Credit Support Provider means in relation to Party A, Goldman Group and Mitsui Marine; provided that all defaults by, misrepresentations of, actions or failures to act by, or circumstances or events applicable to a "Credit Support Provider" as such term is used in this Agreement shall be deemed in all such circumstances to refer to defaults simultaneously in effect with respect to both Goldman Group and Mitsui Marine, misrepresentations made by both Goldman Group and Mitsui Marine, actions or failures to act simultaneously by both Goldman Group and Mitsui Marine, and circumstances or events simultaneously applicable to both Goldman Group and Mitsui Marine.

(ii)	Credit Support Provider means in relation to Party B, Not Applicable.

(g)          Governing Law. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the substantive law of the State of New York, without reference to its choice of law doctrine.

(h)         Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-"; and (ii) deleting the final paragraph thereof.

(i)          Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to Transactions with effect from the date of this Agreement. Notwithstanding anything to the contrary in Section 2(c), amounts that are payable with respect to the same Calculation Period shall be netted, as provided in Section 2(c), even if such amounts are not due on the same Payment Date.

(j)           “Affiliate” will have the meaning specified in Section 14; provided, however, Party B shall be deemed to have no Affiliates.

Part 5. Other Provisions.

(a)          Accuracy of Specified Information. With respect to Party A, Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

(b)          Transfer. Section 7 is hereby amended by:

(i)
adding in the third line thereof after the word “party,” the words “which consent shall not be unreasonably withheld or delayed” and adding in the third line thereof after the clause “that: -“ the words “provided that the Rating Agency Condition is satisfied in all events (including in the event of a transfer under Section 6(b)(ii));

(ii)	adding in the second line of subparagraph (a) thereof after the words “assets to,” the words “or reorganization, incorporation, reincorporation, reconstitution, or reformation into or as”;

(iii)	deleting at the end of subparagraph (a) thereof the word “and”;

(iv)	deleting in the second line of subparagraph (b) thereof the period and replacing it with “; and”;

(v)	adding after subparagraph (b) thereof the following subparagraph (c):

(c) in addition to, and not in lieu of, the preceding transfer rights, Party A may, without recourse by Party B or Party A's transferee to or against Party A, transfer this Agreement, in whole, but not in part, to any of Party A's Affiliates or any of the Affiliates of Goldman Group pursuant to documentation prepared by Party A, provided that:

(i)
either (A) such transferee must have a long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) by S&P which are equal to or greater than the comparable long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) of Party A immediately prior to such transfer, or (B) the obligations transferred to such transferee must be guaranteed by Party A pursuant to a guaranty in substantially the form of the Guaranty of the Credit Support Provider or other agreement or instrument consented to by Party B or other agreement or instrument mutually agreed upon by both parties and satisfactory to S&P;

(ii)
the transferee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) on the next succeeding Scheduled Payment Date an amount in excess of that which Party A would have been required to so withhold or deduct on the next succeeding Scheduled Payment Date in the absence of such transfer unless the transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) in respect of such excess;

(iii)	an Event of Default or a Termination Event does not occur as a result of such transfer;

(iv)
the Rating Agency Condition is satisfied. With respect to the results described in subclause (ii) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be mutually agreed upon by the transferee and Party B in order to permit such parties to determine that such results will not occur upon or after the transfer;

(v)
Party A agrees to transfer only to a transferee in a jurisdiction, which it is aware is a “netting” jurisdiction, that is in which, by opinion of counsel published by ISDA, netting under this Agreement shall be enforceable; and

(vi)	Party A will be responsible for any costs or expenses incurred in connection with such transfer.

(vi)      adding at the end of Section 7 the following sentence:

Except as may otherwise be stated in Section 7(c) hereof or in the documentation evidencing a transfer, a transfer of all of the obligations of Party A made in compliance with this Section will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(c)         Set-Off. Notwithstanding the last sentence of the first paragraph of Section 6(e) of this Agreement, but without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts as a result of an Event of Default or Termination Event or otherwise, all payments under this Agreement will be made without setoff or counterclaim.

(d)         Reference Market-makers. The definition of "Reference Market-makers" in Section 14 is hereby amended by adding in the fourth line thereof after the word "credit" the words "or to enter into transactions similar in nature to Transactions".

(e)         Procedures for Entering into Transactions. On or promptly following the Trade Date or other transaction date of each Transaction, Party A will send to Party B a Confirmation. Party B will promptly thereafter request any correction of such Confirmation (indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation to make it correct).

(f)          Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

(g)         Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.

(h)         Credit Support Default. Subparagraph (3) of Section 5(a)(iii) is hereby amended by adding in the second line thereof after the word "Document" and before the semicolon the words "(or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf)."

(i)          Additional Representations. Section 3 is hereby amended by adding the following additional subsections:

(i) No Agency. With respect to Party A, it is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise) and, with respect to Party B, Deutsche Bank National Trust Company is entering into the Agreement in its capacity as Trustee for Party B.

(ii) Eligible Contract Participant. It is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act.

(iii) Non-Reliance. Party A is acting for its own account and Deutsche Bank National Trust Company is acting as Trustee for Party B. It has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(iv) Assessment and Understanding; Status of Parties. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(j)          RESERVED.

(k)         Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly, accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any prospectus or prospectus supplement for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence except for those matters specifically identified in this Agreement.

(l)          No Recourse. The Certificates represent an equity interest in Party B only and the foregoing does not represent an interest in or obligation of Party A, and no recourse may be had by the holders of the Certificates against Party A or its assets with respect to the Notes and the Certificates and/or this Agreement.

(m)        Indemnifiable Tax. Party A agrees that Party B will not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) of the Agreement in respect of an Indemnifiable Tax. If Party A is required to pay additional amounts in respect of a withholding tax pursuant to Section 2(d)(i)(4) of this Agreement, Party A may transfer this Agreement, subject to satisfaction of the Rating Agency Condition, as provided in Section 6(b)(ii) of this Agreement and such transfer shall not require the consent of Party B to the extent it is in conformance with the provisions of Section 7(c), as amended herein.

(n)         Additional Termination Events.

(i)
It shall be an Additional Termination Event, with Party A as the sole Affected Party, if the Depositor determines at any time that it is required for purposes of compliance with Item 1115(b) of Regulation AB to provide any financial or other data relating to Party A and, within 15 calendar days of such determination, Party A fails to assign this Agreement and all of its obligations hereunder to a substitute counterparty that (A) has agreed to provide any financial or other data required under Regulation AB, (B) has agreed to provide indemnifications relating to such financial or other data acceptable to the Depositor, (C) satisfies the Rating Agency Condition and (D) is approved by the Depositor (which approval shall not be unreasonably withheld). For the avoidance of doubt, unless otherwise specified in this Agreement, Party A shall be under no obligation to provide any such financial or other data, whether in connection with this Termination Event or otherwise. For purposes of this Termination Event, (i) "Commission" shall mean the Securities and Exchange Commission, (ii) "Depositor" shall mean GS Mortgage Securities Corp., and (iii) "Regulation AB" shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

(ii)
It shall also be an Additional Termination Event if (i) an Optional Termination Date is designated pursuant to the Pooling and Servicing Agreement (a “Redemption Termination”) and (ii) there remains no more than 5 Business Days prior to the proposed Redemption Date. In the case of a Redemption Termination, both Party A and Party B shall have the right to cause a termination of this Agreement and, for purposes of Section 6(e)(ii) of this Agreement, Party B shall be the sole Affected Party. Following notification from the Trustee that it has received a redemption notice, Party A shall provide the Trustee from time to time, upon request, with good faith estimates of the amount that would be payable under Section 6(e)(ii) in the event of such Redemption Termination. Any termination payment payable in respect of such Additional Termination Event shall be paid on the relevant Redemption Date.

(iii)
(I) It shall also be an Additional Termination Event, with Party A the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating that does not satisfy the Required Hedge Counterparty Rating (but is at least “BBB-” or “A-3” (if applicable) by S&P and at least “A1” by Moody’s) and none of the following events has occurred:

(A)
within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, transfers this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition;

(B)
within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, collateralizes its Exposure to Party B pursuant to an ISDA Credit Support Annex, subject to satisfaction of the Rating Agency Condition, as applicable; provided that such ISDA Credit Support Annex shall be made a Credit Support Document for Party A pursuant to an amendment of this Agreement in a form acceptable to the Trustee which amendment shall also be subject to satisfaction of Rating Agency Condition;

(C)
within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, the obligations of Party A or such replacement counterparty, as the case may be, under this Agreement are guaranteed by a person or entity that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition; or

(D)
within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, takes such other steps, if any, to enable the Issuer to satisfy the Rating Agency Condition.

(II) It shall also be an Additional Termination Event, with Party A as the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating withdrawn or reduced below "BBB-" or "A-3" (if applicable) by S&P or below “A1” by Moody’s and within 7 days thereafter, Party A or such replacement counterparty, as the case may be, while collateralizing its Exposure to Party B, fails to transfer this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

Upon downgrade of Party A below the Required Hedge Counterparty Rating or below "BBB-" or "A-3" (if applicable) by S&P or below “A1” by Moody’s, or if S&P or Moody’s withdraws its ratings for any reason, Party A will promptly give notice of the circumstances to Party B and to the rating agencies that at the time are providing ratings for the Certificates.

Party B shall be entitled to (A)(1) in case of an Additional Termination Event described in Part 5(n)(iii)(I), designate a date that is not earlier than the expiration of the 30 day period referred to in Part 5(n)(iii)(I) as an Early Termination Date in respect of all transactions under this Agreement by giving notice to Party A at least 10 days prior to the date so designated (which notice may be given prior to the expiration of such 30 day period) and (2) in case of an Additional Termination Event described in this Part 5(n)(iii)(II), immediately designate an Early Termination Date, in respect of all transactions under this Agreement by giving notice to Party A and (B) no later than the respective dates specified in clause (A)(1) and (A)(2), transfer the rights and obligations of Party A hereunder to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

In connection with a transfer of this Agreement as described in this Part 5(n)(iii), Party A shall, at its sole cost and expense, use commercially reasonable efforts to seek a replacement counterparty. In addition, if Party A pursues any of the alternative actions contemplated in paragraphs (A), (B), (C) and (D) of Part 5(n)(iii)(I) above, it shall do so at its sole cost and expense.

As used herein, “Required Hedge Counterparty Rating” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the "Long-Term rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.

For the purposes of determining the Settlement Amount with respect to the designation of an Early Termination Date arising from the Additional Termination Event specified in Part 5(n)(iii), both Party A and Party B shall be Affected Parties. If the Settlement Amount calculated pursuant to this subclause (iii) is an amount owing by Party B to Party A, then such payment shall be a Swap Termination Payment payable by Party B to Party A in accordance with the priority of payments described in the Pooling and Servicing Agreement; provided, however, that (a) if Party A does not after the exercise of commercially reasonable efforts cause any of the conditions specified in Part 5(n)(iii)(I)(A) to (D) to be satisfied, Party B shall use commercially reasonable efforts to enter into a replacement Transaction(s) with a counterparty acceptable to the Rating Agencies, in respect of the Affected Transaction(s) relating to the Additional Termination Event; and (b) where multiple quotations are available such replacement Transaction(s) shall be entered into based on the quoted price(s) that would result in the largest payment made to Party B by the replacement counterparty (it being understood that Party A may be permitted to actively solicit and obtain such quotations on behalf of Party B); and (c) to the extent that payments are received by Party B as a result of entering into such replacement Transaction(s), then Party A shall have first priority as to such payments versus all other creditors of Party B and Party B shall pay the lesser of (x) the amount so received and (y) the Swap Termination Payment to the extent not already paid by Party B over to Party A immediately upon receipt.

As used herein, “Exposure” means, as of any date of determination, the amount, if any, that would be payable to Party B by Party A under this Agreement if an Early Termination Date were to occur as of such date of determination as a result of a Termination Event, Party A were the sole Affected Party, all Transactions were terminated in connection with such Early Termination Date and (solely for purposes of determining Exposure) the amount of such payment were calculated using Market Quotation.

For any Additional Termination Event, the date that Party A or Party B, as the case may be, specifies in its notice of its election to terminate shall be the Early Termination Date for the Transactions; provided, that solely in the case of an Additional Termination Event described in subclause (ii) above, the Early Termination Date shall be no earlier than the 3rd Business Day preceding the Redemption Date and no later than the Redemption Date.

(o)         Indemnifiable Tax. The definition of "Indemnifiable Tax" in Section 14 is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled, or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

(p)         Limited Recourse; Non-petition. Party A agrees that the obligations of Party B hereunder are limited recourse obligations payable solely from the assets of Party B, and due to the extent funds are available for the payment thereof in accordance with the priority of payments described in the Pooling and Servicing Agreement. Party A agrees that it will not, prior to the date which is at least one year and one day or, if longer, the then applicable preference period following the payment in full of all the Certificates issued pursuant to the Pooling and Servicing Agreement and the expiration of all applicable preference periods under Title 11 of the United States Code or other applicable law relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B. Nothing contained herein shall prohibit Party A from submitting a claim, or proof of claim, in any proceeding or process instituted by or against Party B by any person other than Party A or its Affiliates. Party A and Party B agree that this Part 5(p) shall survive the termination of this Agreement for any reason whatsoever.

(q)         Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Trustee (i) this Agreement is executed and delivered by Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred to and vested in it thereunder and (ii) under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement on behalf of Party B or any assignee.

(r)          Additional Party A Covenant. Following a failure to satisfy the Required Hedge Counterparty Rating in accordance with Part 5(n)(iii)(I), Party A shall take the actions described in accordance with Part 5(n)(iii)(I)(A), (B), (C) or (D). Following a failure to satisfy the rating requirements set forth in Part 5(n)(iii)(II), Party A shall take the actions described in accordance with Part 5(n)(iii)(II).

(s)          Agreements: Furnish Specified Information. Section 4(a) is hereby amended by adding at the end thereof the following paragraph:

Notwithstanding the foregoing provisions of this Section 4(a), the parties agree that, pursuant to the terms of the Power of Attorney with respect to Party A referred to in Part 3(b) of this Schedule, any one or more of the officers of Party A's general partner who has been designated as an agent and attorney in fact of Party A will so deliver to Party B or such government or taxing authority the specified or requested forms, documents, or certificates.

(t)           Confirmations. Transactions shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Where a Transaction is confirmed by means of an electronic messaging system that the parties have elected to use to confirm such Transaction (i) such confirmation will constitute a "Confirmation" as referred to in this Agreement even where not so specified in the confirmation and (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation except as modified therein.

(u)          Tax Documentation. Section 4(a)(iii) of the Agreement is hereby amended by adding prior to the existing text:

"upon the earlier of learning that any such form or document is required or"

(v)         Inconsistency-Trade Call. In the event of any inconsistency between a telephone conversation, including a trade call and a Confirmation signed by both parties, the Confirmation shall govern.

(w)        Condition Precedent. The condition precedent in Section 2(a)(iii)(1) does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under Section 2(a)(i) and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i).

(x)         Definitions. This Agreement shall be subject to the 2000 Definitions (the "2000 Definitions") as published by the International Swaps and Derivatives Association Inc. The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that all references in the 2000 Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for the purposes of this Agreement. Capitalized terms used and not otherwise defined herein (or in the 2000 Definitions) shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement referred to in Part 3(b). If in relation to any Transaction there is any inconsistency between the 2000 Definitions, this Agreement, the Pooling and Servicing Agreement, any Confirmation and any other definitions published by ISDA that are incorporated into any Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Confirmation (without reference to any definitions or provisions incorporated therein); (ii) the Pooling and Servicing Agreement; (iii) this Agreement; (iv) such other definitions; and (v) the 2000 Definitions.

(y)         Amendments. Section 9(b) is hereby amended as follows:

(i) by inserting the following phrase immediately prior to the period at the end of the sentence: “and the Rating Agency Condition is satisfied”; and

(ii) by adding the following text thereto immediately following the first sentence: "Amendments to this Agreement or the Schedule may not be effected in a Confirmation."

(z)         “Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each rating agency then rating the Certificates shall have been given ten days (or such shorter period as is acceptable to each such rating agency) prior notice of that action and that each such rating agency shall have notified the Trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Certificates that it maintains.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By: GSMMDPGP, INC.

By: ________________________________
Name:
Title:
Date:

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual
capacity but solely as Supplemental Interest Trust Trustee on behalf of the
Supplemental Interest Trust with respect to the Mortgage Pass-Through
Certificates, Series 2007-S1

By: _________________________________
Name:
Title:
Date:

CONFIRMATION

DATE:	February 21, 2007
TO:	Goldman Sachs Mortgage Company, L.P.
TO:	Goldman Sachs Mitsui Marine Derivative Products, L.P. Telephone No.: 212-357-7836 Facsimile No.: 212-902-5692
FROM:	Goldman Sachs Capital Markets, L.P. Telephone No.: 212-357-7836 Facsimile No.: 212-902-5692
SUBJECT:	Swap Transaction
REF NO:	NUUS702770 (310000000) / (006 831 671)

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Goldman Sachs Capital Markets, L.P. (“GSCM”) and Goldman Sachs Mortgage Company, L.P. (“Counterparty”). This communication constitutes a “Confirmation” as referred to in paragraph 2. below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.

2. This Confirmation evidences a complete and binding agreement between GSCM and Counterparty as to the terms of the Transaction to which this Confirmation relates, and this Confirmation evidences a Transaction for the benefit of the certificate holders of the GSAA Home Equity Trust 2007-S1 (“GSAA”). This Transaction shall constitute a “Transaction” within the scope of, and this Confirmation shall supplement, form a part of, and be subject to, an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”) as if the parties had executed an agreement in such form effective as of the Trade Date but without any Schedule except for (i) the election of Loss and Second Method, (ii) New York law (without regard to the conflicts of law principles) as the governing law, (iii) US Dollars as the Termination Currency, (iv) the election that subparagraph (ii) of Section 2(c) will apply to Transactions, (v) only Section 5(a)(i) Failure to Pay and Section 5(a)(vii) Bankruptcy will be applicable to the parties (all other Events of Default will not apply to either party), (vi) Section 5(a)(i) is modified by replacing the word “third” in the last line of Section 5(a)(i) with the word “first”, (vii) only 5(b)(i) Illegality, 5(b)(ii) Tax Event and Section 5(b)(iii) Tax Event Upon Merger will be applicable to the parties (all other Termination Events will not apply to either party), (viii) Set-off under Section 6(e) will not apply. In the event of any inconsistency between the Definitions, the ISDA Form and this Confirmation, this Confirmation will govern. Notwithstanding the foregoing, it is understood and agreed that upon the assignment of this Transaction to GSMMDP and GSAA pursuant to the terms of the paragraph 4A hereof, this Transaction shall be governed by the ISDA Master Agreement and the Schedule thereto between such parties dated as of February 28, 2007 and shall not be governed by the provisions contained in the second sentence of this paragraph.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 227,250,968 (subject to adjustment in accordance with the Schedule set forth in Annex I hereto)
Trade Date:	February 21, 2007
Effective Date:	February 28, 2007
Termination Date:	February 25, 2012, subject to adjustment in accordance with the Modified Following Business Day Convention
Initial Payment:	USD 660,000 payable by GSCM to Counterparty on the Effective Date
Floating Amounts:
Floating Rate Payer:	GSCM
Floating Rate Payer Early Payment Dates:	On the day which is one (1) Business Day prior to each Floating Rate Period End Date.
Floating Rate Option:	USD-LIBOR-BBA
Floating Rate Designated Maturity:	1 Month
Floating Rate Spread:	None
Floating Rate Reset Dates:	The first day of each Calculation Period
Floating Rate Day Count Fraction:	Actual/360
Floating Rate Period End Dates:	Monthly, on the 25th day of each month, commencing on March 25, 2007 and ending on the Termination Date subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Amounts:
Fixed Rate Payer:	Counterparty
Fixed Rate Payer Payment Dates:	Monthly, on the 25th day of each month, commencing on March 25, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Rate:	5.23%
Fixed Rate Day Count Fraction:	Actual/360
Fixed Rate Period End Dates:	Adjusted in accordance with the Modified Following Business Day Convention.
Business Days:	New York and Los Angeles
Calculation Agent:	GSCM
Governing Law:	New York law (without regard to conflict of law principles)

4. Additional Provisions:

A. Assignment Provisions: It is acknowledged and agreed by the parties that this Transaction shall be subject to assignment first by Counterparty to GS Mortgage Securities Corp., then, simultaneously, (i) by GSCM to Goldman Sachs Mitsui Marine Derivative Products, L.P. (“GSMMDP’) and (ii) by GS Mortgage Securities Corp. to GSAA, and by GSAA, through a collateral assignment, to Deutsche Bank National Trust Company (the “Supplemental Interest Trust Trustee”), as trustee on behalf of Supplemental Interest Trust with respect to the holders of the GSAA Mortgage Pass Through Certificates, Series 2007-S1 (CUSIP Numbers: [ ]; the “Certificates”) (each such assignee is referred to herein as an “Assignee” and each such assignor is referred to herein as an “Assignor”). These assignments shall occur on the day the Assignor and Assignee agree to such assignment and provide written or oral notification of the effective date of assignment to the relevant constant party, or, in the case of a simultaneous double assignment, the other assignor and/or assignee, as appropriate (the “Constant Party”) (each such day hereinafter referred to as an “Assignment Date”). Furthermore, with respect to each assignment of the Transaction to an Assignee, the Assignee shall accept assignment of the Transaction subject to all terms of this Confirmation and all references to the term “Counterparty” herein shall be deemed references to each subsequent assignee of Counterparty and all references to the term “GSCM” herein shall be deemed references to each subsequent assignee of GSCM. On each Assignment Date, Constant Party, the relevant Assignor and the relevant Assignee, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration received, agree as follows:

(a) Assignor sells, assigns, transfers, and sets over to Assignee, its successors and permitted assigns, all of its right, title, and interest in, to, under, and in respect of, the Transaction. Assignor releases and discharges Constant Party from, and agrees not to make any claim against Constant Party with respect to, any obligations of Constant Party arising and to be performed under and in respect of the Transaction after the Assignment Date. Assignor agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(b) Assignee accepts such sale, assignment and transfer and assumes and agrees to perform each and every obligation of Assignor arising and to be performed under the Transaction after the Assignment Date, with the same force and effect as if Assignee had been a party to the Transaction originally; it being understood and agreed that, with respect to the Supplemental Interest Trust Trustee as Assignee, the Supplemental Interest Trust Trustee is an assignee solely by reason of its capacity as supplemental interest trust trustee (and not in its individual capacity) and the Supplemental Interest Trust Trustee in its individual capacity shall have no obligation or liability for payment of any indebtedness or expenses and shall not be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken hereunder.

(c) Constant Party consents to the sale, assignment and transfer by Assignor and the assumption by Assignee referred to above. Constant Party releases and discharges Assignor from, and agrees not to make any claim against Assignor with respect to, any obligations of Assignor arising and to be performed under and in respect of the Transaction after the Assignment Date. Constant Party agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(d) Assignor hereby represents and warrants to, and covenants and agrees with, Assignee and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assign and delegate to Assignee its rights and obligations under the Transaction as provided herein and has taken all necessary action to authorize such assignment and delegation; and (iii) such assignment and delegation are its legal, valid, and binding obligations enforceable against Assignor in accordance with the terms hereof.

(e) Assignee hereby represents and warrants to, and covenants and agrees with, Assignor and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assume the rights and obligations of Assignor under the Transaction as provided herein and perform its obligations under the Transaction and has taken all necessary action to authorize such assumption and performance; and (iii) such assumption and the Transaction are its legal, valid, and binding obligations enforceable against Assignee in accordance with the terms hereof.

(f) Assignor and Constant Party acknowledge that, as of the Assignment Date, no amounts are owed by Assignor or Constant Party to the other under the Transaction to which this assignment relates.

B. Supplemental Interest Trust Trustee Capacity:

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Supplemental Interest Trust Trustee (i) this Agreement is executed and delivered by Deutsche Bank National Trust Company not in its individual capacity but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement, in the exercise of the powers and authority conferred to and vested in it thereunder and (ii) under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation on behalf of GSAA.

5. The parties hereby agree (a) to check this Confirmation (Reference No.: NUUS702770 (310000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM, GSMMDP and Counterparty, with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

Very truly yours,

GOLDMAN SACHS CAPITAL MARKETS, L.P.

By:	Goldman Sachs Capital Markets, L.L.C. General Partner

By:
Name:
Title:

Agreed and Accepted By: GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By:	GSMMDPGP, Inc., General Partner

By:
Name:
Title:

Agreed and Accepted By: Goldman Sachs Mortgage Company, L.P.

By:
Name:
Title:

Agreed and Accepted By:
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Mortgage Pass-Through Certificates, Series 2007-S1

By:
Name:
Title:

Annex I

Schedule

For the Calculation Period from and including:**	To but excluding:**	The applicable USD Notional Amount shall be:
February 28, 2007	March 25, 2007	277,250,968.00
March 25, 2007	April 25, 2007	268,674,334.00
April 25, 2007	May 25, 2007	259,613,092.00
May 25, 2007	Juno 25, 2007	250,107,103.00
June 25, 2007	July 25, 2007	240,198,183.00
July 25, 2007	August 25, 2007	229,931,211.00
August 25, 2007	September 25, 2007	219,587,278.00
September 25, 2007	October 25, 2007	209,193,946.00
October 25, 2007	November 25, 2007	198,918,894.00
November 25, 2007	December 25, 2007	189,080,948.00
December 25, 2007	January 25, 2008	179,679,820.00
January 25, 2008	February 25, 2008	170,698,362.00
February 25, 2008	March 25, 2008	162,117,864.00
March 25, 2008	April 25, 2008	153,920,446.00
April 25, 2008	May 25, 2008	146,089,027.00
May 25, 2008	June 25, 2008	138,607,286.00
June 25, 2008	July 25, 2008	131,459,631.00
July 25, 2008	August 25, 2008	124,631,162.00
August 25, 2008	September 25, 2008	118,107,644.00
September 25, 2008	October 25, 2008	111,875,475.00
October 25, 2008	November 25, 2008	105,921,662.00
November 25, 2008	December 25, 2008	100,233,788.00
December 25, 2008	January 25, 2009	94,799,990.00
January 25, 2009	February 25, 2009	89,608,935.00
February 25, 2009	March 25, 2009	84,649,793.00
March 25, 2009	April 25, 2009	79,912,218.00
April 25, 2009	May 25, 2009	75,386,324.00
May 25, 2009	June 25, 2009	71,062,666.00
June 25, 2009	July 25, 2009	66,932,221.00
July 25, 2009	August 25, 2009	62,986,368.00
August 25, 2009	September 25, 2009	59,216,867.00
September 25, 2009	October 25, 2009	55,615,851.00
October 25, 2009	November 25, 2009	52,175,798.00
November 25, 2009	December 25, 2009	48,889,524.00
December 25, 2009	January 25, 2010	45,750,167.00
January 25, 2010	February 25, 2010	42,751,167.00
February 25, 2010	March 25, 2010	39,886,260.00
March 25, 2010	April 25, 2010	39,886,260.00
April 25, 2010	May 25, 2010	39,886,260.00
May 25, 2010	June 25, 2010	39,886,260.00
June 25, 2010	July 25, 2010	39,886,260.00
July 25, 2010	August 25, 2010	39,886,260.00
August 25, 2010	September 25, 2010	39,798,179.00
September 25, 2010	October 25, 2010	38,013,770.00
October 25, 2010	November 25, 2010	36,309,194.00
November 25, 2010	December 25, 2010	34,680,885.00
December 25, 2010	January 25, 2011	33,125,439.00
January 25, 2011	February 25, 2011	31,639,598.00
February 25, 2011	March 25, 2011	30,220,255.00
March 25, 2011	April 25, 2011	28,864,421.00
April 25, 2011	May 25, 2011	27,569,277.00
May 25, 2011	June 25, 2011	26,332,111.00
June 25, 2011	July 25, 2011	25,150,331.00
July 25, 2011	August 25, 2011	24,021,464.00
August 25, 2011	September 25, 2011	22,943,144.00
September 25, 2011	October 25, 2011	21,913,112.00
October 25, 2011	November 25, 2011	20,929,211.00
November 25, 2011	December 25, 2011	19,988,379.00
December 25, 2011	January 25, 2012	19,089,695.00
January 25, 2012	February 25, 2012	18,231,305.00

**Subject to adjustment in accordance with the Modified Following Business Day Convention

EXHIBIT U

REPRESENTATIONS AND WARRANTIES AGREEMENT

This REPRESENTATIONS AND WARRANTIES AGREEMENT (“Agreement”), dated as of February 28, 2007 (the “Closing Date”), is between GOLDMAN SACHS MORTGAGE COMPANY (“GSMC” or the “Seller”) and GS MORTGAGE SECURITIES CORP. (the “Depositor” or the “Purchaser”).

W I T N E S S E T H:

WHEREAS, GSMC acquired certain mortgage loans (the “Conduit Mortgage Loans”) from various mortgage loan sellers pursuant to certain Master Loan Purchase Agreements (the “Conduit Purchase Agreements”), each between GSMC, as purchaser, and the applicable mortgage loan seller, as seller;

WHEREAS, the Conduit Mortgage Loans are set forth on the mortgage loan schedule attached hereto as Schedule I (the “Conduit Mortgage Loan Schedule”);

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Defined Terms.

(a)  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Avelo Mortgage, L.L.C., as a servicer (“Avelo”), Specialized Loan Servicing, LLC, as a servicer (“SLS” and collectively with Ocwen and Avelo, the “Servicers”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), U.S. Bank National Association, as a custodian (the “Custodian”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). In the event of a conflict between any of the defined terms contained in this Agreement and the Pooling and Servicing Agreement, the definitions contained in the Pooling and Servicing Agreement shall control.

(b)  The following capitalized terms shall have the meanings assigned to such terms below:

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

ALTA: The American Land Title Association, or any successor thereto.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by GSMC in accordance with the terms of this Agreement.

High Cost Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as “high cost,” “threshold,” “covered”, or “predatory” under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as “High Cost” or “Covered” pursuant to Appendix E of the then current Standard & Poor’s LEVELs Glossary.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the such Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if such Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property,

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Original Sale Date: With regard to each Conduit Mortgage Loan, the date on which GSMC acquired such Mortgage Loan from the applicable original loan seller.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by GSMC for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by GSMC to the Depositor or its designee in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with the same Periodic Rate Cap, and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 2 of this Agreement.

Section 2.  Representations and Warranties of GSMC.

(a)  As to each Conduit Mortgage Loan, GSMC hereby makes the representations and warranties set forth in Exhibit I hereto to the Depositor and its assignees as of the Closing Date (or such other date as set forth herein).

(b)  With respect to the representations and warranties set forth in Exhibit I hereto that are made to the knowledge or the best knowledge of the Seller or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser, the Certificate Insurer or the Certificateholders, then notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and GSMC shall take such action described in Section 3(a) herein in respect of such Mortgage Loan..

Section 3.  Repurchase or Substitution Obligation for Breach of a Representation or Warranty.

(a)  Within sixty (60) days of the earlier of either discovery by or notice to GSMC of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Depositor or its assignees therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Depositor or its assignees therein), GSMC shall cure such breach in all material respects and, if such breach cannot be cured, GSMC shall, at the Depositor’s or such assignee’s option, within sixty (60) calendar days of GSMC’s receipt of request from the Depositor, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, GSMC of any breach of the representations or warranties set forth in clauses (t), (x), (bb), (cc), (dd) or (ff) of Exhibit I hereto, GSMC shall repurchase such affected Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor’s or such designees instructions, as the case may be.

However, if the breach shall involve a representation or warranty set forth in Section 2 of this Agreement relating to any Mortgage Loan and GSMC discovers or receives notice of any such breach within two years of the Closing Date, GSMC shall, at the Depositor’s or such assignee’s option and provided that GSMC has a Qualified Substitute Mortgage Loan, rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Closing Date. If GSMC has no Qualified Substitute Mortgage Loan, GSMC shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor’s or such designees instructions, as the case may be.

At the time of repurchase or substitution, the Depositor and GSMC shall arrange for the reassignment of the Deleted Mortgage Loan to GSMC and the delivery to GSMC of any documents held by the Trustee or the related Custodian, as the case may be, relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, GSMC shall, simultaneously with such reassignment, give written notice to the Depositor and the Trustee that such repurchase or substitution has taken place, amend the applicable Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the applicable Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, GSMC shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. GSMC shall effect such substitution by delivering to the Trustee or the related Custodian or to such other party as the Depositor may designate in writing for such Qualified Substitute Mortgage Loan the documents required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required by the Pooling and Servicing Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. GSMC shall remit directly to the Depositor, or its designee in accordance with the Depositor’s or such designee’s instructions, as the case may be, the monthly payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by GSMC. For the month of substitution, distributions to the Depositor shall include the monthly payment due on any Deleted Mortgage Loan in the month of substitution, and GSMC shall thereafter be entitled to retain all amounts subsequently received by GSMC in respect of such Deleted Mortgage Loan.

For any month in which GSMC substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, GSMC shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, together with one month’s interest at the Mortgage Interest Rate on the Deleted Mortgage Loan, shall be distributed by GSMC directly to the Depositor or its designee in accordance with the Depositor’s or such designee’s instructions, as the case may be, within two (2) Business Days of such substitution.

Any cause of action against GSMC relating to or arising out of the breach of any representations and warranties made in Section 2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Depositor, the Trustee or the Certificate Insurer or notice thereof by GSMC to the Depositor, the Trustee or the Certificate Insurer, (ii) failure by GSMC to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above, and (iii) demand upon GSMC by the Depositor, the Trustee or the Certificate Insurer for compliance with this Agreement.

(b)  It is understood and agreed that the obligation of GSMC set forth in Section 3(a) to repurchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 2 constitutes the sole remedy of the Depositor or any other person or entity with respect to such breach.

Section 4.  Document Delivery Requirements.

GSMC shall deliver to the Trustee or the Custodian, as applicable, all documents and instruments required under Section 2.01 of the Pooling and Servicing Agreement with respect to the Conduit Mortgage Loans. In the event any document or instrument required to be delivered to the Trustee or the Custodian pursuant to Section 2.01 of the Pooling and Servicing Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Trustee or the Custodian, and in the event that GSMC does not cure such failure within 60 days of discovery or receipt of written notification of such failure from the Depositor, the Trustee or the Certificate Insurer, GSMC shall, at the Depositor’s option, repurchase such Conduit Mortgage Loans at the Repurchase Price, together with all expenses incurred by the Depositor, the Trustee and the Certificate Insurer as a result of such repurchase.

Section 5.  Term of Representation and Warranties.

The representations and warranties of GSMC set forth in Section 2 shall inure to the benefit of the Depositor, the Trustee and the Certificate Insurer and each of their respective successors and assigns until all amounts payable to Certificateholders under the Pooling and Servicing Agreement and all amounts payable to the Certificate Insurer under the Insurance and Indemnity Agreement have been paid in full.

Section 6.  Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICTS OF LAWS PRINCIPLES.

Section 8.  Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.  Captions.

The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.  Successors and Assigns.

This Agreement may not be assigned, pledged or hypothecated by any party hereto, except that the Depositor’s rights under this Agreement may be assigned to the Trustee and are exercisable by the Trustee (and its successors and assigns) and will be enforceable by the Trustee. Any entity into which GSMC or the Depositor may be merged or consolidated shall, without the requirement for any further writing, be deemed GSMC or the Depositor, respectively, hereunder.

Section 11.  Third Party Beneficiary.

The parties agree that the Trust (including the Trustee, the Master Servicer, the Servicers and the Custodian acting on the Trust’s behalf) and the Certificate Insurer are each an intended third-party beneficiary of this Agreement with the right to enforce the provisions hereof and the rights to obtain the benefit of the enforcement of the obligations and covenants of GSMC under Section 3 of this Agreement as if the Trustee and the Certificate Insurer were a party to this Agreement.

Section 12.  Amendments.

This Agreement may be amended from time to time by the parties hereto with the prior written consent of the Certificate Insurer.

[Remainder of this Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

GOLDMAN SACHS MORTGAGE COMPANY

By:	Goldman Sachs Real Estate Funding Corp., its general partner

By:
Name:
Title:

GS MORTGAGE SECURITIES CORP.

By:
Name:	Michelle Gill
Title:	Vice President

EXHIBIT I

  Representations and Warranties Regarding the Conduit Mortgage Loans

(a)  Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is complete, true and accurate;

(b)  Criteria for Eligible Loans. The Mortgage Loan has been underwritten in accordance with, and meets the parameters of, the underwriting requirements set forth in the Underwriting Guide or the Seller’s underwriting guidelines. No Mortgage Loan is (i) covered by the provisions of the Homeownership and Equity Protection Act of 1994 or (ii) in violation of, or classified as a “high cost”, “threshold”, “covered” or “predatory” loan under, any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). No Mortgage Loan is subject to any rights of rescission, counterclaims or defenses;

(c)  Compliance with Applicable Laws: Each Mortgage Loan has been originated in compliance with all applicable local, state and federal laws and regulations including, without limitation, usury and predatory lending laws;

(d)  Origination/Doing Business: The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. All parties who have had any interest in the Mortgage Loan, whether as a mortgagee, assignee, pledgee or otherwise are (or during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state where the Mortgaged Property is located, and (b) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (c) not doing business in such state;

(e)  Validity of Loan Documents: The Mortgage Note and the Mortgage and any other agreement executed by a Mortgagor in connection with a Mortgage Loan are genuine and each is the legal, valid, and binding obligation of its maker. Each is enforceable according with its terms (including without limitation, any provisions relating to prepayment charges or penalties), except as limited by bankruptcy, insolvency or other similar laws generally affecting the enforcement of creditor’s rights. To the best of the Seller’s knowledge, all parties associated with the Mortgage Note, the Mortgage and any related document had legal capacity to enter into the Mortgage Loan and to execute and deliver said documents and said documents have been duly and properly executed by all such related parties;

(f)  No Defenses: The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury. The operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, will not render the Mortgage Note or the Mortgage unenforceable, in whole or in part or subject to any right of rescission, set-off, counterclaim or defense, including without limitation, the defense of usury. In addition, no such right of rescission, set-off, counterclaim or defense has been asserted with respect to the Mortgage Note or the Mortgage. To the best of the Seller’s knowledge, no Mortgagor was a debtor in any local, state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated or as of the related origination date;

(g)  No Defaults: Other than payments due but not yet 30 days or more delinquent, to the best of the Seller’s knowledge, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration. No such default, breach, violation or event which would permit acceleration has been waived by the Seller or by any other entity involved in originating the Mortgage Loan. With respect to each second lien loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event which would permit acceleration existing under such prior mortgage or the related mortgage note, (iii) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(h)  Original Terms Unmodified: The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by written instrument. Any such instrument was recorded in the applicable public recording office if necessary to protect the interests of the Purchaser in the related Mortgage Loan. In addition, the changes to the terms have been delivered to the Purchaser or its designee and reflected on the Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or extend the maturity date of the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer to the extent required by the title policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurance, to the extent required by the policy, and which assumption agreement is part of the Custodial File delivered to the Purchaser or its designee and the terms of which are reflected in the Loan Schedule;

(i)  No Satisfaction of Mortgage: The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(j)  Customary Provisions: The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including: by trustee’s sale, in the case of a Mortgage designated as a deed of trust; and by judicial foreclosure. There are no homestead or other exemptions or other rights or interests available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal, state and local laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(k)  Full Disbursement of Loan Proceeds: Each Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed. There is no obligation for the Mortgagee to advance additional funds and any and all requirements to complete any on-site or off-site improvement have been complied with as well as any disbursements of escrow funds;

(l)  Ownership: The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged other than for normal warehouse arrangements or other warehouse arrangements previously disclosed to the Purchaser, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the underlying purchase documents, as applicable;

(m)  Improvements: All the improvements that were considered in determining the appraised value of the Mortgaged Property lie wholly within its boundaries and the building restriction lines of the Mortgaged Property. Otherwise, the title insurance policy insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey. No improvements to adjoining properties encroach upon the Mortgaged Property in any respect so as to affect the value or marketability of the Mortgaged Property. No improvement located on, or being part of, the Mortgaged Property is in violation of any applicable zoning law or regulation;

(n)  Proper Servicing: The Mortgage Loan has been serviced by the Seller (or a servicer or subservicer on its behalf) and any predecessor servicer in accordance with Accepted Servicing Practices, applicable laws and regulations and have been in all respects legal and proper and prudent in the mortgage origination and servicing business;

(o)  All Payments Made: Other than with respect to payments not yet 30 days delinquent, no Mortgage Loan is 30 or more days delinquent on the Closing Date, nor has any Mortgage Loan been delinquent since its origination date. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds, directly or indirectly, from a party other than the owner of the related Mortgaged Property for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the due date of the first installment of principal and interest;

(p)  Title Insurance Policy: Each Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California, a CLTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac. The title insurance policy:

(1)	is issued by a title insurer who is qualified to do business in the jurisdiction where the Mortgaged Property is located;

(2)	insures the Seller, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan;

(3)
insures against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the interest rate and monthly payment for any adjustable rate Mortgage Loan;

(4)	affirmatively insures ingress and egress to and from the Mortgaged Property;

(5)	insures against encroachments by or upon the Mortgaged Property or any interest therein;

(6)	names the Seller, its successors and assigns, as the sole insured of the title insurance policy;

(7)	is valid and remains in full force and effect; and

(8)
does not contain any special exceptions (other than standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard exceptions with a specific survey reading;

In addition, no claims are pending under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such policy;

(q)  Fire, Hazard and Flood Insurance: All buildings and other improvements on the Mortgaged Property are insured. The buildings and other improvements are insured against loss by fire, hazards of extended coverage and other hazards. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards, the property must have a flood insurance policy in effect. The flood insurance policy meets the requirements of the current guidelines of the Federal Insurance Administration. All such insurance policies contain a standard Mortgagee clause naming the Seller, its successors and assigns as Mortgagee and all premiums due have been paid. Each Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor’s cost and expense. If the Mortgagor fails to maintain such insurance, then the holder of the Mortgage is authorized to obtain such insurance and to seek reimbursement from the Mortgagor;

(r)  Mortgaged Property Undamaged; No Condemnation Proceedings: (i) There is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property. (ii) To the Seller’s knowledge, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; provided, however, that if it is discovered by the Seller that the substance of such representation and warranty is inaccurate, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of such representation and warranty.

(s)  No Mechanics’ Liens: There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

(t)  Single-premium Credit Insurance: In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance a single-premium credit life, credit disability, credit unemployment or credit property insurance policy;

(u)  Valid First and Second Lien: Each Mortgage is a valid, enforceable and perfected second lien on real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the foregoing. The lien of the Mortgage is subject only to: the lien of the first mortgage on the Mortgaged Property; the lien of current real estate property taxes and assessments not yet due and payable; covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected second lien and second priority security interest on the property described therein and Seller has full right to sell and assign the same to the Seller;

(v)  No Delinquent Amounts: There are no delinquent amounts that affect the Mortgaged Property including, but not limited to: real estate property taxes; ground rents; water charges; sewer and municipal charges; insurance premiums; leasehold payments; and governmental assessments;

(w)  Payment Terms: Principal payments on each Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with such Mortgage Loan. The Mortgage Interest Rate as well as, with respect to Adjustable Rate Mortgage Loan, the lifetime rate cap and the periodic cap are as set forth on the Mortgage Loan Schedule. Except during the interest only period for any Interest Only Mortgage Loan and with respect to any balloon Mortgage Loan, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable-rate loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each adjustment date, as set forth in the related Mortgage Note, with interest calculated and payable in arrears, sufficient to fully amortize the Mortgage Loan by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. No Mortgage Loan contains a provision allowing the Mortgagor to convert the mortgage interest rate from an adjustable interest rate to a fixed interest rate. No Mortgage Loan contains terms or provisions which would result in negative amortization;

(x)  Prepayment Premiums: Except as set forth in the Mortgage Loan Schedule, each Mortgage Loan is subject to a Prepayment Premium. With respect to each Mortgage Loan that has a Prepayment Premium feature, each such Prepayment Premium is enforceable, and each Prepayment Premium is permitted pursuant to federal, state and local law. Each such Prepayment Premium is in an amount equal to or less than the maximum amount permitted under applicable law; however, no such Prepayment Premium may be imposed for a term in excess of three (3) years (or five years with respect to Mortgage Loans originated prior to October 1, 2002);

(y)  Location and Type of Mortgaged Property: The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development;

(z)  Occupancy of Mortgaged Property: To the best of the Seller’s knowledge, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(aa)  Leaseholds: If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease to extend at least five (5) years beyond the term of the Mortgage unless such lease contains a provision for future vesting of land to the Mortgagor or homeowner’s association after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(bb)  Credit Information: (i) As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, the Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. (ii) The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian Credit Information Services, Inc. and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(cc)  Predatory Lending Regulations: No Mortgage Loan is a High Cost Loan. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(dd)  Arbitration: With respect to any Mortgage Loan originated after August 1, 2004, no Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(ee)  LTV. No Mortgage Loan has a LTV greater than 100%;

(ff)  Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(gg)  Delivery to the Custodian. With respect to each Mortgage Loan, GSMC is in possession of a complete Mortgage File except for the documents which have been delivered to the Custodian or which have been submitted for recording and not yet returned;

(hh) No Fraud. To the best of the Seller’s knowledge, no action, error, omission, misrepresentation, negligence, fraud or similar occurrence regarding the Mortgage Loans has taken place on the part of the Seller or any person, including, without limitation, the Mortgagor, any independent contractor retained by the Seller, any appraiser, any broker, any correspondent, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loans; provided, however, that if it is discovered by the Seller that the substance of such representation and warranty is inaccurate, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of such representation and warranty; and

(ii) Environmental Laws. To the best of the Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation; provided, however, that if it is discovered by the Seller that the substance of such representation and warranty is inaccurate, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of such representation and warranty.

SCHEDULE I

Conduit Mortgage Loan Schedule

EXHIBIT V

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA EMAIL TO DBSec.Notifications@db.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW

Deutsche Bank National Trust Company, as trustee
1761 St. Andrew Place
Santa Ana, California 92705
Email: DBSec.Notifications@db.com

Attn.: Trust & Securities Services - GS071S

Re:	**Additional Form [10-D] [10-K] [8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 8.12 of the Pooling and Servicing Agreement (the “Agreement”), dated as of February 1, 2007, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, Specialized Loan Servicing LLC, as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as trustee, the undersigned, as [_______________________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D] [10-K] [8-K].

Description of additional Form [10-D] [10-K] [8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D] [10-K] [8-K] Disclosure:

Any inquiries related to this notification should be directed to [___________________] phone number [_________________]; email address [__________________].

[NAME OF PARTY],
As [Role]
By:___________________________
Name:

EXHIBIT W

FINANCIAL GUARANTY INSURANCE POLICY

CIFG Assurance North America, Inc. 825 Third Avenue, Sixth Floor New York, NY 10022 For information, contact (212) 909-3939 Toll-free (866) 243-4212
FINANCIAL GUARANTY INSURANCE POLICY

ISSUER:	GSAA Home Equity Trust 2007-S1	Policy No.:	CIFG NA-1522
CUSIP:	362246 AA8	Effective Date:	February 28, 2007
OBLIGATIONS:	$277,251,000 Mortgage Pass-Through Certificates, Series 2007-S1, Class A-1 Certificates

CIFG ASSURANCE NORTH AMERICA, INC. (“CIFG NA”), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to each Policyholder, subject only to the terms and conditions of this Policy (which includes each endorsement hereto), the full and complete payment by or on behalf of the Issuer of Regular Payments of principal of and interest on the Obligations.

For the further protection of each Policyholder, CIFG NA irrevocably and unconditionally guarantees:

(1) payment of any amount required to be paid under this Policy by CIFG NA following CIFG NA’s receipt of notice and instruments of assignment as described in Endorsement No. 1 hereto and

(2) payment of the amount of any distribution of principal of and interest on the Obligations made during the Term of this Policy to such Policyholder that is subsequently avoided in whole or in part as a preference payment under applicable law, all as described in Endorsement No. 1 hereto.

CIFG NA shall be subrogated to the rights of each Policyholder to receive payments under the Obligations to the extent of any payment by CIFG NA hereunder.

The following terms shall have the meanings specified below, subject to and including any modifications set forth in any endorsement hereto, for all purposes of this Policy. “Effective Date,” “Issuer” and “Obligations” mean, respectively, the Effective Date, Issuer and Obligations referenced above. “Policyholder” means, if the Obligations are in book-entry form, the registered owner of any Obligation as indicated on the registration books maintained by or on behalf of the Issuer for such purpose or, if the Obligations are in bearer form, the holder of any Obligation; provided, however, that any trustee acting on behalf of and for the benefit of such registered owner or holder shall be deemed to be the Policyholder to the extent of such trustee’s authority. “Regular Payments” means payments of interest and principal which are agreed to be made during the Term of this Policy in accordance with the original terms of the Obligations when issued and without regard to any amendment or modification of such Obligations thereafter; payments which become due on an accelerated basis as a result of (a) a default by the Issuer or any other person, (b) an election by the Issuer to pay principal or other amounts on an accelerated basis or (c) any other cause, shall not constitute “Regular Payments” unless CIFG NA shall elect, in its sole discretion, to pay such principal due upon such acceleration together with any accrued interest to the date of acceleration. “Term of this Policy” has the meaning set forth in Endorsement No. 1 hereto.

This Policy sets forth in full the undertaking of CIFG NA, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto or to the Obligations (except a contemporaneous or subsequent agreement or instrument given by CIFG NA or to which CIFG NA has given its written consent) or by the merger, consolidation or dissolution of the Issuer. The premiums paid in respect of this Policy are nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Obligations prior to maturity. This Policy may not be cancelled or revoked during the Term of this Policy, including for nonpayment of premium due to CIFG NA. Payments under this Policy may not be accelerated except at the sole option of CIFG NA.

In witness whereof, CIFG ASSURANCE NORTH AMERICA, INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

CIFG ASSURANCE NORTH AMERICA, INC.

By
Authorized Officer

Policy Number CIFG NA-1522 Effective Date: February 28, 2007

.

ENDORSEMENT NO. 1
TO FINANCIAL GUARANTY INSURANCE POLICY NO. CIFG NA-1522

CIFG ASSURANCE NORTH AMERICA, INC.

1.  Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used without definition herein shall have the meanings provided in the documents governing the Obligations unless the context shall otherwise require.

“Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York, or Paris, France, or any other location in which the principal office of the Trustee, CIFG NA or the Fiscal Agent through which it conducts the business provided hereunder is located or authorized to remain closed.

“CIFG NA” means CIFG Assurance North America, Inc. and its successors and permitted assigns.

“Policy” means the Financial Guaranty Insurance Policy No. CIFG NA-1522 and each endorsement thereto.

“Receipt” and “Received” mean actual delivery to each of CIFG NA and the Fiscal Agent (as defined below), if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the Policyholder is not in proper form or is not properly completed, executed or delivered in all material respects, it shall be deemed not to have been Received, and CIFG NA or its Fiscal Agent shall promptly so advise the Policyholder and the Policyholder may submit an amended notice.

“Regular Distribution Date” means (i), when referring to interest on an Obligation, the stated date for distribution of interest and (ii), when referring to the principal of an Obligation, the stated final distribution date thereof and does not refer to any earlier date on which payment is due by reason of any clean-up call or other advancement of maturity unless CIFG NA shall elect, in its sole discretion, to pay such principal due upon such acceleration together with any accrued interest to the date of acceleration.

“Regular Payments” means any and all regularly scheduled payments of interest and the final payment of principal on the Obligations required to be made in accordance with their original terms and without regard to any subsequent amendment or modification thereof except amendments or modifications to which CIFG NA has given its prior written consent. Regular Payments payable hereunder shall include (i) with respect to any Distribution Date, the amount, if any, by which the amount available to be paid as interest to the Obligations (including, without limitation, any Net Swap Receipts), pursuant to the priority of payments set forth in the Pooling and Servicing Agreement, is less than the Accrued Certificate Interest Distribution Amount allocable to the Obligations, and (ii) to the extent unpaid on the Final Scheduled Distribution Date, after taking into account all distributions to be made on such date, any remaining Class Certificate Balance of the Obligations. Regular Payments shall not include, nor shall coverage be provided under this Policy in respect of: (1) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the Policyholder or (2) any amounts due in respect of the Obligations but unpaid as a result of any Prepayment Interest Shortfalls, any Relief Act Interest Shortfalls or any Basis Risk Carry Forward Amounts.

“Term of this Policy” means the period from and including the Effective Date to and including the date on which (i) all Regular Payments have been paid and the Obligations have been terminated in accordance with their terms; (ii) any period during which any Regular Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law shall have expired; and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

2.  Notices and Conditions to Payment in Respect of Regular Payments. Following Receipt by CIFG NA of a notice of claim and certificate from the Policyholder in the form attached as Exhibit A to this Endorsement (a “Notice of Claim and Certificate”), CIFG NA will pay any amount payable hereunder in respect of Regular Payments on the Obligations on the later to occur of (a) 12:00 p.m., New York City time, on the second Business Day following such Receipt and (b) 12:00 p.m., New York City time, on the Business Day immediately preceding the Regular Distribution Date on which such payment is due on the Obligations. Payments due hereunder in respect of Regular Payments will be disbursed to the Policyholder by wire transfer of immediately available funds to such account as the Policyholder shall specify in writing at the time of or prior to the delivery of the Notice of Claim and Certificate in respect of such Regular Payment.

CIFG NA shall be entitled to pay any amount hereunder in respect of Regular Payments on the Obligations, including any amount payable upon its election on the Obligations on an accelerated basis, whether or not any notice and certificate shall have been Received by CIFG NA as provided above; provided, however, that by acceptance of this Policy the Policyholder agrees to provide upon request to CIFG NA a Notice of Claim and Certificate in respect of any such payments or deliveries made by CIFG NA. CIFG NA’s obligation hereunder in respect of Regular Payments shall be discharged to the extent funds are disbursed by CIFG NA as provided herein whether or not such funds are properly applied by any custodian or agent appointed by the Policyholder.

3.  Notices and Conditions to Payment in Respect of Regular Payments Avoided as Preference Payments. If any Regular Payment paid in respect of the Obligations during the Term of this Policy is avoided as a preferential transfer or similar payment (a “Preference Payment”) under applicable bankruptcy, insolvency, receivership or similar law (“Insolvency Law”), CIFG NA will pay such amount out of the funds of CIFG NA on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by CIFG NA from the Policyholder of (A) a certified copy of the order (the “Order”) of the court or other governmental body of competent jurisdiction to the effect that the Policyholder is required to return all or part of such Regular Payment because such payment was avoidable as a Preference Payment under applicable Insolvency Law, (B) a certificate of the Policyholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Policyholder in such form as is reasonably required by CIFG NA, and provided to the Policyholder by CIFG NA, irrevocably assigning to CIFG NA all rights and claims of the Policyholder relating to or arising under the Obligations against the Issuer or its estate or otherwise with respect to such Preference Payment or (ii) the date of Receipt by CIFG NA from the Policyholder of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, CIFG NA shall have Received written notice from the Policyholder that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not the Policyholder directly (unless the Policyholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Policyholder upon proof of such payment reasonably satisfactory to CIFG NA).

4.  Fiscal Agent. At any time during the Term of this Policy, CIFG NA may appoint a fiscal agent (the “Fiscal Agent”) for purposes of this Policy by written notice to the Policyholder at the notice address specified in the documents governing the Obligations specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Policyholder, (i) copies of all notices and documents required to be delivered to CIFG NA pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and CIFG NA and shall not be deemed Received until Received by each, and (ii) all payments required to be made by CIFG NA under this Policy may be made directly by CIFG NA or by the Fiscal Agent on behalf of CIFG NA. The Fiscal Agent is the agent of CIFG NA only and the Fiscal Agent shall in no event be liable to any Policyholder for any acts of the Fiscal Agent or any failure of CIFG NA to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

5.  Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to CIFG NA as follows:

CIFG Assurance North America, Inc.
825 Third Avenue, Sixth Floor
New York, New York 10022
Attention: General Counsel
Telecopy No.: (212) 909-3959

CIFG NA may specify a different address or addresses by writing mailed or delivered to the Policyholder.

6.  Priorities. In the event that any term or provision of the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

7.  Assignment of CIFG NA Obligations. The obligations of CIFG NA hereunder may be assigned to any affiliate of CIFG NA that is licensed as a financial guaranty insurance corporation; provided that at the time of such assignment the insurance strength or insurance financial strength of such affiliate is rated at least equal to the insurance strength or insurance financial strength of CIFG NA, and that the rating of the Obligations shall not have been reduced as a result of such assignment, by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services or their respective successors as nationally recognized statistical rating organizations.

8.  Surrender of Policy. The Policyholder shall surrender this Policy to CIFG NA for cancellation upon expiration of the Term of this Policy.

IN WITNESS WHEREOF, CIFG ASSURANCE NORTH AMERICA, INC. has caused this Endorsement No. 1 to be executed by its Authorized Officer.

CIFG ASSURANCE NORTH AMERICA, INC.

By:
Authorized Officer

Exhibit A
To Endorsement No. 1

NOTICE OF CLAIM AND CERTIFICATE

CIFG Assurance North America, Inc.
825 Third Avenue, Sixth Floor
New York, NY 10022

The undersigned, a duly authorized officer of [Policyholder] (or any permitted successor or assignee of its rights under the Obligations as defined in the Policy described below) (the “Policyholder”), hereby certifies to CIFG Assurance North America, Inc. (“CIFG NA”), with reference to Financial Guaranty Insurance Policy No. CIFG NA-1522 having an Effective Date of February 28, 2007 (the “Policy”) issued by CIFG NA in respect of the Obligations (capitalized terms used without definition herein having the meanings provided in the Policy unless the context shall otherwise require), that:

(i) The Policyholder is the Policyholder under the Policy

(ii) [As of _____ p.m. ________ time on the second Business Day preceding the Regular Distribution Date to occur on [date], the Policyholder has not been advised in writing by the Issuer as to a source of funds reasonably satisfactory to the Policyholder sufficient to make payment in full of a Regular Payment required to be made on such Regular Distribution Date] [The Regular Payment required to be made on the Regular Distribution Date falling on [date] has not been paid in full]. The Regular Payment has been calculated as follows: [show calculation].

(iii) Accordingly, the Policyholder is hereby making a claim under the Policy for the required amount to make up the difference between the amount received and the amount of the foregoing Regular Payment. The Policyholder will withdraw this Notice of Claim and Certificate, or submit a restated Notice of Claim and Certificate reducing the amount of the claim hereunder, if the required amount of any Regular Payment has been reduced (including reduction to zero) on or prior to any date on which CIFG NA is required to make payment or delivery under the Policy.

(iv) If the Policyholder receives from the Issuer and CIFG NA an amount in excess of a Regular Payment, the Policyholder shall immediately return the excess amount to CIFG NA.

(v) In consideration of the payments made and to be made to the Policyholder by CIFG NA under the Policy, the Policyholder hereby assigns to CIFG NA all of its interest in and rights with respect to the Obligations (including the documents governing the Obligations). The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to CIFG NA in respect of such payments. Payments to CIFG NA in respect of the foregoing assignment shall in all cases be subject to and subordinate to the rights of the Policyholder to receive all Regular Payments in respect of the aforementioned Obligations. The Policyholder shall take such action and deliver such instruments as may be reasonably requested or required by CIFG NA to effectuate the purpose or provisions of this clause (v).

(vi) The Policyholder hereby agrees that CIFG NA may at any time during the continuation of any proceeding by or against the Issuer under any applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) direct all matters relating to such Insolvency Proceeding, including, without limitation, (A) all matters relating to such Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the Obligations (a “Preference Claim”), (B) the direction of any appeal of any order relating to any Preference Claim at the expense of CIFG NA and (C) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Policyholder hereby agrees that CIFG NA shall be subrogated to, and the Policyholder hereby assigns, to the fullest extent permitted by law, the rights of the Policyholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

(vii) Payment should be made by wire transfer directed to the following account in [city]:

[Policyholder’s wire transfer information]

IN WITNESS WHEREOF, the Policyholder has executed and delivered this Notice of Claim and Certificate as of the ______ day of _____________, _________.

[POLICYHOLDER]

By:
Title:

For CIFG NA or
Fiscal Agent Use Only

Wire transfer sent on _______________ by _______________

Confirmation Number _______________

ENDORSEMENT NO. 2
TO FINANCIAL GUARANTY INSURANCE POLICY NO. CIFG NA-1522

CIFG ASSURANCE NORTH AMERICA, INC.

Notwithstanding the terms and provisions contained in this Policy, it is further understood that any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

IN WITNESS WHEREOF, CIFG ASSURANCE NORTH AMERICA, INC. has caused this Endorsement No. 2 to be executed by its Authorized Officer.

CIFG ASSURANCE NORTH AMERICA, INC.

By:
Authorized Officer

ENDORSEMENT NO. 3
TO FINANCIAL GUARANTY INSURANCE POLICY NO. CIFG NA-1522

CIFG ASSURANCE NORTH AMERICA, INC.

1. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

2. This Policy shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

IN WITNESS WHEREOF, CIFG ASSURANCE NORTH AMERICA, INC. has caused this Endorsement No. 3 to be executed by its Authorized Officer.

CIFG ASSURANCE NORTH AMERICA, INC.

By:
Authorized Officer